UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CHEMOMAB THERAPEUTICS LTD.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT FOR SPECIAL MEETING OF SHAREHOLDERS OF

CHEMOMAB THERAPEUTICS LTD.

PROSPECTUS FOR UP TO 5,000,000 SHARES OF COMMON STOCK

OF

SNOWDRIFT PARENT CORPORATION

(To be renamed “Scipher Medicine Corporation” following the Domestication in the State of Delaware and in connection with the Merger described in this proxy statement/prospectus)

PROPOSED MERGER

YOUR VOTE IS VERY IMPORTANT

To the Shareholders of Chemomab Therapeutics Ltd.:

On July 7, 2026, Chemomab Therapeutics Ltd., an Israeli company (“Chemomab Israel”), Snowdrift Parent Corporation, a Delaware corporation and a wholly owned subsidiary of Chemomab Israel (“Chemomab Parent”), Snowdrift Sub Corp., a Delaware corporation and a wholly owned subsidiary of Chemomab Parent (“Merger Sub”), Elderwood Ltd., an Israeli company and a wholly owned subsidiary of Chemomab Parent (“Domestication Merger Sub”), and Scipher Medicine Corporation, a Delaware corporation (“Scipher”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, following the merger of Domestication Merger Sub with and into Chemomab Israel, with Chemomab Israel being the surviving entity and a wholly owned subsidiary of Chemomab Parent (the “Domestication Merger”), and upon satisfaction of additional closing conditions, Merger Sub will merge with and into Scipher, with Scipher being the surviving entity and a wholly owned subsidiary of Chemomab Parent (the “Merger”). The Merger is expected to be completed in the fourth calendar quarter of 2026 and if it is completed, then the business of Scipher will combine with the business of Chemomab Israel in Chemomab Parent. A copy of the Merger Agreement is attached as Annex A to this proxy statement/prospectus and incorporated herein by reference.

The Transactions

Under the Merger Agreement, the following will occur:

The Domestication Merger

As set forth in the Merger Agreement, prior to the date (the “Closing Date”) of the closing of the Merger (the “Closing”), Chemomab Israel will domesticate as a wholly owned subsidiary of a Delaware corporation by Domestication Merger Sub merging with and into Chemomab Israel pursuant to an Agreement and Plan of Merger, dated as of July 7, 2026, among Chemomab Israel, Domestication Merger Sub and Chemomab Parent, as amended on September 23, 2026 and October 16, 2026 (the “Domestication Merger Agreement”), with Chemomab Israel surviving the Domestication Merger and becoming a wholly owned subsidiary of Chemomab Parent.

In connection with the Domestication Merger, all Chemomab Israel ordinary shares, having no par value per share (the “Chemomab Israel Shares”), outstanding immediately prior to the Domestication Merger (including Chemomab Israel Shares represented by American Depositary Shares, each representing eighty (80) Chemomab Israel Shares) (“ADSs”), will convert, into shares of common stock of Chemomab Parent, par value $0.00001 per share (the “Chemomab Parent Common Stock”) based on the Domestication Exchange Ratio (as defined below), and all options to purchase Chemomab Israel Shares outstanding immediately prior to the Domestication Merger will be exchanged for options to purchase shares of Chemomab Parent Common Stock with the number of shares subject to each option and the per share exercise price adjusted to reflect the Domestication Exchange Ratio. A copy of the Domestication Merger Agreement (including the amendments dated September 23, 2026 and October 16, 2026) is attached as Annex B to this proxy statement/prospectus and incorporated herein by reference.

The “Domestication Exchange Ratio” will be equal to the quotient obtained by dividing the Chemomab Allocation (as defined below) by the sum of the total number of outstanding Chemomab Israel Shares and outstanding options to purchase Chemomab Israel Shares as of immediately prior to the Domestication Merger. The “Chemomab Allocation” will be equal to 5,000,000 multiplied by the percentage of Chemomab Parent that the pre-Merger Chemomab Israel equity holders are to own as of the Closing and immediately prior to the Concurrent PIPE Investment (currently expected to be 32%, subject to adjustment based on the relative valuations of Chemomab Israel and Scipher as of the Closing).

The Merger

As set forth in the Merger Agreement, after completion of the Domestication Merger and subject to the satisfaction of the other closing conditions of the Merger, on the Closing Date, Merger Sub will merge with and into Scipher, with Scipher being the surviving entity. As a result of the Merger, Scipher will become a wholly owned subsidiary of Chemomab Parent.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Merger, which will occur on the Closing Date (the “Effective Time”):

●	each outstanding share of Scipher common stock, par value $0.001 per share, and each outstanding share of Scipher preferred stock, par value $0.001 per share (collectively, the “Scipher Capital Stock”) (other than any shares held as treasury stock, which will be cancelled, and any dissenting shares), together with all outstanding Scipher options and Scipher warrants, will be cancelled for no consideration;
●	all outstanding convertible notes (the “2026 Notes”) issued under the 2026 Convertible Note Purchase and Investment Obligation Agreement, dated as of March 5, 2026, by and among Scipher and the investors party thereto, as amended by that certain Amendment No. 1 to Convertible Note and Purchase and Investment Obligation Agreement, dated as of June 23, 2026 (as amended, the “2026 CNPA”), will be cancelled and automatically converted into shares of Chemomab Parent Common Stock (the “Scipher Merger Shares”), allocated among the holders of the 2026 Notes in accordance with the terms of the 2026 Notes and the 2026 CNPA; and
●	all outstanding notes issued under the 2025 Convertible Note Purchase Agreement (the “2025 Notes”) will be cancelled for no consideration, in accordance with the priority provisions of the 2026 CNPA.

After the completion of the Merger, Chemomab Parent expects to change its corporate name to “Scipher Medicine Corporation,” and the common stock of the Combined Company is expected to be listed on the Nasdaq Capital Market under the ticker symbol “SCIP.”

Effect of the Transactions

Under the terms of the Merger Agreement, as of the Closing and immediately prior to the Concurrent PIPE Investment, as described below, and subject to the assumptions and adjustments set forth in the Merger Agreement, the pre-Merger Chemomab Israel equity holders are expected to own approximately 32% of Chemomab Parent, and certain former pre-Merger Scipher securityholders are expected to own approximately 68% of Chemomab Parent, each on a fully diluted, as-converted basis and subject to adjustment. The actual allocation will be subject to adjustment based on, among other things, any indebtedness of Scipher outstanding at the Effective Time. Additionally, after giving effect to the Concurrent PIPE Investment (assuming gross proceeds of $30,000,000), the former holders of the 2026 Notes (Scipher securityholders) are expected to own approximately 56.70%, former Chemomab Israel shareholders are expected to own approximately 26.70%, and Concurrent PIPE Investment investors are expected to own approximately 16.60% of the outstanding shares of Chemomab Parent Common Stock (excluding shares issuable upon exercise of the PIPE Warrants).

Based on 8,048,615 outstanding ADSs (for information regarding ADS issuances subsequent to June 30, 2026, please refer to Note 8, “Subsequent Events”, to Chemomab Israel’s interim condensed consolidated financial statements as of June 30, 2026) and outstanding options to purchase 509,342 ADSs as of October 14, 2026, and assuming the Chemomab Allocation is 1,600,000 shares of Parent Common Stock (32% of 5,000,000 shares of Parent Common Stock to be outstanding as of the Closing and immediately prior to the Concurrent PIPE Investment), the Domestication Exchange Ratio is expected to be approximately 0.0023 (or, taking into account that one ADS represents 80 Chemomab Israel Shares, 0.187 on an ADS basis), such that each ADS would convert into 0.187 shares of Parent Common Stock pursuant to the Domestication Merger Agreement. The remaining 3,400,000 shares of Parent Common Stock to be outstanding as of the Closing and immediately prior to the Concurrent PIPE Investment will be issued to holders of Scipher’s 2026 Notes (as defined below). The foregoing estimate is provided solely for illustration purposes, and the final Domestication Exchange Ratio is subject to adjustment depending upon the final relative valuations of Chemomab Israel and Scipher as of the Closing, as well as the number of outstanding Chemomab Israel Shares and options to purchase Chemomab Israel Shares that are outstanding as of immediately prior to the Domestication Merger.

In addition, holders of Chemomab Israel Shares represented by ADSs and vested options to acquire Chemomab Israel Shares represented by ADSs will be entitled to receive contingent value rights (“CVRs”), providing the opportunity to receive additional value upon the achievement of certain specified milestones related to nebokitug, subject to the terms and conditions of the contingent value rights agreement. As further described below, the Closing is also conditioned on completion of the Domestication Merger, and the Concurrent PIPE Investment, as described below, which investment will dilute securityholders of both Chemomab Israel and Scipher on a pro rata basis, subject to certain exceptions. For a more complete description of the merger consideration, see the section titled “The Merger Agreement—Merger Consideration” in this proxy statement/prospectus.

The Concurrent PIPE Investment

In support of the Merger, a syndicate of current Scipher investors has committed to a new financing to Scipher, Chemomab Israel and Chemomab Parent for aggregate gross cash proceeds of not less than $30,000,000 and up to $50,000,000 (the “Concurrent PIPE Investment”). Written commitments for the Concurrent PIPE Investment providing for aggregate gross proceeds of not less than $30,000,000 (the “Minimum Investment”) were obtained concurrently with the execution of the Merger Agreement. The Concurrent PIPE Investment, which will reflect a combined company aggregate valuation of $150,000,000 and in which participating investors will receive 100% warrant coverage at 50% of the valuation at which the Concurrent PIPE Investment will be effected, is required to be consummated substantially concurrently with the Closing. The Minimum Investment must be funded entirely by investors that were investors in Scipher as of the date of the Merger Agreement (or such other date as the parties agree).

In addition, the Merger Agreement provides that Scipher may conduct a pre-closing financing (the “Pre-Closing Financing”) of up to $10,000,000 in the aggregate prior to the Closing, which funding shall be available exclusively to investors that were investors in Scipher as of the date of the Merger Agreement. The aggregate gross proceeds of the Pre-Closing Financing shall count toward the Minimum Investment, and any such proceeds that remain unused by Scipher as of immediately prior to the Closing shall be contributed into the Concurrent PIPE Investment. In March 2026, Scipher issued 2026 Notes in exchange for $25.4 million of outstanding notes, together with $5.0 million of new cash investment, and in July and August 2026 Scipher issued additional 2026 Notes for an aggregate of $5.0 million of new cash investment. The 2026 Notes mature on August 5, 2027. The $10.0 million of new cash investment constitutes the Pre-Closing Financing and counts toward the $30.0 million Minimum Investment. At the Closing, those notes and accrued interest will be applied toward the holders’ funding obligations under the Concurrent PIPE Investment, and the holders will receive PIPE Shares and accompanying PIPE Warrants rather than cash repayment, reducing the incremental cash proceeds Chemomab Parent receives at the Closing by that amount.

It has not yet been determined exactly how many PIPE Shares and accompanying PIPE Warrants will be issued in the Concurrent PIPE Investment or what the actual gross proceeds to Chemomab Parent will be. However, the Concurrent PIPE Investment will yield aggregate gross proceeds to Chemomab Parent of at least $30,000,000 and up to $50,000,000, of which $10,000,000 in cash has already been received by Scipher through the Pre-Closing Financing and counts toward the $30,000,000 Minimum Investment. As further illustrated in the section titled “Proposal No. 3 The Nasdaq Stock Issuance Proposal—Issuance of Shares and Potential Dilution to Chemomab Equity Holders” in this proxy statement/prospectus, between 1,000,000 PIPE Shares and 1,000,000 accompanying PIPE Warrants and 1,666,667 PIPE Shares and 1,666,667 accompanying PIPE Warrants are expected to be issued in the Concurrent PIPE Investment.

For illustrative purposes, after giving effect to the Concurrent PIPE Investment (assuming gross proceeds of $30,000,000), the former holders of the 2026 Notes (Scipher securityholders) are expected to own approximately 56.70%, former Chemomab Israel shareholders are expected to own approximately 26.70%, and Concurrent PIPE Investment investors are expected to own approximately 16.60% of the outstanding shares of Chemomab Parent Common Stock (excluding shares issuable upon exercise of the PIPE Warrants).

For further details about the Concurrent PIPE Investment, please see the section titled “Agreements Related to the Merger—Concurrent PIPE Investment” in this proxy statement/prospectus.

The Proposals

In connection with the proposed Transactions, Chemomab Israel will hold a special meeting of shareholders, which is referred to herein as the “Meeting”, to vote on proposals to approve and adopt the Merger Agreement and the Transactions contemplated therein. At the Meeting, Chemomab Israel’s shareholders will be asked to vote on:

Proposal No. 1: a proposal to approve and adopt the Merger Agreement, including the Merger and the other Transactions contemplated thereby;

Proposal No. 2: a proposal to approve the Domestication Merger, including the Domestication Merger Agreement, and certain matters related thereto;

Proposal No. 3: a proposal to approve, among other things, for purposes of Nasdaq Listing Rules 5635(d) and 5635(c), the issuance of shares of Chemomab Parent Common Stock and accompanying warrants to purchase shares of Chemomab Parent Common Stock in the Concurrent PIPE Investment, as described in this proxy statement/prospectus, in an amount that would yield aggregate gross proceeds to Chemomab Parent of at least $30,000,000 and up to $50,000,000;

Proposal No. 4: a proposal to elect, effective as of the Closing, Brett Blackman, Ph.D., Stefan Krieglstein, MS, Joseph Loscalzo, Ph.D., M.D., and Reginald Seeto, M.B.B.S., as designated by Scipher, and Adi Mor, Ph.D., the CEO and a director of Chemomab Israel, as designated by Chemomab Israel, to the Chemomab Parent board of directors;

Proposal No. 5: a proposal to approve the Scipher Medicine Corporation 2026 Equity Incentive Plan; and

Proposal No. 6: a proposal to approve the Scipher Medicine Corporation 2026 Employee Stock Purchase Plan.

The Chemomab Israel board of directors has unanimously determined that the Merger Agreement and the Transactions contemplated thereby, including the Merger and the Domestication Merger, are fair to, and in the best interests of, Chemomab Israel and its shareholders. The Chemomab Israel board of directors has unanimously approved all the proposals described above, which are referred to as “Proposals” and recommends that the shareholders of Chemomab Israel vote “FOR” all of the Proposals.

The board of directors of Scipher has unanimously determined: (a) that the Merger Agreement, the Merger, in accordance with the terms of the Merger Agreement, and the other Transactions contemplated thereby are advisable, fair to, and in the best interests of Scipher and its stockholders; (b) to approve and adopt the Merger Agreement and approved the Merger and the Transactions contemplated thereby; and (c) to solicit consents from its stockholders to approve and adopt the Merger Agreement. The requisite consents of Scipher securityholders to approve the Merger Agreement and the Transactions have been obtained.

Your vote is important. The Transactions cannot be completed unless Scipher stockholders approve and adopt the Merger Agreement, and Chemomab Israel shareholders approve and adopt Proposal Nos. 1 through 4 at the Meeting. The obligations of Chemomab Israel and Scipher to complete the Merger are also subject to the satisfaction or waiver of certain conditions.

The affirmative vote of the holders of a majority of the shares of Chemomab Israel represented by ADSs that are present at the Meeting in person or by proxy and voting thereon is required to approve and adopt the Proposals. As of October 29, 2026, the percentage of outstanding shares of Chemomab Israel entitled to be voted by directors, executive officers and their affiliates is approximately 2.4%.

In the case of the Domestication Merger Proposal, the foregoing majority must also include a majority of Chemomab Israel’s shares voted in favor of the Domestication Merger Proposal that are not held by (a) Chemomab Parent, Domestication Merger Sub or any person or entity holding, directly or indirectly, (i) 25% or more of the voting power of Chemomab Parent or Domestication Merger Sub or (ii) the right to appoint the chief executive officer or 25% or more of the directors of Chemomab Parent or Domestication Merger Sub, (b) a person or entity acting on behalf of Chemomab Parent or Domestication Merger Sub or a person or entity described in clause (a) above, or (c) a family member of, or an entity controlled by, Chemomab Parent or Domestication Merger Sub or any of the foregoing (each of (a), (b) and (c) above is referred to as a “Parent Affiliate”).

In order for your vote to count in respect of the Domestication Merger Proposal, you must affirm in your proxy card or voting instruction form that you are not a Parent Affiliate (by indicating “YES” in Item 2a of the proxy card or voting instruction form). If you do not so affirm, your vote will not count towards the tally for the Domestication Merger Proposal.

More information about Chemomab Israel, Chemomab Parent, Merger Sub, Domestication Merger Sub and Scipher and the proposed Transactions are contained in this proxy statement/prospectus. Chemomab Israel and Scipher urge you to read this proxy statement/prospectus carefully and in its entirety. IN PARTICULAR, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DISCUSSED UNDER “RISK FACTORS” BEGINNING ON PAGE 28.

Chemomab Israel’s ordinary shares, represented by ADSs, are listed on the Nasdaq Capital Market under the symbol “CMMB” and the closing price of the ADSs on October 28, 2026 was $1.10 per ADS. Upon completion of the Domestication Merger and as a condition to the Merger, the shares of Chemomab Parent Common Stock are expected to be listed on the Nasdaq Capital Market, subject to official notice of issuance, under the ticker symbol “SCIP.” However, there can be no assurance such condition will be met and if such condition is not met or if such confirmation is not obtained, the Merger will not be consummated unless the condition is waived. The listing condition set forth in the Merger Agreement is not expected to be waived by the applicable parties. However, in the event that the shares of Chemomab Parent Common Stock are not approved for listing on Nasdaq, it is possible that the parties may mutually agree to waive the applicable condition and nonetheless proceed with completion of the Merger. If such condition is waived, Chemomab Israel will not recirculate an updated proxy statement/prospectus, nor will it solicit a new vote of shareholders prior to proceeding with the Merger. Accordingly, you are advised that Chemomab Israel shareholders will not have certainty regarding the listing of the Combined Company’s shares at the time you are asked to vote at the Meeting. Scipher is a privately-held company and there is currently no public market for its securities.

Chemomab Israel and Scipher are excited about the opportunities the Merger brings to both Chemomab Israel and Scipher stockholders, and thank you for your consideration and continued support.

/s/ Dr. Nissim Darvish
Chairperson of the Chemomab Israel Board of Directors

Neither the Securities and Exchange Commission, which is referred to as the “SEC,” nor any state securities commission has approved or disapproved of the Domestication Merger, the Merger or the securities to be issued under this proxy statement/prospectus or has passed upon the adequacy or accuracy of the disclosures in this proxy statement/prospectus. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated October 30, 2026, and is first being mailed to Chemomab Israel shareholders on or about November 3, 2026.

Chemomab Therapeutics Ltd.

121-123 Menachem Begin Road, 30th floor, Tel Aviv 6701203, Israel

Notice of Special Meeting of Shareholders

To be Held on December 4, 2026

Dear Chemomab Therapeutics Ltd. Shareholders:

We cordially invite you to attend the Special Meeting of shareholders (the “Meeting”) of Chemomab Therapeutics Ltd. (“Chemomab Israel”), to be held on December 4, 2026, at 3:00 p.m. (Israel time), at Meitar | Law Offices, located at 1 Ariel Sharon Street, Givatayim, 5320046, Israel.

The following matters are on the agenda for the Meeting:

(1)	To consider and vote upon a proposal to approve and adopt the Agreement and Plan of Merger, dated as of July 7, 2026, by and among Chemomab Israel, Snowdrift Parent Corporation (“Chemomab Parent”), Snowdrift Sub Corp. (“Merger Sub”), Elderwood Ltd. (“Domestication Merger Sub”) and Scipher Medicine Corporation (“Scipher”) (the “Merger Agreement”), including the merger of Merger Sub with and into Scipher (the “Merger”), and the other transactions contemplated thereby (the “Merger Proposal”);

(2)	To consider and vote upon a proposal to approve the domestication of Chemomab Israel from Israel to the State of Delaware by way of a merger of Domestication Merger Sub with and into Chemomab Israel (the “Domestication”), including approval of the Domestication Merger Agreement and certain matters related thereto (the “Domestication Merger Proposal”);

(3)	To consider and vote on a proposal to approve, among other things, for purposes of Nasdaq Listing Rules 5635(d) and 5635(c), the issuance of such number of shares of Chemomab Parent Common Stock and accompanying warrants to purchase shares of Chemomab Parent Common Stock in the private placement financing, as described in this proxy statement/prospectus, as would yield at least $30,000,000 and up to $50,000,000 of aggregate gross proceeds to Chemomab Parent (the “Nasdaq Stock Issuance Proposal”);

(4)	To consider and vote upon a proposal to elect, effective as of the closing of the Merger, Brett Blackman, Ph.D., Stefan Krieglstein, MS, Joseph Loscalzo, Ph.D., M.D., and Reginald Seeto, M.B.B.S., as designated by Scipher, and Adi Mor, Ph.D., the CEO and a director of Chemomab Israel, as designated by Chemomab Israel, to the Chemomab Parent board of directors (the “Directors Proposal”);

(5)	To approve the Scipher Medicine Corporation 2026 Equity Incentive Plan (the “Equity Incentive Plan Proposal”); and

(6)	To approve the Scipher Medicine Corporation 2026 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan Proposal”, and together with the Merger Proposal, the Domestication Merger Proposal, the Nasdaq Stock Issuance Proposal, the Directors Proposal and the Equity Incentive Plan Proposal, the “Proposals”).

The foregoing items of business are more fully described in the proxy statement/prospectus that accompanies this notice. We do not expect to transact any other business at the Meeting. Chemomab Israel’s board of directors has fixed the close of business on October 29, 2026 as the record date for the determination of shareholders entitled to notice of and to vote at this Meeting and at any adjournment or postponement thereof. Accordingly, only Chemomab Israel shareholders of record at the close of business on that date are entitled to notice of, and to vote at, the Meeting. At the close of business on October 29, 2026, Chemomab Israel had 8,048,615 American Depositary Shares, each representing eighty (80) ordinary shares of no par value (“ADSs”), issued and outstanding and entitled to vote.

We look forward to greeting personally those shareholders who are able to be present at the Meeting; however, whether or not you plan to attend in person, it is important that your shares be represented. Holders of our ADSs will receive voting instruction cards either electronically or by physical mail, depending on the delivery instructions such holder has provided to its bank or broker. The voting instruction cards will be distributed by Broadridge Financial Solutions or each holder’s bank or broker on behalf of the Bank of New York Mellon, the depositary of the ADSs, and the voting instruction cards will enable them to instruct the Bank of New York Mellon on how to vote Chemomab Israel’s ordinary shares represented by their ADSs with regard to the proposals listed in the Notice of Special Meeting of Shareholders. Accordingly, please sign and date the voting instruction card at your earliest convenience and either submit it electronically using the instructions enclosed or mail it in the envelope provided.

The Chemomab Israel Board of Directors unanimously recommends that you vote “FOR” each of the above Proposals, which are described in the accompanying proxy statement/prospectus.

Your vote is very important, regardless of the number of shares that you own. The approval of each of the Proposals requires the affirmative vote of the holders of a simple majority of the voting power of Chemomab Israel represented at the Meeting in person or by proxy and voting thereon (excluding abstentions and broker non-votes).

In the case of the Domestication Merger Proposal, the foregoing majority must also include a majority of Chemomab Israel’s shares voted in favor of the Domestication Merger Proposal that are not held by (a) Chemomab Parent, Domestication Merger Sub or any person or entity holding, directly or indirectly, (i) 25% or more of the voting power of Chemomab Parent or Domestication Merger Sub or (ii) the right to appoint the chief executive officer or 25% or more of the directors of Chemomab Parent or Domestication Merger Sub, (b) a person or entity acting on behalf of Chemomab Parent or Domestication Merger Sub or a person or entity described in clause (a) above, or (c) a family member of, or an entity controlled by Chemomab Parent or Domestication Merger Sub or any of the foregoing (each of (a), (b) and (c) above is referred to as a “Parent Affiliate”).

In order for your vote to count in respect of the Domestication Merger Proposal, you must affirm in your proxy card or voting instruction form that you are not a Parent Affiliate (by indicating “YES” in Item 2a of the proxy card or voting instruction form). If you do not so affirm, your vote will not count towards the tally for the Domestication Merger Proposal.

The presence (in person or by proxy) of any two or more shareholders holding, in the aggregate, at least 25% of the voting power of the ADSs constitutes a quorum for purposes of the Meeting. If such quorum is not present within half an hour from the time scheduled for the Meeting, the Meeting will be adjourned to (i) the same day in the following week, at the same time and place, (ii) such day and at such time and place as indicated in the notice of the Meeting, or (iii) such day and at such time and place as the chairperson of the Meeting determines. At such adjourned meeting, any shareholder present in person or by proxy will constitute a quorum.

Whether or not you plan to attend the Meeting, it is important that your shares be represented and voted at the Meeting. Accordingly, after reading the Notice of Special Meeting of Shareholders and the proxy statement/prospectus, please sign, date and mail the proxy card in the envelope provided or vote by telephone or over the Internet in accordance with the instructions on your proxy card. If voting by mail, the proxy card must be received by no later than 11:59 p.m. (EDT) on December 3, 2026 to be validly included in the tally of ordinary shares voted at the Meeting. Detailed proxy voting instructions will be provided both in the proxy statement/prospectus and in the proxy card.

By Order of the Chemomab Israel Board of Directors

/s/ Dr. Nissim Darvish
Chairperson of the Chemomab Israel Board of Directors

October 30, 2026

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, WE ASK YOU TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED OR TO VOTE BY TELEPHONE OR ON THE INTERNET USING THE INSTRUCTIONS ON THE PROXY CARD.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON DECEMBER 4, 2026

The proxy statement/prospectus and proxy card are available at https://investors.chemomab.com/.

REFERENCES TO ADDITIONAL INFORMATION

This proxy statement/prospectus incorporates important business and financial information about Chemomab Israel that is filed with the SEC but not included or delivered herewith. Such information can be obtained from Chemomab Israel at no charge to Chemomab Israel’s shareholders upon written or oral request. The SEC maintains a website that contains the documents that Chemomab Israel files electronically with the SEC. The address of the SEC’s website is http://www.sec.gov. In addition, Chemomab Israel will provide to each person to whom a proxy statement/prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that Chemomab Israel files with the SEC. Requests should be directed to:

Chemomab Therapeutics Ltd.
121-123 Menachem Begin Road, 30th floor
Tel Aviv 6701203, Israel

+972 77-331-0156

Attention: Sigal Fattal, Chief Financial Officer

To obtain timely delivery of such information, you must request the information no later than five business days before the Meeting. Accordingly, if you would like to request any information, please do so no later than November 27, 2026 (five (5) business days prior to the Meeting).

ABOUT THIS PROXY STATEMENT/PROSPECTUS

This proxy statement/prospectus, which forms part of a registration statement on Form S-4 filed with the SEC by Chemomab Parent (File No. 333-299153), constitutes a prospectus of Chemomab Parent under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of common stock, $0.00001 par value per share, of Chemomab Parent, to be issued pursuant to the Merger Agreement. This proxy statement/prospectus also constitutes a notice of meeting and a proxy statement under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the Meeting, at which Chemomab Israel shareholders will be asked to consider and vote on, among other matters, a proposal to approve the issuance of shares of Chemomab Parent Common Stock pursuant to the Merger Agreement.

No one has been authorized to provide you with information that is different from that contained in, or incorporated by reference into, this proxy statement/prospectus. This proxy statement/prospectus is dated October 30, 2026. The information contained in this proxy statement/prospectus is accurate only as of that date or, in the case of information in a document incorporated by reference, as of the date of such document, unless the information specifically indicates that another date applies.

This proxy statement/prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, any securities, or the solicitation of a proxy, in any jurisdiction in which or from any person to whom it is unlawful to make any such offer or solicitation in such jurisdiction.

The information concerning Chemomab Israel contained in this proxy statement/prospectus or incorporated by reference has been provided by Chemomab Parent and the information concerning Scipher contained in this proxy statement/prospectus has been provided by Scipher.

i

SELECTED DEFINITIONS

“ADS” means the American Depositary Shares issued pursuant to the Deposit Agreement, each representing eighty (80) Chemomab Israel Shares, listed on the Nasdaq Capital Market under the symbol “CMMB”.

“Aggregate Valuation” means the sum of (i) the Scipher Valuation and (ii) the Chemomab Valuation.

“Allocation Percentages” means, collectively, the Chemomab Allocation Percentage and the Scipher Allocation Percentage.

“Amended and Restated Bylaws” means the Amended and Restated Bylaws of Chemomab Parent that will be adopted by Chemomab Parent shortly before completion of the Transactions, a copy of which is attached as Annex D to this proxy statement/prospectus.

“Amended and Restated Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of Chemomab Parent that will be adopted by Chemomab Parent shortly before completion of the Transactions, a copy of which is attached as Annex C to this proxy statement/prospectus.

“Chemomab Allocation” means 5,000,000 multiplied by the Chemomab Allocation Percentage.

“Chemomab Allocation Percentage” means the quotient (rounded to four decimal places) determined by dividing (i) the Chemomab Valuation by (ii) the Aggregate Valuation.

“Chemomab Israel” means Chemomab Therapeutics Ltd., a company organized under the laws of the State of Israel.

“Chemomab Israel Shares” means the ordinary shares, of no nominal value, of Chemomab Israel.

“Chemomab Parent” means Snowdrift Parent Corporation, a Delaware corporation and a wholly owned subsidiary of Chemomab Israel.

“Chemomab Parent Common Stock” means shares of common stock, par value $0.00001 per share, of Chemomab Parent.

“Chemomab Parent Options” means options to purchase Chemomab Parent Common Stock either assumed by Chemomab Parent as part of the Domestication or issued under a separate equity incentive plan of Chemomab Parent on the same terms.

“Chemomab Parent Outstanding Shares” means, subject to Section 2.5(h) of the Merger Agreement, the total number of shares of Chemomab Parent Common Stock outstanding immediately prior to the Effective Time expressed on a fully diluted basis, but assuming, without limitation or duplication, (i) the exercise in full of all Chemomab Parent Options outstanding as of immediately prior to the Effective Time, and (ii) the issuance of shares of Chemomab Parent Common Stock in respect of all other outstanding options, warrants, restricted stock units, restricted stock awards or rights to receive such shares, whether conditional or unconditional and including any outstanding options or rights triggered by or associated with the consummation of the Merger, without taking into consideration any shares reserved under Scipher’s incentive plan which is not granted. For the avoidance of doubt, any CVR(s) issued in connection with the Merger Agreement shall not be part of the Chemomab Parent Outstanding Shares.

“Chemomab Shareholder Support Agreements” means support agreements entered into by certain officers, directors and shareholders of Chemomab Israel, pursuant to which such shareholders have agreed, subject to the terms and conditions set forth therein, to vote all of their share capital of Chemomab Israel in favor of the approval of the Merger Agreement and the Transactions and against any competing proposals.

“Chemomab Valuation” means $48,000,000.

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“CLIA” means the Clinical Laboratory Improvement Amendments of 1988.

“Closing” means the consummation of the Merger.

“Closing Date” means the date on which the Closing actually takes place, as determined pursuant to the Merger Agreement.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Combined Company” means Chemomab Parent after the consummation of the Merger.

“Combined Company Board” means the Board of Directors of the Combined Company.

“Companies Law” means The Companies Law, 5759-1999.

“Concurrent PIPE Investment” means a private placement of equity securities of Chemomab Israel (or Chemomab Parent) consummated at or immediately following the Closing with deemed aggregate gross proceeds of not less than the Minimum Investment.

“CVR” means the contingent value right to be issued to certain holders of Chemomab Israel Shares represented by ADSs and holders of vested options to acquire Chemomab Israel Shares subject to and in accordance with the terms and conditions of the CVR Agreement.

“CVR Agreement” means the agreement to be entered into at or prior to the Effective Time, pursuant to which certain holders of Chemomab Israel Shares (including Chemomab Israel Shares represented by ADSs) and holders of vested options or other vested equity awards of Chemomab Israel will be entitled to one CVR for each Chemomab Israel Share or vested option to acquire a Chemomab Israel Share held immediately prior to the Domestication Merger.

“Deposit Agreement” means the Deposit Agreement, dated as of February 14, 2019, among Chemomab Israel (formerly Anchiano Therapeutics Ltd.), The Bank of New York Mellon as Depositary and the owners and holders of ADSs from time to time, as such agreement may be amended or supplemented.

“Depositary” means The Bank of New York Mellon.

“DGCL” means the General Corporation Law of the State of Delaware.

“Directors Proposal” means the proposal to elect, effective as of the Closing, Brett Blackman, Ph.D., Stefan Krieglstein, MS, Joseph Loscalzo, Ph.D., M.D., and Reginald Seeto, M.B.B.S., as designated by Scipher, and Adi Mor, Ph.D., the CEO and a director of Chemomab Israel, as designated by Chemomab Israel, to the Chemomab Parent board of directors.

“Domestication” means the domestication of Chemomab Israel from the State of Israel to the State of Delaware by way of the Domestication Merger.

“Domestication Exchange Ratio” means the quotient obtained by dividing: (i) the Chemomab Allocation by (ii) the sum of (a) the total number of outstanding Chemomab Israel Shares plus (b) the number of Chemomab Israel Shares subject to outstanding options to purchase Chemomab Israel Shares, in each case as of immediately prior to the Domestication Merger.

“Domestication Merger” means the merger of Domestication Merger Sub with and into Chemomab Israel pursuant to the Domestication Merger Agreement, with Chemomab Israel surviving the merger and becoming a wholly owned subsidiary of Chemomab Parent.

“Domestication Merger Agreement” means the Agreement and Plan of Merger, dated July 7, 2026, among Chemomab Israel, Domestication Merger Sub and Chemomab Parent, as amended on September 23, 2026 and October 16, 2026.

“Domestication Merger Proposal” means the proposal to approve the Domestication Merger.

“Domestication Merger Sub” means Elderwood Ltd., an Israeli company and a wholly owned subsidiary of Chemomab Parent.

“Effective Time” means the effective time of the Merger.

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“Employee Stock Purchase Plan Proposal” means the proposal to approve the Scipher Medicine Corporation 2026 Employee Stock Purchase Plan.

“Equity Incentive Plan Proposal” means the proposal to approve the Scipher Medicine Corporation 2026 Equity Incentive Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“FDA” means the U.S. Food and Drug Administration.

“GAAP” means generally accepted accounting principles in the United States.

“ITA” means the Israel Tax Authority.

“Lock-Up Agreements” means the lock-up agreements, dated July 7, 2026, entered into among Chemomab Israel, Chemomab Parent, Scipher, Adi Mor, Ph.D., and certain officers, directors and stockholders of Scipher.

“Merger” means the merger of Merger Sub with and into Scipher, with Scipher surviving the merger and becoming a wholly owned subsidiary of Chemomab Parent.

“Merger Agreement” means the Agreement and Plan of Merger, dated as of July 7, 2026, by and among Chemomab Israel, Chemomab Parent, Merger Sub, Domestication Merger Sub and Scipher.

“Merger Proposal” means the proposal to approve the Merger.

“Merger Sub” means Snowdrift Sub Corp., a Delaware corporation and a wholly owned subsidiary of Chemomab Parent.

“Minimum Investment” means aggregate gross proceeds to be received (or deemed received) by Chemomab Parent pursuant to binding written commitments for the Concurrent PIPE Investment of not less than $30,000,000 in the aggregate, all of which shall be funded by investors that were investors in Scipher as of the date of the Merger Agreement (or such other date as the parties agree), including (to the extent so funded and contributed into the Concurrent PIPE Investment) any Pre-Closing Financing not to exceed $10,000,000 in the aggregate; provided, however, that it is clarified that any such Pre-Closing Financing that remains unused as of the Closing, shall be used by the ultimate Chemomab Parent.

“Nasdaq” means The Nasdaq Stock Market LLC.

“Nasdaq Stock Issuance Proposal” means the proposal to approve, among other things, for purposes of Nasdaq Listing Rules 5635(d) and 5635(c), the issuance of shares of Chemomab Parent Common Stock and accompanying warrants to purchase shares of Chemomab Parent Common Stock in the Concurrent PIPE Investment in an amount that would yield aggregate gross proceeds to Chemomab Parent of at least $30,000,000 and up to $50,000,000.

“PIPE RRA” means the registration rights agreement expected to be entered into at the Closing in connection with the Concurrent PIPE Investment.

“PIPE Securities” means, collectively, the PIPE Shares, the PIPE Warrants and the PIPE Warrant Shares.

“PIPE Shares” means the shares of Chemomab Parent Common Stock expected to be issued in connection with the Concurrent PIPE Investment.

“PIPE SPA” means the securities purchase agreement expected to be entered into at the Closing in connection with the Concurrent PIPE Investment.

“PIPE Warrant Shares” means the shares of Chemomab Parent Common Stock underlying the PIPE Warrants.

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“PIPE Warrants” means the warrants to purchase shares of Chemomab Parent Common Stock expected to be issued in connection with the Concurrent PIPE Investment.

“Post-Closing Chemomab Parent Shares” means the quotient determined by dividing (i) the Chemomab Parent Outstanding Shares by (ii) the Chemomab Allocation Percentage.

“Pre-Closing Financing” means the issuance by Scipher of securities prior to the Closing of up to $10,000,000 in the aggregate, which funding shall be available exclusively to certain investors that were investors in Scipher as of the date hereof, and the aggregate gross proceeds of which shall count toward the Minimum Investment and be credited toward the purchase of Chemomab Parent Common Stock; provided that any such proceeds that remain unused by Scipher as of immediately prior to the Closing shall be contributed into the Concurrent PIPE Investment.

“Pre-Money Valuation” means $150,000,000, representing the agreed pre-money equity valuation of Chemomab Parent, which amount is consistent with, and derived from, the Aggregate Valuation.

“Proposals” means, collectively, the Merger Proposal, the Domestication Merger Proposal, the Nasdaq Stock Issuance Proposal, the Directors Proposal, the Equity Incentive Plan Proposal, and the Employee Stock Purchase Plan Proposal.

“Required Proposals” means Proposal No. 1 (the Merger Proposal), Proposal No. 2 (the Domestication Merger Proposal), Proposal No. 3 (the Nasdaq Stock Issuance Proposal) and Proposal No. 4 (the Directors Proposal).

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“Scipher Allocation Percentage” means the quotient (rounded to four decimal places) determined by dividing (i) Scipher Valuation by (ii) the Aggregate Valuation.

“Scipher Capital Stock” means, collectively, shares of Scipher common stock, par value $0.001 per share, and shares of Scipher preferred stock, par value $0.001 per share.

“Scipher Merger Shares” means the shares of Chemomab Parent Common Stock issuable in exchange for certain Scipher securities pursuant to the Merger Agreement.

“Scipher Valuation” means $102,000,000; provided, that the “Scipher Valuation” will be decreased for any Indebtedness of Scipher that is outstanding at the Effective Time; provided further, that the “Scipher Valuation” shall exclude the Concurrent PIPE Investment and, for the avoidance of doubt, the Pre-Closing Financing.

“Securities Act” means the Securities Act of 1933, as amended.

“Trading Day” means a day on which the Combined Company Common Stock is listed or quoted for trading on any of the following markets or exchanges on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange (or any successors to any of the foregoing).

“Transactions” means the Merger, the Domestication Merger, the Concurrent PIPE Investment and the other transactions contemplated by the Merger Agreement and the PIPE Documents (as defined in the Merger Agreement).

“Treasury Regulations” means the U.S. Treasury regulations promulgated under the Code.

“2025 Notes” means the convertible notes issued under the 2025 Convertible Note Purchase Agreement, dated February 28, 2025, which was further amended and restated pursuant to the 2026 CNPA.

“2026 CNPA” means the 2026 Convertible Note Purchase and Investment Obligation Agreement, dated as of March 5, 2026, by and among Scipher and the investors party thereto, as amended by that certain Amendment No. 1 to Convertible Note and Purchase and Investment Obligation Agreement, dated as of June 23, 2026.

“2026 Notes” means the convertible notes issued under the 2026 CNPA.

“$,” “dollars,” “US$” or “U.S. dollars” refers to the legal currency of the United States.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus and the documents incorporated by reference into this proxy statement/prospectus contain forward-looking statements. These forward-looking statements are based on current expectations and beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations. These forward-looking statements should not be relied upon as predictions of future events as none of Chemomab Israel, Chemomab Parent or Scipher can assure you that the events or circumstances reflected in these statements will be achieved or will occur. You can identify forward-looking statements by the use of forward-looking terminology including “anticipates,” “believes,” “continue,” “could,” “design,” “estimates,” “expects,” “intends,” “may,” “plans,” “potentially,” “predict,” “pro forma” “seeks,” “should,” “will” or the negative of these words and phrases or other variations of these words and phrases or comparable terminology.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, forward-looking statements include any statements of the plans, strategies and objectives of management for future operations, including the execution of integration and restructuring plans and the anticipated timing of filings; any statements concerning proposed new products or developments; any statements regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing. Forward-looking statements may also include any statements of the plans, strategies and objectives of management with respect to the approval and the Closing, Chemomab Israel’s ability to solicit a sufficient number of proxies to approve the Merger and other matters related to the Closing.

For a discussion of the factors that may cause Chemomab Israel, Scipher or Chemomab Parent (after the Merger) actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied in such forward-looking statements, or for a discussion of risk associated with the ability of Chemomab Israel and Scipher to complete the Merger and the effect of the Merger on the business of Chemomab Israel, Scipher and Chemomab Parent, see the section titled “Risk Factors” in this proxy statement/prospectus.

These forward-looking statements include, but are not limited to, statements concerning the following:

●	The likelihood of the satisfaction of certain conditions to the completion of the Merger, the Domestication Merger and the Concurrent PIPE Investment, and whether and when the Transactions will be completed;
●	the timing, design, enrollment and results of the planned Phase 2 clinical trial of nebokitug in rheumatoid arthritis, including the ability to enroll patients predicted to be inadequate responders to tumor necrosis factor inhibitor therapy using PrismRA®;
●	the ability of the Combined Company to obtain regulatory approval for nebokitug, including the FDA-aligned regulatory pathway for nebokitug in primary sclerosing cholangitis (“PSC”) and the potential development of nebokitug in rheumatoid arthritis or other indications;
●	the achievement of the CVR milestones and the potential payment of CVR consideration, including the initiation of a Phase 3 clinical trial or disposition of nebokitug in PSC and FDA approval of nebokitug in any indication;
●	the ability of the Combined Company to successfully develop, validate and commercialize a nebokitug-specific companion diagnostic or molecular treatment response signature;
●	the Combined Company’s expected capital requirements, cash runway and ability to raise additional financing to fund the continued development of nebokitug;
●	the ability of the Combined Company to maintain the listing of its securities on Nasdaq and to satisfy applicable listing requirements following the Merger;
●	the expected ownership percentages of Chemomab Israel shareholders and Scipher securityholders in the Combined Company and the anticipated dilution from the Concurrent PIPE Investment;
●	the ability of the Combined Company to successfully integrate the businesses of Chemomab Israel and Scipher, retain key employees and realize the anticipated benefits of the Merger;
●	any statements concerning Scipher’s PrismRA® diagnostic, SPECTRA™ platform and biopharma and other partnerships, including the continued adoption and commercialization of such solutions;
●	any statements regarding the Combined Company’s financial performance, including its ability to generate revenue, achieve profitability and fund its operations;
●	the attraction and retention of highly qualified personnel, including key management, scientific and clinical development personnel of the Combined Company;
●	any statements regarding expectations concerning Scipher’s relationships and actions with third parties, including biopharma partners and collaborators; and
●	future regulatory, judicial and legislative changes in the pharmaceutical, biotechnology and precision medicine industries, including changes affecting clinical trials, drug pricing, reimbursement and laboratory-developed tests.

You should not rely upon forward-looking statements as predictions of future events. Neither Chemomab Israel nor Scipher can assure you that the events and circumstances reflected in the forward-looking statements will be achieved or occur.

All forward-looking statements in this proxy statement/prospectus are current only as of the date on which the statements were made, or in the case of a document incorporated by reference, as of the date of that document. Except as required by law, neither Chemomab Israel nor Scipher undertakes any obligation to update publicly any forward-looking statements for any reason after the date of this proxy statement/prospectus or to conform these statements to actual results or to changes in expectations.

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QUESTIONS AND ANSWERS ABOUT THE MERGER, THE DOMESTICATION MERGER AND THE PROPOSALS

The following are brief answers to some questions that you may have regarding the Merger, the Domestication Merger, the other Transactions and the Meeting. The questions and answers in this section may not address all questions that might be important to you as a shareholder. For more detailed information, and for a description of the legal terms governing the Transactions, Chemomab Israel and Chemomab Parent urge you to read carefully and in its entirety this proxy statement/prospectus, including the Annexes attached to this proxy statement/prospectus, as well as the registration statement to which this proxy statement/prospectus relates, including the exhibits to the registration statement. For more information, please see the section titled “Where You Can Find More Information” in this proxy statement/prospectus.

The following section provides answers to frequently asked questions about the Transactions contemplated by the Merger Agreement. This section, however, provides only summary information. For a more complete response to these questions and for additional information, please refer to the cross-referenced sections.

Q: What is the Domestication Merger?

A: For the reasons set forth below in detail under the section titled “The Domestication Merger”, the Chemomab Israel Board believes that it is in the best interests of Chemomab Israel and its shareholders for the ultimate parent company of Chemomab Israel and its affiliates to be a corporation incorporated under the laws of the State of Delaware. To effect the Domestication Merger, Domestication Merger Sub will merge with and into Chemomab Israel pursuant to an Agreement and Plan of Merger among Chemomab Israel, Domestication Merger Sub and Chemomab Parent, as amended (the “Domestication Merger Agreement”), with Chemomab Israel surviving the merger and becoming a wholly owned subsidiary of Chemomab Parent (the “Domestication Merger”).

In connection with the Domestication Merger, all Chemomab Israel Shares outstanding immediately prior to the Domestication Merger (including Chemomab Israel Shares represented by ADSs, each representing eighty (80) Chemomab Israel Shares) will convert into shares of Chemomab Parent Common Stock based on the Domestication Exchange Ratio, and all options to purchase Chemomab Israel Shares outstanding immediately prior to the Domestication Merger will be exchanged for options to purchase shares of Chemomab Parent Common Stock with the number of shares subject to each option and the per share exercise price adjusted to reflect the Domestication Exchange Ratio. Shareholders are urged to read carefully that section of this proxy statement/prospectus, including the related annexes attached hereto, before voting.

The Domestication Merger Proposal will also include the approval of the Amended and Restated Certificate of Incorporation.

As discussed below, the principal reasons for the Domestication are the greater flexibility of Delaware corporate law and the substantial body of case law interpreting that law. Chemomab Israel believes that its shareholders will benefit from the well-established principles of corporate governance that Delaware law affords. Furthermore, in connection with the negotiation of the Merger Agreement, Scipher required that Chemomab Israel effect the Domestication Merger as a condition precedent to the closing of the Merger (the “Closing”). The Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws are attached to this proxy statement/prospectus as Annex C and Annex D, respectively.

Please read the section titled “Description of Securities—Differences in Shareholder Rights” for a description of the material differences between Chemomab Israel’s pre-domestication articles of association and Chemomab Parent’s post-domestication Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws.

If the Domestication Merger Proposal is approved, it is anticipated that the Domestication Merger will become effective after at least 50 days have elapsed after the filing of the Domestication Merger Proposal with the Israeli Companies’ Registrar and at least 30 days have elapsed after the approval of the Domestication Merger by Chemomab Israel shareholders and approval of the Domestication Merger by the shareholder of Domestication Merger Sub have been obtained. Notwithstanding the foregoing, the Domestication Merger and the Merger are expected to close at substantially the same time, with the Domestication Merger occurring immediately prior to the Merger. Accordingly, the actual closing of the Domestication Merger may occur after the expiration of the 50-day and 30-day periods described above in order to occur in connection with the Closing.

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Q: How will holders of Chemomab Israel Shares be impacted by the Domestication Merger?

A: Pursuant to the Domestication Merger, each Chemomab Israel Share will be converted into shares of Chemomab Parent Common Stock based on the Domestication Exchange Ratio as part of the Domestication Merger. See the section titled “The Domestication Merger” for additional details, including an illustrative calculation of the Domestication Exchange Ratio.

Q: What are the material U.S. federal income tax consequences of the Domestication Merger to holders of Chemomab Israel Shares?

A: It is intended that, for U.S. federal income tax purposes, the Domestication Merger, the Merger, and the Concurrent PIPE Investment, taken together, qualify as a contribution to which Section 351 of the Code applies. Chemomab Israel and Chemomab Parent have not sought, and will not seek, any ruling from the U.S. Internal Revenue Service (the “IRS”) regarding any matters related to the Domestication Merger or Merger, and as a result, there can be no assurance that the IRS would not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth herein. If such treatment applies, holders of Chemomab Israel Shares should generally not recognize gain or loss for U.S. federal income tax purposes upon the exchange of their Chemomab Israel Shares for shares of Chemomab Parent Common Stock in the Domestication Merger. However, there is uncertainty as to whether Section 1291(f) of the Code may apply to prohibit such non-recognition treatment to certain U.S. Holders (as defined below) due to Chemomab Israel’s status as a “passive foreign investment company” (a “PFIC”) for U.S. federal income tax purposes. Additionally, there is uncertainty regarding the proper treatment, for U.S. federal income tax purposes, of the receipt of a CVR and the receipt of cash or Chemomab Parent shares pursuant to a CVR, either of which may result in U.S. federal tax liability to holders of Chemomab Israel Shares. A more complete discussion of the material U.S. federal income tax consequences of the Domestication Merger to holders of Chemomab Israel Shares is contained below in “The Merger—Material U.S. Federal Income Tax Consequences of the Domestication Merger and the Merger.” You are strongly urged to consult with your own tax advisor for a full understanding of the tax consequences of the Domestication Merger to you, including the consequences under any applicable state, local, foreign or other tax laws.

Q: What are the material Israeli income tax consequences of the Domestication Merger to Chemomab Israel shareholders?

A: The Domestication Merger is expected to constitute a taxable sale of Chemomab Shares by Chemomab Shareholders for Israeli tax purposes, notwithstanding the treatment described above for U.S. federal income tax purposes. Israeli tax law imposes tax on the Real Capital Gain (as defined in the section titled “Material Israeli Tax Consequences of the Domestication Merger” below) realized on such a sale at rates that vary by shareholder type: 25% for individuals, 30% for Substantial Shareholders, and 23% for corporations, in each case as defined and described more fully in the section titled “Material Israeli Tax Consequences of the Domestication Merger”. Individuals whose taxable income exceeds NIS 721,560 in 2026 may also be subject to an additional 3% tax, plus a further 2% excess tax on certain capital-sourced income, above that threshold. Non-Israeli residents are generally exempt from Israeli capital gains tax on the sale of Chemomab Shares acquired on or after January 1, 2009, provided the gain is not attributable to an Israeli permanent establishment, the shares were not acquired from a related party, and the acquisition was not part of a tax-free reorganization. This exemption does not apply to a non-Israeli corporation if Israeli residents hold, directly or indirectly, more than 25% of its means of control or are entitled to 25% or more of its revenues or profits. Chemomab intends to seek rulings from the Israel Tax Authority (the “ITA”) confirming the Israeli withholding tax treatment of the merger consideration, the non-taxable treatment of the CVRs until payment, and the continued qualification of applicable equity awards under Section 102 of the Israeli Income Tax Ordinance, 1961 (the “Ordinance”). There can be no assurance that Chemomab will obtain these rulings prior to Closing, or on terms favorable to Chemomab Shareholders. If these rulings are not obtained prior to Closing, merger consideration paid to Chemomab Shareholders may be subject to Israeli withholding tax at 25% for individuals and 23% for corporations, unless a shareholder delivers a valid ITA exemption or reduced-rate certificate to the payor at least five business days before payment. Shareholders who do not timely deliver such a certificate should expect the full statutory rate to apply. If Israeli withholding tax applies to a shareholder and that shareholder does not otherwise fund the amount required to be withheld, the payor may sell, or cause to be sold, a number of shares of merger consideration otherwise issuable to that shareholder sufficient to satisfy the withholding tax liability, which would reduce the number of shares (or amount of other consideration) ultimately received by that shareholder.

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You are urged to consult with your own tax advisor for a full understanding of the tax consequences of the Domestication Merger to you, including the consequences under any applicable, state, local, foreign or other tax laws.

For a more detailed description of the material Israeli tax consequences of the Domestication Merger, see the section titled “Material Israeli Tax Consequences of the Domestication Merger” in this proxy statement/prospectus.

Q: If effected, how will the Merger affect outstanding options to acquire the Chemomab Parent Common Stock?

A: Each option to purchase Chemomab Israel Shares outstanding immediately prior to the Effective Time will be exchanged for options to purchase shares of Chemomab Parent Common Stock with the number of shares subject to each option and the per share exercise price adjusted to reflect the Domestication Exchange Ratio. See the section titled “The Domestication Merger” for additional details, including an illustrative calculation of the Domestication Exchange Ratio.

Q: What is the Merger?

A: Following the Domestication Merger, Merger Sub will merge with and into Scipher, with Scipher as the surviving entity in the Merger and as a wholly owned subsidiary of Chemomab Parent, subject to satisfaction or waiver of the closing conditions under the Merger Agreement.

Q. What is the rationale for the Merger?

A: The Merger will result in Chemomab Parent, post-Merger (the “Combined Company”), initially focusing on advancing nebokitug, Chemomab Israel’s novel anti-CCL24 monoclonal antibody, into a precision medicine-enabled Phase 2 clinical trial for rheumatoid arthritis (“RA”). The planned strategy is designed to combine Scipher’s immunology precision medicine platform, its proprietary RA data assets, its AI-enabled Network Medicine capabilities, and PrismRA®, a treatment response signature (“MTRS”) used to identify RA patients who are unlikely to respond adequately to tumor necrosis factor inhibitor (“TNFi”) therapy, with Chemomab Israel’s clinical-stage CCL24 inhibitor, nebokitug. The Chemomab Israel Board considered a number of factors that supported its decision to approve the Merger Agreement. In the course of its deliberations, the Chemomab Israel Board also considered a variety of risks and other countervailing factors related to entering into the Merger Agreement. For a more complete discussion of Chemomab Israel’s and Scipher’s reasons for the Merger, please see the sections titled “The Merger—Chemomab Israel’s Reasons for the Merger” and “The Merger—Scipher’s Reasons for the Merger” in this proxy statement/prospectus.

Q: What is the Concurrent PIPE Investment?

A: In support of the Merger, a syndicate of current Scipher investors committed to a new financing to Scipher, Chemomab Israel and Chemomab Parent for aggregate gross cash proceeds of not less than $30,000,000 and up to $50,000,000 (the “Concurrent PIPE Investment”). Written commitments for the Concurrent PIPE Investment providing for aggregate gross proceeds of not less than $30,000,000 (the “Minimum Investment”) were obtained concurrently with the execution of the Merger Agreement. The Concurrent PIPE Investment, which will reflect a Combined Company valuation of $150,000,000 and in which participating investors will receive 100% warrant coverage at 50% of the valuation at which the Concurrent PIPE Investment will be effected, is required to be consummated substantially concurrently with the Closing. The Minimum Investment must be funded entirely by certain investors that were investors in Scipher as of the date of the Merger Agreement (or such other date as the parties agree). The closing of the Concurrent PIPE Investment is a condition to the Closing.

In addition, the Merger Agreement provides that Scipher may conduct the Pre-Closing Financing of up to $10,000,000 in the aggregate prior to the Closing, which funding shall be available exclusively to investors that were investors in Scipher as of the date of the Merger Agreement. The aggregate gross proceeds of the Pre-Closing Financing shall count toward the Minimum Investment, and any such proceeds that remain unused by Scipher as of immediately prior to the Closing shall be contributed into the Concurrent PIPE Investment. In March 2026, Scipher issued 2026 Notes in exchange for $25.4 million of outstanding notes, together with $5.0 million of new cash investment, and in July and August 2026 Scipher issued additional 2026 Notes for an aggregate of $5.0 million of new cash investment. The 2026 Notes mature on August 5, 2027. The $10.0 million of new cash investment constitutes the Pre-Closing Financing and counts toward the $30.0 million Minimum Investment. At the Closing, those notes and accrued interest will be applied toward the holders’ funding obligations under the Concurrent PIPE Investment, and the holders will receive PIPE Shares and accompanying PIPE Warrants rather than cash repayment, reducing the incremental cash proceeds Chemomab Parent receives at the Closing by that amount. For further details about the Pre-Closing Financing, please see the section titled “Agreements Related to the Merger—Concurrent PIPE Investment” in this proxy statement/prospectus.

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Q: What will happen to Chemomab Israel if, for any reason, the Transactions are not completed?

A: If, for any reason, the Transactions are not completed, Chemomab Israel will be required to raise additional funds to support its operations and continue to advance its clinical development programs for nebokitug. Additionally, in certain circumstances in connection with the termination of the Merger Agreement, including if Chemomab Israel terminates the Merger Agreement to enter into a definitive agreement with respect to a Superior Offer or if Scipher terminates the Merger Agreement following a triggering event by Chemomab Israel specified in the Merger Agreement, Chemomab Israel would be required to pay Scipher a termination fee of $2,000,000 in cash. If the Merger Agreement is terminated under certain specified circumstances related to the failure to obtain Chemomab Israel shareholder approval at the Meeting, Chemomab Israel would be required to pay Scipher a termination fee of $500,000 in cash.

Q: Why am I receiving this proxy statement/prospectus?

A: You are receiving this proxy statement/prospectus because you are a shareholder of Chemomab Israel as of the record date, and you are entitled to vote at the Meeting to approve the Proposals. This proxy statement/prospectus serves as:

●	a proxy statement of Chemomab Israel used to solicit proxies for its Meeting; and
●	a prospectus of Chemomab Parent used to issue shares of Chemomab Parent Common Stock pursuant to the Merger Agreement in exchange for the 2026 Notes held by Scipher noteholders.

Q: What is required to complete the Merger?

A: To complete the Merger, among other things, Chemomab Israel shareholders must approve Proposal No. 1 (the Merger Proposal), Proposal No. 2 (the Domestication Merger Proposal), Proposal No. 3 (the Nasdaq Stock Issuance Proposal) and Proposal No. 4 (the Directors Proposal) (the “Required Proposals”). Approval of Proposal No. 5 (the Equity Incentive Plan Proposal) and Proposal No. 6 (the Employee Stock Purchase Plan Proposal) is not required for the completion of the Merger. The vote required for approval of the Proposals by Chemomab Israel shareholders is as follows:

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes
1	Merger Proposal	FOR votes from the holders of a majority of the Chemomab Israel Shares as of the record date represented in person or by proxy at the Meeting	None	None

2	Domestication Merger Proposal	FOR votes from the holders of a majority of the Chemomab Israel Shares as of the record date represented in person or by proxy at the Meeting which majority must also include a majority of Chemomab Israel’s Shares voted in favor of the Domestication Merger Proposal that are not held by a Parent Affiliate (*)	None	None

3	Nasdaq Stock Issuance Proposal	FOR votes from the holders of a majority of the Chemomab Israel Shares as of the record date represented in person or by proxy at the Meeting	None	None

4	Directors Proposal	FOR votes from the holders of a majority of the Chemomab Israel Shares as of the record date represented in person or by proxy at the Meeting	None	None

5	Equity Incentive Plan Proposal	FOR votes from the holders of a majority of the Chemomab Israel Shares as of the record date represented in person or by proxy at the Meeting	None	None

6	Employee Stock Purchase Plan Proposal	FOR votes from the holders of a majority of the Chemomab Israel Shares as of the record date represented in person or by proxy at the Meeting	None	None

(*) In order for your vote to count in respect of the Domestication Merger Proposal, you must affirm in your proxy card or voting instruction form that you are not a Parent Affiliate (by indicating “YES” in Item 2a of the proxy card or voting instruction form). If you do not so affirm, your vote will not count towards the tally for the merger proposal.

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If Chemomab Israel is to complete the Merger with Scipher, shareholders must approve Proposal No. 1, Proposal No. 2, Proposal No. 3 and Proposal No. 4. All of the foregoing proposals are inter-conditional. However, Proposal No. 2 (the Domestication Merger Proposal), Proposal No. 5 (the Equity Incentive Plan Proposal) and Proposal No. 6 (the Employee Stock Purchase Plan Proposal) are not conditioned upon the completion of the Merger, and as such, the Domestication Merger may be implemented by the Chemomab Israel Board even if the Merger does not take place, and Chemomab Israel shareholders voting against Proposal No. 5 or Proposal 6 will not prevent the completion of the Merger. In addition, if Proposal No. 1 is not approved by shareholders, Proposals Nos. 3, 4, 5 and 6 will not be implemented.

Scipher stockholders must also adopt the Merger Agreement and approve the Merger and the Transactions contemplated by the Merger Agreement. Pursuant to a Stockholder and Noteholder Written Consent in Lieu of a Meeting, dated July 7, 2026, (i) holders of a majority of Scipher common stock and preferred stock, voting together as a single class on an as-converted basis, (ii) holders of at least sixty percent of the outstanding shares of Scipher preferred stock and (iii) the holders constituting the “Requisite Purchasers” as defined in the 2026 CNPA: (1) adopted and approved the Merger Agreement and the Transactions, and (2) acknowledged that the approval given thereby is irrevocable and that each such stockholder is aware of its rights to demand appraisal for its shares pursuant to Section 262 of the DGCL and that such stockholder has received and read a copy of Section 262 of the DGCL. Accordingly, the requisite consents of Scipher securityholders to approve the Merger have been obtained.

Additionally, in connection with the execution of the Merger Agreement, certain officers, directors and shareholders of Chemomab Israel, which are expected to hold approximately 20% of the voting power of Chemomab Israel, as of prior to the record date for this Meeting, have executed and delivered the Chemomab Shareholder Support Agreements in favor of Scipher, pursuant to which such persons have agreed, subject to the terms and conditions set forth therein, to vote all of the share capital of Chemomab Israel covered under such Chemomab Shareholder Support Agreements in favor of the approval of the Merger Agreement and the Transactions and against any competing proposals.

In addition to the requirement of obtaining the shareholder approvals described above, each of the other closing conditions set forth in the Merger Agreement must be satisfied or waived, including the consummation of the Domestication Merger and the Pre-Closing Financing. For a more complete description of the closing conditions under the Merger Agreement, please see the section titled “The Merger Agreement—Conditions to Closing” in this proxy statement/prospectus.

Q: Why does the proxy card (or voting instruction form) ask me to affirm that I am not a Parent Affiliate?

A: Under the Companies Law, approval of the Domestication Merger, which is subject to the approval requirements pursuant to Sections 314 through 327 of the Companies Law, requires not only a majority of votes cast, but also that this majority must also include a majority of Chemomab Israel shares voted in favor of the Domestication Merger Proposal that are not held by a Parent Affiliate.

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For this reason, each shareholder must affirm on the proxy card or voting instruction form that they are not a Parent Affiliate. If a shareholder does not provide this affirmation, their vote will not be counted towards the tally for the Domestication Merger Proposal. To the parties’ knowledge, it is unlikely that any Chemomab Israel shareholder would qualify as a Parent Affiliate.

Q: How many votes do I have?

A: Each ADS is entitled to one vote for each Chemomab Israel Share represented by such ADS on each Proposal. Votes by Parent Affiliates will not be counted towards the tally of the Domestication Merger Proposal.

Q: What are Contingent Value Rights?

A: Pursuant to terms of the Merger Agreement, holders of Chemomab Israel Shares represented by ADSs, of record as of immediately prior to the Domestication and holders of vested options or other vested equity awards of Chemomab as of immediately prior to the consummation of the transactions contemplated by the Domestication Merger, will be entitled to one contingent value right (“CVR”) for each Chemomab Israel Share or vested option to acquire a Chemomab Isarel Share held immediately prior to the Domestication Merger, subject to and in accordance with the terms and conditions of a contingent value rights agreement (the “CVR Agreement”) to be entered into at or prior to the Effective Time. The CVRs represent the right to receive contingent payments in cash, shares of Chemomab Parent Common Stock, or a combination thereof (at Chemomab Parent’s election) upon the achievement of certain specified milestones related to Chemomab Israel’s legacy asset, nebokitug, subject to the terms and conditions of the CVR Agreement. The term of the CVR is the period beginning on the date of the CVR Agreement and ending on the seventh (7th) anniversary of the date of the CVR Agreement (the “CVR Term”).

The CVR milestones and potential payout amounts are as follows:

●	Milestone 1: The earlier to occur of (a) the initiation of a Phase 3 clinical trial with respect to nebokitug in the indication of primary sclerosing cholangitis (“PSC”), or (b) the occurrence of a disposition of nebokitug in the indication of PSC (including a sale, license, transfer or research collaboration), in each case during the CVR Term — potential aggregate payout of $40,000,000, payable, at the sole discretion of Chemomab Parent, in cash, shares of Chemomab Parent Common Stock, or any combination thereof.
●	Milestone 2: FDA approval of nebokitug in any indication during the CVR Term — potential aggregate payout of $10,000,000.

Each of the payments for Milestone 1 and Milestone 2 shall be independently earned and separately payable upon the achievement of the applicable milestone, and the achievement of one milestone shall not be a condition to payment of the other. Each holder shall be entitled only to a ratable portion of the applicable milestone payment based on the number of CVRs held by such holder.

The contingent payments under the CVR Agreement, if they become payable, will become payable to the rights agent for the CVRs for subsequent distribution to the holders of the CVRs. There can be no assurance that any holders of CVRs will receive payments with respect thereto. If a milestone is achieved, the holders of the CVRs will receive copies of (i) a written notice indicating which milestone was achieved and (ii) an officer’s certificate certifying (1) the milestone achieved, (2) the milestone payment, (3) the aggregate number of CVRs outstanding, (4) the payment payable to each holder, (5) if the payment shall consist of any shares of Chemomab Parent Common Stock, the VWAP used and the resulting number of shares issuable to each holder and (6) any CVR Expenses (as defined in the CVR Agreement) deducted and any deduction or withhold of taxes.

During the CVR Term, Chemomab Parent will also be required to provide the holders of the CVRs with a high-level written report, within 45 days following the end of each calendar quarter during the CVR Term, summarizing the status of, and significant activity related to, the achievement of each Milestone (including progress toward, or achievement of, such Milestone) (each such report, a “Status Report”); provided that Chemomab Parent may, at its election, satisfy its obligation to deliver a Status Report by either (x) delivering the Status Report to the Rights Agent (with a copy to the CVR Holders’ Representative) for subsequent distribution to the CVR holders or (y) disclosing such information in a Current Report on Form 8-K, Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed by Chemomab Parent with the SEC under the Exchange Act.

The right to the contingent payments contemplated by the CVR Agreement is a contractual right only and will not be transferable, except in the limited circumstances specified in the CVR Agreement, which include a transfer of a CVR (i) upon the death of a holder, (ii) pursuant to court order, (iii) by operation of law without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity, (iv) in the case of CVRs held in book-entry or other similar nominee form, from a nominee to a beneficial owner and, if applicable, through an intermediary, as allowable by DTC, or (v) to Chemomab Parent. The CVRs will not be evidenced by a certificate or any other instrument and will not be registered with the SEC. The CVRs will not have any voting or dividend rights and will not represent any equity or ownership interest in Chemomab Parent or any of its affiliates. No interest will accrue on any amounts payable in respect of the CVRs. There is no guarantee that any milestones will be met or any payments will be made.

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Q: What will Scipher stockholders receive in the Merger?

A: Pursuant to the Merger Agreement, (i) each outstanding share of Scipher common stock, par value $0.001 per share, and each outstanding share of Scipher preferred stock, par value $0.001 per share (the “Scipher Capital Stock”) (other than any shares held as treasury stock, which will be cancelled, and any dissenting shares), together with all outstanding Scipher options and Scipher warrants, will be cancelled for no consideration; (ii) all outstanding convertible notes (the “2026 Notes”) issued under the 2026 Convertible Note Purchase and Investment Obligation Agreement, dated as of March 5, 2026, by and among Scipher and the investors party thereto, as amended by that certain Amendment No. 1 to Convertible Note and Purchase and Investment Obligation Agreement, dated as of June 23, 2026 (as amended, the “2026 CNPA”), will be cancelled and automatically converted into shares of Chemomab Parent Common Stock (the “Scipher Merger Shares”), allocated among the holders of the 2026 Notes in accordance with the terms of the 2026 Notes and the 2026 CNPA; and (iii) all outstanding notes issued under the 2025 Convertible Note Purchase Agreement (the “2025 Notes”) will be cancelled for no consideration, in accordance with the priority provisions of the 2026 CNPA.

No holder of Scipher Capital Stock, Scipher stock options, or Scipher warrants will be entitled to receive any Scipher Merger Shares or any other consideration in connection with the Merger.

Immediately following the Closing and prior to the Concurrent PIPE Investment, former Scipher securityholders immediately before the Merger are expected to own approximately 68% of the aggregate number of the outstanding shares of Chemomab Parent Common Stock (subject to adjustment as set forth in the Merger Agreement), and the securityholders of Chemomab Israel are expected to own approximately 32% of the aggregate number of the outstanding shares of Chemomab Parent Common Stock, calculated in each case on a fully diluted, as converted basis.

As further described below, the Closing is also conditioned on completion of a Concurrent PIPE Investment by Chemomab Israel or Chemomab Parent, which will dilute securityholders of both Chemomab Israel and Scipher on a pro-rata basis, subject to certain exceptions.

For a more complete description of what the Scipher stockholders will receive in the Merger, please see the section titled “The Merger Agreement—Merger Consideration” in this proxy statement/prospectus.

Q: What will Chemomab Israel shareholders receive in the Merger?

A: Chemomab Israel shareholders will not receive any new securities in the Merger and will instead retain ownership of their Chemomab Parent Common Stock after the Domestication Merger, but their percentage ownership will decrease due to the number of shares being issued in the Merger and the Concurrent PIPE Investment. For a more complete description of what Chemomab Israel shareholders will receive in the Domestication Merger, please see the section titled “The Domestication Merger” in this proxy statement/prospectus.

Q: Who will be the directors of the Combined Company following the Merger?

A: Upon the Closing, the Combined Company Board is expected to be composed of five directors, four of which will be designated by Scipher and one of which will be designated by Chemomab Israel.

The table below provides the names and principal affiliation of the individuals currently identified to serve as directors of the Combined Company following the consummation of the Merger.

Name	Current Principal Affiliation
Reginald Seeto, M.B.B.S.	President, Chief Executive Officer and Director of Scipher
Adi Mor, Ph.D.	Chief Executive Officer and Director of Chemomab Israel
Brett Blackman, Ph.D.	Senior Vice President and Chief Operating Officer and Chief Business Officer of Valo Health
Stefan Krieglstein, MS	Director of Scipher
Joseph Loscalzo, Ph.D., M.D.	Hersey Distinguished Professor of the Theory and Practice of Medicine, Harvard Medical School, and Physician-in-Chief Emeritus, Brigham and Women’s Hospital

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Q: Who will be the executive officers of Combined Company immediately following the Merger?

A: Upon the Closing, the executive management team of the Combined Company is expected to be composed of the following persons:

Name	Combined Company Position(s)	Current Position(s)
Reginald Seeto, M.B.B.S.	President & Chief Executive Officer, Director	President and Chief Executive Officer of Scipher
Ryan Phan, Ph.D.	Chief Operating Officer	Chief Operating Officer of Scipher
Torsten Hombeck, Ph.D.	Interim Chief Financial Officer	Interim Chief Financial Officer of Scipher
Courtney Morris	Chief Business Officer	Chief Business Officer of Scipher

Q: What are the material Israeli income tax consequences of the Merger?

A: The Merger should not have any material Israeli tax consequences for the Chemomab shareholders. Scipher securityholders should consult with a tax advisor for a full understanding of the Israeli tax consequences of the Merger.

Q: As a Chemomab Israel shareholder, how does the Chemomab Israel Board recommend that I vote?

A: After careful consideration, the Chemomab Israel Board unanimously recommends that the Chemomab Israel shareholders vote:

●	“FOR” the Merger Proposal;
●	“FOR” the Domestication Merger Proposal;
●	“FOR” the Nasdaq Stock Issuance Proposal;
●	“FOR” the Directors Proposal;
●	“FOR” the Equity Incentive Plan Proposal;
●	“FOR” the Employee Stock Purchase Plan Proposal;

If on the date of the Meeting, or a date preceding the date on which the Meeting is scheduled, Chemomab Israel reasonably believes that (i) it will not receive proxies sufficient to obtain the required vote to approve all the foregoing proposals (the “Proposals”) whether or not a quorum would be present or (ii) it will not have sufficient Chemomab Israel Shares represented (whether in person or by proxy) to constitute a quorum necessary to conduct the business of the Meeting, Chemomab Israel may postpone or adjourn, or make one or more successive postponements or adjournments of, the Meeting as long as the date of the Meeting is not postponed or adjourned more than an aggregate of 30 calendar days in connection with any postponements or adjournments.

Q: What risks should I consider in deciding whether to vote to approve the Merger Agreement and the Transactions contemplated thereby?

A: You should carefully review this proxy statement/prospectus, including the section titled “Risk Factors,” which sets forth certain risks and uncertainties related to the Merger, risks and uncertainties to which the Combined Company’s business will be subject, and risks and uncertainties to which Chemomab Israel, as an independent company, is subject.

Q: When do you expect the Merger to be completed?

A: Chemomab Israel and Scipher are working to complete the Merger as quickly as possible. Subject to the satisfaction or waiver of the conditions described in the section titled “The Merger Agreement—Conditions to Closing,” including the approval of the Required Proposals by Chemomab Israel shareholders at the Meeting, the Merger is expected to close in the fourth quarter of 2026. However, neither Chemomab Israel nor Scipher can predict the actual date on which the Merger will be completed, nor can the parties provide any assurance that the Merger will be completed, because completion is subject to conditions beyond either party’s control. In addition, if the Merger is not completed by March 31, 2027 (the “End Date”), subject to automatic extension by sixty (60) days to satisfy certain regulatory or registration statement conditions, either Chemomab Israel or Scipher may choose not to proceed with the Merger by terminating the Merger Agreement. For more information, please see the section titled “The Merger Agreement—Conditions to Closing” in this proxy statement/prospectus.

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Q: Who is entitled to vote?

A: The record date for the Meeting is October 29, 2026. Only shareholders of record of Chemomab Israel at the close of business on that date are entitled to vote at the Meeting. The total number of outstanding ADSs (one ADS represents 80 Chemomab Israel Shares) as of October 29, 2026, was 8,048,615.

Q: How do I vote?

A: You can vote either in person at the Meeting or by authorizing another person as your proxy, whether or not you attend the Meeting. Chemomab Israel shareholders may vote in any of the manners below:

If you are a record holder of Chemomab Israel Shares, you can (i) vote at the Meeting, or (ii) submit your vote by completing, signing and submitting a proxy card. Please follow the instructions on the proxy card. All shares represented by properly executed proxy cards will be voted as specified in the instructions indicated in such proxy. If you sign and return a proxy card, but do not specify how you want your shares voted on a specific proposal, the shares represented by a properly executed and received proxy card will be deemed to have abstained with respect to such proposal.

If you are a record holder of ADSs, you will receive a proxy card from The Bank of New York Mellon (which acts as the Depositary for the ADSs). Please follow the instructions on the proxy card and return it in the manner specified on the proxy card so that it will be received no later than the date and time indicated thereon.

If you hold ADSs in “street name,” that is, you are an underlying beneficial holder who holds ADSs through a bank, broker or other nominee, such intermediary will provide you with instructions on how you may give voting instructions with respect to the Chemomab Israel Shares represented by your ADSs. Please check with your broker, bank or other nominee, as applicable, and carefully follow the voting procedures provided to you.

Q: What is the difference between being a “record holder” and holding shares in “street name”?

A: A record holder holds shares in his or her name. Shares held in “street name” means shares that are held in the name of a bank, broker or other nominee on a person’s behalf.

Q: Am I entitled to dissenters’ rights?

A: No, Chemomab Israel’s shareholders are not entitled to dissenters’ rights in connection with the Proposals.

Q: What is the quorum requirement?

A: A quorum is necessary to hold a valid meeting. According to Chemomab Israel’s articles of association, the Meeting will be properly convened if at least two shareholders attend the Meeting in person or sign and return proxies, provided that they hold, in the aggregate, voting power representing at least 25% of the voting power. If such quorum is not present within half an hour from the time scheduled for the Meeting, the Meeting will be adjourned to the following week (to the same day, time and place or to a specified day, time and place). At such adjourned meeting, the presence of at least one or more shareholders in person or by proxy (regardless of the voting power represented by their ADSs) will constitute a quorum. Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum.

Q: Who can attend the Meeting?

A: All Chemomab Israel shareholders of record as of the close of business on October 29, 2026 may attend the Meeting.

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Q: How many votes do I have?

A: On each matter to be voted upon, you have one vote for each Chemomab Israel Share represented by ADS you own as of the record date of the Meeting.

Q: Can I change my vote after I submit my proxy?

A: If you are a record holder of Chemomab Israel Shares, you may revoke a proxy at any time before the deadline for receipt of proxies by (i) sending a written notice of revocation, or a duly executed proxy bearing a later date, to Chemomab Israel at 121-123 Menachem Begin Road, 30th floor, Tel Aviv 6701203, Israel, Attention: Chief Financial Officer; or (ii) attending and voting in person at the Meeting. Attendance at the Meeting will not in and of itself constitute a revocation of your proxy.

If you are a record holder of ADSs, you may revoke your proxy at any time before the deadline for receipt of proxies by sending a written notice of revocation, or a duly executed proxy bearing a later date to Chemomab Therapeutics Ltd., 121-123 Menachem Begin Road, 30th floor, Tel Aviv 6701203, Israel, Attention: Sigal Fattal, Chief Financial Officer. The last proxy you submit prior to the deadline indicated by the Depositary will be used to instruct the Depositary how to vote the Chemomab Israel Shares represented by your ADSs.

If you hold ADSs in “street name,” you must follow the instructions provided by your broker, bank or other nominee in order to change your vote. The last instructions you submit prior to the deadline indicated by your broker, bank or other nominee, will be used to instruct the Depositary how to vote the Chemomab Israel Shares represented by your ADSs.

Q: How are votes counted?

A: The votes at the Meeting will be counted by the Chief Financial Officer of Chemomab Israel.

Q: What if I do not specify how my shares are to be voted?

A: If you sign, date and return your proxy and do not indicate how you want your ADSs to be voted, then your ADSs will be voted “FOR” each of the Proposals. If you sign, date and return your proxy and fail to affirmatively certify that you are not a Parent Affiliate, your ADSs will not be voted on the Domestication Merger Proposal.

Q: What is an abstention and how will abstentions be treated?

A: An “abstention” represents a shareholder’s affirmative choice to decline to vote on a proposal. Abstained shares are treated as shares present for quorum purposes but will have no effect on the Proposals.

Q: How will broker non-votes be treated?

A: A “broker non-vote” occurs when a bank, broker or other holder of record holding Chemomab Israel Shares for a beneficial owner attends the shareholder meeting but does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Brokers that hold Chemomab Israel Shares in “street name” for clients (as described below) typically have authority to vote on “routine” proposals even when they have not received instructions from beneficial owners.

Brokers that hold Chemomab Israel Shares in “street name” for clients (as described below) typically have authority to vote on “routine” proposals even when they have not received instructions from beneficial owners. There are no items on the Meeting agenda that we consider to be routine matters, as described in this proxy statement/prospectus. However, we cannot be certain whether how any proposal will be treated, since our proxy statement is prepared in compliance with the Companies Law, rather than the rules applicable to domestic U.S. reporting companies. Therefore, it is important for a shareholder that holds ADSs through a bank or broker to instruct its bank or broker how to vote its Chemomab Israel Shares, if the shareholder wants its ADSs to count for the Proposals set forth in this proxy statement/prospectus.

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Q: What happens if additional matters are presented at the Meeting?

A: The only items of business that the Chemomab Israel Board intends to present at the Meeting are set forth in this proxy statement/prospectus. No Chemomab Israel shareholder has advised Chemomab Israel of the intent to present any other matter, and Chemomab Israel is not aware of any other matters to be presented at the Meeting. If any other matter or matters are brought before the meeting in accordance with the provisions of Chemomab Israel’s articles of association and the Companies Law, the person(s) named as your proxyholder(s), if any, will have the discretion to vote your ADSs on the matters in accordance with their best judgment and as they deem advisable. Any shareholder who intends to present a proposal at the Meeting must satisfy the requirements of the Companies Law and the Chemomab Israel articles of association. Pursuant to and in accordance with the Companies Law and the regulations promulgated thereunder, one or more shareholders holding at least 5% of the voting power in Chemomab Israel have the right to ask the Chemomab Israel Board to include an item relating to the appointment or removal of a director in the agenda of the meeting, and one or more shareholders holding at least 1% of the voting power in Chemomab Israel have the right to ask the Chemomab Israel Board to include any other item in the agenda of the meeting, provided, that the proposed item is suitable for discussion at the Meeting. For a shareholder proposal to be considered for inclusion in the meeting, Chemomab Israel’s Chief Financial Officer must receive the written proposal no later than November 6, 2026. If the Chemomab Israel Board determines that a shareholder proposal is appropriate to be added to the agenda of the Meeting, Chemomab Israel will publish a revised agenda in accordance with the provisions of the Companies Law and the Chemomab Israel articles of association.

Chemomab Israel currently does not contemplate that any matters other than as stated above will be considered at the Meeting.

Q: Who is paying for this proxy solicitation?

A: Chemomab Israel will bear the cost of soliciting proxies. In addition to these proxy materials, Chemomab Israel’s directors, officers and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. Chemomab Israel may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Q: Who can help answer my questions?

A: If you are a Chemomab Israel shareholder and would like additional copies, without charge, of this proxy statement/prospectus or if you have questions about the Merger and the other Transactions, including the procedures for voting your shares, you should contact Ms. Sigal Fattal, Chemomab Israel’s Chief Financial Officer, at the following address and phone number:

Chemomab Therapeutics Ltd.
121-123 Menachem Begin Road, 30th floor
Tel Aviv 6701203, Israel

+972 77-331-0156
Attention: Sigal Fattal, Chief Financial Officer

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SUMMARY OF THE PROXY STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. To better understand the Transactions and the Proposals being considered at the Meeting, you should read this entire proxy statement/prospectus carefully, including the Merger Agreement and the other annexes to which you are referred to herein. For more information, please see the section titled “Where You Can Find More Information” in this proxy statement/prospectus.

Summary of the Merger

The Companies

Chemomab Israel

Chemomab Therapeutics Ltd. (“Chemomab Israel”) is an Israeli clinical-stage biotechnology company focused on developing innovative therapeutics for fibrotic and inflammatory diseases. Chemomab Israel’s lead product candidate is nebokitug (CM-101), a novel monoclonal antibody that neutralizes CCL24 activity. Chemomab Israel was founded in 2011 and its American Depositary Shares are listed on the Nasdaq Capital Market under the symbol “CMMB.” As of June 30, 2026, Chemomab Israel had an accumulated deficit of approximately $115.6 million. Chemomab Israel had approximately 12 employees as of June 30, 2026. Chemomab Israel’s address is 121-123 Menachem Begin Road, 30th floor, Tel Aviv 6701203, Israel.

Chemomab Parent

Snowdrift Parent Corporation (“Chemomab Parent”) is a Delaware corporation and a wholly owned subsidiary of Chemomab Israel, incorporated on June 30, 2026, for the purpose of effectuating the Transactions. Chemomab Parent has not conducted any activities other than those incidental to its formation and the Transactions.

Scipher

Scipher Medicine Corporation (“Scipher”) is a privately held Delaware corporation and a precision immunology company focused on transforming the treatment of autoimmune diseases by applying AI-enabled network medicine to improve the drug development process by improving the selection of targets, indications and patient populations. Scipher’s proprietary platform, SPECTRA™, leverages complex disease biology to identify novel therapeutic targets. Scipher’s lead commercial diagnostic, PrismRA®, is the first and only molecular treatment response signature (“MTRS”) in immunology approved for reimbursement by the Centers for Medicare & Medicaid Services (“CMS”), with over 40,000 patients tested from its launch in August 2020 through September 2026. Scipher was founded in 2013 based on the work of Drs. Joseph Loscalzo and Albert-László Barabási. As of June 30, 2026, Scipher had an accumulated deficit of approximately $328.4 million. Scipher’s headquarters are located in Durham, North Carolina.

Reasons for the Merger

The Merger will result in the Combined Company pursuing the advancement of nebokitug into a precision medicine Phase 2 clinical trial in rheumatoid arthritis using PrismRA® and Scipher’s patient-stratification capabilities, while continuing Scipher’s broader precision medicine business. The boards of directors of Chemomab Israel and Scipher each considered a number of factors that supported their respective decisions to approve the Merger Agreement.

In the course of its deliberations, Chemomab Israel’s board of directors considered, among other things: (i) the significant risk associated with a “go it alone” scenario given Chemomab Israel’s cash position of approximately $8.0 million as of March 31, 2026, and the substantial cost required for a Phase 3 trial in primary sclerosing cholangitis; (ii) the results of an extensive 2.5-year outreach to 69 pharmaceutical and biotechnology companies that failed to produce an actionable partnership; (iii) Scipher’s independent identification of CCL24 as a top-ranked therapeutic target in rheumatoid arthritis through its SPECTRA™ platform; (iv) the integrated nature of the transaction, combining a compelling scientific rationale with patient-selection capabilities, experienced management, and committed investor capital; (v) that the proposed transaction is not a conventional reverse merger because Scipher has an established operating business, commercial infrastructure, and partnerships; and (vi) the opinion delivered by Oppenheimer & Co. Inc. (“Oppenheimer”) to the Chemomab Parent Board on July 6, 2026, which was presented to the Chemomab Israel Board for informational purposes only.

In the course of its deliberations, Scipher’s board of directors considered, among other things: (i) the potential opportunity to combine Scipher’s precision medicine platform with Chemomab Israel’s nebokitug; (ii) increased access to capital and a broader investor base; (iii) greater liquidity for Scipher’s stockholders as holders of stock in a public company; (iv) few alternatives likely to create greater value for Scipher’s stockholders; (v) the transaction being more time- and cost-effective than an IPO or additional private financings; and (vi) the availability of appraisal rights to holders of Scipher’s capital stock under the DGCL.

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In the course of their deliberations, both boards of directors also considered a variety of risks and other countervailing factors related to entering into the Merger Agreement. For a more complete discussion, please see the sections titled “The Merger—Chemomab Israel’s Reasons for the Merger” and “The Merger—Scipher’s Reasons for the Merger” in this proxy statement/prospectus.

Overview of the Merger Agreement

The Transactions

Subject to the approval of Nasdaq, following the Closing, the Combined Company’s common stock will be listed on the Nasdaq Capital Market and will trade under the name “Scipher Medicine Corporation” and trading symbol “SCIP.” The Combined Company is expected to engage in the business of advancing nebokitug into a precision medicine Phase 2 clinical trial in rheumatoid arthritis using PrismRA® and Scipher’s patient-stratification capabilities, and continuing Scipher’s broader precision medicine business. The Combined Company’s headquarters will be located in Durham, North Carolina.

On July 7, 2026, Chemomab Israel, Chemomab Parent, Merger Sub, Domestication Merger Sub and Scipher entered into the Merger Agreement pursuant to which, following the Domestication Merger, and subject to satisfaction of additional closing conditions, the Merger would be consummated. The Merger is expected to be completed in the fourth calendar quarter of 2026, and if it is completed, then the business of Scipher will become the business of the Combined Company.

Under the Merger Agreement, the following will occur:

The Domestication Merger

Prior to the Closing Date, Chemomab Israel will domesticate as a wholly owned subsidiary of a Delaware corporation by Domestication Merger Sub merging with and into Chemomab Israel pursuant to the Domestication Merger, with Chemomab Israel surviving the merger and becoming a wholly owned subsidiary of Chemomab Parent. In connection with the Domestication Merger, all Chemomab Israel Shares (including those represented by ADSs, each representing 80 Chemomab Israel Shares) outstanding immediately prior to the Domestication Merger will convert into shares of Chemomab Parent Common Stock (par value $0.00001 per share) based on the Domestication Exchange Ratio, and all options to purchase Chemomab Israel Shares outstanding immediately prior to the Domestication Merger will be exchanged for options to purchase shares of Chemomab Parent Common Stock with the number of shares subject to each option and the per share exercise price adjusted to reflect the Domestication Exchange Ratio.

Immediately following the Domestication Merger, Chemomab Israel will be a wholly owned subsidiary of Chemomab Parent, and (i) Chemomab Israel will continue to possess all of its assets, rights, powers and property as constituted immediately prior to the Domestication Merger; (ii) Chemomab Israel will continue to be subject to all of its debts, liabilities and obligations as constituted immediately prior to the Domestication Merger; and (iii) each issued and outstanding Chemomab Israel Share will be deemed converted into fully paid and non-assessable shares of Chemomab Parent Common Stock based on the Domestication Exchange Ratio.

Based on 8,048,615 outstanding ADSs and outstanding options to purchase 509,342 ADSs as of October 14, 2026, and assuming the Chemomab Allocation is 1,600,000 shares of Parent Common Stock (32% of 5,000,000 shares of Parent Common Stock to be outstanding as of the Closing and immediately prior to the Concurrent PIPE Investment), the Domestication Exchange Ratio is expected to be approximately 0.0023 (or, taking into account that one ADS represents 80 Chemomab Israel Shares, 0.187 on an ADS basis), such that each ADS would convert into 0.187 shares of Parent Common Stock pursuant to the Domestication Merger Agreement. The remaining 3,400,000 shares of Parent Common Stock to be outstanding as of the Closing and immediately prior to the Concurrent PIPE Investment will be issued to holders of Scipher’s 2026 Notes. The foregoing estimate is provided solely for illustration purposes, and the final Domestication Exchange Ratio is subject to adjustment depending upon the final relative valuations of Chemomab Israel and Scipher as of the Closing, as well as the number of outstanding Chemomab Israel Shares and options to purchase Chemomab Israel Shares that are outstanding as of immediately prior to the Domestication Merger.

In addition, holders of Chemomab Israel Shares represented by ADSs and holders of vested options to acquire Chemomab Israel Shares represented by ADSs as of immediately prior to the Domestication Merger will receive contingent value rights (“CVRs”) providing the opportunity for additional value upon achievement of certain specified milestones related to nebokitug, subject to the terms of a CVR Agreement to be entered into at or prior to the Effective Time.

For a more complete description of the Domestication Merger, please see the section titled “The Domestication Merger” in this proxy statement/prospectus.

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The Merger

As set forth in the Merger Agreement, after completion of the Domestication Merger and subject to other closing conditions of the Merger, on the Closing Date, Merger Sub will merge with and into Scipher, with Scipher being the surviving entity. As a result of the Merger, Scipher will become a wholly owned subsidiary of Chemomab Parent.

Merger Consideration

Subject to the terms and conditions of the Merger Agreement, at the Effective Time:

●	all 2026 Notes (issued under the 2026 Convertible Note Purchase Agreement dated March 5, 2026, as amended on June 23, 2026) will be automatically converted into Scipher Merger Shares (shares of Chemomab Parent Common Stock);
●	all 2025 Notes will be cancelled for no consideration; and
●	all outstanding Scipher Capital Stock (common and preferred), options, and warrants will be cancelled for no consideration.

The shares of Chemomab Parent Common Stock issuable in exchange for the 2026 Notes as described above are referred to as the “Scipher Merger Shares.”

Effect of the Transactions

Under the allocation formula in the Merger Agreement, Chemomab Israel has been assigned a valuation of $48,000,000, and Scipher has been assigned a valuation of $102,000,000 (subject to decrease for any indebtedness at the Effective Time), resulting in an aggregate valuation of $150,000,000. Without giving effect to the Concurrent PIPE Investment, following the Closing, the former holders of the 2026 Notes (Scipher securityholders) immediately before the Merger are expected to own approximately 68% of the aggregate number of the outstanding shares of Chemomab Parent Common Stock, and the securityholders of Chemomab Israel immediately before the Domestication Merger are expected to own approximately 32% of the aggregate number of the outstanding shares of Chemomab Parent Common Stock, calculated in each case on a fully diluted, as-converted basis. The Allocation Percentages are determined by a valuation-based formula and are not based on a fixed exchange ratio. The $150,000,000 pre-Concurrent PIPE Investment valuation of the Combined Company was established based on the valuation attributed to the Combined Company by external investors participating in the Concurrent PIPE Investment. In negotiating the relative ownership allocation, the parties considered the respective values to be attributed to Chemomab Israel and Scipher. Following negotiations, the parties agreed to a 32%/68% ownership allocation, with Chemomab Israel securityholders receiving 32% and Scipher securityholders receiving 68% of the Combined Company prior to giving effect to the Concurrent PIPE Investment. Applying these percentages to the $150,000,000 pre-Concurrent PIPE Investment valuation resulted in implied values of approximately $48,000,000 for Chemomab Israel and $102,000,000 for Scipher.

See the section titled “Merger Agreement—Merger Consideration” in this proxy statement/prospectus for additional information regarding the factors considered by the parties in assigning the foregoing valuations to Chemomab Israel and Scipher.

No certificates or scrip representing fractional shares of Chemomab Parent Common Stock will be issued pursuant to the Merger. No cash will be paid in lieu of fractional shares.

Concurrent PIPE Investment

The Closing is conditioned on the consummation of the Concurrent PIPE Investment for aggregate gross proceeds of not less than the $30,000,000 Minimum Investment and up to $50,000,000. The Concurrent PIPE Investment will be funded by a syndicate of current Scipher investors, led by Northpond Ventures, with Khosla Ventures, Blue Owl Healthcare Opportunities and others, based on a Combined Company valuation of $150,000,000, with 100% warrant coverage at 50% of valuation. The Concurrent PIPE Investment must be consummated substantially concurrently with the Closing.

In addition, the Merger Agreement provides that Scipher may conduct the Pre-Closing Financing of up to $10,000,000 prior to the Closing. In March 2026, Scipher issued 2026 Notes in exchange for $25.4 million of outstanding notes, together with $5.0 million of new cash investment, and in July and August 2026 Scipher issued additional 2026 Notes for an aggregate of $5.0 million of new cash investment. The 2026 Notes mature on August 5, 2027. The $10.0 million of new cash investment constitutes the Pre-Closing Financing and counts toward the $30.0 million Minimum Investment. At the Closing, those notes and accrued interest will be applied toward the holders’ funding obligations under the Concurrent PIPE Investment, and the holders will receive PIPE Shares and accompanying PIPE Warrants rather than cash repayment, reducing the incremental cash proceeds Chemomab Parent receives at the Closing by that amount.

After giving effect to the Concurrent PIPE Investment (assuming gross proceeds of $30,000,000), the former holders of the 2026 Notes (Scipher securityholders) are expected to own approximately 56.70%, former Chemomab Israel shareholders are expected to own approximately 26.70%, and Concurrent PIPE Investment investors are expected to own approximately 16.60% of the outstanding shares of Chemomab Parent Common Stock (excluding shares issuable upon exercise of the PIPE Warrants).

Chemomab Parent’s Post-Closing Board of Directors

In connection with the Merger, the post-Closing board of directors of Chemomab Parent is expected to consist of five directors, of which four will be designated by Scipher and one will be designated by Chemomab Israel. The directors are expected to be: Reginald Seeto, M.B.B.S. (Scipher’s CEO & Director), Adi Mor, Ph.D. (Chemomab Israel designee), Brett Blackman, Ph.D., Stefan Krieglstein, MS, and Joseph Loscalzo, Ph.D., M.D. Reginald Seeto, M.B.B.S. is expected to serve as the Combined Company’s President and Chief Executive Officer, Ryan Phan, Ph.D. is expected to serve as Chief Operating Officer, Torsten Hombeck, Ph.D. is expected to serve as Interim Chief Financial Officer, and Courtney Morris is expected to serve as Chief Business Officer.

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Representations and Warranties

In the Merger Agreement, Scipher made certain representations and warranties (with certain exceptions set forth in Scipher’s disclosure schedules to the Merger Agreement) relating to, among other things: (a) proper corporate organization of Scipher and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Merger Agreement and other transaction documents; (c) non-contravention; (d) capital structure; (e) accuracy of charter and governing documents; (f) ownership of intellectual property; (g) required consents and approvals; (h) financial information; (i) absence of certain changes or events; (j) title to assets and properties; (k) material contracts; (l) insurance; (m) licenses and permits; (n) compliance with laws; (o) no pending litigation; (p) employment and labor matters; (q) taxes and audits; (r) environmental matters; (s) brokers and finders; and (t) other customary representations and warranties.

In the Merger Agreement, Chemomab Israel and the other Chemomab entities have made certain representations and warranties (with certain exceptions set forth in Chemomab Israel’s disclosure schedules to the Merger Agreement) relating to, among other things: (a) proper corporate organization of Chemomab Israel and similar corporate matters; (b) authorization, execution, delivery and enforceability of the Merger Agreement and other transaction documents; (c) non-contravention; (d) capital structure; (e) accuracy of charter and governing documents; (f) ownership of intellectual property; (g) required consents and approvals; (h) financial information; (i) absence of certain changes or events; (j) title to assets and properties; (k) material contracts; (l) insurance; (m) licenses and permits; (n) compliance with laws; (o) no pending litigation; (p) employment and labor matters; (q) taxes and audits; (r) environmental matters; (s) brokers and finders; (t) SEC filings; and (u) other customary representations and warranties.

Conduct Prior to Closing; Covenants

The Merger Agreement contains certain customary covenants of Scipher and Chemomab Israel, including, among others, the following:

●	Each party has agreed to operate its business in the ordinary course prior to the Closing (with certain exceptions) and not to take certain specified actions without the prior written consent of the other party.
●	Scipher, Chemomab Israel, and each of their subsidiaries (if any) have agreed not to solicit, initiate, respond or take any action to encourage any inquiries or communications relating to any proposals with respect to, or engaging in discussions with, or providing confidential information to, any person concerning a merger, consolidation or other similar transaction.

Conditions to Closing

Consummation of the Merger is subject to certain closing conditions, including, among other things: (i) the consummation of the Domestication Merger; (ii) the approval of the Required Proposals (Proposal Nos.1 through 4) by the shareholders of Chemomab Israel and the approval of the Merger by the stockholders of Scipher (which was obtained via written consent on July 7, 2026); (iii) the effectiveness of the registration statement of which this proxy statement/prospectus forms a part; (iv) the approval for listing on the Nasdaq Capital Market of the shares of Chemomab Parent Common Stock to be issued in connection with the Transactions; (v) the consummation of the Concurrent PIPE Investment for aggregate gross proceeds of not less than $30,000,000; (vi) net cash of at least $0 at Closing; (vii) the absence of a material adverse effect on either party; (viii) the execution of the CVR Agreement; and (ix) customary conditions regarding the accuracy of representations and warranties and performance of covenants.

The Merger Agreement requires Chemomab Israel to convene a shareholders’ meeting for purposes of obtaining the necessary shareholder approvals required in connection with the Merger. Approval of each Proposal requires the affirmative vote of a majority of Chemomab Israel Shares represented in person or by proxy at the Meeting. The Domestication Merger Proposal additionally requires the affirmative vote of a majority of votes not held by “Parent Affiliates.” The Required Proposals (Proposals 1 through 4) are inter-conditional.

For more information, please see the section titled “The Merger—Conditions to Closing” in this proxy statement/prospectus.

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Termination

The Merger Agreement contains certain termination rights for both Chemomab Israel and Scipher, including, among other things, the right to terminate the Merger Agreement by mutual consent or under other circumstances specified therein.

In connection with the termination of the Merger Agreement under specified circumstances, Chemomab Israel may be required to pay to Scipher a termination fee of $2,000,000 (if Chemomab Israel terminates for a Superior Offer or Scipher terminates following a triggering event by Chemomab Israel). An alternative termination fee of $500,000 may be payable in connection with a failure to obtain Chemomab Israel shareholder approval.

For more information, please see the section titled “The Merger Agreement—Termination” in this proxy statement/prospectus.

Merger-Related Transactions and Agreements

Concurrent PIPE Investment

The Closing is conditioned on the Concurrent PIPE Investment by a syndicate of current Scipher investors for aggregate gross proceeds of not less than $30,000,000, based on a Combined Company valuation of $150,000,000, with 100% warrant coverage at 50% of valuation. The Concurrent PIPE Investment must be consummated substantially concurrently with the Closing.

Support Agreements

In connection with the execution of the Merger Agreement, the officers, directors and certain shareholders of Chemomab Israel holding approximately 20% of the voting power of Chemomab Israel executed Chemomab Shareholder Support Agreements in favor of Scipher. The Chemomab Shareholder Support Agreements provide, among other things, that the shareholders party thereto will vote all of the Chemomab Israel Shares held by them in favor of the adoption of the Merger Agreement and the approval of the Transactions.

In addition, Scipher stockholders delivered a written consent adopting the Merger Agreement, executed by holders of a majority of common and preferred stock voting together as a single class, holders of 60% or more of the preferred stock, and the “Requisite Purchasers” under the 2026 Convertible Note Purchase Agreement.

Lock-Up Agreements

In accordance with the terms of the Merger Agreement, required stockholders of Scipher and shareholders of Chemomab Israel are required to deliver Lock-Up Agreements as a condition to the Closing. The Lock-Up Agreements place certain restrictions on the transfer of shares of Chemomab Parent Common Stock held by the respective signatories thereto following the Closing Date.

Interests of Chemomab Israel and Scipher Directors and Executive Officers in the Merger

In considering the recommendation of Chemomab Israel’s board of directors with respect to the issuance of Chemomab Parent Common Stock in connection with the Merger and the other matters to be acted upon by Chemomab Israel’s shareholders at the Meeting, Chemomab Israel’s shareholders should be aware that certain members of the board of directors and executive officers of Chemomab Israel have interests in the Merger that may be different from, or in addition to, your interests.

Certain officers and directors of Chemomab Israel and Scipher participate in arrangements that provide them with interests in the Merger that are different from yours, including, among others, the continued service as an officer or director of the Combined Company, the receipt of CVRs, and certain indemnification and liability insurance coverage pursuant to the terms of the Merger Agreement. These interests, among others, may influence the officers and directors of Chemomab Israel and Scipher to support or approve the Merger.

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As of October 29, 2026, all directors and executive officers of Chemomab Israel, together with their affiliates, beneficially owned approximately 2.4% of the outstanding Chemomab Israel Shares. The affirmative vote of a majority of Chemomab Israel Shares represented in person or by proxy at the Meeting is required for approval of each of the Required Proposals (Proposals 1 through 4).

Certain Material Israeli Income Tax Consequences

The Merger should not have any material Israeli tax consequences for the Chemomab Israel shareholders. Any shareholders deemed an Israeli resident for tax purposes should consult with a tax advisor for a full understanding of the Israeli tax consequences of the Merger.

For more information, please see the section titled “The Merger—Certain Material Israeli Income Tax Consequences of the Merger” in this proxy statement/prospectus.

Risk Factors

Both Chemomab Israel and Scipher are subject to various risks associated with their businesses and their industries. In addition, the Merger poses a number of risks to each company and its respective shareholders and stockholders, including, but not limited to, the following risks:

●	The Allocation Percentages are not adjustable based on market price, and the relative percentage ownership of Chemomab Israel shareholders and former Scipher securityholders in the Combined Company will not change as a result of any changes in the market price of Chemomab Israel ADSs or Chemomab Israel Shares prior to the Closing;
●	There is no assurance that the Merger will be completed in a timely manner or at all, and if the Merger is not consummated, Chemomab Israel may pursue dissolution and liquidation;
●	Conditions to the Merger, including the closing of the Concurrent PIPE Investment, may not be satisfied;
●	The issuance of shares of Chemomab Parent Common Stock to holders of Scipher’s 2026 Notes in the Merger will significantly dilute the ownership interest of Chemomab Israel’s current shareholders;
●	The Combined Company may not pursue Chemomab Israel’s existing programs, and the reverse asset acquisition accounting treatment affects the Combined Company’s financial statements;
●	Nebokitug has not been tested in rheumatoid arthritis patients, and the precision medicine strategy may not succeed; and
●	Both Chemomab Israel and Scipher have significant accumulated deficits and histories of losses, and face significant competition in precision medicine and immunology.

These risks and other risks are discussed in greater detail under the section titled “Risk Factors” in this proxy statement/prospectus and in the documents incorporated by reference in this proxy statement/prospectus. Chemomab Israel and Scipher both encourage you to read and consider all of these risks carefully.

Regulatory Approvals

In the United States, Chemomab Israel and Chemomab Parent must comply with applicable federal and state securities laws and the rules and regulations of Nasdaq in connection with the issuance of shares of Chemomab Parent Common Stock pursuant to the Merger Agreement and the Domestication Merger, the issuance of shares of Chemomab Parent Common Stock in connection with the Concurrent PIPE Investment, and the filing of this proxy statement/prospectus with the SEC. As of the date hereof, the registration statement of which this proxy statement/prospectus forms a part has not become effective. In Israel, Chemomab Israel must comply with requirements under the Israeli Companies Law for the Domestication Merger.

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Nasdaq Listing

The approval by Nasdaq of (i) the initial listing of the Chemomab Parent Common Stock to be issued in connection with the Domestication Merger on the Nasdaq Capital Market following the Effective Time, and (ii) the listing of the shares of Chemomab Parent Common Stock being issued in connection with the Merger on the Nasdaq Capital Market at or prior to the Effective Time, are conditions to the Closing. However, there can be no assurance such condition will be met and if such condition is not met or if such confirmation is not obtained, the Merger will not be consummated unless the condition is waived. The listing condition set forth in the Merger Agreement is not expected to be waived by the applicable parties. However, in the event that the shares of Chemomab Parent Common Stock are not approved for listing on Nasdaq, it is possible that the parties may mutually agree to waive the applicable condition and nonetheless proceed with completion of the Merger. If such condition is waived, Chemomab Israel will not recirculate an updated proxy statement/prospectus, nor will it solicit a new vote of shareholders prior to proceeding with the Merger. Accordingly, you are advised that Chemomab Israel shareholders will not have certainty regarding the listing of the Combined Company’s shares at the time you are asked to vote at the Meeting. Subject to the approval of Nasdaq, following the Closing, the Combined Company’s common stock will be listed on the Nasdaq Capital Market and will trade under the name “Scipher Medicine Corporation” and trading symbol “SCIP.”

Anticipated Accounting Treatment

The transaction is expected to be treated as an asset acquisition by Scipher of Chemomab Israel under GAAP (a reverse asset acquisition). Management believes that, for accounting purposes, Scipher will be deemed to be the accounting acquirer in the transaction based on an analysis of the relevant accounting criteria, including that the former Scipher securityholders will hold approximately 68% of the voting rights of the Combined Company prior to the Concurrent PIPE Investment, that Scipher will designate four of the five directors and will provide the executive management team, and that the Merger Agreement fixes the Scipher Valuation at $102.0 million against a Chemomab Valuation of $48.0 million. Because the acquired set is not a business, no goodwill will be recognized, and the only substantive nonfinancial asset acquired, the in-process research and development associated with nebokitug, has no alternative future use and will be expensed at the acquisition date.

Appraisal Rights and Dissenters’ Rights

Chemomab Israel shareholders are not entitled to appraisal rights in connection with the Proposals. Scipher stockholders are entitled to appraisal rights in connection with the Merger under the DGCL.

Comparison of Chemomab Parent Stockholder Rights and Chemomab Israel Shareholder Rights

Chemomab Israel was incorporated under the laws of Israel, and Chemomab Parent was incorporated under the laws of the State of Delaware. In connection with the Domestication Merger, all Chemomab Israel Shares outstanding immediately prior to the Domestication Merger will convert into shares of Chemomab Parent Common Stock based on the Domestication Exchange Ratio and all options to purchase Chemomab Israel Shares outstanding immediately prior to the Domestication Merger will be exchanged for options to purchase shares of Chemomab Parent Common Stock with the number of shares subject to each option and the per share exercise price adjusted to reflect the Domestication Exchange Ratio. Therefore, if the Domestication Merger is completed, Chemomab Israel shareholders will become stockholders of Chemomab Parent, and their rights will be governed by the DGCL, the amended and restated bylaws of Chemomab Parent and the Amended and Restated Certificate of Incorporation of Chemomab Parent.

The rights of Chemomab Israel shareholders contained in the articles of association of Chemomab Israel differ from the rights under the DGCL as more fully described under the section titled “Description of Securities—Differences in Shareholder Rights” in this proxy statement/prospectus.

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SUMMARY SELECTED FINANCIAL DATA of CHEMOMAB ISRAEL

The following tables summarize Chemomab Israel’s selected historical consolidated financial data for the periods indicated. The statement of operations data for each of the years ended December 31, 2025, 2024 and 2023 have been derived from Chemomab Israel’s audited consolidated financial statements. The statement of operations data for the six months ended June 30, 2026 and 2025 and the balance sheet data as of June 30, 2026 have been derived from Chemomab Israel’s unaudited interim condensed consolidated financial statements. The balance sheet data as of December 31, 2025 and 2024 have been derived from Chemomab Israel’s audited consolidated financial statements. The unaudited interim condensed consolidated financial statements have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of Chemomab Israel Management, reflect all adjustments necessary for a fair presentation of the financial information for those periods. The following selected financial data should be read together with “Chemomab Israel’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Chemomab Israel’s financial statements and related notes appearing elsewhere in this proxy statement/prospectus. Chemomab Israel’s historical results are not necessarily indicative of results that should be expected in any future period.

Statement of Operations Data:

Years ended December 31, and six months ended June 30, (in thousands, except per share data)

	2025	2024	2023	Six months ended June 30, 2026	Six months ended June 30, 2025
Research and development	$5,833	$11,327	$18,381	$2,067	$3,780
General and administrative	3,734	3,412	7,078	2,024	1,969
Total operating expenses	9,567	14,739	25,459	4,091	5,749
Financing income, net	(572)	(794)	(1,238)	(153)	(369)
Net loss	$8,995	$13,945	$24,221	$3,938	$5,380
Basic and diluted loss per Ordinary Share	$0.018	$0.039	$0.103	$0.006	$0.012

Balance Sheet Data:

(in thousands)

	As of June 30, 2026	As of December 31, 2025	As of December 31, 2024
Cash and cash equivalents and short-term bank deposits	$6,687	$10,366	$14,266
Working capital(1)	8,404	11,947	12,822
Total assets	10,238	13,812	16,964
Total liabilities	1,553	1,478	3,427
Total shareholders’ equity	8,685	12,334	13,537

(1) Working capital is defined as current assets less current liabilities.

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SUMMARY SELECTED FINANCIAL DATA of SCIPHER

The following tables summarize Scipher’s selected historical financial data for the periods indicated. The statement of operations data for each of the years ended December 31, 2025 and 2024 have been derived from Scipher’s audited financial statements. The balance sheet data as of December 31, 2025 and 2024 have been derived from Scipher’s audited financial statements. The following selected statements of operations data for the six months ended June 30, 2026 and 2025 and the selected balance sheet data as of June 30, 2026 have been derived from Scipher’s unaudited interim condensed financial statements included elsewhere in this proxy statement/prospectus. Scipher’s unaudited interim condensed financial statements have been prepared on the same basis as the audited consolidated financial statements and, in the opinion of management, include all adjustments, consisting of normal recurring adjustments and accruals, necessary for a fair statement of the information for the interim periods.

The following selected financial data should be read together with “Scipher’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Scipher’s financial statements and related notes appearing elsewhere in this proxy statement/prospectus. Scipher’s historical results are not necessarily indicative of results that should be expected in any future period.

Statement of Operations Data

(in thousands, except per share data):

	Six Months Ended		Years Ended December 31,
	2026	2025	2025	2024
Revenues, net	$732	$3,556	$5,071	$10,877
Cost of sales	774	2,283	3,830	9,093
Gross profit (loss)	(42)	1,273	1,241	1,784
Operating expenses:
Selling, general and administrative	7,606	8,552	15,966	31,546
Research and development	1,198	2,005	3,288	5,976
Total operating expenses	8,804	10,557	19,254	37,522
Loss from operations	(8,846)	(9,284)	(18,013)	(35,738)
Other income (expense), net	(35,827)	(5,173)	(8,963)	(431)
Net loss	$(44,673)	$(14,457)	$(26,976)	$(36,169)
Net loss per share of common stock, basic and diluted	$(29.44)	$(10.73)	$(19.46)	$(38.36)

Balance Sheet Data:

(in thousands)

	As of June 30, 2026	As of December 31, 2025	As of December 31, 2024
Cash and cash equivalents	$2,253	$4,531	$3,969
Working capital(1)	(2,466)	(34,078)	(10,030)
Total assets	6,876	7,745	9,318
Total liabilities	83,516	40,833	17,876
Redeemable convertible preferred stock	169,825	205,578	225,555
Total shareholders’ deficit	(246,465)	(238,666)	(234,113)

(1) Working capital is defined as current assets less current liabilities.

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SUMMARY SELECTED UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following tables summarize Scipher and Chemomab Israel’s unaudited pro forma financial data for the periods indicated. The following selected financial data should be read together with the “Unaudited Pro Forma Condensed Combined Financial Information” and Scipher’s and Chemomab Israel’s financial statements and related notes appearing elsewhere in this proxy statement/prospectus.

Statement of Operations Data:

(in thousands, except per share data)

	Six Months Ended June 30, 2026	Year Ended December 31, 2025
Revenues, net	$732	$5,071
Cost of sales	776	3,835
Gross (loss) profit	(44)	1,236
Operating expenses:
Selling, general and administrative	13,028	24,196
Research and development	9,577	15,453
Total operating expenses	22,605	39,649
Loss from operations	(22,649)	(38,413)
Other income (expense), net	368	688
Net loss	$(22,281)	$(37,725)
Net loss per share of common stock, basic and diluted	$(3.78)	$(6.51)

Balance Sheet Data:

(in thousands)

As of June 30, 2026
Cash and cash equivalents	$25,928
Working capital(1)	24,632
Total assets	32,763
Total liabilities	6,824
Total shareholders’ equity	25,939

(1) Working capital is defined as current assets less current liabilities.

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MARKET PRICE AND DIVIDEND INFORMATION

Chemomab Israel’s ADSs are listed on the Nasdaq Capital Market under the symbol “CMMB”.

On July 7, 2026, the last full Trading Day immediately preceding the public announcement of the Merger, the closing price per share of the ADSs of Chemomab Israel on Nasdaq was $2.77. On October 28, 2026, the last reported sale price of the ADSs of Chemomab Israel on the Nasdaq Capital Market was $1.10 per ADS.

Subject to the approval of Nasdaq, following the closing of the Domestication Merger, Chemomab Parent Common Stock will be listed on the Nasdaq Capital Market and will trade under Chemomab Parent’s name and trading symbol “CMMB.” In addition, subject to the approval of Nasdaq, following the Closing, the Combined Company’s common stock will be listed on the Nasdaq Capital Market and will trade under the name “Scipher Medicine Corporation” and trading symbol “SCIP.”

As of October 29, 2026, there were seven shareholders of record of Chemomab Israel Shares, of whom five are in the United States. The number of record holders is not representative of the number of beneficial holders of Chemomab Israel Shares, as most of the Chemomab Israel Shares that Chemomab Israel has issued, including those represented by ADSs are currently recorded in the name of Chemomab Israel’s ADS registrar, The Bank of New York Mellon.

Scipher is a privately held company and its common stock and preferred stock are not publicly traded.

Dividend Policy

Chemomab Israel

Chemomab Israel has never declared or paid cash dividends to its shareholders and it does not intend to pay cash dividends in the foreseeable future. Chemomab Israel intends to reinvest any earnings in developing and expanding its business.

Under the Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. Our amended and restated articles of association do not require shareholder approval of a dividend distribution and provide that dividend distributions may be determined by our board of directors.

Pursuant to the Companies Law, the distribution amount is limited to the greater of retained earnings or earnings generated over the previous two years, according to Chemomab Israel’s then last reviewed or audited financial statements (less the amount of previously distributed dividends, if not reduced from the earnings), provided that the end of the period to which the financial statements relate is not more than six months prior to the date of the distribution. If Chemomab Israel does not meet such criteria, then Chemomab Israel may distribute dividends only with court approval; as Chemomab Israel is a company listed on an exchange outside of Israel, however, court approval is not required if the proposed distribution is in the form of an equity repurchase, provided that Chemomab Israel notify its creditors of the proposed equity repurchase and allow such creditors an opportunity to initiate a court proceeding to review the repurchase. If within 30 days such creditors do not file an objection, then Chemomab Israel may proceed with the repurchase without obtaining court approval. In each case, Chemomab Israel is only permitted to distribute a dividend if its board of directors and, if applicable, the court determines that there is no reasonable concern that payment of the dividend will prevent Chemomab Israel from satisfying its existing and foreseeable obligations as they become due.

In the event of Chemomab Israel’s liquidation, after satisfaction of liabilities to creditors, its assets will be distributed to the holders of Chemomab Israel Shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Scipher

Scipher has never paid or declared any cash dividends on the Scipher capital stock. If the Merger does not occur, Scipher does not anticipate paying any cash dividends on the Scipher capital stock in the foreseeable future, and Scipher intends to retain all available funds and any future earnings to fund the development and expansion of its business.

Any future determination relating to the Combined Company’s dividend policy will be at the discretion of the Combined Company Board and will depend on a number of factors, including future earnings, financial condition, operating results, contractual restrictions, capital requirements, business prospects, strategic goals and plans to expand the business, applicable law and other factors that the Combined Company Board may deem relevant.

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RISK FACTORS

If the Merger is completed, which is expected to occur in the fourth calendar quarter of 2026, the business of Scipher will become the business of Chemomab Parent. You should carefully consider the factors described below, together with all of the other information contained in this proxy statement/prospectus, before making a decision about voting on the proposals submitted for your consideration. If any of the risks discussed below actually occur, Chemomab Israel’s and Scipher’s business, financial condition, operating results and cash flows could be materially adversely affected.

Summary Risk Factors

Risks Related to the Proposed Merger

●	The Allocation Percentages are not adjustable based on the market price of Chemomab Israel Shares, so the merger consideration at the Closing may have a greater or lesser value than at the time the Merger Agreement was signed.

●	If the Merger is not completed, Chemomab Israel’s board of directors may decide to pursue a dissolution and liquidation of Chemomab Israel.

●	If the conditions to the Merger are not fulfilled, including the closing of the Concurrent PIPE Investment, the Merger will not occur.

●	The Merger may be completed even though material adverse changes may result from the announcement of the Merger, industry-wide changes and other causes, and the scope of changes that would not permit either party to refuse to complete the Merger differs as between Chemomab Israel and Scipher.

●	The market price of the Combined Company’s shares may decline as a result of the Merger.

●	Chemomab Israel and Scipher securityholders may not realize a benefit from the Merger commensurate with the ownership dilution they will experience in connection with the Merger and the Concurrent PIPE Investment, a portion of which may be invested in and utilized by Scipher prior to the Effective Time.

●	During the pendency of the Merger, Chemomab Israel and Scipher will be subject to contractual limitations set forth in the Merger Agreement that restrict the parties’ ability to enter into business combination transactions with another party.

●	Because the lack of a public market for Scipher’s capital stock makes it difficult to evaluate the fairness of the Merger, Scipher’s securityholders may receive consideration in the Merger that is greater than or less than the fair market value of Scipher’s capital stock.

Chemomab Israel

The principal factors and uncertainties that could materially adversely affect Chemomab Israel’s business include, among others:

●	Chemomab Israel has a limited operating history, has never generated product revenue, and may never become profitable.

●	Chemomab Israel’s business is highly dependent on the success of its lead and only product candidate, nebokitug, and its approach of targeting CCL24 for the treatment of inflammatory and fibrotic diseases is novel and unproven.

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●	Clinical drug development is lengthy, complex and expensive, with an uncertain outcome, and Chemomab Israel may never obtain regulatory approval to market nebokitug or any other product candidate.

●	Chemomab Israel has incurred significant losses since inception, had an accumulated deficit of $115.6 million as of June 30, 2026, and substantial doubt exists regarding its ability to continue as a going concern absent the Merger, the Concurrent PIPE Investment or other additional financing.

●	Chemomab Israel faces substantial competition in the treatment of inflammation and fibrosis from companies and institutions with greater financial, technical and other resources.

●	Chemomab Israel’s ability to obtain, maintain, protect and enforce patent and other intellectual property protection for nebokitug and its other technology is uncertain and may not prevent competitors from developing or commercializing similar products.

●	Chemomab Israel’s operations, including its research and development facilities and members of its senior management, are based in Israel, and regional conflict, instability and currency fluctuations could adversely affect its business.

●	The trading price of Chemomab Israel’s ADSs has been highly volatile, Chemomab Israel has never paid dividends.

Risks Related to Chemomab Israel’s Business and Industry

●	Chemomab Israel has a limited operating history and funding, which may make it difficult to evaluate its prospects and likelihood of success.

●	Chemomab Israel’s business is highly dependent on the success of its lead product candidate, nebokitug, and any other product candidates that it advances into clinical studies. All of Chemomab Israel’s programs will require significant additional clinical development.

●	Clinical development involves a lengthy, complex and expensive process, with an uncertain outcome.

Risks Related to Chemomab Israel’s Intellectual Property Rights

●	If Chemomab Israel is unable to protect its patents or other proprietary rights, or if Chemomab Israel infringes the patents or other proprietary rights of others, its competitiveness and business prospects may be materially damaged.

●	Chemomab Israel may not identify relevant third-party patents or may incorrectly interpret the relevance, scope or expiration of a third-party patent, which might adversely affect its ability to develop, manufacture and market its product candidates.

●	Even if Chemomab Israel obtains regulatory approval for nebokitug or any product candidate, it will still face extensive and ongoing regulatory requirements and obligations and any product candidates, if approved, may face future development and regulatory difficulties.

Risks Related to Chemomab Israel’s Regulatory Approvals

●	The regulatory approval processes of the FDA and comparable foreign authorities are lengthy, time consuming and inherently unpredictable, and if Chemomab Israel is ultimately unable to obtain regulatory approval for nebokitug or any other product candidates, its business will be substantially harmed.

●	Obtaining and maintaining regulatory approval of Chemomab Israel’s product candidates in one jurisdiction does not mean that it will be successful in obtaining regulatory approval of its product candidates in other jurisdictions.

●	Even if Chemomab Israel obtains regulatory approval for nebokitug or any product candidate, it will still face extensive and ongoing regulatory requirements and obligations and any product candidates, if approved, may face future development and regulatory difficulties.

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Risks Related to Commercialization of Chemomab Israel’s Product Candidates

●	If Chemomab Israel does not achieve its projected development and commercialization goals in the timeframes it announces and expects, the commercialization of its product candidates may be delayed and Chemomab Israel’s business will be harmed.

●	Chemomab Israel faces substantial competition, which may result in others discovering, developing or commercializing products before or more successfully than it.

●	Even if nebokitug, or any other product candidate Chemomab Israel develops, receives marketing approval, it may fail to achieve market acceptance by physicians, patients, third-party payors or others in the medical community necessary for commercial success.

Risks Related to Chemomab Israel’s Incorporation and Location in Israel

●	Conditions in Israel could materially and adversely affect Chemomab Israel’s business.

●	Because a certain portion of Chemomab Israel’s expenses are incurred in currencies other than the U.S. Dollar, its results of operations may be harmed by currency fluctuations and inflation.

Risks Related to Chemomab Israel’s ADSs

●	Chemomab Israel’s ADS market price may continue to be highly volatile and you may not be able to resell your ADSs at or above the price you paid for them.

Scipher

The principal factors and uncertainties that could materially adversely affect Scipher’s business include, among others:

●	Scipher has incurred significant losses since inception, had an accumulated deficit of $328.4 million as of June 30, 2026, and may never achieve or maintain profitability.

●	Scipher’s current revenue is concentrated in its PrismRA® diagnostic test and in data-licensing, analytics and collaboration arrangements on its SPECTRA™ platform, and Scipher’s growth depends on continued adoption of PrismRA® and expansion of its precision medicine and companion diagnostic businesses, including the planned use of PrismRA® and a new nebokitug-specific companion diagnostic in rheumatoid arthritis.

●	Scipher depends on achieving and maintaining adequate coverage and reimbursement from Medicare and other government and commercial third-party payers for PrismRA® and any future solutions.

●	The precision medicine and molecular diagnostics industry is highly competitive and subject to rapid technological change, and Scipher’s solutions may not achieve or maintain sufficient commercial market acceptance.

●	Scipher’s solutions rely on complex, AI- and machine-learning-driven bioinformatics processes, and the evolving regulatory environment for AI/ML and for laboratory-developed tests, including possible future U.S. Food and Drug Administration (“FDA”) regulation, could adversely affect Scipher’s business.

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●	Scipher is subject to extensive healthcare laws and regulations, including fraud and abuse, data privacy and security (including HIPAA and state genetic-privacy laws) and reimbursement rules, and failure to comply could result in significant liability.

●	Scipher’s ability to obtain, maintain, protect and enforce intellectual property protection for its solutions and technology is uncertain, and third parties may allege that Scipher’s solutions infringe their intellectual property rights.

●	Scipher will require substantial additional financing to achieve its goals, and raising additional capital may be dilutive to stockholders, restrict its operations or be unavailable on acceptable terms.

●	Scipher depends on key members of its senior management team, including its Chief Executive Officer, Dr. Reginald Seeto, and the loss of key personnel could adversely affect its business.

Risks Related to the Merger

The issuance of shares of common stock of Chemomab Parent to Scipher’s securityholders in the Merger will significantly dilute the voting power of Chemomab Israel’s current shareholders.

Immediately following the Closing, Scipher securityholders immediately before the Merger are expected to own approximately 68% of the aggregate number of outstanding shares of Chemomab Parent Common Stock prior to the Concurrent PIPE Investment, and the securityholders of Chemomab Israel immediately before the Domestication Merger are expected to own approximately 32% of the aggregate number of outstanding shares of Chemomab Parent Common Stock prior to the Concurrent PIPE Investment, calculated on a fully diluted, as-converted basis. The actual allocation will be subject to adjustment based on, among other things, Scipher’s indebtedness, subject to certain exceptions. The Closing is conditioned on completion of the Concurrent PIPE Investment, which will dilute securityholders of both Chemomab Israel and Scipher on a pro rata basis, subject to certain exceptions. The issuance of shares of Chemomab Parent Common Stock to the holders of the 2026 Notes in the Merger will significantly reduce the relative voting power of each share of its common stock held by Chemomab Israel’s current shareholders. Consequently, Chemomab Israel’s shareholders as a group will have significantly less influence over the management and policies of Chemomab Parent than they did over Chemomab Israel prior to the Merger.

The Allocation Percentages are not adjustable based on the market price of Chemomab Israel Shares, so the merger consideration at the Closing may have a greater or lesser value than at the time the Merger Agreement was signed.

The Merger Agreement has set a Chemomab Allocation Percentage allocating a percentage of Chemomab Parent shares to shareholders of Chemomab Israel immediately prior to the Domestication Merger and a Scipher Allocation Percentage allocating a percentage of Chemomab Parent shares to the holders of the 2026 Notes (collectively, the “Allocation Percentages”) in accordance with a formula that is based on a fixed valuation of each of Chemomab Israel and Scipher, after taking into account Scipher’s indebtedness, immediately prior to the Closing. Any changes in the market price of Chemomab Israel’s ADSs before the completion of the Merger will not affect the allocation of Chemomab Parent Common Stock issuable to the holders of the 2026 Notes pursuant to the Merger Agreement.

The Merger Agreement does not include a price-based termination right. Because the Allocation Percentages do not adjust as a result of changes in the market price of Chemomab Israel Shares, for each one percentage point change in the market price of Chemomab Israel Shares, there is a corresponding one percentage point rise or decline in the value of the total merger consideration payable to the holders of the 2026 Notes pursuant to the Merger Agreement.

If the Merger is not consummated, Chemomab Israel could suffer materially and Chemomab Israel’s share price could decline.

The consummation of the proposed Merger with Scipher is subject to a number of closing conditions, including the approval by Chemomab Israel’s shareholders, approval by Nasdaq of Chemomab Parent’s initial listing application for its common stock in connection with the Merger, and other customary closing conditions. In addition, the Closing is conditioned upon Net Cash (as defined in the Merger Agreement) being at least $0 at the time of Closing.

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If the proposed Merger is not consummated, Chemomab Israel may be subject to a number of material risks, and its share price could be adversely affected, as follows:

●	Chemomab Israel has incurred and expects to continue to incur significant expenses related to the proposed Merger with Scipher, even if the Merger is not consummated.

●	The Merger Agreement contains covenants restricting Chemomab Israel’s solicitation of competing acquisition proposals and the conduct of Chemomab Israel’s business between the date of signing the Merger Agreement and the Closing. Accordingly, Chemomab Israel may be unable to pursue business opportunities that would otherwise be in its best interest as a standalone company. Chemomab Israel has invested significant time and resources in the transaction process, and if the Merger Agreement is terminated, Chemomab Israel will have a limited ability to continue its current operations without obtaining additional financing.

●	Chemomab Israel’s collaborators and other business partners and investors in general may view the failure to consummate the Merger as a poor reflection on its business or prospects.

●	Some of Chemomab Israel’s collaborators and other business partners may seek to change or terminate their relationships with Chemomab Israel as a result of the proposed Merger or the failure thereof.

●	As a result of the Merger, current and prospective employees could experience uncertainty about their future roles within the Combined Company. This uncertainty may adversely affect Chemomab Israel’s ability to retain its key employees, who may seek other employment opportunities.

●	Chemomab Israel’s management team (“Chemomab Israel Management”) may be distracted from day-to-day operations as a result of the proposed Merger.

●	Nasdaq could determine to delist Chemomab Parent Common Stock which could have an adverse effect on the value of Chemomab Parent Common Stock and any future ability to raise capital.

In addition, if the Merger Agreement is terminated and Chemomab Israel’s board of directors determines to seek another business combination, it may not be able to find a third party willing to provide equivalent or more attractive consideration than the consideration to be provided by each party in the Merger. In such circumstances, Chemomab Israel’s board of directors may elect to, among other things, divest all or a portion of Chemomab Israel’s business, or take the steps necessary to liquidate all of Chemomab Israel’s business and assets, and in either such case, the consideration that Chemomab Israel receives may be less attractive than the consideration to be received by Chemomab Israel pursuant to the Merger Agreement and the Concurrent PIPE Investment.

If the Merger is not completed, Chemomab Israel’s board of directors may decide to pursue a dissolution and liquidation of Chemomab Israel. In such an event, the amount of cash available for distribution to its shareholders, if any, will depend heavily on the timing of such liquidation as well as the amount of cash that will need to be reserved for commitments and contingent liabilities.

There can be no assurance that the Merger will be completed. If the Merger is not completed, the Chemomab Israel board of directors may decide to pursue a dissolution and liquidation of Chemomab Israel. In such an event, the amount of cash available for distribution to its shareholders will depend heavily on the timing of such decision, as with the passage of time the amount of cash available for distribution will be reduced as Chemomab Israel continues to fund its operations. In addition, if Chemomab Israel’s board of directors were to approve and recommend, and its shareholders were to approve, a dissolution and liquidation, Chemomab Israel would be required under Israeli law to pay its outstanding obligations, as well as to make reasonable provision for contingent and unknown obligations, prior to making any distributions in liquidation to its shareholders. As a result of this requirement, a portion of Chemomab Israel’s remaining cash assets may need to be reserved pending the resolution of such obligations. In addition, Chemomab Israel may be subject to litigation or other claims related to a dissolution and liquidation. If a dissolution and liquidation were pursued, Chemomab Israel’s board of directors, in consultation with its advisors, would need to evaluate these matters and make a determination about a reasonable amount to reserve. Accordingly, holders of Chemomab Israel ADSs could lose all or a significant portion of their investment in the event of Chemomab Israel’s liquidation, dissolution or winding up. The pendency of the Merger could adversely affect the business, financial condition and results of operations of Chemomab Israel and Scipher, including their relationships with employees, customers, suppliers and collaborators. Uncertainty about the effect of the Merger on employees, customers, suppliers and collaborators may have an adverse effect on Chemomab Israel and Scipher, and consequently on the Combined Company. These uncertainties may impair Chemomab Israel’s and Scipher’s ability to attract, retain and motivate key personnel until the Merger is completed, and could cause customers, suppliers, collaborators and other parties with whom Chemomab Israel or Scipher maintains business relationships to delay or defer entering into new agreements, decline to renew existing agreements, seek to modify existing agreements or seek alternative relationships with third parties, in each case as a result of the Merger, whether or not the Merger is completed. The pendency of the Merger may also divert the attention of Chemomab Israel’s and Scipher’s management and employees from day-to-day operations. If any key personnel depart, or if Chemomab Israel’s or Scipher’s relationships with employees, customers, suppliers or collaborators are impaired, the business, financial condition and results of operations of Chemomab Israel or Scipher, and following the Merger, the Combined Company, could be adversely affected. These effects could be exacerbated by a delay in the completion of the Merger or termination of the Merger Agreement.

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Chemomab Israel and Scipher may not be able to successfully complete the Concurrent PIPE Investment, which, if completed, may not exclusively finance the Combined Company.

As a condition to the Merger, the parties are seeking to obtain not less than $30,000,000 and up to $50,000,000 of financing for the Combined Company through the Concurrent PIPE Investment, including the Pre-Closing Financing of $10,000,000 which has been invested in Scipher and counts toward the $30,000,000 Minimum Investment. The amount to be raised in the Concurrent PIPE Investment including the Pre-Closing Financing will be invested by the Investors in exchange for the common stock of Chemomab Parent immediately following the effective time of the Merger. However, there is a risk that Scipher may use some or all of the Pre-Closing Financing to fund its operations prior to the Merger and it may not be available to fund the operations of the Combined Company. In addition, market conditions may not be conducive to closing the Concurrent PIPE Investment, or the Concurrent PIPE Investment may not be available on as favorable terms as currently contemplated. As such, there is no guarantee that the Concurrent PIPE Investment described herein will materialize. If the Concurrent PIPE Investment is not successfully completed on satisfactory terms, then the proposed Merger will not be consummated.

In March 2026, Scipher issued 2026 Notes in exchange for $25.4 million of outstanding notes, together with $5.0 million of new cash investment, and in July and August 2026 Scipher issued additional 2026 Notes for an aggregate of $5.0 million of new cash investment. The 2026 Notes mature on August 5, 2027. The $10.0 million of new cash investment constitutes the Pre-Closing Financing and counts toward the $30.0 million Minimum Investment. At the Closing, those notes and accrued interest will be applied toward the holders’ funding obligations under the Concurrent PIPE Investment, and the holders will receive PIPE Shares and accompanying PIPE Warrants rather than cash repayment, reducing the incremental cash proceeds Chemomab Parent receives at the Closing by that amount.

If the conditions to the Merger are not fulfilled, the Merger will not occur.

Even if the Merger is approved by the shareholders of Chemomab Israel, specified conditions must be satisfied or waived to complete the Merger. These conditions are set forth in the Merger Agreement and described in the section titled “The Merger Agreement — Conditions to the Completion of the Merger” in this proxy statement/prospectus. Chemomab Israel cannot assure you that all of the conditions will be satisfied. If the conditions are not satisfied or waived, the Merger will not occur or will be delayed, and Chemomab Israel may lose some or all of the intended benefits of the Merger.

Some Chemomab Israel and Scipher officers and directors have interests in the Merger that are different from yours and that may influence them to support or approve the Merger without regard to your interests.

Certain officers and directors of Chemomab Israel and Scipher participate in arrangements that provide them with interests in the Merger that are different from yours, including, among others, the continued service as an officer or director of the Combined Company, continued indemnification and the potential ability to sell an increased number of shares of the Combined Company in accordance with Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”). These interests, among others, may influence the officers and directors of Chemomab Israel and Scipher to support or approve the Merger. For more information concerning the interests of Chemomab Israel and Scipher executive officers and directors, see the section titled “Interests of the Chemomab Israel and Scipher Directors and Executive Officers in the Merger” in this proxy statement/prospectus.

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The Merger may be completed even though material adverse changes may result from the announcement of the Merger, industry-wide changes and other causes.

In general, either party can refuse to complete the Merger if there is a material adverse change affecting the other party following July 7, 2026, the date of the Merger Agreement. The Merger Agreement defines “material adverse effect” separately with respect to Chemomab Israel and with respect to Scipher, and the carve-outs applicable to each definition are not identical. In determining whether a material adverse effect on Chemomab Israel has occurred, effects resulting from the following are excluded from consideration:

●	the announcement of the Merger Agreement or the pendency of the Merger and the other transactions contemplated by the Merger Agreement;

●	changes in financial, banking or securities markets, including any change in the stock price or trading volume of the Chemomab Israel Shares (although an effect that causes or contributes to such a change in stock price or trading volume may still be taken into account in determining whether a material adverse effect on Chemomab Israel has occurred, unless that effect is otherwise excluded under this list);

●	the taking of, or the failure to take, any action by Chemomab Israel that is required to comply with the terms of the Merger Agreement;

●	acts of war, armed hostilities or terrorist activities, or any threat thereof, including any escalation or general worsening of the foregoing anywhere in the world, or any governmental or other response or reaction thereto;

●	any natural disaster or epidemics, pandemics (including the COVID-19 pandemic) or other force majeure events, including any escalation or general worsening thereof;

●	any change in U.S. generally accepted accounting principles or applicable law, or the interpretation thereof;

●	general economic or political conditions, or conditions generally affecting the industries in which Chemomab Israel operates, or the financial, credit or securities markets in general, including any shutdown of any governmental authority;

●	FDA (or similar regulatory bodies’) actions, enforcement, correspondence, requirements or directives, but only to the extent arising from or relating to a submission to the FDA or similar governmental authority filed after the date of the Merger Agreement with Scipher’s prior written consent; and

●	any other event, non-action or effect related to any business that Chemomab Israel plans to discontinue following the Closing.

A narrower and different set of carve-outs applies in determining whether a material adverse effect on Scipher has occurred. Unlike the Chemomab Israel definition above, the Company Material Adverse Effect definition in the Merger Agreement does not exclude changes in financial, banking or securities markets, actions taken by Scipher to comply with the terms of the Merger Agreement, or FDA or other regulatory actions. Effects resulting from the following are excluded from consideration in determining whether a material adverse effect on Scipher has occurred, except that, with respect to the second, third and fourth items below, such effects are excluded only to the extent they do not disproportionately affect Scipher and its subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which they operate:

●	the announcement of the Merger Agreement or the pendency of the Merger and the other transactions contemplated by the Merger Agreement;

●	any natural disaster or epidemics, pandemics or other force majeure events, or any act or threat of terrorism or war, armed hostilities or terrorist activities (including any escalation or general worsening of the foregoing) anywhere in the world, or any governmental or other response or reaction thereto;

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●	any change in U.S. generally accepted accounting principles or applicable law, or the interpretation thereof; and

●	general economic or political conditions, or conditions generally affecting the industries in which Scipher operates.

If adverse changes occur but Chemomab Israel and Scipher must still complete the Merger, the Combined Company’s share price may suffer.

The market price of the Combined Company’s shares may decline as a result of the Merger.

The market price of the Combined Company’s shares may decline as a result of the Merger for a number of reasons, including if:

●	the Combined Company does not achieve the perceived benefits of the Merger as rapidly or to the extent anticipated by financial or industry analysts;

●	the effect of the Merger on the Combined Company’s business and prospects is not consistent with the expectations of financial or industry analysts; or

●	investors react negatively to the effect on the Combined Company’s business and prospects from the Merger.

Chemomab Israel and Scipher securityholders may not realize a benefit from the Merger commensurate with the ownership dilution they will experience in connection with the Merger.

If the Combined Company is unable to realize the strategic and financial benefits currently anticipated from the Merger, Chemomab Israel and Scipher securityholders will have experienced substantial dilution of their ownership interest without receiving any commensurate benefit. Significant management attention and resources will be required to integrate the two companies. Delays in this process could adversely affect the Combined Company’s business, financial results, financial condition and share price following the Merger. Even if the Combined Company were able to integrate the business operations successfully, there can be no assurance that this integration will result in the realization of the full benefits of synergies, innovation and operational efficiencies that may be possible from this integration and that these benefits will be achieved within a reasonable period of time.

During the pendency of the Merger, Chemomab Israel and Scipher will be subject to contractual limitations set forth in the Merger Agreement that restrict the parties’ ability to enter into business combination transactions with another party.

Covenants in the Merger Agreement impede the ability of Chemomab Israel or Scipher to make acquisitions or complete other transactions that are not in the ordinary course of business pending completion of the Merger. As a result, if the Merger is not completed, the parties may be at a disadvantage to their competitors. In addition, while the Merger Agreement is in effect and subject to limited exceptions, each party is prohibited from soliciting, initiating, encouraging or taking actions designed to facilitate any inquiries or the making of any proposal or offer that could lead to the entering into certain extraordinary transactions with any third party, such as a sale of assets, an acquisition of such party’s securities, a tender offer for such party’s securities, a merger or other business combination outside the ordinary course of business. Any such transactions could be favorable to such party’s shareholders.

Certain provisions of the Merger Agreement may discourage third parties from submitting alternative takeover proposals, including proposals that may be superior to the arrangements contemplated by the Merger Agreement.

The terms of the Merger Agreement prohibit each of Chemomab Israel and Scipher from soliciting alternative takeover proposals or cooperating with persons making unsolicited takeover proposals.

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Because the lack of a public market for Scipher’s capital stock makes it difficult to evaluate the fairness of the Merger, Scipher’s securityholders may receive consideration in the Merger that is greater than or less than the fair market value of Scipher’s capital stock.

The outstanding share capital of Scipher is privately held and is not traded in any public market. The lack of a public market makes it difficult to determine the fair market value of Scipher’s capital stock. Since the number of shares of Chemomab Parent Common Stock to be issued to Scipher’s securityholders was determined based on negotiations between the parties, it is possible that the value of Chemomab Parent Common Stock to be issued in connection with the Merger will be greater than the fair market value of Scipher’s common stock.

The Combined Company will incur transaction costs as a result of the Merger, including investment banking, legal and accounting fees. In addition, the Combined Company will incur significant consolidation and integration expenses which cannot be accurately estimated at this time. Actual transaction costs may substantially exceed estimates and may have an adverse effect on the Combined Company’s financial condition and operating results.

The unaudited pro forma combined financial information included in connection with the Merger is presented for illustrative purposes only and may not be representative of the Combined Company’s actual future financial condition or results of operations.

The unaudited pro forma combined financial information relating to the Merger is presented for illustrative purposes only, is based on a number of assumptions, preliminary estimates and currently available information, and is subject to change and various adjustments as additional information becomes available and as additional analyses are performed. The unaudited pro forma combined financial information does not necessarily reflect what the Combined Company’s actual financial condition or results of operations would have been had the Merger been completed on the dates indicated, and does not purport to project the future financial condition or results of operations of the Combined Company following the Merger. The pro forma combined financial information does not reflect all costs that are expected to be incurred by the Combined Company in connection with the Merger, including the costs to integrate the operations of Chemomab Israel and Scipher or the costs necessary to achieve any anticipated synergies, and does not reflect any potential impact of current or future market conditions on revenues, expense efficiencies or asset dispositions, among other factors. As a result, the actual financial condition and results of operations of the Combined Company following the Merger may not be consistent with, or evident from, this pro forma financial information, and the difference may be material.

The Merger is expected to be accounted for as an asset acquisition, with Scipher treated as the accounting acquirer, and this accounting treatment will affect the Combined Company’s historical and future financial statements.

For financial accounting purposes, the Merger is expected to be accounted for as a reverse asset acquisition, with Scipher treated as the accounting acquirer and Chemomab Israel as the accounting acquiree, even though Chemomab Parent will be the surviving public registrant. This determination reflects an analysis of the relevant accounting criteria, including that the former Scipher securityholders will hold approximately 68% of the voting rights of the Combined Company prior to the Concurrent PIPE Investment, that Scipher will designate four of the five directors and will provide the executive management team, and that the Merger Agreement fixes the Scipher Valuation at $102.0 million against a Chemomab Valuation of $48.0 million. This analysis is subject to change based on the final facts and circumstances at the Closing. The Combined Company’s historical financial statements will therefore be those of Scipher, with Chemomab Israel consolidated from the Closing Date. Because the acquired set does not constitute a business, no goodwill will be recognized, and the cost of the acquisition will be allocated to the assets acquired and liabilities assumed based on their relative fair values. The amount allocated to the acquired in-process research and development associated with nebokitug has no alternative future use and will be expensed at the acquisition date. If the Merger were instead treated as a business combination, the Combined Company’s financial statements would differ materially, including through the recognition of goodwill and the capitalization rather than immediate expense of that in-process research and development. Investors should not assume that the Combined Company’s post-Merger financial statements will be comparable to the historical financial statements of either company.

In connection with the Domestication Merger, the ADS deposit agreement with The Bank of New York Mellon will be terminated, which may result in a termination fee of $0.05 per ADS payable to the depositary.

The Domestication Merger will result in the termination of the deposit agreement between Chemomab Israel and The Bank of New York Mellon relating to the ADSs. Pursuant to the terms of the deposit agreement, the depositary may be entitled to receive a termination fee of $0.05 per ADS in connection with such termination. This fee, if payable, would reduce the value received by ADS holders in connection with the Transactions.

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Scipher’s principal securityholders, and certain executive officers and directors, will own a significant percentage of Chemomab Parent shares and will be able to exert significant control over matters submitted to the shareholders for approval.

Under the terms of the Merger Agreement, on a pro forma basis and after the Closing but prior to the closing of the Concurrent PIPE Investment, the Scipher securityholders immediately before the Merger are expected to own approximately 68% of the aggregate number of shares of Chemomab Parent Common Stock (on a fully diluted, as-converted basis) and the securityholders of Chemomab Israel immediately before the Domestication Merger are expected to own approximately 32% of the aggregate number of shares of Chemomab Parent Common Stock (on a fully diluted, as-converted basis), subject to certain assumptions set forth in the Merger Agreement. On a pro forma basis, immediately following the Closing and the Concurrent PIPE Investment, and assuming the Concurrent PIPE Investment raises $30,000,000, the Scipher securityholders immediately before the Merger are expected to own approximately 56.70% of the aggregate number of shares of common stock of the Combined Company and the securityholders of Chemomab Israel immediately before the Domestication Merger are expected to own approximately 26.70% of the aggregate number of shares of common stock of the Combined Company (in each case on a fully diluted, as-converted basis and excluding shares issuable upon exercise of the PIPE Warrants), subject to certain assumptions set forth in the Merger Agreement.

After the Merger with Chemomab Israel, certain of Scipher’s officers and directors, and shareholders who will hold more than 5% of the Chemomab Parent Common Stock, will beneficially own a significant percentage of Chemomab Parent securities. This is further described below in the section titled “Principal Stockholders of Chemomab Parent.” This significant concentration of share ownership may adversely affect the trading price for Chemomab Parent securities because investors often perceive disadvantages in owning shares in companies with controlling shareholders. These shareholders, if they acted together, could significantly influence all matters requiring approval by the shareholders following the Merger, including the election of directors and the approval of mergers or other business combination transactions. The interests of these shareholders may not always coincide with the interests of other shareholders.

The Combined Company may not pursue the advancement of Chemomab Israel’s existing developmental programs.

Chemomab Israel’s operations to date have been primarily related to developing CCL24 and novel therapies for the treatment of inflammation and fibrosis. Chemomab Israel’s lead product candidate, nebokitug (CM-101), is in relatively early clinical development for the treatment of PSC and systemic sclerosis (“SSc”). The clinical programs to develop nebokitug for treatment of PSC and SSc will require substantial additional development and clinical research, both in time and resources, before Chemomab Israel is in a position to apply for or receive regulatory approvals and begin generating revenue in connection with the sale of such product candidates.

Following the Effective Time, Chemomab Parent (as successor in interest to Chemomab Israel) will have authority over whether and how to pursue the continued development of nebokitug, subject to the Development Covenant (as defined in the CVR Agreement). Under the Development Covenant, following the acceptance by the FDA of an Investigational New Drug application (“IND”) with respect to nebokitug in any indication, Chemomab Parent is required to initiate a Phase 2 clinical trial covered by such IND (as defined below) within twelve months following such acceptance, subject to certain conditions related to clinical drug product availability. While the CVR Agreement requires this development milestone to be pursued, there is no guarantee that Chemomab Parent will pursue continued development of nebokitug beyond this commitment, and a material breach of the Development Covenant would constitute an event of default under the CVR Agreement.

The contingent value rights to be issued in connection with the Merger may never become payable, and there is not expected to be any public trading market for the contingent value rights (“CVRs”) to be issued in the Merger. In connection with the Merger, Chemomab Israel securityholders are expected to receive CVRs entitling them to receive additional contingent payments only if and when specified future milestones relating to the continued development or commercialization of nebokitug, or other specified events, are achieved within the time periods specified in the CVR Agreement. There is no assurance that any of these milestones will ever be achieved, and Chemomab Israel securityholders may never receive any payment in respect of their CVRs. The milestones are subject to numerous risks, including the risks that clinical development of nebokitug may be delayed, may not succeed, or may be deprioritized by the Combined Company following the Merger, and the CVR Agreement is expected to give the Combined Company significant discretion over the continued development of nebokitug, subject only to limited contractual development covenants. The CVRs are also expected to be a contractual obligation only, will not represent any equity or ownership interest in the Combined Company, will not be evidenced by a certificate or other instrument and will not be registered or listed for trading, and there is not expected to be any public trading market for the CVRs. As a result, CVR holders may have limited or no ability to sell or otherwise realize value from their CVRs prior to the achievement, if any, of the applicable milestones, and the CVRs may be of little or no value.

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Chemomab Israel and Scipher may become involved in securities litigation or shareholder derivative litigation in connection with the Merger, and this could divert the attention of Chemomab Israel and Scipher management and harm the Combined Company’s business, and insurance coverage may not be sufficient to cover all related costs and damages.

Securities litigation or shareholder derivative litigation frequently follows the announcement of certain significant business transactions, such as the sale of a business division or announcement of a business combination transaction. Chemomab Israel and Scipher may become involved in this type of litigation in connection with the Merger, and the Combined Company may become involved in this type of litigation in the future. Litigation often is expensive and diverts management’s attention and resources, which could adversely affect the business of Chemomab Israel, Scipher and the Combined Company.

If any of the events described in “Risks Related to Chemomab Israel’s Business and Industry,” “Risks Related to Chemomab Israel’s Intellectual Property Rights,” “Risks Related to Chemomab Israel’s Regulatory Approvals,” “Risks Related to Commercialization of Chemomab Israel’s Product Candidates,” or “Risks Related to the Combined Company” occur, those events could cause the potential benefits of the Merger not to be realized.

Chemomab Israel’s business is expected to constitute a significant portion of the business of the Combined Company following the Merger. As a result, the risks described below in the sections titled “Risks Related to Chemomab Israel’s Business and Industry”, “Risks Related to Chemomab Israel’s Intellectual Property Rights”, “Risks Related to Chemomab Israel’s Regulatory Approvals”, “Risks Related to Commercialization of Chemomab Israel’s Product Candidates”, and “Risks Related to the Combined Company” in this proxy statement/prospectus are among the most significant risks to the Combined Company if the Merger is completed. To the extent any of the events in the risks described in the sections referenced in the previous sentence occur, those events could cause the potential benefits of the Merger not to be realized and the market price of the Combined Company’s shares to decline.

Chemomab Israel shareholders’ rights as shareholders will change as a result of the Domestication Merger.

In accordance with the Merger Agreement, Chemomab Israel has agreed to domesticate Chemomab Israel from the State of Israel to the State of Delaware. Due to the differences between Delaware law and Israeli law and the differences between the governing documents of Chemomab Israel and Chemomab Parent, Chemomab Israel is unable to adopt governing documents for Chemomab Parent that are identical to the governing documents for Chemomab Israel. Chemomab Israel has sought to preserve in the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws of Chemomab Parent a similar allocation of rights and powers between the shareholders and its board of directors that exists under Chemomab Israel’s articles of association and Israeli law. Nevertheless, Chemomab Parent’s proposed Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws differ from Chemomab Israel’s articles of association, both in form and substance, and Chemomab Israel shareholders’ rights as shareholders will change.

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The Amended and Restated Certificate of Incorporation of Chemomab Parent, when filed with the Delaware Secretary of State, will provide that the Court of Chancery of the State of Delaware is the exclusive forum for substantially all disputes between Chemomab Parent and its stockholders, which could limit Chemomab Parent’s stockholders’ ability to obtain a favorable judicial forum for disputes with Chemomab Parent or its directors, officers or team members.

The Amended and Restated Certificate of Incorporation of Chemomab Parent, when filed with the Delaware Secretary of State immediately prior to the effective time, provides that, unless Chemomab Parent consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be, to the fullest extent permitted by law, the sole and exclusive forum for any derivative action or proceeding brought on its behalf, any action asserting a claim for breach of a fiduciary duty owed by any of its directors and officers to it or its stockholders, any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law (the “DGCL”), its Amended and Restated Certificate of Incorporation, its Amended and Restated Bylaws, or any action asserting a claim governed by the internal affairs doctrine. This exclusive forum provision, however, is not intended to apply to any actions brought under the Securities Act or the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. There is uncertainty as to whether a court would enforce this provision with respect to claims under the Securities Act. In addition, the Amended and Restated Certificate of Incorporation does not relieve Chemomab Parent of its duties to comply with federal securities laws and the rules and regulations thereunder, and Chemomab Parent stockholders will not be deemed to have waived Chemomab Parent’s compliance with these laws, rules and regulations. The Amended and Restated Certificate of Incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of Chemomab Parent capital stock will be deemed to have notice of and consented to this exclusive forum provision.

Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. However, Chemomab Parent’s Amended and Restated Certificate of Incorporation, when filed with the Delaware Secretary of State, will contain a federal forum provision which provides that unless Chemomab Parent consents in writing to the selection of an alternative forum, the federal district courts of the United States of America will be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of Chemomab Parent is deemed to have notice of and consented to this provision. The Supreme Court of Delaware has held that this type of exclusive federal forum provision is enforceable. There may be uncertainty, however, as to whether courts of other jurisdictions would enforce such a provision, if applicable.

These choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Chemomab Parent or its directors, officers or other team members, which may discourage such lawsuits against Chemomab Parent and its directors, officers and other team members. Alternatively, if a court were to find these choice of forum provisions contained in Chemomab Parent’s Amended and Restated Certificate of Incorporation to be inapplicable or unenforceable in an action, Chemomab Parent may incur additional costs associated with resolving such action in other jurisdictions, which could adversely affect its business and financial condition.

The U.S. federal income tax treatment of the Domestication Merger is subject to significant uncertainty, and Chemomab Israel shareholders who are treated as owning a PFIC may be subject to material adverse U.S. federal income tax consequences as a result of the Domestication Merger.

It is intended that for U.S. federal income tax purposes, the Domestication Merger, the Merger, and the Concurrent PIPE Investment, taken together, qualify as a contribution to which Section 351 of the Code applies. Chemomab Israel and Chemomab Parent have not sought, and will not seek, any ruling from the U.S. Internal Revenue Service (the “IRS”) regarding any matters related to the Domestication Merger, Merger, or Concurrent PIPE Investment, and as a result, there can be no assurance that the IRS would not assert, or that a court would not sustain, a position contrary to any of the conclusions set forth herein. If such treatment applies, holders of Chemomab Israel Shares should generally not recognize gain or loss for U.S. federal income tax purposes upon the exchange of their Chemomab Israel Shares in the Domestication Merger. However, there is uncertainty as to whether Section 1291(f) of the Code may apply to prohibit such non-recognition treatment to certain U.S. Holders (defined below) due to Chemomab Israel’s status as a PFIC for U.S. federal income tax purposes. Additionally, there is uncertainty regarding the proper treatment, for U.S. federal income tax purposes, of the receipt of a CVR and the receipt of cash or Chemomab Parent shares pursuant to a CVR, either of which may result in U.S. federal tax liability to holders of Chemomab Israel Shares. A more complete discussion of the material U.S. federal income tax consequences of the Domestication Merger to holders of Chemomab Israel Shares is contained below in “The Merger—Material U.S. Federal Income Tax Consequences of the Domestication Merger and the Merger.” You are strongly urged to consult with your own tax advisor for a full understanding of the tax consequences of the Domestication Merger to you, including the consequences under any applicable, state, local, foreign or other tax laws.

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The Domestication Merger may result in material Israeli tax consequences to Chemomab Israel shareholders, and the Israeli tax treatment of the Domestication Merger is uncertain.

In addition to the U.S. federal income tax consequences described above, the Domestication Merger, pursuant to which Chemomab Israel will change its jurisdiction of incorporation from the State of Israel to the State of Delaware, may be treated as a taxable event under the Israeli Income Tax Ordinance for Chemomab Israel shareholders who are Israeli residents or who are otherwise subject to Israeli tax. Absent an applicable exemption, tax treaty relief or a favorable ruling from the ITA, Chemomab Israel shareholders could be required to recognize taxable gain for Israeli tax purposes as a result of the Domestication Merger, and Chemomab Parent or its agents could be required to withhold Israeli tax from any consideration otherwise payable to such shareholders. There is no assurance that Chemomab Israel will seek or obtain a favorable ruling from the ITA with respect to the Israeli tax consequences of the Domestication Merger, or that any such ruling, if obtained, will cover all Chemomab Israel shareholders or all aspects of the Domestication Merger. The Israeli tax consequences of the Domestication Merger will also vary depending on each shareholder’s particular circumstances, including whether the shareholder is an Israeli resident, the shareholder’s tax basis and holding period in its Chemomab Israel Shares, and whether the shareholder holds its shares through a nominee company. Each Chemomab Israel shareholder is urged to consult its own Israeli tax advisor regarding the particular Israeli tax consequences of the Domestication Merger and the Merger to it, including the availability and effect of any ruling, exemption or tax treaty relief.

The Merger may trigger an “ownership change” under Section 382 of the Code that limits the Combined Company’s ability to use Chemomab Israel’s and Scipher’s net operating loss carryforwards and other tax attributes to offset future taxable income.

As of December 31, 2025, Chemomab Israel and Scipher (or their respective subsidiaries) each had accumulated net operating loss (“NOL”) carryforwards for U.S. federal (and, in Chemomab Israel’s case, Israeli) income tax purposes. Under Sections 382 and 383 of the Code, if a corporation undergoes an “ownership change” (generally, a cumulative change in ownership of more than 50 percentage points by one or more “5-percent shareholders” within a rolling three-year period), the corporation’s ability to use its pre-change NOL carryforwards and other tax attributes to offset future taxable income may be substantially limited. The Merger, and the issuance of Chemomab Parent Common Stock to Scipher’s securityholders in connection with the Merger, is likely to result in one or more ownership changes with respect to Chemomab Israel, Scipher, both, or their respective subsidiaries, either as a result of the Merger itself or when combined with other changes in ownership that have occurred or that may occur in the future, including in connection with the Concurrent PIPE Investment. Chemomab Israel and Scipher have not completed a full study to determine the extent, if any, of the limitations that Sections 382 and 383 will impose on the use of these NOL carryforwards and other tax attributes following the Merger, and any such study, once completed, will be based on complex rules and factual determinations that are subject to interpretation. If the ability to use these NOL carryforwards and other tax attributes is limited, and the Combined Company and its subsidiaries earn taxable income, the Combined Company and its subsidiaries may pay more U.S. federal (or, as applicable, Israeli) income taxes than it would if such attributes were not subject to limitation, and such NOL carryforwards and other tax attributes could expire unused, in each case reducing or eliminating the value of these tax attributes.

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Risks Related to Chemomab Israel

Risks Related to Chemomab Israel’s Business and Industry

Chemomab Israel’s limited operating history and funding may make it difficult to evaluate its prospects and likelihood of success.

Chemomab Israel is a clinical-stage biopharmaceutical company with a limited operating history. Chemomab Israel was incorporated in 2011, has no products approved for commercial sale and has not generated any revenue. Chemomab Israel’s operations to date have been limited to organizing and staffing Chemomab Israel, business planning, raising capital, establishing Chemomab Israel’s intellectual property portfolio and conducting research and development of Chemomab Israel’s product candidates, technology related to CCL24 and novel therapies for the treatment of inflammation and fibrosis. Chemomab Israel’s approach to the discovery and development of product candidates is unproven, and Chemomab Israel does not know whether Chemomab Israel will be able to develop any products of commercial value. In addition, Chemomab Israel’s lead product candidate, nebokitug (CM-101), is in relatively early clinical development for the treatment of primary sclerosing cholangitis (PSC) and systemic sclerosis (SSc). The clinical programs will require substantial additional development and clinical research, both in time and resources, before Chemomab Israel is in a position to apply for or receive regulatory approvals and begin generating revenue in connection with the sale of such product candidates. Chemomab Israel has not yet demonstrated the ability to successfully complete a large-scale, pivotal clinical trial, obtain marketing approval, manufacture a commercial scale product, or arrange for a third party to do so on Chemomab Israel’s behalf, or conduct sales and marketing activities necessary for successful product commercialization. Consequently, predictions about Chemomab Israel’s future success or viability may not be as accurate as they could be if Chemomab Israel had a longer operating history or a history of successfully developing and commercializing pharmaceutical products.

Chemomab Israel’s business is highly dependent on the success of its lead product candidate, nebokitug, and any other product candidates that Chemomab Israel advances into clinical studies. All of Chemomab Israel’s programs will require significant additional clinical development.

Chemomab Israel currently has no products that are approved for commercial sale and may never be able to develop marketable products. Chemomab Israel is relatively early in its development efforts and have only one product candidate, nebokitug, in clinical development. Because nebokitug is Chemomab Israel’s lead product candidate, if nebokitug encounters safety or efficacy problems, development delays, regulatory issues or other problems, Chemomab Israel’s development plans and business would be significantly harmed. Chemomab Israel has completed a Phase 1a single ascending dose (“SAD”) safety study in healthy volunteers, a Phase 1b multiple ascending dose (“MAD”) study of nebokitug in metabolic-associated fatty liver disease (“MAFLD”) patients, a Phase 2a safety, pharmacokinetic (“PK”) and liver fibrosis biomarker study in metabolic dysfunction-associated steatohepatitis (“MASH”) patients, an open-label exploratory study in severe lung injury in hospitalized COVID-19 patients and a Phase 2 trial in PSC patients.

Chemomab Israel expects that a substantial portion of its efforts and expenditures over the next few years will be devoted to nebokitug, which will require additional clinical development, management of clinical and manufacturing activities, regulatory approval in multiple jurisdictions, obtaining manufacturing supply, building of a commercial organization, substantial investment and significant marketing efforts before Chemomab Israel can generate any revenues from any commercial sales. Chemomab Israel cannot be certain that it will be able to successfully complete any of these activities. In addition, if one or more of Chemomab Israel’s product candidates are approved, Chemomab Israel may need to ensure access to sufficient commercial manufacturing capacity and conduct significant marketing efforts in connection with any commercial launch. These efforts will require substantial investment, and Chemomab Israel may not have the financial resources to continue the development of its product candidates.

If the Merger is completed, the Combined Company intends to redirect nebokitug’s clinical development toward rheumatoid arthritis, a new indication in which nebokitug has not previously been tested in humans, and this new development strategy may not succeed.

To date, Chemomab Israel has evaluated nebokitug in humans only in the context of PSC, MASH, MAFLD and severe lung injury associated with COVID-19, and has not conducted any clinical study of nebokitug in patients with RA. If the Merger is completed, the Combined Company intends to prioritize the clinical development of nebokitug in RA, using a planned Phase 2 clinical trial design intended to enroll patients predicted to be inadequate responders to tumor necrosis factor inhibitor (“TNFi”) therapy. Chemomab Israel has not yet obtained approval to commence such Phase 2 clinical trial from the FDA or any comparable foreign regulatory authority. Nebokitug’s mechanism of action, dosing, safety and tolerability profile in RA patients have not been established, and the biological and clinical rationale for CCL24 inhibition in RA is based on preclinical models, biomarker data and Chemomab Israel’s clinical experience with nebokitug in other indications, which may not be predictive of its safety or efficacy in RA. The Combined Company may expend significant time and financial resources pursuing the development of nebokitug in RA and may never demonstrate that nebokitug is safe or effective for the treatment of RA. In addition, this shift in clinical focus means that the more developed portions of Chemomab Israel’s clinical data package (including its Phase 2 SPRING trial in PSC) relate to indications other than the one the Combined Company intends to prioritize, which may make it more difficult to predict the timing, cost or likelihood of success of the planned RA development program.

The Combined Company’s precision medicine strategy for nebokitug in RA depends on Scipher’s PrismRA® diagnostic and on developing and validating a new companion diagnostic, neither of which may succeed.

The Combined Company’s planned Phase 2 clinical trial of nebokitug in RA is expected to use PrismRA®, Scipher’s existing molecular treatment response signature, to enrich enrollment for patients predicted to be inadequate responders to TNFi therapy, and the Combined Company intends to use biological samples and data from that trial to develop and validate a new, nebokitug-specific companion diagnostic (a “rule-in” molecular treatment response signature, or MTRS). PrismRA® was developed and validated to predict non-response to TNFi therapies generally and has not been validated for use in identifying patients likely to respond to nebokitug or any CCL24-targeted therapy specifically. There can be no assurance that PrismRA®-based enrichment will identify an RA patient population in which nebokitug demonstrates safety or efficacy, that the Combined Company will be able to develop or validate a nebokitug-specific companion diagnostic on the timeline it expects or at all, or that any such companion diagnostic, if developed, will receive any required regulatory clearance or approval or achieve adequate coverage and reimbursement. If the Combined Company’s precision medicine strategy for nebokitug does not succeed, the Combined Company may need to pursue a broader, non-enriched development strategy for nebokitug in RA, which could increase the cost, timing and risk of the program, or the Combined Company may be unable to continue developing nebokitug in RA at all.

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Chemomab Israel currently has no products that are approved for commercial sale and may never be able to develop marketable products. Chemomab Israel is relatively early in its development efforts and has only one product candidate, nebokitug, in clinical development. Because nebokitug is its lead product candidate, if nebokitug encounters safety or efficacy problems, development delays, regulatory issues or other problems, its development plans and business would be significantly harmed. Chemomab Israel has completed a Phase 1a SAD safety study in healthy volunteers, a Phase 1b MAD study of nebokitug in MAFLD patients, a Phase 2a safety, PK and liver fibrosis biomarker study in MASH patients, an open-label exploratory study in severe lung injury in hospitalized COVID-19 patients and a Phase 2 trial in PSC patients.

Chemomab Israel expects that a substantial portion of its efforts and expenditures over the next few years will be devoted to nebokitug, which will require additional clinical development, management of clinical and manufacturing activities, regulatory approval in multiple jurisdictions, obtaining manufacturing supply, building of a commercial organization, substantial investment and significant marketing efforts before it can generate any revenues from any commercial sales. Chemomab Israel cannot be certain that it will be able to successfully complete any of these activities. In addition, if one or more of its product candidates are approved, it may need to ensure access to sufficient commercial manufacturing capacity and conduct significant marketing efforts in connection with any commercial launch. These efforts will require substantial investment, and it may not have the financial resources to continue the development of its product candidates.

Chemomab Israel will need to raise substantial additional funds through public or private equity or debt transactions and/or complete one or more strategic transactions or partnerships, to complete development of nebokitug or any other product candidates. If Chemomab Israel is unable to raise such financing or complete such a transaction, including the pending Merger and Concurrent PIPE Investment, it may not be able to fund the clinical trials of its product candidates and potentially commercialize those product candidates.

As a result of the expected development timeline to potentially obtain FDA approval for nebokitug, the substantial additional costs associated with the development of its product candidates, including the costs associated with clinical trials related thereto, and the substantial cost of commercializing nebokitug, Chemomab Israel will need to raise substantial additional funding through public or private equity or debt transactions or a strategic combination or partnership. Chemomab Israel has entered into the Merger Agreement with Scipher, which contemplates a Concurrent PIPE Investment that would provide the Combined Company with at least $30,000,000 in gross proceeds. If the Merger is consummated, the Combined Company intends to use a portion of such proceeds to fund the planned Phase 2 clinical development of nebokitug in rheumatoid arthritis. However, if Chemomab Israel is delayed in completing the Merger, is unable to complete the Merger, or if the Concurrent PIPE Investment does not close, it may have to delay or discontinue development activities on nebokitug and its other product candidates. Even if Chemomab Israel is able to fund continued development of nebokitug or any of its other product candidates, and even if nebokitug or any of its other product candidates is approved, it expects that it will need to raise substantial additional funding through public or private equity or debt securities or complete a strategic transaction or partnership to successfully commercialize nebokitug or any other product candidate.

Chemomab Israel believes its cash and cash equivalents and bank deposits as of June 30, 2026, will be sufficient to fund its operations through the first quarter of 2027. If the Merger and the Concurrent PIPE Investment are consummated, the Combined Company is expected to receive at least $30,000,000 in gross proceeds and up to $50,000,000 from the Concurrent PIPE Investment, which is intended to fund the Combined Company’s operations, including the planned Phase 2 clinical development of nebokitug. Sales of its ADSs dilute the ownership interest of its shareholders and may cause the price per ADS to decrease. Changing circumstances may cause Chemomab Israel to consume capital significantly faster or slower than it currently anticipates. Chemomab Israel has based these estimates on assumptions that may prove to be wrong, and it could exhaust its available financial resources sooner than currently anticipated.

Chemomab Israel’s liquidity, and ability to raise additional capital or complete any strategic transaction, depends on a number of factors, including, but not limited to, the following:

●	the costs and timing for potential additional clinical trials in order to gain possible regulatory approval for nebokitug and its other product candidates;

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●	the market price of its ADSs and the availability and cost of additional equity capital from existing and potential new investors;

●	its ability to retain the listing of its ADSs on the Nasdaq Capital Market;

●	general economic and industry conditions affecting the availability and cost of capital, including as a result of deteriorating market conditions due to investor concerns regarding inflation, the imposition of tariffs and other measures affecting trade and the economy in the U.S. and continued hostilities between Israel and Hamas, and Russia and Ukraine, along with the potential for hostilities between the U.S. and Iran, other conflicts and instability in the Middle East and instability in Venezuela;

●	its ability to control costs associated with its operations;

●	the costs of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights; and

●	the terms and conditions of its existing collaborative and licensing agreements.

The sale of additional equity or convertible debt securities would likely result in substantial dilution to its shareholders. If it raises additional funds through the incurrence of indebtedness, the obligations related to such indebtedness would be senior to rights of holders of its capital stock and could contain covenants that would restrict its operations. Chemomab Israel also cannot predict what consideration might be available, if any, to Chemomab Israel or its shareholders, in connection with any strategic transaction. Should strategic alternatives or additional capital not be available to Chemomab Israel, or not be available on acceptable terms, it may be unable to realize value from its assets and discharge its liabilities in the normal course of business which may, among other alternatives, cause Chemomab Israel to further delay, substantially reduce or discontinue operational activities to conserve its cash resources.

Chemomab Israel’s approach in the area of fibrotic diseases is novel and unproven and may not result in marketable products.

Chemomab Israel’s central objective is to design and develop targeted treatments for inflammation and fibrosis with an initial focus on the neutralization of CCL24 signaling, which is shown to regulate fibrotic and inflammatory processes. While several studies are underway or completed, this mechanism has not yet been proven to successfully treat inflammation and fibrosis in patients. Targeting CCL24 to treat inflammation and fibrosis is a novel approach in a rapidly developing field, and there can be no assurance that it can avoid unforeseen problems or delays in the development of its product candidates, that such problems or delays will not result in unanticipated costs, or that any such development problems can or will be solved. Chemomab Israel has completed successful clinical studies of its lead product candidate, nebokitug, in relatively early trials in healthy volunteers, MAFLD, MASH, PSC and COVID-19 lung injury patients. Nonetheless, it may ultimately discover that its approach does not possess properties required for therapeutic effectiveness. As a result, Chemomab Israel may elect to abandon the program or never succeed in developing a marketable product, which would have a significant effect on the success and profitability of its business.

Clinical development involves a lengthy, complex and expensive process, with an uncertain outcome.

Before obtaining the requisite regulatory approvals from the FDA or other comparable foreign regulatory authorities for the sale of any of its product candidates, Chemomab Israel must support its application with clinical studies that prove that such product candidate is safe and effective in humans. Clinical testing is expensive and can take many years to complete, and its outcome is inherently uncertain. In particular, the general approach for FDA approval of a new drug requires positive data from two well-controlled Phase 3 clinical studies of the relevant drug in the relevant patient population. Failure can occur at any time during the clinical study process. Chemomab Israel may experience delays in initiating and completing any clinical studies that it is conducting or intends to conduct, including as a result of public health or other emergencies, and it does not know whether its planned clinical studies will begin or progress on schedule, need to be redesigned, enroll patients on time or be completed on schedule, or at all.

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Phase 3 clinical studies typically involve hundreds of patients, have significant costs and take years to complete. A product candidate can fail at any stage of testing, even after observing promising signals of activity in earlier preclinical studies or clinical trials. The results of preclinical studies and early clinical trials of its product candidates may not be predictive of the results of later-stage clinical studies. In addition, initial or interim success in clinical studies may not be indicative of results obtained when such studies are completed. There is typically an extremely high rate of attrition from the failure of product candidates proceeding through clinical studies. Product candidates in later stages of clinical studies may fail to show the desired safety and efficacy profile despite having progressed through preclinical studies and initial clinical trials. A number of companies in the biopharmaceutical industry have suffered significant setbacks in advanced clinical studies due to lack of efficacy or unacceptable safety issues, notwithstanding promising results in earlier studies. Most product candidates that commence clinical studies are never approved as products and there can be no assurance that any of its future clinical studies will ultimately be successful or support further clinical development of nebokitug. Product candidates that appear promising in the early phases of development may fail to reach the market for several reasons, including:

●	the FDA or comparable foreign regulatory authorities disagreeing as to the design or implementation of its clinical studies;

●	obtaining regulatory authorizations to commence a trial or consensus with regulatory authorities on the trial’s design;

●	reaching an agreement on acceptable terms with prospective clinical research organizations, or CROs, and clinical trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

●	obtaining institutional review board (“IRB”) approval at each site or Independent Ethics Committee (“IEC”) approval at sites outside the United States;

●	imposition of a clinical hold by regulatory authorities, including as a result of unforeseen safety issues or side effects or failure of trial sites to adhere to regulatory requirements or follow trial protocols;

●	clinical studies may show the product candidates to be less effective than expected (e.g., a clinical study could fail to meet its primary endpoint(s)) or to have unacceptable side effects or toxicities;

●	failure to establish clinical endpoints that applicable regulatory authorities would consider clinically meaningful;

●	the occurrence of serious adverse events in trials of the same class of agents conducted by other companies;

●	adding a sufficient number of clinical study sites;

●	manufacturing sufficient quantities of product candidate with sufficient quality for use in clinical studies;

●	having patients complete a trial or return for post-treatment follow-up;

●	recruiting suitable patients to participate in a trial in a timely manner and in sufficient numbers;

●	a facility manufacturing its product candidates or any of their components being ordered by the FDA or comparable foreign regulatory authorities to temporarily or permanently shut down due to violations of current good manufacturing practice (“cGMP”) regulations or other applicable requirements, or infections or cross-contaminations of product candidates in the manufacturing process;

●	third-party clinical investigators losing the licenses or permits necessary to perform its clinical studies, not performing its clinical studies on its anticipated schedule or consistent with the clinical study protocol, GCP, or other regulatory requirements;

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●	third-party contractors not performing data collection or analysis in a timely or accurate manner;

●	manufacturing costs, formulation issues, pricing or reimbursement issues, or other factors that make a product candidate uneconomical; or

●	the proprietary rights of others and their competing products and technologies that may prevent its product candidates from being commercialized.

In addition, differences in trial design between early-stage clinical studies and later-stage clinical studies may make it difficult to extrapolate the results of earlier clinical studies to later clinical studies. Moreover, clinical data are often susceptible to varying interpretations and analyses, and many companies that have believed their product candidates performed satisfactorily in clinical studies have nonetheless failed to obtain marketing approval of their products.

In addition, the standards used by the FDA and comparable foreign regulatory authorities when regulating Chemomab Israel require judgment and can change, which makes it difficult to predict with certainty how they will be applied. For more information, see the section titled “Risk Factors—Risks Related to Chemomab Israel’s Regulatory Approvals” in this proxy statement/prospectus.

Successful completion of clinical studies is a prerequisite to submitting a marketing application to the FDA and similar marketing applications to comparable foreign regulatory authorities, for each product candidate and, consequently, the ultimate approval and commercial marketing of any product candidates. Chemomab Israel may experience negative or inconclusive results, which may result in Chemomab Israel deciding, or Chemomab Israel being required by regulators, to conduct additional clinical studies or trials or abandon some or all of its product development programs, which could have a material adverse effect on its business.

Chemomab Israel may incur additional costs or experience delays in completing the development and commercialization of nebokitug or any other product candidates.

Chemomab Israel may experience delays in initiating or completing clinical studies. Chemomab Israel also may experience numerous unforeseen events during, or as a result of, any future clinical studies that could delay or prevent its ability to receive marketing approval or commercialize nebokitug or any other product candidates, including:

●	regulators, IRBs, or IECs may not authorize Chemomab Israel or its investigators to commence a clinical study or conduct a clinical study at a prospective trial site;

●	the FDA or other comparable regulatory authorities may disagree with its clinical study design, including with respect to dosing levels administered in its planned clinical studies, which may delay or prevent Chemomab Israel from initiating its clinical studies with its originally intended trial design;

●	it may experience delays in reaching, or fail to reach, agreement on acceptable terms with prospective trial sites and prospective CROs, which can be subject to extensive negotiation and may vary significantly among different CROs and trial sites;

●	the number of subjects required for clinical studies of any product candidates may be larger than it anticipates or subjects may drop out of these clinical studies or fail to return for post-treatment follow-up at a higher rate than it anticipates;

●	its third-party contractors may fail to comply with regulatory requirements or meet its contractual obligations to Chemomab Israel in a timely manner, or at all, or may deviate from the clinical study protocol or drop out of the trial, which may require that it add new clinical study sites or investigators;

●	due to the impact of emerging public health threats, it may experience delays and interruptions to clinical studies, it may experience delays or interruptions to its manufacturing supply chain, or it could suffer delays in reaching, or it may fail to reach, agreement on acceptable terms with third-party service providers on whom it relies;

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●	additional delays and interruptions to its clinical studies could extend the duration of the trials and increase the overall costs to finish the trials as its fixed costs are not substantially reduced during delays;

●	it may elect to, or regulators, IRBs, Data Safety Monitoring Boards or ethics committees may require that it or its investigators suspend or terminate clinical research or trials for various reasons, including noncompliance with regulatory requirements or a finding that the participants are being exposed to unacceptable health risks;

●	it may not have the financial resources available to begin and complete the planned trials, or the cost of clinical studies of any product candidates may be greater than it anticipates; and

●	the supply or quality of its product candidates or other materials necessary to conduct clinical studies of its product candidates may be insufficient or inadequate to initiate or complete a given clinical study.

Chemomab Israel’s product development costs will increase if it experiences additional delays in clinical testing or in obtaining marketing approvals. Chemomab Israel does not know whether any of its clinical studies will begin as planned, will need to be restructured or will be completed on schedule, or at all. If it does not achieve its product development goals in the time frames it announces and expects, the approval and commercialization of its product candidates may be delayed or prevented entirely. Significant clinical study delays also could shorten any periods during which it may have the exclusive right to commercialize its product candidates and may allow its competitors to bring products to market before it does, potentially impairing its ability to successfully commercialize its product candidates and harming its business and results of operations. Any delays in its clinical development programs may harm its business, financial condition and results of operations significantly.

Chemomab Israel’s ongoing and future clinical studies may reveal significant adverse events or immunogenicity related responses and may result in a safety profile that could delay or prevent regulatory approval or market acceptance of its product candidate.

Chemomab Israel completed its Phase 1a, Phase 1b and Phase 2 clinical studies of its product candidate, nebokitug, in healthy volunteers, MAFLD, MASH, PSC and COVID-19 lung injury patients, and, with the exception of a number of reported minor adverse events (including mild headaches, changes in blood pressure and mild-moderate increases in liver enzymes) and one serious adverse event (a transient ischemic attack or seizure judged to be unrelated to administration of nebokitug), nebokitug was observed to be generally well-tolerated across all doses in about 120 trial participants. Some potential therapeutics developed in the biopharmaceutical industry that initially showed therapeutic promise in early-stage trials have later been found to cause side effects that prevented their further development and ultimately commercialization. Even if side effects do not preclude the product candidate from obtaining or maintaining marketing approval, undesirable side effects may inhibit market acceptance of the approved product due to its tolerability versus other therapies.

Protein biopharmaceuticals, including monoclonal antibodies, or mAbs, may be immunogenic and promote immune responses against themselves. In particular, anti-drug antibodies, or ADAs, may be produced by patients following infusion of mAbs and may disturb the pharmacokinetics of mAbs, neutralize their therapeutic activities or induce allergic or autoimmune symptoms. Clinical immunogenicity can range from mild, transient antibody responses with no apparent clinical manifestations to loss of therapeutic efficacy and even life-threatening reactions. Several approved therapeutic antibodies have been found to induce neutralizing antibodies, as illustrated by the approved anti-TNFa antibodies infliximab and adalimumab as well as the approved anti-IL-17 mAb ixekizumab. Chemomab Israel’s product candidate, nebokitug, is a humanized antibody that, similar to other humanized approved mAbs, was shown to include several non-germline sequences that may serve as a source for immunogenicity in therapeutic antibodies. Clinical studies to date have not identified any anti-drug antibodies, or ADAs. Additional larger clinical studies will be needed to address the risk of immunogenicity and, if discovered, its business could be materially and adversely affected.

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Additionally, if unacceptable side effects, including materialized risks of immunogenicity, do arise in the development of its product candidates, Chemomab Israel, the FDA or the IRBs at the institutions in which its studies are conducted, or the Data Safety Monitoring Board, if constituted for its clinical studies, could recommend a suspension or termination of its clinical studies, or the FDA or comparable foreign regulatory authorities could order Chemomab Israel to cease further development of or deny approval of a product candidate for any or all targeted indications. In addition, drug-related side effects could affect patient recruitment or the ability of enrolled patients to complete a trial or result in potential product liability claims. In addition, these side effects may not be appropriately recognized or managed by the treating medical staff. Chemomab Israel expects to have to train medical personnel using its product candidates to understand the side effect profiles for its clinical studies and upon any commercialization of any of its product candidates. Inadequate training in recognizing or managing the potential side effects of its product candidates could result in patient injury or death. Any of these occurrences may harm its business, financial condition and prospects significantly.

Additionally, if one or more of its product candidates receive marketing approval, and Chemomab Israel or others later identify undesirable side effects caused by such products, a number of potentially significant negative consequences could result, including:

●	regulatory authorities may withdraw approvals of such product;

●	regulatory authorities may require additional warnings on the label, such as a “black box” warning or contraindication;

●	additional restrictions may be imposed on the marketing of the particular product or the manufacturing processes for the product or any component thereof;

●	it may be required to implement a Risk Evaluation and Mitigation Strategy (“REMS”) or create a medication guide outlining the risks of such side effects for distribution to patients;

●	it could be sued and held liable for harm caused to patients;

●	the product may become less competitive; and

●	its reputation may suffer.

Any of these events could prevent Chemomab Israel from achieving or maintaining market acceptance of a product candidate, if approved, and could significantly harm its business, results of operations and prospects.

Interim, topline and preliminary data from its clinical trials that it announces or publishes from time to time may change as more patient data becomes available or as additional analyses are conducted and are subject to audit and verification procedures that could result in material changes in the final data.

From time to time, Chemomab Israel may publicly disclose preliminary, interim or topline data from its clinical trials. The preliminary data are based on a preliminary analysis of the available data, and the results and related findings and conclusions are subject to change following a more comprehensive review of the data related to the particular study or trial. For example, it may report responses in certain patients that are unconfirmed at the time and which do not ultimately result in confirmed responses to treatment after follow-up evaluations. Chemomab Israel may also make assumptions, estimations, calculations and conclusions as part of its analyses of data, and it may not have received or had the opportunity to fully and carefully evaluate all data. As a result, the topline results that it reports may differ from future results of the same studies, or different conclusions or considerations may qualify such results, once additional data have been received and fully evaluated. Topline data also remain subject to audit and verification procedures that may result in the final data being materially different from the preliminary data it previously published. As a result, topline data should be viewed with caution until the final data are available. In addition, it may report interim analyses of only certain endpoints rather than all endpoints. Interim data from clinical trials that it may complete are subject to the risk that one or more of the clinical outcomes may materially change as patient enrollment continues and more patient data become available. Adverse changes between interim data and final data could significantly harm its business and prospects. Further, additional disclosure of interim data by Chemomab Israel or by its competitors in the future could result in volatility in the price of its ADSs.

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In addition, the information it chooses to publicly disclose regarding a particular clinical trial is typically selected from a more extensive amount of available information. You or others may not agree with what it determines is the material or otherwise appropriate information to include in its disclosure, and any information it determines not to disclose may ultimately be deemed significant with respect to future decisions, conclusions, views, activities or otherwise regarding a particular product candidate or its business. If the preliminary or topline data that it reports differ from late, final or actual results, or if others, including regulatory authorities, disagree with the conclusions reached, its ability to obtain approval for any product candidates that it may develop in the future may be harmed, which could harm its business, financial condition, results of operations and prospects.

Changes in methods of product candidate manufacturing or formulation may result in additional costs or delay.

As product candidates progress through preclinical studies and clinical trials to regulatory approval and commercialization, it is common that various aspects of the development program, such as manufacturing methods and formulation, are altered along the way in an effort to optimize yield and manufacturing batch size, minimize costs and achieve consistent quality and results. Any material manufacturing changes made to any product candidate that it may develop could cause the product candidate to perform differently and affect the results of planned clinical trials or other clinical trials conducted with the altered materials. This could delay completion of clinical trials, require the conduct of bridging clinical trials or the repetition of one or more clinical trials, increase clinical trial costs, delay approval of its product candidates and jeopardize its ability to commercialize any product candidates that it may develop in the future, if approved, and generate revenue.

If Chemomab Israel encounters difficulties enrolling patients in its clinical studies, its clinical development activities could be delayed or otherwise adversely affected.

Chemomab Israel may experience difficulties in patient enrollment in its clinical studies for a variety of reasons. The timely completion of clinical studies in accordance with its protocols depends, among other things, on its ability to enroll a sufficient number of patients who remain in the trial until its conclusion. The enrollment of patients depends on many factors, including:

●	the patient eligibility and exclusion criteria defined in the protocol;

●	the need to receive study drug via an IV infusion;

●	the size of the patient population required for analysis of the trial’s primary endpoints and the process for identifying patients;

●	the willingness or availability of patients to participate in its trials;

●	the proximity of patients to trial sites;

●	the design of the trial;

●	its ability to recruit clinical study investigators with the appropriate competencies and experience;

●	clinicians’ and patients’ perceptions as to the potential advantages and risks of the product candidate being studied with respect to other available therapies, including any new products that may be approved for the indications it is investigating;

●	the availability of competing commercially available therapies and other competing product candidates’ clinical studies;

●	its ability to obtain and maintain patient informed consents; and

●	the risk that patients enrolled in clinical studies will drop out of the trials before completion.

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Further, timely enrollment in clinical studies is reliant on clinical study sites which may be adversely affected by global health matters, including, among other things, pandemics or armed conflicts.

The market opportunities for nebokitug, if approved, may be smaller than Chemomab Israel anticipates.

Chemomab Israel expects to initially seek approval of nebokitug for the treatment of PSC and SSc. Chemomab Israel’s projections of the number of PSC and SSc patients are based on its beliefs and estimates. These estimates have been derived from a variety of sources, including scientific literature, patient foundations and publicly available databases, and may prove to be incorrect. Further, new sources may reveal a change in the estimated number of patients, and the number of patients may turn out to be lower than it expected. The potential addressable patient population for its current programs or future product candidates may be limited. The ultimate market opportunity for its product candidates will depend on, among other things, the final labeling for such product candidates as agreed with the FDA or comparable foreign regulatory authorities, acceptance by the medical community and patient access, potential competition and drug pricing and reimbursement. Even if Chemomab Israel obtains significant market share for any product candidate, if approved, if the potential target populations are small, it may never achieve profitability without obtaining marketing approval for additional indications.

Due to its limited resources and access to capital, it must make decisions on the allocation of resources to certain programs and product candidates; these decisions may prove to be wrong and may adversely affect its business.

Chemomab Israel has limited financial and human resources and intends to initially focus on research programs and product candidates for a limited set of indications. As a result, it may forgo or delay pursuit of opportunities with other product candidates or for other indications that later prove to have greater commercial potential or a greater likelihood of success.

There can be no assurance that Chemomab Israel will ever be able to identify additional therapeutic opportunities for its product candidates or to develop suitable potential product candidates through internal research programs, which could materially adversely affect its future growth and prospects. Chemomab Israel may focus its efforts and resources on potential product candidates or other potential programs that ultimately prove to be unsuccessful.

If product liability lawsuits are brought against Chemomab Israel, Chemomab Israel may incur substantial financial or other liabilities and may be required to limit commercialization of its product candidates.

Chemomab Israel faces an inherent risk of product liability as a result of testing nebokitug, and will face an even greater risk if it commercializes any products. For example, it may be sued if any of its product candidates cause or are perceived to cause injury or are found to be otherwise unsuitable during clinical studies, manufacturing, marketing or sale. Any such product liability claims may include allegations of defects in manufacturing, defects in design, a failure to warn of dangers inherent in the product, negligence, strict liability or a breach of warranties. Claims could also be asserted under state consumer protection acts. If Chemomab Israel cannot successfully defend itself against product liability claims, it may incur substantial liabilities or be required to limit commercialization of its product candidates. Even successful defense would require significant financial and management resources. Chemomab Israel’s inability to obtain sufficient product liability insurance at an acceptable cost to protect against potential product liability claims could prevent or inhibit the commercialization of products it develops. Chemomab Israel will need to obtain additional insurance for clinical studies as it continues clinical development of nebokitug and as additional product candidates enter clinical studies. However, it may be unable to obtain, or may obtain on unfavorable terms, clinical study insurance in amounts adequate to cover any liabilities from any of its clinical studies. Chemomab Israel’s insurance policies may also have various exclusions, and it may be subject to a product liability claim for which it has no coverage. Chemomab Israel may have to pay any amount awarded by a court or negotiated in a settlement that exceeds its coverage limitations or that is not covered by insurance, and it may not have, or be able to obtain, sufficient capital to pay such amounts. Even if its agreements with any future corporate collaborators entitle Chemomab Israel to indemnification against losses, such indemnification may not be available or adequate should any claim arise.

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Chemomab Israel has been granted Orphan Drug Designation for nebokitug in connection with three indications and may seek Orphan Drug Designation for other indications or product candidates, and it may be unable to maintain the benefits associated with Orphan Drug Designation, including the potential for market exclusivity, and may not receive Orphan Drug Designation for other indications or for its other product candidates.

Regulatory authorities in some jurisdictions, including the United States and Europe, may designate drugs intended for relatively small patient populations as orphan drugs. Under the Orphan Drug Act, the FDA may designate a drug as an orphan drug if it is a drug intended to treat a rare disease or condition, which is generally defined as a patient population of fewer than 200,000 individuals in the United States, or a patient population greater than 200,000 in the United States where there is no reasonable expectation that the cost of developing the drug will be recovered from sales in the United States. In the United States, Orphan Drug Designation has entitled a party to financial incentives such as opportunities for grant funding toward clinical study costs, tax advantages and user-fee waivers. In addition, if a product that has Orphan Drug Designation subsequently receives the first FDA approval for the disease for which it has such designation, the product is entitled to orphan drug exclusivity, which means that the FDA may not approve any other applications, including a full new drug application, or NDA, to market the same product for the same indication for seven years, except in limited circumstances, such as a showing of clinical superiority to the product with orphan drug exclusivity or where the manufacturer is unable to assure sufficient product quantity. However, Orphan Drug Designation neither shortens the development time or regulatory review time of a drug nor gives the drug any advantage in the regulatory review or approval process. In 2021, the Eleventh Circuit’s decision in Catalyst Pharmaceuticals, Inc. v. Becerra challenged FDA’s longstanding interpretation and provided that the orphan drug exclusivity should be applied to block FDA approval of the same drug for the “same disease or condition” instead of the approved indication during the exclusivity period. If the Catalyst decision is applied beyond the facts of that case, FDA may revoke approvals or the grant of subsequent orphan exclusivity periods for the same drugs approved for different indications within the same orphan-designated disease or condition. Catalyst has created some uncertainty with respect to the scope of the orphan drug exclusivity and may increase legal challenges in the field. FDA may work with Congress to amend the orphan drug provisions in the law to provide more clarity to stakeholders. The extent of the impact of the Catalyst decision on the industry and on FDA’s regulation and policies with respect to orphan exclusivity as well as the impact of any future legislation on orphan drug approval and exclusivity is unclear.

In Catalyst Pharms., Inc. v. Becerra, 14 F.4th 1299 (11th Cir. 2021), the court disagreed with the FDA’s longstanding position that the orphan drug exclusivity only applies to the approved use or indication within an eligible disease. This decision created uncertainty in the application of the orphan drug exclusivity. On January 24, 2023, the FDA published a notice in the Federal Register to clarify that while the agency complies with the court’s order in Catalyst, FDA intends to continue to apply its longstanding interpretation of the regulations to matters outside of the scope of the Catalyst order - that is, the agency will continue tying the scope of orphan-drug exclusivity to the uses or indications for which a drug is approved, which permits other sponsors to obtain approval of a drug for new uses or indications within the same orphan designated disease or condition that have not yet been approved. It is unclear how future litigation, legislation, agency decisions, and administrative actions will impact the scope of the orphan drug exclusivity.

The FDA and EMA granted Orphan Drug Designation to nebokitug in its primary indications of PSC, SSc and idiopathic pulmonary fibrosis, or IPF. Chemomab Israel may seek Orphan Drug Designations for nebokitug in other indications or for other product candidates. There can be no assurance that it will be able to obtain such designations.

Even if Chemomab Israel obtains Orphan Drug Designation for any product candidate in specific indications, it may not be the first to obtain marketing approval of such product candidate for the orphan-designated indication due to the uncertainties associated with developing pharmaceutical products. In addition, exclusive marketing rights in the United States may be limited if it seeks approval for an indication broader than the orphan-designated indication or may be lost if the FDA later determines that the request for designation was materially defective or if the manufacturer is unable to assure sufficient quantities of the product to meet the needs of patients with the rare disease or condition.

Further, even if it obtains orphan drug exclusivity in the United States for a product, that exclusivity may not effectively protect the product from competition because different drugs with different active moieties can be approved for the same condition. Even after an orphan product is approved, the FDA can subsequently approve the same drug with the same active moiety for the same condition if the FDA concludes that the later drug is safer, more effective or makes a major contribution to patient care.

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Chemomab Israel will need to expand its organization, and it may experience difficulties in managing this growth, which could disrupt its operations.

As of June 30, 2026, Chemomab Israel had 12 employees/consultants. If the Merger is consummated, the Combined Company expects to experience significant growth in the number of its employees and the scope of its operations, particularly in the areas of product candidate development, regulatory affairs and sales and marketing. Chemomab Israel may have difficulty identifying, hiring and integrating new personnel. Future growth would impose significant additional responsibilities on its management, including the need to identify, recruit, maintain, motivate and integrate additional employees, consultants and contractors. Also, its management may need to divert a disproportionate amount of its attention away from its day-to-day activities and devote a substantial amount of time to managing these growth activities. Chemomab Israel may not be able to effectively manage the expansion of its operations, which may result in weaknesses in its infrastructure, give rise to operational mistakes, loss of business opportunities, loss of employees and reduced productivity among remaining employees. Chemomab Israel’s expected growth could require significant capital expenditures and may divert financial resources from other projects, such as the development of product candidates. If its management is unable to effectively manage its growth, its expenses may increase more than expected, its ability to generate and/or grow revenues could be reduced, and it may not be able to implement its business strategy. Chemomab Israel’s future financial performance and its ability to commercialize its product candidates and compete effectively will depend, in part, on its ability to effectively manage any future growth.

Many of the biopharmaceutical companies that Chemomab Israel competes against for qualified personnel and consultants have greater financial and other resources, different risk profiles and a longer history in the industry than it does. If Chemomab Israel is unable to continue to attract and retain high-quality personnel and consultants, the rate and success at which it can discover and develop product candidates and operate its business will be limited.

Substantial doubt exists regarding its ability to continue as a going concern due to its history of losses and expected future losses.

Chemomab Israel has incurred significant operating losses since its inception and anticipates it will incur continued losses for the foreseeable future.

Chemomab Israel has funded its operations to date through proceeds from sales of its equity and grants from the Israel Innovation Authority, or the IIA, which as of June 30, 2026, resulted in gross proceeds of approximately $1.2 million. As of June 30, 2026, its cash, cash equivalents and deposits were approximately $6.7 million. Chemomab Israel has incurred net losses in each year since its inception, and it has an accumulated deficit of $115.6 million as of June 30, 2026. Chemomab Israel expects its existing cash, cash equivalents and bank deposits will allow Chemomab Israel to fund its operating expenses and capital expenditure requirements through the first quarter of 2027. These indicators raise substantial doubt about its ability to continue as a going concern. Chemomab Israel will be required to raise additional funds to support its operations and continue as a going concern. If the Merger and the Concurrent PIPE Investment are consummated, the Combined Company is expected to receive at least $30,000,000 and up to $50,000,000 in gross proceeds from the Concurrent PIPE Investment, which is expected to extend the Combined Company’s cash runway. However, if the Merger is not consummated, Chemomab Israel will need to raise additional funds independently. While Chemomab Israel believes that it can raise additional funds, there can be no assurance that these efforts will be successful or sufficient.

Substantially all of its operating losses have resulted from general and administrative costs associated with its operations, and costs associated with its research and development programs, including for its preclinical and clinical product candidates. Chemomab Israel expects to incur increasing levels of operating losses over the next several years and for the foreseeable future. Chemomab Israel’s prior losses, combined with expected future losses, have had and will continue to have an adverse effect on its shareholders’ deficit and working capital. In any particular quarter or quarters, its operating results could be below the expectations of securities analysts or investors, which could cause the price of its ADSs to decline.

Chemomab Israel expects its research and development expenses to significantly increase in connection with its clinical studies of its product candidates. In addition, if it obtains marketing approval for its product candidates, it will incur significant sales and marketing, legal, and outsourced-manufacturing expenses. As a public company, it expects to continue to incur significant and increasing operating losses for the foreseeable future. Because of the numerous risks and uncertainties associated with developing pharmaceutical products, it is also unable to predict the extent of any future losses or when it will become profitable, if at all. Even if it does become profitable, it may not be able to sustain or increase its profitability on a quarterly or annual basis.

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Chemomab Israel may be subject to cyber-attacks or other disruptions to or breaches of its information technology, systems or networks that could irreparably damage its reputation and its business, expose Chemomab Israel to liability and materially and adversely affect its results of operations.

In conducting its business, Chemomab Israel routinely collects, stores and otherwise processes proprietary, confidential or sensitive data, including personal information and proprietary technology. The secure maintenance, transmission and other processing of this data and information is critical to its operations and business strategy. Chemomab Israel’s employees occasionally work remotely, based on a hybrid work model, which creates a heightened risk of cyber-attacks or other disruptions to or breaches of its information technology, systems or networks.

Chemomab Israel may be subject to cyber-attacks or other disruptions to or breaches of its information technology, systems or networks caused by computer viruses, software bugs, server malfunctions, software or hardware failure, illegal hacking, criminal fraud or impersonation, ransomware attacks, denial-of-service attacks, malware, social engineering or phishing attacks, acts of vandalism or terrorism, unauthorized access, theft or employee malfeasance or error.

Cyber-attacks are increasing in number and sophistication, are well-financed, in some cases supported by state actors, and are designed to not only attack, but also to evade detection. Since the techniques used to obtain unauthorized access to information technology, systems, and networks, or to otherwise sabotage them, change frequently, have become increasingly complex and sophisticated, including through the use of artificial intelligence, and are often not recognized until launched against a target, Chemomab Israel and third parties associated with Chemomab Israel may be unable to anticipate these techniques or to implement adequate preventative measures. Cyber-attacks can originate from a wide variety of sources, including organized crime, hackers, activists, terrorists, nation-states, nation-state supported actors and others, any of which may see their effectiveness enhanced by the use of artificial intelligence.

In addition, certain global geopolitical events can increase its cybersecurity risk. For example, due to the ongoing Russia-Ukraine conflict, there have been publicized threats to increase cyber-attack activity against the critical infrastructure of any nation or organization that retaliates against Russia for its invasion of Ukraine. There have also been similar publicized threats in connection with the geopolitical tension with the Iranian regime and more specifically in connection with the terror attacks by Hamas on Israel, since October 7, 2023. These threats include threats to harm Western countries’ infrastructure and assets. The costs to Chemomab Israel to reduce the risk of or alleviate cybersecurity breaches and vulnerabilities could be significant.

Any type of security breach, attack or misuse of data, whether actual or perceived, and whether experienced by Chemomab Israel or an associated third party, could harm its reputation or deter existing or prospective patients from enrolling or continuing in clinical trials, increase its operating expenses in order to contain and remediate the incident, expose Chemomab Israel to unbudgeted or uninsured liability, disrupt its operations, divert management focus away from other priorities, increase its risk of regulatory scrutiny, result in litigation from patients, employees or other third parties, lead to the imposition of penalties, reporting obligations and fines under state, federal and foreign laws or by payment networks or adversely affect its continued payment network registration and financial institution sponsorship. Moreover, any such compromise of its information security could result in the loss, misappropriation, corruption or unauthorized publication of its confidential business or proprietary information or personal or sensitive information, or that of other parties with which Chemomab Israel does business, an interruption or other failure of its information technology, systems, networks or operations, the unauthorized transfer of cash or other of its assets, the unauthorized release of patient or employee data or a violation of laws, regulations, industry standards or other legal or contractual obligations related to privacy, data protection and information security. Computer programmers and hackers also may be able to develop and deploy viruses, worms and other malicious software programs that attack its products, or that otherwise exploit any security vulnerabilities, and any such attack, if successful, could expose Chemomab Israel to liability for patient claims. In addition, its ability to monitor its third-party service providers’ data security is limited. Some of its third-party service providers may store or have access to its data and may not have effective controls, processes, or practices to protect its information from loss, unauthorized disclosure, unauthorized use or misappropriation or other cyber-attacks or other disruptions to or breaches of information security. A vulnerability in its third-party service providers’ software or information technology, systems or networks, a failure of its third-party service providers’ safeguards, policies or procedures, or a cyber-attack or other disruption to or breach of information security affecting any of these third parties could irreparably damage its reputation and business. The costs related to significant cyber-attacks or other disruptions to or breaches of its information technology, systems or networks could be material and cause Chemomab Israel to incur significant expenses. If the information technology, systems or networks of third parties associated with Chemomab Israel become subject to cyber-attacks or other disruptions or security breaches, Chemomab Israel may have insufficient recourse against such third parties and it may have to expend significant resources to mitigate the impact of such an event, and to develop and implement protections to prevent future events of this nature from occurring. Any of the foregoing could irreparably damage its reputation and business, which could have a material adverse effect on its results of operations.

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Chemomab Israel cannot ensure that any limitation of liability provisions in its agreements with patients, service providers, business partners and other third parties with which it does business would be enforceable or adequate or would otherwise protect Chemomab Israel from any liabilities or damages with respect to any particular claim in connection with a cyber-attack or other disruption to or breach of information security. Additionally, Chemomab Israel cannot be certain that its insurance coverage will be adequate for cybersecurity liabilities actually incurred, that insurance will continue to be available to Chemomab Israel on economically reasonable terms, or at all, or that its insurer will not deny coverage as to any future claim.

Risks Related to Chemomab Israel’s Intellectual Property Rights

If Chemomab Israel is unable to protect its patents or other proprietary rights, or if it infringes the patents or other proprietary rights of others, its competitiveness and business prospects may be materially damaged.

Patent and other proprietary rights are essential to its business. Chemomab Israel’s success depends to a significant degree on its ability to obtain and enforce patents and licenses to patent rights, both in the United States and in other countries. Chemomab Israel cannot guarantee that pending patent applications will result in issued patents, that patents issued or licensed will not be challenged or circumvented by competitors, that the patents and other intellectual property rights of Chemomab Israel and its business partners will not be found to be invalid or that the intellectual property rights of others will not prevent Chemomab Israel from selling its products or from executing on its strategies.

The patent position of a biopharmaceutical company is often uncertain and involves complex legal and factual questions. Significant litigation concerning patents and products is pervasive in its industry. Patent claims include challenges to the coverage and validity of its patents on products or processes as well as allegations that its products infringe patents held by competitors or other third parties. A loss in any of these types of cases could result in a loss of patent protection or the ability to market products, which could lead to a significant loss of sales, or otherwise materially affect future results of operations. Chemomab Israel also relies on trademarks, copyrights, trade secrets and know-how to develop, maintain and strengthen its competitive positions. Third parties may know, discover or independently develop equivalent proprietary information or techniques, or they may gain access to its trade secrets or disclose such trade secrets to the public.

Although its employees, consultants, parties to collaboration agreements and other business partners are generally subject to confidentiality or similar agreements to protect its confidential and proprietary information, these agreements may be breached, and it may not have adequate remedies for any breach. In addition, its trade secrets may otherwise become known or be independently discovered by competitors. To the extent that its employees, consultants, parties to collaboration agreements and other business partners use intellectual property owned by others in their work for Chemomab Israel, disputes may arise as to the rights in related or resulting know-how and inventions.

Furthermore, its intellectual property, other proprietary technology and other sensitive company data is potentially vulnerable to loss, damage or misappropriation from system malfunction, computer viruses, unauthorized access to data or misappropriation or misuse thereof by those with permitted access and other events. While Chemomab Israel has invested to protect its intellectual property and other data, and continue to work diligently in this area, there can be no assurance that its precautionary measures will prevent breakdowns, breaches, cyber incidents or other events. Such events could have a material adverse effect on its reputation, business, financial condition or results of operations. Misappropriation or other loss of its intellectual property from any of the foregoing could have a material adverse effect on its competitive position and may cause Chemomab Israel to incur substantial litigation costs.

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Chemomab Israel may not identify relevant third-party patents or may incorrectly interpret the relevance, scope or expiration of a third-party patent, which might adversely affect its ability to develop, manufacture and market its product candidates.

From time to time, Chemomab Israel may identify patents or applications in the same general area as its products and product candidates. Chemomab Israel may determine these third-party patents are irrelevant to its business based on various factors, including its interpretation of the scope of the patent claims and its interpretation of when the patent expires. If the patents are asserted against Chemomab Israel, however, a court may disagree with its determinations. Further, while Chemomab Israel may determine that the scope of claims that will issue from a patent application does not present a risk, it is difficult to accurately predict the scope of claims that will issue from a patent application, its determination may be incorrect, and the issuing patent may be asserted against Chemomab Israel. Chemomab Israel cannot guarantee that it will be able to successfully settle or otherwise resolve such infringement claims. If Chemomab Israel fails in any such dispute, in addition to being forced to pay monetary damages, Chemomab Israel may be temporarily or permanently prohibited from commercializing its product candidates or be required to obtain a license under such patent, which may not be available on reasonable terms or at all. Chemomab Israel might, if possible, also be forced to redesign its product candidates so that it no longer infringes, misappropriates or otherwise violates the third-party intellectual property rights. Any of these events, even if Chemomab Israel were ultimately to prevail, could require Chemomab Israel to divert substantial financial and management resources that it would otherwise be able to devote to its business. Any of the foregoing could have a material adverse effect on its business, financial condition, results of operations, and prospects.

Changes in patent laws or patent jurisprudence could diminish the value of patents in general, thereby impairing its ability to protect its product candidates.

As is the case with other biopharmaceutical and pharmaceutical companies, its success is heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents in the biopharmaceutical and pharmaceutical industries involves both technological and legal complexity. Therefore, obtaining and enforcing biopharmaceutical and pharmaceutical patents is costly, time-consuming and inherently uncertain. In addition, the Leahy-Smith America Invents Act (the “AIA”), which was passed in September 2011, resulted in significant changes to the United States patent system.

An important change introduced by the AIA is that, as of March 16, 2013, the United States transitioned from a “first-to-invent” to a “first-to-file” system for deciding which party should be granted a patent when two or more patent applications are filed by different parties claiming the same invention. Under a “first-to-file” system, assuming the other requirements for patentability are met, the first inventor to file a patent application generally will be entitled to a patent on the invention regardless of whether another inventor had made the invention earlier. A third party that files a patent application in the USPTO after that date but before Chemomab Israel could therefore be awarded a patent covering an invention of Chemomab Israel’s even if it made the invention before it was made by the third party. This will require Chemomab Israel to be cognizant of the time from invention to filing of a patent application and be diligent in filing patent applications, but circumstances could prevent Chemomab Israel from promptly filing patent applications on its inventions.

Among some of the other changes introduced by the AIA are changes that limit where a patentee may file a patent infringement suit and provide opportunities for third parties to challenge any issued patent with the USPTO. This applies to all of its United States patents, even those issued before March 16, 2013. Because of a lower evidentiary standard in USPTO proceedings compared to the evidentiary standard in United States federal courts necessary to invalidate a patent claim, a third party could potentially provide evidence in a USPTO proceeding sufficient for the USPTO to hold a claim invalid even though the same evidence would be insufficient to invalidate the claim if first presented in a district court action.

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Accordingly, a third party may attempt to use the USPTO procedures to invalidate its patent claims that would not have been invalidated if first challenged by the third party as a defendant in a district court action. It is not clear what, if any, impact the AIA will have on the operation of its business. However, the AIA and its implementation could increase the uncertainties and costs surrounding the prosecution of its or its licensors’ patent applications and the enforcement or defense of its or its licensors’ issued patents.

Chemomab Israel may become involved in opposition, interference, derivation, inter partes review, post-grant review, reexamination or other proceedings challenging its or its licensors’ patent rights, and the outcome of any proceedings is highly uncertain. An adverse determination in any such proceeding could reduce the scope of, or invalidate, its owned or in-licensed patent rights, in whole or in part, allow third parties to commercialize its technology or products and compete directly with Chemomab Israel, without payment to it, or result in its inability to manufacture or commercialize products without infringing third-party patent rights.

Additionally, the United States Supreme Court has ruled on several patent cases in recent years either narrowing the scope of patent protection available in certain circumstances or weakening the rights of patent owners in certain situations. In addition to increasing uncertainty with regard to its ability to obtain patents in the future, this combination of events has created uncertainty with respect to the validity, enforceability and value of patents, once obtained. Depending on decisions by Congress, the federal courts and the USPTO, as well as similar bodies in other jurisdictions, the laws and regulations governing patents could change in unpredictable ways that could weaken its ability to obtain new patents or to enforce its existing patents and patents that Chemomab Israel might obtain in the future. Similarly, the complexity and uncertainty of European patent laws have also increased in recent years. In addition, the European patent system is relatively stringent in the type of amendments that are allowed during prosecution. Complying with these laws and regulations could limit its ability to obtain new patents in the future that may be important for its business, and these laws, regulations and patents could continue to change in unpredictable ways that could have a material adverse effect on its existing patent rights and its ability to protect and enforce its intellectual property in the future.

Obtaining and maintaining its patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and its patent protection could be reduced or eliminated for non-compliance with these requirements.

The USPTO and European and other patent agencies require compliance with a number of procedural, documentary, fee payment and other similar provisions during the patent application process. In addition, periodic maintenance, renewal and annuity fees on any issued patent are due to be paid to the USPTO and European and other patent agencies over the lifetime of a patent. While an inadvertent failure to make payment of such fees or to comply with such provisions can in many cases be cured by additional payment of a late fee or by other means in accordance with the applicable rules, there are situations in which such noncompliance will result in the abandonment or lapse of the patent or patent application, and the partial or complete loss of patent rights in the relevant jurisdiction. Non-compliance events that could result in abandonment or lapse of a patent or patent application include failure to respond to official actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents within prescribed time limits. If Chemomab Israel or its licensors fail to maintain the patents and patent applications covering its product candidates or if it or its licensors otherwise allow its patents or patent applications to be abandoned or lapse, its competitors might be able to enter the market, which would hurt its competitive position and could impair its ability to successfully commercialize its product candidates in any indication for which they are approved, which could have a material adverse effect on its business, financial condition, results of operations, and prospects.

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Risks Related to Chemomab Israel’s Regulatory Approvals

The regulatory approval processes of the FDA and comparable foreign authorities are lengthy, time consuming and inherently unpredictable, and if Chemomab Israel is ultimately unable to obtain regulatory approval for nebokitug or any other product candidates, its business will be substantially harmed.

The time required to obtain approval by the FDA and comparable foreign authorities is unpredictable but typically takes many years following the commencement of clinical studies and depends upon numerous factors, including the substantial discretion of the regulatory authorities. In addition, approval policies, regulations or the type and amount of clinical data necessary to gain approval may change during the course of a product candidate’s clinical development and may vary among jurisdictions, which may cause delays in the approval or the decision not to approve an application. Regulatory authorities have substantial discretion in the approval process and may refuse to accept any application or may decide that its data is insufficient for approval and require additional preclinical, clinical or other data. Even if Chemomab Israel eventually completes clinical testing and receives approval of any regulatory filing for its product candidates, the FDA and other comparable foreign regulatory authorities may approve its product candidates for a more limited indication or a narrower patient population than it originally requested. Chemomab Israel has not obtained regulatory approval for any product candidate and it is possible that it will never obtain regulatory approval for nebokitug or any other product candidate. Chemomab Israel is not permitted to market any of its product candidates in the United States until it receives regulatory approval of an NDA from the FDA.

Prior to obtaining approval to commercialize a product candidate in the United States or abroad, Chemomab Israel must demonstrate with substantial evidence from well-controlled clinical studies, and to the satisfaction of the FDA or foreign regulatory agencies, that such product candidate is safe and effective for its intended use. Results from preclinical studies and clinical trials can be interpreted in different ways. Even if Chemomab Israel believes the preclinical or clinical data for its product candidates are promising, such data may not be sufficient to support approval by the FDA and other regulatory authorities.

The FDA or any foreign regulatory bodies can delay, limit or deny approval of its product candidates or require Chemomab Israel to conduct additional preclinical or clinical testing or abandon a program for many reasons, including:

●	the FDA or comparable foreign regulatory authorities may disagree with the design or implementation of its clinical studies;

●	it may be unable to demonstrate to the satisfaction of the FDA or comparable foreign regulatory authorities that a product candidate is safe and effective for its proposed indication;

●	serious and unexpected drug-related side effects experienced by participants in its clinical studies or by individuals using drugs similar to its product candidates, or other products containing the active ingredient in its product candidates;

●	negative or ambiguous results from its clinical studies or results that may not meet the level of statistical significance required by the FDA or comparable foreign regulatory authorities for approval;

●	the population studied in the clinical study may not be sufficiently broad or representative to assure efficacy and safety in the full population for which it seeks approval;

●	it may be unable to demonstrate that a product candidate’s clinical and other benefits outweigh its safety risks;

●	the FDA or comparable foreign regulatory authorities may disagree with its interpretation of data from preclinical studies or clinical trials;

●	the data collected from clinical studies of its product candidates may not be acceptable or sufficient to support the submission of an NDA or other submission or to obtain regulatory approval in the United States or elsewhere, and it may be required to conduct additional clinical studies;

●	the FDA’s or the applicable foreign regulatory agency’s disagreement regarding the formulation, labeling and/or the specifications of its product candidates;

●	the FDA or comparable foreign regulatory authorities may fail to approve or find deficiencies with the manufacturing processes or facilities of third-party manufacturers with which its contracts for clinical and commercial supplies; and

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●	the approval policies or regulations of the FDA or comparable foreign regulatory authorities may significantly change in a manner rendering its clinical data insufficient for approval.

Moreover, preclinical and clinical data are often susceptible to varying interpretations and analyses and many companies that believed their product candidates performed satisfactorily in preclinical studies and clinical trials nonetheless failed to obtain FDA or comparable foreign regulatory authority approval. Chemomab Israel cannot guarantee that the FDA or foreign regulatory authorities will interpret trial results as it does, and more trials could be required before it is able to submit applications seeking approval of its product candidates. To the extent that the results of the trials are not satisfactory to the FDA or foreign regulatory authorities for support of a marketing application, Chemomab Israel may be required to expend significant resources, which may not be available to Chemomab Israel, to conduct additional trials in support of potential approval of its product candidates. Furthermore, the approval policies or regulations of the FDA or comparable foreign regulatory authorities may significantly change in a manner rendering its clinical data insufficient for approval, which may lead to the FDA or comparable foreign regulatory authorities delaying, limiting or denying approval of its product candidates.

Of the large number of drugs in development, only a small percentage successfully complete the regulatory approval processes and are commercialized. This lengthy approval process, as well as the unpredictability of future clinical trial results, may result in Chemomab Israel failing to obtain regulatory approval to market nebokitug or any other product candidate, which would significantly harm its business, results of operations and prospects.

In addition, the FDA or the applicable foreign regulatory agency also may approve a product candidate for a more limited indication or patient population than Chemomab Israel originally requested, and the FDA or applicable foreign regulatory agency may approve a product candidate with a REMS or a label that does not include the labeling claims necessary or desirable for the successful commercialization of that product candidate. Regulatory authorities may also grant approval contingent on the performance of costly post-marketing clinical trials. Any of the foregoing scenarios could materially harm the commercial prospects for its product candidates.

Obtaining and maintaining regulatory approval of its product candidates in one jurisdiction does not mean that Chemomab Israel will be successful in obtaining regulatory approval of its product candidates in other jurisdictions.

In order to market any product outside of the United States, Chemomab Israel must establish and comply with the numerous and varying safety, efficacy, and other regulatory requirements of other countries. Obtaining and maintaining regulatory approval of its product candidates in one jurisdiction does not guarantee that it will be able to obtain or maintain regulatory approval in any other jurisdiction, but a failure or delay in obtaining regulatory approval in one jurisdiction may have a negative effect on the regulatory approval process in others. Chemomab Israel’s product candidates may not receive marketing approval even if they achieve their primary endpoints in future Phase 3 clinical studies or registrational trials. The FDA or comparable foreign regulatory authorities may disagree with its trial designs and its interpretation of data from preclinical studies or clinical trials. In addition, any of these regulatory authorities may change requirements for the approval of a product candidate even after reviewing and providing comments or advice on a protocol for a pivotal Phase 3 or registrational clinical study. In addition, any of these regulatory authorities may also approve a product candidate for fewer or more limited indications than its request or may grant approval contingent on the performance of costly post-marketing clinical trials. The FDA or comparable foreign regulatory authorities may not approve the labeling claims that it believes would be necessary or desirable for the successful commercialization of its product candidates, if approved.

Furthermore, even if the FDA or other comparable foreign regulatory authority grants marketing approval of a product candidate, comparable regulatory authorities in foreign jurisdictions must also approve the manufacturing, marketing, and promotion of the product candidate in those countries. Approval procedures vary among jurisdictions and can involve requirements and administrative review periods different from those in the United States, including additional preclinical studies or clinical trials as clinical studies conducted in one jurisdiction may not be accepted by regulatory authorities in other jurisdictions. The marketing approval processes in other countries may implicate all of the risks detailed above regarding FDA approval in the United States, as well as other risks. In many jurisdictions outside the United States, a product candidate must be approved for reimbursement before it can be approved for sale in that jurisdiction. In some cases, the price that Chemomab Israel intends to charge for its products is also subject to approval.

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Obtaining foreign regulatory approvals and compliance with foreign regulatory requirements could result in significant delays, difficulties, and costs for Chemomab Israel and could delay or prevent the introduction of its products in certain countries. Failure to obtain marketing approval in other countries or any delay or other setback in obtaining such approval would impair its ability to market its product candidates in such foreign markets. Any such impairment would reduce the size of its potential market, which could have a material adverse impact on its business, results of operations, and prospects.

Even if Chemomab Israel obtains regulatory approval for nebokitug or any product candidate, it will still face extensive and ongoing regulatory requirements and obligations and any product candidate, if approved, may face future development and regulatory difficulties.

Any product candidate for which Chemomab Israel obtains marketing approval, along with the manufacturing processes, post-approval clinical data, labeling, packaging, distribution, adverse event reporting, storage, recordkeeping, export, import, advertising and promotional activities for such product, among other things, will be subject to extensive and ongoing requirements of and review by the FDA and other regulatory authorities. These requirements include submissions of safety and other post-marketing information and reports, establishment registration and drug listing requirements, continued compliance with cGMP requirements relating to manufacturing, quality control, quality assurance and corresponding maintenance of records and documents, requirements regarding the distribution of samples to physicians and recordkeeping and GCP requirements for any clinical studies that it conducts post-approval.

Even if marketing approval of a product candidate is granted, the approval may be subject to limitations on the indicated uses for which the product candidate may be marketed or to the conditions of approval, including a requirement to implement a REMS. If any of its product candidates receives marketing approval, the accompanying label may limit the approved indicated use of the product candidate, which could limit sales of the product candidate. The FDA may also impose requirements for costly post-marketing studies or clinical trials and surveillance to monitor the safety or efficacy of a product. Violations of the Federal Food, Drug, and Cosmetic Act (the “FDCA”) relating to the promotion of prescription drugs may lead to FDA enforcement actions and investigations alleging violations of federal and state healthcare fraud and abuse laws, as well as state consumer protection laws.

In addition, later discovery of previously unknown adverse events or other problems with its products, manufacturers or manufacturing processes or failure to comply with regulatory requirements, may yield various results, including:

●	restrictions on manufacturing such products;

●	restrictions on the labeling or marketing of products;

●	restrictions on product manufacturing, distribution or use;

●	requirements to conduct post-marketing studies or clinical trials;

●	warning letters or untitled letters;

●	withdrawal of the products from the market;

●	refusal to approve pending applications or supplements to approved applications that it submits;

●	recall of products;

●	fines, restitution or disgorgement of profits or revenues;

●	suspension or withdrawal of marketing approvals;

●	refusal to permit the import or export of its products;

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●	product seizure; or

●	injunctions or the imposition of civil or criminal penalties.

Further, the FDA’s policies may change, and additional government regulations may be enacted that could impose extensive and ongoing regulatory requirements and obligations on any product candidate for which Chemomab Israel obtains marketing approval. If Chemomab Israel is slow or unable to adapt to changes in existing requirements or the adoption of new requirements or policies, or if it is not able to maintain regulatory compliance, it may lose any marketing approval that it may have obtained, which would adversely affect its business, prospects and ability to achieve or sustain profitability.

Disruptions at the FDA and other government agencies caused by funding shortages or global health concerns or administration changes could hinder its ability to hire, retain or deploy key leadership and other personnel, or otherwise prevent new or modified products from being developed, approved or commercialized in a timely manner or at all, which could negatively impact its business.

The ability of the FDA to review and approve new products can be affected by a variety of factors, including government budget and funding levels, ability to hire and retain key personnel and accept the payment of user fees, and statutory, regulatory, and policy changes. Average review times at the agency have fluctuated in recent years as a result. In addition, government funding of other government agencies that fund research and development activities is subject to the political process, which is inherently fluid and unpredictable.

Disruptions at the FDA and other agencies may also slow the time necessary for new drugs to be reviewed and/or approved by necessary government agencies, which would harm its business. Such disruptions extend beyond government shutdowns. For example, over the last several years, including for 35 days beginning on December 22, 2018, the United States government has shut down several times and certain regulatory agencies, such as the FDA, have had to furlough critical employees and stop critical activities. In addition, the FDA is currently experiencing significant and ongoing shifts in personnel and regulatory policy, which have created uncertainty in the drug review and approval process. If a prolonged government shutdown, or sustained period of regulatory instability, additional reductions in force or changes in key personnel occur, it could significantly impact the ability of the FDA to timely review and process its regulatory submissions, which could harm its business.

During the COVID-19 pandemic, the FDA imposed preventive measures, including postponements of non-United States manufacturing and product inspections. If global health concerns re-occur, similar restrictions could be implemented that might prevent the FDA or other regulatory authorities from conducting their regular inspections, reviews, or other regulatory activities. This could significantly impact the ability of the FDA or other regulatory authorities to timely review and process its regulatory submissions, which could have a material adverse effect on its business.

Current and future legislation may increase the difficulty and cost for Chemomab Israel to obtain marketing approval of and commercialize its drug candidates and affect the prices Chemomab Israel may obtain.

The healthcare industry in the United States is subject to extensive regulation by a number of governmental entities at the federal, state and local level. The healthcare regulatory landscape is also subject to frequent change. In addition to the FDA’s restrictions on marketing of pharmaceutical products, the U.S. healthcare laws and regulations that may apply to pharmaceutical companies include, without limitation: the federal fraud and abuse laws, including the federal anti-kickback and false claims laws; federal health data privacy and security laws; and federal transparency laws related to payments and/or other transfers of value made to physicians and other healthcare professionals and teaching hospitals. Many states have similar laws and regulations that may differ from each other and federal law in significant ways, thus complicating compliance efforts. These laws may impose administrative and compliance burdens on the sales, marketing and other activities of pharmaceutical manufacturers with approved products for market in the United States.

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Because of the breadth of these laws and the narrowness of available statutory exceptions and regulatory safe harbors, it is possible that some of its business activities could be subject to legal challenge and enforcement actions. Violations of any of the federal and state laws described above or any other governmental regulations, may result in significant civil, criminal, and administrative penalties, including, without limitation, damages, fines, imprisonment, exclusion from participation in government healthcare programs, additional reporting obligations and oversight pursuant to a corporate integrity agreement or other agreement to resolve allegations of non-compliance with these laws, and the curtailment or restructuring of operations.

Additionally, in the United States and some foreign jurisdictions there have been, and continue to be, several legislative, executive and regulatory changes and proposed reforms of the healthcare system in an effort to contain costs, improve quality, and expand access to care, particularly in light of the recent U.S. Presidential and Congressional elections. These reform initiatives may, among other things, result in modifications to the aforementioned laws and/or the implementation of new laws affecting the healthcare industry. The adoption of any future cost containment or other health reform initiative may result in additional downward pressure on the price for any approved product.

Risks Related to Commercialization of Chemomab Israel’s Product Candidates

If Chemomab Israel does not achieve its projected development and commercialization goals in the timeframes it announces and expects, the commercialization of its product candidates may be delayed and its business will be harmed.

For planning purposes, Chemomab Israel sometimes estimates the timing of the accomplishment of various scientific, clinical, regulatory and other product development objectives. These milestones may include its expectations regarding the commencement or completion of scientific studies and clinical trials, the regulatory submissions or commercialization objectives. From time to time, it may publicly announce the expected timing of some of these milestones, such as the completion of an ongoing clinical study, the initiation of other clinical studies, receipt of regulatory approval or the commercial launch of a product. The achievement of many of these milestones may be outside of its control. All of these milestones are based on a variety of assumptions which may cause the timing of achievement of the milestones to vary considerably from its estimates, including:

●	its available capital resources or capital constraints it experiences;

●	the rate of progress, costs and results of its clinical studies and research and development activities, including the extent of scheduling conflicts with participating clinicians and collaborators;

●	its ability to identify and enroll patients who meet clinical study eligibility criteria;

●	its receipt of authorizations by the FDA and comparable foreign regulatory authorities, and the timing thereof;

●	other actions, decisions or rules issued by regulators;

●	its ability to access sufficient, reliable and affordable supplies of materials used in the manufacture of its product candidates;

●	its ability to manufacture and supply clinical study materials to its clinical sites on a timely basis;

●	the efforts of its collaborators with respect to the commercialization of its products, if any; and

●	the securing of, costs related to, and timing issues associated with, commercial product manufacturing as well as sales and marketing activities.

If Chemomab Israel fails to achieve announced milestones in the timeframes it expects, the commercialization of any of its product candidates may be delayed, and its business, results of operations, financial condition and prospects may be adversely affected.

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Chemomab Israel faces substantial competition, which may result in others discovering, developing or commercializing products before or more successfully than Chemomab Israel.

The development and commercialization of new drug products is highly competitive. Chemomab Israel may face competition with respect to any product candidates that it seeks to develop or commercialize in the future from major biopharmaceutical companies, specialty biopharmaceutical companies, and biotechnology companies worldwide. Potential competitors also include academic institutions, government agencies, and other public and private research organizations that conduct research, seek patent protection, and establish collaborative arrangements for research, development, manufacturing, and commercialization.

There are a number of large biopharmaceutical and biotechnology companies that are currently pursuing the development of products for the treatment of inflammation and fibrosis. Companies that it is aware of that are targeting the treatment of inflammation and fibrosis include large companies with significant financial resources as well as a substantial number of small- to mid-size biotechnology companies. However, it does not know of any other companies currently in clinical development with an anti-CCL24 mAb. For additional information regarding its competition, see the section titled “Business of Chemomab—Business Overview—Competition” in this proxy statement/prospectus.

Many of its current or potential competitors, either alone or with their strategic partners, have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical studies, obtaining regulatory approvals, and marketing approved products than Chemomab Israel does.

Even if nebokitug, or any other product candidate Chemomab Israel develops, receives marketing approval, it may fail to achieve market acceptance by physicians, patients, third-party payors or others in the medical community necessary for commercial success.

If nebokitug, or any other product candidate Chemomab Israel develops, receives marketing approval, it may nonetheless fail to gain sufficient market acceptance by physicians, patients, third-party payors and others in the medical community. If it does not achieve an adequate level of acceptance, Chemomab Israel may not generate significant product revenues or become profitable. The degree of market acceptance of its product candidates, if approved, will depend on a number of factors, including but not limited to:

●	the efficacy and potential advantages compared to alternative treatments;

●	effectiveness of sales and marketing efforts;

●	the cost of treatment with respect to alternative treatments, including any similar generic treatments;

●	its ability to offer its products for sale at competitive prices;

●	the convenience and ease of administration compared to alternative treatments;

●	the willingness of the target patient population to try new therapies and of physicians to prescribe these therapies;

●	the strength of marketing and distribution support;

●	the timing of market introduction of competitive products;

●	the availability of third-party coverage and adequate reimbursement;

●	product labeling or product insert requirements of the FDA, EMA or other regulatory authorities, including any limitations on warnings contained in a product’s approved labeling;

●	the prevalence and severity of any side effects; and

●	any restrictions on the use of its product together with other medications.

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Because Chemomab Israel expects sales of its product candidates, if approved, to generate substantially all of its revenues for the foreseeable future, the failure of its product candidates to find market acceptance would harm its business and could require Chemomab Israel to seek additional financing.

Chemomab Israel relies completely on third-party suppliers to manufacture its clinical drug supplies for its product candidates, and it intends to rely on third parties to produce preclinical, clinical, and commercial supplies of any future product candidates.

Chemomab Israel does not currently have, nor does Chemomab Israel plan to acquire, the infrastructure or capability to internally manufacture its clinical drug supply of its product candidates, or any future product candidates, for use in the conduct of its preclinical studies and clinical trials.

Chemomab Israel lacks the internal resources and the capabilities to manufacture any product candidates on a clinical or commercial scale. The facilities used by its contract manufacturers to manufacture the active pharmaceutical ingredient and final drug product must complete a pre-approval inspection by the FDA and other comparable foreign regulatory agencies to assess compliance with applicable requirements, including cGMPs, after Chemomab Israel submits its NDA or relevant foreign regulatory market application to the applicable regulatory agency.

Chemomab Israel is responsible for setting the product specifications and approving master batch records, but does not oversee the manufacturing process itself, and is completely dependent on its contract manufacturers to comply with cGMPs for manufacture of both active drug substances and finished drug products. If its contract manufacturers cannot successfully manufacture material that conforms to its specifications and the strict regulatory requirements of the FDA or applicable foreign regulatory agencies, they will not be able to pass a pre-approval inspection or secure and/or maintain regulatory approval for their manufacturing facilities. In addition, Chemomab Israel has no direct control over its contract manufacturers’ ability to maintain adequate quality control, quality assurance, and qualified personnel. Furthermore, all of its contract manufacturers are engaged with other companies to supply and/or manufacture materials or products for such companies, which exposes its manufacturers to regulatory risks for the production of such materials and products. As a result, failure to satisfy the regulatory requirements for the production of those materials and products may affect the regulatory clearance of its contract manufacturers’ facilities generally. If the FDA or an applicable foreign regulatory agency determines now or in the future that these facilities for the manufacture of its product candidates are noncompliant, Chemomab Israel may need to find alternative manufacturing facilities, which would adversely impact its ability to develop, obtain regulatory approval for or market its product candidates. Chemomab Israel’s reliance on contract manufacturers also exposes Chemomab Israel to the possibility that they, or third parties with access to their facilities, will have access to and may compromise its trade secrets or other proprietary information.

If Chemomab Israel is unable to establish sales, marketing and distribution capabilities either on its own or in collaboration with third parties, it may not be successful in commercializing nebokitug, if approved.

Chemomab Israel does not have any infrastructure for the sales, marketing or distribution of nebokitug, and the cost of establishing and maintaining such an organization may exceed the cost-effectiveness of doing so. In order to market and successfully commercialize nebokitug or any other product candidate Chemomab Israel develops, if approved, it must build its sales, distribution, marketing, managerial and other non-technical capabilities or make arrangements with third parties to perform these services. Chemomab Israel expects to build a focused sales, distribution and marketing infrastructure to market nebokitug, if approved. There are significant expenses and risks involved with establishing its own sales, marketing and distribution capabilities, including its ability to hire, retain and appropriately incentivize qualified individuals, generate sufficient sales leads, provide adequate training to sales and marketing personnel and effectively manage a geographically dispersed sales and marketing team. Any failure or delay in the development of its internal sales, marketing and distribution capabilities could delay any product launch, which would adversely impact the commercialization of that product. Additionally, if the commercial launch of nebokitug for which Chemomab Israel recruits a sales force and establishes marketing capabilities is delayed or does not occur for any reason, it would have prematurely or unnecessarily incurred these commercialization expenses. This may be costly, and its investment would be lost if it cannot retain or reposition its sales and marketing personnel.

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Factors that may inhibit its efforts to commercialize its product candidates on its own include:

●	its inability to recruit, train and retain adequate numbers of effective sales and marketing personnel;

●	the inability of sales personnel to obtain access to physicians or attain adequate numbers of physicians to prescribe its products; and

●	unforeseen costs and expenses associated with creating an independent sales and marketing organization.

Chemomab Israel does not anticipate having the resources in the foreseeable future to allocate to the sales and marketing of its product candidates, if approved, in certain markets overseas. Therefore, its future success will depend, in part, on its ability to enter into and maintain collaborative relationships for such capabilities, the collaborator’s strategic interest in a product and such collaborator’s ability to successfully market and sell the product. Chemomab Israel intends to pursue collaborative arrangements regarding the sale and marketing of nebokitug, if approved, for certain markets overseas; however, it cannot guarantee that it will be able to establish or maintain such collaborative arrangements, or if able to do so, that it will have effective sales forces. To the extent that it depends on third parties for marketing and distribution, any revenues Chemomab Israel receives will depend upon the efforts of such third parties, and there can be no assurance that such efforts will be successful.

If Chemomab Israel is unable to build its own sales force or negotiate a collaborative relationship for the commercialization of nebokitug, it may be forced to delay the potential commercialization of nebokitug or reduce the scope of its sales or marketing activities for nebokitug. If it needs to increase its expenditures to fund commercialization activities for nebokitug, it will need to obtain additional capital, which may not be available to Chemomab Israel on acceptable terms, or at all. Chemomab Israel may also have to enter into collaborative arrangements for nebokitug at an earlier stage than otherwise would be ideal and it may be required to relinquish rights to nebokitug or otherwise agree to terms unfavorable to Chemomab Israel. Any of these occurrences may have an adverse effect on its business, operating results and prospects.

If Chemomab Israel is unable to establish adequate sales, marketing and distribution capabilities, either on its own or in collaboration with third parties, it will not be successful in commercializing its product candidates and may never become profitable. Chemomab Israel will be competing with many companies that currently have extensive and well-funded marketing and sales operations. Without an internal team or the support of a third party to perform marketing and sales functions, it may be unable to compete successfully against these more established companies.

Even if Chemomab Israel receives marketing approval for its current or any future product candidates, it may not be able to successfully commercialize its product candidates due to unfavorable pricing regulations or third-party coverage and reimbursement policies, which could make it difficult for Chemomab Israel to sell its product candidates profitably.

There may be significant delays in obtaining such coverage and reimbursement for newly approved products, and coverage may be more limited than the purposes for which the product is approved by the FDA or comparable non-U.S. regulatory agencies. Moreover, eligibility for coverage and reimbursement does not imply that a product will be paid for in all cases or at a rate that covers costs, including research, development, intellectual property, manufacture, sale and distribution expenses. Interim reimbursement levels for new products, if applicable, may also not be sufficient to cover costs and may not be made permanent. Obtaining coverage and reimbursement approval for a product from a government or other third-party payor is a time consuming and costly process that could require Chemomab Israel to provide supporting scientific, clinical and cost effectiveness data to the payor. Reimbursement rates may vary according to the use of the product and the clinical setting in which it is used, may be based on reimbursement levels already set for lower cost products and may be incorporated into existing payments for other services. Net prices for products may be reduced by mandatory discounts or rebates required by government healthcare programs or private payors, by any future laws limiting drug prices and by any future relaxation of laws that presently restrict imports of product from countries where they may be sold at lower prices than in the United States.

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There is significant uncertainty related to the insurance coverage and reimbursement of newly approved products. Third-party payors in the United States often rely upon Medicare coverage policy and payment limitations in setting reimbursement policies, but also have their own methods and approval process apart from Medicare coverage and reimbursement determinations. Pricing and reimbursement outside of the United States vary widely and are constantly evolving, with requirements and limitations becoming increasingly strict.

Chemomab Israel’s inability to promptly obtain coverage and adequate reimbursement rates from both government-funded and private payors for any approved products that it develops could have a material adverse effect on its operating results, its ability to raise capital needed to commercialize products and its overall financial condition.

A variety of risks associated with operating internationally could materially adversely affect its business.

Chemomab Israel’s research and development facilities and certain of its executives are located in Israel and certain of its product candidates may be manufactured at third-party facilities located in Europe. In addition, its business strategy includes potentially expanding internationally if any of its product candidates receives regulatory approval. Doing business internationally involves a number of risks, including but not limited to:

●	multiple, conflicting and changing laws and regulations, such as privacy regulations, tax laws, export and import restrictions, employment laws, regulatory requirements and other governmental approvals, permits and licenses;

●	failure by Chemomab Israel to obtain and maintain regulatory approvals for the use of its products in various countries;

●	additional potentially relevant third-party patent rights;

●	complexities and difficulties in obtaining protection and enforcing its intellectual property;

●	difficulties in staffing and managing foreign operations;

●	complexities associated with managing multiple payor reimbursement regimes, government payors or patient self-pay systems;

●	limits in its ability to penetrate international markets;

●	financial risks, such as longer payment cycles, difficulty collecting accounts receivable, the impact of local and regional financial crises on demand and payment for its products and exposure to foreign currency exchange rate fluctuations;

●	natural disasters, political and economic instability, including wars, terrorism and political unrest, outbreak of disease, boycotts, curtailment of trade and other business restrictions;

●	certain expenses including, among others, expenses for travel, translation and insurance; and

●	regulatory and compliance risks that relate to maintaining accurate information and control over sales and activities that may fall within the purview of the United States Foreign Corrupt Practices Act, its books and records provisions, or its anti-bribery provisions.

Any of these factors could significantly harm its international expansion and operations and, consequently, its results of operations.

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Risks Related to Chemomab Israel’s Incorporation and Location in Israel

Conditions in Israel and regional instability may adversely affect its operations.

Chemomab Israel is incorporated under Israeli law, and its principal research and development facilities, as well as certain of its manufacturing facilities and suppliers, are located in Israel. Many of its employees, including its Chief Executive Officer and Chief Financial Officer, and other senior members of its management team, operate from its headquarters in Israel, and certain of its directors are residents of Israel. Accordingly, military, political, and economic conditions in Israel may directly affect its business.

Israel has experienced, and may in the future experience, armed conflicts, terrorist activity, civil unrest, and political instability, which could disrupt its operations and supply chain. Such conditions may result in the call-up of its employees for military reserve duty for extended periods, reducing workforce availability. Armed conflict or terrorist activity may cause physical damage to its facilities or to public infrastructure, utilities, and telecommunications networks in Israel, and Israeli companies may face heightened cybersecurity threats during periods of regional tension. These disruptions could lead to increased operating costs, challenges to business continuity, risks to employee safety, and difficulties in delivering products and services in a timely manner. In addition, counterparties to its agreements may assert force majeure claims based on security conditions in Israel, which could affect its ability to meet contractual obligations or enforce the obligations of others.

Regional instability and armed conflict may have broader adverse effects on economic and financial conditions in Israel, including effects on credit markets, currency valuation, inflation, and labor markets. Prolonged conflicts have in the past required significant mobilization of military reservists, including personnel employed in the sector in which it operates, which may affect workforce availability across the industry. Such conditions may also result in credit rating changes for Israel, which could adversely affect access to capital and general business conditions.

Chemomab Israel’s commercial insurance does not cover losses resulting from war or terrorist attacks. While the Israeli government has in the past provided compensation for certain damages caused by such events, it cannot assure you that such government compensation programs will continue, or if continued, will be sufficient to compensate Chemomab Israel fully for any losses incurred. As of the date of this proxy statement/prospectus, the impact of regional security conditions on its results of operations and financial condition has not been material; however, such impact could increase and may become material if conditions deteriorate. Any significant losses or damages incurred by its Israeli operations as a result of armed conflict, terrorist activity, or related instability could have a material adverse effect on its business, financial condition, and results of operations.

Because a certain portion of its expenses are incurred in currencies other than the U.S. Dollar, its results of operations may be harmed by currency fluctuations and inflation.

Chemomab Israel’s reporting and functional currency is the United States Dollar, but some portion of its clinical studies and operations expenses are in NIS. As a result, it is exposed to some currency fluctuation risks. Fluctuation in the exchange rates of foreign currency has an influence on the cost of goods sold and its financing revenues and expenses. Chemomab Israel may, in the future, decide to enter into currency hedging transactions to decrease the risk of financial exposure from fluctuations in the exchange rate of the currencies mentioned above with respect to the U.S. Dollar. These measures, however, may not adequately protect Chemomab Israel from adverse effects.

Chemomab Israel received Israeli government grants for certain of its research and development activities as detailed below. The terms of those grants require Chemomab Israel to satisfy specified conditions in order to transfer outside of Israel the manufacture of products based on know-how funded by the Israel Innovation Authority or to transfer outside of Israel the know-how itself. If Chemomab Israel fails to comply with the requirements of Israeli law in this regard, it may be required to pay penalties, and it may impair its ability to sell its technology outside of Israel.

Some of its research and development efforts were financed through grants that were received from the Israel Innovation Authority of the Israeli Ministry of Economy and Industry (formerly known as the Office of the Chief Scientist). When know-how is developed using IIA grants, the Encouragement of Research, Development and Technological Innovation in Industry Law 5744-1984, or the Innovation Law, and the regulations thereunder, restrict its ability to transfer outside of Israel either the manufacture of products based on IIA-funded know-how or the know-how itself. Such restrictions continue to apply even after financial obligations to the IIA are paid in full. The consideration available to its shareholders in a future transaction involving the transfer outside of Israel of know-how developed with IIA funding (such as a merger or similar transaction) may be reduced by any amounts that it is required to pay to the IIA.

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Risks Related to Chemomab Israel’s ADSs

Chemomab Israel will need to raise additional capital to fund its operations, which may be unavailable to Chemomab Israel on acceptable terms or at all, or may cause dilution or place significant restrictions on its ability to operate its business.

If Chemomab Israel’s available cash resources are insufficient to satisfy its liquidity requirements, it will be required to raise additional capital through issuances of equity or convertible debt securities, or seek debt financing or other form of third-party funding.

If Chemomab Israel is unable to obtain adequate financing or financing on terms satisfactory to Chemomab Israel when needed, its ability to continue to pursue its business objectives and to respond to business opportunities, challenges, or unforeseen circumstances could be significantly limited, and could have a material adverse effect on its business, financial condition, results of operations and prospects.

The various ways Chemomab Israel could raise additional capital carry potential risks. If Chemomab Israel raises funds by issuing equity securities, dilution to its shareholders would result. If it raises funds by issuing debt securities, those debt securities would have rights, preferences and privileges senior to those of holders of its ADSs. The terms of debt securities issued or borrowings pursuant to a credit agreement could impose significant restrictions on its operations. If Chemomab Israel raises funds through collaborations or licensing arrangements, it might be required to relinquish significant rights to its product candidates or grant licenses on terms that are not favorable to Chemomab Israel.

The trading price of the ADSs has been highly volatile and is expected to continue to be volatile.

The trading price of the ADSs has been highly volatile, particularly over the last year. For example, on July 24, 2026, the closing price of the ADSs was $1.36 and on September 3, 2026, the closing price of the ADSs was $2.82. This volatility may affect the price at which you are able to sell ADSs. Chemomab Israel’s ADS price is likely to continue to be volatile and subject to significant price and volume fluctuations in response to market and economic factors that are beyond its control. In addition, while the stock market in general has experienced high volatility, biotechnology companies in particular have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to operating performance. Broad market and industry factors may negatively affect the market price of the ADSs, regardless of its actual operating performance.

Chemomab Israel has not paid dividends in the past and does not expect to pay dividends in the future, and, as a result, any return on investment may be limited to the value of the ADSs.

Chemomab Israel has never paid dividends and does not anticipate paying dividends in the foreseeable future. The payment of dividends will depend on its earnings, capital requirements, financial condition, prospects and other factors its board of directors may deem relevant. If Chemomab Israel does not pay dividends, the ADSs may be less valuable because a return on your investment will only occur if its ADS price appreciates and you sell your ADS thereafter. In addition, the Companies Law imposes restrictions on its ability to declare and pay dividends.

As a foreign private issuer whose ADSs are listed on the Nasdaq, Chemomab Israel intends to follow certain home country corporate governance practices instead of certain Nasdaq requirements.

As a foreign private issuer whose ADSs are listed on the Nasdaq, Chemomab Israel is permitted to follow certain home country corporate governance practices instead of certain requirements of the rules of the Nasdaq. For more information regarding its corporate governance practices and foreign private issuer status, see the section titled “Corporate Governance” in Chemomab Israel’s Annual Report on Form 20-F, filed with the SEC on March 23, 2026.

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Accordingly, its shareholders and, indirectly, its ADS holders may not be afforded the same protection as provided under the Nasdaq corporate governance rules. Following its home country governance practices as opposed to the requirements that would otherwise apply to a U.S. company listed on the Nasdaq may provide less protection than is accorded to investors of domestic issuers.

As a foreign private issuer, Chemomab Israel is not subject to U.S. proxy rules and is exempt from certain reports under the Exchange Act.

As of June 30, 2023, Chemomab Israel became a foreign private issuer and is not now subject to the requirements that are imposed upon U.S. domestic issuers by the SEC. As a foreign private issuer, Chemomab Israel is exempt from the rules and regulations under the Exchange Act related to the furnishing and content of proxy statements, and its officers and directors are exempt from the short-swing profit recovery provisions contained in Section 16 of the Exchange Act, while its principal shareholders are exempt from both the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Furthermore, although under regulations promulgated under the Companies Law, as an Israeli public company listed on the Nasdaq, Chemomab Israel is required to disclose the compensation of its five most highly compensated officers on an individual basis, this disclosure is not as extensive as that required of U.S. domestic reporting companies. In addition, Chemomab Israel is not required under the Exchange Act to file annual, quarterly and current reports and financial statements with the SEC, as frequently or as promptly as U.S. domestic reporting companies whose securities are registered under the Exchange Act. These exemptions and leniencies reduce the frequency and scope of information and protections available to you in comparison to those applicable to U.S. domestic reporting companies.

If Chemomab Israel ceases to qualify as a foreign private issuer, it would be required to comply fully with the reporting requirements of the Exchange Act applicable to U.S. domestic issuers, and it would incur significant legal, accounting and other expenses that it does not incur as a foreign private issuer.

Chemomab Israel would lose its foreign private issuer status if a majority of its shares are owned by U.S. residents and a majority of its directors or executive officers are U.S. citizens or residents or it fails to meet additional requirements necessary to avoid loss of foreign private issuer status. In addition, in June 2025, the SEC issued a concept release soliciting public comment on potential changes to the definition of a foreign private issuer. This release is the first review of the foreign private issuer framework since 2008, and the SEC is considering revisions that could significantly impact which foreign companies qualify for the more-relaxed U.S. reporting requirements afforded to foreign private issuers. The concept release outlines several potential approaches to revising the foreign private issuer definition, including updating existing eligibility criteria, adding foreign trading volume requirements, and incorporating an assessment of foreign regulation. Chemomab Israel cannot assure you that at June 30, 2027, the next determination date of its foreign private issuer status, it will qualify as a foreign private issuer.

If Chemomab Israel ceases to qualify as a foreign private issuer at this determination date, it will be required to begin reporting as a domestic issuer on January 1, 2028. The regulatory and compliance costs to Chemomab Israel under U.S. securities laws as a U.S. domestic issuer may be significantly higher. If Chemomab Israel is not a foreign private issuer, it will be required to file periodic reports and registration statements on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. In addition, Chemomab Israel would lose its ability to rely upon exemptions from certain Nasdaq corporate governance requirements that are available to foreign private issuers.

Holders of ADSs are not treated as holders of Chemomab Israel Shares.

Holders of ADSs are not treated as holders of Chemomab Israel Shares, unless they withdraw the ordinary shares underlying their ADSs in accordance with the deposit agreement and applicable laws and regulations. The depositary is the holder of the ordinary shares underlying the ADSs. Holders of ADSs therefore do not have any rights as holders of Chemomab Israel Shares, other than the rights that they have pursuant to the deposit agreement.

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You may not have the same voting rights as the holders of Chemomab Israel Shares and may not receive voting materials in time to be able to exercise your right to vote.

Except as described in the deposit agreement, holders of the ADSs will not be able to exercise voting rights attaching to the ordinary shares represented by the ADSs. If Chemomab Israel requests the depositary to solicit your voting instructions (and it is not required to do so), the depositary will notify you of a shareholders’ meeting and send or make voting materials available to you. Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary to vote. Chemomab Israel cannot guarantee that ADS holders will receive the voting materials in time to ensure that they can instruct the depositary to vote the ordinary shares underlying their ADSs. For instructions to be valid, they must reach the depositary by a date set by the depositary. The depositary will try, as far as practical, subject to the laws of Israel and the provisions of its articles of association or similar documents, to vote or to have its agents vote the ordinary shares or other deposited securities as instructed by ADS holders. If Chemomab Israel does not request the depositary to solicit your voting instructions, you can still send voting instructions, and, in that case, the depositary may try to vote as you instruct, but it is not required to do so.

Otherwise, ADS holders will not be able to exercise their right to vote, unless they withdraw the ordinary shares underlying the ADSs they hold. However, ADS holders may not know about the meeting far enough in advance to withdraw those ordinary shares. In any event, the depositary will not exercise any discretion in voting deposited securities and it will only vote or attempt to vote as instructed. In addition, the depositary and its agents are not responsible for failing to carry out voting instructions or for the manner of carrying out voting instructions. This means that you may not be able to exercise your right to vote and there may be nothing you can do if your ordinary shares are not voted as you requested.

Holders of ADSs may be subject to limitations on the transfer of their ADSs and the withdrawal of the underlying ordinary shares.

ADSs are transferable on the books of the depositary. However, the depositary may refuse to deliver ADSs or register transfers of ADSs when the transfer books of the depositary or Chemomab Israel’s transfer books are closed or at any time if the depositary or Chemomab Israel thinks it advisable to do so. These limitations on transfer may have a material adverse effect on the value of the ADSs.

Chemomab Israel is entitled to amend the deposit agreement and to change the rights of ADS holders under the terms of such agreement, or to terminate the deposit agreement, without the prior consent of the ADS holders.

Chemomab Israel is entitled to amend the deposit agreement and to change the rights of the ADS holders under the terms of such agreement without the prior consent of the ADS holders. Chemomab Israel and the depositary may agree to amend the deposit agreement in any way they decide is necessary or advantageous to Chemomab Israel or to the depositary. Amendments may reflect, among other things, operational changes in the ADS program, legal developments affecting ADSs or changes in the terms of its business relationship with the depositary. If an amendment adds or increases fees or charges, except for taxes and other governmental charges or expenses of the depositary for registration fees, facsimile costs, delivery charges or similar items, or prejudices a substantial right of ADS holders, it will not become effective for outstanding ADSs until 30 days after the depositary notifies ADS holders of the amendment. At the time an amendment becomes effective, you are considered, by continuing to hold the ADSs, to agree to the amendment and to be bound by the ADSs and the deposit agreement as amended. If Chemomab Israel makes an amendment to the deposit agreement that is disadvantageous to ADS holders or terminates the deposit agreement, the ADS holders may choose to sell their ADSs or surrender their ADSs and become direct holders of the underlying ordinary shares, but they will have no right to any compensation whatsoever.

ADS holders may not be entitled to a jury trial with respect to claims arising under the deposit agreement, which could result in less favorable outcomes to the plaintiff(s) in any such action.

The deposit agreement governing the ADSs representing Chemomab Israel Shares provides that, to the fullest extent permitted by law, holders and beneficial owners of ADSs irrevocably waive the right to a jury trial of any claim they may have against Chemomab Israel or the depositary arising out of or relating to the ADSs or the deposit agreement.

If this jury trial waiver provision is not permitted by applicable law, an action could proceed under the terms of the deposit agreement with a jury trial. If Chemomab Israel or the depositary opposed a jury trial demand based on the waiver, the court would determine whether the waiver was enforceable based on the facts and circumstances of that case in accordance with the applicable state and federal law. Chemomab Israel believes that a contractual pre-dispute jury trial waiver provision is generally enforceable, including under the laws of the State of New York, which governs the deposit agreement. In determining whether to enforce a contractual pre-dispute jury trial waiver provision, courts will generally consider whether a party knowingly, intelligently and voluntarily waived the right to a jury trial. Chemomab Israel believes that this is the case with respect to the deposit agreement and the ADSs.

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If any holders or beneficial owners of ADSs bring a claim against Chemomab Israel or the depositary in connection with matters arising under the deposit agreement or the ADSs, including claims under federal securities laws, such holder or beneficial owner may not be entitled to a jury trial with respect to such claims, which may have the effect of limiting and discouraging lawsuits against Chemomab Israel or the depositary. If a lawsuit is brought against Chemomab Israel or the depositary under the deposit agreement, it may be heard only by a judge or justice of the applicable trial court, which would be conducted according to different civil procedures and may result in different outcomes than a trial by jury would have had, including results that could be less favorable to the plaintiff(s) in any such action, depending on, among other things, the nature of the claims, the judge or justice hearing such claims, and the venue of the hearing.

No condition, stipulation or provision of the deposit agreement or ADSs serves as a waiver by any holder or beneficial owner of ADSs or by Chemomab Israel or the depositary of compliance with any substantive provision of the U.S. federal securities laws and the rules and regulations promulgated thereunder.

If Chemomab Israel is unable to satisfy the requirements of Sections 404(a) and 404(b) of the Sarbanes-Oxley Act of 2002 or if its internal control over financial reporting is not effective, investors may lose confidence in the accuracy and the completeness of its financial reports, and the trading price of its ADSs may be negatively affected.

Pursuant to Section 404 (“Section 404”) of the Sarbanes-Oxley Act of 2002, Chemomab Israel is required to furnish a report by management on the effectiveness of its internal control over financial reporting.

If Chemomab Israel identifies material weaknesses in its internal control over financial reporting, if Chemomab Israel is unable to comply with the requirements of Section 404 in a timely manner or to assert that its internal control over financial reporting is effective, or if its independent registered public accounting firm is unable to express an opinion or issues an adverse opinion in its attestation as to the effectiveness of its internal control over financial reporting required by Section 404, investors may lose confidence in the accuracy and completeness of its financial reports and the trading price of its ADSs could be negatively affected. Chemomab Israel could also become subject to investigations by Nasdaq, the SEC or other regulatory authorities, which could require additional financial and management resources.

Risks Related to Scipher

References to “we,” “us,” and “our” in this “Risk Factors—Risks Related to Scipher” section refer to Scipher.

Risks Related to Our Business and Industry

The precision medicine industry is highly competitive and subject to rapid change.

Our industry is highly competitive and characterized by rapid changes, including technological and scientific breakthroughs, frequent new product introductions and enhancements, and evolving industry standards and regulatory environments. Our future success will depend on our ability to compete successfully and keep pace with the evolving needs of physicians, patients, and our biopharma partners on a timely and cost-effective basis and to pursue new market opportunities that develop as a result of technological and scientific advances. In recent years, there have been numerous advances in technologies relating to the diagnosis and treatment of autoimmune and other chronic diseases and advances in methods used to analyze large amounts of genomic information. We must continuously enhance our proprietary profiling and signature offerings and develop new solutions in a cost-effective way to continue to achieve meaningful innovation in precision immunology and other chronic disease states. If we do not update our suite of solutions to reflect new scientific knowledge or technological advancements, including as they relate to precision medicine, therapeutic developments, or relevant validation studies or clinical trials, adoption and use of our current solutions, including PrismRA® and SPECTRA™, and any new solutions we may develop could decline, which would adversely affect our business, financial condition, and results of operations.

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Moreover, as a precision immunology company that has experienced significant recent growth in the rapidly evolving field of precision medicine, our current business, our future success, and the risks and challenges we may encounter can be difficult to evaluate or accurately predict. If we fail to address the risks and difficulties that we face, including those described elsewhere in this section titled “Risk Factors—Risks Related to Scipher”, our business, financial condition, and results of operations could be adversely affected. We have encountered in the past, and expect to encounter in the future, risks and difficulties frequently experienced by companies operating in rapidly evolving fields. If our assumptions regarding these risks and difficulties, which we use to plan and operate our business, are incorrect or change, or if we do not address these risks and difficulties, our results of operations could differ materially from our or your expectations, and our business, financial condition, and results of operations could be adversely affected.

We have incurred significant losses since inception, may incur losses in the future, and may not be able to generate sufficient revenue to achieve and maintain profitability.

We have incurred significant losses since our inception. For the six months ended June 30, 2026 and 2025, we incurred net losses of $44.7 million and $14.5 million, respectively. As of June 30, 2026, we had an accumulated deficit of $328.4 million. To date, we have financed our operations principally through a combination of equity financings, debt financing arrangements, collaborations with third parties and revenue from sales of our diagnostic product, PrismRA®. Over the last 10 plus years, we have devoted significant resources towards developing our current portfolio that consists of SPECTRA™ and PrismRA®. We have devoted significant resources to performing research and development activities, generating revenues and raising capital. We anticipate incurring significant costs to continue developing and commercializing our solutions.

In addition, because of the various risks and uncertainties associated with developing and commercializing our solutions, we are unable to predict the extent of future costs that may impact our future profitability. We expect to continue to incur significant expenses for the foreseeable future, and to incur losses from operations if and as we, among other things:

●	attract, hire, and retain qualified personnel;

●	continue our R&D activities and scale our R&D infrastructure;

●	expand our laboratory capacity and operating capabilities;

●	further build our sales, marketing, and distribution infrastructure;

●	continue to invest in the expansion and enrichment of our clinico-genomic datasets and related analysis capabilities;

●	seek marketing authorization or other regulatory approvals that may be necessary or desired for our solutions;

●	obtain, maintain, protect, and enforce our intellectual property portfolio, including intellectual property obtained through license agreements;

●	meet the requirements and demands of being a public company; and

●	defend against, or pursue, claims or lawsuits related to our business, solutions or otherwise.

Our expenses could increase beyond expectations if we are required by the FDA or other regulatory agencies to delay the launch of any new solutions, narrow or change our intended use or product claims, modify or expand our clinical trials or to perform additional preclinical or clinical trials, either pre- or post-approval, in addition to those that we currently anticipate.

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We cannot be sure that we will achieve annual GAAP profitability or remain profitable for any substantial period of time. While we have obtained approval for reimbursement from CMS for PrismRA® and plan to expand reimbursement coverage and commercial engagement with payers for PrismRA®, we cannot assure you that we will successfully be able to do so as planned, if at all, and our failure to do so may prevent us from generating increased revenue. Our failure to become profitable or maintain profitability could negatively impact the value of our common stock.

Our current or future solutions may not achieve or maintain sufficient commercial market acceptance.

The commercial success of any of our solutions, including PrismRA®, and other solutions that we may market in the future, will depend upon the degree of commercial market acceptance, including by government payers, insurance companies, other third-party payers, integrated health systems, healthcare providers, patients and biopharma companies. The degree of market acceptance of our solutions will depend on a number of factors, including:

●	the performance and clinical utility of such solutions as demonstrated in validation studies and published in peer-reviewed journals;

●	the rate of adoption and/or endorsement of our solutions by clinicians, key opinion leaders (“KOLs”), advocacy groups, and biopharma companies;

●	the ability of our newer or in-development solutions and other solutions that may be marketed in the future, to demonstrate the same performance in real-world intended use populations as in clinical trials or analytical or clinical validation studies;

●	the willingness of medical providers to utilize our solutions as they are commercially released;

●	the willingness of commercial third-party payers and government payers to provide coverage and reimbursement for our solutions;

●	the development or introduction of competing products, including the expansion of the capabilities of existing products;

●	the market acceptance of existing or future competitive products, including tests that are currently reimbursed;

●	publicity concerning our solutions or competing products; and

●	the strength of our marketing and sales support.

We cannot assure you that we will be successful in addressing each of these factors or other factors that might affect the market acceptance of our solutions. Failure to achieve broad market acceptance of our solutions would harm our business, financial condition, and results of operations. For additional information, see “—Our current revenue is primarily generated from our PrismRA® diagnostic test and from data-licensing, analytics, and collaboration arrangements on our SPECTRA™ platform” and “—Our future success and growth will depend in part on market acceptance and commercial success of our PrismRA® test and SPECTRA™ platform solutions. We may be unsuccessful in continuing the commercialization and growing the adoption of these solutions, which would adversely affect our business, financial condition, results of operations, and growth prospects.”

Our solutions may not perform as expected, and the results of our validation studies or trials may not support the launch or use of certain of our solutions as planned and may not comply with the requirements, or be replicated in later studies or trials required, for any necessary or desirable marketing authorizations. This could adversely affect our business, financial condition, results of operations, and growth prospects.

Our success depends on the market and the medical community’s confidence that we can provide reliable, high-quality solutions, which in turn depends on our ability to complete validation studies and clinical trials and comply with applicable regulatory requirements that would allow us to commercialize our solutions. Our solutions may not perform as expected, and the results obtained from our ongoing or future studies and trials may be inconsistent with certain results obtained from our previous studies. The application of our solutions in predictive responses, tracking and treatment monitoring, for which in some cases we are still collecting data and designing or refining assays to support, may not be as effective as we anticipate. We cannot assure you that our validation studies and trials will support the intended use and commercialization of our solutions or that we will be able to launch new or improved solutions commercially on the timing that we anticipate or at all. If our solutions are ineffective or do not consistently perform as expected, our business, financial condition, results of operations, and growth prospects would suffer.

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Our solutions require a number of complex and sophisticated biochemical and bioinformatics, machine learning, and AI-driven analytic processes, many of which are highly sensitive to external factors. An operational or technological failure in one of these complex processes or fluctuations in external variables may result in sensitivity and specificity rates that are lower than we anticipate or that vary between test runs or in a higher than anticipated number of tests that fail to produce consistent results. In addition, we regularly evaluate and refine our AI algorithms and other processes under development. These refinements may inadvertently result in unanticipated issues that may reduce our sensitivity and specificity rates or otherwise adversely affect the performance of our solutions and their results, such that supplemental submissions to the FDA, other regulatory authorities or payers may be required.

Further, we plan to enhance, iterate, and improve our solutions and/or reduce our cost of goods. However, we may not be successful in transitioning our solutions to new or enhanced versions or iterations, or reducing our cost of goods. The improvement of our solutions involves a lengthy and complex process, may require regulatory approval, and we may be unable to commercialize, validate, or improve performance of any of our solutions on a timely basis, or at all. Our failure to successfully develop new and/or improved solutions (including new versions of existing solutions) on a timely basis could adversely affect our business, financial conditions, and results of operations.

Finally, generating the clinical data necessary to validate and support the launch of our solutions and new versions of our solutions and subsequently obtain marketing authorization or third-party reimbursement, is time-consuming and carries with it the risk of not yielding the desired results. The performance achieved in our analytical validation studies, clinical trials, or published studies may not be replicated in later studies that may be required to obtain or maintain marketing authorization. For example, limited results from earlier-stage analytical validation studies may not predict results from studies in larger numbers of participants drawn from more diverse populations over a longer period of time. Unfavorable results from ongoing analytical validation studies or clinical trials, or delays in publication of such results, could lead to delays, modifications, or abandonment of ongoing or future studies and trials, or abandonment of a solution development program, or may delay, limit, or prevent marketing authorizations, reimbursement or commercialization of our solutions. In addition, results from such studies and trials may not be consistent with the results from real-world application of our solutions, if commercialized, for a particular care setting.

Our current revenue is largely generated from our PrismRA® diagnostic test and from data-licensing, analytics, and collaboration arrangements on our SPECTRA™ platform.

Our ability to execute our growth strategy and become profitable is highly dependent on the continued adoption and use of our PrismRA® diagnostic tests and services, which accounted for 60% and 51% of our revenue for the six months ended June 30, 2026 and 2025, respectively, and 56% and 71% of our revenue for the years ended December 31, 2025 and 2024, respectively. Continued adoption and use of our PrismRA® diagnostic tests will depend on several factors, including the prices we charge for our solution, the scope of coverage and amount of reimbursement available from government and third-party payers for our solutions, the availability of clinical data that supports the value of PrismRA® diagnostic tests and their inclusion in industry treatment guidelines. The commercial success of our tests and solutions depends significantly on their broad adoption and use by physicians. Many physicians and biopharma companies have existing relationships with companies that develop diagnostic tests, including our competitors, and may continue to use their tests instead of our PrismRA® diagnostic test. Despite our business development efforts, it could be difficult, expensive, and/or time-consuming for physicians and/or biopharma companies to switch diagnostic tests for their products, and our PrismRA® diagnostic test may not be widely accepted, if at all, which could in turn hinder the rate of adoption and continued use of our solutions. We cannot assure you that our PrismRA® diagnostic test or SPECTRA™ platform will continue to maintain or gain market acceptance.

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Our future success and growth will depend in part on market acceptance and commercial success of our PrismRA® test and SPECTRA™ platform solutions. We may be unsuccessful in continuing the commercialization and growing the adoption of these solutions, which would adversely affect our business, financial condition, results of operations, and growth prospects.

Facilitating increased adoption among physicians of PrismRA® and increased adoption among potential collaborators and others of our SPECTRA™ platform is a key expected driver of our growth, particularly in the near and medium term. The success of PrismRA®, SPECTRA™ and our other solutions will depend upon, among other things, the extent to which our solutions are viewed as differentiated by our customers.

We seek ultimately to deliver next generation precision therapies through molecular treatment response signatures developed on our SPECTRA™ platform. Realizing the potential of our solutions across disease states is a key component of our long-term business strategy. However, there is no guarantee that the use of SPECTRA™ will lead to clinical trial success, identify safe and effective product candidates or lead to approval of any product candidates, whether on an accelerated basis or otherwise. The commercial success of PrismRA® for therapy selection and our future solutions across the autoimmune disease treatment continuum will depend upon, among other things, analytical validation studies that demonstrate their effectiveness, the continued adoption of PrismRA® for therapy selection and the commercial launch and adoption of our solutions by physicians, the medical community, patients, and third-party payers, and our ability to successfully run and market PrismRA® and our other solutions in substantial quantities or to manage and expand the required infrastructure to do so, including large-scale laboratory and information technology systems.

Maintaining and expanding market acceptance of our solutions, marketing, and laboratory capabilities are expensive and time-consuming. If these solutions are not successfully commercialized and expanded, we will not be able to recover the significant investment we have made in developing these solutions, and our business, prospects, financial condition, and results of operations would be harmed.

If we are unable to support demand for our solutions, including ensuring that we have adequate capacity to meet increased demand, or if we are unable to successfully manage our anticipated growth, our business could suffer.

We had 17 full-time employees as of September 2026. As and to the extent the volumes of our current and new solutions continue to grow, we will need to simultaneously increase our capacity for sample intake, storage, and processing, enhance our customer service, improve our billing and reimbursement processes, expand our internal quality assurance programs, incorporate new equipment, implement new technology systems and processes, expand laboratory capacity, and otherwise extend our operational capabilities to support larger scale while retaining expected turnaround times. We will also need additional equipment and certified and licensed laboratory personnel to process higher volumes of testing and analytical solutions. We may face difficulties increasing the scale of our operations, including implementing changes in infrastructure or programs or acquiring additional equipment or personnel. As we refine our solutions and develop additional solutions, we may need to bring new equipment on-line, implement new systems, technology, controls and procedures, and hire personnel with different qualifications, licenses, or certifications.

We may need to identify and evaluate additional facilities to increase product development and operational capacity in the future. Expanding laboratory capacity will require significant resources, and we may encounter difficulties and delays in construction, procuring laboratory equipment, permits, licenses, achieving necessary validation(s), and certifications (including CLIA certification and College of American Pathologists (“CAP”) accreditation, or completing the technology implementation) for any new or expanded facility. If we are unable to identify or complete construction, permitting and accreditation in a timely and satisfactory manner, or meet demand for our solutions at new or existing facilities on a timely basis or at all, our reputation and commercial activities would be negatively impacted. Further, certain of our solutions require specific and complex and made-to-order sequencing equipment and supplies, and we may be unable to procure such equipment or supplies on the timelines we desire.

The value of our solutions will depend, in part, on our ability to perform tests and return test results to providers on a timely basis and at an appropriate quality standard, and on our reputation for such timeliness and quality. If our business grows too quickly, our ability to meet demand for our solutions in a timely and efficient manner could be challenged, and our quality standards or turnaround time may be compromised. Failure to implement necessary procedures, to transition to new equipment or processes, or to hire the appropriate, qualified personnel could result in higher costs of processing, longer turnaround times, declining product quality, deteriorating customer service, an inability to meet market demand, or slower responses to competitive challenges, all of which could make it difficult for us to meet market expectations for our solutions and could damage our reputation and the prospects for our business. There can be no assurance that we will be able to perform tests on a timely basis at a level consistent with demand, that we will be able to maintain the quality of our test results as we scale our commercial operations, or that we will be successful in responding to the growing complexity of our laboratory operations, including the related data analysis requirements.

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As we grow, we expect to add new associates in our facilities including any new labs we acquire, construct, expand or improve. We will need additional laboratory scientists, technicians, and other scientific and technical personnel with different qualifications, licenses, or certifications. As our development plans and strategies develop, and as we continue to operate as a public company, we may need to add a significant number of additional managerial, operational, financial, and other personnel. Future growth will impose significant added responsibilities on members of management, including:

●	identifying, recruiting, integrating, retaining, and motivating employees;

●	managing our internal development and commercialization efforts effectively, including creating and maintaining compliant programs and processes, such as a laboratory and manufacturing quality system, and managing the regulatory requirements for our solutions, while adhering with our contractual obligations to contractors and other third parties;

●	expanding our operational, human resources, financial and management controls, reporting systems, and procedures; and

●	managing the increasing complexity associated with a larger organization and expanded operations.

Our growth may place a significant strain on our management, operating and financial systems, R&D, and our sales, marketing, and administrative resources. As a result of our growth, our operating costs may escalate even faster than planned, and some of our internal systems may need to be enhanced or replaced. If we cannot effectively manage our expanding operations and our costs, we may not be able to successfully commercialize future solutions and grow successfully, and our business could be adversely affected.

Our results of operations may fluctuate significantly, which makes our future results of operations difficult to predict and could cause our results of operations to fall below expectations or any guidance we may provide.

Our quarterly and annual results of operations may fluctuate significantly, which makes it difficult for us to predict our future results of operations. These fluctuations may occur due to a variety of factors, many of which are outside of our control, including, but not limited to:

●	the level of demand for our solutions, which may vary significantly;

●	the timing and cost of, and level of investment in, research, development, regulatory approval, reimbursement, or certification and commercialization activities relating to our solutions, which may change from time to time;

●	the volume and customer mix of our solutions;

●	the introduction of new solutions or solution enhancements by us or others in our industry;

●	coverage and reimbursement policies with respect to our solutions and products that compete with our solutions and products;

●	the timing of entry into, and revenue recognition associated with data-licensing, analytics, and collaboration arrangements on our SPECTRA™ platform;

●	expenditures that we may incur to acquire, develop, or commercialize additional solutions and technologies;

●	regulatory developments affecting our solutions or those of our competitors;

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●	our execution of any strategic transactions, including acquisitions, collaborations, licenses or similar arrangements, and the timing and amount of payments we may make or receive in connection with such transactions;

●	future accounting pronouncements or changes in our accounting policies;

●	developments or disruptions in the business and operations of physicians, customers and our biopharma partners;

●	any intellectual property infringement lawsuit or opposition, interference or cancellation proceeding in which we may become involved;

●	recruitment and departures of key personnel;

●	the impact of natural disasters, political instability, including wars, terrorism, and political unrest, epidemics or pandemics, boycotts, and curtailment of trade and other business restrictions;

●	the impacts of inflation and rising interest rates on our business and operation; and

●	other general market and economic conditions and other factors, including factors unrelated to our operating performance or the operating performance of our competitors.

Additionally, due to the inherent variability and unpredictability of the reimbursement landscape, including related to the amount that payers reimburse us for any of our solutions, when we recognize revenue we estimate the transaction price based on our historical collection experience and on the historical selling price of similar transactions, where applicable, and subsequent changes to the estimate of the transaction price are generally recorded as adjustments to revenue in the period where such changes occur. Both the estimate and any subsequent revision are uncertain and require the use of management’s judgment in the estimation of the variable consideration and application of the constraints for such variable consideration. Due to this variability and unpredictability, previously recorded revenue adjustments are not necessarily indicative of future revenue adjustments from actual cash collections, which may fluctuate significantly.

Moreover, we receive a substantial portion of our revenue from a limited number of third-party payers. If one or more of these payers were to significantly reduce or cease to pay the amount such payer reimburses us for our solutions, or if such payer does not reach or maintain favorable coverage and reimbursement decisions for our solutions, it could have an adverse effect on our business, financial condition, and results of operations. We have experienced situations where commercial payers proactively reduced the amounts they were willing to reimburse for our solutions, and in other situations, payers have determined that the amounts they previously paid were too high and have sought to recover those perceived excess payments by deducting such amounts from payments otherwise being made. For additional information regarding risks associated with the reimbursement landscape, see “—If our solutions, or solutions we develop in the future, do not receive coverage and/or adequate reimbursement from third-party payers, including government and commercial payers, our ability to expand access to our solutions beyond our existing sales channels, and thus our overall commercial success, will be limited.”

The cumulative effects of factors discussed above could result in large fluctuations and unpredictability in our quarterly and annual results of operations. As a result, comparing our results of operations on a period-to-period basis may not provide investors with a complete picture of the health or trajectory of our business. Investors should not rely solely on our past results as an indication of our future performance.

This variability and unpredictability could also result in our failing to meet the expectations of industry or financial analysts or investors for any period. If our results of operations or timeline for our product development falls below the expectations of analysts or investors or below any guidance we may provide, or if the guidance we provide is below the expectations of analysts or investors, the price of our common stock could decline substantially. Such a stock price decline could occur even when we have met any previously publicly stated guidance we may provide, and could harm our business, financial condition, and results of operations.

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If we do not have the support of KOLs or if clinical data using our solutions is not published in peer-reviewed journals or is otherwise not well received, it may be difficult to drive adoption and use of our solutions and establish them as a component of the standard of care for patients with autoimmune and other chronic diseases.

If KOLs within our industry determine that our platforms, our existing solutions, or other solutions that we develop are not clinically effective, that alternative technologies are more effective, or if they elect to use internally developed products or services, we may see lower demand for our solutions and face difficulty establishing our solutions as an integral component of the applicable standard of care, which would limit our revenue growth and our ability to achieve or sustain profitability.

The publication of clinical data using our solutions in peer-reviewed journals is also crucial to our success. We cannot control when, if ever, results are published, which may delay or limit broad adoption and use of our solutions. Our ability to publish may be limited by factors including increased difficulty in obtaining journal acceptance, conflicts of interest, lack of qualified peer reviewers, delays in completing validation studies or clinical trials, poor study design or lack of compelling performance data, as well as delays in the review, and publication process. If our solutions do not receive sufficient favorable exposure in peer-reviewed publications or are not well received by clinicians, the adoption rates and positive reimbursement coverage determinations could be adversely affected.

If our solutions, or solutions we develop in the future, do not receive coverage and/or adequate reimbursement from third-party payers, including government and commercial payers, our ability to expand access to our solutions beyond our existing sales channels, and thus our overall commercial success, will be limited.

Our revenue and commercial success depend on achieving coverage and reimbursement from third-party payers, including government and commercial payers, for our solutions, including PrismRA®, and any solutions we may offer in the future. Obtaining approvals from third-party payers to cover our solutions and establishing and maintaining adequate coding recognition and reimbursement levels is an unpredictable, challenging, time-consuming, and costly process, and we may not always be successful. Coverage determinations from third-party payers may depend on a number of factors, including a payer’s determination that a solution is appropriate, medically necessary, and cost-effective. Each payer will make its own decision as to whether to establish a policy or enter into a contract to cover our solutions and the amount it will reimburse for such solutions. In addition, determinations by a payer whether to cover and the amount it will reimburse for our solutions are often made on an indication-by-indication basis, and many payers work with laboratory benefit managers to make coverage and reimbursement determinations. If we are unable to provide payers with sufficient evidence of the clinical utility and validity of our solutions, they may not provide coverage or reimbursement, may provide coverage but limited reimbursement, or may terminate or decrease coverage or reimbursement for our solutions, which will adversely affect our revenues and our financial condition. In addition, the fact that one of our solutions has been approved for coverage or reimbursement in the past does not guarantee that such solution will remain approved for coverage or reimbursement, that the approved reimbursement amount will not be reduced in the future, or that similar or additional solutions will be approved in the future. Moreover, there can be no assurance that any new solutions we launch will be reimbursed at rates that are comparable to the rates that we historically obtained for our existing portfolio or rates that other industry participants receive.

Healthcare providers may not order our solutions unless third-party payers cover and provide reimbursement rates for a substantial portion of the price of our solutions. If we are unable to obtain coverage and an acceptable level of reimbursement for our solutions from third-party payers, patients could incur a greater co-insurance, co-payment, and/or deductible obligation. Uninsured patients or patients whose insurance does not cover our solutions may also be forced to pay for our solutions out-of-pocket. Such scenarios could dissuade physicians from ordering our solutions or, if ordered, could result in a delay in or decreased likelihood of our collection of payment. We thus believe our revenue and revenue growth will depend on our success in achieving and maintaining broad coverage and adequate reimbursement for our solutions from third-party payers.

In addition, the coding process used by third-party payers to identify various laboratory tests during the billing process is complex, and may not enable coverage and adequate reimbursement rates. Moreover, changes to the codes used to report our solutions to payers may result in significant changes in reimbursement.

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Third-party payers are increasingly attempting to contain healthcare costs by limiting coverage of certain diagnostic tests, creating conditions for coverage and otherwise limiting the amounts that they will pay for such tests. Cost control initiatives could decrease the price that we would receive for any solutions in the future, which would limit our revenue and profitability.

Medicare

Medicare is the single largest U.S. payer and a particularly important payer for many laboratory services given the demographics of the Medicare population. Medicare coverage is limited to items and services that are within the scope of a Medicare benefit category that are reasonable and necessary for the diagnosis or treatment of an illness or injury. Medicare coverage criteria that define when items and services are reasonable and necessary are defined in National Coverage Determinations (“NCDs”) made by CMS through an evidence-based process, with opportunities for public participation, and Local Coverage Determinations (“LCDs”) made by Medicare Administrative Contractors (“MACs”) that apply within the specific jurisdictions. Palmetto GBA is the MAC responsible for administering MolDX, which issues coverage determinations applicable to molecular diagnostic tests within the scope of the program, including for molecular assays that are laboratory developed tests (“LDTs”). Our MAC for our laboratory in North Carolina is Palmetto GBA, and Palmetto GBA relies on its MolDX program to make local coverage and pricing determinations relating to molecular testing. To achieve coverage under MolDX, laboratories must apply for and obtain a DEX Z-Code that is unique to the laboratory’s specific test and must also submit a technical assessment to demonstrate analytical and clinical validity, and clinical utility at a level that meets the Medicare reasonable and necessary requirement. An LDT requires a unique DEX-Z Code when billing under a generic unlisted code or a specific CPT code for the LDT. If CPT coding revisions occur impacting unlisted codes or if the MolDx registry system changes administratively or suspends our DEX Z-Code, it could adversely affect our revenues, financial condition and results of operation.

Protecting Access to Medicare Act

Medicare payment for clinical diagnostic laboratory tests (“CDLTs”) is generally made under the CLFS based on payment rates that are assigned to specific HCPCS or CPT codes. Under the Protecting Access to Medicare Act of 2014 (“PAMA”), laboratories that meet certain requirements related to volume and type of Medicare revenues are required to report to CMS, beginning in 2017 and every three years thereafter, their private payer payment rates and volume for each test they perform that is reported with a specific HCPCS code (defined by PAMA to exclude miscellaneous or unlisted codes). We are subject to these reporting requirements under PAMA for any solution we perform that is not reported with a miscellaneous HCPCS or unlisted CPT code, including the third-party IHC tests we perform, and for any profiling solutions that commercial payers currently require us to report using a HCPCS code that has been identified by CMS as subject to PAMA reporting requirements, At this time, our CPT code 81599 is “unlisted multianalyte assay with algorithmic analyses” and, therefore, does not need to be reported. When new products are commercialized, we will comply with reporting requirements required by PAMA.

Congress has passed legislation that delayed data reporting requirements for CDLTs and further delayed the phase-in of payment reductions under the CLFS from private payer rate implementation. Most recently, under the Consolidated Appropriations Act, 2026, Congress amended PAMA to provide that the next data collection period will be from January 1, 2025 through June 30, 2025, with a data reporting period of May 1, 2026 through July 31, 2026. Changes to CDLT rates on the CLFS resulting from this PAMA reporting cycle will go into effect on January 1, 2027. Any reductions (but not increases) to reimbursement rates based on reported private payer rates are limited to 0% through December 31, 2026, and 15% per test per year from 2027 through 2029. The subsequent data reporting periods for CDLTs will occur in three-year cycles and CLFS rates for CDLTs will be updated every three years. We will be required to report private payer data for PrismRA® in the 2026 PAMA reporting cycle, which could impact Medicare reimbursement rates for these solutions as of January 1, 2027. For many tests and/or laboratories, the result of the PAMA pricing methodology has been lower pricing and reimbursement. As a result, our Medicare CLFS pricing for any solutions that may be subject to PAMA reporting requirements in the future could be negatively impacted by PAMA. In addition, private payer payment levels have more significance in setting Medicare reimbursement and, therefore, future Medicare payments may fluctuate more often and become subject to the willingness of private payers to recognize the value of diagnostic tests generally and any given test individually. Given the many uncertainties built into PAMA’s price-setting process, we cannot predict how payments we receive under the CLFS, and thus our revenue, may change from year to year.

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In addition to the reporting requirements and pricing methodology described above, PAMA codified Medicare coverage rules for laboratory tests by requiring any local coverage determination to be made following the local coverage determination process. PAMA also authorizes CMS to consolidate coverage policies for clinical laboratory tests among one to four laboratory-specific MACs. These same contractors may also be designated to process claims if CMS determines that such a model is appropriate. It is unclear whether CMS will proceed with contractor consolidation under this authorization.

Commercial Payers and Other Payers

Our commercial success also depends on achieving acceptable coverage and reimbursement from commercial payers. When we contract with a payer as a participating provider, reimbursements are generally made pursuant to a negotiated fee schedule and are limited to only covered indications, often requiring prior authorization. Although we are a participating provider with many commercial payers, certain payers may not cover our solutions based on existing medical policy and may treat our solutions as experimental and investigational or import restrictive coverage criteria. Additionally, some payers have implemented, or are implementing, laboratory benefit management programs using third-party benefit managers, which may result in payers resisting coverage for our solutions in favor of less expensive tests, requiring pre-authorization, or imposing additional pricing pressure and substantial administrative burdens. We expect to continue to focus substantial resources on increasing adoption of, and coverage and reimbursement for, our solutions. We believe it may take several years to achieve broad coverage and adequate contracted reimbursement with a majority of payers for our new solutions. However, we cannot predict whether, under what circumstances, or at what price levels payers will cover and reimburse our existing and future solutions. If we fail to establish and maintain broad adoption of, and coverage and reimbursement for, our solutions, our ability to generate revenue could be harmed and our business, financial condition, and results of operations could be adversely affected.

Further, because current codes applicable to our solutions are not always test-specific, each insurance claim will have different submission criteria, including appending our DEX Z-Code, and typically must be examined to determine what test was provided, whether the test was appropriate and medically necessary, and whether payment should be rendered, which may require progress notes, medical records, or a letter of medical necessity from the ordering physician. This process can result in a delay in processing the claim, a lower reimbursement amount or denial of the claim. As a result, obtaining approvals from third-party payers to cover our solutions and establishing adequate reimbursement levels is an unpredictable, challenging, time-consuming, and costly process, and we may never be successful in obtaining such approvals.

Even where we establish relationships with commercial payers to provide our future solutions at negotiated rates, such agreements do not obligate any healthcare providers to order our solutions or guarantee that we would receive reimbursement for our solutions from these or any other payers at adequate levels. Thus, these payer relationships, or any similar relationships, may not result in acceptable levels of coverage and reimbursement for our solutions, or meaningful increases in the number of billable tests we perform. In addition to the available Medicare coverage for therapy selection, we plan to market our solutions for tracking and treatment monitoring, as well as other solutions that we are developing or may develop in the future, to large self-insured employers, commercial insurance plans, certain physician directed channels, concierge medicine and executive health programs, and innovative health systems. Such marketing efforts may not be successful. Additionally, a third-party payer’s decision to provide coverage for a product does not imply that an adequate reimbursement rate will be approved. Further, coverage policies and third-party reimbursement rates may change at any time. Even if favorable coverage and reimbursement status is attained, less favorable coverage policies and reimbursement rates may be implemented in the future.

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Our billing, collections, and claims processing activities are complex and time-consuming, and any delay in transmitting and collecting claims or failure to comply with applicable billing requirements could have an adverse effect on our future revenue.

Depending on the billing arrangement and applicable law, we bill and expect to bill various payers, including governmental payers, insurance companies, hospitals, and patients, which may each have different billing requirements. We may face increased risk in our collection efforts, including long collection cycles and the risk that we never collect at all, either of which could adversely affect our business, financial condition, and results of operations.

Our failure to timely submit claims for our solutions to payers or failure to comply with applicable billing requirements could have an adverse effect on our revenue and our business, and could result in our inability to receive payment for our services or in attempts by private payers and state and federal healthcare programs, such as Medicare and Medicaid, to recover payments already made. Submission of claims in violation of billing requirements and applicable laws and regulations can result in recoupment of payments already received, substantial civil monetary penalties, and exclusion from state and federal healthcare programs, and can subject us to liability under the federal False Claims Act (the “FCA”) and similar laws. For additional information, see “—We may be the subject of government investigations, claims, audits, whistleblower and payer audits, overpayment and recoupment efforts and other litigation in the course of our business that could adversely affect our business and financial results” and “Business of Scipher — Legal Proceedings.” The failure to report and return an overpayment to Medicare or Medicaid within 60 days of identifying its existence can also give rise to liability under the FCA. Further, a government agency could attempt to hold us liable for causing the improper submission of claims by another entity for services that we performed if we were found to have knowingly participated in the arrangement at issue.

In addition, our claims for reimbursement may be denied and we may have to appeal such denials in order to get paid. Such appeals may not result in payment and can be time-consuming and costly. Moreover, payers often perform audits of historically paid claims and regularly attempt to recoup funds years after the funds were initially distributed if the payers believe the funds were paid in error or determine that our solutions were medically unnecessary. If a payer’s audit of our claims results in a negative finding, and we are unable to reverse the finding through appeal or subsequent litigation, any subsequent recoupment could have an adverse effect on our revenue. Additionally, in some cases commercial payers may elect at any time to review claims previously paid and determine the amount they paid was excessive. In these situations, the payer typically notifies us of its decision and then offsets the amount it determines to be overpaid against amounts it owes us on current claims. We may not have a mechanism to dispute these retroactive adjustments, and we cannot predict when, or how often, a payer might engage in these reviews. We have been, are currently, and may in the future be, subject to overpayment demands, recoupment efforts, and related disputes from or with payers, managed care plans, and government healthcare programs relating to the billing and coding of our solutions.

Furthermore, we maintain financial assistance programs under which we assess patient financial need and offer to provide solutions at a discount, or at no cost, to certain eligible patients. These practices may result in scrutiny of our financial assistance programs by governmental and commercial payers and could result in recoupment actions or termination of coverage of our solutions, as well as scrutiny under healthcare fraud and abuse laws. For additional information, see “—We may be the subject of government investigations, claims, audits, whistleblower and payer audits, overpayment and recoupment efforts and other litigation in the course of our business that could adversely affect our business and financial results” and “Business of Scipher — Legal Proceedings.”

We currently handle our own billing and coding for our solutions but use a vendor for revenue cycle management services, such as billing and coding software and other related operations. Our business, financial condition, and results of operations may be affected by the ability of us and our vendor to timely, accurately, and appropriately code and bill claims and collect payments in compliance with the stringent billing, coding and documentation requirements imposed by government healthcare programs and other payers. Terminating or transitioning arrangements with revenue cycle management vendors could result in additional costs and a risk of operational problems, delays in collections from payers, potential errors and possible control issues during the termination and transition processes, any of which could adversely affect our business, financial condition, and results of operations.

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We rely on a limited number of third-party suppliers or, in many cases, sole suppliers, for some of our next-generation sequencers, lab materials, reagents, and supplies, and we may not be able to find replacements or immediately transition to alternative suppliers if necessary.

We rely on Ambry as the sole supplier of sequencing. Without access to Ambry, we may be unable to perform the PrismRA® test. Given the specialized function of certain instruments and reagents, suitable replacements may not be available if a product is discontinued or the product specification undergoes substantial changes. This may significantly delay our ability to continue to develop and commercialize any commercial products. All changes to instruments, associated software and reagents will undergo a risk evaluation to determine the level of validation required per the product regulatory status and may require supplementary submissions to, and approval of, regulatory agencies such as the FDA. Whether transitioning to a new supplier, instrument or reagent, the process is likely to be time-consuming, expensive and could affect test performance metrics.

Our current suppliers may also discontinue or substantially change the specification of products that we use or intend to use in our solutions. We believe there are few other manufacturers that are currently capable of supplying and servicing the equipment and materials necessary for our laboratory operations, including certain instruments, components, consumables, and reagents. Transitioning to a new supplier for this equipment or these materials would be time-consuming and expensive, could result in interruptions in or otherwise affect the performance specifications of our laboratory operations and sample processing or could require that we revalidate our solutions and could require a new submission to the FDA and other regulatory bodies to authorize such changes for any of our solutions that have received FDA approval. In addition, we do not have written supply agreements with certain of our suppliers, and instead purchase certain products on a purchase order basis, which exposes us to potential price increases and termination of supply without notice or recourse. We cannot guarantee a consistent source of supply and cannot assure you that any efforts to enter into written agreements with our suppliers will be successful. The use of equipment or materials provided by a replacement supplier could require us to alter our laboratory operations and sample collection and processing and related procedures. Moreover, replacement instruments and associated reagents, tubes, and panels that meet our quality control and performance requirements may not be available at all, or may not be available on reasonable terms or in a timely manner. If we encounter delays or difficulties in securing, reconfiguring, or revalidating the equipment, reagents, and other materials that we require for our solutions, laboratory operations and sample collection and processing, in particular for those products that are sole sourced, we would likely face significant disruptions or delays in commercializing our solutions and our business, financial condition, results of operations, and growth prospects would be adversely affected.

In addition, certain suppliers outside of the U.S. could become subject to U.S. legislation, sanctions, trade restrictions and other foreign regulatory requirements which could increase the cost or reduce the supply of material available to us, delay the procurement or supply of such material or have an adverse effect on our ability to secure significant commitments from governments to purchase our products. For example, the U.S. BIOSECURE Act, which was enacted in December 2025, prohibits federal agencies from procuring or using any biotechnology equipment or services from “biotechnology companies of concern”, or entering into, extending, or renewing any contracts with entities that use such biotechnology equipment or services from “biotechnology companies of concern.” While the U.S. BIOSECURE Act has a grandfathering period of five years for existing contracts, and has carveouts for manufacture of drugs for supply under Medicaid and Medicare Part B, subject to the Secretary of Veteran Affairs’ discretion, the impact of the U.S. BIOSECURE Act on the biotechnology industry is uncertain. If our suppliers become subject to trade restrictions, sanctions, increased tariffs or other regulatory requirements by the U.S. government (including designation as a “biotechnology company of concern” under the U.S. BIOSECURE Act), or if the U.S. or other foreign governments take retaliatory actions due to recent or increased tensions between the U.S. and other countries, it may have the potential to severely restrict our ability to purchase services or products from, or otherwise collaborate with, certain “biotechnology companies of concern” without losing the ability to contract with, or otherwise receive funding from, the U.S. government.

We will require substantial additional financing to achieve our goals, and a failure to obtain this necessary capital when needed on acceptable terms, or at all, could force us to delay, limit, reduce or terminate our product development programs, commercialization efforts or other operations.

We will require substantial additional financing to continue our operations. As of June 30, 2026, we had cash and cash equivalents of $2.3 million, and we used $7.3 million of cash in operating activities during the six months ended June 30, 2026. Our existing cash and cash equivalents are not sufficient to fund our operations for at least the next 12 months, and there is substantial doubt about our ability to continue as a going concern. We will need to complete the Concurrent PIPE Investment and the Merger, or obtain other financing, to continue funding our operations, and there can be no assurance that we will obtain financing on acceptable terms or at all. Our operations have required substantial amounts of cash since our inception. The development of our solutions is expensive, and we expect to continue to spend substantial amounts as we continue to enhance our solutions, broaden the applications of our existing solutions, and develop new solutions. In addition, obtaining any necessary or desirable marketing authorizations for our solutions will require substantial additional funding.

Accordingly, we will need to obtain substantial additional funding in connection with our continuing operations. We may also consider raising additional capital in the future to expand our business, pursue acquisitions or strategic investments, take advantage of financing opportunities, or for other reasons, including to:

●	increase our sales and marketing efforts to drive market adoption of our current solutions and address competitive developments;

●	fund development and marketing efforts of new or future solutions;

●	expand our technologies into other types of solutions for chronic disease states;

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●	acquire, license, or invest in our existing and future technologies;

●	acquire or invest in businesses or assets; and

●	finance capital expenditures and general and administrative expenses.

As of June 30, 2026, we had $2.3 million of cash and cash equivalents. We could use our available capital resources sooner than we expect, including due to changing circumstances or those beyond our control that may cause us to increase our spending significantly faster than we anticipate, requiring us to raise additional funds sooner than we anticipate.

Our future capital requirements depend on many additional factors, including:

●	the cost of development and commercialization activities, including marketing and sales, for our solutions;

●	our ability to achieve revenue growth;

●	the extent to which we develop, in-license or acquire other solutions and technology;

●	the cost related to scaling operating capabilities to support demand for our solutions, including the cost of expanding, locating and/or constructing facilities for additional laboratory capacity;

●	the timing of, and the costs involved in, obtaining any required or desired marketing authorizations for our solutions;

●	the timing, scope, progress, results and costs of developing additional solutions, and of conducting validation studies, clinical trials, and other studies that may be required to market our solutions;

●	the costs involved in obtaining, maintaining, protecting, and enforcing patent and other intellectual property rights and claims, including the amount and timing of any payments we may be required to make, or that we may receive, in connection with the licensing, filing, prosecution, defense and enforcement of any patents or other intellectual property rights;

●	the timing and amount of sales of our solutions, if any, and collection of related receivables;

●	the extent to which our solutions are eligible for coverage and reimbursement from third-party payers and government payers;

●	the emergence of new technologies, scientific breakthroughs, or any competing tests, products, or services, and other adverse market developments;

●	our ability to establish strategic collaborations, licensing or other arrangements and the financial terms of any such agreements, including the timing and amount of any future milestone, royalty or other payments due under any such agreement; and

●	other potential adverse developments.

Additional capital may not be available when we need it, on terms acceptable to us or at all. Furthermore, any additional capital raised through the sale of equity or equity-linked securities will dilute shareholders’ ownership interests in us, may require shareholder approval, may have an adverse effect on the price of our common stock, and holders of these securities may have rights, preferences, or privileges senior to those of our then-existing shareholders. Debt financing, if available, may include restrictive covenants that could limit how we conduct our business. If adequate capital is not available to us on a timely basis, we may be required to significantly delay, scale back, or discontinue the commercialization of our solutions or R&D programs, or be unable to continue or expand our operations or otherwise capitalize on our business opportunities, as desired, which could adversely impact our business, financial condition, and results of operations and cause the price of our common stock to decline.

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If our facilities or those of our third-party collaborators are damaged or become inoperable, our ability to provide our solutions will be significantly impaired and our business will be harmed.

We currently perform all R&D and commercial profiling in our laboratory in North Carolina. Any disruption to the operations of these facilities could compromise the integrity of our samples and impede our ability to accurately perform our profiling and ultimately adversely impact our reputation, business, financial condition, and results of operations. In addition, we may maintain samples for several years. Samples may degrade over time, which could negatively impact our ability to use such samples for research and development or to validate future solutions, and which could adversely impact our business, financial condition, and results of operations.

One or more of our facilities may be harmed, rendered inoperable by physical damage or otherwise become partially or completely unusable due to fire, floods, earthquakes, power loss, telecommunications failures, break-ins, accidents, water shortages, tornadoes, hurricanes, extreme weather conditions, health epidemics, pandemics, and similar events, which may render it difficult or impossible for us to provide our solutions for some period of time. Our laboratories and the equipment we use to perform our R&D or commercialization work could be unavailable or costly and time-consuming to repair or replace. It would be difficult, time-consuming, and expensive to rebuild one of our facilities, particularly in light of the licensure, permits, and accreditation requirements for clinical laboratories like ours. Although we carry insurance for damage to our properties and the disruption of our business, this insurance may not be sufficient to cover all of our potential losses and may not continue to be available to us on acceptable terms, or at all.

We also rely on our third-party collaborators, consultants, contractors, vendors, suppliers, and service providers. The facilities of these partners could be subject to fire, floods, earthquakes, power loss, telecommunications failures, break-ins, accidents, water shortages, tornadoes, hurricanes, extreme weather conditions, health epidemics, pandemics and other natural or man-made disasters or business interruptions. In addition, they may be affected by government shutdowns, changes to applicable laws, regulations, and policies, or withdrawn funding. The occurrence of any of these business disruptions could seriously harm their ability to complete their contracted services to us, which may adversely impact our business, financial condition, and results of operations.

If our solutions result in direct or indirect patient harm or injury, we could be subject to significant reputational and liability risks, and our business, financial condition, and results of operations could suffer.

Our success depends on the market’s confidence that our current and future solutions can provide reliable and high-quality results. We believe that patients, physicians, and regulators are likely to be particularly sensitive to errors in the use of our solutions or failure of our solutions to perform as described, and there can be no guarantee that our solutions will meet their expectations. Performance failures could establish a negative perception of our solutions among physicians, patients, and regulators, jeopardize our ability to successfully commercialize our solutions, impair our ability to obtain marketing authorizations or secure favorable coverage and reimbursement, or otherwise result in reputational harm. The costs incurred in correcting any defects or errors may be substantial and could adversely affect our operating margins. Identifying the root cause of quality issues, particularly those affecting reagents and third-party components, may be difficult, which increases the time needed to address quality issues as they arise, and increases the risk that similar problems could recur. In addition, we may be subject to legal claims arising from any errors in the use, manufacture, design, labeling or performance of our solutions, including any false-positive or false-negative results.

Our solutions are intended to be used to identify an appropriate treatment path. A PrismRA® test’s failure to accurately predict a patient’s likelihood of an inadequate response to TNFi medication and other performance failures could establish a negative perception of our solutions among physicians, patients, customers, and regulators, jeopardize our ability to successfully commercialize our solutions, impair our ability to obtain marketing authorizations or secure favorable coverage and reimbursement, or otherwise result in reputational harm or enforcement action or inquiry by a regulatory body. These risks may be more pronounced and could expose us to claims of injury or other adverse events under medical liability, product liability, or other liability laws if a provider uses our tests inaccurately or inappropriately for diagnosis purposes, as our solutions would be directly involved with the choice to use certain treatments. In addition, we may be subject to legal claims arising from any errors in the use, manufacture, design, labeling, marketing, or performance of our products, including from inaccurate results. If our solutions result in direct or indirect participant or patient harm or injury, we could be subject to significant reputational and liability risks, may be required to initiate corrective actions, recalls or suspend sales of our products, which may adversely impact our reputation, business, financial condition, and results of operations.

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If we were to be sued for product liability or professional liability, we could face substantial liabilities that exceed our resources, including any insurance coverage.

The marketing, adoption, and use of our solutions could lead to the filing of product liability claims if someone alleges that our solutions identified inaccurate or incomplete information regarding the appropriate treatment path or otherwise failed to perform as designed. We may also be subject to professional liability for errors in, a misunderstanding of, or inappropriate reliance upon, the information we provide in the ordinary course of our business activities. A product liability or professional liability claim could result in substantial damages and be costly and time-consuming for us to defend.

Although we maintain product and professional liability insurance, we may not be fully protected from the financial impact of defending against product liability or professional liability claims. Any product liability or professional liability claim brought against us, with or without merit, could increase our insurance rates or prevent us from securing insurance coverage in the future. Additionally, any product liability or professional liability lawsuit could damage our reputation or cause current clinical customers to terminate existing agreements with us and potential clinical customers to seek other partners, any of which could adversely impact our business, financial condition, and results of operations.

Our business and results of operations will suffer if we fail to compete effectively.

The markets for network biology, AI-enabled drug discovery, precision immunology and data-driven drug development are highly competitive and rapidly evolving. We compete with large biopharmaceutical companies that maintain internal computational biology, artificial intelligence, translational medicine and drug-development capabilities; precision immunology companies, including Mirador Therapeutics, Santa Ana Bio, Immunai and CytoReason; and AI-enabled drug-discovery and computational-biology companies, including Recursion Pharmaceuticals, Aitia, Valo Health, Owkin, DeepLife and Turbine. We also compete with academic institutions, research consortia, contract research organizations and other technology providers offering target identification and validation, indication prioritization, patient stratification, biomarker discovery and related data-analytics services.

The markets for biomarker discovery, patient stratification and companion and complementary diagnostic development are highly competitive and rapidly evolving. We compete with immunology-focused precision-medicine and diagnostics companies, including Aqtual, Prometheus Laboratories, Immunai, and CytoReason, as well as broader molecular-diagnostics and precision-medicine companies, including Caris Life Sciences, Foundation Medicine, an affiliate of Roche, Tempus AI, Labcorp, QIAGEN, Myriad Genetics and NeoGenomics. We also compete with biopharmaceutical companies that develop biomarker and companion-diagnostic capabilities internally or through collaborations with diagnostic laboratories, technology companies, academic institutions and contract research organizations.

We may not be able to compete effectively or keep pace with the rapid rate of change in our industry. This could render our solutions obsolete or less attractive, result in significant price reductions, result in us not introducing new products, or substantially limit the number of products that we offer.

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Failure of, or defects in, our AI/ML models and on-premise, co-located, and cloud-based computing infrastructure, including interruption of services through Amazon Web Services, or increased regulation in the AI/ML space, could impair our ability to process our data, develop solutions, or provide test results, and harm our business and results of operations.

The design, development, maintenance, and operation of our technology over time is expensive and complex, and may involve unforeseen difficulties including material performance problems, undetected defects, or errors. Overcoming technical obstacles and correcting defects or errors could prove to be impossible or impracticable, and the costs incurred may be substantial and adversely affect our business, financial condition, and results of operations. Additionally, regulation in the AI/ML space is constantly evolving. See “—Regulatory, social and ethical issues relating to our use of new and evolving technologies, such as AI and ML, may result in reputational harm, additional costs, and liability.” If our technology does not function reliably, fails to meet expectations in terms of performance, or cannot be fully utilized due to increasing regulation, including regulation by the FDA or other regulatory agencies of AI or medical device software, we may be unable to provide, or our customers may stop using, our solutions.

We currently host our data on, and conduct certain data analysis through, Amazon Web Services (“AWS”) cloud-based hosting facilities as well as on our own co-located or on-premise computing infrastructure. Any technical problems or outages that may arise in connection with AWS’s or our data center hosting facilities, such as the October 2025 AWS outage, could result in operational disruption, loss of our data or delayed or ineffective data processing. A variety of factors, including infrastructure changes, human or software errors, viruses, malware, security attacks, fraud, denial of service or technical support issues could cause interruptions in our service.

Regulatory, social and ethical issues relating to our use of new and evolving technologies, such as AI and ML, may result in reputational harm, additional costs, and liability.

We utilize AI/ML algorithms, including SPECTRA™, for bioinformatics and data analysis of patient information and other data. As with many cutting-edge innovations, AI and ML present new risks and challenges, including social and ethical issues and a quickly evolving legal and regulatory environment, which may cause us to incur increased compliance or R&D costs, or to divert resources from other development efforts. Regulation of AI/ML usage continues to evolve, and limitations placed on the use of data, including personal information, health data, or genetic/genomic data in such systems may make it difficult or more costly for us to continue using our AI/ML algorithms. Existing laws and regulations may be interpreted to apply to us in new ways due to our use of AI and ML, the nature and extent of which are difficult to predict.

Additionally, the risks and challenges presented by AI and ML could undermine public confidence in AI and ML, which could slow their adoption, impact patients’ and physicians’ confidence in our solutions, and otherwise affect our business. Failure to adequately address ethical and social issues related to our use of AI/ML could adversely affect the adoption of our solutions and subject us to reputational harm, regulatory action, or legal liability, which may harm our financial condition and results of operations.

Our business also increasingly relies on AI to improve our services. Potential government regulation related to AI ethics or usage may also increase the burden and cost of R&D in this area. Certain U.S. states have passed or are considering laws intended to regulate and/or require disclosures in connection with the usage of AI, including in interactions with customers, patients or other market participants. For example, Colorado and Utah have passed laws requiring disclosures and compliance efforts associated with different uses of AI. Other states are considering or have passed laws regulating the use of AI in patient-facing communications, generation of medical reports, claims processing, and other areas that may apply to or impact our business. In December 2025, the President signed an executive order seeking to establish federal preemption of state AI laws and establishing an AI Litigation Task Force to challenge state AI laws in court, creating legal uncertainty as to whether and which state AI regulations will be challenged or remain enforceable. The executive order itself may face legal challenges. The EU’s AI Act also may limit our ability to utilize AI or make utilization of such technology more expensive. States, the federal government or other non-U.S. governments could pass additional legislation or implement regulations further impacting businesses’ use of AI/ML, which could impact our operations and impose additional costs or liability on us. In general, the effects of AI regulations are difficult to predict, and we expect other jurisdictions will adopt similar laws. Additionally, employees or customers who are dissatisfied with our public statements, policies, practices, or solutions related to the development and use of AI and ML may express opinions that could introduce reputational or business harm, or legal liability.

We use AI/ML to assist us in making certain diagnostic and benefit prediction decisions, which AI/ML is regulated by certain privacy laws. Due to inaccuracies or flaws in the training, development, inputs, outputs, and logic of an AI/ML model, the model could be biased or otherwise inaccurate. Any bias or inaccuracy in a model could result in limits on the applicability or accuracy of the model or could lead us to make decisions that could disadvantage or adversely impact certain individuals (or classes of individuals).

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We are highly dependent on our key personnel, and if we lose key members of our senior management, scientific or technical teams or are not successful in attracting, motivating, and retaining highly qualified personnel, we may not be successful.

Our ability to compete in the competitive precision medicine industry depends upon our ability to attract, motivate, and retain highly qualified personnel. We are particularly dependent on key members of our senior management team, including Dr. Reginald Seeto, our Chief Executive Officer. The loss or incapacity of existing members of our senior management team could adversely affect our operations if we experience difficulties in hiring qualified successors and could hamper or delay the development and commercialization of our solutions and harm our business, financial condition, and results of operations. We do not maintain “key person” insurance policies on the lives of these individuals or the lives of any of our other employees.

Our R&D programs and laboratory operations depend on our ability to attract and retain highly skilled scientists, technicians, and data scientists. We may not be able to attract or retain qualified scientists and technicians in the future due to the competition for qualified personnel among life science, pharmaceutical and biotechnology businesses. We also face competition from other industry participants, universities and public and private research institutions in recruiting and retaining highly qualified scientific personnel. In addition, we may have difficulties locating, recruiting, or retaining qualified sales representatives and business development managers. Recruiting and retention difficulties can limit our ability to support our R&D and sales programs.

To induce valuable employees to remain at our company, in addition to salary and cash incentives, we provide equity incentive grants with vesting conditions. The value of these equity grants may be significantly affected by movements in our stock price that are beyond our control and may at any time be insufficient to counteract more lucrative offers made to our employees from other companies. Although we have employment agreements with certain key employees, consistent with all of our employment arrangements, these employment agreements provide for at-will employment, which means that any of our employees could leave our employment at any time, with or without notice. If we are unable to attract and incentivize highly qualified personnel on acceptable terms, or at all, our business, financial condition, and results of operations may suffer.

If our information technology systems or those of third parties with whom we work, or our data are or were compromised, we could experience adverse consequences resulting from such compromise, including but not limited to regulatory investigations or actions, litigation, fines and penalties, disruptions of our business operations, reputational harm, loss of revenue or profits, and other adverse consequences.

In the ordinary course of our business, we and the third parties with whom we work collect, store, receive, process, generate, use, transfer, disclose, make accessible, protect, secure, dispose of, transmit, and share (collectively, “Process”) personal information, including health-related information, individually identifiable health information and protected health information (“PHI”) as defined by the Health Insurance Portability and Accountability Act, as amended by the Health Information Technology for Economic and Clinical Health Act, and their implementing regulations (collectively, “HIPAA”), personally identifiable information, credit card and other financial information, and intellectual property and proprietary business information (collectively, “Sensitive Information”).

As a result, we and the third parties with whom we work face numerous and evolving cybersecurity risks that threaten the confidentiality, integrity, and availability of our information technology and telecommunications systems and Sensitive Information. Such threats are prevalent and continue to rise, are increasingly difficult to detect, and come from a variety of sources, including telecommunications or network failures, malicious human acts, and natural disasters.

We and the third parties with whom we work are subject to threats from various threat actors, such as state-sponsored organizations, criminal threat actors, organized crime outfits, opportunistic hackers and “hacktivists,” as well as a variety of evolving threats, such as social engineering/phishing (including through deep fakes, which may be increasingly more difficult to identify as fake), malware (including ransomware and as a result of advanced persistent threat intrusions), network reconnaissance and intellectual property theft, use of illegitimate virtual private networks or anonymization tools, malfeasance by insiders (such as personnel misconduct or error), human or technological error, malicious code (such as viruses and worms), denial-of-service attacks, technical support issues, database compromises, business email compromises, credential stuffing, credential harvesting, credential theft, software “bugs,” misconfigurations, or other vulnerabilities in software that is integrated into our (or the third parties with whom we work) IT systems, misuse of company resources and software, lack of adherence to company policy, products or services, adware, attacks enhanced or facilitated by AI, physical or electronic break-ins, earthquakes, fires, floods, and similar disruptive threats. We, and the third parties with whom we work, have been the target of cybersecurity attacks in the past and expect that such cybersecurity incidents will continue to occur in the future.

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Cyber-attacks, malicious internet-based activity, online and offline fraud, insider threats and other similar activities are increasing in their frequency, levels of persistence, sophistication, and intensity, and are being conducted by sophisticated and organized groups and individuals with a wide range of motives and expertise. Furthermore, because the techniques used to obtain unauthorized access to, or to sabotage, systems change frequently and often are not recognized until launched against a target, we and the third parties with whom we work may be unable to anticipate these techniques or implement adequate preventative measures. There can also be no assurance that our cybersecurity risk management program and processes, including our policies, controls, or procedures, will be fully implemented, complied with or effective in protecting our information technology and telecommunications systems and Sensitive Information.

We take steps designed to detect, mitigate, and remediate vulnerabilities in our information systems (such as our hardware and/or software, including that of third parties with whom we work). We may not, however, detect or remediate all such vulnerabilities on a timely basis. In addition, our ability to monitor third parties’ and vendors’ information security practices is limited, and these third parties may not have adequate information security measures in place. Despite the precautionary measures we and the third parties with whom we work have taken, there is a risk that our security measures will not be fully effective in the future. If the third parties with whom we work experience a security incident or other interruption, we could experience adverse consequences.

Such security incidents or service interruptions could result in operational or business delays, costly disclosure and compliance efforts, significant liability, regulatory action, a material loss of revenue resulting from the adverse impact on our reputation and brand, a diminished ability to retain or attract new customers, disruption to our business, and adversely affect our business, financial condition, and results of operations. Further, if we are required or decide to transfer our data to an alternative hosting provider, the transfer and acclimation to the new provider could result in significant business delays and subject us to technological risks and require additional resources.

Our existing cyber liability insurance policies may not cover, or may cover only a portion of, any potential claims related to security breaches to which we are exposed or may not be adequate to indemnify us for all or any portion of liabilities that may be imposed. We also cannot be certain that our existing insurance coverage will continue to be available on acceptable terms or in amounts sufficient to cover the potentially significant losses that may result from a security incident or breach or that the insurer will not deny coverage of any future claim.

We may not be successful in developing and commercializing new solutions or new applications for our current solutions.

We continue to expand our R&D efforts to use our solutions and our commercially available immunology clinico-transcriptomic data sets to develop enhanced versions of our solutions and create new solutions. These initiatives include PrismRA® and SPECTRA™ for predictive responses, developing additional AI signatures using NGS or image data, and additional solutions, including for chronic disease states beyond autoimmune diseases. The commercialization of any new solutions or new applications for our current solutions will require the completion of certain clinical development activities, validation studies and/or clinical trials, having guidelines or recommendations for healthcare providers, administrators, payers, and patient communities relating to such solutions, and receiving favorable exposure in peer-reviewed publications and from KOLs. We cannot assure you that we can successfully complete the clinical development or applicable subsequent requirements of any such solutions in order to commercialize such solutions.

We may fail to build a sustainable or growing data licensing business, and our data licensing efforts may result in reputational harm that has an adverse effect on our business, financial condition, and results of operations.

We and our biopharma and academic partners leverage high-powered computing and AI/ML algorithms to analyze our data to find the key molecular characteristics of a particular disease or dysfunction that drives disease. As part of these efforts, we license data to our partners, and certain of our partners license data to us. We are in the early stages of these data licensing efforts and may not be able to cultivate these efforts into a sustainable or growing business.

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The outbound licensing of data for research purposes is a novel business model without an established track record, which makes it difficult to evaluate our future prospects and the risks and challenges we may encounter in seeking to execute on this opportunity. Although we have negotiated data licensing agreements with several partners, these partners may have rights to terminate these agreements before the initial term has been completed, and these arrangements may not be renewed, or they may be renewed on less favorable terms. In addition, many of our data licensing agreements involve the use of third-party clinical data that is combined with our molecular data and then licensed to biopharma companies or other end users, and these third-party clinical data partners may not be willing to work with us in the future. We also depend on these third-party partners to provide access to data from their own data partners. We cannot guarantee that our third-party partners will enter into new data sharing arrangements with us, continue to provide their data, or that of their partners, to us, or include their data as part of combined data sets, and in the event that any of these arrangements terminate, we may not be able to find a replacement, or a replacement may not be available on reasonable terms or in a timely manner. Any of the foregoing could result in us losing access to real-world evidence, longitudinal patient data, and clinical outcomes that are key to maintaining, expanding, and enriching our datasets, which could have an adverse effect on our business, financial condition, and results of operations.

The commercial market for licensing this type of data may not develop or may be limited by regulation or other factors, which could diminish the value of licensing this data over time and make it challenging to secure arrangements with these partners on similar terms, or at all, with any additional licensees. While our data licensing arrangements generally include protections against abuse and misuse of patient data, we may be unable to adequately control how our partners, or the commercial customers that they license our data to as part of a combined data set, use the data, and any abuse or misuse could adversely impact our reputation, which could have an adverse effect on our business, financial condition, and results of operations.

If we cannot maintain our current relationships, or enter into new relationships, with biopharma companies, our development of solutions could be delayed or our business, financial condition, and results of operations could be adversely affected.

We deploy our proprietary profiling and signature offerings to analyze tissue and blood samples provided by biopharma partners, identify potential drug targets and help biopharma partners develop drug therapeutics through our drug target and therapeutic discovery business.

Our success in the future depends in part on our ability to maintain and expand these relationships with our biopharma partners and to build new such relationships. This can be difficult due to several factors, including internal and external constraints placed on these organizations that can limit the number and type of relationships with companies like us they can consider and enter into; that certain of our agreements governing our relationships are terminable at will by our biopharma partners; and that our biopharma partners may be dissatisfied with our services. Continued usage of our services by particular biopharma partners may also depend on whether the partner is satisfied with the quality of the data or targets that we license to them, obtains positive data in its clinical trials, is able to successfully obtain regulatory approval and subsequently commercialize a therapy for which we have partnered with them to develop a companion diagnostic, or other administrative factors that are outside our control. Additionally, some of our biopharma partners have contracted with us to provide profiling for large numbers of samples, which could strain our testing capacity and restrict our ability to perform tests for other customers. If we fail to maintain these relationships or enter into new ones, our business could suffer.

We engage in discussions with biopharma companies regarding commercial opportunities. There is no assurance that any such discussions will result in a commercial agreement, or if an agreement is reached, that the resulting engagement will be successful or that any clinical trials conducted as part of the engagement will produce successful outcomes. Speculation in the industry about our existing or potential engagements with biopharma companies can be a catalyst for adverse speculation about us, our services, and our technology, which can result in harm to our reputation and our business.

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We rely on third-party services to collect, process, transport, and store our samples in a secure and cost-efficient manner. If these services were disrupted, our business would be harmed.

We rely on third-party providers to collect tissue and blood samples for our solutions. If third-party providers fail to properly obtain, collect, package and ship viable samples to us, our patients and their physicians may experience problems and delays in receiving test results, which could harm our reputation and our business, financial condition, and results of operations. If our current providers become unable to continue services for us or if our customers cannot readily access collection providers, we may be unable to compete effectively with laboratories that have greater access to collection providers.

In addition, we may maintain samples and extracted material for several years. It is possible that the long-term stability of these samples may not be maintained with the passage of time, which could negatively impact our ability to use such samples to validate our solutions. Further interruptions in collection, processing, storage, or transportation of samples due to labor disruptions, weather, natural disaster, terrorist acts, threats, or other reasons could adversely affect the samples and our ability to timely process the samples, which could harm our ongoing research studies and our business.

The validation and clinical trial process is lengthy and expensive with uncertain outcomes. We have encountered delays, and may encounter future substantial delays, in our validation studies or clinical trials, and may therefore be unable to complete our validation studies or clinical trials on the timelines we expect, if at all, which could adversely impact our ability to market our solutions or receive adequate reimbursement.

Clinical testing is expensive, time-consuming, and subject to uncertainty. Initiating and completing validation studies and clinical trials necessary to validate and market our solutions, and to support any submissions to CMS, MolDX, or other payers for reimbursement, or the FDA for marketing authorization for our solutions, will be time-consuming and expensive and the outcomes are inherently uncertain. Validation studies and clinical trials must be conducted in accordance with applicable laws and regulations, and are subject to oversight by regulatory agencies and IRBs.

The results of validation studies, preclinical studies and clinical trials of our solutions conducted to date and ongoing or future studies and trials of our current, planned, or future solutions may not be predictive of the results of later clinical trials, and interim results of a clinical trial do not necessarily predict final results. Our interpretation of data and results from our validation studies and clinical trials does not ensure that we will achieve similar results in future validation studies or clinical trials. In addition, data from validation studies, as well as preclinical and clinical data, are often susceptible to various interpretations and analyses, and many companies that have believed their products performed satisfactorily in such evaluations have nonetheless failed to replicate results in later validation studies or clinical trials. Products in later stages of validation studies or clinical trials may fail to show the desired analytical validity and clinical validity despite having progressed through validation studies, nonclinical studies, and earlier clinical trials.

In addition, we cannot guarantee that any validation studies or clinical trials will be conducted as planned or completed on schedule, if at all. The timely completion of validation studies in accordance with their protocols depends, among other things, on our ability to locate and test enough samples to demonstrate satisfaction of the validation study criteria. The timely completion of clinical trials in accordance with their protocols depends, among other things, on our ability to enroll enough participants who remain in the trial until its conclusion. Additionally, we may encounter delays because of the administrative complexities in managing and recruiting for validation studies and trials of this scope and size. If we are unable to recruit and enroll sufficient participants for our validation studies or clinical trials, or maintain sufficient participation of enrolled participants, our product development, commercialization activities and our ability to seek marketing authorization for our solutions could be delayed, modified, or prevented.

●	The initiation and completion of validation studies and clinical trials may be prevented, delayed, or halted for numerous reasons, including related to the following:

●	our ability to locate sufficient samples or enroll patients for a validation study or clinical trial;

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●	the inability to generate sufficient in vitro or in vivo data to support the initiation or continuation of validation studies or clinical trials;

●	the requirement to submit an IDE application to the FDA, which must become effective prior to commencing certain human clinical trials of significant risk medical devices, and which the FDA may disapprove;

●	delays caused by participants withdrawing from clinical trials or failing to return for follow-up or by institutions failing to timely submit data, including follow-up data, if at all;

●	delays or failure in reaching a consensus or agreement, if required, with regulatory agencies on trial design or feedback from regulatory agencies necessitating changes to ongoing or planned clinical trial design;

●	delays or failure in reaching agreement on acceptable terms with prospective contract research organizations (“CROs”), service providers, and clinical trial sites, the terms of which can be subject to extensive negotiation and may vary significantly among different CROs and clinical trial sites;

●	delays or failure in obtaining any required IRB approvals or ethics committee (“EC”) approvals for our clinical trial;

●	delays in amending, or the inability to amend, our IRB-approved protocols at clinical trial sites when necessary or desired;

●	difficulty or delays in collaborating with sites, institutions, and investigators;

●	failure by us, investigators, sites, or participants to comply with the applicable trial protocol or applicable regulatory requirements and standards for data collection, reporting, records maintenance, or data integrity;

●	failure by us, investigators, sites or any CROs or other third parties to adhere to clinical trial requirements, including the applicable protocol;

●	failure to perform in accordance with good clinical practice (“GCP”) and good laboratory practice requirements, and/or other applicable regulations and requirements of the FDA or other applicable governmental authorities;

●	failure to comply with applicable privacy and data security laws related to clinical trials;

●	failure of our solutions to achieve acceptable performance and safety endpoints;

●	unacceptable safety findings, including findings related to false positive tests (which could lead to unnecessary biopsy or anxiety) or false negative tests (which could lead to a delay in diagnosis or disease progression);

●	termination or suspension of a trial or site by us or the data safety monitoring board, suspension or termination of a trial or site by an IRB, EC, or institution, or clinical hold or termination of a trial or site by a regulatory authority, including the FDA;

●	disqualification, termination, or suspension of a clinical investigator;

●	adverse inspections of our clinical trial sites or results by any applicable regulatory authority, including the FDA;

●	changes in statutory or regulatory requirements or guidance, or clinical guidelines, that require amending existing or designing new clinical protocols, obtaining new IRB or EC approvals, modifying our clinical studies, modifying our consent process or obtaining additional consent from trial participants, or altering the pathway to marketing authorization of our solutions;

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●	changes in the standard of care on which a clinical development plan was based, which may require new or additional clinical trials;

●	the cost of clinical trials of our solutions being greater than we anticipate;

●	destruction or compromise of, or other inability to access or receive, clinical trial samples processed, stored, or managed at a third-party site or otherwise in the control of a third party;

●	clinical trials of our solutions producing negative or inconclusive results, which may result in our deciding, or regulators requiring us, to conduct additional clinical trials or abandon development programs; and

●	lack of adequate funding.

Any such delays could adversely affect the costs, timing, or successful completion of any future clinical trials. Moreover, we may depend on our collaborators and on medical institutions and CROs to conduct any future clinical trials in compliance with applicable GCP requirements, and while we may have agreements governing their committed activities, we may have limited influence over their actual performance. To the extent any future collaborators, the CROs, or clinical sites fail to enroll participants for our clinical trials, fail to conduct the trial to GCP requirements or are delayed for a significant time in the execution of trials, including achieving full enrollment, we may be affected by increased costs, program delays, and/or enforcement actions. In addition, any future clinical trials that are conducted in countries outside the United States may subject us to further delays and expenses.

Any inability to initiate or complete clinical trials successfully could result in additional costs to us, slow down or prevent our product development and receipt of positive reimbursement and coverage decisions, or impair our ability to generate revenue. Delays in initiating or completing our planned clinical trials could also allow our competitors to bring competing products to market before we do or sooner than expected, which could impair our ability to successfully commercialize our solutions, if launched, and may harm our business, financial condition, and results of operations. In addition, many of the factors that may cause, or lead to, a delay in initiation or completion of clinical trials may also ultimately lead to the delay or the narrowing or denial of any marketing authorization we may seek with respect to our solutions. Delays in the initiation or completion of any clinical trial of our solutions or seeking coverage and reimbursement, will increase our costs, slow down, or jeopardize our product development and marketing authorization process, and delay or potentially jeopardize broad adoption of our solutions and their ability to generate revenue.

Performance issues, service interruptions or price increases by our shipping carrier could adversely affect our business, results of operations and financial condition, and harm our reputation and ability to provide testing services on a timely basis.

Expedited, reliable shipping is essential to our operations for reliable and secure point-to-point transport of patient specimens to our laboratory and enhanced tracking of these patient specimens. Should any carrier we use or may use encounter delivery performance issues such as loss, damage or destruction of a specimen, it may be difficult to replace our patient specimens in a timely manner and such occurrences may damage our reputation and lead to decreased utilization from rheumatologists for our testing services and increased cost and expense to our business. In addition, any significant increase in shipping time or disruption to delivery service, whether due to bad weather, natural disaster (which may be exacerbated due to climate change), public health epidemics or pandemics, terrorist attacks or threats, labor strikes, work stoppages or boycotts, or for other reasons, could adversely affect our ability to receive and process patient specimens on a timely basis.

If we or any carrier we use or may use were to terminate our relationship, we would be required to find another party to provide expedited, reliable point-to-point transport of our patient specimens. There are only a few providers of such nationwide transport services, and there can be no assurance that we will be able to enter into arrangements with such other providers on acceptable terms, if at all. Finding a new provider of transport services would be time-consuming and costly and result in delays in our ability to provide our testing services. Even if we were to enter into an arrangement with any such provider, there can be no assurance that they will provide the same level of quality in transport services currently provided to us by a carrier we use. If any new provider does not provide, or if the carrier we currently use does not continue to provide, the required quality and reliability of transport services at the same or similar costs, it could materially and adversely affect our business, reputation, results of operations and financial condition.

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Inflation could adversely affect our business and financial results.

The current inflationary environment has resulted in higher prices, which have impacted our costs incurred to generate revenue from our laboratory testing services, costs to attract and retain personnel, and other operating costs in recent periods. The severity and duration of the current inflationary environment remains uncertain and may continue to impact our financial condition and results of operations. Inflation may continue to adversely affect us by increasing the costs of products, materials (including reagents and laboratory supplies), and labor needed to operate our business in future periods. Actions by the government to stimulate the economy may increase the risk of significant inflation, which may have an adverse impact on our business or financial results. Moreover, we may not be able to pass those costs along in the products we sell. As such, inflationary pressures could have a material adverse effect on our performance and financial statements.

Public opinion and scrutiny of treatments may impact public perception of our company and product, or may adversely affect our ability to conduct our business and our business plans.

Public perception may be influenced by claims, such as claims that our products are unsafe, unethical or immoral and, consequently, our approach may not gain the acceptance of the public or the medical community. Adverse public attitudes may also adversely impact our ability to enroll validation studies. Moreover, our success will depend upon physicians specializing in the treatment of those diseases that our product candidates target prescribing, and their patients being willing to receive, treatments that involve the use of our products in lieu of, or in addition to, existing treatments they are already familiar with and for which greater clinical data may be available. Adverse events in our clinical trials, even if not ultimately attributable to our product candidates, and the resulting publicity could result in withdrawal of clinical trial participants, increased governmental regulation, unfavorable public perception, potential regulatory delays in the testing or approval of our product candidates, stricter labeling requirements for those product candidates that are approved and a decrease in demand for any such products. More restrictive government regulations or negative public opinion could have an adverse effect on our business, financial condition, results of operations and prospects, and may delay or impair the development and, if approved, commercialization of our products or demand for any products we may develop.

Recently enacted legislation, future legislation and healthcare reform measures may increase the difficulty and cost for us to obtain marketing approval for and commercialize our product candidates and may affect the prices we may set.

In the United States and some foreign jurisdictions, there have been, and we expect there will continue to be, a number of legislative and regulatory changes to the healthcare system, including cost-containment measures that may reduce or limit coverage and reimbursement for newly approved drugs and affect our ability to profitably sell any product candidates for which we obtain marketing approval. In particular, there have been and continue to be a number of initiatives at the U.S. federal and state levels that seek to reduce healthcare costs and improve the quality of healthcare.

For example, in March 2010, the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act (collectively, the “ACA”), was enacted in the United States, which substantially changed the way healthcare is financed by both governmental and private insurers in the United States and significantly affected the pharmaceutical industry. The ACA, among other things, subjected biologic products to potential competition by lower-cost biosimilars, addressed a new methodology by which rebates owed by manufacturers under the Medicaid Drug Rebate Program (the “MDRP”) are calculated for drugs and biologics that are inhaled, infused, instilled, implanted or injected, increased the minimum Medicaid rebates owed by manufacturers under the MDRP, extended manufacturer Medicaid rebate obligations to utilization by individuals enrolled in Medicaid managed care organizations, established annual fees and taxes on manufacturers of certain branded prescription drugs and biologics, and established a new Medicare Part D coverage gap discount program. Since its enactment, there have been judicial, congressional, and executive branch challenges to the ACA, which have resulted in delays in the implementation of, and action taken to repeal or replace, certain aspects of the ACA. On June 17, 2021, the U.S. Supreme Court dismissed a challenge on procedural grounds that argued the ACA is unconstitutional in its entirety because the “individual mandate” was repealed by Congress.

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In addition, there have been a number of health reform initiatives that have impacted the ACA. For example, on August 16, 2022, the Inflation Reduction Act (the “IRA”) became law, which, among other things, extended enhanced subsidies for individuals purchasing health insurance coverage in ACA marketplaces through plan year 2025. In July 2026, the current administration announced the official ending of the subsidies. The IRA also eliminated the “donut hole” under the Medicare Part D program beginning in 2025 by significantly lowering the beneficiary maximum out-of-pocket cost and through a newly established manufacturer discount program. In addition, the IRA imposes new manufacturer financial liability on certain drugs under Medicare Part D, allowing the U.S. government to negotiate Medicare Part B and Part D price caps for certain high-cost drugs and biologics without generic or biosimilar competition, subject to certain exemptions applicable to orphan drugs. It is possible that the ACA will be subject to judicial or congressional challenges or legislative modifications in the future. It is unclear how such challenges or modifications, and the healthcare reform measures of the current administration, will impact the ACA and our business.

Other legislative changes have been proposed and adopted since the ACA was enacted. For example, on August 2, 2011, the Budget Control Act of 2011 was signed into law, which, among other things, resulted in reductions to Medicare fee for service claims payments to providers of 2% per fiscal year, which went into effect on April 1, 2013, and, due to subsequent legislative amendments to the statute, will remain in effect through 2032 unless additional Congressional action is taken. In certain countries outside the United States, reimbursement for products that have not yet received marketing authorization may be provided through national managed access programs.

On December 8, 2023, the National Institute of Standards and Technology published for comment a Draft Interagency Guidance Framework for Considering the Exercise of march-in rights, which for the first time includes the price of a product as one factor an agency can use when deciding to exercise march-in rights. While march-in rights have not previously been exercised, it is uncertain whether that will continue under the new framework. It is unclear whether or how much such rights may be exercised.

There has been heightened governmental scrutiny over the manner in which pharmaceutical manufacturers set prices for their marketed products, which has resulted in several U.S. presidential executive orders, congressional inquiries, and proposed and enacted legislation designed, among other things, to bring more transparency to product pricing, review the relationship between pricing and manufacturer patient programs and reform government program reimbursement methodologies for pharmaceutical products. The IRA, among other things, (i) directs the U.S. Department of Health and Human Services (“HHS”) to negotiate the price of certain high-expenditure, single-source brand drugs and biologics that lack generic or biosimilar competition which are covered under Medicare, and subject manufacturers to civil monetary penalties and a potential excise tax for offering a price that is not equal to or less than the negotiated “maximum fair price” for such drugs and biologics under the law, and (ii) imposes rebates with respect to certain drugs and biologics covered under Medicare Part B or Medicare Part D to penalize price increases that outpace inflation. The IRA permits HHS to implement many of these provisions through guidance, as opposed to regulation, for the initial years. These provisions took effect progressively starting in fiscal year 2023. On August 15, 2024, HHS announced the agreed-upon reimbursement prices of the first ten drugs that were subject to price negotiations. The prices of these ten drugs became effective January 1, 2026. On January 17, 2025, HHS announced its selection of 15 additional drugs covered by Part D for the second cycle of negotiations by February 1, 2025. Negotiated prices for this second set of drugs will be effective starting January 1, 2027. Each year thereafter more Part B and Part D products will become subject to the Medicare Drug Price Negotiation Program. CMS issued the first formal Proposed Rule transitioning the program from temporary administrative guidance into a permanent regulatory framework in June 2026 followed by new Draft Program Guidance in July 2026. The Proposed Rule, among other items, establishes the regulations governing drug selection criteria, negotiation procedures, data reporting and compliance penalties for 2029 and all subsequent years. The Draft Program Guidance focuses on the processes implemented by manufacturers, pharmacies and physicians to ensure patients receive the negotiated pricing at the point of sale.

The Trump Administration has made lowering the cost of prescription drugs for Americans a top priority and stated that it will continue to pursue drug price negotiations. We cannot predict how this might change or how any changes might impact our business.

Several pharmaceutical companies, as well as the U.S. Chamber of Commerce, and the Pharmaceutical Research and Manufacturers of America have filed lawsuits against HHS and CMS, asserting that, among other things, the IRA’s drug price negotiation program for Medicare constitutes an uncompensated taking in violation of the Fifth Amendment of the U.S. Constitution and is otherwise unlawful. HHS has generally won the substantive disputes in these cases, and several federal district court judges have expressed skepticism regarding the merits of the legal arguments being pursued by the pharmaceutical industry. HHS has generally continued to win the substantive disputes in appeals, although certain cases continue to seek appellate review.

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We expect that the ACA, the IRA, and any other healthcare reform measures that may be adopted in the future may result in additional reductions in Medicare and other healthcare funding, more rigorous coverage criteria, new payment methodologies and additional downward pressure on the price that we receive for any approved product. Any reduction in reimbursement from Medicare or other government programs may result in a similar reduction in payments from private payers. The implementation of cost containment measures or other healthcare reforms may prevent us from being able to generate revenue, attain profitability or commercialize our product candidates, if approved.

The current Trump Administration is pursuing policies to reduce regulations and expenditures across government including at HHS, the FDA, CMS and related agencies. These actions, presently directed by executive orders or memoranda from the Office of Management and Budget, may propose policy changes that create additional uncertainty for our business. These actions and proposals may, for example, include directives: (1) reducing agency workforce and cutting programs; and (2) directing certain federal agencies to enforce existing law regarding hospital and plan price transparency and to standardize prices across hospitals and health plans. Congress may introduce and ultimately pass healthcare-related legislation that could impact the drug approval process and make changes to the Medicare Drug Price Negotiation Program created under the IRA. This could lower the price that we receive for any approved product. Any denial in coverage or reduction in reimbursement from Medicare or other government-funded programs may result in a similar denial or reduction in payments from private payers, which may prevent us from being able to generate sufficient revenue, attain profitability or commercialize our product candidates, if approved. Furthermore, on July 4, 2025, legislation commonly referred to as the One Big Beautiful Bill Act was signed into law, which reduced funding to federal healthcare programs and imposed additional requirements to be eligible for healthcare, which may result in decreased access to healthcare, particularly in Medicaid programs.

We expect that these new laws and other healthcare reform measures that may be adopted in the future may result in additional reductions in Medicare and other healthcare funding, more rigorous coverage criteria, new payment methodologies and additional downward pressure on the price that we receive for any approved product. Any reduction in reimbursement from Medicare or other government programs may result in a similar reduction in payments from private payers. The implementation of cost containment measures or other healthcare reforms may prevent us from being able to generate revenue, attain profitability or commercialize our product candidates, if approved.

Changing regulatory environments could negatively impact our business.

Third-party payers, whether domestic or foreign, or governmental or commercial, are developing increasingly sophisticated methods of controlling healthcare costs. The United States and many foreign jurisdictions have enacted or proposed legislative and regulatory changes affecting the healthcare system that could prevent or delay marketing approval of our product candidates, restrict or regulate post-approval activities and affect our ability to profitably sell any product for which we obtain marketing approval.

There have been, and likely will continue to be, legislative and regulatory proposals at the foreign, federal and state levels directed at broadening the availability of healthcare and containing or lowering the cost of healthcare. The implementation of cost containment measures or other healthcare reforms may prevent us from being able to generate revenue, attain profitability, or commercialize our products. Such reforms could have an adverse effect on anticipated revenue from product candidates that we may successfully develop and for which we may obtain regulatory approval and may affect our overall financial condition and ability to develop product candidates.

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Many European Economic Area (“EEA”) Member States periodically review their reimbursement procedures for medicinal products, which could have an adverse impact on reimbursement status. We expect that legislators, policymakers and healthcare insurance funds in the EEA Member States will continue to propose and implement cost-containing measures, such as lower maximum prices, lower or lack of reimbursement coverage and incentives to use cheaper, usually generic, products as an alternative to branded products, and/or branded products available through parallel import to keep healthcare costs down. Moreover, in order to obtain reimbursement for our products in some European countries, including some EEA Member States, we may be required to compile additional data comparing the cost-effectiveness of our products to other available therapies. Health Technology Assessment (“HTA”) of medicinal products is becoming an increasingly common part of the pricing and reimbursement procedures in some EEA Member States, including those representing the larger markets. The HTA process is the procedure to assess the therapeutic, economic and societal impact of a given medicinal product in the national healthcare systems of the individual country. The outcome of an HTA will often influence the pricing and reimbursement status granted to these medicinal products by the competent authorities of individual EEA Member States. The extent to which pricing and reimbursement decisions are influenced by the HTA of the specific medicinal product currently varies between EEA Member States.

In December 2021, Regulation No. 2021/2282 on HTA, amending Directive 2011/24/EU, was adopted in the European Union. This Regulation, which entered into force in January 2022 and went into effect in January 2025, is intended to boost cooperation among EEA Member States in assessing health technologies, including new medicinal products, and providing the basis for cooperation at European Union level for joint clinical assessments in these areas. The Regulation permits EEA Member States to use common HTA tools, methodologies, and procedures across the European Union, working together in four main areas, including joint clinical assessment of the innovative health technologies with the most potential impact for patients, joint scientific consultations whereby developers can seek advice from HTA authorities, identification of emerging health technologies to identify promising technologies early, and continuing voluntary cooperation in other areas. Individual EEA Member States will continue to be responsible for assessing non-clinical (e.g., economic, social, ethical) aspects of health technologies, and making decisions on pricing and reimbursement. If we are unable to maintain favorable pricing and reimbursement status in EEA Member States for product candidates that we may successfully develop and for which we may obtain regulatory approval, any anticipated revenue from and growth prospects for those products in the European Union could be negatively affected.

Legislators, policymakers and healthcare insurance funds in the European Union may continue to propose and implement cost-containing measures to keep healthcare costs down. These measures could include limitations on the prices we would be able to charge for product candidates that we may successfully develop and for which we may obtain regulatory approval or the level of reimbursement available for these products from governmental authorities or third-party payers. Further, an increasing number of European Union and other foreign countries use prices for medicinal products established in other countries as “reference prices” to help determine the price of the product in their own territory. Consequently, a downward trend in prices of medicinal products in some countries could contribute to similar downward trends elsewhere.

Our insurance policies are expensive and only protect us from some business risks, which will leave us exposed to significant uninsured liabilities.

We do not carry insurance for all categories of risk that our business may encounter. Some of the policies we currently maintain include property, general liability, employment benefits liability, business automobile, workers’ compensation, products liability, malicious invasion of our electronic systems, directors’ and officers’, employment practices and fiduciary liability insurance. We do not know, however, if we will be able to maintain insurance with adequate levels of coverage. Any significant uninsured liability may require us to pay substantial amounts, which would adversely affect our financial position and results of operations.

We and any of our current and potential future collaborators will be required to report to regulatory authorities if any of our future approved products cause or contribute to adverse medical events, and any failure to do so would result in sanctions that would materially harm our business.

If we or any of our current and potential future collaborators are successful in commercializing our products, the FDA and foreign regulatory authorities would require that we and such collaborators report certain information about adverse medical events if those products may have caused or contributed to those adverse events. The timing of our obligation to report would be triggered by the date we become aware of the adverse event as well as the nature of the event. We and any of our current or potential future collaborators or CROs may fail to report adverse events within the prescribed timeframe. If we or any of our current or potential future collaborators or CROs fail to comply with such reporting obligations, the FDA or a foreign regulatory authority could take action, including criminal prosecution, the imposition of civil monetary penalties, seizure of our products or delay in approval or clearance of future products.

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We could be subject to securities class action litigation.

In the past, securities class action litigation has often been brought against a company following a decline in the market price of its securities. This risk is especially relevant for us, because biotechnology and biopharmaceutical companies have experienced significant stock price volatility in recent years. If we face such litigation, even if ultimately decided in our favor, it could result in substantial costs and a diversion of our management’s attention and resources, which could harm our business.

We may engage in strategic transactions that could impact our liquidity, increase our expenses and present significant distractions to our management.

From time to time, we may consider strategic transactions, including acquisitions of companies, asset purchases and out-licensing or in-licensing of intellectual property, products or technologies. Additional potential transactions that we may consider in the future include a variety of business arrangements, including spinoffs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments. Any future transactions could increase our near and long-term expenditures, result in potentially dilutive issuances of our equity securities, including our common stock, or the incurrence of debt, contingent liabilities, amortization expenses or acquired in-process research and development expenses, any of which could affect our financial condition, liquidity and results of operations. Future acquisitions may also require us to obtain additional financing, which may not be available on favorable terms or at all. These transactions may never be successful and may require significant time and attention of our management. In addition, the integration of any business that we may acquire in the future may disrupt our existing business and may be a complex, risky and costly endeavor for which we may never realize the full benefits of the acquisition. Accordingly, although there can be no assurance that we will undertake or successfully complete any additional transactions of the nature described above, any additional transactions that we do complete could have a material adverse effect on our business, results of operations, financial condition and prospects.

Risks Related to Our Financial Position and Capital Requirements

Raising additional capital may cause dilution to our stockholders, restrict our operations or require us to relinquish rights to our technologies, product candidates or testing products.

Until such time, if ever, as we can generate substantial product revenues, we expect to finance our cash needs through equity offerings, debt financings, or other capital sources, including potential additional collaborations, licenses and other similar arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, your ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a common stockholder. Any future debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, selling or licensing our assets, making capital expenditures, declaring dividends or encumbering our assets to secure future indebtedness. Such restrictions could adversely impact our ability to conduct our operations and execute our business plan.

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If we raise additional funds through future collaborations, licenses and other similar arrangements, we may have to relinquish valuable rights to our future revenue streams, research programs or product candidates, or grant licenses on terms that may not be favorable to us and/or that may reduce the value of our common stock. If we are unable to raise additional funds through equity or debt financings or other arrangements when needed or on terms acceptable to us, we would be required to delay, limit, reduce, or terminate our product development or future commercialization efforts or grant rights to develop and market product candidates or testing products that we would otherwise prefer to develop and market ourselves.

Risks Related to Regulation and Legal Compliance

If we or our partners fail to comply with healthcare and other applicable laws and regulations, we could face substantial penalties and sanctions, and our business, reputation, financial condition, and results of operations could be adversely affected.

Our operations in the United States are subject to various U.S. federal and state laws and regulations that govern, among other things, the manner in which we provide and bill for tests and collect reimbursement from governmental programs, third-party payers and patients, our relationships with referral sources, and our marketing and advertising activities. In addition, the commercialization of our solutions outside the United States would also subject us to foreign equivalents of the healthcare laws described below, among other foreign laws. The laws that may impact our operations include:

●	the federal Anti-Kickback Statute (the “AKS”), which prohibits, among other things, knowingly and willfully soliciting, receiving, offering, or paying any remuneration (including any kickback, bribe, rebate, a provision of free or discounted goods, services or items), directly or indirectly, overtly or covertly, in cash or in kind, to induce, or in return for, either the referral of an individual, or the purchase, lease, order, recommendation, or arrangement of any good, facility, item, or service for which payment may be made, in whole or in part, under a federal healthcare program, such as the Medicare and Medicaid programs. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation, and many courts have interpreted the AKS as being violated if merely one purpose of any arrangement is to induce referrals or purchases. The AKS includes statutory exceptions and regulatory safe harbors that protect certain arrangements. Failure to meet the requirements of a statutory exception or safe harbor, however, does not render an arrangement illegal. Rather, the government may evaluate arrangements that do not fit into an exception or safe harbor on a case-by-case basis, taking into account all facts and circumstances, including the parties’ intent and the arrangement’s potential for abuse, and such arrangements may be subject to greater scrutiny by enforcement agencies;

●	the Eliminating Kickbacks in Recovery Act of 2018 (“EKRA”), which establishes an all-payer anti-kickback prohibition for, among other things, knowingly and willfully paying or offering any remuneration directly or indirectly to induce a referral of an individual to or in exchange for an individual using the services of a clinical laboratory. EKRA applies to all payers including commercial payers and government payers. EKRA adopted safe harbors that are not directly analogous to the safe harbors under the AKS, and certain conduct that is permissible under the AKS may violate EKRA;

●	the federal physician self-referral prohibition, commonly known as the Stark Law, which, in the absence of an applicable statutory exception, prohibits a physician from making a referral for certain designated health services covered by the Medicare or Medicaid program if the physician or an immediate family member of the physician has a financial relationship (including an ownership interest or a compensation arrangement) with the entity providing the designated health services. The Stark Law also prohibits the entity furnishing the designated health services from billing, presenting, or causing to be presented a claim for the designated health services furnished pursuant to the prohibited referral. The term “designated health services” includes, among other things, clinical laboratory services. Unlike the AKS, the Stark Law is violated if the financial arrangement does not meet an applicable statutory exception, regardless of any intent by the parties to induce or reward referrals or the reasons for the financial relationship and the referral;

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●	the federal False Claims Act (the “FCA”), which imposes civil and criminal liability on individuals or entities that knowingly submit false or fraudulent claims for payment to the government or knowingly make, or cause to be made, a false statement in order to have a false claim paid. Actions under the FCA may be brought by the government or by a private person under a qui tam relator, or “whistleblower,” suit. There are many potential bases for liability under the FCA. For example, the government has used the FCA to prosecute Medicare and other government healthcare program fraud such as coding errors, coding and billing for tests not compliant with coverage and reimbursement requirements, including MolDX reimbursement and coverage standards and requirements, waiver of patient copayments and deductibles, and performing tests that are not medically necessary or that are substandard in quality. In addition, a claim including items or services resulting from a violation of the AKS or Stark Law constitutes a false or fraudulent claim for purposes of the FCA;

●	the criminal healthcare fraud provisions of HIPAA and related rules that prohibit knowingly and willfully executing a scheme or artifice to defraud any healthcare benefit program or falsifying, concealing, or covering up a material fact or making any materially false, fictitious, or fraudulent statement in connection with the delivery of, or payment for, healthcare benefits, items, or services. These criminal healthcare fraud provisions are not limited to benefits, items, or services that may be paid for by federal or state healthcare programs, and similar to the AKS, a person or entity does not need to have actual knowledge of these statutes or specific intent to violate them in order to have committed a violation;

●	the federal Civil Monetary Penalties Law, which provides civil penalties for a wide variety of conduct relating to federal and state healthcare programs, including, subject to certain exceptions, prohibiting, among other things, the offer or transfer of remuneration, including free services, discounts, or waivers of copayments and deductible amounts (or any part thereof), to a Medicare or state healthcare program beneficiary if the person knows or should know it is likely to influence the beneficiary’s selection of a particular provider, practitioner or supplier of services reimbursable by Medicare or a state healthcare program;

●	the federal Physician Payment Sunshine Act, created under the ACA and its implementing regulations, which require manufacturers of drugs, devices, biologicals, and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program to report annually to the U.S. Department of Health and Human Services (“HHS”) under the Open Payments Program, information related to payments or other transfers of value made to physicians (as defined by statute), teaching hospitals and other healthcare practitioners such as physician assistants and nurse practitioners, as well as ownership and investment interests held by such physicians and their immediate family members and similar state laws with various reporting requirements;

●	federal and state “Anti-Markup” rules, which, among other things, typically prohibit a physician or supplier billing for clinical or diagnostic tests (with certain exceptions) from marking up the price of a purchased test performed by another physician or supplier that does not “share a practice” with the billing physician or supplier;

●	federal and state laws applicable to test ordering, documentation of tests ordered, consent requirements, billing practices and claims payment and laws that prohibit other specified practices, such as providing tests at no or discounted cost to induce adoption, which may apply to laboratories; waiving co-insurance, deductibles or other amounts owed by patients; and billing a state healthcare program at a price that is higher than what is charged to other payers;

●	the “No Surprises Act,” which prohibits balance billing for certain non-emergency care, including for out-of-network clinical laboratory tests, and analogous state laws;

●	state corporate practice prohibitions and professional fee-splitting laws that prohibit employing, exercising control over, or splitting fees with licensed medical professionals;

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●	federal and state consumer protection and unfair competition laws, which broadly regulate marketplace activities and activities that potentially harm consumers; and

●	analogous state and foreign laws and regulations, such as state and foreign anti-kickback, self-referral, false claims, fraud and abuse, consumer protection, and unfair competition laws that may apply to our business practices, and which may include “whistleblower” provisions, including but not limited to, research, distribution, sales and marketing arrangements as well as submitting claims involving healthcare items or services reimbursed by any third-party payer, including commercial insurers; state laws that require healthcare companies to comply with the medical device industry’s voluntary compliance guidelines, the relevant compliance guidance promulgated by the federal government that otherwise restricts payments that may be made to healthcare providers, and other potential referral sources or state-specific standards on financial interactions with healthcare providers; and state laws that require healthcare companies to file reports with states regarding pricing and marketing information, such as the tracking and reporting of gifts, compensation, and other remuneration and items of value provided to healthcare professionals and entities.

These laws and regulations, among other things, constrain our business and limit the types of financial arrangements we have with providers, customers, patients, vendors, agents and third-party payers, and our billing, coding, and collection practices, including our patient financial assistance programs and our practices relating to collection of co-payments and deductibles. Because of the scope and breadth of these laws and the narrowness of the statutory exceptions and safe harbors available and lack of clear guidance, our business activities could be subject to challenge under one or more of such laws. To enforce compliance, the Office of the Inspector General (“OIG”) and the DOJ recently have increased their scrutiny of interactions between healthcare companies, on the one hand, and healthcare providers and patients on the other, which has led to a number of investigations, prosecutions, convictions, and settlements in the healthcare industry. These investigations often are focused on billing and coding practices as well as financial arrangements with referral sources and patients. For example, the DOJ and HHS have created a DOJ-HHS False Claims Act working group to identify FCA violations involving priority enforcement areas. We expect that the federal government will continue to devote substantial resources to investigating healthcare providers’ compliance with the FCA and other applicable fraud and abuse laws.

We may be subject to actions or investigations relating to our arrangements and interactions with healthcare professionals, healthcare institutions, payers and patients. For additional information, see “—We may be the subject of government investigations, claims, audits, whistleblower and payer audits, overpayment and recoupment efforts and other litigation in the course of our business that could adversely affect our business and financial results.”

Efforts to ensure that our business arrangements will comply with applicable laws, including healthcare laws and regulations, may involve substantial costs. In addition, healthcare and other laws applicable to our business may change or be amended, or may be interpreted by the courts more broadly, and, it is possible that governmental enforcement authorities or the judiciary will conclude that our business practices do not comply with current or then-existing statutes, regulations, or case law interpreting applicable fraud and abuse or other healthcare or applicable laws and regulations. We may not properly interpret certain requirements or fail to timely report activities, when required. If any such actions are instituted against us, and we are not successful in defending ourselves, those actions could have a material impact on our business, including the imposition of significant civil, criminal, and administrative penalties, damages, disgorgement, monetary fines, possible exclusion from participation in Medicare, Medicaid and other federal healthcare programs, contractual damages, reputational harm, diminished profits and future earnings, imposition of forward-looking compliance obligations, and curtailment of our operations, any of which could adversely affect our business, financial condition, and our results of operations.

We and the third parties with whom we work are subject to stringent and evolving U.S. and foreign privacy and data security laws, regulations, and rules, contractual obligations, industry standards, policies and other obligations related to privacy and data security. Our actual or perceived failure to comply with privacy and data security obligations (or such failure by the third parties with whom we work) could result in significant liability, administrative or governmental penalties, reputational harm and/or other adverse business consequences.

In the ordinary course of business, we process Sensitive Information, including personal information, genetic information, and data about participants in connection with validation studies and clinical trials. These data processing activities subject us to numerous federal, state, and foreign privacy and data security obligations, such as various laws, regulations, guidance, industry standards, external and internal privacy and security policies, contractual requirements, and other obligations, including AI/ML usage, relating to privacy and data security.

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In the United States, numerous state and federal laws and regulations govern the privacy and security of personal information, including health-related information, such as data breach notification laws, personal information privacy laws (e.g., HIPAA), consumer protection laws (e.g., Section 5 of the Federal Trade Commission Act), and other similar laws (e.g., wiretapping laws).

Certain states have also implemented genetic testing and privacy laws imposing specific patient consent requirements and protecting test results by strictly limiting the disclosure of those results and laws governing the privacy of consumer health data, including genetic information.

Similar laws are being considered in several other states, as well as at the federal and local levels, and we expect more states to pass similar laws in the future. While several of these laws exempt some data processed in the context of clinical trials or de-identified information under HIPAA, such laws could have potentially conflicting requirements and may increase our compliance costs and potential liability. Moreover, we are subject to laws, regulations, and standards governing certain marketing, advertising, and other communications conducted by telephone, fax, or text. In addition, because we accept debit and credit card payments, we are subject to the Payment Card Industry Security Standard (“PCI-DSS”), issued by the Payment Card Industry Security Standards Council. We rely on third-party payment processors to process such payments who are also separately subject to PCI-DSS.

We could be adversely affected if such laws and other state or federal legislation or regulations applicable to us require changes in our business practices (including our ability to license de-identified information to biopharma companies) or privacy policies, or if governing jurisdictions interpret or implement their legislation or regulations in ways that adversely affect our business, financial condition, and results of operations.

In addition, we seek to utilize biological samples and data from participants in our clinical trials and validation studies in accordance with applicable law, IRB requirements, and participant permissions (through consent forms and HIPAA authorizations). If we are unable or significantly restricted in using participant samples and data for secondary research purposes, our ability to develop additional solutions and/or improve or refine existing solutions will be limited, which may impact our business and prospects.

Outside the United States, an increasing number of laws, regulations, and industry standards may govern privacy and data security. For example, the European Union General Data Protection Regulation (the “EU GDPR”) and the United Kingdom General Data Protection Regulation and Data Protection Act 2018 (collectively, the “UK GDPR”) (the EU GDPR and UK GDPR together referred to as the “GDPR”) impose requirements for processing personal data in those jurisdictions. In addition, the GDPR imposes additional compliance obligations and local law derogations in relation to the processing of special category or sensitive personal data under the GDPR (e.g., health data); we may be subject to diverging requirements under EU member state laws and the United Kingdom (“UK”) laws, such as whether consent can be used as a legal basis for processing. As laws develop, we may need to make operational changes to adapt to diverging rules, which could increase our costs and adversely affect our business. The GDPR also regulates cross-border transfers of personal data outside of the EEA (in the case of the EU GDPR) and UK (in the case of the UK GDPR) and recent case law and regulatory guidance have increased legal complexity and uncertainty regarding international personal data transfers, which we expect to continue. As the regulatory guidance and enforcement landscape in relation to data transfers continues to develop, we could suffer additional costs, complaints and/or regulatory investigations or fines; we may have to stop using certain tools and vendors and make other operational changes.

Penalties and fines for failure to comply with the GDPR include fines of up to 20 million euros under the EU GDPR, 17.5 million pounds sterling under the UK GDPR or, in each case, 4% of annual global revenue, whichever is greater, and since we are subject to the supervision of relevant data protection authorities under both the EU GDPR and UK GDPR, we could be fined under each of those regimes independently in respect of the same breach. In addition to fines, a breach of the EU GDPR and/or UK GDPR may result in regulatory investigations, reputational damage, orders to cease/change our data processing activities, enforcement notices, assessment notices (for a compulsory audit) and/or civil claims (including class actions).

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In addition, we may be unable to transfer personal data due to data localization requirements or limitations on cross-border data flows. For example, Europe and other jurisdictions have enacted laws requiring data to be localized or limiting the transfer of personal data to other countries. Other jurisdictions may adopt similarly stringent interpretations of their data localization and cross-border data transfer laws. As the regulatory guidance and enforcement landscape in relation to data transfers continues to develop, there is no assurance that we can continue to satisfy or rely on these measures to lawfully transfer personal data to the United States. If there is no lawful manner for us to transfer personal data from the EEA, the UK, or other jurisdictions to the United States, or if the requirements for a legally-compliant transfer are too onerous, we could face significant adverse consequences, including the interruption or degradation of our operations, the need to relocate part of or all of our business or data processing activities to other jurisdictions (such as Europe) at significant expense, increased exposure to regulatory actions, substantial fines and penalties, the inability to transfer data and work with partners, vendors and other third parties, and injunctions against our processing or transferring of personal data necessary to operate our business.

Regulators in the United States are also increasingly scrutinizing certain personal data transfers and have imposed certain data localization requirements. For example, the U.S. Department of Justice’s final rule implementing Executive Order 14117 prohibits or restricts certain data transactions involving bulk sensitive personal data, including human genomic data, with “countries of concern,” including China, Russia, Iran, North Korea, Cuba, and Venezuela. Compliance may require us to implement additional security measures, conduct enhanced due diligence on vendors and collaborators, and modify or terminate certain international collaborations or data sharing arrangements. Violations could subject us to civil and criminal penalties, and exclusion from participation in federal and state programs.

The development and use of AI also presents various privacy and data security risks that may impact our business and is subject to various laws as described above in “— Regulatory, social and ethical issues relating to our use of new and evolving technologies, such as AI and ML, may result in reputational harm, additional costs, and liability.” Additionally, certain privacy laws extend rights to consumers (such as the right to delete certain personal information) and regulate automated decision making, which may be incompatible with our use of artificial intelligence. These obligations may make it harder for us to conduct our business using artificial intelligence, lead to regulatory fines or penalties, require us to change our business practices, retrain our artificial intelligence, or prevent or limit our use of artificial intelligence.

We furnish biopharma partners and academic researchers information that has been de-identified in accordance with applicable laws, regulations, and the requirements governing the clinical trial. We rely on various methods to de-identify data, however, we may fail to properly de-identify data due to technical errors, process failures, or evolving regulatory standards regarding what constitutes adequate de-identification, which could result in the inadvertent disclosure of PHI or other sensitive personal information in violation of HIPAA or other applicable laws. We may also furnish our biopharma partners and academic researchers with identifiable genomic information for research purposes, so long as such disclosure has been consented to by the patient and/or approved by an IRB or other ethical or privacy review board. The laws of certain states and countries may require specific consent from the individual either to retain or utilize certain genetic information for research or other purposes even if such information has been de-identified, or may require that we obtain a waiver of such consent from an ethical or privacy review board. A finding that we have failed to comply with any such laws and any remedial activities required to ensure compliance with such laws could cause us to incur substantial costs, to be subject to unfavorable publicity or public opinion, to change our business practices, or to limit the retention or use of genetic information in a manner that, individually or collectively, could be adverse to our business.

Obligations related to privacy and data security (and consumers’ data privacy expectations), including those described above, are quickly changing and may be subject to differing applications and interpretations, which may be inconsistent or conflict among jurisdictions. We also expect that there will continue to be new laws, regulations, and industry standards concerning privacy and data security proposed and enacted in various jurisdictions in which we do business. In addition to privacy and data security laws, we are also bound by other contractual obligations related to privacy and data security.

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Compliance with such privacy and data security obligations could cause us to incur substantial costs or require us to change our business practices and compliance procedures in a manner adverse to our business. We strive, and contractually obligate our vendors, to comply with applicable laws, regulations, policies, and other legal obligations relating to privacy and data security. However, it is not guaranteed that regulators or consumers will agree with our interpretation of our obligations or our steps to comply with them. Any actual or perceived failure by us to comply with privacy and data security laws, rules, regulations, industry standards and other obligations could result in proceedings or actions against us by individuals, consumer rights groups, government agencies, or others, or orders to cease/change our data processing activities. We could incur significant costs in investigating and defending such claims and, if found liable, pay significant damages or fines or be required to make changes to our business practices. Further, these proceedings and any subsequent adverse outcomes may subject us to significant negative publicity and an erosion of trust. If any of these events were to occur, our business, financial condition, and results of operations could be adversely affected.

We have a current solution marketed as an LDT. The regulation of LDT products in the United States remains subject to significant uncertainty, and if we fail to comply with any new or existing legal requirements with respect to our LDT solutions, our business, financial condition, and results of operations could be adversely affected.

We currently offer PrismRA® as an LDT. The FDA has historically considered LDTs to be IVD tests that are intended for clinical use and are designed, manufactured, and used within a single laboratory, and the FDA has historically viewed LDTs as medical devices subject to FDA’s medical device authority. Notwithstanding this position, the FDA historically exercised enforcement discretion and did not enforce certain medical device requirements, including requirements for premarket review, with respect to LDTs, with certain exceptions.

Even under that enforcement discretion policy, the FDA has issued warning letters to, and published Medical Device Safety Communications about, manufacturers for commercializing laboratory tests that were purported to be LDTs but the FDA alleged failed to meet the definition of an LDT or that otherwise were not subject to the FDA’s prior enforcement discretion policy. If our current solutions fail to meet the definition of an LDT, our business, financial condition, and results of operations could be adversely affected.

The FDA had for a number of years stated its intention to modify its enforcement discretion policy with respect to LDTs and enforce applicable medical device requirements to LDTs more broadly, and on May 6, 2024, the FDA issued a final rule in an effort to clarify the FDA’s historical view that LDTs are medical devices subject to the requirements applicable to IVDs (the “LDT Final Rule”), and to phase out the FDA’s enforcement discretion policy over a period of four years from issuance of the LDT Final Rule.

However, a federal court vacated the LDT Final Rule in March 2025, and the FDA ultimately rescinded the LDT Final Rule in September 2025. It is uncertain whether or when the FDA may be able to otherwise exercise its medical device authority with respect to LDTs. This uncertainty could adversely affect the FDA’s ability to apply and enforce its medical device requirements with respect to diagnostic tests more broadly, including any LDTs for which we have obtained or plan to obtain FDA approval or clearance. Such uncertainty and the FDA’s actions in response could have a material adverse effect on our business and operations.

In light of this uncertainty, we do not know if or when our offerings could become or will remain subject to FDA medical device requirements, including the need to seek and obtain marketing authorization. If we were unable to comply with any medical device requirements applicable to LDTs if and when such requirements become applicable, we could be required to cease marketing any solutions that we market as LDTs. In addition, further efforts by the FDA or Congress to impose more regulation on LDTs could create a negative public perception about the validity, safety, effectiveness, or performance of LDTs, including our solutions, which could adversely affect patient, provider, and customer perception about, and confidence in, our solutions.

Moreover, the FDA may assert that we are improperly marketing our solutions as LDTs, or otherwise assert we do not comply with applicable requirements, and in such cases may take enforcement action against us and/or require premarket review and marketing authorization, which may require us to cease marketing any commercially marketed solutions that are marketed as LDTs until such marketing authorization is obtained or the applications are submitted. There can be no assurance that we will be able to obtain such marketing authorization or that any labeling claims would be consistent with the claims we have made or intend to make for such solutions when launched as LDTs, or that such claims will be adequate to support continued adoption of and reimbursement for our solutions. In the event we are required to seek FDA marketing authorization for any current or planned LDT solutions, the FDA may request that we provide additional analyses and information beyond that which we intend to produce based on the designs of our current and planned validation studies or clinical trials, or that we modify or narrow our intended use or product claims. It is possible that the FDA, among other things, could disagree with our interpretation of data we have relied on to support our LDT launches for our intended uses. If we are required to provide additional analyses or additional data or perform additional clinical trials beyond those we currently contemplate to support the intended uses of our solutions, our planned commercial launches may be delayed and we may be required to cease commercialization of any solutions we currently market as LDTs. Even if our solutions are allowed to remain on the market prior to any required marketing authorization, demand or reimbursement for our solutions may decline if there is uncertainty about our solutions, if we are required by the FDA to label our solutions as research use only (“RUO”) or investigational use only (“IUO”), or if the FDA limits the labeling claims we are permitted to make for our solutions. As a result, we could experience significantly increased development costs and a delay in generating additional revenue from our current or future solutions, which could reduce our revenues or increase our costs and adversely affect our business, financial condition, and results of operations. Additionally, an FDA enforcement action against us, a delay in the launch of our solutions, or significantly narrowing their intended uses, could negatively impact our business, financial condition, and results of operations.

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In addition, Congress has, for over the past decade, considered a number of proposals, which if enacted, would subject LDTs to additional regulatory requirements. Any such legislation could substantially alter our marketing of LDTs and negatively impact our business, financial condition, and results of operations.

Our business could be adversely affected by legal challenges to our business model or by actions restricting our ability to provide the full range of our solutions.

Many states prohibit, by statute, regulation, guidance from professional licensing boards or state attorneys general or under common law, the unlicensed practice of medicine. Corporate practice restrictions are generally designed to prohibit a non-professional entity, such as us, from practicing medicine, employing physicians, or controlling or unduly influencing the professional practice and clinical decision making of physicians. The laws relating to corporate practice vary from state to state and are subject to change and to evolving interpretations by courts, state licensing boards and state attorneys general, among others. Further, changes to the membership or staff of state agencies, licensing boards or attorney general offices could lead to increased enforcement of these laws and regulations. In addition, many states also have laws that prohibit a non-professional entity or individual from sharing in or splitting profits or professional fees for patient care, often referred to as “fee-splitting.” Some states also prohibit entities from engaging in certain financial arrangements, such as fee-splitting, with physicians. The laws relating to fee-splitting also vary from state to state and are not fully developed or uniformly enforced. Generally, these laws restrict business arrangements that involve a physician sharing professional fees with a non-professional source, but in some states, these laws have been interpreted to extend to other agreements between physicians and business entities under some circumstances.

Our test reports delivered to physicians provide information regarding solutions that physicians may use in making treatment decisions for their patients. We also employ pathologists and other medical professionals that interpret results of our solutions and sign our profiling results. A governmental authority or other parties could allege that the business practices and services we provide constitute the practice of medicine or violate professional fee-splitting prohibitions and that our structure and arrangements are not compliant. A state may seek to have us discontinue the related services we provide, or subject us to fines, penalties, or other sanctions. Any determination that we are practicing medicine without a license may result in significant liability to us, and our business and reputation would be harmed.

Obtaining and maintaining regulatory authorization of our solutions in one jurisdiction does not mean that we will be successful in obtaining regulatory authorization of our solutions in other jurisdictions.

Obtaining and maintaining regulatory authorization of solutions in one jurisdiction does not guarantee that we will be able to obtain or maintain regulatory authorization in any other jurisdiction, but a failure or delay in obtaining regulatory authorization in one jurisdiction may have a negative effect on the regulatory authorization process in others. For example, even if the FDA or a comparable foreign regulatory authority grants marketing authorization for our solutions, comparable regulatory authorities in foreign jurisdictions may also need to authorize the solutions in those countries. Premarket authorization processes vary among jurisdictions and can involve requirements and administrative review periods different from those in the United States, including additional clinical trials, because clinical trials conducted in one jurisdiction may not be accepted by regulatory authorities in other jurisdictions or the data may not be considered applicable to the jurisdiction’s intended patient population.

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Obtaining foreign regulatory authorization and maintaining compliance with foreign regulatory requirements could result in significant delays, difficulties, and costs for us and could delay or prevent the introduction of our solutions in certain countries. If we fail to comply with the regulatory requirements in other jurisdictions, or we fail to receive necessary or desirable marketing authorizations in other jurisdictions, our target market will be reduced and our ability to realize the full market potential of our solutions will be harmed.

Our employees, independent contractors, consultants, commercial partners, customers, and vendors may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements.

We are exposed to the risk of fraud, misconduct, or other illegal activity by our employees, independent contractors, consultants, commercial partners, customers, and vendors. Misconduct by these parties could include intentional, reckless and/or negligent conduct that fails to: comply with applicable rules and regulations; provide true, complete and accurate information to such regulatory authorities; comply with manufacturing and clinical laboratory standards; comply with healthcare fraud and abuse laws in the United States and similar foreign fraudulent and abuse laws; or report financial information or data accurately or to disclose unauthorized activities to us. In particular, research, sales, marketing, education, and other business arrangements in the healthcare industry are subject to extensive laws designed to prevent fraud, kickbacks, self-dealing, and other abusive practices, as well as off-label product promotion. These laws and regulations may restrict or prohibit a wide range of pricing, discounting, educating, marketing and promotion, sales and commission, certain customer incentive programs, and other business arrangements generally. Activities subject to these laws also involve the improper use or misrepresentation of information obtained in the course of participant recruitment for clinical trials, which could result in regulatory sanctions and cause serious harm to our reputation. It is not always possible to identify and deter misconduct by employees and third parties, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses or in protecting us from governmental investigations or other actions or lawsuits stemming from a failure to be in compliance with such laws or regulations. In addition, we are subject to the risk that a person or government could allege such fraud or other misconduct, even if none occurred. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business and financial results, including, without limitation, the imposition of significant civil, criminal and administrative penalties, damages, monetary fines, disgorgements, possible exclusion from participation in Medicare, Medicaid and other federal healthcare programs, imprisonment, contractual damages, reputational harm, diminished profits and future earnings, additional reporting requirements and oversight if we become subject to a corporate integrity agreement or similar agreement to resolve allegations of non-compliance with these laws and curtailment of our operations. Even if it is later determined after an action is instituted against us that we were not in violation of these laws, we may be faced with negative publicity, incur significant expenses defending our actions, and have to divert significant management resources from other matters. We expect our exposure to and costs associated with compliance with healthcare fraud and abuse laws to increase significantly if we commercialize additional solutions in the future. For additional information, see “— We may be the subject of government investigations, claims, audits, whistleblower and payer audits, overpayment and recoupment efforts and other litigation in the course of our business that could adversely affect our business and financial results.”

Employee use of generative AI tools in business operations may expose us to intellectual property, cybersecurity, and privacy risks.

We permit employees to use certain authorized generative AI tools to enhance productivity and support business operations. Employee use of generative AI presents risks, including that employees may use unauthorized tools and may inadvertently input confidential information, trade secrets, proprietary data, or PHI into third-party AI systems, potentially compromising our intellectual property or violating privacy and data security obligations, including HIPAA. AI tools may also generate outputs that infringe third-party intellectual property rights, exposing us to infringement claims. Additionally, AI systems may be vulnerable to cybersecurity threats, including data breaches, unauthorized access, or manipulation of outputs. Moreover, third parties that license artificial intelligence technologies to us may impose unfavorable licensing terms or terminate the licenses altogether, which would require us to seek licenses from alternative sources to avoid disruptions in feature delivery. Failure to adequately govern employee use of AI tools could result in legal liability, regulatory penalties, loss of intellectual property, reputational harm, and other adverse consequences that could adversely affect our business, financial condition, and results of operations.

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We may be the subject of government investigations, claims, audits, whistleblower and payer audits, overpayment and recoupment efforts and other litigation in the course of our business that could adversely affect our business and financial results.

Healthcare companies are subject to various criminal, civil, and administrative investigations and audits by governmental authorities. Both federal and state government agencies have heightened civil and criminal enforcement efforts in recent years and expanded collaborative program integrity initiatives. These efforts have led to a number of investigations, prosecutions, convictions, and settlements in the healthcare industry involving federal civil and criminal false claims laws, other healthcare fraud and abuse laws, and civil monetary penalties laws, including the FCA. Further, under the FCA, private parties may bring qui tam, or “whistleblower,” lawsuits on behalf of the government in connection with alleged false claims for payments submitted to the government or improper retention of overpayments, and these types of actions can be “under seal” for a long period of time while regulatory authorities investigate. The private parties who bring FCA lawsuits are entitled to share in any amounts recovered by the government. When an entity is determined to have violated the FCA and other criminal healthcare fraud laws, the government may impose substantial civil and criminal fines and penalties for each false claim, plus up to treble damages, and exclude the entity from participation in Medicare, Medicaid, and other federal healthcare programs. In addition, a number of states have adopted their own false claims and whistleblower provisions.

We have been, are currently, and may in the future be subject to lawsuits, qui tam actions, CIDs, subpoenas, investigations, audits, and other inquiries related to our operations. We have also been, are currently, and may in the future be subject to subpoenas, CIDs, actions, or investigations relating to our arrangements and interactions with third parties such as healthcare professionals, healthcare institutions, market participants, or patients.

In February 2025, we served Quest Diagnostics (“Quest”) with a notice of breach under our agreements with Quest, and Quest in turn served us with a notice of breach. The agreements have been terminated, and Quest has initiated legal proceedings against us seeking $10 million. We are actively defending the action, which is pending in New York State Court and remains in its early stages, with fact discovery scheduled to close in November 2026 and trial tentatively set for mid-2027. An adverse outcome could have a material adverse effect on our liquidity and results of operations.

We are subject to audits and investigations of the ordering, billing, and coding of our solutions, including whether these services were properly ordered, billed, and coded or otherwise compliant with requirements for coverage and payment. In particular, as a result of our participation in the Medicare and Medicaid programs, we face and are currently subject to various governmental reviews, audits, and investigations to verify our compliance with these program requirements and applicable laws and regulations. Government agencies and their agents, such as the MACs and Recovery Audit Contractors, as well as the OIG, CMS, and state Medicaid programs, conduct audits of post-payment reviews to detect and correct improper payments in the Medicare program. CMS’s 2026 CRUSH (Comprehensive Regulations to Uncover Suspicious Healthcare) initiative, a cost control and fraud prevention initiative targeting among other things laboratory and molecular diagnostic testing, may result in heightened audit activity and expanded enforcement activities. Private third-party payers conduct similar reviews, audits and pre-payment and post-payment audits. Government agencies and their contractors and other third-party payers regularly conduct audits and request documentation to support claims submitted for payment of services rendered and compliance with claim submission requirements. We are routinely subject to audits under various government programs and third-party payers, and any delays timely providing requested records, negative audit findings or allegations of fraud or abuse may subject us to liability, such as overpayment liability, refunds or recoupments of previously paid claims, payment suspension or the revocation of billing or payment privileges in governmental healthcare programs or other third-party payer programs. Such actions, if imposed on us or our subsidiaries, could adversely impact our business, financial condition, and results of operations. In addition, we perform internal audits and monitoring. Depending on the nature of the conduct uncovered in such audits, and whether the underlying conduct could be considered systemic, the resolution of these audits could have an adverse effect on our business, financial condition, and results of operations.

Responding to government investigations, qui tam lawsuits, payer audits, subpoenas, CIDs, or other legal and administrative proceedings can be time- and resource-consuming and can divert management’s attention from the business. Even an unsuccessful challenge or investigation into our practices could cause unfavorable publicity and require us to incur significant costs, resulting in an adverse effect to our reputation and business. If our operations are found to be in violation of applicable laws or regulations, we may be subject to civil and criminal penalties, including significant fines or damages or other sanctions, including exclusion from government healthcare programs. Settlements of lawsuits involving Medicare and Medicaid issues routinely require both monetary payments and corporate integrity agreements that require the imposition of substantial compliance and reporting requirements, any of which could have an adverse effect on our business, financial condition, and results of operations.

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Ethical, legal, and social concerns related to the use of genomic information could reduce demand for our solutions.

Genomic testing, like that conducted using our solutions, has raised ethical, legal, and social issues regarding privacy and the appropriate uses of the resulting information. Governmental authorities could, for social or other purposes, limit or regulate the use of genomic information or genomic testing or prohibit testing for genetic or genomic predisposition to certain conditions. Similarly, these concerns may lead patients to decline to use genomic and somatic profiling tests even if permissible.

Ethical and social concerns may also influence U.S. and foreign patent offices and courts with regard to patent protection for technology relevant to our business. These and other ethical, legal, and social concerns may limit market acceptance of our solutions or reduce the potential markets for services enabled by our platform, either of which could have an adverse effect on our business, financial condition, and results of operations.

If the validity of an informed consent from patients regarding our solutions were challenged and proven invalid, unlawful, or otherwise inadequate for our purposes, we could be forced to stop offering our solutions or using our resources, and our business, financial condition, and results of operations could be adversely affected.

We offer our solutions to physicians and to biopharma companies in connection with clinical trials. We generally rely on treating physicians to obtain required informed consent under applicable state laws, but we have also recently implemented measures to ensure that data and biological samples that we receive have been collected from subjects who have provided appropriate informed consent. We also conduct validation studies, or act as a sponsor of clinical trials in connection with the development and validation of our solutions, which are frequently conducted in collaboration with different parties. We submit for projects that meet the definition of “human subjects research,” to the IRB, or other reviewing body for review and approval of processes for subject informed consent and authorization for use of personal information or waivers thereof. We and our biopharma partners could conduct clinical trials in a number of different countries. When we are acting as a vendor in connection with a clinical trial sponsored by our biopharma partners, we rely upon them to comply with the requirements to obtain the subject’s informed consent and to comply with applicable laws and regulations. The collection of data and samples in many different countries results in complex legal questions regarding the adequacy of informed consent and the status of genetic material under a large number of different legal systems. Those informed consents could be challenged and proven invalid, unlawful, or otherwise inadequate for our purposes. Any such findings against us, or our biopharma partners, could force us to stop accessing or using data and samples or servicing or conducting clinical trials, which would hinder our product offerings or development. We could also become involved in legal actions, which could consume our management and financial resources.

If we fail to comply with applicable data interoperability and information blocking rules, our business, financial condition, and results of operations could be adversely affected.

The 21st Century Cures Act (the “Cures Act”), which was passed and signed into law in December 2016, includes provisions related to data interoperability, information blocking and patient access. In March 2020, the HHS Office of the National Coordinator for Health Information Technology (“ONC”) finalized and issued complementary rules that are intended to clarify provisions of the Cures Act regarding interoperability and information blocking, and include, among other things, requirements surrounding information blocking and changes to ONC’s health IT certification program. The companion rules will transform the way in which healthcare providers, health IT developers, health information exchanges/health information networks and health plans share patient information, and create significant new requirements for healthcare industry participants. For example, the ONC rule, which went into effect on April 5, 2021, prohibits healthcare providers from engaging in practices that are likely to interfere with, prevent, materially discourage, or otherwise inhibit the access, exchange, or use of electronic health information (“EHI”), also known as “information blocking.” To further support access and exchange of EHI, the ONC rule identifies eight “reasonable and necessary activities” as exceptions to information blocking activities, as long as specific conditions are met. On July 3, 2023, the HHS Office of the Inspector General (“OIG”) published its final rule implementing information blocking penalties for “actors,” which is supplemented by ONC’s January 9, 2024 final rule enhancing certain information blocking requirements, under which OIG may impose penalties for information blocking that has occurred after September 1, 2023. In addition, ONC and HHS proposed a rule on November 1, 2023, listing “appropriate disincentives” for noncompliance by healthcare providers. If we fail to comply with the requirements, it may negatively impact our business operations. The goals of increased use of electronic health data and interoperability are improved quality of care and lower healthcare costs generally. However, increased use of electronic health data and interoperability inherently magnifies the risk of security breaches involving that data and information systems used to share it. For additional information, see “—Risks Related to Our Business and Industry—If our information technology systems or those of third parties with whom we work, or our data are or were compromised, we could experience adverse consequences resulting from such compromise, including but not limited to regulatory investigations or actions; litigation; fines and penalties; disruptions of our business operations; reputational harm; loss of revenue or profits; and other adverse consequences.” Any failure to comply with these rules could adversely affect our business, financial condition, and results of operations.

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If we or our partners fail to comply with federal, state, and foreign laboratory and other applicable licensing and registration requirements, we could be prevented from performing our solutions or experience disruptions to our business.

CLIA is a federal law that regulates clinical laboratories that perform testing on specimens derived from humans for the purpose of providing information for the diagnosis, prevention, or treatment of disease, or impairment of, or the assessment of the health of, human beings. CLIA regulations require, among other things, clinical laboratories to obtain a certificate and mandate specific standards in the areas of personnel qualifications, administration, participation in proficiency testing, test management, and quality assurance. CLIA certification is also required for us to be eligible to bill state and federal healthcare programs, if such reimbursement is otherwise available, as well as many private third-party payers, for our solutions. Certain product additions to our solution menu require notification to regulatory and accrediting bodies that regulate our laboratories. To renew these certifications, we are subject to routine surveys and inspections. Moreover, CLIA inspectors may make random or “for cause” inspections of our clinical laboratories.

We currently have a commercial clinical laboratory facility in North Carolina. The laboratory facility holds independent CLIA Certificates of Accreditation. A CLIA Certificate of Accreditation is issued to a laboratory facility that performs moderate and/or high complexity testing after an accreditation organization conducts a survey and determines that the laboratory is in compliance with the CLIA regulations. For any new laboratory facility, we will seek a CLIA Certificate of Registration from CMS, and upon required inspection, anticipate receiving a CLIA Certificate of Accreditation. The CLIA Certificate of Registration allows the laboratory facility to begin conducting moderate and/or high complexity testing, subject to a survey to determine compliance with the CLIA regulations. After a laboratory obtains a Certificate of Registration, CLIA begins scheduling regular, routine inspections. Once the inspection process for the laboratory facility is successfully completed, the facility qualifies for a CLIA Certificate of Accreditation and thereafter is inspected every two years.

Our laboratory holds CAP accreditations upon which our CLIA Certificate of Accreditation is based. CAP typically conducts biannual surveys of each facility. Any failure to pass inspections, maintain our CAP accreditation, CLIA Certificate of Registration, CLIA Certificate of Accreditation, or state licenses, or add new validated solutions to our laboratory offerings could significantly harm our business, results of operations, and prospects.

In addition to obtaining federal certification for a laboratory under CLIA, we are also required to obtain and maintain state licenses to conduct profiling in our laboratories. Some states require out-of-state licensure if we test specimens originating from those states and return patient-specific results. Our laboratory in North Carolina has obtained licenses from states including, New York, California, Florida, Pennsylvania and Rhode Island. The states that require us to hold an out-of-state license may change, and we are uncertain whether states will continue to grant or may require us to hold these licenses in the future. Any failure or inability on our part to obtain required state licensure may result in substantial penalties, including prohibition from billing certain payers and thus adversely affect our business.

In connection with CLIA certification and state laboratory licensing and permitting, we remain subject to a number of risks in the event of noncompliance. Any sanction imposed under CLIA, its implementing regulations, or state or foreign laws or regulations governing licensure or permitting, or our failure to renew or maintain a CLIA certificate, a state license or permit, or accreditation (including CAP), could adversely affect our business and reputation. CMS also has the authority to impose a wide range of sanctions, including suspension, limitation, or revocation of the CLIA certification, termination of Medicare and Medicaid participation, civil money penalties, and a bar on the ownership or operation of a CLIA-certified laboratory by any owners or operators of the deficient laboratory. If we fail to obtain any required state licensure, or lose CLIA certification, CAP accreditation, or licensure once obtained, we would not be able to operate our clinical laboratories and offer our solutions in full or in particular states, which would adversely impact our business, financial condition, and results of operations. Even if we were able to bring our laboratory back into compliance, we could incur significant expenses and potentially lose revenue in doing so.

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In addition to state laboratory licensing laws, we may also be subject to foreign state registration and/or licensing requirements that apply to companies that manufacture medical devices. Certain states may require such registrations or licenses before the solutions are commercialized, including while manufacturers are evaluating the devices in clinical trials. Violations of these laws may result in a range of potential sanctions or penalties which could include the denial, suspension, limitation or revocation of the registration or license, as well as other fines and penalties, including imprisonment.

In addition, our pathologists are subject to individual medical licensure requirements and our pathologists, physicians, and geneticists could also, in the future, be subject to additional licensure requirements under state law. If the physicians and geneticists are not able to timely maintain, obtain or otherwise satisfy any new licensure requirements, this could have a negative impact on our operations.

Data from validation studies or clinical trials that we announce or publish from time to time before our trials are complete may change as more patient data become available and are subject to audit and verification procedures that could result in material changes in the final data.

From time to time, we may publicly disclose preliminary or topline data from our validation studies and clinical trials that we conduct ourselves or in partnership with other organizations, including our solutions under development, which disclosures are based on a preliminary analysis of then-available data, and the results and related findings and conclusions are subject to change following a more comprehensive review of the data. We also make assumptions, estimations, calculations, and conclusions as part of our analyses of data, and we may not have received or had the opportunity to fully and carefully evaluate all data. As a result, the topline or preliminary results that we report may differ from future results of the same studies, or different conclusions or considerations may qualify such results once additional data have been received and fully evaluated. Topline and preliminary data also remain subject to audit and verification procedures that may result in the final data being materially different from the topline or preliminary data we previously published. As a result, topline and preliminary data should be viewed with caution until the final data are available.

From time to time, we may also disclose interim data from our validation studies that we conduct or from our clinical trials. Interim data from these studies or trials that we may complete are subject to the risk that one or more of the clinical outcomes may materially change as subject enrollment continues and more data become available. Adverse differences between interim data and top-line, preliminary, or final data could significantly harm our business prospects. Further, disclosure of interim data and top-line, preliminary, or final data by us or by our competitors could result in volatility in the price of our common stock.

Further, others, including regulatory agencies, may not accept or agree with our assumptions, estimates, calculations, conclusions, or analyses or may interpret or weigh the importance of data differently, which could impact the value of the particular program, and our ability to receive coverage, marketing authorization or commercialize a particular solution and our company in general. In addition, the information we choose to publicly disclose regarding a particular study or clinical trial is based on what is typically extensive information, and you or others may not agree with what we determine is the material or otherwise appropriate information to include in our disclosure, and any information we determine not to disclose may ultimately be deemed significant with respect to future decisions, conclusions, views, activities or otherwise regarding our business. If the data that we report differ from final results, or if others, including regulatory authorities, disagree with the conclusions reached, our ability to commercialize or obtain marketing authorization for, our solutions may be harmed, which could harm our reputation, business, financial condition, results of operations, and prospects.

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Any solution for which we obtain marketing authorization will be subject to extensive ongoing regulatory requirements, and we may be subject to penalties if we or our partners fail to comply with regulatory requirements or if we experience unanticipated problems with our solutions.

The manufacturing processes, post-market surveillance, labeling, packaging, advertising, and promotion, distribution, storage, import, export, reporting, and recordkeeping for any solution for which we obtain marketing authorization will be subject to continued regulatory review, oversight, requirements, and periodic inspections by the FDA and comparable foreign regulatory authorities. These requirements include submissions of safety and other post-marketing information and reports; registration and listing requirements; requirements relating to quality control, quality assurance, cyber security, and corresponding maintenance of records and documents; requirements relating to recalls, removals, and corrections; and requirements relating to product labeling, advertising and promotion, and recordkeeping. It is uncertain whether our currently-marketed LDT will become subject to these or any other requirements. See “—We have a current solution marketed as an LDT. The regulation of LDT products in the United States remains subject to significant uncertainty, and if we fail to comply with any new or existing legal requirements with respect to our LDT solutions, our business, financial condition, and results of operations could be adversely affected.” Regardless, the regulations to which we are subject are complex and have tended to become more stringent over time. Regulatory changes could result in restrictions on our ability to carry on or expand our operations, higher than anticipated costs or lower than anticipated sales. The FDA enforces these regulatory requirements through, among other means, periodic unannounced inspections. We do not know whether we will be found compliant in connection with any future regulatory inspections.

Marketing authorization of a test or device may be subject to limitations by the regulatory body as to the indicated uses for which the product may be marketed or to other conditions of marketing authorization. In addition, marketing authorization may contain requirements for costly post-marketing testing and surveillance to monitor the safety or effectiveness of the test or device. Discovery of problems with our solutions, suppliers, vendors, contract manufacturers, manufacturing processes (including software validation), and/or failure to comply with regulatory requirements, may result in actions such as:

●	restrictions on operations of our laboratories;

●	restrictions on manufacturing processes;

●	restrictions on marketing of a product;

●	untitled or warning letters;

●	withdrawal or recall of the product from the market or seizure of the product;

●	refusal to approve applications or supplements to approved applications that we may submit;

●	fines, restitution or disgorgement of profits or revenue;

●	suspension, limitation, or withdrawal of marketing authorization;

●	exclusion from participation in U.S. federal or state healthcare programs, such as Medicare and Medicaid;

●	safety communications;

●	refusal to permit the import or export of our solution;

●	injunctions; or

●	imposition of civil or criminal penalties.

Any of these sanctions could result in higher than anticipated costs or lower than anticipated sales and adversely affect our reputation, business, financial condition, and results of operations.

In addition, the FDA may change its marketing authorization policies, adopt additional regulations or revise existing regulations, or take other actions. For example, on February 2, 2026, the FDA’s final rule implementing the FDA’s Quality Management System Regulation (“QMSR”) became effective. The QMSR, which replaced the FDA’s former Quality System Regulation (“QSR”), sets forth the FDA’s cGMP requirements for medical devices, and among other things, incorporates by reference certain elements of the quality management system requirements of ISO 13485:2016. Although the FDA has stated that the standards contained in ISO 13485:2016 are substantially similar to those set forth in the QSR, and although our quality management system is designed to comply with ISO 13485, the FDA has indicated that ISO 13485 certification alone will not ensure compliance under the QMSR, nor will ISO certification exempt manufacturers from FDA inspection. The QMSR also includes certain compliance obligations, such as those relating to unique device identification, product traceability, and maintenance of complaint and service records, that align more closely with the FDA’s existing medical device requirements than with ISO standards. Accordingly, it remains unclear the extent to which the QMSR may impose additional or different regulatory requirements on us that could increase the costs of compliance or otherwise negatively affect our business. If we are unable to comply with the QMSR, or with any other changes in the laws or regulations enforced by the FDA or comparable regulatory authorities, we may be subject to enforcement action, which could have an adverse effect on our business, financial condition, and results of operations.

For any solution we market that is or becomes subject to the FDA’s medical device authority, we are or may become subject to the FDA’s requirements to report to the FDA certain information about adverse medical events or malfunctions for any of our solutions, and if we fail to do so, we would be subject to sanctions that could harm our reputation, business, financial condition, and results of operations. The discovery of serious safety issues with our solutions, or a recall of our solutions either voluntarily or at the direction of the FDA or another governmental authority, could have a negative impact on us.

Any solution we market that is or becomes subject to the FDA’s medical device authority and any solution for which we obtain FDA marketing authorization is or will become subject to the FDA’s medical device reporting regulations and similar foreign regulations, which require us to report to the FDA when we receive or become aware of information that reasonably suggests that one or more of these solutions may have caused or contributed to a death or serious injury or malfunctioned in a way that, if the malfunction were to recur, it could cause or contribute to a death or serious injury. See “—We have a current solution marketed as an LDT and may launch future solutions as LDTs. The regulation of LDT products in the United States remains subject to significant uncertainty, and if we fail to comply with any new or existing legal requirements with respect to our LDT solutions, our business, financial condition, and results of operations could be adversely affected.” The timing of our obligation to report is triggered by the date we become aware of the adverse event as well as the nature of the event. We may fail to report adverse events of which we become aware within the prescribed timeframe. We may also fail to recognize that we have become aware of a reportable adverse event, especially if it is not reported to us as an adverse event or if it is an adverse event that is unexpected or removed in time from the use of the product. If we fail to comply with our reporting obligations, the FDA could take action, including warning letters, untitled letters, administrative actions, criminal prosecution, imposition of civil monetary penalties, revocation of our device marketing authorization, withdrawal of our solutions from the market, seizure of our solutions, or delay in marketing authorization of future solutions.

The FDA and foreign regulatory bodies have the authority to require the recall of commercialized products in the event of material deficiencies or defects in design or manufacture of a product or in the event that a product poses an unacceptable risk to health. The FDA’s authority to require a recall must be based on a finding that there is reasonable probability that the device could cause serious injury or death. We may also choose to voluntarily recall a product if any material deficiency is found. A government-mandated or voluntary recall by us could occur as a result of an unacceptable risk to health, component failures, malfunctions, manufacturing defects, labeling or design deficiencies, packaging defects or other deficiencies, or failures to comply with applicable regulations. Product defects or other errors may occur in the future.

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Depending on the corrective action we take to redress a product’s deficiencies or defects, the FDA may require, or we may decide, that we will need to obtain new marketing authorizations for the device before we may market or distribute the corrected device. Seeking such marketing authorizations may delay our ability to replace the recalled devices in a timely manner. Moreover, if we do not adequately address problems associated with our devices, we may face additional regulatory enforcement action, including FDA warning letters, product seizure, injunctions, administrative penalties or civil or criminal fines.

Companies are required to maintain certain records of recalls and corrections, even if they are not reportable to the FDA. We may initiate voluntary withdrawals or corrections for our solutions in the future that we determine do not require notification of the FDA. If the FDA disagrees with our determinations, it could require us to report those actions as recalls and we may be subject to enforcement action. A future recall announcement could harm our reputation with customers, potentially lead to product liability claims against us and negatively affect the adoption and use of our solutions. Any corrective action, whether voluntary or involuntary, as well as defending ourselves in a lawsuit, will require the dedication of our time and capital, distract management from operating our business and may harm our reputation and financial results.

Our solutions will need to be manufactured and offered in accordance with federal and state laws, and we could be forced to recall our devices or terminate production or offering our LDTs if we or our partners fail to comply with these regulations.

To the extent any solution we market is or becomes subject to the FDA’s medical device authority, the methods used in, and the facilities used for, the manufacture of such solutions must comply with the FDA’s QMSR requirements, which is a complex regulatory scheme that covers the procedures and documentation of the design, testing, production, process controls, quality assurance, labeling, packaging, handling, storage, distribution, installation, servicing, and shipping of medical devices. See “—We have a current solution marketed as an LDT. The regulation of LDT products in the United States remains subject to significant uncertainty, and if we fail to comply with any new or existing legal requirements with respect to our LDT solutions, our business, financial condition, and results of operations could be adversely affected.” Furthermore, we are required to verify that our suppliers maintain facilities, procedures and operations that comply with our quality standards and applicable regulatory requirements. The FDA enforces the QMSR requirements through periodic announced or unannounced inspections of medical device manufacturing facilities, which may include the facilities of subcontractors. Our solutions are also subject to similar state regulations and various laws and regulations of foreign countries governing manufacturing.

Our third-party manufacturers may not take the necessary steps to comply with applicable regulations, which could cause delays in the delivery of our solutions. Failure to comply with applicable FDA requirements or later discovery of previously unknown problems with our solutions or manufacturing processes could result in, among other things: warning letters or untitled letters; fines, injunctions, civil or criminal penalties; suspension or withdrawal of approvals; seizures or recalls of our solutions; total or partial suspension of production or distribution; administrative or judicially imposed sanctions; FDA’s refusal to grant pending or future marketing authorizations for our solutions; clinical holds; refusal to permit the import or export of our solutions; and criminal prosecution of us, our suppliers, or our employees.

Any of these actions could significantly and negatively affect supply of our solutions. If any of these events occurs, our reputation could be harmed, we could be exposed to product liability claims and we could lose customers, experience reduced sales, and incur increased costs.

The use or misuse of our solutions for other than their permitted purposes may harm our reputation in the marketplace, lead to product liability suits or result in costly investigations, fines, or sanctions by regulatory bodies if we are deemed to have engaged in misleading or otherwise inappropriate promotion, any of which could be costly to our business.

To the extent any solution we market is or becomes subject to the FDA’s medical device authority, any marketing authorization we may receive for our solutions will be limited to specified indications for use. See “—We have a current solution marketed as an LDT. The regulation of LDT products in the United States remains subject to significant uncertainty, and if we fail to comply with any new or existing legal requirements with respect to our LDT solutions, our business, financial condition, and results of operations could be adversely affected.” We train our marketing personnel and direct sales force not to promote our solutions for uses outside of permissible uses under the FDCA. We cannot, however, prevent a physician from using our solutions as the physician deems appropriate in his or her independent professional medical judgment.

If the FDA, for any solution we market that is or becomes subject to the FDA’s medical device authority, or any foreign regulatory body determines that our promotional materials or training constitute promotion of an off-label use, it could request that we modify our training or promotional materials or subject us to regulatory or enforcement actions, including the issuance or imposition of an untitled letter, which is used for violators that do not necessitate a warning letter, injunction, seizure, civil fine or criminal penalties. It is also possible that other federal, state or foreign enforcement authorities might take action under other regulatory authority, such as false claims laws, if they consider our business activities to constitute promotion of an off-label use, which could result in significant penalties, including, but not limited to, criminal, civil and administrative penalties, damages, fines, disgorgement, exclusion from participation in government healthcare programs and the curtailment of our operations.

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In addition, physicians may misuse our solutions if they are not adequately trained, potentially leading to injury and an increased risk of product liability. If our solutions are misused, we may become subject to costly litigation by our customers or their patients. As described above, product liability claims could divert management’s attention from our core business, be expensive to defend and result in sizeable damage awards against us that may not be covered by insurance.

Misleading, untruthful, or unsubstantiated labeling, advertising, marketing, or promotional practices could adversely impact our business, financial condition, and results of operations. The FTC has instituted enforcement actions against certain healthcare testing companies for making false or misleading advertising claims and for failing to adequately substantiate claims made in advertising. These enforcement actions may result in warning letters, consent decrees, and the payment of civil penalties and/or restitution by the companies involved. Should the FTC determine that our claims are false or misleading or unsubstantiated, we could be subject to FTC enforcement action and may face significant penalties which may adversely impact our business, financial condition, and results of operations. In addition to FTC enforcement, the FDA regulates the advertising and promotion of medical devices, including any claims regarding efficacy, performance, or clinical utility. The FDA requires that promotional claims be truthful, not misleading, and consistent with product labeling. We must have competent and reliable evidence to support claims we make about the performance or benefits of our solutions. If the FTC or comparable governmental authorities determine that we lack adequate substantiation for our claims, or that our promotional materials are false or misleading, we could be subject to enforcement actions, including the issuance of warning letters or untitled letters, injunctions, seizures, civil fines, and, in extreme cases, criminal prosecution. The FDA or FTC may also find promotional communications misleading based on the omission of material facts, even if the statements made are technically accurate. For example, failure to adequately disclose limitations of our solutions, the context in which clinical data were generated, or other material information could be deemed misleading by the FDA or the FTC. Furthermore, FDA or FTC findings of misleading promotional statements or practices could trigger litigation against us under federal and state consumer protection and unfair trade practices laws, which could result in significant damages, injunctive relief, and reputational harm independent of any enforcement action.

Any of these actions could significantly and negatively affect our reputation, expose us to liability claims, cause us to lose customers, and result in reduced sales and increased costs.

Any potential “research use only” (“RUO”) and “investigational use only” (“IUO”) products could become subject to more onerous regulation by the FDA or other regulatory authorities in the future, which could increase our costs and delay our commercialization efforts, thereby materially and adversely affecting our business, financial condition, and results of operations.

In the United States, some of our products may become available for RUO or for IUO, depending on the proposed application. We may make future RUO and IUO products available to a variety of parties, including pharmaceutical and biotechnology companies and research institutions. Because RUO and IUO products are not intended for use in clinical practice and cannot be advertised or promoted for clinical or diagnostic claims, they are exempt from many regulatory requirements otherwise applicable to medical devices. In particular, FDA regulations require that RUO products be labeled “For Research Use Only. Not for use in diagnostic procedures,” and IUO products be labeled “For Investigational Use Only. The performance characteristics of this product have not been established,” and such products may be exempt from the FDA’s pre- and post-market controls for medical devices.

A significant change in the laws governing RUO or IUO products or how they are enforced may require us to change our business model in order to maintain compliance. Such changes could also affect the availability of RUO or IUO components from our suppliers, and if we are unable to source these components, we may not be able to offer certain of our products or solutions, or may face increased costs or delays in identifying and qualifying alternative components. In addition, even under the current law and governmental policies, there is a risk that the FDA may disagree with our characterization of whether a product is appropriately considered an “RUO” product that is not subject to FDA’s premarket review or marketing authorization. For instance, in November 2013, the FDA issued a guidance document titled “Distribution of In Vitro Diagnostic Products Labeled for Research Use Only or Investigational Use Only” (the “RUO/IUO Guidance”), which indicates that distribution of RUO or IUO products with written or verbal statements in any labeling, advertising or promotion suggesting that clinical laboratories can validate the test through their own procedures and subsequently offer it for clinical diagnostic use as an LDT would conflict with the RUO or IUO status. The RUO/IUO Guidance further indicates that any assistance offered in performing clinical validation or verification, or similar specialized technical support, to clinical laboratories, would conflict with the RUO or IUO status of the product. If we engage in any activities that the FDA deems to be in conflict with the RUO or IUO status held by any of our products so labeled, we may be subject to immediate, severe, and broad FDA enforcement action that would adversely affect our ability to continue operations. Accordingly, if the FDA finds that we are distributing our RUO or IUO products in a manner that is inconsistent with its RUO/IUO requirements and restrictions, we may be forced to stop distribution of our RUO/IUO tests until we are in compliance, which would reduce our revenue, increase our costs, and adversely affect our business, financial condition, and results of operations.

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Changes in funding or disruptions at CMS, the FDA and other government agencies caused by funding shortages, staffing limitations, or policy changes could hinder their ability to hire and retain key leadership and other personnel, or otherwise prevent new or modified products from being developed, approved or commercialized in a timely manner or at all, or otherwise prevent those agencies from performing normal business functions on which the operation of our business may rely, which could adversely impact our business.

The ability of the FDA to review and provide marketing authorization of new products or changes to existing products can be affected by a variety of factors, including government budget and funding levels, statutory, regulatory, and policy changes, the FDA’s ability to hire and retain key personnel and accept the payment of user fees, federal government shutdowns, and other events that may otherwise affect the FDA’s ability to perform routine functions. Average review times at the agency have fluctuated in recent years as a result. In addition, government funding of other government agencies that fund R&D activities is subject to the political process, which is inherently fluid and unpredictable. Decreases in government funding of research and development, including termination of federal employees and any reductions in funding to the U.S. National Institutes of Health may impact our business, as could changes in government programs that provide funding to research institutions and companies, including changes in the amount of funds allocated to different areas of research or changes that have the effect of increasing the length of time of the funding process. Disruptions at CMS, the FDA and other government agencies may also slow the time necessary for new medical devices or modifications to FDA cleared or approved medical devices to be reviewed and/or approved by necessary government agencies or delays in reimbursement approvals, which could adversely affect our business. For example, in recent years, the U.S. government has shut down several times (including for forty-three days commencing October 1, 2025) and certain regulatory agencies, such as CMS and the FDA, have had to furlough critical employees and stop critical activities. In addition, the current presidential administration has issued certain policies and Executive Orders directed towards reducing the employee headcount and costs associated with U.S. administrative agencies, including CMS and the FDA, and it remains unclear the degree to which these efforts may limit or otherwise adversely affect CMS’s and the FDA’s ability to conduct routine activities.

If a future prolonged shutdown occurs, or if funding shortages, staffing limitations or policy changes prevent the FDA or other regulatory authorities from conducting their regular inspections, reviews, or other routine activities, it could significantly impact the ability of the FDA or other regulatory authorities to timely review and process our regulatory submissions, which could adversely affect our business.

The Federal Policy for the Protection of Human Subjects or related state regulations may be revised or altered in a way that negatively impacts our business.

The Federal Policy for the Protection of Human Subjects (typically referred to as the Common Rule) may be altered in a way that prevents or restricts us from using patient samples or clinical trial data to further develop or validate our solutions or future AI/ML algorithms which rely upon identifiable data. The revised Common Rule, effective as of July 19, 2018, allows the use of prospective consent to unspecified future research (i.e., “broad consent”) from a human subject for the storage, maintenance, and secondary use of identifiable private information and identifiable biospecimens in research activities. We obtain both identifiable and de-identified data which we use to develop our solutions through biospecimen repositories and from our biopharma partners. If laws or regulations allowing broad consent, the regulatory definition of “research” or other laws and regulations that govern our research change in a way that excludes our research activities, our business may be negatively impacted. State laws governing clinical research may complicate our compliance efforts and add costs and delay to our R&D activities.

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Our business activities are subject to the FCPA and similar anti-bribery and anti-corruption laws, as well as export and import controls and economic sanctions laws and regulations of the United States and other jurisdictions.

Our business activities are subject to the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), and similar anti-bribery or anti-corruption laws, regulations, or rules of other countries, such as the U.K. Bribery Act. The FCPA generally prohibits offering, promising, giving, or authorizing others to give anything of value, either directly or indirectly, to a non-U.S. government official in order to influence official action, or otherwise obtain or retain business. The FCPA also requires public companies to make and keep books and records that accurately and fairly reflect the transactions of the corporation and to devise and maintain an adequate system of internal accounting controls. Life sciences companies have at times been a priority target for FCPA enforcement by the Securities and Exchange Commission and Department of Justice, and can face heightened scrutiny due to frequent interactions with government-employed healthcare providers in foreign jurisdictions. Our business is heavily regulated and therefore involves significant interaction with public officials, including officials of non-U.S. governments. Additionally, in many countries, the healthcare providers who administer diagnostic tests are employed by their government, and the purchasers of diagnostics tests are government entities; therefore, our dealings with these providers and purchasers are subject to regulation under the FCPA. There is no certainty that all of our employees, agents, contractors, or collaborators, or those of our affiliates, will comply with all applicable laws and regulations, particularly given the high level of complexity of these laws. Filing of FCPA enforcement actions has been temporarily paused. Once enforcement resumes, companies may incur additional damage due to delayed prosecution.

Our business is also subject to export control and import laws and regulations, including the U.S. Export Administration Regulations, U.S. customs regulations, and various economic and trade sanctions regulations administered by the U.S. Treasury Department’s Office of Foreign Assets Control. Export controls and trade sanctions laws and regulations may restrict or prohibit altogether the provision, sale, or supply of our products to certain governments, persons, entities, countries, and territories, including those that are the target of comprehensive sanctions or an embargo. In particular, there is currently significant uncertainty about the future relationship between the United States and various other countries, with respect to trade policies, treaties, tariffs, taxes, and other limitations on cross-border operations.

Violations of these laws and regulations could result in fines, criminal sanctions against us, our officers, or our employees, the closing down of our facilities, requirements to obtain export licenses, cessation of business activities in sanctioned countries, implementation of compliance programs, and prohibitions on the conduct of our business. Any such violations could include prohibitions on our ability to offer our solutions in one or more countries and could harm our reputation, brand, international expansion efforts, and ability to attract and retain employees, which could have an adverse effect on our business, financial condition, and results of operations.

Risks Related to Intellectual Property

If we are unable to obtain and maintain intellectual property protection for our technology, or if the scope of the intellectual property protection we obtain is not sufficiently broad, our competitors could develop and commercialize technology and products similar or identical to our solutions, and our ability to successfully commercialize our solutions may be impaired.

Our success and ability to compete successfully will depend in part on our ability to obtain, maintain, and enforce issued patents, trademarks, and other intellectual property rights and proprietary technology protection for our solutions, preserve our trade secrets, and operate without infringing the intellectual property rights of third parties.

Filing, prosecuting, enforcing, and defending patents on our solutions and other technologies in all countries throughout the world would be prohibitively expensive and time-consuming, and the laws of some foreign countries may not protect our rights to the same extent as the laws of the United States. We may not, and our international distributors may not, be able to file, prosecute, maintain, enforce, or license all necessary or desirable patents or patent applications at a reasonable cost or in a timely manner, or in all jurisdictions, or at all, or may choose not to do any of the foregoing. Furthermore, in some cases, we have only filed provisional patent applications on certain aspects of our products and technologies and each of these provisional patent applications, or any future provisional patent application on certain aspects of our products and technologies, is not eligible to become an issued patent until, among other things, we file a non-provisional patent application within 12 months of the filing date of the applicable provisional patent application. In cases where we have not obtained, or decided not to obtain, patent protection for certain of our inventions, we may not be able to prevent third parties from practicing our inventions or from selling or importing tests made using our inventions in and into the United States or other jurisdictions.

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The patent positions of companies, including our patent position, may involve complex legal and factual questions that have been the subject of much litigation in recent years, and, therefore, the scope of any patent claims that we have or may obtain cannot be predicted with certainty. Accordingly, we cannot provide any assurances about which of our patent applications will issue, the breadth of any resulting patent, whether any of the issued patents will be found to be infringed, that any of our issued patents have, or that any of our currently pending or future patent applications that mature into issued patents will include, claims with a scope sufficient to protect our solutions and services. Our pending and future patent applications may not result in the issuance of patents or, if issued, may not issue in a form that will be advantageous to us. The coverage claimed in a patent application can be significantly reduced before the patent is issued, and its scope can be reinterpreted after issuance. We cannot offer any assurances that the breadth of our granted patents will be sufficient to prevent a competitor from developing, manufacturing, and commercializing a solution or technologies in a non-infringing manner that would be competitive with one or more of our solutions or technologies, or otherwise provide us with any competitive advantage.

Moreover, although we have applied for patents covering aspects of our technology in the United States and several other countries, we cannot be certain that our owned and exclusively licensed patents will not be challenged, or that all patents for which we have applied, or that are covered by our exclusive in-licenses, will be issued on a timely basis or at all, or that such patents will protect our technology, in whole or in part, or be issued in a form that will provide us with meaningful protection, prevent competitors from competing with us, or otherwise provide us with any competitive advantage. As further described below, the enforceability of issued patents may be challenged on a number of fronts, including inventorship, scope, or validity, and certain of our owned or exclusively in-licensed patents have been, and others in the future may be, challenged in the courts or patent offices in the United States and abroad. As a result of such challenges, our issued patents may be held invalid or unenforceable and the scope of existing or future patents may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours. For additional information, see “—Issued patents covering our solutions and other technologies could be found invalid or unenforceable if challenged in court or before administrative bodies in the United States and abroad.” We may fail to identify patentable technologies in a timely fashion, which could impair our ability to obtain patent protection on such technology at all. If we fail to timely file for patent protection in any jurisdiction, we may be precluded from doing so at a later date. Our competitors may be able to circumvent our owned or exclusively in-licensed patents by developing similar or alternative technologies or tests in a non-infringing manner. In addition, to the extent we have granted, or may grant in the future, licenses, or sublicenses of our intellectual property rights to third parties, we cannot be certain that such intellectual property rights will not be used by those third parties in a manner that could compete with our business or otherwise negatively impact any competitive advantage provided by such intellectual property rights.

Publications of discoveries in scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing, or in some cases not at all. Therefore, we cannot know with certainty whether we were the first to make the inventions claimed in our owned or licensed patents or pending patent applications, or that we were the first to file for patent protection of such inventions. As a result, the issuance, scope, validity, enforceability, and commercial value of our patent rights are uncertain. Given the amount of time required for the development, testing, and regulatory review of biological tests, patents protecting or covering such tests might expire shortly after such solutions are commercialized. As a result, our owned or exclusively in-licensed patent portfolio may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.

If a third party obtains an issued patent on a technology we use in our solutions, that party may be able to prevent us from using those inventions, and we may not be able to design around the third party’s patents or obtain a license on commercially reasonable terms, if at all. Third-party patents or other intellectual property may exist that our current technology, manufacturing methods, solutions, platform, or future methods or tests will be alleged to infringe, which could result in litigation, the imposition of injunctions preventing our use of the foregoing, or require us to obtain licenses or pay royalties and/or other forms of compensation to third parties, which could be significant and could harm our results of operations.

Some of our patents and patent applications may in the future be co-owned with third parties. If we are unable to obtain an exclusive license to any such third-party co-owners’ interest in such patents or patent applications, such co-owners may be able to license their rights to other third parties, including our competitors, and our competitors could market competing products, services, and technology. In addition, we may need the cooperation of any such co-owners of our patents in order to enforce such patents against third parties, and such cooperation may not be provided to us.

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The degree of future protection for our proprietary rights is uncertain, and we cannot ensure that:

●	any of our patents, or any of our pending patent applications, if issued, will include claims having a scope sufficient to protect our solutions;

●	any of our pending patent applications will issue as patents;

●	we will be able to successfully manufacture and commercialize our solutions on a substantial scale, if approved, before relevant patents we may have expire;

●	we were the first to make the inventions covered by each of our patents and pending patent applications;

●	we were the first to file patent applications for these inventions;

●	others will not independently develop, manufacture and/or commercialize similar or alternative or duplicative solutions of any of our technologies or products that do not infringe our patents;

●	any of our challenged patents will be found to ultimately be valid and enforceable;

●	any patents issued to us will provide a basis for an exclusive market for our commercially viable solutions or technologies, and will provide us with any competitive advantages or will not be challenged by third parties;

●	we will develop additional proprietary technologies or solutions that are separately patentable;

●	our pending patent applications or those that we may own in the future will lead to issued patents;

●	our competitors will not conduct R&D activities in countries where we do not have patent rights and then use the information learned from such activities to develop, manufacture, and commercialize competitive products for sale in our major commercial markets;

●	the patents of others will not harm our business;

●	a third party does not subsequently file a patent covering trade secrets or know-how for which we chose not to seek patent protection; or

●	our commercial activities or solutions will not infringe upon the patents of others.

Third parties may allege that we infringe, misappropriate, or violate their intellectual property rights, and if they prevail, could block sales of our solutions and force us to pay damages and/or royalties, which could adversely affect the success of our business.

Our commercial success in part depends upon our ability, and the ability of our relevant commercial partners, to market, sell, and distribute our solutions and use our proprietary technologies and platform without infringing, misappropriating, or otherwise violating the intellectual property rights of third parties. There is considerable intellectual property litigation in the medical technology, biotechnology, diagnostic, and pharmaceutical industries, and companies in these industries have used intellectual property litigation to gain a competitive advantage. In addition, there is ongoing intellectual property litigation involving the analysis of circulating nucleic acid, the outcome of which could also impact future litigation involving our intellectual property or our ability to commercialize our solutions. We may become party to, or threatened with, future adversarial proceedings or litigation regarding intellectual property rights. Third parties may assert infringement claims against us based on existing patents or patents that issue in the future.

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If we are found to infringe, misappropriate, or otherwise violate a third party’s intellectual property rights, we could be required to obtain a license from such third party to continue developing, marketing, selling, and distributing our solutions or platform, or to cease using the infringing technology. However, we may not be able to obtain any required license on commercially reasonable terms, if at all. Even if we were able to obtain a license, it could be non-exclusive, thereby giving our competitors access to the same technologies licensed to us. In addition, we could be found liable for monetary damages, including treble damages if we are found to have willfully infringed a patent and attorneys’ fees if the court finds the case to be exceptional. A finding of infringement, misappropriation, or other violation could prevent us from commercializing our solutions or force us to cease some of our operations or develop alternate technologies, which could materially harm our business, financial condition, results of operations, and prospects. Claims that we have misappropriated the confidential information or trade secrets of third parties could have a similar negative impact on our reputation and business.

Even if resolved in our favor, litigation or other legal proceedings relating to intellectual property claims may cause us to incur significant expenses and could distract our personnel from their normal responsibilities. Such litigation or proceedings could substantially increase our operating losses and reduce the resources available for development activities or any future sales, marketing, or distribution activities. Some of our competitors may be able to sustain the costs of such litigation or proceedings more effectively than we can if they have greater financial resources and/or more mature and developed intellectual property portfolios. Uncertainties resulting from the initiation and continuation of patent litigation or other proceedings could adversely affect our ability to compete in the marketplace.

Issued patents covering our solutions and other technologies could be found invalid or unenforceable if challenged in court or before administrative bodies in the United States and abroad.

In addition to allegations of infringement of a third party’s intellectual property rights, a third party may also challenge the validity or enforceability of our owned or in-licensed patents in court or before administrative bodies in the United States or abroad. If we or one of our licensors were to initiate legal proceedings against a third party to enforce a patent covering a solution or a solution candidate, the defendant could counterclaim that the asserted patent is invalid and/or unenforceable. Though an issued patent is presumed valid and enforceable, defendant counterclaims alleging invalidity or unenforceability are commonplace in patent litigation in the United States. Grounds for a validity challenge could be an alleged failure to meet any of several statutory requirements for patentability, including lack of novelty, obviousness, lack of subject matter eligibility, lack of written description, and non-enablement. Non-statutory grounds for unenforceability include inequitable conduct in obtaining the patent, such as an allegation that someone connected with prosecution of the patent withheld relevant information from the United States Patent and Trademark Office (the “USPTO”), or made a materially misleading statement. The outcome following legal assertions of invalidity and unenforceability is unpredictable. With respect to validity, for example, we cannot be certain that there is no invalidating prior art, of which we and the patent examiner were unaware during prosecution. In addition, the patent laws or interpretation thereof by the USPTO and courts could result in some of the claims of our patents to become invalidated. A court may decide that a patent or other intellectual property right of ours is invalid or unenforceable, in whole or in part, construe the patent’s claims or other intellectual property narrowly or refuse to stop a third party from using the technology at issue on the grounds that our patents or other intellectual property do not cover the technology in question and are therefore not infringed upon, violated, or misappropriated. For example, certain claims of five of our U.S. patents have previously been invalidated in inter partes review (“IPR”) proceedings, two of our European patents were challenged but ultimately upheld in their entirety in opposition proceedings, and one of our European patents was held unpatentable in an opposition proceeding. As a result of such challenges, our issued patents may be held invalid or unenforceable and the scope of existing or future patents may not provide us with sufficient rights to exclude others from commercializing products similar or identical to ours.

If a defendant were to prevail on its legal assertion of invalidity and/or unenforceability against our intellectual property related to a solution or a solution candidate, we could lose at least part, and perhaps all, of the patent protection on such solution or solution candidate. Such a loss of patent protection could adversely impact our business. Moreover, our competitors could counterclaim that we infringe their intellectual property, and some of our competitors have substantially greater intellectual property portfolios than we do. Even if our patents or other intellectual property rights are found to be valid and infringed, a court may refuse to grant injunctive relief against the infringer and instead grant us monetary damages and/or ongoing royalties. Such monetary compensation may be insufficient to adequately offset the damage to our business caused by the infringer’s competition in the market. An adverse result in any litigation or administrative proceeding could put one or more of our patents or other intellectual property rights at risk of being invalidated or interpreted narrowly, which could adversely affect our competitive business position, financial condition, and results of operations. Moreover, even if we are successful in any litigation, we may incur significant cost and expense in connection with such proceedings, and the amount of any monetary damages may be inadequate to compensate us for damage from the infringement and proceedings.

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In addition to infringement claims against us, third parties have raised, and in the future may raise, claims challenging the validity or enforceability of our owned or in-licensed patents before administrative bodies in the United States or abroad, even outside the context of litigation. Such mechanisms before the USPTO include re-examination, post grant review, IPR, derivation proceedings, interference proceedings, and equivalent proceedings in foreign jurisdictions (such as opposition proceedings in Europe). Such administrative proceedings could result in the revocation of, cancellation of, or amendment to our patents in such a way that they no longer cover our technologies or solutions. With respect to the validity question, for example, we cannot be certain that there is no invalidating prior art, of which we, our patent counsel, and the patent examiner were unaware during prosecution. If a third party were to prevail on a legal assertion of invalidity and/or unenforceability, we may lose at least part, and perhaps all, of the patent protection on our solutions or technologies. Such a loss of patent protection could adversely impact our business, financial condition, and results of operations.

If we fail to comply with our obligations in the agreements under which we license or may license intellectual property rights from third parties or we otherwise experience disruptions to our business relationships with our licensors, we could lose license rights that are important to our business.

We have entered into, and may further need to enter into, certain licenses or other collaboration agreements pertaining to the in-license of intellectual property rights from others to advance our research or allow commercialization of our solutions and technologies. Some of these licenses are for a limited term and may include the right for the licensor to terminate upon notice. If any such arrangement is terminated by the licensor, or if we need to enter into any additional licensing arrangements, then we may be unable to obtain such licenses at a reasonable cost or on reasonable terms, if at all, and as a result, we may be required to expend significant time and resources to redesign our technology or to develop or license replacement technology, any of which may not be feasible on a technical or commercial basis. If we are unable to obtain or maintain applicable licenses, we may be unable to commercialize certain solutions or continue to use certain technology, which could harm our business, financial condition, and results of operations.

Our intellectual property in-licenses may impose various reporting, development, diligence, milestone payment, royalty, insurance, commercialization, and other obligations on us, and we expect that our future license or development agreements will contain similar types of obligations. If we fail to comply with any of these obligations, our licensor or collaboration partners may have the right to terminate the relevant license or collaboration agreement, in which event we would not be able to develop or market the solutions or technologies covered by such licensed intellectual property, or to pursue other reasonable or alternative arrangements. Despite our efforts, our licensors or collaborators might conclude that we have materially breached our obligations under such license agreements. If our licensors or collaborators were to terminate the license agreements or otherwise modify our rights under those agreements, our ability to develop and commercialize solutions and technology covered by these license agreements could be limited if not halted. This could adversely affect our competitive position, business, financial condition, results of operations, and prospects.

Agreements under which we license or otherwise obtain rights to intellectual property or technology from third parties may be complex, and certain provisions in such agreements may be susceptible to multiple interpretations, which could lead to disputes between us and our licensor, including:

●	the scope of rights granted under the license agreement;

●	the extent to which our solution and technology are alleged to infringe the licensor’s intellectual property that is not subject to the license agreement;

●	the right to sublicense patent and other rights under our collaborative development relationships;

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●	our diligence and other obligations under the license agreement;

●	the priority of invention of patented technology; and

●	the inventorship and ownership of inventions and know-how resulting from the collaboration with a licensor or joint invention of intellectual property by us and our licensors and our partners.

The resolution of any contract disagreement that may arise could narrow what we believe to be the scope of our rights to the relevant intellectual property or technology, or increase what we believe to be our financial or other obligations under the relevant agreement, either of which could adversely affect our business, financial condition, results of operations, and prospects. If we were required to engage in litigation to enforce or defend our rights under our license or development agreements, even if we were successful, such litigation could require significant financial resources, divert the attention of management, and harm our business. Moreover, if disputes over intellectual property rights that we have licensed or otherwise obtained rights to prevent or impair our ability to maintain our current arrangements on commercially acceptable terms, or at all, we may be unable to successfully commercialize the affected solution or technology, which could adversely affect our business, financial condition, results of operations, and prospects.

In addition, we may have limited control over the maintenance and prosecution of in-licensed patents and patent applications, or any other intellectual property that may be related to our in-licensed intellectual property. For example, we cannot be certain that such activities by any future licensors have been or will be conducted in compliance with applicable laws and regulations or will result in valid and enforceable patents and other intellectual property rights. If any of our current or future licensors fail to obtain and maintain patent or other protection for the proprietary intellectual property we license from them, we could lose our rights to the intellectual property, or these patents and applications may not be prosecuted and enforced in a manner consistent with the best interests of our business and our competitors could market competing products using the intellectual property. In the event we breach any of our obligations related to such maintenance or prosecution, we may incur significant liability to our licensing partners, including loss of our right to the licensed patent applications or early termination of the license by our licensor. We also may have limited control over the manner in which our licensors initiate an infringement proceeding against a third-party infringer of the intellectual property rights, or defend certain of the intellectual property that is licensed to us. It is possible that the licensor’s infringement proceeding or defense activities may be less vigorous than had we conducted such activities ourselves. Our ability to enforce in-licensed patents may be in question if our licensors refuse to join in such activities initiated by us.

Our technology licensed from third parties may be subject to retained rights.

Any license we may enter into could provide for the retention by the licensor of certain rights under their agreements with us, including for example, the right to use the underlying technology for noncommercial academic and research use, to publish general scientific findings from research related to the technology, and to make customary scientific and scholarly disclosures of information relating to the technology. It is difficult to monitor whether any future licensors will limit their use of the technology to these uses, and we may incur substantial expenses to enforce our rights to our licensed technology in the event of misuse.

In addition, the U.S. government retains certain rights in inventions produced with its financial assistance under the Patent and Trademark Law Amendments Act (the “Bayh-Dole Act”). The U.S. government retains a “nonexclusive, nontransferable, irrevocable, paid-up license” for its own benefit. The Bayh-Dole Act also provides federal agencies with “march-in rights.” March-in rights allow the government, in specified circumstances, to require the contractor or successors in title to the patent to grant a “nonexclusive, partially exclusive, or exclusive license” to a “responsible applicant or applicants.” If the patent owner refuses to do so, the government may grant the license itself. The Bayh-Dole Act also imposes other obligations, including the requirement that products covered by the government funded patents be manufactured in the United States. We sometimes collaborate with academic institutions in our R&D efforts. In the future, we may own or license technology which is critical to our business that is developed in whole or in part with federal funds subject to the Bayh-Dole Act. If the federal government exercises its rights under the Bayh-Dole Act, our ability to enforce or otherwise exploit patents covering such technology may be adversely affected.

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We may become involved in lawsuits to protect or enforce or defend our patents or other intellectual property rights, which could be expensive, time-consuming, and unsuccessful.

Third parties, including our competitors, may currently, or in the future, infringe, misappropriate, or otherwise violate our issued patents or other intellectual property rights, and we may file lawsuits or initiate other proceedings to protect or enforce our patents or other intellectual property rights, which could be expensive, time-consuming, and unsuccessful. We monitor for unauthorized use of our intellectual property rights and, from time to time, analyze whether to seek to enforce our rights against potential infringement, misappropriation, or violation of our intellectual property rights. However, the steps we have taken, and are taking, to protect our proprietary rights may not be adequate to enforce our rights as against such infringement, misappropriation, or violation of our intellectual property rights. In certain circumstances it may not be practicable or cost-effective for us to enforce our intellectual property rights fully, for example, in certain countries or where the initiation of a claim might harm our business relationships. We may also be hindered or prevented from enforcing our rights with respect to a government entity or instrumentality because of the doctrine of sovereign immunity. Our ability to enforce our patent or other intellectual property rights can depend on our ability to detect infringement. It may be difficult to detect infringers who do not advertise the components or methods that are used in connection with their products or technologies. Moreover, it may be difficult or impossible to obtain evidence of infringement in a competitor’s or potential competitor’s product or technologies. Thus, we may not be able to detect unauthorized use of, or take appropriate steps to enforce, our intellectual property rights. Any inability to meaningfully enforce our intellectual property rights could harm our ability to compete and reduce demand for our solutions.

In addition, these lawsuits or other proceedings could be costly and could affect our operations and divert the attention of our managerial, legal, and scientific personnel. There is a risk that a court or administrative body would decide that our owned or in-licensed patents are invalid or not infringed by a third party’s activities, or that the scope of certain claims is more limited than we believe. An adverse outcome in a litigation or other proceeding involving our owned or in-licensed patents could limit our ability to enforce our patents against competitors, affect our ability to receive royalties or other licensing consideration, and may curtail or preclude our ability to exclude third parties from making, using, and selling similar or competitive products. We may become more susceptible to these types of lawsuits and proceedings given the proliferation of organizations pursuing intellectual property protections in the biomarker testing space, particularly as relates to cell-free nucleic acids. Any of these occurrences could adversely affect our business, financial condition, results of operations, and prospects.

Intellectual property litigation may lead to public disclosures and unfavorable publicity that harms our reputation and causes the market price of our common stock to decline.

Because of the substantial amount of discovery required in connection with intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure during litigation. Further, during the course of any intellectual property litigation, there could be public announcements of the initiation of the litigation as well as results of hearings, rulings on motions, and other interim proceedings in the litigation. If securities analysts or investors regard these announcements as negative, the perceived value of our existing solutions, programs or intellectual property could be diminished. Accordingly, the market price of shares of our common stock may decline. Such announcements could also harm our reputation or the market for our future solutions, which could adversely affect our business.

Patent terms may be inadequate to protect our competitive position on our solutions for an adequate amount of time.

Patents have a limited lifespan in all jurisdictions around the world. In the United States, if all maintenance fees are timely paid, the natural expiration of a patent is generally 20 years from its earliest U.S. non-provisional filing date. Various extensions may be available, but the protection offered by a patent remains time limited. Once a patent covering our solutions expires, we may be subject to additional competition. Given the amount of time required for the development, testing and regulatory review of new products, patents protecting such products might expire before or shortly after such products are commercialized or receive regulatory approval. As a result, our patent portfolio may not provide us with sufficient rights to exclude others from commercializing solutions similar or identical to ours for a meaningful amount of time, or at all. Such an inability to exclude competitors from commercializing similar or identical products could adversely impact our reputation, business, financial condition, results of operations, and prospects.

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If we do not obtain patent term extension and data or regulatory exclusivity for any solutions we may develop, our business may be materially harmed.

Depending upon the timing, duration, and specifics of any FDA marketing approval of any therapeutic solutions we may develop, one or more of our U.S. patents may be eligible for limited patent term extension under the Drug Price Competition and Patent Term Restoration Act of 1984 (the “Hatch-Waxman Amendments”). The Hatch-Waxman Amendments permit a patent extension term of up to five years as compensation for patent term lost during the FDA regulatory review process. A patent term extension cannot extend the remaining term of a patent beyond a total of 14 years from the date of product approval; only one patent may be extended, and only those claims covering the approved drug, a method for using it, or a method for manufacturing it may be extended. However, we may not be granted an extension because of, for example, failing to exercise due diligence during the testing phase or regulatory review process, failing to apply within applicable deadlines, failing to apply prior to expiration of relevant patents, or otherwise failing to satisfy applicable legal requirements. Moreover, the applicable time period or the scope of patent protection afforded could be less than we request. If we are unable to obtain patent term extension or the term of any such extension is less than we request, the period during which we will have the right to exclusively market our solution will be shortened and our competitors may obtain approval of competing products following our patent expiration and may take advantage of our investment in development and clinical trials by referencing our clinical and preclinical data to launch their product earlier than might otherwise be the case.

Additionally, depending upon the timing, duration, and specifics of any FDA approval of biological products we may develop as part of our research and development programs or otherwise, such products may be eligible for a period of regulatory exclusivity under the Biologics Price Competition and Innovation Act of 2009 (the “BPCIA”), a subtitle of the Patient Protection and Affordable Care Act. The BPCIA created an abbreviated approval pathway for biological products that are biosimilar to or interchangeable with an FDA-licensed reference biological product. Under the BPCIA, an application for a highly similar or “biosimilar” product may not be submitted to the FDA until four years following the date that the reference product was first approved by the FDA. In addition, the approval of a biosimilar product may not be made effective by the FDA until 12 years from the date on which the reference product was first approved. During this 12-year period of exclusivity, another company may still market a competing version of the reference product if the FDA approves a full biologics license application for the competing product containing the sponsor’s own preclinical data and data from adequate and well-controlled clinical trials to demonstrate the safety, purity and potency of its product.

Biological products we may develop, if any and if approved, could be considered reference products entitled to 12-year exclusivity. However, there is a risk that this exclusivity could be shortened due to congressional action or otherwise, or that the FDA will not consider a product candidate to be reference products for competing products, potentially creating the opportunity for competition sooner than anticipated. Other aspects of the BPCIA, some of which may impact the BPCIA exclusivity provisions, have also been the subject of recent litigation. Moreover, the extent to which a biosimilar, once approved, will be substituted for any reference products in a way that is similar to traditional generic substitution for non-biological products is not yet clear, and will depend on a number of marketplace and regulatory factors that are still developing. The FDA only approved the first interchangeable biosimilar in July 2021, and the law is still being interpreted and implemented by the FDA. As a result, its ultimate impact, implementation, and meaning are subject to uncertainty. If competitors are able to obtain marketing approval for biosimilars referencing any biological products we may develop, our products may become subject to competition from such biosimilars, which could adversely impact our competitive position.

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Obtaining and maintaining our patent protection depends on compliance with various procedural, document submission, fee payment and other requirements imposed by governmental patent agencies, and our patent protection could be reduced or eliminated for non-compliance with these requirements.

The USPTO and various foreign governmental patent agencies require compliance with a number of procedural, documentary, fee payment and other provisions during the patent application process to maintain patent applications and issued patents. In addition, periodic maintenance fees, renewal fees, annuity fees, and various other government fees on patents and applications must be paid to the USPTO and similar patent agencies outside of the United States over the lifetime of our owned and in-licensed patents and applications. In some cases, we rely on our licensing partners to pay such fees and to take the necessary actions to comply with other requirements to maintain such in-licensed patents during their term. While an unintentional lapse of a patent or patent application can in many cases be cured by payment of a late fee or by other means in accordance with the applicable rules, in some cases non-compliance can result in abandonment or lapse of the patent or patent application, resulting in a partial or complete loss of patent rights in the relevant jurisdiction. Non-compliance events that could result in abandonment or lapse of a patent or patent application include, but are not limited to, failure to respond to official actions within prescribed time limits, non-payment of fees and failure to properly legalize and submit formal documents. In such an event, potential competitors might be able to enter the market with similar or identical tests or technology, which could adversely affect our competitive position.

Developments in patent law could have a negative impact on our business.

From time to time, the U.S. Supreme Court or other federal courts, the U.S. Congress, the USPTO, or similar governmental authorities in other jurisdictions may change the standards of patentability and any such changes could have a negative impact on our business.

Several decisions from the U.S. Supreme Court regarding patentable subject matter are of particular relevance in the medical diagnostics and computer-implemented applications space. The 2012 decision in Mayo Collaborative Services v. Prometheus Laboratories (“Mayo”) concerns patent claims directed to optimizing the amount of drug administered to a specific patient based on certain metabolite levels in blood. The Supreme Court held that the applicable patent’s claims were directed to a law of nature (i.e., a natural correlation between metabolite levels and efficacy or toxicity) and failed to incorporate a sufficiently inventive concept above and beyond routine and conventional method steps to allow the claimed methods of treatment to qualify as patent eligible. The 2014 decision in Alice Corporation Pty. Ltd. v. CLS Bank International (“Alice”) concerns a computer-implemented, electronic escrow service for facilitating financial transactions. The Supreme Court held that an abstract idea could not be patented just because it is implemented on a computer. It is generally believed that Mayo and Alice, and subsequent cases interpreting these decisions, have made it more difficult to patent medical diagnostic and computer-implemented inventions. Our efforts to seek patent protection for such technologies and solutions may be negatively impacted by this jurisprudence, or guidance or procedures issued by the USPTO or authorities in other jurisdictions.

We cannot predict the impact of the changing landscape of patent eligible subject matter on our ability, or that of our competitors, to obtain or enforce patents relating to products and services involving genomic or biomarker related discoveries, or computer-implemented technologies, such as molecular tests that implement machine learning (“ML”). Indeed, many believe that the contours of whether claims are patent eligible, or recite laws of nature, natural phenomena, natural products, or abstract ideas remain unclear despite a decade of interpretation at the USPTO and in the courts. Third parties holding patents issued prior to Mayo and Alice could allege that we infringe these patents, even if these patents are not likely enforceable under current U.S. laws. We could be forced to defend against claims of patent infringement or obtain license rights, if available on commercially reasonable terms or at all, under these patents. In jurisdictions other than the United States, gene- and computer-related patent claims may remain valid and may be enforceable against us.

The U.S. Congress has periodically sought to pass laws concerning subject matter eligibility for patent protection, aimed in large part at abrogating the holdings of Mayo and Alice. To date, these efforts have been unsuccessful, but are ongoing. We cannot fully predict the impact that such new laws may have on our ability to obtain patent protection on our solutions and technologies, and our ability to operate in view of the patents controlled by third parties.

We may not be able to enforce our intellectual property rights throughout the world.

The laws of foreign countries may not protect intellectual property rights to the same extent as the laws of the United States. In some cases, companies have encountered significant problems in protecting and defending intellectual property rights in certain foreign jurisdictions. The legal systems of some countries, particularly developing countries, do not favor the enforcement of patents and other intellectual property protection, especially those relating to life sciences. This could make it difficult for us to stop the infringement of our patents or the misappropriation of our other intellectual property rights. For example, some foreign countries have compulsory licensing laws under which a patent owner must grant licenses to third parties.

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On June 1, 2023, the European Union implemented a unitary patent system with the goal of providing a single pan-European Unitary Patent and a new European Unified Patent Court (“UPC”) for litigation involving European patents. As a result, all European patents, including those issued prior to ratification of the unitary patent system, now by default automatically fall under the jurisdiction of the UPC, although patent applicants and patent holders may elect to opt-out of the new system for a transitional period of at least seven years. It is uncertain how the UPC will impact European patents, including those in the biotechnology and pharmaceutical industries. If we do not opt-out, our European patents could be challenged in the UPC. Thus far, like many others, we have elected to opt-out of the UPC as it matures. We may continue to opt-out our future European patents, but doing so may preclude us from realizing its benefits. Moreover, if we do not meet all of the formalities and requirements for opt-out under the UPC, our future European patents could remain under the jurisdiction of the UPC. The UPC will provide our competitors with a new forum to centrally revoke our European patents, and allow for the possibility of a competitor to obtain a pan-European injunction. Such a loss of patent protection or injunction obtained by a competitor could adversely impact our business and our ability to commercialize our technology and solutions and, as a result, on our business, financial condition, prospects, and results of operations.

Proceedings to enforce our patent rights in foreign jurisdictions, whether or not successful, could result in substantial costs and divert our efforts and attention from other aspects of our business. Furthermore, while we intend to protect our intellectual property rights in our expected significant markets, we cannot ensure that we will be able to initiate or maintain similar efforts in all jurisdictions in which we may wish to market our solutions. Accordingly, our efforts to protect our intellectual property rights in such countries may be inadequate. In addition, changes in the law and legal decisions by courts in the United States and foreign countries may affect our ability to obtain and enforce adequate intellectual property protection for our solutions and technology.

If we are unable to protect the confidentiality of our trade secrets, our business and competitive position could be harmed.

In addition to seeking patents for certain of our solutions and other technologies, we rely on trade secrets and confidentiality agreements to protect our unpatented know-how, technology, data, and other proprietary information and to maintain our competitive position. Trade secrets and know-how can be difficult to protect. Our trade secrets and know-how may over time become known to others through various means such as independent development, personnel movement, collaborative efforts or other intentional or unintentional disclosure.

We seek to protect our trade secrets and other proprietary technology, in part, by entering into non-disclosure and confidentiality agreements with relevant parties, such as our employees, directors, corporate and scientific collaborators, contract research organizations, contract manufacturers, suppliers, service providers, consultants, advisors, and other third parties. We generally enter into confidentiality and invention assignment agreements with our employees and consultants upon their commencement of a relationship with us, and remind departing employees of their continuing confidentiality obligations. However, we may not be successful in entering into such agreements with all employees and consultants. Although we generally require all of our employees, consultants, advisors and any third parties who have access to our proprietary know-how, information, processes, or technology to enter into confidentiality agreements, we cannot provide any assurances that we have entered into confidentiality agreements with each person or party that had or may have had access to our proprietary know-how, information, processes, or technology. In addition, monitoring unauthorized use and disclosure of our proprietary know-how, information, processes or technology by employees, consultants and other third parties who have access can be difficult, and we cannot be certain whether the steps we have taken to protect our proprietary know-how, information, processes, or technology will be adequate. Therefore, we may not be able to prevent the unauthorized disclosure or use of our technical knowledge or other trade secrets by such employees, consultants, advisors or third parties, despite the existence of confidentiality restrictions. These agreements may also not provide meaningful protection against the unauthorized use or disclosure of our trade secrets, know-how or other proprietary information in the event the unwanted use is outside the scope of the provisions of the contracts or in the event of any unauthorized use, misappropriation, or disclosure of such trade secrets, know-how, or other proprietary information.

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Despite our efforts, any of these persons or parties may breach the agreements and disclose our proprietary information, including our trade secrets, and we may not be able to obtain adequate remedies for such breaches. Enforcing a claim that a person or party illegally disclosed or misappropriated a trade secret can be difficult, expensive, and time-consuming, and the outcome is unpredictable. In addition, some courts outside the United States may be less willing or unwilling to protect trade secrets. Further, agreement terms that address non-competition are difficult to enforce in many jurisdictions and might not be enforceable in certain cases. We have been, and are currently, involved in litigation that we initiated against former employees and competitors to protect our trade secrets and other confidential information and other restrictive covenants, and we may face or initiate similar litigation in the future. Such litigation can be expensive, time-consuming, and uncertain in outcome. If any of our trade secrets were to be lawfully obtained or independently developed by a competitor or other third party, we would have no right to prevent them from using that technology or information to compete with us. We may enter into collaboration, license, contract research and/or manufacturing relationships with contract organizations that operate in certain countries that are at heightened risk of theft of technology, data, and intellectual property through direct intrusion by private parties or foreign actors, including those affiliated with or controlled by state actors. If any of our trade secrets were to be misappropriated by, disclosed to, or independently developed by a competitor or other third party, our competitive position could be adversely harmed.

In addition to contractual measures, we try to protect the confidential nature of our proprietary information by maintaining physical security of our premises and electronic security of our information technology systems. Such security measures may not be adequate for all scenarios, for example, in the case of misappropriation of a trade secret by an employee, consultant, or other third party with authorized access. An employee, consultant or other third party who misappropriates our trade secrets may provide such information to a competitor, and any recourse we take against such misconduct may not provide an adequate remedy to protect our interests fully. Unauthorized parties may also attempt to copy or reverse engineer certain aspects of our solutions, platform, or services that we consider proprietary. Although we use commonly accepted security measures, trade secret violations are a matter of both federal and state law in the United States, and the criteria for protection of trade secrets can vary among different jurisdictions. If the steps we have taken to maintain our trade secrets are deemed inadequate, we may have insufficient recourse against third parties for misappropriating the trade secret. In addition, trade secrets may be independently developed by others in a manner that could prevent legal recourse by us. If any of our intellectual property rights or confidential or proprietary information, such as our trade secrets, were to be disclosed or misappropriated, or if any such information was independently developed by a competitor, it could adversely affect our competitive position, business, financial condition, results of operations, and prospects.

Accordingly, our efforts to protect and enforce our trade secrets, know-how and intellectual property rights around the world may be inadequate to obtain a significant commercial advantage, and we may be at heightened risk of losing our trade secrets, proprietary know-how and intellectual property rights around the world, to the extent such theft or intrusion destroys their secrecy or other proprietary nature.

We may be subject to claims by third parties asserting that we or our employees have infringed or misappropriated intellectual property rights, or to assertions by third parties or employees claiming ownership of what we regard as our own intellectual property.

Many of our former, current, and future employees, consultants and contractors have been previously employed at universities or other biotechnology or pharmaceutical companies, including our competitors or potential competitors and strategic partners. Some of these employees, consultants and contractors have executed proprietary rights, non-disclosure and non-competition agreements in connection with such previous employment or engagement. We train our employees, consultants, and contractors not to bring, or use in their work proprietary information or technology from former employers. Although we intend for such training and other measures to ensure that our employees do not use the proprietary information or know-how of others in their work for us, to the extent that our employees, consultants or contractors use intellectual property rights or proprietary information owned by others in their work for us, we may be subject to claims that an employee has used or disclosed intellectual property, including trade secrets or other proprietary information, of such employee’s former employer. Litigation, which would be expensive, time-consuming, a distraction to management, and uncertain of outcome, may be necessary to defend against these claims.

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In addition, we may be subject to claims from third parties challenging ownership interest in or inventorship of intellectual property rights we regard as our own, based on claims that our agreements with employees or consultants obligating them to assign their intellectual property rights to us are ineffective or in conflict with prior or competing contractual obligations to assign inventions and intellectual property rights to another employer, to a former employer, or to another person or entity. We are not aware of any threatened or pending claims related to these matters, but, in the future, litigation may be necessary to defend against such claims should they arise, and it may be necessary or we may desire to obtain a license to such third party’s intellectual property rights to settle any such claim. However, there can be no assurance that we would be able to obtain such license on commercially reasonable terms, if at all. If we fail in defending any such claims, in addition to paying monetary damages or a settlement payment, we may lose valuable intellectual property rights or personnel, or access to consultants and contractors. A court could prohibit us from using technologies, features or other intellectual property rights that are essential to our solutions or technologies, if such technologies or features are found to incorporate or be derived from the trade secrets or other proprietary information of another person or entity, including another employer or a former employer. An inability to incorporate technologies, features or other intellectual property rights that are important or essential to our solutions or technologies could adversely affect our business, financial condition, results of operations, and competitive position, and may prevent us from developing, manufacturing and/or commercializing our solutions or technologies. Even if we are successful in defending against such claims, litigation could result in substantial costs and be a distraction to management and our employees. Any litigation or the threat of litigation may adversely affect our ability to hire employees or contract with independent sales representatives. A loss of key personnel or their work product could hamper or prevent our ability to develop, manufacture and/or commercialize our solutions or services, which could adversely affect our business, financial condition, and results of operations.

In addition, we may be subject to claims that our former employees, contractors or collaborators, or other third parties have an ownership interest in our current or future patents, patent applications, or other intellectual property rights, including as an inventor or co-inventor. We may be subject to ownership or inventorship disputes in the future arising, for example, from conflicting obligations of employees, consultants or others who were or are involved in developing our solutions.

If we fail to prevail on any such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel, or be required to obtain a license, which may not be available to us on commercially reasonable terms or at all. Even if we are successful in prosecuting or defending against such claims, litigation could result in substantial costs and be a distraction to management, which could harm our business.

If our trademarks and trade names are not adequately protected, we may not be able to build name recognition in our markets of interest and our business may be adversely affected.

We currently hold and/or have applied for a number of trademarks, covering PrismRA®, and other solutions and services in certain jurisdictions. However, our pending or future trademark applications may not be approved or our registered or unregistered trademarks or trade names may be challenged, invalidated, infringed, or declared generic or determined to be infringing on other marks. If any of the foregoing occurs, we could be forced to re-brand our solutions or technologies, and we may not be able to protect our rights to these trademarks and trade names, which we view as valuable to building name recognition among partners and customers in our markets of interest. At times, competitors or other third parties have adopted or may adopt trade names or trademarks similar to ours, thereby impeding our ability to build brand identity and possibly leading to market confusion and/or litigation. In addition, there have been and could be trade name or trademark infringement claims brought by owners of other registered trademarks or trademarks that incorporate variations of our registered or unregistered trademarks or trade names. There can be no assurance that competitors will not infringe our trademarks or that we will have adequate resources to enforce our trademarks. Over the long term, if we are unable to establish name recognition based on our trademarks and trade names, we may be unable to compete effectively and our business may be adversely affected. Our efforts to enforce, protect, or defend our trademarks may be ineffective and could result in substantial costs and diversion of resources and could adversely affect our competitive position, business, financial condition, results of operations, and prospects.

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Our use of open-source software could subject our proprietary technology to unwanted open-source license conditions that could negatively impact our business.

We use open-source software in some of our technologies and solutions, and we may incorporate open-source software into future technologies and solutions. From time to time, companies that use third-party open source software have faced claims challenging the use of such open-source software and requesting compliance with the open-source software license terms. Accordingly, we may be subject to suits by parties claiming ownership of what we believe to be open-source software or claiming non-compliance with the applicable open-source licensing terms. Some open-source software licenses require end users, who use, distribute, or make available across a network software and services that include open source software, to make publicly available or to license all or part of such software (which in some circumstances could include valuable proprietary code, such as derivative works of the open source software) under the terms of the particular open source license. If a third party were to allege that we had not complied with the conditions of one or more of these licenses, we could be required to invest substantial time and resources to re-engineer some of our software or release certain portions of our proprietary source code, which could substantially help our competitors develop products that are similar to or improve upon ours and harm our business. We could also be required to incur significant legal expenses defending against such allegations. Further, the outcome of such litigation may be particularly uncertain because there are numerous open-source software licenses which have not been tested in courts of law, and thus lack guidance regarding their proper legal interpretation. Any of the foregoing could disrupt and harm our business.

In addition, the use of third-party open-source software typically exposes us to greater risks than the use of third-party commercial software because open-source licensors generally do not provide warranties or controls on the functionality or origin of the software. Use of open-source software may also present additional security risks because the public availability of such software may make it easier for hackers and other third parties to determine how to compromise platforms using such source code. Any of the foregoing could harm our business and could help our competitors develop products and services that are similar to or that improve upon ours.

The occurrence of any of these events could adversely affect our business, financial condition, results of operations, and prospects.

Risks Related to Our Reliance on Third Parties

We have entered, and may in the future seek to enter into, collaborations, licenses and other similar arrangements and may not be successful in doing so, and even if we are, we may relinquish valuable rights and may not realize the benefits of such relationships.

We have entered into collaborations, licenses and other similar arrangements with third parties; for example, fee-for-service engagements with mid-sized and large pharmaceutical companies (including Pfizer, Novartis, Ferring, CTI, Maxymune and TARA), single and multi-program strategic target discovery collaborations across multiple disease areas (Galapagos and Ionis), and, more recently, co-development partnerships (Senelix) where we support biomarker and MTRS development.

We may seek to enter into additional collaborations, joint ventures, licenses and other similar arrangements for the development or commercialization of other products due to capital costs required to develop or commercialize the product. We may not be successful in our efforts to establish such collaborations for our products because our research and development pipeline may be insufficient, our products may be deemed to be at too early of a stage of development for collaborative effort or third parties may not view our products as having the requisite potential to demonstrate safety and efficacy or significant commercial opportunity. In addition, we face significant competition in seeking appropriate strategic partners, and the negotiation process can be time-consuming and complex. We may have to relinquish valuable rights to our future revenue streams, research programs, or grant licenses on terms that may not be favorable to us, as part of any such arrangement, and such arrangements may restrict us from entering into additional agreements with other potential collaborators. We cannot be certain that, following a collaboration, license or strategic transaction, we will achieve an economic benefit that justifies such transaction.

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The success of our collaboration arrangements will depend heavily on the efforts and activities of our collaborators and partners. Collaborations are subject to numerous risks, which may include the following risks to us:

●	collaborators have significant discretion in determining the efforts and resources that they will apply to these collaborations and they may not devote the level of effort or resources we expect;

●	collaborators may not pursue development and commercialization of our product candidates or may elect not to continue or renew development or commercialization programs based on preclinical or clinical trial results, changes in the collaborators’ strategic focus or available funding, or external factors such as an acquisition that diverts resources or creates competing priorities;

●	collaborators may delay clinical trials, provide insufficient funding for a clinical trial program, stop a clinical trial or abandon a product candidate, repeat or conduct new clinical trials or require a new formulation of a product candidate for clinical testing;

●	collaborators could independently develop, or develop with third parties, products that compete directly or indirectly with our product candidates, particularly if the collaborators believe that competitive products are more likely to be successfully developed or can be commercialized under terms that are more economically attractive than ours;

●	collaborators with marketing and distribution rights to one or more products may not commit sufficient resources to the marketing and distribution of such product or products;

●	we could grant exclusive rights to our collaborators that would prevent us from collaborating with others;

●	collaborators may not properly maintain, defend or enforce our intellectual property rights or may use our proprietary information in such a way as to invite litigation that could jeopardize or invalidate our intellectual property or proprietary information or expose us to litigation or potential liability;

●	collaborators may infringe the intellectual property rights of third parties, which may expose us to litigation and potential liability;

●	disputes may arise between the collaborators and us that result in the delay or termination of the research, development or commercialization of our product candidates or that result in costly litigation or arbitration that diverts management attention and resources;

●	collaborators may not provide us with timely and accurate information regarding development, regulatory or commercialization status or results, which could adversely impact our ability to manage our own development efforts, accurately forecast financial results or provide timely information to our shareholders regarding our out-licensed product candidates; and

●	collaborations may be terminated and, if terminated, may result in a need for additional capital to pursue further development or commercialization of the applicable product candidates.

Our reliance on third parties requires us to share our trade secrets, which increases the possibility that a competitor will discover them or that our trade secrets will be misappropriated or disclosed.

Because we currently rely on third parties to support our business and solutions in various areas, we must, at times, share our proprietary technology and confidential information, including trade secrets, with them. We seek to protect our proprietary technology, in part, by entering into confidentiality agreements, and, if applicable, material transfer agreements, collaborative research agreements, consulting agreements or other similar agreements with our collaborators, advisors, employees and consultants prior to beginning research or disclosing proprietary information. These agreements typically limit the rights of the third parties to use or disclose our confidential information. Despite the contractual provisions employed when working with third parties, the need to share trade secrets and other confidential information increases the risk that such trade secrets become known by our competitors, are intentionally or inadvertently incorporated into the technology of others or are disclosed or used in violation of these agreements. Given that our proprietary position is based, in part, on our know-how and trade secrets and despite our efforts to protect our trade secrets, a competitor’s discovery of our proprietary technology and confidential information or other unauthorized use or disclosure would impair our competitive position and may have a material adverse effect on our business, financial condition, results of operations and prospects.

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Risks Related to Ownership of Our Common Stock

We expect to incur increased costs as a result of operating as a public company, and our management is and will be required to devote substantial time to new compliance initiatives and corporate governance practices.

As a public company, we will incur significant legal, accounting, and other expenses that we did not incur as a private company. Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of Nasdaq, and other applicable U.S. rules and regulations impose various requirements on public companies, including establishment and maintenance of effective disclosure and financial controls and corporate governance practices. We expect that we will need to hire additional accounting, finance, and other personnel in connection with our efforts to comply with the requirements of being a public company, and our management and other personnel will need to devote a substantial amount of time towards maintaining compliance with these requirements. These requirements have increased and will further increase our legal and financial compliance costs and will make some activities more time-consuming and costly. For example, the rules and regulations applicable to us as a public company have made it, and may in the future, make it more difficult and more expensive for us to obtain director and officer liability insurance, which could make it more difficult for us to attract and retain qualified members of our board of directors. We cannot predict or estimate the amount of additional costs we may incur or the timing of such costs. These rules and regulations are often subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices.

Our disclosure controls and procedures may not prevent or detect all errors or acts of fraud.

We are required to maintain disclosure controls and procedures to support compliance with the periodic reporting requirements of the Exchange Act. We designed our disclosure controls and procedures to provide reasonable assurance that information we must disclose in reports we file or submit under the Exchange Act is accumulated and communicated to management, and recorded, processed, summarized, and reported within the time periods specified in the rules and forms of the SEC. Even if we are successful in remediating our material weaknesses described below, we believe that any disclosure controls and procedures, no matter how well-conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met.

These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people or by an unauthorized override of the controls. Accordingly, because of the inherent limitations in our control system, misstatements due to error or fraud may occur and not be detected.

We have identified a material weakness in our internal control over financial reporting which could, if not remediated, result in material misstatements in the combined company’s consolidated financial statements.

Scipher’s management has been responsible for establishing and maintaining adequate internal control over financial reporting (as such term is defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act). Scipher’s internal control system was designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes, in accordance with GAAP. Due to inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness of the internal control over financial reporting to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with policies and procedures may deteriorate.

Scipher’s management, under the supervision and with the participation of its chief executive officer and chief financial officer, evaluated the effectiveness of its internal control over financial reporting as of December 31, 2025. As a result of this evaluation, management identified control deficiencies that constituted a material weakness in Scipher’s internal control over financial reporting. Our internal control over financial reporting is ineffective due to the lack of a formalized system of internal controls, including but not limited to, a lack of segregation of duties related to the journal entry and payroll disbursement processes.

Scipher’s management continues to work to improve its controls related to Scipher’s material weaknesses, specifically implementing a formalized system of internal controls. Scipher also intends to increase its accounting staff as soon as economically feasible and sustainable to remediate these material weaknesses. These material weaknesses will not be considered to be remediated until the applicable remediated controls are operating for a sufficient period of time and management has concluded that these controls are operating effectively. Until remediated, these material weaknesses could result in future errors to Scipher’s financial statements. However, Scipher can give no assurance that the measures Scipher takes will remediate the material weakness or that additional material weaknesses will not arise in the future. Any failure to remediate the material weakness, or the development of new material weaknesses in Scipher’s internal control over financial reporting, could result in material misstatements in Scipher’s financial statements and cause it to fail to meet its reporting and financial obligations, which in turn could have a negative impact on its financial condition.

If our estimates or judgments relating to our critical accounting policies are based on assumptions that change or prove to be incorrect, our results of operations could fall below our publicly announced guidance or the expectations of securities analysts and investors, resulting in a decline in the market price of our common stock.

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in our financial statements and accompanying notes. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets, liabilities, equity, revenue, and expenses that are not readily apparent from other sources. For example, as we adopted and implemented the Accounting Standards Codification (“ASC”) Topic 606 revenue accounting standard, management made judgments and assumptions based on our interpretation of the new standard. The new revenue standard is principles-based and interpretation of those principles may vary from company to company based on their unique circumstances. It is possible that interpretation, industry practice and guidance may evolve as we continue to use these new accounting standards. If our assumptions change or if actual circumstances differ from our assumptions, our results of operations may be adversely affected and could fall below our publicly announced guidance or the expectations of analysts and investors, resulting in a decline in the market price of our common stock.

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We do not intend to pay dividends for the foreseeable future, and our investors may never obtain a return on their investment.

We have never declared or paid any cash dividends on our capital stock, and we do not intend to pay any cash dividends in the foreseeable future. We expect to retain all available funds and future earnings, if any, to support our operations and to finance the growth and development of our business. Any future determination to pay dividends on our capital stock will be at the discretion of our board of directors subject to applicable laws and dependent on factors our board of directors deems relevant.

Delaware law and provisions in our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws might discourage, delay, or prevent a change in control of our company or changes in our management and, therefore, depress the trading price of our common stock.

Provisions in our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws may discourage, delay, or prevent a merger, acquisition, or other change in control that shareholders may consider favorable, including transactions in which shareholders might otherwise receive a premium for their shares of our common stock. These provisions may also prevent or frustrate attempts by our shareholders to replace or remove our management. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our organizational documents:

●	authorize our board of directors to issue shares of preferred stock and determine the price and other terms of those shares, including preferences and voting rights, without shareholder approval;

●	classify our board of directors into three classes serving staggered three-year terms, so that only a portion of the board is elected at each annual meeting of shareholders, which could delay a change in a majority of the board;

●	provide that a director may be removed from office only for cause and only upon the affirmative vote of the holders of at least two-thirds of the voting power of our then-outstanding shares of voting stock, voting together as a single class;

●	provide that vacancies on our board of directors, and any newly created directorships, may be filled exclusively by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, and may not be filled by our shareholders;

●	provide that any action required or permitted to be taken by our shareholders must be effected at an annual or special meeting of shareholders and may not be taken by written consent in lieu of a meeting, except that action by the holders of any outstanding series of preferred stock, voting separately as a series or separately as a class, may be taken by written consent to the extent expressly provided in the certificate of designation for that series;

●	provide that special meetings of our shareholders may be called only by our board of directors, its chairperson, our chief executive officer or our president, and may not be called by our shareholders; and

●	require that shareholders give advance notice to nominate directors or submit proposals for consideration at shareholder meetings; and

●	authorize only our board of directors, and not our shareholders, to adopt, amend, or repeal our bylaws, and require the affirmative vote of the holders of at least two-thirds of the voting power of our then-outstanding shares of voting stock for our shareholders to adopt, amend, or repeal our bylaws.

Further, as a Delaware corporation, we are also subject to Section 203 of the Delaware General Corporation Law, which may impair a takeover attempt that our shareholders may find beneficial. Section 203 generally prohibits us from engaging in a business combination with an interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, subject to certain exceptions. Any provision of our Amended and Restated Certificate of Incorporation, our Amended and Restated Bylaws, or Delaware law that has the effect of delaying or preventing a change in control could limit the opportunity for our shareholders to receive a premium for their shares of our capital stock and could also affect the price that some investors are willing to pay for our common stock.

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Provisions in our Amended and Restated Certificate of Incorporation and our Amended and Restated Bylaws may limit our shareholders’ ability to bring claims against, or obtain a favorable judicial forum for disputes with, us or our directors, officers, or employees and may discourage or increase the cost of bringing such claims.

Our Amended and Restated Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) will be the exclusive forum for the following types of actions or proceedings under Delaware statutory or common law:

●	any derivative action or proceeding brought on our behalf;

●	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or shareholders to us or our shareholders;

●	any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law or our Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws; and

●	any action asserting a claim governed by the internal affairs doctrine.

However, this provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. Furthermore, our Amended and Restated Certificate of Incorporation also provides that unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person purchasing or otherwise acquiring or holding any interest in shares of our capital stock is deemed to have received notice of and consented to the foregoing provisions.

The choice of forum provisions may limit a shareholder’s ability to bring a claim in a judicial forum that it finds more favorable for disputes with us or with our directors, officers, other employees or agents, or our other shareholders, may discourage such claims against us and such other persons, and may result in increased costs for a shareholder to bring a claim. Alternatively, if a court were to find any of these provisions to be inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with such matters, which could adversely affect our business, financial condition, and results of operations.

General Risks

We and any of our third-party manufacturers or suppliers may use potent chemical agents and hazardous materials, and any claims relating to improper handling, storage or disposal of these materials could be time consuming or costly.

We and any of our third-party manufacturers or suppliers and current or potential future collaborators will use biological materials, potent chemical agents and may use hazardous materials, including chemicals and biological agents and compounds that could be dangerous to human health and safety of the environment. Our operations and the operations of our third-party manufacturers and suppliers also produce hazardous waste products. Federal, state and local laws and regulations govern the use, generation, manufacture, storage, handling and disposal of these materials and wastes. Compliance with applicable environmental laws and regulations may be expensive, and current or future environmental laws and regulations may impair our product development efforts. In addition, we cannot eliminate the risk of accidental injury or contamination from these materials or wastes. We do not carry specific biological or hazardous waste insurance coverage, and our property, casualty and general liability insurance policies specifically exclude coverage for damages and fines arising from biological or hazardous waste exposure or contamination. In the event of contamination or injury, we could be held liable for damages or be penalized with fines in an amount exceeding our resources, and our clinical trials or regulatory approvals could be suspended. Although we maintain workers’ compensation insurance for certain costs and expenses we may incur due to injuries to our employees resulting from the use of hazardous materials or other work-related injuries, this insurance may not provide adequate coverage against potential liabilities. We do not maintain insurance for toxic tort claims that may be asserted against us in connection with our storage or disposal of biologic, hazardous or radioactive materials.

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In addition, we may incur substantial costs in order to comply with current or future environmental, health and safety laws and regulations, which have tended to become more stringent over time. These current or future laws and regulations may impair our research, development or production efforts. Failure to comply with these laws and regulations also may result in substantial fines, penalties or other sanctions or liabilities, which could materially adversely affect our business, financial condition, results of operations and prospects.

Our information technology systems, or those of any of our CROs, manufacturers, other contractors or consultants or current or potential future collaborators, may fail or experience security breaches or other unauthorized or improper access, which could result in a material disruption of our product development programs.

In the ordinary course of business, we collect, store, transmit and otherwise process large amounts of data including, without limitation, proprietary business information and personal information. Despite the implementation of security measures, our information technology systems (including infrastructure) and those of our current and any future CROs and other contractors, consultants and collaborators are vulnerable to privacy and information security incidents, such as data breaches, damage from computer viruses, cybersecurity threats (such as denial-of-service attacks, cyberattacks or cyber-intrusions over the Internet, hacking, phishing and other social engineering attacks), unauthorized access or use, natural disasters, terrorism, war and telecommunication and electrical failures. As we become more dependent on information technologies to conduct our operations, such incidents, including deliberate attacks and attempts to gain unauthorized access to computer systems and networks, may increase in frequency and sophistication. If such an event were to occur and cause interruptions in our operations or result in the unauthorized disclosure of or access to health-related or other personal information, it could result in a material disruption of our development programs and our business operations, whether due to a loss of our trade secrets or other similar disruptions. Some of the federal, state and foreign government requirements include obligations of companies to notify individuals of security breaches involving particular personally identifiable information, which could result from breaches experienced by us or by our vendors, contractors, or organizations with which we have formed strategic relationships.

Because the techniques used to obtain unauthorized access, disable or degrade service or sabotage systems change frequently and often are not recognized until launched against a target, we and our partners may be unable to anticipate these techniques or to implement adequate preventative measures. Further, we do not have any control over the operations of the facilities or technology of our cloud and service providers, including any third-party vendors that collect, process and store personal information on our behalf. Our systems, servers and platforms and those of our service providers may be vulnerable to computer viruses or physical or electronic break-ins that our or their security measures may not detect. Individuals able to circumvent such security measures may misappropriate our confidential or proprietary information, disrupt our operations, damage our computers or otherwise impair our reputation and business. We may need to expend significant resources and make significant capital investment to protect against security breaches or to mitigate the impact of any such breaches. There can be no assurance that we or our third-party providers will be successful in preventing security breaches or successfully mitigating their effects.

We and certain of our service providers are from time to time subject to cyberattacks and security incidents. Any security breach or other incident, whether real or perceived, that results in a loss of or accidental, unlawful or unauthorized access to, use of, release of, or other processing of personal, proprietary or other sensitive information could impact our reputation, cause us to incur significant liability and costs, including legal expenses, fines and penalties for any noncompliance with any privacy and security laws, harm customer confidence, hurt our expansion into new markets, cause us to incur remediation costs, or cause us to lose existing customers. For example, the loss of clinical trial data from clinical trials could result in delays in our regulatory approval efforts and significantly increase our costs to recover or reproduce the data. We also rely on third parties to manufacture our product candidates, and similar events relating to their computer systems could also have a material adverse effect on our business. Any insurance we maintain against the risk of this type of loss may not be sufficient to cover actual losses, or may not apply to the circumstances relating to any particular loss.

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Unstable market and economic conditions may have serious adverse consequences on our business, financial condition and stock price.

The global credit and financial markets have recently experienced extreme volatility and disruptions, including severely diminished liquidity and credit availability, declines in consumer confidence, declines in economic growth, increases in unemployment rates and uncertainty about economic stability. The financial markets and the global economy may also be adversely affected by the current or anticipated impact of military conflict, including the ongoing geopolitical conflicts in Ukraine, war in Iran and other conflicts and instability in the Middle East, instability in Venezuela, terrorism or other geopolitical events. Sanctions imposed by the United States and other countries in response to such conflicts may also adversely impact the financial markets and the global economy, and any economic countermeasures by the affected countries or others could exacerbate market and economic instability. There can be no assurance that further deterioration in credit and financial markets and confidence in economic conditions will not occur. Our general business strategy may be adversely affected by any such economic downturn, volatile business environment or continued unpredictable and unstable market conditions. If the current equity and credit markets deteriorate, it may make any necessary debt or equity financing more difficult, more costly and more dilutive. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance and stock price and could require us to delay or abandon clinical development plans. In addition, there is a risk that one or more of our current service providers, manufacturers and other partners may not survive an economic downturn, which could directly affect our ability to attain our operating goals on schedule and on budget.

Recent and future changes to tax laws could materially adversely affect our company.

The tax regimes we are subject to or operate under, including with respect to income and non-income taxes, are unsettled and may be subject to significant change. Changes in tax laws, regulations, or rulings, or changes in interpretations of existing laws and regulations, could materially adversely affect our company. For example, the Tax Cuts and Jobs Act, the Coronavirus Aid, Relief, and Economic Security Act, and the IRA enacted many significant changes to the U.S. tax laws. Future guidance from the IRS and other tax authorities with respect to such legislation may affect us, and certain aspects thereof could be repealed or modified in future legislation. For example, the IRA includes provisions that will impact the U.S. federal income taxation of certain corporations, including imposing a 15% minimum tax on the book income of certain large corporations and a 1% excise tax on certain corporate stock repurchases that would be imposed on the corporation repurchasing such stock. On July 4, 2025, legislation commonly referred to as the One Big Beautiful Bill Act was signed into law and extended many of the tax law provisions that were set to expire in 2025. Further changes to the tax laws or changes to the administrative or judicial interpretations of such laws are possible and may apply with retroactive effect. In addition, many countries in Europe, as well as a number of other countries and organizations (including the Organization for Economic Cooperation and Development and the European Commission), have proposed, recommended, or (in the case of countries) enacted or otherwise become subject to changes to existing tax laws or new tax laws that could significantly increase our tax obligations in the countries where we do business or require us to change the manner in which we operate our business.

Risks Related to the Combined Company

The Combined Company does not anticipate paying any cash dividends on the Combined Company’s shares of common stock in the foreseeable future.

Neither Chemomab nor Scipher has ever declared or paid cash dividends on their respective shares. Neither Chemomab nor Scipher anticipates paying any cash dividends on the Combined Company’s common stock in the foreseeable future. It is anticipated that the Combined Company will retain all available funds and any future earnings to fund the development and growth of its business. As a result, capital appreciation, if any, of the Combined Company’s common stock will be the Combined Company’s shareholders’ sole source of gain for the foreseeable future.

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Maintaining and improving the Combined Company’s financial controls and the requirements of being a public company may strain the Combined Company’s resources, divert management’s attention and affect its ability to attract and retain qualified board members.

As a public company, the Combined Company will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and Nasdaq rules. The requirements of these rules and regulations will increase the Combined Company’s legal and financial compliance costs, make some activities more difficult, time-consuming or costly and place strain on its personnel, systems and resources. The Exchange Act requires, among other things, that the Combined Company file annual, quarterly and current reports with respect to its business and financial condition.

The Sarbanes-Oxley Act requires, among other things, that the Combined Company disclose whether it maintains effective disclosure controls and procedures and internal control over financial reporting. Ensuring that the Combined Company will have adequate internal financial and accounting controls and procedures in place is a costly and time-consuming effort that needs to be re-evaluated frequently.

The Combined Company may need to hire additional accounting and financial staff with appropriate public company experience and technical accounting knowledge. Implementing any appropriate changes to the Combined Company’s internal controls may require specific compliance training for the Combined Company’s directors, officers and employees, entail substantial costs, and take a significant period of time to complete. Such changes may not, however, be effective in maintaining the adequacy of the Combined Company’s internal controls, and any failure to maintain that adequacy, or consequent inability to produce accurate financial statements on a timely basis, could increase the Combined Company’s operating costs and could materially impair its ability to operate its business. Moreover, effective internal controls are necessary for the Combined Company to produce reliable financial reports and are important to help prevent fraud.

In accordance with Nasdaq rules, the Combined Company will be required to maintain a majority independent board of directors. The various rules and regulations applicable to public companies make it more difficult and more expensive for the Combined Company to maintain directors’ and officers’ liability insurance, and the Combined Company may be required to accept reduced coverage or incur substantially higher costs to maintain coverage. If the Combined Company is unable to maintain adequate directors’ and officers’ insurance, its ability to recruit and retain qualified officers and directors will be significantly curtailed.

The Combined Company expects that the rules and regulations applicable to public companies will result in it incurring substantial legal and financial compliance costs. These costs will decrease the Combined Company’s net income or increase its net loss and may require it to reduce costs in other areas of its business.

If securities or industry analysts do not publish research or publish unfavorable research about the Combined Company’s business, its share price and trading volume could decline.

The trading market for the Combined Company’s securities will depend in part on the research and reports that securities or industry analysts publish about the Combined Company. The Combined Company may never obtain sufficient research coverage by securities and industry analysts. If no sufficient securities or industry analysts commence coverage of the Combined Company, the trading price for the Combined Company’s shares could be negatively impacted. If the Combined Company obtains sufficient securities or industry analyst coverage and if one or more of the analysts who covers it downgrades the Combined Company’s shares or publishes inaccurate or unfavorable research about the Combined Company’s business, its share price would likely decline. If one or more of these analysts ceases coverage of the Combined Company or fails to publish reports regularly, demand for the Combined Company’s shares could decrease, which could cause its share price and trading volume to decline.

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Failure to maintain effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could have a material adverse effect on the Combined Company’s share price.

Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC require an annual management assessment of the effectiveness of our internal control over financial reporting. Scipher is currently a private company with limited accounting personnel and other supervisory resources with which to adequately execute accounting processes and address internal control over financial reporting and, as a result, the Combined Company may experience difficulty in meeting these reporting requirements in a timely manner. To date, Scipher has never conducted a review of internal controls over financial reporting for the purpose of providing the reports required by the Sarbanes-Oxley Act. During review and testing, Scipher may identify deficiencies and be unable to remediate them on a timely basis.

If the Combined Company fails to maintain the adequacy of its internal control over financial reporting as such standards are modified, supplemented or amended from time to time, it may not be able to ensure that it can conclude on an ongoing basis that it has effective internal control over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act and the related rules and regulations of the SEC. If the Combined Company cannot in the future favorably assess the effectiveness of its internal control over financial reporting, investor confidence in the reliability of its financial reports may be adversely affected, which could have a material adverse effect on the Combined Company’s share price.

Sales of a substantial number of shares of the Combined Company in the public market by its existing shareholders could cause its share price to decline.

Sales of a substantial number of shares of the Combined Company in the public market or the perception that these sales might occur, could depress the market price of its securities and could impair its ability to raise capital through the sale of additional equity securities. Neither Chemomab nor Scipher is able to predict the effect that sales may have on the prevailing market price of the Combined Company’s securities.

The Combined Company’s securities could be delisted from Nasdaq if it does not comply with Nasdaq’s listing standards.

Pursuant to Nasdaq rules, consummation of the Merger requires the Combined Company to submit an initial listing application and, at the time of the Merger, meet all of the criteria applicable to a company initially requesting listing. While the Combined Company intends to obtain and maintain listing status for its securities, no guarantees can be made about the Combined Company’s ability to do so. If the Combined Company’s security is delisted by Nasdaq, its security may be eligible to trade on the OTC or another over-the-counter market. Any such alternative would likely result in it being more difficult for the Combined Company to raise additional capital through the public or private sale of equity securities and for investors to dispose of or obtain accurate quotations as to the market value of, the Combined Company’s securities. In addition, there can be no assurance that the Combined Company’s securities would be eligible for trading on any such alternative exchange or markets.

To satisfy Nasdaq’s minimum bid price and other initial listing requirements in connection with the Merger, the Combined Company may need to effect a reverse stock split, which may not have the intended effect and could itself adversely affect the trading market for the Combined Company’s securities. In order to meet Nasdaq’s minimum bid price requirement and other quantitative listing criteria for initial listing in connection with the Merger, the Combined Company may effect a reverse stock split of its outstanding common stock prior to or in connection with the Closing. There can be no assurance that any such reverse stock split will increase the per-share trading price of the Combined Company’s common stock in proportion to the reduction in the number of outstanding shares, or that any increase will be sustained for any period of time. The market price of the Combined Company’s common stock after a reverse stock split may also be affected by other factors that are unrelated to the reverse stock split, and any decrease in market capitalization following a reverse stock split may be greater than would occur in the absence of a reverse stock split. In addition, a reverse stock split may reduce the liquidity of the Combined Company’s common stock, increase the number of shareholders who own odd lots of shares, and result in some shareholders owning “odd lots” that may be more difficult to sell or that may be subject to higher transaction costs. If a reverse stock split does not result in the Combined Company satisfying Nasdaq’s minimum bid price or other listing requirements, or if the Combined Company is otherwise unable to satisfy Nasdaq’s other initial or continued listing requirements, the Combined Company’s securities could be delisted or denied listing on Nasdaq, which could adversely affect the liquidity and market price of the Combined Company’s securities and the Combined Company’s ability to raise additional capital.

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Future sales and issuances of the Combined Company’s shares of common stock or rights to purchase shares of common stock by it, including pursuant to its equity incentive plan, could result in additional dilution of the percentage ownership of its shareholders and could cause its share price to decline.

The Combined Company will not be generally restricted from issuing additional shares of common stock, including any securities that are convertible into or exchangeable for, or that represent the right to receive, shares of common stock. The market price of the Combined Company’s shares of common stock, as applicable, could decline as a result of sales of shares or securities that are convertible into or exchangeable for, or that represent the right to receive, shares of the Combined Company or the perception that such sales could occur.

The Combined Company expects that significant additional capital will be needed in the future to continue its planned operations, including conducting clinical studies, commercialization efforts, expanded research and development activities and costs associated with operating as a public company. To the extent the Combined Company raises additional capital by issuing equity or convertible securities, its existing shareholders may experience substantial dilution. The Combined Company may sell shares of common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner determined from time to time by its board of directors. If the Combined Company sells shares of common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. Such sales may also result in material dilution to its existing shareholders, and new investors could gain rights superior to its existing shareholders.

In addition, the Combined Company may grant or provide for the grant of rights to purchase shares of its common stock pursuant to the Combined Company’s equity incentive plans. Increases in the number of shares available for future grant or purchase pursuant to the Combined Company’s equity incentive plan may result in additional dilution, which could cause the Combined Company’s share price to decline.

Changes in tax law could have a material impact on the Combined Company.

Changes to the U.S. federal income tax laws are proposed regularly and there can be no assurance that, if enacted, any such changes would not have an adverse impact on the Combined Company. There can be no assurance that any such proposed changes will be introduced as legislation, or if they are introduced that they would be enacted, or if enacted what form they would take.

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THE SPECIAL MEETING OF CHEMOMAB ISRAEL’S SHAREHOLDERS

Date, Time and Place

The special meeting of Chemomab Israel’s shareholders will be held on December 4, 2026, at the offices of Meitar | Law Offices, 1 Ariel Sharon Street, Givatayim, 5320046, Israel, at 3:00 p.m. Israel time (8:00 a.m. Eastern time), which is referred to as the “Meeting”. Chemomab Israel is sending this proxy statement/prospectus to its shareholders in connection with the solicitation of proxies by the Chemomab Israel board of directors for use at the Meeting and any adjournments or postponements of the Meeting. This proxy statement/prospectus is first being furnished on October 30, 2026 to Chemomab Israel shareholders on the record date of October 29, 2026.

Purposes of the Meeting

The purposes of the Meeting are to vote on the following Proposals: (i) a proposal to approve and adopt the Merger Agreement including the Merger, and the other transactions contemplated thereby (the “Merger Proposal”); (ii) a proposal to approve the Domestication Merger, including the Domestication Merger Agreement, and certain matters related thereto (the “Domestication Merger Proposal”); (iii) a proposal to approve, among other things, for purposes of Nasdaq Listing Rules 5635(d) and 5635(c), the issuance of shares of Chemomab Parent Common Stock and accompanying warrants to purchase shares of Chemomab Parent Common Stock in the Concurrent PIPE Investment, as described in this proxy statement/prospectus, in an amount that would yield aggregate gross proceeds to Chemomab Parent of at least $30,000,000 and up to $50,000,000 (the “Nasdaq Stock Issuance Proposal”); (iv) a proposal to elect, effective as of the Closing, Brett Blackman, Ph.D., Stefan Krieglstein, MS, Joseph Loscalzo, Ph.D., M.D., and Reginald Seeto, M.B.B.S., as designated by Scipher, and Adi Mor, Ph.D., as designated by Chemomab Israel, to the Chemomab Parent board of directors (the “Directors Proposal”); (v) a proposal to approve the Scipher Medicine Corporation 2026 Equity Incentive Plan (the “Equity Incentive Plan Proposal”); and (vi) a proposal to approve the Scipher Medicine Corporation 2026 Employee Stock Purchase Plan (the “Employee Stock Purchase Plan Proposal”).

Recommendation of the Chemomab Israel Board of Directors

The Chemomab Israel board of directors unanimously: (i) has determined that the Merger Agreement and the Transactions contemplated thereby, including the Merger, are fair to, and in the best interests of, Chemomab Israel and its shareholders; (ii) has approved the Merger Agreement and the other Transactions contemplated thereby; (iii) has approved the Domestication Merger, including the Domestication Merger Agreement; (iv) has recommended the shareholders approve the Nasdaq Stock Issuance Proposal; (v) has approved the directors to be elected; (vi) has approved, and recommended that the shareholders approve, the Equity Incentive Plan Proposal; and (vii) has approved, and recommended that the shareholders approve, the Employee Stock Purchase Plan Proposal.

The Chemomab Israel board of directors recommends that the Chemomab Israel shareholders (i) vote “FOR” the Merger Proposal; (ii) vote “FOR” the Domestication Merger Proposal; (iii) vote “FOR” the Nasdaq Stock Issuance Proposal; (iv) vote “FOR” the Directors Proposal; (v) vote “FOR” the Equity Incentive Plan Proposal; and (vi) vote “FOR” the Employee Stock Purchase Plan Proposal.

Record Date and Voting Power

Only holders of record of Chemomab Israel at the close of business on the record date, October 29, 2026 are entitled to notice of, and to vote at, the Meeting. At October 29, 2026, 8,048,615 ADSs  (representing Chemomab Israel Shares) were issued and outstanding. Each ADS entitles the holder thereof to one vote for each Chemomab Israel Share represented by such ADS on each matter submitted for shareholder approval. See the section titled “Principal Shareholders of Chemomab Israel” in this proxy statement/prospectus for information regarding persons known to the management of Chemomab Israel to be the beneficial owners of more than 5% of the outstanding Chemomab Israel Shares.

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Voting and Revocation of Proxies

The proxy accompanying this proxy statement/prospectus is solicited on behalf of the Chemomab Israel board of directors for use at the Meeting. If you are a shareholder of record of Chemomab Israel as of the record date referred to above, you may vote in person at the Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the Meeting, Chemomab Israel urges you to vote by proxy to ensure your vote is counted.

Whether or not you plan to attend in person, it is important that your shares be represented. Holders of our ADSs will receive voting instruction cards either electronically or by physical mail, depending on the delivery instructions such holder has provided to its bank or broker. The voting instruction cards will be distributed by Broadridge Financial Solutions or each holder’s bank or broker on behalf of the Bank of New York Mellon, the depositary of the ADSs, and the voting instruction cards will enable them to instruct the Bank of New York Mellon on how to vote the Chemomab Israel Shares represented by their ADSs with regard to the proposals listed in the Notice of Annual Meeting of Shareholders. Accordingly, please sign and date the voting instruction card at your earliest convenience and either submit it electronically using the instructions enclosed or mail it in the envelope provided.

All properly executed proxies that are not revoked will be voted at the Meeting and at any adjournments or postponements of the Meeting in accordance with the instructions contained in the proxy. If a holder of Chemomab Israel Shares executes and returns a proxy and does not specify otherwise, the shares represented by that proxy will be voted:

●	“FOR” the Merger Proposal
●	“FOR” the Domestication Merger Proposal
●	“FOR” the Nasdaq Stock Issuance Proposal
●	“FOR” the Directors Proposal
●	“FOR” the Equity Incentive Plan Proposal
●	“FOR” the Employee Stock Purchase Plan Proposal

Chemomab Israel shareholders of record may change their vote at any time before their proxy is voted at the Meeting in one of three ways. First, a shareholder of record of Chemomab Israel can send a written notice to Chemomab Israel stating that the shareholder would like to revoke its proxy. Second, a shareholder of record of Chemomab Israel can submit new proxy instructions either on a new proxy card or via the Internet. Third, a shareholder of record of Chemomab Israel can attend the Meeting and vote in person. Attendance alone will not revoke a proxy. If a shareholder of record of Chemomab Israel or a shareholder who owns Chemomab Israel Shares in “street name” has instructed a broker to vote its Chemomab Israel Shares, the shareholder must follow directions received from its broker to change those instructions.

Quorum; Required Vote

A quorum is necessary to hold a valid meeting. According to Chemomab Israel’s articles of association, the Meeting will be properly convened if at least two shareholders attend the Meeting in person or sign and return proxies, provided that they hold, in the aggregate, voting power representing at least 25% of our voting power. Under the Chemomab Israel Articles, if a quorum is not present within half an hour from the time scheduled for the Meeting, the Meeting will be adjourned to (i) the same day in the next week, at the same time and place, (ii) such day and at such time and place as indicated in the notice of the Meeting, or (iii) such day and at such time and place as the chairperson of the Meeting determines (which may be earlier or later than the date specified in clause (i)). At such adjourned meeting, if the original Meeting was convened upon request under Section 63 of the Israeli Companies Law, one or more shareholders present in person or by proxy and holding the number of shares required for making such request will constitute a quorum. In any other case, any shareholder present in person or by proxy will constitute a quorum.

Abstentions and “broker non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A “broker non-vote” occurs when a bank, broker or other holder of record holding Chemomab Israel Shares for a beneficial owner attends the shareholder meeting but does not vote on a particular proposal because that holder does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner. Brokers that hold Chemomab Israel Shares in “street name” for clients (as described below) typically have authority to vote on “routine” proposals even when they have not received instructions from beneficial owners.

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Brokers that hold Chemomab Israel Shares in “street name” for clients (as described below) typically have authority to vote on “routine” proposals even when they have not received instructions from beneficial owners. There are no items on the Meeting agenda that we consider to be routine matters, as described in this proxy statement/prospectus. However, we cannot be certain whether how any proposal will be treated, since our proxy statement/prospectus is prepared in compliance with the Companies Law, rather than the rules applicable to domestic U.S. reporting companies. Therefore, it is important for a shareholder that holds ADSs through a bank or broker to instruct its bank or broker how to vote its Chemomab Israel Shares, if the shareholder wants its ADSs to count for the Proposals set forth in this proxy statement/prospectus.

●	Proposal No. 1 - The Merger Proposal requires the affirmative vote of the majority of the Chemomab Israel Shares present in person or represented by proxy. Abstentions and broker non-votes will have no effect on the vote for Proposal No. 1.

●	Proposal No. 2 - The Domestication Proposal requires the affirmative vote of the majority of the Chemomab Israel Shares present in person or represented by proxy. Abstentions and broker non-votes will have no effect on the vote for Proposal No. 2.

●	Proposal No. 3 – The Nasdaq Stock Issuance Proposal requires the affirmative vote of the majority of Chemomab Israel Shares present in person or represented by proxy. Abstentions and broker non-votes will have no effect on the vote for Proposal No. 3.

●	Proposal No. 4 – The Directors Proposal requires the affirmative vote of the majority of the Chemomab Israel Shares present in person or represented by proxy. Abstentions and broker non-votes will have no effect on the vote for Proposal No. 4.

●	Proposal No. 5 – The Equity Incentive Plan Proposal requires the affirmative vote of the majority of the Chemomab Israel Shares present in person or represented by proxy. Abstentions and broker non-votes will have no effect on the vote for Proposal No. 5.

●	Proposal No. 6 – The Employee Stock Purchase Plan Proposal requires the affirmative vote of the majority of the Chemomab Israel Shares present in person or represented by proxy. Abstentions and broker non-votes will have no effect on the vote for Proposal No. 6.

In the case of the Domestication Merger Proposal, the foregoing majority must also include a majority of Chemomab Israel’s shares voted in favor of the Domestication Merger Proposal that are not held by (a) Chemomab Parent, Domestication Merger Sub or any person or entity holding, directly or indirectly, (i) 25% or more of the voting power of Chemomab Parent or Domestication Merger Sub or (ii) the right to appoint the chief executive officer or 25% or more of the directors of Chemomab Parent or Domestication Merger Sub, (b) a person or entity acting on behalf of Chemomab Parent or Domestication Merger Sub or a person or entity described in clause (a) above, or (c) a family member of, or an entity controlled by Chemomab Parent or Domestication Merger Sub or any of the foregoing (each of (a), (b) and (c) above is referred to as a “Parent Affiliate”).

In order for your vote to count in respect of the Domestication Merger Proposal, you must affirm in your proxy card or voting instruction form that you are not a Parent Affiliate (by indicating “YES” in Item 2a of the proxy card or voting instruction form). If you do not so affirm, your vote will not count towards the tally for the Domestication Merger Proposal.

The approval of the Required Proposals are conditions to the completion of the Merger. Therefore, the Merger cannot be consummated without the approval of the Required Proposals. Approval of Proposal No. 5 (the Equity Incentive Plan Proposal) and Proposal No. 6 (the Employee Stock Purchase Plan Proposal) is not required for the completion of the Merger, and Chemomab Israel shareholders voting against Proposal No. 5 or Proposal No. 6 will not prevent the completion of the Merger. Proposal No. 2 (the Domestication Merger Proposal) is not conditioned upon the completion of the Merger, and as such, the Domestication Merger may be implemented by the Chemomab Israel Board even if the Merger does not take place. Therefore, if Chemomab Israel is to complete the Merger with Scipher, shareholders must approve Proposal No. 1, Proposal No. 2, Proposal No. 3 and Proposal No. 4. All of the foregoing proposals are inter-conditional. In addition, if Proposal No. 1 is not approved by shareholders, Proposals Nos. 3, 4, 5 and 6 will not be implemented.

The information above with respect to the effect of broker non-votes may be incorrect or change before the Meeting. Therefore, if you are a beneficial owner and want to ensure that shares you beneficially own are voted in favor or against any or all of the Proposals, the only way you can do so is to give your broker or nominee specific instructions as to how the shares are to be voted.

If on the date of the Meeting, or a date preceding the date on which the Meeting is scheduled, Chemomab Israel reasonably believes that (i) it will not receive proxies sufficient to obtain the required vote to approve the Proposals, whether or not a quorum would be present or (ii) it will not have sufficient Chemomab Israel Shares represented (whether in person or by proxy) to constitute a quorum necessary to conduct the business of the Meeting, Chemomab Israel may postpone or adjourn, or make one or more successive postponements or adjournments of, the Meeting.

Solicitation of Proxies

Chemomab Israel will pay all of the costs of soliciting these proxies. The officers, directors and employees of Chemomab Israel may solicit proxies in person or by telephone, fax or email. Such officers, directors and employees will receive no additional compensation for these services. Chemomab Israel will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. Chemomab Israel will then reimburse them for their expenses.

Other Matters

As of the date of this proxy statement/prospectus, the Chemomab Israel board of directors does not know of any business to be presented at the Meeting other than as set forth in the notice accompanying this proxy statement/prospectus. If any other matters should properly come before the Meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting the proxies.

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THE DOMESTICATION MERGER

The following is a description of the material aspects of the Domestication Merger. While Chemomab Israel believes that the following description covers the material terms of the domestication, the description may not contain all of the information that is important to Chemomab Israel’s shareholders. Chemomab Israel encourages the Chemomab Israel shareholders to carefully read this entire proxy statement/prospectus, including the Domestication Merger Agreement (including the amendments thereto dated September 23, 2026 and October 16, 2026) attached to this proxy statement/prospectus as Annex B and incorporated herein by reference, for a more complete understanding of the domestication.

General

As set forth in the Merger Agreement, prior to the date of the Closing Date, Chemomab Israel will domesticate as a wholly owned subsidiary of a Delaware corporation by Domestication Merger Sub merging with and into Chemomab Israel, with Chemomab Israel surviving the merger and becoming a wholly owned subsidiary of Chemomab Parent. To effect the Domestication Merger, Chemomab Israel, Chemomab Parent and Domestication Merger Sub entered into the Domestication Merger Agreement pursuant to which all Chemomab Israel Shares (including each Chemomab Israel Share represented by ADSs) outstanding immediately prior to the Domestication Merger will convert into shares of Chemomab Parent Common Stock based on the Domestication Exchange Ratio and all options to purchase Chemomab Israel Shares outstanding immediately prior to the Domestication Merger will be exchanged for options to purchase shares of Chemomab Parent Common Stock with the number of shares subject to each option and the per share exercise price adjusted to reflect the Domestication Exchange Ratio in each case, as further set forth in the Domestication Merger Agreement.

Immediately following the Domestication Merger, Chemomab Israel will be a wholly owned subsidiary of Chemomab Parent, and (i) Chemomab Israel will continue to possess all of Chemomab Israel’s assets, rights, powers and property as constituted immediately prior to the Domestication Merger; (ii) Chemomab Israel will continue to be subject to all of Chemomab Israel’s debts, liabilities and obligations as constituted immediately prior to the Domestication Merger; (iii) each issued and outstanding Chemomab Israel Share (including each Chemomab Israel Share represented by ADSs) will be deemed converted into the right to receive shares of Chemomab Parent Common Stock based on the Domestication Exchange Ratio.

Following the closing of the Domestication Merger and the Merger, the business of Scipher will combine with the business of Chemomab Israel in Chemomab Parent. Chemomab Parent Common Stock is expected to be listed on the Nasdaq Capital Market under Chemomab Parent’s new name, Scipher Medicine Corporation, and trading symbol “SCIP.”

How will the Domestication Merger be effected?

The Domestication Merger will be effected by the merger of Domestication Merger Sub with and into Chemomab Israel, pursuant to the Domestication Merger Agreement, resulting in Chemomab Israel becoming a wholly owned subsidiary of Chemomab Parent that has been recently incorporated under the DGCL for purposes of the domestication. The existing holders of outstanding Chemomab Israel Shares (including each Chemomab Israel Share represented by ADSs) will own all of the outstanding shares of Chemomab Parent Common Stock prior to the completion of the Merger with Scipher. If the Domestication Merger Proposal is approved, it is anticipated that the Domestication Merger will become effective after at least 50 days have elapsed after the filing of the Domestication Merger Proposal with the Israeli Companies’ Registrar and at least 30 days have elapsed after the approval of the Domestication Merger by Chemomab Israel’s shareholders and approval of the Domestication Merger by the shareholder of Domestication Merger Sub have been obtained. Notwithstanding the foregoing, the Domestication Merger and the Merger are expected to close at substantially the same time, with the Domestication Merger occurring immediately prior to the Merger. Accordingly, the actual closing of the Domestication Merger may occur after the expiration of the 50-day and 30-day periods described above in order to occur in connection with the Closing.

At the effective time of the Domestication Merger, each Chemomab Israel Share (including each Chemomab Israel Share represented by ADSs) will be converted automatically into the right to receive shares of Chemomab Parent Common Stock based on the Domestication Exchange Ratio. Your percentage ownership of Chemomab Israel will not be affected by the Domestication Merger, except that following the Domestication Merger your interest in Chemomab Israel will be held indirectly through Chemomab Parent. However, additional shares of Chemomab Parent Common Stock will be issued to certain holders of Scipher securities as merger consideration for the Merger with Scipher and as part of the Concurrent PIPE Investment.

Based on 8,048,615 outstanding ADSs and outstanding options to purchase 509,342 ADSs as of October 14, 2026, and assuming the Chemomab Allocation is 1,600,000 shares of Parent Common Stock (32% of 5,000,000 shares of Parent Common Stock to be outstanding as of the Closing and immediately prior to the Concurrent PIPE Investment), the Domestication Exchange Ratio is expected to be approximately 0.0023 (or, taking into account that one ADS represents 80 Chemomab Israel Shares, 0.187 on an ADS basis), such that each ADS would convert into 0.187 shares of Parent Common Stock pursuant to the Domestication Merger Agreement. The remaining 3,400,000 shares of Parent Common Stock to be outstanding as of the Closing and immediately prior to the Concurrent PIPE Investment will be issued to holders of Scipher’s 2026 Notes. The foregoing estimate is provided solely for illustration purposes, and the final Domestication Exchange Ratio is subject to adjustment depending upon the final relative valuations of Chemomab Israel and Scipher as of the Closing, as well as the number of outstanding Chemomab Israel Shares and options to purchase Chemomab Israel Shares that are outstanding as of immediately prior to the Domestication Merger.

The exchange agent in connection with the Domestication Merger (the “Exchange Agent”) shall be selected by Chemomab Israel following the date hereof. Do not destroy your current certificates issued by Chemomab Israel. Promptly after the Domestication Merger becomes effective, the Exchange Agent will mail record holders of Chemomab Israel Shares (and/or ADSs representing such shares) a letter of transmittal and instructions for surrendering their certificates, book-entry positions and/or ADS positions in exchange for book-entry shares of Chemomab Parent Common Stock.

At the effective time of the Domestication Merger, Chemomab Parent will be governed by the Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws and the DGCL. Although the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws contain many provisions that are similar to the provisions of the Chemomab Israel articles of association, they do include certain provisions that are different. See the section titled “Description of Securities—Differences in Shareholder Rights” in this proxy statement/prospectus.

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THE MERGER

This section and the section titled “The Merger Agreement” in this proxy statement/prospectus describe the material aspects of the Transactions, including the Merger Agreement. While Chemomab Israel believes that this description covers the material terms of the Transactions and the Merger Agreement, it may not contain all of the information that is important to you. You should read carefully this entire proxy statement/prospectus for a more complete understanding of the Transactions and the Merger Agreement, attached as Annex A to this proxy statement/prospectus and the other documents to which you are referred. See the section titled “Where You Can Find More Information” in this proxy statement/prospectus.

Background of the Merger

Historical Background for Chemomab Israel

Chemomab Israel is a clinical-stage biotechnology company developing innovative therapeutics for fibro-inflammatory diseases with high unmet need. Based on the unique and pivotal role of the soluble protein CCL24 in promoting fibrosis and inflammation, Chemomab Israel developed nebokitug (CM-101), a monoclonal antibody that neutralizes CCL24 activity. In clinical and preclinical studies, nebokitug has demonstrated a favorable safety profile, with the potential to treat multiple severe and life-threatening fibro-inflammatory diseases. Chemomab Israel has reported positive results from multiple clinical trials of nebokitug, including the Phase 2 SPRING trial in patients with the rare liver disease primary sclerosing cholangitis (PSC). This study reported positive 15-week and 48-week results, achieving the primary safety endpoint and showing improvements on a range of disease-related secondary endpoints in nebokitug-treated patients with moderate to advanced disease. On February 19, 2025, Chemomab Israel reported that it and the FDA aligned on a regulatory pathway for nebokitug for the treatment of PSC, positioning nebokitug to potentially become the first FDA-approved therapy for this disease. The FDA-aligned regulatory path calls for a single Phase 3 pivotal trial with a primary endpoint consisting of a composite of clinical events associated with disease progression in PSC. Neither liver biopsies nor confirmatory studies are required. Data from the SPRING trial suggests that treatment with nebokitug has the potential to positively impact the number and timing of clinical events.

In order to conduct the Phase 3 trial, Chemomab Israel engaged in discussions with numerous potential strategic partners as described in greater detail in “—History of Strategic Alternatives Discussions for Chemomab Israel” below. The following is a description of those discussions and the events that led to the execution of the Merger Agreement.

History of Strategic Alternatives Discussions for Chemomab Israel

The Chemomab Israel Board and senior management of Chemomab Israel regularly reviewed Chemomab Israel’s operations, clinical development plans, financial condition and capital requirements, as well as developments in the biotechnology industry and capital markets. In connection with these reviews, the Chemomab Israel Board and senior management focused significantly on identifying opportunities to obtain the capital and capabilities necessary to continue the development of nebokitug as well as to more generally enhance the value of nebokitug.

On August 6, 2023, Chemomab Israel engaged Leerink Partners LLC (“Leerink”) as its financial advisor to assist Chemomab Israel in evaluating and pursuing potential strategic opportunities relating to nebokitug, which engagement was subsequently amended on June 14, 2024 and March 5, 2026. At that time, Chemomab Israel’s principal strategic objective was to identify a partner or other source of capital to support the continued development of nebokitug in primary sclerosing cholangitis (PSC), including the potential advancement of nebokitug into a pivotal Phase 3 clinical trial.

Representatives of Leerink assisted the Chemomab Israel Board and management in identifying, evaluating and prioritizing potential strategic opportunities. These opportunities were designed to preserve and maximize the potential and value of nebokitug, provide access to sufficient capital to support its continued development and seek to deliver the greatest reasonably available value to Chemomab Israel’s shareholders. The opportunities considered included potential strategic or development partnerships, licensing arrangements, co-development transactions, financing transactions and other structures through which a third party could support or participate in the continued development of nebokitug.

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From August 2023 through March 2026, at the direction of the Chemomab Israel Board, representatives of Leerink and Chemomab Israel contacted and engaged in discussions with 69 pharmaceutical and biotechnology companies, with an initial focus on companies active in hepatology, immunology, inflammation and fibrosis. The outreach sought to identify parties that might have an interest in partnering with Chemomab Israel, acquiring or licensing rights to nebokitug, co-developing nebokitug or otherwise providing financial or strategic support for its continued development, principally in PSC. The outreach consisted of meetings, telephone and videoconference calls and email communications with senior management teams, business development personnel and representatives of potential strategic partners and their advisors.

On January 9, 2024, Company A submitted a non-binding term sheet contemplating an option to acquire nebokitug. Chemomab Israel and Company A negotiated the proposed terms, including the economic terms and the feasibility of implementing an option-to-acquire structure involving a publicly traded company. Chemomab Israel determined that the proposed terms were not sufficiently favorable, and the parties were unable to resolve certain structural issues relating to the proposed transaction. Company A was subsequently acquired by a third party in September 2025, following which the discussions were terminated.

In July 2024, Chemomab Israel completed a private placement financing that generated approximately $10.0 million in gross proceeds. Chemomab Israel intended to use the proceeds to support the continued development of nebokitug, including clinical, regulatory, manufacturing and research and development activities, and for working capital and general corporate purposes. The financing enabled Chemomab Israel to continue the SPRING Phase 2 clinical program in PSC and related development activities while Chemomab Israel continued to evaluate potential financing and strategic alternatives.

In July 2024, Chemomab Israel reported positive topline results from the double-blind portion of the SPRING Phase 2 trial of nebokitug in patients with PSC.

On October 11, 2024, Chemomab Israel received a non-binding term sheet from Company B contemplating the acquisition of Chemomab Israel and the continued development of nebokitug in PSC. Chemomab Israel and Company B continued discussions while Chemomab Israel prepared for and conducted its End-of-Phase 2 meeting with the FDA in December 2024.

In that December 2024 End-of-Phase 2 meeting with the FDA, Chemomab Israel and the FDA aligned on key elements of a single pivotal Phase 3 clinical trial that could support the potential approval of nebokitug in PSC but the FDA indicated that a Phase 3 trial would need to be based on clinical events rather than surrogate biomarkers supporting an accelerated approval pathway. Following this meeting, Company B determined not to proceed with the proposed transaction.

In March 2025, Chemomab Israel reported results from the open-label extension portion of the SPRING trial. Following the availability of the SPRING results and the FDA feedback, Chemomab Israel, with the assistance of Leerink, continued its outreach to potential strategic partners regarding the advancement of nebokitug in PSC. The Chemomab Israel Board and management also evaluated the amount of capital that would be required to initiate and complete the contemplated Phase 3 clinical trial and the feasibility of raising such capital independently in the public or private capital markets. Based on the anticipated cost and duration of the Phase 3 program, conditions in the biotechnology capital markets at such time and Chemomab Israel’s then available cash resources, the Chemomab Israel Board determined that continuing to pursue a well-capitalized strategic or development partner remained the most likely viable path for advancing nebokitug in PSC.

From December 2025 through March 2026, Chemomab Israel engaged in negotiations with Company C regarding a potential strategic transaction for nebokitug in PSC. The parties discussed potential development responsibilities, financing requirements and transaction terms.

As the discussions focused principally on PSC they did not result in an opportunity that was sufficiently mature or capable of being completed on acceptable terms. In the third quarter of 2025, Chemomab Israel and Leerink broadened the strategic process to include opportunities to advance nebokitug in other diseases in which CCL24 was believed to play a meaningful role. Chemomab Israel’s objective in broadening the process was not to seek a reverse merger unrelated to Chemomab Israel’s business. Rather, Chemomab Israel sought opportunities that would preserve the potential of nebokitug, provide sufficient capital for its continued development and enable nebokitug to be evaluated in PSC, another relevant indication or a combination of indications.

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In evaluating potential opportunities, Chemomab Israel and Leerink considered, among other matters, the scientific and clinical rationale for the proposed development program; the potential partner’s technologies, development capabilities and relevant therapeutic-area expertise; the availability of clinical, biomarker or patient-stratification capabilities that could improve the development strategy for nebokitug; identifiable clinical, regulatory, commercial or partnering value inflection points; the level of unmet medical need and potential commercial opportunity in the proposed indication; the experience of the potential partner’s management team; the support of existing or prospective investors; the availability of sufficient capital following a transaction to execute the proposed development plan; the proposed allocation of value and ownership to Chemomab Israel’s shareholders; transaction certainty; and the extent to which the opportunity could preserve or enhance the potential future development of nebokitug in PSC and/or other indications.

In July 2025, following a direct approach to Leerink by the CEO of Scipher Medicine Corporation (“Scipher”) regarding Chemomab Israel, Leerink introduced Scipher to Chemomab Israel. Scipher was a precision medicine company focused on applying its proprietary network biology and molecular data platform to improve therapeutic target identification and treatment selection in immune-mediated diseases.

In August 2025, Scipher informed Chemomab Israel that, through an analysis conducted using Scipher’s proprietary AI Network Medicine platform, Scipher had independently identified CCL24 as a top-ranked therapeutic target in RA. Scipher believed that nebokitug’s inhibition of CCL24 had the potential to address an important unmet need in patients with RA who did not respond adequately to existing therapies. Scipher also believed that its proprietary molecular data, patient-stratification capabilities and experience developing molecular diagnostic tests could be used to identify a potential treatment-response signature for nebokitug. Such a signature could support the identification and enrollment of patients more likely to benefit from nebokitug and thereby potentially increase the probability of success of a clinical development program in RA. Scipher’s proposal contemplated combining nebokitug with Scipher’s precision medicine platform, commercial diagnostic infrastructure and companion diagnostic development capabilities to advance nebokitug as a potential precision medicine therapy for RA.

In addition to the scientific and clinical rationale for developing nebokitug in RA, Scipher indicated that it had support from certain of its existing investors for a financing that would fund the planned Phase 2 clinical trial of nebokitug in RA and provide additional capital to the Combined Company. Accordingly, unlike certain prior opportunities considered by Chemomab Israel, Scipher’s proposal contemplated an integrated transaction that would combine a scientific rationale for a new indication, patient-selection and diagnostic capabilities, an experienced management and development team and investor support for the capital required to conduct the proposed Phase 2 trial.

On August 4, 2025, Chemomab Israel and Scipher entered into a mutual non-disclosure agreement. Thereafter, representatives of Chemomab Israel and Scipher held a series of meetings and discussions regarding Scipher’s precision medicine platform, the molecular and network biology analyses supporting the identification of CCL24 as a therapeutic target in RA, the potential patient-stratification strategy, the proposed Phase 2 clinical development plan, the potential companion diagnostic strategy, Scipher’s existing diagnostic business and biopharmaceutical collaborations, the financing requirements for the proposed clinical program and potential transaction structures.

During these discussions, Chemomab Israel continued to consider other potential opportunities for nebokitug, including opportunities relating to its continued development in PSC. Chemomab Israel did not view the Scipher opportunity as a conventional reverse merger. In reaching this conclusion, the Chemomab Israel Board considered, among other factors, the scientific and strategic rationale for combining nebokitug with Scipher’s precision medicine platform and RA capabilities, Scipher’s established operating business, commercial infrastructure, partnerships and existing management team, the committed financing expected to support the Combined Company’s development plans, and the allocation of ownership between the Chemomab Israel and Scipher stockholders. Furthermore, the Chemomab Israel Board evaluated whether a combination with Scipher could provide a differentiated and sufficiently financed development path for nebokitug, while preserving the potential for future development of nebokitug and providing Chemomab Israel’s shareholders with meaningful participation in the potential value of the Combined Company.

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On November 18, 2025, Chemomab Israel Management presented the Scipher opportunity to the Chemomab Israel Board for the first time. The presentation included a review of Scipher’s business and management team, Scipher’s scientific rationale for targeting CCL24 in RA, Scipher’s proposed biomarker and patient-stratification strategy, the proposed Phase 2 clinical trial, the anticipated development budget and timeline, the proposed financing by Scipher’s investors and potential transaction structures. The Chemomab Israel Board discussed the potential advantages and risks of the Scipher opportunity, including the scientific and commercial potential of developing nebokitug in RA, the availability of capital to fund the proposed development program, the potential application of Scipher’s platform to nebokitug, the valuation attributed to Chemomab Israel and nebokitug, the proposed ownership of Chemomab Israel’s shareholders in the Combined Company, the future potential of nebokitug in PSC, and the execution risks associated with the proposed transaction.

Between December 2025 and March 2026, representatives of Chemomab Israel and Scipher, together with their respective financial, legal, scientific and other advisors, continued discussions regarding the proposed transaction. The parties discussed, among other matters, their respective valuations, the allocation of ownership in the Combined Company, the amount and terms of the proposed financing, the proposed RA Phase 2 development plan, the Combined Company’s anticipated cash runway, governance and management of the Combined Company, treatment of Chemomab Israel’s outstanding equity securities, the future development and ownership of nebokitug, the potential continued development of nebokitug and the principal conditions to the completion of a transaction.

During this period, Chemomab Israel Management and the Chemomab Israel Board also continued to assess other potential opportunities relating to nebokitug. In particular, in parallel with Chemomab Israel’s evaluation of the opportunity presented by Scipher, Chemomab Israel was also engaged in the later stages of the discussions with Company C.

In evaluating the available alternatives, the Chemomab Israel Board considered the stage and likelihood of completion of each opportunity, the amount of available financing, the proposed development plan for nebokitug, the timing required to reach meaningful clinical or other value inflection points, the value and transaction consideration available to Chemomab Israel’s shareholders and the risks associated with Chemomab Israel continuing to operate independently.

During 2025, in light of Chemomab Israel’s cash position and market conditions, Chemomab Israel implemented certain cost-reduction measures designed to extend its cash runway and preserve capital while continuing to pursue strategic alternatives. These measures included a reduction in workforce of approximately 3 employees, a reduction in discretionary spending, deferral of certain non-critical development activities and other measures. As of March 31, 2026, Chemomab Israel had approximately $8.0 million in cash and cash equivalents, which Chemomab Israel believed would be sufficient to fund its operations into March 2027. The Chemomab Israel Board considered Chemomab Israel’s financial condition and projected cash runway as part of its ongoing assessment of strategic alternatives.

On January 14, 2026, Scipher delivered to Chemomab Israel a proposed non-binding letter of intent outlining the principal terms of a potential business combination. Chemomab Israel, with the assistance of its legal and financial advisors, provided comments on the proposed terms, and the parties negotiated the letter of intent over the following weeks.

On February 3, 2026, the Chemomab Israel Board met to consider the proposed letter of intent. Dr. Adi Mor, Chemomab Israel’s Chief Executive Officer, and representatives of Chemomab Israel’s legal and financial advisors reviewed the proposed terms, including the proposed valuation and ownership allocation, the contemplated financing, the proposed governance and management of the Combined Company, the planned development of nebokitug in RA, the potential future development of nebokitug in PSC, the anticipated cash runway and the principal conditions to completion of the proposed transaction. Following discussion and negotiations including in respect of the proposed equity split for the Combined Company, the structure of the proposed transaction and the terms of the CVRs and the amounts to be raised in the proposed private investment in public equity financing, the Chemomab Israel Board authorized Chemomab Israel to enter into the non-binding letter of intent with Scipher, subject to receipt of commitment letters from the investors in the Concurrent PIPE Investment.

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On March 2, 2026, following Company C’s failure to provide an offer or reach a decision in a timely manner, Chemomab Israel and Scipher executed a non-binding letter of intent setting forth the principal terms of a potential business combination intended to advance nebokitug into a precision medicine Phase 2 clinical trial in RA, supported by Scipher’s patient-stratification and companion diagnostic capabilities and financing from Scipher’s investors. The letter of intent included an exclusivity provision.

On March 18, 2026, Scipher provided an initial draft of the merger agreement and on March 23, 2026, Scipher provided an initial draft of the CVR agreement. Between March 23 and July 5, the parties and their respective legal advisors exchanged drafts of the merger agreement and negotiated the definitive transaction documents, including the CVR agreement, the Domestication Merger Agreement, the disclosure schedules of each of Chemomab Israel and Scipher, the lock-up agreements and the Chemomab Israel shareholder support agreement. During these exchanges, the parties also discussed the overall structure of the transaction, including the relative ownership of the Combined Company, the treatment of Chemomab Israel’s legacy asset through the CVR, the financing required in connection with closing and the allocation of closing-related risks between the parties.

Negotiations of the merger agreement, CVR agreement and main transaction documents revolved around a number of key issues. With respect to the merger agreement, the parties negotiated the closing conditions applicable to each party, including the requirement that Chemomab Israel have no indebtedness at closing and the timing and form of Scipher stockholder approval. The parties also negotiated the scope of Chemomab Israel’s ability to raise capital through its at-the-market facility during the interim period, with the parties ultimately agreeing on a threshold above which Scipher’s consent would be required. In addition, the parties discussed the treatment of regulatory and clinical events under the material adverse effect definition, interim operating covenants applicable to each party pending the Closing, the allocation of transaction-related costs (including depositary fees associated with the redomiciling and severance payments for Chemomab Israel employees), and the circumstances under which the Chemomab Israel Board is entitled to change its recommendation in favor of the transaction. The parties also negotiated the termination fee and expense reimbursement provisions, including the amount of the termination fee payable by Chemomab Israel in the event of a change in board recommendation or a failure to obtain Chemomab Israel shareholder approval. With respect to the CVR agreement, the parties negotiated the Combined Company’s obligations relating to the development and commercialization of nebokitug in PSC, including the standard of efforts applicable to the pursuit of the CVR milestones, the role and information rights of the CVR holders’ representative, and whether the Combined Company could deduct out-of-pocket costs from any milestone payments to CVR holders. In particular, the parties negotiated the level of indebtedness permitted at closing and Chemomab Israel’s expected cash position at closing, including the treatment of transaction expenses and other closing-related liabilities. Scipher focused on ensuring certainty regarding the financial position of Chemomab Israel at closing, while Chemomab Israel focused on ensuring that ordinary-course expenditures and transaction-related costs were appropriately reflected in the agreed closing framework. The parties also discussed the scope of the material adverse effect definition, including the extent to which clinical, regulatory or other developments relating to nebokitug could constitute a material adverse effect. In negotiating the termination provisions, the parties discussed both the amount of any termination fee and the circumstances in which such fee or expense reimbursement would become payable. The parties also negotiated the minimum level of Chemomab Israel shareholder support to be covered by the shareholder support agreement, balancing Scipher’s desire for greater transaction certainty against Chemomab Israel’s objective of limiting the extent of advance shareholder commitments.

In parallel with the negotiation of the merger agreement, Chemomab Israel and Scipher conducted financial, legal, scientific, clinical, regulatory, intellectual property, commercial and operational due diligence on each other. Representatives of each party’s management and external advisors were provided access to confidential data rooms, participated in due diligence calls, reviewed diligence materials and responses to diligence requests and assessed the scientific rationale, development plans, competitive landscape, financial condition, capitalization and material legal and contractual matters of the other party.

On April 13, 2026, Chemomab Israel retained Oppenheimer to render an opinion to the Chemomab Parent Board (and not to the Chemomab Israel Board) as to the fairness, from a financial point of view, of the merger consideration to be paid by Chemomab Parent in the merger.

The parties also worked with Scipher’s investors and other prospective investors regarding the Concurrent PIPE Investment. On April 16, 2026, Scipher provided initial drafts of the PIPE SPA and PIPE RRA in connection with the Concurrent PIPE Investment. On July 2, 2026, Scipher provided initial drafts of the form of common warrant and the form of commitment letter for prospective investors in the Concurrent PIPE Investment, led by Northpond Ventures, with participation from Khosla Ventures, Blue Owl Healthcare Opportunities and other Scipher investors, to sign and deliver at the time of the signing of the merger agreement. Between April 16, 2026 and July 6, 2026, the parties, including the investors in the Concurrent PIPE Investment, negotiated the terms of the Concurrent PIPE Investment and the definitive agreements thereto. Negotiations related to the pre-Concurrent PIPE Investment valuation of the Combined Company, the economics of the warrant coverage (including the valuation of such warrant coverage) and the use of proceeds of the warrants. The Concurrent PIPE Investment negotiations focused principally on the amount of financing to be raised, the pre-Concurrent PIPE Investment valuation of the Combined Company, the amount and economics of the warrant coverage and the resulting dilution to the parties’ respective shareholders.

In June 2026, following the expiration of the exclusivity period under the letter of intent dated March 2, 2026 with Scipher, Chemomab Israel and Company C briefly re-engaged in discussions regarding a potential transaction. Shortly thereafter, Company C informed Chemomab Israel of its decision not to proceed, citing the anticipated duration and substantial cost of the Phase 3 clinical trial and the resulting development risk.

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Between June 28 and July 2, 2026, certain members of the Chemomab Israel Board directly negotiated with existing investors of Scipher in order to finalize certain outstanding transaction terms, including the economics of the warrant coverage in the Concurrent PIPE Investment. During those discussions, the parties focused on the remaining Concurrent PIPE Investment economics, including the amount and valuation of the warrant coverage and its impact on the relative economics of the transaction.

The Chemomab Israel Board met on June 29, 2026 and reviewed the principal remaining open issues, including the transaction structure, Chemomab Israel’s required indebtedness and cash position at closing, the material adverse effect definition, the Concurrent PIPE Investment terms, the proposed termination fee provisions and the minimum level of shareholder support contemplated by the support agreement. The Chemomab Israel Board discussed the effect of these terms on transaction certainty and shareholder value and directed management to continue negotiations within the parameters discussed.

The Chemomab Israel Board met on July 2, 2026, and reviewed the status of these negotiations and the revised terms, with particular focus on the Concurrent PIPE Investment economics and the remaining closing and termination provisions. Following a discussion, the Chemomab Israel Board unanimously determined that, subject to the satisfactory resolution of the remaining open issues and finalization of the transaction documents, the proposed merger with Scipher was advisable and in the best interests of Chemomab Israel and its shareholders. The Chemomab Israel Board authorized Dr. Mor, in her capacity as Chemomab Israel’s Chief Executive Officer, to finalize and execute the merger agreement and the related transaction documents on behalf of Chemomab Israel, subject to the parameters discussed at the meeting.

On June 30, 2026, Chemomab Parent was incorporated in the State of Delaware, for the purpose of effecting the transactions contemplated by the merger agreement.

On July 6, 2026, the Chemomab Israel Board held a meeting attended by members of Chemomab Israel Management and representatives of Chemomab Israel’s legal and financial advisors. At the meeting, Dr. Mor and Chemomab Israel’s advisors presented a detailed review of the proposed transaction, including the principal terms of the merger agreement and related agreements, the proposed Concurrent PIPE Investment, the ownership and governance of the Combined Company, the planned development of nebokitug in RA and the remaining open issues. Chemomab Israel’s legal counsel reviewed with the Chemomab Israel Board the directors’ fiduciary duties under applicable law in connection with their consideration of the proposed transaction. Representatives of Oppenheimer reviewed with the Chemomab Parent Board Oppenheimer’s financial analysis of the proposed merger consideration to be paid by Chemomab Parent; this presentation was also made to the Chemomab Israel Board for informational purposes only. At the conclusion of its presentation, Oppenheimer rendered its oral opinion to the Chemomab Parent Board (and not to the Chemomab Israel Board), subsequently confirmed by delivery of a written opinion dated July 6, 2026, to the effect that, as of such date and based upon and subject to the assumptions, procedures, qualifications, limitations and other matters described in its opinion, the merger consideration to be paid by Chemomab Parent in the merger pursuant to the merger agreement was fair, from a financial point of view, to Chemomab Parent. The Chemomab Israel Board also reviewed the final resolution of the principal negotiated issues, including the transaction structure, the indebtedness and cash requirements at closing, the material adverse effect provisions, the Concurrent PIPE Investment financing terms, the termination fee provisions and the agreed level of shareholder support under the support agreement.

On July 6 and July 7, 2026, Chemomab Israel and Scipher, together with their respective advisors, conducted final negotiations regarding non-material remaining outstanding matters, and the merger agreement and related transaction documents were substantially finalized.

Chemomab Israel and Scipher executed the Merger Agreement on July 7, 2026.

On July 8, 2026, Dr. Mor updated the Chemomab Israel board of directors regarding the resolution of the remaining open matters and informed the Chemomab Israel Board that, pursuant to the authority previously granted by the Chemomab Israel Board, Chemomab Israel and Scipher executed the Merger Agreement on July 7, 2026. Promptly following the execution of the Merger Agreement, Chemomab Israel and Scipher issued a joint press release announcing the transaction.

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Chemomab Israel’s Reasons for the Merger

The Chemomab Israel Board considered the following factors, among others, in reaching its conclusion to approve and adopt the Merger Agreement, the Domestication Merger, the Merger, the issuance of shares of Chemomab Parent Common Stock in the Merger and the other transactions contemplated thereby, and to recommend that the Chemomab Israel shareholders approve the merger agreement, the Domestication Merger, the Merger, the issuance of shares of Chemomab Parent Common Stock in the Merger and the other transactions contemplated by the Merger Agreement:

●	the Chemomab Israel Board believes that a “go it alone” scenario was not without significant risk and dilution to the Chemomab Israel shareholders, taking into account Chemomab Israel’s business, operational and financial prospects, including its cash position of approximately $8.0 million as of March 31, 2026, the substantial cost and multi-year duration anticipated for the single Phase 3 pivotal clinical trial required to support potential approval of nebokitug in PSC, and the inability, despite a broad and sustained outreach effort spanning approximately two and a half years and 69 pharmaceutical and biotechnology companies, to secure a sufficiently developed, actionable strategic partnership or financing arrangement capable of funding that trial;

●	the Chemomab Israel Board believes, after a thorough review of strategic alternatives conducted with the assistance of Leerink, Chemomab Israel’s financial advisor, and discussions with Chemomab Israel’s senior management and legal counsel, that the Merger is more favorable to the shareholders of Chemomab Israel than the potential value that might have resulted from other strategic options that may have been available to Chemomab Israel, including remaining a stand-alone public company or continuing to pursue potential strategic partners or investors;

●	the Chemomab Israel Board believes, based on scientific and clinical diligence conducted over several months, that Scipher independent identification of CCL24 as a top-ranked therapeutic target in RA through its proprietary AI Network Medicine platform, together with Scipher’s proprietary molecular data and patient-stratification capabilities, represent a meaningful scientific and commercial opportunity for nebokitug that may create value for the shareholders of the Combined Company and an opportunity for Chemomab Israel’s shareholders to participate in the potential growth of the Combined Company;

●	unlike certain of the other opportunities previously considered by Chemomab Israel, the Chemomab Israel Board considered that Scipher’s proposal contemplated an integrated transaction combining a scientific and clinical rationale for a new indication, patient-selection and companion diagnostic capabilities, an experienced management and development team, and committed investor support for the capital required to conduct the proposed Phase 2 clinical trial in RA;

●	the Chemomab Israel Board also considered that the transaction was not a conventional reverse merger, in light of Scipher’s established operating business, commercial diagnostic infrastructure, existing biopharmaceutical collaborations and existing management team, and considered whether the combination could provide a differentiated and sufficiently financed development path for nebokitug while preserving the potential for its future development in PSC and providing Chemomab Israel’s shareholders with meaningful participation in the value of the Combined Company;

●	the Chemomab Israel Board also considered the scientific and commercial potential of developing nebokitug in RA, the availability of capital to fund the proposed Phase 2 development program, the potential application of Scipher’s platform to nebokitug, the anticipated development budget and timeline, and the execution risks associated with the proposed transaction, each as reviewed with Chemomab Israel Management; and

●	the Chemomab Israel Board also considered the financing to be provided by Scipher’s existing investors, led by Northpond Ventures, with participation from Khosla Ventures, Blue Owl and other Scipher investors, in connection with the Concurrent PIPE Investment, and the possibility that the Combined Company would be able to raise additional capital in the future if necessary to fund the continued development of nebokitug in RA and PSC.

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The Chemomab Israel Board also reviewed the recent financial condition, results of operations and financial condition of Chemomab Israel, including, but not limited to, the following:

●	the risks associated with continuing to operate Chemomab Israel on a stand-alone basis, including the substantial capital that would be required to initiate and complete the contemplated Phase 3 clinical trial in PSC and the feasibility of raising such capital independently in the public or private capital markets;

●	the cost-reduction measures implemented by Chemomab Israel during 2025 in light of its cash position and prevailing market conditions, including a reduction in workforce of approximately three employees, a reduction in discretionary spending and the deferral of certain non-critical development activities, undertaken to extend Chemomab Israel’s cash runway while it continued to pursue strategic alternatives;

●	Chemomab Israel’s cash position of approximately $8.0 million as of March 31, 2026, which Chemomab Israel believed would be sufficient to fund its operations only into March 2027 absent a transaction or additional financing; and

●	Chemomab Israel Management’s assessment, following extensive outreach to 69 potential strategic partners, of the difficulty of obtaining sufficient financing or a strategic partnership on acceptable terms, if at all, to advance nebokitug into a Phase 3 clinical trial in PSC.

The Chemomab Israel Board also reviewed the terms of the Merger and associated transactions, including, but not limited to, the following:

●	the proposed valuation and equity split for the Combined Company and the allocation of ownership between Chemomab Israel’s shareholders and Scipher’s stockholders, which were negotiated over several months between December 2025 and March 2026 and further refined through the execution of the Merger Agreement;

●	the terms of the CVRs to be issued in connection with the Merger, including the Combined Company’s obligations relating to the continued development and commercialization of nebokitug in PSC, the applicable efforts standard for pursuing the CVR milestones, and the role and information rights of the CVR holders’ representative;

●	the terms of the Concurrent PIPE Investment, including the PIPE SPA, PIPE RRA and PIPE Warrants negotiated with Northpond Ventures and other Scipher investors, and the anticipated cash runway of the Combined Company following the completion of the Merger and the Concurrent PIPE Investment;

●	the closing conditions applicable to each party under the Merger Agreement, including the requirement that Chemomab Israel have no indebtedness at closing, the negotiated scope of Chemomab Israel’s ability to raise capital through its at-the-market facility during the interim period, and the timing and form of Scipher stockholder approval;

●	the circumstances under which the Chemomab Israel Board is entitled to change its recommendation in favor of the transaction, and the respective rights and limitations of the parties under the merger agreement in that regard; and

●	the terms of the Merger Agreement, including the parties’ representations, warranties and covenants, the conditions to their respective obligations, and their reasonableness under the circumstances, following extensive due diligence conducted by each party on the other, including financial, legal, scientific, clinical, regulatory, intellectual property, commercial and operational due diligence.

In the course of its deliberations, the Chemomab Israel Board also considered a variety of risks and other countervailing factors related to entering into the Merger, including, but not limited to, the following:

●	the substantial expenses to be incurred by Chemomab Israel in connection with the Merger;

●	the termination fee and expense reimbursement provisions negotiated by the parties, including the amount of the termination fee payable by Chemomab Israel in the event of a change in board recommendation or a failure to obtain Chemomab Israel shareholder approval;

●	the allocation of transaction-related costs, including depositary fees associated with the redomestication and severance payments for Chemomab Israel employees, as negotiated between the parties;

●	the possible volatility, at least in the short term, of the trading price of the Chemomab Israel Shares represented by ADSs resulting from announcement of the Merger;

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●	the risk that the Merger might not be consummated in a timely manner or at all, and the potential adverse effect of the public announcement of the Merger, or any delay in or failure to complete the Merger, on Chemomab Israel’s reputation and business;

●	the risk to Chemomab Israel’s business, operations and financial results in the event the Merger is not consummated, including the further diminution of Chemomab Israel’s cash resources and its likely inability to raise additional capital on acceptable terms, if at all, given the extensive but unsuccessful efforts made over more than two years to secure a partnering, financing or acquisition transaction with the 69 companies contacted, including the discussions with Company A, Company B and Company C that did not result in a completed transaction;

●	the treatment of regulatory and clinical events under the material adverse effect definition and the interim operating covenants applicable to each party pending closing, as negotiated by the parties;

●	the fact that additional capital will likely be needed following the consummation of the Merger to fund the continued development of nebokitug in RA and PSC by the Combined Company; and

●	various other risks associated with the Combined Company and the Merger, including those described in the section titled “Risk Factors” in this proxy statement/prospectus.

The Chemomab Israel Board also considered the financial analysis presented by Oppenheimer to the Chemomab Parent Board on July 6, 2026 (which presentation was made to the Chemomab Israel Board for informational purposes only) and the oral opinion of Oppenheimer, subsequently confirmed in writing, delivered to the Chemomab Parent Board (in its capacity as such) (and not to the Chemomab Israel Board), as of July 6, 2026, and based upon and subject to the various assumptions made, procedures followed, matters considered and qualifications and limitations on the review undertaken by Oppenheimer in preparing its opinion set forth in its written opinion, as to the fairness, from a financial point of view, to Chemomab Parent of the merger consideration to be paid by Chemomab Parent in the Merger pursuant to the Merger Agreement.

The foregoing information and factors considered by the Chemomab Israel Board are not intended to be exhaustive but are believed to include all of the material factors considered by the Chemomab Israel Board. In view of the wide variety of factors considered in connection with its evaluation of the Merger and the complexity of these matters, the Chemomab Israel Board did not find it useful, and did not attempt, to quantify, rank or otherwise assign relative weights to these factors. In considering the factors described above, individual members of the Chemomab Israel Board may have given different weight to different factors. The Chemomab Israel Board conducted an overall analysis of the factors described above, including thorough discussions with, and questioning of, Chemomab Israel Management and the representatives of each of the legal, financial and scientific advisors of Chemomab Israel, and considered the factors overall to be favorable to, and to support, its determination that the Merger and the other transactions contemplated by the merger agreement are advisable, fair to and in the best interests of Chemomab Israel and its shareholders.

Unaudited Financial Projections of Scipher as adjusted by Chemomab Israel Management

As a matter of course, Scipher and Chemomab Israel do not publicly disclose long-term projections of future financial results due to the inherent unpredictability and subjectivity of underlying assumptions and estimates. However, in connection with the Chemomab Israel Board’s evaluation of the Merger, internal financial projections for Scipher were prepared by the management of Scipher and provided to the management of Chemomab Israel and then adjusted by Chemomab Israel Management to give effect to income tax expense beginning in 2032, solely for use by Oppenheimer in connection with the rendering of its opinion and performing its related financial analyses, as described below under “—Opinion of the Financial Advisor of Chemomab Parent.”

The following table, which is subject to the financial projection statements above, presents a selected summary of the Scipher risk adjusted financial projections that were made available to Oppenheimer as adjusted by Chemomab Israel Management.

($ in thousands)	2026	2027	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037	2038
Total Revenue	6,000.0	14,000.0	22,500.0	32,809.5	49,025.2	60,332.7	79,726.9	95,868.8	119,963.9	137,199.1	165,000.3	183,799.3	211,625.3
Total Gross Profit	4,657.2	11,889.0	19,869.4	28,988.2	43,885.9	53,713.7	71,605.6	85,928.6	108,227.5	123,566.6	149,211.5	165,800.1	191,242.6
Total Operating Expenses	16,160.5	15,148.7	14,482.3	18,609.5	21,178.8	25,857.4	29,061.9	33,293.4	38,053.1	41,341.9	45,661.1	50,512.0	53,895.7
Net Operating Profit (Loss) After Tax	-11,503.3	-3,259.8	5,387.1	10,378.8	22,707.1	27,856.4	42,361.9	50,772.8	62,052.3	72,648.4	74,863.2	82,343.5	98,023.0
Unlevered Free Cash Flow(1)	-11,503.3	-3,259.8	5,387.1	10,378.8	22,707.1	27,856.4	42,361.9	50,772.8	62,052.3	72,648.4	74,863.2	82,343.5	98,023.0

(1)	Unlevered Free Cash Flow was calculated by Chemomab Israel Management and represents Net Operating Profit (Loss) After Tax, adjusted for depreciation and amortization, capital expenditures and changes in net working capital, and was used in the discounted cash flow analysis described under “—Opinion of the Financial Advisor of Chemomab Parent”.

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The inclusion of the Scipher financial projections as adjusted by Chemomab Israel Management should not be deemed an admission or representation by Chemomab Israel, Oppenheimer, Scipher or any of their respective officers, directors, affiliates, advisors, or other representatives with respect to such financial projections. The Scipher financial projections as adjusted by Chemomab Israel Management are not included to influence your views on the Merger and are summarized in this proxy statement/prospectus solely to provide shareholders access to certain non-public information considered by the Chemomab Board in connection with its evaluation of the Merger and provided to Chemomab Israel’s financial advisor, Oppenheimer, to assist with its financial analyses as described in the section titled “—Opinion of the Financial Advisor of Chemomab Parent”. The information from the Scipher financial projections as adjusted by Chemomab Israel Management should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding Scipher and Chemomab Israel in this proxy statement/prospectus.

The Scipher financial projections as adjusted by Chemomab Israel Management were not prepared with a view toward public disclosure, nor were they prepared with a view toward compliance with published guidelines of the SEC, the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, or U.S. GAAP. Neither the independent registered public accounting firm of Chemomab Israel nor Scipher nor any other independent accountant has audited, reviewed, compiled, examined or performed any procedures with respect to the accompanying unaudited prospective financial information for the purpose of its inclusion herein, and accordingly, neither the independent registered public accounting firm of Chemomab Israel nor Scipher nor any other independent accountant expresses an opinion or provides any form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, the prospective financial information for the purpose of this proxy statement/prospectus. Scipher financial projections as adjusted by Chemomab Israel Management include adjusted net free cash flow, which is a non-U.S. GAAP financial measure.

The financial projections prepared by Scipher and supplied to Chemomab Israel, as adjusted by Chemomab Israel Management, were prepared solely for use by Oppenheimer to assist with its financial analyses as described in the section titled “—Opinion of the Financial Advisor of Chemomab Parent.” As a result, the Scipher financial projections as adjusted by Chemomab Israel Management are susceptible to multiple interpretations. Although Scipher believes its assumptions to be reasonable, all financial projections are inherently uncertain, and Chemomab and Scipher expect that differences will exist between actual and projected results. Although presented with numerical specificity, the Scipher financial projections as adjusted by Chemomab Israel Management reflect numerous variables, estimates, and assumptions made by Scipher management at the time such projections were prepared, reflect adjustments made by Chemomab Israel Management and also reflect general business, economic, market, and financial conditions and other matters, all of which are difficult to predict and many of which are beyond Chemomab and Scipher control. In addition, the Scipher financial projections as adjusted by Chemomab Israel Management cover multiple years, and this information by its nature becomes subject to greater uncertainty with each successive year. Accordingly, there can be no assurance that the estimates and assumptions made in preparing the Scipher financial projections as adjusted by Chemomab Israel Management will prove accurate or that any of the Scipher financial projections as adjusted by Chemomab Israel Management will be realized.

The Scipher financial projections as adjusted by Chemomab Israel Management are subject to many risks and uncertainties and you are urged to review the section titled “Risk Factors” in this proxy statement/prospectus for a description of risk factors relating to the Merger and Scipher business. You should also read the section titled “Cautionary Note Regarding Forward-Looking Statements” in this proxy statement/prospectus for additional information regarding the risks inherent in forward-looking information such as the Scipher financial projections as adjusted by Chemomab Israel Management.

The inclusion of the Scipher financial projections as adjusted by Chemomab Israel Management herein should not be regarded as an indication that Chemomab Israel, Oppenheimer, Scipher, or any of their respective affiliates or representatives considered or consider the Scipher financial projections as adjusted by Chemomab Israel Management to be necessarily indicative of actual future events, and the Scipher financial projections as adjusted by Chemomab Israel Management should not be relied upon as such. The Scipher financial projections as adjusted by Chemomab Israel Management do not take into account any circumstances or events occurring after the date they were prepared. Chemomab Israel, Scipher and the Combined Company do not intend to, and disclaim any obligation to, update, correct, or otherwise revise the Scipher financial projections as adjusted by Chemomab Israel Management to reflect circumstances existing or arising after the date the Scipher financial projections as adjusted by Chemomab Israel Management were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions or other information underlying the Scipher financial projections as adjusted by Chemomab Israel Management are shown to be in error. Furthermore, the Scipher financial projections as adjusted by Chemomab Israel Management do not take into account the effect of any failure of the Merger to be consummated and should not be viewed as accurate or continuing in that context.

In light of the foregoing factors and the uncertainties inherent in financial projections, shareholders are cautioned not to place undue reliance, if any, on the Scipher financial projections, including as adjusted by Chemomab Israel Management.

Opinion of the Financial Advisor of Chemomab Parent

Chemomab Parent engaged Oppenheimer to render a written opinion to the Chemomab Parent Board (and not to the Chemomab Israel Board) as to the fairness, from a financial point of view, to Chemomab Parent of the merger consideration to be paid by Chemomab Parent in the proposed Merger pursuant to the Merger Agreement. Chemomab Parent selected Oppenheimer because Oppenheimer is an internationally recognized investment banking firm with substantial experience in transactions similar to the proposed Merger.

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As part of Oppenheimer’s engagement, representatives of Oppenheimer attended the meeting of the Chemomab Parent Board held on July 6, 2026, at which the Chemomab Parent Board evaluated the proposed Merger. Representatives of Oppenheimer also attended the meeting of the Chemomab Israel Board held on July 6, 2026, at which Oppenheimer’s financial analysis was presented for informational purposes only. At the Chemomab Parent Board meeting, Oppenheimer reviewed with the Chemomab Parent Board Oppenheimer’s financial analyses of the merger consideration to be paid by Chemomab Parent and rendered its opinion, as of such date and subject to the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Oppenheimer as set forth in its opinion, as to the fairness, from a financial point of view, to Chemomab Parent of the merger consideration to be paid by Chemomab Parent in the proposed Merger pursuant to the Merger Agreement. Oppenheimer did not render any opinion to the Chemomab Israel Board.

The description of the opinion set forth herein is qualified in its entirety by reference to the full text of the opinion, which is attached as Annex E to this proxy statement/prospectus and is incorporated herein by reference, and describes the procedures followed, assumptions made, matters considered, and qualifications and limitations on the review undertaken by Oppenheimer in preparing its opinion. Oppenheimer’s opinion speaks only as of the date of the opinion. The opinion was for the information of, and was directed to, the Chemomab Parent Board (in its capacity as such) in connection with its consideration of the financial terms of the Merger, and was not directed to, and did not address, the Chemomab Israel Board. The opinion addressed the fairness, from a financial point of view, to Chemomab Parent of the merger consideration to be paid by Chemomab Parent in the proposed Merger pursuant to the Merger Agreement. It did not address the underlying business decision of the Chemomab Parent Board to engage in the Merger or enter into the Merger Agreement. It does not constitute a recommendation to the Chemomab Parent Board or the Chemomab Israel Board in connection with the Merger or a recommendation to any holder of Chemomab Israel or Chemomab Parent common stock as to how to vote or act in connection with the Merger or any other matter, nor does it constitute a recommendation on whether or not any Chemomab Israel or Chemomab Parent stockholder should exercise any dissenters’ or appraisal rights that may be available to any Chemomab Israel or Chemomab Parent stockholder.

For purposes of its opinion and its financial analyses underlying its opinion, Oppenheimer relied upon and assumed, at the direction of Chemomab Israel Management with the consent of the Chemomab Parent Board, without independent verification, that: (i) upon consummation of the Merger (without giving effect to private placement which will occur concurrently with the Merger), the pre-closing Chemomab Israel shareholders would own 32.00% of the Combined Company and certain former Scipher securityholders immediately before the Merger would own 68.00% of the Combined Company, (ii) Chemomab Israel had an implied equity value of $48 million and Scipher had an implied equity value of $102 million, and (iii) any adjustments to the merger consideration pursuant to the Merger Agreement would not be material to Oppenheimer’s analyses or its opinion.

In connection with the opinion, Oppenheimer:

●	reviewed a draft dated July 2, 2026 of the Merger Agreement;

●	reviewed (1) Scipher’s audited financial statements for the fiscal year ended December 31, 2024, (2) Scipher’s unaudited financial statements for the fiscal year ended December 31, 2025 and for the 3-month period ended March 31, 2026, and (3) the estimated cash balance of Scipher at June 30, 2026;

●	reviewed financial forecasts and estimates relating to Scipher, prepared by the senior management of Scipher as adjusted by Chemomab Israel Management and approved for Oppenheimer’s use by the Chemomab Parent Board (the “Adjusted Scipher Projections”);

●	held discussions with the senior management and advisors of each of Scipher and Chemomab Israel with respect to the Merger and the business and prospects of Scipher and Chemomab Israel, respectively, including the liquidity needs of, and capital resources available to, Scipher and Chemomab Israel;

●	reviewed and analyzed certain publicly available financial data for companies that Oppenheimer deemed relevant in evaluating Scipher;

●	reviewed and analyzed the publicly available financial terms of certain transactions that Oppenheimer deemed relevant in evaluating Scipher;

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●	considered the financial terms of certain initial public offerings that Oppenheimer deemed relevant in evaluating Scipher;

●	reviewed other public information concerning each of Scipher and Chemomab Israel;

●	reviewed a certificate addressed to Oppenheimer from senior management of Chemomab Israel which contained, among other things, representations regarding the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, Oppenheimer by or on behalf of Chemomab Israel; and

●	performed certain other analyses, reviewed such other information and considered such other factors as Oppenheimer deemed appropriate.

In rendering the opinion, Oppenheimer relied upon and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information provided to or discussed with Oppenheimer by Chemomab Israel and its employees, representatives and affiliates or publicly available to or otherwise reviewed by Oppenheimer. With respect to the Adjusted Scipher Projections, Oppenheimer assumed, at the direction of Chemomab Israel Management and with the Chemomab Parent Board’s consent, without independent verification or investigation, that the Adjusted Scipher Projections were reasonably prepared on bases reflecting the best available information, estimates and judgments of the management of Scipher, as adjusted by Chemomab Israel Management, as to the future financial condition and operating results of Scipher. At the direction of representatives of Chemomab Israel, Oppenheimer also assumed that the final terms of the Merger Agreement would not vary materially from those set forth in the draft reviewed by Oppenheimer. Oppenheimer also assumed, with the consent of Chemomab Israel, that the Merger would be consummated in accordance with its terms without waiver, modification or amendment of any material term, condition or agreement and in compliance with all applicable laws and other requirements and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the Merger, no delay, limitation, restriction or condition would be imposed that would result in the disposition of any assets of Chemomab Parent, Chemomab Israel or Scipher or otherwise have an adverse effect on Chemomab Parent, Chemomab Israel, Scipher or the Merger. Oppenheimer assumed, with the consent of the Chemomab Parent Board, that the Merger would qualify as a tax-free transaction. Oppenheimer also assumed that there were no material changes in the assets, liabilities, financial conditions, results of operations, business or prospects of Scipher since the date of the last financial statements of each of Chemomab Israel and Scipher, respectively, that were made available to Oppenheimer, and that there was no information or any facts that would make any of the information reviewed by Oppenheimer incomplete or misleading. Oppenheimer neither made nor obtained any independent evaluations or appraisals of the assets or liabilities, contingent or otherwise, of Scipher, Chemomab Parent or Chemomab Israel.

Oppenheimer did not express any opinion as to the underlying valuation, future performance or long-term viability of Chemomab Parent, Chemomab Israel or Scipher or the price at which the Chemomab Israel Shares, the shares of Chemomab Parent or the shares of Scipher would trade at any time. Oppenheimer did not express any view as to, and its opinion did not address, any terms or other aspects or implications of the Merger (other than the merger consideration to be paid by Chemomab Parent to the extent expressly specified therein) or any aspect or implication of any other agreement, arrangement or understanding entered into in connection with the Merger or otherwise, or the fairness of the amount or nature of the compensation resulting from the Merger to any individual officers, directors or employees of Chemomab Parent or Chemomab Israel, or class of such persons, relative to the merger consideration or otherwise. In addition, Oppenheimer expressed no view as to, and its opinion did not address, the underlying business decision of Chemomab Israel, Chemomab Parent or the Chemomab Parent Board to proceed with or effect the Merger nor did Oppenheimer’s opinion address the relative merits of the Merger as compared to any alternative business strategies that might have existed for Chemomab Israel or Chemomab Parent or the effect of any other transaction in which Chemomab Parent or Chemomab Israel might have engaged. Oppenheimer has not been requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Merger, the securities, assets, business or operations of Chemomab Israel, Chemomab Parent or any other party, or any alternatives to the Merger, (b) negotiate the terms of the Merger, or (c) advise the Chemomab Parent Board or any other party with respect to alternatives to the Merger. Oppenheimer expresses no view or opinion as to any such matters or terms that could have been obtained if any of the foregoing had been undertaken. Oppenheimer’s opinion was necessarily based on the information available to Oppenheimer and general economic, financial and stock market conditions and circumstances as they existed and could be evaluated by Oppenheimer on the date of its opinion. Although subsequent developments may affect Oppenheimer’s opinion, Oppenheimer does not have any obligation to update, revise or reaffirm its opinion.

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Oppenheimer is not a legal, tax, regulatory or accounting advisor and Oppenheimer relied on the assessments made by Chemomab Israel and its other advisors with respect to such issues. Oppenheimer’s opinion did not address any legal, tax, regulatory or accounting matters. In addition, Oppenheimer’s opinion did not constitute a solvency opinion or a fair value opinion, and Oppenheimer did not evaluate the solvency or fair value of Scipher, Chemomab Parent or Chemomab Israel under any federal or state laws relating to bankruptcy, insolvency, similar matters or otherwise.

In performing its analyses, Oppenheimer made numerous assumptions with respect to the industry performance, general business, economic, market and financial conditions and other matters, which are beyond the control of Oppenheimer, Chemomab Parent, and Chemomab Israel. Any estimates contained in the analyses performed by Oppenheimer are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such business or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty.

The following is a summary of the material financial analyses presented by Oppenheimer to the Chemomab Parent Board in connection with its opinion. The summary is not a complete description of the financial analyses underlying the opinion or the presentation made by Oppenheimer to the Chemomab Parent Board, but summarizes the material analyses performed and presented in connection with its opinion. The preparation of an opinion regarding fairness, from a financial point of view, is a complex analytic process involving various determinations as to appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, an opinion regarding fairness, from a financial point of view, is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Oppenheimer did not attribute any particular weight to any analysis or factor that it considered, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. The financial analyses summarized below include information presented in tabular format. Accordingly, Oppenheimer believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion. The tables alone do not constitute a complete description of the financial analyses.

Scipher Financial Analyses

Selected Public Companies Analyses

Oppenheimer performed selected public companies analyses of Scipher as described below. To perform these analyses, Oppenheimer used financial information and market price information as of market close on July 2, 2026, the last Trading Day prior to the date on which Oppenheimer rendered its opinion. Certain financial data prepared by Oppenheimer, and as referenced below, may not correspond to the data presented in the historical financial statements of Scipher as a result of the different periods, assumptions and method used by Oppenheimer to compute the financial data presented. No company used as a comparison in the following selected public companies analyses is identical or directly comparable to Scipher. Accordingly, an analysis of these results is not purely mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Using publicly available information, Oppenheimer compared the financial performance, financial condition and market performance of Scipher to the following seven selected publicly traded United States commercial diagnostic and discovery companies with market capitalizations under $500 million:

●	SOPHiA GENETICS SA

●	Biodesix, Inc.

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●	Insight Molecular Diagnostics, Inc.

●	Exagen Inc.

●	Burning Rock Biotech Limited

●	Bionano Genomics, Inc.

●	Co-Diagnostics, Inc.

Oppenheimer reviewed enterprise values of the selected public companies, calculated as equity values based on closing stock prices on July 2, 2026 plus debt, less cash and cash equivalents, including marketable securities and short-term investments. Financial data of the selected companies were based on public filings and other publicly available information. The enterprise values for the selected companies were as follows: $433 million (Sophia Genetics SA); $244 million (Biodesix, Inc.); $157 million (Insight Molecular Diagnostics Inc.); $111 million (Exagen Inc.); $39 million (Burning Rock Biotech Limited); $9 million (Bionano Genomics, Inc.); and $3 million (Co-Diagnostics, Inc.). The median enterprise value observed for the selected companies was $111 million.

Oppenheimer applied the median of the enterprise values derived from the selected companies, as adjusted by +/- 10%, then added Scipher’s net cash of $2.1 million as of June 30, 2026 (based on internal estimates provided by Scipher’s management and approved for Oppenheimer’s use by Chemomab Israel Management), to derive an equity value reference range of approximately $102 million to approximately $124 million, compared to the equity value of Scipher implied in the proposed Merger of $102 million.

Discounted Cash Flow Analysis

Oppenheimer conducted a discounted cash flow analysis, which is designed to imply a potential current value of Scipher by calculating the estimated present value of the standalone after-tax free cash flows that Scipher management forecasted, as adjusted by Chemomab Israel Management, to be generated during the calendar years ending December 31, 2026 through December 31, 2038. Oppenheimer calculated terminal values for Scipher by applying a range of increasing perpetuity rates of 1.0% to 2.0% (which were chosen based on Oppenheimer’s professional judgment) to calendar year 2038 unlevered free cash flow in order to derive a range of terminal values for Scipher. The cash flow and terminal values were then discounted to present value using discount rates ranging from 16.5% to 18.5%, which were selected based on Oppenheimer’s professional judgment based on the calculation of Scipher’s weighted average cost of capital derived, in part, from the selected public companies. Based on this analysis, Oppenheimer derived an implied total equity value of Scipher of approximately $186 million to approximately $239 million, compared to the equity value of Scipher implied in the proposed Merger of $102 million.

Selected Precedent Initial Public Offering Analysis

Oppenheimer performed a selected precedent initial public offering analyses of Scipher as described below. Certain financial data prepared by Oppenheimer, and as referenced in the tables presented below, may not correspond to the data presented in the historical financial statements of Scipher as a result of the different periods, assumptions, and methods used by Oppenheimer to compute the financial data presented. No initial public offering used as a comparison in the following selected precedent initial public offering analyses is identical or directly comparable to Scipher. Accordingly, an analysis of these results is not purely mathematical. Rather, it involves complex considerations and judgments concerning differences in the financial and operating characteristics of the companies involved.

Using publicly available information, Oppenheimer compared the financial performance, financial condition and market performance of Scipher to the following two selected precedent initial public offerings of publicly traded United States commercial diagnostic and discovery companies with fully-diluted initial public offering post-money equity values of less than $500 million since October 30, 2020:

●	CapsoVision, Inc.

●	Biodesix, Inc.

Oppenheimer reviewed implied total enterprise values of the selected precedent initial public offerings, calculated as fully-diluted initial public offering post-money equity value less pro forma net debt. Financial data of the selected precedent initial public offerings were based on public filings and other publicly available information. The implied total enterprise values for the selected precedent initial public offerings were as follows: $231 million (CapsoVision); and $418 million (Biodesix). The median implied total enterprise value observed for the selected precedent initial public offerings was $325 million.

Oppenheimer applied the median selected ranges of the implied total enterprise values derived from the selected precedent initial public offerings, as adjusted by +/- 10%, then added Scipher’s net cash of $2.1 million as of June 30, 2026, as provided by Scipher management and approved for Oppenheimer’s use by Chemomab Israel Management, to derive an equity value reference range of approximately $294 million to approximately $359 million, compared to the equity value of Scipher implied in the proposed Merger of $102 million.

Selected Transactions Analysis

Oppenheimer performed a selected precedent transactions analysis as described below. To perform this analysis, Oppenheimer used publicly available financial data regarding each acquired company. No company or transaction used as a comparison in the following selected precedent transactions analysis is identical or directly comparable to the proposed Merger. Accordingly, an analysis of these results is not purely mathematical. Rather, it involves complex considerations and judgments concerning differences in the financial and operating characteristics of the companies involved.

Oppenheimer reviewed publicly available information related to the following four selected merger and acquisition transactions with an upfront value below $500 million involving commercial diagnostic and discovery targets that were domiciled in the United States announced since July 2, 2020:

Date announced	Acquirer	Target
April 27, 2023	Quest Diagnostics Incorporated	Haystack Oncology, Inc.

December 31, 2021	Labcorp Holdings, Inc.	Personal Genome Diagnostics Inc.

January 6, 2021	Hologic, Inc.	Biotheranostics, Inc.

October 27, 2020	Exact Sciences Corporation	Base Genomics Limited

Oppenheimer reviewed total upfront values for each selected transaction. Financial data of the selected transactions were based on public filings and other information publicly available (at the announcement of the applicable transaction). The upfront values for each of the targets were as follows: $300 million (Haystack); $450 million (Personal Genome Diagnostics); $230 million (Biotheranostics); and $410 million (Base Genomics). The median upfront value observed for the targets in the selected precedent transactions was $355 million.

Oppenheimer applied the median of the upfront values derived from the precedent merger and acquisition transactions, as adjusted by +/- 10%, then added Scipher’s net cash of $2.1 million as of June 30, 2026, as provided by Scipher management and approved for Oppenheimer’s use by Chemomab Israel Management, to derive an equity value reference range of approximately $322 million to approximately $393 million, compared to the equity value of Scipher implied in the proposed Merger of $102 million.

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Miscellaneous

Oppenheimer acted as financial advisor to Chemomab Israel and Chemomab Parent in rendering this opinion to the Chemomab Parent Board in connection with Merger, and received a fee of $575,000, less a $100,000 credit, for its services, all of which was payable upon delivery of its opinion and none of which was contingent upon conclusion of its opinion or the consummation of the Merger. Chemomab Israel and Chemomab Parent agreed to reimburse certain of Oppenheimer’s expenses and to indemnify Oppenheimer and certain related parties for certain potential liabilities arising out of its engagement. In the ordinary course of business, Oppenheimer and its affiliates may actively trade securities of Chemomab Israel for its and its affiliates’ own accounts and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities. In the two years preceding the date of its opinion, Oppenheimer provided investment banking, financial advisory and/or other financial services to Chemomab Israel, including having acted as a capital markets advisor in July 2024 for which Oppenheimer was paid $400,000 for its services. Although in the past two years, neither Oppenheimer nor its affiliates have provided any other investment banking, financial advisory or other financial services to Chemomab Israel or Scipher for which Oppenheimer has received compensation, Oppenheimer and its affiliates may provide such services to Chemomab Israel and / or Scipher in the future and may receive compensation for those services. Oppenheimer’s opinion and financial analyses were only one of a number of factors considered by the Chemomab Parent Board in evaluating the Merger and should not be viewed as determinative of the views of the Chemomab Parent Board or Chemomab Israel Management with respect to the Merger or the merger consideration in the Merger.

Scipher’s Reasons for the Merger

In the course of reaching its decision to approve the Merger, the Scipher board of directors consulted with Scipher’s senior management, financial and tax advisors and legal counsel, reviewed a significant amount of information and considered a number of factors, including, among others:

●	the potential opportunity to combine Scipher’s immunology precision medicine platform, its proprietary RA data assets, its AI-enabled Network Medicine capabilities, and PrismRA®, a treatment response signature (MTRS) used to identify RA patients who are unlikely to respond adequately to tumor necrosis factor inhibitor (“TNFi”) therapy, with Chemomab Israel’s clinical-stage CCL24 inhibitor, nebokitug;

●	the potential increased access to new sources of capital and a broader range of investors to support the long-term development of its differentiated precision immunology platform following consummation of the Merger compared to if Scipher continued to operate as a privately-held company;

●	the potential to provide its current stockholders with greater liquidity by owning stock in a public company;

●	the board’s belief that few alternatives, if any, to the Merger were reasonably likely to create greater value for Scipher’s stockholders, after reviewing the various financing and other strategic options to enhance stockholder value that were considered by the Scipher board of directors;

●	the availability of appraisal rights under the DGCL to holders of Scipher’s capital stock who comply with the required procedures under the DGCL, which allow such holders to seek appraisal of the fair value of their shares of Scipher capital stock as determined by the Delaware Court of Chancery;

●	the expectation that the Merger would be a more time- and cost-effective means to access new sources of capital than other previous sources and/or options considered by the Scipher board of directors, including additional private financings or an initial public offering;

●	the terms and conditions of the Merger Agreement, including, but not limited to, the following:

●	the determination that the expected relative percentage ownership of Chemomab Israel’s shareholders and Scipher’s stockholders in the Combined Company was appropriate based, in the judgment of the Scipher’s board of directors, on the Scipher board of directors’ assessment of the approximate valuations of Chemomab Israel and Scipher;

●	the expectation that the Merger will be treated as a tax-deferred transaction for U.S. federal income tax purposes; and

●	the conclusion of the Scipher board of directors that the potential termination fee of $2,000,000, or in other situations, $500,000, and the circumstances when such fees may be payable, were reasonable;

●	the belief that the other terms of the Merger Agreement, including the parties’ representations, warranties and covenants, and the conditions to their respective obligations, were reasonable in light of the entire transaction;

●	the fact that shares of Chemomab Parent Common Stock issued to Scipher’s stockholders will be registered on a registration statement on Form S-4 and listed on the Nasdaq Capital Market and accordingly will become freely tradable for Scipher’s stockholders who are not affiliates of Scipher and who are not parties to lock-up agreements;

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●	the support agreements, pursuant to which certain directors, officers and shareholders of Chemomab Israel have agreed, solely in their capacity as shareholders of Chemomab Israel, respectively, to vote all of their Chemomab Israel Shares in favor of the adoption or approval, respectively, of the Merger Agreement and against competing transactions;

●	the fact that the proposed Merger may enable certain shareholders of Chemomab Israel and Scipher to increase the value of their current shareholding; and

●	the likelihood that the Merger will be consummated on a timely basis.

The Scipher board of directors also considered a number of uncertainties and risks in its deliberations concerning the Merger and the other transactions contemplated by the Merger Agreement, including the following:

●	the possibility that the Merger might not be completed and the potential adverse effect of the public announcement of the Merger on the reputation of Scipher and the ability of Scipher to obtain financing in the future in the event the Merger is not completed;

●	the rights of Chemomab Israel under the Merger Agreement to consider certain unsolicited acquisition proposals under certain circumstances should Chemomab Israel receive a superior offer;

●	the potential termination fee of $2,000,000, or in other situations, $500,000, and the potential effect of such termination fee in deterring other potential acquirers from proposing an alternative transaction that may be more advantageous to Scipher’s stockholders;

●	the risk that the Merger might not be consummated in a timely manner or at all;

●	the expenses to be incurred in connection with the Merger and related administrative challenges associated with combining Chemomab Israel and Scipher;

●	the additional expenses and obligations to which Scipher’s business will be subject following the Merger that Scipher has not previously been subject to, and the operational changes to Scipher’s business, in each case that may result from being a public company;

●	the fact that the representations and warranties in the Merger Agreement do not survive the Closing and the potential risk of liabilities that may arise post-Closing; and

●	various other risks associated with the Combined Company and the Merger, including the risks described in the section titled “Risk Factors” in this proxy statement/prospectus.

Planned Strategy for the Combined Company

The Combined Company is expected to focus initially on advancing nebokitug, Chemomab Israel’s novel anti-CCL24 monoclonal antibody, into a precision medicine-enabled Phase 2 clinical trial for RA. Chemomab Israel has not yet obtained approval to commence such Phase 2 clinical trial from the FDA or any comparable foreign regulatory authority; however, the Combined Company expects to complete pre-IND activities and submit an IND in 2026. Subject to acceptance by the FDA of the IND, the Combined Company expects to commence recruitment for the Phase 2 clinical trial in the first half of 2027. The planned strategy is designed to combine Scipher’s immunology precision medicine platform, its proprietary RA data assets, its AI-enabled Network Medicine capabilities, and PrismRA®, a treatment response signature (MTRS) used to identify RA patients who are unlikely to respond adequately to TNFi therapy, with Chemomab Israel’s clinical-stage CCL24 inhibitor, nebokitug.

Scipher and Chemomab Israel believe that this expected approach by the Combined Company may address a significant unmet need in RA, where treatment selection remains largely trial-and-error and many patients fail to achieve adequate disease control with currently available therapies. By using PrismRA® to enrich the planned Phase 2 study for TNFi non-responders, Scipher and Chemomab Israel believe that the Combined Company can evaluate nebokitug in a clinically relevant RA population with substantial unmet need. In addition, Scipher’s AI-enabled Network Medicine platform has identified CCL24 as a potentially important therapeutic target in RA, supporting the combined company’s rationale for advancing nebokitug in this indication.

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Scipher and Chemomab Israel intend for the Combined Company to use the planned Phase 2 trial to generate clinical, molecular and biomarker data that may support development of a nebokitug-specific molecular treatment response signature. If successfully developed, such a response signature could be used to identify patients more likely to benefit from nebokitug and may support a future companion diagnostic strategy in later-stage development. Scipher and Chemomab Israel believe this precision medicine-enabled approach by the Combined Company has the potential to improve patient selection, reduce clinical development risk and support a differentiated development and commercialization strategy for nebokitug in RA.

Beyond nebokitug, Scipher and Chemomab Israel expect the Combined Company to continue pursuing Scipher’s broader precision medicine business activities, including biopharmaceutical partnerships, preclinical target and indication prioritization, clinical biomarker discovery, MTRS and companion diagnostic development, and monetization of Scipher’s immunology-focused data assets. These activities are intended to provide additional opportunities to generate revenue, expand the company’s data and analytics capabilities, and support the identification and development of future precision medicine-enabled therapeutic programs.

Form of the Merger

Upon the terms and subject to the conditions of the Merger Agreement, and as promptly as practicable following the Domestication Merger, Merger Sub will be merged with and into Scipher in accordance with the DGCL. At the Closing, the separate corporate existence of Merger Sub will cease and Scipher will continue as the surviving corporation under the DGCL and as a wholly owned subsidiary of Chemomab Parent.

Merger Consideration

Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will be merged with Scipher, with Scipher surviving, in accordance with the DGCL. As a result of the Merger, the separate existence of Merger Sub shall cease, and Scipher will continue as the surviving corporation under the DGCL and as a wholly owned subsidiary of Chemomab Parent.

Subject to the terms and conditions of the Merger Agreement, at the Effective Time, the following shall occur:

●	by virtue of the Merger without any further action on the part of the parties to the Merger Agreement, all outstanding Notes issued under that certain Convertible Note Purchase and Investment Obligation Agreement, by and among Scipher and the investor signatories thereto, dated March 5, 2026, as amended by that certain Amendment No. 1 to Convertible Note Purchase and Investment Obligation Agreement, dated as of June 23, 2026 (the “2026 CNPA” and such Notes, the “2026 Notes”), shall, without any further action on the part of any holder thereof, be automatically converted and cancelled in accordance with the terms of the 2026 Notes and the 2026 CNPA into Scipher Merger Shares, which Scipher Merger Shares shall be allocated among the holders of the 2026 Notes in accordance with the terms of the 2026 Notes, the 2026 CNPA and the Allocation Certificate,

●	all outstanding notes issued under that certain Convertible Note Purchase Agreement, dated February 28, 2025, which was further amended and restated pursuant to the 2026 CNPA (the “2025 Notes”), shall be cancelled for no consideration, and

●	all outstanding shares of Scipher Capital Stock (other than treasury shares), Scipher Options and Scipher Warrants shall be cancelled for no consideration.

The shares of Chemomab Parent Common Stock issuable in exchange for certain Scipher securities as described above are referred to as the “Scipher Merger Shares”.

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Scipher Merger Shares means a number of Chemomab Parent Common Stock, equal to, subject to Section 2.5(h) of the Merger Agreement, the product determined by multiplying (a) the Post-Closing Chemomab Parent Shares by (b) the Scipher Allocation Percentage, in which:

●	“Aggregate Valuation” means the sum of (i) the Scipher Valuation and (ii) the Chemomab Valuation.

●	“Chemomab Allocation Percentage” means the quotient (rounded to four decimal places) determined by dividing (i) the Chemomab Valuation by (ii) the Aggregate Valuation.

●	“Chemomab Parent Outstanding Shares” means, subject to Section 2.5(h) of the Merger Agreement, the total number of shares of Chemomab Parent Common Stock outstanding immediately prior to the Effective Time expressed on a fully diluted basis, but assuming, without limitation or duplication, (i) the exercise in full of all Chemomab Parent Options outstanding as of immediately prior to the Effective Time, and (ii) the issuance of shares of Chemomab Parent Common Stock in respect of all other outstanding options, warrants, restricted stock units, restricted stock awards or rights to receive such shares, whether conditional or unconditional and including any outstanding options or rights triggered by or associated with the consummation of the Merger, without taking into consideration any shares reserved under Scipher’s incentive plan which is not granted. For the avoidance of doubt, any CVR(s) issued in connection with the Merger Agreement shall not be part of the Chemomab Parent Outstanding Shares.

●	“Chemomab Valuation” means $48,000,000.

●	“Scipher Allocation Percentage” means the quotient (rounded to four decimal places) determined by dividing (i) Scipher Valuation by (ii) the Aggregate Valuation.

●	“Scipher Valuation” means $102,000,000; provided, that the “Scipher Valuation” will be decreased for any Indebtedness of Scipher that is outstanding at the Effective Time; provided further, that the “Scipher Valuation” shall exclude the Concurrent PIPE Investment and, for the avoidance of doubt, the Pre-Closing Financing.

●	“Post-Closing Chemomab Parent Shares” means the quotient determined by dividing (i) the Chemomab Parent Outstanding Shares by (ii) the Chemomab Allocation Percentage.

For the avoidance of doubt, immediately prior to the Concurrent PIPE Investment and assuming there is no Indebtedness of Scipher that is outstanding at the Effective Time, the Scipher Merger Shares shall represent 68% of the outstanding shares of Chemomab Parent Common Stock on a fully diluted, as-converted basis, and the pre-Closing holders of Chemomab Parent Common Stock shall represent 32% of such outstanding shares on a fully diluted, as-converted basis. No certificates or scrip representing fractional shares of Chemomab Parent Common Stock will be issued pursuant to the Merger and no cash will be paid for any fractional share eliminated by such rounding.

Effective Time of the Domestication Merger and the Merger

If the Domestication Merger Proposal is approved, it is anticipated that the Domestication Merger will become effective after at least 50 days have elapsed after the filing of the Domestication Merger Proposal with the Israeli Companies’ Registrar and at least 30 days have elapsed after the approval of the Domestication Merger by Chemomab Israel shareholders and approval of the Domestication Merger by the shareholder of Domestication Merger Sub have been obtained. Notwithstanding the foregoing, the Domestication Merger and the Merger are expected to close at substantially the same time, with the Domestication Merger occurring immediately prior to the Merger. Accordingly, the actual closing of the Domestication Merger may occur after the expiration of the 50-day and 30-day periods described above in order to occur in connection with the Closing.

If the Merger Proposal is approved (together with the Domestication Merger Proposal, the Nasdaq Stock Issuance Proposal, the Directors Proposal, the Equity Incentive Plan Proposal and the Employee Stock Purchase Plan Proposal), the Merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware.

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The Closing will occur on a date specified by Chemomab Israel and Scipher which will be no later than the second business day after the conditions to effect all Transactions set forth in the Merger Agreement have been satisfied or waived, or such other date and time as Chemomab Israel and Scipher may agree to in writing.

Regulatory Approvals

In the U.S., Chemomab Israel and Chemomab Parent must comply with applicable federal and state securities laws and the rules and regulations of Nasdaq in connection with the issuance of shares of Chemomab Parent Common Stock pursuant to the Merger Agreement and the Domestication Merger, the issuance of shares of Chemomab Parent in connection with the Closing Financing and the filing of this proxy statement/prospectus with the SEC. As of the date hereof, the registration statement, of which this proxy statement/prospectus forms a part, has not become effective. In Israel, Chemomab Israel is required to receive tax rulings from the Israel Tax Authority with respect to the Domestication Merger as a condition to the Closing. In addition, under the Encouragement of Research, Development and Technological Innovation in the Industry Law, 5744-1984, and the regulations, guidelines, rules, procedures, and benefit tracks thereunder (collectively, the “Innovation Law”), to which Chemomab Israel is subject due to its receipt of grants from the Israeli National Authority for Technological Innovation, or the Israeli Innovation Authority (the “IIA”), a recipient of IIA grants such as Chemomab Israel must report to the IIA regarding any change in the holding of means of control of the company which transforms any non-Israeli citizen or resident into an “interested party,” as defined in the Israeli Securities Law (e.g., a non-Israeli entity that acquires more than 5% of the capital of Chemomab Israel as a result of the Merger), and such non-Israeli citizen or resident shall execute an undertaking in favor of IIA, in a form prescribed by IIA.

In the United States, Chemomab Israel must comply with applicable federal and state securities laws and the rules and regulations of Nasdaq in connection with the issuance of shares of Chemomab Parent Common Stock pursuant to the Merger Agreement and the filing of this proxy statement/prospectus with the SEC.

Material U.S. Federal Income Tax Consequences of the Domestication Merger and the Merger

The following is a discussion of material U.S. federal income tax consequences generally applicable to holders of Chemomab Israel Shares as a result of the Domestication Merger, the Merger, and the ownership and disposition of Chemomab Parent shares that are received as consideration for such Chemomab Israel Shares. This discussion applies only to holders that hold their Chemomab Israel Shares and Chemomab Parent shares as “capital assets” for U.S. federal income tax purposes (generally, property held for investment). This discussion does not discuss all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances or status, including:

●	financial institutions or financial services entities;

●	broker-dealers;

●	partnerships, S corporations, or other pass-through entities or arrangements;

●	taxpayers that are subject to the mark-to-market accounting rules;

●	tax-exempt entities;

●	governments or agencies or instrumentalities thereof;

●	insurance companies;

●	regulated investment companies or real estate investment trusts;

●	expatriates or former long-term residents or citizens of the United States;

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●	persons that actually or constructively own five percent or more (by vote or value) of the outstanding Chemomab Israel Shares prior to the Domestication Merger or of the outstanding Chemomab Parent shares after the Domestication Merger and Merger;

●	persons that acquired Chemomab Israel Shares or Chemomab Parent shares pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

●	persons that hold Chemomab Israel Shares or Chemomab Parent shares as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction;

●	persons subject to the alternative minimum tax;

●	persons whose functional currency is not the U.S. dollar;

●	controlled foreign corporations, passive foreign investment companies, or foreign corporations with respect to which there are one or more United States shareholders within the meaning of Treasury Regulation Section 1.367(b)-3(b)(1)(ii); or

●	accrual method taxpayers that file applicable financial statements as described in Section 451(b) of the Code.

This discussion does not address any tax consequences to investors that directly or indirectly hold equity interests in Scipher prior to the Domestication Merger and Merger, including holders of equity interests in Scipher that also hold, directly or indirectly, Chemomab Israel Shares. This discussion does not address any tax consequences of the Concurrent PIPE Investment or to any investors who contribute amounts to Chemomab Parent pursuant to the Concurrent PIPE Investment.

This discussion is based on the Code, proposed, temporary and final Treasury Regulations promulgated under the Code, and judicial and administrative interpretations thereof, all as of the date hereof. All of the foregoing is subject to change, which change could apply retroactively and could affect the tax considerations described herein. This discussion does not address U.S. federal taxes other than those pertaining to U.S. federal income taxation (such as estate or gift taxes, the alternative minimum tax or the Medicare tax on investment income), nor does it address any aspects of U.S. state or local or non-U.S. taxation. Neither Chemomab Israel nor Chemomab Parent has or will seek any ruling from the IRS regarding any U.S. federal income tax considerations described herein. There can be no assurance that the IRS will not take positions inconsistent with the considerations discussed below or that any such positions would not be sustained by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold Chemomab Israel Shares or Chemomab Parent shares through such entities. If a partnership (or any entity or arrangement so characterized for U.S. federal income tax purposes) holds Chemomab Israel Shares or Chemomab Parent shares, the tax treatment of such partnership and a person treated as a partner of such partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding any Chemomab Israel Shares or Chemomab Parent shares and persons that are treated as partners of such partnerships should consult their tax advisors.

THIS DISCUSSION DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE DOMESTICATION MERGER, THE MERGER, OR THE OWNERSHIP AND DISPOSITION OF CHEMOMAB PARENT SHARES. EACH HOLDER SHOULD CONSULT ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE DOMESTICATION MERGER, THE MERGER, AND OWNERSHIP AND DISPOSITION OF CHEMOMAB PARENT SHARES, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX LAWS.

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U.S. HOLDERS

As used herein, a “U.S. Holder” is a beneficial owner of Chemomab Israel Shares or Chemomab Parent shares (as applicable) that is, for U.S. federal income tax purposes:

●	an individual citizen or resident of the United States,

●	a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States or any state thereof or the District of Columbia,

●	an estate whose income is subject to U.S. federal income tax regardless of its source, or

●	a trust if (1) a U.S. court can exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in place to be treated as a U.S. person.

I.	The Domestication Merger

A. Qualification as a Section 351 Exchange

It is intended that the Domestication Merger, taken together with the Merger and the Concurrent PIPE Investment, qualify as an exchange to which Section 351 of the Code applies (a “Section 351 Exchange”), and Chemomab Israel and Chemomab Parent intend to report the Domestication Merger consistent with such qualification. Neither Chemomab Israel nor Chemomab Parent have sought or will seek any ruling from the IRS regarding any matters related to the Domestication, and as a result, there can be no assurance that the IRS would not assert, or that a court would not sustain, a contrary position. The remainder of this discussion assumes that the Domestication Merger, taken together with the Merger and the Concurrent PIPE Investment, will qualify as a Section 351 Exchange.

B. CVR Considerations

In the Domestication, U.S. Holders of Chemomab Israel Shares will exchange their Chemomab Israel Shares for Chemomab Parent shares and CVRs. Each CVR will represent a contractual right to receive future conditional payments which may be settled in cash, additional Chemomab Parent shares or a combination of cash and additional Chemomab Parent shares, at Chemomab Parent’s sole discretion, upon the achievement of certain milestones. There is no legal authority directly addressing the U.S. federal income tax treatment of the receipt of the CVRs in connection with the Domestication Merger. The receipt of the CVRs might be treated as a “closed transaction” or as an “open transaction” for U.S. federal income tax purposes, each discussed below.

There is no authority directly addressing whether contingent payment rights with characteristics similar to the rights under a CVR should be treated as “open transactions” or “closed transactions.” Further, there is no authority addressing the proper treatment of a CVR that is non-tradeable, potentially payable in cash or in stock of the issuer, and which could be treated as part of a Section 351 Exchange. Accordingly, U.S. Holders are urged to consult their own tax advisors regarding this issue.

Chemomab Israel and Chemomab Parent intend to report the receipt of CVRs in connection with the Domestication Merger as qualifying for “open transaction” treatment. Chemomab Israel and Chemomab Parent’s views and actions are not dispositive with respect to the tax treatment of the CVRs and are not binding on the IRS. The following discussion addresses the material U.S. federal income tax consequences of the Domestication Merger qualifying as a Section 351 Exchange if “open transaction” treatment applies to the CVRs, and alternatively if “closed transaction” treatment applies to the CVRs.

C. Material U.S. Federal Income Tax Consequences of the Domestication Qualifying as a Section 351 Exchange if Open Transaction Treatment Applies to the CVRs

The discussion herein under “—U.S. Holders—The Domestication Merger—Material U.S. Federal Income Tax Consequences of the Domestication Merger Qualifying as a Section 351 Exchange if Open Transaction Treatment Applies to the CVRs” assumes that “open transaction” treatment applies to the CVRs, in which case U.S. Holders should not be considered for U.S. federal income tax purposes to have received the CVRs as additional consideration as of the time of the Domestication Merger. Instead, U.S. Holders should be considered for U.S. federal income tax purposes to have received solely Chemomab Parent shares as consideration as of the time of the Domestication Merger, and U.S. Holders should be required to take payments under the CVRs into account as additional consideration when made or deemed made in accordance with the U.S. Holder’s regular method of accounting for U.S. federal income tax purposes. The discussion herein under “—U.S. Holders—The Domestication Merger—Material U.S. Federal Income Tax Consequences of the Domestication Merger Qualifying as a Section 351 Exchange if Open Transaction Treatment Applies to the CVRs” is subject to further discussion below under “—U.S. Holders—The Domestication Merger—PFIC Considerations” and “—U.S. Holders—The Domestication Merger—Section 304.”

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Under “open transaction” treatment, a U.S. Holder should not recognize gain or loss with respect to its Chemomab Israel Shares prior to the time at which any payment under the CVR is required to be taken into account as additional consideration. If a U.S. Holder receives payment on a CVR solely in additional Chemomab Parent shares, a portion of such payment should be treated as interest income under Section 483 of the Code, as discussed below, and the U.S. Holder should not recognize gain or loss with respect to its Chemomab Israel Shares in respect of the balance of such payment being treated as additional consideration for such Chemomab Israel Shares. If a U.S. Holder receives payment on a CVR solely in cash or in a combination of cash and Chemomab Parent shares, a portion of such payment would be treated as interest income under Section 483 of the Code, as discussed below, and the U.S. Holder should recognize capital gain (but not loss) with respect to its Chemomab Israel Shares in an amount equal to the lesser of (1) the excess of cash and the fair market value of Chemomab Parent shares received as consideration for such U.S. Holder’s Chemomab Israel Shares (other than any such amounts treated as imputed interest), over such U.S. Holder’s tax basis in the Chemomab Israel Shares surrendered in the Domestication Merger and (2) the portion of cash payments on the CVRs not treated as imputed interest received by such U.S. Holder. If a U.S. Holder acquired different blocks of Chemomab Israel Shares at different times or at different prices, any such capital gain generally must be determined separately with respect to each block of Chemomab Israel Shares. Any such capital gain will be long-term if the Chemomab Israel Shares were held for more than one year prior to the Domestication Merger. Long-term capital gains recognized by non-corporate U.S. Holders, including individuals, currently are subject to reduced rates of U.S. federal income taxation.

Under “open transaction” treatment, if a U.S. Holder holds all of the Chemomab Parent shares received as consideration for its Chemomab Israel Shares (including any Chemomab Parent shares issued pursuant to the CVRs) until the occurrence of all of the triggering events under the CVRs or the expiration of rights to payment under the CVRs, then the U.S. Holder’s aggregate tax basis in such Chemomab Parent shares (including any Chemomab Parent shares issued pursuant to the CVRs) should be the same as the aggregate tax basis of the Chemomab Israel Shares surrendered in exchange therefor, decreased by the amount of cash received (other than any such amounts treated as imputed interest), and increased by the amount of gain recognized. There is, however, uncertainty regarding the determination of a U.S. Holder’s adjusted tax basis in Chemomab Parent shares received as consideration for its Chemomab Israel Shares if the U.S. Holder disposes of some or all of such Chemomab Parent shares prior to the occurrence of all of the triggering events under the CVR or the expiration of rights to payment under the CVR, which is due to uncertainty regarding the proper method or methods for allocating basis among Chemomab Parent shares received in the Domestication Merger and Chemomab Parent shares issued as payment with respect to a CVR. The IRS may take the view that, for purposes of determining gain or loss on a taxable disposition of Chemomab Parent shares received in the Domestication Merger prior to the occurrence of the triggering events under the CVR or the expiration of rights to payment under the CVR, the U.S. Holder must assume it will be entitled to the maximum possible amount of cash or Chemomab Parent shares payable pursuant to the CVR, and that the U.S. Holder’s adjusted tax basis in the Chemomab Parent shares received in the Domestication Merger must be determined accordingly. As a result, if a U.S. Holder sells Chemomab Parent shares received in the Domestication Merger during such period, and the IRS takes such a view, the U.S. Holder may recognize a greater amount of gain (or a lesser amount of loss) than the U.S. Holder would recognize if one or more triggering events under the CVR never occurs. If the IRS were to take such a view, proper adjustment would likely be made to the adjusted tax basis of the U.S. Holder’s Chemomab Parent shares once a triggering event occurs or the rights to payment under the CVR expire. Accordingly, a U.S. Holder that disposes of some or all of its Chemomab Parent shares prior to the occurrence of all of the triggering events under the CVR or the expiration of rights to payment under the CVR should consult its own tax advisor regarding the proper determination of its adjusted tax basis in its Chemomab Parent shares.

Under “open transaction” treatment, a U.S. Holder’s holding period of Chemomab Parent shares received as consideration for its Chemomab Israel Shares (including any Chemomab Parent shares issued pursuant to the CVRs) will include the U.S. Holder’s holding period for such Chemomab Israel Shares. If a U.S. Holder acquired different blocks of Chemomab Israel Shares at different times or at different prices, such U.S. Holder’s holding period with respect to its Chemomab Parent shares received as consideration therefor generally must be determined separately with reference to each block of such Chemomab Israel Shares.

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The portion of any payment made with respect to a CVR (whether paid in cash, Chemomab Parent shares, or a combination of cash and Chemomab Parent shares) treated as imputed interest under Section 483 of the Code should be determined at the time such payment is made and generally should equal the excess of (1) the fair market value of the Chemomab Parent shares issued in respect of the CVRs or the amount of the cash payment made in respect of the CVRs over (2) the present value of such amount as of the time of the Domestication Merger, calculated using the applicable federal rate as the discount rate. A U.S. Holder must include in its taxable income interest imputed pursuant to Section 483 of the Code using such U.S. Holder’s regular method of accounting for U.S. federal income tax purposes.

D. Material U.S. Federal Income Tax Consequences of the Domestication Qualifying as a Section 351 Exchange if Closed Transaction Treatment Applies to the CVRs

The discussion herein under “—U.S. Holders—The Domestication Merger—Material U.S. Federal Income Tax Consequences of the Domestication Merger Qualifying as a Section 351 Exchange if Closed Transaction Treatment Applies to the CVRs” assumes that “closed transaction” treatment applies to the CVRs, in which case U.S. Holders should be considered for U.S. federal income tax purposes to have received the CVRs as additional consideration as of the time of the Domestication Merger. The discussion herein under “—U.S. Holders—The Domestication Merger—Material U.S. Federal Income Tax Consequences of the Domestication Merger Qualifying as a Section 351 Exchange if Closed Transaction Treatment Applies to the CVRs” is subject to further discussion below under “—U.S. Holders—The Domestication Merger—PFIC Considerations” and “—U.S. Holders—The Domestication Merger—Section 304.”

Under “closed transaction” treatment, a U.S. Holder should recognize capital gain, but not loss, with respect to its Chemomab Israel Shares in an amount equal to the lesser of (1) the excess of the fair market value of the Chemomab Parent Shares and CVRs received over such U.S. Holder’s tax basis in the Chemomab Israel Shares surrendered, and (2) the fair market value of the CVRs received by such U.S. Holder. The proper method to determine the fair market value of a CVR is not clear, but it is possible that the trading value of Chemomab Israel Shares would be considered along with other factors in making that determination. If a U.S. Holder acquired different blocks of Chemomab Israel Shares at different times or at different prices, any such capital gain generally must be determined separately with respect to each block of Chemomab Israel Shares. Any such capital gain will be long-term if the Chemomab Israel Shares were held for more than one year prior to the Domestication Merger. Long-term capital gains recognized by non-corporate U.S. Holders, including individuals, currently are subject to reduced rates of U.S. federal income taxation.

Under “closed transaction” treatment, the U.S. Holder’s aggregate tax basis in the Chemomab Parent shares should be the same as the aggregate tax basis of the Chemomab Israel Shares surrendered in exchange therefor, decreased by the fair market value of the CVRs received, and increased by the amount of gain recognized by the U.S. Holder on the exchange (if any). The U.S. Holder’s initial tax basis in a CVR should equal the fair market value of such CVR as determined for U.S. federal income tax purposes.

Under “closed transaction” treatment, the U.S. Holder’s holding period of the Chemomab Parent shares received should include the U.S. Holder’s holding period for its Chemomab Israel Shares surrendered in exchange therefor. If a U.S. Holder acquired different blocks of Chemomab Israel Shares at different times or at different prices, such U.S. Holder’s holding period with respect to its Chemomab Parent shares received as consideration therefor generally must be determined separately with reference to each block of such Chemomab Israel Shares. The U.S. Holder’s holding period for a CVR should begin on the day following the Domestication Merger.

There is no authority directly addressing the U.S. federal income tax treatment of receiving payments on the CVRs if “closed transaction” treatment applies. Accordingly, the amount, timing and character of any gain, income or loss with respect to the CVRs is uncertain. For example, payments with respect to the CVRs could be treated as payments with respect to a sale or exchange of a capital asset or as giving rise to ordinary income. In addition, it is unclear how a U.S. Holder of the CVRs would recover its adjusted tax basis with respect to payments thereon. Accordingly, a U.S. Holder that applies “closed transaction” treatment with respect to the CVRs should consult its own tax advisor regarding the U.S. federal income tax consequences of receiving payments on the CVRs.

E. PFIC Considerations

In general, a non-U.S. corporation will be classified as a PFIC for any taxable year if at least (i) 75% of its gross income is classified as “passive income” or (ii) 50% of its gross assets (determined on the basis of a quarterly average) produce or are held for the production of passive income (the “asset test”). Passive income for this purpose generally includes dividends, interest, royalties, rents, gains from commodities and securities transactions and the excess of gains over losses from the disposition of assets which produce passive income. For these purposes, cash and other assets readily convertible into cash are considered passive assets, and goodwill and certain other intangibles are generally taken into account. In making this determination, the non-U.S. corporation is treated as earning its proportionate share of any income and owning its proportionate share of any assets of any corporation in which it directly or indirectly holds 25% or more (by value) of the stock. Based on the composition of its income, and the composition and value of its assets, Chemomab Israel believes that it was a PFIC in prior taxable years, including for its taxable year ended December 31, 2025, and anticipates being a PFIC for its current taxable year.

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Section 1291(f) of the Code requires that, to the extent provided in Treasury Regulations, a U.S. person who disposes of stock of a PFIC recognizes gain notwithstanding any other provision of the Code. No final Treasury Regulations are currently in effect under Section 1291(f) of the Code. However, proposed Treasury Regulations under Section 1291(f) of the Code were promulgated in 1992, with a proposed retroactive effective date once they become finalized. If finalized in their present form, those proposed Treasury Regulations may require gain recognition by U.S. Holders with respect to their Chemomab Israel Shares surrendered in the Domestication Merger if Chemomab Israel was classified as a PFIC at any time during such U.S. Holder’s holding period in its Chemomab Israel Shares, unless such U.S. Holder made a timely and effective mark-to-market election (each as defined below) with respect to such Chemomab Israel Shares. The tax on any such recognized gain would be imposed based on a complex set of computational rules described as follows:

●	the U.S. Holder’s gain, if any, would generally be allocated ratably over the U.S. Holder’s holding period for such U.S. Holder’s Chemomab Israel Shares;

●	the amount of gain allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain, or to the period in the U.S. Holder’s holding period before the first day of the first taxable year in which Chemomab Israel was a PFIC, would generally be taxed as ordinary income;

●	the amount of gain allocated to other taxable years (or portions thereof) of the U.S. Holder and included in such U.S. Holder’s holding period would generally be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

●	an additional tax equal to the interest charge generally applicable to underpayments of tax would generally be imposed on the U.S. Holder in respect of the tax attributable to each such other taxable year of such U.S. Holder.

It is impossible to predict whether, in what form, and with what effective date final Treasury Regulations under Section 1291(f) of the Code will be adopted. In addition, the IRS may take the view that Section 1291(f) of the Code is effective in some form prior to finalization of the proposed Treasury Regulations. Therefore, U.S. Holders of Chemomab Israel Shares (for which no mark-to-market election is in effect) may be subject to adverse tax consequences by reason of the Domestication Merger.

The impact of the PFIC rules on a U.S. Holder of Chemomab Israel Shares depends on whether the U.S. Holder has made a mark-to-market election under Section 1296 of the Code. U.S. Holders who hold (directly or constructively) stock of a foreign corporation that is classified as a PFIC may annually elect to mark such stock to its market value if such stock is regularly traded on certain established exchanges (a “mark-to-market election”). No assurance can be given that the Chemomab Israel Shares are considered to be regularly traded for purposes of the mark-to-market election or whether the other requirements of this election are satisfied.

EACH U.S. HOLDER IS URGED TO CONSULT ITS TAX ADVISOR CONCERNING THE EFFECT OF THE PFIC RULES, INCLUDING, WITHOUT LIMITATION, THE IMPLICATIONS OF PROPOSED PFIC REGULATIONS, WHETHER A MARK-TO-MARKET ELECTION OR ANY OTHER ELECTION IS AVAILABLE, AND THE CONSEQUENCES OF ANY SUCH ELECTION.

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F. Section 304

Section 304 of the Code may apply in respect of the issuance of CVRs (in the case of “closed transaction” treatment) or to the payment of cash pursuant to the CVRs (in the case of “open transaction” treatment) if holders of Chemomab Israel Shares, in the aggregate, own 50% or more of the Chemomab Parent shares after giving effect to the Domestication Merger and the Merger, taking into account certain constructive ownership rules under the Code. While Chemomab Israel does not anticipate that Section 304 of the Code would apply to the Domestication Merger, it may not be possible to establish with certainty at the time of the Domestication Merger whether or not the 50% ownership requirement is satisfied because the ownership information necessary to make such determination may not be available.

If Section 304 of the Code applies in respect of the issuance of CVRs (in the case of “closed transaction” treatment) or to the payment of cash pursuant to the CVRs (in the case of “open transaction” treatment), then U.S. Holders would generally be treated as having received such CVRs or such cash (as applicable) in a deemed redemption of Chemomab Parent shares deemed issued to such U.S. Holder. If such deemed redemption is treated as having the effect of a distribution of a dividend under certain tests set forth in Section 302 of the Code, which generally depends on the extent to which a U.S. Holder has reduced its direct and constructive ownership of Chemomab Israel Shares after giving effect to the Domestication Merger and Merger, then such U.S. Holder generally would recognize dividend income up to the fair market value of the CVR or the amount of the cash received (as applicable) to the extent of Chemomab Parent’s and, Chemomab Israel’s current and accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent Chemomab Israel is treated as a PFIC, as discussed above under “—U.S. Holders—The Domestication Merger—PFIC Considerations,” and is treated as paying a dividend to a U.S. Holder, certain adverse tax consequences may arise. To the extent “open transaction” treatment applies to the CVRs, the timing for determining Chemomab Parent’s and Chemomab Israel’s current and accumulated earnings and profits is uncertain. Neither Chemomab Israel nor Chemomab Parent currently has accumulated earnings and profits and neither anticipates having current or accumulated earnings and profits at the time of the Domestication Merger. However, if “open transaction” treatment applies to the CVRs and Chemomab Parent elects to make payments on the CVRs in cash, it may be necessary to determine Chemomab Parent’s and Chemomab Israel’s current and accumulated earnings and profits when a cash payment under a CVR is made. Whether Chemomab Parent or Chemomab Israel will have current or accumulated earnings and profits at the time of a cash payment under the CVRs cannot be determined in advance. Chemomab Parent and Chemomab Israel’s current and accumulated earnings and profits may not be readily determinable or made available. To the extent that the amount of any deemed distribution exceeds Chemomab Parent’s and Chemomab Israel’s current and accumulated earnings and profits, the excess first will be treated as a non-taxable return of capital that will reduce the U.S. Holder’s adjusted tax basis in its Chemomab Parent shares, and any remaining portion will be taxable to a U.S. Holder as capital gain. Such gain will generally be long term capital gain if the U.S. Holder’s holding period in the Chemomab Israel Shares is more than one year, which Chemomab Israel Shares are deemed to be transferred in exchanged for Chemomab Parent shares which are then deemed to be deemed redeemed as described above. Long-term capital gains of certain non-corporate U.S. Holders, including individuals, are generally taxed at preferential rates.

If “open transaction” treatment applies to the CVRs and Chemomab Parent elects to settle the CVRs in Chemomab Parent shares, Section 304 should not apply to the Domestication Merger.

II. The Merger

The Merger should not result in U.S. federal income tax consequences to U.S. Holders of Chemomab Parent shares that were received in the Domestication Merger in exchange for Chemomab Israel Shares.

III. Ownership and Disposition of Chemomab Parent Shares Received in the Domestication Merger

A. Distributions on Chemomab Parent Shares

A U.S. Holder generally will be required to include in gross income as a dividend the amount of any cash distribution or the fair market value of any other property distributed with respect to Chemomab Parent shares, to the extent the distribution is paid out of the current or accumulated earnings and profits of Chemomab Parent (as determined under U.S. federal income tax principles). Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in its Chemomab Parent shares. Any remaining excess will be treated as gain realized on the sale or other disposition of the Chemomab Parent shares and will generally be treated as described below under “—U.S. Holders—Ownership and Disposition of Chemomab Parent Shares Received in the Domestication Merger—Sale, Exchange or Other Taxable Disposition of Chemomab Parent Shares.”

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Dividends that Chemomab Parent pays to a U.S. Holder that is a taxable corporation may qualify for a dividends received deduction if certain holding period and other requirements are satisfied. Subject to certain exceptions and provided certain holding period and other requirements are satisfied, dividends that Chemomab Parent pays to a non-corporate U.S. Holder may be taxed as “qualified dividend income” at preferential tax rates accorded to long-term capital gains.

B. Sale, Exchange, or Other Taxable Disposition of Chemomab Parent Shares

Upon a sale or other taxable disposition of Chemomab Parent Shares, a U.S. Holder generally will recognize capital gain or loss equal to the difference between the amount realized on such sale or other taxable disposition and the U.S. Holder’s adjusted tax basis in the applicable Chemomab Parent shares. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Chemomab Parent shares so disposed of exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders may be eligible to be taxed at reduced rates. The deductibility of capital losses is subject to limitations.

NON-U.S. HOLDERS

As used herein, a “Non-U.S. Holder” is a beneficial owner of Chemomab Israel Shares or Chemomab Parent shares (as applicable) that is not a U.S. Holder.

I.	The Domestication

A Non-U.S. Holder should generally recognize gain for U.S. federal income tax purposes with respect to its Chemomab Israel Shares only to the extent such Non-U.S. Holder would have recognized gain if it were a U.S. Holder as described above under “—U.S. Holders—The Domestication Merger,” but without regard to the discussion contained above under “—U.S. Holders—The Domestication Merger—PFIC Considerations.” Any such gain should generally not be subject to U.S. federal income tax unless:

●	the gain is effectively connected with a U.S. trade or business of such Non-U.S. Holder (and, if an applicable treaty so provides, is also attributable to a permanent establishment maintained by such Non-U.S. Holder in the United States), in which case the Non-U.S. Holder generally will be taxed in the same manner as a U.S. Holder (as described above under “—U.S. Holders—The Domestication Merger”), except that if the Non-U.S. Holder is a foreign corporation, an additional branch profits tax may apply at a rate of 30% (or a lower applicable treaty rate); or

●	the Non-U.S. Holder is a nonresident alien individual who is present in the United States for 183 days or more in the taxable year of the Domestication Merger, and certain other conditions are met, in which case the Non-U.S. Holder may be subject to a 30% U.S. federal income tax (or a tax at a reduced rate under an applicable income tax treaty) on such gain (net of certain U.S. source losses).

To the extent a Non-U.S. Holder receives payments with respect to a CVR that are treated as imputed interest or to the extent a Non-U.S. Holder has dividend income from Chemomab Parent by reason of Section 304 of the Code applying to the issuance of CVRs or payments of cash pursuant to the CVRs, each as discussed under “—U.S. Holders—The Domestication Merger,” such Non-U.S. Holder may be subject to withholding at a rate of 30% (or a lower applicable treaty rate), unless such Non-U.S. Holder establishes its entitlement to exemption from or a reduced rate of withholding, including under an applicable tax treaty, by providing the appropriate documentation (generally, IRS Form W-8BEN or W-8BEN-E or other applicable IRS Form W-8) to the applicable withholding agents.

II.	The Merger

The Merger should not result in U.S. federal income tax consequences to Non-U.S. Holders of Chemomab Parent shares that were received in the Domestication Merger in exchange for Chemomab Israel Shares.

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III.	Ownership and Disposition of Chemomab Parent Shares Received in the Domestication

A. Distributions on Chemomab Parent Shares

In general, any distributions made to a Non-U.S. Holder with respect to Chemomab Parent shares, to the extent paid out of Chemomab Parent’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment or fixed base maintained by such Non-U.S. Holder), will be subject to withholding tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E, as applicable). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its Chemomab Parent shares and then, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of such Chemomab Parent shares, which will be treated as described below under “—Non-U.S. Holders—Ownership and Disposition of Chemomab Parent Shares Received in the Domestication Merger—Sale, Exchange or Other Taxable Disposition of Chemomab Parent Shares.”

Dividends paid by Chemomab Parent to a Non-U.S. Holder that are effectively connected with such Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment or fixed base maintained by such Non-U.S. Holder) will generally not be subject to U.S. withholding tax, provided such Non-U.S. Holder complies with certain certification and disclosure requirements (usually by providing an IRS Form W-8ECI). Instead, such dividends will generally be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders. If the Non-U.S. Holder is a corporation, dividends that are effectively connected income may also be subject to a “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

B. Sale, Exchange, or Other Taxable Disposition of Chemomab Parent Shares

A Non-U.S. Holder will generally not be subject to U.S. federal income tax on gain realized on a sale or other disposition of Chemomab Parent shares unless:

●	such Non-U.S. Holder is an individual who was present in the United States for 183 days or more in the taxable year of such disposition and certain other requirements are met, in which case any gain realized will generally be subject to a flat 30% U.S. federal income tax;

●	the gain is effectively connected with a trade or business of such Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, attributable to a U.S. permanent establishment or fixed base maintained by such non-U.S. Holder), in which case such gain will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Holders, and any such gain of a Non-U.S. Holder that is a corporation may be subject to an additional “branch profits tax” at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty); or

●	Chemomab Parent is or has been a U.S. real property holding corporation at any time during the shorter of the five-year period preceding such disposition and such Non-U.S. Holder’s holding period and either (A) Chemomab Parent shares are not regularly traded on an established securities market or (B) such Non-U.S. Holder has owned or is deemed to have owned, at any time during the shorter of the five-year period preceding such disposition and such Non-U.S. Holder’s holding period, more than 5 percent of such Chemomab Parent shares. There can be no assurance that shares of Chemomab Parent shares will be treated as regularly traded on an established securities market for this purpose.

If paragraph (iii) above applies to a Non-U.S. Holder, gain recognized by such Non-U.S. holder on the sale, exchange or other disposition of Chemomab Parent shares will be subject to tax at generally applicable U.S. federal income tax rates. In addition, a buyer of such Chemomab Parent shares from a Non-U.S. Holder may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such disposition. Chemomab Parent will be classified as a U.S. real property holding corporation if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. Although there can be no assurances, it is not anticipated that Chemomab Parent would be a “U.S. real property holding corporation” for U.S. federal income tax purposes.

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C. Information Reporting and Backup Withholding

Information returns may be filed with the IRS in connection with payments of dividends on and the proceeds from a sale or other disposition of Chemomab Parent shares. A Non-U.S. Holder may have to comply with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establish an exemption from information reporting and backup withholding requirements or to claim a reduced rate of withholding under an applicable income tax treaty. The amount of any backup withholding from a payment to a Non-U.S. Holder will generally be allowed as a credit against such Non-U.S. Holder’s U.S. federal income tax liability and may entitle such Non-U.S. Holder to a refund, provided that the required information is furnished by such Non-U.S. Holder to the IRS in a timely manner.

D. FATCA

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (commonly referred as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% in certain circumstances on dividends in respect of securities (including Chemomab Parent shares) which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (i) enters into, and complies with, an agreement with the IRS to, among other things, report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if allowed under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which Chemomab Parent shares is held will affect the determination of whether such withholding and reporting is required. Similarly, dividends in respect of Chemomab Parent shares held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (i) certifies to the applicable withholding agent that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity’s “substantial United States owners,” which will in turn be provided to the U.S. Department of Treasury. All holders should consult their tax advisors regarding the possible implications of FATCA on their investment in Chemomab Parent shares.

Material Israeli Tax Consequences of the Domestication Merger

The following is a discussion of certain tax consequences of the Domestication Merger under Israeli tax laws to holders of Chemomab Israel Shares. This summary is limited to the shareholders for whom disposition of their shares is treated as a capital gain within the meaning of Part E of the ITO and does not discuss all the aspects of Israeli tax law that may be relevant to any particular shareholder with specific investment circumstances or to some types of shareholders subject to special treatment under Israeli law such as traders in securities or persons that own, directly or indirectly, 10% or more of our outstanding voting capital, all of whom are subject to special tax regimes not covered in this discussion. Some parts of this discussion are based on tax legislation which has not been subject to judicial or administrative interpretation. The discussion should not be construed as legal or professional tax advice and does not cover all possible tax considerations.

Israeli Capital Gains Tax

As a consequence of the Domestication Merger, Chemomab Israel Shareholders will be treated under Israeli tax laws as having sold their Chemomab Israel Shares.

When the shares of an Israeli company are sold, regardless of whether the consideration in the sale is cash or stock, and as further described below, the selling shareholders, either individuals or corporations, are generally subject to Israeli capital gains tax.

Capital gain tax is imposed on the disposition of assets by an Israeli resident, and on the disposition of such assets by a non-Israeli resident if those assets are either (i) located in Israel; (ii) are shares or a right to a share in an Israeli resident corporation, or (iii) represent, directly or indirectly, rights to assets located in Israel. The ITO distinguishes between ‘Real Capital Gain’ and ‘Inflationary Surplus’. The Inflationary Surplus is the portion of the total capital gain which is equivalent to the increase of the relevant asset’s purchase price attributable to the increase in the Israeli Costumer Price Index (“CPI”) or, in certain circumstances, a foreign currency exchange rate, between the date of purchase and the date of sale. The Real Capital Gain is the excess of the total capital gain over the Inflationary Surplus.

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The capital gains tax rate applicable to the Real Capital Gain is 25% for individuals (and if such individual is holding or is entitled to purchase, directly or indirectly, alone or together with such person’s relative or another person who collaborates with such person on a permanent basis, one of the following: (i) at least 10% of the issued and outstanding Chemomab Israel Shares, (ii) at least 10% of the voting rights of Chemomab Israel, (iii) the right to receive at least 10% of Chemomab Israel’s profits or its assets upon liquidation, (iv) the right to appoint a manager/director, or (v) the right to instruct any other person to do any of the foregoing (a “Substantial Shareholder”) on the date of sale or on any date falling within the 12 month period preceding that date of sale, such Substantial Shareholder would be subject to Israeli capital gains tax at a rate of 30%). The capital gains tax rate on the Real Capital Gain for corporations is the standard Israeli corporate tax rate (currently 23%). An additional tax at a rate of three percent (3%) on the Real Capital Gain may be imposed on individual shareholders whose annual income from all sources that is taxable in Israel exceeds a certain threshold (NIS 721,560 for 2026, linked to the annual change in the Israeli Consumer Price Index), including, but not limited to income derived from, dividends, interest and capital gains. According to new legislation effective as of January 1, 2025, an additional 2% excess tax will be imposed on Capital-Sourced Income (defined as income from any source other than employment income, business income, or income from “personal effort”), provided that the individual’s Capital Sourced Income exceeds the specified threshold of NIS 721,560. This new excess tax applies, among other things, to income from capital gains, dividends, interest, rental income, or the sale of real property. The Inflationary Surplus is generally exempt from tax, provided that the shares being sold were acquired after December 31, 1993.

Notwithstanding the foregoing, non-Israeli residents (individuals or corporations) will generally be exempt from Israeli capital gains tax on the sale of Chemomab Israel Shares purchased on or after January 1, 2009, provided that each of the following cumulative conditions are satisfied: (i) the gain from the sale is not attributed to a permanent establishment of the Chemomab Israel shareholder maintained in Israel (so long as neither the shareholder nor the particular capital gain is otherwise subject to the Israeli Income Tax Law (Inflationary Adjustments), 5745-1985), and (ii) the shareholder did not purchase the Chemomab Israel Shares from a related party of such shareholder nor as part of a tax-free reorganization. However, non-Israeli corporations will not be entitled to the foregoing exemption if Israeli residents: (i) have a controlling interest of more than 25% in such non-Israeli corporation or (ii) are the beneficiaries of, or are entitled to, 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly.

In addition, the sale of Chemomab Israel Shares by a non-Israeli resident may be exempt from Israeli capital gain tax under the provisions of an applicable tax treaty between Israel and the seller’s country of residence (subject to the receipt of a valid certificate from the ITA allowing for an exemption or a reduced tax rate). For example, under the Convention between the Government of the State of Israel and the Government of the United States of America with Respect to Taxes on Income (the “U.S.-Israel Tax Treaty”), Israeli capital gains tax generally will not apply to the disposition of securities by a “resident of the United States” (as defined below) (a “U.S. Treaty Resident”) who holds the securities as a capital asset and is entitled to claim the benefits afforded to such person by the treaty. However, such exemption will not apply if (i) the capital gain arising from such disposition is attributed to real estate located in Israel; (ii) the capital gain arising from such disposition is attributed to royalties; (iii) the capital gains from such disposition may be attributed to a permanent establishment of such U.S. Treaty Resident that is maintained in Israel, under certain terms, (iv) the U.S. Treaty Resident holds, directly or indirectly, securities representing 10% or more of the voting rights during any part of the 12-month period preceding the effective time of the sale, subject to certain conditions; or (v) the U.S. Treaty Resident, if an individual, was physically present in Israel for a period or periods aggregating to 183 days or more during the relevant taxable year. Pursuant to the U.S.-Israel Tax Treaty the term “resident of the United States” means: (i) a United States corporation; and (ii) any other person (except a corporation or any entity treated as a corporation for United States tax purposes) resident in the United States for purposes of United States tax, but in the case of a partnership, estate, or trust only to the extent that the income derived by such partnership, estate, or trust is subject to United States tax as the income of a resident either in the hands of the respective entity or of its partners or beneficiaries. For purposes of the preceding sentence, a United States citizen or an alien admitted to the United States for permanent residence (a “green card” holder) who is not a resident of Israel (as defined in the U.S.-Israel Tax Treaty), is a resident of the United States only if the individual has a substantial presence, permanent home or habitual abode in the United States. If such individual is a resident of Israel, the individual shall be considered a resident of both Israel and the United States and his or her residence for purposes of the U.S.-Israel Tax Treaty shall be determined under the tie-breaker rules listed in the U.S.-Israel Tax Treaty.

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You are urged to consult with your own tax advisor for a full understanding of the Israeli tax consequences of the Domestication Merger to you, including the consequences under any applicable, state, local, foreign or other tax laws or tax treaties. If you believe that you are entitled to an exemption from Israeli taxation (or a reduced tax rate), you may apply to the ITA to obtain a certificate of exemption (or a reduced tax rate) and should submit it to the exchange agent at least five business days prior to the date that is 180 days following the Closing Date.

Israeli Tax Rulings

Chemomab Israel expects to obtain tax rulings from the ITA (i) with respect to holders of Chemomab Israel Shares that are non-Israeli residents (as defined in the ITO or as will be determined by the ITA), (A) exempting Chemomab Parent, Chemomab Israel and their respective agents from any obligation to withhold Israeli Tax from any consideration payable or otherwise deliverable pursuant to the Domestication Merger or clarifying that no such obligation exists, or (B) instructing Chemomab Parent, Chemomab Israel and their respective agents on how such withholding is to be executed, the rate or rates of withholding to be applied and how to identify any such non-Israeli residents, and (C) confirming that the issuance of the CVRs shall not be deemed a taxable event, and the occurrence thereof shall instead be deferred until the actual receipt of payment in accordance with the terms of the CVRs (the “Domestication Ruling”); and (ii) with respect to holders of Chemomab Israel Shares granted, or issued pursuant to the exercise of options granted under Section 102 of the Ordinance (the “102 Securities”) confirming, inter alia, that (x) the exchange of 102 Securities by Chemomab Parent of the Chemomab Israel equity awards will not be treated as a breach of the provisions of Section 102 of the ITO, provided that the applicable consideration paid to holders of 102 Securities is deposited for the duration of the statutory holding period under Section 102 with the 102 Trustee and, accordingly will not be subject to any Israeli tax withholding at Closing, and the statutory holding period under Section 102 of the ITO will continue uninterrupted from the original date of grant and will not recommence as a result of the assumption, and (y) that the issuance of the CVRs to holders of 102 Securities shall not be deemed a taxable event, and the occurrence thereof shall instead be deferred until the actual receipt of payment in accordance with the terms of the CVRs (the “Options Ruling”, and together with the Domestication Ruling shall be referred to as the “Tax Rulings”).

Absent receipt by Chemomab Israel of the Tax Rulings from the ITA prior to Closing, all Chemomab Israel Shareholders will be subject to Israeli tax withholding at the rate of 25% (for individuals) and 23% (for corporations) on the gross Merger Consideration (unless the shareholder requests and obtains a specific certificate of exemption or a reduced tax rate from the ITA, as described below). To the extent that Chemomab Israel or Chemomab Parent and their respective agents (each, a “Payor”) are obliged to withhold Israeli Taxes, the shareholder shall provide Chemomab Parent or the exchange agent with the amount due with regards to such Israeli Taxes, prior to the release of the Domestication Merger consideration payable to the shareholder. In the event that a shareholder fails to timely provide Payor with the full amount necessary to satisfy such Israeli Taxes, the Payor shall be entitled to sell the shareholder’s shares to the extent necessary to satisfy the full amount due with regards to such Israeli Taxes, and the shareholder waives, releases and absolutely and forever discharges the Payor from and against any and all claims for any losses in connection with the forfeiture or sale of any portion of the shares otherwise deliverable to such Payee in compliance with the withholding requirements under this section. Regardless of whether Chemomab Israel obtains the requested tax rulings from the ITA, any holder of Chemomab Israel Shares who believes that it is entitled to such an exemption (or a reduced tax rate) may separately apply to the ITA to obtain a certificate of exemption from withholding or a specific tax ruling providing for no withholding or withholding at a reduced rate, and submit such certificate of exemption or ruling to the Payor at least five business days prior to the release of the Domestication Merger consideration date. If the Payor receives a valid exemption certificate or a tax ruling (as determined by the Payor discretion) at least five business days prior to the Domestication Merger consideration, then the withholding (if any) of any amounts under the ITO, from the consideration payable shall be made only in accordance with the provisions of such Israeli tax certificate or tax ruling. The validity of such certificate of exemption or ruling will be determined by the Payor discretion.

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The Israeli tax withholding consequences of the Domestication Merger to Chemomab Israel shareholders and holders of Chemomab Israel options and shares issued subject to Section 102 of the ITO may vary depending upon the particular circumstances of each shareholder or holder of Chemomab Israel options and shares issued subject to Section 102 of the ITO, as applicable, and the final tax rulings issued by the ITA. To the extent that tax is withheld on payments to U.S. taxpayers, it is possible that such withheld taxes may not be able to be credited against such taxpayers’ U.S. income tax liability.

The determination of whether a person is deemed a “resident of Israel” may be based on a Declaration of Status form for Israeli tax purposes to be completed by each shareholder. If so required by the tax ruling, a form of such Declaration of Status shall be provided to each shareholder.

Shareholders who received or acquired their Chemomab Israel Shares or were granted options or shares under one or more of the Chemomab Israel equity-based incentive plans, or otherwise as compensation for employment or services provided to Chemomab Israel, may be subject to different tax rates.

The Israeli tax ruling mentioned above may not be obtained or may contain such provisions, terms and conditions as the ITA may prescribe, which may be different from those detailed above. Certain categories of shareholders are expected to be excluded from the scope of any eventual ruling granted by the ITA, and the final determination of the type of holders of Chemomab Israel Shares who will be included in such categories will be based on the outcome of the ongoing discussions with the ITA. If Chemomab Parent or the exchange agent deducts any amount from the Domestication Merger consideration payable to you in respect of Israeli withholding tax obligations, you should consult your tax advisor concerning the possibility of obtaining a refund from the ITA of any such withheld amounts.

Material Israeli Tax Consequences of the Merger

The Merger between two non-Israeli companies while Chemomab Parent is also non-Israeli entity, should not have any material Israeli tax consequences for the Chemomab Israel Shareholders or the U.S. Holders of Scipher Securities.

Any shareholders of Scipher deemed an Israeli resident for tax purposes should consult with a tax advisor for a full understanding of the Israeli tax consequences of the Merger.

Nasdaq Stock Market Listing

The approval by Nasdaq of (i) the initial listing of the Chemomab Parent Common Stock to be issued in connection with the Domestication Merger on the Nasdaq Capital Market following the Effective Time, and (ii) the listing of the shares of Chemomab Parent Common Stock being issued in connection with the Merger on the Nasdaq Capital Market at or prior to the Effective Time are conditions to the Closing. Scipher has agreed to cooperate with Chemomab Parent to furnish to Chemomab Parent all information concerning Scipher and its stockholders that may be required or reasonably requested in connection with the Nasdaq listing. However, there can be no assurance such condition will be met and if such condition is not met or if such confirmation is not obtained, the Merger will not be consummated unless the condition is waived. The listing condition set forth in the Merger Agreement is not expected to be waived by the applicable parties. However, in the event that the shares of Chemomab Parent Common Stock are not approved for listing on Nasdaq, it is possible that the parties may mutually agree to waive the applicable condition and nonetheless proceed with completion of the Merger. If such condition is waived, Chemomab Israel will not recirculate an updated proxy statement/prospectus, nor will it solicit a new vote of shareholders prior to proceeding with the Merger. Accordingly, you are advised that Chemomab Israel shareholders will not have certainty regarding the listing of the Combined Company’s shares at the time you are asked to vote at the Meeting. Subject to the approval of Nasdaq, following the Closing, the Combined Company’s common stock will be listed on the Nasdaq Capital Market and will trade under the name “Scipher Medicine Corporation” and trading symbol “SCIP.”

Anticipated Accounting Treatment

The Merger is expected to be treated as a reverse asset acquisition by Scipher of Chemomab Israel in accordance with GAAP. Upon completion of the Merger, Scipher will obtain control of Chemomab Israel’s assets, consisting primarily of cash and in-process research and development (“IPR&D”) associated with Chemomab Israel’s primary product candidate, nebokitug, to treat primary sclerosing cholangitis and systemic sclerosis.

In accordance with GAAP, Scipher must first assess whether the integrated set of assets and activities acquired constitutes a business or an asset. That assessment begins with a screen under which, if substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets, the set is not a business and no further assessment is required. Scipher has determined that the screen is not met. Accordingly, Scipher has evaluated whether the set includes, at a minimum, an input and a substantive process that together significantly contribute to the ability to create outputs, which is the element that distinguishes a business from an asset or group of assets. Because Chemomab Israel does not generate outputs, the set would include a substantive process only if it includes an organized workforce with the necessary skills, knowledge, or experience to perform a process that is critical to the ability to develop or convert an acquired input into outputs. Scipher is not acquiring an organized workforce, and no other substantive process is present. Because the set does not include both an input and a substantive process, it does not meet the definition of a business, and Scipher expects to account for the Merger as an asset acquisition.

Because Scipher’s use of the asset acquired is contingent on further development of the asset subsequent to the acquisition date and the IPR&D has no alternative future use, Scipher expects to record the amount of consideration allocated to the IPR&D assets as research and development expense in its consolidated statement of operations and comprehensive loss on the date of acquisition.

Appraisal Rights

Chemomab Israel shareholders are not entitled to appraisal rights in connection with the Proposals.

Scipher stockholders are entitled to appraisal rights in connection with the Merger under the DGCL.

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THE MERGER AGREEMENT

The following is a summary of the material terms of the Merger Agreement. A copy of the Merger Agreement is attached as Annex A to this proxy statement/prospectus and is incorporated by reference into this proxy statement/prospectus. The Merger Agreement has been attached to this proxy statement/prospectus to provide you with information regarding its terms. It is not intended to provide any other factual information about Chemomab Israel, Chemomab Parent, Scipher, Merger Sub or Domestication Merger Sub. The following description does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement. You should refer to the full text of the Merger Agreement for details of the Merger and the terms and conditions of the Merger Agreement.

The Merger Agreement contains representations and warranties that Chemomab Israel, Chemomab Parent, Merger Sub and Domestication Merger Sub, on the one hand, and Scipher, on the other hand, have made to one another as of specific dates. These representations and warranties have been made for the benefit of the other parties to the Merger Agreement and may be intended not as statements of fact but rather as a way of allocating the risk to one of the parties if those statements prove to be incorrect. In addition, the assertions embodied in the representations and warranties are qualified by information in confidential disclosure schedules exchanged by the parties in connection with signing the Merger Agreement. While Chemomab Israel, Chemomab Parent and Scipher do not believe that these disclosure schedules contain information required to be publicly disclosed under the applicable securities laws, other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the attached Merger Agreement. Accordingly, you should not rely on the representations and warranties as current characterizations of factual information about Chemomab Israel, Chemomab Parent, Merger Sub, Domestication Merger Sub or Scipher because they were made as of specific dates, may be intended merely as a risk allocation mechanism between Chemomab Israel, Chemomab Parent, Merger Sub, Domestication Merger Sub or Scipher and are modified by the disclosure schedules. If Chemomab Israel, Chemomab Parent or Scipher becomes aware of material facts that contradict the representations and warranties in the Merger Agreement, Chemomab Israel, Chemomab Parent and Scipher, as applicable, will disclose those material facts in the public filings that it makes with the SEC if it determines that it has a legal obligation to do so.

General

Under the Merger Agreement, Merger Sub, a wholly-owned subsidiary of Chemomab Parent formed by Chemomab Israel in connection with the Merger, will merge with and into Scipher, with Scipher surviving as a wholly-owned subsidiary of Chemomab Parent.

Merger Consideration

Upon the terms and subject to the conditions of the Merger Agreement, Merger Sub will be merged with Scipher, with Scipher surviving, in accordance with the DGCL. As a result of the Merger, the separate existence of Merger Sub shall cease, and Scipher will continue as the surviving corporation under the DGCL and as a wholly owned subsidiary of Chemomab Parent.

Subject to the terms and conditions of the Merger Agreement, at the Effective Time, the following shall occur:

●	by virtue of the Merger without any further action on the part of the parties to the Merger Agreement, all outstanding Notes issued under that certain Convertible Note Purchase and Investment Obligation Agreement, by and among Scipher and the investor signatories thereto, dated March 5, 2026, as amended by that certain Amendment No. 1 to Convertible Note Purchase and Investment Obligation Agreement, dated as of June 23, 2026 (the “2026 CNPA” and such Notes, the “2026 Notes”), shall, without any further action on the part of any holder thereof, be automatically converted and cancelled in accordance with the terms of the 2026 Notes and the 2026 CNPA into Scipher Merger Shares, which Scipher Merger Shares shall be allocated among the holders of the 2026 Notes in accordance with the terms of the 2026 Notes, the 2026 CNPA and the Allocation Certificate,

●	all outstanding notes issued under that certain Convertible Note Purchase Agreement, dated February 28, 2025, which was further amended and restated pursuant to the 2026 CNPA (the “2025 Notes”), shall be cancelled for no consideration, and

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●	all outstanding shares of Scipher Capital Stock (other than treasury shares), Scipher Options and Scipher Warrants shall be cancelled for no consideration.

The shares of Chemomab Parent Common Stock issuable in exchange for certain Scipher securities as described above are referred to as the “Scipher Merger Shares”.

Scipher Merger Shares means a number of Chemomab Parent Common Stock, equal to, subject to Section 2.5(h) of the Merger Agreement, the product determined by multiplying (a) the Post-Closing Chemomab Parent Shares by (b) the Scipher Allocation Percentage, in which:

●	“Aggregate Valuation” means the sum of (i) the Scipher Valuation and (ii) the Chemomab Valuation.

●	“Chemomab Allocation Percentage” means the quotient (rounded to four decimal places) determined by dividing (i) the Chemomab Valuation by (ii) the Aggregate Valuation.

●	“Chemomab Parent Outstanding Shares” means, subject to Section 2.5(h) of the Merger Agreement, the total number of shares of Chemomab Parent Common Stock outstanding immediately prior to the Effective Time expressed on a fully diluted basis, but assuming, without limitation or duplication, (i) the exercise in full of all Chemomab Parent Options outstanding as of immediately prior to the Effective Time, and (ii) the issuance of shares of Chemomab Parent Common Stock in respect of all other outstanding options, warrants, restricted stock units, restricted stock awards or rights to receive such shares, whether conditional or unconditional and including any outstanding options or rights triggered by or associated with the consummation of the Merger, without taking into consideration any shares reserved under Scipher’s incentive plan which is not granted. For the avoidance of doubt, any CVR(s) issued in connection with the Merger Agreement shall not be part of the Chemomab Parent Outstanding Shares.

●	“Chemomab Valuation” means $48,000,000.

●	“Scipher Allocation Percentage” means the quotient (rounded to four decimal places) determined by dividing (i) Scipher Valuation by (ii) the Aggregate Valuation.

●	“Scipher Valuation” means $102,000,000; provided, that the “Scipher Valuation” will be decreased for any Indebtedness of Scipher that is outstanding at the Effective Time; provided further, that the “Scipher Valuation” shall exclude the Concurrent PIPE Investment and, for the avoidance of doubt, the Pre-Closing Financing.

●	“Post-Closing Chemomab Parent Shares” means the quotient determined by dividing (i) the Chemomab Parent Outstanding Shares by (ii) the Chemomab Allocation Percentage.

The $150,000,000 pre-Concurrent PIPE Investment valuation of the Combined Company was established based on the valuation attributed to the Combined Company by external investors participating in the Concurrent PIPE Investment. In negotiating the relative ownership allocation, the parties considered the respective values to be attributed to Chemomab Israel and Scipher. Following negotiations, the parties agreed to a 32%/68% ownership allocation, with Chemomab Israel securityholders receiving 32% and Scipher securityholders receiving 68% of the Combined Company prior to giving effect to the Concurrent PIPE Investment. Applying these percentages to the $150,000,000 pre-Concurrent PIPE Investment valuation resulted in implied values of approximately $48,000,000 for Chemomab Israel and $102,000,000 for Scipher.

Chemomab Israel Valuation

In determining an appropriate valuation for Chemomab Israel, the parties considered, among other factors:

● Chemomab Israel’s public market valuation. Chemomab Israel’s then-current market capitalization of approximately $16,000,000 provided an observable market reference point. The parties recognized, however, that market capitalization alone might not fully reflect the potential value of Chemomab Israel’s clinical-stage development assets, including nebokitug, particularly given Chemomab Israel’s relatively limited trading liquidity and the potential applicability of nebokitug across multiple inflammatory and fibrotic indications.

● Trading valuations of selected clinical-stage biotechnology companies. The parties considered selected publicly traded biotechnology companies with clinical-stage immunology programs as reference points, recognizing that differences in development stage, number of clinical programs, available capital, clinical data and other factors limited direct comparability.

For example, Zura Bio Limited (“Zura Bio”) is a clinical-stage biotechnology company focused on autoimmune and inflammatory diseases whose lead product candidate, tibulizumab, is being evaluated in Phase 2 trials in hidradenitis suppurativa and systemic sclerosis. As of September 2026, Zura Bio had an equity market capitalization of approximately $500 million and an enterprise value of approximately $300 million. Zura Bio had approximately $205 million of cash as of June 30, 2026, and had completed enrollment in two Phase 2 studies. with topline data expected in late 2026 and the first half of 2027.

AnaptysBio, Inc. (“AnaptysBio”) provides a broader immunology reference point. AnaptysBio is a clinical-stage biotechnology company focused on autoimmune and inflammatory diseases whose pipeline includes rosnilimab, for which it completed a Phase 2b trial in moderate-to-severe rheumatoid arthritis, as well as additional clinical-stage immunology programs. As of September 2026, AnaptysBio had an equity market capitalization of approximately $1.6 billion. AnaptysBio is substantially larger, more diversified and further advanced than Chemomab Israel and therefore was considered only as a broader indication of the values public markets may attribute to differentiated clinical-stage immunology assets.

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These companies were not considered directly comparable to Chemomab Israel, and the parties did not apply any particular trading multiple or valuation metric derived from them. Rather, the companies provided general reference points regarding the range of values assigned by public markets to clinical-stage immunology companies with differentiated therapeutic candidates.

● The development status and clinical data for nebokitug. Nebokitug is a novel monoclonal antibody targeting CCL24 that has been evaluated in multiple clinical studies. Chemomab Israel has reported results from five clinical trials, including the Phase 2 SPRING trial in primary sclerosing cholangitis, and nebokitug has received FDA Fast Track and orphan drug designations for PSC. Chemomab Israel also maintains an open U.S. IND for systemic sclerosis.

● The potential application of nebokitug in rheumatoid arthritis and other indications. In connection with the Merger, Scipher’s SPECTRA™ AI and network medicine platform identified the CCL24 mechanism underlying nebokitug as a leading clinical-stage candidate for rheumatoid arthritis. The Combined Company intends initially to advance nebokitug into a Phase 2 RA trial while retaining the potential to pursue development or partnering opportunities in PSC and other inflammatory and fibrotic diseases.

● Chemomab Israel’s intellectual property, regulatory status and development know-how. The parties also considered Chemomab Israel’s intellectual property relating to CCL24 and nebokitug, manufacturing and clinical-development work completed to date, regulatory interactions, accumulated clinical and translational data, and the cost and time that would otherwise be required to advance a comparable novel biologic through Phase 2 development.

Based on these considerations, the parties determined that an implied equity value of approximately $48,000,000 for Chemomab Israel provided a reasonable reference point for purposes of negotiating the relative ownership allocation. This value represented approximately three times Chemomab Israel’s then-current market capitalization, but was not derived through mechanical application of a market-capitalization premium, a particular trading multiple or a single comparable-company analysis. Rather, it reflected an overall assessment of nebokitug’s clinical-stage status, accumulated clinical data, intellectual property and regulatory progress, potential application across multiple indications, and reference valuations observed among selected clinical-stage immunology biotechnology companies.

Scipher Valuation

In determining an appropriate valuation for Chemomab Israel, the parties considered, among other factors, the two principal components of Scipher’s business: (i) its proprietary SPECTRA™ AI and network medicine platform and (ii) its integrated commercial diagnostics, immunology data, biobank and analytics business. Although these businesses are interconnected and were not valued as separate reporting units, this framework provided one reference point for assessing the approximately $102 million value attributable to Scipher.

SPECTRA™ AI and Network Medicine Platform

SPECTRA™ contributed to the development of PrismRA®, is being applied in pharmaceutical collaborations, and is central to Scipher’s therapeutic-development strategy. In connection with the proposed Merger, SPECTRA™ identified the CCL24 mechanism underlying nebokitug as the highest-ranked clinical-stage program for predicted efficacy in RA among the mechanisms evaluated. Scipher also applies the platform in collaborations that may generate upfront payments, research funding, milestones and participation in downstream therapeutic value.

Public-market and transaction valuations for AI-enabled drug-discovery platforms provide relevant, although imperfect, benchmarks. As of September 2026, both Schroinger, Inc. and Recursion Pharmaceuticals, Inc. (“Recursion”) had enterprise values substantially exceeding $1 billion, while Recursion’s acquisition of Exscientia plc involved approximately $630 million of consideration. These businesses are larger and at different stages of development than Scipher and are not directly comparable, but they demonstrate the substantial value assigned to proprietary computational drug-development platforms.

The parties viewed an illustrative value of approximately $65 million to $75 million for SPECTRA™ as supportable given the platform’s proprietary technology and intellectual property, demonstrated diagnostic application, pharmaceutical collaborations, ability to evaluate and prioritize therapeutic assets, and potential to participate in value creation across multiple stages of drug development. This valuation represents only a fraction of the values assigned to larger AI-enabled drug-discovery platforms.

Integrated Diagnostics, Data, Biobank and Analytics Business

Scipher’s commercial diagnostics and data businesses are closely connected. PrismRA® generates both commercial diagnostic revenue and differentiated molecular and clinical information that expands Scipher’s proprietary immunology data assets, while those data assets in turn support development of additional diagnostics, biomarkers and therapeutic-development programs.

PrismRA® is Scipher’s commercial molecular treatment response signature for rheumatoid arthritis and has CMS reimbursement coverage. Scipher’s diagnostics business reached an approximately $10 million annualized revenue run-rate in 2024 before commercial investment was deliberately reduced.

Scipher also owns and operates the laboratory and commercial infrastructure supporting this business, including a CLIA-certified and CAP-accredited laboratory. In addition to PrismRA, Scipher has developed an additional molecular treatment response classifier directed at T-cell activation therapies, providing an opportunity to expand the diagnostic portfolio using existing laboratory, analytical and commercial capabilities. Management intends to increase commercial activity as improvements in average selling price and reductions in cost of goods are expected to improve the profitability of the diagnostics business.

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Scipher has simultaneously built a differentiated immunology-focused data asset and associated biobank comprising more than 40,000 consented and deidentified patients with RNA sequencing and other molecular profiling, associated biospecimens, and, for substantial portions of the population, linked longitudinal clinical and claims information. These assets support Scipher’s internal therapeutic and diagnostic programs as well as external collaborations with life-sciences companies.

Tempus AI, Inc. (“Tempus”) provides a useful strategic reference point for this type of integrated business model. Tempus combines a commercial molecular diagnostics business with a large proprietary multimodal patient-data asset and AI-enabled data and analytics offerings for biopharmaceutical customers. In 2025, Tempus generated approximately $955 million of diagnostics revenue and $316 million of data and applications revenue, and its data licensing business continued to grow rapidly. Tempus describes its model as using one of the world’s largest multimodal data libraries to support both precision patient care and pharmaceutical discovery and development, conceptually similar to Scipher’s strategy of using its diagnostic activity to create proprietary molecular data that can subsequently support therapeutic development and commercial data applications.

The parties viewed an illustrative value of approximately $55 million to $75 million for Scipher’s combined diagnostics, data, biobank and analytics business as supportable given its commercial diagnostic revenue, CLIA/CAP laboratory infrastructure, expanding diagnostic portfolio, improving commercial economics, more than 40,000 molecularly characterized patients, associated biospecimens and real-world-data linkages, and demonstrated pharmaceutical data applications.

Overall Valuation Reference

Scipher component	Illustrative reference value
SPECTRA™ AI/network medicine platform	~$65–75 million
Diagnostics, data, biobank and analytics	~$55–75 million
Illustrative aggregate reference value	~$120–150 million

The approximately $102 million value attributed to Scipher in the Merger is below the lower end of this illustrative reference range. The framework also does not separately attribute value to potential future therapeutic economics arising from SPECTRA™-enabled asset selection or co-development, additional MTRS or companion diagnostics, international expansion of PrismRA®, expansion of Scipher’s molecular data assets into additional modalities and indications, or other future business-development opportunities.

Based on Scipher’s proprietary and demonstrated AI/network medicine platform, established commercial diagnostics infrastructure, growing diagnostic portfolio, differentiated immunology data and biobank assets, pharmaceutical collaborations and potential opportunities for future value creation, the parties believe that the value attributed to Scipher in determining the relative ownership of the combined company is reasonable.

For the avoidance of doubt, immediately prior to the Concurrent PIPE Investment and assuming there is no Indebtedness of Scipher that is outstanding at the Effective Time, the Scipher Merger Shares shall represent 68% of the outstanding shares of Chemomab Parent Common Stock on a fully diluted, as-converted basis, and the pre-Closing holders of Chemomab Parent Common Stock shall represent 32% of such outstanding shares on a fully diluted, as-converted basis. No certificates or scrip representing fractional shares of Chemomab Parent Common Stock will be issued pursuant to the Merger and no cash will be paid for any fractional share eliminated by such rounding.

Chemomab Parent’s Post-Closing Board of Directors

In connection with the Merger, the post-Closing board of directors of Chemomab Parent shall consist of five directors, of which one shall be designated by Chemomab Israel and the remaining directors, but not less than four, shall be designated by Scipher.

Stockholder Approval

Prior to or concurrently with the execution of the Merger Agreement, Scipher shall obtain all corporate resolutions sufficient to approve the Merger Agreement and the Transactions, including unanimous board of directors approval and the approval by written consent of Scipher’s stockholders sufficient for the Required Scipher Stockholder Vote in lieu of a meeting pursuant to Section 228 of the DGCL (the “Scipher Stockholder Written Consent”), for purposes of (i) adopting and approving the Merger Agreement and the Transactions, and (ii) acknowledging that the approval given thereby is irrevocable and that each such stockholder is aware of its rights to demand appraisal for its shares pursuant to Section 262 of the DGCL, a copy of which will be attached thereto, and that such stockholder has received and read a copy of Section 262 of the DGCL.

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Prior to or concurrently with the execution of the Merger Agreement, Scipher shall obtain and deliver to Chemomab Israel true, correct and complete copies of (A) the Scipher Stockholder Written Consent, (B) all required written consents, approvals and waivers of Scipher’s stockholders, noteholders, warrant holders and other securityholders necessary to approve, adopt and consummate the Merger Agreement, the Merger and the other Transactions, (C) all required written consents, approvals and waivers necessary to effect the conversion of all Convertible Indebtedness immediately prior to the Closing, and (D) all required written consents, approvals and waivers necessary to waive any put, repurchase, redemption, prepayment, acceleration, change of control, anti-dilution, preemptive, participation, notice, approval, or similar rights that would otherwise be triggered by the execution and delivery of the Merger Agreement or the consummation of the Merger or any of the other Transactions.

Domestication

Prior to the Effective Time, Chemomab Israel will effect a domestication transaction (the “Domestication”) pursuant to which Chemomab Israel will become a wholly owned, direct subsidiary of Chemomab Parent. The Domestication will be effected through the Domestication Merger. As a result of the Domestication, the holders of Chemomab Israel’s outstanding securities immediately prior to the Domestication Merger (including holders of Chemomab Israel options) will by virtue of the Domestication become security holders of Chemomab Parent in the same holding proportions as immediately prior to the Domestication.

Contingent Value Rights

Holders of Chemomab Israel Shares represented by ADSs and vested options to acquire Chemomab Israel Shares represented by ADSs as of immediately prior to the Domestication will be entitled to receive one CVR for each Chemomab Israel Share or vested option to acquire a Chemomab Israel Share held immediately prior to the Domestication Merger, subject to and in accordance with the terms and conditions of a contingent value rights agreement (the “CVR Agreement”) to be entered into at or prior to the Effective Time. The CVRs represent the right to receive contingent cash payments upon the achievement of certain specified milestones related to Chemomab Israel’s legacy asset, nebokitug, subject to the terms and conditions of the CVR Agreement.

Concurrent PIPE Investment

Concurrently with the execution of the Merger Agreement, binding written commitments for the Concurrent PIPE Investment providing for aggregate gross proceeds of not less than $30,000,000 (the “Minimum Investment”) were obtained and are in full force and effect. In addition, the Merger Agreement provides that Scipher may conduct the Pre-Closing Financing of up to $10,000,000 in the aggregate prior to the Closing, which funding shall be available exclusively to investors that were investors in Scipher as of the date of the Merger Agreement. The aggregate gross proceeds of the Pre-Closing Financing shall count toward the Minimum Investment, and any such proceeds that remain unused by Scipher as of immediately prior to the Closing shall be contributed into the Concurrent PIPE Investment. In March 2026, Scipher issued 2026 Notes in exchange for $25.4 million of outstanding notes, together with $5.0 million of new cash investment, and in July and August 2026 Scipher issued additional 2026 Notes for an aggregate of $5.0 million of new cash investment. The 2026 Notes mature on August 5, 2027. The $10.0 million of new cash investment constitutes the Pre-Closing Financing and counts toward the $30.0 million Minimum Investment. At the Closing, those notes and accrued interest will be applied toward the holders’ funding obligations under the Concurrent PIPE Investment, and the holders will receive PIPE Shares and accompanying PIPE Warrants rather than cash repayment, reducing the incremental cash proceeds Chemomab Parent receives at the Closing by that amount. For further details about the Pre-Closing Financing, please see the section titled “Agreements Related to the Merger—Concurrent PIPE Investment” in this proxy statement/prospectus.

Lock-Up Agreements

Concurrently with the execution of the Merger Agreement, certain officers, directors and stockholders and shareholders of Scipher and Chemomab Israel have executed and delivered lock-up agreements.

Voting Agreements

Concurrently with the execution and delivery of the Merger Agreement, certain officers, directors and shareholders of Chemomab Israel which will hold approximately 20% of the voting power of Chemomab Israel, as of prior to the record date for Chemomab Israel’s shareholder meeting, have executed and delivered the Chemomab Shareholder Support Agreements in favor of Scipher, pursuant to which such persons have agreed, subject to the terms and conditions set forth therein, to vote their share capital of Chemomab Israel covered under the Chemomab Shareholder Support Agreements in favor of the approval of the Merger Agreement and the Transactions and against any competing proposals.

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Representations and Warranties

The Merger Agreement contains customary representations and warranties of Chemomab Israel and Scipher for a transaction of this type relating to, among other things:

●	corporate organization and power, and similar corporate matters;

●	subsidiaries;

●	authority to enter into the Merger Agreement and the related agreements;

●	votes required for completion of the Merger and the Transactions;

●	except as otherwise specifically disclosed in the Merger Agreement, the fact that the consummation of the Merger would not contravene or require the consent of any third party;

●	capitalization;

●	financial statements and with respect to Chemomab Israel, documents filed with the SEC and the accuracy of information contained in those documents;

●	material changes or events;

●	liabilities;

●	title to assets;

●	real property and leaseholds;

●	intellectual property;

●	the validity of material contracts to which the parties or their subsidiaries are a party and any violation, default or breach to such contracts;

●	regulatory compliance, permits and restrictions;

●	anti-corruption;

●	legal proceedings and orders;

●	tax matters;

●	employee and labor matters and benefit plans;

●	environmental matters;

●	insurance;

●	transactions with affiliates;

●	any brokerage or finder’s fee or other fee or commission in connection with the Merger;

●	privacy and data security;

●	grants and subsidies; and

●	with respect to Chemomab Israel, the valid issuance in the Merger of Chemomab Parent Common Stock.

The representations and warranties are, in many respects, qualified by materiality and knowledge, and will not survive the Merger, but their accuracy forms the basis of one of the conditions to the obligations of Chemomab Israel and Scipher to complete the Merger.

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Conduct Prior to Closing; Covenants

The Merger Agreement contains certain customary covenants of Scipher and Chemomab Israel, including, among others, the following:

●	Chemomab Israel has agreed to use commercially reasonable efforts to conduct its business and operations in the ordinary course of business and in material compliance with all applicable law and requirements of all material contracts during the Pre-Closing Period (with certain exceptions, which includes the right of Chemomab Israel to issue up to $1.1 million in securities through the Chemomab ATM Facility) and not to take certain specified actions without the prior written consent of Scipher;

●	Scipher has agreed to use commercially reasonable efforts to conduct its business and operations in the ordinary course of business and in material compliance with all applicable law and requirements of all material contracts during the Pre-Closing Period (with certain exceptions) and not to take certain specified actions without the prior written consent of Chemomab Israel; and

●	Scipher, Chemomab Israel, and each of their subsidiaries have agreed not to solicit, initiate, respond or take any action to encourage any inquiries or communications relating to any proposals with respect to, or engaging in discussions with, or providing confidential information to, any person concerning a merger, consolidation or other similar transaction.

Conditions to Closing

General Conditions

Consummation of the Merger is subject to certain closing conditions, including, among other things, (i) the effectiveness of this registration statement on Form S-4, which shall not be subject to any stop order or proceeding (or proceeding threatened in writing by the SEC) seeking a stop order with respect to the registration statement that has not been withdrawn, (ii) no court or other Governmental Authority of competent jurisdiction, shall have issued any temporary restraining order, preliminary or permanent injunction or other Order restraining or prohibiting the consummation of the Closing, (iii) the statutory waiting periods required for the consummation of the Domestication Merger and the Merger shall have elapsed, (iv) the Concurrent PIPE Investment shall be consummated prior to or substantially concurrently with the Closing, and (v) approval of the Merger and the applicable Transactions by the shareholders of Chemomab Israel and by the stockholders of Scipher. The Merger Agreement requires Chemomab Israel to convene a shareholders’ meeting for purposes of obtaining the necessary shareholder approvals required in connection with the Merger and Scipher to solicit written consent for the purposes of obtaining the necessary stockholder approvals in connection with the Merger.

Chemomab Israel’s Conditions to Closing

The obligations of Chemomab Israel to complete the Transactions, in addition to the conditions described above, are conditioned upon, among other things, each of the following:

●	The representations and warranties of Scipher shall be true and correct as of the Closing Date (or such other date to which they refer) except to the extent that such failure does not result in a Scipher material adverse effect, and certain fundamental representations and warranties shall be true and correct as of the Closing Date, other than for any breaches with a de minimis effect.

●	Scipher shall have duly performed all of its obligations under the Merger Agreement required to be performed by it at or prior to Closing, in all material respects, including delivery of a certificate thereof executed by the Chief Executive Officer or Chief Financial Officer of Scipher.

●	Scipher shall be in compliance in all material respects with all of its obligations required to be performed pursuant to the covenants in the Merger Agreement.

●	There shall have been no Scipher material adverse effect.

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●	The required stockholders of Scipher shall have delivered Lock-Up Agreements.

●	The Investor Agreements shall have been terminated and Chemomab Israel shall have received documentation evidencing the termination.

●	The CVR Agreement shall be fully executed by Chemomab Parent, the rights agent for the CVRs, and the CVR holders’ representative.

●	Scipher shall have obtained all consents, approvals and waivers required under the terms of Scipher’s outstanding convertible notes and other convertible indebtedness to approve and consummate the Merger and the other Transactions and to effect the conversion and/or cancellation of all such convertible notes and other convertible indebtedness. All such convertible notes and other convertible indebtedness, including all accrued and unpaid interest thereon, shall have been converted and/or cancelled into Scipher Merger Shares (if any). All put, repurchase, redemption, prepayment, acceleration, change of control and similar rights arising as a result of the Merger or any of the Transactions shall have been irrevocably waived or otherwise terminated in accordance with the terms of the applicable instruments and no convertible note or other convertible indebtedness of Scipher shall remain outstanding following the Closing other than the issuance of the Scipher Merger Shares in respect thereof (if any). Chemomab Israel shall have received documentation evidencing the foregoing.

●	Chemomab Israel shall have received the Pro Forma Capitalization Table, and the Chief Executive Officer or Chief Financial Officer of Scipher shall have certified that the information provided is true, complete and accurate in all respects as of the Closing Date.

●	All consents, approvals and waivers shall remain in full force and effect and Chemomab Israel shall have received evidence thereof.

●	Scipher shall have delivered to Chemomab Israel an Indebtedness Schedule.

Scipher’s Conditions to Closing

The obligations of Scipher to complete the Transactions, in addition to the conditions described above, are conditioned upon, among other things, each of the following:

●	The representations and warranties of Chemomab Israel, Chemomab Parent, Merger Sub and Domestication Merger Sub shall be true and correct as of the Closing Date (or such other date to which they refer) except to the extent that such failure does not result in a Chemomab Material Adverse Effect, and certain fundamental representations and warranties shall be true and correct as of the Closing Date, other than for any breaches with a de minimis effect.

●	Each of Chemomab Israel, Chemomab Parent, Merger Sub and Domestication Merger Sub shall have duly performed all of its obligations under the Merger Agreement required to be performed by it at or prior to Closing, in all material respects.

●	Scipher shall have received a certificate executed by the Chief Executive Officer of Chemomab Israel.

●	Scipher shall have received written resignations executed by the officers and directors of Chemomab Israel who are not to continue as officers or directors of Chemomab Israel.

●	There shall have been no Chemomab Material Adverse Effect.

●	The required shareholders of Chemomab Israel shall have delivered Lock-Up Agreements.

●	Chemomab Israel shall, consistent with applicable Law, take all actions necessary, prior to the Closing, to (a) terminate the employment of each of the employees of Chemomab Israel (other than those employees listed in the Chemomab Disclosure Schedule) effective no later than Closing Date by delivery of termination letters, and (b) terminate the consulting relationship with each of the independent contractors of Chemomab Israel (other than those independent contractors listed in the Chemomab Disclosure Schedule), which termination shall become effective no later than the Closing.

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●	Scipher shall have received documentation evidencing the termination of the Chemomab Israel Employee Plan qualified under Section 401(k) of the Code.

●	The Chemomab Israel Real Estate Leases shall have been terminated without liability as of immediately prior to the Effective Time.

●	Chemomab Israel shall have no outstanding Indebtedness as of immediately prior to the Effective Time.

●	The approval of the listing of the additional Chemomab Parent Common Stock on Nasdaq shall have been obtained and the Chemomab Parent Common Stock to be issued in the Merger pursuant to this Agreement shall have been approved for listing on Nasdaq.

●	Chemomab Israel shall have delivered to Scipher a Net Cash Schedule certifying that Chemomab Israel’s Net Cash is at least $0 and will be at least $0 as of immediately prior to the Closing.

Indemnification of Officers and Directors

From the Effective Time through the seventh (7th) anniversary of the date on which the Effective Time occurs, each of Chemomab Israel and the Surviving Corporation shall indemnify and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of Chemomab Israel or Scipher, respectively (the “D&O Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements (collectively, “Costs”), incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the D&O Indemnified Party is or was a director or officer of Chemomab Israel or of Scipher, whether asserted or claimed prior to, at or after the Effective Time, in each case, to the fullest extent permitted under the DGCL.

Each D&O Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from each of Chemomab Israel and the Surviving Corporation, jointly and severally, upon receipt by Chemomab Israel or the Surviving Corporation from the D&O Indemnified Party of a request therefor; provided that any such person to whom expenses are advanced provides an undertaking to Chemomab Israel, to the extent then required by the DGCL, to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

Termination

The Merger Agreement contains certain termination rights for both Chemomab Israel and Scipher, including the right to terminate the Merger Agreement by:

●	mutual consent of Chemomab Israel and Scipher;

●	by either Chemomab Israel or Scipher if the Merger shall not have been consummated by 11:59 p.m. (New York City time) on March 31, 2027 (subject to possible extension as provided in Section 10.1(b) of the Merger Agreement, the “End Date”); provided, however, that the right to terminate the Merger Agreement under Section 10.1(b) of the Merger Agreement shall not be available to Scipher or Chemomab Israel if such Party’s action or failure to act has been a principal cause of the failure of the Merger to occur on or before the End Date and such action or failure to act constitutes a breach of the Merger Agreement; provided, further, however, that, in the event that the condition set forth in Section 7.2 of the Merger Agreement (solely if the injunction or other order relates to antitrust Laws) or Section 7.4 of the Merger Agreement shall not have been satisfied by the initial End Date, but all other conditions to Closing set forth in Article VII of the Merger Agreement shall have been satisfied or waived or by their terms cannot be satisfied until immediately prior to the Closing (but which conditions would be satisfied if the Closing Date were the initial End Date), or in the event that the SEC has not declared the Registration Statement effective under the Securities Act by the date which is ten (10) Business Days prior to the End Date, then absent written notice to the contrary of (i) Scipher to Chemomab Israel or (ii) Chemomab Israel to the Scipher, in each case, before 11:59 p.m. (New York City time), on the initial End Date, such date shall be automatically extended by sixty (60) days;

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●	by either Chemomab Israel or Scipher if a court of competent jurisdiction or other Governmental Authority shall have issued a final and non-appealable Order, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Transactions;

●	by Chemomab Israel if Scipher Stockholder Written Consent shall not have been obtained and delivered to Chemomab Israel at or concurrently with the execution of the Merger Agreement, provided, however, that once the Scipher Stockholder Written Consent has been obtained and delivered to Chemomab Israel, Chemomab Israel may not terminate the Merger Agreement pursuant to Section 10.1(d) of the Merger Agreement;

●	by either Chemomab Israel or Scipher if (i) the Chemomab Shareholder Meeting (including any adjournments and postponements thereof) shall have been held and completed and Chemomab Israel’s shareholders shall have taken a final vote on the Chemomab Shareholder Matters and (ii) the Chemomab Shareholder Matters shall not have been approved at the Chemomab Shareholder Meeting (or at any adjournment or postponement thereof) by the Required Chemomab Shareholder Vote; provided, however, that the right to terminate the Merger Agreement under Section 10.1(e) of the Merger Agreement shall not be available to Chemomab Israel where the failure to obtain the Required Chemomab Shareholder Vote shall have been caused by the action or failure to act of Chemomab Israel and such action or failure to act constitutes a material breach by Chemomab Israel of the Merger Agreement;

●	by Scipher (at any time prior to the approval of the Chemomab Shareholder Matters by the Required Chemomab Shareholder Vote) if a Chemomab Triggering Event shall have occurred;

●	by Scipher, upon a breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement by Chemomab Israel or Merger Sub or if any representation or warranty of Chemomab Israel or Merger Sub shall have become inaccurate, in either case, such that the conditions set forth in Section 9.1 or Section 9.2 of the Merger Agreement would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate; provided that Scipher is not then in material breach of any representation, warranty, covenant or agreement under the Merger Agreement; provided, further, that if such inaccuracy in Chemomab Israel’s or Merger Sub’s representations and warranties or breach by Chemomab Israel or Merger Sub is curable by Chemomab Israel or Merger Sub, then the Merger Agreement shall not terminate as a result of such particular breach or inaccuracy until the earlier of (i) the expiration of a 30-day period commencing upon delivery of written notice from Scipher to Chemomab Israel or Merger Sub of such breach or inaccuracy and its intention to terminate and (ii) Chemomab Israel or Merger Sub (as applicable) ceasing to exercise commercially reasonable efforts to cure such breach following delivery of written notice from Scipher to Chemomab Israel or Merger Sub of such breach or inaccuracy and its intention to terminate (it being understood that the Merger Agreement shall not terminate pursuant to Section 10.1(g) of the Merger Agreement as a result of such particular breach or inaccuracy if such breach by Chemomab Israel or Merger Sub is cured prior to such termination becoming effective);

●	by Chemomab Israel, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement by Scipher or if any representation or warranty of Scipher shall have become inaccurate, in either case, such that the conditions set forth in Section 8.1 or Section 8.2 of the Merger Agreement would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate; provided that Chemomab Israel is not then in material breach of any representation, warranty, covenant or agreement under the Merger Agreement; provided, further, that if such inaccuracy in Scipher’s representations and warranties or breach by Scipher is curable by Scipher then the Merger Agreement shall not terminate pursuant to Section 10.1(h) of the Merger Agreement as a result of such particular breach or inaccuracy until the earlier of (i) the expiration of a 30-day period commencing upon delivery of written notice from Chemomab Israel to Scipher of such breach or inaccuracy and its intention to terminate pursuant to Section 10.1(h) of the Merger Agreement and (ii) Scipher ceasing to exercise commercially reasonable efforts to cure such breach following delivery of written notice from Chemomab Israel to Scipher of such breach or inaccuracy and its intention to terminate pursuant to Section 10.1(h) of the Merger Agreement (it being understood that the Merger Agreement shall not terminate pursuant to Section 10.1(h) of the Merger Agreement as a result of such particular breach or inaccuracy if such breach by Scipher is cured prior to such termination becoming effective); or

●	by Chemomab Israel (at any time prior to the approval of the Chemomab Shareholder Matters by the Required Chemomab Shareholder Vote) and following compliance with all of the requirements set forth in the proviso to Section 10.1(i) of the Merger Agreement, upon the Chemomab Israel Board authorizing Chemomab Israel to enter into a Permitted Alternative Agreement; provided, however, that Chemomab Israel shall not enter into any Permitted Alternative Agreement unless: (i) Scipher shall have received written notice from Chemomab Israel of Chemomab Israel’s intention to enter into such Permitted Alternative Agreement at least five (5) Business Days in advance, with such notice describing in reasonable detail the reasons for such intention as well as the material terms and conditions of such Permitted Alternative Agreement, including the identity of the counterparty together with copies of the then current draft of such Permitted Alternative Agreement and any other related principal transaction documents, (ii) Chemomab Israel shall have complied in all material respects with its obligations under Section 5.4 and Section 6.3 of the Merger Agreement, (iii) the Chemomab Israel Board shall have determined in good faith, after consultation with its outside legal counsel, that the failure to enter into such Permitted Alternative Agreement would violate its fiduciary obligations under applicable Law and (iv) Chemomab Israel shall concurrently pay to Scipher the Termination Fee in accordance with Section 10.3(b) of the Merger Agreement.

Termination Fee

In connection with the termination of the Merger Agreement, if the Merger Agreement is terminated (a) by Chemomab Israel pursuant to Section 10.1(i) of the Merger Agreement or (b) by Scipher pursuant to Section 10.1(f) of the Merger Agreement, then Chemomab Israel shall pay to Scipher, concurrent with such termination, a nonrefundable fee in an amount equal to $2,000,000. If the Merger Agreement is terminated by either Scipher or Chemomab Israel pursuant to Section 10.1(e) of the Merger Agreement, then Chemomab Israel shall pay to Scipher, concurrently with such termination, a nonrefundable termination fee in an amount equal to $500,000.

For the avoidance of doubt, with respect to a termination described in Section 10.1(b) or Section 10.1(c) of the Merger Agreement, no other termination fee, similar payment, or reimbursement of expenses shall be payable under the Merger Agreement. In addition, there shall be no double payment of any termination fee or similar amount under the Merger Agreement, and if any termination event could give rise to payment obligations under two or more provisions of the Merger Agreement, only the single highest such amount shall be payable.

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AGREEMENTS RELATED TO THE MERGER

Concurrent PIPE Investment

Concurrently with the execution of the Merger Agreement, binding written commitments for the Concurrent PIPE Investment providing for aggregate gross proceeds of not less than $30,000,000 (the “Minimum Investment”) were obtained and are in full force and effect. The Concurrent PIPE Investment, which will reflect a Combined Company valuation of $150,000,000 and in which participating investors will receive 100% warrant coverage at 50% of the valuation at which the Concurrent PIPE Investment will be effected, is required to be consummated substantially concurrently with the Closing. The Minimum Investment must be funded entirely by certain investors that were investors in Scipher as of the date of the Merger Agreement (or such other date as the parties agree). The closing of the Concurrent PIPE Investment is a condition to the Closing.

Securities Purchase Agreement

The form of securities purchase agreement expected to be entered into at the Closing in connection with the Concurrent PIPE Investment (the “PIPE SPA”), provides for, among other things, the purchase of shares of Chemomab Parent Common Stock (the “PIPE Shares”) and warrants (the “PIPE Warrants”) to purchase shares of Chemomab Parent Common Stock (the “PIPE Warrant Shares”). The price per PIPE Share and accompanying PIPE Warrant to purchase one share of Chemomab Parent Common Stock will be equal to the quotient obtained by dividing (a) the Company Pre-Money Valuation by (b) the Fully-Diluted Share Count, rounded to the nearest whole cent ($0.01). “Company Pre-Money Valuation” means $150,000,000, representing the agreed pre-money equity valuation of Chemomab Parent, which amount is consistent with, and derived from, the “Aggregate Valuation” as defined in the Merger Agreement; and “Fully-Diluted Share Count” means the aggregate number of shares of Parent Common Stock issued and outstanding, as of immediately prior to (and without giving effect to) the issuance and sale of the PIPE Shares and the PIPE Warrants hereunder, specifically excluding the PIPE Shares, the CVRs, the PIPE Warrants and the PIPE Warrant Shares, and any shares reserved for issuance under any stock option plan, in each case as set forth in the Pro Forma Capitalization Table (as defined in the Merger Agreement).

Registration Rights Agreement

The form of registration rights agreement expected to be entered into at the Closing in connection with the Concurrent PIPE Investment (the “PIPE RRA”), provides for, among other things, the registration of the PIPE Shares and the PIPE Warrant Shares (collectively, the “PIPE Securities”) on a registration statement to be filed by the Combined Company no later than 90 days after the Closing. The Combined Company will agree to use its reasonable best efforts to have the registration statement declared effective by the SEC at the earliest possible date but no later than the earlier of 75 days following the filing of the registration statement and the fifth business day after the date the Combined Company is notified by the SEC that the registration statement will not be reviewed or will not be subject to further review and to keep such registration statement continuously effective until the earliest to occur of (i) the date on which the investors have resold all the PIPE Securities, (ii) the date on which the PIPE Securities may be resold by investors without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Combined Company to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect, and (iii) five (5) years after the date of the PIPE RRA. The PIPE RRA also provides that the Combined Company will pay certain expenses relating to such registrations and indemnify the applicable investors against certain liabilities.

Form of PIPE Warrant

The form of PIPE Warrant expected to be issued pursuant to the PIPE SPA will have an exercise price equal to 50% of the price per PIPE Share and accompanying PIPE Warrant to purchase one share of Chemomab Parent Common Stock (as adjusted from time to time as provided for in the form of the PIPE Warrant) and may be exercised on or after the six month anniversary of the closing of the Concurrent PIPE Investment until the third anniversary of the initial exercise date. The form of PIPE Warrant includes customary cash and cashless exercise provisions.

Pre-Closing Financing

In addition, the Merger Agreement provides that Scipher may conduct a pre-closing financing (the “Pre-Closing Financing”) of up to $10,000,000 in the aggregate prior to the Closing, which funding shall be available exclusively to investors that were investors in Scipher as of the date of the Merger Agreement. The aggregate gross proceeds of the Pre-Closing Financing shall count toward the Minimum Investment, and any such proceeds that remain unused by Scipher as of immediately prior to the Closing shall be contributed into the Concurrent PIPE Investment.

In March 2026, Scipher issued 2026 Notes in exchange for $25.4 million of outstanding notes, together with $5.0 million of new cash investment, and in July and August 2026 Scipher issued additional 2026 Notes for an aggregate of $5.0 million of new cash investment. The 2026 Notes mature on August 5, 2027. The $10.0 million of new cash investment constitutes the Pre-Closing Financing and counts toward the $30.0 million Minimum Investment. At the Closing, those notes and accrued interest will be applied toward the holders’ funding obligations under the Concurrent PIPE Investment, and the holders will receive PIPE Shares and accompanying PIPE Warrants rather than cash repayment, reducing the incremental cash proceeds Chemomab Parent receives at the Closing by that amount.

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Lock-Up Agreements

In accordance with the terms of the Merger Agreement and concurrently with the execution and delivery of the Merger Agreement, Dr. Adi Mor, Chemomab Israel’s Chief Executive Officer and a director of Chemomab Israel, and certain officers, directors and stockholders of Scipher have each entered into Lock-Up Agreements with Chemomab Israel, Chemomab Parent and Scipher. The Lock-Up Agreements place certain restrictions on the transfer of shares of common stock of Chemomab Parent held by the respective signatories thereto for 150 days after the Closing Date, subject to customary exceptions. The Lock-Up Agreements shall not apply to any officer or director who will not serve as an officer or director of Chemomab Parent following the Closing, so long as the aggregate shares of Chemomab Parent Common Stock beneficially owned by such non-continuing officer and director represents less than two and one-half percent (2.5%) of the outstanding voting stock of Chemomab Parent on a fully diluted and post-Closing basis. The Lock-Up Agreements must continue to be in full force and effect as of immediately following the Effective Time as conditions to the Closing.

Voting Agreements

In connection with the execution of the Merger Agreement, certain officers, directors and shareholders of Chemomab Israel which will hold not less than 20% of the voting power of Chemomab Israel as of the Record Date, have executed and delivered Chemomab Shareholder Support Agreements in favor of Scipher, pursuant to which such persons have agreed, subject to the terms and conditions set forth therein, to vote all of their share capital of Chemomab Israel in favor of (i) the approval of the Merger Agreement and the Transactions, including the Domestication, the Merger and any other transactions contemplated by the Merger Agreement, (ii) the appointment of additional directors of Chemomab Parent (in addition to the directors of Chemomab Israel, who as a consequence of the Domestication shall be appointed as directors of Chemomab Parent), and (iii) an increase in the number of Chemomab Israel Shares reserved for issuance under the Chemomab Stock Plans and against any competing proposals.

CVR Agreement

Holders of Chemomab Israel Shares represented by ADSs and vested options to acquire Chemomab Israel Shares represented by ADSs as of immediately prior to the Domestication will be entitled to receive one CVR for each Chemomab Israel Share or vested option to acquire a Chemomab Israel Share held immediately prior to the Domestication Merger, subject to and in accordance with the terms and conditions of a contingent value rights agreement (the “CVR Agreement”) to be entered into at or prior to the Effective Time. The CVRs represent the right to receive contingent cash payments upon the achievement of certain specified milestones related to Chemomab Israel’s legacy asset, nebokitug, subject to the terms and conditions of the CVR Agreement.

The CVRs will not be registered under the Securities Act, and will not be listed for trading on any securities exchange. The CVRs will not be transferable, except in the limited circumstances specified in the CVR Agreement, which include a transfer of a CVR (i) upon the death of a holder, (ii) pursuant to court order, (iii) by operation of law without consideration in connection with the dissolution, liquidation or termination of any corporation, limited liability company, partnership or other entity, (iv) in the case of CVRs held in book-entry or other similar nominee form, from a nominee to a beneficial owner and, if applicable, through an intermediary, as allowable by DTC, or (v) to Chemomab Parent. The parties have agreed to cooperate prior to the Closing, including by making changes to the form of CVR Agreement, as necessary to ensure that the CVRs are not subject to registration under the Securities Act, the Securities Exchange Act of 1934, as amended, or any applicable state securities or “blue sky” laws. The CVR Agreement must be fully executed and in full force and effect as a condition to the obligations of Chemomab Israel effect the Merger. The CVR Term is the period beginning on the date of the CVR Agreement and ending on the seventh (7th) anniversary of the date of the CVR Agreement.

The CVR milestones and potential payout amounts are as follows:

●	Milestone 1: The earlier to occur of (a) the initiation of a Phase 3 clinical trial with respect to nebokitug in the indication of PSC, or (b) the occurrence of a disposition of nebokitug in the indication of PSC (including a sale, license, transfer or research collaboration), in each case during the CVR Term — potential aggregate payout of $40,000,000, payable, at the sole discretion of Chemomab Parent, in cash, shares of Chemomab Parent Common Stock, or any combination thereof.

●	Milestone 2: FDA approval of nebokitug in any indication during the CVR Term — potential aggregate payout of $10,000,000.

Each of the payments for Milestone 1 and Milestone 2 shall be independently earned and separately payable upon the achievement of the applicable milestone, and the achievement of one milestone shall not be a condition to payment of the other. Each holder shall be entitled only to a ratable portion of the applicable milestone payment based on the number of CVRs held by such holder.

If a milestone is achieved, the holders of the CVRs will receive copies of (i) a written notice indicating which milestone was achieved and (ii) an officer’s certificate certifying (1) the milestone achieved, (2) the milestone payment, (3) the aggregate number of CVRs outstanding, (4) the payment payable to each holder, (5) if the payment shall consist of any shares of Chemomab Parent Common Stock, the VWAP used and the resulting number of shares issuable to each holder and (6) any CVR Expenses (as defined in the CVR Agreement) deducted and any deduction or withhold of taxes.

In addition, during the CVR Term, Chemomab Parent will be required to provide the holders of the CVRs with a high-level written report, within 45 days following the end of each calendar quarter during the CVR Term, summarizing the status of, and significant activity related to, the achievement of each Milestone (including progress toward, or achievement of, such Milestone) (each such report, a “Status Report”); provided that Chemomab Parent may, at its election, satisfy its obligation to deliver a Status Report by either (x) delivering the Status Report to the Rights Agent (with a copy to the CVR Holders’ Representative) for subsequent distribution to the CVR holders or (y) disclosing such information in a Current Report on Form 8-K, Quarterly Report on Form 10-Q or Annual Report on Form 10-K filed by Chemomab Parent with the SEC under the Exchange Act.

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MATTERS BEING SUBMITTED TO A VOTE OF CHEMOMAB ISRAEL SHAREHOLDERS

PROPOSAL NO. 1

THE MERGER PROPOSAL

The discussion in this proxy statement/prospectus of the Transactions and the principal terms of the Merger Agreement, is subject to, and is qualified in its entirety by reference to, the Merger Agreement. The full text of the Merger Agreement is attached as Annex A to this proxy statement/prospectus, which is incorporated by reference herein.

Overview

On July 7, 2026, Chemomab Israel, Chemomab Parent, Merger Sub, Domestication Merger Sub and Scipher entered into the Merger Agreement pursuant to which, following the merger of Domestication Merger Sub with and into Chemomab Israel, with Chemomab Israel being the surviving entity and a wholly-owned subsidiary of Chemomab Parent, and upon satisfaction of additional closing conditions, Merger Sub will merge with and into Scipher, with Scipher being the surviving entity and a wholly owned subsidiary of Chemomab Parent. The Merger is expected to be completed in the fourth calendar quarter of 2026 and if it is completed, then the business of Scipher will become the business of Chemomab Parent.

Immediately following the Closing, certain former Scipher securityholders immediately before the Merger are expected to own approximately 68% of the aggregate number of outstanding shares of the Chemomab Parent Common Stock prior to the Concurrent PIPE Investment, and the securityholders of Chemomab Israel immediately before the Domestication Merger are expected to own approximately 32% of the aggregate number of outstanding shares of Chemomab Parent Common Stock prior to the Concurrent PIPE Investment, calculated on a fully diluted, as-converted basis.

Chemomab Israel is proposing the Merger Proposal in order to, among other things, comply with Nasdaq Listing Rules 5635(a) and (b). Under Nasdaq Listing Rule 5635(a)(1), a company listed on Nasdaq is required to obtain shareholder approval prior to the issuance of common or ordinary shares, among other things, in connection with the acquisition of another company’s stock, if the number of common or ordinary shares to be issued is in excess of 20% of the number of shares of common stock or ordinary shares then outstanding. The potential issuance of the Chemomab Parent Common Stock in the Merger will exceed 20% under the Nasdaq Listing Rule. Accordingly, in order to ensure compliance with Nasdaq Listing Rule 5635(a)(1), Chemomab Israel must obtain the approval of its shareholders for the issuance of these ordinary shares in the Merger. In addition, under Nasdaq Listing Rule 5635(b), a company listed on Nasdaq is required to obtain shareholder approval prior to an issuance of stock that will result in a “change of control” of the listed company. Chemomab believes the Merger constitutes a “change of control” of the listed company. Accordingly, in order to ensure compliance with Nasdaq Listing Rule 5635(b), Chemomab Israel must obtain the approval of Chemomab Israel shareholders of the change of control resulting from the Merger.

The Merger

As set forth in the Merger Agreement, after completion of the Domestication Merger and subject to other closing conditions of the Merger, on the Closing Date, Merger Sub will merge with and into Scipher, with Scipher being the surviving entity. As a result of the Merger, Scipher will become a wholly-owned subsidiary of Chemomab Parent.

Subject to the terms and conditions of the Merger Agreement, at the Effective Time of the Merger, which shall occur on the Closing Date:

●	all outstanding Notes issued under that certain Convertible Note Purchase and Investment Obligation Agreement, by and among Scipher and the investor signatories thereto, dated March 5, 2026, as amended by that certain Amendment No. 1 to Convertible Note Purchase and Investment Obligation Agreement, dated as of June 23, 2026 (the “2026 CNPA” and such Notes, the “2026 Notes”), will be cancelled and automatically converted into shares of Chemomab Parent Common Stock (the “Scipher Merger Shares”), allocated among the holders of the 2026 Notes in accordance with the terms of the 2026 Notes, the 2026 CNPA and an allocation certificate to be delivered by Scipher to Chemomab Israel prior to the Closing;

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●	all outstanding notes issued under that certain Convertible Note Purchase Agreement, dated February 28, 2025, which was further amended and restated pursuant to the 2026 CNPA (the “2025 Notes”), will be cancelled for no consideration, in accordance with the priority provisions of the 2026 CNPA; and
●	all outstanding shares of Scipher capital stock (other than treasury shares, which will be cancelled), all outstanding and unexercised Scipher stock options, and all outstanding and unexercised Scipher warrants will be cancelled for no consideration. No holder of Scipher capital stock, Scipher stock options, or Scipher warrants will be entitled to receive any Scipher Merger Shares or any other consideration in connection with the Merger.

Immediately following the Closing, certain former Scipher securityholders immediately before the Merger are expected to own approximately 68% of the aggregate number of outstanding shares of Chemomab Parent Common Stock prior to the Concurrent PIPE Investment, and the securityholders of Chemomab Israel immediately before the Domestication Merger are expected to own approximately 32% of the aggregate number of outstanding shares of Chemomab Parent Common Stock prior to the Concurrent PIPE Investment, calculated on a fully diluted, as-converted basis. As further described below, the Closing is also conditioned on completion of the Domestication Merger and on the closing of the Concurrent PIPE Investment, which will dilute securityholders of both Chemomab Israel and Scipher on a pro-rata basis, subject to certain exceptions.

Breakup Fee

Additionally, in certain circumstances in connection with the termination of the Merger Agreement, including if Chemomab Israel terminates the Merger Agreement to enter into a definitive agreement with respect to a Superior Offer or if Scipher terminates the Merger Agreement following a triggering event by Chemomab Israel specified in the Merger Agreement, Chemomab Israel would be required to pay Scipher a termination fee of $2,000,000 in cash. If the Merger Agreement is terminated under certain specified circumstances related to the failure to obtain Company Shareholder Approval at the Meeting, Chemomab Israel would be required to pay Scipher a termination fee of $500,000 in cash.

Interests of Certain Persons in this Proposal

Certain of the directors and officers of Chemomab Israel and Scipher will receive shares of Chemomab Parent Common Stock in connection with the Closing as set forth in the section titled “Principal Stockholders of the Combined Company” as a result of their current holdings in Chemomab Israel and Scipher as set forth in the sections titled “Principal Shareholders of Chemomab Israel” and “Principal Stockholders of Scipher,” respectively, and as a result, they have an interest in this Proposal No. 1. Additionally, the proposed directors and executive officers of the Combined Company set forth in the section titled “Directors and Officers of the Combined Company Following the Merger” have an interest in Proposal No. 1 as their positions at the Combined Company are contingent upon the Closing, which will not occur without the approval of this Proposal No. 1.

What Happens If Shareholders Do Not Approve This Proposal?

The approval of the Required Proposals is a condition to the completion of the Merger. Therefore, the Merger cannot be consummated without the approval of the Required Proposals. Approval of Proposal No. 5 (the Equity Incentive Plan Proposal) and Proposal No. 6 (the Employee Stock Purchase Plan Proposal) is not required for the completion of the Merger, and Chemomab Israel shareholders voting against Proposal No. 5 or Proposal No. 6 will not prevent the completion of the Merger.

Proposal No. 2 (the Domestication Merger Proposal) is not conditioned upon the completion of the Merger, and as such, the Domestication Merger may be implemented by the Chemomab Israel Board even if the Merger does not take place.

Therefore, if Chemomab Israel is to complete the Merger with Scipher, shareholders must approve Proposal Nos. 1, 2, 3 and 4. All of the foregoing proposals are inter-conditional. In addition, if Proposal No. 1 is not approved by shareholders, Proposals Nos. 3, 4, 5 and 6 will not be implemented.

Required Vote; Recommendation of the Board of Directors

Approval of the Merger Proposal requires the affirmative vote of the holders of a majority of the Chemomab Israel Shares as of the record date represented in person or by proxy at the Meeting.

Unless marked otherwise, proxies received will be voted FOR Proposal No 1.

THE CHEMOMAB ISRAEL BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE CHEMOMAB ISRAEL SHAREHOLDERS VOTE “FOR” THE MERGER PROPOSAL

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PROPOSAL NO. 2

THE DOMESTICATION MERGER PROPOSAL

Overview

Upon the terms and subject to the conditions set forth in the Domestication Merger Agreement, Chemomab Israel will domesticate as a wholly owned subsidiary of a Delaware corporation by Domestication Merger Sub merging with and into Chemomab Israel with Chemomab Israel surviving the merger and becoming a wholly owned subsidiary of Chemomab Parent, in accordance with the Companies Law. As a result of this merger, which is referred to as the “Domestication Merger,” the separate existence of Domestication Merger Sub will cease to exist, and Chemomab Israel will continue as the surviving company incorporated in the State of Israel. Immediately following the Domestication Merger, Chemomab Israel will be a wholly owned subsidiary of Chemomab Parent, and (i) Chemomab Israel will continue to possess all of Chemomab Israel’s assets, rights, powers and property as constituted immediately prior to the Domestication Merger; (ii) Chemomab Israel will continue to be subject to all of Chemomab Israel’s debts, liabilities and obligations as constituted immediately prior to the Domestication Merger; (iii) Chemomab Israel will be subject to all actions previously taken by the Chemomab Israel board of directors prior to the Domestication Merger; and (iv) each issued and outstanding Chemomab Israel Share shall be deemed converted into the right to receive fully paid and non-assessable shares of Chemomab Parent Common Stock based on the Domestication Exchange Ratio. The full text of the Domestication Merger Agreement (including the amendments thereto dated September 23, 2026 and October 16, 2026) is attached as Annex B to this proxy statement/prospectus, which is incorporated by reference herein.

The Chemomab Israel board of directors may determine to effect the Domestication Merger, if it is approved by the shareholders, even if the other proposals to be acted upon at the Meeting are not approved.

Purpose of the Domestication Merger Proposal

The purpose of the Domestication Merger is to establish a Delaware corporation as the parent entity of Scipher. As a result of the Domestication Merger, the Chemomab Israel shareholders will no longer be shareholders of Chemomab and will become stockholders of Chemomab Parent. The principal reasons for the Domestication Merger are to give Chemomab Parent the greater flexibility of Delaware corporate law and the substantial body of case law interpreting that law. Chemomab Israel believes that its shareholders will benefit from the well-established principles of corporate governance that Delaware law affords. Also, Scipher is a Delaware corporation and requires the domestication for these reasons and based on its favorable experience with Delaware corporate law. The Domestication Merger is a condition to consummation of the Merger.

Domestication Merger

In connection with the Domestication Merger, all Chemomab Israel Shares outstanding immediately prior to the Domestication Merger will convert into shares of Chemomab Parent Common Stock based on the Domestication Exchange Ratio and all options to purchase Chemomab Israel Shares outstanding immediately prior to the Domestication Merger will be exchanged for options to purchase shares of Chemomab Parent Common Stock with the number of shares subject to each option and the per share exercise price adjusted to reflect the Domestication Exchange Ratio.

Based on 8,048,615 outstanding ADSs and outstanding options to purchase 509,342 ADSs as of October 14, 2026, and assuming the Chemomab Allocation is 1,600,000 shares of Parent Common Stock (32% of 5,000,000 shares of Parent Common Stock to be outstanding as of the Closing and immediately prior to the Concurrent PIPE Investment), the Domestication Exchange Ratio is expected to be approximately 0.0023 (or, taking into account that one ADS represents 80 Chemomab Israel Shares, 0.187 on an ADS basis), such that each ADS would convert into 0.187 shares of Parent Common Stock pursuant to the Domestication Merger Agreement. The remaining 3,400,000 shares of Parent Common Stock to be outstanding as of the Closing and immediately prior to the Concurrent PIPE Investment will be issued to holders of Scipher’s 2026 Notes. The foregoing estimate is provided solely for illustration purposes, and the final Domestication Exchange Ratio is subject to adjustment depending upon the final relative valuations of Chemomab Israel and Scipher as of the Closing, as well as the number of outstanding Chemomab Israel Shares and options to purchase Chemomab Israel Shares that are outstanding as of immediately prior to the Domestication Merger.

Subject to the approval of Nasdaq, following the closing of the Domestication Merger, Chemomab Parent Common Stock will be listed on the Nasdaq Capital Market and will trade under Chemomab Parent’s name and trading symbol “SCIP.”

Amended and Restated Certificate of Incorporation

As mentioned above, as part of the Domestication Merger Proposal, the Chemomab Israel shareholders will be asked to approve the Amended and Restated Certificate of Incorporation of Snowdrift Parent Corporation (the “Amended and Restated Certificate of Incorporation”), and the Amended and Restated Bylaws of Scipher Medicine Corporation (the “Amended and Restated Bylaws”), that will be adopted by Chemomab Parent shortly before completion of the Transactions. This summary is qualified by reference to the complete text of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws, copies of which are attached to this proxy statement/prospectus as Annex C and Annex D, respectively. All shareholders are encouraged to read the proposed charter in its entirety for a more complete description of its terms.

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Corporate name. The Amended and Restated Certificate of Incorporation provides that the name of Chemomab Parent will be “Scipher Medicine Corporation.”

Authorized Capital Stock/Share Capital. Chemomab Parent will be authorized to issue up to 750 million shares, divided into two classes consisting of: (i) 740 million shares of common stock, par value $0.00001 per share; and (ii) 10 million shares of preferred stock, par value $0.00001 per share.

Chemomab Parent’s board of directors will be authorized to issue additional preferred stock in one or more series, subject to the rights of the holders of any outstanding series of preferred stock.

The number of authorized common stock or preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the capital stock entitled to vote, without a separate class vote.

Voting Rights. Each share of common stock outstanding shall be entitled to one vote on all matters on which stockholders generally are entitled to vote. However, except as required by law, holders of common stock will not be entitled to vote on any amendment to the Amended and Restated Certificate of Incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such class or series, to vote thereon pursuant to the Amended and Restated Certificate of Incorporation or the DGCL.

The Amended and Restated Bylaws provide that, except as required by law, the Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws or the rules of any stock exchange upon which shares of Chemomab Parent’s capital stock are listed, all corporate actions to be taken by vote of the stockholders shall be authorized by a majority of the votes cast by the stockholders entitled to vote thereon who are present in person, or by remote communication, if applicable, or represented by proxy, and where a separate vote by class or series is required, a majority of the votes cast by the stockholders of such class or series who are present in person, or by remote communication, if applicable, or represented by proxy shall be the act of such class or series; provided that the election of directors shall be determined by the vote of a plurality (as discussed below).

Rights of Preferred Stock. The Amended and Restated Certificate of Incorporation will expressly authorize Chemomab Parent’s board of directors, by resolution or resolutions, to provide, out of the unissued shares of preferred stock, for series of preferred stock. Chemomab Parent’s board of directors may fix the number of shares constituting such series and the designation of such series and the powers (including voting, if any), preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series.

Special Meetings of Stockholders. The Amended and Restated Certificate of Incorporation will provide that special meetings of stockholders for any purpose or purposes may be called at any time only by Chemomab Parent’s board of directors, the chairperson of Chemomab Parent’s board of directors, the chief executive officer of Chemomab Parent, or the president of Chemomab Parent, and may not be called by any other person or persons.

Notice of Meetings of Stockholders. The Amended and Restated Bylaws will provide that notice of the place, day and time, the record date for determining the stockholders entitled to vote at such meeting (if such date is different from the record date for stockholders entitled to notice of the meeting), the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and, in the case of a special meeting, the purpose for which the meeting is called, shall be given to the stockholders entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. In addition, notice may be given in any manner permitted by the DGCL.

Proxies. The Amended and Restated Bylaws will provide that a stockholder entitled to vote may vote in person, or by remote communication, if applicable, or by proxy.

Quorum. The Amended and Restated Bylaws will provide that, unless required by law, the Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws, at any meeting of Chemomab Parent’s stockholders, the holders of a majority in voting power of the shares of stock issued and outstanding and entitled to vote, represented in person, by remote communication, if applicable, or by proxy, shall constitute a quorum for the transaction of business.

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The Amended and Restated Bylaws will provide that, unless otherwise required by the Amended and Restated Certificate of Incorporation, a majority of the total authorized number of directors shall constitute a quorum of Chemomab Parent’s board of directors for the transaction of business.

Stockholder Action by Written Consent. The Amended and Restated Certificate of Incorporation will provide that stockholders of Chemomab Parent may not take any action by written consent in lieu of a meeting, except that, to the extent expressly provided in the applicable certificate of designation, holders of any series of preferred stock, voting separately as a series or separately as a class with one or more other series, may take action by written consent without a meeting, without prior notice and without a vote.

Stockholder Rights Plans. Chemomab Parent currently has no stockholder rights plan. Chemomab Parent has no present intention to adopt a stockholder rights plan.

Number of Directors. The Amended and Restated Certificate of Incorporation will provide that the number of directors shall be determined by Chemomab Parent’s board of directors from time to time.

Chemomab Parent’s board of directors shall be divided into three classes, designated as Class I, Class II and Class III, with each such class consisting of, as nearly as may be possible, one-third of the total number of directors constituting the entire Board of Directors. Chemomab Parent’s board of directors is authorized to assign members of Chemomab Parent’s board of directors to Class I, Class II or Class III.

Election of Directors. The Amended and Restated Bylaws will provide that directors will be elected by a plurality of the votes cast with respect to that director-nominee’s election at a meeting for the election of directors at which a quorum is present.

The Amended and Restated Certificate of Incorporation will provide that, subject to the rights of the holders of any outstanding series of preferred stock, each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director is elected; provided that each director initially assigned to Class I shall serve for a term expiring at the first annual meeting of stockholders held after the effectiveness of the Amended and Restated Certificate of Incorporation; each director initially assigned to Class II shall serve for a term expiring at the second annual meeting of stockholders held after the effectiveness of the Amended and Restated Certificate of Incorporation; and each director initially assigned to Class III shall serve for a term expiring at the third annual meeting of stockholders held after the effectiveness of the Amended and Restated Certificate of Incorporation; provided further, that the term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, resignation or removal.

The election of directors need not be by written ballot. No decrease in the number of directors constituting Chemomab Parent’s board of directors shall shorten the term of any incumbent director.

Cumulative Voting. The Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws do not provide for cumulative voting.

Filling Director Vacancies. The Amended and Restated Certificate of Incorporation will provide that, subject to the rights of the holders of any outstanding series of preferred stock, any vacancy occurring on Chemomab Parent’s board of directors, including a vacancy created by an increase in the number of directors, shall only be filled by the affirmative vote of the majority of the directors then in office, even though fewer than a quorum, or by the sole remaining director, and will not be filled by the stockholders.

Removal of Directors. The Amended and Restated Certificate of Incorporation will provide that, subject to the rights of the holders of any outstanding series of preferred stock to elect directors, the Chemomab Parent board of directors or any individual director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of Chemomab Parent’s voting stock entitled to vote at an election of directors, voting together as a single class.

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Stockholder Proposals. The Amended and Restated Bylaws will provide that as to the notice of stockholder proposals of business to be brought at the annual meeting of stockholders, notice must be delivered to Chemomab Parent’s secretary (i) not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting or (ii) (x) if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the preceding year’s annual meeting, or (y) with respect to the first annual meeting held after the issuance of securities pursuant to the registration statement of which this proxy statement/prospectus forms a part, notice by the stockholder to be timely must be so delivered, or mailed and received, not more than 120 days nor less than 90 days prior to the date of such annual meeting or, if later, the 10th day following the day on which public announcement of the date of such meeting is first made by Chemomab Parent.

The Amended and Restated Bylaws will provide that such stockholder notice shall set forth, among other things:

(i) the name and address of such stockholder proposing such business and the class, series and number of shares beneficial owned by such Proposing Person (as defined below); and,

(ii) as to each (A) the stockholder providing the notice of business proposed to be brought before an annual meeting, (B) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, (C) any affiliate or associate of such stockholder or beneficial owner, and (D) any other person with whom such stockholder or beneficial owner (or any of their respective affiliates or associates) is acting in concert (a “Proposing Person”):

(a) (1) if such Proposing Person is not a natural person, the identity of the natural person or persons associated with such Proposing Person responsible for the formulation of and decision to propose the business to be brought before the meeting (such person or persons, the “Responsible Person”), the manner in which such Responsible Person was selected, any fiduciary duties owed by such Responsible Person to the equity holders or other beneficiaries of such Proposing Person, the qualifications and background of such Responsible Person and any material interests or relationships of such Responsible Person that are not shared generally by any other record or beneficial holder of the shares of any class or series of Chemomab Parent and that reasonably could have influenced the decision of such Proposing Person to propose such business to be brought before the meeting, and (2) if such Proposing Person is a natural person, the qualifications and background of such natural person and any material interests or relationships of such natural person that are not shared generally by any other record or beneficial holder of the shares of any class or series of Chemomab Parent and that reasonably could have influenced the decision of such Proposing Person to propose such business to be brought before the meeting;

(b) any derivative, swap or similar contract or agreement engaged in, directly or indirectly by such Proposing Person, the purpose or effect of which is to give such Proposing Person economic risk similar to ownership of shares of any class or series of Chemomab Parent;

(c) any proxy (other than a revocable proxy given in response to a solicitation statement filed pursuant to, and in accordance with, Section 14(a) of the Exchange Act), arrangement, agreement or understanding pursuant to which such Proposing Person has a right to vote any shares of class or series of Chemomab Parent;

(d) any agreement, arrangement, understanding or relationship, engaged in, directly or indirectly, by such Proposing Person, the purpose or effect of which is to mitigate loss to, reduce the economic risk (of ownership or otherwise) of shares of any class or series of Chemomab Parent by, manage the risk of share price changes for, or increase or decrease the voting power of, such Proposing Person with respect to the shares of any class or series of Chemomab Parent or which provides, directly or indirectly, the opportunity to profit from any decrease in the price or value of the shares of any class or series of Chemomab Parent;

(e) any rights to dividends on the shares of any class or series of Chemomab Parent owned beneficially by such Proposing Person that are separated or separable from the underlying shares of Chemomab Parent;

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(f) any performance related fees (other than an asset based fee) that such Proposing Person is entitled to base on any increase or decrease in the price or value of shares of any class or series of Chemomab Parent;

(g) any significant equity interests in any principal competitor of Chemomab Parent held by such Proposing Persons;

(h) any direct or indirect interest of such Proposing Person in any contract with Chemomab Parent, any affiliate of Chemomab Parent or any principal competitor of Chemomab Parent;

(i) any pending or threatened litigation in which such Proposing Person is a party or material participant involving Chemomab Parent or any of its officers or directors, or any affiliate of Chemomab Parent,

(j) any material transaction occurring during the prior 12 months between such Proposing Person, on the one hand, and Chemomab Parent, any affiliate or any principal competitor of Chemomab Parent, on the other hand;

(k) a summary of any material discussions regarding the business proposed to be brought before the meeting (x) between or among any of the Proposing Persons or (y) between or among any Proposing Person and any other record or beneficial holder of the shares of any class or series of Chemomab Parent; and

(l) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (ii) through (xii) are referred to as “Disclosable Interests”); and

(iii) As to each item of business to be brought before the meeting:

(a) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person;

(b) the text of the proposal or business;

(c) a detailed description of all agreements, arrangements and understandings between or among any of the Proposing Persons or between or among any Proposing Person and any other person or entity in connection with the proposal of such business by such stockholder,

(d) a representation that the stockholder is a holder of record of stock of Chemomab Parent entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business,

(e) a representation whether the Proposing Person intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of Chemomab Parent’s outstanding capital stock required to approve or adopt the proposal and/or (2) otherwise to solicit proxies or votes from stockholders in support of such proposal; and

(f) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act.

In addition, in accordance with SEC Rule 14a-8 under the Exchange Act, stockholder proposals intended to be included in the proxy statement and presented at a regularly scheduled annual meeting must be received by Chemomab Parent at least 120 days before the anniversary of the date that the previous year’s proxy statement was first mailed to stockholders. As provided in the SEC rules, if the annual meeting date has been changed by more than 30 days from the date of the prior year’s meeting, or for special meetings, the proposal must be submitted within a reasonable time before Chemomab Parent begins to print and mail its proxy materials.

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Director Nominations by Stockholders. In the case of nominations for election at an annual meeting, notice must be delivered to Chemomab Parent’s secretary (i) not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting or (ii) (x) if the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the preceding year’s annual meeting, or (y) with respect to the first annual meeting held after the issuance of securities pursuant to the registration statement of which this proxy statement/prospectus forms a part, not more than 120 days nor less than 90 days prior to the date of such annual meeting or, if later, the 10th day following the day on which public announcement of the date of such meeting is first made by Chemomab Parent.

Such stockholder’s notice shall set forth:

(i) As to the (A) the stockholder providing the notice of the nomination proposed to be made at the meeting, (B) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, (C) any affiliate or associate of such stockholder or beneficial owner, and (D) any other person with whom such stockholder or such beneficial owner (or any of their respective affiliates or associates) is acting in concert (a “Nominating Person”):

(a) the information in clause (i) in Stockholder Proposals above, except that the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(c)(i) of the Amended and Restated Bylaws; and

(b) Any Disclosable Interests (as defined above), except that the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears and any other information relating to the director nominees that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Nominating Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; and

(ii) As to each person whom a Nominating Person proposes to nominate for election as a director:

(a) all information with respect to such proposed nominee that would be required to be set forth in a stockholder’s notice if such proposed nominee were a Nominating Person;

(b) all information relating to such proposed nominee that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including, without limitation, such proposed nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

(c) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among any Nominating Person, on the one hand, and each proposed nominee, his or her respective affiliates and associates and any other persons with whom such proposed nominee (or any of his or her respective affiliates and associates) is acting in concert, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant;

(d) a representation that the Nominating Person is a holder of record of stock of Chemomab Parent entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination;

(e) a representation whether the Nominating Person intends or is part of a group which intends (1) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of Chemomab Parent’s outstanding capital stock required to elect the nominee and/or (2) otherwise to solicit proxies or votes from stockholders in support of such nomination;

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(f) a completed and signed questionnaire, representation and agreement as provided in the Amended and Restated Bylaws; and

(g) additional information as may reasonably be required by Chemomab Parent to determine the eligibility of such proposed nominee to serve as an independent director of Chemomab Parent in accordance with the listing standards of the principal U.S. exchange upon which Chemomab Parent’s capital stock is listed, any applicable rules of the SEC and any publicly disclosed standards used by Chemomab Parent’s board of directors in determining and disclosing the independence of Chemomab Parent’s directors or that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee.

Amendments to Certificate of Incorporation. The Amended and Restated Certificate of Incorporation will provide that Chemomab Parent reserves the right to amend, alter or repeal any provision contained in the Amended and Restated Certificate of Incorporation in the manner prescribed by statute or the Amended and Restated Certificate of Incorporation, and all rights conferred to Chemomab Parent stockholders in the Amended and Restated Certificate of Incorporation are granted subject to this reservation.

Pursuant to Section 242(b) of the DGCL, to amend the Amended and Restated Certificate of Incorporation, Chemomab Parent’s board of directors must adopt a resolution setting forth the proposed amendment, declaring its advisability and either calling a special meeting of the stockholders or directing that the amendment proposed be considered at the next annual meeting of the stockholders.

At the meeting, the affirmative vote of the requisite percentage of the outstanding stock entitled to vote thereon called for by statute or the Amended and Restated Certificate of Incorporation, plus, if the amendment adversely affects the powers, rights or preferences of any class of shares, the affirmative vote of a majority of the outstanding stock of such class, is required to adopt the amendment. Notwithstanding the foregoing, certain provisions of the Amended and Restated Certificate of Incorporation, including those relating to the powers, preferences and rights of preferred stock, the classified board of directors, removal of directors, filling of board vacancies, action by written consent, special meetings of stockholders, advance notice of stockholder business and director nominations, exculpation of directors and officers, indemnification, the exclusive forum provision, and this amendment provision itself, may be amended, altered, repealed or rescinded, or any provision inconsistent therewith adopted, only by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of Chemomab Parent’s voting stock entitled to vote thereon, voting together as a single class, in addition to any other vote required by applicable law.

Amendments to Bylaws. The Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws will provide that Chemomab Parent’s board of directors is expressly authorized and empowered to adopt, amend, or repeal the Amended and Restated Bylaws. The stockholders may not adopt, amend, alter or repeal the Amended and Restated Bylaws, or adopt any provision inconsistent therewith, unless such action is approved, in addition to any other vote required by the Amended and Restated Certificate of Incorporation, by the affirmative vote of the holders of at least two-thirds in voting power of the outstanding shares of capital stock of Chemomab Parent entitled to vote thereon.

Limitation of Personal Liability of Directors/Officers. The Amended and Restated Certificate of Incorporation, to the full extent permitted by the DGCL, will limit or eliminate the liability of Chemomab Parent directors made a party to any proceeding (other than any action or suit by or in the right of Chemomab Parent to procure a judgment in its favor) to Chemomab Parent or its stockholders for monetary damages for breach of fiduciary duty as a director.

Under the DGCL, no such elimination of liability is permitted (i) for any breach of the director’s duty of loyalty to Chemomab Parent or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividend or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

Indemnification of Directors and Officers. The Amended and Restated Bylaws will provide that Chemomab Parent shall indemnify (and provide advancement of expenses to) any person who is or was a director or officer of Chemomab Parent or any person who is or was a director or officer of Chemomab Parent and who is or was serving at the request of Chemomab Parent as a director, officer, employee or agent of another entity, to the full extent permitted by the DGCL.

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Exclusive Forum. The Amended and Restated Certificate of Incorporation will provide that, subject to certain exceptions, the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of Chemomab Parent, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by, any director, officer or stockholder of Chemomab Parent to Chemomab Parent or Chemomab Parent’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL, the Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws, (iv) any action to interpret, apply, enforce or determine the validity of the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, or (v) any action asserting a claim governed by the internal affairs doctrine, shall be the Court of Chancery of the State of Delaware (or, in the event that the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware).

This exclusive forum provision, however, is not intended to apply to any actions brought under the Securities Act or the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. There is uncertainty as to whether a court would enforce this provision with respect to claims under the Securities Act. In addition, the Amended and Restated Certificate of Incorporation does not relieve Chemomab Parent of its duties to comply with federal securities laws and the rules and regulations thereunder, and Chemomab Parent stockholders will not be deemed to have waived Chemomab Parent’s compliance with these laws, rules and regulations. The Amended and Restated Certificate of Incorporation also provides that any person or entity purchasing or otherwise acquiring any interest in shares of Chemomab Parent capital stock will be deemed to have notice of and consented to this exclusive forum provision.

Interests of Certain Persons in this Proposal

The directors and executive officers of Chemomab Israel and Scipher do not have any interest in Proposal No. 2. However, the proposed directors and executive officers of the Combined Company set forth in the section titled “Directors and Officers of the Combined Company Following the Merger” have an interest in Proposal No. 2 as their positions at the Combined Company are contingent upon the Closing, which will not occur without the approval of this Proposal No. 2.

What Happens If Shareholders Do Not Approve This Proposal?

The approval of the Required Proposals, including this Proposal No. 2, is a condition to the completion of the Merger. Therefore, the Merger cannot be consummated without the approval of the Required Proposals.

However, Proposal No. 2 (the Domestication Merger Proposal) is not conditioned upon the completion of the Merger, and as such, if the Domestication Proposal is approved but the Merger does not close for any reason, the Chemomab Israel Board may, at its discretion, determine that Chemomab Israel should remain an Israeli company rather than completing the Domestication Merger, though it is not obligated to do so.

Therefore, if Chemomab Israel is to complete the Merger with Scipher, shareholders must approve Proposal Nos. 1, 2, 3 and 4. All of the foregoing proposals are inter-conditional.

Required Vote; Recommendation of the Board of Directors

Approval of the Domestication Merger Proposal requires the affirmative vote of the holders of a majority of the Chemomab Israel Shares as of the record date represented in person or by proxy at the Meeting.

At the Meeting, the fulfillment of the following condition as part of the Domestication Merger Proposal will be required: the majority vote must include a majority of Chemomab Israel Shares voted in favor of the Domestication Merger Proposal that are not held by a Parent Affiliate.

In order for your vote to count in respect of the Domestication Merger Proposal, you must affirm in your proxy card or voting instruction form that you are not a Parent Affiliate (by indicating “YES” in Item 2a of the proxy card or voting instruction form). If you do not so affirm, your vote will not count towards the tally for the Domestication Merger Proposal.

Adoption of the Domestication Merger Proposal is not conditioned upon the adoption of any of the other Proposals.

Unless marked otherwise, proxies received will be voted FOR Proposal No. 2.

THE CHEMOMAB ISRAEL BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE CHEMOMAB ISRAEL SHAREHOLDERS VOTE “FOR” THE DOMESTICATION PROPOSAL.

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PROPOSAL NO. 3

THE NASDAQ STOCK ISSUANCE PROPOSAL

Overview

Concurrently with the execution of the Merger Agreement, binding written commitments for the Concurrent PIPE Investment providing for aggregate gross proceeds of not less than the Minimum Investment were obtained and are in full force and effect. The Concurrent PIPE Investment, which will reflect a Combined Company valuation of $150,000,000 and in which participating investors will receive 100% warrant coverage at 50% of the valuation at which the Concurrent PIPE Investment will be effected, is required to be consummated substantially concurrently with the Closing. The Minimum Investment must be funded entirely by certain investors that were investors in Scipher as of the date of the Merger Agreement (or such other date as the parties agree). The closing of the Concurrent PIPE Investment is a condition to the Closing.

Nasdaq Listing Rule 5635(d) requires a company listed on Nasdaq to obtain stockholder approval prior to the issuance of common stock, among other things, in a transaction other than a public offering at a price less than the “minimum price” which either alone or together with sales by officers, directors or substantial stockholders of the company equals 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance. For Nasdaq purposes, “minimum price” means a price that is the lower of: (i) the Nasdaq Official Closing Price (as reflected on Nasdaq.com) immediately preceding the signing of the binding agreement; or (ii) the average Nasdaq Official Closing Price of the common stock (as reflected on Nasdaq.com) for the five Trading Days immediately preceding the signing of the binding agreement.

Chemomab Parent expects that the Concurrent PIPE Investment may result in an issuance below the “minimum price” and would result in the issuance by Chemomab Parent of 20% or more of the outstanding Chemomab Parent Common Stock. Accordingly, to ensure compliance with Nasdaq Listing Rule 5635(d), Chemomab Israel must obtain the approval of the Chemomab Israel shareholders for the proposed Concurrent PIPE Investment, which will entail an issuance of Chemomab Parent Common Stock that amounts to 20% or more of the Chemomab Parent Common Stock at a price that may be below the “minimum price.”

Nasdaq Listing Rule 5635(c) requires a company listed on Nasdaq to obtain stockholder approval prior to the issuance of common stock in connection with certain non-public offerings involving the sale, issuance or potential issuance by a listed company of equity compensation. For this purpose, “equity compensation” includes common stock (and/or securities convertible into or exercisable for common stock) issued to officers, directors, employees or consultants at a discount to the market value of the common stock, and “market value” is the closing bid price immediately preceding the time that the listed company enters into a binding agreement with such officer, director, employee or consultant to issue the equity compensation.

Chemomab Parent expects that Mr. Krieglstein will directly or indirectly through one or more of his affiliates acquire PIPE Shares and PIPE Warrants in the Concurrent PIPE Investment if the Concurrent PIPE Investment occurs as he has signed a binding written commitment to purchase PIPE Shares and PIPE Warrants in the Concurrent PIPE Investment, and the acquisition of such PIPE Shares and PIPE Warrants by such entity may be deemed to constitute “equity compensation” under Nasdaq Listing Rule 5635(c). Accordingly, to ensure compliance with Nasdaq Listing Rule 5635(c), Chemomab Israel must obtain the approval of the Chemomab Israel shareholders for the proposed Concurrent PIPE Investment, which will entail an indirect issuance to Mr. Krieglstein of Chemomab Parent Common Stock at a price that may be below the “market value” of Chemomab Parent Common Stock.

Concurrent PIPE Investment Documents

Securities Purchase Agreement

The PIPE SPA expected to be entered into at the Closing in connection with the Concurrent PIPE Investment, provides for, among other things, the purchase the PIPE Shares and the PIPE Warrants. The price per PIPE Share and accompanying PIPE Warrant to purchase one share of Chemomab Parent Common Stock will be equal to the quotient obtained by dividing (a) the Company Pre-Money Valuation by (b) the Fully-Diluted Share Count, rounded to the nearest whole cent ($0.01). “Company Pre-Money Valuation” means $150,000,000, representing the agreed pre-money equity valuation of Chemomab Parent, which amount is consistent with, and derived from, the “Aggregate Valuation” as defined in the Merger Agreement; and “Fully-Diluted Share Count” means the aggregate number of shares of Parent Common Stock issued and outstanding, as of immediately prior to (and without giving effect to) the issuance and sale of the PIPE Shares and the PIPE Warrants, specifically excluding the PIPE Shares, the CVRs, the PIPE Warrants and the PIPE Warrant Shares, and any shares reserved for issuance under any stock option plan, in each case as set forth in the Pro Forma Capitalization Table (as defined in the Merger Agreement).

Registration Rights Agreement

The PIPE RRA expected to be entered into at the Closing in connection with the Concurrent PIPE Investment, provides for, among other things, the registration of the PIPE Securities on a registration statement to be filed by the Combined Company no later than 90 days after the Closing. The Combined Company will agree to use its reasonable best efforts to have the registration statement declared effective by the SEC at the earliest possible date but no later than the earlier of 75 days following the filing of the registration statement and the fifth business day after the date the Combined Company is notified by the SEC that the registration statement will not be reviewed or will not be subject to further review and to keep such registration statement continuously effective until the earliest to occur of (i) the date on which the investors have resold all the PIPE Securities, (ii) the date on which the PIPE Securities may be resold by investors without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Combined Company to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect, and (iii) five (5) years after the date of the PIPE RRA. The PIPE RRA also provides that the Combined Company will pay certain expenses relating to such registrations and indemnify the applicable investors against certain liabilities.

Form of PIPE Warrant

The form of PIPE Warrant expected to be issued pursuant to the PIPE SPA will have an exercise price equal to 50% of the price per PIPE Share and accompanying PIPE Warrant to purchase one share of Chemomab Parent Common Stock (as adjusted from time to time as provided for in the form of the PIPE Warrant) and may be exercised on or after the six month anniversary of the closing of the Concurrent PIPE Investment until the third anniversary of the initial exercise date. The form of PIPE Warrant includes customary cash and cashless exercise provisions.

Issuance of Shares and Potential Dilution to Chemomab Equity Holders

The issuance of PIPE Share and PIPE Warrants in connection with the Concurrent PIPE Investment would dilute, and thereby reduce, each existing Chemomab Parent stockholder’s proportionate ownership in Chemomab Parent Common Stock. The Chemomab Parent stockholders will not have preemptive rights to subscribe to additional shares that may be issued by us in order to maintain their proportionate ownership of Chemomab Parent Common Stock.

It has not yet been determined exactly how many PIPE Shares and accompanying PIPE Warrants will be issued in the Concurrent PIPE Investment or what the actual gross proceeds to Chemomab Parent will be. However, the Concurrent PIPE Investment will yield aggregate gross proceeds to Chemomab Parent of at least $30,000,000 and up to $50,000,000, of which $10,000,000 in cash has already been received by Scipher through the Pre-Closing Financing and counts toward the $30,000,000 Minimum Investment.

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Assuming the price per PIPE Share and accompanying PIPE Warrant is $30.00, based on a Company Pre-Money Valuation of $150,000,000 and an assumed Fully-Diluted Share Count of 5,000,000 shares of Chemomab Parent Common Stock, which is the estimated number of shares of Chemomab Parent Common Stock to be outstanding immediately following the Closing and immediately prior to the closing of the Concurrent PIPE Investment, the following summarizes the number of PIPE Shares, PIPE Warrants and total number of PIPE Warrant Shares (assuming full exercise of the PIPE Warrants) that Chemomab Parent may issue if the Concurrent PIPE Investment yields gross proceeds of $30,000,000, $40,000,000, or $50,000,000:

Gross Proceeds from Concurrent PIPE Investment	$30,000,000		$40,000,000		$50,000,000
	Number of Shares	% of Chemomab Parent Common Stock Outstanding Post-Closing of Concurrent PIPE Investment(1)	Number of Shares	% of Chemomab Parent Common Stock Outstanding Post-Closing of Concurrent PIPE Investment(1)	Number of Shares	% of Chemomab Parent Common Stock Outstanding Post-Closing of Concurrent PIPE Investment(1)
PIPE Shares	1,000,000	14.29%	1,333,333	17.39%	1,666,667	20.00%
PIPE Warrants	1,000,000	14.29%	1,333,333	17.39%	1,666,667	20.00%
Total (assuming full exercise of the PIPE Warrants)	2,000,000	28.57%	2,666,666	34.78%	3,333,334	40.00%

(1) Assumes full exercise of the PIPE Warrants.

Based on the same assumptions as set forth in the table above (the price per PIPE Share and accompanying PIPE Warrant is $30.00, based on a Company Pre-Money Valuation of $150,000,000 and an assumed Fully-Diluted Share Count of 5,000,000 shares of Chemomab Parent Common Stock, which is the estimated number of shares of Chemomab Parent Common Stock to be outstanding immediately following the Closing and prior to the closing of the Concurrent PIPE Investment), the following summarizes the potential ownership of Chemomab Parent by the investors in the Concurrent PIPE Investment, the holders of the Scipher Merger Shares and the Pre-Merger equityholders of Chemomab Israel if the Concurrent PIPE Investment yields gross proceeds of $30,000,000, $40,000,000, or $50,000,000:

Gross Proceeds from Concurrent PIPE Investment	$30,000,000		$40,000,000		$50,000,000
	Number of Shares(1)	% of Chemomab Parent Common Stock Outstanding Post-Closing of Concurrent PIPE Investment(1)	Number of Shares(1)	% of Chemomab Parent Common Stock Outstanding Post-Closing of Concurrent PIPE Investment(1)	Number of Shares(1)	% of Chemomab Parent Common Stock Outstanding Post-Closing of Concurrent PIPE Investment(1)
Investors in the Concurrent PIPE Investment(1)	2,000,000	28.57%	2,666,667	34.78%	3,333,334	40.00%
Holders of the Scipher Merger Shares	3,400,000	48.57%	3,400,000	44.35%	3,400,000	40.80%
Pre-Merger equityholders of Chemomab Israel	1,600,000	22.86%	1,600,000	20.87%	1,600,000	19.20%

(1) Assumes full exercise of the PIPE Warrants.

Accordingly, at the Special Meeting, Chemomab Israel’s shareholders will be asked to consider and vote upon a proposal to approve, for purposes of Nasdaq Listing Rule 5635(d) and 5635(c), the issuance of PIPE Shares, PIPE Warrants and PIPE Warrant Shares to the Concurrent PIPE Investment investors pursuant to the terms of the PIPE SPA, which shares of Chemomab Parent Common Stock will represent more than 20% of the shares of Chemomab Parent Common Stock outstanding on the date of the execution of the PIPE SPA and may be deemed to constitute “equity compensation” to Mr. Krieglstein as noted above.

Interests of Certain Persons in this Proposal

Mr. Krieglstein has an interest in Proposal No. 3 as he has agreed to directly or indirectly through one or more of his affiliates acquire PIPE Shares and PIPE Warrants if the Concurrent PIPE Investment occurs. Additionally, the proposed directors and executive officers of the Combined Company set forth in the section titled “Directors and Officers of the Combined Company Following the Merger” have an interest in Proposal No. 3 as their positions at the Combined Company are contingent upon the Closing, which will not occur without the approval of this Proposal No. 3.

What Happens If Shareholders Do Not Approve This Proposal?

The approval of the Required Proposals, including this Proposal No. 3, is a condition to the completion of the Merger.

If Chemomab Israel shareholders do not approve this proposal, Chemomab Parent will not be able to issue shares of Chemomab Parent Common Stock and the accompanying PIPE Warrants to the PIPE Investors in the Concurrent PIPE Investment as contemplated by the PIPE SPA. Because the closing of the Concurrent PIPE Investment is a condition to the Closing under the Merger Agreement, failure to obtain shareholder approval of this proposal would result in the failure to satisfy such closing condition, and the Merger would not be consummated. Accordingly, shareholder approval of this proposal is essential to the completion of both the Concurrent PIPE Investment and the Merger.

Required Vote; Recommendation of the Board of Directors

Approval of the Nasdaq Stock Issuance Proposal requires the affirmative vote of the majority of the Chemomab Israel Shares as of the record date represented in person or by proxy at the Meeting.

Unless marked otherwise, proxies received will be voted FOR Proposal No. 3.

THE CHEMOMAB ISRAEL BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE CHEMOMAB ISRAEL SHAREHOLDERS VOTE “FOR” THE NASDAQ STOCK ISSUANCE PROPOSAL.

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PROPOSAL NO. 4

THE DIRECTORS PROPOSAL

Upon the Effective Time, the Combined Company Board will consist of five members who will have terms that are staggered until the first, second and third annual meeting of stockholders and until their respective successors are duly elected and qualified.

The Combined Company’s initial directors will be divided among the three classes each serving staggered three-year terms until their respective successors are duly elected and qualified as follows:

●	the Class I directors will be Stefan Krieglstein, MS and Brett Blackman, Ph.D., and their terms will expire at the annual meeting of stockholders to be held in 2027;

●	the Class II directors will be Adi Mor, Ph.D. and Joseph Loscalzo, Ph.D., M.D. and their terms will expire at the annual meeting of stockholders to be held in 2028; and

●	the Class III director will be Reginald Seeto, M.B.B.S. and his term will expire at the annual meeting of stockholders to be held in 2029.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

For information on Scipher’s directors’ business and professional experiences, see the sections titled “Information About Scipher—Executive Officers of Scipher” and “Management Following the Merger” in this proxy statement/prospectus.

If Chemomab Israel’s shareholders approve this proposal, each of Chemomab Israel’s existing directors, other than Dr. Mor, will resign from the Chemomab Israel’s board of directors upon the Closing. See the section titled “Management Following the Merger” in this proxy statement/prospectus for more information.

Interests of Certain Persons in this Proposal

Dr. Blackman, Mr. Krieglstein, Dr. Loscalzo., Dr. Seeto and Dr. Mor each have an interest in this Proposal No. 4 as each is a nominee for election to the Combined Company Board. Additionally, these director nominees and the executive officers of the Combined Company set forth in the section titled “Directors and Officers of the Combined Company Following the Merger” also have an interest in Proposal No. 4 as their positions at the Combined Company are contingent upon the Closing, which will not occur without the approval of this Proposal No. 4.

What Happens If Shareholders Do Not Approve This Proposal?

The approval of the Required Proposals, including this Proposal No. 4, is a condition to the completion of the Merger. Therefore, the Merger cannot be consummated without the approval of the Required Proposals.

Required Vote; Recommendation of the Board of Directors

Approval of the Directors Proposal requires the affirmative vote of the majority of the Chemomab Israel Shares as of the record date represented in person or by proxy at the Meeting.

Unless marked otherwise, proxies received will be voted FOR Proposal No. 4.

THE CHEMOMAB ISRAEL BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE CHEMOMAB ISRAEL SHAREHOLDERS VOTE “FOR” THE DIRECTORS PROPOSAL

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PROPOSAL NO. 5

THE EQUITY INCENTIVE PLAN PROPOSAL

As used in this Proposal No. 5, unless otherwise specified or the context otherwise requires, references to “the Company,” “we,” “us,” and “our” generally refer to Chemomab Israel and, from and after the Effective Time of the Merger, to the Combined Company. Capitalized terms used but not defined in this Proposal No. 5 have the meanings given to them elsewhere in this proxy statement/prospectus, including under the heading “—Selected Definitions” as well as the list of “—Key Defined Terms” set forth below.

Overview

We are asking our shareholders to approve the Scipher Medicine Corporation 2026 Equity Incentive Plan (the “2026 Plan”), which the Chemomab Israel board of directors adopted on October 28, 2026, subject to shareholder approval. A copy of the 2026 Plan is attached to this proxy statement/prospectus as Annex F, and the following summary is qualified in its entirety by reference to the complete text of the 2026 Plan. Shareholders are urged to read the 2026 Plan in its entirety.

The 2026 Plan will become effective on the date the Chemomab Parent Common Stock is approved for listing on The Nasdaq Stock Market LLC (the “2026 Plan Effective Date”), provided that our shareholders have approved the 2026 Plan prior to such date and that the Merger is consummated. If the Merger is not consummated, or if our shareholders do not approve the 2026 Plan, the 2026 Plan will not become effective, and equity awards granted after the date of this proxy statement/prospectus will instead continue to be made, to the extent available, under the Company’s existing 2017 Equity-Based Incentive Plan (the “Prior Plan”).

The 2026 Plan is intended to replace the Prior Plan as the primary vehicle for granting equity and equity-based incentive awards to our employees, directors, and consultants following the Merger. If the 2026 Plan is approved, no further awards will be granted under the Prior Plan from and after the 2026 Plan Effective Date, although awards outstanding under the Prior Plan will continue to be governed by their existing terms, and shares subject to those awards that, after the 2026 Plan Effective Date, expire, are forfeited or repurchased, are settled in cash, or are withheld or reacquired to satisfy an exercise, strike, purchase, or tax withholding obligation (in each case, “Returning Shares”) will become available for issuance under the 2026 Plan, as described below.

Background and Reasons for the 2026 Plan

Equity awards have historically been, and are expected to remain, a critical part of our compensation program. The Chemomab Israel board of directors believes that the ability to grant equity-based awards is essential to attracting, retaining, and motivating employees, directors, and consultants of the caliber necessary to execute our business strategy, particularly in the highly competitive life sciences and diagnostics labor markets in which we compete for talent. Equity awards also align the financial interests of our employees, directors, and consultants with those of our stockholders by linking a meaningful portion of compensation to increases in stockholder value, and allow us to conserve cash that would otherwise be needed to compensate personnel on a purely cash basis — an important consideration for a company at our stage of commercialization.

In approving and recommending the 2026 Plan to shareholders, the Chemomab Israel board of directors and its compensation committee (the “Compensation Committee”) considered, among other things: (i) the need for an equity incentive plan designed for a public company, including features responsive to institutional investor and proxy advisory firm expectations (such as a minimum vesting requirement, a non-employee director compensation limit, a prohibition on repricing without stockholder approval, and a clawback policy, each as described below); (ii) the number of shares expected to remain available under the Prior Plan as of the 2026 Plan Effective Date, which the Chemomab Israel board of directors does not believe will be sufficient to meet our anticipated equity compensation needs following the Merger; (iii) equity compensation practices of comparable publicly traded companies in our industry; and (iv) the dilutive impact of the proposed share reserve and evergreen provision, discussed further below under “—Dilution and Historical Equity Usage.”

As of October 29, 2026, an aggregate of 50,644,080 Chemomab Israel Shares were reserved for issuance under the Prior Plan, of which 22,084,640 Chemomab Israel Shares were subject to outstanding options and 28,559,440 Chemomab Israel Shares remained available for future awards. If the 2026 Plan is not approved, only those remaining Prior Plan shares (together with any further Returning Shares) would be available to fund our equity compensation program following the Merger.

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Dilution and Historical Equity Usage

We calculate dilution from our equity compensation program by reference to “overhang” — the sum of (i) Chemomab Israel Shares subject to outstanding awards under the Prior Plan, and (ii) Chemomab Israel Shares available for future awards under the 2026 Plan, divided by the sum of (a) of the total number of Chemomab Israel Shares outstanding, (b) Chemomab Israel Shares subject to outstanding awards described in clause (i), and (c) Chemomab Israel Shares available for future awards described in clause (ii), in each case measured as of October 29, 2026, assuming that our shareholders approve the adoption of the 2026 Plan.

We also consider our historical “burn rate” — the number of stock options, restricted stock units, and other equity awards granted to participants in a fiscal year, divided by the weighted average number of Chemomab Israel Shares outstanding during that year — in evaluating the size of the share reserve requested under the 2026 Plan. Our burn rate under the Prior Plan for each of the last three fiscal years was as follows:

Fiscal Year	Options Granted	Burn Rate(1)
2025	4,761,880	0.0093
2024	2,845,020	0.0079
2023	15,055,180	0.0641

(1) Burn rate is calculated by dividing the number of options granted to participants during the fiscal year by the weighted average number of Chemomab Israel Shares outstanding during that year. Our method of calculating burn rate may differ from the methodologies used by proxy advisory firms or other companies.

Summary of the 2026 Plan

The principal features of the 2026 Plan are summarized below. This summary is qualified in its entirety by reference to the complete text of the 2026 Plan, attached as Annex F to this proxy statement/prospectus.

Purpose

The purpose of the 2026 Plan is to secure and retain the services of employees, directors, and consultants, to provide incentives for such persons to exert maximum efforts for our success, and to provide such persons an opportunity to benefit from increases in the value of the Chemomab Parent Common Stock through the grant of equity and equity-based awards.

Administration

The 2026 Plan will be administered by the Company’s board of directors or, to the extent the Company’s board of directors delegates administration, the Compensation Committee (the “Administrator”), which may further delegate its authority to a sub-committee or, as described below, to an officer. Subject to the terms of the 2026 Plan, the Administrator has broad authority to, among other things: determine who receives awards and the type, timing, size, and terms of each award (including any performance-based vesting conditions); construe and interpret the 2026 Plan and outstanding awards and adopt rules for its administration; accelerate vesting or exercisability; settle disputes regarding the 2026 Plan or awards; adopt sub-plans and procedures for participants outside the United States; and amend outstanding awards, subject to the limitations on repricing described below. The Administrator may delegate to one or more officers the authority to grant awards (other than to the officer himself or herself) to employees who are not officers, subject to share-number parameters set by the Administrator. Awards intended to qualify for the exemption from Section 16(b) of the Exchange Act available under Rule 16b-3 of the Exchange Act must be approved by the Company’s board of directors or by a committee composed solely of two or more “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act.

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Shares Available for Awards; Share Reserve

Subject to adjustment for any Capitalization Adjustments (as defined below), the maximum number of shares of Chemomab Parent Common Stock available for issuance under the 2026 Plan will not exceed 2,800,000 shares, plus a number of shares equal to any Returning Shares as they become available from time to time.

In addition, the number of shares available for issuance under the 2026 Plan will automatically increase on January 1 of each year, for a period of ten years commencing on January 1, 2027 and ending on (and including) January 1, 2036, in an amount equal to 5% of the total number of shares of Chemomab Parent Common Stock outstanding on December 31 of the immediately preceding calendar year (the “evergreen increase”), unless the Company’s board of directors acts prior to January 1 of a given year to provide for a smaller increase for that year. The Company’s board of directors cannot increase the evergreen percentage above 5% without further stockholder approval, but retains discretion to provide for a lesser increase, or no increase, in any given year. As of October 29, 2026, the fair market value of a Chemomab Israel Share was $0.01375.

The maximum number of shares that may be issued pursuant to the exercise of incentive stock options (“ISOs”) under the 2026 Plan is 4,200,000 shares, which amount is not affected by the evergreen increase described above.

Shares subject to awards that expire or terminate without having been exercised in full, that are settled in cash rather than shares, that are withheld to satisfy the exercise, strike, or purchase price of an award, or that are withheld to satisfy a tax withholding obligation, will not reduce (or, if previously deducted, will be added back to) the number of shares available for issuance under the 2026 Plan, other than shares actually issued upon exercise of a stock appreciation right (“SAR”), which will count against the reserve.

Eligibility

Employees, directors, and consultants of the Company and its affiliates are eligible to receive awards under the 2026 Plan, except that ISOs may be granted only to employees of the Company or of a “parent” or “subsidiary” corporation within the meaning of Sections 424(e) and (f) of the Code.

Types of Awards

The 2026 Plan permits the grant of the following types of awards:

●	Stock Options. The Administrator may grant incentive stock options and nonstatutory stock options (“NSOs”). The exercise price of each option must be at least 100% of the fair market value of our Chemomab Parent Common Stock on the date of grant (110% of fair market value for ISOs granted to a Ten Percent Stockholder). Options may not have a term longer than ten years (five years for ISOs granted to a Ten Percent Stockholder). The 2026 Plan permits payment of the exercise price, to the extent permitted by law and set forth in the award agreement, in cash, by “cashless exercise” through a broker, by delivery of already-owned shares, by net exercise (for NSOs), or by other Administrator-approved consideration. To the extent the aggregate fair market value of shares underlying ISOs, determined as of the grant date, that first become exercisable for any participant in any calendar year exceeds $100,000, the excess will be treated as an NSO.

●	Stock Appreciation Rights. SARs entitle the holder to receive, upon exercise, an amount (payable in shares, cash, or a combination) equal to the appreciation in the value of a share of Chemomab Parent Common Stock between the grant date and the exercise date. SARs are subject to the same minimum exercise price and maximum term rules that apply to options.

●	Restricted Stock Awards. The Administrator may grant awards of Chemomab Parent Common Stock, in exchange for cash, past services, or other Administrator-approved consideration, that are subject to forfeiture or repurchase restrictions until vested. Recipients of restricted stock generally have the rights of a stockholder, including voting rights, from the date of issuance, subject to the 2026 Plan’s and the applicable award agreement’s restrictions. Unless the award agreement provides otherwise, unvested shares are forfeited or subject to repurchase by the Company upon a termination of the participant’s Continuous Service except that, if the Company has a contractual obligation providing for accelerated vesting following termination under specified conditions, the affected unvested portion will remain outstanding until the applicable determination period lapses, and will terminate at that time only if the condition has not been satisfied.

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●	Restricted Stock Unit Awards. The Administrator may grant contractual rights to receive shares of Chemomab Parent Common Stock (or cash or a combination) in the future upon vesting, generally in exchange for the participant’s services (unless the Administrator requires other consideration at grant). Restricted stock unit (“RSU”) holders are unsecured creditors of the Company with no stockholder rights (including no voting rights) unless and until shares are actually issued in settlement of the award, which may occur in shares, cash, or a combination, on a schedule the Administrator specifies (subject to Section 409A of the Code, as described below). Unless the award agreement provides otherwise, unvested RSUs are forfeited upon a termination of the participant’s Continuous Service, except that, if the Company has a contractual obligation providing for accelerated vesting following termination under specified conditions, the affected unvested portion will remain outstanding until the applicable determination period lapses, and will terminate at that time only if the condition has not been satisfied.

●	Other Awards. The Administrator may grant other forms of equity-based or equity-related awards not otherwise described above, on such terms and conditions as the Administrator determines in its sole discretion.

All awards and portions of awards may vest in cash, shares, other property, or a combination thereof, may be subject to performance-based vesting conditions tied to “Performance Criteria” selected by the Administrator, and, except as described below under “—Minimum Vesting Requirements,” will vest, be exercised, and be settled on such schedule as the Administrator determines and sets forth in the applicable award agreement.

Termination of Service

Except as otherwise provided in an award agreement, vesting of an award generally ceases upon a termination of the participant’s Continuous Service, and unvested shares or units are forfeited (or, for restricted stock, subject to repurchase). With respect to options and SARs, if a participant’s Continuous Service is terminated for Cause, the participant’s options and SARs (including any vested portion) terminate and are forfeited immediately, and a participant under investigation for a possible for-Cause termination may have his or her exercise rights suspended pending the outcome. If a participant’s Continuous Service terminates for any other reason, the participant generally may exercise a vested option or SAR only within a limited period following termination — three months following a termination without Cause (other than by reason of Disability or death), 12 months following a termination due to Disability, or 18 months following the participant’s death — and in no event beyond the option’s or SAR’s maximum term. If exercise or sale of shares would be restricted by law or the Company’s trading policy during the final 30 days of that post-termination exercise period, the period is extended (subject to the maximum term) to allow for exercise once the restriction lifts.

Performance Criteria

The 2026 Plan authorizes the Administrator to condition the vesting of any award on the attainment of performance goals tied to one or more of a broad list of performance criteria, which may be measured on a Company-wide, divisional, business-unit, or individual basis, and on an absolute basis or relative to a peer group or index, over a performance period the Administrator selects (which may vary and may overlap between awards). The performance criteria available under the 2026 Plan include, among others: revenue and sales targets; earnings measures (including EPS, EBIT, and EBITDA); total stockholder return; return on equity, assets, or invested capital; stock price; operating cash flow; margins; cost or expense reduction; working capital; market share; regulatory and clinical development milestones (including completion of clinical trial phases, achievement of regulatory approvals, and IND/NDA submissions); product commercialization and licensing or strategic partnership achievements; internal controls and corporate governance measures; and other individual or corporate development goals selected by the Administrator. Unless the award agreement provides otherwise, the Administrator will apply customary adjustments in measuring performance (for example, to exclude the effects of restructuring charges, unusual or infrequently occurring items, changes in accounting principles, and the dilutive effects of acquisitions or divestitures), and retains discretion to reduce (but not to increase) the compensation otherwise payable upon attainment of a performance goal.

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Non-Employee Director Compensation Limit

The 2026 Plan limits the aggregate value of cash compensation and equity awards that may be paid or granted to any non-employee director for service on the Company’s board of directors in any fiscal year (measuring equity awards at grant-date fair value for financial reporting purposes) to $750,000 in total value, or $1,000,000 in total value for the fiscal year in which such non-employee director is first appointed or elected to the Company’s board of directors. This limit is measured from and after the date the registration statement of which this proxy statement/prospectus forms a part in connection with the Merger is declared effective by the SEC.

Minimum Vesting Requirements

Except as described below, no award (or portion of an award) granted under the 2026 Plan may vest earlier than the one-year anniversary of its grant date (or, for awards granted in connection with the commencement of employment or service, the date such employment or service began). This minimum vesting requirement does not apply to: (i) awards covering, in the aggregate, up to 5% of the shares available under the share reserve, which may be granted to any participant (other than an officer) without regard to the minimum vesting requirement; (ii) accelerated vesting in connection with a Change in Control, as described below; and (iii) awards granted to non-employee directors that vest on the earlier of the one-year anniversary of the grant date or the Company’s next annual meeting of stockholders, provided that the next annual meeting is at least 50 weeks after the immediately preceding annual meeting.

Transferability

Awards granted under the 2026 Plan generally are not transferable other than by will or the laws of descent and distribution, except that the Administrator may permit transfers not prohibited by applicable tax and securities laws, including transfers to certain grantor trusts and transfers pursuant to a domestic relations order. Options and SARs may never be transferred to a third-party financial institution for value.

Adjustments for Capitalization Changes

In the event of a stock split, reverse stock split, stock dividend, recapitalization, combination, reclassification, or similar change in our capital structure effected without the Company’s receipt of consideration (a “Capitalization Adjustment,” which constitutes an “equity restructuring” under ASC Topic 718 but does not include the conversion of any convertible security), the Administrator will proportionately and equitably adjust: (i) the number and class of shares reserved under the 2026 Plan (including the ISO limit and the annual evergreen increase); and (ii) the number and class of shares, and the exercise, strike, or purchase price, of outstanding awards.

Change in Control

Except as otherwise provided in an award agreement, outstanding awards will be treated in a Change in Control of the Company as provided in the definitive transaction agreement (or, if there is none, as the Company’s board of directors determines), which need not treat all awards, or all holders, in the same manner. Without limitation, the 2026 Plan contemplates that outstanding awards may be assumed, continued, or substituted by the acquiring or surviving entity, including by substituting awards to acquire the same per-share consideration paid to our stockholders in the transaction. If outstanding awards held by then-current employees, directors, or consultants are not assumed, continued, or substituted, those awards will automatically vest and, if applicable, become exercisable in full (with performance-based awards vesting at 100% of target, unless the award agreement provides otherwise) on a date determined by the Administrator (or, absent such a determination, five days) prior to — and contingent upon the consummation of — the Change in Control. Awards not assumed and held by persons who are not then-current employees, directors, or consultants will terminate if not exercised prior to the Change in Control, although any Company repurchase or reacquisition right applicable to those awards will not terminate and may continue to be exercised after the transaction. The Administrator may also, in its discretion, cancel any award in exchange for a cash or other payment equal to the value the holder would have realized on exercise or settlement (which payment may be zero for “underwater” awards). By accepting an award, a participant agrees that the award will be subject to the terms of any agreement governing a Change in Control, including provisions appointing a stockholder representative to act on the participant’s behalf with respect to any escrow, indemnification, or contingent-consideration arrangements.

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Dissolution or Liquidation

Except as otherwise provided in an award agreement, if the Company dissolves or liquidates, all outstanding awards (other than fully vested and non-forfeitable shares) will terminate immediately before completion of the dissolution or liquidation, and any Company repurchase or reacquisition right applicable to a given award may be exercised notwithstanding the participant’s continued service. The Administrator has discretion to cause some or all awards to become fully vested, exercisable, or free of repurchase restrictions before a dissolution or liquidation is completed, contingent on its actually being completed.

Clawback / Recoupment

All awards granted under the 2026 Plan are subject to recoupment under any clawback policy the Company is required to adopt under applicable stock exchange listing standards or the Dodd-Frank Wall Street Reform and Consumer Protection Act, and under any other clawback policy the Company otherwise adopts, in each case to the extent applicable and permitted by law. The Administrator may also impose additional clawback, forfeiture, or recoupment provisions in an award agreement, including in connection with a termination for Cause.

Prohibition on Repricing

Without prior stockholder approval, the 2026 Plan prohibits the Administrator from (i) reducing the exercise or strike price of an outstanding option or SAR (other than in connection with a Capitalization Adjustment), or (ii) canceling an outstanding option or SAR with an exercise or strike price above the then-current fair market value of Chemomab Parent Common Stock in exchange for cash, or for a replacement award with a lower or no exercise or strike price.

Amendment and Termination; Term of the 2026 Plan

The Company’s board of director will be permitted to amend, suspend, or terminate the 2026 Plan at any time, provided that stockholder approval will be obtained for any amendment to the extent required by applicable law or stock exchange listing rules (including, as noted above, any increase in the maximum evergreen percentage or any repricing). No amendment, suspension, or termination may materially impair the rights of a participant under an outstanding award without the participant’s written consent, subject to specified exceptions (including amendments necessary to comply with applicable law). No ISOs may be granted after the tenth anniversary of the earlier of the date the Company’s board of directors adopted the 2026 Plan or the date shareholders approve the 2026 Plan; no awards of any type may be granted after the 2026 Plan is suspended or terminated.

Tax Withholding

The Company may satisfy any applicable tax withholding obligation arising in connection with an award by withholding cash or shares otherwise deliverable to the participant, by requiring the participant to pay cash, through a broker-assisted cashless transaction, or by any other method permitted under the applicable award agreement. No shares will be delivered under an award until applicable withholding obligations are satisfied, and a participant agrees to indemnify the Company if the amount actually withheld is later determined to have been insufficient.

Other Provisions

●	Section 409A. Awards are intended to be exempt from, or to comply with, Section 409A of the Code, and the 2026 Plan includes customary provisions (including a six-month-and-one-day delay for certain payments to “specified employees” upon separation from service) intended to preserve that exemption or compliance.

●	Securities Law Compliance. No shares will be issued under the 2026 Plan unless the issuance complies with applicable federal and state securities laws and any applicable stock exchange listing requirements.

●	No Employment or Service Rights. Nothing in the 2026 Plan or an award confers any right to continued employment or service, or affects the right of the Company or a participant to terminate the employment or service relationship.

●	Change in Time Commitment. If a participant’s service level is reduced (for example, from full-time to part-time), the Administrator may, to the extent permitted by law, reduce the shares or cash subject to the unvested portion of the participant’s award and/or extend the applicable vesting schedule, without the participant’s consent.

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●	Non-Exempt Employees. Consistent with the Fair Labor Standards Act, an option or SAR granted to a non-exempt employee will generally not be exercisable until at least six months after the grant date, subject to exceptions for death, Disability, a corporate transaction in which the award is not assumed, a Change in Control, or retirement.

●	Dividends and Dividend Equivalents. The Administrator may provide for the payment or crediting of dividends or dividend equivalents on restricted stock or restricted stock unit awards, subject to the same vesting and forfeiture restrictions that apply to the underlying award.

●	Deferrals. The Administrator may permit a participant to defer receipt of the shares, cash, or other property that would otherwise be due upon exercise, vesting, or settlement of an award, subject to compliance with Section 409A of the Code.

●	Effect on Other Benefit Plans. Unless another Company benefit plan expressly provides otherwise, the value of awards granted under the 2026 Plan is excluded from the calculation of compensation or earnings for purposes of that other plan.

●	Data Privacy. By accepting an award, a participant consents to the collection, use, and transfer (including cross-border transfer, where applicable) of personal data reasonably necessary for the administration of the 2026 Plan, including transfers to the Company’s stock plan administrator.

●	Stockholder Rights; Grant Effective Date. No participant has any rights as a Company stockholder with respect to an award until the applicable exercise, vesting, or settlement requirements are satisfied and the shares are reflected in the Company’s records. A grant is deemed effective as of the date the Administrator takes the corporate action approving it, regardless of when the award is later communicated to the participant, and the Company’s corporate records will govern in the event of any conflict with the applicable award agreement due to a clerical error.

●	Electronic Delivery; Severability. The Company may deliver plan documents and administer the 2026 Plan electronically, including through the SEC’s EDGAR system or the Company’s intranet. If any provision of the 2026 Plan or an award agreement is held invalid or unenforceable, the remaining provisions will continue in full force and effect.

●	Governing Law. The 2026 Plan is governed by the laws of the State of Delaware, without regard to conflict of laws principles.

Key Defined Terms

The following abbreviated glossary is provided for the convenience of stockholders reviewing this summary; each term has the more detailed meaning given to it in the 2026 Plan itself.

Term	Meaning
Cause	Defined in an individual’s employment or service agreement or, if none, includes theft or dishonesty, willful misconduct, breach of fiduciary duty, material policy violations, misuse of Company assets or confidential information, conduct materially harming the Company’s reputation or business, repeated failure to perform duties after notice and a cure opportunity, and certain criminal convictions or pleas.
Change in Control	Generally, (i) acquisition by a person or group of more than 50% of the Company’s combined voting power; (ii) a merger or consolidation after which pre-transaction stockholders do not retain more than 50% of the surviving entity’s voting power; (iii) a stockholder- or board of directors’-approved dissolution or liquidation; (iv) a sale, lease, or other disposition of all or substantially all of the Company’s consolidated assets; or (v) a majority change in the incumbent board of directors’ composition within a 12-month period not approved by the incumbent directors — in each case subject to customary carve-outs described in the 2026 Plan.

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Term	Meaning
Continuous Service	Uninterrupted service as an employee, director, or consultant; changes in capacity or employing entity do not interrupt Continuous Service unless the employing entity ceases to be a Company affiliate.
Disability	An inability to engage in substantial gainful activity because of a medically determinable physical or mental impairment expected to result in death or to last at least 12 months, within the meaning of Section 22(e)(3) of the Code.
Fair Market Value	The closing sales price of Chemomab Parent Common Stock on the applicable date (or, before a public trading market exists, the price determined in good faith by the Administrator).
Non-Employee Director	A director who is not a current Company employee or officer and who otherwise qualifies as a “non-employee director” for purposes of Rule 16b-3 under the Exchange Act.
Ten Percent Stockholder	A person who owns (or is deemed under Section 424(d) of the Code to own) stock possessing more than 10% of the combined voting power of the Company or an affiliate.

U.S. Federal Income Tax Consequences

The following is a general summary, under current U.S. federal income tax law, of the principal U.S. federal income tax consequences related to awards granted under the 2026 Plan. This summary deals with the general U.S. federal income tax principles that apply and is provided only for general information. This summary does not purport to cover all federal employment tax or other federal tax consequences that may be associated with the 2026 Plan, nor does it address state, local, foreign, estate, gift, or other tax laws, or the tax rules applicable to deferred compensation under Section 409A of the Code, other than as noted below. The exact federal income tax treatment of a transaction under the 2026 Plan will depend on the particular circumstances applicable to each participant. Accordingly, this summary is not a substitute for individualized tax advice, and each participant is urged to consult his or her own tax advisor regarding the application of the tax laws to his or her particular situation.

Incentive Stock Options

A participant recognizes no taxable income for regular income tax purposes upon the grant or, in most cases, the exercise of an ISO (although the exercise may give rise to alternative minimum tax liability). If a participant holds the shares acquired upon exercise of an ISO for at least two years from the date of grant and at least one year from the date of exercise (the “ISO holding periods”), any gain realized on a subsequent sale of the shares generally is taxed as long-term capital gain, and the Company is not entitled to a corresponding tax deduction. If the participant disposes of the shares before satisfying the ISO holding periods (a “disqualifying disposition”), the participant generally recognizes ordinary income at the time of disposition equal to the lesser of (i) the excess of the fair market value of the shares on the exercise date over the exercise price, or (ii) the excess of the amount realized on disposition over the exercise price, with any remaining gain or loss treated as capital gain or loss; in that case, the Company generally is entitled to a corresponding deduction in the amount of ordinary income recognized by the participant, subject to the deductibility limitations described below.

Nonstatutory Stock Options

A participant recognizes no taxable income upon the grant of an NSO. Upon exercise, the participant generally recognizes ordinary income equal to the excess of the fair market value of the shares on the exercise date over the exercise price, and the Company generally is entitled to a corresponding tax deduction, subject to the deductibility limitations described below. Upon a subsequent sale of the shares, the participant generally recognizes capital gain or loss equal to the difference between the sale price and the fair market value of the shares on the exercise date, which will be long-term or short-term capital gain or loss depending on the holding period.

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Stock Appreciation Rights

A participant recognizes no taxable income upon the grant of a SAR. Upon exercise, the participant generally recognizes ordinary income equal to the amount of cash and/or the fair market value of any shares received, and the Company generally is entitled to a corresponding tax deduction, subject to the deductibility limitations described below.

Restricted Stock Awards

Unless a participant makes a timely election under Section 83(b) of the Code, the participant generally recognizes no taxable income upon the grant of restricted stock, but recognizes ordinary income at the time the shares vest (i.e., are no longer subject to a substantial risk of forfeiture) equal to the fair market value of the shares at that time (less any amount paid for the shares), with the Company generally entitled to a corresponding tax deduction, subject to the deductibility limitations described below. If a participant makes a timely Section 83(b) election, the participant instead recognizes ordinary income equal to the fair market value of the shares at grant (less any amount paid), and any subsequent appreciation is taxed as capital gain upon a later sale of the shares (subject to the risk that the shares are later forfeited, in which case no loss deduction generally is available for amounts previously recognized as income).

Restricted Stock Unit Awards and Other Awards

A participant generally recognizes no taxable income upon the grant of an RSU award or other stock-based award. Upon settlement (i.e., delivery of shares, cash, or other property), the participant generally recognizes ordinary income equal to the fair market value of the shares or other property received (plus any cash received), and the Company generally is entitled to a corresponding tax deduction, subject to the deductibility limitations described below.

Section 409A

Certain awards under the 2026 Plan may constitute “nonqualified deferred compensation” subject to Section 409A of the Code. If an award subject to Section 409A fails to comply with its requirements, the affected participant may be subject to immediate taxation, an additional 20% federal tax, and interest on the underpayment of tax. The 2026 Plan and the awards granted under it are intended to be exempt from or to comply with Section 409A, but no assurance can be given in this regard.

Limitations on the Company’s Compensation Deduction

Section 162(m) of the Code generally disallows a public company’s tax deduction for compensation in excess of $1 million paid in any taxable year to its “covered employees” (generally, its principal executive officer, principal financial officer, and its next three most highly compensated executive officers, plus certain former officers). Compensation paid under the 2026 Plan to a covered employee, including compensation attributable to awards, may not be deductible by the Company to the extent that a participant’s compensation for the taxable year exceeds $1 million and does not qualify for an exception under Section 162(m).

In addition, compensation, including accelerated vesting of awards, that is contingent upon a change in control may cause a participant to be subject to a 20% excise tax under Section 4999 of the Code on the amount of certain “excess parachute payments,” in which case the Company may also be denied a tax deduction for such excess parachute payments under Section 280G of the Code. The 2026 Plan does not provide for any tax gross-up in respect of any such excise tax.

New Plan Benefits

No awards have been granted under the 2026 Plan, and no awards have been granted that are contingent on shareholder approval of the 2026 Plan. Because awards under the 2026 Plan will be granted at the discretion of the Administrator, the benefits or amounts that will be received by or allocated to any participant or group of participants (including our named executive officers, other executive officers, non-employee directors, and non-executive employees) are not currently determinable. Accordingly, a “New Plan Benefits” table for the 2026 Plan is not provided.

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Equity Compensation Plan Information

The following table sets forth information regarding outstanding awards and shares reserved for future issuance under our equity compensation plans as of July 2, 2026:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants, and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders	41,653,040	$8.65	30,994,086
Equity compensation plans not approved by security holders	—	—	—
Total	41,653,040	$8.65	30,994,086

Registration with the SEC

If the 2026 Plan is approved by our shareholders and becomes effective, we intend to file with the SEC a registration statement on Form S-8 covering the shares of Chemomab Parent Common Stock issuable under the 2026 Plan, as soon as reasonably practicable after the 2026 Plan Effective Date.

Interests of Certain Persons in this Proposal

Our directors and executive officers have an interest in this proposal because they will be eligible to receive awards under the 2026 Plan.

What Happens if Shareholders Do Not Approve This Proposal?

Approval of Proposal No. 5 (the Equity Incentive Plan Proposal) and Proposal No. 6 (the Employee Stock Purchase Plan Proposal) is not required for the completion of the Merger, and Chemomab Israel shareholders voting against Proposal No. 5 or Proposal No. 6 will not prevent the completion of the Merger. Only the approval of the Required Proposals is a condition to the completion of the Merger.

However, if our shareholders do not approve the 2026 Plan, the 2026 Plan will not become effective, and we will not have an equity incentive plan tailored to a public U.S. company (including the minimum vesting requirement, non-employee director compensation limit, prohibition on repricing, and clawback policy described above) in place following the Merger. In that event, we expect to continue granting awards, to the extent shares remain available, under the Prior Plan, which was designed for a private company and does not reflect these public-company governance features, and which the Chemomab Israel board of directors believes has an insufficient number of shares remaining available to meet our anticipated post-closing compensation needs. The Chemomab Israel board of directors believes that the inability to grant competitive equity awards following the Merger would materially impair our ability to attract, retain, and motivate the employees, directors, and consultants necessary to execute our business plan.

Required Vote; Recommendation of the Board of Directors

Approval of the Equity Incentive Plan Proposal requires the affirmative vote of the holders of a majority of the Chemomab Israel Shares as of the record date represented in person or by proxy at the Meeting.

Unless marked otherwise, proxies received will be voted FOR Proposal No. 5.

THE CHEMOMAB ISRAEL BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE CHEMOMAB ISRAEL SHAREHOLDERS VOTE “FOR” THE EQUITY INCENTIVE PLAN PROPOSAL.

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PROPOSAL NO. 6

THE 2026 EMPLOYEE STOCK PURCHASE PLAN PROPOSAL

As used in this Proposal No. 6, unless otherwise specified or the context otherwise requires, references to “the Company,” “we,” “us,” and “our” refer to Chemomab Israel and, from and after the Effective Time of the Merger, to the Combined Company. Capitalized terms used but not defined in this Proposal No. 6 have the meanings given to them elsewhere in this proxy statement/prospectus, including under the heading “Selected Definitions” as well as the list of “Key Defined Terms” set forth below.

Overview

We are asking our shareholders to approve the Scipher Medicine Corporation 2026 Employee Stock Purchase Plan (the “2026 ESPP”), which the Chemomab Israel board of directors adopted on October 28, 2026, subject to shareholder approval. A copy of the 2026 ESPP is attached to this proxy statement/prospectus as Annex G, and the following summary is qualified in its entirety by reference to the complete text of the 2026 ESPP. Shareholders are urged to read the 2026 ESPP in its entirety.

The 2026 ESPP will become effective on the date immediately preceding the Effective Date (as defined in the 2026 ESPP, and generally corresponding to the date Chemomab Parent Common Stock is approved for listing on The Nasdaq Stock Market LLC) (the “2026 ESPP Effective Date”), provided that our shareholders approve the 2026 ESPP within 12 months before or after the date the Chemomab Israel board of directors adopted it, and provided further that the Merger is consummated. No purchase rights may be exercised under the 2026 ESPP unless and until it has been approved by our shareholders.

Background and Reasons for the 2026 ESPP

The purpose of the 2026 ESPP is to secure the services of new employees, to retain the services of existing employees, and to provide incentives for such individuals to exert maximum efforts for our success. We believe the 2026 ESPP is a valuable and broad-based employee retention and incentive tool that will benefit all of our stockholders by: (i) providing a broad base of eligible employees a convenient means of acquiring an equity interest in the Company through payroll deductions; (ii) enhancing employees’ sense of participation in our affairs; and (iii) providing an incentive for continued employment. Unlike awards granted under the 2026 Plan, participation in the 2026 ESPP is entirely voluntary and elective on the part of each eligible employee, and purchases are funded by participants’ own payroll contributions rather than by a grant of Company equity.

Dilution Considerations

●	Duration for which the reserved shares are expected to last. Based on our anticipated participation rate and historical usage under any predecessor arrangements, we expect that the shares initially reserved under the 2026 ESPP, together with the annual evergreen increase described below, will be sufficient to fund purchases for the foreseeable future, although actual usage will depend on our stock price, headcount, and employee participation rates, which we cannot predict.

●	Assessment of dilution. The shares available for issuance under the 2026 ESPP represent a modest percentage of the Chemomab Israel Shares outstanding on a fully diluted basis, and we believe the resulting potential dilution is reasonable in light of the benefits of the 2026 ESPP to the Company and its stockholders.

●	Assessment of burn rate. Because the 2026 ESPP is a new plan, we have no historical burn-rate data specific to it; however, based on comparable Section 423 employee stock purchase plans maintained by peer companies, we anticipate that participation will result in the annual issuance of a small percentage of our weighted average shares outstanding, consistent with the burn rates typically observed for such plans.

Summary of the 2026 ESPP

The principal features of the 2026 ESPP are summarized below. This summary is qualified in its entirety by reference to the complete text of the 2026 ESPP, attached as Annex G to this proxy statement/prospectus.

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423 Component and Non-423 Component

The 2026 ESPP has two components: a component intended to qualify as an “employee stock purchase plan” under Section 423 of the Code (the “423 Component”), and a component that is not intended to so qualify (the “Non-423 Component”), which may be used, among other purposes, to permit participation by employees of non-U.S. subsidiaries where local law or tax considerations make participation in the 423 Component impractical. Except as otherwise provided in the 2026 ESPP or determined by the Administrator, the Non-423 Component will be operated and administered in the same manner as the 423 Component.

Administration

The 2026 ESPP will be administered by the Company’s board of directors or, to the extent authority is delegated, our Compensation Committee (the “Administrator”). The Administrator has broad authority to determine the terms of each offering (which need not be identical), to designate which subsidiaries or affiliates may participate, to construe and interpret the 2026 ESPP, and to adopt rules, procedures, and sub-plans necessary to facilitate participation by employees who are foreign nationals or employed outside the United States.

Shares Available; Share Reserve

Subject to adjustment for stock splits and similar capitalization changes, the maximum number of shares of Chemomab Parent Common Stock issuable under the 2026 ESPP will not exceed 280,000 shares.

In addition, the share reserve will automatically increase on January 1 of each year, for a period of up to ten years commencing on January 1, 2027 and ending on (and including) January 1, 2036, in an amount equal to the lesser of (i) 1.0% of the total shares of Chemomab Parent Common Stock outstanding on December 31 of the immediately preceding calendar year, and (ii) 420,000 shares, unless the Company’s board of directors acts before the start of a given year to provide for a smaller increase, or no increase, for that year.

Shares subject to a purchase right that terminates without having been exercised in full will again become available for issuance under the 2026 ESPP.

Eligibility

Employees of the Company, and of any subsidiary or affiliate that the Administrator designates as a “Designated Company,” are eligible to participate in the 2026 ESPP, subject to the following limitations: (i) the Administrator may require a minimum period of continuous prior employment as of the applicable offering date, provided that, for the 423 Component, that period may never equal or exceed two years; (ii) the Administrator may exclude employees whose customary employment is not more than 20 hours per week or not more than five months per calendar year; (iii) the Administrator may exclude “highly compensated employees” within the meaning of Section 423(b)(4)(D) of the Code; and (iv) for the 423 Component, no employee who would own, immediately after being granted a purchase right, 5% or more of the total combined voting power or value of all classes of our (or a related corporation’s) stock is eligible to participate.

A person who becomes an eligible employee during an ongoing offering may, if the Administrator so provides, receive a purchase right under that offering; the date such a purchase right is granted becomes that individual’s “offering date” for all purposes (including determining the applicable purchase price), and the Administrator may exclude persons who become eligible too close to the end of an offering from participating in it.

Offering Periods and Purchase Periods

Each offering period under the 2026 ESPP may not exceed 27 months, and may consist of one or more purchase periods, as determined by the Administrator. The Administrator may structure an offering so that, if the fair market value of Chemomab Parent Common Stock on the first Trading Day of a new purchase period is less than or equal to its fair market value on the offering date, the then-current offering terminates and participants are automatically re-enrolled in a new offering beginning on that Trading Day (a “reset” feature common to employee stock purchase plans, which allows participants to benefit from a lower purchase-price baseline if our stock price declines during an offering).

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Payroll Deductions

Eligible employees who elect to participate authorize payroll deductions (or, where required by law or permitted by the Administrator, cash contributions) to fund the purchase of Chemomab Parent Common Stock under the 2026 ESPP. A participant’s contributions for a given purchase right may not exceed 15% of the participant’s eligible earnings for the applicable period (or such lower percentage or fixed maximum as the Administrator specifies for an offering — for reference, comparable plans commonly set this range at approximately 1% to 15% of eligible earnings). Participants may reduce (including to zero) or increase their contribution rate as permitted under the applicable offering, subject to the limitations described below. Unless the applicable offering or applicable law provides otherwise, the Company is not obligated to pay interest on contributions, and any contributions remaining after the final purchase date of an offering (rather than being carried forward) are returned to the participant without interest, unless the applicable offering provides otherwise.

Purchase Price

The purchase price for shares acquired under the 2026 ESPP will not be less than the lesser of (i) 85% of the fair market value of a share of Chemomab Parent Common Stock on the offering date, or (ii) 85% of the fair market value of a share of Chemomab Parent Common Stock on the applicable purchase date — that is, a 15% discount to fair market value, measured using a “look-back” to the lower of the two measurement dates.

Limitations on Purchases

●	Per-offering share limit. Before an offering commences, the Administrator may determine to set a limit on the number of shares of Chemomab Parent Common Stock that each eligible employee may purchase in any single offering. The Administrator may also impose an aggregate limit on the number of shares purchasable by all participants in an offering or on a purchase date, with any oversubscription allocated pro rata based on participants’ accumulated contributions.

●	Statutory $25,000 annual limit. Consistent with Section 423(b)(8) of the Code, no employee may accrue rights to purchase stock under the 423 Component of the 2026 ESPP (together with all other Section 423 employee stock purchase plans of the Company and its related corporations) at a rate that exceeds $25,000 of fair market value of such stock (determined at the time the rights are granted) for each calendar year in which such rights are outstanding.

●	5% owner exclusion. As described above under “—Eligibility,” an employee who would own 5% or more of our (or a related corporation’s) stock immediately after a grant is not eligible to participate in the 423 Component.

●	Non-423 Component discretion. For offerings under the Non-423 Component, the Administrator may, in its sole discretion, exclude an otherwise eligible employee or group of employees if it determines that participation is not advisable or practicable, without regard to the limitations described above (which apply by their terms only to the 423 Component).

Exercise of Purchase Rights; Withdrawal; Termination of Employment

Purchase rights are exercised automatically on each purchase date, using the participant’s accumulated payroll contributions, unless the participant has previously withdrawn from the offering. A participant may withdraw from an offering at any time before the applicable purchase date by delivering a withdrawal form, in which case the participant’s purchase right for that offering terminates and the participant’s accumulated but unused contributions are returned. If a participant ceases to be an employee (or otherwise ceases to be eligible) for any reason before a purchase date, the participant’s outstanding purchase right terminates automatically and the participant’s accumulated but unused contributions are returned, subject to any post-employment participation period required by applicable law.

Transferability; Beneficiary Designation

Purchase rights are exercisable only by the participant during the participant’s lifetime and are not transferable except by will, the laws of descent and distribution, or, if the Company permits, a valid beneficiary designation. The Company may (but is not required to) permit participants to designate a beneficiary to receive any shares or contributions remaining upon the participant’s death; absent a valid designation, distribution will be made to the executor or administrator of the participant’s estate or, if none, to the participant’s spouse, dependents, or other person the Company designates in its discretion.

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A transfer of employment between the Company and a Designated Company, or between Designated Companies, without an interruption of service, will not be treated as a termination of employment for purposes of the 2026 ESPP, unless the Administrator determines otherwise.

Adjustments for Capitalization Changes; Corporate Transactions

In the event of a Capitalization Adjustment, the Administrator will proportionately adjust the number and class of shares reserved under the 2026 ESPP (including the share limits described above) and the purchase price of outstanding purchase rights. In the event of a “Corporate Transaction” (generally, a sale or disposition of all or substantially all of our consolidated assets, a sale of more than 50% of our outstanding voting securities, or a merger, consolidation, or similar transaction in which the Company does not survive, or survives but Chemomab Parent Common Stock is converted or exchanged into other property), outstanding purchase rights may be assumed, continued, or substituted by the successor entity; if they are not, the 2026 ESPP provides that either (i) participants’ accumulated contributions will be used to purchase shares shortly before the closing of the transaction, after which purchase rights will terminate, or (ii) the Administrator may instead terminate the offering and refund participants’ accumulated contributions.

Amendment and Termination

The Company’s board of directors may amend the 2026 ESPP at any time, subject to stockholder approval to the extent required by applicable law, and may suspend or terminate the 2026 ESPP at any time; no purchase rights may be granted while the 2026 ESPP is suspended or after it is terminated. Outstanding purchase rights generally may not be materially impaired by an amendment, suspension, or termination without the affected participant’s consent, except as necessary to comply with applicable law or to preserve the intended tax treatment of the 423 Component.

Other Provisions

●	No Fractional Shares; Compliance Delay. No fractional shares will be issued unless the applicable offering specifically provides for them. If, as of a purchase date, the shares issuable under the 2026 ESPP are not covered by an effective registration statement or the 2026 ESPP is not otherwise in compliance with applicable securities laws, the purchase date will be delayed (but not beyond 27 months from the offering date); if compliance still cannot be achieved by that outer limit, the purchase right will not be exercised and accumulated contributions will be refunded without interest, unless applicable law requires otherwise.

●	No Covenant to Maintain Tax-Qualified Status. The Company intends, but makes no representation or covenant, to maintain the 423 Component’s qualification as an “employee stock purchase plan” under Section 423 of the Code, and retains the right to take corporate actions it deems appropriate even if doing so has adverse tax consequences for participants.

●	Tax Withholding. Participants must make arrangements satisfactory to the Company to fund applicable tax withholding obligations arising from participation in the 2026 ESPP, which the Company may satisfy through payroll or other cash withholding, through a mandatory or voluntary sale of shares acquired under the 2026 ESPP, or by other Administrator-approved means.

●	Governing Law. The 2026 ESPP is governed by the laws of the State of Delaware, without regard to conflict of laws principles.

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Key Defined Terms

The following abbreviated glossary is provided for the convenience of stockholders reviewing this summary; each term has the more detailed meaning given to it in the 2026 ESPP itself.

Term	Meaning
Designated Company	A subsidiary or affiliate that the Administrator has designated as eligible to participate in the 423 Component or the Non-423 Component, as applicable.
Fair Market Value	The closing sales price of Chemomab Parent Common Stock on the applicable date (or, before a public trading market exists, the price determined in good faith by the Administrator).
Offering / Offering Date	The grant of purchase rights to eligible employees under the 2026 ESPP, and the date on which a given offering commences, in each case as designated by the Administrator.
Purchase Date	The date or dates during an offering, established by the Administrator, on which outstanding purchase rights are automatically exercised.
Purchase Period	A period within an offering (which may consist of one or more purchase periods) running generally from the offering date, or the day after a purchase date, to the next purchase date.
Related Corporation	A “parent corporation” or “subsidiary corporation” of the Company within the meaning of Sections 424(e) and (f) of the Code.

U.S. Federal Income Tax Consequences

The following is a general summary, under current U.S. federal income tax law, of the principal U.S. federal income tax consequences of participation in the 423 Component of the 2026 ESPP. This summary does not address the Non-423 Component (which is generally taxed in a manner similar to a nonstatutory stock option, with ordinary income recognized upon purchase equal to the discount from fair market value), nor does it address state, local, foreign, or other tax consequences. Each participant is urged to consult his or her own tax advisor regarding the application of the tax laws to his or her particular situation.

A participant recognizes no taxable income upon enrolling in an offering or upon purchasing shares under the 423 Component. If a participant disposes of shares purchased under the 423 Component more than two years after the offering date and more than one year after the applicable purchase date (a “qualifying disposition”), the participant generally recognizes ordinary income in an amount equal to the lesser of (i) 15% of the fair market value of the shares on the offering date, or (ii) the actual gain realized upon disposition, with any remaining gain treated as long-term capital gain (and any loss treated as a capital loss). The Company generally is not entitled to a tax deduction with respect to a qualifying disposition.

If a participant disposes of shares before satisfying the qualifying-disposition holding periods (a “disqualifying disposition”), the participant generally recognizes ordinary income equal to the excess of the fair market value of the shares on the purchase date over the purchase price, with any additional gain or loss on disposition treated as capital gain or loss. In the case of a disqualifying disposition, the Company generally is entitled to a tax deduction equal to the ordinary income recognized by the participant, subject to the deductibility limitations under Section 162(m) of the Code described above under “Proposal No. 5—The Equity Incentive Plan Proposal—U.S. Federal Income Tax Consequences—Limitations on the Company’s Compensation Deduction.”

New Plan Benefits

Participation in the 2026 ESPP is voluntary, and the amount of payroll contributions used to purchase shares under the 2026 ESPP is within the discretion of each eligible employee, subject to the limitations described above. Accordingly, the benefits or amounts that will be received by or allocated to any participant or group of participants in the future under the 2026 ESPP are not determinable at this time, and no “New Plan Benefits” table is provided.

Registration with the SEC

If the 2026 ESPP is approved by our shareholders and becomes effective, we intend to file with the SEC a registration statement on Form S-8 covering the shares of Chemomab Parent Common Stock issuable under the 2026 ESPP, as soon as reasonably practicable after the 2026 ESPP Effective Date.

Interests of Certain Persons in this Proposal

Our directors and executive officers who are otherwise eligible employees have an interest in this proposal because they are eligible to participate in the 2026 ESPP on the same general terms as our other eligible employees.

What Happens if Shareholders Do Not Approve This Proposal?

Approval of Proposal No. 5 (the Equity Incentive Plan Proposal) and Proposal No. 6 (the Employee Stock Purchase Plan Proposal) is not required for the completion of the Merger, and Chemomab Israel shareholders voting against Proposal No. 5 or Proposal No. 6 will not prevent the completion of the Merger. Only the approval of the Required Proposals is a condition to the completion of the Merger.

However, if our shareholders do not approve the 2026 ESPP, the 2026 ESPP will not become effective and no purchase rights will be granted under it. We would not have a broad-based payroll-deduction stock purchase program available to employees following the Merger, which the Chemomab Israel board of directors believes is an important and cost-effective tool for building a broad-based ownership culture and enhancing employee retention.

Required Vote; Recommendation of the Board of Directors

Approval of the Employee Stock Purchase Plan Proposal requires the affirmative vote of the holders of a majority of the Chemomab Israel Shares as of the record date represented in person or by proxy at the Meeting.

Unless marked otherwise, proxies received will be voted FOR Proposal No. 6.

THE CHEMOMAB ISRAEL BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE CHEMOMAB ISRAEL SHAREHOLDERS VOTE “FOR” THE EMPLOYEE STOCK PURCHASE PLAN PROPOSAL.

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BUSINESS OF CHEMOMAB ISRAEL

Overview

For purposes of this “Information About Chemomab Israel” section and the Management’s Discussion and Analysis of Financial Condition and Results of Operations section, unless the context otherwise requires, all references to “Chemomab,” “we,” “us,” “our” or the “Company” refer to Chemomab Therapeutics Ltd. (“Chemomab Israel”) and, where applicable, its wholly-owned subsidiary, Chemomab Ltd., and do not include Scipher Medicine Corporation or Chemomab Parent, except where the context indicates otherwise. Chemomab Israel has entered into a Merger Agreement with Scipher Medicine Corporation (“Scipher”) and Snowdrift Parent Corporation (“Chemomab Parent”), which is described in detail elsewhere in this proxy statement/prospectus. The following discussion describes Chemomab Israel’s business as of the date hereof and does not give effect to the pending Merger unless expressly noted.

We are a clinical-stage biotechnology company focused on the discovery and development of innovative therapeutics for fibrotic and inflammatory diseases with high unmet needs. Based on the unique and pivotal role of the soluble protein CCL24 in promoting fibrosis and inflammation, we have developed nebokitug, a monoclonal antibody designed to bind and block CCL24 activity. Nebokitug has demonstrated the potential to treat multiple severe and life-threatening fibrotic and inflammatory diseases. Chemomab Israel and Scipher have entered into the Merger Agreement and, if the Merger is consummated, the Combined Company intends to advance nebokitug into a precision medicine Phase 2 clinical trial in rheumatoid arthritis, leveraging Scipher’s patient-stratification and companion diagnostic capabilities. See the section titled “The Merger Agreement” in this proxy statement/prospectus for additional information regarding the Merger.

We have pioneered the therapeutic targeting of CCL24, a chemokine also known as eotaxin-2, which promotes various types of cellular processes that regulate inflammatory and fibrotic activities through the CCR3 receptor. CCL24 is expressed in various types of cells, including immune cells, endothelial cells and epithelial cells. We have developed a novel CCL24 inhibiting product candidate with dual anti-fibrotic and anti-inflammatory activity that modulates the complex interplay of these inflammatory and fibrotic mechanisms, which drive abnormal states of fibrosis and fibrotic diseases. This innovative approach has been developed for difficult-to-treat rare diseases, also known as orphan indications or diseases, such as primary sclerosing cholangitis (PSC) and systemic sclerosis (SSc), for which patients have no established disease-modifying or standard-of-care treatment options. We estimate that there are approximately 70,000 patients suffering from PSC in the United States, European Union and Japan, representing a more than $1 billion market opportunity, and approximately 170,000 patients suffering from SSc in those same markets, representing a more than $1.5 billion market opportunity.

Nebokitug, our lead clinical product candidate, is a novel humanized monoclonal antibody that attenuates the basic function of CCL24 as a regulator of major inflammatory and fibrotic pathways. We have demonstrated that nebokitug interferes with the underlying biology of inflammation and fibrosis through a novel and differentiated mechanism of action. We have recently completed a Phase 2 clinical study in PSC, a rare obstructive and cholestatic liver disease. Positive topline results from the double-blinded portion of this trial were reported in July, 2024 and results from the open label part were reported in March 2025. The company had an End-of-Phase 2 meeting with the FDA in December 2024. At this meeting, the FDA and Chemomab Israel agreed on the design for a single Phase 3 pivotal PSC trial that could result in full regulatory approval of nebokitug for patients with PSC.

The randomized, placebo-controlled Phase 2 study design included two doses of nebokitug (10 or 20mg/kg) vs placebo, administered once every three weeks for 15 weeks, as well as an open label extension in which all nebokitug eligible patients could receive nebokitug for an additional 33 weeks. In the Phase 2 study, nebokitug achieved its primary endpoint of safety and tolerability and demonstrated anti-fibrotic, anti-inflammatory and anti-cholestatic effects across a broad range of disease-related secondary efficacy endpoints, including statistically significant improvements in liver stiffness, a key PSC disease marker, after just 15 weeks of treatment. Moreover, nebokitug showed a reduction in total bilirubin, an important marker of cholestasis and liver health, as well as reductions in pruritus, a cholestatic indicator of great relevance to patients. Nebokitug is the first investigational drug being developed for PSC to exhibit broad, clinically relevant effects on all three components of the disease, establishing clinical proof-of-concept and providing further evidence of its multifactorial mechanism of action and disease-modifying potential. The open label extension portion of the trial showed that nebokitug continued to demonstrate good tolerability and anti-fibrotic, anti-inflammatory and anti-cholestatic activity over up to 48 weeks of treatment.

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Chemomab Israel and the FDA have aligned on a clinical events-driven Phase 3 trial design that would be a randomized placebo-controlled clinical event-driven study. Patients in the active treatment arm will receive 20 mg/kg of nebokitug administered intravenously every three weeks. The primary endpoint is the time-to-first clinical event. The endpoint is a composite encompassing multiple, equally-weighted adverse clinical events associated with PSC disease progression, which may include acute cholangitis, biliary strictures requiring intervention, portal hypertension, hepatic decompensation, elevated MELD score (a measure associated with the need for liver transplant), liver transplantation and death. It is estimated that in the absence of intervention, participants would require on average about two years to achieve a clinically meaningful event. Clinical events will be assessed in a blinded fashion by an independent clinical endpoint adjudication committee. Approximately 350 PSC patients will be enrolled in the trial, and the study population will be enriched for patients with moderate to advanced disease. Chemomab Israel expects to leverage the strong relationships with global clinical investigators it developed during its successful Phase 2 SPRING study to facilitate enrollment in the nebokitug pivotal trial. However, as described elsewhere in this proxy statement/prospectus, if the Merger is consummated, the Combined Company’s near-term development priorities are expected to focus on nebokitug development in rheumatoid arthritis. The potential continued development of nebokitug in PSC remains, and would also be subject to the terms and conditions of the CVR Agreement. See the section titled “Agreements Related to the Merger—Contingent Value Rights Agreement” in this proxy statement/prospectus for additional information.

The nebokitug SSc clinical program is Phase 2-ready and we have an open IND in the United States for a Phase 2 clinical trial. However, Chemomab Israel has suspended initiation of this study while we focus our resources on the PSC Program. We believe that nebokitug could have disease-modifying potential in this poorly treated condition. If the Merger is consummated, the combined company’s development priorities are expected to focus initially on nebokitug development in rheumatoid arthritis, and the timing of any future SSc development activities will be determined by the Combined Company.

While our primary focus has been on these two rare indications, early in 2024 we reported results from a completed Phase 2a clinical study in patients with liver fibrosis due to metabolic dysfunction-associated steatohepatitis (MASH). This trial provided safety and pharmacokinetic (“PK”) data and information useful for assessing our current subcutaneous formulation of nebokitug. Additionally, the trial measured a number of biomarkers that may be relevant to the activity of nebokitug in other fibro-inflammatory conditions. The results showed that the trial met its primary endpoint of safety and tolerability, and that nebokitug demonstrated consistent data trends and positive activity across secondary endpoints that included a range of liver fibrosis biomarkers and physiologic assessments.

Fibrosis is the abnormal and excessive accumulation of collagen and extracellular matrix, the non-cellular component in all tissues and organs, which provides structural and biochemical support to surrounding cells. When present in excessive amounts, collagen and extracellular matrix lead to scarring and thickening of connective tissues, affecting tissue properties and potentially leading to organ dysfunction and failure. Fibrosis can occur in many different tissues, including lung, liver, kidney, muscle, skin, and the gastrointestinal tract, resulting in a wide array of progressive fibrotic conditions. Fibrosis and inflammation are intrinsically linked. While a healthy inflammatory response is necessary for efficient tissue repair; after disease or injury, an excessive, uncontrolled inflammatory response can lead to tissue fibrosis that in turn can further stimulate inflammatory processes in a fibro-inflammatory vicious cycle.

Pipeline

Our lead product candidate, nebokitug, is a novel humanized monoclonal antibody targeting CCL24 that has been assessed in two orphan indications: PSC and SSc. CCL24 has been extensively studied in inflammation and fibrosis of the liver, skin and lung. While CCL24 is found in low levels in blood and tissue samples from healthy volunteers, elevated levels of both CCL24 and its receptor CCR3 have been found in patients with PSC, SSc and MASH. CCL24 levels have also been correlated to different stages of disease. Based on extensive preclinical, nonclinical and clinical studies, we witnessed that neutralizing CCL24 resulted in anti-fibrotic and anti-inflammatory effects in patients. Nebokitug has been granted orphan drug designation by both the FDA and the EMA in its primary indications of PSC and SSc. In addition, nebokitug was granted a Fast Track designation in PSC from the FDA. These designations provide multiple benefits for these indications, including the potential for accelerated clinical and regulatory pathways as well as exclusive marketing and development rights for a period of time.

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PSC is a rare, chronic cholestatic liver disease characterized by progressive inflammation, fibrosis, and destruction of the intrahepatic and extrahepatic bile ducts. The cause of the disease is not known, although a high proportion of PSC patients also have inflammatory bowel disease. Fibrosis and inflammatory responses induce a progressive spread of the fibrotic condition. Cholestasis is a symptom of liver injury and is characterized as the interruption of bile flow from hepatocytes to the intestine, which leads to bile acid accumulation in the liver, resulting in oxidative stress, inflammation, apoptosis and fibrosis. PSC affects approximately 30,000-45,000 patients in the United States. It leads to end-stage liver disease and cancer, which causes about half of PSC deaths. About half of PSC patients eventually require liver transplantation, but PSC then re-occurs in about 20% of transplant recipients, Median transplant-free survival is estimated at 10-20 years. PSC patients also suffer from a number of debilitating adverse effects, including pain, pruritus, fatigue and frequent hospitalizations.

No treatment aside from a liver transplant has been associated with change of the course of the disease or significant long-term improvement in clinical outcomes. As a progressive, often lethal condition with no FDA-approved therapies, PSC is characterized by major unmet medical need.

SSc is a rare connective tissue disease characterized by excessive fibrosis and extracellular matrix accumulation in the skin, lung and other visceral organs. The disease initiates with an early inflammatory phase involving the immune cell network, as well as endothelial cells. As the disease progresses, the inflammation increases and fibroblasts and myofibroblasts generate tissue fibrosis, while endothelial cells promote vascular injury, which can lead to skin fibrosis, interstitial lung disease, myocardial insufficiency, vascular obliteration, distal ulcerations and gangrene. SSc affects approximately 75,000-100,000 patients in the United States. SSc has the highest mortality rate among the systemic rheumatic diseases and has high unmet need, as current treatments manage only disease manifestations and there is no disease modifying drug available.

We have been primarily focused on the orphan indications PSC and SSc but believe that nebokitug may have additional applications in other fibrotic-inflammatory disease areas such as idiopathic pulmonary fibrosis, or IPF and MASH. If the Merger is consummated, the Combined Company will focus on RA for which supportive pre clinical and non clinical data are available. Nebokitug has shown promising anti-fibrotic and anti-inflammatory effects in preclinical studies of liver fibrosis and PSC, with significant reductions in fibrotic genes, liver enzymes, bile acid and cholangiocyte proliferation, all reflecting a potential improvement in disease status. In preclinical studies of SSc, nebokitug reduced inflammatory and fibrotic injury resulting in reductions in dermal thickness, collagen concentration in the skin and the lung, and immune cell infiltration in the lung. In pre clinical studies of RA, nebokitug (D8) showed reduction of arthritis score and inflammation.

We have completed two Phase1a single ascending dose studies with intravenous, or IV, and subcutaneous, or SC, administrations of nebokitug in healthy volunteers. The drug was shown to be well-tolerated, with a PK profile supporting dosing once every 2-4 weeks. We also completed a Phase 1b multiple administration ascending dose study in 16 MAFLD patients, expanding the safety, tolerability, and pharmacodynamics database with patients with early liver disease. Early evidence of anti-fibrotic activity was also seen in this study.

In 2023, we reported topline and secondary results from our Phase 2a randomized, double-blind, placebo-controlled study in patients with liver fibrosis associated with MASH. The trial met its primary endpoint of safety and tolerability, and nebokitug demonstrated promising activity in secondary endpoints that included pharmacokinetic and target engagement profiles of the SC formulation, as well as a range of liver fibrosis biomarkers and physiologic assessments measured at baseline and at week 20.

The trial enrolled 23 MASH patients with stage F1c, F2 and F3 disease who were randomized to receive either nebokitug or placebo. Patients received eight doses of 5 mg/kg of study drug administered by SC injection once every two weeks, for a treatment period of 16 weeks. Key findings of the nebokitug Phase 2a trial included the following.

●	Nebokitug appeared to be well tolerated when administered subcutaneously. Most reported adverse events observed were mild, with one unrelated serious adverse event reported. No significant injection site reactions were reported and no anti-drug antibodies, or ADAs, were detected. Nebokitug administered subcutaneously demonstrated favorable pharmacokinetics and target engagement profiles as expected, which were similar to what we have previously reported. A higher proportion of patients in the nebokitug-treated group showed improvement than in the placebo group in a number of liver fibrosis-related biomarkers, including ProC-3, ProC-4, ProC-18, TIMP-1, ELF and liver stiffness.

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Data from this trial provided important insights in support of the nebokitug development program, including the favorable safety and tolerability of nebokitug in patients with serious liver disease, confirmation of early signs of biomarker activity that are relevant for a number of fibro-inflammatory disorders, and additional tolerability and pharmacokinetic data needed to assess next steps in the development of our current subcutaneous formulation.

Earlier, we also reported positive clinical data from an investigator-initiated clinical study assessing nebokitug activity and safety in hospitalized patients with severe lung injury derived from COVID-19. The objective of the study was to evaluate the drug’s safety and activity in hospitalized COVID-19 patients with severe pneumonia, including its impact on biomarkers related to lung inflammation that are also relevant in systemic sclerosis. The open label, single arm trial enrolled 16 hospitalized adult COVID-19 patients with severe respiratory involvement. All patients were receiving standard of care therapy. All were treated with a single 10mg/kg intravenous dose of nebokitug on the first day of the study and followed for 30 days. Administration of nebokitug to this acutely ill patient population appeared to be well tolerated. Nebokitug exposures and target engagement profiles were similar to what our researchers have seen in previous clinical studies of nebokitug. Importantly, rapid reductions in serum biomarkers of lung inflammation, fibrogenesis and neutrophil activity were observed post-treatment with nebokitug. Overall, this study confirmed and extended the safety and tolerability profile of nebokitug and demonstrated clinically relevant changes in biomarkers associated with lung inflammation and fibrogenesis, further supporting nebokitug’s anti-inflammatory and anti-fibrotic effects.

The Phase 2 SPRING study enrolled 76 patients with PSC who were treated with nebokitug or placebo for 15 weeks. The double-blinded trial design included 2 dose cohorts of nebokitug (10 or 20 mg/kg) vs placebo who received treatment for 15 weeks, as well as an open-label (OLE) extension of 33 weeks to evaluate the safety, tolerability and durability of effect over longer treatment durations. The open label part of the study included 50 patients who elected to continue, out of 54 patients who were eligible to enter into the open label phase.

In July 2024, we reported the results of the Phase 2 SPRING trial. Nebokitug met the primary study endpoint, demonstrating that it is well tolerated and nebokitug-treated patients with moderate/advanced disease showed improvements on a wide range of disease-related secondary endpoints, including liver stiffness, liver fibrosis biomarkers, such as the Enhanced Liver Fibrosis (ELF) score and PRO-C3 levels; total bilirubin and liver function tests; pruritus (itch) and markers of inflammation. Dose-dependent responses were observed for multiple disease-related biomarkers. A consistent pattern of greater improvement on the secondary endpoints was observed in the study arm receiving the 20mg/kg dose of nebokitug. This dose has been selected for the active treatment arm of the Phase 3 trial design.

In March 2025, we reported the results of the open label part of the study. The OLE study confirmed that in PSC patients receiving 10 mg/kg or 20 mg/kg of nebokitug administered once every three weeks for 48 weeks, the drug was safe and well-tolerated and resulted in positive effects, including continued improvements in key liver biomarkers such as the ELF score, the fibrosis-related components of ELF and the fibrosis biomarker PRO-C3. Liver stiffness scores (transient elastography), as measured by FibroScan® were substantially lower in the nebokitug-treated patients with moderate/advanced disease compared to matching historical controls. Cholestasis-related markers stabilized over 48 weeks of treatment and total serum bile acids were reduced.

We may explore other indications where the dual activity of nebokitug acting on both inflammation and fibrosis could provide new avenues for treating inflammatory and fibrotic conditions. This could include RA if the Merger is consummated.

Chemomab Israel was founded in 2011, based on a novel discovery originating from the Souraski Medical Center in Tel-Aviv, Israel, where Professor Jacob George first identified CCL24 as a key regulator of unstable plaque formation in atherosclerotic patients. In our early years, we focused on research directed at clarifying the role and effectiveness of CCL24 blockade. In 2015, we selected our proprietary lead product candidate, nebokitug, and started product development directed towards human testing.

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We have assembled an executive team with highly relevant experience in inflammation and fibrosis, and biologics drug discovery and clinical development. Adi Mor, Ph.D., our Chief Executive Officer, Chief Scientific Officer and Co-founder, has 16 years of experience in immunology and has led the nebokitug program from discovery stage through Phase 2 clinical studies. David Weiner M.D., our Interim Chief Medical Officer, brings deep experience in clinical development. Dr. Weiner spearheaded key revisions to the Phase 2 SPRING trial protocol and brings extensive biotechnology and pharmaceutical industry R&D, drug development and strategic experience to Chemomab Israel. Jack Lawler, our Chief Development Officer, is highly experienced in managing clinical trials across a wide range of indications and geographies.

Company strategy

Our goal has always been to become a world-leading company for the treatment of diseases involving inflammation and fibrosis, developing novel therapies across a wide range of indications. To achieve this, we are focused on the following key strategies. As described elsewhere in this proxy statement/prospectus, Chemomab Israel has entered into the Merger Agreement with Scipher. If the Merger is consummated, the Combined Company’s strategy intends to incorporate Scipher’s precision medicine platform and companion diagnostic capabilities to advance nebokitug as a potential precision medicine therapy, initially in rheumatoid arthritis, with potential continued development in PSC that is also subject to the terms of the CVR Agreement:

●	Advance our lead product candidate, nebokitug, through clinical development to approval

The clinical development plan of the lead product candidate nebokitug was optimized to maximize the clinical information obtained, generating additional important data to support future advancement to registration trials, and decreasing the overall risk of the nebokitug clinical development program in the lead indication of PSC and if the Merger is consummated also in RA, as well as potentially in additional indications where the scientific rationale is strong.

●	Selectively evaluate partnership opportunities

We have continuously explored partnership opportunities to advance nebokitug development across multiple inflammatory and fibrotic indications, identifying companies with drugs (either approved or in development) that could possibly be combined with nebokitug, extending the development of nebokitug to new indications beyond PSC and SSc, and seeking additional significant commercial or drug development capabilities that may accelerate nebokitug’s time to market. Chemomab Israel’s execution of the Merger Agreement with Scipher reflects this strategy. If the Merger is consummated, Scipher’s precision medicine platform, patient-stratification capabilities, and commercial diagnostic infrastructure are expected to support the combined company’s development of nebokitug in rheumatoid arthritis.

●	Explore opportunities for nebokitug in additional inflammatory/fibrotic indications

We continue to evaluate the potential benefit of nebokitug outside of our current lead indication of PSC, in order to maximize the product’s potential. Nebokitug has shown anti-fibrotic and anti inflammatory activity in animal models and human tissue studies of RA, IPF and MASH. We will continue to assess ways to leverage the dual anti-inflammatory and anti-fibrotic activity of nebokitug in new disease areas, including primarily in RA if the Merger is consummated, and to form additional collaborations with global medical researchers and drug developers.

●	Strengthen our intellectual property portfolio

We believe that we have developed a strong intellectual property portfolio and will continue to seek, maintain, and defend our patent rights, whether developed internally or licensed to protect and enhance the proprietary technology, inventions, and improvements that are commercially important to the development of our business proprietary position in the field of inflammation and fibrosis.

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Fibrosis and inflammation

Tissue damage activates a repair process that includes acute inflammation followed by either successful complete repair or tissue replacement by fibrosis. However, persistent and repeated damage can result in continuous activation of the repair process leading to chronic inflammation, progressive tissue fibrosis and sclerosis.

Fibrosis is an accumulation of non-functional tissue and can occur in many different tissues, including lung, liver, kidney, muscle, skin and the gastrointestinal tract, resulting in a number of chronic fibrotic conditions. Liver fibrosis is the process of excessive accumulation of extracellular matrix proteins, predominantly collagen, which occurs as the result of liver injury. In cases of acute temporary damage, these changes are transient and liver fibrosis may resolve. In chronic cases, however, the liver damage persists and chronic inflammation and accumulation of the extracellular matrix eventually lead to cirrhosis. The various fibrotic manifestations in conditions like SSc are still not well understood. Disease progression is characterized by an early inflammatory onset followed by tissue fibrosis, vascular injury and organ damage. Fibrosis, and specifically lung fibrosis, is the main cause of disease progression and mortality in SSc, although manifestation of the disease in other organs can cause patients considerable distress and adversely impact their health and their quality of life.

Fibrosis and inflammation are intrinsically linked; a healthy inflammatory response is necessary for efficient wound healing; however, a prolonged response can contribute to the pathogenesis of fibrosis. The inflammatory response during chronic liver injury is a dynamic process with intrahepatic accumulation of diverse immune cells. Recruitment and infiltration of these cells to the liver and their localization is mainly determined by chemokines and cytokines that are produced by hepatocytes, immune cells, biliary epithelial cells, and endothelial cells. Notably, activated liver fibroblasts, the hepatic stellate cells, or HSCs, secrete various chemokines, thereby contributing to the ongoing immune response during fibrotic liver diseases. Similarly, for SSc, the early inflammatory phase leading to fibrosis in multiple organs of the body includes activation of the immune cell network of lymphocytes, eosinophils, and monocytes, as well as endothelial and endothelial progenitor cells. In the advanced SSc phase, fibroblasts and myofibroblasts take the lead to generate tissue fibrosis.

Chemokine involvement in inflammation and fibrosis

Chemokines are a group of small signaling proteins thought to be involved in the etiology, or causation, of multiple inflammatory diseases. They are not only implicated in immune cell recruitment during inflammation, but also contribute to immune surveillance, direct cells to target organs in homeostasis, and exert pleiotropic, or diverse, effects on non-immune cells, for instance, directly influencing the functionality of fibrogenic cells. Chemokines and their corresponding chemokine receptors are key players in orchestrating the sequential influx of immune cells into damaged or diseased organs, driving inflammatory responses to specific triggers.

In the liver, chemokines have a key role in the development of inflammation and wound healing responses, which can lead to either resolution of liver injury or promote, if ongoing, maladaptive responses with chronic inflammation, fibrosis, and development of clinically manifest liver disease. Although the pathophysiology underlying PSC has not yet been fully clarified, animal models of PSC have contributed to dissecting the molecular basis of this disease and highlighting the role of cytokines and chemokines as important pathogenetic mediators of liver inflammation and fibrosis. Recently published studies demonstrated that in most of the processes suggested for the onset and development of PSC, chemokines and chemokine receptors play a key role. Hematopoietic stem cells (HSCs) may be the main producers of cytokines and play an initial role in the progression of liver fibrosis by attracting different types of immune cells, resulting in further production of cytokines and liver injury in a vicious disease cycle. Extensive proliferation, trans-differentiation and activation of HSCs result in ongoing chronic tissue remodeling and severe fibrosis. In addition, chemokines are also involved in promoting polarization of the recruited immune cells. Therefore, chemokines may participate in PSC by promoting migration of inflammatory and fibrotic cells, by activating inflammatory and fibrotic cells locally, or by inducing cytokines that promote collagen and matrix deposition.

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Likewise, in SSc pathogenesis, chemokines foster migration and activation of inflammatory and fibrotic cells, inducing the secretion of cytokines that promote collagen and matrix deposition in affected organs. Indeed, patients with SSc exhibit increased systemic levels of proinflammatory chemokines and some of these have also been shown to correlate with limited or diffuse cutaneous disease phenotype and/or to organ-specific pathology such as lung disease or skin vascular inflammation. Similarly, in RA pathogenesis, chemokines promote the migration and activation of inflammatory and stromal cells within the synovium, driving the release of cytokines and mediators that sustain inflammation, tissue remodeling, and joint destruction. Patients with RA exhibit increased systemic and synovial levels of proinflammatory chemokines, some of which have been associated with disease activity, treatment response, and the severity of joint pathology.

The role of CCL24

CCL24 is a chemokine that promotes various types of cellular processes that regulate inflammatory and fibrotic activities through the CCR3 receptor. This chemokine is known to be expressed by activated T-cells, monocytes, epithelial cells and endothelial cells, as well as by activated fibroblasts. CCL24 induces chemotaxis and activation of CCR3-expressing cells, including immune cells and fibroblasts.

We have been the driving force in establishing the role of CCL24 in the pathogenesis of PSC and SSc, however, others have highlighted its contribution to other indications. For example, published work has shown that both CCL24 and CCR3 are involved in lung, skin and cardiac inflammation and fibrosis.

Notably, CCR3 was shown to be expressed on fibroblasts where it modulates wound healing and tissue remodeling processes. A recent academic study also demonstrated overexpression of CCR3 on monocyte populations isolated from SSc patients. CCL24 was shown to be involved in proinflammatory reactions, specifically contributing to the type 2 immune reaction involving Th2 lymphocytes and M2 macrophages that were shown to be present in skin lesions of SSc patients. Accordingly, CCL24 was found to play a dominant role in inducing profibrotic effects and to be overexpressed in fibrotic lungs and bronchoalveolar lavage fluid from patients with idiopathic pulmonary fibrosis, a disease sharing similar lung dysfunction features with SSc. Furthermore, CCL24 was shown to promote collagen production in human lung fibroblasts and to be constitutively expressed by dermal fibroblasts. Moreover, CCL24 was shown to promote maladaptive remodeling by aggravating cardiac fibrosis through specific activation of its cognate receptor, in fibroblasts. Activation of CCR3 in fibroblasts occurs through PI3K-induced Akt (phosphoinositide 3-kinase/protein kinase B) phosphorylation and the release of the key fibrotic cytokine TGF-β (transforming growth factor beta).

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CCL24
The Target
CCR3
The Receptor
CCL24
Regulated Cells
Monocytes
CCL24
Regulated Cells
Fibroblasts
INFLAMMATION
FIBROSIS
Immune cell recruitment
Fibroblast activation

CCL24 is a critical mediator promoting inflammation and fibrosis

Challenges to drug development in fibrosis and inflammation

Successful treatment of fibrotic disorders has in large part remained elusive, primarily due to incomplete understanding of the complexity and multi-mechanism contributions to disease progression. This has complicated preclinical investigations for new products and new targets, with animal models having limited resemblance to human disease. Additionally, preclinical animal data is often of short treatment duration and does not capture the effects of treating chronic fibrotic indications. This is particularly applicable to complex, orphan indications like PSC and SSc, where there is still no approved standard of care or proven target mechanism.

Notwithstanding challenges in the field of fibrosis and inflammation, there is significant and growing industry interest given the associated unmet medical need and the continuing opportunity to identify better therapeutic targets. For example, in 2024 Gilead acquired Cymabay for its PPAR agonist in primary biliary cirrhosis. More recently, Akero Therapeutics was acquired by Novo Nordisk in October 2025 for up to $5.2 billion. The deal centers on efruxifermin, an FGF21 analog that demonstrated significant liver scarring reversal in Phase 2 trials. 89bio was acquired by Roche in September 2025 for up to $3.5 billion. The acquisition was driven by pegozafermin, a Phase 3 FGF21 analog considered a “best-in-disease” contender for moderate-to-severe MASH. Boston Pharmaceuticals’ MASH asset, efimosfermin alfa, was acquired by Glaxo SmithKline in May 2025 (completed July 2025) for $1.2 billion upfront. This drug is a once-monthly FGF21 analog preparing for Phase 3 trials.

Targeting chemokines as a treatment for fibrotic indications

We believe that our approach, selectively targeting fibrotic conditions by attenuating both inflammation and fibrosis, may be an optimal approach for both effectiveness and reduction of toxicity. As central regulators of initiation and progression of fibrotic disorders, chemokines are an ideal target to impact both inflammation and fibrosis. Some chemokines are also disease-specific, allowing for potential selectivity.

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Chemokine receptors, or CCRs, have been more extensively studied as drug targets in fibrotic conditions compared to chemokine ligands, however, the therapeutic effects of CCR inhibitors have generally fallen short in the clinic. Pharmaceutical companies have previously explored the CCL24 ligand receptor, CCR3, and its other ligands CCL7 and CCL11, with small or large molecule inhibitors. These programs were directed at inhibiting eosinophilic trafficking in respiratory and allergic inflammation, however, despite promising preclinical data, most programs were discontinued largely due to poor safety profiles and limited efficacy of the antagonist used. To our knowledge, only Alkahest has an active program that explores CCR3 inhibition, which is under license from Boehringer Ingelheim and is being developed as a treatment for wet AMD. In contrast, we believe CCL24 presents a more promising opportunity. Unlike other CCR3 ligands, CCL24 binds only to the CCR3 receptor and is also organ/disease-specific, which together could provide enhanced selectivity and tolerability. For example, in PSC, CCL24 is elevated in the liver and cholangiocytes (bile duct epithelia) and immune cells that play a key role in the progression of the disease. Likewise, elevation of CCL24 has been shown in fibrotic lungs and bronchoalveolar lavage fluid from patients with idiopathic pulmonary fibrosis, a disease sharing similar lung dysfunction features with SSc and which recently was correlated, by us, with disease severity and lung involvement in a cohort of SSc patients from the United Kingdom. Furthermore, CCL24 is constitutively expressed by skin and dermal fibroblasts. The use of an antibody in targeting this chemokine is a novel approach to targeting fibrosis.

Our expertise and approach to drug discovery

We are a clinical stage biotechnology company focused on the discovery and development of novel drugs to address fibrotic indications with unmet medical needs. CCL24 is a key target promoting fibrosis as it regulates the two main processes that drive fibrosis: fibroblast activation and immune cell migration and activation. Using our expertise in monoclonal antibody, or mAb, development and deep knowledge of chemokine biology, we are developing nebokitug, a proprietary, novel, fully humanized mAb that through research and studies to date, has been shown to neutralize CCL24 and by so doing inhibits its disease-related functions in both inflammation and fibrosis. This represents an innovative approach to anti-fibrotic drug discovery and is a key differentiator for us. The ability of nebokitug to directly attenuate fibroblast activation and concurrently attenuate recruitment of immune cells is novel and could address a wide range of hard-to-treat fibrotic diseases.

Our ongoing collaborations are complementary to both preclinical and clinical aspects of research and development. We have created an extensive panel of in vitro, ex vivo and in vivo assays which we have used to further the understanding of fibrotic processes together with the role of CCL24 in various diseases and the effects of its neutralization by nebokitug. These assays have allowed us to sequentially explore target validation and proof of mechanism in disease relevant human and animal samples that we believe will help the translation of nebokitug into the clinic.

Target expression and engagement

We collaborate with leading academic centers around the world to investigate the role of CCL24 and nebokitug in various indications. For example, we work with The Royal Free Hospital, or RFH, in London, and Birmingham University in Birmingham, United Kingdom to access liver biopsy and serum samples from patients with PSC. Using immunohistochemistry and florescence microscopy to stain CCL24 and CCR3, it explores the expression patterns of these targets in disease relevant human samples and compares them to healthy volunteers. Similarly, we have tested biopsies of SSc patients through a collaboration with the University of Florence in Italy and serum samples of SSc patients through a collaboration with Leeds University in the UK.

Proof of mechanism

We explore fibroblast activation and immune cell recruitment in response to nebokitug treatment through inhouse ex vivo and in vitro assays. We have executed multiple validated genetic and treatment-based disease models in fibrotic and inflammatory indications in which we have investigated nebokitug’s effects.

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Our pipeline

Nebokitug in PSC and SSc

Our lead product candidate, nebokitug, is a novel humanized monoclonal antibody targeting CCL24 that is being developed initially for the treatment of PSC and SSc, with potential future opportunities in other fibrotic-inflammatory indications, like RA assuming the Merger is consummated. We have completed two Phase 1a studies of nebokitug in healthy volunteers as well as a Phase 1b safety, tolerability and proof-of-mechanism study in MAFLD patients and a Phase 2a liver fibrosis biomarker study in MASH patients with liver fibrosis, which was reported in 2023. Topline results showed favorable safety and tolerability profiles for nebokitug in patients with serious liver disease, confirmed early signs of biomarker activity that are also relevant for a number of fibro-inflammatory disorders, and reinforced tolerability and pharmacokinetic data relevant to the development of our current subcutaneous formulation.

In the Phase 2 SPRING trial in PSC, nebokitug met the primary study endpoint, demonstrating that it is well tolerated and nebokitug-treated patients with moderate/advanced disease showed improvements on a wide range of disease-related secondary endpoints, including liver stiffness, liver fibrosis biomarkers, such as the Enhanced Liver Fibrosis (ELF) score and PRO-C3 levels; total bilirubin and liver function tests; pruritus (itch) and markers of inflammation. Dose-dependent responses were observed for multiple disease-related biomarkers. A consistent pattern of greater improvement on the secondary endpoints was observed in the study arm receiving the 20mg/kg dose of nebokitug, In the Open Label Extension portion of this study nebokitug showed continued safety and activity over 48 weeks, most notably in the 20mg/kg dose arm and in patients with moderate to advanced disease.

In SSc, we have an open U.S. IND and the program is Phase 2-ready.

Primary Sclerosing Cholangitis

PSC is a progressive, rare, and chronic cholestatic liver disorder that is characterized by thickening, inflammation, and fibrosis of the intra- and extra-hepatic bile ducts. This generally leads to cholestasis, liver damage, cirrhosis, and eventually liver failure. The exact cause of PSC remains mostly unknown; however, immune system dysregulation, genes, viruses, and bacteria may be involved. PSC is commonly associated with inflammatory bowel disease, or IBD. Approximately three in every four individuals with PSC also have ulcerative colitis. Most individuals affected with PSC are adults with an average age of 40 years at diagnosis; however, it may also occur in children. Disease progression, symptoms, and severity may vary greatly between individuals. Patients in the initial stages of PSC are generally asymptomatic or have only mild symptoms.

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Abdominal discomfort, fatigue, and pruritus, or itching, are common initial symptoms of PSC that can be severe and debilitating. The initial step in diagnosing PSC is to evaluate liver enzyme levels through blood tests. Physicians will then confirm a diagnosis with cholangiography ultrasound and, in rare cases, a liver biopsy. As the disease progresses, bile flow from the liver is obstructed and is subsequently absorbed into the bloodstream leading to the yellowing of the mucous membranes, whites of the eyes, and skin. Furthermore, individuals may also experience abdominal pain, malaise, light-colored stools, nausea, dark urine, weight loss, and/or hepatomegaly or splenomegaly. PSC patients have a 40-fold increased risk of liver cancer and a 400-fold increased risk of cholangiocarcinoma, and the disease may lead to other conditions including osteoporosis, bacterial cholangitis, portal hypertension, bleeding, as well as vitamin deficiencies.

There are currently no specific medical therapies that can alter or cure the course of the disease; instead, available treatments are directed towards slowing the progression of PSC and treating symptoms. In certain individuals, endoscopic surgery may be performed to enlarge the narrowed bile ducts and to remove blockages. Complications due to vitamin deficiencies can be prevented with the help of vitamin supplements, while infections and inflammation can be controlled by using antibiotics. Cholestyramine and UCDA can be effective in managing itching and can be used with or without antihistamines. Patients with advanced symptoms such as end-stage liver disease, recurrent bacterial cholangitis and intractable pruritus, will often undergo liver transplantation, however, in 20-25% of cases, PSC will recur even after liver transplantation. The median survival is 10-12 years without intervention.

Systemic Sclerosis

SSc is an autoimmune inflammatory condition that results in widespread fibrosis and vascular abnormalities affecting the skin, lungs, gastrointestinal tract, heart and kidneys. Other key features of SSc include thickening and hardening of the skin, autoantibody production and abnormal nail fold capillaries. The underlying mechanisms that cause SSc are complex and for the most part unknown but most likely involve a combination of factors including the immune system, genetics, and environmental triggers. Various pathways are involved in the pathogenesis of SSc including cytokines that injure blood vessels, growth factors that stimulate collagen, integrin signaling, morphogen pathways, and co-stimulatory pathways. SSc is generally diagnosed between the age of 30 and 50 years and is more prevalent in women.

Given that SSc can affect many different parts of the body there are a multitude of different symptoms of the disease. The most widely observed symptoms include fatigue, arthralgia, and myalgia. However, the earliest sign is often the Raynaud phenomenon in which the body’s normal response to cold or emotional stress is exaggerated, resulting in abnormal spasms in arterioles. Cutaneous features include sclerosis of the skin, particularly the face and hands. Gastrointestinal symptoms of the upper tract include acid reflux and of the lower tract include bloating, nausea and incontinence. Cardiopulmonary presentations include interstitial lung disease, pulmonary arterial hypertension and cardiac scleroderma. Renal and ocular symptoms can also present and 20% of SSc patients have an overlapping diagnosis with other connective tissue diseases and can develop arthritis, lupus or myositis. SSc is subdivided into two main types related to the distribution of skin involvement: diffuse cutaneous (two-thirds of cases) and limited cutaneous. Diffuse SSc is rapidly progressive with more significant organ involvement.

There is no cure for SSc. Established treatments can help with symptoms and may modify the disease outcome only if given early in the disease course. Prescribed medications, used off-label, primarily focus on suppressing inflammation with NSAIDs and dilating abnormal or constricted blood vessels with losartan, sildenafil, iloprost and SSRIs, or selective serotonin reuptake inhibitors, as well as treatments to manage individual organ involvement. The only three drugs that are approved for the treatment of SSc symptoms are bosentan by Actelion Pharmaceuticals, approved in Europe for the prevention of digital ulcer development, nintedanib by Boehringer Ingelheim, and tocilizumab by Roche, approved in the United States, Europe and Japan for the treatment of SSc associated interstitial lung disease. The clinical course of SSc is determined by the extent of vascular and fibrosis complications and has the highest mortality rate among the systemic rheumatic diseases. Forty percent of patients die within 10 years of disease onset, with pulmonary involvement being the leading cause of death.

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Nebokitug may have disease-modifying potential

The dual anti-fibrotic and anti-inflammatory activity of nebokitug enables the targeting of a wide range of pathogenic mechanisms and may afford patients a new treatment that may have a more impactful effect on disease progression.

Nebokitug Reduces Inflammation and Fibrosis by Neutralizing CCL24

Nebokitug Reduces In Vivo Monocyte Recruitment

Number of Migrated Monocytes (x1000)
10
8
6
4
2
0
***
***
PBS
CCL24
CCL24 + CM-101

Nebokitug The Antibody
CCL24 The Target
CCR3 The Receptor
CCL24 Regulated Cells
Monocytes
CCL24 Regulated Cells
Fibroblasts
INFLAMMATION
FIBROSIS
Immune cell recruitment
ATTENUATED
Fibroblast activation
ATTENUATED

Neutralizing CCL24 Has Advantages Over Blocking the Receptor

Avoids context dependence of CCR3 receptor

Efficacy of direct approach

Favorable safety profile; retains normal repair functions

Nebokitug Inhibits Primary Fibroblast Activation

Proliferation: Relative Change from Baseline
1.8
1.6
1.4
1.2
1.0
***
***
PBS
CCL24
CCL24 + CM-101

PBS-phosphate buffered saline used as placebo; *** p ≤0.001

Targeting CCL24 offers a dual activity approach

In order to understand CCL24’s role in disease pathophysiology, we have collected data on CCL24 levels from patients with multiple fibrotic-inflammatory indications, including those with PSC, SSc and MASH. PSC patients’ liver biopsies and SSc skin samples were stained for CCL24 and its receptor, CCR3. Blood samples taken from PSC and SSc patients were used to further evaluate the role of the CCL24-CCR3 axis exploring levels of circulating CCL24 and CCR3. To explore the influence of CCL24 on disease status, CCL24 serum levels were correlated with fibrotic biomarkers and disease severity markers.

CCL24 levels in liver biopsies from PSC patients

PSC pathology generally initiates with bile duct damage leading to cholestasis, bile duct inflammation and fibrosis and finally to substantial liver damage. We assessed the accumulation and cellular localization of CCL24 in livers of PSC patients focusing on CCL24 levels in the periductal damaged zone that is most relevant to disease pathology. CCL24 was mainly found in inflammatory cells in the liver of PSC patients. Due to the robust liver inflammatory insult in PSC, reflected by massive accumulation of resident and recruited immune cells in the periductal space, CCL24 positive staining was extensive. Specific and robust CCL24 staining was also shown in cholangiocytes, the epithelial cells of the bile ducts. Activated myofibroblasts that surround the bile ducts, whether they originate from hepatic stellate cells or portal fibroblasts, are the main drivers of the excess extracellular matrix accumulation in this area, comprising the unique “onion ring” shape seen in PSC liver sections. The collective expression pattern shows high CCL24 levels in areas that are most affected in PSC and highlights its central role in PSC related liver pathology.

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Elevated CCL24 staining in liver biopsies from PSC patients

CCR24 levels association with PSC related pathways

To further elucidate the involvement of CCL24 in PSC and its association with disease-related pathways, sera from healthy controls (n=30) and from patients with PSC (n=45) were analyzed using the Olink proximity extension assay (PEA) of 3072 proteins. Serum proteomics data were analyzed according to three comparisons: (1) healthy controls vs. patients with PSC, (2) fibrosis severity in patients, defined by ELF score (9.8 cutoff), and (3) serum levels of CCL24 in patients.

Differentially expressed proteins (DEPs) from each of the three comparisons were interpreted using Ingenuity Pathway Analysis (IPA), to identify dysregulated canonical biological pathways, upstream regulators, and toxicity-functions. The enriched canonical pathways, upstream regulators and toxicity-functions overlapped between the three comparisons (disease, fibrosis and CCL24), suggesting that there are biological mechanisms related to PSC and its progression also related to CCL24 expression levels. Overlapping canonical pathways included HSC activation pathway, immune cell trafficking pathways (granulocyte and agranulocyte adhesion and diapedesis) and inflammation pathways (Th1 and Th2 activation, Th1 activation and pathogen induced cytokine storm). In patients with PSC, those that had high levels of CCL24 also showed significantly higher average expression of these pathways.

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PSC-related mechanisms are upregulated in patients with high CCL24 levels. (A) Analysis over-view: sera from patients with PSC and HC were analyzed by the Olink Explore 3072 proteomic platform, and differentially expressed proteins (DEPs) were compared by disease, fibrosis or CCL24. (B) Score plots of principal component analysis of proteome profiles in HC and Patients with PSC with low or high ELF scores. (C) Correlation of CCL24 to representative proteins associated with inflammation/chemotaxis (CCL7 or CXCL10), in HC (n = 30) or patients with PSC with ALP > 1.5 ULN (n = 34). (D-I) Ingenuity Pathway Analysis of canonical pathways, upstream regulators and liver-related toxicity functions. Venn diagrams show top 30 significant canonical pathways (D), top 20 significant upstream regulators (F), and significant liver-related toxicities (H). The average ex-pression of protein lists of specific canonical pathways (E), upstream regulators (G) and liver-related toxicities (I) is presented for HC and patients with low and high CCL24 serum levels. Boxes rep-resent interquartile ranges with medians (n = 20-30). *, p < 0.05; **, p < 0.01; ****, P < 0.0001.

CCR3 levels in circulating PBMCs in PSC patients

Chronic liver inflammation is driven in most hepatic injuries by several different immune cell populations originating from either resident hepatic immune cells or recruited cells from the circulation to the damaged site. In collaboration with the Kaplan Medical Center, Israel, we explored systemic changes of CCR3, given that this could impact cell recruitment to the PSC damaged liver. Peripheral blood mononuclear cells (PBMCs) from ten PSC patients and healthy controls were stained for expression of CCR3 and demonstrated that levels were significantly higher in PSC patient samples compared to healthy donors.

CCL24 and CCR3 levels in skin biopsies from SSc patients

We analyzed skin samples from diffuse SSc patients and healthy volunteers and the SSc samples showed elevations in CCL24 and CCR3. Specifically, higher accumulation of CCL24 on immune cells skin infiltration was shown in the SSc samples and CCR3 was evident in skin fibroblasts, immune cells and endothelial cells. These elevations led to a CCL24-mediated robust activation of CCR3 expressing cells, which enhances the recruitment of immune cells and fibroblasts to the diseased organ.

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SSc patients showed elevated levels of CCL24 in skin tissue

SSc patients showed elevated levels of CCR3 in skin tissue

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CCL24 levels in serum samples from SSc patients and correlation with fibrotic biomarkers

Our researchers analyzed SSc serum samples that showed that CCL24 levels were significantly increased in SSc patients compared with healthy individuals. Notably, in diffuse SSc patients, CCL24 levels were fourfold higher than in healthy control patients. Additionally, the levels of CCL24 were correlated with a biomarker of SSc severity, anti-topoisomerase, an autoantibody seen in diffuse SSc patients.

CCL24 levels in serum samples from SSc patients and association with disease manifestations and mortality

The relationship between serum CCL24 levels and disease characteristics in a comprehensive real-life cohort of patients with SSc (n=213) was further studied. The study highlights the association between higher CCL24 levels with critical clinical variables linked to the most severe forms of SSc. Specifically, these variables include male gender, anti-Scl70 positivity, severity of skin fibrosis, presence of ILD, presence of digital ulcers and lung microvascular impairment as measured by DLco. In a longitudinal setting, high serum CCL24 was predictive of lung deterioration. Accordingly, a higher baseline CCL24 level was associated with SSc-related mortality.

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Comparison of baseline serum CCL24 levels based on the occurrence of rapid ILD progression (A) and the relationship between baseline serum CCL24 levels and the relative change in FVC over the following 12 months (B).

Cumulative incidence curves comparing SSc-related and other-cause mortality in SSc patients with High and Low baseline CCL24 Status

Preclinical Efficacy of nebokitug in models of PSC

Preclinical experiments in models of PSC

●	Human hepatic stellate cells demonstrated reduced transition to myofibroblasts following incubation of nebokitug with CCL24.

●	Human hepatic stellate cells showed reduced motility towards CCL24 following treatment with nebokitug.

●	Nebokitug demonstrated in vivo activity on liver fibrosis and cholangiocyte proliferation induced by bile duct ligation in the Sprague Dawley rat model.

●	Nebokitug (D8-a murine surrogate of nebokitug) inhibits the progression of liver fibrosis and bile duct damage in a chronic cholangitis cholestasis model using the hepatobiliary toxin ANIT.

●	Nebokitug (D8) reduces bile duct epithelial cell (cholangiocyte) proliferation, collagen deposition, macrophage infiltration, liver enzymes, bile acid and circulating inflammatory monocytes in an experimental cholangitis model in MDR2 knockout mice.

●	Nebokitug reduces liver enzymes, fibrosis, collagen, and fibrotic gene expression in a TAA-induced liver fibrosis model in rats.

●	Nebokitug (D8) prevented fibrosis and inflammation in a TAA-induced liver fibrosis model in mice.

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Results from the multi-drug resistant 2, or MDR2, knock out mouse model that reflects sclerosing cholangitis and the thioacetamide (TAA) rat model reflecting liver fibrosis are described below.

Nebokitug demonstrates anti-cholestatic, anti-inflammatory, and anti-fibrotic activity in MDR2 knock out mouse model in vivo

Mice with targeted disruption of the MDR2 transporter gene develop chronic and progressive hepatic sclerosing cholangitis that closely resembles PSC and therefore this model has been extensively used to study the pathogenesis and progression of PSC. Using MDR2 knockout mice (six weeks of age), we tested the ability of nebokitug (D8) to attenuate PSC related symptoms. Mice (n=15/group) received either vehicle control, or nebokitug 10 mg/kg SC twice weekly during weeks 6-12 following established disease and were sacrificed at the end of week 12. In this study mice were tested for changes in alkaline phosphatase, or ALP, bile acid levels, collagen deposition (histology, Sirius red), macrophage presence in the liver and cholangiocyte proliferation. We observed a significant decrease in all three core pathologies that play a role in PSC: inflammation, fibrosis and cholangiocyte proliferation after nebokitug (D8) treatment compared to non-active treatment. Reduction in the serum markers that represent the cholestatic state, ALP and bile acid, was also observed.

Nebokitug reduces liver fibrosis, inflammation and bile duct epithelial proliferation in MDR2 knockout model

Nebokitug demonstrates in vivo activity in a thioacetamide induced liver fibrosis model in rats using a therapeutic model

To assess the potential efficacy of nebokitug on liver fibrosis, we used the TAA-induced liver fibrosis model. Liver fibrosis was induced by intraperitoneal administration of TAA at a dose of 250 mg/kg twice weekly for eight weeks. Rats (n=10/group) received either vehicle control or nebokitug 2.5 mg/kg IV twice weekly during weeks four to eight following established fibrosis and were sacrificed at week eight. After eight weeks of TAA treatment, all vehicle-treated animals had developed liver fibrosis, as confirmed by Sirius-red-stained liver histology.

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Nebokitug reduces fibrosis in rat livers

Plasma ALP, ALT, and AST levels decreased in the nebokitug study arm. Liver collagen content and fibrotic areas were significantly reduced in the nebokitug-treated group compared to non-active treatment. Nebokitug was also shown to reduce fibrotic markers in the TAA treated rats.

Efficacy of nebokitug in models of SSc

Preclinical experiments in models of SSc

●	Nebokitug reduces SSc serum-induced dermal fibroblast activation and transition to myofibroblasts and interferes with endothelial cell activation.

●	Nebokitug treatment attenuated skin fibrotic remodeling in the bleomycin (BLM)-induced dermal fibrosis mouse model.

●	Nebokitug attenuated lung fibrosis and inflammation in the bleomycin (BLM)-induced pulmonary fibrosis mouse model.

Results from the bleomycin (BLM)-induced dermal and lung fibrosis mouse models are discussed below in more detail.

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Nebokitug treatment attenuates skin fibrotic remodeling in the bleomycin (BLM)-induced dermal fibrosis mouse model

The activity of nebokitug (D8) in SSc was tested in the dermal bleomycin model. Treatment started after the onset of fibrotic signs, eight days following the first BLM injection. Histological assessment of skin lesions stained with H&E and Masson’s trichrome revealed significant elevation of dermal thickness and collagen deposition following 21 days of BLM administration. This elevation was significantly reduced when mice were treated with 2.5 mg/kg nebokitug with significant reductions in both skin thickness and collagen deposition compared with the mouse group treated with BLM alone.

Nebokitug treatment attenuates skin fibrotic remodeling in the bleomycin-induced dermal fibrosis mouse model

Another feature that characterizes the BLM model and is representative of human SSc is the development of bronchoalveolar inflammation. To evaluate the effect of nebokitug on lung inflammation, we collected bronchoalveolar lavage, or, BAL, fluid, and assessed the number of white blood cells, or WBC, and mononuclear cells. Treatment with BLM for 21 days significantly increased WBC and mononuclear cells in BAL fluid and the number of WBC and mononuclear cells was decreased significantly following nebokitug treatment compared with the group that was administered only BLM. This data supports the anti-inflammatory effect of nebokitug in SSc.

Nebokitug inhibits lung fibrosis in the BLM-induced pulmonary fibrosis mouse model

We also tested nebokitug in the experimental lung SSc model where mice were given a single intratracheal administration of BLM followed by either nebokitug, non-active treatments (PBS or control immunoglobulin G (IgG)) or the approved anti-fibrosis drugs, pirfenidone and nintedanib. Nebokitug had a significant anti-fibrotic and anti-inflammatory effect in the experimental BLM-induced lung fibrosis model as compared with non-active treatment-treated animals. BLM animals treated with non-active treatments showed massive immune cell infiltration, extensive fibrosis and severe tissue injury. Nebokitug-treated mice exhibited significantly reduced levels of lung fibrosis similar to levels in healthy animals and showed superior effects compared to the approved fibrosis drugs pirfenidone and nintedanib.

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Nebokitug attenuates lung fibrosis and collagen deposition in the bleomycin (BLM)-induced pulmonary fibrosis mouse model

If the Merger is consummated, nebokitug is expected to be further developed in a Phase 2 trial in RA. Preclinical studies in established rheumatoid arthritis animal models demonstrated that CCL24 inhibition reduced disease severity, inflammation, and joint damage compared with control-treated animals. Treatment was associated with lower arthritis scores, decreased inflammatory cell infiltration, and preservation of joint structure, with effects observed across both radiographic and histologic assessments.

These findings provided early proof-of-concept that CCL24 plays a role in RA disease biology and support the advancement of nebokitug as a novel therapeutic candidate targeting inflammatory pathways involved in rheumatoid arthritis. While animal studies may not be predictive of outcomes in humans, the data established a strong biological rationale for clinical development.

Preclinical safety and toxicology of nebokitug

Preclinical safety evaluation of nebokitug included tissue cross reactivity, assessment of the effect of nebokitug on pro-inflammatory cytokine secretion ex-vivo, and in vivo Good Laboratory Practice (“GLP”) toxicology studies in mice and non-human primates. No safety concerns were observed in these preclinical assessments.

Immunogenicity may be triggered following administration of humanized monoclonal antibodies, an effect that is frequently seen with approved mAbs. To date, no meaningful ADA effects were identified in three completed clinical studies, which supports a preliminary conclusion that nebokitug may have low immunogenic potential.

Protective effect of CCL24 inhibition in RA preclinical AIA model

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As summarized below, there were no safety concerns related to nebokitug in any of the other preclinical safety experiments.

Summary of key preclinical safety experiments

Preclinical findings	Observation
Ex vivo

Antibody dependent cell-cytotoxic (ADCC) and complement dependent cell-cytotoxic (CDC) activity was tested in PBMCs from healthy volunteers.	Nebokitug did not have Fc-related effector functions such as ADCC and CDC.

Cytokine release was assessed in human whole blood from healthy volunteers.	Nebokitug did not induce pro-inflammatory cytokine secretion.

Tissue cross reactivity was evaluated from healthy human tissues.	Nebokitug does not bind non-specifically to healthy tissues, and therefore is expected to only bind to its target, circulating CCL24.

In vivo

GLP repeated dose 4-week toxicity study of nebokitug (IV) in mice.

1. No obvious treatment related adverse reactions.

2. No gross or microscopic pathological findings.

3. No cases of treatment related mortality were observed.

4. No significant elevation was seen in IL1β, IL2, IL4, IL5, IL10, GM-CSF, IFN and TNFα.

GLP repeated dose (up to 50 mg/kg) 6-month toxicity study of nebokitug (SC) in Cynomolgus Monkey.

1. No obvious treatment related adverse reactions.

2. No clinical signs or injection site reactions.

3. No cases of treatment related mortality were observed.

4. Blood and urine tests were found to be within normal ranges for monkeys.

5. No treatment-related organ weight changes and no treatment-related necropsy findings.

6. No treatment-related histopathology findings.

7. Three samples from treated animals were confirmed ADA positive but there was no obvious correlation between positive ADA results and nebokitug serum concentrations or systemic exposure.

Preclinical proof of mechanism studies for nebokitug

We conducted a series of in vitro and in vivo studies to demonstrate the proposed mechanism of action and provide proof-of-concept for administering nebokitug in the clinic for target indications.

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Affinity, selectivity, and binding kinetics

We evaluated the kinetic binding parameters of nebokitug to human CCL24, as well as the specificity of nebokitug binding to other chemokines using commercial binding assays. Nebokitug demonstrated a strong and stable, high affinity binding to CCL24.

Nebokitug reduced CCL24 dependent CCR3 activation

In an in vitro assay, nebokitug was shown to robustly attenuate the ability of CCL24 to induce activation of the CCR3 receptor following pre-incubation of CCL24 with nebokitug.

Clinical Development of nebokitug

Completed clinical studies

The nebokitug Phase 1 program included two Phase 1a single administration, or SAD, studies, using IV and SC administration with doses ranging from 0.75-10 mg/kg, in healthy volunteers and a Phase 1b multiple administration (MAD) study (5 administrations) in MAFLD patients with normal liver function, testing 2.5 mg/kg IV and 5 mg/kg SC. In the Phase 1 studies 42 subjects have received at least one nebokitug dose, the majority by IV infusion (12/42 subjects received SC).

Safety

The first Phase 1a study, which was a single-center, randomized double-blind, placebo-controlled, single-dose, dose-escalation study, included four escalating dose groups of eight subjects each. In each dose group subjects were randomized in a 3:1 ratio to receive a single IV infusion of either nebokitug (n=6) or placebo (n=2). A total of 24 subjects were enrolled into the study and randomized to the treatment groups (0.75 mg/ kg, 2.5 mg/kg, 5.0 mg/kg, 10 mg/kg) and eight subjects received a placebo. All 32 subjects completed the study as planned. Single, IV doses of nebokitug were well tolerated up to the highest dose level (10 mg/ kg) in healthy subjects. No severe or serious adverse events, or AEs, occurred during the study and all nebokitug related AEs were mild, with one moderate AE reported in the placebo group (myalgia).

The second Phase 1a study was also a single-center, randomized double-blind, placebo-controlled, single-dose study, but evaluated only one dose group. Subjects were randomized in a 3:1 ratio to receive a single SC injection of either nebokitug 5 mg/kg (n=6) or matching placebo (n=2). A total of eight subjects were enrolled into the study and randomized; all eight subjects completed the study as planned. Single SC administration of 5 mg/kg of nebokitug was well tolerated with no severe or serious AEs occurring during the study. A total of 6 AEs were reported in two subjects treated with nebokitug; only one AE was classified as related to nebokitug (change in diastolic blood pressure) and that AE was classified as mild in intensity.

In both Phase 1a studies, all AEs reported were resolved; no subjects discontinued the study prematurely due to AEs, and no concomitant medications were required for treatment of any drug-related AEs. No clinically significant changes in laboratory tests (hematology, chemistry or urinalysis), vital signs, ECG, physical examination or infusion site examination were observed. In the first Phase 1a study with nebokitug delivered by IV administration, the effect on cytokine secretion was tested pre-treatment and one hour, eight hours and 24 hours post drug administration. Serum levels of a panel of cytokines including IL-6, IFNγ, GM-CSF, TNF-α, IL-2, IL-4, IL-8 and IL-10 showed no significant change at all tested nebokitug doses and timepoints. These findings suggest that single nebokitug administration does not cause immune activation nor cytokine secretion. Additionally, none of the subjects in either of the Phase 1a studies tested positive for anti-drug antibodies (ADA).

The multiple administration randomized, placebo-controlled, Phase 1b study in MAFLD patients with normal liver function tests evaluated two dose levels. The first dose level of 2.5 mg/kg nebokitug was administered as an IV infusion and the second dose level of 5 mg/kg was administered as an SC injection. Both dose levels involved five drug administrations over 12 weeks (Q3W), providing 15 weeks of treatment coverage. At both dose levels, subjects were randomized in a 3:1 ratio to receive either nebokitug (n=6 per cohort) (2.5 mg/kg IV or 5 mg/kg SC) or matching placebo (n=2 per cohort). Five repeated IV and SC nebokitug administrations were well tolerated and there were no deaths, or severe or serious drug related AEs reported throughout the study. Only mild to moderate AEs were reported in the nebokitug treatment groups of which only two AEs were classified as possibly related to nebokitug. No injection site reactions or clinically significant trends in laboratory tests (hematology, chemistry, or urinalysis), vital signs, ECG or physical examination were observed. One patient experienced a non-drug-related SAE. This patient was a 61-year-old female that was subsequently diagnosed with a non-treatment related meningioma. The tumor was treated surgically, and the patient was discontinued from the study.

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Pharmacokinetics with single-dose administration

PK analysis was conducted for the Phase 1 studies and the quantification of nebokitug in plasma samples was performed using a validated ELISA-based assay by Eurofins (UK). Following IV infusion in healthy volunteers, nebokitug exhibited a biphasic serum concentration vs. time curve (rapid distribution phase and slow elimination phase) which is typical for monoclonal antibodies. Target-mediated drug disposition (TMDD), or presence of ADAs, was not evident in the analyzed concentration vs. time curves of nebokitug, which exhibited linear terminal slope without apparent TMDD kinetics or other concentration-dependent changes of the elimination kinetics. Comparison of the PK data of 5 mg/kg nebokitug using IV administration against SC administration indicates consistent distribution and elimination behavior of nebokitug.

At either IV or SC administration, the values of the PK parameters obtained in the non-compartmental and compartmental analysis of nebokitug concentration vs. time data appear to be typical for monoclonal antibodies that undergo FcRn-mediated recycling. The terminal half-life of nebokitug was long for both SC and IV formulations, which supports administration of nebokitug at a frequency of once every 2-4 weeks.

Pharmacokinetics with multiple-dose administration

PK analysis of the data from the Phase 1b study was conducted to evaluate nebokitug following multiple IV infusion of 2.5 mg/kg or 5 mg/kg SC injections of nebokitug in MAFLD patients. Following repeated IV infusions (2.5 mg/kg Q3W) and SC injection (5 mg/kg Q3W), nebokitug exhibited a long terminal half-life, similar to the terminal half-life seen in the single dose studies. Nebokitug accumulated over time, resulting in significant systemic exposure over time and potentially reaching a steady state.

Overall, nebokitug reached steady state conditions more slowly following SC injection, as compared to IV infusion. The inter-patient variability in nebokitug serum concentrations was higher for SC dosing injection, as compared to IV. The trough nebokitug serum concentrations after repeated 5 mg/kg SC injections were proportionally higher than those after 2.5 mg/kg IV infusions, considering the difference in administration modes. Comparison of the PK data of nebokitug in the Phase 1b to the Phase 1a studies indicates a consistency in PK behavior of nebokitug.

Pharmacodynamics and target engagement of nebokitug

Serum was taken from patients in all three Phase 1 studies at different times and the levels of both CCL24 and nebokitug were measured. Total CCL24 levels represent nebokitug’s engagement to its target. Total CCL24 levels were increased following administration of the drug, which indicates that nebokitug is effective in target engagement, as the higher levels of CCL24 correlated significantly with greater doses of nebokitug, and such levels decreased gradually from the peak of nebokitug administration. These findings demonstrate that nebokitug effectively binds to CCL24 in the circulation, which reflects a strong drug-target interaction.

In the Phase 1b study, nebokitug treatment of 2.5mg/kg IV attained the highest levels of total CCL24 by the third administration, maintaining these levels until the end of treatment. Nebokitug 5mg/kg administered by SC injection reached the highest levels of CCL24 by the fourth treatment and maintained these levels until the end of treatment. The matching placebo did not have any effect on CCL24 levels.

As exemplified in the in-vitro studies, binding of CCL24 by nebokitug attenuates the binding of CCL24 to its cognate CCR3 receptor, thereby reducing its downstream activation. Altogether, CCL24 levels following treatment with nebokitug provide strong evidence for target engagement and pharmacodynamic response of nebokitug in healthy volunteers and patients.

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Phase 1b exploratory endpoints

In the Phase 1b study in MAFLD patients, nebokitug treatment was associated with reductions in multiple circulating fibrosis-related biomarkers, including TIMP-1, TIMP-2, PDGF-AA, Pro-C3, Pro-C4 and C3M, while these markers did not improve in the placebo group. Consistent with these biomarker findings, 80% of nebokitug-treated patients with more active disease showed significant reductions in liver stiffness by FibroScan after 15 weeks, compared with no significant change in placebo-treated patients.

Results of investigator-initiated clinical study of nebokitug in patients with COVID-19-derived lung damage

On November 9, 2022, encouraging clinical data from an investigator-initiated clinical study assessing nebokitug activity and safety in hospitalized patients with severe lung injury derived from COVID-19 infection was presented at the 2022 Union Conference, an international conference on lung health. A key rationale for the study is that some of the mechanisms underlying lung inflammation resulting from COVID-19 infection are similar to those seen in systemic sclerosis and other chronic diseases involving lung inflammation and fibrosis.

A single intravenous dose of nebokitug 10mg/kg was generally well tolerated and produced rapid reductions in biomarkers associated with lung inflammation, fibrogenesis and neutrophil activity. The results further supported nebokitug’s anti-inflammatory and anti-fibrotic activity and the rationale for its development in SSc and other fibro-inflammatory diseases.

Results of Phase 2a study of nebokitug in patients with MASH

The Phase 2a trial was designed primarily to assess the safety, tolerability, pharmacokinetics and target engagement of a subcutaneous formulation of nebokitug, as well as its effects on liver fibrosis biomarkers relevant to MASH and other fibro-inflammatory diseases, including PSC and SSc.

The randomized, placebo-controlled trial enrolled 23 patients with stage F1c, F2 or F3 MASH. Patients received eight subcutaneous doses of nebokitug at 5 mg/kg or placebo every two weeks over 16 weeks.

Nebokitug was generally well tolerated, with most adverse events reported as mild, no significant injection-site reactions and no anti-drug antibodies detected. Pharmacokinetic and target-engagement results were consistent with prior studies. Compared with placebo, nebokitug-treated patients showed greater improvements in several fibrosis-related biomarkers, including ProC-3, ProC-4, ProC-18, TIMP-1 and ELF. Nearly 60% of nebokitug-treated patients improved in at least three biomarkers at week 20, compared with none in the placebo group, and a greater proportion also showed improvement in liver stiffness by FibroScan®. Patients with higher baseline CCL24 levels generally demonstrated greater biomarker reductions, further supporting the role of CCL24 in fibrotic liver disease.

Secondary analysis results of Phase 2a study in patients with liver fibrosis derived from MASH

In June 2023, Chemomab Israel presented secondary analyses from its Phase 2a MASH trial of nebokitug in a late-breaking poster at the EASL Congress. The analyses showed improvements in inflammatory and fibrotic biomarkers, with greater responses in patients at higher risk of disease progression based on FAST scores. Nebokitug-treated patients showed improvements in FAST, FIB-4, AST/ALT ratio, NLR and PRO-C3 compared with placebo, supporting nebokitug’s biomarker activity, favorable safety and tolerability, and potential development in fibro-inflammatory liver diseases.

We believe the that the data analyses from this trial provide important insights in support of the nebokitug development program, including the favorable safety and tolerability of nebokitug in patients with serious liver disease, confirmation of early signs of biomarker activity that are relevant for a number of fibro-inflammatory disorders, and support of the tolerability and pharmacokinetic data needed to assess next steps in the development of our current subcutaneous formulation.

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SPRING Trial: Phase 2 Clinical study in PSC

The Phase 2 SPRING trial in PSC was a randomized, double-blind, placebo-controlled, study designed to evaluate the safety and efficacy of nebokitug in adult subjects with PSC. Participants needed to have a serum alkaline phosphatase, or ALP, level of at least 1.5 times the upper limit of normal (x 1.5 ULN). Subjects with concomitant inflammatory bowel disease (IBD) were eligible for recruitment if their disease was stable and there was an absence of high-grade dysplasia in colonic biopsies within 18 months of randomization. Subjects were randomized to receive 10 mg/kg or 20mg/kg of nebokitug IV, or placebo, in a 2:1 ratio. Patients received a dose of investigational product once every three weeks for a total of five administrations resulting in a total coverage of 15 weeks during the double-blind portion of the study. The study design also includes a 33-week long open-label extension period during which all participants received either 10 mg/kg or 20 mg/kg of nebokitug via IV administration every three weeks.

The primary endpoint for the study was safety and tolerability. Secondary endpoints included evaluations of changes from baseline in the fibrotic marker enhanced liver function, or ELF, score at week 15 as well as evaluation of change in liver stiffness using elastography. ELF score is a biochemical test panel made up of serum markers that are indicators of the extracellular matrix. Additional secondary endpoints included evaluations of changes from baseline in liver enzymes and additional fibrotic markers, including ALP, AST, ALT, total bilirubin, Pro-C3, as well as PK, PD and ADA parameters. Measurements of cholestasis related activity like pruritus were also evaluated.

Nebokitug SPRING Trial – Overview of Key Results

Nebokitug met the primary study endpoint, demonstrating it is well tolerated over the 15-week treatment period. Nebokitug -treated patients with moderate/advanced disease showed improvements on a wide range of disease-related secondary endpoints, including assessments of changes from baseline relative to placebo at Week 15 in liver stiffness; in liver fibrosis biomarkers, including the Enhanced Liver Fibrosis (ELF) score and PRO-C3 levels; in total bilirubin and liver function tests; in pruritus (itch) and in markers of inflammation.

Dose-dependent responses were observed for multiple disease-related biomarkers. A consistent pattern of greater improvement on the secondary endpoints was seen in the study arm receiving 20 mg/kg of nebokitug and in the prespecified subgroup of PSC patients with moderate/advanced disease. Since PSC is a slowly progressive disease, longer duration of treatment with nebokitug may also result in greater improvement in patient populations with lower disease burden, with the goal of slowing or preventing disease progression.

Primary Endpoint

Nebokitug demonstrated it was well-tolerated over the 15-week treatment period. It also exhibited favorable and dose-dependent pharmacokinetic profiles. Adverse events, which most commonly included fatigue, headache, and pruritus, were generally mild/moderate and distributed similarly between the placebo and nebokitug -treated dosing arms.

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Key Secondary Endpoints

Liver Stiffness Measures Improved in Nebokitug-Treated PSC Patients

Notably, both doses of nebokitug improved liver stiffness relative to placebo at Week 15, with a statistically significant improvement achieved in patients with moderate/advanced disease This is the first time that an investigational drug for the treatment of PSC has demonstrated significant improvements in liver stiffness in a relatively short study.

ELF Score Improved in Nebokitug-Treated PSC Patients

Patients treated with the 20 mg/kg dose of nebokitug with moderate/advanced disease had reduced ELF scores relative to placebo at all time points in the trial. In addition, in all patients treated with the 20 mg/kg dose of nebokitug, ELF changes from baseline remained consistently below 0.19, a recognized threshold for predicting long-term PSC-related clinical events.

PRO-C3 Improved in Nebokitug-Treated in PSC Patients

Reductions in PRO-C3 levels at Week 15 relative to placebo were observed in patients receiving both the 10 mg/kg and 20 mg/kg doses of nebokitug. PRO-C3, a serum biomarker of type III collagen synthesis, has been shown to be elevated in patients with PSC and has been identified as an independent predictor of transplant-free survival in PSC.

Total Bilirubin Improved in Nebokitug-Treated PSC Patients

Bilirubin is a key biomarker that is an indicator of bile duct health. Nebokitug -treated patients showed a dose-dependent improvement in total bilirubin relative to placebo at Week 15 that further supports the anti-cholestatic activity of nebokitug.

5-D Itch Scale Total Pruritus Scores Improved in Nebokitug-Treated PSC Patients

Pruritus total scores on the 5-D Itch Scale relative to placebo improved in nebokitug -treated patients, who demonstrated decreased pruritus scores compared to placebo starting as soon as six weeks after their first dose. Nebokitug -treated patients experienced decreased pruritus scores across all timepoints compared to placebo and the decrease reached statistical significance in patients receiving the 10 mg/kg dose at Week 15.

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Liver Function Tests Improved in Nebokitug-Treated PSC Patients

All liver function tests improved in nebokitug -treated patients relative to placebo at Week 15. Levels of alkaline phosphatase (ALP), alanine aminotransferase (ALT) aspartate aminotransferase (AST) and gamma-glutamyl transferase (GGT) decreased in nebokitug -treated patients receiving the 20 mg/kg dose.

Anti-inflammatory Activity Demonstrated in Nebokitug-Treated PSC Patients

Levels of the inflammatory cytokines IL-6 and TGFβ1, which are known to play an important role in inflammation and fibrosis, were reduced in nebokitug -treated patients relative to placebo at Week 15. The reduction reached statistical significance in moderate/advanced disease patients receiving the 20 mg/kg dose.

SPRING Trial Open Label Extension (OLE)

More than 90% of SPRING trial patients eligible to participate in the OLE (50 out of 54 eligibles) chose to continue. OLE participants who had been in the treatment arms of the 15-week double-blinded portion of the SPRING trial received another 33 weeks of treatment with nebokitug, for a total of up to 48 weeks of treatment, and former placebo patients crossed over to receive 33-weeks of treatment with nebokitug.

The OLE study confirmed that in PSC patients receiving 10 mg/kg or 20 mg/kg of nebokitug administered once every three weeks for 48 weeks, the drug was safe and well-tolerated and resulted in positive effects, including continued improvements in key liver biomarkers such as the ELF score, the fibrosis-related components of ELF and the fibrosis biomarker PRO-C3. Liver stiffness scores (transient elastography), as measured by FibroScan® were substantially lower in the nebokitug-treated patients with moderate/advanced disease compared to matching historical controls. Cholestasis-related markers stabilized over 48 weeks of treatment and total serum bile acids were reduced. OLE patients with moderate/advanced disease treated with nebokitug for 48 weeks showed a significantly lower number of clinical events (4.8%) compared to matching historical controls (25.8%). Results from the patients receiving placebo in the double-blinded period who rolled over to receive 33 weeks of treatment with nebokitug during the OLE were consistent with the results in patients treated with nebokitug in the double-blinded study, including stabilization of ELF scores and improvements in liver stiffness compared to baseline.

The company views the broad and consistent stabilization and improvement in disease-related biomarkers for up to 48 weeks of nebokitug treatment in the OLE results, including reductions in the risk of disease progression as shown by the ELF score, as directly translatable and potentially derisking to the planned nebokitug PSC Phase 3 study. Additionally, the new data showed a lower rate of clinical events in patients treated with nebokitug for up to 48 weeks compared to historical controls, further increasing confidence in the Phase 3 trial design, where the primary endpoint is reduction in time to first clinical event. The findings represent an important milestone in Chemomab Israel’s continued clinical progress and reinforce the rationale for the planned Phase 3 trial that provides a pathway to potential full regulatory approval for nebokitug in PSC.

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Phase 2 in SSc

Chemomab Israel has a Phase 2 ready study in SSc that may enable proof-of-concept and further elucidation of different nebokitug mechanisms of action in treating SSc skin, lung and vascular damage. The U.S. FDA cleared our IND application to commence the Phase 2 SSc trial.

Evidence from the Phase 2 trial in PSC that support the development of nebokitug in RA

The clinical data package supporting the planned RA development program includes experience from Chemomab Israel’s Phase 2 SPRING trial in PSC, a progressive fibro-inflammatory liver disease. Nebokitug achieved the primary safety-related endpoints in the double-blind period of the SPRING study, and it continued to demonstrate a favorable safety and tolerability profile over 48-weeks of treatment. The overall treatment-emergent adverse events were mostly mild and distributed similarly across cohorts. No serious treatment-emergent adverse events were related to the study drug, and there were no treatment-emergent adverse events leading to death. Importantly, in patients with moderate-advanced PSC, nebokitug demonstrated dose-dependent modulation of inflammatory and fibrotic biomarkers relevant to RA, including TGF-β.

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Nebokitug shows dose dependent reductions in RA related biomarkers in PSC patients (SPRING study)

Competition

The development and commercialization of new drug products is highly competitive across major pharmaceutical companies, specialty pharmaceutical companies and biotechnology companies worldwide. We face competition with respect to our current product and expect to face competition with respect to any product candidates that we may develop or commercialize in the future. Specifically, there are a number of companies developing treatments for fibrotic/inflammatory diseases, including multiple major pharmaceutical and biotechnology companies with substantially greater resources than us. We are a small biotech company with limited resources compared to the major pharmaceutical companies, however, we believe that the unique nebokitug platform together with our knowledge and experience in inflammatory-fibrotic research provides us with competitive advantages.

Therapeutic options for PSC and SSc are limited and despite significant biopharmaceutical industry investment, the FDA has not approved any disease modifying therapies for the treatment of PSC or SSc. Liver transplant is currently the only treatment shown to improve clinical outcomes for PSC patients while SSc patients are being treated with drugs that were approved for different manifestations of the disease like interstitial lung disease (nintedanib, Boehringer Ingelheim and tocilizumab, Hoffmann-La Roche).

We are assessing nebokitug, a novel monoclonal antibody that interferes directly with both inflammation and fibrosis, into clinical development for the treatment of PSC and SSc. There are a number of large biopharmaceutical and biotechnology companies that are currently pursuing the development of products for the treatment of fibrotic indications like PSC and SSc. However, we know of no other companies currently in clinical development with a monoclonal antibody that targets CCL24.

Although the approach is novel with respect to targeting both inflammation and fibrosis, we will need to compete with products further advanced in the pipeline towards market approval. Investigational products, include:

●	PSC

There are currently no FDA-approved therapies for the treatment of PSC. Dr. Falk Pharma has completed the 96-week double-blind portion of its pivotal Phase 3 NUC-5 trial of norucholic acid, or norUDCA, and reported positive results. Dr. Falk has submitted a marketing authorization application in Europe, which is currently under review by the European Medicines Agency. Norucholic acid is primarily directed at cholestasis and bile acid metabolism, although it may also have anti-inflammatory and anti-fibrotic effects.

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Ipsen has initiated a Phase 3 development program in PSC for elafibranor, a PPAR α/δ agonist that primarily acts on bile acid and metabolic pathways. Mirum Pharmaceuticals is developing volixibat, an IBAT inhibitor principally intended to address cholestatic pruritus, and has reported positive Phase 2b results in PSC.

Most competing programs are focused primarily on cholestatic, metabolic or symptomatic aspects of PSC. In contrast, nebokitug is designed to directly target both the inflammatory and fibrotic processes that drive PSC progression. We believe this differentiated dual anti-inflammatory and anti-fibrotic mechanism provides nebokitug with the potential to modify the underlying course of the disease and may offer an advantage over therapies directed principally at bile acid metabolism or symptom control.

●	SSc

There are currently two FDA-approved therapies specifically for systemic sclerosis-associated interstitial lung disease, or SSc-ILD: nintedanib, marketed by Boehringer Ingelheim, and tocilizumab, marketed in the United States by Genentech, a member of the Roche Group. Both therapies are indicated to slow the rate of decline in pulmonary function in patients with SSc-ILD, but neither is approved for the treatment of systemic sclerosis generally or for all clinical manifestations of the disease.

A number of pharmaceutical and biotechnology companies are developing investigational therapies for SSc and SSc-ILD across various stages of clinical development, including programs targeting fibrosis, inflammation, immune-cell activation and vascular dysfunction. In addition, emerging therapeutic approaches, including autologous and allogeneic CAR-T and other cell-based therapies directed at B cells, are being evaluated in early-stage clinical studies in patients with severe or treatment-refractory SSc.

Intellectual Property

Overview

Chemomab Israel strives to protect and enhance the proprietary technology, inventions, and improvements that are commercially important to the development of its business, including seeking, maintaining, and defending patent rights, whether developed internally or licensed from third parties. Chemomab Israel also relies on trade secrets relating to its proprietary technology platform and know-how, continuing technological innovation and in-licensing opportunities to develop, strengthen, and maintain its proprietary position in the field of inflammation and fibrosis that may present areas of opportunity for the development of its business. Chemomab Israel may also rely on regulatory protection afforded through data exclusivity, market exclusivity, and patent term extensions, where available.

Chemomab Israel’s commercial success may depend in part on its ability to: obtain and maintain patent and other proprietary protection for commercially important technology, inventions and know-how related to its business; defend and enforce its patents; preserve the confidentiality of its trade secrets; and operate without infringing the valid enforceable patents and proprietary rights of third parties. Chemomab Israel’s ability to prevent third parties from making, using, selling, offering to sell, or importing its products may depend on the extent to which Chemomab Israel has rights under valid and enforceable licenses, patents, or trade secrets that cover these activities. In certain cases, enforcement of these rights may depend on third party licensors. With respect to both licensed and Chemomab Israel-owned intellectual property rights, Chemomab Israel cannot be sure that patents will be granted with respect to any of its pending patent applications or with respect to any patent applications that may be filed by Chemomab Israel in the future, nor can it be sure that any of its existing patents or any patents that may be granted to Chemomab Israel in the future will be commercially useful in protecting its commercial products and methods of manufacturing the same.

As of the date of this Registration Statement, Chemomab Israel owned or licensed six pending or issued US patents and patent applications as well as patents and patent applications in other jurisdictions. The first patent family has been issued in each of the United States, Europe (validated in France, Germany and the United Kingdom) and Israel to the Tel Aviv Souraski Medical Center, whose rights have been licensed to Chemomab Israel on an exclusive basis. A composition of matter patent was issued in United States and certain corresponding foreign jurisdictions. To date, two additional patent families were filed concerning the use of anti CCL24 antibodies in specific indications, dosing regimens, and routes of administration.

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Chemomab Israel-Owned Intellectual Property

Chemomab Israel owns multiple families of patent applications that pertain to anti-CCL24 monoclonal antibody compositions capable of blocking CCL24 activity and methods for treating or preventing diseases associated with inflammation and fibrosis. Certain applications in these families relate to its nebokitug antibody, backup variants, various unit dosages, dosing regimens, and other routes of administration. Patents that are or will be issued from these submissions will expire between the years 2035 to 2041, subject to possible patent term adjustments and/or extensions.

Licensed IP

As mentioned above, Chemomab Israel has obtained an exclusive license from the Tel Aviv Souraski Medical Center for one patent, which is expected to expire in 2029. This patent was issued in each of the United States, Europe and Israel, and pertains to anti CCL24 inhibitors (specifically, anti CCL24 antibodies) and methods of using such inhibitors for treating inflammatory, autoimmune and cardiovascular diseases.

Trade Secret Protection

Chemomab Israel may rely, in some circumstances, on trade secrets to protect its technology. Chemomab Israel seeks to protect its proprietary technology and processes, in part, by entering into confidentiality agreements with its employees, consultants, scientific advisors, and contractors. Chemomab Israel also seeks to preserve the integrity and confidentiality of its data and trade secrets by maintaining physical security of its premises and physical and electronic security of its information technology systems.

Material Agreements

Tel-Aviv Souraski Medical Center (TASMC) License Agreement

In December 2011, Chemomab Israel entered into a license agreement, or the TASMC Agreement, with the Medical Research, Infrastructure, Health Services Fund of the Tel Aviv Souraski Medical Center, or TASMC, for the research, development and commercialization of the CCL24 platform and CCR3 blockade platform (nebokitug), which license includes patent rights covering the foregoing platforms and related know how and products. Under the terms of the TASMC Agreement, Chemomab Israel is responsible for the research, development, manufacturing and commercialization of nebokitug. This license was granted on an exclusive basis and it was also granted rights to sublicense the instant license to third parties pursuant to certain terms described therein.

In accordance with the TASMC Agreement, Chemomab Israel paid TASMC a non-refundable and non-creditable payment in four milestone installments, related to TASMC’s past patent maintenance and prosecution costs.

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Certain additional terms of the TASMC Agreement include:

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Chemomab Israel will be required to pay TASMC non-refundable and non-creditable milestone payments of up to (i) $300,000 upon the submission of an NDA, BLA or equivalent for each of the licensed products to the FDA and to equivalent European and Asian foreign regulatory agencies, and (ii) $600,000 upon the grant by the FDA or equivalent European and/or Asian regulatory agencies of their marketing approval for each licensed product;

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Pursuant to the TASMC Agreement, in the event of a Change of Control Transaction, Chemomab Israel is required to pay TASMC an exit fee of 1% of the transaction consideration (capped at $3 million). A “Change of Control Transaction” is defined under the TASMC Agreement as any consolidation, merger, reorganization or other transaction or series of transactions in which greater than 35% of the voting power or the capacity to elect at least 35% of the directors of Chemomab Israel is transferred or issued to a third party, taking place following receipt of FDA approval. Any such transaction occurring prior to receipt of FDA approval is expressly excluded from this definition. As Chemomab Israel has not received FDA approval as of the date of this proxy statement/prospectus, the Merger does not constitute a Change of Control Transaction and will not trigger the exit fee under the TASMC Agreement;

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In the event it sublicenses a licensed product, it must pay TASMC a sublicense fee of 10% of all attributed income, in addition to a low-single digit percentage tiered royalty payment of its earned royalties.

Unless terminated earlier, the TASMC Agreement will expire upon the later of the expiration of the last-to-expire valid patent claim and any extension granted prior thereto. The termination of the TASMC Agreement will not preclude TASMC from receiving sublicense payments or royalties. In addition to the foregoing, the TASMC Agreement includes customary termination provisions.

CMC Collaboration Agreement

In June 2015, Chemomab Israel entered into a collaboration agreement, or the CMC Agreement, with CMC ICOS Biologics, Inc. (acquired by AGC Biologics in 2018), or CMC, which, under the terms thereof, granted Chemomab Israel certain licenses to use proprietary rights, materials and know-how of CMC for purposes of research and development of nebokitug as well as commercialization thereof. Pursuant to the terms of the CMC Agreement, Chemomab Israel received (i) a worldwide, non-exclusive, non-transferable, non-sublicensable license for research purposes, or the Research License, and (ii) an option, or the Option License, to a worldwide, non-exclusive, non-transferable, sublicensable license for commercialization purposes, subject to a fee schedule in addition to that described below.

In accordance with the terms of the CMC Agreement, Chemomab Israel agreed to pay in exchange for the foregoing license payments to CMC upon the achievement of certain pre-determined clinical and regulatory events, an amount stipulated in the CMC Agreement, aggregating a six-digit number. Additionally, for any product that is commercialized pursuant to the CMC Agreement, Chemomab Israel is required to pay CMC a royalty payment based on annual aggregate worldwide net sales thresholds for such products. In the event CMC exclusively manufactures its products, CMC agrees to waive the foregoing royalty.

Unless terminated earlier pursuant to the customary termination provisions set forth in the CMC Agreement, the Research License will expire upon the conclusion of the term as defined therein, and the Option License will expire upon the later of (a) the tenth anniversary following its obtainment of regulatory approval, or (b) the last to expire of the patent rights and country-by-country basis.

Manufacturing

Chemomab Israel’s product candidate, nebokitug, is a monoclonal antibody amenable to standard formulation technologies. Chemomab Israel has developed the biological process and manufactured kilogram quantities through processes similar to the manufacturing processes that will be required to provide drug product for the Phase 2 clinical studies. The manufacturing process of the drug substance used for such product candidates is robust, well established and requires the use of readily available starting materials. The biological route is amenable to large-scale production and does not require unconventional equipment or handling during the manufacturing process. Chemomab Israel has obtained an adequate supply chain of the drug substance for nebokitug from its contract manufacturing organization, or CMO, to satisfy both its clinical and preclinical requirements for this year. Chemomab Israel relies on a sole supplier for the manufacture of nebokitug. Chemomab Israel’s manufacturer has the capabilities to support late stage clinical studies as well as product launch and marketing.

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Chemomab Israel does not own or operate facilities for clinical drug manufacturing, storage, distribution or quality testing. Currently, all of its clinical manufacturing is outsourced to third-party manufacturers. As its development programs expand and Chemomab Israel builds new process efficiencies, it expects to continually evaluate this strategy with the objective of satisfying demand for its clinical studies and, if approved, the manufacture, sale and distribution of commercial products.

Regulatory Matters

The Food and Drug Administration, or FDA, and comparable regulatory authorities in state and local jurisdictions and in other countries impose substantial and burdensome requirements upon companies involved in the clinical development, manufacture, marketing and distribution of drugs, such as those that Chemomab Israel is developing. These agencies and other federal, state and local entities regulate, among other things, the research and development, testing, manufacture, quality control, safety, effectiveness, labelling, storage, record keeping, approval, advertising and promotion, distribution, post-approval monitoring and reporting, sampling and export and import of its product candidates.

United States government regulation of drug products

Drugs in the United States are subject to rigorous regulation under the Food, Drug, and Cosmetic Act, or FDCA, and its implementing regulations. The FDA also regulates biological products under the FDCA and the Public Health Service Act, or PHSA. The process of obtaining regulatory approvals and the subsequent compliance with applicable federal, state, local and foreign statutes and regulations requires the expenditure of substantial time and financial resources. Failure to comply with the applicable United States requirements at any time during the product development process, approval process or after approval, may subject an applicant to a variety of administrative or judicial sanctions, such as the FDA’s refusal to approve a pending New Drug Application, or NDA, withdrawal of an approval, imposition of a clinical hold, issuance of warning letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, refusals of government contracts, restitution, disgorgement or civil or criminal penalties.

The process required by the FDA before a drug or biologic may be marketed in the United States generally involves the following:

●	completion of preclinical laboratory tests, animal studies and formulation studies in compliance with the FDA’s Good Laboratory Practice regulations;

●	submission to the FDA of an IND, which must become effective before human clinical studies may begin;

●	approval by an IRB at each clinical site before each study may be initiated;

●	performance of adequate and well-controlled human clinical studies in accordance with Good Clinical Practice, or GCP requirements to establish the safety and efficacy of the proposed drug product for each indication;

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●	completion of all manufacturing requirements to ensure robust manufacturing process, and product quality and safety as per Good Manufacturing Practice, or cGMP guidelines;

●	completion of non-clinical reproductive studies, as applicable, prior to late stage clinical studies and NDA or Biologics License Application, or BLA, submission;

●	development of an appropriate pediatric plan for clinical testing or exclusion, pre- or post-approval, as applicable;

●	submission to the FDA of an NDA or BLA;

●	satisfactory completion of an FDA advisory committee review, if applicable;

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satisfactory completion of an FDA inspection of the manufacturing facility or facilities at which the product is produced to assess compliance with cGMP requirements and to assure that the facilities, methods and controls are adequate to preserve the drug’s identity, strength, quality and purity;

●	satisfactory completion of FDA audits of clinical study sites to assure compliance with GCPs and the integrity of the clinical data;

●	payment of user fees and securing FDA approval of the NDA;

●	FDA review and approval of an NDA or BLA; and

●	compliance with any post-approval requirements, including the potential requirement to implement a Risk Evaluation and Mitigation Strategies, or REMS, and the potential requirement to conduct post-approval studies.

Preclinical studies

Preclinical studies include laboratory evaluation of product chemistry, toxicity and formulation, as well as animal studies to assess potential safety and efficacy. An IND sponsor must submit the results of the preclinical tests, together with manufacturing information, analytical data and any available clinical data or literature, among other things, to the FDA as part of an IND. Some preclinical testing may continue even after the IND is submitted. An IND automatically becomes effective 30 days after receipt by the FDA, unless before that time the FDA raises concerns or questions related to one or more proposed clinical studies and places the clinical study on a clinical hold. In such a case, the IND sponsor and the FDA must resolve any outstanding concerns before the clinical study can begin. As a result, submission of an IND may not result in the FDA allowing clinical studies to initiate.

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Clinical studies

Clinical studies involve the administration of the investigational new drug to human subjects under the supervision of qualified investigators in accordance with GCP requirements, which include the requirement that all research subjects provide their informed consent in writing for their participation in any clinical study. Clinical studies are conducted under protocols detailing, among other things, the objectives of the study, the parameters to be used in monitoring safety, and the effectiveness criteria to be evaluated. A protocol for each clinical study and any subsequent protocol amendments must be submitted to the FDA as part of the IND. In addition, an IRB at each institution participating in the clinical study must review and approve the plan for any clinical study before it initiates at that institution. Information about certain clinical studies must be submitted within specific timeframes to the National Institutes of Health, or NIH, for public dissemination on their www.clinicaltrials.gov website.

Human clinical studies are typically conducted in three sequential phases, which may overlap or be combined. A fourth, or post-approval, phase may include additional clinical studies. These phases generally include the following:

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Phase 1: The drug or biologic is initially introduced into healthy human subjects or patients with the target disease or condition and tested for safety, dosage tolerance, absorption, metabolism, distribution, excretion and, if possible, to gain an early indication of its effectiveness. For some products for severe or life-threatening diseases, especially if the product may be too toxic to administer to healthy humans, the initial clinical trials may be conducted in individuals having a specific disease for which use the tested product is indicated.

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Phase 2: The drug or biologic is administered is administered to a limited patient population to identify possible adverse effects and safety risks, to preliminarily evaluate the efficacy of the product for specific targeted diseases and to determine dosage tolerance and optimal dosage.

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Phase 3: The drug or biologic is administered to an expanded patient population, generally at geographically dispersed clinical study sites, in well-controlled clinical studies to generate enough data to statistically evaluate the efficacy and safety of the product for approval, to establish the overall risk-benefit profile of the product, and to provide adequate information for the labeling of the product.

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Phase 4: Phase 4 clinical trials are studies required of, or agreed to by, a sponsor that are conducted after the FDA has approved a product for marketing. These studies are used to gain additional experience from the treatment of patients in the intended therapeutic indication and to document a clinical benefit in the case of drugs approved under accelerated approval regulations. If the FDA approves a product while a company has ongoing clinical trials that were not necessary for approval, a company may be able to use the data from these clinical trials to meet all or part of any Phase 4 clinical trial requirement. Failure to promptly conduct Phase 4 clinical trials where necessary could result in withdrawal of approval for products approved under accelerated approval regulations.

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Progress reports detailing the results of the clinical studies must be submitted at least annually to the FDA and more frequently if serious adverse events occur. Phase 1, Phase 2 and Phase 3 studies may not be completed successfully within any specified period, or at all. Furthermore, the FDA or the sponsor may suspend or terminate a clinical study at any time on various grounds, including a finding that the research subjects are being exposed to an unacceptable health risk. Similarly, an IRB can suspend or terminate approval of a clinical study at its institution if the clinical study is not being conducted in accordance with the IRB’s requirements or if the drug has been associated with unexpected serious harm to patients.

Marketing approval

Assuming successful completion of the required clinical testing, the results of the preclinical and clinical studies, together with detailed information relating to the product’s chemistry, manufacture, controls and proposed labeling, among other things, are submitted to the FDA as part of an NDA or BLA requesting approval to market the product for one or more indications. In most cases, the submission of an NDA or BLA is subject to a substantial application user fee. Under the Prescription Drug User Fee Act, or PDUFA, guidelines that are currently in effect, the FDA has a goal of ten months from the date of “filing” of a standard NDA, for a new molecular entity to review and act on the submission. This review typically takes twelve months from the date the NDA or BLA is submitted to FDA because the FDA has approximately two months to make a “filing” decision.

In addition, under the Pediatric Research Equity Act of 2003, or PREA, as amended and reauthorized, certain NDAs/BLAs or supplements thereof must contain data that are adequate to assess the safety and effectiveness of the drug for the claimed indications in all relevant pediatric subpopulations, and to support dosing and administration for each pediatric subpopulation for which the product is safe and effective. The FDA may, on its own initiative or at the request of the applicant, grant deferrals for submission of some or all pediatric data until after approval of the product for use in adults, or full or partial waivers from the pediatric data requirements. An Agreed Initial Pediatric Study Plan requesting a waiver from the requirement to conduct clinical studies may be submitted to the FDA.

The FDA also may require submission of a REMS plan to ensure that the benefits of the drug outweigh its risks. The REMS plan could include medication guides, physician communication plans, assessment plans, and/or elements to assure safe use, such as restricted distribution methods, patient registries, or other risk minimization tools.

The FDA conducts a preliminary review of all NDAs/BLAs within the first 60 days after submission, before accepting them for filing, to determine whether they are sufficiently complete to permit substantive review. The FDA may request additional information rather than accept an NDA/BLA for filing. In this event, the application must be resubmitted with the additional information. The resubmitted application is also subject to review before the FDA accepts it for filing. Once the submission is accepted for filing, the FDA begins an in-depth substantive review. The FDA reviews an NDA/BLA to determine, among other things, whether the drug is safe and effective and whether the facility in which it is manufactured, processed, packaged or held meets standards designed to assure the product’s continued safety, quality and purity.

The FDA may refer an application for a novel drug to an advisory committee. An advisory committee is a panel of independent experts, including clinicians and other scientific experts, which reviews, evaluates and provides a recommendation as to whether the application should be approved and under what conditions. The FDA is not bound by the recommendations of an advisory committee, but it considers such recommendations carefully when making decisions.

Before approving an NDA, the FDA typically will inspect the facility or facilities where the product is manufactured. The FDA will not approve an application unless it determines that the manufacturing processes and facilities are in compliance with cGMP requirements and adequate to assure consistent production of the product within required specifications. Additionally, before approving an NDA, the FDA may inspect one or more clinical study sites to assure compliance with GCP requirements.

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After evaluating the NDA/BLA and all related information, including the advisory committee recommendation, if any, and inspection reports regarding the manufacturing facilities and clinical study sites, the FDA may issue an approval letter, or, in some cases, a complete response letter. A complete response letter generally contains a statement of specific conditions that must be met in order to secure final approval of the NDA/BLA and may require additional clinical or preclinical testing in order for the FDA to reconsider the application. Even with submission of this additional information, the FDA ultimately may decide that the application does not satisfy the regulatory criteria for approval. If and when those conditions have been met to the FDA’s satisfaction, the FDA will typically issue an approval letter. An approval letter authorizes commercial marketing of the drug with specific prescribing information for specific indications.

Even if the FDA approves a product, it may limit the approved indications for use of the product, require that contraindications, warnings or precautions be included in the product labeling, require that post-approval studies, including Phase 4 clinical studies, be conducted to further assess a drug’s safety after approval, require testing and surveillance programs to monitor the product after commercialization, or impose other conditions, including distribution and use restrictions or other risk management mechanisms under a REMS, which can materially affect the potential market and profitability of the product. The FDA may prevent or limit further marketing of a product based on the results of post-marketing studies or surveillance programs. After approval, some types of changes to the approved product, such as adding new indications, manufacturing changes, and additional labeling claims, are subject to further testing requirements and FDA review and approval.

FDA Expedited Development and Review Programs

The FDA has various programs, including fast track designation, priority review, accelerated approval, and breakthrough therapy designation, which are intended to expedite or simplify the process for the development and FDA review of drugs that are intended for the treatment of serious or life-threatening diseases or conditions and demonstrate the potential to address unmet medical needs. The purpose of these programs is to provide important new drugs to patients earlier than under standard FDA review procedures.

The FDA has a fast track designation program that is intended to expedite or facilitate the process for reviewing new drug products that meet certain criteria. Specifically, new drugs are eligible for fast track designation if they are intended to treat a serious or life-threatening disease or condition and demonstrate the potential to address unmet medical needs for the disease or condition. With regard to a fast track product, the FDA may consider for review sections of the NDA/BLA on a rolling basis before the complete application is submitted, if the sponsor provides a schedule for the submission of the sections of the NDA/BLA, the FDA agrees to accept sections of the NDA/BLA and determines that the schedule is acceptable, and the sponsor pays any required user fees upon submission of the first section of the NDA/BLA. In November 2023, Chemomab Israel announced that the FDA had awarded Fast Track status to nebokitug for the treatment of PSC in adult patients.

Any product submitted to the FDA for approval, including a product with a fast track designation, may also be eligible for other types of FDA programs intended to expedite development and review, such as priority review and accelerated approval. A product is eligible for priority review if it has the potential to provide safe and effective therapy where no satisfactory alternative therapy exists or a significant improvement in the treatment, diagnosis, or prevention of a disease compared to marketed products. The FDA will attempt to direct additional resources to the evaluation of an application for a new drug designated for priority review in an effort to facilitate the review.

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In addition, a product may be eligible for accelerated approval. Drug products intended to treat serious or life-threatening diseases or conditions may be eligible for accelerated approval upon a determination that the product has an effect on a surrogate endpoint that is reasonably likely to predict clinical benefit, or on a clinical endpoint that can be measured earlier than irreversible morbidity or mortality, that is reasonably likely to predict an effect on irreversible morbidity or mortality or other clinical benefit, taking into account the severity, rarity, or prevalence of the condition and the availability or lack of alternative treatments. As a condition of approval, the FDA may require a sponsor of a drug receiving accelerated approval to perform post-marketing studies to verify and describe the predicted effect on irreversible morbidity or mortality, or other clinical endpoint and to submit promotional materials for preapproval and pre-use review, which could adversely impact the timing of the commercial launch of the product. In addition, the drug may be subject to accelerated withdrawal procedures.

The Food and Drug Administration Safety and Innovation Act established a category of drugs referred to as “breakthrough therapies” that may be eligible to receive breakthrough therapy designation. A sponsor may seek FDA designation of a product candidate as a “breakthrough therapy” if the product is intended, alone or in combination with one or more other products, to treat a serious or life-threatening disease or condition and preliminary clinical evidence indicates that the product may demonstrate substantial improvement over existing therapies on one or more clinically significant endpoints, such as substantial treatment effects observed early in clinical development. The designation includes all of the fast track program features, as well as more intensive FDA interaction and guidance. The breakthrough therapy designation is a distinct status from both accelerated approval and priority review, which can also be granted to the same drug if relevant criteria are met. If a product is designated as breakthrough therapy, the FDA will work to expedite the development and review of such drug.

Fast track designation, priority review, accelerated approval, and breakthrough therapy designation do not change the standards for approval but may expedite the development or approval process. Even if a product qualifies for one or more of these programs, the FDA may later decide that the product no longer meets the conditions for qualification or decide that the time period for FDA review or approval will not be shortened.

Orphan drug designation and exclusivity

Under the Orphan Drug Act, the FDA may designate a drug product as an “orphan drug” if it is intended to treat a rare disease or condition (generally meaning that it affects fewer than 200,000 individuals in the United States, or more in cases in which there is no reasonable expectation that the cost of developing and making a drug product available in the United States for treatment of the disease or condition will be recovered from sales of the product). A company must request orphan product designation before submitting an NDA. If the request is granted, the FDA will disclose the identity of the therapeutic agent and its potential use. Orphan product designation does not convey any advantage in or shorten the duration of the regulatory review and approval process. As of the current date, Chemomab Israel has obtained orphan drug designation for three indications, PSC, SSc and IPF.

If a product with orphan status receives the first FDA approval for the disease or condition for which it has such designation or for a select indication or use within the rare disease or condition for which it was designated, the product generally will be receiving orphan product exclusivity. Orphan product exclusivity means that the FDA may not approve any other applications for the same product for the same indication for seven years, except in certain limited circumstances. If a drug or drug product designated as an orphan product ultimately receives marketing approval for an indication broader than what was designated in its orphan product application, it may not be entitled to exclusivity. Orphan exclusivity will not bar approval of another product under certain circumstances, including if a subsequent product with the same active ingredient for the same indication is shown to be clinically superior to the approved product on the basis of greater efficacy or safety, or providing a major contribution to patient care, or if Chemomab Israel with orphan drug exclusivity is not able to meet market demand. Further, the FDA may approve more than one product for the same orphan indication or disease as long as the products contain different active ingredients. Moreover, competitors may receive approval of different products for the indication for which the orphan product has exclusivity or obtain approval for the same product but for a different indication for which the orphan product has exclusivity.

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In Catalyst Pharms., Inc. v. Becerra, 14 F.4th 1299 (11th Cir. 2021), the court disagreed with the FDA’s longstanding position that the orphan drug exclusivity only applies to the approved use or indication within an eligible disease. This decision created uncertainty in the application of the orphan drug exclusivity. On January 24, 2023, the FDA published a notice in the Federal Register to clarify that while the agency complies with the court’s order in Catalyst, FDA intends to continue to apply its longstanding interpretation of the regulations to matters outside of the scope of the Catalyst order - that is, the agency will continue tying the scope of orphan-drug exclusivity to the uses or indications for which a drug is approved, which permits other sponsors to obtain approval of a drug for new uses or indications within the same orphan designated disease or condition that have not yet been approved. It is unclear how future litigation, legislation, agency decisions, and administrative actions will impact the scope of the orphan drug exclusivity.

United States marketing exclusivity

Market exclusivity provisions under the FDCA also can delay the submission or the approval of certain applications. The FDCA provides a five-year period of non-patent marketing exclusivity within the United States to the first applicant to gain approval of an NDA for a new chemical entity. A drug is a new chemical entity if the FDA has not previously approved any other new drug containing the same active moiety, which is the molecule or ion responsible for the action of the drug substance. During the exclusivity period, the FDA may not accept for review an Abbreviated New Drug Application, or ANDA, or a 505(b)(2) NDA submitted by another company for another version of such drug where the applicant does not own or have a legal right of reference to all the data required for approval. However, an application may be submitted after four years if it contains a certification of patent invalidity or non-infringement. The FDCA also provides three years of marketing exclusivity for an NDA, 505(b)(2) NDA or supplement to an existing NDA if new clinical investigations, other than bioavailability studies, that were conducted or sponsored by the applicant are deemed by the FDA to be essential to the approval of the application, for example, new indications, dosages or strengths of an existing drug. This three-year exclusivity covers only the conditions of use associated with the new clinical investigations and does not prohibit the FDA from approving ANDAs for the original non-modified version of the drug. Five-year and three-year exclusivity will not delay the submission or approval of a full NDA. However, an applicant submitting a full NDA would be required to conduct or obtain a right of reference to all of the preclinical studies and adequate and well-controlled clinical studies necessary to demonstrate safety and effectiveness.

Abbreviated Licensure Pathway of Biological Products as Biosimilars or Interchangeable Biosimilars

The Patient Protection and Affordable Care Act (Affordable Care Act or ACA), signed into law in 2010, includes the Biologics Price Competition and Innovation Act of 2009 (BPCIA), which created an abbreviated approval pathway for biological products shown to be highly similar to an FDA-licensed reference biological product. The BPCIA attempts to minimize duplicative testing, and thereby lower development costs and increase patient access to affordable treatments.

Biosimilarity means that the biological product is highly similar to the reference product notwithstanding minor differences in clinically inactive components, and that there are no clinically meaningful differences between the biological product and the reference product in terms of the safety, purity and potency of the product. In addition, the law provides for a designation of “interchangeability” between the reference and biosimilar products, whereby the biosimilar may be substituted for the reference product without the intervention of the healthcare provider who prescribed the reference product.

A biosimilar product sponsor may not submit an application for four years from the date of first licensure of the reference product. A reference product may also be entitled to exclusivity under other statutory provisions. For example, a reference product designated for a rare disease or condition (an orphan drug) may be entitled to seven years of exclusivity, in which case no product that is biosimilar to the reference product may be approved until either the end of the twelve-year period provided under the biosimilarity statute or the end of the seven-year orphan drug exclusivity period, whichever occurs later. In certain circumstances, a regulatory exclusivity period can extend beyond the life of a patent, and thus block biosimilarity applications from being approved on or after the patent expiration date.

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Pediatric exclusivity is another type of regulatory market exclusivity in the United States. Pediatric exclusivity, if granted, adds six months to existing regulatory exclusivity periods. This six-month exclusivity may be granted based on the voluntary completion of a pediatric study in accordance with an FDA-issued “Written Request” for such a study.

Post-approval requirements

Drugs and biologics manufactured or distributed pursuant to FDA approvals are subject to pervasive and continuing regulation by the FDA, including, among other things, requirements relating to recordkeeping, periodic reporting, product sampling and distribution, advertising and promotion and reporting of adverse experiences with the product. After approval, most changes to the approved product, such as adding new indications or other labeling claims are subject to prior FDA review and approval. There are continuing, annual user fee requirements for any marketed products and the establishments where such products are manufactured, as well as new application fees for supplemental applications with clinical data.

The FDA may impose a number of post-approval requirements as a condition of approval of an NDA. For example, the FDA may require post-marketing testing, including Phase 4 clinical studies, and surveillance to further assess and monitor the product’s safety and effectiveness after commercialization.

In addition, drug and biologic manufacturers and other entities involved in the manufacture and distribution of approved drugs and biologics are required to register their establishments with the FDA and state agencies, and are subject to periodic unannounced inspections by the FDA and these state agencies for compliance with cGMP requirements. Changes to the manufacturing process are strictly regulated and often require prior FDA approval before being implemented. FDA regulations also require investigation and correction of any deviations from cGMP requirements and impose reporting and documentation requirements upon the sponsor and any third-party manufacturers that the sponsor may decide to use. Accordingly, manufacturers must continue to expend time, money, and effort in the area of production and quality control to maintain cGMP compliance.

Once an approval of a drug or biologic is granted, the FDA may withdraw the approval if compliance with regulatory requirements and standards is not maintained or if problems occur after the product reaches the market. Later discovery of previously unknown problems with a product, including adverse events of unanticipated severity or frequency, or with manufacturing processes, or failure to comply with regulatory requirements, may result in mandatory revisions to the approved labeling to add new safety information; imposition of post-market studies or clinical studies to assess new safety risks; or imposition of distribution or other restrictions under a REMS program. Other potential consequences include, among other things:

●	Restrictions on the marketing or manufacturing of the product, complete withdrawal of the product from the market or product recalls;

●	Fines, warning letters or holds on post-approval clinical studies;

●	Refusal of the FDA to approve pending NDAs or BLAs or supplements to approved NDAs or BLAs, or suspension or revocation of product approvals;

●	Product seizure or detention, or refusal to permit the import or export of products; and

●	Injunctions or the imposition of civil or criminal penalties.

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The FDA strictly regulates marketing, labeling, advertising and promotion of products that are placed on the market. Drugs and biologics may be promoted by a manufacturer and any third parties acting on behalf of a manufacturer only for the approved indications and in a manner consistent with the approved label for the product. The FDA and other agencies actively enforce the laws and regulations prohibiting the promotion of off-label uses, and a company that is found to have improperly promoted off-label uses may be subject to significant liability.

Other U.S. healthcare laws

Healthcare providers, physicians, and third-party payors play a primary role in the recommendation and prescription of drug products for which Chemomab Israel obtains marketing approval. Arrangements with third party payors, healthcare providers and physicians, in connection with the clinical research, sales, marketing and promotion of products, once approved, and related activities, may expose a pharmaceutical manufacturer to broadly applicable fraud and abuse and other healthcare laws and regulations. In the United States, these laws include, without limitation, state and federal anti-kickback, physician self-referral prohibitions, false claims, physician transparency, and patient data privacy and security laws and regulations, including but not limited to those described below:

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The federal Anti-Kickback Statute, or AKS, which makes it illegal for any person, including a prescription drug manufacturer (or a party acting on its behalf) to knowingly and willfully solicit, receive, offer or pay any remuneration (including any kickback, bribe, or rebate), directly or indirectly, overtly or covertly, in cash or in kind, that is intended to induce or reward, referrals including the purchase recommendation, order or prescription of a particular drug for which payment may be made under a federal healthcare program, such as the Medicare and Medicaid programs. A person or entity does not need to have actual knowledge of the statute or specific intent to violate it in order to have committed a violation. In addition, the government may assert that a claim including items or services resulting from a violation of the federal Anti-Kickback Statute constitutes a false or fraudulent claim for purposes of the federal False Claims Act, or FCA;

●	The federal civil and criminal false claims laws, including the FCA, which can be enforced through “qui tam” or “whistleblower” actions, and civil monetary penalty laws, which impose criminal and civil penalties against individuals or entities for, among other things, knowingly presenting, or causing to be presented, claims for payment or approval from Medicare, Medicaid, or other federal health care programs that are false or fraudulent; knowingly making or causing a false statement material to a false or fraudulent claim or an obligation to pay or transmit money or property to the federal government; or knowingly concealing or knowingly and improperly avoiding or decreasing such an obligation. Similar to the AKS, a person or entity does not need to have actual knowledge of these statutes or specific intent to violate them in order to have committed a violation;

●	The federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, which created additional federal criminal statutes that prohibit knowingly and willfully executing, or attempting to execute, a scheme to defraud any healthcare benefit program or obtain, by means of false or fraudulent pretenses, representations, or promises, any of the money or property owned by, or under the custody or control of, any healthcare benefit program, regardless of the payor (e.g., public or private) and knowingly and willfully falsifying, concealing or covering up by any trick or device a material fact or making any materially false statements in connection with the delivery of, or payment for, healthcare benefits, items or services relating to healthcare matters;

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HIPAA, as amended by the Health Information Technology for Economic and Clinical Health Act of 2009, or HITECH, and their respective implementing regulations, which impose requirements on certain covered healthcare providers, health plans, and healthcare clearinghouses as well as their respective business associates and their subcontractors that perform services for them that involve the creation, use, receipt, maintenance or disclosure of individually identifiable health information, relating to the privacy, security and transmission of individually identifiable health information;

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The federal Physician Payments Sunshine Act, created under Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act of 2010, or collectively, the ACA, and its implementing regulations, which require manufacturers of drugs, devices, biologics and medical supplies for which payment is available under Medicare, Medicaid or the Children’s Health Insurance Program to report annually to the Centers for Medicare and Medicaid Services, or CMS, under the Open Payments Program, information related to payments or other transfers of value made to physicians (defined to include doctors, dentists, optometrists, podiatrists and chiropractors), certain non-physician healthcare professionals (such as physician assistants and nurse practitioners, among others), and teaching hospitals, as well as ownership and investment interests held by physicians and their immediate family members; and

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Analogous state and foreign laws and regulations, such as state and foreign anti-kickback, physician self-referral prohibitions, false claims, consumer protection and unfair competition laws which may apply to pharmaceutical business practices, including but not limited to, research, distribution, sales and marketing arrangements as well as submitting claims involving healthcare items or services reimbursed by any third-party payor, including commercial insurers; state laws that require pharmaceutical companies to comply with the pharmaceutical industry’s voluntary compliance guidelines and the relevant compliance guidance promulgated by the federal government that otherwise restricts payments that may be made to healthcare providers and other potential referral sources; state laws that require drug manufacturers to file reports with states regarding pricing and marketing information, such as the tracking and reporting of gifts, compensations and other remuneration and items of value provided to healthcare professionals and entities; state and local laws requiring the registration of pharmaceutical sales representatives; and state and foreign laws governing the privacy and security of health information in certain circumstances, many of which differ from each other in significant ways and may not have the same effect, thus complicating compliance efforts.

Because of the breadth of these laws and the narrowness of the statutory exceptions and regulatory safe harbors available, it is possible that some of a pharmaceutical manufacturer’s business activities could be subject to challenge under one or more of such laws. Efforts to ensure that business arrangements comply with applicable healthcare laws involve substantial costs. It is possible that governmental and enforcement authorities will conclude that a pharmaceutical manufacturer’s business practices do not comply with current or future statutes, regulations or case law interpreting applicable fraud and abuse or other healthcare laws and regulations. If any such actions are instituted against a pharmaceutical manufacturer, and it is not successful in defending itself or asserting its rights, those actions could have a significant impact on its business, including the imposition of significant civil, criminal and administrative penalties, damages, disgorgement, imprisonment, monetary fines, possible exclusion from participation in Medicare, Medicaid and other federal healthcare programs, reporting obligations and oversight if Chemomab Israel becomes subject to integrity and oversight agreements to resolve allegations of non-compliance, contractual damages, reputational harm, diminished profits and future earnings, and curtailment of operations, any of which could adversely affect a pharmaceutical manufacturer’s ability to operate its business and the results of operations. In addition, commercialization of any drug product outside the United States will also likely be subject to foreign equivalents of the healthcare laws mentioned above, among other foreign laws.

Prescription drug advertising is subject to federal, state and foreign regulations. In the United States, the FDA regulates prescription drug promotion, including direct-to-consumer advertising. Prescription drug promotional materials must be submitted to the FDA in conjunction with their first use. Any distribution of prescription drug products and pharmaceutical samples must comply with the United States Prescription Drug Marketing Act, or PDMA, a part of the FDCA. In addition, Title II of the Federal Drug Quality and Security Act of 2013, known as the Drug Supply Chain Security Act, or DSCSA, has imposed new “track and trace” requirements on the distribution of prescription drug products by manufacturers, distributors, and other entities in the drug supply chain. The DSCSA requires product identifiers (i.e., serialization) on prescription drug products in order to eventually establish an electronic interoperable prescription product system to identify and trace certain prescription drugs distributed in the United States and preempts existing state drug pedigree laws and regulations on this topic. The DSCSA also establishes new requirements for the licensing of wholesale distributors and third-party logistic providers. The FDA is in the process of finalizing regulations addressing national standards for the licensure of wholesale distributors and third-party logistics providers.

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In the United States, numerous federal and state laws and regulations, including state data breach notification laws, state health information privacy laws, and federal and state consumer protection laws, govern the collection, use, disclosure, and protection of health-related and other personal information. For example, in June 2018, the State of California enacted the California Consumer Privacy Act of 2018, or the CCPA, which came into effect on January 1, 2020 and provides new data privacy rights for consumers and new operational requirements for companies, which may increase its compliance costs and potential liability. The CCPA gives California residents expanded rights to access and delete their personal information, opt out of certain personal information sharing, and receive detailed information about how their personal information is used. The CCPA provides for civil penalties for violations, as well as a private right of action for data breaches that is expected to increase data breach litigation. While there is currently an exception for protected health information that is subject to HIPAA and clinical study regulations, as currently written, the CCPA may impact certain of its business activities. The CCPA could mark the beginning of a trend toward more stringent state privacy legislation in the United States, which could increase its potential liability and adversely affect its business.

In the event Chemomab Israel decides to conduct clinical studies or continue to enroll subjects in its future clinical studies, it may be subject to additional privacy restrictions. The collection, use, storage, disclosure, transfer, or other processing of personal data regarding individuals in the European Economic Area, or EEA, including personal health data, is subject to the EU General Data Protection Regulation, or GDPR, which became effective on May 25, 2018. The GDPR is wide-ranging in scope and imposes numerous requirements on companies that process personal data, including requirements relating to processing health and other sensitive data, obtaining consent of the individuals to whom the personal data relates, providing information to individuals regarding data processing activities, implementing safeguards to protect the security and confidentiality of personal data, providing notification of data breaches, and taking certain measures when engaging third-party processors. The GDPR also imposes strict rules on the transfer of personal data to countries outside the EEA, including the United States, and permits data protection authorities to impose large penalties for violations of the GDPR, including potential fines of up to €20 million or 4% of annual global revenues, whichever is greater. The GDPR also confers a private right of action on data subjects and consumer associations to lodge complaints with supervisory authorities, seek judicial remedies, and obtain compensation for damages resulting from violations of the GDPR. In addition, the GDPR includes restrictions on cross-border data transfers. The GDPR may increase its responsibility and liability with respect to personal data that Chemomab Israel process where such processing is subject to the GDPR, and it may be required to put in place additional mechanisms to ensure compliance with the GDPR, including as implemented by individual countries. Compliance with the GDPR will be a rigorous and time-intensive process that may increase its cost of doing business or require Chemomab Israel to change its business practices, and despite those efforts, there is a risk that it may be subject to fines and penalties, litigation, and reputational harm in connection with its European activities. Further, the United Kingdom’s decision to leave the EU, often referred to as Brexit, has created uncertainty with regard to data protection regulation in the United Kingdom and transfers of personal data to the UK and from the UK to both the EEA and countries outside the UK/EEA. For the time being, transfers of personal data from the EU to the UK are covered by an adequacy decision of the EU Commission, and the UK has recently implemented its own regime for safeguarding transfers from the UK to countries outside the UK/EEA which sit alongside the new EU safeguards which were brought in during 2021. However, both the adequacy decision and the UK regime remain vulnerable to withdrawal or legal challenge. Further both the new UK and EU personal data transfer regimes remain relatively untested and therefore impose risk that a transfer of personal data and/or its subsequent processing would be held unlawful and give rise to liabilities from administrative fines and/or damages claims from data subjects.

Current and future healthcare reform legislation

In both the United States and certain foreign jurisdictions, there have been a number of legislative and regulatory changes to the health care system. In particular, in 2010 the ACA was enacted, which, among other things, increased the minimum Medicaid rebates owed by most manufacturers under the Medicaid Drug Rebate Program, extended the Medicaid Drug Rebate Program to utilization of prescriptions of individuals enrolled in Medicaid managed care organizations, subjected manufacturers to new annual fees and taxes for certain branded prescription drugs, and provided incentives to programs that increase the federal government’s comparative effectiveness research.

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In addition, other legislative changes have been proposed and adopted in the United States since the ACA was enacted. In August 2011, the Budget Control Act of 2011, among other things, created measures for spending reductions by Congress. A Joint Select Committee on Deficit Reduction, tasked with recommending a targeted deficit reduction of at least $1.2 trillion for the years 2013 through 2021, was unable to reach required goals, thereby triggering the legislation’s automatic reduction to several government programs. This includes aggregate reductions of Medicare payments to providers of 2% per fiscal year, which went into effect in 2013, and, due to subsequent legislative amendments, will remain in effect through 2032. The American Taxpayer Relief Act of 2012 further reduced Medicare payments to several providers, including hospitals and cancer treatment centers, and increased the statute of limitations period for the government to recover overpayments to providers from three to five years. The Bipartisan Budget Act of 2018, also amended the ACA, effective January 1, 2019, by increasing the point-of-sale discount that is owed by pharmaceutical manufacturers who participate in Medicare Part D and closing the coverage gap in most Medicare drug plans, commonly referred to as the “donut hole”.

Additionally, there has been heightened governmental scrutiny in the United States of pharmaceutical pricing practices in light of the rising cost of prescription drugs and biologics. In August 2022, Congress passed the Inflation Reduction Act of 2022, which includes prescription drug provisions that have significant implications for the pharmaceutical industry and Medicare beneficiaries, including allowing the federal government to negotiate a maximum fair price for certain high-priced single source Medicare drugs that have been on the market for at least 7 years and biologics that have been on the market for at least 11 years, and, imposing penalties and excise tax for manufacturers that fail to comply with the drug price negotiation requirements; requiring inflation rebates for all Medicare Part B and Part D drugs, with limited exceptions, if their drug prices increase faster than inflation; and redesigning Medicare Part D to reduce out-of-pocket prescription drug costs for beneficiaries, among other changes. The impact of these legislative, executive, and administrative actions and any future healthcare measures and agency rules implemented by the second Trump administration on Chemomab Israel and the pharmaceutical industry as a whole is unclear. The implementation of cost containment measures or other healthcare reforms may prevent Chemomab Israel from being able to generate revenue, attain profitability, or commercialize any of the product candidates for which Chemomab Israel receives approval. At the state level, legislatures have increasingly passed legislation and implemented regulations designed to control pharmaceutical product pricing, including price or patient reimbursement constraints, discounts, restrictions on certain product access and marketing cost disclosure and transparency measures and, in some cases, designed to encourage importation from other countries and bulk purchasing.

Legislative and regulatory proposals, executive orders, and enactment of laws, at the foreign, federal and state levels, directed at containing or lowering the cost of healthcare, will continue into the future.

Rest of World Regulation

For other countries outside of the European Union and the United States, such as countries in Eastern Europe, Latin America or Asia, the requirements governing product development, the conduct of clinical studies, manufacturing, distribution, marketing approval, product licensing, pricing and reimbursement vary from country to country. Additionally, clinical studies must be conducted in accordance with GCP requirements and the applicable regulatory requirements and the ethical principles that have their origin in the Declaration of Helsinki.

If Chemomab Israel fails to comply with applicable foreign regulatory requirements, Chemomab Israel may be subject to, among other things, fines, suspension or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecution.

Additionally, to the extent that any of its product candidates, once approved, are sold in a foreign country, Chemomab Israel may be subject to applicable post-marketing requirements, including safety surveillance, anti-fraud and abuse laws and implementation of corporate compliance programs and reporting of payments or other transfers of value to healthcare professionals.

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Coverage and reimbursement

Successful commercialization of new drug products depends in part on the extent to which reimbursement for those drug products will be available from government health administration authorities, private health insurers, and other organizations. Government authorities and third-party payors, such as private health insurers and health maintenance organizations, decide which drug products they will pay for and establish reimbursement levels. The availability and extent of reimbursement by governmental and private payors is essential for most patients to be able to afford a drug product. Sales of drug products depend substantially, both domestically and abroad, on the extent to which the costs of drugs products are paid for by health maintenance, managed care, pharmacy benefit and similar healthcare management organizations, or reimbursed by government health administration authorities, private health coverage insurers and other third-party payors.

A primary trend in the United States healthcare industry and elsewhere is cost containment. Government authorities and third-party payors have attempted to control costs by limiting coverage and the amount of reimbursement for particular drug products. In many countries, the prices of drug products are subject to varying price control mechanisms as part of national health systems. In general, the prices of drug products under such systems are substantially lower than in the United States. Other countries allow companies to fix their own prices for drug products but monitor and control company profits. Accordingly, in markets outside the United States, the reimbursement for drug products may be reduced compared with the United States.

In the United States, the principal decisions about reimbursement for new drug products are typically made by CMS, an agency within the U.S. Department of Health and Human Services. CMS decides whether and to what extent a new drug product will be covered and reimbursed under Medicare, and private payors tend to follow CMS to a substantial degree. However, no uniform policy of coverage and reimbursement for drug products exists among third-party payors and coverage and reimbursement levels for drug products can differ significantly from payor to payor.

The Medicare Prescription Drug, Improvement, and Modernization Act of 2003, or the MMA, established the Medicare Part D program to provide a voluntary prescription drug benefit to Medicare beneficiaries. Under Part D, Medicare beneficiaries may enroll in prescription drug plans offered by private entities that provide coverage of outpatient prescription drugs. While all Medicare drug plans must give at least a standard level of coverage set by Medicare, Part D prescription drug plan sponsors are not required to pay for all covered Part D drugs, and each Part D prescription drug plan can develop its own drug formulary that identifies which drugs it will cover and at what tier or level. However, Part D prescription drug formularies must include drugs within each therapeutic category and class of covered Part D drugs, though not necessarily all the drugs in each category or class. Any formulary used by a Part D prescription drug plan must be developed and reviewed by a pharmacy and therapeutic committee. Government payment for some of the costs of prescription drugs may increase demand for drugs for which Chemomab Israel obtains marketing approval. Any negotiated prices for any of its products covered by a Part D prescription drug plan will likely be lower than the prices it might otherwise obtain. Moreover, while the MMA applies only to drug benefits for Medicare beneficiaries, private payors often follow Medicare coverage policy and payment limitations in setting their own payment rates. Any reduction in payment that results from the MMA may result in a similar reduction in payments from non-governmental payors.

For a drug product to receive federal reimbursement under the Medicaid or Medicare Part B programs or to be sold directly to United States government agencies, the manufacturer must extend discounts to entities eligible to participate in the 340B drug pricing program. The required 340B discount on a given product is calculated based on the average manufacturer price, or AMP, and Medicaid rebate amounts reported by the manufacturer. As of 2010, the ACA expanded the types of entities eligible to receive discounted 340B pricing, although under the current state of the law these newly eligible entities (with the exception of children’s hospitals) will not be eligible to receive discounted 340B pricing on orphan drugs. As 340B drug pricing is determined based on AMP and Medicaid rebate data, the revisions to the Medicaid rebate formula and AMP definition described above could cause the required 340B discount to increase. If third-party payors do not consider its drugs to be cost-effective compared to other available therapies, they may not cover its drugs after approval as a benefit under their plans or, if they do, the level of payment may not be sufficient to allow Chemomab Israel to sell its drugs on a profitable basis.

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These laws, and state and federal healthcare reform measures that may be adopted in the future, may result in additional reductions in Medicare and other healthcare funding and otherwise affect the prices Chemomab Israel may obtain for any product candidates for which Chemomab Israel may obtain regulatory approval or the frequency with which any such product candidate is prescribed or used.

Outside of the United States, the pricing of pharmaceutical products and medical devices is subject to governmental control in many countries. For example, in the European Union, pricing and reimbursement schemes vary widely from country to country. Some countries provide that products may be marketed only after a reimbursement price has been agreed. Some countries may require the completion of additional studies that compare the cost effectiveness of a particular therapy to currently available therapies or so-called health technology assessments, in order to obtain reimbursement or pricing approval. Other countries may allow companies to fix their own prices for products, but monitor and control product volumes and issue guidance to physicians to limit prescriptions. Efforts to control prices and utilization of pharmaceutical products and medical devices will likely continue as countries attempt to manage healthcare expenditures.

Employees and Human Capital Resources

As of June 30, 2026, Chemomab Israel had 12 employees and consultants, including 3 with Ph.D. or M.D. degrees and including 7 who are engaged in research and development activities. Chemomab Israel is dependent on its management and scientific personnel, and it is crucial that it continues to attract and retain valuable employees. To facilitate attraction and retention, Chemomab Israel strives to make itself an inclusive and safe workplace, with opportunities for its employees to grow and develop in their careers, supported by strong compensation and benefits programs. None of its employees are represented by labor unions or covered by collective bargaining agreements.

Corporate Information and History

Chemomab Israel was incorporated on November 30, 2011, under the laws of the State of Israel. In March 2021, in connection with the merger between Chemomab Ltd. and Anchiano Therapeutics Ltd., Chemomab Israel changed its name from Anchiano Therapeutics Ltd. to Chemomab Therapeutics Ltd. Chemomab Israel’s address is 121-123 Menachem Begin Road, 30th floor, Tel Aviv 6701203, Israel, and its phone number is +972-77-331-0156. Chemomab Israel’s website is: www.chemomab.com. The information contained on, or that can be accessed through, its website is not incorporated by reference into this Registration Statement.

Available Information

Chemomab Israel’s investor relations website is https://investors.chemomab.com/. Chemomab Israel promptly makes available on its investor relations website, free of charge, the reports that Chemomab Israel files or furnishes with the SEC, corporate governance information (including its Code of Business Conduct and Ethics) and all press releases. The SEC maintains a website at www.sec.gov that contains reports, proxy and information statements and other information regarding Chemomab Israel and other issuers that file electronically with the SEC.

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CHEMOMAB ISRAEL’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion together with the consolidated financial statements and related notes included elsewhere in this Registration Statement. The statements contained in this discussion regarding industry outlook, its expectations regarding its future performance, planned investments in its expansion into additional geographies, research and development, sales and marketing and general and administrative functions as well as other non-historical statements contained in this discussion are forward-looking statements. These forward-looking statements are subject to numerous risks and uncertainties, including, but not limited to, the risks and uncertainties described in “Risk factors” and “Special note regarding forward-looking statements” included elsewhere in this Registration Statement. Chemomab Israel’s actual results may differ materially from those contained in or implied by any forward-looking statements.

Chemomab Israel is a clinical-stage biotechnology company focused on the discovery and development of innovative therapeutics for fibrotic and inflammatory diseases with high unmet needs. Based on the unique and pivotal role of the soluble protein CCL24 in promoting fibrosis and inflammation, Chemomab Israel developed nebokitug, a monoclonal antibody designed to bind and block CCL24 activity. Nebokitug has demonstrated the potential to treat multiple severe and life-threatening fibrotic and inflammatory diseases. Chemomab Israel and Scipher have entered into the Merger Agreement and, if the Merger is consummated, the Combined Company intends to advance nebokitug into a precision medicine Phase 2 clinical trial in rheumatoid arthritis, leveraging Scipher’s patient-stratification and companion diagnostic capabilities. See the section titled “The Merger Agreement” in this proxy statement/prospectus for additional information regarding the pending Merger.

Chemomab Israel has pioneered the therapeutic targeting of CCL24, a chemokine also known as eotaxin-2, which promotes various types of cellular processes that regulate inflammatory and fibrotic activities through the CCR3 receptor. CCL24 is expressed in various types of cells, including immune cells, endothelial cells and epithelial cells. Chemomab Israel has developed a novel CCL24 inhibiting product candidate with dual anti-fibrotic and anti-inflammatory activity that modulates the complex interplay of these inflammatory and fibrotic mechanisms, which drive abnormal states of fibrosis and fibrotic diseases. This innovative approach has been developed for difficult-to-treat rare diseases, also known as orphan indications or diseases, such as primary sclerosing cholangitis (PSC) and systemic sclerosis (SSc), for which patients have no established disease-modifying or standard-of-care treatment options. Chemomab Israel estimates that there are approximately 70,000 patients suffering from PSC in the United States, European Union and Japan, representing a more than $1 billion market opportunity, and approximately 170,000 patients suffering from SSc in those same markets, representing a more than $1.5 billion market opportunity.

Nebokitug, its lead clinical product candidate, is a novel humanized monoclonal antibody that attenuates the basic function of CCL24 as a regulator of major inflammatory and fibrotic pathways. Chemomab Israel has demonstrated that nebokitug interferes with the underlying biology of inflammation and fibrosis through a novel and differentiated mechanism of action. Chemomab Israel has recently completed a Phase 2 clinical study in PSC, a rare obstructive and cholestatic liver disease. Positive topline results from the double-blinded portion of this trial were reported in July, 2024 and results from the open label part were reported in March 2025. Chemomab Israel had an End-of-Phase 2 meeting with the FDA in December 2024. At this meeting, the FDA and Chemomab Israel agreed on the design for a single Phase 3 pivotal PSC trial that could result in full regulatory approval of nebokitug for patients with PSC.

The randomized, placebo-controlled Phase 2 study design included two doses of nebokitug (10 or 20mg/kg) vs placebo, administered once every three weeks for 15 weeks, as well as an open label extension in which all nebokitug eligible patients could receive nebokitug for an additional 33 weeks. In the Phase 2 study, nebokitug achieved its primary endpoint of safety and tolerability and demonstrated anti-fibrotic, anti-inflammatory and anti-cholestatic effects across a broad range of disease-related secondary efficacy endpoints, including statistically significant improvements in liver stiffness, a key PSC disease marker, after just 15 weeks of treatment. Moreover, nebokitug showed a reduction in total bilirubin, an important marker of cholestasis and liver health, as well as reductions in pruritus, a cholestatic indicator of great relevance to patients. Nebokitug is the first investigational drug being developed for PSC to exhibit broad, clinically relevant effects on all three components of the disease, establishing clinical proof-of-concept and providing further evidence of its multifactorial mechanism of action and disease-modifying potential. The open label extension portion of the trial showed that nebokitug continued to demonstrate good tolerability and anti-fibrotic, anti-inflammatory and anti-cholestatic activity over up to 48 weeks of treatment.

Chemomab Israel and the FDA have aligned on a clinical events-driven Phase 3 trial design that would be a randomized placebo-controlled clinical event-driven study. Patients in the active treatment arm will receive 20 mg/kg of nebokitug administered intravenously every three weeks. The primary endpoint is the time-to-first clinical event. The endpoint is a composite encompassing multiple, equally-weighted adverse clinical events associated with PSC disease progression, which may include acute cholangitis, biliary strictures requiring intervention, portal hypertension, hepatic decompensation, elevated MELD score (a measure associated with the need for liver transplant), liver transplantation and death. It is estimated that in the absence of intervention, participants would require on average about two years to achieve a clinically meaningful event. Clinical events will be assessed in a blinded fashion by an independent clinical endpoint adjudication committee. Approximately 350 PSC patients will be enrolled in the trial, and the study population will be enriched for patients with moderate to advanced disease. Chemomab Israel expects to leverage the strong relationships with global clinical investigators it developed during its successful Phase 2 SPRING study to facilitate enrollment in the nebokitug pivotal trial. However, as described elsewhere in this proxy statement/prospectus, if the Merger is consummated, the Combined Company’s near-term development priorities are expected to focus on nebokitug development in rheumatoid arthritis. The potential continued development of nebokitug in PSC remains, and would also be subject to the terms and conditions of the CVR Agreement. See the section titled “Agreements Related to the Merger—Contingent Value Rights Agreement” in this proxy statement/prospectus for additional information.

The nebokitug SSc clinical program is Phase 2-ready and Chemomab Israel has an open IND in the United States for a Phase 2 clinical trial. However, Chemomab Israel has suspended initiation of this study while we focus our resources on the PSC Program. Chemomab Israel believes that nebokitug could have disease-modifying potential in this poorly treated condition. If the Merger is consummated, the Combined Company’s development priorities are expected to focus initially on nebokitug development in rheumatoid arthritis, and the timing of any future SSc development activities will be determined by the Combined Company.

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While Chemomab Israel’s primary focus has been on these two rare indications, early in 2024 Chemomab Israel reported results from a completed Phase 2a clinical study in patients with liver fibrosis due to metabolic dysfunction-associated steatohepatitis (MASH). This trial provided safety and PK data and information useful for assessing its current subcutaneous formulation of nebokitug. Additionally, the trial measured a number of biomarkers that may be relevant to the activity of nebokitug in other fibro-inflammatory conditions. The results showed that the trial met its primary endpoint of safety and tolerability, and that nebokitug demonstrated consistent data trends and positive activity across secondary endpoints that included a range of liver fibrosis biomarkers and physiologic assessments.

Fibrosis is the abnormal and excessive accumulation of collagen and extracellular matrix, the non-cellular component in all tissues and organs, which provides structural and biochemical support to surrounding cells. When present in excessive amounts, collagen and extracellular matrix lead to scarring and thickening of connective tissues, affecting tissue properties and potentially leading to organ dysfunction and failure. Fibrosis can occur in many different tissues, including lung, liver, kidney, muscle, skin, and the gastrointestinal tract, resulting in a wide array of progressive fibrotic conditions. Fibrosis and inflammation are intrinsically linked. While a healthy inflammatory response is necessary for efficient tissue repair; after disease or injury, an excessive, uncontrolled inflammatory response can lead to tissue fibrosis that in turn can further stimulate inflammatory processes in a fibro-inflammatory vicious cycle.

The following tables summarize Chemomab Israel’s results of operations in dollars. The period-to-period comparison of results is not necessarily indicative of results for future periods.

To date, Chemomab Israel has not generated any revenue. Chemomab Israel does not expect to generate revenue unless and until Chemomab Israel obtains regulatory approval and commercializes a product candidate, or until Chemomab Israel receives revenue from a collaboration such as a co-development or out-licensing agreement. There can be no assurance that Chemomab Israel will receive such regulatory approvals, and if any product candidate is approved, that Chemomab Israel will be successful in commercializing it.

Research and Development Expenses

Research and development expenses consist primarily of costs incurred in connection with the development of Chemomab Israel’s product candidates. These expenses include:

●	expenses incurred under agreements with contract research organizations or contract manufacturing organizations, as well as investigative sites and consultants that conduct Chemomab Israel’s clinical trials, preclinical studies and other scientific development services;

●	manufacturing scale-up expenses and the cost of acquiring and manufacturing preclinical and clinical trial materials;

●	employee-related expenses, including salaries, related benefits, travel and share-based compensation expenses for employees engaged in research and development functions, as well as external costs, such as fees paid to outside consultants engaged in such activities;

●	license maintenance fees and milestone fees incurred in connection with various license agreements;

●	costs related to compliance with regulatory requirements; and

●	depreciation and other expenses.

Chemomab Israel recognizes external development costs based on an evaluation of the progress to completion of specific tasks using information provided to Chemomab Israel by Chemomab Israel’s service providers.

Chemomab Israel does not allocate costs of employees who are not engaged directly in research and development or facility expenses, including depreciation or other indirect costs, to specific programs because these costs are deployed across multiple programs and, as such, are not separately classified. Chemomab Israel uses Chemomab Israel’s internal resources primarily to oversee research, as well as for managing Chemomab Israel’s preclinical development, process development, manufacturing and clinical development activities. Chemomab Israel’s employees work across multiple programs and, therefore, Chemomab Israel does not track costs by program.

Research and development activities are fundamental to Chemomab Israel’s business. Product candidates in later stages of clinical development generally have higher development costs than those in earlier stages of clinical development, primarily due to the increased size and duration of later-stage clinical trials. As a result, Chemomab Israel expects that Chemomab Israel’s research and development expenses will increase substantially over the next several quarters and years as Chemomab Israel continues to advance the development of Chemomab Israel’s product candidates. Chemomab Israel also expects to incur additional expenses related to milestone and royalty payments payable to third parties with whom Chemomab Israel has entered into license agreements to acquire the rights to its product candidates.

General and Administrative Expenses

General and administrative expenses consist primarily of salaries, related benefits and share-based compensation expenses for personnel in executive and administrative functions. General and administrative expenses also include professional fees for legal, consulting, accounting and audit services.

Chemomab Israel anticipates that Chemomab Israel’s general and administrative expenses will increase in the future as Chemomab Israel increases headcount and general activities to support Chemomab Israel’s continued research activities and development of Chemomab Israel’s product candidates as well as expanding Chemomab Israel’s presence in the United States. Additionally, if and when Chemomab Israel believes that regulatory approval of a product candidate appears likely, Chemomab Israel expects to incur an increase in payroll and related expenses as a result of Chemomab Israel’s preparation for commercial operations, especially as it relates to the sales and marketing of any product candidate.

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Results of Operations

Six Months Ended June 30, 2026, Compared to the Six Months Ended June 30, 2025

Below is a summary of Chemomab Israel’s results of operations for the periods indicated:

Six Months ended June 30, 2026, compared to the six months ended June 30, 2025

	Six months ended June 30,		Increase/(decrease)
	2026	2025	$	%
	(in thousands)
Operating expenses:
Research and development	$2,067	$3,780	$(1,713)	(45)%
General and administrative	$2,024	$1,969	$55	3%
Operating loss	$(4,091)	$(5,749)	$1,658	(29)%
Financing income, net	$153	$369	$(216)	(59)%
Income tax	-	-	-	-
Net loss	$(3,938)	$(5,380)	$1,442	(27)%

Chemomab Israel’s results of operations have varied in the past and can be expected to vary in the future due to numerous factors. Chemomab Israel believes that period-to-period comparisons of Chemomab Israel’s operating results are not necessarily meaningful and should not be relied upon as indications of future performance.

Research and development expenses

Research and development expenses decreased by approximately $1.7 million, or 45%, for the six months ended June 30, 2026, compared to the same period in 2025. The decrease was primarily attributable to lower consultants and subcontractors costs following the completion of the Phase 2 SPRING clinical trial, as well as lower salaries and related expenses, partially offset by higher share-based compensation expenses.

General and administrative expenses

General and administrative expenses increased by approximately $55 thousand, or 3%, for the six months ended June 30, 2026, compared to the same period in 2025. The increase was primarily attributable to a $144 thousand increase in professional services and a $46 thousand increase in salaries, fees and related expenses, partially offset by an $81 thousand decrease in share-based compensation expenses and other smaller decreases.

Financing income, net

Financing income, net for the six months ended June 30, 2026, was $153 thousand, compared to $369 thousand in the same period in 2025. The decrease was primarily attributable to lower interest income due to reduced balances held in bank deposits.

Year ended December 31, 2025, Compared to the Year Ended December 31, 2024

The following table summarizes its results of operations for the years ended December 31, 2025, 2024 and 2023:

	Year ended December 31,
	2025	2024	2023
	(in thousands)
Operating Expenses:
Research and development	$5,833	$11,327	$18,381
General and administrative	3,734	3,412	7,078
Total operating expenses	9,567	14,739	25,459

Financing income, net	(572)	(794)	(1,238)
Loss before taxes	8,995	13,945	24,221
Taxes benefit	-	-	-

Net loss	$8,995	$13,945	$24,221

Chemomab Israel’s results of operations have varied in the past and can be expected to vary in the future due to numerous factors. Chemomab Israel believes that period-to-period comparisons of its operating results are not necessarily meaningful and should not be relied upon as indications of future performance.

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Research and development expenses

Research and development expenses decreased by approximately $5.5 million, or 49%, to approximately $5.8 million for the year ended December 31, 2025, compared to approximately $11.3 million for the year ended December 31, 2024. The decrease was primarily attributable to the completion of the clinical trial in 2024, which led to reduced clinical trial, manufacturing, and other program-related costs in 2025.

General and administrative expenses

General and administrative expenses increased by approximately $0.3 million, or 9%, to approximately $3.7 million for the year ended December 31, 2025, compared to approximately $3.4 million for the year ended December 31, 2024. The increase was primarily attributable to higher share-based compensation expenses related to options, as well as increased business development consulting expenses.

Financing income, net

Financing income, net, decreased by approximately $0.2 million, or 28%, to net income of $0.6 million for the year ended December 31, 2025, compared to a net income of $0.8 million for the year ended December 31, 2024. The decrease was primarily attributable to lower interest income as a result of reduced cash balances held in deposits and lower interest rates during 2025.

Year ended December 31, 2024, Compared to the Year Ended December 31, 2023

Research and development expenses

Research and development expenses decreased by approximately $7.1 million, or 38%, to approximately $11.3 million for the year ended December 31, 2024, compared to approximately $18.4 million for the year ended December 31, 2023. The decrease resulted due to production for clinical trial done in 2023 and decrease in clinical related expenses due to completion of phase 2 clinical study in Q3 2024.

General and administrative expenses

General and administrative expenses decreased by approximately $3.7 million, or 52%, to approximately $3.4 million for the year ended December 31, 2024, compared to approximately $7.1 million for the year ended December 31, 2023. The decrease was primarily due to a decrease in headcount, professional fees, insurance expenses and share-based compensation.

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Financing income, net

Financing income, net, decreased by approximately $444 thousand, or 36%, to net income of $794 thousand for the year ended December 31, 2024, compared to a net income of $1,238 thousand for the year ended December 31, 2023. The decrease was primarily due to a reduction in the amount of deposits and cash and cash equivalents between the periods. Financing income, net for the year ended December 31, 2024, was primarily related to interest income on deposits offset by foreign currency exchange rate differences.

Cash Flows

The table below shows a summary of Chemomab Israel’s cash flow activities for the six months ended June 30, 2026, compared to the six months ended June 30, 2025:

	Six months ended June 30,		Change
	2026	2025	$	%
	(in thousands)
Cash flow activities
Net cash used in operating activities	$(3,744)	$(6,144)	$2,400	(39)%
Net cash provided by investing activities	$2,111	$4,278	$(2,167)	(51)%
Net cash provided by financing activities	$68	$1,315	$(1,247)	(95)%
Net decrease in cash, cash equivalents and restricted cash	$(1,565)	$(551)	$(1,014)	184%

Operating activities

Net cash used in operating activities decreased by $2.4 million, or 39%, for the six months ended June 30, 2026, compared to the same period in 2025. The decrease was primarily due to a $1.4 million reduction in net loss and favorable changes in accrued expenses and employee and related expenses, partially offset by an unfavorable change in other receivables and prepaid expenses.

Investing activities

Net cash provided by investing activities for the six months ended June 30, 2026 decreased by approximately $2.2 million compared to the same period in 2025. The decrease was primarily attributable to a smaller decrease in short-term bank deposits.

Financing activities

Net cash provided by financing activities for the six months ended June 30, 2026 decreased by approximately $1.2 million compared to the same period in 2025. The decrease was primarily attributable to lower net proceeds from the issuance of ADSs.

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The following table summarizes Chemomab Israel’s cash flows for the years ended December 31, 2025, 2024 and 2023:

	Year ended December 31,
	2025	2024	2023		Increase/(decrease)
	(in thousands)%
Net cash used in operating activities	$(11,130)	$(15,386)	$(23,611)	$4,256	(28)%
Net cash provided by investing activities	5,390	2,297	15,879	3,093	135%
Net cash provided by financing activities	7,157	9,868	3,504	(2,711)	(27)%
Net Increase (decrease) in cash, cash equivalents and restricted cash	$1,417	$(3,221)	$(4,228)	$4,638	(144)%

Year ended December 31, 2025, Compared to the Year Ended December 31, 2024

Operating activities

Net cash used in operating activities for the year ended December 31, 2025 was approximately $11.1 million, compared to approximately $15.4 million for the year ended December 31, 2024.

Net cash used in operating activities for the year ended December 31, 2025 consisted primarily of a net loss of approximately $9.0 million, adjusted for non-cash charges of approximately $0.7 million, which mainly included share-based compensation expenses of $0.6 million and depreciation of $0.1 million, as well as a capital loss of $7 thousand. These items were further affected by net cash used by changes in operating assets and liabilities of approximately $2.8 million, primarily driven by an increase in other receivables and prepaid expenses and a decrease in accrued expenses and employee-related liabilities.

Net cash used in operating activities for the year ended December 31, 2024 consisted primarily of a net loss of approximately $13.9 million, adjusted for non-cash charges of approximately $0.7 million, and net cash used by changes in operating assets and liabilities of approximately $2.1 million, mainly due to decreases in accrued expenses.

The decrease in net cash used in operating activities in 2025 compared to 2024 was primarily attributable to the lower net loss in 2025.

Investing activities

Net cash provided by investing activities for the year ended December 31, 2025, was approximately $5.4 million, due to decrease in short term deposits.

Net cash provided in investing activities for the year ended December 31, 2024, was $2.3 million, due to decrease in short term deposits.

Financing activities

Net cash provided by financing activities for the year ended December 31, 2025, was approximately $7.2 million due to proceeds from issuance of shares net of issuance costs.

Net cash provided by financing activities for the year ended December 31, 2024, was $9.9 million due to proceeds from issuance of shares net of issuance costs.

Year ended December 31, 2024, Compared to the Year Ended December 31, 2023

Operating activities

Net cash used in operating activities for the year ended December 31, 2024, was approximately $15 million and included net loss of $13.9 million, and by net cash used by changes in operating assets and liabilities of approximately $2.1 million offset by non-cash charges of $0.7 million, which mainly included share-based compensation expenses.

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Net cash used in operating activities for the year ended December 31, 2023, was approximately $23.6 million and included net loss of $24.2 million, partially offset by net cash used by changes in operating assets and liabilities of approximately $0.9 million and non-cash charges of $1.6 million, which mainly included share-based compensation expenses.

Investing activities

Net cash provided by investing activities for the year ended December 31, 2024, was approximately $2.3 million, due to decrease in short term deposits.

Net cash provided in investing activities for the year ended December 31, 2023, was $15.9 million, due to decrease in short term deposits.

Financing activities

Net cash provided by financing activities for the year ended December 31, 2024, was approximately $9.9 million due to proceeds from issuance of shares net of issuance costs.

Net cash provided by financing activities for the year ended December 31, 2023, was $3.5 million, consisting of $2.9 million of proceeds from issuance of shares net of issuance costs and $0.6 million of proceeds from the sale of treasury shares.

Recently-Issued Accounting Pronouncements

Certain recently-issued accounting pronouncements are discussed in Note 2, Summary of Significant Accounting Policies, to the audited consolidated financial statements in Chemomab Israel’s 2025 Annual Report.

Funding Requirements

Chemomab Israel expects its expenses to increase substantially as it advances the clinical trials of its product candidate. In addition, Chemomab Israel expects to continue to incur additional costs associated with operating as a public company. However, as described elsewhere in this proxy statement/prospectus, Chemomab Israel has entered into a Merger Agreement with Scipher. If the Merger and the Concurrent PIPE Investment are consummated, the Concurrent PIPE Investment will yield aggregate gross proceeds to Chemomab Parent of at least $30,000,000 and up to $50,000,000, of which $10,000,000 in cash has already been received by Scipher through the Pre-Closing Financing and counts toward the $30,000,000 Minimum Investment. Such proceeds are expected to fund the Combined Company’s operations, including the planned Phase 2 clinical development of nebokitug in rheumatoid arthritis.

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Chemomab Israel believes that its existing cash, cash equivalents and bank deposits will enable it to fund its operating expenses and capital expenditure requirements through the first quarter of 2027. These conditions raise substantial doubt about its ability to continue as a going concern. Chemomab Israel will be required to raise additional funds to support its operations and continue as a going concern. If the Merger and the Concurrent PIPE Investment are consummated, the proceeds from the Concurrent PIPE Investment are expected to extend the Combined Company’s cash runway. However, if the Merger is not consummated, Chemomab Israel will need to raise additional funds independently. While Chemomab Israel believes that it can raise additional funds, there can be no assurance that these efforts will be successful or sufficient. Chemomab Israel has based these estimates on assumptions that may prove to be wrong, and it could expend its capital resources sooner than it expects. If Chemomab Israel receives regulatory approval for any of its product candidates, it expects to incur significant commercialization expenses related to product manufacturing, sales, marketing and distribution.

B. Liquidity and Capital Resources

In connection with the merger between Chemomab Ltd. and Anchiano Therapeutics Ltd., on March 15, 2021, Chemomab Israel entered into Securities Purchase Agreements with certain investors, pursuant to which Chemomab Israel agreed to sell approximately $45.5 million of the ADSs in a private placement transaction (the Private Placement). The Private Placement closed on March 22, 2021, at which time it sold 654,818 ADSs together with warrants to purchase up to 65,482 ADSs at an exercise price of $69.4 per ADS. The foregoing warrants expired in March 2026 without being exercised.

On April 30, 2021, Chemomab Israel entered into the Sales Agreement with Cantor Fitzgerald & Co. (“Cantor”). Pursuant to the Sales Agreement, Chemomab Israel may offer and sell, from time to time, ADSs having an aggregate offering price of up to $75 million through Cantor (the “Cantor ATM Facility”). Sales of ADSs, if any, under the Sales Agreement will be issued and sold pursuant to Chemomab Israel’s Registration Statement on Form S-3 which was declared effective on May 17, 2021, and will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. Pursuant to the Sales Agreement, Cantor has agreed to act as sales agent on a best efforts basis and use commercially reasonable efforts to sell on Chemomab Israel’s behalf all of the ADSs it requested to be sold in accordance with the Sales Agreement, consistent with Cantor’s normal trading and sales practices, on mutually agreed terms.

On April 25, 2022, Chemomab Israel filed a prospectus supplement with the SEC for the issuance and sale of up to $18,125,000 of ADSs in connection with the reactivation of the Cantor ATM Facility and pursuant to General Instruction I.B.6 of Form S-3, which, subject to certain exceptions, limits the amount of securities it is able to offer and sell under such registration statement during any twelve month period to one-third of Chemomab Israel’s unaffiliated public float.

In October 2023, Chemomab Israel entered into an At the Market Offering Agreement (the “Roth ATM Agreement”) with Roth Capital Partners, LLC, (“Roth”). Pursuant to the Roth ATM Agreement, it may offer and sell, from time to time, its ADSs having an aggregate offering price of up to $2,863,664 through Roth or the Roth ATM Agreement (the “Roth ATM Facility”). Accordingly, in October 2023, it filed a prospectus supplement with the SEC for the issuance and sale of up to $2,863,664 of its ADSs in connection with the reactivation of the Roth ATM Facility.

On November 15, 2024, Chemomab Israel filed a prospectus supplement with the SEC for the issuance and sale of up to $8,626,564 of ADSs in connection with the Roth ATM Facility and pursuant to General Instruction I.B.6 of Form S-3, which, subject to certain exceptions, limits the amount of securities it is able to offer and sell under such registration statement during any twelve month period to one-third of its unaffiliated public float.

On July 25, 2024, Chemomab Israel entered into a Securities Purchase Agreement with the Purchasers as identified therein, pursuant to which it sold to the Purchasers: (i) 1,037,217 ADSs, at a purchase price of $4.94 per ADS; and (ii), in lieu of ADSs, Pre-Funded Warrants to purchase up to 987,075 ADSs at a purchase price of $4.939 per warrant (the July 2024 Private Placement). The Pre-Funded Warrants will have an exercise price of $0.0004 per ADS, be immediately exercisable and remain exercisable until exercised in full. The July 2024 Private Placement closed on July 30, 2024, and Chemomab Israel received gross proceeds from the July 2024 Private Placement of approximately $10.0 million before deducting any offering expenses. On August 23, 2024, Chemomab Israel filed a Registration Statement on Form F-3 with the SEC for the issuance and sale of the 2,024,292 ADSs sold to the Purchasers in the July 2024 Private Placement.

During the year ended December 31, 2022, Chemomab Israel sold 32,626 ADSs at an average price of USD 8.44 per ADS, through the Cantor ATM Facility, resulting in gross proceeds of $275,000.

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During the year ended December 31, 2023, Chemomab Israel sold 145,506 ADSs which were held in treasury for consideration of approximately $580 thousand.

During the year ended December 31, 2023, Chemomab Israel sold 450,000 ADSs at an average price of USD 3.84 per ADS, through the Roth ATM Facility, resulting in gross proceeds of USD 1.73 million and 193,225 ADSs at an average price of USD 7.32 per ADS, through the Cantor ATM Facility, resulting in gross proceeds of approximately USD1.4 million.

During the year ended December 31, 2024, Chemomab Israel sold 125,752 ADSs at an average price of USD 6.60 per ADS, through the Roth ATM Facility, resulting in gross proceeds of approximately $0.8 million.

During the year ended December 31, 2025, Chemomab Israel sold 285,745 ADSs at an average price of approximately $4.32 per ADS through the Roth ATM Facility, resulting in net proceeds of approximately $1.2 million. The Roth ATM Agreement was terminated by Chemomab Israel in 2025.

On July 25, 2025, Chemomab Israel entered into the Sales Agreement with LifeSci Capital, LLC (“LifeSci”). Pursuant to the Sales Agreement, it may offer and sell, from time to time, ADSs having an aggregate offering price of up to $7,258,687 through LifeSci (the “LifeSci ATM Facility”). Sales of ADSs, if any, under the Sales Agreement will be issued and sold pursuant to a shelf registration statement on Form F-3 (File No. 333-275002), as amended, and the prospectus contained therein, and will be made in sales deemed to be an “at the market offering” as defined in Rule 415(a)(4) promulgated under the Securities Act. Pursuant to the Sales Agreement, LifeSci will use its commercially reasonable efforts to sell the ADSs from time to time, based upon its instructions, including any price, time or size limits or other parameters or conditions that Chemomab Israel may impose.

From August 1, 2025 through June 30, 2026, Chemomab Israel sold 2,014,746 ADSs pursuant to the LifeSci Agreement at an average price of approximately $3.04 per ADS, resulting in net proceeds of approximately $5.9 million.

During the six months ended June 30, 2026, Chemomab Israel sold 34,760 ADSs resulting in net proceeds of approximately $68 thousand.

As shown in the accompanying consolidated financial statements, Chemomab Israel has incurred losses and cash flow deficits from operations since inception, resulting in an accumulated deficit as of June 30, 2026, of approximately $115.6 million. Chemomab Israel has financed operations to date primarily through public and private placements of equity securities. Chemomab Israel anticipates that it will continue to incur net losses for the foreseeable future. As of June 30, 2026, Chemomab Israel had cash, cash equivalents and short-term bank deposits of $6.7 million. Chemomab Israel believes that its existing cash, cash equivalents and bank deposits will be sufficient to fund its projected cash needs through the first quarter of 2027. To meet future capital needs it would need to raise additional capital through equity or debt financing or other strategic transactions. However, any such financing may not be available to Chemomab Israel on favorable terms or at all. Chemomab Israel’s failure to obtain sufficient funds on commercially acceptable terms when needed would have a material adverse effect on its business, results of operations and financial condition.

Current Outlook

Developing drugs, conducting preclinical and clinical trials, obtaining commercial manufacturing capabilities and commercializing products is expensive, and Chemomab Israel will need to raise substantial additional funds to achieve its strategic objectives. Chemomab Israel will require significant additional financing in the future to fund its operations, including if and when it progresses into clinical trials of its product candidates, obtain regulatory approval for one or more of its product candidates, obtain commercial manufacturing capabilities and commercialize one or more of its product candidates. Chemomab Israel’s future capital requirements will depend on many factors, including, but not limited to:

●	the progress and costs of its preclinical and clinical trials and other research and development activities;

●	the scope, prioritization and number of its preclinical and clinical trials and other research and development programs;

●	the amount of revenues and contributions it receives under future licensing, collaboration, development and commercialization arrangements with respect to its product candidates;

●	the costs of development and expansion of its operational infrastructure;

●	the costs and timing of obtaining regulatory approval for one or more of its product candidates;

●	its ability, or that of its collaborators, to achieve development milestones, marketing approval and other events or developments under potential future licensing agreements;

●	the costs of filing, prosecuting, enforcing and defending patent claims and other intellectual property rights;

●	the costs and timing of securing manufacturing arrangements for clinical or commercial production;

●	the costs of contracting with third parties to provide sales and marketing capabilities for it or establishing such capabilities by itself;

●	the costs of acquiring or undertaking development and commercialization efforts for any future products, product candidates or technology;

●	the magnitude of its general and administrative expenses; and

●	any additional costs that it may incur under future in- and out-licensing arrangements relating to one or more of its product candidates.

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Until Chemomab Israel can generate significant recurring revenues, it expects to satisfy its future cash needs through capital raising or by out-licensing and/or co-developing applications of one or more of its product candidates. Chemomab Israel cannot be certain that additional funding will be available to it on acceptable terms, if at all. If funds are not available, it may be required to delay, reduce the scope of or eliminate research or development plans for, or commercialization efforts with respect to, one or more of its product candidates and make the necessary change to its operations to reduce the level of its expenditures in line with available resources.

Chemomab Israel is a development-stage company and it is not possible for it to predict with any degree of accuracy the outcome of its research and development efforts. As such, it is not possible for Chemomab Israel to predict with any degree of accuracy any significant trends, uncertainties, demands, commitments or events that are reasonably likely to have a material effect on its net loss, liquidity or capital resources, or that would cause financial information to not necessarily be indicative of future operating results or financial condition. However, to the extent possible, certain trends, uncertainties, demands, commitments and events are described in this item.

C.	Research and Development, Patents and Licenses

For information concerning Chemomab Israel’s research and development policies and a description of the amount spent during each of the last three fiscal years on company-sponsored research and development activities, see “Operating and Financial Review and Prospects-Results of Operations.”

D.	Trend Information

Other than as disclosed elsewhere in this proxy statement/prospectus, Chemomab Israel is not aware of any trends, uncertainties, demands, commitments or events for the period from January 1, 2026 to June 30, 2026, that are reasonably likely to have a material adverse effect on its revenue, profitability, liquidity or capital resources, or that caused the disclosed financial information to be not necessarily indicative of future operating results or financial condition.

E.	Critical Accounting Estimates

Chemomab Israel’s financial statements are prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The preparation of Chemomab Israel’s financial statements and related disclosures in accordance with GAAP requires it to make estimates and judgments that affect the reported amounts of assets, liabilities, revenue, costs and expenses, and the disclosure of contingent assets and liabilities in its financial statements. Chemomab Israel bases its estimates on historical experience, known trends and events and various other factors that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Chemomab Israel evaluates its estimates and assumptions on an ongoing basis. Chemomab Israel’s actual results may differ from these estimates under different assumptions or conditions.

Chemomab Israel’s significant accounting policies are described in more detail in Note 2 to its audited consolidated financial statements included elsewhere in this proxy statement/prospectus.

BUSINESS OF SCIPHER

Overview

Scipher Medicine Corporation (as used in this “Business of Scipher” section, “Scipher,” the “Company,” “we,” “us,” or “our”) is a precision immunology company focused on transforming the treatment of autoimmune and other complex diseases by applying AI-enabled network medicine to improve the drug development process by improving the selection of targets, indications and patient populations. Our proprietary platform, SPECTRA™ (“SPECTRA™” or “platform” or “SPECTRA™ platform”), integrates the human interactome with multi-omic, clinical and real-world data to identify and prioritize therapeutic targets, select indications, discover biomarkers, stratify patients and develop molecular treatment response signatures (individually, an “MTRS” and collectively, “MTRSs”).

SPECTRA™ is designed to be disease agnostic, but Scipher’s internal strategy is currently focused on immunology and inflammation, where complex disease biology and heterogeneous patient responses have contributed to low clinical development success rates and trial-and-error treatment selection. Over the past decade, we have developed SPECTRA™ for use across the drug development lifecycle, including preclinical target and indication ranking, target toxicity assessment, clinical biomarker discovery, MTRS development and companion diagnostic strategies. We believe this platform-based approach has the potential to meaningfully improve therapeutic development process by improving the selection of targets, indications and patient populations. However, there is no guarantee SPECTRA™ will lead to clinical trial success, that it will identify safe and effective product candidates or that it will lead to approval of product candidates, whether on an accelerated basis or otherwise.

We believe autoimmune diseases are poised for a precision medicine transformation similar to the targeted therapy evolution seen in oncology. Through SPECTRA™, PrismRA® and our expanding MTRS capabilities, Scipher seeks to build a differentiated precision immunology platform that can support internal therapeutic development, biopharmaceutical partnerships and next-generation companion diagnostic opportunities.

2. Our Approach and Strategy

A.	SPECTRA™: Scipher’s Foundational Technology to Reduce Risk in Clinical Development

Scipher was founded in 2013 based on pioneering discoveries in network medicine by its co-founders, Drs. Joseph Loscalzo (Harvard Medical School, Brigham and Women’s Hospital) and Albert-László Barabási (Northeastern University, Brigham and Women’s Hospital), whose work helped establish the field through more than 100 peer-reviewed publications. Their work demonstrated that complex diseases arise from perturbations of interconnected molecular networks and that these networks can be leveraged to better understand disease mechanisms and their connections to subsequent therapeutic intervention.

While this scientific foundation provided the initial framework for the Company, Scipher’s technology has evolved substantially beyond the original academic platform. Scipher has continued to expand the platform through years of internal research and development. The platform has been re-engineered, expanded, and validated using large-scale multi-omics data, proprietary algorithms and patient data, and computational infrastructure.

In 2022, Scipher published its work in novel target identification, supporting applications in target discovery, indication expansion, portfolio prioritization and assessment of clinical trial success. In 2024, Scipher published work describing biomarker discovery capability designed to identify mechanism-based biomarkers and submitted a related provisional patent application. In 2026, Scipher expanded its technology to enable assessment of target-level associations with safety-related drug attrition. See Exhibit 1.

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Exhibit 1: Scipher’s Proprietary SPECTRA™ Evolution & Technology Roadmap

Today, SPECTRA™ is Scipher’s proprietary, fully integrated AI-enabled network medicine platform that combines proprietary technologies for target discovery, clinical trial success assessment, patient stratification through custom MTRS signatures, biomarker discovery, and target safety assessment. SPECTRA™ systematically reconstructs disease mechanisms, prioritizes therapeutic interventions, predicts the patient populations most likely to respond, and evaluates potential on-target safety liabilities early in the discovery process. However, there is no guarantee SPECTRA™ will lead to clinical trial success, that it will identify safe and effective product candidates or that it will lead to approval of product candidates, whether on an accelerated basis or otherwise.

The scientific foundation of SPECTRA™ is network medicine, which analyzes disease biology in the context of the Human Interactome (“HI”), a systems-level map of molecular relationships in human cells. In its classical form, nodes represent genes or their (protein) products, and edges represent experimentally supported interactions among them. This framework reflects that biological processes emerge from coordinated interactions among molecular components and that complex diseases may arise from perturbations of interconnected regions of the HI rather than from single molecular defects.

Over the past two decades, continuous advances in systems biology, high-throughput omics technologies, and experimental validation have enabled increasingly comprehensive and highly curated maps of the HI. These resources provide the foundation for network medicine, a discipline that moves beyond the traditional reductionist paradigm in which diseases are classified primarily by organ-level symptoms or individual molecular markers. Instead, network medicine defines diseases by their underlying molecular circuitry and the dysregulated biological pathways that drive pathology. See Exhibit 2.

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Exhibit 2: A Leader in AI Network Medicine

Scipher considers itself a leader in AI network medicine based on Scipher’s position relative to other companies in the field, including: (i) Scipher’s foundation in the pioneering work of co-founders Dr. Albert-László Barabási and Dr. Joseph Loscalzo, whose contributions helped establish the field, as evidenced by substantial peer-reviewed publishing activity; (ii) the breadth of Scipher’s proprietary SPECTRA™ technology suite relative to the more limited capabilities of competing approaches, encompassing target discovery and prioritization, clinical-trial-success assessment, biomarker discovery, MTRS and on-target safety assessment; (iii) the body of peer-reviewed publications describing components of the platform and supporting Scipher’s scientific and technological position relative to other companies developing AI-enabled Network Medicine solutions; and (iv) the clinical validation, commercialization and Medicare coverage of PrismRA®, which was the first (and still only) MTRS in immunology approved for reimbursement by CMS and represents a significant milestone in the clinical translation and commercialization of SPECTRA™. This characterization is not based on market share or any third-party industry rankings.

SPECTRA™, our precision immunology platform, encompasses Scipher’s core proprietary advanced technologies. It is designed to integrate multi-omic data with clinical and real-world evidence to reduce the risk associated with drug discovery and development, and to support patient stratification in autoimmune and related diseases. The platform applies advanced data analytics and machine learning/AI to identify biological targets, prioritize disease indications, and generate custom MTRS diagnostics associated with therapeutic outcomes. It enables selecting the optimal network perturbation, matching therapies to the patients whose disease biology is most likely to respond while simultaneously maintaining an acceptable safety profile. By combining large-scale molecular data with network-based computational modeling, this network medicine approach provides a systematic framework that targets the identification of the right drug for the right mechanism in the right patient. See Exhibit 3.

The platform and related technologies are supported by Scipher’s proprietary intellectual property portfolio, including patent families covering aspects of the SPECTRA™ platform and related applications that are pending in the United States and other jurisdictions.

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Exhibit 3: Overview of Scipher’s SPECTRA™ Platform

Exhibit 3: Voitalov et al. The module triad: a novel network biology approach to utilize patients’ multi-omics data for target discovery in ulcerative colitis. Sci Rep 12, 21685 (2022).

Target Ranking and Network-Based Risk Assessment

Our methodology applies a target-centric framework integrating network-based representations of biology, the HI, with target-specific features derived from molecular and biological data. This approach leverages both proprietary and publicly available curated datasets of drug targets with known clinical outcomes, including both approved therapies and discontinued programs, to inform model development. We believe this approach demonstrates the unique utility of combining biological network information with target-level properties to support decision-making in early-stage drug discovery by assessing the relevance of a target to a specific disease and the likelihood of the target being efficacious and to inform the target’s safety risk.

Within this framework, disease-associated network modules are reconstructed by integrating diverse data modalities, including genetics, transcriptomics, proteomics, and clinical phenotypes. These network models reveal shared molecular mechanisms across diseases, explain patterns of comorbidity, identify causal biological pathways, and prioritize novel therapeutic targets.

Therapeutic intervention can therefore be viewed as the targeted perturbation of disease networks to restore their molecular state toward health. However, successful translation requires more than identifying a promising target; it also requires matching therapies to the patients whose disease biology is most likely to respond while simultaneously maintaining an acceptable safety profile.

Our predictive analytics platform empowers decision makers to navigate this complex landscape with unprecedented clarity, significantly reducing the risk of costly failures and optimizing investment decisions. In Exhibit 4 below, we present a comprehensive validation of the SPECTRA™ platform target ranking algorithm, based on our previously developed multi-omic, network-based approach to target discovery.

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Exhibit 4: Scipher’s assessment of select immunology-focused clinical trial success. Similar trend was observed across 30 diseases

Exhibit 4: No observed approvals with targets ranking below 50-70% of Scipher’s rankings. Varies by disease area. Source: Proprietary SpectraRx platform and team analysis.

By analyzing clinical trial outcomes across multiple diseases, we demonstrate that our target rankings predict the likelihood of clinical trial failures with high accuracy, demonstrating the platform’s potential power as a tool for improving assets selection in the pharmaceutical development process and optimizing investment decisions. See Exhibit 4.

We apply the SPECTRA™ platform across multiple stages of the drug development lifecycle. In early-stage programs, SPECTRA™ is used to identify and prioritize potential therapeutic targets and disease indications, enabling a more systematic and evidence-based approach to drug discovery. However, there is no guarantee SPECTRA™ will lead to clinical trial success, that it will identify safe and effective product candidates or that it will lead to approval of product candidates, whether on an accelerated basis or otherwise.

Precision Medicine and Companion Diagnostics (CDx) Strategy

In clinical development, the platform is used to develop drug-specific MTRSs to identify those patients most likely to respond to therapy and subsequently support the development of companion diagnostics (“CDx”). We utilize SPECTRA™ both in our internal programs and in collaborations with biopharmaceutical partners. We believe the integration of multi-omic data and clinical insights through SPECTRA™ provides a foundation for improving therapeutic development and enabling more personalized approaches to treatment — the true promise of precision medicine.

In 2024, Scipher expanded the capabilities of the SPECTRA™ platform through the development of a biomarker discovery application designed to identify mechanism-based biomarkers and support therapeutic development activities. This capability is intended to facilitate collaborations with biopharmaceutical partners by enabling the discovery of biomarkers associated with drug targets, disease pathways, and potential patient stratification strategies. See Exhibit 5.

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Exhibit 5: Highlights of Scipher’s Foundation in Precision Medicine

prism/RA

2021-2023
Launched Commercial MTRS: PrismRA®
First-in-Class and only currently CMS approved

2024
First peer reviewed publication describing **SPECTRA™** for discovering treatment-response biomarkers in complex diseases

2025-2026
Strategic External Partnerships for Novel Biomarker Discovery and **Custom MTRS Development**

Building on this platform, beginning in 2025, Scipher has started to leverage these capabilities through strategic partnerships focused on novel biomarker discovery and custom MTRS development across additional immunology indications, intended to accelerate therapeutic development, support companion diagnostic strategies, and enable biomarker-guided clinical programs.

Exhibit 6: Scipher is building next-generation molecular treatment response signatures

Exhibit 6: Scipher internal analysis.

Scipher believes MTRSs represent a significant evolution in the application of companion diagnostic approaches. Historically, companion diagnostics have included:

●	First-generation approaches, which relied primarily on physiological, genetic or clinical biomarkers to characterize disease state or patient status; and
●	Second-generation approaches, which focused on identifying the presence or absence of specific molecular targets associated with therapeutic mechanisms.

Scipher’s next-generation approach is focused on identifying the molecular signature associated with treatment response. This is the true promise of precision medicine, identifying the patients most likely to respond to a therapy. See Exhibit 6.

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Precision Medicine Is Transforming Drug Development and Commercialization

Exhibit 7: Scipher can potentially increase the odds of success

Exhibit 7:1. Wong CH, et al. Estimation of clinical trial success rates and related parameters, Biostatistics, Volume 20, Issue 2, April 2019, Pages 274–287. 2. Scipher analysis; Method 1: Scipher starts at Ph2 (2x increase), increases Ph2 success 2-3x through target analysis, and increases Ph3 by 50% potentially leading to 42-63%; Method 2: We start with 100 patients in Ph2, we increase 2-3x the 25% benchmark so 50-75%, and we increase the Ph3 from 60 to 80% potentially leading to a range of 40% to 60%. 3. https://www.merck.com/news/merck-completes-acquisition-of-prometheus-biosciences-inc/

Exhibit 7: 1. Scipher analysis; Method 1: Scipher starts at Ph2 (2x increase), increases Ph2 success 2-3x through target analysis, and increases Ph3 by 50% potentially leading to 42-63%; Method 2: We start with 100 patients in Ph2, we increase 2-3x the 25% benchmark so 50-75%, and we increase the Ph3 from 60 to 80% potentially leading to a range of 40% to 60%.

Scipher believes that precision medicine, the use of biomarkers to guide patient selection and treatment decisions, represents a significant growth opportunity, particularly within immunology, an area in which biomarker-driven approaches remain significantly underdeveloped relative to oncology.

Oncology has shown success in precision medicine: Published research indicates that oncology has been an early and leading adopter of precision medicine approaches. According to third-party research, clinical trials incorporating biomarkers have historically demonstrated an approval probability of approximately seven times higher than trials without biomarker use. Scipher believes this precedent supports the broader applicability of biomarker-driven strategies to other therapeutic areas, including immunology. See Exhibit 7.

Immunology as an emerging application: We believe that immunology represents the next significant area for precision medicine innovation, following the path established by oncology. Based on Scipher’s internal analysis, Scipher’s approach, based on SPECTRA™’s ranking and MTRS capabilities, has the potential to increase the probability of clinical trial success in immunology by a factor of approximately six to nine times as compared to current market approaches. This estimate reflects internal modeling that assumes starting with a well-ranked target and realizing specific improvements in Phase 2 and Phase 3 success rates, achieved through more targeted patient selection and biomarker-informed trial design. See Exhibit 7.

Pharmaceutical industry interest in precision medicine: Scipher also believes that recent transaction activity in the pharmaceutical industry reflects growing large-pharma interest in precision medicine assets, including immunology-focused precision medicine capabilities. For example, in 2023, Merck acquired Prometheus Biosciences, a precision medicine company, for approximately $10.8 billion.

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PrismRA® is the first “next generation” MTRS in immunology approved for reimbursement by CMS

SPECTRA™ integrates molecular, clinical, and biological data to support biomarker discovery and the development of predictive response diagnostic approaches. The SPECTRA™ platform serves as the foundation for Scipher’s broader precision medicine strategy. The initial commercial product, PrismRA®, is a clinically validated MTRS test that demonstrates the application of transcriptomic and clinical data to identify molecular signatures associated with treatment response. In 2023, PrismRA® achieved approval for reimbursement from CMS, under a new umbrella local coverage determination (“LCD”), as the first and only MTRS in immunology approved for reimbursement by CMS. See Exhibit 8.

Exhibit 8: PrismRA® Is the Only Molecular Treatment Response Signature in Immunology Approved for Reimbursement by CMS

Exhibit 8: Cohen S, et al. Rheumatol Ther (2021) 8:1159-1176. 2. Data on file.

Scipher believes that the clinical validation of PrismRA® has established a basis for a new business line involving collaborations with pharmaceutical partners to co-develop custom MTRS tests designed to predict patient response to specific therapies.

Although each MTRS is developed for a specific therapeutic mechanism and disease indication, Scipher’s underlying methodology is not limited to a particular target, drug class or indication. The methodology is designed to integrate the known protein target of a therapy with the molecular biology of a selected disease to identify biomarkers associated with treatment response. Scipher initially applied this framework to tumor necrosis factor inhibitor (“TNFi”) therapy in RA through PrismRA® and believes the same approach can be applied to other therapies with known protein targets across additional indications.

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Scipher’s Strategic Revenue Growth Priorities

Scipher’s assets and capabilities provide several areas for potential revenue generation and growth. The highest priority areas where Scipher will focus its commercial efforts are detailed below:

Exhibit 9: Scipher’s Growth Priorities

Exhibit 9: Scipher analysis and CRO project plan *2024 run rate at $10M for Dx business before we reduced efforts in Q3/Q4, 2024. Efforts expected to be increased from 2027 onwards as revenues trend to profitability with lower cost of goods and increased ASP.

Pillar 1: Transform Clinical Drug Development

Scipher’s SPECTRA™ platform is designed to integrate multi-omic, clinical and real-world data with network biology, machine learning and artificial intelligence across the drug development lifecycle. Preclinical applications include target identification, mechanism-of-action assessment, indication selection, pipeline prioritization and target toxicity assessment; clinical applications include biomarker discovery, clinical trial enrichment, patient stratification and MTRS-guided development strategies. Scipher uses these capabilities in its internal therapeutic programs and collaborations with biopharmaceutical partners to support development decisions, with the objective of reducing development risk.

Today, SPECTRA™ is Scipher’s proprietary, fully integrated AI-enabled network medicine platform that combines proprietary technologies for target discovery, clinical trial success assessment, patient stratification through custom MTRS signatures, biomarker discovery, and target toxicity assessment. SPECTRA™ systematically reconstructs disease mechanisms, prioritizes therapeutic interventions, predicts the patient populations most likely to respond, and evaluates potential on-target safety liabilities early in the discovery process.

Strategic Research and Development Partnerships Aim to Transform Clinical Drug Development

Scipher’s partnership strategy has evolved from fee-for-service engagements with mid-sized and large pharmaceutical companies (including Pfizer, Novartis, Ferring, CTI, Maxymune and TARA) to single and multi-program strategic target discovery collaborations across multiple disease areas (Galapagos and Ionis), and, more recently, co-development partnerships (Senelix) where we support biomarker and MTRS development. In these collaborations, Scipher applies SPECTRA™ to therapeutic programs predicted by the platform to have potential efficacy in patient populations that may be defined through custom MTRS development. Current and prospective collaborations may include (See Exhibit 10):

●	Preclinical partnerships for target discovery, portfolio prioritization and target toxicity assessment;
●	Preclinical or clinical partnerships to identify and prioritize disease indications for therapeutic assets;
●	Clinical partnerships to support biomarker-guided development; and
●	Co-development arrangements focused on MTRS and potential CDx opportunities.

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Our predictive analytics platform has the potential to help investors and pharmaceutical company decision makers avoid predictable failures, thereby potentially avoiding substantial wasted time and money, by flagging high-risk trials before large sums are committed.

The economic structure of these collaborations may include upfront payments, research funding, development and regulatory milestones and, in certain cases, downstream participation tied to program success. Scipher believes this model creates opportunities to generate revenue while participating in value creation across multiple stages of therapeutic development.

Exhibit 10: Scipher partnership evolution

A Highly Inefficient Drug Development Process Is a Target-Rich Environment for Scipher’s Precision Approach for Asset In-Licensing

The clinical development process is highly inefficient and has not improved in the last 20+ years

Scipher believes that its approach to identifying highly ranked, clinical-stage assets that have a favorable safety profile and potential for response stratification will continue to produce attractive development opportunities in a drug development paradigm that has continued to experience only 8-10% success rates for over 20 years. As shown below, and not surprisingly, the clinical stage of development is where most failure occurs. See Exhibit 11.

Exhibit 11: Scipher’s Approach Will Continue to Identify Attractive Clinical Stage Targets Due to the High Failure Rate of the Current Process

Exhibit 11: Sun D, Gao W, Hu H, Zhou S. Why 90% of clinical drug development fails and how to improve it? Acta Pharm Sin B. 2022;12(7):3049-3062. doi:10.1016/j.apsb.2022.02.002

Further, Phase 2, often referred to as the “valley of death,” is where most clinical trial failures occur and where we believe Scipher’s precision approach is most relevant. See Exhibit 12.

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Exhibit 12: Treatment Response Has Highest Impact in Phase 2 Programs After Safety Is Established and Before High-Cost Registrational Studies Start

Exhibit 12: *Citeline count of active programs with US sites as of Sept 2026; ** Benchmarking R&D success rates of leading pharmaceutical companies: an empirical analysis of FDA approvals (2006–2022) by Schuhmacher et al. Drug Discovery Today Volume 30, Issue 2, Feb 2025;*** IQVIA

Scipher’s in-licensing strategy is focused on Phase 2 clinical programs where Scipher believes the greatest opportunity for improvement through biomarker-driven patient selection can be realized. Scipher’s ability to identify the molecular signatures of those patients who respond to therapy can be applied, for example, to Phase 2 programs that did not meet their primary endpoints, but had partial efficacy results. By focusing further clinical studies on patients likely to respond, Scipher believes it can dramatically increase the probabilities of success and truly bring the promise of precision medicine to immunology drug development. Scipher’s in-licensing strategy is focused on Phase 2 clinical programs where we believe the greatest opportunity for improvement through biomarker-driven patient selection can be realized.

Pillar 2: Grow the PrismRA® Business

Rationale, Development and Validation of PrismRA®

PrismRA®, Scipher’s lead commercial diagnostic product, was developed to address the trial-and-error approach historically used to select advanced therapies for RA. This non-response test became the first of its kind in immunology, helping to match patients to the appropriate treatment sooner. This was an active area of interest for patients, physicians and payers given TNFi’s high cost, being used initially in over 70% of RA patients requiring advance therapies, and approximately two-thirds of RA patients do not reach low disease activity on TNFi therapy.

Scipher’s scientific foundation emerged from research at Northeastern University and Brigham and Women’s Hospital that applied human-interactome network analysis to understand the molecular biology of complex diseases and differences in treatment response. Scipher subsequently combined this AI-enabled network medicine approach with machine learning, whole-blood gene-expression data, genetic variants, laboratory measurements, and clinical characteristics to create an MTRS that identifies patients unlikely to achieve an adequate response to TNFi therapies.

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Exhibit 13: PrismRA® has undergone extensive validation

Exhibit 13: 1. Mellors T, et al. Netw Syst Med. 2020 July;3(1):91-104. 2. Cohen S, et al. Rheumatol Ther. 2021 Sep;8(3):1159-1176. 3. Jones A, et al. Expert Rev Mol Diagn. 2021 Nov;21(11):1235-1243. 4. Zhang L, et al. POS0492: Annals of the Rheumatic Diseases. 2021;80:478-479. 5. Cohen S, et al. AB0138: Annals of the Rheumatic Diseases. 2021;80:1096-1097. 6. Curtis JR, et al. Expert Rev Mol Diagn. 2022 Nov;22(10):973-982. 7. Strand V, et al. Expert Rev Mol Diagn. 2022 Jan;22(1):101-109. 8. Strand V, et al. Expert Opin Biol Ther. 2022 Jun;22(6):801-807. 9. Curtis JR, et al. Rheumatol Ther. 2023 Nov.

PrismRA® Evidence Progression Supporting Medicare MolDX Coverage

Since its development, PrismRA® has been supported by a growing body of clinical and real-world evidence demonstrating its ability to help identify RA patients who are less likely to respond to TNFi therapies and to support more informed treatment decisions.

The initial validation of PrismRA® was reported by Mellors et al. (2020), who developed and validated the MTRS, formerly known as the Molecular Signature Response Classifier. In an independent cohort of 175 biologic-naïve RA patients, the test demonstrated an 89.7% positive predictive value and 86.8% specificity for identifying patients unlikely to respond adequately to TNFi therapy, providing early evidence for a precision medicine approach in RA.

Additional validation was reported by Cohen et al. (2021) in 504 patients. In the prospective NETWORK-004 study, patients identified by PrismRA® as likely TNFi non-responders were approximately four times more likely to fail TNFi therapy than patients without that signal and achieved substantially lower response rates across multiple clinical endpoints. These findings further supported the test’s ability to predict treatment outcomes before therapy selection.

Evidence that PrismRA® could improve treatment decisions emerged in Strand et al. (2022), which showed that patients predicted by PrismRA® to have inadequate TNFi response achieved better outcomes when treated with therapies utilizing alternative mechanisms of action. This study provided early evidence that PrismRA® results could be used to guide treatment selection.

In a large comparative effectiveness analysis, Curtis et al. (2022) evaluated 627 PrismRA®-tested patients against 2,721 matched control patients receiving standard care. Patients whose treatment selection was informed by PrismRA® achieved higher rates of low disease activity or remission (36.0% vs. 21.9%), remission alone (10.4% vs. 3.6%), and clinically meaningful improvement in disease activity (49.5% vs. 32.8%). Remission rates were nearly three times higher in patients whose care was guided by the test.

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The impact of PrismRA® on physician decision-making was subsequently evaluated by Curtis et al. (2023) in 1,018 patients across 72 U.S. rheumatology practices. Physicians reported using PrismRA® results to inform treatment decisions in 84.6% of cases, and 75.6% of patients ultimately received therapies aligned with the test’s recommendations. When prescribing decisions did not align with PrismRA® results, the primary reason reported was insurance-related access barriers.

Most recently, Xie et al. (2026) reported results from the prospective DRIVE study. Among 330 PrismRA®-tested patients and 990 matched controls, 63.0% of PrismRA®-guided patients achieved clinically meaningful improvement in disease activity at 24 weeks, compared with 42.4% of controls (odds ratio 2.31). Physicians selected therapies consistent with PrismRA® results in 82% of patients, further supporting the test’s clinical utility in routine practice.

Evidence supporting the broader applicability of PrismRA® was reported by Karpouzas et al. (2026) in a predominantly Hispanic RA population. Approximately 65% of tested patients demonstrated a TNFi inadequate-response signal, and patients receiving PrismRA®-aligned therapy achieved significantly better clinical outcomes, including higher rates of disease control and improvements in patient-reported outcomes and pain measures.

Collectively, these studies demonstrate the evolution of PrismRA® from an analytically and clinically validated test to a precision medicine tool with evidence of real-world clinical utility and improved patient outcomes. The evidence base progressed from demonstrating the ability to identify patients unlikely to benefit from TNFi therapy to showing that use of PrismRA®-guided treatment selection can improve clinical outcomes compared with conventional treatment approaches. PrismRA® is currently the first and only Medicare-covered molecular treatment response test in rheumatology and established an important precedent for the evaluation and coverage of precision medicine technologies in autoimmune disease. See Exhibit 13.

Demonstration of the Scipher Technology Platform’s Capabilities through PrismRA®

PrismRA® received Medicare reimbursement coverage under the CMS Molecular Diagnostic Services Program (“MolDX”), effective October 15, 2023, becoming the first molecular treatment response classifier covered in immunology for patient care. As part of this coverage determination, MolDX established an umbrella LCD framework for biomarker-based tests, creating a reimbursement coverage pathway for additional precision medicine tests in RA and other immune-mediated diseases, though as of the date of this filing, no other precision medicine test like PrismRA® has been approved.

Building on this regulatory and reimbursement foundation, Scipher initiated the PREDICT study to support development of next-generation MTRS assays in RA. PREDICT-001 (NCT06390709) is a prospective, multi-center-observational study conducted within the U.S., collecting patient samples for research and development to train, test, and validate precision medicine classifiers. These MTRS aim to predict response status to JAK, T-cell, and IL-6 inhibitor therapies in patients with RA. Unlike the original PrismRA® test, which was designed to identify patients unlikely to respond to TNFis, the PREDICT program was intended to develop a rule-in molecular classifier capable of identifying patients most likely to respond to specific therapies with differing mechanisms of action. Scipher recently completed the PREDICT study prospectively validating a T-cell–based MTRS in patients with moderate-to-severe RA, further expanding Scipher’s precision medicine platform beyond TNFi response prediction.

The T-cell MTRS is a blood-based, AI-powered precision medicine classifier developed by Scipher to identify RA patients most likely to benefit from therapies targeting T-cell activation. Built using multi-omics data including transcriptomics, genetic variants, and clinical characteristics, the classifier predicts treatment response before therapy is initiated, enabling more informed therapeutic decisions. In independent validation, the MTRS demonstrated robust predictive performance and approximately doubled the response rate among patients selected for T-cell therapy compared with an unselected RA population.

Data from development of the T-cell classifier was presented at the European Alliance of Associations for Rheumatology (“EULAR”) 2026 Congress in London. Scipher is exploring potential uses in clinical development and commercial use cases, as well as developing additional classifiers to help guide treatment decisions in RA and other immunological conditions.

The T-cell classifier represents an important expansion of Scipher’s precision medicine platform beyond PrismRA® and TNFi. It demonstrates that Scipher’s AI-enabled network medicine approach can develop mechanism-specific companion diagnostics for multiple therapeutic classes, supporting both precision clinical care and biomarker-guided drug development. By enabling prospective identification of likely responders, the platform has the potential to improve clinical trial success, accelerate development of targeted therapies, and establish Scipher as a leader in precision medicine across RA and other immune-mediated diseases.

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Shift in Scipher’s Commercial Focus from Growing Market Awareness to Profitability in Near Term

PrismRA® has established a meaningful commercial presence in the U.S. RA market, with more than 40,000 patients tested by over 1,700 healthcare professionals across 47 states since its launch in August 2020 through September 2026. Achieving this level of adoption required significant investment in commercial infrastructure following product launch and CMS coverage, including a national field sales organization, marketing, medical affairs, market access, client services, health economics, clinical operations, reimbursement, and data science teams. These functions were supported by maintaining a CLIA/CAP-certified laboratory in North Carolina and strategic sequencing partners.

During its initial commercialization phase, Scipher prioritized physician adoption, clinical evidence generation, and market access over near-term profitability, establishing a strong commercial foundation for precision medicine in rheumatology.

Beginning in 2025, Scipher executed a strategic transformation to optimize its operating model while preserving commercial momentum. The commercial organization was streamlined to a highly efficient inside sales model, and the overall infrastructure was resized to better align with Scipher’s evolving strategy. At the same time, Scipher implemented comprehensive operational initiatives that reduced PrismRA® cost of goods sold (COGS) by approximately 50%, driven by lower sequencing costs, manufacturing efficiencies, laboratory optimization, streamlined logistics, and vendor rationalization. Additional cost reduction opportunities currently remain under evaluation. In 2026, Scipher further improved operating efficiency by reducing laboratory facility expenses by more than 50% while simultaneously doubling laboratory capacity.

Concurrently, Scipher substantially improved PrismRA® economics by increasing average selling price (ASP) by more than 40% through expanded commercial payer coverage, utilization of state biomarker legislation, enhanced billing and collections, and the introduction of a patient self-pay program. Scipher continues to broaden reimbursement through both regional and national commercial payer agreements, including new reimbursement coverage secured with Blue Cross Blue Shield of Texas in the fourth quarter of 2025.

As reimbursement continues to strengthen and unit economics improve, Scipher plans to evolve its commercial strategy into a scalable hybrid model that combines targeted field-based engagement with an efficient inside sales organization, enabling broader physician reach while maintaining disciplined operating leverage.

Internationally, Scipher is extending the reach of PrismRA® through strategic regional partnerships. In June 2025, Scipher entered into an exclusive commercialization agreement with Grupo Amarey for selected Central and South American markets. Under this model, Grupo Amarey leads regional commercialization while Scipher continues to perform testing and receives a fee for each completed PrismRA® assay, providing a capital-efficient pathway for international expansion.

Beyond its commercial success, PrismRA® serves as the first large-scale clinical validation of Scipher’s proprietary SPECTRA™ platform. The product demonstrates the platform’s ability to generate clinically actionable MTRSs that enable precision therapeutic selection in autoimmune disease, establishing both technical and commercial validation for future companion diagnostic and therapeutic development programs.

Pillar 3: Continue Building Scipher’s Valuable Immunology Data Lake

Scipher has developed one of the industry’s leading commercially available immunology-focused clinico-transcriptomic data assets and associated biobank. These assets include data from more than 40,000 consented and de-identified patients, including RNA sequencing and other molecular profiling modalities with associated biospecimens and, in certain cases, linked clinical, claims and electronic health record data. Scipher uses these datasets to support target identification, indication prioritization, biomarker discovery, MTRS development, patient stratification, real-world evidence generation and clinical trial optimization. Scipher believes the scale, longitudinal nature and clinical linkage of these data assets create a differentiated foundation for its internal development programs and external collaborations across multiple potential indications due to the applicability of Scipher’s omics data across the multiple comorbidities represented in its data. See Exhibit 14.

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Exhibit 14: Scipher Precision Immunology Data, Biobank and Analytics Platform

Exhibit 14: “Representative Additional Disease Areas” refers to comorbidities represented in the data that could be relevant to potential data partners and is not intended to suggest that Scipher will explore programs in any of these disease areas.

During 2025, Scipher focused on converting its existing data and biobank assets into a more usable, marketable and expandable immunology data platform. Scipher’s 2025 efforts included de-identifying and linking patient-level data, tokenizing its data assets and linking them to claims data, establishing multiple data and analytics partnerships, and generating initial revenue from the sale of data outside of RA. Scipher also began expanding beyond its core RNA sequencing data by pursuing additional omics build-out opportunities, including whole genome sequencing and other molecular data modalities. Scipher believes these 2025 initiatives helped establish the operational, technical and commercial foundation for a broader immunology data franchise.

Scipher intends to continue expanding this data platform in 2026 and beyond by increasing the depth, breadth and commercial utility of its datasets. These efforts are expected to include building new datasets based on additional therapeutic programs, acquiring or partnering for datasets outside of RA, expanding into additional immune-mediated and related disease areas, and deepening the omics profile of key indications based on market demand.

Scipher also intends to continue expanding and monetizing its data business through direct collaborations with life sciences companies and through partnerships with real-world data, analytics, biospecimen and omics organizations. These arrangements may involve access to de-identified datasets, biospecimens, analytic services, research collaborations or multi-omic data-generation activities. Scipher’s existing and prospective partnership strategy is intended to support a broader deployment of its data assets, including through data partnerships, AI cohort and analytics collaborations, omics generation partnerships, and biopharmaceutical collaborations focused on preclinical and clinical development use cases.

Scipher believes its data and analytics capabilities can support a range of commercial and research applications, including research and development strategy, therapeutic area prioritization, biomarker discovery, target ranking, patient segmentation, treatment response prediction, clinical trial optimization, companion diagnostic development and evidence generation. In preclinical settings, these data assets may support biomarker discovery, target identification, target ranking, mechanism-of-action analysis and indication prioritization. In clinical settings, they may support patient stratification, MTRS development, companion diagnostic strategies, trial enrichment and real-world evidence generation.

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Scipher believes that continued expansion of its immunology data lake may create a compounding advantage for its precision medicine platform. As additional data are generated through PrismRA® and, eventually, additional MTRS tests, new therapeutic programs, biopharmaceutical partnerships, external data acquisitions and omics build-out activities, Scipher expects the platform to become more useful for internal asset selection and development, external data and analytics partnerships, and future CDx and MTRS opportunities. Scipher’s ability to realize this opportunity will depend on multiple factors, including data quality, linkage rates, availability of biospecimens, regulatory and privacy requirements, partner demand, technical integration, commercial execution and Scipher’s ability to derive clinically meaningful insights from its data assets. See Exhibit 15.

Exhibit 15: Scipher’s commercially available clinic-transcriptomic data asset

Exhibit 15: 1. Scipher data on file

Beyond the Large and Attractive Market Size, Scipher’s Experience and Footprint in Rheumatology Provide an Initial Bias Toward Focusing on RA

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Scipher’s initial focus on RA as an attractive opportunity is described as follows:

1.	Large RA market opportunity exists with significant unmet need;
2.	RA treatment remains trial-and-error and precision medicine can drive improvement;
3.	Scipher brings deep RA expertise, the only immunology treatment classifier approved for reimbursement by CMS, and an established RA commercial and lab infrastructure; and
4.	Scipher uses AI-enabled network medicine and precision strategies to identify high-potential targets pre-clinically and which patients are most likely to respond to that target.

1. Large RA Market Opportunity with Significant Unmet Need

RA is a chronic autoimmune disease affecting over 20 million patients world-wide and representing a substantial commercial opportunity exceeding $24 billion. Despite the size of the market and the widespread use of biologic and advanced therapies, significant unmet need remains because only approximately one-third of RA patients achieve low disease activity. See Exhibit 16.

Exhibit 16: Large and attractive RA and broader immunology market opportunity

Exhibit 16: 1. Citeline, PharmaProjects accessed 03.19.2026. 2. Conigliaro P, et al. J Int Med Res. 2016 Sep 28;44(1 Suppl):90-94. 3. Charles-Schoeman C, et al. Rheumatol Ther 2026; 13 :95-114. 4. Humira FDA Package Insert accessed / Rinvoq FDA Package Insert accessed 03.19.2026.

The RA market also has experienced limited recent therapeutic innovation. The last novel mechanism of action approved by the FDA for RA was a janus kinase inhibitor (“JAKi”) in 2012; the last branded RA drug approval was Rinvoq in 2019, and, as of July 2026, we were not aware of any novel Phase 3 RA drugs in development in the United States. In addition, the two leading mechanisms of action in RA, JAKi and TNFi, which together represent approximately 72% of market share, carry black-box warnings, creating a potential opportunity for new mechanisms with differentiated activity and a more favorable safety and tolerability profile. See Exhibit 17.

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Exhibit 17: No recent innovation in RA

Exhibit 17: 1. Citeline, PharmaProjects accessed 03.19.2026, Scipher analysis.

2. RA Treatment Remains Trial-And-Error

Current treatment of moderate-to-severe RA is commonly characterized by sequential treatment cycling, with most patients beginning first-line advanced therapy with a TNFi due to clinical practice patterns and payer requirements. Despite the use of largely anti-inflammatory therapies, more than two-thirds of patients remain in moderate-to-severe disease activity after first-line advanced therapy, and fewer than one-third achieve low disease activity.

This trial-and-error treatment paradigm significantly lengthens the time for many patients to gain access to the appropriate therapy. Patients who do not respond adequately to a TNFi often experience unnecessary treatment exposure, disease progression, dose escalation, and switching among TNFi therapies before identifying an effective option. Scipher’s commercial precision medicine platform is intended to address this inefficiency by using PrismRA® to identify patients who are unlikely to respond to TNFi therapy and to support the earlier selection of alternative treatment approaches. See Exhibit 18.

Exhibit 18: Trial-and-error approach in current RA treatment

Exhibit 18: *LDA: Low Disease Activity 1. Conigliaro P, et al. J Int Med Res. 2016 Sep 28;44(1 Suppl):90-94. 2. Charles-Schoeman C, et al. Rheumatol. Ther. 2026 Feb;13(1):95-114. 3. Zhao SS, et al. Rheumatology (Oxford). 2022 Nov 28;61(12):4678-4686. 4. Rendas-Baum R, et al. Arthritis Res Ther. 2011 Feb 16;13(1):R25.

3. Scipher Brings Deep RA Expertise, the Only Immunology Treatment Classifier Approved For Reimbursement by CMS, and an Established RA Commercial and Lab Infrastructure

RA Platform and Core Capabilities

Scipher has a long-established integrated set of capabilities to support precision medicine in RA, including proprietary data assets, laboratory operations, molecular diagnostics, and clinical research infrastructure. See Exhibit 19.

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Exhibit 19: Scipher has deep RA expertise

Exhibit 19: 1. Data on file. 2. MolDX: Molecular Biomarker Testing to Guide Targeted Therapy Selection in Rheumatoid Arthritis (A59483) accessed 03.19.2026. 3. PREDICT Therapy Selection for JAK, T-cell, or IL-6 Inhibitor Therapies Using a Molecular Signature Response Classifier (PREDICT). Clinicaltrials.gov. Feb 2024.

Scipher’s precision medicine platform is supported by a proprietary transcriptomic and clinical RA dataset that is used to support MTRS development and life science partnerships. Scipher also operates a CAP-accredited, CLIA-certified clinical laboratory that performs patient testing and supports the development, analytical validation, and commercialization of precision diagnostics. Scipher’s laboratory infrastructure is intended to facilitate both commercial testing and the development of companion diagnostic tests developed with life science partners. Through the development of PrismRA® and additional research initiatives, Scipher has also established clinical research capabilities through collaborations with investigators and clinical sites participating in prospective RA studies, including the more recent PREDICT trial.

Scipher’s commercial diagnostic, PrismRA®, is a clinically validated MTRS laboratory-developed test designed to predict inadequate response to TNFi therapy in patients with RA. PrismRA® is the only MTRS in immunology approved for reimbursement by CMS and provides Scipher with proven operational experience in the development, validation, reimbursement, and commercialization of molecular diagnostics. See Exhibit 20.

Since its launch in August 2020 through September 2026, over 40,000 PrismRA® tests have been performed, ordered by more than 1,700 healthcare professionals across 47 states. PrismRA® testing has been shown to improve patient outcomes compared to a patient cohort treated with the current standard of care without using PrismRA®.

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Exhibit 20: PrismRA® as a molecular treatment response signature in RA approved for reimbursement by CMS.

Exhibit 20: 1. Cohen S, et al. Rheumatol Ther (2021) 8:1159-1176. 2. Data on file.

PrismRA® provided some of the first evidence that an MTRS can improve the effectiveness of existing RA therapies by informing treatment selection. In a comparative effectiveness study, patients whose treatment was guided by PrismRA® achieved a 64% relative improvement in rates of low disease activity or remission (36.0% vs. 21.9%) and nearly a three-fold increase in remission rates (10.4% vs. 3.6%) compared with matched patients treated under standard care. Importantly, these outcome improvements were observed despite comparable baseline disease activity and patient characteristics between the groups, supporting the conclusion that the improved outcomes were associated with molecularly informed treatment selection rather than differences in patient populations. These findings demonstrated that MTRS-guided therapy selection can significantly enhance the clinical performance of approved therapies and provided a key proof-of-concept for the broader development of precision medicine approaches in RA. See Exhibit 21.

Exhibit 21: PrismRA® Gets More Patients to Remission Than Current Standard of Care

Exhibit 21: “OR, Odds ratio.” “Curtis JR, et al. Expert Rev Mol Diagn. 2022 Nov;22(11):973–982. doi: 10.1080/14737159.2022.2140586.

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In this study, PrismRA® influenced physician prescribing behavior and shifted treatment selection away from a trial-and-error approach toward biologic and targeted therapies that were anticipated to be more closely aligned with a patient’s predicted likelihood of response. The data presented at EULAR and American College of Rheumatology 2023 conferences suggest that availability of PrismRA® results reduced reliance on TNFi therapy and increased utilization of alternative mechanisms of action, including JAKi, T-cell–directed therapies, and IL-6 inhibitors, demonstrating that molecular testing can meaningfully influence therapeutic decision-making in rheumatology practice. These findings provide evidence of clinical utility by showing that PrismRA® not only predicts treatment response but also changes physician behavior and treatment selection patterns in a manner consistent with precision medicine information not previously available. See Exhibit 22.

Exhibit 22: PrismRA® significantly changes prescribing behavior

Exhibit 22: 1. Karpouzas G, et al. Presented poster at 2023 ACR Meeting, Washington, DC. UseofaMolecularSignatureResponseClassifiertoPredictInadequateResponsetoTNFiResultsinFewer Patients Prescribed TNFi - ACR Meeting Abstracts 2. Karpouzas G, et al. Presented poster at 2023 EULAR Meeting, Milan, Italy. POS0468 USE OF A MOLECULAR SIGNAL RESPONSE CLASSIFIER TO PREDICT INADEQUATE RESPONSE TO TNFi RESULTS IN FEWER PATIENTS PRESCRIBED TNFi | Annals of the Rheumatic Diseases

4. Scipher Uses AI-enabled Network Medicine and Precision Strategies to Identify High-Potential Targets Pre-Clinically and Which Patients are Most Likely to Respond to That Target

A central element of Scipher’s reduced-risk development strategy is the application of Scipher’s SPECTRA™ platform and precision medicine capabilities to potentially increase the probability of potential targets’ clinical success. SPECTRA™ combines disease-agnostic network biology with proprietary disease-specific data and applies artificial intelligence to discover and prioritize therapeutic targets, identify biomarkers and support companion diagnostic development.

Using this platform, Scipher ranks potential targets for predicted relevance and efficacy across multiple possible indications. However, there is no guarantee using SPECTRA™ will ensure relevance or efficacy across any indications. Scipher has invested in building out approximately 30 disease areas where target rankings can be evaluated. See Exhibit 23.

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Exhibit 23: Scipher Has a Growing List of Developed Disease Models

Exhibit 23 represents disease models Scipher has built in response to market interest and is not intended to suggest that Scipher will explore programs in any of these disease areas.

Using this platform, Scipher identified the CCL24 soluble protein targeted by Chemomab’s nebokitug as the highest-ranked clinical-stage target with potential in RA. Nebokitug ranks in the top 1% for predicted RA efficacy on Scipher’s SPECTRA™ platform, ahead of several approved RA mechanisms, including JAKi, IL-6 inhibitors, TNFi, and T-cell co-stimulation blockade. This ranking reflects a comparison of the relative predicted clinical efficacy of all possible targets (~26k gene products) based on the SPECTRA™ platform’s computational models and retrospective clinical data, when available, and the ranking was generated by assessing the relationship between the known protein target of each target and the underlying molecular mechanisms associated with RA. A lower ranking indicates a higher predicted likelihood of clinical success, as supported by the retrospective validation data. Although Chemomab’s nebokitug was the highest-ranked clinical-stage target with potential in RA, this ranking is based on target biology and model-derived predictions, does not account for all factors that may affect clinical outcomes, and is not a guarantee of future clinical performance that nebokitug will demonstrate efficacy in treating RA or that any such efficacy will be superior to other current or future mechanisms for treating RA. See Exhibit 24.

Exhibit 24: Scipher technology ranking CCL24/nebokitug highest for predicted RA efficacy

Across multiple indications and case studies (beyond PrismRA®’s commercially available ability), Scipher has demonstrated an ability to stratify patients by response through biomarker analysis.

Exhibit 25: Use of MTRS in Phase 3 Studies Has the Potential to Significantly Increase the Likelihood of Success

Exhibit 25: Scipher internal analysis

In this example, using only a small number of available biomarkers (only a handful of Scipher’s top biomarkers were available in the available omics data), Scipher was able to demonstrate a clear stratification of responding patients. Using this analysis, the response rate improved significantly, demonstrating that response segmentation provides meaningful improvement and higher likelihood of success. See Exhibit 25.

These preliminary biomarker findings reinforce Scipher’s confidence in identifying molecular signatures associated with patients likely to respond to possible therapies.

Scipher has also used its platform to identify a preliminary biomarker response pattern using CCL24-related biomarkers that may enable stratification of RA patients and identify those most likely to respond to a CCL24-blocker. As shown in Exhibit 26 below, while RA patients appeared relatively homogeneous when analyzed across more than 30,000 molecular transcripts without SPECTRA™, the use of fewer than 100 selected biomarkers identified by SPECTRA™ separated patients into two distinct groups. Based in part on early results from these preliminary biomarkers along with Scipher’s deep experience in segmenting patients based on biomarker signatures, Scipher believes that, if the Merger is completed, it can develop a rule-in MTRS test for nebokitug to identify those RA patients most likely to respond.

Exhibit 26: Preliminary CCL24 biomarker response pattern for RA patient stratification.

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Management and Employees

As of September 25, 2026, we had approximately 17 employees located throughout the United States. None of our employees is represented by a labor union.

Our employees are critical to our operations, and we focus on attracting, developing, and retaining talent. Our human capital strategy includes competitive compensation and benefits, opportunities for professional development, and a collaborative work environment.

Our compensation programs are designed to align employee and stockholder interests and may include base salary, incentive compensation, equity awards, and health and wellness benefits. We also maintain policies and programs intended to support employee health, safety, and well-being.

Management

Our executive leadership team is responsible for setting our strategic direction and overseeing the day-to-day management of our business. Our executive officers bring significant experience in biotechnology, precision medicine, real-world data and functional leadership. Collectively, they offer deep expertise spanning biopharmaceutical development, diagnostics, commercialization, and operations.

Executive Officers and Key Leaders

Reginald Seeto, M.B.B.S. – Chief Executive Officer and President Dr. Seeto has served as Chief Executive Officer and President of Scipher since May 2024. He is a global biopharmaceutical and diagnostics executive and board director with a demonstrated track record of building and scaling companies. He is recognized for developing and executing strategy through strong leadership and for driving both organic and inorganic growth across emerging biotechnology companies and global pharmaceutical organizations. Prior to that, from November 2020 to November 2023, he served as President and Chief Executive Officer and as a member of the Board of Directors of CareDx, Inc. (Nasdaq: CDNA). He previously served as President and Chief Business Officer of CareDx Inc. from November 2018 to November 2020. Prior to joining CareDx, Inc., Dr. Seeto served as the Chief Operating Officer of Ardelyx, Inc., a specialized biopharmaceutical company, from October 2016 through mid-August 2018 and continued with Ardelyx, Inc. from August 2018 through December 2018 as a consultant. From April 2008 until October 2016, Dr. Seeto held various positions of increasing responsibility at MedImmune Limited, a biotechnology company and subsidiary of AstraZeneca Plc, and at AstraZeneca, most recently serving as vice president, head of partnering and strategy for AstraZeneca. Earlier, he served as company president of AstraZeneca Thailand and before that, as executive vice president of corporate development and strategy for MedImmune. Prior to joining AstraZeneca/MedImmune, Dr. Seeto held senior marketing roles at Organon Biosciences, which was acquired by Schering Plough in 2007, and Boehringer Ingelheim Pharmaceuticals. Earlier, Dr. Seeto served as an engagement manager for McKinsey & Company and started his career as a practicing medical doctor and clinical researcher in Australia. Dr. Seeto earned both his B.S. and M.B.B.S. in medical studies from the University of Sydney, Australia.

Ryan Phan, Ph.D. – Chief Operating Officer Dr. Phan has served as Chief Operating Officer of Scipher since September 2025 and Clinical Business Executive since July 2024. He is a biotechnology executive with a proven track record of advancing precision medicine through scientific and operational leadership. He has led product development, clinical programs, and multidisciplinary teams across academia, healthcare systems, and the biotechnology industry.

Prior to joining Scipher, Dr. Phan served as Chief Operating Officer and Chief Scientific Officer at Aspira Women’s Health, Inc. (“Aspira”) from July 2022 to October 2023 and as its Senior Advisor from October 2023 to June 2024, where he led AI and data innovation, product development, and commercialization initiatives. Previously, he was Senior Vice President and Medical Director at CareDx from July 2021 to August 2022, where he oversaw clinical operations, regulatory affairs, and product development, and supported the expansion of the company’s genomics-based portfolio, and as Vice President, Lab Operations and Medical Director from July 2020 to July 2021. Earlier in his career, he served as Managing Director and Chief of Molecular Genetic Pathology at Kaiser Permanente Northern California, where he led the expansion of precision medicine initiatives. He began his career in academic medicine at the UCLA School of Medicine and the VA Greater Los Angeles Healthcare System. Dr. Phan received his education from the University of California, Berkeley and Columbia University, and completed fellowship training at Harvard Medical School.

Courtney Morris – Chief Business Officer Mr. Morris has served as Chief Business Officer of Scipher since January 2024. Prior to that, he was SVP, Data and Analytics at Scipher from October 2022. He is a seasoned healthcare data and life sciences executive with deep expertise in strategy, innovation, business development, and product leadership across start-ups and scaled businesses, and is known for building and growing data-driven platforms, forging high-value partnerships, and leading cross-functional teams to turn strategic insight into commercial execution. Throughout his career, he has shaped growth strategies, launched products, and closed partnerships and acquisitions across the healthcare continuum, including real-world data, diagnostics, pharma/life sciences, payers and providers, with experience spanning both large companies such as Thomson Reuters, Decision Resources Group, Norstella and McKinsey & Company and start-ups such as Artifacts.ai and CrossBridge Health, acquired by Scipher in 2022. Prior to joining Scipher, he served as Chief Operating Officer of CrossBridge Health from April 2021 to October 2022 where he negotiated the successful acquisition of CrossBridge by Scipher. He combines a pragmatic, hands-on operating style with strong market insight and a track record of creating value through product innovation, M&A, and disciplined execution. Mr. Morris received his B.A. and M.B.A. from the University of Utah.

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Torsten Hombeck, Ph.D. – Interim Chief Financial Officer Dr. Hombeck has served as Scipher’s Interim Chief Financial Officer since March 2026. Prior to that, he served as Chief Financial Officer of Akari Therapeutics, Plc from December 2024 to October 2025. Dr. Hombeck has more than 20 years of experience in the life sciences industry, finance, capital markets and M&A transactions. Prior to joining Akari, Dr. Hombeck served as the CFO, Corporate Secretary and SVP at Aspira. Prior to that, Dr. Hombeck served as the Chief Financial Officer of Akari from June 2020 – June 2023. Additionally, his previous positions include Chief Commercial and Strategy Officer and Managing Director at Promethera Biosciences, and Co-Chief Executive Officer and Chief Business Officer at Cytonet where he played an integral role in its acquisition by Promethera. Dr. Hombeck also served as Chief Financial Officer at both Agennix and GPC Biotech. Dr. Hombeck holds an MBA and a Ph.D. in Finance from the EBS University of Business and Law, Ostrich-Winkel, Germany.

Competition

Network Biology & AI-Enabled Drug Discovery

The markets for network biology, AI-enabled drug discovery, precision immunology and data-driven drug development are highly competitive and rapidly evolving. We compete with large biopharmaceutical companies that maintain internal computational biology, artificial intelligence, translational medicine and drug-development capabilities; precision immunology companies, including Mirador Therapeutics, Santa Ana Bio, Immunai and CytoReason; and AI-enabled drug-discovery and computational-biology companies, including Recursion Pharmaceuticals, Aitia, Valo Health, Owkin, DeepLife and Turbine. We also compete with academic institutions, research consortia, contract research organizations and other technology providers offering target identification and validation, indication prioritization, patient stratification, biomarker discovery and related data-analytics services.

Competition in these markets is driven by, among other factors, the scale, quality, longitudinal depth and disease relevance of proprietary datasets; the breadth, accuracy and interpretability of biological-network and disease models; the ability to integrate multi-omic, clinical and real-world data; the sophistication of artificial-intelligence and machine-learning methods; and the ability to generate reproducible, experimentally validated and clinically relevant insights. Competitive success also depends on access to patient samples and data, scientific and technical talent, intellectual-property protection, biopharmaceutical collaborations and the ability to integrate platform-generated insights into drug-discovery and development workflows. Certain of our existing and potential competitors have substantially greater financial, technical, scientific, clinical and commercial resources, larger or more diverse datasets and more established relationships with biopharmaceutical companies and research institutions than we do.

We believe our SPECTRA™ platform, which combines our proprietary human interactome and network-biology capabilities with artificial intelligence and multi-omic, clinical and real-world data, differentiates us within these markets. SPECTRA™ is designed to characterize disease biology, identify and prioritize therapeutic targets, evaluate and prioritize potential disease indications and identify molecularly defined patient populations. These capabilities may enable us and our collaborators to improve target and indication selection, generate mechanistic insights, and inform preclinical and clinical development strategies. However, there is no guarantee SPECTRA™ will lead to clinical trial success, that it will identify safe and effective product candidates or that it will lead to approval of product candidates, whether on an accelerated basis or otherwise. However, existing or future competitors may develop or acquire datasets, technologies, biological models, analytical methods or other capabilities that are comparable to or more advanced than ours, and we may not be able to maintain or improve our competitive position.

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Companion Diagnostics and Biomarkers

The markets for biomarker discovery, patient stratification and companion and complementary diagnostic development are highly competitive and rapidly evolving. We compete with immunology-focused precision-medicine and diagnostics companies, including Aqtual, Prometheus Laboratories, Immunai, and CytoReason, as well as broader molecular-diagnostics and precision-medicine companies, including Caris Life Sciences, Foundation Medicine (an affiliate of Roche), Tempus AI, Labcorp, QIAGEN, Myriad Genetics and NeoGenomics. We also compete with biopharmaceutical companies that develop biomarker and companion-diagnostic capabilities internally or through collaborations with diagnostic laboratories, technology companies, academic institutions and contract research organizations.

These competitors offer varying combinations of biomarker discovery, patient stratification, clinical-trial support, companion-diagnostic development and commercialization and, in some cases, target discovery and therapeutic research and development. Competition is driven by, among other factors, the scale, quality and differentiation of proprietary datasets; the ability to integrate multi-omic, clinical and real-world data; the sophistication of network-biology, systems-biology, bioinformatics and artificial-intelligence capabilities; and the ability to discover and analytically and clinically validate biomarkers. Competitive success also depends on regulatory and reimbursement expertise, laboratory infrastructure, access to patient samples, relationships with biopharmaceutical companies and the ability to deploy diagnostic products within clinical workflows. Many of our existing and potential competitors have substantially greater financial, technical, scientific, clinical, regulatory, laboratory, commercial, reimbursement and market-access capabilities than we do.

We believe our strategic opportunity is to leverage our precision-immunology platform and proprietary data assets to support both diagnostic and therapeutic development. Our capabilities in patient stratification, companion and complementary diagnostic development, MTRS, development and longitudinal clinical and molecular data analysis may enable us and our biopharmaceutical partners to enrich clinical trials, identify and validate predictive biomarkers, select patients more likely to respond to particular therapies and develop biomarker-guided clinical-development strategies. We intend to expand the application of these capabilities across additional autoimmune and inflammatory diseases and to incorporate new molecular technologies, data types and analytical methodologies over time. However, competitors may develop or acquire more accurate, scalable or cost-effective biomarker and diagnostic capabilities, establish stronger biopharmaceutical relationships or achieve greater regulatory, reimbursement or commercial success, and we may not be able to compete successfully.

PrismRA®

The market for molecular diagnostics in autoimmune diseases, including RA, is competitive and evolving. We compete or may compete with diagnostic companies, commercial laboratories and biopharmaceutical companies developing tests or other tools to inform treatment selection, assess disease activity and identify patient subpopulations, including Labcorp, Aqtual, Quest Diagnostics, Exagen and Adaptive Biotechnologies. Pharmaceutical companies may also develop proprietary MTRS, companion diagnostics or clinical algorithms that compete with PrismRA®. In addition, conventional physician-guided prescribing, payer-mandated treatment sequencing and trial-and-error approaches remain widely used in RA management and may reduce the perceived need for molecular treatment-response testing.

Adoption of diagnostic tests such as PrismRA® depends on numerous factors, including the strength of clinical-validation and clinical-utility evidence, physician awareness and acceptance, inclusion in clinical guidelines or treatment pathways, reimbursement and patient access, ease of ordering and interpretation, turnaround time, cost-effectiveness and integration into clinical workflows. Competition is also driven by test accuracy, reproducibility, breadth of therapeutic coverage, and the ability to demonstrate that test-guided treatment decisions improve patient outcomes or reduce avoidable healthcare expenditures.

Although many existing and potential competitors have greater financial resources, broader laboratory and commercial infrastructure and more established relationships with healthcare providers and payers, we believe PrismRA®’s focus on predicting inadequate response to tumor necrosis factor inhibitor therapies, together with its supporting clinical evidence and our experience commercializing a molecular treatment-response test in RA, differentiates PrismRA® within this market. However, competing diagnostic products, biomarkers, clinical algorithms or treatment-selection approaches may demonstrate comparable or superior performance, clinical utility, ease of use, reimbursement, cost-effectiveness or commercial adoption. Changes in treatment practices, clinical guidelines, reimbursement policies, payer utilization-management requirements or the competitive landscape for RA therapies could also reduce demand for PrismRA®, and we may not be able to maintain or expand market acceptance.

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Multi-Omic Data Lake and Analytics

The market for multi-omic data, real-world evidence, biospecimen-linked datasets and advanced analytics is highly competitive and rapidly evolving. Scipher competes with a broad range of companies and organizations that collect, aggregate, analyze, license or commercialize healthcare data, molecular data, real-world data, clinical data, claims data, electronic health record data, biospecimens and related analytical services. These competitors include large healthcare data and analytics companies, real-world data aggregators, clinical research organizations, commercial laboratories, genomics and proteomics companies, biopharmaceutical companies with internal data and biomarker capabilities, academic medical centers, research consortia, disease registries and emerging artificial intelligence-driven drug discovery and precision medicine companies.

Competition in this market is driven by a number of factors, including the scale, uniqueness, longitudinal depth, clinical relevance and quality of the underlying datasets; the ability to link molecular data with clinical, claims, electronic health record and outcomes data; the availability and quality of associated biospecimens; disease-area focus; regulatory and privacy compliance; data rights and permitted-use flexibility; speed of data access; analytical capabilities; scientific credibility; commercial relationships; and the ability to generate actionable insights for biopharmaceutical research and development, clinical trial optimization, biomarker discovery, patient stratification and evidence generation.

Many of Scipher’s current and potential competitors have substantially greater financial, technical, commercial and operational resources than Scipher. Larger healthcare data and analytics companies may have broader longitudinal claims, electronic health record or provider-derived datasets, established commercial relationships with life sciences companies, and greater ability to invest in data acquisition, data linkage, artificial intelligence, analytics infrastructure and commercial distribution. Genomics, proteomics and commercial laboratory companies may have larger testing volumes, broader molecular profiling capabilities or established relationships with health systems, payers and biopharmaceutical companies. Biopharmaceutical companies may also build or acquire internal data science, biomarker discovery, companion diagnostic and real-world evidence capabilities that reduce their need to partner with third-party data and analytics providers.

Scipher believes its competitive position is differentiated by its immunology-focused multi-omic data lake and associated biobank, its experience developing molecular treatment response signatures, and its SPECTRA™ platform, which is designed to integrate multi-omic, clinical and real-world data with network biology and machine learning. Scipher’s data assets include data from more than 40,000 consented and de-identified patients with RNA sequencing and other molecular profiling modalities, with many patients linked to blood and serum biospecimens and associated clinical and claims data. Scipher believes the integration of these molecular, clinical, claims and biospecimen-linked datasets provides a differentiated foundation for target identification, indication prioritization, biomarker discovery, patient stratification, MTRS development, real-world evidence generation and clinical trial optimization. However, there is no guarantee SPECTRA™ will lead to clinical trial success, that it will identify safe and effective product candidates or that it will lead to approval of product candidates, whether on an accelerated basis or otherwise.

Scipher’s data lake and analytics business also competes on the basis of disease-area specialization. While many competitors maintain broad healthcare datasets across multiple therapeutic areas, Scipher’s data assets are concentrated in immunology and rheumatology, where heterogeneous disease biology, variable treatment response and trial-and-error prescribing create significant unmet needs for precision medicine tools. Scipher believes this focused approach may provide advantages in certain use cases, including therapeutic response prediction, biomarker-guided clinical development, companion diagnostic development and identification of patient subpopulations within autoimmune and inflammatory diseases.

Scipher’s ability to compete successfully will depend on its ability to continue expanding the size, depth, diversity and utility of its data assets. This includes adding additional omics modalities, expanding beyond RA into other immune-mediated and related disease areas, improving linkage to longitudinal claims, electronic health record and clinical outcomes data, maintaining access to high-quality biospecimens, and developing analytical tools that can generate clinically meaningful and commercially valuable insights. Scipher’s ability to expand its data lake may depend on ongoing PrismRA® testing volume, biopharmaceutical collaborations, real-world data partnerships, biospecimen partnerships, data acquisition opportunities, regulatory compliance and the continued willingness of partners and customers to use Scipher’s data and analytics capabilities.

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The commercial value of Scipher’s data lake may also be affected by changes in the regulatory and legal environment governing healthcare data, genetic data, de-identification, tokenization, data linkage, biospecimen use, artificial intelligence and real-world evidence. Increased restrictions on the collection, use, linkage, licensing or commercialization of health data or biospecimens could limit Scipher’s ability to expand or monetize its data assets. In addition, if competitors are able to assemble larger, more diverse, more deeply linked or more cost-effective datasets, or if they develop superior analytical tools or commercial relationships, Scipher’s data and analytics business may not achieve expected growth.

Scipher believes that its multi-omic data lake, biobank, SPECTRA™ platform and MTRS development capabilities position it to compete in the emerging market for precision immunology data and analytics. However, the market remains competitive and uncertain, and there can be no assurance that Scipher will be able to maintain or improve its competitive position, expand its data partnerships, generate meaningful revenue from its data assets, or successfully differentiate its data and analytics capabilities from those of existing or future competitors.

Material Agreements

Ambry Genetics – Master Laboratory Services Agreement

On March 16, 2020, Scipher entered into a Master Laboratory Services Agreement (as amended, the “Ambry LSA”) with Ambry Genetics Corporation (“Ambry”), in connection with building an extraction and sequencing process for Scipher’s blood-based molecular signature test, PrismRA®. Pursuant to the Ambry LSA, Ambry provides Scipher with sequencing services and provides all sequencing data to Scipher.

The Ambry LSA expires on September 12, 2028 and may be terminated by either party upon 45 days’ written notice to the other party. The Ambry LSA may not be assigned by either party without prior written consent, except to a purchaser of either party of all or substantially all of the business to which the Ambry LSA relates. The parties do not expect any intellectual property to be developed pursuant to the Ambry LSA, however, if any such intellectual property were to be developed in connection with the services provided by Ambry, Scipher will own all rights, title and interest in and to such intellectual property. Ambry will retain its interest in all intellectual property independently developed by Ambry, even if such property is incorporated in any deliverable under the Ambry LSA, in which case, Ambry will grant Scipher a nonexclusive perpetual irrevocable and worldwide license to use such property solely as incorporated into any deliverable as necessary to make full and fair use of such deliverable.

Ambry bills Scipher for the services provided in accordance with the Ambry LSA on a per-test basis. The Ambry LSA contains customary reciprocal indemnification obligations for Ambry and Scipher.

Scipher recognized cost of $0.2 million and $0.8 million during the six months ended June 30, 2026 and 2025, respectively, and $1.3 million and $2.5 million during the years ended December 31, 2025 and 2024, respectively, in connection with the Ambry LSA.

The foregoing is a summary of the material terms of the Ambry LSA filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part and is qualified in its entirety by reference to such exhibit. You should read the Ambry LSA for a complete understanding of all of its terms.

Northeastern University - Sponsored Research Agreement (Related Party)

On August 23, 2021, Scipher entered into a Sponsored Research Agreement (“Northeastern SRA”), with Northeastern University (“Northeastern”) in connection with certain research projects. The Northeastern SRA has a term through December 31, 2027. In connection with the Northeastern SRA, Scipher and Northeastern also entered into an Exclusive Patent License Agreement, dated June 30, 2015, covering the research project subject matter.

The initial research projects conducted by Northeastern and sponsored by Scipher focused on (i) patient stratification, visualizing network medicine, and noncoding interactome, and (ii) a map of human interactome.

In consideration of the Northeastern SRA, Scipher agreed to pay approximately $2.0 million and $690,000, respectively, for the first and second projects pursuant to the Northeastern SRA, which are paid in advance on a quarterly basis. Scipher may incur additional costs, as agreed upon by both parties. Scipher did not recognize any costs associated with the Northeastern SRA during the six months ended June 30, 2026, and recognized research and development costs associated with the Northeastern SRA of $0.5 million during the six months ended June 30, 2025, and $0.5 million and $0.2 million during the years ended December 31, 2025 and 2024, respectively.

Pursuant to the terms of the Northeastern SRA, Northeastern and Scipher shall own jointly any intellectual property made jointly by Scipher’s and Northeastern’s personnel. Scipher also has the first option to negotiate a license to any of Northeastern’s intellectual property made solely by their personnel during the performance of this agreement and to any intellectual property made jointly by Scipher’s and Northeastern’s personnel during the performance of this agreement.

Scipher may terminate the agreement with 90 days’ written notice to Northeastern, or 60 days written notice if termination is the result of a material breach that is not cured. Northeastern is an independent contractor and should not be considered an employee of Scipher. The Northeastern SRA contains customary reciprocal indemnification obligations for Northeastern and Scipher.

The foregoing is a summary of the material terms of the Northeastern SRA filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part and is qualified in its entirety by reference to such exhibit. You should read the Northeastern SRA for a complete understanding of all of its terms.

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Intellectual Property

We have a U.S. and ex-U.S. patent portfolio covering SPECTRA™ and PrismRA® with 9 issued and 27 pending patents. The issued patents have a long horizon to expiration, ranging from 2038 to 2046. We will continue to extend and defend our intellectual property portfolio through additional strategic filings.

Government Regulation

Scipher’s business is subject to federal and state laws and regulations governing clinical laboratory operations, molecular diagnostic testing, healthcare data privacy and security, reimbursement, healthcare fraud and abuse, and the development and commercialization of diagnostic and therapeutic products. These laws and regulations are complex, evolving and subject to varying interpretations. Any failure to comply with applicable regulatory requirements could result in enforcement action, monetary penalties, suspension or revocation of laboratory certifications or accreditations, exclusion from government healthcare programs, restrictions on the use or disclosure of health information, product or service limitations, reputational harm or other adverse consequences.

Regulation of Laboratory Developed Tests

Scipher offers PrismRA® as a laboratory developed test (“LDT”). An LDT is generally understood to be an in vitro diagnostic test that is designed, manufactured and used within a single laboratory. The FDA has historically asserted that LDTs are medical devices subject to the FDA’s jurisdiction, while generally exercising enforcement discretion for many LDTs. In May 2024, the FDA issued a final rule that would have phased out the FDA’s general enforcement discretion approach for LDTs and generally subjected in vitro diagnostic products manufactured by laboratories to the same enforcement approach as other in vitro diagnostic devices. However, on March 31, 2025, a federal district court vacated that rule, and the FDA subsequently issued a final rule reverting the applicable regulatory text.

As a result, the regulatory framework applicable to LDTs remains subject to uncertainty and potential change. The FDA, Congress, state regulators or other governmental authorities may in the future adopt new laws, regulations, guidance or enforcement policies that could impose additional requirements on LDTs, including requirements relating to premarket review, quality systems, adverse event reporting, registration and listing, labeling, clinical evidence, post-market surveillance or other obligations. Any such changes could increase Scipher’s costs, delay or limit the availability of PrismRA® or future LDTs, require changes to Scipher’s laboratory or quality systems, or otherwise adversely affect Scipher’s business.

If FDA or another regulatory authority were to determine that PrismRA® or any future Scipher diagnostic product is subject to active FDA premarket review or other medical device requirements, Scipher may be required to seek clearance, authorization or approval before continuing to market such test, or to modify its claims, processes, validation activities or commercial practices. The process of obtaining FDA clearance, authorization or approval can be costly, time-consuming and uncertain, and there can be no assurance that any such clearance, authorization or approval would be obtained on a timely basis, or at all.

CLIA and Clinical Laboratory Regulation

Scipher’s laboratory operations are subject to the Clinical Laboratory Improvement Amendments of 1988 (“CLIA”) and implementing regulations administered by the CMS. CMS regulates laboratory testing performed on human specimens in the United States through the CLIA program, with the objective of ensuring quality laboratory testing.

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CLIA requires clinical laboratories to obtain and maintain appropriate certification based on the complexity of testing performed. CLIA regulations impose requirements relating to personnel qualifications, laboratory director responsibilities, quality systems, proficiency testing, validation and verification procedures, patient test management, recordkeeping, inspections and other operational requirements. Failure to maintain CLIA certification or to comply with CLIA requirements could result in sanctions, including suspension, limitation or revocation of a laboratory’s CLIA certificate, civil monetary penalties, directed plans of correction, onsite monitoring or exclusion from participation in federal healthcare programs.

Scipher’s laboratory operations may also be subject to state laboratory licensure laws and regulations, including requirements applicable to laboratories that receive specimens from, or provide test results to, patients or healthcare providers located in particular states. Certain states impose requirements that are more stringent than CLIA, including separate licensure, personnel, test validation, quality system, reporting or inspection requirements. Compliance with these requirements may increase Scipher’s costs and administrative burden and may affect Scipher’s ability to offer tests in certain jurisdictions.

CAP Accreditation

In addition to CLIA certification, Scipher’s laboratory may maintain accreditation through the College of American Pathologists (“CAP”). CAP accreditation is a voluntary laboratory accreditation program that evaluates whether clinical laboratories conform to CAP standards intended to ensure that accredited laboratories meet the needs of patients, physicians and other healthcare practitioners.

CAP accreditation typically involves periodic inspections, review of laboratory procedures, quality management systems, proficiency testing, personnel qualifications, analytical validation, documentation and other laboratory practices. CMS recognizes certain accreditation organizations as having deeming authority under CLIA, and CMS publishes information regarding approved accreditation organizations and their specialties and subspecialties.

If Scipher fails to maintain CAP accreditation, or if deficiencies are identified during inspections or proficiency testing, Scipher may be required to take corrective actions and could experience operational disruption, reputational harm or additional compliance costs. Loss of accreditation or failure to satisfy applicable accreditation standards could also adversely affect physician, patient, payer or partner confidence in Scipher’s laboratory services.

HIPAA and Data Privacy

Scipher’s business involves the receipt, creation, use, disclosure, storage and analysis of health information, including clinical, molecular, claims, electronic health record and other real-world data. Scipher may be subject to the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and its implementing regulations, including the HIPAA Privacy Rule, the HIPAA Security Rule and the HIPAA Breach Notification Rule, as amended by the Health Information Technology for Economic and Clinical Health Act (“HITECH”).

HIPAA applies to covered entities, such as certain healthcare providers, health plans and healthcare clearinghouses, and to business associates that perform services for covered entities involving protected health information. The United States Department of Health and Human Services states that covered entities must comply with HIPAA requirements to protect the privacy and security of health information and provide individuals with certain rights, and that covered entities must have written business associate contracts when they engage business associates to perform functions involving protected health information.

The HIPAA Security Rule establishes national standards to protect certain health information maintained or transmitted in electronic form and requires regulated entities to implement administrative, physical and technical safeguards to protect electronic protected health information. Compliance with HIPAA may require Scipher to maintain policies and procedures addressing privacy, cybersecurity, access controls, workforce training, vendor management, risk assessments, incident response, breach notification, data retention and other requirements.

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Scipher may also be subject to federal and state privacy, security, breach notification, consumer protection and genetic information laws, some of which may apply more broadly than HIPAA or impose requirements that are more stringent than HIPAA. These laws may affect Scipher’s ability to collect, use, disclose, de-identify, tokenize, link, license, analyze or otherwise commercialize healthcare data. In addition, Scipher’s data business may involve contractual obligations with healthcare providers, biopharmaceutical companies, real-world data partners, analytics vendors, biospecimen organizations or other third parties that impose restrictions on data use, data security, permitted disclosures, re-identification, commercialization, audit rights and downstream data access.

Scipher’s failure to comply with applicable privacy, security or contractual data protection requirements could result in regulatory investigations, civil monetary penalties, litigation, contractual liability, required changes to data practices, reputational harm, loss of partner confidence or limitations on Scipher’s ability to use or monetize its data assets. Cybersecurity incidents, unauthorized access, data loss, ransomware, phishing attacks or other security events could similarly disrupt Scipher’s operations and adversely affect its business.

Diagnostic Data, De-Identification and Data Commercialization

Scipher’s strategy includes the development and use of multi-omic, clinical, claims, electronic health record, biospecimen and real-world datasets to support target identification, indication prioritization, biomarker discovery, molecular treatment response signature development, companion diagnostic development, real-world evidence generation and external data partnerships. To the extent Scipher uses de-identified data, tokenized data or limited datasets, such activities must be conducted in accordance with applicable legal, regulatory and contractual requirements.

The legal standards governing de-identification, data linkage, tokenization, permitted data use, research use, commercial licensing and re-identification risk continue to evolve. Regulators, legislators, courts or contractual partners may impose new restrictions on the use of health data, genetic data, biospecimens or real-world data. Any such restrictions could affect Scipher’s ability to expand, link, analyze or commercialize its data assets, could require additional investments in compliance infrastructure, or could reduce the value or availability of data used in Scipher’s platform and partnership activities.

Other Healthcare Laws and Regulations

Scipher may also be subject to federal and state healthcare fraud and abuse, billing, reimbursement, false claims, transparency and consumer protection laws, including laws governing claims submission, medical necessity, coding, billing, collections, patient assistance, interactions with healthcare professionals, and arrangements with physicians, laboratories, payers, pharmaceutical companies and other healthcare participants. These laws may affect Scipher’s laboratory testing business, commercial activities, payer contracting, patient access programs, research collaborations and biopharmaceutical partnerships.

Healthcare laws and regulations are subject to frequent change and uncertain interpretation. Scipher’s business may require ongoing compliance investments, including legal, regulatory, quality, privacy, cybersecurity, laboratory operations and reimbursement personnel and systems. Changes in applicable laws, regulations, enforcement policies, reimbursement requirements or industry standards could increase Scipher’s operating costs, delay or restrict commercialization of its products and services, limit data monetization opportunities, affect partner relationships or otherwise adversely impact Scipher’s business, financial condition and results of operations.

Legal Proceedings

From time to time, we may be party to lawsuits in the ordinary course of business. We are not presently a party to any legal proceedings, the outcome of which, if determined adversely to us, would individually or in the aggregate be reasonably expected to have a material adverse effect on our business, operating results or financial condition, except as follows: We served Quest Diagnostics (“Quest”) with a notice of breach in February 2025, stating that Quest failed to obtain approval to perform testing in New York State per agreements we previously entered into with Quest (the “Quest Agreements”). In turn, Quest served us with a notice of breach for failing to pay under the Quest Agreements. The Quest Agreements have been terminated. Quest has initiated legal proceedings, suing us for $10 million, and we are actively defending the action. The matter is currently pending in New York state court, and it is still in the early stages. Discovery started in late March 2026 and is currently ongoing, with a deadline for substantial completion of document productions on August 7, 2026, the close of fact discovery on November 14, 2026, and summary judgment briefing due by April 13, 2027. Trial is tentatively set for mid-2027. The parties engaged in early mediation in November 2025. No resolution was reached at that time. The parties are not presently engaged in any settlement discussions.

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SCIPHER’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the following discussion of Scipher’s financial condition and results of operations together with Scipher’s audited annual financial statements and unaudited interim condensed financial statements and the related notes and other financial information included elsewhere in this proxy statement/prospectus. Some of the information contained in this discussion and analysis contains forward-looking statements that involve risks and uncertainties. Scipher’s historical results are not necessarily indicative of the results that may be expected for any period in the future. Scipher’s actual results and the timing of selected events could differ materially from those discussed in these forward-looking statements as a result of several factors. You should read the section titled “Risk Factors—Risks Related to Scipher” in this proxy statement/prospectus and elsewhere in this proxy statement/prospectus to gain an understanding of the important factors that could cause actual results to differ materially from Scipher’s forward-looking statements. Please also see the section titled “Cautionary Note Regarding Forward-Looking Statements” in this proxy statement/prospectus.

References to “we,” “us,” and “our” in this “Scipher’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” section refer to Scipher.

Overview

We are a precision immunology company focused on transforming the treatment of autoimmune and other complex diseases by applying AI-enabled network medicine to improve the drug development process by improving the selection of targets, indications and patient populations. Our proprietary platform, SPECTRA™, integrates the human interactome with multi-omic, clinical and real-world data to identify and prioritize therapeutic targets, select indications, discover biomarkers, stratify patients and develop molecular treatment response signatures (“MTRS”).

SPECTRA™ is designed to be disease agnostic, but Scipher’s internal strategy is currently focused on immunology and inflammation, where complex disease biology and heterogeneous patient responses have contributed to low clinical development success rates and trial-and-error treatment selection. Over the past decade, we have developed SPECTRA™ for use across the drug development lifecycle, including preclinical target and indication ranking, target toxicity assessment, clinical biomarker discovery, MTRS development and companion diagnostic strategies. We believe this platform-based approach can meaningfully improve therapeutic development by improving the selection of targets, indications and patient populations.

The initial commercial product built from the SPECTRA™ platform capabilities is PrismRA®. PrismRA® is a clinically validated MTRS test that demonstrates the application of transcriptomic and clinical data to identify molecular signatures associated with treatment response. In 2023, PrismRA® received approval for reimbursement from the Centers for Medicare & Medicaid Services (“CMS”), under a new umbrella local coverage determination, as the first and only MTRS in immunology approved for reimbursement by CMS.

PrismRA® is a blood test for RA patients that uses 19 genomic markers plus four patient-specific features to predict non-response to TNFi therapies. Its intended use is for adult RA patients with moderate to severe disease activity who are either naïve or exposed to advanced therapies. It has been ordered more than 40,000 times by over 1,700 healthcare professionals across 47 states from its launch in August 2020 through September 2026 and has been shown to improve patient outcomes in numerous studies.

We believe autoimmune diseases are poised for a precision medicine transformation similar to the targeted therapy evolution seen in oncology. Through SPECTRA™, PrismRA® and our expanding MTRS capabilities, Scipher seeks to build a differentiated precision immunology platform that can support internal therapeutic development, biopharmaceutical partnerships and next-generation companion diagnostic opportunities. However, there is no guarantee SPECTRA™ will lead to clinical trial success, that it will identify safe and effective product candidates or that it will lead to approval of product candidates, whether on an accelerated basis or otherwise.

In July 2026, we entered into the Merger Agreement with Chemomab Israel, Chemomab Parent, Merger Sub and Domestication Merger Sub. Pursuant to the Merger Agreement, following the merger of Domestication Merger Sub with and into Chemomab Israel, with Chemomab Israel being the surviving entity and a wholly owned subsidiary of Chemomab Parent, and upon satisfaction of additional closing conditions, Merger Sub will merge with and into us, with us being the surviving entity and a wholly owned subsidiary of Chemomab Parent. If the Merger is completed, our business will combine with the business of Chemomab Israel in Chemomab Parent and the parties expect the common stock of the Combined Company will be listed on the Nasdaq Capital Market. The combination is expected to give us access to the public capital markets to support the continued growth of our business. Completion of the Merger is subject to the satisfaction of certain closing conditions.

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If the Merger is consummated, the Combined Company intends to focus its clinical development activities on nebokitug, a monoclonal antibody developed by Chemomab Israel. Nebokitug was designed to bind and block protein CCL24 activity, which promotes fibrosis and inflammation. Nebokitug has demonstrated the potential to treat multiple severe and life-threatening fibrotic and inflammatory diseases and the Combined Company intends to advance nebokitug into a precision medicine Phase 2 clinical trial in RA, leveraging Scipher’s patient-stratification and companion diagnostic capabilities. In support of the Merger, a syndicate of current Scipher investors has committed to a new financing to Scipher, Chemomab Israel and Chemomab Parent for aggregate gross cash proceeds of not less than $30,000,000 and up to $50,000,000. Written commitments for the Concurrent PIPE Investment providing for aggregate gross proceeds of not less than $30,000,000 were obtained concurrently with the execution of the Merger Agreement. The Concurrent PIPE Investment, which will reflect a combined company aggregate valuation of $150,000,000 and in which participating investors will receive 100% warrant coverage at 50% of the valuation at which the Concurrent PIPE Investment will be effected, is required to be consummated substantially concurrently with the Closing. The Minimum Investment must be funded entirely by investors that were investors in Scipher as of the date of the Merger Agreement (or such other date as the parties agree).

In addition, the Merger Agreement provides that Scipher may conduct a pre-closing financing of up to $10,000,000 in the aggregate prior to the Closing, which funding shall be available exclusively to investors that were investors in Scipher as of the date of the Merger Agreement. The aggregate gross proceeds of the Pre-Closing Financing shall count toward the Minimum Investment, and any such proceeds that remain unused by Scipher as of immediately prior to the Closing shall be contributed into the Concurrent PIPE Investment. In March 2026, Scipher issued 2026 Notes in exchange for $25.4 million of outstanding notes, together with $5.0 million of new cash investment, and in July and August 2026 Scipher issued additional 2026 Notes for an aggregate of $5.0 million of new cash investment. The 2026 Notes mature on August 5, 2027. The $10.0 million of new cash investment constitutes the Pre-Closing Financing and counts toward the $30.0 million Minimum Investment. At the Closing, those notes and accrued interest will be applied toward the holders’ funding obligations under the Concurrent PIPE Investment, and the holders will receive PIPE Shares and accompanying PIPE Warrants rather than cash repayment, reducing the incremental cash proceeds Chemomab Parent receives at the Closing by that amount.

The closing of the Concurrent PIPE Investment is expected to occur concurrently with, and is conditioned upon, the Closing. The proceeds from the Concurrent PIPE Investment are expected to advance the Combined Company’s pipeline and will be used for research and development, business development, working capital, and other general corporate purposes.

Based on our current operating plans, we estimate that our existing cash and cash equivalents as of the date of this proxy statement/prospectus, together with the estimated net proceeds from the Merger and the Concurrent PIPE Investment, will be sufficient to fund our projected operating expenses, working capital and capital expenditure needs into the first half of 2028. We have based this estimate on our current assumptions, which may prove to be wrong, and it may exhaust our available capital resources sooner than we expect. See the subsection titled “—Liquidity and Capital Resources” below for further discussion. Even if the Merger is completed, we will require additional funding in order to finance operations and complete our ongoing commercialization of PrismRA® and planned clinical trials. Access to such funding on acceptable terms cannot be assured.

Factors Affecting Our Performance

We believe there are several important factors that have impacted and will continue to impact our operating performance and results of operations, including:

Improvement in PrismRA® Cost of Goods Sold

Our ability to reduce the cost of goods sold (“COGS”) associated with PrismRA® is expected to be an important factor affecting our future gross margins and operating performance. PrismRA® requires sample collection, shipping, laboratory processing, sequencing, analysis, reporting and related quality and compliance activities. Historically, the economics of molecular diagnostic testing have been affected by sequencing costs, laboratory workflow efficiency, sample logistics, test kit costs, vendor pricing and utilization of laboratory infrastructure.

We intend to continue to pursue initiatives designed to reduce the per-test cost of PrismRA®. These initiatives may include negotiating improved sequencing and reagent pricing, optimizing laboratory workflows, reducing labor and processing costs, improving automation and batching efficiency, lowering the cost of test collection kits and related materials, and improving shipping and logistics processes. We also may seek to reduce costs through improved sample-handling procedures, more efficient vendor arrangements and operational improvements within our College of American Pathologists/Clinical Laboratory Improvement Amendments laboratory infrastructure.

If successful, these efforts may lower PrismRA®’s COGS and improve the contribution margin of each test. However, our ability to achieve such improvements will depend on a number of factors, including test volume, vendor pricing, sequencing and laboratory technology trends, logistics costs, reimbursement levels, regulatory requirements, quality-control obligations and the ability to implement operational changes without adversely affecting test quality, turnaround time or compliance.

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Improvement in PrismRA® Average Selling Price

Operating performance will also be affected by our ability to improve the average selling price (“ASP”) realized for PrismRA®. The ASP of PrismRA® is influenced by coverage policies, reimbursement rates, payer mix, patient responsibility, contracted rates, claims adjudication, denial rates, appeals processes and the availability of patient-pay or self-pay options.

We intend to continue efforts to improve PrismRA® ASP by expanding coverage and contracting with commercial payers, increasing awareness of PrismRA® among health plans, and demonstrating the clinical and economic value of using molecular treatment response information to guide therapy selection in RA. We believe that broader commercial plan participation could improve reimbursement consistency, reduce collection variability and support increased ASP over time.

We may also pursue patient self-pay flexibility where appropriate, including programs designed to improve patient access while balancing reimbursement, compliance and commercial objectives. These efforts may include simplified payment options, patient financial assistance structures, or other mechanisms intended to reduce friction in ordering and payment. The ability to improve ASP will depend on payor acceptance, provider adoption, patient access considerations, medical policy development, claims-processing dynamics and our ability to generate and communicate evidence supporting PrismRA®’s clinical utility.

Expanding Adoption and Volume of PrismRA®

The volume of PrismRA® tests ordered and for which test results are delivered is a key factor affecting our revenue growth, laboratory utilization, gross margin and overall operating performance. PrismRA® adoption depends on physician awareness, clinical utility, reimbursement, ease of ordering, workflow integration, turnaround time, patient access and the extent to which rheumatologists incorporate molecular treatment response testing into routine RA treatment decision-making.

During its initial commercialization phase, Scipher prioritized physician adoption, clinical evidence generation, and market access over near-term profitability, establishing a strong commercial foundation for precision medicine in rheumatology.

Beginning in 2025, Scipher executed a strategic transformation to optimize its operating model while preserving commercial momentum. The commercial organization was streamlined to a highly efficient inside sales model, and the overall infrastructure was resized to better align with Scipher’s evolving strategy. At the same time, Scipher implemented comprehensive operational initiatives that reduced PrismRA® COGS by approximately 50%, driven by lower sequencing costs, manufacturing efficiencies, laboratory optimization, streamlined logistics, and vendor rationalization. Additional cost reduction opportunities currently remain under evaluation.

Concurrently, Scipher substantially improved PrismRA® economics by increasing ASP by more than 40% through expanded commercial payer coverage, utilization of state biomarker legislation, enhanced billing and collections, and the introduction of a patient self-pay program. Scipher continues to broaden reimbursement through both regional and national commercial payer agreements, including new reimbursement coverage secured with Blue Cross Blue Shield of Texas in the fourth quarter of 2025.

As reimbursement continues to strengthen and unit economics improve, Scipher plans to evolve its commercial strategy into a scalable hybrid model that combines targeted field-based engagement with an efficient inside sales organization, enabling broader physician reach while maintaining disciplined operating leverage. Our ability to expand PrismRA®’s adoption will depend on, among other things, the effectiveness of our commercial model, physician acceptance, payer coverage, reimbursement levels, patient affordability, competition, clinical guideline development, and the ability to maintain a reliable testing process with acceptable turnaround times. Increased volume may also affect our operating results by increasing laboratory utilization and creating additional data that may support a broader platform and data business.

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The significant decline in PrismRA® test volume during 2025 was a direct result of the restructuring of our commercial organization, including the reduction of our field sales force and the transition to a more efficient inside sales model. As a result of these actions, we expect PrismRA® test volume in the near term to remain below historical peak levels. Our ability to grow test volume from current levels depends on the successful execution of our hybrid commercial model, continued improvements in payer coverage and reimbursement, and our ability to fund incremental commercial investment. A substantial portion of the commercial reinvestment contemplated by this strategy is expected to be funded from the net proceeds of the Concurrent PIPE Investment, which is conditioned on the completion of the Merger. If the Merger and the Concurrent PIPE Investment are not completed, or if commercial reinvestment is delayed, test volume may remain depressed or recover more slowly than anticipated, which could have a material adverse effect on our revenue and results of operations.

Ability to Expand the Data and Services Business, Including Companion Diagnostic Opportunities

Future operating performance may be affected by our ability to expand our data, analytics, services and companion diagnostic (“CDx”) business. We have developed a rheumatology-focused multi-omic data asset and associated biobank, supported by transcriptomic, proteomic and other molecular data, as well as clinical and real-world data in certain cases. We use these assets in connection with our SPECTRA™ platform to support target identification, indication prioritization, biomarker discovery, patient stratification, MTRS development, and clinical trial optimization.

We expect to continue focusing on data partnerships and the expansion of our data assets. These activities may include collaborations with biopharmaceutical companies, real-world data and analytics partners, biospecimen organizations, and other third parties seeking access to de-identified molecular, clinical, claims, electronic health record or biospecimen-linked datasets. We believe that continued growth and integration of these data assets may enhance the utility of SPECTRA™ and support additional commercial opportunities.

We also expect increasing awareness of, and engagement with, our preclinical and clinical development services. In preclinical settings, the platform may be used to support target ranking, target validation, mechanism-of-action assessment, indication prioritization, biomarker discovery and target toxicity assessment. In clinical settings, the platform may be used to support biomarker-guided development, patient enrichment, MTRS development and potential CDx strategies. As further described in the section of this proxy statement/prospectus titled “Business of Scipher,” SPECTRA™ is applied across multiple stages of drug development, including preclinical target and indication prioritization and clinical MTRS development to identify patients most likely to respond to therapy.

The economic structure of these data and services arrangements may vary and could include research fees, data access fees, analytical services revenue, upfront payments, development milestones, regulatory milestones, commercial milestones, downstream participation or retained rights in diagnostic products. The timing and amount of revenue from these activities may be variable and difficult to predict, as such arrangements often depend on partner priorities, project scope, data availability, regulatory strategy, clinical development timelines and successful achievement of specified milestones.

Development of Additional Clinical Assets and Expansion of the Clinical-Stage Pipeline

In addition to PrismRA®, the operating performance and long-term value creation may be affected by our ability to identify, in-license, improve the selection of and advance additional clinical-stage therapeutic assets. Management’s strategy includes using SPECTRA™ to systematically evaluate therapeutic targets, indications and assets, with the goal of identifying programs where the precision medicine approach may improve the probability of technical and commercial success. See the section titled “Business of Scipher” in this proxy statement/prospectus for additional details regarding our strategic transition toward evaluating and ranking assets for potential in-licensing and clinical development using SPECTRA™.

We believe our platform may be used in a repeatable “rinse and repeat” model for clinical-stage asset selection and development. Under this model, we can use SPECTRA™ and our proprietary data assets to identify therapeutic targets and clinical assets with attractive biological rationale, prioritize indications where the asset may have the highest likelihood of success, assess potential safety and toxicity risks, and develop asset-specific biomarkers or MTRS diagnostics to support patient stratification. We believe this approach may enable us to identify potential high-value assets that have been underprioritized, mispositioned or not previously developed with a precision medicine strategy. However, there is no guarantee the use of SPECTRA™ to identify potential high-value assets will lead to clinical trial success, identify safe and effective product candidates or lead to approval of product candidates, whether on an accelerated basis or otherwise.

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We expect to continue focusing on finding additional high-value assets to add to our pipeline, particularly in autoimmune, inflammatory and other complex diseases where patient heterogeneity contributes to variable treatment response and clinical development risk. Potential future programs may include assets that can be paired with an MTRS or CDx strategy to support more targeted clinical development and, if approved, more differentiated commercial positioning.

The success of this strategy will depend on our ability to identify suitable assets, negotiate favorable in-license or acquisition terms, secure required capital, design and execute clinical trials, generate supportive clinical and biomarker data, develop and validate MTRS or CDx approaches, obtain regulatory approvals, and commercialize or partner such assets. There can be no assurance that we will identify or acquire additional clinical-stage assets, that any such assets will be successfully developed, or that the precision medicine approach will increase the probability of success for any particular program.

Integrated Impact on Operating Performance

Taken together, improvements in PrismRA®’s COGS, PrismRA®’s ASP, test volume, data and services revenue, CDx opportunities and clinical pipeline expansion may materially affect revenue growth, gross margin, operating expenses, cash runway and overall financial performance. We believe that our ability to improve the commercial economics of PrismRA®, expand the use of our SPECTRA™ platform in external collaborations, monetize our data assets and identify additional precision medicine-enabled clinical-stage programs will be important drivers of our future operating results.

At the same time, these initiatives may require continued investment in commercial infrastructure, laboratory operations, data generation, technology development, regulatory and quality systems, clinical development, business development and personnel. As a result, results of operations may fluctuate from period to period depending on the timing and success of commercial initiatives, partnership activity, clinical development activities, reimbursement developments and operating investments.

Key Performance Metrics

We monitor a number of operational and financial metrics to evaluate our business, measure performance, identify trends and make strategic decisions. The two metrics we consider most useful in assessing period-over-period performance of our PrismRA® testing business are the number of PrismRA® tests delivered and the ASP per test.

PrismRA® tests delivered represents the number of PrismRA® tests for which we delivered a completed clinical report to the ordering physician during the period, which is the event that triggers revenue recognition. We use tests delivered to assess demand, commercial execution and laboratory utilization. Tests delivered decreased approximately 70% for the year ended December 31, 2025 compared to 2024, reflecting the restructuring of our commercial organization described below. Tests delivered decreased approximately 85% for the six months ended June 30, 2026 compared to the six months ended June 30, 2025, reflecting the continued effect of the restructuring of our commercial organization.

ASP represents PrismRA® product revenue recognized during the period divided by the number of PrismRA® tests delivered during the period. ASP reflects the net consideration we expect to collect after estimated payor allowances and implicit price concessions, and is therefore influenced by payer mix, coverage and reimbursement rates, contracted rates, denial and appeal outcomes, and patient self-pay activity. ASP was broadly similar for the year ended December 31, 2025 compared to 2024. ASP increased approximately 66% for the six months ended June 30, 2026 compared to the six months ended June 30, 2025. The greatly increased ASP was achieved by a higher focus on areas with plan coverage, combined with contracting of additional payers, such as Blue Cross Blue Shields of Texas and a change in our billing policy. Starting in October 2025, we only ran samples if the patient had contracted coverage with us or if the patient with non-contracted coverage paid the self-pay rate. Because ASP is derived from net revenue estimates that are themselves subject to significant judgment (see the subsection titled “—Critical Accounting Policies and Significant Management Estimates—Revenue Recognition”), and because our test volumes are currently low, ASP may fluctuate significantly from period to period and period-over-period comparisons may be of limited predictive value.

We also track operational indicators, including cost per test, payer mix, turnaround time and reimbursement and adoption trends, on a qualitative basis to manage laboratory operations and commercial strategy. These indicators are not calculated as standardized financial metrics and are used to inform, rather than to measure, reported results.

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Inflationary Environment

The current inflationary environment has resulted in higher prices, which have impacted costs incurred to generate revenue from testing services, costs to attract and retain personnel, and other operating costs. The severity and duration of the current inflationary environment remain uncertain and may continue to impact our financial condition and results of operations.

Changes in U.S. Trade Policy

Our business, results of operations and financial condition may be adversely affected by uncertainty and changes in U.S. trade policies, including tariffs, quotas, trade agreements or other trade restrictions imposed by the U.S. or other governments. Our business requires access to reagents and other materials to run tests, all of which are currently sourced from suppliers located inside the United States; however, this may change in the future. Any imposition of or increase in tariffs or other restrictions on imports of reagents or other materials, as well as corresponding price increases for such materials available domestically, if any, could increase costs. We would likely be unable to pass all or any such cost increases on to our customers and such cost increases could materially and adversely affect our business, results of operations and financial condition, including gross margin.

Components of Results of Operations

Revenue

We recognize revenue in accordance with Accounting Standards Codification (“ASC”) Topic 606, Revenue from Contracts with Customers, when we satisfy a performance obligation by transferring control of the promised goods or services to a customer, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services. Because payers reimburse at differing amounts and collection is subject to coverage policies, denials and appeals, we record revenue net of estimated allowances and implicit price concessions, using an estimate of the amount that will ultimately be collected based on historical collection and denial experience by test and by payer, insurance reimbursement policies and other factors. These estimates require significant judgment.

We generate revenues from the PrismRA® molecular classifier test, data agreements where we share clinical and molecular data from our data lake, and collaboration agreements where we partner with external therapeutics companies. Our ability to generate product revenue beyond these sources will depend on the successful development and eventual commercialization of any future drug candidates we may pursue. If we pursue development activities but fail to obtain regulatory approval for any future drug candidates, our ability to generate future revenue and our results of operations and financial position would be materially adversely affected.

To date, we have generated our revenue from two sources: sales of our PrismRA® diagnostic test (product revenue) and data and collaboration arrangements on our SPECTRA™ platform (service revenue). Product revenue represented approximately 56% of total revenue for the year ended December 31, 2025 (approximately 71% for the year ended December 31, 2024), and service revenue represented approximately 44% for the year ended December 31, 2025 (approximately 29% for the year ended December 31, 2024). Product revenue represented approximately 60% of total revenue for the six months ended June 30, 2026 (approximately 51% for the six months ended June 30, 2025), and service revenue represented approximately 40% for the six months ended June 30, 2026 (approximately 49% for the six months ended June 30, 2025). We primarily market PrismRA® to rheumatologists and their physician assistants in the United States. The healthcare professionals who order diagnostic products, and to whom results are reported, are generally not responsible for payment for these products. The parties that pay for these services (payers) consist of commercial payers (insurance companies, health maintenance organizations, etc.), government payers (primarily Medicare and Medicaid), client payers (hospitals, other laboratories, etc.), and patient self-pay. Service is completed upon the delivery of test results to the prescribing rheumatologists, which triggers billing for the service.

Our ability to increase revenue may depend, in part, on the success of enhancements to PrismRA® in addition to our ability to develop our SPECTRA™ platform to further penetrate the market for future diagnostic and testing products and increase reimbursement and collection rates for tests delivered.

We will continue to submit Medicare claims for PrismRA®, appeal denials and respond to requests for additional information. We face consistent challenges relating to commercial payer claim processing and revenue. While collectability has improved with certain plans year-over-year, we continue to experience denials due to unfavorable medical policies with certain plans, and expect this situation may persist.

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Cost of Sales

Cost of sales arises primarily from our PrismRA® business and includes salaries, wages and benefits, raw materials consumption, including direct and indirect material, payroll taxes, product testing and analytics expense, repairs and maintenance of equipment, scrap, inbound freight charges, depreciation, and other overhead. We continually make investments in our diagnostic testing capabilities and facilities to be flexible and meet growing customer demand for our products. In addition, we are making investments in genomic sequencing with a goal of scaling capacity while lowering per-test costs. Capital investments result in additional depreciation charges, which increase the fixed costs of our operations.

Cost of sales represents the expenses associated with obtaining and testing patient specimens. The components of cost of sales include materials costs, direct labor, equipment, infrastructure expenses, shipping charges to transport specimens, blood specimen collection fees, depreciation and allocated overhead (including rent and utilities).

Each payer, whether commercial, government, or individual, reimburses at different amounts, and these differences can be significant. As a result, revenue per test and gross margin may vary significantly from period to period based on the composition of payers for each period’s billing.

Operating Expenses

Selling, General and Administrative Expenses

Selling, general and administrative expenses consist of personnel costs (including stock-based compensation expense), direct marketing expenses, accounting and legal expenses, consulting costs and allocated overhead (including rent, information technology, depreciation and utilities).

Research and Development Expenses

Research and development expenses include costs incurred to develop our technology, test products and product candidates, in addition to costs incurred to collect clinical specimens and conduct clinical studies to develop and support those products and product candidates. These costs consist of personnel-related expenses (including stock-based compensation expense), materials, laboratory supplies, consulting costs, costs associated with setting up and conducting clinical studies and allocated overhead (including rent and utilities). We expense all research and development costs in the periods in which they are incurred.

Interest Income

Interest income consists of interest income earned on our cash and cash equivalents.

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Loss on Issuance of Convertible Promissory Notes

We elected the fair value option for our convertible promissory notes. When the issuance-date fair value of a note exceeds the cash proceeds received, we recognize the excess as a loss on issuance in the period of issuance.

Change in Fair Value of Convertible Promissory Notes

Changes in the fair value of the liability relate to the convertible promissory notes issued and modified and/or exchanged during the years ended December 31, 2025 and 2024 and the six months ended June 30, 2026 and 2025, for which we elected the fair value measurement option.

Interest Expense

Interest expense consists of contractual and accrued interest on our convertible promissory notes, which we present separately from other changes in the fair value of those notes, together with debt issuance costs, which are expensed as incurred because we account for the notes under the fair value option.

Other Income (Expense), Net

Other income (expense), net consists primarily of sublease income, miscellaneous expenses and other non-operating items. Beginning in 2026, other income includes income from the sublease of our office facility.

Results of Operations

Comparison of the six months ended June 30, 2026 and 2025

The following table sets forth our results of operations:

	For the Six Months Ended June 30,		Change
(in thousands, except %)	2026	2025	$	%
Revenue, net	732	3,556	(2,824)	-79%
Cost of sales	774	2,283	(1,509)	-66%
Gross Profit (Loss)	(42)	1,273	(1,315)	-103%
Operating Expenses
Selling, general and administrative	7,606	8,552	(946)	-11%
Research and development	1,198	2,005	(807)	-40%
Total Operating Expenses	8,804	10,557	(1,753)	-17%
Loss from Operations	(8,846)	(9,284)	438	-5%
Interest income	47	55	(8)	-15%
Loss on issuance/extinguishment of convertible promissory notes	(27,143)	(1,030)	(26,113)	2,535%
Loss from change in fair value of convertible promissory notes	(7,362)	(2,810)	(4,552)	162%
Interest expense	(1,537)	(1,146)	(391)	34%
Other income (expense)	168	(242)	410	-169%
Total other income (expense), net	(35,827)	(5,173)	(30,654)	593%
Net loss and comprehensive loss	(44,673)	(14,457)	(30,216)	209%

Revenue

Total revenue, net decreased $2.8 million, or 79%, to $0.7 million for the six months ended June 30, 2026, from $3.6 million for the six months ended June 30, 2025. The decrease reflects lower product revenue and lower service revenue, as described below.

Product revenue decreased $1.4 million, or 76%, to $0.4 million for the six months ended June 30, 2026, from $1.8 million for the six months ended June 30, 2025. The number of PrismRA® tests delivered decreased approximately 85% over the same period, primarily as a result of the reduction of our sales force in connection with the 2025 restructuring of our commercial operations.

Service revenue decreased $1.4 million, or 83%, to $0.3 million for the six months ended June 30, 2026, from $1.7 million for the six months ended June 30, 2025. The decline was primarily attributable to the September 2025 expiration of our data license arrangement with Pfizer, which contributed $1.2 million of service revenue during the six months ended June 30, 2025 and no revenue during the six months ended June 30, 2026, and reduced activity under other data and service arrangements.

Cost of Sales

Cost of sales decreased $1.5 million, or 66%, to $0.8 million for the six months ended June 30, 2026, from $2.3 million for the six months ended June 30, 2025. The decrease was driven primarily by lower PrismRA® test volumes and the per-test cost reductions achieved through the renegotiation of vendor and sequencing contracts in connection with the 2025 restructuring. To a lesser extent, the decrease was also driven by a reduction in facility-related expenses triggered by the relocation of our laboratory in December 2025, resulting in lower facility-related costs.

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Gross Margin

Gross profit declined to a gross loss of less than $(0.1) million for the six months ended June 30, 2026, from gross profit of $1.3 million for the six months ended June 30, 2025. The decline was driven primarily by lower test volume and the effect of reduced service revenue on the absorption of fixed laboratory costs, partially offset by lower per-test kit and sequencing costs.

Selling, General and Administrative Expenses

Selling, general and administrative expenses decreased $0.9 million, or 11%, to $7.6 million for the six months ended June 30, 2026, from $8.6 million for the six months ended June 30, 2025. The decrease was primarily due to a $0.8 million reduction in commercial personnel costs reflecting the full-period effect of the 2025 restructuring.

Research and Development Expenses

Research and development expenses decreased $0.8 million, or 40%, to $1.2 million for the six months ended June 30, 2026, from $2.0 million for the six months ended June 30, 2025. The decrease was primarily due to reduced personnel costs of $0.2 million and lower consultant and other costs of $0.6 million following the completion of our clinical trials and the 2025 restructuring.

Interest Income

Interest income was less than $0.1 million for each of the six months ended June 30, 2026 and 2025.

Loss on Issuance/Extinguishment of Convertible Promissory Notes

We recognized a loss on issuance/extinguishment of convertible promissory notes of $27.1 million for the six months ended June 30, 2026, compared to $1.0 million for the six months ended June 30, 2025. In March 2026, certain 2025 Notes were derecognized at fair value of $30.9 million and we issued 2026 Notes in exchange for the 2025 Notes valued at issuance of $52.7 million, resulting in a loss on extinguishment of $21.8 million. Further, in March and April 2026, we issued 2026 Notes with an issuance-date fair value of $10.3 million, which exceeded the consideration of $5.0 million received, resulting in the $5.3 million loss on issuance. The 2025 amount arose from the issuance of the 2025 Notes.

Loss from Change in Fair Value of Convertible Promissory Notes

We recognized a loss from the change in fair value of convertible promissory notes of $7.4 million for the six months ended June 30, 2026, compared to $2.8 million for the six months ended June 30, 2025. The increase was driven primarily by an increase in the estimated probability, and an acceleration of the expected timing of the Merger and related financing, which increases the expected settlement value of the notes. Measured at fair value, the carrying value of the convertible promissory notes rose from $35.2 million at December 31, 2025 to $76.2 million at June 30, 2026.

Interest Expense

Interest expense increased $0.4 million, or 34%, to $1.5 million for the six months ended June 30, 2026, from $1.1 million for the six months ended June 30, 2025, reflecting a substantially higher balance of convertible promissory notes outstanding during 2026.

Other Expense, Net

We recognized $0.2 million of sublease income for the six months ended June 30, 2026 (none during 2025) from the sublease of a portion of our office facility. Other expense was less than $0.1 million for the six months ended June 30, 2026, compared to $0.2 million for the six months ended June 30, 2025.

Comparison of the years ended December 31, 2025 and 2024

The following table sets forth our results of operations:

	For the Year Ended December 31,		Change
(in thousands, except %)	2025	2024	$	%
Revenue, net	5,071	10,877	(5,806)	-53%
Cost of sales	3,830	9,093	(5,263)	-58%
Gross Profit	1,241	1,784	(543)	-30%
Operating Expenses
Selling, general and administrative	15,966	31,546	(15,580)	-49%
Research and development	3,288	5,976	(2,688)	-45%
Total Operating Expenses	19,254	37,522	(18,268)	-49%
Loss from Operations	(18,013)	(35,738)	17,725	-50%
Interest income	165	575	(410)	-71%
Loss on issuance of convertible promissory notes	(1,820)	-	(1,820)	100%
Loss from change in fair value of convertible promissory notes	(4,801)	-	(4,801)	100%
Interest expense	(2,458)	(194)	(2,264)	1,167%
Other income (expense)	(49)	(812)	763	-94%
Total other income (expense), net	(8,963)	(431)	(8,532)	1,980%
Net loss and comprehensive loss	(26,976)	(36,169)	9,193	-25%

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Revenue

Total revenue, net decreased $5.8 million, or 53%, to $5.1 million for the year ended December 31, 2025, from $10.9 million for the year ended December 31, 2024. The decrease reflects lower product revenue and lower service revenue, as described below.

Product revenue decreased $4.9 million, or 63%, to $2.8 million for the year ended December 31, 2025, from $7.7 million for the year ended December 31, 2024. The number of PrismRA® tests delivered decreased approximately 70% over the same period, primarily as a result of the reduction of our sales force in connection with the 2025 restructuring of our commercial operations. The decline in product revenue (63%) was less pronounced than the decline in test volume (70%) because the ASP per test increased, reflecting improved commercial payer coverage, utilization of state biomarker legislation, enhanced billing and collections, and the introduction of a patient self-pay program.

Service revenue decreased $1.0 million, or 30%, to $2.2 million for the year ended December 31, 2025, from $3.2 million for the year ended December 31, 2024. The decline was primarily attributable to the wind-down and September 2025 expiration of our data license arrangement with Pfizer, under which we recognized $1.6 million of revenue in 2025 compared to $2.3 million in 2024, and to reduced activity under our service agreements with Genentech, under which we recognized $0.1 million of revenue in 2025 compared to $0.9 million in 2024, partially offset by revenue from other data and service arrangements. Our service revenue is concentrated in a small number of collaboration partners; one customer accounted for approximately 31% and 21% of total revenue for the years ended December 31, 2025 and 2024, respectively.

Net revenue in both periods reflects estimated payer allowances and implicit price concessions. We did not identify a material change in aggregate collectability assumptions between periods that had a significant effect on the year-over-year revenue comparison beyond the volume and price factors described above.

Cost of Sales

Cost of sales decreased $5.3 million, or 58%, to $3.8 million for the year ended December 31, 2025, from $9.1 million for the year ended December 31, 2024. The decrease was driven primarily by a $4.9 million reduction in test kit and sequencing costs, reflecting lower PrismRA® test volumes and the renegotiation of vendor contracts to reduce per-kit sequencing pricing, together with a $0.3 million reduction in personnel costs from the 2025 restructuring and a $0.3 million reduction in other costs. Facility-related costs and depreciation were substantially unchanged year over year.

Gross Margin

Gross margin increased to 24% for the year ended December 31, 2025, from 16% for the year ended December 31, 2024. The improvement was mainly driven by lower per-test kit and sequencing costs, partially offset by the effect of lower test volume on the absorption of fixed laboratory costs.

Selling, General and Administrative Expenses

Selling, general and administrative expenses decreased $15.6 million, or 49%, to $16.0 million for the year ended December 31, 2025, from $31.5 million for the year ended December 31, 2024. The decrease was primarily due to a reduction of $13.0 million in personnel costs (including salaries, benefits, bonuses and stock-based compensation), $1.6 million in professional services, and $1.0 million in facilities and other expenses. The reduction in personnel costs was driven by the 2025 restructuring, with targeted headcount reductions concentrated in our commercial organization, which also reduced travel, facilities and related expenses. The decline in facility-related expenses was partially due to the closure of the Salt Lake City office in February 2025.

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Research and Development Expenses

Research and development expenses decreased $2.7 million, or 45%, to $3.3 million for the year ended December 31, 2025, from $6.0 million for the year ended December 31, 2024. The decrease was primarily due to a $1.9 million reduction in personnel costs (including salaries, benefits and stock-based compensation) and a $0.8 million reduction in consultant and other costs, including lower clinical study costs following the completion of our AIMS and PREDICT trials.

Our research and development activities are centered on our SPECTRA platform and are conducted in a manner that supports multiple current and potential future programs. We do not track or manage research and development expenditures by individual product candidate or program; instead, our chief operating decision-maker reviews research and development expense in the aggregate and by the natural expense categories of personnel, consultants and other costs. Accordingly, disaggregation of research and development expense by product candidate is not available and would not reflect how management evaluates the business.

Interest Income

Interest income decreased $0.4 million to $0.2 million for the year ended December 31, 2025, primarily due to lower balances held in money market funds.

Loss on Issuance of Convertible Promissory Notes

We recognized a loss on issuance of convertible promissory notes of $1.8 million for the year ended December 31, 2025 (none in 2024). We account for our convertible promissory notes under the fair value option. In February 2025, we issued the 2025 Notes with an issuance-date fair value of $18.5 million, which exceeded the consideration received, resulting in the $1.8 million loss on issuance.

Loss from Change in Fair Value of Convertible Promissory Notes

We recognized a loss from the change in fair value of convertible promissory notes of $4.8 million for the year ended December 31, 2025 (none in 2024), excluding accrued interest. The change was driven primarily by an increase in the estimated probability, and a change in the expected timing, of a qualified financing or other liquidity event, which increases the amount and accelerates the expected settlement of the convertible promissory notes. Measured at fair value, the carrying value of the convertible promissory notes rose from $8.4 million at January 1, 2025 to $35.2 million at December 31, 2025, reflecting $19.9 million of 2025 Note issuances and a $6.9 million increase in fair value, of which $2.1 million represents accrued interest presented within interest expense and $4.8 million is the change in fair value recognized in this line. The February 2025 exchange of the 2024 Notes into 2025 Notes was accounted for as a modification, with no separate gain or loss.

Interest Expense

Interest expense increased $2.3 million to $2.5 million for the year ended December 31, 2025, from $0.2 million for the year ended December 31, 2024. The increase reflected a substantially higher balance of convertible promissory notes outstanding during 2025, all of which bear interest at 10% per annum, compared to 2024, when the 2024 Notes were outstanding for only a portion of the year following their issuance in September 2024. Because we account for the convertible promissory notes under the fair value option, interest expense also includes debt issuance costs, which are expensed as incurred.

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Other Expense, Net

Other expense, net comprises non-operating items, and decreased $0.8 million to less than $0.1 million for the year ended December 31, 2025, from $0.8 million for the year ended December 31, 2024. The year-over-year decrease primarily reflects a decrease in 2025 of non-recurring and miscellaneous expenses.

Liquidity and Capital Resources

Source of Liquidity

We have incurred recurring losses from operations and negative cash flows from operating activities since inception and have convertible promissory notes maturing within twelve months from the date the financial statements are expected to be issued. We anticipate that we will continue to incur losses from operations and negative cash flows from operating activities in future periods. As of June 30, 2026, we had cash and cash equivalents of $2.3 million, $76.2 million carrying value of convertible promissory notes that mature on August 5, 2027 and an accumulated deficit of $328.4 million. As described in Note 1 to our unaudited interim financial statements included elsewhere in this proxy statement/prospectus, these conditions raise substantial doubt about our ability to continue as a going concern, and management concluded that its plans do not alleviate that substantial doubt. Our unaudited interim financial statements were prepared on a going-concern basis and do not include any adjustments that might result from the outcome of this uncertainty.

Our existing cash and cash equivalents are not sufficient to fund our operations for at least twelve months from the date of this proxy statement/prospectus. Our expectation that our resources will fund operations into the first half of 2028 assumes the completion of the Merger and the receipt of the estimated net proceeds of the Concurrent PIPE Investment. The Concurrent PIPE Investment provides for aggregate gross proceeds of not less than $30.0 million and up to $50.0 million, of which an aggregate of $10.0 million in cash has been received as of August 31, 2026, but its closing is conditioned upon, and is expected to occur concurrently with, the Closing. These proceeds are therefore contingent and are not within our control. Excluding the contingent proceeds of the Merger and the Concurrent PIPE Investment, our existing cash and cash equivalents would be sufficient to fund our operations into the fourth quarter of 2026, and we would be required to seek additional financing or to delay, curtail or discontinue research and development programs, portfolio expansion or commercialization efforts.

If the Merger and the Concurrent PIPE Investment are completed, we expect our existing cash and cash equivalents, together with the net proceeds of the Concurrent PIPE Investment, to fund our projected operating expenses, working capital and capital expenditure needs into the first half of 2028. If the Merger and the Concurrent PIPE Investment are not completed, we will not have adequate liquidity to fund our operations, and we would need to pursue alternative financing, which may not be available on acceptable terms or at all.

Our material cash requirements as of June 30, 2026 include net cash used in operating activities, which was $7.3 million for the six months ended June 30, 2026; our convertible promissory notes, which had a carrying value of $76.2 million at June 30, 2026 and mature on August 5, 2027 (and which are expected to be exchanged for equity or cancelled in connection with the Merger, as described below); operating lease obligations with future minimum payments of $1.9 million; potential losses in connection with the Quest Diagnostics litigation described below, in which the plaintiff seeks $10.0 million; and planned research and development and commercial expenditures. Substantially all of our cash equivalents ($0.5 million at June 30, 2026) are held in money market funds.

During the six months ended June 30, 2026, we exchanged $23.3 million carrying value of outstanding 2025 Notes, together with accrued interest of $2.1 million, for new senior unsecured convertible promissory notes (the “2026 Notes”). Of the 2025 Notes, $3.3 million carrying value remained outstanding and were not exchanged for 2026 Notes. Additionally, we issued $5.0 million of 2026 Notes for a total of $5.0 million of new cash investment received by us in March 2026. Subsequent to June 30, 2026, in July and August 2026, we issued additional 2026 Notes for an aggregate of $5.0 million of new cash investment. The 2026 Notes mature on August 5, 2027. The $10.0 million of new cash investment in 2026 constitutes the Pre-Closing Financing and counts toward the $30.0 million Minimum Investment. At the Closing, those notes and accrued interest will be applied toward the holders’ funding obligations under the Concurrent PIPE Investment, and the holders will receive PIPE Shares and accompanying PIPE Warrants rather than cash repayment, reducing the incremental cash proceeds Chemomab Parent receives at the Closing by that amount. At the Closing, the remaining 2026 Notes will convert into shares of Chemomab Parent Common Stock, and the 2025 Notes outstanding will be cancelled for no consideration.

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Future Funding Requirements

Our primary use of cash is to fund operations as we continue to grow our business. If the Merger and the Concurrent PIPE Investment are completed, we expect our operating expenses to increase over time as we selectively invest in commercial expansion, laboratory operations and research and development to grow PrismRA® test volume and advance our pipeline. The timing and extent of these increases will depend on the availability of funding from the Concurrent PIPE Investment and on our commercial results. If the Merger and the Concurrent PIPE Investment are not completed, we expect to reduce our operating expenses to conserve liquidity.

Our estimate of the period of time through which our financial resources will be adequate to support our operations is a forward-looking statement and involves risks and uncertainties, and actual results could vary as a result of a number of factors, including:

●	the ability to maintain and grow sales of our PrismRA® diagnostic product, as well as the costs associated with conducting clinical studies to demonstrate the utility of our products and support reimbursement efforts;
●	fluctuations in working capital;
●	the costs of developing our product and drug candidate pipeline, including the costs associated with conducting ongoing and future validation studies;
●	the ability to achieve sufficient market acceptance, coverage and adequate reimbursement from third-party payers and adequate market share and revenue for diagnostic or testing products;
●	the additional costs that may be incurred as a result of operating as a public company; and
●	the extent to which we establish additional partnerships or in-license, acquire or invest in complementary businesses or products.

Until such time, if ever, as we can generate revenue to support our cost structure, we expect to finance our operations through equity offerings, debt financings or other capital sources, including potentially collaborations, licenses and other similar arrangements. Debt financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest of our stockholders may be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect the rights of our common stockholders. If additional funding is required or desired, there can be no assurance that additional funds will be available on acceptable terms on a timely basis, if at all, or that we will generate sufficient cash from operations to adequately fund our operating needs or achieve or sustain profitability. If we are unable to raise additional capital or generate sufficient cash from operations to adequately fund operations, we will need to delay, reduce or eliminate some or all of our research and development programs, product portfolio expansion plans or commercialization efforts. Doing so will likely have an unfavorable effect on our ability to execute on our business plan and could have a negative impact on relationships with various parties. If we cannot expand operations or otherwise capitalize on business opportunities because we lack sufficient capital, our business, financial condition, and results of operations could be adversely affected.

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Cash Flows

The following table summarizes cash flows for the periods indicated:

	Six Months Ended June 30,		Year Ended December 31,
(in thousands)	2026	2025	2025	2024
Net cash (used in) provided by:
Net cash used in operating activities	(7,279)	(11,638)	(17,518)	(33,682)
Net cash provided by investing activities	-	-	-	1
Net cash provided by financing activities	5,225	14,070	18,080	8,193
Net Change in Cash	(2,054)	2,432	562	(25,488)

Cash Flows from Operating Activities

Net cash used in operating activities was $7.3 million for the six months ended June 30, 2026, a decrease of $4.4 million from $11.6 million for the six months ended June 30, 2025. Although our net loss increased to $44.7 million for the six months ended June 30, 2026, from $14.5 million for the six months ended June 30, 2025, substantially all of the increase was attributable to non-cash charges related to our convertible promissory notes. The decrease in net cash used in operating activities was driven principally by the reduction in our operating cost base following the 2025 restructuring.

Net cash used in operating activities for the six months ended June 30, 2026 consisted of our net loss of $44.7 million, adjusted for $37.4 million of non-cash charges and less than $0.1 million of net cash used by changes in operating assets and liabilities. The non-cash charges consisted primarily of $34.5 million related to our convertible promissory notes, comprising a $7.4 million change in fair value and a $27.1 million loss on issuance, as well as $1.5 million of non-cash interest and $1.1 million of stock-based compensation.

Net cash used in operating activities for the six months ended June 30, 2025 consisted of our net loss of $14.5 million, adjusted for $6.3 million of non-cash charges and $3.5 million of net cash used by changes in operating assets and liabilities. The non-cash charges consisted primarily of $3.8 million related to our convertible promissory notes and $1.2 million of stock-based compensation.

Net cash used in operating activities was $17.5 million for the year ended December 31, 2025, a decrease of $16.2 million from $33.7 million for the year ended December 31, 2024. The decrease was driven principally by the substantial reduction in our operating cost base following the restructuring that occurred during 2025.

Net cash used in operating activities for the year ended December 31, 2025, consisted of our net loss of $27.0 million, adjusted for $12.1 million of non-cash charges and $2.6 million of net cash used by changes in operating assets and liabilities. The non-cash charges consisted primarily of $8.7 million related to our convertible promissory notes, comprising a $4.8 million change in fair value, $2.1 million of non-cash interest and a $1.8 million loss on issuance, as well as $2.4 million of stock-based compensation. The net cash used by changes in operating assets and liabilities was driven primarily by a $1.7 million decrease in accrued expenses and accounts payable as we settled obligations and wound down activity following the restructuring, and a $0.9 million decrease in deferred revenue as we recognized previously deferred service revenue, including under the Pfizer data license arrangement that expired in September 2025.

Net cash used in operating activities for the year ended December 31, 2024, consisted of our net loss of $36.2 million, adjusted for $4.0 million of non-cash charges, principally $2.6 million of stock-based compensation, and $1.6 million of net cash used by changes in operating assets and liabilities, driven primarily by decreases in accrued expenses and operating lease liabilities.

Cash Flows from Investing Activities

During the six months ended June 30, 2026 and 2025 there was no net cash provided by investing activities.

Net cash provided by investing activities was not material for the years ended December 31, 2025, and 2024.

Cash Flows from Financing Activities

Net cash provided by financing activities was $5.2 million for the six months ended June 30, 2026, consisting of $5.0 million of proceeds from the issuance of convertible promissory notes and $0.2 million of proceeds received under the Concurrent PIPE Investment arrangements, compared to $14.1 million for the six months ended June 30, 2025, consisting of proceeds from the issuance of convertible promissory notes.

Net cash provided by financing activities for the years ended December 31, 2025, and 2024 was $18.1 million, and $8.2 million, respectively, and attributable to proceeds from the issuance of convertible promissory notes.

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Contractual Obligations and Commitments

As of June 30, 2026, our only material committed contractual obligation consists of an annual minimum payment of $45,000 for patent and license fees paid to Northeastern. Furthermore, we have not provided any additional potential contingent payments upon the future achievement of specified sales-based and other milestones, or royalty payments we may be required to make under license agreements we have entered into pursuant to which we have in-licensed certain intellectual property, including license agreements with Northeastern. See the section titled “Business of Scipher—Material Agreements—Northeastern University—Sponsored Research Agreement (Related Party)” in this proxy statement/prospectus and Note 8 to our audited financial statements included elsewhere in this proxy statement/prospectus for additional information.

These potential milestone and royalty payments are contingent upon the achievement of specified future events, including sales-based and development milestones, the timing and occurrence of which are uncertain. We are generally able to terminate the underlying research and license agreements, subject to applicable termination provisions, and our near-term committed spending under these arrangements is not material. Based on our current stage of development and commercialization, we do not believe these contingent obligations are reasonably likely to have a material effect on our liquidity or capital resources in the near term. If, however, our in-licensed products advance and achieve the specified milestones, the associated payments could become material in future periods.

Legal Proceedings

In February 2025, we served Quest Diagnostics (“Quest”) with a notice of breach under our agreements with Quest, and Quest in turn served us with a notice of breach. The agreements have been terminated, and Quest has initiated legal proceedings against us seeking $10 million. We are actively defending the action, which is pending in New York State Court and remains in its early stages, with fact discovery scheduled to close in November 2026 and trial tentatively set for mid-2027. Management has determined that a loss is not estimable, and no accrual for a loss has been recorded as of December 31, 2025 and June 30, 2026, although an accounts payable balance of $0.7 million relating to work performed under the agreements remains outstanding. An adverse outcome could have a material adverse effect on our liquidity and results of operations. See Note 8 to our audited financial statements and Note 7 to our unaudited financial statements included elsewhere in this proxy statement/prospectus.

Critical Accounting Policies and Significant Management Estimates

The preparation of our financial statements in accordance with U.S. generally accepted accounting principles (“GAAP”) requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues and expenses and the disclosure of contingent assets and liabilities. We consider an accounting estimate to be critical if it requires assumptions about matters that were uncertain at the time the estimate was made and if changes in the estimate, or the use of different reasonable estimates, would have had a material impact on our financial condition or results of operations. Our critical accounting estimates are described below. This discussion should be read together with the summary of significant accounting policies in Note 2 to our audited financial statements included elsewhere in this proxy statement/prospectus.

Revenue Recognition

Our most significant revenue estimate is the amount of consideration we expect to collect for PrismRA® tests, which we recognize net of estimated payer allowances and implicit price concessions. Payers are billed at list price, and we estimate the net amount to be collected using the expected-value method, based on historical collection and denial experience by test and by payer, insurance reimbursement policies, and other factors. We record adjustments to these estimates in the period in which new information becomes available, and we record further adjustments upon final settlement with payers.

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This estimate is subject to significant uncertainty because collections depend on evolving payer coverage policies, reimbursement and contracted rates, denial and appeal outcomes, patient responsibility and self-pay dynamics, and payer mix, each of which can change from period to period. Our low current test volume increases the sensitivity of net revenue to these factors. A change in our estimate of the amounts ultimately collectible would change reported revenue and accounts receivable, net, in the period the estimate changes. For the six months ended June 30, 2026 and 2025 and the years ended December 31, 2025 and 2024, changes in estimates related to prior-period transactions were not material to reported revenue. Because of the inherent uncertainty in these estimates, actual collections may differ from the amounts recognized.

Research and Development Expenses

In preparing our financial statements, we are required to estimate accrued research and development expenses as of each balance sheet date. In accruing service fees, we estimate the time period over which services will be performed and the level of effort to be expended in each period. This process involves reviewing open contracts and open purchase orders, communicating with internal personnel to identify services that have been performed on our behalf, and estimating the level of service performed and the associated cost incurred for the service when we have not yet been invoiced or otherwise notified of the actual cost. We periodically confirm the accuracy of our estimates with service providers and make adjustments, if necessary. The majority of service providers invoice in arrears for services performed or when contractual milestones are met. The financial terms of agreements with these service providers are subject to negotiation, vary from contract-to-contract and may result in uneven payment flows. In circumstances where amounts have been paid in excess of costs incurred, we record a prepaid expense.

Although we do not expect our estimates to be materially different from amounts incurred, if estimates of the status and timing of services performed differ from the actual status and timing of services performed, it could result in reporting amounts that are too high or too low in any particular period. To date, there have been no material differences between estimates of such expenses and the amounts incurred.

Stock-based Compensation

Given the absence of an active market for our common stock, our board of directors, the members of which have extensive business, finance, and venture capital experience, was required to estimate the fair value of our common stock at the time of each grant of a stock-based award. The board of directors determined the estimated fair value of our equity instruments based on a number of factors, including external market conditions affecting the diagnostic and biopharmaceutical industries. The board of directors utilized various valuation methodologies in accordance with the framework of the American Institute of Certified Public Accountants’ Technical Practice Aid, Valuation of Privately-Held-Company Equity Securities Issued as Compensation (the “Practice Aid”), to estimate the fair value of our common stock. Each valuation methodology includes estimates and assumptions that require judgment. These estimates and assumptions include a number of objective and subjective factors in determining the value of our common stock at each grant date, including: (1) prices paid for our convertible preferred stock, which had been sold to outside investors in arm’s-length transactions, and the rights, preferences, and privileges of convertible preferred stock and common stock; (2) our stage of development; (3) the fact that the grants of stock-based awards involved illiquid securities in a private company; and (4) the likelihood of achieving a liquidity event for our common stock underlying the stock-based awards, such as a reverse merger, initial public offering or sale, given prevailing market conditions.

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Determination of the fair value of common stock

For financial reporting purposes, we performed common stock valuations, with the assistance of a third-party specialist, at various dates, which resulted in the most recent valuations of common stock of $2.61 per share as of February 8, 2025, and $8.95 per share as of February 8, 2024. In conducting the valuations, our board of directors, with input from management, considered various objective and subjective factors to determine the fair value of our common stock as of each grant date, including:

●	prices paid for our convertible preferred stock, which had been sold to outside investors in arm’s-length transactions, and the rights, preferences, and privileges of convertible preferred stock and common stock;
●	our stage of development;
●	the fact that the grants of stock-based awards involved illiquid securities in a private company;
●	the illiquidity of our securities by virtue of being a private company;
●	the valuation of publicly traded companies in our sector, as well as recently completed initial public offerings and mergers and acquisitions of comparable companies; and
●	U.S. and global economic and capital market conditions.

The Practice Aid prescribes several valuation approaches for setting the value of an enterprise, such as the cost, income and market approaches, and various methodologies for allocating the value of an enterprise to its common stock. The cost approach establishes the value of an enterprise based on the cost of reproducing or replacing the property less depreciation and functional or economic obsolescence, if present. The income approach establishes the value of an enterprise based on the present value of future cash flows that are reasonably reflective of our future operations, discounting to the present value with an appropriate risk-adjusted discount rate or capitalization rate. The market approach is based on the assumption that the value of an asset is equal to the value of a substitute asset with the same characteristics. Each valuation methodology was considered in our valuations. In determining a fair value for our common stock, we estimated the enterprise value of our business using either the market approach or income approach. In February 2025 and 2024, we concluded that the market approach was the most appropriate. In accordance with the Practice Aid, we considered the various methods for allocating the enterprise value across our classes and series of capital stock to determine the fair value of common stock at each valuation date. We concluded that the Option Pricing Method (“OPM”) was most appropriate for each of the valuations of our common stock performed by independent third-party valuation specialists. The OPM was believed to be the most appropriate given the expectation of various potential liquidity outcomes and the difficulty of selecting and supporting appropriate enterprise values given our stage of development. Under the OPM, shares are valued by creating a series of call options with exercise prices based on the liquidation preferences and conversion terms of each equity class. The values of the preferred and common stock are inferred by analyzing these options.

Following the completion of the Merger, the fair value of the Combined Company’s common stock will be based on the closing price as reported on the date of grant on the primary stock exchange on which the Combined Company’s common stock is traded.

Convertible promissory notes

We have elected the fair value option for our convertible promissory notes, which are remeasured to fair value each reporting period with changes recognized in our statements of operations. Because the notes are not traded and their settlement depends on future events, we estimate their fair value using a scenario-based method that probability-weights the present value of the notes’ payoffs under several outcomes: a next round of financing, a change-in-control, maturity, and an event of default. This is a Level 3 measurement that involves significant judgment.

The key unobservable inputs are the probability weighting assigned to each scenario, the expected timing of each scenario, the credit-adjusted discount rate, the applicable conversion discount to the next-round financing price, and the change-in-control payout multiple. During the year ended December 31, 2025, we increased the assumed probability of a next round of financing from 45% to 70% and shortened the expected time to a financing or liquidity event, reflecting progress toward a qualified financing and, ultimately, the Merger. These changes, together with additional note issuances, increased the fair value of the notes from $8.4 million at December 31, 2024 to $35.2 million at December 31, 2025. During the six months ended June 30, 2026, we further increased the assumed probability of a qualified financing or liquidity event and shortened its expected timing, reflecting the execution of the Merger Agreement and the Concurrent PIPE Investment commitments. These changes, together with the March 2026 note exchange and additional note issuances, increased the fair value of the notes from $35.2 million at December 31, 2025 to $76.2 million at June 30, 2026.

The estimated fair value of the notes is most sensitive to the assumed probability and timing of a qualified financing or public offering and to the conversion discount applied in that scenario. Holding other inputs constant, an increase in the probability of, or a decrease in the expected time to, a qualified financing would increase the estimated fair value of the notes and the related loss recognized in our statements of operations. Because these inputs are unobservable and depend on the completion of the Merger and related financing, actual settlement amounts could differ materially from our estimates.

Recent Accounting Pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board (“FASB”) or other standard setting bodies and adopted by us as of the specified effective date. Unless otherwise discussed, we believe that the impact of recently issued standards that are not yet effective will not have a material impact on our audited financial statements and disclosures. See Note 2 to our audited and unaudited financial statements included elsewhere in this proxy statement/prospectus.

Qualitative and Quantitative Disclosures About Market Risk

We are a smaller reporting company as defined by Rule 12b-2 of the Exchange Act and are not required to provide the information required under this item.

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DIRECTORS AND OFFICERS OF THE COMBINED COMPANY FOLLOWING THE MERGER

Executive Officers and Directors Following the Merger

Following the Merger, the Combined Company Board is expected to consist of five directors with four directors designated by Scipher and one director designated by Chemomab Israel. None of the current members of the Chemomab Israel board, other than Adi Mor, Ph.D., are expected to serve on the Combined Company Board and three of the current members of the Scipher board are expected to serve on the Combined Company Board. The Combined Company Board is expected to satisfy the requisite independence requirements, as well as the sophistication and independence requirements for the required committees pursuant to Nasdaq listing requirements.

The following table lists the names and positions of the individuals currently identified to serve as executive officers and directors of the Combined Company upon the completion of the Merger.

Name	Age	Position
Reginald Seeto, M.B.B.S.	55	President & Chief Executive Officer, Director
Torsten Hombeck, Ph.D.	56	Interim Chief Financial Officer
Ryan Phan, Ph.D.	56	Chief Operating Officer
Courtney Morris	58	Chief Business Officer
Brett Blackman, Ph.D.	54	Director
Stefan Krieglstein, MS	66	Director
Joseph Loscalzo, Ph.D., M.D.	74	Director
Adi Mor, Ph.D.	45	Director

Executive Officers

Reginald Seeto, M.B.B.S. has served as Chief Executive Officer and President of Scipher and a member of the Board of Directors since May 2024. He is a global biopharmaceutical and diagnostics executive and board director with a demonstrated track record of building and scaling companies. He is recognized for developing and executing strategy through strong leadership and for driving both organic and inorganic growth across emerging biotechnology companies and global pharmaceutical organizations. Prior to that, from November 2020 to November 2023, he served as President and Chief Executive Officer and as a member of the Board of Directors of CareDx, Inc. (Nasdaq: CDNA). He previously served as President and Chief Business Officer of CareDx Inc. from November 2018 to November 2020. Prior to joining CareDx, Inc., Dr. Seeto served as the Chief Operating Officer of Ardelyx, Inc., a specialized biopharmaceutical company, from October 2016 through mid-August 2018 and continued with Ardelyx, Inc. from August 2018 through December 2018 as a consultant. From April 2008 until October 2016, Dr. Seeto held various positions of increasing responsibility at MedImmune Limited, a biotechnology company and subsidiary of AstraZeneca Plc, and at AstraZeneca, most recently serving as vice president, head of partnering and strategy for AstraZeneca. Earlier, he served as company president of AstraZeneca Thailand and before that, as executive vice president of corporate development and strategy for MedImmune. Prior to joining AstraZeneca/MedImmune, Dr. Seeto held senior marketing roles at Organon Biosciences, which was acquired by Schering Plough in 2007, and Boehringer Ingelheim Pharmaceuticals. Earlier, Dr. Seeto served as an engagement manager for McKinsey & Company and started his career as a practicing medical doctor and clinical researcher in Australia. Dr. Seeto earned both his B.S. and M.B.B.S. in medical studies from the University of Sydney, Australia. We believe that Dr. Seeto is qualified to serve on the Combined Company Board because of his extensive executive leadership experience and expertise in the biopharmaceutical industry.

Torsten Hombeck, Ph.D., has served as Interim Chief Financial Officer of Scipher since March 2026. Prior to that, he served as Chief Financial Officer of Akari Therapeutics, Plc from December 2024 to October 2025. Dr. Hombeck has more than 20 years of experience in the life sciences industry, finance, capital markets and M&A transactions. Prior to joining Akari, Dr. Hombeck served as the CFO, Corporate Secretary and SVP at Aspira. Prior to that, Dr. Hombeck served as the Chief Financial Officer of Akari from June 2020 – June 2023. Additionally, his previous positions include Chief Commercial and Strategy Officer and Managing Director at Promethera Biosciences, and Co-Chief Executive Officer and Chief Business Officer at Cytonet where he played an integral role in its acquisition by Promethera. Dr. Hombeck also served as Chief Financial Officer at both Agennix and GPC Biotech. Dr. Hombeck holds an MBA and a Ph.D. in Finance from the EBS University of Business and Law, Ostrich-Winkel, Germany.

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Ryan Phan, Ph.D. has served as Chief Operating Officer of Scipher since September 2025 and Clinical Business Executive since July 2024. He is a biotechnology executive with a proven track record of advancing precision medicine through scientific and operational leadership. He has led product development, clinical programs, and multidisciplinary teams across academia, healthcare systems, and the biotechnology industry. Prior to joining Scipher, Dr. Phan served as Chief Operating Officer and Chief Scientific Officer at Aspira from July 2022 to October 2023 and as its Senior Advisor from October 2023 to June 2024, where he led AI and data innovation, product development, and commercialization initiatives. Previously, he was Senior Vice President and Medical Director at CareDx from July 2021 to August 2022, where he oversaw clinical operations, regulatory affairs, and product development, and supported the expansion of the company’s genomics-based portfolio, and as Vice President, Lab Operations and Medical Director from July 2020 to July 2021. Earlier in his career, he served as Managing Director and Chief of Molecular Genetic Pathology at Kaiser Permanente Northern California, where he led the expansion of precision medicine initiatives. He began his career in academic medicine at the UCLA School of Medicine and the VA Greater Los Angeles Healthcare System. Dr. Phan received his education from the University of California, Berkeley and Columbia University, and completed fellowship training at Harvard Medical School.

Courtney Morris has served as Chief Business Officer of Scipher since January 2024. Prior to that, he was SVP, Data and Analytics at Scipher from October 2022. He is a seasoned healthcare data and life sciences executive with deep expertise in strategy, innovation, business development, and product leadership across start-ups and scaled businesses, and is known for building and growing data-driven platforms, forging high-value partnerships, and leading cross-functional teams to turn strategic insight into commercial execution. Throughout his career, he has shaped growth strategies, launched products, and closed partnerships and acquisitions across the healthcare continuum, including real-world data, diagnostics, pharma/life sciences, payers and providers, with experience spanning both large companies such as Thomson Reuters, Decision Resources Group, Norstella and McKinsey & Company and start-ups such as Artifacts.ai and CrossBridge Health, acquired by Scipher in 2022. Prior to joining Scipher, he served as Chief Operating Officer of CrossBridge Health from April 2021 to October 2022 where he negotiated the successful acquisition of CrossBridge by Scipher. He combines a pragmatic, hands-on operating style with strong market insight and a track record of creating value through product innovation, M&A, and disciplined execution. Mr. Morris received his B.A. and M.B.A from the University of Utah.

Non-Employee Directors

Brett Blackman, Ph.D. is Senior Vice President and Chief Operating Officer and Chief Business Officer of Valo Health, where he leads corporate operations and strategy, business development, and alliance management. A member of Valo’s founding team, he previously served as Chief Innovation Officer. Dr. Blackman brings more than 20 years of experience across drug discovery, biotechnology strategy, company creation, and biomedical engineering. Prior to Valo, Dr. Blackman served as the Co-Founder, Chief Scientific Officer, and strategic research advisor for several Flagship Pioneering biotechnology companies including Cogen Therapeutics (now Repertoire Immune Medicines), Omega Therapeutics, Kintai Therapeutics (now Senda Therapeutics), Ohana Biosciences, and Evelo Biosciences. His experience spans organizational growth, strategic partnerships, platform development, and the translation of emerging science into differentiated therapeutic opportunities. Dr. Blackman has a B.S. in Mechanical Engineering and Mechanics from Drexel University, a Ph.D. in Bioengineering from the University of Pennsylvania, and did his Postdoctoral Fellowship in Vascular Biology at Harvard Medical School & Brigham and Women’s Hospital. We believe that Dr. Blackman is qualified to serve on the Combined Company Board because his operating expertise, scientific depth, and board-level perspective makes him well suited to support the Combined Company’s strategic development and long-term growth.

Stefan Krieglstein, MS has served as a member of the Scipher Board since 2025. Mr. Krieglstein is a seasoned corporate finance and M&A expert with over three decades of international experience. As Managing Director of Krieglstein & Company, his Family’s office, he actively invests in and advises startups, focusing on deep tech, biotech, health, and climate technologies, as well as blockchain and fintech ventures. Previously, Mr. Krieglstein served as CFO and Head of Family Office at Kulczyk Investments, leading global private equity initiatives across emerging markets. He has held board and investment committee roles in leading organizations, including Kulczyk Silverstein Properties and SABMiller plc. Mr. Krieglstein began his career in international corporate finance at Girozentrale and CA IB Investment bank, where he became a board member overseeing M&A and capital markets. He is passionate about supporting disruptive innovation and mentoring founders. Mr. Krieglstein holds a Master of Science in Industrial Management from the University of Economics and Business Administration. Outside of work, he enjoys skiing, golf, contemporary art, and exploring global cultures. We believe Mr. Krieglstein is qualified to serve on the Combined Company Board because of his extensive experience in the life sciences industry and his financial expertise.

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Joseph Loscalzo, Ph.D., M.D. has served as a member of the Scipher Board since 2013. He is currently the Hersey Distinguished Professor of the Theory and Practice of Medicine and Samuel A. Levine Professor of Medicine at Harvard Medical School, and former Chairman of the Department of Medicine and Physician-in-Chief Emeritus at Brigham and Women’s Hospital. In 1994, Dr. Loscalzo joined the faculty of Boston University, first as Chief of Cardiology and, in 1997, as Wade Professor and Chair of Medicine, Professor of Biochemistry, and Director of the Whitaker Cardiovascular Institute. In July 2005, he returned to Harvard Medical School and Brigham and Women’s Hospital, where he had previously worked. He is an editor-at-large of the New England Journal of Medicine, former Chair of the Cardiovascular Board of the American Board of Internal Medicine, former Chair of the Research Committee of the American Heart Association, former Chair of the Scientific Board of the Stanley J. Sarnoff Society of Fellows for Research in Cardiovascular Sciences, and former Chair of the Board of Scientific Counselors of the National Heart, Lung, and Blood Institute of the National Institutes of Health. He is past Editor-in-Chief of Circulation, a current senior editor of Harrison’s Principles of Internal Medicine, a former member of the Advisory Council of the National Heart, Lung, and Blood Institute, and a former member of the Council of Councils of the National Institutes of Health. Dr. Loscalzo is currently a member of the board of directors of Ionis Pharmaceuticals Inc. (Nasdaq: IONS) and served as a member of the board of directors of Cypherpunk Technologies Inc. (f/k/a Leap Therapeutics, Inc.) from January 2016 to 2026. Dr. Loscalzo received his AB degree, summa cum laude, his PhD in biochemistry, and his MD from the University of Pennsylvania and completed his clinical training at Brigham and Women’s Hospital and Harvard Medical School, where he served as Resident and Chief Resident in medicine and Fellow in cardiovascular medicine. We believe that Dr. Loscalzo is qualified to serve on the Combined Company Board because of his extensive scientific experience and understanding of Scipher’s technology as a co-founder of Scipher.

Adi Mor, Ph.D. has served on Chemomab Israel’s board of directors since 2021. Dr. Mor is the co-founder of Chemomab Ltd., the wholly-owned subsidiary of Chemomab Israel, and served as Chemomab Ltd.’s Chief Executive Officer, Chief Scientific Officer and a member of Chemomab Ltd.’s board of directors from its formation in 2011 until the Chemomab Ltd.–- Anchiano Therapeutics Ltd. merger that was consummated on March 16, 2021. Dr. Mor previously served as Chief Executive Officer of Chemomab Israel through October 25, 2021. Dr. Mor has in-depth knowledge in immunology focusing on rare diseases and broad experience in designing, developing and patenting a novel class of monoclonal antibodies to treat inflammatory and fibrotic diseases. Dr. Mor received her Ph.D. in immunology from Tel Aviv University in the Department of Neurobiochemistry in Israel and is the lead author of numerous scientific journal publications regarding immunology and inflammatory disorders. We believe that Dr. Mor is qualified to serve on the Combined Company Board because of her medical and drug development expertise, particularly with respect to leading the nebokitug program from discovery stage through Phase 2 clinical studies as a co-founder of Chemomab Israel.

Family Relationships

There are no family relationships among any of Chemomab Parent’s proposed directors or executive officers.

The Board of Directors and its Committees

The Chemomab Parent board of directors has the authority to appoint committees to perform certain management and administration functions. Prior to the Closing, the Chemomab Parent board of directors will establish an audit committee, compensation committee and nominating and corporate governance committee. The board of directors may establish other committees to facilitate the management of the Combined Company’s business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by the board of directors.

All of the committees will comply with all applicable requirements of the Sarbanes-Oxley Act, Nasdaq and SEC rules and regulations as further described below. Following the Closing, the charters for each of these committees will be available on the Combined Company’s website. Information contained on or accessible through Scipher’s or Chemomab Israel’s website is not a part of this proxy statement/prospectus and the inclusion of such website addresses in this proxy statement/prospectus are inactive textual references only.

Audit Committee

Upon the Closing, the Combined Company’s Audit Committee will be comprised of Dr. Blackman, Mr. Krieglstein and Dr. Loscalzo, with Mr. Krieglstein serving as Chairperson of the committee. Each member of the Audit Committee must be independent as defined under the applicable Nasdaq and SEC rules and financially literate under the Nasdaq Rules. Each member of the Audit Committee will be “independent” and “financially literate” under the Nasdaq Rules and the rules of the SEC and Chemomab Parent expects that Mr. Krieglstein will be an “audit committee financial expert” under the rules of the SEC.

The responsibilities of the Audit Committee are included in a written charter. The Audit Committee will act on behalf of the Combined Company Board in fulfilling the Combined Company Board’s oversight responsibilities with respect to the Combined Company’s corporate accounting and financial reporting processes, the systems of internal control over financial reporting and audits of financial statements, and also assist the Combined Company Board in its oversight of the quality and integrity of the Combined Company’s financial statements and reports and the qualifications, independence and performance of its independent registered public accounting firm. For this purpose, the Audit Committee will performs several functions.

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The Audit Committee’s responsibilities will include, among others:

●	appointing, determining the compensation of, retaining, overseeing and evaluating the Combined Company’s independent registered public accounting firm and any other registered public accounting firm engaged for the purpose of performing other review or attest services for the Combined Company;
●	prior to commencement of the audit engagement, reviewing and discussing with the independent registered public accounting firm a written disclosure by the prospective independent registered public accounting firm of all relationships between the Combined Company, or persons in financial oversight roles with the Combined Company and such independent registered public accounting firm or their affiliates;
●	determining and approving engagements of the independent registered public accounting firm, prior to commencement of the engagement, and the scope of and plans for the audit;
●	monitoring the rotation of partners of the independent registered public accounting firm on the Combined Company’s audit engagement;
●	reviewing with management and the independent registered public accounting firm any fraud that includes management or other employees who have a significant role in the Combined Company’s internal control over financial reporting and any significant changes in internal controls;
●	establishing and overseeing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;
●	reviewing the results of management’s efforts to monitor compliance with the Combined Company’s programs and policies designed to ensure compliance with laws and rules;
●	assisting the Combined Company Board in overseeing the Combined Company’s risk management, including with respect to enterprise, financial and legal risk assessment, risk exposures and risk management;
●	overseeing our programs, policies, and procedures related to the Combined Company’s information technology systems, including information asset security, data protection, data privacy, cybersecurity and back-up of information systems, and steps taken to monitor, mitigate and control such exposures;
●	reviewing and establishing appropriate insurance coverage for the Combined Company’s directors and executive officers; and
●	reviewing and discussing with management and the independent registered public accounting firm the results of the annual audit and the independent registered public accounting firm’s assessment of the quality and acceptability of the Combined Company’s accounting principles and practices and all other matters required to be communicated to the Audit Committee by the independent registered public accounting firm under generally accepted accounting standards, the results of the independent registered public accounting firm’s review of our quarterly financial information prior to public disclosure and our disclosures in our periodic reports filed with the SEC.

The Audit Committee will review, discuss and assess its own performance and composition at least annually. The Audit Committee will also periodically review and assesses the adequacy of its charter, including its role and responsibilities as outlined in its charter, and recommend any proposed changes to our board of directors for its consideration and approval.

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Compensation Committee

Upon the Closing, the Combined Company’s Compensation Committee will be comprised of Mr. Krieglstein and Dr. Loscalzo, with Dr. Loscalzo serving as Chairperson of the committee. Each member of the committee will be “independent” under the Nasdaq Rules and all applicable laws. Each of the members of this committee will also a “non-employee director” as that term is defined under Rule 16b-3 of the Exchange Act and an “outside director” as that term is defined in Treasury Regulation Section 1.162-27(3). The Compensation Committee will act on behalf of the Combined Company Board to fulfill the Combined Company Board’s responsibilities in overseeing the Combined Company’s compensation policies, plans and programs; and in reviewing and determining the compensation to be paid to the Combined Company’s executive officers and non-employee directors. The responsibilities of the Compensation Committee will be included in its written charter. The Compensation Committee’s responsibilities will include, among others:

●	reviewing the effectiveness of the Combined Company’s overall compensation strategy to assure that it promotes stockholder interests and supports our strategic and tactical objectives, and that it provides appropriate rewards and incentives for the Combined Company’s management and employees, taking into account whether such rewards and incentives encourage undue or inappropriate risk-taking by such personnel;
●	reviewing, modifying and approving (or, if it deems appropriate, making recommendations to our board of directors regarding) the Combined Company’s overall compensation strategy and policies, and reviewing, modifying and approving corporate performance goals and objectives relevant to the compensation of the Combined Company’s executive officers and other senior management;
●	determining and approving (or, if it deems appropriate, recommending to the Combined Company Board for determination and approval) the compensation and terms of employment of the Combined Company’s Chief Executive Officer, including seeking to achieve an appropriate level of risk and reward in determining the long-term incentive component of the Combined Company’s Chief Executive Officer’s compensation;
●	determining and approving (or, if it deems appropriate, recommending to our board of directors for determination and approval) the compensation and terms of employment of the Combined Company’s executive officers and other members of senior management;
●	reviewing and approving (or, if it deems appropriate, making recommendations to our board of directors regarding) the terms of employment agreements, severance agreements, change-of-control protections and other compensatory arrangements for the Combined Company’s executive officers and other senior management;
●	conducting periodic reviews of the base compensation levels of all of the Combined Company’s employees generally;
●	reviewing and approving the type and amount of compensation to be paid or awarded to non-employee directors;
●	reviewing and approving the adoption, amendment and termination of the Combined Company’s stock option plans, stock appreciation rights plans, pension and profit sharing plans, incentive plans, stock bonus plans, stock purchase plans, bonus plans, deferred compensation plans, 401(k) plans, supplemental retirement plans and similar programs, if any; and administering all such plans, establishing guidelines, interpreting plan documents, selecting participants, approving grants and awards and exercising such other power and authority as may be permitted or required under such plans;
●	reviewing the Combined Company’s incentive compensation arrangements to determine whether such arrangements encourage excessive risk-taking, reviewing and discussing at least annually the relationship between the Combined Company’s risk management policies and practices and compensation and evaluating compensation policies and practices that could mitigate any such risk; and
●	human capital management strategies, programs and policies, including, but not limited to, those regarding recruitment, retention, career development, diversity, equity and inclusion, pay equity, workplace culture and employee engagement.

In addition, once the Combined Company ceases to be an “emerging growth company,” as defined in JOBS Act, the responsibilities of the Compensation Committee will also include:

●	reviewing and recommending to the Combined Company Board for approval the frequency with which the Combined Company conducts an advisory vote on executive compensation, taking into account the results of the most recent stockholder advisory vote on the frequency of the advisory vote on executive compensation, and reviewing and approving the proposals regarding the frequency of the advisory vote on executive compensation to be included in the Combined Company’s annual meeting proxy statements; and
●	reviewing and discussing with management the Combined Company’s Compensation Discussion and Analysis, and recommending to the Combined Company Board that the Compensation Discussion and Analysis be approved for inclusion in the Combined Company’s Annual Reports on Form 10-K, registration statements and the Combined Company’s annual meeting proxy statements.

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Under its charter, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate, including to delegate authority to the Combined Company’s Chief Executive Officer to grant rights in, or options to purchase, shares of the Combined Company’s common stock to eligible employees and consultants who are not executive officers, subject to certain limitations. The Compensation Committee will review, discuss and assess its own performance and composition at least annually. The Compensation Committee will also periodically review and assess the adequacy of its charter, including its role and responsibilities as outlined in its charter, and recommend any proposed changes to the Combined Company Board for its consideration and approval.

Nominating and Corporate Governance Committee

Upon the Closing, the Combined Company’s Nominating and Corporate Governance Committee will be comprised of Dr. Blackman and Dr. Loscalzo, with Dr. Blackman serving as Chairperson of the committee. Each member of the committee will be “independent” under the Nasdaq Rules and all applicable laws. The Nominating and Corporate Governance Committee will act on behalf of the Combined Company Board to fulfill the Combined Company Board’s responsibilities in overseeing all aspects of the Combined Company’s nominating and corporate governance functions. The responsibilities of the Nominating and Corporate Governance Committee are included in its written charter. The Nominating and Corporate Governance Committee’s responsibilities will include, among others:

●	evaluating composition, size, organization and governance of the Combined Company Board and its committees to ensure that they appropriately reflect the knowledge, skills, integrity, ethics, diversity (including that of gender, sexual orientation, disability, age, race, ethnicity or national origin, global perspective and experience, business experience, functional expertise, stakeholder expectations, culture and geography), and other characteristics required to fulfill their respective duties, and determine future requirements;
●	making recommendations to the Combined Company Board regarding corporate governance issues;
●	identifying, reviewing and evaluating candidates to serve as directors (consistent with criteria approved by the Combined Company Board);
●	determining the minimum qualifications for service on the Combined Company Board;
●	reviewing and evaluating incumbent directors;
●	instituting and overseeing director orientation and director continuing education programs;
●	serving as a focal point for communication between candidates, non-committee directors and the Combined Company’s management;
●	recommending to the Combined Company Board for selection candidates to serve as nominees for director for the annual meeting of stockholders;
●	making other recommendations to the Combined Company Board regarding matters relating to the directors;
●	reviewing succession plans for the Combined Company’s Chief Executive Officer and the Combined Company’s other executive officers;
●	reviewing and overseeing matters of corporate responsibility and sustainability, including potential long- and short-term trends and impacts to the Combined Company’s business of environmental, social and governance issues, and the Combined Company’s public reporting on these topics;
●	overseeing the Combined Company’s environmental, social and governance programs and strategies;
●	monitoring, and making recommendations to the Combined Company Board regarding, our insider trading policy; and
●	considering any recommendations for director nominees and proposals submitted by stockholders.

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The Nominating and Corporate Governance Committee will periodically review, discuss and assess the performance of the Combined Company Board and the committees of the Combined Company Board. In fulfilling this responsibility, the Nominating and Corporate Governance Committee will seek input from senior management, the Combined Company Board and others. In assessing the Combined Company Board, the Nominating and Corporate Governance Committee will evaluate the overall composition of the Combined Company Board, the Combined Company Board’s contribution as a whole and its effectiveness in serving the Combined Company’s best interests and the best interests of our stockholders. The Nominating and Corporate Governance Committee will review, discuss and assess its own performance and composition at least annually. The Nominating and Corporate Governance Committee will also periodically review and assess the adequacy of its charter, including its role and responsibilities as outlined in its charter, and recommend any proposed changes to our board of directors for its consideration and approval.

Compensation Committee Interlocks

None of the expected members of the Compensation Committee has at any time been one of the Combined Company’s officers or employees. None of expected executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or the compensation committee of any entity that will have one or more executive officers on the Combined Company Board or the Compensation Committee.

Combined Company Non-Employee Director Compensation Policy

The Combined Company expects to adopt a non-employee director compensation policy, pursuant to which non-employee directors will be eligible to receive compensation for service on the Combined Company Board and committees of the Combined Company Board.

Code of Business Conduct and Ethics

Upon the Closing, the Combined Company will have a Code of Business Conduct and Ethics that applies to its directors, officers and employees. The purpose of the Code of Business Conduct and Ethics is to deter wrongdoing and to provide guidance to the combined company’s directors, officers and employees to help them recognize and deal with ethical issues, to provide mechanisms to report unethical or illegal conduct and to contribute positively to the combined company’s culture of honesty and accountability. The Code of Business Conduct and Ethics will be publicly available on the combined company’s website. If the Combined Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver, including any implicit waiver from a provision of the Code of Business Conduct and Ethics to its directors or executive officers, it will disclose the nature of such amendments or waiver on its website or in a current report on Form 8-K.

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CHEMOMAB ISRAEL EXECUTIVE AND DIRECTOR COMPENSATION

Summary Compensation Table

The following table sets forth all of the compensation awarded to, earned by, or paid to Adi Mor, Ph.D. during 2025 and 2024. Dr. Adi Mor’s compensation is disclosed in this section because she is the sole executive officer of Chemomab Israel who will remain with the Combined Company, serving in her capacity as a director of the Combined Company and as the Combined Company Board designee of Chemomab Israel. The table below reflects the compensation granted to Dr. Adi Mor as one of Chemomab Israel’s most highly compensated office holders (as defined in the Companies Law) during or with respect to the years ended December 31, 2025 and 2024.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1)($)	Option Awards (1)($)	Non-equity Incentive Plan Compensation	All Other Compensation ($)	Total ($)
Adi Mor, Ph.D., Chief Executive Officer, Chief Scientific Officer and Director	2025	414,064	133,556	71,778	147,891	—	—	767,289
	2024	391,557	135,000	202,543	—	—	—	729,100

(1)	Note 8 to Chemomab Israel’s audited consolidated financial statements included elsewhere in this proxy statement/prospectus describes the valuation assumptions for Stock Awards (RSUs) and Option Awards.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding option awards as of December 31, 2025, for Adi Mor, Ph.D., the sole Chemomab Israel executive officer who will remain with the Combined Company as a director and Chemomab Israel’s designee to the Combined Company Board:

Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date
Adi Mor, Ph.D., Chief Executive Officer, Chief Scientific Officer and Director	03/15/2018	32,925	—	5.94	03/15/2028
	06/14/2023	68,573	41,145	5.16	08/07/2033

Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Adi Mor, Ph.D., Chief Executive Officer, Chief Scientific Officer and Director	11/18/2024	23,784	39,244
Adi Mor, Ph.D., Chief Executive Officer, Chief Scientific Officer and Director	07/01/2025	18,750	30,938

(1) Fiscal year-end market value was calculated based on $1.65 per ADS, which is the closing price of the ADSs as reported by Nasdaq on December 31, 2025.

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Consulting Agreement with Dr. Adi Mor, Chemomab Israel’s Chief Scientific Officer (and former Chief Executive Officer)

Dr. Adi Mor provides services to Chemomab Israel pursuant to the terms of a consulting agreement among Dr. Mor, an Israeli company co-owned by Dr. Mor, and the Subsidiary, dated April 18, 2022 (the “Consulting Agreement”). Pursuant to the terms of the Consulting Agreement, Dr. Mor is entitled to a gross monthly payment, an annual performance bonus, subject to her meeting certain performance milestones, as to be determined by Chemomab Israel’s board of directors on an annual basis, and certain other benefits. Dr. Mor’s current monthly payment and annual performance bonus target were set and approved by Chemomab Israel’s shareholders as described below. In addition, Dr. Mor is entitled to other benefits that are provided for by Israeli law or that are customary for senior executives in Israel, including reimbursement for reasonable expenses incurred in connection with her services and payment for variable and fixed costs of a car. The Consulting Agreement is terminable by either party upon 60 days prior written notice, and contains customary provisions regarding noncompetition, confidentiality of information, and assignment of inventions.

As required under Israeli law, the terms of Dr. Mor’s Consulting Agreement with the Subsidiary were approved by the board of directors and presented to the shareholders for approval. At the annual meeting of Chemomab Israel’s shareholders that took place on June 7, 2022, Chemomab Israel’s shareholders approved for following terms of employment for Dr. Mor: (a) an increase to her base gross monthly salary from 67,500 NIS (approximately $21,090) (plus social benefits) to 74,250 NIS (approximately $23,200), (plus social benefits) which represents an increase of 6,750 NIS (approximately $2,110), effective as of March 7, 2022; (b) an increase in her 2021 gross annual bonus from $100,000 to $110,250, an increase of approximately 10%; and (c) an increase in her annual gross target bonus opportunity from $100,000 to 45% of Dr. Mor’s annual gross payment, effective as of January 1, 2022. In lieu of the monthly salary payment of 74,250 NIS (plus social benefits), as approved by the shareholders, Dr. Mor receives the equivalent amount in the form of a monthly payment equal to 98,730 NIS under the Consulting Agreement.

The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the full text of the consulting agreement, a copy of which is filed as Exhibit 10.9 hereto.

Compensation Governance Applicable to Chemomab Israel

Directors. Under the Companies Law, the compensation of Chemomab Israel’s directors requires the approval of Chemomab Israel’s compensation committee, the subsequent approval of the board of directors and, unless exempted under regulations promulgated under the Companies Law, the approval of the shareholders at a general meeting. If the compensation of Chemomab Israel’s directors is inconsistent with Chemomab Israel’s stated compensation policy, then, those provisions that must be included in the compensation policy according to the Companies Law must have been considered by the compensation committee and board of directors, and shareholder approval by a simple majority will also be required, provided that:

●	at least a majority of the shares held by all shareholders who are not controlling shareholders and do not have a personal interest in such matter, present and voting at such meeting, are voted in favor of the compensation package, excluding abstentions; or

●	the total number of shares of non-controlling shareholders and shareholders who do not have a personal interest in such matter voting against the compensation package does not exceed two percent (2%) of the aggregate voting rights in Chemomab Israel.

Executive Officers other than the Chief Executive Officer. The Companies Law requires the approval of the compensation of a public company’s executive officers (other than the chief executive officer) in the following order: (1) the compensation committee, (2) the company’s board of directors, and (3) if such compensation arrangement is inconsistent with the company’s stated compensation policy, the company’s shareholders (by a special majority vote as discussed above with respect to the approval of director compensation). However, if the shareholders of the company do not approve a compensation arrangement with such executive officer that is inconsistent with the company’s stated compensation policy, the compensation committee and board of directors may override the shareholders’ decision if each of the compensation committee and the board of directors provide detailed reasons for their decision.

An amendment to an existing arrangement with an office holder (who is not a director) requires only the approval of the compensation committee, if the compensation committee determines that the amendment is not material in comparison to the existing arrangement. However, under the Companies Law, an amendment to an existing arrangement with an office holder (who is not a director) who is subordinate to the chief executive officer will not require the approval of the compensation committee, if (1) the amendment is approved by the chief executive officer, (2) the company’s compensation policy provides that a non-material amendment to the terms of service of an office holder (other than the chief executive officer) may be approved by the chief executive officer and (3) the engagement terms are consistent with the company’s compensation policy.

Chief Executive Officer. Under the Companies Law, the compensation of a public company’s chief executive officer is required to be approved by: (1) the company’s compensation committee; (2) the company’s board of directors, and (3) the company’s shareholders (by a special majority vote as discussed above with respect to the approval of director compensation). However, if the shareholders of the company do not approve the compensation arrangement with the chief executive officer, the compensation committee and board of directors may override the shareholders’ decision if each of the compensation committee and the board of directors provide detailed reasons for their decision. The approval of each of the compensation committee and the board of directors should be in accordance with the company’s stated compensation policy; however, in special circumstances, they may approve compensation terms of a chief executive officer that are inconsistent with such policy provided that they have considered those provisions that must be included in the compensation policy according to the Companies Law and that shareholder approval is obtained (by a special majority vote as discussed above with respect to the approval of director compensation). In addition, the compensation committee may waive the shareholder approval requirement with regards to the approval of the engagement terms of a candidate for the chief executive officer position, if they determine that the compensation arrangement is consistent with the company’s compensation policy and that the chief executive officer candidate did not have a prior business relationship with the company or a controlling shareholder of the company and that subjecting the approval of the engagement to a shareholder vote would impede the company’s ability to employ the chief executive officer candidate.

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Compensation Policy under the Companies Law

In general, under the Companies Law, a public company must have a compensation policy approved by the board of directors after receiving and considering the recommendations of the compensation committee. In addition, Chemomab Israel’s compensation policy must be approved at least once every three years, first, by Chemomab Israel’s board of directors, upon the recommendation of Chemomab Israel’s compensation committee, and second, by a simple majority of the ordinary shares present, in person or by proxy, and voting (excluding abstentions) at a general meeting of shareholders, provided that either:

●	such majority includes at least a majority of the shares held by shareholders who are not controlling shareholders and shareholders who do not have a personal interest in such compensation policy; or

●	the total number of shares of non-controlling shareholders and shareholders who do not have a personal interest in the compensation policy and who vote against the policy does not exceed two percent (2%) of the aggregate voting rights in Chemomab Israel.

Under special circumstances, the board of directors may approve the compensation policy despite the objection of the shareholders on the condition that the compensation committee and then the board of directors decide, on the basis of detailed grounds and after discussing again the compensation policy, that approval of the compensation policy, despite the objection of shareholders, is for the benefit of the company.

If a company that initially offers its securities to the public, like Chemomab Israel, adopts a compensation policy in advance of its initial public offering, and describes it in its prospectus for such offering, then such compensation policy shall be deemed a validly adopted policy in accordance with the Companies Law requirements described above. Furthermore, if the compensation policy is established in accordance with the aforementioned relief, then it will remain in effect for a term of five years from the date such company becomes a public company.

The compensation policy must be based on certain considerations, including certain provisions and reference certain matters as set forth in the Companies Law. The compensation policy must serve as the basis for decisions concerning the financial terms of employment or engagement of office holders, including exculpation, insurance, indemnification or any monetary payment or obligation of payment in respect of employment or engagement. The compensation policy must be determined and later reevaluated according to certain factors, including: the advancement of the company’s objectives, business plan and long-term strategy; the creation of appropriate incentives for office holders, while considering, among other things, the company’s risk management policy; the size and the nature of the company’s operations; and with respect to variable compensation, the contribution of the office holder towards the achievement of the company’s long-term goals and the maximization of its profits, all with a long-term objective and according to the position of the office holder. The compensation policy must furthermore consider the following additional factors:

●	the education, skills, experience, expertise and accomplishments of the relevant office holder;

●	the office holder’s position and responsibilities;

●	prior compensation agreements with the office holder;

●	the ratio between the cost of the terms of employment of an office holder and the cost of the employment of other employees of the company, including employees employed through contractors who provide services to the company, in particular the ratio between such cost to the average and median salary of such employees of the company, as well as the impact of disparities between them on the work relationships in the company;

●	if the terms of employment include variable components - the possibility of reducing variable components at the discretion of the board of directors and the possibility of setting a limit on the value of non-cash variable equity-based components; and

●	if the terms of employment include severance compensation - the term of employment or office of the office holder, the terms of the office holder’s compensation during such period, the company’s performance during such period, the office holder’s individual contribution to the achievement of the company goals and the maximization of its profits and the circumstances under which he or she is leaving the company.

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The compensation policy must also include, among other things:

●	with regards to variable components:

●	with the exception of office holders who report to the chief executive officer, a means of determining the variable components on the basis of long-term performance and measurable criteria; provided that the company may determine that an immaterial part of the variable components of the compensation package of an office holder shall be awarded based on non-measurable criteria, or if such amount is not higher than three months’ salary per annum, taking into account such office holder’s contribution to the company;

●	the ratio between variable and fixed components, as well as the limit of the values of variable components at the time of their payment, or in the case of equity-based compensation, at the time of grant;

●	a condition under which the office holder will return to the company, according to conditions to be set forth in the compensation policy, any amounts paid as part of the office holder’s terms of employment, if such amounts were paid based on information later to be discovered to be wrong, and such information was restated in the company’s financial statements;

●	the minimum holding or vesting period of variable equity-based components to be set in the terms of office or employment, as applicable, while taking into consideration long-term incentives; and

●	a limit to retirement grants.

Chemomab Israel’s compensation policy is designed to promote retention and motivation of directors and executive officers, incentivize superior individual excellence, align the interests of Chemomab Israel’s directors and executive officers with Chemomab Israel’s long-term performance and provide a risk management tool. To that end, a portion of Chemomab Israel’s executive officer compensation package is targeted to reflect Chemomab Israel’s short and long-term goals, as well as the executive officer’s individual performance. On the other hand, Chemomab Israel’s compensation policy includes measures designed to reduce the executive officer’s incentives to take excessive risks that may harm Chemomab Israel in the long-term, such as limits on the value of cash bonuses and equity-based compensation, limitations on the ratio between the variable and the total compensation of an executive officer and minimum vesting periods and performance based vesting for equity-based compensation.

Chemomab Israel’s compensation policy also addresses Chemomab Israel’s executive officers’ individual characteristics (such as their respective position, education, scope of responsibilities and contribution to the attainment of Chemomab Israel’s goals) as the basis for compensation variation among Chemomab Israel’s executive officers and considers the internal ratios between compensation of Chemomab Israel’s executive officers and directors and other employees. Pursuant to Chemomab Israel’s compensation policy, the compensation that may be granted to an executive officer may include: base salary, annual bonuses and other cash bonuses (such as a signing bonus and special bonuses with respect to any special achievements, such as outstanding personal achievement, outstanding personal effort or outstanding company performance), equity-based compensation, benefits and retirement and termination of service arrangements. All cash bonuses are limited to a maximum amount linked to the executive officer’s base salary.

An annual cash bonus may be awarded to executive officers upon the attainment of pre-set periodic objectives and individual targets. The annual cash bonus that may be granted to Chemomab Israel’s executive officers other than Chemomab Israel’s Chief Executive Officer will be based on performance objectives and a discretionary evaluation of the executive officer’s overall performance by Chemomab Israel’s Chief Executive Officer and subject to minimum thresholds. The annual cash bonus that may be granted to executive officers other than Chemomab Israel’s Chief Executive Officer may alternatively be based entirely on a discretionary evaluation. Furthermore, Chemomab Israel’s Chief Executive Officer will be entitled to approve performance objectives for executive officers who report to her.

The measurable performance objectives of Chemomab Israel’s Chief Executive Officer will be determined annually by Chemomab Israel’s compensation committee and board of directors. A non-material portion of the Chief Executive Officer’s annual cash bonus, as provided in Chemomab Israel’s compensation policy, may be based on a discretionary evaluation of the Chief Executive Officer’s overall performance by the compensation committee and the board of directors.

The equity-based compensation under Chemomab Israel’s compensation policy for Chemomab Israel’s executive officers (including members of Chemomab Israel’s board of directors) is designed in a manner consistent with the underlying objectives in determining the base salary and the annual cash bonus, with its main objectives being to enhance the alignment between the executive officers’ interests with Chemomab Israel’s long-term interests and those of Chemomab Israel’s shareholders and to strengthen the retention and the motivation of executive officers in the long term. Chemomab Israel’s compensation policy provides for executive officer compensation in the form of share options or other equity-based awards, such as restricted shares and restricted share units, in accordance with Chemomab Israel’s equity incentive plan then in place. The equity-based compensation shall be granted from time to time and be individually determined and awarded according to the performance, educational background, prior business experience, qualifications, role and the personal responsibilities of the executive officer.

In addition, Chemomab Israel’s compensation policy contains compensation recovery provisions which allow Chemomab Israel under certain conditions to recover bonuses paid in excess, enable Chemomab Israel’s Chief Executive Officer to approve an immaterial change in the terms of employment of an executive officer who reports directly to her (provided that the changes of the terms of employment are in accordance with Chemomab Israel’s compensation policy) and allow Chemomab Israel to exculpate, indemnify and insure Chemomab Israel’s executive officers and directors to the maximum extent permitted by Israeli law subject to certain limitations set forth therein.

Chemomab Israel’s compensation policy also provides for compensation to the members of Chemomab Israel’s board of directors either (i) in accordance with the amounts provided in the Companies Regulations (Rules Regarding the Compensation and Expenses of an External Director) of 2000, as amended by the Companies Regulations (Relief for Public Companies Traded in Stock Exchange Outside of Israel) of 2000, as such regulations may be amended from time to time, or (ii) in accordance with the amounts determined in Chemomab Israel’s compensation policy.

Chemomab Israel’s compensation policy was approved by Chemomab Israel’s board of directors and shareholders and became effective May 5, 2026.

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SCIPHER EXECUTIVE AND DIRECTOR COMPENSATION

Following completion of the Merger, certain executive officers of Scipher will become executive officers of the Combined Company. This section sets forth the historical compensation for Scipher’s named executive officers as of December 31, 2025, each of whom is expected to become an executive officer of the Combined Company (with the exception of Ms. Pavlina):

●	Reginald Seeto, M.B.B.S., President & Chief Executive Officer;

●	Ryan Phan, Ph.D., Chief Operating Officer;

●	Courtney Morris, Chief Business Officer;

●	Kyla Pavlina, Former Chief People Officer.

(1)	Ms. Pavlina’s employment with Scipher terminated on April 20, 2026.

Summary Compensation Table

The following table shows information regarding the compensation of Scipher’s named executive officers during the fiscal years ended December 31, 2025 and 2024.

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Option Awards(1)	Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
Reginald Seeto, M.B.B.S.	2025	$570,308	$302,220	—	$513,699	—	$14,000	(2)	$1,400,227
President & Chief Executive Officer, Director	2024	$342,692	—	—	$7,143,210	—	$13,708	(2)	$7,499,610
Ryan Phan, Ph.D.	2025	$87,500	—	—	$59,248	—	$2,692	(2)	$149,440
Chief Operating Officer	2024	$49,219	—	—	$—	—	$—		$49,219
Courtney Morris	2025	$298,558	$40,437	—	$59,975	—	$13,510	(2)	$412,480
Chief Business Officer	2024	$194,711	$40,282	—	$—	—	$9,400	(2)	$244,393
Kyla Pavlina(3)	2025	$364,000	$101,920	—	$79,023	—	$14,000	(2)	$558,943
Former Chief People Officer	2024	$133,269	—	—	$718,538	—	$5,331	(2)	$857,138

(1)	Reflects the aggregate grant date fair value computed in accordance with ASC Topic 718. These amounts do not necessarily correspond to the actual value that may be recognized by the named executive officers.
(2)	Consists of 401(k) plan matching contributions made by Scipher.
(3)	Ms. Pavlina’s employment with Scipher ceased on April 20, 2026.

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Narrative Disclosure to Summary Compensation Table

Employment Agreements of Named Executive Officers

Reginald Seeto, M.B.B.S.

On April 27, 2024, Scipher entered into an offer letter with Dr. Seeto (the “Seeto Offer Letter”). Pursuant to the Seeto Offer Letter, Dr. Seeto’s initial base salary is $550,000 and he is eligible to receive an annual performance bonus of up to 82% of his base salary (which was pro-rated for 2024), provided that he remains employed through the date that such annual bonus is paid.

In connection with his appointment, and as provided in the Seeto Offer Letter, Scipher granted Dr. Seeto an option pursuant to the Scipher 2016 Equity Incentive Plan, as amended (the “2016 Plan”) to purchase shares of Scipher common stock equal to 5% of the fully diluted equity of Scipher on the date of grant (the “Seeto Option”), which Seeto Option will vest over four years, with 25% of the total number of shares subject to the Seeto Option vesting on the one-year anniversary of the Vesting Start Date (as defined in the Seeto Offer Letter), and 1/48th of the total number of shares subject to the Seeto Option vesting monthly thereafter, subject to Dr. Seeto’s continued services to Scipher on each applicable vesting date.

Furthermore, as provided in the Seeto Offer Letter, Dr. Seeto will receive an additional option grant at the next regularly scheduled board meeting following receipt and finalization of a new 409A valuation following the closing of any private equity financing (or series of private equity financings) by Scipher following April 27, 2024, but in all cases, any such additional option grant shall be approved within ninety days following the closing of the applicable financing, such that the Seeto Option, together with such additional grant, represent options to purchase an aggregate number of shares of Scipher common stock equal to 5% of the fully diluted equity of Scipher as of immediately following any such equity financing(s) resulting in gross proceeds to Scipher, but only with respect to the first $80 million in the aggregate in gross proceeds to Scipher in connection with private financings after April 27, 2024 (and excluding any shares issued and sold in excess of that amount and any increases to the incentive equity pool corresponding to such excess shares) (such option grant, the “Additional Seeto Option”). Such Additional Seeto Option, if any, will vest over four years, with 25% of the total number of shares subject to the Additional Seeto Option vesting on the one-year anniversary of the Vesting Start Date (as defined in the Seeto Offer Letter), and 1/48th of the total number of shares subject to the Additional Seeto Option vesting monthly thereafter, subject to Dr. Seeto’s continued services to Scipher on each applicable vesting date.

Ryan Phan, Ph.D.

On September 15, 2025, Scipher entered into an offer letter with Dr. Phan (the “Phan Offer Letter”). Pursuant to the Phan Offer Letter, Dr. Phan’s initial base salary is $350,000 and he is eligible to receive an annual performance bonus of up to 30% of his base salary (which was pro-rated for 2025), provided that he remains employed through the date that such annual bonus is paid.

In connection with his appointment, and as provided in the Phan Offer Letter, Scipher granted Dr. Phan an option pursuant to the 2016 Plan to purchase shares of Scipher common stock equal to 0.7% of the fully diluted equity of Scipher on the date of grant (the “Phan Option”), which Phan Option will vest over four years, with 25% of the total number of shares subject to the Phan Option vesting on the one-year anniversary of the Vesting Start Date (as defined in the applicable option agreement), and 1/48th of the total number of shares subject to the Phan Option vesting monthly thereafter, subject to Dr. Phan’s continued services to Scipher on each applicable vesting date.

Courtney Morris

On September 17, 2025, Scipher entered into an offer letter with Mr. Morris (the “Morris Offer Letter”). Pursuant to the Morris Offer Letter, Mr. Morris’ initial base salary is $320,000 and he is eligible to receive an annual performance bonus of up to 25% of his base salary (which was pro-rated for 2025), provided that he remains employed through the date that such annual bonus is paid.

Kyla Pavlina

On July 30, 2024, Scipher entered into an Executive Employment Agreement with Ms. Pavlina (the “Pavlina Agreement”). Pursuant to the Pavlina Agreement, Ms. Pavlina’s initial base salary was $350,000 and she was eligible to receive an annual performance bonus of up to 35% of her base salary (which was pro-rated for 2025), provided that she remained employed through the date that such annual bonus is paid.

In connection with her appointment, and as provided in the Pavlina Agreement, Scipher granted Ms. Pavlina an option pursuant to the 2016 Plan to purchase shares of Scipher common stock equal to 0.7% of the fully diluted equity of Scipher on the date of grant (the “Pavlina Option”). In connection with her appointment, and as provided in the Pavlina Agreement, Scipher granted Ms. Pavlina an option pursuant to the 2016 Plan to purchase shares of Scipher common stock equal to 0.7% of the fully diluted equity of Scipher on the date of grant (the “Pavlina Option”), which Pavlina Option was to vest over four years, with 25% of the total number of shares subject to the Pavlina Option vesting on the one-year anniversary of the Vesting Start Date (as defined in the applicable option agreement), and 1/48th of the total number of shares subject to the Pavlina Option vesting monthly thereafter, subject to Mrs. Pavlina’s continued services to Scipher on each applicable vesting date. Ms. Pavlina’s employment with Scipher terminated on April 20, 2026 and the Pavlina Agreement is no longer in effect.

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Equity-Based Compensation

Scipher also maintains the 2016 Plan, the purpose of which is to advance the interests of Scipher’s stockholders by enhancing Scipher’s ability to attract, retain and motivate persons who are expected to make important contributions to Scipher and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of Scipher’s stockholders. The 2016 Plan provides for the issuance of up to 2,957,202 shares of Scipher common stock (of which 812,612 shares remained available for issuance as of December 31, 2025), which may be granted as stock options, restricted stock, restricted stock units and other stock-based awards to eligible employees, officers, directors, consultants and advisors of Scipher on such terms and conditions as approved by the Scipher Board or any committee appointed by the Scipher Board to administer the 2016 Plan. No grants will be made under the 2016 Plan following consummation of the Merger. For additional information regarding terms of the equity incentive plan, see the subsection titled “—Scipher 2016 Equity Incentive Plan.”

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding option awards as of December 31, 2025, for each named executive officer of Scipher:

	Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Non- Exercisable (#)	Option Exercise Price	Option Expiration Date
Reginald Seeto, M.B.B.S.	5/15/2025(1)	—	70,000	$2.61	5/15/2035
	5/1/2025(2)	258,685	394,836	$2.61	5/1/2035
Ryan Phan, Ph.D.	9/15/2025(3)	—	83,448	$2.61	9/15/2035
Courtney Morris	5/15/2025(4)	—	20,000	$2.61	5/15/2035
	5/1/2025(5)	51,051	13,435	$2.61	5/1/2035
Kyla Pavlina(8)	5/15/2025(6)	—	20,000	$2.61	5/15/2035
	5/1/2025(7)	32,335	58,966	$2.61	5/1/2035

(1)	Represents an option to purchase 70,000 shares of Scipher common stock, granted on May 15, 2025, of which 25% vested on May 15, 2026, the one-year anniversary of the vesting commencement date, and the remaining 75% vest in 36 equal monthly installments, subject to the named executive officer’s continued employment or service with Scipher through the applicable vesting date.
(2)	Represents an option to purchase 653,521 shares of Scipher common stock, granted on May 1, 2025, of which 25% vested on May 2, 2025, the one-year anniversary of the vesting commencement date, and the remaining 75% vest in 36 equal monthly installments, subject to the named executive officer’s continued employment or service with Scipher through the applicable vesting date.
(3)	Represents an option to purchase 83,448 shares of Scipher common stock, granted on September 15, 2025, of which 25% vest on September 15, 2026, the one-year anniversary of the vesting commencement date, and the remaining 75% vest in 36 equal monthly installments, subject to the named executive officer’s continued employment or service with Scipher through the applicable vesting date.
(4)	Represents an option to purchase 20,000 shares of Scipher common stock, granted on May 15, 2025, of which 25% vested on May 15, 2026, the one-year anniversary of the vesting commencement date, and the remaining 75% vest in 36 equal monthly installments, subject to the named executive officer’s continued employment or service with Scipher through the applicable vesting date.
(5)	Represents an option to purchase 64,486 shares of Scipher common stock, granted on May 1, 2025, of which 25% vested on October 19, 2022, the vesting commencement date, and the remaining 75% vest in 36 equal monthly installments, subject to the named executive officer’s continued employment or service with Scipher through the applicable vesting date.
(6)	Represents an option to purchase 20,000 shares of Scipher common stock, granted on May 15, 2025, of which 25% vested on May 15, 2026, the one-year anniversary of the vesting commencement date, and the remaining 75% vest in 36 equal monthly installments, subject to the named executive officer’s continued employment or service with Scipher through the applicable vesting date.
(7)	Represents an option to purchase 91,301 shares of Scipher common stock, granted on May 1, 2025, of which 25% vested on July 30, 2025, the one-year anniversary of the vesting commencement date, and the remaining 75% vest in 36 equal monthly installments, subject to the named executive officer’s continued employment or service with Scipher through the applicable vesting date.
(8)	Ms. Pavlina’s employment with Scipher ceased on April 20, 2026 and her options ceased vesting as of such date.

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Potential Payments Upon Termination or Change of Control

Reginald Seeto, M.B.B.S.

Pursuant to the Seeto Offer Letter, in the event that Dr. Seeto’s employment is terminated by Scipher without Cause or by Dr. Seeto with Good Reason (each as defined in the Seeto Offer Letter), Dr. Seeto shall be entitled to (i) fifteen months base salary, (ii) any annual bonus for the fiscal year during which termination occurs, pro-rated based on the number of days Dr. Seeto was employed with Scipher during such fiscal year, and (iii) up to fifteen months of health insurance premiums. Additionally, Dr. Seeto shall be entitled to an extension until the earlier of (i) the three year anniversary of the date of termination of employment or (ii) the relevant Expiration Date (as defined in the applicable option agreement) to exercise any vested and outstanding potion of the Seeto Option and Additional Seeto Option; provided, that if the separation from service occurs within twelve months following a “Change of Control” (as defined in Seeto Offer Letter), Dr. Seeto shall be entitled to full acceleration of vesting with respect to 100% of all unvested equity awards. Payment of the foregoing under the Seeto Offer Letter is conditioned upon Dr. Seeto’s execution of a separation agreement and release of claims in favor of Scipher.

Perquisites, Health, Welfare and Retirement Plans and Benefits

All of Scipher’s named executive officers are eligible to participate in Scipher’s employee benefit plans offered to similarly situated employees, including medical, dental, vision, disability, life insurance and 401(k) plans. Scipher generally does not provide perquisites or personal benefits to its named executive officers, except in limited circumstances.

Scipher 2016 Equity Incentive Plan

The 2016 Plan was initially adopted by the Scipher Board, and subsequently approved by Scipher’s stockholders, on February 3, 2016.

Authorized Shares. Under the 2016 Plan, Scipher has reserved for issuance an aggregate of 2,957,202 shares of Scipher common stock, which number is subject to adjustment in the event of a reorganization, stock split, reverse stock split, stock dividend, recapitalization, reclassification or other similar change in capitalization or event. The shares of Scipher common stock underlying any awards granted under the 2016 Plan that are forfeited, cancelled, repurchased by Scipher, satisfied without the issuance of common stock or otherwise terminated (other than by exercise) and shares that are withheld upon exercise of an option or settlement of an award to cover the exercise price or tax withholding are currently added to the shares of Scipher common stock available for issuance under the 2016 Plan.

Eligibility and Administration. Employees, officers, directors and consultants to Scipher, its parent and its subsidiaries are eligible to receive awards under the 2016 Plan. Subject to the express terms and conditions of the 2016 Plan, the plan administrator has the authority to make all determinations and interpretations under the plan, prescribe all forms of award agreements for use with the plan, and adopt, amend, and repeal rules, guidance, and practices for the administration of the 2016 Plan. The Scipher Board administers the 2016 Plan and may delegate authority and functions to one or more committees of the Scipher Board to administer the 2016 Plan, and in its sole discretion, may also delegate authority to make grants under the 2016 Plan to one or more of Scipher’s officers or advisors, subject to the consent of at least one Preferred Director as such term is defined in the Fourth Amended and Restated Voting Agreement, dated as of March 12, 2021. The plan administrator also sets the terms and conditions of all awards under the 2016 Plan, including any vesting and vesting acceleration conditions, subject to the conditions and limitations in the 2016 Plan.

Awards. The 2016 Plan provides for the grant of options, restricted stock units and restricted stock awards; however, only options are currently outstanding. Options provide for the future acquisition of shares of Scipher common stock at an exercise price determined by the Scipher Board at the date of grant.

Sale Events. The 2016 Plan provides that if Scipher is a party to a merger or consolidation, or in the event of a sale of all or substantially all of Scipher’s stock or assets, all shares acquired under the 2016 Plan and all outstanding awards will be treated in the manner described in the definitive transaction agreement (or in a manner determined by the Scipher Board if there is no definitive agreement), which treatment may include the continuation, assumption or substitution of awards, the cancellation of awards in exchange for cash consideration, or if no cash consideration is provided, the opportunity to exercise any outstanding options prior to the consummation of the transaction, or the acceleration of any vesting and exercisability provisions.

Adjustments. In the event of certain capitalization events (including a stock split, a stock dividend, a reverse split or a reclassification), proportionate adjustments shall automatically be made, as applicable, to (i) the number and kind of shares of Scipher common stock available for issuance under the 2016 Plan, (ii) the number and kind of shares of Scipher common stock covered by each outstanding award, (iii) the exercise price under each outstanding option and the purchase price applicable to any unexercised stock purchase right and (iv) any repurchase price that applies to shares granted under the 2016 Plan.

Transferability. Awards under the 2016 Plan are transferable by participants only by (i) a beneficiary designation, (ii) a will, (iii) the laws of descent and distribution or (iv) other than with respect to incentive stock options, to the extent permitted by Rule 701 of the Securities Act if the Scipher Board provides.

Amendment and Termination. The Scipher Board may amend, suspend or terminate the 2016 Plan at any time, subject to stockholder approval where required by applicable law. The Scipher Board may also amend or cancel any outstanding award, provided that no amendment to an award may adversely affect a participant’s rights without his or her consent. The Scipher Board is specifically authorized to exercise its discretion to reduce the exercise price of outstanding stock options or effect the repricing of such awards through cancellation and re-grants.

As of December 31, 2025, options to purchase up to 1,908,804 shares of Scipher common stock were outstanding under the 2016 Plan.

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Director Compensation

The following table presents the total compensation for each person who served as a non-employee member the Scipher Board during the year ended December 31, 2025. Other than as set forth in the table in 2025, Scipher did not pay any compensation to, reimburse any expense of (other than customary expenses in connection with the attendance of meetings of our board of directors), or grant any equity awards or non-equity awards to any of the non-employee members of the Scipher Board.

Mr. Krieglstein and Dr. Loscalzo are expected to join the Combined Company Board.

Name of Director	Fees Earned or Paid in Cash	Aggregate Grant Date Fair Market Value of Option Awards Granted in FY2025	Total
Albert-László Barabási, Ph.D.	$25,000	—	$25,000
Timothy Anderson(1)	—	—	—
Samir Kaul	—	—	—
Stefan Krieglstein, MS	—	—	—
Steve Liapis, Ph.D.	—	—	—
Joseph Loscalzo, Ph.D., M.D.	$25,000	$21,160	$46,160

(1) Mr. Anderson resigned from the Scipher Board, effective September 2, 2026.

Scipher did not implement a formal non-employee director compensation policy during 2025. It is expected that the Combined Company will implement a non-employee director compensation program that is expected to include an annual cash retainer and annual equity grants.

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RELATED PARTY TRANSACTIONS OF DIRECTORS AND EXECUTIVE OFFICERS OF THE
COMBINED COMPANY

Described below are any transactions occurring since January 1, 2024, and any currently proposed transactions to which either Chemomab Israel or Scipher was a party and in which

●	the amount involved exceeded the lesser of (i) $120,000, and (ii) one percent of the average of Chemomab Israel’s or Scipher’s total assets at year end for the last two completed fiscal years, and

●	a director, executive officer, holder of more than 5% of the outstanding share capital of Chemomab Israel or Scipher, or any member of such person’s immediate family had or will have a direct or indirect material interest.

Chemomab Israel Transactions

Other Transactions

Agreements with Directors and Officers

Employment and Consulting Agreements. Compensation arrangements for Chemomab Israel’s executive officers and directors are described in the section titled “Chemomab Israel Executive and Director Compensation.”

Chemomab Israel has entered into written employment agreements with each of its executive officers. The aggregate compensation paid by Chemomab Israel and its subsidiaries to its directors and executive officers, including share-based compensation expenses, for the year ended December 31, 2025, was approximately $2.4 million (including $0.4 million in share-based compensation).

During the year ended December 31, 2025, Chemomab Israel’s directors and officers were granted options to purchase an aggregate of 1,761,680 ordinary shares (equal to 22,021 ADSs), at a weighted average exercise price of $0.07 per share (equal to approximately $5.72 per ADS), and 4,100,000 restricted ordinary shares (equal to 51,250 restricted ADSs) were granted to its executive officers.

Chemomab Israel annually pays each non-employee director a cash retainer of $40,000 (or $65,000 for the Chairperson), with additional payments for committee service. Non-employee directors are also granted equity awards under Chemomab Israel’s incentive plan upon election and annually thereafter, as described in its compensation policy, which was approved by its board of directors and shareholders and became effective in 2026.

Awards. Since its inception, Chemomab Israel has granted options to purchase its ordinary shares to its executive officers and certain of its directors. Chemomab Israel maintains its 2011 Share Option Plan, 2015 Plan (assumed from Chemomab Ltd. upon the merger with Anchiano Therapeutics Ltd.) and the 2017 Plan, under which it may grant options, restricted shares, restricted share units and other equity-based awards to its directors, officers, employees, consultants and advisors, in accordance with applicable Israeli and U.S. tax provisions. Such option agreements may contain acceleration provisions upon certain merger, acquisition or change of control transactions and other circumstances.

Exculpation, Indemnification and Insurance. Chemomab Israel’s Articles of Association permit it to exculpate, indemnify and insure certain of its office holders to the fullest extent permitted by the Companies Law. Chemomab Israel has entered into agreements with certain office holders, exculpating them from a breach of their duty of care to it to the fullest extent permitted by law and undertaking to indemnify them to the fullest extent permitted by law, subject to certain exceptions, including with respect to liabilities resulting from the IPO to the extent that such liabilities are not covered by insurance.

Chemomab Israel also maintains an insurance policy that insures its directors and officers against certain liabilities, including liabilities arising under applicable securities laws.

In the opinion of the SEC, indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and therefore unenforceable.

Scipher’s Transactions

Convertible Notes

In September 2024, Scipher entered into a convertible promissory note purchase agreement with certain of its existing preferred stockholders, pursuant to which it issued Senior Unsecured Convertible Promissory Notes (the “2024 Notes”) for aggregate cash proceeds of $9.6 million from September 2024 through January 2025.

In February 2025, Scipher entered into a new convertible note purchase agreement with certain of its existing preferred stockholders, pursuant to which it issued 2025 Notes for an aggregate of $16.7 million of cash proceeds from April through August 2025. Pursuant to the terms of the 2025 Notes, the aggregate outstanding principal and accrued interest of $9.9 million related to the 2024 Notes were exchanged for 2025 Notes.

In March 2026, outstanding principal and accrued interest of $25.4 million under certain of the 2025 Notes were exchanged for the 2026 Notes, together with $5.0 million of new cash investment, for total consideration of $30.4 million. In connection with the issuance of the 2026 Notes, the 2025 Notes held by participating noteholders were exchanged and the 2026 Notes were recorded at fair value. The 2025 Notes held by noteholders not participating in the exchange into 2026 Notes remained outstanding and were amended.

In July and August 2026, Scipher issued additional Senior Unsecured Convertible Promissory Notes for $5.0 million of new cash investment. These notes bear interest at 10% per annum, increasing to 13% per annum after August 5, 2027, and are senior in right of payment to Scipher’s other indebtedness. Upon the closing of the Merger, the principal amount of these notes, together with accrued interest, will be applied toward the holders’ funding obligations under the Concurrent PIPE Investment, and the holders will receive shares of Chemomab Parent common stock and accompanying warrants in satisfaction of the notes rather than cash repayment. See “Note 7. Convertible Promissory Notes” and “Note 16. Subsequent Events” to Scipher’s audited financial statements included elsewhere in this proxy statement/prospectus for additional information regarding the notes.

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The following table summarizes the notes purchased by holders of more than 5% of Scipher’s capital stock as of the date of the applicable closing, and entities affiliated with certain of our executive officers and directors:

	2024		2025		2026
Investor(1)	Cash	Interest	Cash	Interest	Cash	Interest
aMoon Growth Fund Limited Partnership(2)	$1,184,451	$28,232	$2,021,843	$242,169	—	—
Blue Owl(3)	$839,241	$20,004	$1,466,190	$181,296	$501,726	$126,954
Khosla Ventures VI, LP(4)	$1,901,804	$45,331	$3,329,654	$401,703	$2,524,786	$292,256
Northpond SM Holdings, LLC(5)	$3,398,995	$81,017	$5,955,344	$712,263	$4,314,927	$416,912
Krieglstein & Company(6)	$236,199	$5,145	$282,743	$36,627	$130,000	$29,116
Christoph Kletzer(7)	—	—	$9,944	$574	$2,660	$552

(1) For additional information regarding certain investors’ holdings of Scipher, see the section titled “Principal Stockholders of Scipher” in this proxy statement/prospectus.

(2) aMoon Growth Fund Limited Partnership is affiliated with Todd Sone, a former member of Scipher’s Board.

(3) Entities affiliated with Blue Owl beneficially own more than 5% of Scipher’s outstanding capital stock and Blue Owl is affiliated with Timothy Anderson, a former member of Scipher’s Board.

(4) Entities affiliated with Khosla Ventures beneficially own more than 5% of Scipher’s outstanding capital stock and are affiliated with Samir Kaul, a member of Scipher’s Board.

(5) Entities affiliated with Northpond Ventures LP beneficially own more than 5% of Scipher’s outstanding capital stock and are affiliated with Steve Liapis, a member of Scipher’s Board.

(6) Krieglstein & Company is owned by Stefan Krieglstein, a member of Scipher’s Board.

(7) Christoph Kletzer is affiliated with Stefan Krieglstein, a member of Scipher’s Board.

Investors’ Rights Agreement

In January 2022, in connection with the issuance and sale of Scipher’s Series D preferred stock, Scipher entered into a Fifth Amended and Restated Investors’ Rights Agreement, as subsequently amended (the “Rights Agreement”), with certain holders of its convertible preferred stock, including certain holders of 5% or more of our capital stock and entities affiliated with certain of its directors, as well as certain of its directors.

The Rights Agreement grants certain rights to the holders of Scipher’s outstanding convertible preferred stock, including certain registration rights with respect to the registrable securities held by them. In addition, the Rights Agreement imposes certain affirmative obligations on Scipher, including, among other things, Scipher’s obligation to grant certain investors who holds a minimum of 250,000 shares of Scipher’s preferred stock a right of first refusal with respect to certain issuances of Scipher’s capital stock, and grant certain information and inspection rights to such investors. The Rights Agreement will terminate in connection with the Closing.

Voting Agreement

In January 2022, in connection with the issuance and sale of Scipher’s Series D preferred stock, Scipher entered into a Fifth Amended and Restated Voting Agreement, as subsequently amended (the “Voting Agreement”), with certain holders of its convertible preferred stock, including certain holders of 5% or more of our capital stock and entities affiliated with certain of its directors, as well as certain of its directors.

Pursuant to the Voting Agreement: (1) Cowen Healthcare Investments IV LP (“CHI”) has the right to designate one director for so long as CHI or its affiliates own any shares of Scipher’s Series D Preferred Stock, (2) for so long as aMoon Growth Fund Limited Partnership and aMoon -SCPR SPV Limited Partnership or their affiliates (collectively, “aMoon”) own any shares of Scipher’s Series C Preferred Stock, aMoon has the right to designate one director, (3) for so long as Northpond Ventures, LP, Northpond Capital, LP and Northpond Ventures III, LP or their affiliates (collectively, “NP”) own any shares of Scipher’s Series B Preferred Stock, NP has the right to designate one director and (4) Kholsa Ventures Seed D, LP (“KV”) has the right to designate one director for so long as KV or its affiliates own any shares of Scipher’s Series A Preferred Stock (collectively, the “Preferred Directors”). The Voting Agreement also includes drag-along rights in the event that holders of 60% of Scipher’s preferred stock, the holders of a majority of Scipher’s Capital Stock and Scipher’s Board, including a majority of the Preferred Directors then in office, approve a sale of Scipher or a Deemed Liquidation Event (as defined in the Voting Agreement).

The Voting Agreement will terminate in connection with the Closing.

Right of First Refusal and Co-Sale Agreement

In January 2022, in connection with the issuance and sale of Scipher’s Series D preferred stock, Scipher entered into a Fifth Amended and Restated Right of First Refusal and Co-Sale Agreement, as subsequently amended (the “ROFR Agreement”), with certain holders of its convertible preferred stock, including certain holders of 5% or more of its capital stock and entities affiliated with certain of its directors, as well as certain of its directors.

Pursuant to the ROFR Agreement, Scipher has a right of first refusal with respect to certain proposed sales of shares of Scipher Capital Stock by counterparties thereto. If Scipher does not exercise such right in full, the other counterparties to the ROFR Agreement are entitled to exercise certain rights of first refusal and co-sale rights with respect to the applicable proposed sale.

The ROFR Agreement with terminate in connection with the Closing.

Northeastern University

Albert-László Barabási, Ph.D., a member of Scipher’s Board, is the Robert Gray Dodge Professor of Network Science and a University Distinguished Professor at Northeastern University (“Northeastern”). On August 23, 2021, Scipher entered into a Sponsored Research Agreement (“Northeastern SRA”), in connection with certain research projects. The Northeastern SRA has a term through December 31, 2027. In connection with the Northeastern SRA, Scipher and Northeastern also entered into an Exclusive Patent License Agreement, dated June 30, 2015, covering the research project subject matter. Scipher did not pay Northeastern any research fees during the six months ended June 30, 2026. During the six months ended June 30 2025, Scipher paid Northeastern research fees of $0.5 million, and during the years ended December 31, 2025 and 2024, Scipher paid Northeastern research fees of $453,683 and $226,839, respectively.

Employment Arrangements

Scipher has entered into employment agreements and offer letters with certain of its executive officers. For more information regarding these agreements with its executive officers, see the section titled “Scipher Executive and Director Compensation—Narrative Disclosure to Summary Compensation Table—Employment Agreements of Named Executive Officers” in this proxy statement/prospectus.

Equity Grants

Scipher has granted options to purchase shares of its common stock to certain of its executive officers and directors. For more information regarding the options granted to our executive officers and directors, see the section titled “Scipher Executive and Director Compensation” in this proxy statement/prospectus.

Potential Insider Participation in the Concurrent PIPE Investment

Scipher expects that Mr. Krieglstein, a member of the Scipher Board and expected member of the Combined Company Board, will directly or indirectly through one or more of his affiliates acquire PIPE Shares and PIPE Warrants in the Concurrent PIPE Investment if the Concurrent PIPE Investment occurs as he has signed a binding written commitment to purchase PIPE Shares and PIPE Warrants in the Concurrent PIPE Investment. See the section titled “Matters Being Submitted to a Vote of Chemomab Israel Shareholders—Proposal No. 3 - The Nasdaq Stock Issuance Proposal” in this proxy statement/prospectus for additional details.

329

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Introduction

On July 7, 2026, Chemomab Israel, Chemomab Parent, Merger Sub, Elderwood Ltd., Domestication Merger Sub and Scipher entered into the Merger Agreement, pursuant to which, among other things, the parties will effect a series of transactions resulting in Chemomab Israel redomiciling into the U.S. and Scipher becoming a wholly owned subsidiary of Chemomab Parent following such domestication. The transactions will be effected in two steps: first, Domestication Merger Sub will merge with and into Chemomab Israel, with Chemomab Israel surviving as a wholly owned subsidiary of Chemomab Parent (the “Domestication”); second, Merger Sub will merge with and into Scipher, with Scipher surviving as a wholly owned subsidiary of Chemomab Parent (the “Merger”). The Merger is expected to close in the fourth quarter of 2026 following the effectiveness of the registration statement of which this proxy statement/prospectus forms a part, receipt of approval of the Merger Agreement and related transactions, including the Merger, by the shareholders of Chemomab Israel and the stockholders of Scipher, and the satisfaction or waiver of the other conditions to the Merger. Upon completion of the Merger, the businesses of Scipher and Chemomab Israel will continue as the business of the Combined Company. After the completion of the Merger, Chemomab Parent expects to change its corporate name to “Scipher Medicine Corporation,” and the common stock of the Combined Company is expected to be listed on the Nasdaq Capital Market under the ticker symbol “SCIP.”

Subject to the terms and conditions of the Merger Agreement, at the Effective Time:

●	Each outstanding share of Scipher Capital Stock (comprising Scipher common stock and preferred stock), together with each outstanding Scipher stock option and warrant, will be cancelled for no consideration, and the holders thereof will not be entitled to receive any Scipher Merger Shares or other consideration. Scipher’s 2025 Notes will be cancelled for no consideration.

●	Scipher’s Senior Unsecured Convertible Promissory Notes issued under the 2026 CNPA (the “2026 Notes”) will be automatically converted into the Scipher Merger Shares, allocated among the holders of the 2026 Notes in accordance with the Allocation Certificate.

●	Each share of Chemomab Parent Common Stock to be issued in the Concurrent PIPE Investment will be issued at the price determined under the Concurrent PIPE Investment documents.

●	Through the Domestication, each Chemomab Israel ADS outstanding immediately prior thereto (each representing 80 Chemomab Israel Shares) will be exchanged for approximately 0.187 shares of Chemomab Parent Common Stock (the “Domestication Exchange Ratio”), with any Chemomab Israel Shares not represented by ADSs exchanged on an equivalent basis, and each holder will additionally receive one contingent value right (“CVR”) per Chemomab Israel Share, entitling the holder to milestone payments related to nebokitug under the CVR Agreement. Chemomab Israel’s outstanding options will be substituted with options to purchase Chemomab Parent Common Stock under a new equity incentive plan, with the number of shares subject to each option and the per share exercise price adjusted to reflect the Domestication Exchange Ratio. In addition, holders of vested options to acquire Chemomab Israel Shares represented by ADSs will be entitled to receive one CVR per Chemomab Israel Share represented by ADSs subject to such vested options. The Domestication Exchange Ratio is an estimate and is subject to adjustment prior to the Closing based on Chemomab Israel’s capitalization at that date, as well as the final valuations of Chemomab and Scipher at the Closing.

The relative ownership of the Combined Company is determined by a valuation-based formula rather than a fixed exchange ratio. Upon the Closing and prior to giving effect to the Concurrent PIPE Investment, and assuming no Scipher indebtedness outstanding at the Effective Time, the holders of the Scipher Merger Shares (the converting holders of the 2026 Notes) are expected to own approximately 68% of the Combined Company, and pre-Merger equityholders of Chemomab Israel are expected to own approximately 32% of the Combined Company, in each case on a fully diluted, as-converted basis, subject to certain assumptions, including (i) a fixed valuation for Chemomab Israel of $48.0 million, (ii) a fixed valuation for Scipher of $102.0 million, and (iii) the relative capitalization of Chemomab Israel and Scipher. The investors in the Concurrent PIPE Investment are expected to own an additional interest based on aggregate proceeds of not less than $30.0 million.

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The unaudited pro forma condensed combined financial information gives effect to the Merger, which is expected to be accounted for as a reverse asset acquisition under GAAP, with Scipher as the accounting acquirer Chemomab Israel as the legal acquirer. The acquired set does not meet the definition of a business under ASC Topic 805 and therefore, the transaction is expected to be accounted for as a reverse asset acquisition. The cost of the acquisition is allocated to the identifiable assets acquired and liabilities assumed based on their relative fair values. The use of the IPR&D is contingent on further development of the asset subsequent to the acquisition date; therefore, we expect that the IPR&D will have no alternative future use, and the allocated cost is expensed immediately. For further details related to the accounting for the Merger, see Notes 2 and 3 below.

The unaudited pro forma condensed combined balance sheet also gives effect to the Concurrent PIPE Investment, in which participating investors will purchase shares of Chemomab Parent Common Stock together with warrants to purchase shares of Chemomab Parent Common Stock for aggregate gross proceeds of not less than $30.0 million, reflecting a Combined Company pre-money valuation of $150.0 million and 100% warrant coverage at 50% of that valuation. The PIPE Shares and the PIPE Warrants are classified within stockholders’ equity, and the net proceeds are reflected as an increase in cash and cash equivalents and additional paid-in capital.

The unaudited pro forma condensed combined balance sheet assumes that the Merger took place on June 30, 2026, and combines the historical balance sheets of Chemomab Israel and Scipher as of such date. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2026 and for the year ended December 31, 2025 assume that the Merger took place as of January 1, 2025, and combine the historical results of Chemomab Israel and Scipher for the respective periods. The unaudited pro forma condensed combined financial information was prepared pursuant to Article 11 of SEC Regulation S-X.

The unaudited pro forma condensed combined financial information, including the notes thereto, should be read in conjunction with the separate historical financial statements of Chemomab Israel and Scipher, and their respective management’s discussion and analysis of financial condition and results of operations, included elsewhere in this proxy statement/prospectus.

Chemomab Parent was incorporated on June 30, 2026 solely to effect the Transactions and had no operations or material assets or liabilities as of that date. Its historical financial information is therefore not separately presented, as it would have no effect on the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is based on the assumptions and pro forma adjustments that are described in the accompanying notes. The pro forma adjustments are preliminary and subject to further revision as additional information becomes available and additional analyses are performed, and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final accounting expected to be completed after the Closing may occur, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the integration of the two companies. The unaudited pro forma condensed combined financial information is not necessarily indicative of the financial position or results of operations in the future periods or the result that actually would have been realized had Chemomab Israel and Scipher been a combined organization during the specified period. The actual results reported in periods following the Merger may differ significantly from those reflected in the unaudited pro forma condensed combined financial information presented herein for a number of reasons, including, but not limited to, differences in the assumptions used to prepare this unaudited pro forma condensed combined financial information.

331

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

As of June 30, 2026

(in thousands)

	Scipher Medicine Corporation	Chemomab Therapeutics Ltd.	Transaction	Notes	Pro Forma
	(Historical)	(Historical)	Adjustments	(See Note 4)	Combined
ASSETS
Current assets:
Cash and cash equivalents	$2,253	$5,999	$24,900	A	$25,928
	-	-	(380)	B
	-	-	(6,844)	C
Short-term bank deposit	-	688	-		688
Restricted cash	264	-	(264)	A	-
Accounts receivable	195	-	-		195
Deferred offering costs	1,763	-	(1,763)	C	-
Prepaid expenses and other current assets	256	3,270	-		3,526
Total current assets	4,731	9,957	15,649		30,337
Property and equipment, net	-	158	-		158
Right-of-use assets	1,564	-	-		1,564
Goodwill	426	-	-		426
Deposits and other assets	155	123	-		278
Total assets	$6,876	$10,238	$15,649		$32,763
LIABILITIES, PREFERRED STOCK AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$4,281	$257	$(1,763)	C	$2,775
Accrued expenses and other current liabilities	867	1,296	(18)	C	2,145
Prepayment for private placement	264	-	(264)	A	-
Deferred revenues	219	-	-		219
Convertible promissory notes	1,000	-	(1,000)	D	-
Operating lease liabilities, current	566	-	-		566
Total current liabilities	7,197	1,553	(3,045)		5,705
Operating lease liabilities, noncurrent	1,119	-	-		1,119
Convertible promissory notes, noncurrent	75,200	-	(75,200)	D	-
Total liabilities	83,516	1,553	(78,245)		6,824
Convertible preferred stock	169,825	-	(169,825)	E	-
Stockholders’ equity (deficit):
Common stock	2	-	(2)	F	-
Additional paid-in capital	81,933	124,241	24,900	A	367,013
	-	-	76,200	D
	-	-	169,825	E
	-	-	10,660	F
	-	-	3,495	I
	-	-	(124,241)	G
Accumulated deficit	(328,400)	(115,556)	(380)	B	(341,074)
	-	-	(2,582)	C
	-	-	(6,217)	H
	-	-	(3,495)	I
	-	-	115,556	G
Total stockholders’ equity (deficit)	(246,465)	8,685	263,719		25,939
Total liabilities, preferred stock and stockholders’ equity (deficit)	$6,876	$10,238	$15,649		$32,763

See accompanying notes to the unaudited pro forma condensed combined financial statements.

332

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Six Months Ended June 30, 2026

(in thousands, except share and per share data)

	Scipher Medicine Corporation	Chemomab Therapeutics Ltd.		Transaction		Pro Forma
	(Historical)	(Historical)		Adjustments	Notes	Combined
Revenue, net	$732	-		-		$732
Cost of sales	773	-		3	K	776
Gross loss	(41)	-		(3)		(44)
Operating expenses:
Research and development	1,198	2,067		6,312	J, K	9,577
Selling, general and administrative	7,607	2,024		3,397	K	13,028
Total operating expenses	8,805	4,091		9,709		22,605
Loss from operations	(8,846)	(4,091)		(9,712)		(22,649)
Other income (expense)
Interest income	47	153		-		200
Loss on issuance of convertible promissory notes	(5,339)	-		5,339	L	-
Loss from change in fair value of convertible promissory notes	(29,166)	-		29,166	L	-
Interest expense	(1,537)	-		1,537	L	-
Other income (expense)	168	-		-		168
Total other income (expense)	(35,827)	153		36,042		368
Net loss	$(44,673)	$(3,938)		$26,330		$(22,281)

Per share information:
Net loss per share – basic and diluted	$(29.44)	$(0.49	)*			$(3.78)
Weighted average common shares outstanding – basic and diluted	1,517,338	7,993,549	*	(3,608,638)	M	5,902,249

* Chemomab Israel’s share and per share information represents ADSs and per ADS, respectively, not common shares or per common share. One ADS of Chemomab represents 80 Chemomab Israel Shares.

See accompanying notes to the unaudited pro forma condensed combined financial statements.

333

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2025

(in thousands, except share and per share data)

	Scipher Medicine Corporation	Chemomab Therapeutics Ltd.		Transaction		Pro Forma
	(Historical)	(Historical)		Adjustments	Notes	Combined
Revenue, net	$5,071	-		-		$5,071
Cost of sales	3,830	-		5	K	3,835
Gross profit	1,241	-		(5)		1,236
Operating expenses:
Research and development	3,288	5,833		6,332	J, K	15,453
Selling, general and administrative	15,966	3,734		4,496	K	24,196
Total operating expenses	19,254	9,567		10,828		39,649
Loss from operations	(18,013)	(9,567)		(10,833)		(38,413)
Other income (expense)
Interest income	165	572		-		737
Loss on issuance of convertible promissory notes	(1,820)	-		1,820	L	-
Loss from change in fair value of convertible promissory notes	(4,801)	-		4,801	L	-
Interest expense	(2,458)	-		2,458	L	-
Other income (expense)	(49)	-		-		(49)
Total other income (expense)	(8,963)	572		9,079		688
Net loss	$(26,976)	$(8,995)		$(1,754)		$(37,725)

Per share information:
Net loss per share – basic and diluted	$(19.46)	$(1.41	)*			$(6.51)
Weighted average common shares outstanding – basic and diluted	1,385,977	6,377,846	*	(1,973,246)	M	5,790,577

* Chemomab Israel’s share and per share information represents ADSs and per ADS, respectively, not common shares or per common share. One ADS represents 80 Chemomab Israel Shares.

See accompanying notes to the unaudited pro forma condensed combined financial statements.

334

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

Note 1—Description of the Merger

On July 7, 2026, Chemomab Israel, Chemomab Parent, Merger Sub, Domestication Merger Sub and Scipher entered into the Merger Agreement. The Merger will be effected in two steps that together place both companies under Chemomab Parent, the entity expected to be publicly listed following the Merger. First, Domestication Merger Sub will merge with and into Chemomab Israel, with Chemomab Israel surviving as a wholly owned subsidiary of Chemomab Parent. Merger Sub will then merge with and into Scipher, with Scipher surviving as a wholly owned subsidiary of Chemomab Parent. Subject to the terms and conditions of the Merger Agreement, at the Effective Time:

●	Each outstanding share of Scipher Capital Stock (comprising Scipher common stock and preferred stock), together with each outstanding Scipher stock option and warrant, will be cancelled for no consideration, and the holders thereof will not be entitled to receive any Scipher Merger Shares or other consideration. Scipher’s 2025 Notes will be cancelled for no consideration.

●	Scipher’s 2026 Notes will be automatically converted into the Scipher Merger Shares (shares of Chemomab Parent Common Stock), allocated among the holders of the 2026 Notes in accordance with the Allocation Certificate.

●	Each Chemomab Israel ADS outstanding immediately prior to the Domestication (each representing 80 Chemomab Israel Shares) will be exchanged, on an assumed one-for-0.187 basis, for shares of Chemomab Parent Common Stock, and each holder will additionally receive one CVR per Chemomab Israel Share under the CVR Agreement. Each outstanding Chemomab Israel option will be substituted, on the same assumed one-for-0.187 basis, with an option to purchase Chemomab Parent Common Stock under a new equity incentive plan, with the exercise price adjusted proportionately and the same term, and vesting. In addition, holders of vested options to acquire Chemomab Israel Shares represented by ADSs will be entitled to receive one CVR per Chemomab Israel Share represented by ADSs subject to such vested options.

●	The allocation of Scipher Merger Shares reflects the contractual priority of Scipher’s securities. The 2026 Notes provide for a change-in-control premium equal to five times the then-outstanding principal amount, and the 2025 Notes are subordinated to the 2026 Notes. Because the aggregate claim of the 2026 Notes, giving effect to the change-in-control premium, exceeds the Scipher Valuation of $102.0 million, no value is available for distribution to the 2025 Notes, the Scipher preferred stock, the Scipher common stock or any Scipher options or warrants. Accordingly, those securities will be cancelled at the Effective Time without the payment of any consideration.

Concurrent PIPE Investment

In connection with the execution of the Merger Agreement, a syndicate of current Scipher investors executed commitment documents pursuant to which the investors agreed to purchase equity securities of Chemomab Parent at or substantially concurrently with the Closing, for aggregate gross cash proceeds of not less than $30.0 million. Approximately 1,000,000 shares of Chemomab Parent Common Stock, at an estimated purchase price of $30.00 per share, are expected to be issued at or immediately following the Closing pursuant to the Concurrent PIPE Investment. The unaudited pro forma condensed combined financial information reflects only the $30.0 million minimum investment because that is the only amount for which written commitments have been obtained. The Concurrent PIPE Investment is a separate equity financing and is excluded from the valuation used to determine the Merger consideration.

The following table summarizes the pro forma number of shares of common stock of the Combined Company expected to be outstanding immediately following the Closing, inclusive of 95,227 shares available to be issued upon settlement of outstanding Chemomab equity awards, assuming (i) a fixed valuation for Chemomab Israel of $48.0 million, (ii) a fixed valuation for Scipher of $102.0 million, (iii) the relative capitalization of Chemomab Israel and Scipher, and (iv) anticipated gross proceeds from the Concurrent PIPE Investment of $30.0 million. The table is presented as of the Closing rather than June 30, 2026, and therefore includes shares issuable upon conversion of 2026 Notes issued in July and August 2026.

	Common	Ownership
	Stock	%
Scipher stockholders	3,400,000	56.70%
Chemomab Israel shareholders	1,600,000	26.70%
Concurrent PIPE Investment stockholders (1)	1,000,000	16.60%
Total shares of common stock of the Combined Company	6,000,000	100.00%

(1) The Concurrent PIPE Investment is expected to be funded by certain of Scipher’s existing securityholders, and includes PIPE Shares issued to holders of 2026 Notes in satisfaction of the $10.0 million of Pre-Closing Financing applied toward their funding obligations. The categories above reflect the source of shares issued, not beneficial ownership, and are therefore not entirely distinct. Investors will also receive PIPE Warrants to purchase approximately 1,000,000 shares of Chemomab Parent Common Stock; if exercised in full, the PIPE Warrants would increase the shares held by Concurrent PIPE Investment investors to approximately 2,000,000, or approximately 28.6% of approximately 7,000,000 shares then outstanding.

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Consummation of the Merger is subject to certain closing conditions, including but not limited to approval of the Merger Agreement and related transactions, including the Merger, by Chemomab Israel’s shareholders and Scipher’s stockholders, approval from Nasdaq of the listing of the shares of Chemomab Parent Common Stock to be issued in connection with the Merger, consummation of the Concurrent PIPE Investment with gross cash proceeds of not less than $30.0 million, and the effectiveness of the registration statement of which this proxy statement/prospectus forms a part.

Employment Arrangements

The employment agreements for Chemomab Israel employees include entitlement to change-in-control payments for certain executives and severance for certain non-executives, which is expected to be treated as pre-Merger compensation expense of Chemomab Israel and reflected as a reduction in cash of Chemomab Israel. To the extent such severance and other termination costs are not settled in cash by Chemomab Israel prior to Closing, they will be assumed by the Combined Company at Closing and adjusted through Chemomab Israel’s valuation.

CVRs

Prior to the Domestication, holders of Chemomab Israel Shares represented by ADSs, and holders of vested options to acquire Chemomab Israel Shares, will be entitled to receive one CVR for each Chemomab Israel Share or vested option to acquire a Chemomab Israel Share held immediately prior to the Domestication Merger, subject to the terms and conditions of the CVR Agreement. The CVRs represent the right to receive contingent payments of $40.0 million upon the earlier of the initiation of a Phase 3 clinical trial of nebokitug in the indication of primary sclerosing cholangitis or a disposition of that program, and $10.0 million upon FDA approval of nebokitug in any indication, in each case only if achieved during the seven-year CVR term. Chemomab Parent may elect, in its sole discretion, to settle each milestone in cash, in shares of Chemomab Parent Common Stock valued at the ten-day volume-weighted average price immediately preceding settlement, or in a combination of cash and shares.

Scipher concluded that the CVRs represent contingent consideration in connection with an asset acquisition. Because each milestone is a fixed monetary amount that Chemomab Parent may settle by issuing a variable number of shares of Chemomab Parent Common Stock, the CVRs are classified as a liability under ASC Topic 480-10-25-14(a), measured initially at fair value as part of the cost of the acquisition and remeasured through earnings in subsequent periods. The CVRs are issued to holders of Chemomab Israel Shares and vested options in their capacity as securityholders, on the same per-share basis and without any service or performance condition, and are therefore not share-based payments within the scope of ASC Topic 718.

Scipher has assessed the probability of achieving each milestone as remote at the acquisition date, and the estimated acquisition-date fair value of the CVRs is not material. Accordingly, no pro forma adjustment has been presented for the CVRs. Shares that may be issued in settlement of the CVRs are excluded from pro forma weighted average shares outstanding as antidilutive; see Note 4, adjustment (M).

Note 2—Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information gives effect to the Merger, which is expected to be accounted for under GAAP as a reverse asset acquisition by Scipher of Chemomab Israel. While Chemomab Parent will be the legal acquirer, Scipher will be deemed the accounting acquirer. Chemomab Parent is a newly formed entity organized solely to effect the Transactions and is not the acquirer by virtue of issuing the equity interests in the Merger. Because the Merger is effected primarily by exchanging equity interests, Scipher identified the accounting acquirer by evaluating the factors in ASC Topic 805-10-55-12 and 55-13:

●	Relative voting rights. The holders of the Scipher Merger Shares, being the former Scipher securityholders whose 2026 Notes convert in the Merger, will hold approximately 68% of the voting rights of the Combined Company immediately following the Merger and prior to the Concurrent PIPE Investment, and will hold the largest portion of the voting rights after giving effect to that investment.

●	Composition of the governing body. The board of directors of the Combined Company will consist of five directors, of which Scipher will designate not fewer than four and Chemomab Israel will designate one.

●	Composition of senior management. Scipher’s executive management team will become the executive management team of the Combined Company.

●

Terms of the exchange of equity interests. The Merger Agreement fixes the Scipher Valuation at $102.0 million and the Chemomab Valuation at $48.0 million within an Aggregate Valuation of $150.0 million, and the Scipher Merger Shares are issued at a valuation reflecting a premium over the pre-combination fair value of the equity interests of Chemomab Israel.

●	Relative size. Scipher generated revenues of $0.7 million for the six months ended June 30, 2026 and $5.1 million for the year ended December 31, 2025, while Chemomab Israel is a clinical-stage entity that generated no revenues in both periods. Chemomab Israel’s total assets of $10.2 million at June 30, 2026 exceed Scipher’s total assets of $6.9 million, although the vast majority of Chemomab Israel’s assets consist of cash, cash equivalents and short-term bank deposits.

These factors, considered together, indicate that Scipher is the accounting acquirer. The Combined Company will also be renamed Scipher Medicine Corporation and will be headquartered in Durham, North Carolina.

Upon completion of the Merger, Scipher will obtain control of Chemomab Israel’s assets, consisting primarily of cash and IPR&D associated with Chemomab Israel’s primary product candidate, nebokitug (CM-101), in the indication of primary sclerosing cholangitis and systemic sclerosis.

In accordance with GAAP, Scipher must first assess whether an integrated set of assets and activities should be accounted for as an acquisition of a business or an asset acquisition. The acquired Chemomab Israel set does not constitute a business because it has no outputs and its organized workforce is terminated as a condition to Closing, leaving no substantive process that, together with an input, significantly contributes to the ability to create outputs. Scipher will therefore account for the acquisition of Chemomab Israel as an asset acquisition. Because the IPR&D being acquired has no alternative future use, Scipher expects to record the amount of consideration allocated to the IPR&D as research and development expense in its statement of operations on the date of acquisition.

Under the asset acquisition method of accounting, the cost of the acquisition is allocated to the assets acquired and liabilities assumed based on their relative fair values, and no goodwill is recorded or recognized. Acquired IPR&D that has no alternative future use is expensed at the time of acquisition.

The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X and depicts the accounting for the Merger. The unaudited pro forma condensed combined balance sheet as of June 30, 2026 assumes that the Merger had been approved or consummated on June 30, 2026. The unaudited pro forma condensed combined statement of operations for the six months ended June 30, 2026 and for the year ended December 31, 2025 assumes that the Merger took place as of January 1, 2025, and combines the historical results of Chemomab Israel and Scipher for the periods presented.

The unaudited pro forma condensed combined financial information is based on the assumptions and pro forma adjustments that are described in the accompanying notes. The pro forma adjustments are preliminary and subject to further revision as additional information becomes available and additional analyses are performed, including but not limited to changes in Chemomab Israel’s assets and liabilities, additional financing, additional direct and incremental offering costs. Adjustments have been made solely for the purpose of providing unaudited pro forma condensed combined financial information. Differences between these preliminary estimates and the final accounting expected to be completed after the Closing may occur, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information.

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Note 3—Estimated Consideration and Preliminary Purchase Price Allocation

The preliminary fair value of the consideration, which totaled approximately $14.9 million, inclusive of the estimated Scipher transaction costs to be incurred after June 30, 2026 in connection with the asset acquisition, is summarized as follows:

(in thousands)	Amount
Estimated number of common shares of the Combined Company to be owned by Chemomab Israel shareholders	1,504,773
Multiplied by the closing price of Chemomab Israel ADSs adjusted for the assumed exchange ratio of approximately 0.187 shares per ADS	$6.90
Estimated fair value of Chemomab Israel common stock issued	$10,383
Chemomab Israel share-based equity awards allocated to consideration paid	275
Transaction costs	4,244
Total consideration transferred	$14,902

Total Scipher transaction costs are estimated to be $4.2 million. Because the Merger is accounted for as a reverse asset acquisition, these direct transaction costs are capitalized as part of the cost of the acquisition and allocated to the assets acquired, rather than expensed.

Consistent with the measurement of consideration in a reverse acquisition, the deemed consideration represents the fair value of the approximately 32% interest in the Combined Company retained by pre-Merger Chemomab Israel equity holders, measured using the more reliably determinable publicly traded price of Chemomab Israel ADSs of $1.29 as of October 14, 2026, adjusted for the assumed exchange ratio of approximately 0.187 shares of Chemomab Parent Common Stock for each Chemomab Israel ADS ($6.90 per share of Chemomab Parent Common Stock). The value of the consideration transferred will change based on fluctuations in the price of Chemomab Israel ADSs through the Closing, the number of Chemomab Israel ADSs outstanding on the date of the Closing, the final Domestication Exchange Ratio, and the number of Chemomab Israel share-based payment arrangements outstanding and their related vesting terms on the closing date of the Merger. A 10% increase or decrease in the ADS price would change the total consideration transferred by $1.0 million and $(1.0) million, respectively. An increase in the number of Chemomab Israel ADSs outstanding by 1.0 million ADSs would increase the total consideration transferred by $1.3 million.

Allocation of the preliminary consideration transferred to the net assets acquired and based upon the net assets of Chemomab Israel as of June 30, 2026, was as follows:

(in thousands)	Amount
Asset acquired:
Cash and cash equivalents	$5,999
Short-term bank deposit	688
Prepaid expenses and other current assets	3,393
Property and equipment	158
In-process research and development	6,217
Total assets acquired	16,455

Liabilities assumed
Accounts payable	257
Accrued expenses and other liabilities	1,296
Total liabilities assumed	1,553
Net assets acquired	$14,902
Total consideration	$14,902

The above allocation of the cost of the acquisition is based upon certain preliminary valuations and other analyses that have not been completed as of the date of this filing. Because the Merger is accounted for as a reverse asset acquisition, the total cost of the acquisition (deemed consideration plus capitalized transaction costs) is allocated to the identifiable assets acquired and liabilities assumed based on their relative fair values. The excess of the cost over the fair value of the assets acquired was primarily allocated to the CM-101 IPR&D and expensed immediately. Any changes in the estimated fair values upon the finalization of more detailed analyses of the facts and circumstances that existed at the date of the Merger, including the deemed consideration measured by reference to the price of Chemomab Parent Common Stock, will change the allocation of the cost of the acquisition and the resulting amount expensed as IPR&D. As such, the cost allocation for the acquisition is a preliminary estimate, which is subject to change until the Merger is completed.

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Note 4—Pro Forma Adjustments

The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Merger based on preliminary estimates that could change materially as additional information is obtained.

Adjustments to the historical consolidated financial statements of Chemomab Israel to conform to the accounting policies of Scipher are not expected to be significant.

Pro Forma Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet

The adjustments included in the unaudited pro forma condensed combined balance sheet as of June 30, 2026, were as follows:

(A)	To reflect the net proceeds from the Concurrent PIPE Investment and the payment of transaction costs:

Concurrent PIPE Investment commitment	$30,000
Less: 2026 Notes issued for new cash in March 2026, applied toward funding obligations	(4,900)
Less: Concurrent PIPE Investment proceeds received prior to June 30, 2026	(264)
Cash proceeds from Concurrent PIPE Investment	24,836
Payment of transaction costs	(200)
Net cash proceeds at Closing	24,636
Reclassification of restricted cash to cash and cash equivalents	264
Pro forma adjustment	$24,900

The PIPE Shares and PIPE Warrants are equity classified and the entire net amount is recorded in additional paid-in capital. Direct costs of the equity financing of $0.2 million are charged against the proceeds. Of the $30.0 million commitment, $10.0 million was funded through Scipher’s issuance of 2026 Notes for new cash investment, of which $5.0 million was received in March 2026 and $5.0 million in July and August 2026, as disclosed in Scipher’s unaudited interim financial statements included elsewhere in this proxy statement/prospectus. At the Closing, the principal amount of those 2026 Notes, together with accrued interest thereon, will be applied toward the holders’ funding obligations under the Concurrent PIPE Investment and settled in PIPE Shares and PIPE Warrants rather than repaid in cash. The $5.0 million received in March 2026 is included in Scipher’s historical cash and cash equivalents at June 30, 2026 and is therefore deducted above. The $5.0 million received in July and August 2026 was received after the balance sheet date and is not included in historical cash; it is therefore reflected within the cash proceeds above, with no net effect on total proceeds. Accrued interest on these 2026 Notes through the Closing, estimated at approximately $0.5 million, is not reflected in the pro forma balance sheet, which assumes the Closing occurred on June 30, 2026. Concurrent PIPE Investment proceeds of $0.3 million received prior to June 30, 2026, presented in Scipher’s historical balance sheet as restricted cash and prepayment for private placement, are included in the $30.0 million commitment and are reclassified to cash and cash equivalents and additional paid-in capital, respectively, to reflect the issuance of the related PIPE Shares at the Closing.

(B)	To reflect Chemomab Israel’s severance payments of $0.4 million due at the time of Closing, recorded as a reduction of cash and an increase in accumulated deficit. These are pre-Merger compensation of Chemomab Israel and no amount is recognized as consideration transferred.

(C)	To reflect the payment of transaction costs at Closing. Scipher’s direct costs of the asset acquisition of $4.2 million are capitalized into the cost of the acquisition under ASC Topic 805 and are included in total consideration in Note 3. Chemomab Israel’s costs of $2.6 million are costs of the accounting acquiree and are recorded as a reduction of cash and an increase in accumulated deficit.

(D)	To reflect the settlement of Scipher’s convertible promissory notes at the Effective Time. The 2026 Notes convert under their existing terms as follows: (i) 2026 Notes issued for new cash investment in March 2026, with a principal amount of $5.0 million as well as the 2026 Notes issued for new cash investment in July and August 2026, with a principal amount of $5.0 million, are applied together with accrued interest toward the holders’ funding obligations under the Concurrent PIPE Investment and settled in PIPE Shares and PIPE Warrants, as described in adjustment (A); and (ii) all other 2026 Notes are converted into Scipher Merger Shares, allocated among the holders in accordance with the Allocation Certificate. The 2025 Notes are cancelled for no consideration. Because the change-in-control premium under the 2026 Notes causes the aggregate claim of those notes to exceed the Scipher Valuation, no consideration is allocable to the 2025 Notes, which are subordinated under the 2026 CNPA. The full carrying value of the convertible promissory notes of $76.2 million is reclassified to additional paid-in capital with no gain or loss recognized, because the 2026 Notes are settled under their existing terms and the 2025 Notes are cancelled without consideration.

(E)	To reflect the cancellation of Scipher preferred stock for no consideration at the Effective Time. The $169.8 million carrying value is reclassified to additional paid-in capital as a capital contribution, with no gain or loss recognized. The former holders of Scipher preferred stock receive no Scipher Merger Shares or other consideration.

(F)	To reflect the equity issued by Chemomab Parent to Chemomab Israel shareholders in connection with the Merger. The adjustment increases additional paid-in capital by $10.7 million, comprising $10.5 million of Chemomab Parent Common Stock issued to Chemomab Israel shareholders and $0.2 million of Chemomab Israel share-based equity awards allocated to consideration, as set forth in Note 3.

(G)	To reflect the elimination of Chemomab Israel’s historical equity balances, comprising a reduction of additional paid-in capital of $124.2 million and a reduction of accumulated deficit of $115.6 million, a net reduction in equity of $8.7 million.

(H)	To reflect the immediate expense recognition of the acquired IPR&D of $6.2 million. Because the acquired IPR&D has no alternative future use, the amount of consideration allocated to it is expensed at the acquisition date, and the adjustment increases accumulated deficit by that amount.

(I)	To reflect the cancellation of outstanding Scipher stock options and the recording of the remaining unrecognized expense of $3.5 million.

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Pro Forma Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations

(J)	To reflect the immediate expense recognition of the acquired IPR&D of $6.2 million. Because the acquired IPR&D has no alternative future use, the amount of consideration allocated to it is expensed at the acquisition date.

(K)	To reflect the cancellation of outstanding Scipher stock options and the recording of the remaining unrecognized expense of $3.5 million for the six months ended June 30, 2026 and $4.6 million for the year ended December 31, 2025.

(L)	To reflect the elimination of the historical change in fair value of, and interest expense on, the Scipher convertible notes (the 2026 Notes and the 2025 Notes), which convert into PIPE Shares or Merger Shares or are cancelled at Closing and therefore would not have remained outstanding during the pro forma periods.

(M)

The pro forma combined basic and diluted loss per share has been adjusted to reflect the pro forma net loss for the six months ended June 30, 2026 and the year ended December 31, 2025.

The weighted average shares used in the computation (i) eliminate the historical weighted average shares outstanding of both Scipher and Chemomab Israel, all of which are cancelled or exchanged at the Effective Time, and (ii) include the shares of Chemomab Parent Common Stock to be issued in the Domestication, upon conversion of the 2026 Notes into Scipher Merger Shares, and in the Concurrent PIPE Investment. The shares issued in the Domestication and the Concurrent PIPE Investment are assumed to have been outstanding from the beginning of the earliest period presented. The Scipher Merger Shares issuable upon conversion of the 2026 Notes are assumed to have been outstanding from the later of the beginning of the earliest period presented and the date of issuance of the 2026 Notes to which such shares relate. Accordingly, the number of shares attributed to the conversion of the 2026 Notes differs between the periods presented and is lower than the shares expected to be held by former Scipher securityholders at Closing as set forth in Note 1, which reflects all 2026 Notes outstanding at Closing, including notes issued in July and August 2026.

Because the Combined Company reports a pro forma net loss in each period presented, potential common shares are antidilutive and excluded from pro forma weighted average shares, and diluted net loss per share equals basic net loss per share. Excluded potential common shares include approximately 1,000,000 shares issuable upon exercise of the PIPE Warrants, 95,227 shares available to be issued upon settlement of outstanding Chemomab Israel equity awards, and shares that may be issued in settlement of the CVRs.

The following table sets forth the calculation of the pro forma adjustment to the weighted average number of common shares outstanding, basic and diluted:

	Six Months Ended	Year Ended
	June 30, 2026	December 31, 2025
Elimination of Chemomab Israel and Scipher historical weighted average shares outstanding	(9,510,887)	(7,763,823)
Common stock issued to Chemomab Israel shareholders	1,504,773	1,504,773
Conversion of 2026 Notes	3,397,476	3,285,804
Common stock issued in connection with PIPE transaction	1,000,000	1,000,000
Pro forma adjustment	(3,608,638)	(1,973,246)

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DESCRIPTION OF SECURITIES

General

The following description of the Combined Company’s capital stock is a summary. Because it is only a summary, it does not contain all of the information that may be important to you. This summary is subject to the DGCL and the complete text of the Combined Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws to be in place at the closing of the Transactions, which will be substantially in the forms attached as Annex C and Annex D, respectively, to this proxy statement/prospectus. We encourage you to read that law and those documents carefully.

There are differences between Chemomab Israel’s Articles and the Combined Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws as they are expected to be in effect after the Transactions, especially relating to changes (i) that are required by Delaware law (i.e., certain provisions of Chemomab Israel’s Articles were not replicated in the Combined Company’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws because the DGCL would not permit such replication, and certain provisions were included in the Combined Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws although they were not in Chemomab Israel’s Articles because the DGCL requires such provisions to be included in the certificate of incorporation and bylaws of a Delaware corporation or to provide for related provisions customarily provided in respect of publicly-traded Delaware corporations), or (ii) that are necessary in order to preserve the current rights of stockholders and powers of the board of directors of the Combined Company following the Transactions. See the subsection below titled “—Differences in Shareholder Rights.”

After giving effect to the Amended and Restated Certificate of Incorporation, the Combined Company’s authorized capital stock will consist of shares made up of:

●	740,000,000 shares of common stock, par value $0.00001 per share; and

●	10,000,000 shares of undesignated preferred stock, par value $0.00001 per share, the rights and preferences of which may be established from time to time by the Combined Company Board.

Common Stock

After the completion of the Merger, the Combined Company is expected to have 5,000,000 shares of Chemomab Parent Common Stock outstanding.

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of the Combined Company’s common stock will be entitled to receive dividends out of funds legally available if the Combined Company Board, in its discretion, determines to issue dividends and then only at the times and in the amounts that the Combined Company Board may determine.

Voting Rights

Holders of the Combined Company’s common stock will be entitled to one vote for each share held on all matters submitted to a vote of stockholders. The Combined Company’s Amended and Restated Certificate of Incorporation does not provide for cumulative voting for the election of directors. Accordingly, holders of a majority of the Combined Company’s voting shares will be able to elect all of the directors. In addition, the affirmative vote of holders of 66-2/3% of the voting power of all of the then outstanding capital stock will be required to take certain actions, including amending certain provisions of the Combined Company’s Amended and Restated Certificate of Incorporation, including the provisions relating to amending the Combined Company’s Amended and Restated Bylaws, the classified board and director liability. The Combined Company’s Amended and Restated Certificate of Incorporation establishes a classified board of directors that is divided into three classes with staggered three-year terms. Only the directors in one class will be subject to election at each annual meeting of the Combined Company’s stockholders, with the directors in the other classes continuing for the remainder of their respective three-year terms.

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No Preemptive or Similar Rights

The Combined Company’s common stock will not be entitled to preemptive rights, and will not be subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

If the Combined Company becomes subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to the Combined Company’s stockholders would be distributable ratably among the holders of the Combined Company’s common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Fully Paid and Non-Assessable

All of the outstanding shares of the Combined Company’s common stock will be fully paid and non-assessable.

Preferred Stock

After the completion of the Merger, the Combined Company Board will be authorized, subject to limitations prescribed by Delaware law, to issue up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences, and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by the Combined Company’s stockholders. The Combined Company Board may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the Combined Company’s common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in control of the Combined Company or other corporate action and might adversely affect the market price of the Combined Company’s common stock and the voting and other rights of the holders of the Combined Company’s common stock. Chemomab Parent, Chemomab Israel and Scipher have no current plans to issue any shares of preferred stock.

Election and Removal of Directors; Vacancies

The exact number of directors will be fixed from time to time by resolution of the Combined Company Board. Directors will be elected by a plurality of the votes of the shares of the Combined Company’s capital stock present in person or represented by proxy at the stockholders’ meeting and entitled to vote on the election of directors.

No director may be removed except for cause, and directors may be removed for cause only by an affirmative vote of shares representing not less than 66-2/3% of the then-outstanding shares then entitled to vote at an election of directors, voting together as a single class.

Any vacancy occurring on the Combined Company Board and any newly created directorship may be filled only by a majority of the remaining directors in office.

Staggered Board

After the completion of the Merger, the Combined Company Board will be divided into three classes serving staggered three-year terms. Class I, Class II and Class III directors will serve until the Combined Company’s annual meetings of stockholders in 2027, 2028 and 2029, respectively. At each annual meeting of stockholders, directors will be elected to succeed the class of directors whose terms have expired. This classification of the Combined Company Board could have the effect of increasing the length of time necessary to change the composition of a majority of the Combined Company Board. In general, at least two annual meetings of stockholders will typically be necessary for stockholders to effect a change in a majority of the members of the Combined Company Board.

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Limitation on Action by Written Consent

The Combined Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that holders of the Combined Company’s common stock will not be able to act by written consent without a meeting.

Stockholder Meetings

The Combined Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that special meetings of the Combined Company’s stockholders may be called only by the Chairperson of the Combined Company Board, the Combined Company’s Chief Executive Officer (or president, in the absence of a Chief Executive Officer) or a majority of the directors. The Combined Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws specifically deny any power of any other person to call a special meeting.

Amendment of the Certificate of Incorporation

The provisions of the Combined Company’s Amended and Restated Certificate of Incorporation under Part B of Article V, Article VI, Article VII, Article VIII, Article IX, Article X and Article XI may be amended only by the affirmative vote of holders of at least 66-2/3% of the voting power of the Combined Company’s then-outstanding shares of voting stock entitled to vote generally in an election of directors, voting together as a single class. The affirmative vote of holders of at least a majority of the voting power of the Combined Company’s outstanding shares of capital stock will generally be required to amend other provisions of the Combined Company’s Amended and Restated Certificate of Incorporation.

Amendment of Amended and Restated Bylaws

The provisions of the Combined Company’s Amended and Restated Bylaws may be amended or repealed, and new bylaws may be adopted by (i) the Combined Company Board, with the affirmative vote of a majority of directors present at any regular or special meeting of the Combined Company Board called for that purpose, or (ii) the Combined Company’s stockholders, with the affirmative vote of holders of at least 66-2/3% of the voting power of the Combined Company’s then-outstanding shares of voting stock entitled to vote generally in an election of directors, voting together as a single class.

Other Limitations on Stockholder Actions

The Combined Company’s Amended and Restated Bylaws impose some procedural requirements on stockholders who wish to:

●	make nominations in the election of directors;

●	propose that a director be removed;

●	propose any repeal or change in the Combined Company’s Amended and Restated Bylaws; or

●	propose any other business to be brought before an annual or special meeting of stockholders.

Under these procedural requirements, in order to bring a proposal before a meeting of stockholders, a stockholder must deliver timely notice of a proposal pertaining to a proper subject for presentation at the meeting to the Combined Company’s corporate secretary along with the following:

●	a description of the business or nomination to be brought before the meeting and the reasons for conducting such business at the meeting;

●	the stockholder’s name and address;

●	any material interest of the stockholder in the proposal;

●	the number of shares beneficially owned by the stockholder, the date or dates such shares were acquired and the investment intent of such acquisition; and

●	any pledge by the stockholder with respect to such shares.

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To be timely, a stockholder must generally deliver notice:

●	in connection with an annual meeting of stockholders, not less than 90 nor more than 120 days prior to the date on which the annual meeting of stockholders was held in the immediately preceding year, but in the event that the date of the annual meeting is more than 30 days before or more than 60 days after the anniversary date of the preceding annual meeting of stockholders, a stockholder notice will be timely if received by the Combined Company not later than the 120th day prior to the date of the annual meeting and not later than (i) the 90th day prior to such annual meeting or; (ii) if later, the 10th day following the day on which the Combined Company first publicly announces the date of the annual meeting; or

●	in connection with the election of a director at a special meeting of stockholders, during the period not less than 90 nor more than 120 days prior to the date of the special meeting, or, if later, the 10th day following the day on which public disclosure of such special meeting was first made.

In order to submit a nomination for the Combined Company Board, a stockholder must also submit all information with respect to the nominee that would be required to be included in a proxy statement, as well as other information. If a stockholder fails to follow the required procedures, the stockholder’s proposal or nominee will be ineligible and will not be voted on by the Combined Company’s stockholders.

Limitation of Liability of Directors and Officers

The Combined Company’s Amended and Restated Certificate of Incorporation provides that no director will be personally liable to the Combined Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except as required by applicable law, as in effect from time to time. Section 102(b)(7) of the DGCL, permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

●	any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders;

●	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●	as a director, unlawful payments of dividends or unlawful stock repurchases or redemptions;

●	as an officer, derivative claims brought on behalf of the corporation by a stockholder; or

●	any transaction from which the director or officer derived an improper personal benefit.

As a result, neither the Combined Company nor any of its stockholders has the right, through stockholders’ derivative suits on the Combined Company’s behalf, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior, except in the situations described above.

The Combined Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws also provide that, to the fullest extent permitted by law, the Combined Company will indemnify any officer or director of the Combined Company against all damages, claims and liabilities arising out of the fact that the person is or was the Combined Company’s director or officer, or served any other enterprise at the Combined Company’s request as a director or officer. Amending these provisions will not reduce the Combined Company’s indemnification obligations relating to actions taken before an amendment.

Forum Selection

The Combined Company’s Amended and Restated Certificate of Incorporation provides that the Court of Chancery of the State of Delaware will be the sole and exclusive forum for the following types of actions or proceedings under Delaware statutory or common law: (i) any derivative action or proceeding brought on behalf of the Combined Company; (ii) any action asserting a claim of breach of fiduciary duty owed to the Combined Company or the Combined Company’s stockholders by any director, officer or other employee of the Combined Company; (iii) any action asserting a claim arising pursuant to any provision of the DGCL or the Combined Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws; or (iv) any action asserting a claim governed by the internal affairs doctrine. This provision would not apply to claims brought to enforce a duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

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Furthermore, the Combined Company’s Amended and Restated Certificate of Incorporation also provides that, unless the Combined Company consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Any person or entity purchasing or otherwise acquiring any interest in the Combined Company’s shares of capital stock shall be deemed to have notice of and consented to the foregoing forum selection provisions.

The Combined Company’s exclusive forum provision will not relieve the Combined Company of its duties to comply with the federal securities laws and the rules and regulations thereunder, and the Combined Company’s stockholders will not be deemed to have waived the Combined Company’s compliance with these laws, rules and regulations.

The enforceability of similar federal court choice of forum provisions in other companies’ certificates of incorporation has been challenged in legal proceedings, and it is possible that a court could find this type of provision to be inapplicable or unenforceable. If a court were to find either of the choice of forum provisions contained in the Combined Company’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws to be inapplicable or unenforceable in an action, the Combined Company may incur additional costs associated with resolving such action in other jurisdictions.

The choice of forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Combined Company or its directors, officers or other employees, which may discourage such lawsuits against the Combined Company and its directors, officers and other employees and result in increased costs for investors to bring a claim.

Anti-Takeover Provisions

Certain provisions of Delaware law, along with the Combined Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, may have the effect of delaying, deferring, or discouraging (i) acquiring control of the Combined Company by means of a proxy contest, tender offer or otherwise; or (ii) removing the Combined Company’s incumbent officers and directors. These provisions, as well as the Combined Company’s ability to issue preferred stock, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed, in part, to encourage persons seeking to acquire control of the Combined Company to first negotiate with the Combined Company Board. However, these provisions could have the effect of delaying, discouraging or preventing attempts to acquire the Combined Company, which could deprive the Combined Company’s stockholders of opportunities to sell their shares of the Combined Company’s common stock at prices higher than prevailing market prices.

Delaware Law

The Combined Company is governed by the provisions of Section 203 of the DGCL. In general, Section 203 prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales, or other transactions resulting in a financial benefit to the stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s outstanding voting stock. These provisions may have the effect of delaying, deferring or preventing a change in control of the Combined Company.

Transfer Agent and Registrar

The transfer agent and registrar for the Combined Company’s common stock will be selected by the Combined Company following the date hereof.

Listing

Subject to the approval of Nasdaq, following the closing of the Domestication Merger, Chemomab Parent Common Stock will be listed on the Nasdaq Capital Market and will trade under Chemomab Parent’s name and trading symbol “CMMB.” In addition, subject to the approval of Nasdaq, following the Closing, the Combined Company’s common stock will be listed on the Nasdaq Capital Market and will trade under the name “Scipher Medicine Corporation” and trading symbol “SCIP”.

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Differences in Shareholder Rights

Upon completion of the Domestication Merger, the rights of Chemomab Israel shareholders will be governed by the Chemomab Parent’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, and applicable Delaware law. While there will be substantial similarities between their rights after the Domestication Merger and their rights as Chemomab Israel shareholders prior to the Domestication Merger, there will be some differences.

The following discussion is a summary of material changes in the shareholder rights resulting from the domestication, but does not cover all the differences between the Companies Law and DGCL affecting corporations and their shareholders or all the differences between Chemomab Parent’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and Chemomab Israel’s articles of association. Please read the complete text of the relevant provisions of the Companies Law, the DGCL, Chemomab Parent’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws and Chemomab Israel’s articles of association. Forms of Chemomab Parent’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws are attached to this proxy statement/prospectus as Annex C and Annex D, respectively.

	Chemomab Parent Stockholder Rights	Chemomab Israel Shareholder Rights
Authorized Capital Stock/Share Capital

Chemomab Parent will be authorized to issue up to 750,000,000 shares, divided into two classes consisting of: (i) 740,000,000 shares of common stock; and (ii) 10,000,000 shares of undesignated preferred stock, par value $0.00001 per share.

Chemomab Parent’s board of directors will be authorized to issue additional preferred stock in one or more series, subject to the rights of the holders of any outstanding series of preferred stock.

The number of authorized common stock or preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the capital stock entitled to vote, without a separate class vote, subject to the rights of the holders of any outstanding series of preferred stock.

The authorized share capital of Chemomab Israel consists of 4,650,000,000 ordinary shares, without par value.

Chemomab Israel may, from time to time, via a shareholders’ resolution, increase its authorized share capital by increasing the number of shares it is authorized to issue. Any such increase shall be in such amount and such shares shall confer such rights and preferences, and shall be subject to such restrictions, as such resolution shall provide. Subject to applicable law, Chemomab Israel may, from time to time, via or pursuant to authorization provided by a shareholders’ resolution, reduce its share capital in any manner.

Voting Rights

Each share of common stock outstanding shall be entitled to one vote on all matters on which stockholders generally are entitled to vote. However, except as required by law, holders of common stock will not be entitled to vote on any amendment to the Amended and Restated Certificate of Incorporation that relates solely to the terms of one or more outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such class or series, to vote thereon pursuant to the Amended and Restated Certificate of Incorporation or the DGCL.

Holders of preferred stock shall be entitled only to such voting rights as are expressly granted in the Amended and Restated Certificate of Incorporation or a certificate of designations.

Every shareholder has one vote for each share held by the shareholder of record, on every resolution (subject to any provisions under Chemomab Israel’s Articles of Association (the “Articles”) conferring special rights as to voting).

Any shareholder entitled to vote may vote either in person or by proxy, or if the shareholder is a company or other corporate body, by representative duly authorized by it.

Except as required by the Companies Law or the Articles, a resolution of the shareholders is adopted if approved by the holders of a simple majority of the voting power represented at a shareholder meeting in person or by proxy and voting thereon, as one class, and disregarding abstentions from the count of the voting power present and voting.

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The Amended and Restated Bylaws provide that, except as otherwise required by the Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws, the rules or regulations of any stock exchange applicable to Chemomab Parent, or applicable law or pursuant to any regulation applicable to Chemomab Parent or its securities, at all duly called or convened meetings of stockholders at which a quorum is present, each other matter presented to the stockholders shall be decided by the affirmative vote of the holders of a majority in voting power of the votes cast on such matter, excluding abstentions and broker non-votes; provided that, except as otherwise required by the Amended and Restated Certificate of Incorporation, at all duly called or convened meetings of stockholders at which a quorum is present, for the election of directors, a plurality of the votes cast shall be sufficient to elect a director.

Quorum

The Amended and Restated Bylaws will provide that, unless otherwise required by law, the Amended and Restated Certificate of Incorporation or the Amended and Restated Bylaws, the holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present in person, by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at any meeting of Chemomab Parent’s stockholders.

The Amended and Restated Bylaws will provide that, unless otherwise required by the Amended and Restated Certificate of Incorporation, a majority of the total authorized number of directors shall constitute a quorum of Chemomab Parent’s board of directors for the transaction of business.

Two or more shareholders present in person or by proxy and holding shares conferring in the aggregate at least 33⅓% of the voting power of Chemomab Israel constitute a quorum at shareholder meetings; provided, however, that if a shareholder meeting was initiated by and convened pursuant to a resolution adopted by the board of directors and, at the time of such meeting, Chemomab Israel is a foreign private issuer under U.S. securities laws, the requisite quorum shall be two or more shareholders present in person or by proxy and holding shares conferring in the aggregate at least 25% of the voting power of Chemomab Israel.

If within half an hour from the time appointed for the meeting a quorum is not present, then without any further notice the meeting shall be adjourned either to the same day in the next week, at the same time and place, to such day and at such time and place as indicated in the notice of such meeting, or to such day and at such time and place as the chairperson of the general meeting shall determine. At such adjourned meeting, if the original meeting was convened upon request under Section 63 of the Companies Law, one or more shareholders present in person or by proxy and holding the number of shares required for making such request shall constitute a quorum, but in any other case any shareholder present in person or by proxy shall constitute a quorum.

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Dividends and Distributions	Under the DGCL, dividends may be declared by a board of directors, subject to any restrictions in a corporation’s certificate of incorporation, and paid out of the corporation’s surplus or, if no surplus is available, out of any net profits for the fiscal year in which the dividend is declared and for the preceding fiscal year, or both, provided that such payment out of net profits would not reduce capital below the amount of capital represented by all classes of outstanding stock having a preference as to the distribution of assets upon liquidation of a corporation.	According to the Israeli Companies Law, a company may make distributions (including dividends and share repurchase) only out of its “profits,” as such term is defined in the Israeli Companies Law. The Chemomab Israel board of directors is authorized to declare dividends, provided that there is no reasonable concern that payment of the dividend will prevent Chemomab Israel from satisfying its existing and foreseeable obligations as they become due. Notwithstanding the foregoing, dividends may be paid with the approval of a court, provided that there is no reasonable concern that payment of the dividend will prevent Chemomab Israel from satisfying its existing and foreseeable obligations as they become due. Profits, for purposes of the Israeli Companies Law, means the greater of retained earnings or earnings accumulated during the preceding two years, after deduction of previous distributions that were not already deducted from the surpluses, as evidenced by financial statements prepared no more than six months prior to the date of distribution.

Shareholder Rights Plans	Chemomab Parent currently has no stockholder rights plan. Chemomab Parent has no present intention to adopt a stockholder rights plan.	The validity of a shareholder rights plan is questionable under Israeli law. Chemomab Israel does not have a shareholder rights plan.

Interested Shareholder Transactions; Anti-Takeover Effects

In general, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested” stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination or the transaction by which the person became an interested stockholder is approved in a prescribed manner. A “business combination” includes certain mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to exceptions, an “interested” stockholder is a person who, alone or together with his affiliates and associates, owns 15 percent or more of the corporation’s voting stock.

The Amended and Restated Certificate of Incorporation does not opt out of this provision.

Under the Israeli Companies Law, the acquisition of shares in a public company whereby the acquiring person would obtain a controlling interest (an interest of 25% or more) is not permitted if the company does not already have a shareholder that has a controlling interest, and an acquisition whereby the acquiring shareholder would thereafter hold more than 45% of the voting rights in the company is not permitted if there is no other 45% shareholder in the company, in each case, except by way of a tender offer in accordance with the provisions of special tender offer. These anti-takeover limitations do not apply to a purchase of shares by way of a private placement in certain circumstances provided under the Israeli Companies Law.

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Approval of M&A Transactions

The DGCL generally requires that a merger and consolidation, or sale, lease, or exchange of all or substantially all of a corporation’s assets be approved by the board of directors and by the stockholders in a simple majority.

Under the DGCL, unless required by its certificate of incorporation, a surviving corporation need not obtain stockholder approval for a merger if:

● each share of the surviving corporation’s stock outstanding prior to the merger remains outstanding in identical form after the merger;

● such merger agreement does not amend in any respect the certificate of incorporation of the surviving corporation; and

● either no shares of common stock of the surviving corporation are to be issued or delivered in the merger or, if common stock will be issued or delivered, the number of shares of common stock issued will not exceed 20% of the shares of common stock outstanding prior to the merger.

The Amended and Restated Certificate of Incorporation does not specifically require this provision.

Under the Israeli Companies Law, a merger is generally required to be approved by the shareholders and board of directors of each of the merging companies.

A merger will not be approved if it is objected to by shareholders holding a majority of the voting rights participating and voting at the meeting, after excluding the shares held by the other party to the merger, by any person who holds 25% or more of the other party to the merger or any other person on behalf of such other party and by the relatives of and corporations controlled by these persons. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of any of the parties of the merger. In addition, a merger can be completed only after all approvals have been submitted to the Israeli Registrar of Companies, or the Registrar, and 30 days have passed from the time that shareholder resolutions were adopted in each of the merging companies and 50 days have passed from the time that a proposal for approval of the merger was filed with the Registrar.

Rights of Preferred Stock	The Amended and Restated Certificate of Incorporation will expressly authorize Chemomab Parent’s board of directors, by resolution or resolutions, to provide, out of the unissued shares of preferred stock, for series of preferred stock. Chemomab Parent’s board of directors may fix the number of shares constituting such series and the designation of such series and the powers (including voting, if any), preferences and relative, participating, optional or other special rights, if any, and any qualifications, limitations or restrictions thereof, of the shares of such series.	Chemomab Israel may, from time to time, by a shareholders’ resolution, provide for shares with such preferred or deferred rights or other special rights and/or such restrictions. The rights attached to any class may be modified or cancelled by Chemomab Israel by a resolution of the general meeting of holders of all shares as one class, without any required separate resolution of any class of shares.

Number of Directors

The Amended and Restated Certificate of Incorporation will provide that the number of directors shall be determined by Chemomab Parent’s board of directors from time to time.

Chemomab Parent’s board of directors shall be divided into three classes, designated as Class I, Class II and Class III, with each such class consisting of, as nearly as may be possible, one-third of the total number of directors constituting the entire Board of Directors. Chemomab Parent’s board of directors is authorized to assign members of Chemomab Parent’s board of directors to Class I, Class II or Class III.

Chemomab Israel’s Articles provide that the board of directors shall consist of such number of directors (not less than three (3) nor more than eleven (11), including the external directors, if any were elected) as may be fixed from time to time by resolution of the board of directors.

Director Independence	The DGCL does not impose any specific requirement regarding the independence of directors.	Under the Israeli Companies Law, a public company must have at least two statutory external directors. In order to qualify as an external director, the individual must meet certain independence criteria. Pursuant to regulations promulgated under the Israeli Companies Law, companies with shares traded on certain U.S. stock exchanges, including Nasdaq, which do not have a “controlling shareholder,” may, subject to certain conditions, “opt out” from the Companies Law requirements to appoint external directors. In accordance with these regulations, Chemomab Israel has elected to “opt out” from the Companies Law requirement to appoint external directors.

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Election of Directors

The Amended and Restated Bylaws will provide that directors will be elected by a plurality of the votes cast with respect to that director-nominee’s election at a meeting for the election of directors at which a quorum is present.

The Amended and Restated Certificate of Incorporation will provide that, subject to the rights of the holders of any outstanding series of preferred stock, each director shall serve for a term ending on the date of the third annual meeting of stockholders following the annual meeting of stockholders at which such director is elected; provided that each director initially assigned to Class I shall serve for a term expiring at the first annual meeting of stockholders held after the effectiveness of the Amended and Restated Certificate of Incorporation; each director initially assigned to Class II shall serve for a term expiring at the second annual meeting of stockholders held after the effectiveness of the Amended and Restated Certificate of Incorporation; and each director initially assigned to Class III shall serve for a term expiring at the third annual meeting of stockholders held after the effectiveness of the Amended and Restated Certificate of Incorporation; provided further, that the term of each director shall continue until the election and qualification of his or her successor and be subject to his or her earlier death, resignation or removal.

The election of directors need not be by written ballot. No decrease in the number of directors constituting Chemomab Parent’s board of directors shall shorten the term of any incumbent director.

Nominees for director (whether recommended by the board of directors or by a shareholder) are elected by a resolution adopted by a simple majority of the voting power present (in person or by proxy, and voting thereon, and disregarding abstentions from the count of the voting power present and voting) and voting on a resolution electing them at a shareholder meeting at which a quorum is present.

The directors, excluding the external directors, if any were elected, are classified, with respect to the term for which they each severally hold office, into three classes, as nearly equal in number as practicable, hereby designated as Class I, Class II and Class III. The board of directors may assign members of the board of directors already in office to such classes at the time such classification becomes effective. The directors of each class are elected at annual general meetings of shareholders for a three-year term, such that the term of one class of directors expires at each annual general meeting, subject to their earlier death, resignation or removal.

If required to elect external directors, a public company must elect its initial external directors within the first three months following becoming a public company, for an initial three year term. External directors may be reelected for two additional terms of three years each under certain circumstances. External directors of Israeli companies listed only on certain foreign exchanges (including Nasdaq) may be reelected for an unlimited number of additional terms of three years each, subject to the fulfillment of certain conditions.

Filling Director Vacancies	The Amended and Restated Certificate of Incorporation will provide that, subject to the rights of the holders of any outstanding series of preferred stock, any vacancy occurring on Chemomab Parent’s board of directors, including a vacancy created by an increase in the number of directors, shall only be filled by the affirmative vote of the majority of the directors then in office, even though fewer than a quorum, or by the sole remaining director.	Chemomab Israel’s Articles provide that the board may at any time and from time to time appoint any person as a director to fill a vacancy, subject to the maximum number of directors on the board of directors as provided in the Articles. The office of a director appointed by the board of directors to fill any vacancy shall be for the remaining period of time during which the director whose service has ended would have held office, or in case of a vacancy due to the number of directors serving being less than the maximum number, the board of directors shall determine at the time of appointment the class to which the additional director shall be assigned.

Cumulative Voting	The Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws do not provide for cumulative voting.	Chemomab Israel’s Articles do not provide for cumulative voting.

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Removal of Directors	The Amended and Restated Certificate of Incorporation will provide that the board of directors or any individual director may be removed from office only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of voting stock of Chemomab Parent entitled to vote at an election of directors, voting together as a single class, subject to the rights of the holders of any outstanding series of preferred stock.	Under the Articles, the office of a director shall be vacated and the director shall be dismissed or removed: (a) upon death; (b) if prevented by applicable law from serving as a director; (c) if the board of directors determines that due to the director’s mental or physical state, the director is unable to serve as a director; (d) if the directorship expires pursuant to the Articles and/or applicable law; (e) by a resolution adopted at a general meeting by a majority of at least 65% of the total voting power of the Chemomab Israel’s shareholders; (f) by written resignation; or (g) with respect to an external director, if so elected, only pursuant to applicable law.

Shareholder Proposals

The Amended and Restated Bylaws will provide that, with respect to notice of stockholder proposals of business to be brought before an annual meeting of stockholders, to be timely, a stockholder’s notice must be delivered to, or mailed to and received at, Chemomab Parent’s principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the preceding year’s annual meeting, which, in the case of the first annual meeting of stockholders following the closing of the initial listing of Chemomab Parent Common Stock on The Nasdaq Stock Market LLC, the date of the preceding year’s annual meeting shall be deemed to be June 15, 2026; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, or, following the first annual meeting after such initial listing, if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered, or mailed and received, not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public disclosure of the date of such annual meeting was first made by Chemomab Parent (such notice within such time periods, “Timely Notice”).

The Amended and Restated Bylaws will provide that such stockholder notice shall set forth, among other things:

(i) as to each (A) stockholder providing the notice of business proposed to be brought before an annual meeting, (B) beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, (C) affiliate who controls either of the foregoing stockholder or beneficial owner, directly or indirectly (a “control person”), and (D) any participant (as defined in paragraphs (a)(ii)–(vi) of Instruction 3 to Item 4 of Exchange Act Schedule 14A) with such stockholder in such solicitation (each, a “Proposing Person”):

Any shareholder holding at least 1% of the voting rights of Chemomab Israel (“Proposing Shareholder”) may request, subject to the Companies Law, that the board of directors include a matter on the agenda of a general meeting to be held in the future, provided that the board determines that the matter is appropriate to be considered at a general meeting (a “Proposal Request”). The Companies Regulations (Relief for Companies whose Securities are Listed for Trading on a Foreign Exchange), 5760-2000, as amended, allow shareholders holding at least 5% of Chemomab Israel’s outstanding voting power to submit a request to include a proposal on the agenda of a general meeting of Chemomab Israel’s shareholders to: (i) add a new candidate for election to the company’s board of directors, or (ii) remove a currently serving member of the company’s board of directors.

Under Companies Law regulations, the Proposal Request must be submitted within 3 days or 7 days after the notice of the shareholder meeting is published by Chemomab Israel (depending on the agenda items included in the notice for the meeting). The board of directors must publish a revised notice for the shareholder meeting that includes the agenda item included in the Proposal Request (assuming the above requirements are met by the Proposing Shareholder) within 7 days after the final day on which the Proposal Request may be submitted. In lieu of the foregoing timeline, Chemomab Israel can instead publish a preliminary notice of an upcoming shareholder meeting with tentative, prospective agenda items, in which case a Proposing Shareholder will have 14 days thereafter to submit a Proposal Request to Chemomab Israel.

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(a) (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records), (B) the class, series (if applicable) and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future, (C) the date or dates such shares were acquired, (D) the investment intent of such acquisition, (E) any pledge by such Proposing Person with respect to any of such shares and (F) a statement whether the record stockholder (or a qualified representative thereof) intends to appear at the annual meeting to introduce the proposed business (the disclosures to be made pursuant to the foregoing clauses (A) through (F) are referred to as “Stockholder Information”);

(b) (A) the material terms and conditions of any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) or a “put equivalent position” (as such term is defined in Rule 16a-1(h) under the Exchange Act) or other derivative or synthetic arrangement in respect of any class or series of shares of Chemomab Parent, (B) any rights to dividends on the shares of any class or series of shares of Chemomab Parent owned beneficially by such Proposing Person that are separated or separable from the underlying shares of Chemomab Parent, (C) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving Chemomab Parent or any of its officers or directors, or any affiliate of Chemomab Parent, (D) any other material relationship between such Proposing Person, on the one hand, and Chemomab Parent or any affiliate Chemomab Parent, on the other hand, (E) any direct or indirect material interest in any material contract or agreement of such Proposing Person with Chemomab Parent or any affiliate of Chemomab Parent (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (F) any proportionate interest in shares of Chemomab Parent or a synthetic equity position held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which any such Proposing Person, (1) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, or (2) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity, (G) a representation that such Proposing Person intends or is part of a group which intends to (1) deliver a proxy statement or form of proxy to holders of at least the percentage of the voting power of Chemomab Parent’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from stockholders in support of such proposal, or (2) otherwise solicit proxies from stockholders in support of such proposal, (H) a representation whether any Proposing Person will engage in a solicitation within the meaning of Rule 14a-1(1) under the Exchange Act with respect to the proposal, and if so, the name of each participant (as defined in Exchange Act Schedule 14A) in such solicitation and the amount of the cost of the solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation, (I) a certification regarding whether such Proposing Person has complied with all applicable federal, state and other legal requirements in connection with such Proposing Person’s acquisition of shares of capital stock or other securities of Chemomab Parent and/or such Proposing Person’s acts or omissions as a stockholder or beneficial owner of Chemomab Parent and (J) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; and

(c) As to each item of business that the stockholder proposes to bring before the annual meeting:

(A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person,

(B) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the bylaws of Chemomab Parent, the language of the proposed amendment),

(C) a reasonably detailed description of all agreements, arrangements and understandings, existing presently or existing during the prior twenty-four (24) months, (x) between or among any of the Proposing Persons, or (y) between or among any Proposing Person and any other record or beneficial holder(s) or persons(s) who have a right to acquire beneficial ownership at any time in the future of the shares of any class or series of Chemomab Parent or any other person or entity, including, without limitation, any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable) in connection with the proposal of such business by such stockholder, including the names of such other persons party to such agreements, arrangements or understandings, and

(D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act.

In addition, in accordance with SEC Rule 14a-8 under the Exchange Act, stockholder proposals intended to be included in the proxy statement and presented at a regularly scheduled annual meeting must be received by Chemomab Parent at least 120 days before the anniversary of the date that the previous year’s proxy statement was first mailed to stockholders. As provided in the SEC rules, if the annual meeting date has been changed by more than 30 days from the date of the prior year’s meeting, or for special meetings, the proposal must be submitted within a reasonable time before Chemomab Parent begins to print and mail its proxy materials.

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Director Nominations by Shareholders

In the case of nominations for election at an annual meeting, notice must be delivered to Chemomab Parent’s secretary (i) not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the one-year anniversary of the preceding year’s annual meeting or (ii) if the date of the annual meeting is more than 30 days before more than 60 days after the first anniversary of the preceding year’s annual meeting, not earlier than the close of business on the 120th prior to such annual meeting and not later than the close of business on the 90th day prior to such annual meeting or, if later, the 10th day following the day on which public announcement of the date of such meeting is first made by Chemomab Parent.

Such stockholder’s notice shall set forth:

(i) As to each (A) the stockholder providing the notice of the nomination proposed to be made at the meeting, (B) beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, (C) control person, and (D) participant (as defined in paragraphs (a)(ii)–(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation (each, a “Nominating Person”):

(a) the Stockholder Information, except that the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(c)(i) of the Amended and Restated Bylaws; and

(b) Any Disclosable Interests (as defined above), except that the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(c)(ii) of the Amended and Restated Bylaws and any disclosures with respect to the business to be brought before the meeting in Section 2.4(c)(ii) shall be made with respect to the election of directors at the meeting; and

(ii) As to each candidate whom a Nominating Person proposes to nominate for election as a director:

(a) all information relating to such candidate that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in a proxy statement and accompanying proxy card relating to the Corporation’s next meeting of stockholders at which directors are to be elected and to serving as a director for a full term if elected);

The required timing for submission of nomination of an Alternate Nominee by a Proposing Shareholder, and Chemomab Israel’s required response, matches what is described under “Shareholder Proposals” above.

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(b) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand;

(c) a completed and signed questionnaire, representation and agreement as provided in Section 2.6(a) of the Amended and Restated Bylaws.

(g) any additional information as may reasonably be required by Chemomab Parent to determine whether the proposed nominee is qualified to serve as a director of Chemomab Parent under the Amended and Restated Certificate of Incorporation, the Amended and Restated Bylaws and any rule, regulation or listing standard that may be applicable to the Corporation.

Shareholder Action by Written Consent	The Amended and Restated Certificate of Incorporation will provide that stockholders of Chemomab Parent may not take any action by written consent in lieu of a meeting.	The Companies Law does not allow action of shareholders of a public company by written consent in lieu of a meeting.

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Amendments to Certificate of Incorporation

Pursuant to Section 242(b) of the DGCL, to amend the Amended and Restated Certificate of Incorporation, Chemomab Parent’s board of directors must adopt a resolution setting forth the proposed amendment, declaring its advisability and either calling a special meeting of the stockholders or directing that the amendment proposed be considered at the next annual meeting of the stockholders.

At the meeting, the affirmative vote of the requisite percentage of the outstanding stock entitled to vote thereon called for by statute or the Amended and Restated Certificate of Incorporation, plus, if the amendment adversely affects the powers, rights or preferences of any class of shares, the affirmative vote of a majority of the outstanding stock of such class, is required to adopt the amendment.

Under the Companies Law, the articles of association set forth substantially all of the provisions that under Delaware law are split between the charter and the bylaws of a company.

Amendments to Bylaws	The Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws will provide that the Amended and Restated Bylaws may be adopted, amended or repealed by Chemomab Parent’s board of directors. The stockholders may not adopt, amend or repeal the Amended and Restated Bylaws, or adopt any provision inconsistent therewith, unless such action is approved, in addition to any other vote required by the Certificate of Incorporation, by the affirmative vote of the holders of at least two-thirds of the voting power of the then- outstanding shares of voting stock of Chemomab Parent entitled to vote thereon, voting as a single class.	Under the Companies Law, a company may amend its articles of association by a resolution adopted at a general meeting of shareholders by the majority of the voting power present and voting on the resolution, excluding abstentions (provided a proper quorum is present), unless explicitly stated otherwise under the articles of association. the Articles of Association provide for a higher majority for specific amendments.

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Special Meetings of Shareholders	The Amended and Restated Certificate of Incorporation will provide that special meetings of stockholders for any purpose or purposes may be called at any time only by Chemomab Parent’s board of directors, the chairperson of Chemomab Parent’s board of directors, the chief executive officer of Chemomab Parent, or the president of Chemomab Parent, and may not be called by any other person or persons.	Under the Companies Law, special meetings of shareholders may be called by the board of directors at any time and shall be called at the request of (a) two directors, (b) one-quarter of the directors in office, (c) shareholder(s) holding at least 5% of the outstanding Chemomab Israel Shares and at least 1% of Chemomab Israel’s voting rights, or (d) shareholder(s) holding at least 5% of Chemomab Israel’s voting rights.

Notice of Meetings of Shareholders	The Amended and Restated Bylaws will provide that notice of the place, if any, date and time of the meeting, the means of remote communication by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, if any, and, in the case of a special meeting, the purpose or purposes for which the meeting is called shall be given to the stockholders entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting. In addition, notice may be given in any manner permitted by the DGCL.	Under Companies Law regulations to which Chemomab Israel is subject as a public company, notice of an annual or special shareholder meeting must be provided at least 21 days or 35 days (depending on the agenda items for the meeting) prior to the date of the meeting and at least two days or five days (depending on the agenda items) prior to the record date. Because Chemomab Israel’s shares are listed on Nasdaq, the record date for its shareholder meetings may be between 4 and 40 days prior to the date of the shareholder meeting.

Proxies	The Amended and Restated Bylaws will provide that a stockholder entitled to vote may vote in person or by proxy.	Chemomab Israel’s Articles provide that a shareholder may vote in person or by proxy.

Concurrent Office of Chairman and CEO	The DGCL does not restrict the concurrent holding of the office of chairman of the board of directors and chief executive officer.	The concurrent office of chairperson of the board of directors and a chief executive officer requires approval by a special majority of the shareholders, for periods of up to three years each.

Limitation of Personal Liability of Directors/Officers

The Amended and Restated Certificate of Incorporation, to the full extent permitted by the DGCL, will limit or eliminate the personal liability of Chemomab Parent directors and officers made a party to any proceeding (other than any action or suit by or in the right of Chemomab Parent to procure a judgment in its favor) to Chemomab Parent or its stockholders for monetary damages for breach of fiduciary duty as a director or officer.

Under the DGCL, no such elimination of liability is permitted (i) for any breach of the director’s duty of loyalty to Chemomab Parent or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividend or unlawful stock purchase or redemption or (iv) for any transaction from which the director derived an improper personal benefit.

The Companies Law provides that an office holder’s (that is, an executive officer’s or director’s) fiduciary duties consist of a duty of care and a duty of loyalty. A company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care but only if a provision authorizing such exculpation is included in its articles of association. Chemomab Israel’s Articles include such a provision. A company may not exculpate in advance a director from liability arising out of a prohibited dividend or distribution to shareholders.

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Indemnification of Directors and Officers

The DGCL allows a corporation to indemnify any person who is or was a director, officer, employee, or agent of the corporation, or serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

The Amended and Restated Bylaws will provide that Chemomab Parent shall indemnify (and provide advancement of expenses to) any person who is or was a director or officer of Chemomab Parent or any person who is or was a director or officer of Chemomab Parent and who is or was serving at the request of Chemomab Parent as a director, officer, employee or agent of another entity, to the full extent permitted by the DGCL.

Under the Companies Law, a company may indemnify an office holder in respect of the following liabilities and expenses incurred for acts performed by him or her as an office holder, either pursuant to an undertaking made in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification (Chemomab Israel’s Articles authorize such indemnification):

● financial liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court; however, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned foreseen events and amount or criteria;

● reasonable litigation expenses, including attorneys’ fees, incurred by the office holder (1) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding, and (ii) no financial liability was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and (2) in connection with a monetary sanction; and

● reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf, or by a third party, or in connection with criminal proceedings in which the office holder was acquitted, or as a result of a conviction for an offense that does not require proof of criminal intent.

Pursuant to the Companies Law, indemnification of, exculpation of and procurement of insurance coverage for, office holders in a public company that are not directors must be approved by the audit committee, the board of directors and, if the office holder is a director, the chief executive officer or a controlling shareholder, also by the company’s shareholders.

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Conflict of Interest; Interested Party Transactions

Under the DGCL, no contract or transaction between Chemomab Parent and one or more of its directors or officers, or between Chemomab Parent and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, shall be void or voidable solely because of such relationship or interest, or solely because the director or officer is present at or participates in the meeting of the board of directors or committee of the board of directors that authorizes the contract or transaction or solely because the director’s or officer’s vote was counted for such purpose, if:

● the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum;

● the material facts as to the director’s or officer’s relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by the vote of the stockholders; or

● the contract or transaction is fair to Chemomab Parent as of the time it is authorized, approved, or ratified by the board of directors, a committee of the board of directors, or the stockholders.

Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee thereof which authorizes the contract or the transaction.

The Israeli Companies Law requires that an office holder promptly disclose any “personal interest” that he or she may have and all related material information known to him or her, in connection with any existing or proposed transaction of the company.

In the case of a transaction with an office holder or with another person in which an office holder has a “personal interest” which is not an extraordinary transaction, subject to the office holder’s disclosure of his or her interest, board approval is sufficient for the approval of the transaction. The transaction must not be adverse to the company’s interest. If the transaction is an extraordinary transaction (a transaction not in the ordinary course, which is not on market terms, or that is likely to have a material impact on the company’s profitability, properties or obligations), it must be approved by the audit committee and the board of directors. Generally, an office holder who has a personal interest in a matter that is considered at a meeting of the board of directors or the audit committee may not be present at the meeting or vote thereon.

Under the Israeli Companies Law, the disclosure requirements that apply to an office holder also apply to a controlling shareholder of a public company. In addition, extraordinary transactions with a controlling shareholder or in which a controlling shareholder has a personal interest, and the engagement of a controlling shareholder as an office holder or employee (including compensation therefor), generally require the approval of the audit committee (or compensation committee with respect to engagement as an office holder or employee), the board of directors and the shareholders, in that order. The shareholder approval must include at least a majority of the shares of non-interested shareholders voted on the matter. However, the transaction can be approved by shareholders without this special approval if the total shares of non-interested shareholders that voted against the transaction do not represent more than 2% of the voting rights in the company. In addition, any such extraordinary transaction whose term is longer than three years may require further shareholder approval every three years, unless, where permissible under the Israeli Companies Law, the audit committee approves that a longer term is reasonable under the circumstances.

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In addition, under the Israeli Companies Law, each shareholder has a duty to act in good faith toward the company and other shareholders and to refrain from abusing his or her power in the company, such as in shareholder votes. In addition, specified shareholders have a duty of fairness toward the company. These shareholders include any controlling shareholder, any shareholder who knows that it possesses the power to determine the outcome of a shareholder vote and any shareholder who, pursuant to the provisions of the articles of association, has the power to appoint or prevent the appointment of an office holder or any other power with respect to the company.

Executive Compensation

In accordance with the Amended and Restated Bylaws, the Chemomab Parent board of directors will determine the employment terms of the directors.

Under the DGCL, the Board of Directors determines the employment terms of the CEO.

For details regarding compensation of controlling shareholders, see above under “Conflict of Interest; Interested Party Transactions”.

Under the Israeli Companies Law, a public company is obligated to determine a compensation policy regarding the terms of office and employment of officers in the company. The compensation policy must be approved (subject to a number of exceptions) by the compensation committee, the board of directors and the general meeting of the shareholders by a special majority.

The terms of office of officer holders shall be in accordance with the compensation policy (subject to certain exceptions). The compensation terms of directors, the chief executive officer, and any employee or service provider who is considered a controlling shareholder must, subject to certain exceptions, be approved separately by the compensation committee, the board of directors and by a special majority of the shareholders, in that order. The compensation terms of other executive officers require the approval of the compensation committee and the board of directors.

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Internal Auditor	There is no requirement under the DGCL for a corporation to appoint an Internal Auditor.	According to the Israeli Companies Law, the board of directors of a public company shall appoint an Internal Auditor who shall be appointed at the proposal of the audit committee. The Internal Auditor shall examine, inter alia, whether the company’s acts are correct in terms of compliance with the law and of orderly business practice.

Dissenters’ or Appraisal Rights

Under the DGCL, stockholders have the right to dissent from any plan of merger or consolidation to which the corporation is a party, and to demand payment for the fair value of their shares as determined in action brought before the Delaware Court of Chancery. However, unless the certificate of incorporation otherwise provides, the DGCL states that stockholders do not have a right to dissent from any plan of merger or consolidation with respect to shares:

● listed on a national securities exchange or held of record by more than 2,000 holders; and

● for which, pursuant to the plan of merger or consolidation, stockholders will receive only (1) shares or depository receipts of another corporation which at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders, (2) shares of stock or depositary receipts of the surviving corporation in the merger or consolidation, (3) cash for fractional shares or (4) any combination of (1) – (3).

A person wishing to acquire shares of an Israeli public company and who would as a result hold over 90% of the target company’s issued and outstanding share capital is required by the Israeli Companies Law to make a tender offer for the purchase of all of the issued and outstanding shares of the company. Shareholders may request an appraisal in connection with such a tender offer for a period of six months following the consummation of the tender offer, however the purchaser may stipulate that any tendering shareholder surrender its appraisal rights.

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In addition, the DGCL provides that, unless the certificate of incorporation provides otherwise, stockholders of a surviving corporation do not have the right to dissent from a plan of merger if the merger did not require for its approval the vote of the stockholders.

The DGCL also provides that all appraisal actions with respect to shares that were listed on a national securities exchange immediately before the merger shall be dismissed by the Delaware Court of Chancery unless (1) the total number of shares entitled to appraisal exceeds 1% of the outstanding shares of the class or series eligible for appraisal, (2) the value of the consideration provided in the merger for such total number of shares exceeds $1 million or (3) the merger was approved without a stockholder vote pursuant to Sections 253 or 267 of the DGCL.

Exclusive Forum	The Amended and Restated Certificate of Incorporation will provide that, subject to certain exceptions, the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action, suit or proceeding brought on behalf of Chemomab Parent, (ii) any action, suit or proceeding, asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of Chemomab Parent to Chemomab Parent or Chemomab Parent’s stockholders, (iii) any action asserting a claim arising pursuant to the DGCL, the Amended and Restated Bylaws or the Amended and Restated Certificate of Incorporation, or (iv) any action, suit or proceeding asserting a claim against Chemomab Parent governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware.	Chemomab Israel’s Articles provide that, absent Chemomab Israel’s written consent to an alternative forum, the competent courts in Tel Aviv, Israel are the exclusive forum for (i) derivative actions brought on behalf of Chemomab Israel, (ii) claims of breach of fiduciary duty by a director, officer or employee, and (iii) claims arising under the Companies Law or the Israeli Securities Law; and the U.S. federal district courts are the exclusive forum for claims under the Securities Act of 1933.

This exclusive forum provision, however, is not intended to apply to any actions brought under the Securities Act or the Exchange Act. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. There is uncertainty as to whether a court would enforce this provision with respect to claims under the Securities Act. In addition, the Amended and Restated Certificate of Incorporation does not relieve Chemomab Parent of its duties to comply with federal securities laws and the rules and regulations thereunder, and Chemomab Parent stockholders will not be deemed to have waived Chemomab Parent’s compliance with these laws, rules and regulations. The Amended and Restated Certificate of Incorporation also provide that any person or entity purchasing or otherwise acquiring any interest in shares of Chemomab Parent capital stock will be deemed to have notice of and consented to this exclusive forum provision.

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PRINCIPAL STOCKHOLDERS OF SCIPHER

The following table sets forth information with respect to the beneficial ownership of Scipher as of October 28, 2026, unless indicated below, by:

○	each person or entity known by Scipher to beneficially own 5% or more of its outstanding common stock;
○	each of its executive officers;
○	each of its directors; and
○	all of its current executive officers and directors as a group.

The information in the table below is based on 8,159,280 shares of Scipher common stock, which represents the total number of outstanding shares of Scipher common stock immediately prior to the Merger, including (i) 1,623,155 shares of Scipher common stock outstanding as of October 28, 2026; (ii) 262,595 shares of Scipher common stock issuable upon the conversion of Scipher’s Series Seed Preferred Stock; (iii) 1,048,693 shares of Scipher common stock issuable upon the conversion of Scipher’s Series A Preferred Stock; (iv) 1,087,280 shares of Scipher common stock issuable upon the conversion of Scipher’s Series B Preferred Stock; (v) 1,649,758 shares of Scipher common stock issuable upon the conversion of Scipher’s Series C Preferred Stock; and (vi) 2,487,799 shares of Scipher common stock issuable upon the conversion of Scipher’s Series D Preferred Stock.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock issuable under options or warrants that are exercisable within 60 days after October 28, 2026 are deemed beneficially owned and such shares are used in computing the percentage ownership of the person holding the options or warrants, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares.

Unless otherwise indicated below, to Scipher’s knowledge, all persons named in the table have sole voting and investment power with respect to their shares, except to the extent that authority is shared by spouses under community property laws. Unless otherwise indicated, the address of each beneficial owner is c/o Scipher Medicine Corporation, 302 E Pettigrew St, Suite 100, Durham, NC 27701.

Scipher is not owned or controlled, directly or indirectly, by another corporation or by any foreign government. Scipher is not aware of any arrangement that may, at a subsequent date, result in a change of control of Scipher.

Name of Beneficial Owner	Shares of Scipher Common Stock Beneficially Owned		Percentage
5 Percent Stockholders
Entities affiliated with Northpond Ventures, LP	2,656,318	(1)	32.6%
Entities affiliated with Khosla Ventures	1,486,262	(2)	18.2%
Entities affiliated with Blue Owl Healthcare	655,868	(3)	8.0%
Directors and Named Executive Officers
Reginald Seeto, M.B.B.S.	449,773	(4)	5.2%
Ryan Phan, Ph.D.	26,077	(4)	*
Courtney Morris	72,402	(4)	*
Kyla Pavlina(5)	-		-
Albert-László Barabási, Ph.D.	231,176		2.8%
Samir Kaul	-		-
Stefan Krieglstein, MS	186,357	(6)	2.3%
Steve Liapis, Ph.D.	-		-
Joseph Loscalzo, Ph.D., M.D.	56,797	(7)	*
All current directors and executive officers as a group (9 persons)	1,022,582		11.7%

* Less than 1%

(1)	Consists of (i) 687,163 shares issuable upon conversion of the Series B Preferred Stock held by Northpond Ventures, LP (“Northpond Fund”), (ii) 1,019,880 and 280,639 shares issuable upon conversion of the Series C Preferred Stock held by Northpond Capital, LP (“Northpond Capital”) and Northpond Fund, respectively, and (iii) 329,318 and 329,318 shares issuable upon conversion of the Series D Preferred Stock held by Northpond Capital and Northpond Ventures III, LP (“Northpond Fund III”). Northpond Ventures GP, LLC (“Northpond GP LLC”) is the general partner of Northpond Fund, Northpond Capital GP, LLC (“Northpond Capital GP”) is the general partner of Northpond Capital and Northpond GP LLC is the general partner of Northpond Fund III. Michael P. Rubin is the managing member of Northpond GP LLC and Northpond Capital GP and has voting and dispositive power over the securities held by each of Northpond Fund, Northpond Capital and Northpond Fund III. The address for each of these entities is 7500 Old Georgetown Rd, Suite 850, Bethesda, MD 20814.
(2)

Consists of (i) 742,337 shares issuable upon conversion of the Series A Preferred Stock held by Khosla Ventures Seed D, LP (“KV Seed D”), (ii) 1,290,484 shares issuable upon conversion of the Series B Preferred Stock held by Khosla Ventures VI, LP (“KV VI”), (iii) 256,681 shares issuable upon conversion of the Series C Preferred Stock held by KV VI and (iv) 196,760 shares issuable upon conversion of the Series D Preferred Stock held by KV VI. The general partner of KV Seed D is Khosla Ventures Seed Associates D, LLC (“KVA Seed D”). VK Services, LLC (“VK Services”) is the sole manager of KVA Seed D. Vinod Khosla (“Mr. Khosla”) is the managing member of VK Services. Each of Mr. Khosla, VK Services, and KVA Seed D possesses power to direct the voting and disposition of the shares owned by KV Seed D. The general partner of KV VI is Khosla Ventures Associates VI, LLC (“KVA VI”). VK Services is the sole manager of KVA VI. Mr. Khosla is the managing member of VK Services. Each of Mr. Khosla, VK Services, and KVA VI possesses power to direct the voting and disposition of the shares owned by KV VI. Each party disclaims beneficial ownership of the shares described above except to the extent of his or its pecuniary interest therein. The address for each of these entities is 2128 Sand Hill Road, Menlo Park, California 94025.

(3)	Consists of 22,920 and 632,948 shares issuable upon the conversion of Series D Preferred Stock held by Blue Owl Healthcare Opportunities EF IV LP and Blue Owl Healthcare Opportunities IV LP, respectively. Blue Owl Healthcare Opportunities Advisors LLC, an indirect subsidiary of Blue Owl Capital Holdings LP, is the investment manager of Blue Owl Healthcare Opportunities EF IV LP and Blue Owl Healthcare Opportunities IV LP and exercises voting and investment power through an investment committee comprised of Kevin Raidy, Timothy Anderson, Sandip Agarwala and Brandyn Itzkowitz, each of whom disclaims beneficial ownership of such securities. The principal business address for each of these entities is c/o Blue Owl Healthcare Advisers LLC, 399 Park Avenue, 38th Floor, New York, New York 10022.
(4)	Consists solely of shares issuable upon the exercise of options exercisable within 60 days of October 28, 2026.
(5)	As of April 20, 2026, Ms. Pavlina ceased to be an executive officer.
(6)	Consists of (i) 1,767 shares held indirectly, (ii) 113,233 shares issuable upon conversion of the Series Seed Preferred Stock, (iii) 40,970 shares issuable upon conversion of the Series A Preferred Stock, (iv) 12,084 shares issuable upon conversion of the Series B Preferred Stock and (v) 18,303 shares issuable upon conversion of the Series D Preferred Stock.
(7)	Consists of (i) 45,000 shares held directly and (ii) 11,797 shares issuable upon the exercise of options exercisable within 60 days of October 28, 2026.

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PRINCIPAL SHAREHOLDERS OF CHEMOMAB ISRAEL

The following table sets forth information with respect to the beneficial ownership of Chemomab Israel Shares as of October 28, 2026, unless indicated below, by:

●	each person or entity known by Chemomab Israel to beneficially own 5% or more of its outstanding shares;

●	each of its executive officers;

●	each of its directors; and

●	all of its executive officers and directors as a group.

The beneficial ownership of Chemomab Israel Shares is determined in accordance with the SEC rules and generally includes any ordinary shares over which a person exercises sole or shared voting or investment power. For purposes of the table below, we deem shares subject to options or warrants that are currently exercisable or exercisable within 60 days of October 28, 2026, to be outstanding and to be beneficially owned by the person holding the options or warrants for the purposes of computing the percentage ownership of that person but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. The percentage of shares beneficially owned is based on 643,889,200 Chemomab Israel Shares (equal to 8,048,615 ADSs) outstanding as of October 28, 2026.

All of our shareholders, including the shareholders listed below, have the same voting rights attached to their Chemomab Israel Shares.

Chemomab Israel is not owned or controlled, directly or indirectly, by another corporation or by any foreign government. Chemomab Israel is not aware of any arrangement that may, at a subsequent date, result in a change of control of the company.

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NAME OF BENEFICIAL OWNER	Total Beneficial Ownership (ADSs)	Percentage of ADSs Beneficially Owned

HBM Healthcare Investments (Cayman) Ltd (1)	1,012,146	12.6%

Directors and Executive Officers

Adi Mor (2)	299,377	3.7%

Sigal Fattal (3)	59,169	*

John Lawler (4)	41,901	*

Neil Cohen (5)	45,903	*

Nissim Darvish (6)	25,184	*

Alan Moses (7)	12,731	*

Gwen Melincoff (8)	1,197	*

All current executive officers and directors as a group (7 persons)	485,462	5.8%

* Less than one percent (1%)

(1)	Such amount as reported by HBM Healthcare Investments (Cayman) Ltd. (“HBM”) in a Schedule 13D/A filed with the SEC on September 9, 2026. Voting and investment power over the Chemomab Israel Shares represented by the ADSs held by HBM is exercised by the board of directors of HBM, which is composed of Jean-Marc LeSieur, Richard H. Coles, Sophia Harris, Dr. Andreas Wicki, Mark Kronenfeld, M.D., and Richard Paul Woodhouse, none of whom has individual voting or investment power with respect to the Ordinary Shares represented by ADSs. The address of HBM Healthcare Investments (Cayman) Ltd. is Governor’s Square, 23 Lime Tree Bay Ave., PO Box 30852, Grand Cayman, KY1-1204, Cayman Islands.

(2)	Consists of (i) 108,805 ADSs owned directly by Dr. Mor, (ii) 50,059 ADSs owned by Dr. George (Dr. Mor’s spouse), (iii) 132,082 options issued to Dr. Mor, issuable upon the exercise of options within 60 days of October 28, 2026, and (iv) 8,431 options issued to Dr. George (Dr. Mor’s spouse), issuable upon the exercise thereof within 60 days of the date hereof.

(3)	Includes 20,293 ADSs, and 38,876 ADSs issuable upon the exercise of options within 60 days of October 28, 2026.

(4)	Includes 11,189 ADSs, and 30,712 ADSs issuable upon the exercise of options within 60 days of October 28, 2026.

(5)	Includes 33,000 ADSs, and 12,903 ADSs issuable upon the exercise of options within 60 days of October 28, 2026.

(6)	Includes 300 ADSs, and 24,884 ADSs issuable upon the exercise of options within 60 days of October 28, 2026.

(7)	Represents 12,731 ADSs issuable upon the exercise of options within 60 days of October 28, 2026.

(8)	Represents 1,197 ADSs issuable upon the exercise of options within 60 days of October 28, 2026.

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PRINCIPAL STOCKHOLDERS OF THE COMBINED COMPANY

The following table and the related notes present information on the beneficial ownership of the Combined Company’s common stock immediately after the consummation of the Merger and the Concurrent PIPE Investment (based on the assumptions below) and based on beneficial ownership as of October 28, 2026, by:

●	each person, or group of affiliated persons, expected by Chemomab Israel and Scipher to become the beneficial owner of more than 5% of the outstanding common stock of the Combined Company;
●	each executive officer and director of the Combined Company; and
●	all of the Combined Company’s executive officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power of that security, including securities that are exercisable or convertible, as the case may be, within 60 days of October 28, 2026. Shares of common stock issuable pursuant to such securities are deemed outstanding for computing the percentage of the person holding such securities and the percentage of any group of which the person is a member but are not deemed outstanding for computing the percentage of any other person. Except as indicated by the footnotes below, management believes, based on the information furnished to it, that the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown that they beneficially own, subject to community property laws where applicable. The information does not necessarily indicate beneficial ownership for any other purpose, including for purposes of Section 13(d) and 13(g) of the Securities Act.

The percentage of shares beneficially owned is based on and assumes 6,000,000 shares of Combined Company common stock outstanding, which assumes $30.0 million of gross proceeds raised in the Concurrent PIPE Investment at an assumed price of $30.00 per PIPE Share and accompanying PIPE Warrant, expected to be consummated substantially concurrently with the Closing.

The following table and the related notes also assume that the Domestication Exchange Ratio is 0.0023 (or, taking into account that one ADS represents 80 Chemomab Israel Shares, 0.187 on an ADS basis), such that each ADS would convert into 0.187 shares of Parent Common Stock pursuant to the Domestication Merger Agreement (based on 8,048,615 outstanding ADSs and outstanding options to purchase 509,342 ADSs as of October 14, 2026).

Based on the assumptions described herein, immediately following the Merger and the Concurrent PIPE Investment, and assuming no exercise of the PIPE Warrants, the former Scipher stockholders will hold approximately 77.1% of the outstanding shares of Combined Company common stock and the former shareholders of Chemomab Israel will retain ownership of approximately 22.9% of the outstanding shares of Combined Company common stock.

Name of Beneficial Owner	Shares of Scipher Common Stock Beneficially Owned		Percentage
5 Percent Stockholders after the Merger
Entities affiliated with Northpond Ventures, LP	2,196,626	(1)	34.3%
Khosla Ventures VI, LP	1,229,482	(2)	19.7%
Entities affiliated with Blue Owl Healthcare	543,104	(3)	8.9%
Directors and Executive Officers After the Merger
Reginald Seeto, M.B.B.S.	-		-
Torsten Hombeck, Ph.D.	-		-
Ryan Phan, Ph.D.	-		-
Courtney Morris	-		-
Brett Blackman, Ph.D.
Stefan Krieglstein, MS	133,015	(4)	2.2%
Joseph Loscalzo, Ph.D., M.D.	-		*
Adi Mor, Ph.D.	42,251	(5)	*
All directors and executive officers after the Merger as a group (8 persons)	175,266		2.9%

* Less than 1%

(1)	Consists of (i) 406,400 and 1,383,826 shares of common stock to be held by Northpond Capital, LP (“Northpond Capital”) and Northpond SM Holdings, LLC, respectively (in each case inclusive of PIPE Shares to be issued in the Concurrent PIPE Investment), and (ii) 406,400 shares issuable upon exercise of a PIPE Warrant to be issued to Northpond Capital pursuant to the Concurrent PIPE Investment. Northpond Capital GP, LLC (“Northpond Capital GP”) is the general partner of Northpond Capital. Michael P. Rubin is the managing member of Northpond Capital GP and has voting and dispositive power over the securities held by Northpond Capital. Mr. Ruben also has voting and dispositive power over the securities held by Northpond SM Holdings, LLC. The address for each of these entities is 7500 Old Georgetown Rd, Suite 850, Bethesda, MD 20814. The calculation of percentage of beneficial ownership does not give effect to any beneficial ownership limitation provisions that may be included in the PIPE Warrants upon issuance.
(2)	Consists of (i) 1,002,092 shares of common stock to be held (inclusive of PIPE Shares to be issued in the Concurrent PIPE Investment) and (ii) 227,390 shares issuable upon exercise of a PIPE Warrant to be issued pursuant to the Concurrent PIPE Investment. The general partner of Khosla Ventures VI, LP (“KV VI”) is Khosla Ventures Associates VI, LLC (“KVA VI”). VK Services, LLC (“VK Services”) is the sole manager of KVA VI. Vinod Khosla (“Mr. Khosla”) is the managing member of VK Services. Each of Mr. Khosla, VK Services, and KVA VI possesses power to direct the voting and disposition of the shares owned by KV VI. Each party disclaims beneficial ownership of the shares described above except to the extent of his or its pecuniary interest therein. The address for each of these entities is 2128 Sand Hill Road, Menlo Park, California 94025. The calculation of percentage of beneficial ownership does not give effect to any beneficial ownership limitation provisions that may be included in the PIPE Warrants upon issuance.
(3)	Consists of (i) 15,476 and 427,278 shares of common stock to be held by Blue Owl Healthcare Opportunities EF IV LP and Blue Owl Healthcare Opportunities IV LP, respectively (in each case inclusive of PIPE Shares to be issued in the Concurrent PIPE Investment), and (ii) 3,510 and 96,840 shares issuable upon exercise of a PIPE Warrant to be issued to Blue Owl Healthcare Opportunities EF IV LP and Blue Owl Healthcare Opportunities IV LP, respectively, pursuant to the Concurrent PIPE Investment. Blue Owl Healthcare Opportunities Advisors LLC, an indirect subsidiary of Blue Owl Capital Holdings LP, is the investment manager of Blue Owl Healthcare Opportunities EF IV LP and Blue Owl Healthcare Opportunities IV LP and exercises voting and investment power through an investment committee comprised of Kevin Raidy, Timothy Anderson, Sandip Agarwala and Brandyn Itzkowitz, each of whom disclaims beneficial ownership of such securities. The principal business address for each of these entities is c/o Blue Owl Healthcare Advisers LLC, 399 Park Avenue, 38th Floor, New York, New York 10022. The calculation of the percentage of beneficial ownership does not give effect to any beneficial ownership limitation provisions that may be included in the PIPE Warrants upon issuance.
(4)	Consists of (i) 104,775 shares of common stock to be held indirectly (inclusive of PIPE Shares to be issued in the Concurrent PIPE Investment) and (ii) 28,240 shares issuable upon exercise of a PIPE Warrant that will be issued pursuant to the Concurrent PIPE Investment and held indirectly. The calculation of the percentage of beneficial ownership does not give effect to any beneficial ownership limitation provisions that may be included in the PIPE Warrants upon issuance.
(5)	Consists of (i) 18,142 shares of common stock to be held and (ii) 24,109 shares of common stock to be issuable upon the exercise of options within 60 days of October 28, 2026.

364

LEGAL MATTERS

Baker & McKenzie LLP will pass upon the validity of the Chemomab Parent Common Stock offered by this proxy statement/prospectus.

365

EXPERTS

The consolidated financial statements of Chemomab Therapeutics Ltd. as of December 31, 2025 and 2024, and for each of the years in the three-year period ended December 31, 2025, have been included herein in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

The audit report covering the December 31, 2025 consolidated financial statements contains an explanatory paragraph that states that Chemomab Therapeutics Ltd.’s accumulated losses and negative cash flows from operations raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

The financial statements of Scipher Medicine Corporation as of December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025, included in this proxy statement/prospectus, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report. Such financial statements are included in reliance upon the report of such firm given their authority as experts in accounting and auditing.

366

WHERE YOU CAN FIND MORE INFORMATION

Chemomab Israel is subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, Chemomab Israel files reports, including annual reports on Form 20-F, with the SEC. Chemomab Israel also furnishes to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders.

Effective March 18, 2026, following a change in filing requirements applicable to foreign private issuers, Chemomab Israel’s officers and directors are now subject to the beneficial ownership reporting requirements in Section 16 of the Exchange Act.

Chemomab Parent has filed a registration statement under the Securities Act with the SEC with respect to the securities of Chemomab Parent to be issued pursuant to the Merger Agreement. This proxy statement/prospectus constitutes the prospectus of Chemomab Parent filed as part of the registration statement. This proxy statement/prospectus does not contain all of the information set forth in the registration statement because certain parts of the registration statement are omitted as provided by the rules and regulations of the SEC. You may inspect and copy the registration statement at any of the addresses listed above. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding companies, such as Chemomab Israel, that file documents electronically with the SEC. The address of that site on the worldwide web is http://www.sec.gov. The information on the SEC’s web site is not part of this proxy statement/prospectus, and any references to this web site or any other web site are inactive textual references only.

Scipher does not have a class of equity securities registered under the Exchange Act and does not file reports or other information with the SEC.

367

OTHER MATTERS

Shareholder Proposals

Chemomab Israel is not aware of any other matter that may be brought before the Meeting. If any matter other than the Proposals or related matters should properly come before the Meeting; however, the persons named in the enclosed proxies will vote proxies in accordance with their judgment on those matters.

Section 66(b) of the Companies Law and the Companies Regulations - Relief for Companies whose Securities are Listed for Trading on a Foreign Exchange 2000-5760, as amended, allow shareholders who hold at least 5% of Chemomab Israel’s outstanding voting power to submit a request to include a proposal on the agenda of a general meeting of Chemomab Israel’s shareholders to: (i) add a new candidate for election to Chemomab Israel’s Board or (ii) to remove a currently serving member of Chemomab Israel’s Board. Any such request made by an eligible shareholder must be received by us no later than seven days following Chemomab Israel’s notice of the Meeting, provided the requested item is appropriate for presentation at a general meeting and for consideration by the shareholders.

Any such proposals should be addressed to: Chemomab Therapeutics Ltd., at 121-123 Menachem Begin Road, 30th floor, Tel Aviv 6701203, Israel.

Future Stockholder Proposals

If the Merger is completed, you will be entitled to attend and participate in Chemomab Parent’s 2027 annual meetings of stockholders, in which case Chemomab Parent will provide notice of or otherwise publicly disclose the date on which the 2027 annual meeting will be held. If the 2027 annual meeting of stockholders is held, stockholder proposals will be eligible for consideration by the directors for inclusion in the proxy statement for Chemomab Parent’s 2027 annual meeting of stockholders in accordance with Rule 14a-8 under the Exchange Act.

Householding of Proxy Statement/Prospectus

Under rules adopted by the SEC, Chemomab Israel is permitted to deliver a single set of proxy materials to any household at which two or more shareholders reside if Chemomab Israel reasonably believes the shareholders are members of the same family. This process, called householding, allows Chemomab Israel to reduce the number of copies of these materials it must print and mail. Even if householding is used, each shareholder will continue to be entitled to submit a separate proxy or voting instruction.

Chemomab Israel is not householding this year for those shareholders who own their shares directly in their own name. If you share the same last name and address with another Chemomab Israel shareholder who also holds his or her shares directly, and you would each like to start householding for our annual reports and proxy statements, please contact us at 121-123 Menachem Begin Road, 30th floor, Tel Aviv 670120, Israel, or by calling Chemomab Israel at +972-77-331-0156.

This year, some brokers and nominees who hold our shares on behalf of shareholders may be participating in the practice of householding proxy statements and annual reports for those shareholders. If your household receives a single set of proxy materials for this year, but you would like to receive your own copy, please contact Chemomab Israel as stated above, and Chemomab Israel will promptly send you a copy. If a broker or nominee holds Chemomab Israel Shares on your behalf and you share the same last name and address with another shareholder for whom a broker or nominee holds Chemomab Israel Shares, and together both of you would like to receive only a single set of our disclosure documents, please contact your broker or nominee as described in the voter instruction card or other information you received from your broker or nominee.

If you consent to householding, your election will remain in effect until you revoke it. Should you later revoke your consent, you will be sent separate copies of those documents that are mailed at least 30 days or more after receipt of your revocation.

368

TRANSACTION OF OTHER BUSINESS

As of the date of this proxy statement/prospectus, the Chemomab Israel board does not intend to present at the Meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter requiring a vote of the shareholders should come before the Meeting, it is the intention of the persons named in the proxy to vote with respect to any such matter in accordance with the recommendation of the Chemomab Israel board or, in the absence of such a recommendation, in accordance with the best judgment of the proxy holder.

369

INDEX TO FINANCIAL STATEMENTS

Chemomab Therapeutics Ltd.

and its subsidiaries

Consolidated Financial Statements as of December 31, 2025

Interim Condensed Consolidated Financial Information as of June 30, 2026 (Unaudited)

Scipher Medicine Corporation

Financial Statements as of and for the Years Ended December 31, 2025 and December 31, 2024, and Report of Independent Registered Public Accounting Firm

Unaudited Interim Condensed Financial Statements for the Six Months Ended June 30, 2026 and 2025 and as of June 30, 2026 and December 31, 2025

The financial statements of Snowdrift Parent Corporation have been omitted from this proxy statement/prospectus as Snowdrift Parent Corporation was incorporated on June 30, 2026 and has no balance sheet or operations as of the date of this proxy statement/prospectus.

F-1

Chemomab Therapeutics Ltd.

and its subsidiaries

Consolidated Financial Statements

As of December 31, 2025

F-2

Chemomab Therapeutics Ltd. and its subsidiaries

Consolidated Financial Statements as of December 31, 2025

index to financial statements

F-3

Somekh Chaikin

KPMG Millennium Tower

17 Ha’arba’a Street, PO Box 609

Tel Aviv 61006, Israel

+972 3 684 8000

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors,

Chemomab Therapeutics Ltd.:

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of Chemomab Therapeutics Ltd. (the Company) as of December 31, 2025 and 2024, the related consolidated statements of operations, changes in equity, and cash flows for each of the years in the three-year period ended December 31, 2025, and the related notes (collectively, the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2025, in conformity with U.S. generally accepted accounting principles.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1C to the consolidated financial statements, the Company has incurred accumulated losses and negative cash flows from operations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1C. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

Critical audit matters are matters arising from the current period audit of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

Somekh Chaikin

Member Firm of KPMG International

We have served as the Company’s auditor since 2015.

Tel Aviv, Israel

March 23, 2026

KPMG Somekh Chaikin, an Israeli partnership and a member firm of the KPMG global organization of independent member firms affiliated with KPMG International Limited, a private English company limited by guarantee. All rights reserved.

F-4

Chemomab Therapeutics Ltd. and its subsidiaries

Consolidated Balance Sheets as of

In USD thousands (except share and per share amounts)

		December 31,	December 31,
	Note	2025	2024
Assets

Current assets
Cash and cash equivalents	3	7,564	6,071
Short-term bank deposit		2,802	8,195
Restricted cash		-	76
Other receivables and prepaid expenses	4	3,059	1,698

Total current assets		13,425	16,040

Non-current assets
Long-term prepaid expenses		211	385
Property and equipment, net	5	176	250
Operating lease right-of-use assets	6	-	289

Total non-current assets		387	924

Total assets		13,812	16,964

Current liabilities
Trade payables		485	633
Accrued expenses [2]		337	1,536
Employee and related expenses [1]		656	934
Operating lease liabilities	6	-	115

Total current liabilities		1,478	3,218
Non-current liabilities
Non-current operating lease liabilities	6	-	209
Total non-current liabilities		-	209
Commitments and contingent liabilities	7
Total liabilities		1,478	3,427

Shareholders’ equity	8
Ordinary Shares no par value - Authorized: 4,650,000,000 as of December 31, 2025, and December 31, 2024.
Issued and outstanding: 575,381,320, and 377,132,220 Ordinary shares of December 31, 2025 and 2024, respectively (*)		-	-
Additional paid-in capital		123,952	116,160
Accumulated deficit		(111,618)	(102,623)

Total shareholders’ equity		12,334	13,537

Total liabilities and shareholders’ equity		13,812	16,964

(*)	1 American Depositary Share (ADS) represents 80 Ordinary Shares.

[1]	Includes balances due to related parties of $458 thousand and $531 thousand as of December 31, 2025 and 2024, respectively. See Note 12.

[2]	Includes balances due to related parties of $74 thousand and $75 thousand as of December 31, 2025 and 2024, respectively. See Note 12.

Chief Executive Officer and Director	Chief Financial Officer

Date of approval of the financial statements: March 23, 2026

The accompanying notes are an integral part of the consolidated financial statements.

F-5

Chemomab Therapeutics Ltd. and its subsidiaries

Consolidated Statements of Operations for the years ended

In USD thousands (except share and per share amounts)

		December 31,	December 31,	December 31,
	Note	2025	2024	2023
Operating expenses

Research and development [1]	9	5,833	11,327	18,381

General and administrative [2]	10	3,734	3,412	7,078

Total operating expenses		9,567	14,739	25,459

Financing income, net		(572)	(794)	(1,238)

Loss before income taxes		8,995	13,945	24,221

Income Tax expenses	11	-	-	-

Net loss for the year		8,995	13,945	24,221

Basic and diluted loss per Ordinary Share	13	0.018	0.039	0.103

Weighted average number of Ordinary Shares outstanding, basic, and diluted (*)	13	510,227,715	359,048,638	234,998,859

[1]	Includes expenses related to related parties of $1,014 thousand, $1,228 thousand and $1,324 thousand for the years ended December 31, 2025, 2024 and 2023, respectively. See Note 12.

[2]	Includes expenses related to related parties of $1,312 thousand, $1,237 thousand and $3,069 thousand for the years ended December 31, 2025, 2024 and 2023, respectively. See Note 12.

(*)	1 American Depositary Share (ADS) represents 80 Ordinary Shares.

The accompanying notes are an integral part of the consolidated financial statements.

F-6

Chemomab Therapeutics Ltd. and its subsidiaries

Consolidated Statements of Changes in Equity

In USD thousands (except share amounts)

	Ordinary Shares (**)		Treasury Shares		Additional Paid In Capital		Accumulated Deficit	Total Shareholders’ Equity
	Number	USD	Number	USD	USD		USD	USD
Balance as of January 1, 2023	232,636,700	-	(11,640,460)	(1,218)	101,260		(63,819)	36,223
Share-based compensation	-	-	-	-	1,491		-	1,491
Issuance of shares, net of issuance costs	51,458,000	-	-	-	2,924		-	2,924
Sale of treasury shares at cost	-	-	11,640,460	1,218	-		(638)	580
Net loss for the year	-	-	-	-	-		(24,221)	(24,221)
Balance as of December 31, 2023	284,094,700	-	-	-	105,675		(88,678)	16,997

Balance as of January 1, 2024	284,094,700	-	-	-	105,675		(88,678)	16,997
Share-based compensation	-	-	-	-	617		-	617
Issuance of shares and pre-funded warrants, net of issuance costs	93,037,520	-	-	-	9,868		-	9,868
Net loss for the year	-	-	-	-	-		(13,945)	(13,945)
Balance as of December 31, 2024	377,132,220	-	-	-	116,160		(102,623)	13,537

Share-based compensation	-	-	-	-	623		-	623
Exercise of Prefunded warrants	16,194,340	-	-	-	(*	)	-
Exercise of Options	1,883,120	-	-	-	12		-	12
Issuance of shares, net of issuance costs	180,171,640	-	-	-	7,157		-	7,157
Net loss for the year	-	-	-	-	-		(8,995)	(8,995)
Balance as of December 31, 2025	575,381,320	-	-	-	123,952		(111,618)	12,334

(*)	Less than 1 thousand
(**)	1 American Depositary Share (ADS) represents 80 Ordinary Shares.

The accompanying notes are an integral part of the consolidated financial statements.

F-7

Chemomab Therapeutics Ltd. and its subsidiaries

Consolidated Statements of Cash flows for the year ended

In USD thousands

	December 31,	December 31,	December 31,
	2025	2024	2023
Cash flows used in operating activities
Net loss for the year	(8,995)	(13,945)	(24,221)

Adjustments for operating activities:
Depreciation	70	53	67
Capital Loss	7	-	-
Share-based compensation [3]	623	617	1,491
Change in other receivables and prepaid expenses	(1,143)	(487)	903
Change in trade payables	(177)	117	(1,172)
Change in accrued expenses [2]	(1,202)	(1,887)	45
Change in employees and related expenses [1]	(278)	111	(737)
Change in operating leases	(35)	35	13
Net cash used in operating activities	(11,130)	(15,386)	(23,611)

Cash flows from investing activities
Decrease in short-term deposits	5,393	2,297	15,882
Proceeds from sale of property and equipment	*	-	-
Purchase of property and equipment	(3)	-	(3)
Net cash provided by investing activities	5,390	2,297	15,879

Cash flows from financing activities
Exercise of options	12	-	-
Sale of treasury share	-	-	580
Issuance of shares net of issuance costs	7,145	9,868	2,924
Net cash provided by financing activities	7,157	9,868	3,504

Change in cash, cash equivalents and restricted cash	1,417	(3,221)	(4,228)

Cash, cash equivalents and restricted cash at beginning of the year	6,147	9,368	13,596

Cash, cash equivalents and restricted cash at end of the year	7,564	6,147	9,368

Supplementary cash flows information:

A. Cash paid and received during the year for:

Income taxes received	-	-	187
Interest received	610	814	1,463

B. Significant non- cash transaction:

Right-of-use asset recognized with corresponding lease liability	-	-	392
Receivables on account of shares issued, net	44	-	-
Issuance costs not paid in cash	32	-	-

(*)	Less than 1 thousand

[1]	Includes changes in balances due to related parties of ($73) thousand and $41 thousand for the years ended December 31, 2025 and 2024, respectively. See Note 12.
[2]	Includes changes in balances due to related parties of ($1) thousand and $1 thousand for the years ended December 31, 2025 and 2024, respectively. See Note 12.
[3]	Includes expenses related to related parties of $389 thousand, $427 thousand and $1,304 thousand for the years ended December 31, 2025, 2024 and 2023, respectively. See Note 12.

The accompanying notes are an integral part of the consolidated financial statements.

F-8

Chemomab Therapeutics Ltd. and its subsidiaries

Notes to the Financial Statements as at December 31, 2025

Note 1 - General

A.	Chemomab Therapeutics Ltd. (hereinafter - “the Company”) is an Israeli-based company incorporated under the laws of the State of Israel in September 2011. The Company’s registered office is located in Tel Aviv, Israel.

i.	The Company is a clinical-stage biotech company discovering and developing innovative therapeutics for conditions with high-unmet medical need that involve inflammation and fibrosis.

ii.	The wholly owned subsidiaries of the Company are: Chemomab Ltd. (“Chemomab”), Chemomab Therapeutics Inc. and Chemomab Therapeutics (Israel) Ltd.

B.	The Company relies on one supplier for the production of the CM-101 used in its product development. If this supplier fails to deliver or experiences production delays, the Company will be required to seek an alternative solution. Switching suppliers may cause manufacturing delays and higher costs, potentially delaying the product’s development and impacting the Company’s operational results and financial position.

C.	Going concern

The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business. However, the Company has incurred accumulated losses from operations as of December 31, 2025 of approximately $112 million and negative cash flows from operating activities in 2025 of $11.1 million with currently no products approved for sale.

As of December 31, 2025, the Company had cash, cash equivalents, and short-term deposits of $10.4 million. The Company’s current cash resources are sufficient to meet its planned expenditures through the end of the first quarter of 2027. These conditions raise substantial doubt about its ability to continue as a going concern. The Company will be required to raise additional funds to support its operations and continue as a going concern. While management believes that the Company can raise additional funds, there can be no assurance that these efforts will be successful or sufficient.

The financial statements do not include any adjustments that might result from the outcome of this raise.

Note 2 – Summary of Significant Accounting Policies

A.	Basis of Preparation

The financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

B.	Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates, judgments and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

F-9

Chemomab Therapeutics Ltd. and its subsidiaries

Notes to the Financial Statements as at December 31, 2025

Note 2 – Summary of Significant Accounting Policies (cont’d)

C.	Foreign currency

The currency of the primary economic environment in which the operations of the Company are conducted is the U.S. dollar (“dollar” or “$”), thus; the dollar is the functional currency of the Company.

The transactions and balances of the Company denominated in U.S. dollars are presented at their original amounts as the U.S. dollar is the currency of the primary economic environment in which the Company has operated and expects to continue to operate in the foreseeable future.

Monetary assets and liabilities denominated in a non-U.S. dollar currency are translated using the current exchange rate and nonmonetary assets and liabilities and capital accounts denominated in a non-U.S. dollar currency are translated using historical exchange rates.

Statements of operations accounts denominated in a non-U.S. dollar currency are translated using the exchange rates in effect on the transaction dates, except for depreciation, which is translated using historical exchange rate.

D.	Cash and cash equivalents

Cash equivalents are short-term liquid bank deposits that are readily convertible to cash with original maturities of three months or less at the date acquired.

E.	Short-term bank deposits

Bank deposits with original maturities exceeding three months but less than one year are classified as part of short-term investments. These deposits are recorded at cost, which approximates their market value, including accrued interest. Interest earned on these deposits is recognized as financial income. As of December 31, 2025, the range of interest rates paid on these deposits was between 4.15% and 4.26% (2024: between 4.24% and 5.75%).

F.	Restricted cash

Restricted cash is primarily invested in highly liquid deposits. These deposits were used to secure office lease payments.

G.	Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Maintenance and repair expenses are charged to operation as incurred. Depreciation is calculated based on the straight-line method and the estimated useful lives of the assets and commences once the assets are ready for their intended use.

Annual rates at depreciation are as follows:

%
Computers	33
Laboratory equipment	10
Furniture and equipment	7
Leasehold improvement - over the shorter of the lease term or the estimated useful life of the improvement

F-10

Chemomab Therapeutics Ltd. and its subsidiaries

Notes to the Financial Statements as at December 31, 2025

Note 2 - Summary of Significant Accounting Policies (cont’d)

H.	Impairment of long-lived assets

The Company’s property and equipment are reviewed for impairment in accordance with ASC 360, “Property and Equipment”, whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less selling costs. During the periods ended December 31, 2025, 2024 and 2023, no impairment losses have been recorded.

I.	Research and Development

Research and development costs are charged to operations as incurred. Most of the research and development expenses are for subcontractors and salaries.

J.	Income taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined on the basis of the differences between the financial statements carrying amounts and the tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

The Company recognizes deferred tax assets to the extent that the Company believes these assets are more likely than not to be realized. In making such a determination, management considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax-planning strategies, and carryback availability.

If management determines that the Company would be able to realize its deferred tax assets in the future in excess of their recorded amount, management would make an adjustment to the deferred tax asset valuation allowance, which would reduce the income tax expense.

The Company recognizes the effect of income tax positions only if those positions are more likely than not of being sustained. Recognized income tax positions are measured at the largest amount that is greater than 50 percent likely of being realized.

F-11

Chemomab Therapeutics Ltd. and its subsidiaries

Notes to the Financial Statements as at December 31, 2025

Note 2 - Summary of Significant Accounting Policies (cont’d)

K.	Fair value of financial instruments

ASC 820, Fair Value Measurements and Disclosures, relating to fair value measurements, defines fair value and established a framework for measuring fair value. The ASC 820 fair value hierarchy distinguishes between market participant assumptions developed based on market data obtained from sources independent of the reporting entity and the reporting entity’s own assumptions about market participant assumptions developed based on the best information available in the circumstances. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date, essentially an exit price.

In addition, the fair value of assets and liabilities should include consideration of non-performance risk, which for the liabilities described below includes the Company’s own credit risk.

As a basis for considering such assumptions, ASC 820 establishes a three-tier value hierarchy, which prioritizes the inputs used in the valuation methodologies in measuring fair value:

Level 1: Quoted prices (unadjusted) in active markets that are accessible at the measurement date for assets or liabilities. The fair value hierarchy gives the highest priority to Level 1 inputs.

Level 2: Observable prices that are based on inputs not quoted on active markets, but corroborated by market data or active market data of similar or identical assets or liabilities.

Level 3: Unobservable inputs are used when little or no market data is available. The fair value hierarchy gives the lowest priority to Level 3 inputs.

The carrying amounts of cash and cash equivalents, short-term deposits, trade payables, other receivables, and prepaid expenses approximate their fair value due to the short-term maturity of such instruments. None of the Company’s non-financial assets or liabilities are recorded at fair value on a non-recurring basis. No transfers between levels occurred during the periods presented.

L.	Share-based compensation

The Company accounts for share-based compensation as an expense in the financial statements based on ASC 718. All awards are equity classified and therefore such costs are measured at the grant date fair value of the award and graded vesting attribution approach to recognize compensation cost over the vesting period. The Company recognizes compensation cost for an award with only service conditions that has a graded vesting schedule on a straight-line basis over the requisite service period for the entire award, provided that the cumulative amount of compensation cost recognized at any date at least equals the portion of the grant-date value of such award that is vested at that date.

The fair value for the Company’s stock options granted to employees, consultants and directors was estimated using Black-Scholes option-pricing model at the grant date, using the inputs detailed in Note 8(C).

The Company has historically not paid dividends and has no foreseeable plans to pay dividends.

M.	Government-sponsored research and development

Chemomab records grants received from the office of the Israel Innovation Authority (the “IIA”) as a liability, if it is probable that the Chemomab will have to repay the grants received. If it is not probable that the grants will be repaid, Chemomab records the grants as a reduction to research and development expenses.

F-12

Chemomab Therapeutics Ltd. and its subsidiaries

Notes to the Financial Statements as at December 31, 2025

Note 2 - Summary of Significant Accounting Policies (cont’d)

N.	Severance pay

Pursuant to Section 14 of the Severance Compensation Law, 1963 (“Section 14”), all employees of the Company are entitled only to monthly deposits, at a rate of 8.33% of their monthly salary, made on their behalf with insurance companies. Upon release of the policy to the employee, no additional liability exists between the parties regarding the matter of severance pay and no additional payments shall be made by the Company to the employee. This plan has been accounted for as a defined contribution plan. Severance costs amounted to approximately $42 thousand, $50 thousand, and $86 thousands for the year ended December 31, 2025, 2024 and 2023, respectively.

O.	Concentrations of credit risk:

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and cash equivalents.

Cash and cash equivalents and short- term deposits are invested in banks. Management believes that the financial institutions that hold the Company’s investments are financially sound and, accordingly, minimal credit risk exists with respect to these investments.

The Company has no off-balance-sheet concentration of credit risk such as foreign exchange contracts, option contracts or other foreign hedging arrangements.

P.	Leases

Under Topic 842, the Company determines if an arrangement is a lease at inception. Right-of-use (ROU) assets and lease liabilities are recognized at the commencement date based on the present value of the remaining lease payments over the lease term. For this purpose, the Company considers only payments that are fixed and determinable at the commencement date. As most of the Company’s leases do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at the commencement date in determining the present value of lease payments. The Company’s incremental borrowing rate is a hypothetical rate based on its understanding of what its credit rating would be at the commencement date. The incremental borrowing rate used was 9% in 2024 and 2023. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that the Company will exercise such options.

When determining the probability of exercising such options, the Company considers contract-based, asset-based, entity-based, and market-based factors. For lease agreements, the Company has elected the practical expedient to account for the lease and non-lease maintenance components as a single lease component. Therefore, for those leases, the lease payments used to measure the lease liability include all the fixed considerations in the contract. The Company’s lease agreements generally do not contain any residual value guarantees or restrictive covenants.

For operating leases, the ROU asset is subsequently measured throughout the lease term at the carrying amount of the lease liability, plus initial direct costs, plus (minus) any prepaid (accrued) lease payments, less the unamortized balance of lease incentives received. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

ROU assets for operating leases are periodically reduced by impairment losses. The Company uses the long-lived assets impairment guidance in ASC Subtopic 360-10, Property, Plant, and Equipment to determine whether an ROU asset is impaired, and if so, the amount of the impairment loss to recognize.

F-13

Chemomab Therapeutics Ltd. and its subsidiaries

Notes to the Financial Statements as at December 31, 2025

Note 2 - Summary of Significant Accounting Policies (cont’d)

Q.	Segments

The Company has one reportable segment, focused on the research and development of therapeutics for conditions with high unmet medical needs involving inflammation and fibrosis. The Company’s chief operating decision maker (“CODM”) is its chief executive officer of the company. The segment is managed on a consolidated basis, and the CODM uses total operating expenses and consolidated net loss to assess performance, forecast future financial results, and allocate resources.

In evaluating the Company’s financial performance and making strategic decisions, the CODM regularly reviews operating expenses by function. Furthermore, the CODM is provided only with the consolidated expenses, as presented in the income statement disclosures (see Notes 9 and 10 with respect to salaries, professional services, consultants and subcontractors). This includes a review of budget versus actual expenses and direct program spending, which encompasses clinical costs, consultant fees, manufacturing expenses, and other direct external costs.

R.	Principles of consolidation

The consolidated financial statements include the accounts of the Company and its Subsidiaries. Intercompany balances and transactions have been eliminated in consolidation.

S.	Loss per ordinary share

Basic Loss per ordinary share are calculated using only weighted average ordinary shares outstanding. Diluted loss per share, if relevant, gives an effect to dilutive potential ordinary shares outstanding during the year. Such dilutive shares consist of incremental shares, using the treasury stock method, from the assumed exercise of share options.

T.

Reclassifications

The Company has reclassified certain amounts relating to its prior period results to conform to its current period presentation. These reclassifications have not changed the results of operations of prior periods.

U.

Newly issued and recently adopted accounting pronouncements

In December 2023, the FASB issued Accounting Standards Update No. 2023-09, Income Taxes (Topic 740) Improvements to Income Tax Disclosure. The standard requires disaggregated information about the effective tax rate reconciliation and taxes paid, including additional information on taxes paid that meet a quantitative threshold. The guidance is effective for annual reporting periods beginning after December 15, 2024, with early adoption permitted. The Company has adopted the guidance for the reporting period ending December 31, 2025 on a prospective basis and the guidance did not have a material impact on the Company’s consolidated financial statements. Refer to Note 11 for additional information.

V.	Recently issued accounting standards not yet adopted

In November 2024, the FASB issued ASU 2024-03 Income Statement—Reporting Comprehensive Income- Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses, which requires disclosure about the types of costs and expenses included in certain expense captions presented on the income statement. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and interim periods beginning after December 15, 2027, with early adoption permitted, and may be applied either prospectively or retrospectively. The Company is currently assessing the effect of this ASU.

F-14

Chemomab Therapeutics Ltd. and its subsidiaries

Notes to the Financial Statements as at December 31, 2025

Note 2 - Summary of Significant Accounting Policies (cont’d)

In December 2025, the FASB issued ASU 2025-10 Accounting for Government Grants Received by Business Entities, to establish guidance on the recognition, measurement, presentation and disclosure requirements for government grants received by business entities, including guidance for grants related to an asset and grants related to income. ASU 2025-10 is effective for fiscal years beginning after December 15, 2028, and interim reporting periods within those annual reporting periods. Early adoption is permitted, and may be applied using a modified prospective, modified retrospective, or under a retrospective approach. The Company is currently evaluating the timing of adoption and impact of this amendment on its Consolidated Financial Statements and related disclosures.

In December 2025, the FASB issued ASU 2025-11, Interim Reporting, Narrow-Scope Improvements. The ASU was updated to improve the navigability of the required interim disclosures within ASC No. 270 and to clarify when the guidance applies. This ASU is not intended to change the fundamental nature of interim reporting or expand or reduce current interim disclosure requirements. ASU 2025-11 is effective for fiscal years beginning after December 15, 2027, including interim periods within those fiscal years, with early adoption permitted. Upon adoption, the guidance can be applied prospectively or retrospectively. The Company is currently evaluating the effect of adopting the ASU on its condensed consolidated financial statement disclosures.

Note 3 - Cash and Cash Equivalents

	December 31,	December 31,
	2025	2024
	USD thousands	USD thousands
In USD	6,833	5,545
In NIS	156	525
In other currencies	575	1

	7,564	6,071

Note 4 - Other Receivables and Prepaid Expenses

	December 31,	December 31,
	2025	2024
	USD thousands	USD thousands
Government institutions	151	263
Prepaid expenses	2,864	1,435
Receivable from sale of ADSs	44	-

	3,059	1,698

F-15

Chemomab Therapeutics Ltd. and its subsidiaries

Notes to the Financial Statements as at December 31, 2025

Note 5 - Property and Equipment, Net

	December 31,	December 31,
	2025	2024
	USD thousands	USD thousands
Cost:
Computers	60	68
Furniture and equipment	16	33
Laboratory equipment	397	400
Website development	14	14
Leasehold improvements	-	14
	487	529
Less - accumulated depreciation	(311)	(279)

	176	250

Depreciation expense recognized by the Company amounted to $70, $53 and $67 for the years ended December 31, 2025, 2024 and 2023, respectively.

Note 6 - Leases

On May 10, 2020, the Company entered into a lease agreement for office and laboratory space in Atidim Park, Tel Aviv. In October 2021, the lease was amended and the Company relocated to a larger space in the same location for a three-year term through October 2024. In September 2024, the lease was extended through October 2027. The annual lease and management fees were approximately $112 thousand. In 2023, a bank guarantee of approximately $76 thousand was issued to the lessor.

The lease was accounted for as an operating lease in accordance with ASC 842. Right-of-use (“ROU”) assets are presented as “Operating lease right-of-use assets,” and the related liabilities are presented as current and non-current operating lease liabilities in the Consolidated Balance Sheets.

Based on the present value of the lease payments, the Company recognized operating ROU assets and corresponding lease liabilities of approximately $392 thousand in December 2023. As of December 31, 2024 and 2023, the operating ROU asset balances were approximately $289 thousand and $392 thousand, respectively, and the related lease liabilities were approximately $324 thousand and $392 thousand, respectively. The Company used an incremental borrowing rate of 9% in determining the present value of lease payments.

On September 30, 2024, the Company signed an addendum granting the company an early termination option exercisable upon 120 days’ notice, effective January 1, 2025. In April 2025, the Company exercised this option, and the lease was terminated in August 2025.

Upon exercise of the early termination option and termination of the lease in August 2025, the Company derecognized the related operating ROU asset and operating lease liability. Any difference between the carrying amounts of the ROU asset and the lease liability at the termination date was recognized in profit or loss.

In September 2025, the Company entered into a new lease agreement for office space in Tel Aviv. As the lease term is less than 12 months, the Company elected to apply the short-term lease recognition exemption under ASC 842. Accordingly, the lease is not recognized as a right-of-use asset and lease liability in the Consolidated Balance Sheets, and lease payments are recognized as lease expense on a straight-line basis over the lease term.

F-16

Chemomab Therapeutics Ltd. and its subsidiaries

Notes to the Financial Statements as at December 31, 2025

Note 7 - Commitments and Contingent Liabilities

A.	Exclusive License Agreement (hereinafter- “the License Agreement”)

In December 2011, Chemomab entered into a License Agreement with the Medical Research, Infrastructure, Health Services Fund of the Tel-Aviv Souraski Medical Center (“Fund”), pursuant to which it was granted with an exclusive license to certain inventions (as defined in the License Agreement) including patents, knowhow and products and the right to sublicense to third parties the rights granted, pursuant to and subject to certain terms and limitation fully set in the License Agreement.

Chemomab has agreed to pay the Fund a non-refundable and non-creditable sublicense fees as a percentage of all Attributed Income (as such term defined in the License Agreement) and shall further pay the Fund royalties from sales made by sublicensee.

Royalties in percentage of Net sales or Service Income (as defined in the License Agreement), subject to certain additional terms set forth therein.

In addition, with respect to each Licensed Product (as defined therein), Chemomab has agreed to pay the Fund the following non-refundable, non-creditable amounts:

(a)	$100 thousands upon submission of a New Drug Application (“NDA”), Biological License Application (“BLA”) or equivalent for each Licensed Product to the United States Food and Drug Administration (“FDA”), $100 thousands upon submission of a similar application for each

(b)	Licensed Product to an equivalent foreign regulatory agency in Europe and one hundred thousand dollars upon submission of a similar application for each Licensed Product to an equivalent foreign regulatory agency in Asia. Payment in the aggregate shall not be more than $300 thousands per Licensed Product, provided that for each jurisdiction, payment shall be made only once.

(c)	$200 thousands upon the grant of FDA or equivalent agency marketing approval in Europe and/or Asia for each Licensed Product. Payment in the aggregate shall not be more than $600 thousand per Licensed Product, provided that for each jurisdiction, payment shall be made only once.

As of December 31, 2025, no payments were made to the Fund.

In addition to the payments described above, upon the occurrence of either (i) closing of a public offering of the ordinary shares of Chemomab; or (ii) a Change of Control Transaction, Chemomab shall pay the Fund a cash payment equal to one percent (1%) of the proceeds raised by Chemomab in its initial public offering, or 1% of the consideration received by Chemomab or its shareholders at the closing of a Change of Control Transaction (after deduction of amounts paid as liquidation preference to the shareholders of Chemomab on account of their investment in Chemomab, if any), but in any event not more than $3,000 thousand.

As of December 31, 2025 none of the above occurred and as such, no commitment exists.

F-17

Chemomab Therapeutics Ltd. and its subsidiaries

Notes to the Financial Statements as at December 31, 2025

Note 7 - Commitments and Contingent Liabilities (cont’d)

B.	Chemomab partially financed its research and development expenditures under programs sponsored by the Israel Innovation Authority (“IIA”) for the support of certain research and development activities conducted in Israel.

In return for the IIA’s participation, Chemomab is committed to pay royalties at rate of 3% of sales of the developed product (linked to U.S. dollar), up to 100% of the amount of grants received (100% plus interest at LIBOR). In addition, the IIA may impose certain conditions to transfer technology or development out of Israel.

Chemomab did not receive any grants from the IIA in the years ended December 31, 2025, 2024 and 2023.

Since Chemomab’s incorporation through December 31, 2025, Chemomab received $1,227 thousands from the IIA, which was recognized as a reduction of research and development expenses.

The Company is currently evaluating the impact of ASU 2025-10, Accounting for Government Grants Received by Business Entities (see Note 2U), on the accounting treatment and related disclosures of grants received from the Israel Innovation Authority.

C.	In June 2015, Chemomab entered into a license agreement with subcontractor (“the Subcontractor”), under which the Subcontractor granted to Chemomab certain licenses to use proprietary rights of the subcontractor, materials and know how in the techniques and use of the same, for purposes of research and development of Chemomab’s product CM-101, as well as commercialization thereof. Further to the agreement, the Subcontractor also provides manufacturing services of intermediate and active pharmaceutical ingredients. According to the related manufacturing agreement, the manufacturing of the product is carried out by the Subcontractor in accordance with Chemomab’s specifications and timeline. From time to time, Chemomab and the Subcontractor have been signing additional agreements for additional manufacturing and final process lock of the product for clinical use. Under the agreement,

Chemomab is also obligated to pay the Subcontractor royalties determined as a percentage of net sales of each licensee product.

During 2025, 2024 and 2023, Chemomab recorded expenses related to the above agreements in the amounts of $1,018 thousand, $418 thousands and $4,832 thousand, respectively. The expenses were recorded under research and development expenses.

In addition, during the years ended December 31, 2025 and 2024, the Company paid approximately $2,432 thousand and $968 thousand respectively, in connection with the above agreements. These amounts were recorded as advances to the Subcontractor in respect of services not yet rendered as of the respective balance sheet dates and are presented as prepaid expenses and other current assets in the Consolidated Balance Sheets.

D.	As of December 31, 2024, the bank imposed a restriction on a bank deposit in the amount of $76 thousand for the purpose of securing lease payments under an office lease agreement. Following the termination of the lease agreement in August 2025, the restriction was removed during 2025.

F-18

Chemomab Therapeutics Ltd. and its subsidiaries

Notes to the Financial Statements as at December 31, 2025

Note 7 - Commitments and Contingent Liabilities (cont’d)

E.	In 2022, the Israeli Tax Authority (“ITA”) notified the Company that it had initiated a routine VAT audit covering the tax years 2017 through 2022. The ITA raised several claims, primarily regarding the recoverability of VAT related to the Merger Agreement expenses and the classification of the Company as a holding company. The Company accrued a provision for expenses of $638 thousands in the year ended December 31, 2022. On December 29, 2024, the Company and the ITA reached a settlement agreement stipulating that the Company would pay $538 thousand. The amount was paid in January 2025.

Note 8 - Share Capital

A.	Right attached to shares

ADS Ratio Change

Effective August 2025, the Company changed the ratio of its American Depositary Shares (“ADSs”) to its Ordinary Shares from one ADS representing 20 Ordinary Shares to one ADS representing 80 Ordinary Shares (the “ADS Ratio Change”).

The ADS Ratio Change did not affect the number of the Company’s issued and outstanding Ordinary Shares or the its shareholders’ equity. The change only affected the number of Ordinary Shares represented by each ADS.

All ADS amounts and per-ADS amounts presented in these consolidated financial statements have been retroactively adjusted to reflect the ADS Ratio Change as if it had occurred at the beginning of the earliest period presented.

Ordinary shares

All of the issued and outstanding ordinary shares of the Company are duly authorized, validly issued, fully paid and non-assessable. The ordinary shares are not redeemable, and each ordinary share is entitled to one vote. The holders of the ordinary shares have the right to vote and participate in shareholders’ meetings, the right to receive profits, and the right to participate in the accumulated earnings when the Company is dissolved.

1.	Voting

The holders of ordinary shares are entitled to vote on all matters submitted to shareholders for a vote.

2.	Dividends

The holders of the ordinary shares are entitled to receive dividends, when and as declared by the Board of Directors, and out of funds legally available.

Since its inception, the Company has not declared any dividends.

F-19

Chemomab Therapeutics Ltd. and its subsidiaries

Notes to the Financial Statements as at December 31, 2025

Note 8 - Share Capital (cont’d)

B.	Financing rounds and capital raise

1.	On March 15, 2021, the Company entered into Securities Purchase Agreements pursuant to which the Company sold 654,818 ADSs in a private placement transaction. The Private Placement closed on March 22, 2021. The Company also issued warrants to purchase up to 65,482 ADSs at an exercise price of $69.4 per ADS. The warrants will expire five years from the date of issuance and, if exercised in full, would provide proceeds of approximately $4.5 million.

2.	On April 30, 2021, the Company entered into an At the Market Offering Agreement (the “ATM Agreement”) with Cantor Fitzgerald & Co., (“Cantor”). According to the ATM Agreement, the Company may offer and sell, from time to time, its ADSs having an aggregate offering price of up to $75 million through Cantor or the ATM Agreement. From April 30, 2021, through December 31, 2022, the Company issued 174,952 ADSs at an average price of $91 per ADS under the ATM Agreement, resulting in gross proceeds of $15,917 thousand.

3.	On April 25, 2022, the Company filed a prospectus supplement with the SEC for the issuance and sale of up to $18,125,000 of its ADSs in connection with the reactivation of the ATM Facility and pursuant to General Instruction I.B.6 of Form S-3, which, subject to certain exceptions, limits the amount of securities the Company is able to offer and sell under such registration statement to one-third of our unaffiliated public float. During the year ended December 31, 2022, the Company issued 32,626 ADSs at an average price of $8.44 per ADS under the ATM Agreement, resulting in gross proceeds of $275 thousand. During the year ended December 31, 2023, the Company issued 193,225 ADSs at an average price of $7.32 per ADS under the ATM Agreement, resulting in net proceeds of $1,371 thousand.

4.	On September 19, 2022, the Company entered into a share purchase agreement (the “Repurchase Arrangement”) with Dr. Adi Mor, co-founder of Chemomab Ltd., then Chief Scientific Officer and a director of the Company and Professor Kobi George, co-founder of Chemomab Ltd. (together with Dr. Adi Mor, the “Co-Founders”), whereby the Company agreed, subject to the requisite court approval required under Section 303(a) of the Israeli Companies Law, 5759-1999 (the “Companies Law”), which the Company received on November 14, 2022, to repurchase up to 145,506 of the Company’s ADSs owned by the Co-Founders, for consideration not to exceed an aggregate amount of $2,500,000, depending on the market price of the ADSs at the time of any repurchase. Accordingly, on November 16, 2022, the Company repurchased 145,506 ADSs (the “Treasury Shares”) from the Co-Founders at an average price of $8.34 and for total consideration of approximately $1,218 thousand.

On November 17, 2023, the Company sold the Treasury Shares for an aggregate consideration of approximately $580 thousand.

5.	In October 2023, the Company filed a prospectus supplement with the SEC for the issuance and sale of up to $2,863,664 of its ADSs in connection with the reactivation of the ATM Facility and pursuant to Rule 415(a)(6) under the Securities Act of 1933 Form F-3, which, subject to certain exceptions, limits the number of securities the Company may offer and sell under such registration statement to one-third of our unaffiliated public float.

F-20

Chemomab Therapeutics Ltd. and its subsidiaries

Notes to the Financial Statements as at December 31, 2025

Note 8 - Share Capital (cont’d)

In October 2023, the Company entered into an At the Market Offering Agreement (the “Roth ATM Agreement”) with Roth Capital Partners, LLC, (“Roth”). According to the Roth ATM Agreement, the Company may offer and sell, from time to time, its ADSs having an aggregate offering price of up to $2,863,664 through Roth or the Roth ATM Agreement. The Company filed on November 3, 2023 a prospectus supplement as part of a registration statement on Form F-3 (File No. 333-275002). In November 2024, the Company filed a prospectus supplement that amended and supplemented the prospectus supplement, dated November 3, 2023. Under the November 2024 prospectus supplement, the Company may offer and sell, from time to time, its ADSs having an aggregate offering price of up to $8,626,564 through Roth.

From October 30, 2023, through December 31, 2025, the Company issued 847,912 ADSs at an average price of approximately $4.70 per ADS under the Roth ATM Agreement, resulting in net proceeds of $3,691 thousand. Of these amounts, approximately $1,343 thousand were raised during the year ended December 31, 2025. The Roth ATM Agreement was terminated by the Company in 2025.

6.	On July 25, 2024, the Company entered into Securities Purchase Agreements with existing and new investors of the Company (the “Purchasers”), pursuant to which the Company agreed to sell $10.0 million of its ADSs in a private placement transaction, (or “The Private Placement”). The Private Placement closed on July 30, 2024, at which time the Company sold to the Purchasers 1,037,217 ADSs together with pre-funded warrants to purchase up to 987,075 ADSs at an exercise price of $0.0004 per ADS, resulting in net proceeds of $9,071 thousand. The Pre-Funded Warrants were classified as equity, since the warrants are not considered as an ASC 480 liability, are indexed to the Company’s own Ordinary share, and meet all the equity classification conditions pursuant to ASC 815-40. Private Placement did not include any warrant coverage or other dilutive terms.

7.	In July 2025, the Company entered into a Sales Agreement with LifeSci Capital, LLC, pursuant to which it may offer and sell, from time to time, American Depositary Shares (“ADSs”), each representing 80 ordinary shares, in an at-the-market offering (“ATM Offering”) for aggregate gross proceeds of up to $7.26 million. The Company is not obligated to sell any ADSs under the Sales Agreement, which may be terminated by either party in accordance with its terms.

From August 1, 2025, through December 31, 2025, the Company issued 1,979,986 ADSs at an average price of approximately $3.06 per ADS under the LifeSci ATM Agreement, resulting in net proceeds of $5,814 thousand. Of such net proceeds, an amount of approximately $44 thousand was received subsequent to December 31, 2025 and was recorded as account receivable in 2025.

F-21

Chemomab Therapeutics Ltd. and its subsidiaries

Notes to the Financial Statements as at December 31, 2025

Note 8 - Share Capital (cont’d)

C.	Share-based compensation

(1)	Share-based compensation plan:

The Company maintains (i) the 2011 Share Option Plan (the “2011 Plan”), (ii) the 2017 Equity-Based Incentive Plan (the “2017 Plan”) and (iii) the Chemomab 2015 Share Incentive Plan (the “2015 Plan”).

As of December 31, 2025, a total of 28,443,060 of our Ordinary Shares (equal to 355,538 ADSs) were reserved for issuance under the 2015 Plan, of which 3,895,360 Ordinary Shares (equal to 48,692 ADSs) were issued pursuant to previous options exercise, and 13,321,840 Ordinary Shares (equal to 166,523 ADSs) were issuable under outstanding options and restricted shares (“RSAs”). Of such outstanding options and RSAs, options to purchase 9,335,040 Ordinary Shares (equal to 116,688 ADSs) had vested and became exercisable as of that date, with a weighted average exercise price of $0.24 per Ordinary Share (or $19.03 per ADS). During the year ended December 31, 2025, options to purchase 125,040 Ordinary Shares (equal to 1,563 ADSs) were canceled.

During 2025 and 2024, the Company issued 5,870,980 and 6,443,900 restricted Ordinary Shares (equal to 73,387 and 80,549 restricted ADSs), respectively, under the 2015 Plan. Of the restricted Ordinary Shares issued in 2025, 1,433,120 (equal to 17,914 ADSs) were converted into Ordinary Shares and 810,400 (equal to 10,130 ADSs) were canceled during the year ended December 31, 2025.

As of December 31, 2025, a total of 23,061,380 of our Ordinary Shares (equal to 288,267 of our ADSs) were reserved for issuance under the 2017 Plan, of which 18,170,880 Ordinary Shares (equal to 227,136 ADSs) were issuable under outstanding options. Of such outstanding options, options to purchase 13,159,760 Ordinary Shares (equal to 164,497 ADSs) had vested and became exercisable as of that date, with a weighted average exercise price of $0.12 per Ordinary Share (or $9.92 per ADS). During the year ended December 31, 2025, options to purchase 4,744,480 Ordinary Shares (equal to 59,306 ADSs) were canceled.

(2)	The expenses that were recognized in the consolidated statements of operations for services received from employees and service providers are as follows:

	Year ended	Year ended	Year ended
	December 31,	December 31,	December 31,
	2025	2024	2023
	USD thousands	USD thousands	USD thousands
Research and development	158	401	407
General and administrative	465	216	1,084

Total share-based compensation expenses	623	617	1,491

F-22

Chemomab Therapeutics Ltd. and its subsidiaries

Notes to the Financial Statements as at December 31, 2025

Note 8 - Share Capital (cont’d)

C.	Share-based compensation (cont’d)

(3)	The number and weighted average exercise price of options are as follows:

	Weighted average exercise price	Number of options	Weighted average remaining contractual life (in years)	Weighted average exercise price	Number of options	Weighted average remaining contractual life (in years)
	2024	2024	2024	2023	2023	2023
Outstanding at January 1	0.16	29,873,100	5.99	0.33	35,191,540	7.42
Exercised	-	-	-	-	-	-
Forfeited	0.19	(667,820)	-	0.39	(20,373,620)	-
Granted	0.03	2,845,020	8.56	0.07	15,055,180	5.86

Outstanding at December 31	0.15	32,050,300	7.34	0.16	29,873,100	5.99

	Weighted average exercise price	Number of options	Weighted average remaining contractual life (in years)	Weighted average exercise price	Number of options	Weighted average remaining contractual life (in years)
	2025	2025	2025	2024	2024	2024
Outstanding at January 1	0.15	32,050,300	7.34	0.16	29,873,100	5.99
Exercised	0.03	(449,920)	-	-	-	-
Forfeited	0.11	(4,869,540)	-	0.19	(667,820)	-
Granted	0.06	4,761,880	9.30	0.03	2,845,020	8.56

Outstanding at December 31	0.14	31,492,720	6.71	0.15	32,050,300	7.34

(3)	The number of RSAs is as follows:

Number of RSAs
RSA	2025
Unvested at beginning of the year	6,443,900
Granted	5,870,980
Vested	(1,433,120)
Forfeited	(810,400)

Outstanding at December 31, 2025	10,071,360

F-23

Chemomab Therapeutics Ltd. and its subsidiaries

Notes to the Financial Statements as at December 31, 2025

Note 8 - Share Capital (cont’d)

C.	Share-based compensation (cont’d)

4)	Fair value measurement:

The fair value of the options is measured at the grant date using the Black-Scholes Option pricing model and the assumptions used to calculate the fair value of the options are as follows:

2025 grants of Options
Weighted average share price (in U.S. dollar)(a)	0.05
Exercise price (in U.S. dollar)	0.06-0.08
Expected life of options (in years)(b)	5.44-5.5
Expected volatility(c)	96%-105.2%
Risk-free interest rate(d)	4.09%-4.19%
Dividend yield	0%

(a)	The weighted average share price is based on the Company’s Ordinary Share closing price on the stock exchange as at the grant date

(b)	Expected life for the periods presented was determined according to the simplified method since, at the date of grant, the Company did not have enough history to make an estimate. This method effectively assumes that exercise occurs over the period from vesting until expiration, and therefore the expected term is the midpoint between the service period and the contractual term of the award. The simplified method is applicable to service conditions.

(c)	Expected volatility is based on historical volatility over the most recent period commensurate with the expected term of the option. As the Company has a short trading history for its ordinary shares, when the Company’s trading period is shorter than the expected term, the expected volatility is derived from the average historical share volatilities of several unrelated public companies within the Company’s industry that the Company considers to be comparable to its own business over a period equivalent to the option’s expected term.

(d)	The risk-free rate for the expected term of the options is based on the Black-Scholes option-pricing model on the yields of U.S. Treasury securities with maturities appropriate for the expected term of employee share option awards.

F-24

Chemomab Therapeutics Ltd. and its subsidiaries

Notes to the Financial Statements as at December 31, 2025

Note 9 - Research and Development

	Year ended	Year ended	Year ended
	December 31,	December 31,	December 31,
	2025	2024	2023
	USD thousands	USD thousands	USD thousands
Consultants and subcontractors	3,640	7,994	14,014
Salaries and related expenses	1,848	2,715	3,362
Lease and maintenance	79	101	137
Share-based compensation	158	401	407
Other expenses	108	116	461
	5,833	11,327	18,381

Note 10 - General and Administrative

	Year ended	Year ended	Year ended
	December 31,	December 31,	December 31,
	2025	2024	2023
	USD thousands	USD thousands	USD thousands
Salaries, fees and related expenses	1,043	1,085	2,545
Professional services	1,239	1,115	2,139
Share-based compensation	465	216	1,084
Fees to directors	286	284	258
Directors’ and officers’ insurance	499	538	648
Lease and maintenance	60	50	81
Other expenses	142	124	323

	3,734	3,412	7,078

Note 11 - Income Taxes

A.	Tax rates

Ordinary taxable income in Israel is subject to a corporate tax rate of 23%.

Capital gain is subject to capital gain tax according to the corporate tax rate in the year the assets are sold.

The Company’s US subsidiary, Chemomab Therapeutics Inc. (“Chemomab Inc.) is taxed separately under the U.S. tax laws.

Chemomab Inc. is subject to a federal flat income tax rate of 21% and state income taxes as applicable.

F-25

Chemomab Therapeutics Ltd. and its subsidiaries

Notes to the Financial Statements as at December 31, 2025

Note 11 - Income Taxes (cont’d)

B.	Tax assessments

As of December 31, 2025, the Company’s tax assessments are considered final up to and including the following years: the tax assessment of Chemomab Ltd. for the year ended December 31, 2020, and the tax assessments of Chemomab Therapeutics Ltd. and Chemomab Therapeutics Israel Ltd. for the year ended December 31, 2019.

C.	Losses for tax purposes carried forward in future years

As of December 31, 2025 and 2024, the Company and its subsidiaries had net operating loss carryforwards of approximately $192 million and $176 million, respectively, which may be carried forward indefinitely to offset future taxable income, subject to applicable tax regulations in the relevant jurisdictions.

D.	Deferred taxes

In respect of:

	December 31,	December 31,
	2025	2024
	USD thousands	USD thousands
Net operating loss carryforward	44,464	*40,755
Capital losses	3,271	-
Share-based compensation expense	374	351
Capitalized research and development costs	1,742	3,103
Other	8	10
Deferred tax assets	49,859	44,219
Less - valuation allowance	(49,859)	(44,219)

Net deferred tax assets, net of valuation allowance	-	-

*	This excludes capital losses of approximately $14,223 thousands for which the Company has recorded a full valuation allowance.

F-26

Chemomab Therapeutics Ltd. and its subsidiaries

Notes to the Financial Statements as at December 31, 2025

Note 11 - Income Taxes (cont’d)

In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. A valuation allowance is provided when it is more likely than not that deferred tax assets will not be realized.

The Company has established a valuation allowance to offset deferred tax assets as of December 31, 2025 and 2024 due to the uncertainty of realizing future tax benefits from its net operating loss carryforwards and other deferred tax assets.

The Company realized a benefit of deferred tax assets in 2025 in the amount of $544 thousand which was offset by a valuation allowance.

E.	Roll forward of valuation allowance

USD thousands
Balance at December 31, 2022	$41,195
Currency translation Income	(3,295)
Increase in valuation allowance	5,571
Balance at December 31, 2023	$43,471
Currency translation Income	(2,459)
Increase in valuation allowance	3,207
Balance at December 31, 2024	44,219
Increase in valuation allowance for capital losses	3,271
Increase in valuation allowance	2,916
Decrease in valuation allowance	(547)
Net increase during the year	5,640
Balance at December 31, 2025	49,859

F-27

Chemomab Therapeutics Ltd. and its subsidiaries

Notes to the Financial Statements as at December 31, 2025

Note 11 - Income Taxes (cont’d)

F.	Reconciliation of theoretical income tax expense to actual income tax expense

A reconciliation of the Company’s theoretical income tax expense at the Israeli statutory income tax rate, the income tax rate in our country of tax domicile, to actual income tax expense is as follows:

	2025 Amount	%
Israeli statutory income tax rate	(2,069)	23.0%
Nontaxable income or nondeductible expenses:
Share-based compensation	120	(1.3)%
Other	5	(0.1)%
Change in valuation allowance	2,297	(25.5)%
Other	(344)	3.8%

Foreign tax effects	(9)	0.1%

Actual income tax expenses	-	0.0%

	December 31,	December 31,
	2024	2023
	USD thousands	USD thousands

Loss before income taxes	(13,945)	(24,221)
Statutory tax rate	23%	23%
Theoretical tax benefit	(3,207)	(5,571)

Change in temporary differences for which deferred taxes were not recognized	858	(1,177)
Tax rate differential	9	10
Non-deductible expenses	148	346
Losses and other items for which a valuation allowance was provided or benefit from loss carryforwards	2,192	6,392
Actual income tax expense (Benefit)	-	-

F-28

Chemomab Therapeutics Ltd. and its subsidiaries

Notes to the Financial Statements as at December 31, 2025

Note 11 - Income Taxes (cont’d)

G.	Income (Loss) Before Income Taxes by Jurisdiction

In respect of:

	2025	2024	2023
	USD thousands	USD thousands	USD thousands
Israel	(9,035)	(13,925)	(23,534)
Foreign	40	(20)	(687)

Total	(8,995)	(13,945)	(24,221)

H.	Accounting for uncertainty in income taxes

As of December 31, 2025, the Company did not have any unrecognized tax benefits and does not expect that the amount of unrecognized tax benefits will change significantly within the next 12 months. The Company’s accounting policy is to accrue interest and penalties related to income taxes as a component of income tax expense.

Note 12 - Related Parties Balances and Transactions

A.	Balances with Related Parties:

The following Related Party payables are included in the consolidated Balance Sheets:

	December 31,	December 31,
	2025	2024
	USD thousands	USD thousands
Employees and related expenses	458	531
Accrued expenses	74	75
	532	606

F-29

Chemomab Therapeutics Ltd. and its subsidiaries

Notes to the Financial Statements as at December 31, 2025

Note 12 - Related Parties Balances and Transactions (cont’d)

B.	Transactions with Related Parties:

The following transactions with related parties are included in the consolidated Statements of Operations:

	Year ended	Year ended	Year ended
	December 31,	December 31,	December 31,
	2025	2024	2023
	USD thousands	USD thousands	USD thousands
Salaries and related expenses	1,615	1,718	2,795
Share-based compensation	389	427	1,304
Professional Services	286	284	258
Research and development	36	36	36
	2,326	2,465	4,393

Note 13 - Net Loss Per Share Attributable to Ordinary Shareholders

Basic net loss per share is computed by dividing the net loss available to common stockholders by the weighted-average number of ordinary shares outstanding. Diluted net loss per share is computed similarly to basic net loss per share except that the denominator is increased to include the number of additional ordinary shares that would have been outstanding if the potential ordinary shares had been issued and if the additional ordinary shares were dilutive. Diluted net loss per share is the same as basic net loss per share of ordinary share, as the effect of potentially dilutive securities is antidilutive.

The following table sets forth the computation of basic and diluted net loss per share attributable to ordinary shareholders for the periods presented:

	Year ended	Year ended	Year ended
	December 31,	December 31,	December 31,
	2025	2024	2023
	In USD thousands, except share and per share data
Numerator:
Net loss	8,995	13,945	24,221

Denominator:
Weighted-average number of ordinary shares used in computing net loss per share attributable to ordinary shareholders, basic and diluted	510,227,715	359,048,638	234,998,859

Net loss per share attributable to ordinary shareholders, basic and diluted	0.018	0.039	0.103

F-30

Chemomab Therapeutics Ltd. and its subsidiaries

Notes to the Financial Statements as at December 31, 2025

Note 13 - Net Loss Per Share Attributable to Ordinary Shareholders (cont’d)

The potential number of ordinary shares that were excluded from the computation of diluted net loss per share attributable to ordinary shareholders for the periods presented since including them would have been anti-dilutive are as follows:

	Year ended	Year ended	Year ended
	December 31,	December 31,	December 31,
	2025	2024	2023
	Number of shares

Outstanding options to purchase ordinary shares and RSAs	41,564,080	38,494,200	29,873,100

Note 14 – Subsequent event

On February 28, 2026, the United States and Israel launched a joint attack on Iran. Iran launched ballistic missiles and drones against targets in Israel and against U.S. military bases and other targets in several countries in the Persian Gulf. On March 1, Hezbollah in Lebanon joined the attacks against Israel. As a result, the Israeli government imposed restrictions on opening of non-essential places of business, and announced recruitment of military reserves. As of the date of these consolidated financial statements, the potential impact of these developments is difficult to predict, as such are the economic implications of the conflict on the Company’s operational and financial performance. The Company considered the impact of the war and determined that there were no material adverse impacts on the consolidated financial statements, including related significant estimates made by management, for the period ended December 31, 2025.

F-31

Chemomab Therapeutics Ltd. and its subsidiaries

Interim Condensed Consolidated Financial Information

As of June 30, 2026

(Unaudited)

Chemomab Therapeutics Ltd.

and its subsidiaries

Interim Condensed Consolidated Financial Information as of June 30, 2026 (Unaudited)

F-32

Chemomab Therapeutics Ltd.

and its subsidiaries

Interim Condensed Consolidated Balance Sheets (Unaudited)

In USD thousands (except for share amounts)

	June 30,	December 31,
	2026	2025
Assets

Current assets
Cash and cash equivalents	5,999	7,564
Short term bank deposits	688	2,802
Other receivables and prepaid expenses	3,270	3,059

Total current assets	9,957	13,425

Non-current assets
Long term prepaid expenses	123	211
Property and equipment, net	158	176
Total non-current assets	281	387

Total assets	10,238	13,812

Current liabilities
Trade payables	257	485
Accrued expenses	493	337
Employees and related expenses	803	656

Total current liabilities	1,553	1,478

Total liabilities	1,553	1,478

Shareholders’ equity (*)
Ordinary shares no par value - Authorized: 4,650,000,000 shares as of June 30, 2026, and as of December 31, 2025;
Issued and outstanding: 579,648,600 Ordinary shares as of June 30, 2026 and 575,381,320 as of December 31, 2025;	-	-
Additional paid in capital	124,241	123,952
Accumulated deficit	(115,556)	(111,618)

Total shareholders’ equity	8,685	12,334
Total liabilities and shareholders’ equity	10,238	13,812

The accompanying notes are an integral part of the interim condensed consolidated financial information.

(*)	1 American Depositary Share (ADS) represents 80 Ordinary Shares.

F-33

Chemomab Therapeutics Ltd.

and its subsidiaries

Interim Condensed Consolidated Statements of Operations (Unaudited)

In USD thousands (except for share and per share amounts)

	Six months	Three months	Six months	Three months
	Ended	Ended	Ended	Ended
	June 30,	June 30,	June 30,	June 30,
	2026	2026	2025	2025
Operating expenses

Research and development	2,067	1,142	3,780	1,287

General and administrative	2,024	1,099	1,969	975

Total operating expenses	4,091	2,241	5,749	2,262

Financing income, net	153	76	369	205

Loss before taxes	3,938	2,165	5,380	2,057

Taxes on income	-	-	-	-

Net loss for the period	3,938	2,165	5,380	2,057

Basic and diluted loss per Ordinary Share (*)	0.006	0.003	0.012	0.004

Weighted average number of Ordinary Shares outstanding, basic, and diluted (*)	639,483,242	640,243,933	459,829,621	463,508,519

The accompanying notes are an integral part of the interim condensed consolidated financial information.

(*)	1 American Depositary Share (ADS) represents 80 Ordinary Shares

F-34

Chemomab Therapeutics Ltd.

and its subsidiaries

Interim Condensed Consolidated Statements of Changes in Equity (Unaudited)

In USD thousands (except share amounts)

	Ordinary Shares (*)(**)		Additional paid in capital	Accumulated Deficit	Total Shareholders’ equity
	Number	USD	USD	USD	USD
For the Six-month period ended on June 30, 2026
Balance as of January 1, 2026	575,381,320	-	123,952	(111,618)	12,334
Share-based compensation	-	-	134	-	134
Exercise of RSA’s	648,880	-	-	-	-
Net loss for the period	-	-	-	(1,773)	(1,773)
Balance as of March 31, 2026	576,030,200	-	124,086	(113,391)	10,695
Share-based compensation	-	-	87	-	87
Issuance of shares	2,780,800	-	68	-	68
Exercise of RSA’s	837,600	-	-	-	-
Net loss for the period	-	-	-	(2,165)	(2,165)
Balance as of June 30, 2026	579,648,600	-	124,241	(115,556)	8,685

(*)	Ordinary shares no par value

(**)	1 American Depositary Share (ADS) represents 80 Ordinary Shares

F-35

Chemomab Therapeutics Ltd.

and its subsidiaries

Interim Condensed Consolidated Statements of Changes in Equity (Unaudited)

In USD thousands (except share amounts)

	Ordinary Shares (*)(**)		Additional paid in capital	Accumulated Deficit	Total Shareholders’ equity
	Number	USD	USD	USD	USD
For the Six-month period ended on June 30, 2025
Balance as of January 1, 2025	377,132,220	-	116,160	(102,623)	13,537
Share-based compensation	-	-	166	-	166
Issuance of shares	124,240	-	13	-	13
Net loss for the period	-	-	-	(3,323)	(3,323)
Balance as of March 31, 2025	377,256,460	-	116,339	(105,946)	10,393
Share-based compensation	-	-	79	-	79
Exercise of options	62,500	-	2	-	2
Exercise of Prefunded warrants	16,194,340	-	-	-	-
Issuance of shares, net of issuance expenses	20,337,840	-	1,282	-	1,282
Net loss for the period	-	-	-	(2,057)	(2,057)
Balance as of June 30, 2025	413,851,140	-	117,702	(108,003)	9,699

(*)	Ordinary shares no par value

(**)	1 American Depositary Share (ADS) represents 80 Ordinary Shares

The accompanying notes are an integral part of the interim condensed consolidated financial information.

F-36

Chemomab Therapeutics Ltd.

and its subsidiaries

Interim Condensed Consolidated Statements of Cash Flows (Unaudited)

In USD thousands

	Six months	Six months
	ended	ended
	June 30,	June 30,
	2026	2025
Cash flows from operating activities
Net loss for the period	(3,938)	(5,380)

Adjustments for operating activities:
Depreciation	21	33
Share-based compensation	221	245
Change in other receivables and prepaid expenses (short and long term)	(123)	684
Gain on lease termination	-	(35)
Change in trade payables	(228)	(288)
Change in accrued expenses	156	(915)
Change in employees and related expenses	147	(488)
	194	(764)
Net cash used in operating activities	(3,744)	(6,144)

Cash flows from investing activities
Purchase of fixed assets	(3)	-
Decrease in bank deposits	2,114	4,278
Net cash provided by investing activities	2,111	4,278

Cash flows from financing activities

Exercise of Options	-	2
Issuance of shares, net of issuance expenses	68	1,313
Net cash provided by financing activities	68	1,315

Decrease in cash, cash equivalents and restricted cash	(1,565)	(551)

Cash, cash equivalents and restricted cash at beginning of period	7,564	6,147

Cash, cash equivalents and restricted cash at end of period	5,999	5,596

Supplemental disclosure of non-cash investing and financing activities:
Accrued issuance expenses	-	18

The accompanying notes are an integral part of the interim condensed consolidated financial information.

F-37

CHEMOMAB THERAPEUTICS LTD AND ITS SUBSIDIARIES

NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - General

Chemomab Therapeutics Ltd. (the “Company”) is an Israeli-based company incorporated under the laws of the State of Israel in September 2011. The Company’s registered office is located in Kiryat Atidim, Tel Aviv, Israel. The Company is a clinical-stage biotech company discovering and developing innovative therapeutics for conditions with high-unmet medical need that involve inflammation and fibrosis. The wholly owned subsidiaries of the Company are: Chemomab Ltd. (“Chemomab”), Chemomab Therapeutics Israel Ltd. and Chemomab Therapeutics Inc.

The accompanying interim condensed financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business; however, as of June 30, 2026, the Company has incurred recurring losses from operations of approximately $116 million, experienced negative cash flows from operating activities of $3.7 million for the six months then ended, and currently has no products approved for sale. While the Company’s cash, cash equivalents, and short-term deposits of $6.7 million as of June 30, 2026, are sufficient to meet planned expenditures for a period of less than 12 months, these indicators raise substantial doubt about its ability to continue as a going concern. Consequently, the Company will be required to raise additional funds to support its operations, and although management believes such funds can be raised, there can be no assurance that these efforts will be successful or sufficient, and the financial statements do not include any adjustments that might result from the outcome of this uncertainty accompanying interim condensed financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities in the normal course of business.

Note 2 - Basis of Presentation and Significant Accounting Policies

A. Basis of Preparation

The condensed interim consolidated financial statements included in this quarterly report are unaudited. These financial statements have been prepared in accordance with U.S. GAAP and applicable rules and regulations of the SEC regarding interim financial reporting and reflect, in the opinion of management, all adjustments of a normal and recurring nature that are necessary for a fair statement of the Company’s financial position as of June 30, 2026, and its results of operations for the three and six months ended June 30, 2026 and 2025, changes in shareholders’ equity for the six months ended June 30, 2026 and 2025, and cash flows for the six months ended June 30, 2026 and 2025. The results of operations for the three and six months ended June 30, 2026 are not necessarily indicative of the results to be expected for the year ending December 31, 2026 or for any other future annual or interim period. These condensed interim financial statements should be read in conjunction with the audited financial statements included in the Company’s Annual Report on Form 20-F for the year ended December 31, 2025. The Company’s significant accounting policies are disclosed in the audited financial statements for the year ended December 31, 2025 included in the Company’s Annual Report on Form 20-F. Since the date of such financial statements, there have been no changes to the Company’s significant accounting policies.

B. Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.

F-38

CHEMOMAB THERAPEUTICS LTD AND ITS SUBSIDIARIES
NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 3 - Segments

The Company has one reportable segment, focused on the research and development of therapeutics for conditions with high unmet medical needs involving inflammation and fibrosis. The Company’s Chief Operating Decision Maker (“CODM”) is its Chief Executive Officer.

The segment is managed on a consolidated basis, and the CODM uses total operating expenses and consolidated net loss to assess performance, forecast future financial results, and allocate resources.

In evaluating the Company’s financial performance and making strategic decisions, the CODM regularly reviews operating expenses by function. The CODM is provided only with consolidated expense data, as presented in the statement of operations. This includes a review of actual versus budgeted expenses, with particular focus on key spending categories such as payroll and related costs, clinical trial expenditures, manufacturing expenses, consultant fees, and other direct external program costs (see Notes 6 and 7).

Note 4 - Share Capital

A.	Right attached to shares

Ordinary shares

All of the issued and outstanding ordinary shares of the Company are duly authorized, validly issued, fully paid and non-assessable. The ordinary shares are not redeemable, and each ordinary share is entitled to one vote. The holders of the ordinary shares have the right to vote and participate in shareholders’ meetings, the right to receive profits, and the right to participate in the accumulated earnings when the Company is dissolved.

1. Voting

The holders of ordinary shares are entitled to vote on all matters submitted to shareholders for a vote.

2. Dividends

The holders of the ordinary shares are entitled to receive dividends, when and as declared by the Board of Directors, and out of funds legally available.

Since its inception, the Company has not declared any dividends.

B.	Financing rounds

As disclosed in Note 8(1) to the Company’s annual financial statements as of December 31, 2025, the Company issued warrants to purchase up to 65,482 ADSs in connection with the March 2021 private placement. Such warrants expired in March 2026 without being exercised.

In July 2025, the Company entered into a Sales Agreement with LifeSci Capital, LLC, pursuant to which it may offer and sell, from time to time, American Depositary Shares (“ADSs”), each representing 80 ordinary shares, in an at-the-market offering (“ATM Offering”) for aggregate gross proceeds of up to $7.26 million. The Company is not obligated to sell any ADSs under the Sales Agreement, which may be terminated by either party in accordance with its terms.

F-39

CHEMOMAB THERAPEUTICS LTD AND ITS SUBSIDIARIES
NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 4 - Share Capital (cont’d)

From August 1, 2025, through June 30, 2026, the Company issued 2,014,746 ADSs at an average price of approximately $3.04 per ADS under the LifeSci ATM Agreement, resulting in net proceeds of $5,882 thousand. During the six months ended June 30, 2026, the Company issued 34,760 ADSs at an average price of approximately $2.01 per ADS under the LifeSci ATM Agreement for net proceeds of approximately $68 thousand.

C.	Share-based compensation

The expenses that were recognized in the consolidated statements of operations for services received from employees and service providers are as follows:

	Six Months ended	Three Months ended	Six Months ended	Three Months ended
	June 30, 2026	June 30, 2026	June 30, 2025	June 30, 2025
	USD thousands	USD thousands	USD thousands	USD thousands
Research and development	79	37	22	(39)
General and administrative	142	50	223	118

Total share-based compensation expenses	221	87	245	79

The number and weighted average exercise price of options are as follows:

	Weighted average exercise price	Number of options	Weighted average remaining contractual life (in years)
	June 30, 2026	June 30, 2026	June 30, 2026
Outstanding at January 1, 2026	0.14	31,492,720	6.71
Forfeited	0.17	(1,418,880)
Granted	0.03	1,930,960	9.79

Outstanding at June 30, 2026	0.13	32,004,800	6.14

F-40

CHEMOMAB THERAPEUTICS LTD AND ITS SUBSIDIARIES
NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 4 - Share Capital (cont’d)

C.	Share-based compensation (cont’d)

The number of RSAs is as follows:

Number of RSAs
RSA	June 30, 2026
Unvested at beginning of the year	10,071,360
Granted	-
Issuance of ordinary shares upon vesting of RSAs	(1,486,480)
Forfeited	-

Outstanding at June 30, 2026	8,584,880

Note 5 - Net Loss Per Share Attributable to Ordinary Shareholders

Basic net loss per share is computed by dividing the net loss available to common stockholders by the weighted-average number of ordinary shares outstanding. Diluted net loss per share is computed similarly to basic net loss per share except that the denominator is increased to include the number of additional ordinary shares that would have been outstanding if the potential ordinary shares had been issued and if the additional ordinary shares of were dilutive. Diluted net loss per share is the same as basic net loss per share of ordinary share, as the effect of potentially dilutive securities is antidilutive.

The following table sets forth the computation of basic and diluted net loss per share attributable to ordinary shareholders for the periods presented:

	Six Months ended	Three Months ended	Six Months ended	Three Months ended
	June 30, 2026	June 30, 2026	June 30, 2025	June 30, 2025
Numerator:
Net loss	3,938	2,165	5,380	2,057

Denominator:
Weighted-average number of ordinary shares used in computing net loss per share attributable to ordinary shareholders, basic and diluted	639,483,242	640,243,933	459,829,621	463,508,519

Net loss per share attributable to ordinary shareholders, basic and diluted	0.006	0.003	0.012	0.004

F-41

CHEMOMAB THERAPEUTICS LTD AND ITS SUBSIDIARIES
NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 5 - Net Loss Per Share Attributable to Ordinary Shareholders (cont’d)

The potential number of ordinary shares that were excluded from the computation of diluted net loss per share attributable to ordinary shareholders for the periods presented since including them would have been anti-dilutive are as follows:

	Six Months ended June 30,	Six Months ended June 30,
	2026	2025
Outstanding options to purchase ordinary shares and RSAs	40,589,680	44,471,160

Note 6 - Research and Development

	Six Months ended	Three Months ended	Six Months ended	Three Months ended
	June 30, 2026	June 30, 2026	June 30, 2025	June 30, 2026
	USD thousands	USD thousands	USD thousands	USD thousands
Consultants and subcontractors	1,076	644	2,572	817
Salaries and related expenses	862	432	1,085	459
Lease and maintenance	22	11	58	31
Share-based compensation	79	37	22	(39)
Other expenses	28	18	43	19
	2,067	1,142	3,780	1,287

Note 7 - General and Administrative

	Six Months ended	Three Months ended	Six Months ended	Three Months ended
	June 30, 2026	June 30, 2026	June 30, 2025	June 30, 2025
	USD thousands	USD thousands	USD thousands	USD thousands
Salaries, fees and related expenses	573	295	527	269
Professional services	797	505	653	332
Share-based compensation	142	50	223	118
Fees to directors	141	69	143	71
Directors’ and Officers’ Insurance	230	115	255	128
Lease and maintenance	18	9	27	14
Other expenses	123	56	141	43

	2,024	1,099	1,969	975

F-42

CHEMOMAB THERAPEUTICS LTD AND ITS SUBSIDIARIES
NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 8 - Subsequent events

On July 7, 2026, the Company, Scipher Medicine Corporation, a Delaware corporation (“Scipher”), and other parties detailed below under “Merger Agreement” entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other things the parties will effect a series of transactions resulting in Chemomab redomiciling into the U.S. and Scipher becoming a wholly owned subsidiary of Chemomab following such domestication, as described below.

Merger Agreement

The parties to the Merger Agreement are the Company, Snowdrift Parent Corporation, a Delaware corporation (“Chemomab Parent”), Snowdrift Sub Corp., a Delaware corporation and a wholly owned subsidiary of Chemomab Parent (the “Merger Sub”), Elderwood Ltd., an Israeli company and a wholly owned subsidiary of Chemomab Parent (the “Domestication Merger Sub”), and Scipher. Pursuant to the Merger Agreement, following the merger of the Domestication Merger Sub with and into the Company, with the Company being the surviving entity and a wholly owned subsidiary of Chemomab Parent (the “Domestication Merger”), and upon satisfaction of additional closing conditions, the Merger Sub will merge with and into Scipher, with Scipher being the surviving entity (the “Surviving Corporation”) and a wholly owned subsidiary of Chemomab Parent (the “Merger”, and the time at which the Merger becomes effective, the “Effective Time”).

The Merger Agreement and the consummation of the transactions contemplated thereby, including the Merger (collectively, the “Transactions”), have been unanimously approved by each of the Company’s board of directors and Scipher’s board of directors, and the Company’s board of directors has resolved to recommend that the Company’s shareholders approve the Merger Agreement and the Transactions, including the Merger.

Once the Merger is completed, the business of Scipher will combine with the business of the Company in Chemomab Parent (collectively, the “Combined Company”), and the parties expect the common stock of the Combined Company to be listed on the Nasdaq Capital Market under the ticker symbol “SCIP.”

In support of the Merger, a syndicate of current Scipher investors has committed to a new financing to Scipher, Chemomab and the Combined Company for aggregate gross cash proceeds of not less than $30 million (the “Concurrent PIPE Investment”). The closing of the Concurrent PIPE Investment is a condition to the Closing of the Merger.

Immediately following the closing of the Merger (the “Closing”), certain former Scipher securityholders immediately before the Merger are expected to own approximately 68% of the aggregate number of outstanding securities of the Combined Company prior to the Concurrent PIPE Investment, and the securityholders of Chemomab immediately before the Domestication Merger are expected to own approximately 32% of the aggregate number of the outstanding securities of the Combined Company prior to the Concurrent PIPE Investment, calculated on a fully diluted basis. In addition, holders of Chemomab’s ordinary shares represented by ADSs and vested options to acquire ordinary shares represented by ADSs will be entitled to receive contingent value rights (“CVRs”), providing the opportunity to receive additional value upon the achievement of certain specified milestones related to nebokitug, subject to the terms and conditions of the contingent value rights agreement.

F-43

CHEMOMAB THERAPEUTICS LTD AND ITS SUBSIDIARIES
NOTES TO THE INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 8 - Subsequent events (cont’d)

Domestication

Prior to the Effective Time, the Company will effect a domestication transaction (the “Domestication”) pursuant to which the Company will become a wholly owned, direct subsidiary of Chemomab Parent. The Domestication will be effected through the Domestication Merger. As a result of the Domestication, the holders of the Company’s outstanding securities immediately prior to the Domestication Merger (including holders of Company options) will by virtue of the Domestication become security holders of Chemomab Parent in the same holding proportions as immediately prior to the Domestication.

As a condition to Closing, the Company must obtain certain tax rulings from the Israel Tax Authority relating to the Domestication, including rulings regarding the treatment of Company options and shares issued under the Company’s stock plans, and rulings for non-Israeli resident shareholders exempting Chemomab Parent, the Company and their agents from withholding obligations on consideration payable pursuant to the Domestication Merger and the CVRs.

Contingent Value Rights

Holders of the Company’s ordinary shares represented by ADSs and vested options to acquire ordinary shares represented by ADSs as of immediately prior to the Domestication will be entitled to receive one CVR for each share of Chemomab Parent common stock or vested option to acquire a share of Chemomab Parent common stock held immediately following the Domestication Merger, subject to and in accordance with the terms and conditions of a contingent value rights agreement (the “CVR Agreement”) to be entered into at or prior to the Effective Time. The CVRs represent the right to receive contingent cash payments upon the achievement of certain specified milestones related to the Company’s legacy asset, nebokitug, subject to the terms and conditions of the CVR Agreement.

The CVRs will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), and will not be listed for trading on any securities exchange. The CVRs will not be transferable, except in limited circumstances as set forth in the CVR Agreement. The CVR Agreement must be fully executed and in full force and effect as a condition to the obligations of the Company to effect the Merger.

Issuance of Ordinary Shares

In September 2026, the Company issued 62,771,680 Ordinary Shares (represented by 784,646 ADSs), upon the exercise of pre-funded warrants.

In addition, during the period from July 1 to September 30, 2026, the Company issued 1,468,920 Ordinary Shares, (represented by 18,361 ADSs), upon the vesting and settlement of restricted share units.

F-44

SCIPHER MEDICINE CORPORATION

FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED

DECEMBER 31, 2025 AND 2024

Financial Statements as of and for the Years Ended December 31, 2025 and December 31, 2024, and Report of Independent Registered Public Accounting Firm

F-45

SCIPHER MEDICINE CORPORATION

F-46

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Scipher Medicine Corporation

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Scipher Medicine Corporation (the “Company”) as of December 31, 2025 and 2024, the related statements of operations and comprehensive loss, redeemable convertible preferred stock and stockholders’ deficit, and cash flows, for each of the two years in the period ended December 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has experienced recurring losses from operations and negative cash flows from operating activities since inception, has convertible promissory notes maturing within twelve months from the date the financial statements are expected to be issued, and expects continued losses from operations and negative cash flows from operating activities for the foreseeable future that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current-period audit of the financial statements that was communicated or required to be communicated to the audit committee and that (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

Convertible Promissory Notes – Refer to Notes 2, 3 and 7 to the financial statements

Critical Audit Matter Description

In February 2025, the Company entered into multiple convertible note purchase agreements and issued Senior Unsecured Convertible Promissory Notes (the “2025 Notes”). The transaction included an exchange of the existing 2024 Senior Unsecured Convertible Promissory Notes (the “2024 Notes”) and an additional principal amount, for the 2025 Notes. The Company elected to account for the 2025 Notes under the fair value option.

We identified the accounting for the exchange of the 2024 Notes and the issuance of the 2025 Notes to be a critical audit matter given the complexity in applying the accounting framework. The complexities required a high degree of auditor judgment and an increased audit effort, including the involvement of professionals in our firm with specialized skills and knowledge in the accounting for financial instruments.

We further identified the valuation of the 2025 Notes at issuance as a critical audit matter due to the level of judgment required by management. This required a high degree of auditor judgment, subjectivity, and an increased extent of effort in performing procedures to evaluate the reasonableness of management’s estimates, including the involvement of our fair value specialists.

How the Critical Audit Matter Was Addressed in the Audit

Our audit procedures related to the 2025 Notes included the following, among others:

●	We obtained and read the 2025 Notes agreements and obtained an understanding of the key terms, including the triggering events and other contractual terms, as applicable.
●	With the assistance of professionals in our firm with specialized skills and knowledge in financial instruments, we evaluated the appropriateness of the accounting conclusions, including the accounting for issuance of the 2025 Notes and the accounting for the exchange of the 2024 Notes.
●	We evaluated the reasonableness of the business assumptions, including scenario probabilities and the estimated timing of each scenario, by comparing the assumptions to known and knowable information at the valuation date.
●	With the assistance of our fair value specialists, we evaluated the reasonableness of (i) the valuation methodology and (ii) the discount rate, including testing the source information underlying the determination of the discount rate.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

August 11, 2026

We have served as the Company’s auditor since 2024.

F-47

SCIPHER MEDICINE CORPORATION

BALANCE SHEETS

(in thousands except share and par value data)

	December 31,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$4,531	$3,969
Restricted cash	40	40
Accounts receivable	206	561
Inventory	60	11
Prepaid expenses and other current assets	507	879
Total current assets	5,344	5,460
Property and equipment, net	9	290
Right-of-use assets	1,816	3,035
Goodwill	426	426
Deposits	150	107
Total assets	$7,745	$9,318
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$2,178	$2,529
Accrued expenses	1,310	2,634
Deferred revenues	233	1,115
Convertible promissory notes	35,200	8,387
Operating lease liabilities, current portion	501	825
Total current liabilities	39,422	15,490
Operating lease liabilities, net of current portion	1,411	2,385
Total liabilities	40,833	17,876
Commitments and contingencies (Note 8)
Redeemable convertible preferred stock, $0.001 par value; 9,318,235 authorized shares; 7,673,822 and 8,920,209 shares issued and outstanding at December 31, 2025 and 2024, respectively (liquidation preference of $206,308 at December 31, 2025)	205,578	225,555
Stockholders’ deficit:
Common stock, $0.001 par value; 13,500,000 shares authorized; 1,424,901 and 1,300,275 shares issued and outstanding as of December 31, 2025 and 2024, respectively	1	1
Additional paid-in-capital	45,060	22,637
Accumulated deficit	(283,727)	(256,752)
Total stockholders’ deficit	(238,666)	(234,113)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$7,745	$9,318

The accompanying notes are an integral part of these financial statements.

F-48

SCIPHER MEDICINE CORPORATION

STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands except share and per share data)

	Year Ended December 31,
	2025	2024
Revenues, net	$5,071	$10,877
Cost of sales	3,830	9,093
Gross profit	1,241	1,784
Operating expenses:
Selling, general and administrative	15,966	31,546
Research and development	3,288	5,976
Total operating expenses	19,254	37,522
Loss from operations	(18,013)	(35,738)
Other income (expense):
Interest income	165	575
Loss on issuance of convertible promissory notes	(1,820)	-
Loss from change in fair value of convertible promissory notes	(4,801)	-
Interest expense	(2,458)	(194)
Other income (expense)	(49)	(812)
Total other income (expense), net	(8,963)	(431)
Net loss	$(26,976)	$(36,169)

Net loss per share of common stock, basic and diluted	$(19.46)	$(38.36)
Weighted-average shares of common stock outstanding, basic and diluted	1,385,977	942,879

Comprehensive loss:
Net loss	$(26,976)	$(36,169)
Other comprehensive loss	-	-
Total comprehensive loss	$(26,976)	$(36,169)

The accompanying notes are an integral part of these financial statements.

F-49

SCIPHER MEDICINE CORPORATION

STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

(in thousands except share data)

	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balances at January 1, 2024	9,289,381	$237,141	933,217	$1	$8,499	$(220,582)	$(212,082)
Return of common stock held in escrow	-	-	(3,500)	-	-	-	-
Issuance of Series A redeemable convertible preferred stock upon exercise of warrant	1,386	12	-	-	(12)	-	(12)
Conversion of Series C and Series D redeemable convertible preferred stock into common stock	(370,558)	(11,598)	370,558	-	11,597	-	11,597
Stock-based compensation expense	-	-	-	-	2,553	-	2,553
Net loss	-	-	-	-	-	(36,169)	(36,169)
Balances at December 31, 2024	8,920,209	$225,555	1,300,275	$1	$22,637	$(256,752)	$(234,113)
Conversion of redeemable convertible preferred stock into common stock	(1,246,387)	(19,977)	124,626	-	19,977	-	19,977
Stock-based compensation	-	-	-	-	2,446	-	2,446
Net loss	-	-	-	-	-	(26,976)	(26,976)
Balances at December 31, 2025	7,673,822	$205,578	1,424,901	$1	$45,060	$(283,727)	$(238,666)

The accompanying notes are an integral part of these financial statements.

F-50

SCIPHER MEDICINE CORPORATION

STATEMENTS OF CASH FLOWS

(in thousands)

	Year Ended December 31,
	2025	2024
Cash flows from operating activities:
Net loss	$(26,976)	$(36,169)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	231	266
Non-cash interest	2,113	-
Stock-based compensation expense	2,446	2,553
Loss on issuance of convertible promissory notes	1,820	-
Loss from change in fair value of convertible promissory notes	4,801	-
Loss from disposal of property and equipment	50	4
Loss (gain) on lease termination	(74)	-
Non-cash operating lease expense	682	1,225
Changes in operating assets and liabilities:
Accounts receivable	355	1,159
Inventory	(49)	39
Prepaid expenses and other current assets	372	(43)
Deposits	(43)	400
Other assets	-	604
Accounts payable	(352)	(340)
Accrued expenses and other current liabilities	(1,324)	(1,831)
Operating lease liabilities	(688)	(1,180)
Deferred revenues	(882)	(368)
Net cash used in operating activities	(17,518)	(33,682)
Cash flows from investing activities:
Proceeds from sale of property and equipment	-	1
Net cash provided by investing activities	-	1
Cash flows from financing activities:
Proceeds from convertible promissory notes	18,080	8,193
Net cash provided by financing activities	18,080	8,193
Net increase (decrease) in cash, cash equivalents and restricted cash	561	(25,488)
Cash, cash equivalents and restricted cash at beginning of year	4,010	29,497
Cash, cash equivalents and restricted cash at end of year	$4,571	$4,010

Components of cash and restricted cash
Cash and cash equivalents	$4,531	$3,969
Restricted cash	40	40
Total cash and restricted cash	$4,571	$4,010

Supplemental disclosure of non-cash financing activities:
Issuance of Preferred Series A stock due to warrant exercise	$-	12
Conversion of redeemable convertible preferred stock into common stock	$19,977	$11,598

Supplemental disclosure of non-cash information for operating leases:
Right-of-use-assets obtained in exchange for operating lease obligations	$519	$-
Operating lease right-of-use-assets reduced due to termination	1,056	-
Operating lease liabilities reduced due to termination	$1,130	$-

The accompanying notes are an integral part of these financial statements.

F-51

SCIPHER MEDICINE CORPORATION

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE YEARS ENDED DECEMBER 31, 2025 AND 2024

1.	Organization

Nature of business

Scipher Medicine Corporation (the “Company” or “Scipher”), a Delaware corporation, is a precision immunology company focused on advancing the understanding, diagnosis, and treatment of autoimmune diseases through the application of proprietary data analytics and machine learning technologies designed to improve the efficiency and probability of success in drug development. From target identification through commercialization of drug response classifiers, the Company’s technology enables the identification of patients most likely to respond to specific therapies, with the goal of providing patients with effective therapy early on, thereby improving clinical outcomes and reducing overall healthcare costs.

Scipher operates at the intersection of immunology, data science, and clinical medicine. Its platform integrates large-scale molecular data, including transcriptomic and other biological datasets, with clinical and real-world evidence to identify distinct patient subpopulations within heterogeneous autoimmune diseases. The Company uses these insights to inform therapeutic decision-making and to support the development and commercialization of diagnostic products and molecular treatment response signatures (“MTRS”).

The Company’s activities since inception have mainly consisted of performing research and development activities, generating revenues and raising capital.

In July 2026, the Company entered into an agreement and plan of merger (the “Merger Agreement”) with Chemomab Therapeutics Ltd. (“Chemomab”), a publicly traded clinical-stage drug development company, Snowdrift Parent Corporation, a Delaware corporation (“Chemomab Parent”), Snowdrift Sub Corp., a Delaware corporation and a wholly owned subsidiary of Chemomab Parent (the “Merger Sub”) and Elderwood Ltd., an Israeli company and a wholly owned subsidiary of Chemomab Parent (the “Domestication Merger Sub”). Pursuant to the Merger Agreement, following the merger of the Domestication Merger Sub with and into Chemomab, with Chemomab being the surviving entity and a wholly owned subsidiary of Chemomab Parent (the “Domestication Merger”), and upon satisfaction of additional closing conditions, the Merger Sub will merge with and into the Company, with the Company being the surviving entity (the “Surviving Corporation”) and a wholly owned subsidiary of Chemomab Parent (the “Merger”, and the time at which the Merger becomes effective, the “Effective Time”). If the Merger is completed, the business of the Company will combine with the business of Chemomab in Chemomab Parent and the parties expect the common stock of the combined company (the “Combined Company”) will be listed on the Nasdaq Capital Market. The combination is expected to give the Company access to the public capital markets to support the continued growth of its business. Completion of the Merger is subject to the satisfaction of certain closing conditions. See Note 16 for additional information.

Liquidity and going concern

The accompanying financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company has incurred recurring losses from operations and negative cash flows from operating activities since inception and has convertible promissory notes maturing within twelve months from the date the financial statements are expected to be issued. The Company anticipates that it will continue to incur losses from operations and negative cash flows from operating activities in future periods. As of December 31, 2025, the Company had cash and cash equivalents of $4.5 million, $28.6 million of convertible promissory notes that mature on August 5, 2027, which is within twelve months of the date the financial statements are expected to be issued, and had an accumulated deficit of $283.7 million. Since inception, the Company has financed its operations primarily through a combination of equity financings, debt financing arrangements, collaborations with third parties and revenue from sales of the Company’s diagnostic product. The Company anticipates incurring additional losses until such time, if ever, that it can generate significant sales of current products or any future products currently in development. As a result of historical losses from operations, negative cash flows from operations, the scheduled maturity of the convertible promissory notes, and the need to raise additional capital to finance its future operations, substantial doubt exists about the Company’s ability to continue as a going concern.

F-52

Substantial additional capital will be necessary to fund the Company’s operations, expand its commercial activities and develop other potential diagnostic-related products. The Company plans to seek additional funding through public or private equity offerings, debt financings, other collaborations, strategic alliances and licensing arrangements. However, these plans have not been finalized and are subject to market conditions and are not within the Company’s control and therefore cannot be deemed probable of occurring. In addition, the terms of any financing may adversely affect the holdings or the rights of the Company’s stockholders. If the Company is unable to obtain funding, the Company could be required to delay, curtail or discontinue research and development programs, product portfolio expansion or future commercialization efforts, which could adversely affect its business prospects. As a result, the Company has concluded that management’s plans do not alleviate substantial doubt about the Company’s ability to continue as a going concern.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

The Company is subject to risks and uncertainties common to early-stage companies, including, but not limited to, risks of failure of preclinical studies and clinical trials, dependence on key personnel, protection of proprietary technology, reliance on third party organizations, risks of obtaining regulatory approval for any product candidate that it may develop, development by competitors of technological innovations, compliance with government regulations and the need to obtain additional financing.

2.	Summary of significant accounting policies

Basis of presentation

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

The Company rounds amounts in the financial statements to thousands within tables and text (unless otherwise specified) and calculates all percentages and per-share data from underlying whole-dollar amounts. Thus, certain amounts may not foot, crossfoot, or recalculate based on reported numbers due to rounding. Certain reclassifications have been made to prior periods to conform to current period presentation.

Use of estimates

The preparation of financial statements in accordance with GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements, and the amount of expenses during the reported periods. Significant estimates in these financial statements have been made in connection with accrued expenses, revenue recognition, research and development expenses, convertible promissory notes, stock-based compensation expense and the fair value of the Company’s common stock (the “Common Stock”). The Company bases its estimates on historical experience when available, known trends and other market specific data, or other assumptions that are believed to be reasonable under the circumstances. On an ongoing basis, management evaluates its estimates when there are changes in circumstances, facts, and experience. Changes in estimates are recorded in the period in which they become known. Actual results could differ from those estimates.

Concentration of credit risk

Financial instruments that subject the Company to significant concentrations of credit risk consist primarily of cash, cash equivalents and restricted cash. The Company places its cash, cash equivalents and restricted cash in financial institutions that management believes to be of high credit quality, and accordingly, the Company believes such funds are subject to minimal credit risk. The Company maintains its cash in bank deposit accounts that at times exceed federally insured limits. The Company has not experienced any losses on such accounts and does not believe it is exposed to any unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

F-53

Fair value measurements

Fair value is defined as the exchange price, or exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

Level 1—Quoted prices in active markets for identical assets or liabilities.

Level 2—Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. To the extent that the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

Segments

The Company manages its operations as a single operating segment and single reportable segment, or reporting unit, for the purpose of assessing performance, making operating decisions and allocating resources, resulting in a single reportable segment. The Company’s chief operating decision-maker (“CODM”) reviews the Company’s financial information on a consolidated basis for purposes of allocating resources and assessing financial performance. As a precision immunology company, the Company’s focus is to advance the understanding, diagnosis, and treatment of autoimmune diseases through the application of proprietary data analytics and machine learning technologies designed to improve the efficiency and probability of success in drug development.

Operating segments are defined as components of an enterprise for which separate and discrete information is available for evaluation by the CODM, in deciding how to allocate resources and assess performance. The Company has one operating segment and one reportable segment and has determined that its Chief Executive Officer (“CEO”) is the CODM that manages the Company’s operations as one segment for the purpose of allocating resources. As of and for the years ended December 31, 2025 and 2024, all of the Company’s revenues and long-lived assets have been derived from and held in the United States.

Cash and cash equivalents

Cash and cash equivalents consist primarily of demand deposit accounts and deposits in short-term money market funds. Cash equivalents are stated at cost, which approximates fair value. The Company considers all highly liquid investments with maturities of three months or less from the date of purchase to be cash equivalents. The Company’s cash equivalents, consisting only of money market funds, in the balance sheets at December 31, 2025 and December 31, 2024 were $731,000 and $1,696,000, respectively, which approximate fair value and were determined based upon Level 1 inputs. The Company’s money market account is valued using quoted market prices with no valuation adjustments applied and is categorized as Level 1.

F-54

Restricted cash

Restricted cash is comprised of cash equivalents that are restricted as to withdrawal or use under the terms of certain contractual agreements. Restricted cash equivalents are used as collateral for the Company’s office and laboratory facility in Durham, North Carolina.

Accounts receivable and allowance for credit losses

The Company accrues an allowance for credit losses against its accounts receivable based on management’s current estimate of amounts that will not be collected. Management’s estimates are typically based on historical loss information adjusted for current conditions. The allowance for credit losses was zero as of December 31, 2025 and 2024. Adjustments for implicit price concessions attributable to variable consideration, if any, are incorporated into the measurement of the accounts receivable balances and are not part of the allowance for credit losses.

Inventory

Inventory consists of finished goods - test kits used in research and development and for resale activities related to the Company’s diagnostics business. Inventory is recorded at the lower of cost or net realizable value, with cost determined using the first-in-first-out (“FIFO”) method.

Property and equipment

Property and equipment are recorded at cost, less accumulated depreciation and amortization. Depreciation is recorded using the straight-line method over the estimated useful lives of the respective assets. Expenditures for maintenance and repairs are charged to expense while the costs of significant improvements are capitalized. Upon retirement or sale, the costs of the assets disposed of and the related accumulated depreciation or amortization are eliminated from the balance sheets and any related gains or losses are reflected in the accompanying statements of operations and comprehensive loss. The range of useful lives of property and equipment is as follows:

Description	Useful life
Computer equipment	3 years
Furniture and fixtures	7 years
Leasehold improvements	The shorter of the life of the leasehold improvement or the remaining term of the lease

Impairment of long-lived assets

Long-lived assets, such as property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. When such events occur, the Company compares the carrying amounts of the assets to their undiscounted expected future cash flows. If the undiscounted cash flows are insufficient to recover the carrying value, the assets are recorded at the lesser of the carrying value or fair value. To date, the Company has not recorded any impairment losses on long-lived assets.

F-55

Leases

The Company accounts for its leases in accordance with ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02” or “ASC 842”). At the inception of an arrangement, the Company determines whether the arrangement is or contains a lease. A contract is or contains a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. At the lease commencement date, when control of the underlying asset is transferred from the lessor to the Company, the Company classifies a lease as either an operating or finance lease and recognizes a right-of-use (“ROU”) asset and a current and non-current lease liability as applicable, in the accompanying balance sheet if the lease has a term greater than one year. As permitted under ASC 842, the Company has made an accounting policy election, for all classes of underlying assets, to not recognize ROU assets and lease liabilities for leases having a term of twelve months or less. When it determines the lease term, the Company considers the committed lease term and any options available in the lease agreement. The Company’s lease terms may include options to extend the lease, or the option to purchase the asset. The Company includes these provisions in the ROU assets and lease liabilities only when it is reasonably certain that the Company will exercise such an option.

The Company enters into contracts that contain both lease and non-lease components. Non-lease components include costs that do not provide a right to use a leased asset but instead provide a service, such as maintenance costs. In accordance with ASC 842, the Company has elected to combine the lease and non-lease components together as a single lease component for all existing classes of underlying assets. Lease cost for operating leases is recognized on a straight-line basis over the lease term as an operating expense in the accompanying statements of operations and comprehensive loss. For finance leases, amortization expense and interest expense are recognized separately in the statements of operations and comprehensive loss, with amortization expense recognized on a straight-line basis and interest expense recognized using the effective interest method. Variable costs associated with the lease, such as maintenance and utilities, are not included in the measurement of right-of-use assets and lease liabilities but rather are expensed when the events determining the amount of variable consideration to be paid have occurred.

As the implicit rate for the operating leases was not determinable, the Company used an incremental borrowing rate based on the information available at the lease commencement date in determining the present value of future payments. The Company’s incremental borrowing rate was estimated to approximate the interest rate on a collateralized basis with similar terms and payments, in an economic environment where the leased asset is located. The Company determined the incremental borrowing rate by considering various factors, such as its credit rating, interest rates of similar debt instruments of entities with comparable credit rating, the lease term and the currency in which the lease was denominated.

Goodwill

Goodwill represents the amount of consideration paid in excess of the fair value of net assets acquired as a result of the Company’s business acquisitions accounted for using the acquisition method of accounting. Goodwill is not amortized and is subject to impairment testing at a reporting unit level on an annual basis or when a triggering event occurs that may indicate the carrying value of the goodwill is impaired.

The Company tests goodwill for impairment annually, or more frequently if impairment indicators are present. In testing goodwill for impairment, the Company may elect to begin with a qualitative assessment (commonly referred to as “Step 0”) to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. This qualitative assessment may include, but is not limited to, reviewing factors such as macroeconomic conditions, industry and market considerations, cost factors, entity-specific financial performance and other events, such as changes in the Company’s management, strategy and primary customer base. If the Company determines that it is more likely than not that the fair value of a reporting unit is less than its carrying value, the Company performs a quantitative goodwill impairment analysis by comparing the carrying amount to the fair value of the reporting unit. Performing a quantitative goodwill impairment test includes the determination of the fair value of a reporting unit by considering both guideline transaction multiples (a market approach) and projected discounted future cash flows (an income approach) and involves significant estimates and assumptions. These estimates and assumptions include, among others, revenue growth rates and operating margins used to calculate projected future cash flows, discount rates, future economic and market conditions, and the determination of appropriate revenue multiples. If the carrying amount exceeds the fair value, goodwill will be written down to the fair value and recorded as impairment expense in the statements of operations and comprehensive loss. This annual impairment assessment is performed by the Company as of the last day of each fiscal year. The Company did not recognize any goodwill impairments during the years ended December 31, 2025 and 2024.

F-56

Convertible promissory notes

The Company analyzes its convertible debt instruments for embedded attributes that may require bifurcation from the debt host and accounting as derivatives. The Company evaluated the convertible promissory notes issued during the years ended December 31, 2025 and 2024 and determined that they included embedded derivatives that would otherwise require bifurcation as derivative liabilities. Neither the debt instrument nor any embedded features are required to be classified as equity. Therefore, the hybrid financial instrument comprised of the debt host and the embedded derivative liability was elected to be accounted for under the fair value option. Any changes in the fair value of the convertible promissory notes, inclusive of accrued interest, are recognized in the accompanying statement of operations and comprehensive loss. As the Company has elected to account for the convertible promissory notes under the fair value option, debt issuance costs are expensed as incurred and are included in Interest expenses in the accompanying statement of operations and comprehensive loss.

Warrants to purchase common stock

The Company has issued warrants to purchase shares of common stock in connection with a consulting agreement as compensation for services provided by the consultant. The warrants are classified as equity because they are indexed to the Company’s common stock and meet the criteria for equity classification under ASC Topic 718, Compensation—Stock Compensation (“ASC 718”). Accordingly, the warrants are recorded in stockholders’ equity and are not subject to periodic fair value remeasurement. Upon exercise of a warrant, the Company issues shares of common stock and reclassifies the applicable amount from additional paid-in capital to common stock and additional paid-in capital.

Warrants to purchase redeemable convertible preferred stock

The Company classifies warrants for the purchase of shares of its redeemable convertible preferred stock as a liability within the accompanying balance sheets as the warrants are free-standing financial instruments that may require the Company to transfer assets upon exercise. The preferred stock warrant liability was initially recorded at fair value upon the date of issuance and is subsequently remeasured to fair value at each reporting date. Changes in the fair value of the warrant to purchase preferred stock are recognized as a component of other income (expense) in the accompanying statements of operations and comprehensive loss. Changes in the fair value of the warrants to purchase preferred stock will continue to be recognized until the warrants are exercised, expire or qualify for equity classification.

Redeemable convertible preferred stock

The Company classifies its convertible preferred stock as temporary equity in the accompanying balance sheets because certain deemed liquidation events outside the Company’s control — such as a merger, acquisition, or sale of all or substantially all of the Company’s assets — would cause the preferred stock to become redeemable. Under ASC Topic 480, Distinguishing Liabilities from Equity, the Company determined the preferred stock is not a liability, as it contains no mandatory redemption feature and redemption is contingent on a deemed liquidation event.

The Company also evaluated the instrument’s embedded features, including the conversion option, for bifurcation under ASC Topic 815, Derivatives and Hedging. The Company determined the preferred stock is an equity host and that the conversion option, which is settled in the Company’s own common stock, is clearly and closely related to the equity host; accordingly, no embedded features were separated and accounted for as derivatives.

F-57

Stock-based compensation

The Company accounts for stock-based compensation under the provisions of ASC Topic 718-10, Compensation—Stock Compensation (“ASC 718-10”), which requires all stock-based payments (such as grants of stock options and restricted stock) to employees, non-employees and directors, to be recognized in the accompanying statements of operations and comprehensive loss based on their fair values on the date of grant over the requisite service period, which is generally the vesting period of the respective award. Forfeitures are accounted for as they occur. Generally, the Company issues stock option awards with only service-based vesting conditions and records the expense for these awards using the straight-line method. The Company classifies stock-based compensation expenses in the same manner in which the award recipient’s payroll or service provider’s costs are classified.

The fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option pricing model (“Black-Scholes”), which requires inputs based on certain subjective assumptions, including the expected stock price volatility, the expected term of the award, the risk-free interest rate, and expected dividends. The Company estimates its expected stock price volatility based on the historical volatility of publicly traded peer companies. The Company uses the simplified method as prescribed by the Securities and Exchange Commission’s Staff Accounting Bulletin No. 107, Share-Based Payment, to calculate the expected term for stock options granted to employees as the Company does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate the expected term. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. There is no expected dividend yield since the Company has never paid cash dividends on its common stock and does not expect to pay any cash dividends in the foreseeable future.

The estimated fair value of common stock was determined by the Company’s Board of Directors (the “Board”) as of the date of each option grant, with input from management, considering third-party valuations of its common stock as well as the Board’s assessment of additional objective and subjective factors that it believed were relevant and which may have changed from the date of the most recent third-party valuation through the date of the grant. These objective and subjective factors include: (i) prices paid for the Company’s convertible preferred stock, and the rights, preferences, and privileges of the Company’s convertible preferred stock and common stock; (ii) the Company’s stage of development; (iii) the fact that the grants of stock-based awards relate to illiquid securities in a private company; and (iv) the likelihood of achieving a liquidity event for the common stock underlying the stock-based awards, such as an initial public offering or sale of the Company, given prevailing market conditions. These third-party valuations were performed in accordance with the guidance outlined in the American Institute of Certified Public Accountants’ Accounting and Valuation Guide, Valuation of Privately Held Company Equity Securities Issued as Compensation. Each valuation methodology includes estimates and assumptions that require the Company’s judgment. The Company estimates the fair value of common stock using a combination of market and income approaches.

Revenue

The Company generates revenue from contracts with customers, all of which is within the scope of ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). The Company recognizes revenue when it satisfies a performance obligation by transferring control of the promised services to a customer in an amount that reflects the consideration that it expects to be entitled to in exchange for those services. During the years ended December 31, 2025 and 2024, the Company earned revenue related to multiple service agreements and sales of the PrismRA diagnostic test.

The Company sells its PrismRA molecular signature blood test, under which it performs the test analysis and delivers a clinical report for each patient sample. Each test represents a single performance obligation that is distinct, as the customer benefits from each test result on its own and the promise to deliver each test result is separately identifiable from other promises in the contract. The transaction price is generally fixed on a per-test basis; where pricing varies with volume, the Company estimates variable consideration using the most likely amount method, subject to the constraint. Because each test is the only performance obligation in the arrangement, the transaction price is allocated entirely to the test. The Company recognizes revenue at the point in time at which control of the test result transfers to the customer, which occurs upon delivery of the completed clinical report.

Under its service agreements, the Company provides an ongoing data delivery and reporting service over the contract term. The Company identifies a single performance obligation comprising a series of distinct services that are substantially the same and have the same pattern of transfer. The transaction price is fixed and is allocated to the single performance obligation. The Company recognizes revenue over time, because the customer simultaneously receives and consumes the benefits of the Company’s performance as the Company delivers the underlying data and reporting, using a measure of progress which is time based that depicts the transfer of those services to the customer.

F-58

In September 2023, Palmetto GBA, the Medicare Administrative Contractor that sets Medicare coverage policies, approved coverage for the use of the Company’s PrismRA tests through its final local coverage determination. The Company recognizes revenue from the sale of its PrismRA tests based on when consideration is probable to be collected from Medicare or its customers.

Under ASC 606, an entity recognizes revenue when or as its customers obtain control of distinct promised goods or services, in an amount that reflects the consideration which the entity expects to be entitled to in exchange for those goods or services. To determine the appropriate amount of revenue to be recognized for arrangements determined to be within the scope of ASC 606, the Company performs the following five steps: (i) identification of the promised goods or services in the contract; (ii) determination of whether the promised goods or services are performance obligations, including whether they are distinct in the context of the contract; (iii) measurement of the transaction price, including the constraint on variable consideration; (iv) allocation of the transaction price to the performance obligations; and (v) recognition of revenue when (or as) each performance obligation is satisfied.

At contract inception, the Company assesses the goods and services promised in its contracts with customers and identifies a performance obligation for each promise to transfer to the customer a good or service (or bundle of services) that is distinct. To identify the performance obligations, the Company considers all of the goods and services promised in the contract regardless of whether they are explicitly stated or are implied by customary business practices.

The Company estimates the transaction price based on the amount expected to be entitled to for transferring the promised goods or services in the contract. The consideration may include fixed consideration or variable consideration. For arrangements that include variable consideration, the Company estimates the amount of consideration to which it expects to be entitled to using either the expected-value-method or the most-likely-amount-method, depending on which method better predicts the expected consideration. The Company includes estimated variable consideration in the transaction price only to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur when the uncertainty is resolved.

The consideration allocated to each performance obligation is recognized as revenue when control is transferred to the customer for the related goods or services. For performance obligations that consist of multiple promises, the Company applies judgment to assess the nature of the combined performance obligation to determine whether the combined performance obligation is satisfied over time or at a point in time and, if over time, the appropriate method of measuring progress. The Company evaluates the measure of progress for each reporting period and, if necessary, adjusts the measure of progress and related revenue recognition.

The recognition of revenue may require the application of judgment related to the determination of the performance obligations, the timing of when the performance obligations are satisfied and other areas. Usually, the determination of the Company’s performance obligations does not require significant judgment given that it generally does not provide multiple services to a customer in a transaction, and the point in which control is transferred to the customer is readily determinable.

Amounts received before the related performance obligation is satisfied are recorded as deferred revenue in the accompanying balance sheets. If the related performance obligation is expected to be satisfied within the next twelve months, the related deferred revenue will be classified in current liabilities. During the years ended December 31, 2025 and 2024, the Company recognized $0.9 million and $1.3 million of revenue that was deferred at December 31, 2024 and December 31, 2023, respectively. Deferred revenue classified in current liabilities at December 31, 2025, 2024 and 2023 totaled $0.2 million, $1.1 million and $1.5 million, respectively.

Disaggregation of revenue

The Company disaggregates revenue by type (product versus service) and by the timing of transfer (point in time versus over time), as it believes these categories best depict how the nature, amount, timing, and uncertainty of revenue and cash flows are affected by economic factors. Substantially all of the Company’s revenue is derived in the United States.

F-59

The following table presents revenue disaggregated by product and service (in thousands):

	December 31,
	2025	2024
Revenue
Product revenue	$2,835	$7,690
Service revenue	2,236	3,187
Total revenue	$5,071	$10,877

The following table presents revenue disaggregated by the timing of transfer (in thousands):

	December 31,
	2025	2024
Revenue recognized at a point in time	$2,835	$7,690
Revenue recognized over time	2,236	3,187
Total revenue	$5,071	$10,877

Revenue recognized over time relates to the Company’s ongoing data delivery and reporting service arrangements. Revenue recognized at a point in time relates to sales of the PrismRA diagnostic test. For the years ended December 31, 2025 and 2024, one customer accounted for approximately 31% and 21% of total revenue, respectively.

Cost of sales

Cost of sales consists of costs closely correlated or directly related to delivery of the Company’s products and services, including the cost of the Company’s PrismRA test kits, sequencing costs, phlebotomy costs, and shipping. It also includes personnel-related costs related to the manufacturing of the test kits, including salaries and bonuses, employee benefits, and stock-based compensation.

Research and development expenses and accrued research and development costs

The Company expenses internal and external research and development costs, including costs of funded research and development arrangements, in the period incurred. Nonrefundable advance payments for goods and services that will be used in future research and development activities are expensed when the activity has been performed or when the goods have been received rather than when the payment is made. The cost of materials for a research and development activity that have an alternative future use is capitalized when the materials are acquired and recognized as expense as consumed. The costs of materials that were acquired for a particular research and development activity and have no alternative future use are expensed in the period acquired. Research and development expenses are presented within the research and development line on the accompanying statements of operations and comprehensive loss.

Costs incurred in obtaining licenses are recognized as research and development expense as incurred if the license has no alternative use.

F-60

The Company has entered into various research and development-related contracts, including contracts with third-party contract research organizations and contract manufacturing organizations. These agreements are generally cancelable, subject to applicable termination provisions, including obligations for services performed or committed to prior to termination, and related payments are recognized as research and development expenses as incurred. The financial terms of these agreements are subject to negotiation, which vary contract by contract and may result in payments that do not match the periods over which materials or services are provided. The Company records accrued liabilities for estimated ongoing research costs. When evaluating the adequacy of the accrued liabilities, the Company analyzes the progress of the studies, including the phase or completion of events, invoices received and contracted costs. Significant judgments and estimates are made to determine the accrued balances at the end of any reporting period. Actual results could differ from the Company’s estimates. To date, the Company’s historical accrual estimates have not been materially different from the actual costs.

Patent costs

Costs incurred in filing, prosecuting and maintaining patents (principally legal fees) are expensed as incurred and recorded within general and administrative expenses in the accompanying statements of operations and comprehensive loss. The Company recognized patent costs of $0.3 million and $0.7 million during the years ended December 31, 2025 and 2024, respectively.

Income taxes

The Company accounts for income taxes using the asset and liability method. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is recorded to the extent it is more likely than not that some portion or all of the deferred tax assets will not be realized.

The Company recognizes interest and penalties related to unrecognized tax benefits as a component of income tax expense. As of December 31, 2025 and 2024, there were no interest or penalties accrued related to unrecognized tax benefits.

Net loss per share

Basic net loss per share of common stock is computed by dividing net loss by the weighted-average number of shares of common stock outstanding during each period. Diluted net loss per share of common stock includes the effect, if any, from the potential exercise or conversion of securities, such as redeemable convertible preferred stock, stock options and warrants, which would result in the issuance of incremental shares of common stock. For diluted net loss per share, the weighted-average number of shares of common stock is the same as for basic net loss per share since, when a net loss exists, potentially dilutive securities are not included in the calculation as their impact is anti-dilutive. The Company’s redeemable convertible preferred stock entitles the holder to participate in dividends and earnings of the Company, and, if the Company had recognized net income, it would have used the two-class method to calculate earnings per share. No portion of the net loss was allocated to the redeemable convertible preferred stock in either period presented, as the holders had no obligation to fund losses.

F-61

The following table sets forth the computation of basic and diluted net loss per share (in thousands, except share and per share data):

	Year ended December 31,
	2025	2024
Net loss	$(26,976)	$(36,169)
Less: dividends declared on redeemable convertible preferred stock	—	—
Less: net loss allocated to participating securities	—	—
Net loss applicable to common stockholders	$(26,976)	$(36,169)
Weighted-average shares of common stock outstanding, basic and diluted	1,385,977	942,879
Net loss per share, basic and diluted	$(19.46)	$(38.36)

The following potential dilutive securities, presented based on amounts outstanding at the end of each reporting period, have been excluded from the calculation of diluted net loss per share because including them would have had an anti-dilutive impact:

	Year Ended December 31,
	2025	2024
Redeemable convertible preferred stock	7,673,822	8,920,209
Warrants to purchase common stock	101,034	101,034
Options to purchase common stock	1,908,804	1,995,526
Total	9,683,660	11,016,769

The Company’s convertible promissory notes convert into shares only upon the closing of a qualified equity financing, at a conversion price equal to a discount to the per-share price of the preferred stock issued in that financing, or upon a reverse merger. Because no such event had occurred as of either reporting date, and the conversion price was determined solely by reference to the price of a future financing that was not fixed or determinable at those dates, the number of common share-equivalents issuable upon conversion was not determinable and the notes have been excluded from the table above. Absent such an event, the notes are settled in cash at maturity or upon a change of control or event of default. The outstanding principal and accrued interest that would be subject to conversion was $28.6 million and $8.4 million as of December 31, 2025 and 2024, respectively.

Subsequent to December 31, 2025, the substantial majority of the 2025 Notes were exchanged for the 2026 Notes and additional convertible promissory notes were issued, and in July 2026 the Company entered into the Merger Agreement, under which the 2026 Notes will automatically convert into shares of Chemomab Parent common stock at the closing of the Merger. See Note 16.

Recently issued accounting pronouncements

From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial statements and disclosures.

In November 2023, the FASB issued Accounting Standards Update 2023-07 (“ASU 2023-07”), Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which required a public entity to disclose significant segment expenses and other segment items on an annual and interim basis and provide in interim periods all disclosures about a reportable segment’s profit or loss and assets that are currently required annually. Additionally, it required a public entity to disclose the title and position of the Chief Operating Decision Maker (“CODM”). ASU 2023-07 did not change how a public entity identifies its operating segments, aggregates them, or applies the quantitative thresholds to determine its reportable segments. ASU 2023-07 was effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024. As such, the Company adopted ASU 2023-07 and has disclosed the required information in Note 15.

F-62

In December 2023, the FASB issued ASU No. 2023-09, “Income Taxes (Topic 740)—Improvements to Income Tax Disclosures (“ASU 2023-09”). ASU 2023-09 enhances the transparency and decision usefulness of income tax disclosures by requiring consistent categories and greater disaggregation of information in the rate reconciliation and income taxes paid disaggregated by jurisdiction. The amendments in ASU 2023-09 are effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2024, and are applicable to the Company in fiscal year 2025. The Company adopted this standard retrospectively and included the required disclosures in Note 12.

In November 2024, the FASB issued ASU No. 2024-03, Income Statement - Reporting Comprehensive Income -Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”). The amendments in ASU 2024-03 require public entities to disclose specified information about certain costs and expenses. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and for interim periods within those fiscal years beginning after December 15, 2027. The Company is currently evaluating the impact of this standard on its financial statements.

In December 2025, the FASB issued ASU No. 2025-12, Codification Improvements (“ASU 2025-12”). ASU 2025-12 addresses suggestions received from stakeholders on the ASC and makes other incremental improvements to GAAP. The update represents changes to the ASC that (i) clarify, (ii) correct errors, or (iii) make minor improvements. The amendments make the ASC easier to understand and apply. The guidance is effective for fiscal years beginning after December 15, 2026, including interim periods within those fiscal years. The Company is currently evaluating the impact of this standard on its financial statements.

3.	Fair value measurements

The following table presents information about the Company’s financial assets and liabilities measured at fair value on a recurring basis and indicates the level of the fair value hierarchy utilized to determine such fair values at December 31, 2025 and December 31, 2024 (in thousands):

	Fair Value Measurements at December 31, 2025
	Level 1	Level 2	Level 3	Total
Assets:
Money market funds	$731	$-	$-	$731
Total assets	$731	$-	$-	$731
Liabilities:
Convertible promissory notes	$-	$-	$35,200	$35,200
Total liabilities	$-	$-	$35,200	$35,200

	Fair Value Measurements at December 31, 2024
	Level 1	Level 2	Level 3	Total
Assets:
Money market funds	$1,696	$-	$-	$1,696
Total assets	$1,696	$-	$-	$1,696
Liabilities:
Convertible promissory notes	$-	$-	$8,387	$8,387
Total liabilities	$-	$-	$8,387	$8,387

F-63

There were no transfers between Level 1, Level 2 and Level 3 categories during the years ended December 31, 2025 and 2024.

The reconciliation of financial instruments measured at fair value on a recurring basis using significant unobservable inputs (Level 3) is as follows (in thousands):

Balance, January 1, 2024	$-
Issuances of 2024 Notes at fair value	8,193
Change in fair value recognized	194
Balance, December 31, 2024	$8,387
Issuances of 2025 Notes at fair value	19,900
Change in fair value recognized	6,913
Balance, December 31, 2025	$35,200

The fair value of the convertible promissory notes is estimated using a scenario-based method, which probability-weights the present value of the notes’ payoffs under a next round of financing, a change of control, maturity, and an event of default. Significant estimates in the scenario-based method include the probability weighting assigned to each scenario, the credit-adjusted discount rate, the applicable conversion discount to the next-round financing price, the expected timing of each scenario, and the change-of-control payout multiple.

The fair values of the unsecured convertible promissory notes were estimated using a scenario-based method with the following assumptions at each issuance date and as of December 31, 2024 and December 31, 2025:

September 4, 2024	December 31, 2024	February 28, 2025	June 30, 2025	July 31, 2025	December 31, 2025
Credit-adjusted discount rate	33.8%	32.3%	32.3%	32.8%	32.2%	32.3%
Coupon interest rate	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%
Scenario probability - next round of financing	50%	45%	60%	65%	65%	70%
Scenario probability – change-of-control	10%	5%	15%	15%	15%	10%
Scenario probability - maturity	20%	30%	10%	10%	10%	10%
Scenario probability - event of default	20%	20%	15%	10%	10%	10%
Conversion discount to next-round price (tiered by participation)	75%	75%	60%–100%	60%–100%	60%–100%	60% – 100%
Expected time to next financing / liquidity event (in years)	0.48	0.16	1.50	1.00	0.92	0.50 – 0.66
Change-of-control payout multiple	3.0	x	3.0	x	3.0	x	3.0	x	3.0	x	3.0	x

F-64

4.	Property and equipment, net

Property and equipment consisted of the following (in thousands):

	December 31,
	2025	2024
Computer equipment	$569	$685
Furniture and fixtures	108	182
Leasehold improvements	4	4
Total property and equipment	681	871
Less: accumulated depreciation and amortization	(672)	(581)
Property and equipment, net	$9	$290

For the years ended December 31, 2025 and 2024, the Company recorded depreciation expense of $0.2 million and $0.3 million, respectively.

5.	Accrued expenses

Accrued expenses consisted of the following (in thousands):

	December 31,
	2025	2024
Employee related expenses	$1,161	$2,400
Research and development expenses	40	47
Professional services and other expenses	109	187
Total	$1,310	$2,634

6.	Leases

Other than short-term leases, the Company is party to two lease agreements for office and/or laboratory space, both of which resulted in the recognition of ROU assets. The Company has elected to apply the short-term lease exception to all leases with a term of one year or less.

In June 2023, the Company entered into a lease agreement for office space in Waltham, Massachusetts (the “Head Lease”). The Head Lease expires in January 2029. In May 2025, the Company entered into a sublease agreement to sublease its office space in Waltham, Massachusetts, commencing in July 2025 and continuing through January 2029, featuring escalating rental income. The Company accounted for its facility lease and the sublease as separate contracts, and there was no effect on the ROU asset or lease liability associated with the Head Lease. Because the Company was not contractually released from the Head Lease, the lease remains the Company’s primary obligation. Furthermore, the sublease term is coterminous with the Head Lease, and no renewal options were granted to the sublessee. The Company assessed the ROU asset for impairment in accordance with ASC 360-10. Based on the assessment, the undiscounted future cash flows expected from sublease income of approximately $1.6 million over the sublease term exceeded the carrying amount of the ROU asset of $1.5 million as of July 31, 2025. Accordingly, the ROU asset was determined to be recoverable, and no impairment was recognized.

The Company leased office space under an operating lease entered into in 2022 and subsequently amended in 2023, which extended the term through February 2029. In February 2025, the Company terminated the operating lease ahead of its February 2029 expiration. The Company surrendered the premises and agreed to a termination fee of $0.3 million. Upon termination, the Company derecognized the $1.1 million ROU asset and $1.1 million lease liability and, after the termination fee, recognized a loss on lease termination of $0.2 million within Other expenses for the year ended December 31, 2025.

F-65

The Company used an incremental borrowing rate of 8.58% in determining the present value of lease payments. Any options to renew leases were not considered when assessing the value of the ROU asset because the Company is not reasonably certain that it will exercise its option to renew the lease.

The income derived from the sublease is recorded within other income in the accompanying statements of operations and comprehensive loss and was $165 thousand for the year ended December 31, 2025.

In November 2025, the Company entered into a non-cancellable lease agreement to lease office and laboratory space in Durham, North Carolina. The lease commenced on December 1, 2025, and expires on July 31, 2029. At the commencement date, the Company recognized an operating lease ROU asset and corresponding lease liability of $519 thousand. The lease liability was determined using a discount rate of 6.77%, which represents the Company’s incremental borrowing rate. The lease agreement requires fixed monthly payments of $6,895, subject to annual rent escalations.

Additional information about the Company’s leases is as follows (in thousands except years and percentages):

	December 31,
	2025	2024
Operating lease costs	$685	$1,391
Short-term lease costs	453	-
Sublease income	165	-
Cash paid for amounts included in measuring operating lease liabilities	688	1,346
Lease assets obtained in exchange for operating lease obligations	$519	$-
Weighted average remaining lease term (in years)	3.22	3.92
Weighted average discount rate	8.1%	8.4%

Maturities of operating lease liabilities are as follows (in thousands):

Year ending December 31,
2026	$634
2027	685
2028	701
2029	149
2,169
Less: Imputed interest	(257)
Lease liability at December 31, 2025	$1,912

7.	Convertible promissory notes

Convertible promissory notes consisted of the following (in thousands):

	December 31,
	2025	2024
2024 Convertible Promissory Notes	$-	$8,387
2025 Convertible Promissory Notes	35,200	-
Total	$35,200	$8,387

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2024 convertible promissory notes

In September 2024, the Company entered into a Convertible Promissory Note Purchase Agreement and issued Senior Unsecured Convertible Promissory Notes (the “2024 Notes”) to certain of its existing preferred stockholders in an aggregate authorized principal amount of $12.5 million of which the Company received $8.2 million in 2024 and $1.4 million in 2025, totaling $9.6 million in aggregate proceeds from September 2024 through January 2025.

The 2024 Notes bore interest at an annual rate of 10% and matured on March 4, 2025, if not converted prior to maturity. Upon completion of a qualified convertible preferred financing event with minimum proceeds of $12.5 million, the 2024 Notes would have automatically converted into the preferred equity issued in the qualified financing, at a conversion rate equal to 75% of the subscription price paid in the qualified financing. Upon a change-in-control event that occurred prior to a qualified financing event, the holders of the 2024 Notes would have been entitled to receive consideration equal to three times the notional amount outstanding at the time of the change-in-control event.

The Company elected to account for the 2024 Notes under the fair value option.

Upon issuance, the fair value of the 2024 Notes was determined to equal the cash proceeds received of $9.6 million. During the year ended December 31, 2024, the change in fair value, including the change in fair value attributable to instrument-specific credit risk, was insignificant.

In February 2025, outstanding principal and accrued interest of $9.9 million under the 2024 Notes were exchanged for the 2025 Notes as discussed below in more detail.

The exchange was accounted for as a modification of the 2024 Notes. The exchange occurred at fair value which allocated the 2025 Notes fair value between the 2024 Notes consideration and the new cash consideration. The $10.2 million fair value of the 2024 Notes at modification approximates the fair value of consideration received, and no separate loss on modification was recognized. The entire Step 3 fair value catch-up is recognized as change in fair value of convertible promissory notes under ASC Topic 825-10. The Company has elected to present interest expense related to the notes separately from other changes in the fair value of its notes. The Company recognized interest expense of $2.1 million and $0.2 million related to the notes during the years ended December 31, 2025 and 2024, respectively.

2025 convertible promissory notes

In February 2025, the Company entered into a new convertible note purchase agreement and issued senior unsecured convertible promissory notes (the “2025 Notes”) in an aggregate authorized principal amount of $39.9 million to certain of its existing preferred stockholders of which the Company received $16.7 million in aggregate cash proceeds from April through August 2025. Pursuant to the terms of the 2025 Notes, the aggregate outstanding principal and accrued interest of $9.9 million related to the 2024 Notes were exchanged for 2025 Notes.

The 2025 Notes bore interest at an annual rate of 10% and were to mature, if not converted prior, on August 28, 2026. Following maturity, the 2025 Notes bore interest at an annual rate of 13% until settled. Upon completion of a qualified convertible preferred financing event with minimum proceeds of $25.0 million, the 2025 Notes would have automatically converted into the preferred equity issued in the qualified financing at a conversion price equal to the lowest price paid per share in the qualified financing event. Upon a change-in-control event that occurred prior to a qualified financing event, the holders of the 2025 Notes would have been entitled to receive consideration equal to three times the notional amount outstanding at the time of the change-in-control event. In addition, preferred stockholders who participated in the 2025 Notes were required to participate in the qualified financing event based on the investors’ pro rata amount. Failure to participate resulted in a mandatory conversion of the preferred stockholders’ outstanding shares of preferred stock into common stock, at a ratio whereby every ten shares of outstanding preferred stock would be converted into one share of common stock.

The Company elected to account for the 2025 Notes under the fair value option. The 2025 Notes were recorded at the fair value at issuance of $18.5 million, resulting in a loss on the issuance of the 2025 Notes of $1.8 million. Changes in the fair value of the 2025 Notes, inclusive of accrued interest, were recognized in the accompanying statements of operations and comprehensive loss until the majority of the 2025 Notes were exchanged in March 2026 (see Note 16).

The Company recognized a change in fair value of convertible promissory notes of $4.8 million during the year ended December 31, 2025, in addition to $2.1 million in accrued interest.

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8.	Commitments and contingencies

Legal proceedings

The Company is not aware of any material legal proceedings currently pending or threatened, except as described below:

Quest Diagnostics

The Company served Quest Diagnostics (“Quest”) with a notice of breach in February 2025, stating that Quest failed to obtain approval to perform testing in New York State per agreements the Company previously entered into with Quest (the “Quest Agreements”). In turn, Quest served the Company with a notice of breach for failing to pay under the Quest Agreements. The Quest Agreements have been terminated. Quest has initiated legal proceedings, suing the Company for $10 million, and the Company is actively defending the action. Management has determined that a loss is not estimable.

The matter is currently pending in New York State Court, and it is still in the early stages. Discovery started in late March 2026 and is currently ongoing, with a deadline for substantial completion of document productions on August 7, 2026, the close of fact discovery on November 14, 2026, and summary judgment briefing due by April 13, 2027. Trial is tentatively set for mid-2027. The parties engaged in early mediation in November 2025. No resolution was reached at that time. The parties are not presently engaged in any settlement discussions.

As of December 31, 2025, an accounts payable balance of $0.7 million remains, which relates to work performed under the Quest Agreements. No additional accrual has been recorded as of December 31, 2025.

Indemnification agreements

In the ordinary course of business, the Company may provide indemnification of varying scope and terms to vendors, lessors, business partners and other parties with respect to certain matters arising out of the relationship. In addition, the Company has entered into indemnification agreements with members of its Board and senior management that will require the Company, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is, in many cases, unlimited. To date, the Company has not incurred any material costs as a result of such indemnifications. The Company is not aware of any claims under indemnification arrangements, and it has not accrued any liabilities related to such obligations as of December 31, 2025.

Licensing, research and service agreements

In the normal course of business, the Company enters into licensing, research and service agreements with various parties to further develop and enhance the Company’s commercial products and products in development. Expenditures pursuant to these agreements may represent significant research and development costs for the Company in future periods. These agreements may require upfront payments and long-term cash commitments. Generally, the Company can elect to discontinue the work under these agreements at any time.

Ambry Genetics - Laboratory Services Agreement

In a prior period, the Company entered into, and subsequently amended, a laboratory services agreement (“LSA”) with Ambry Genetics Corporation (“Ambry”) to build an extraction and sequencing process for the Company’s blood-based molecular signature test, PrismRA™. Pursuant to the LSA with Ambry, the Company had aggregate spending commitments of $3.5 million over the term of the LSA with early termination rights afforded to the Company that are subject to escalating termination fees based on timing of termination. The Company recognized research and development expenses of $1.3 million and $2.5 million during the years ended December 31, 2025 and 2024, respectively, in connection with the LSA.

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Northeastern University - Sponsored Research Agreement (Related Party)

In 2021, the Company entered into a sponsored research agreement with Northeastern University (“Northeastern SRA”) for research projects that will focus on (i) patient stratification, visualizing network medicine, and noncoding interactome, and (ii) a map of the human interactome. The Company is obligated to make $2.7 million in aggregate payments over the term of the Northeastern SRA, which are paid in advance on a quarterly basis. The Company may incur additional costs, as agreed upon by both parties and may terminate the Northeastern SRA upon providing notification within a specified period of time. The Company recognized research and development costs associated with the Northeastern SRA of $0.5 million and $0.2 million during the years ended December 31, 2025 and 2024, respectively.

9.	Redeemable convertible preferred stock and stockholders’ deficit

During the years ended December 31, 2025 and 2024, an investor converted a total of 1,246,387 shares of Series Seed, Series A, Series B, Series C and Series D redeemable convertible preferred stock into 124,626 shares of common stock and 370,558 shares of Series C and Series D redeemable convertible preferred stock into 370,558 shares of common stock, respectively.

Redeemable convertible preferred stock consisted of the following (in thousands, except share data):

	Amounts at December 31, 2025
	Total Shares Authorized	Total Shares Issued and Outstanding	Carrying Value	Liquidation Preference	Common Shares Issuable Upon Conversion
Series Seed	676,128	262,595	$618	$685	262,595
Series A	1,216,331	1,048,693	7,745	8,123	1,048,693
Series B	1,452,417	1,087,280	18,996	18,715	1,087,280
Series C	2,806,379	2,505,362	72,942	73,204	2,505,362
Series D	3,166,980	2,769,892	105,277	105,581	2,769,892
Total	9,318,235	7,673,822	$205,578	$206,308	7,673,822

	Amounts at December 31, 2024
	Total Shares Authorized	Total Shares Issued and Outstanding	Carrying Value	Liquidation Preference	Common Shares Issuable Upon Conversion
Series Seed	676,128	676,128	$1,589	$6,051	676,128
Series A	1,216,331	1,188,863	8,632	10,640	1,188,863
Series B	1,452,417	1,452,417	24,781	25,000	1,452,417
Series C	2,806,379	2,522,395	73,440	73,702	2,522,395
Series D	3,166,980	3,080,406	117,113	117,417	3,080,406
Total	9,318,235	8,920,209	$225,555	$232,810	8,920,209

As of December 31, 2025, the holders of the Series Seed, Series A, Series B, Series C, and Series D redeemable convertible preferred stock (collectively, “Preferred Stock”) have various rights as follows:

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Voting

Holders of the Preferred Stock are entitled to one vote with the common stockholders on an as-converted basis at all meetings of stockholders.

Dividends

Holders of outstanding shares of Preferred Stock are entitled to non-cumulative dividends at a rate of 8% of the original issue price per share, per annum, payable if, and when declared by the Board. At December 31, 2025, the Series Seed, Series A, Series B, Series C and Series D original issue price was $2.39699 per share, $7.7458 per share, $17.2126 per share, $29.2191 per share and $38.1174 per share, respectively (each individually, “Original Issuance Price”), subject to appropriate adjustment in the event of any stock dividend, stock split, or other similar recapitalization with respect to the Preferred Stock. Holders of the Preferred Stock participate in any dividends payable to common stockholders on an as-converted basis.

Liquidation

In the event of any voluntary or involuntary liquidation, dissolution or winding up of the corporation, or upon the occurrence of a Deemed Liquidation Event (defined below), the holders of Preferred Stock are entitled to preferential payments, in an amount calculated as the greater of (i) the applicable Original Issuance Price, plus dividends declared but unpaid and (ii) the amount payable with respect to such share as if it was converted to common stock immediately prior to settlement (the “Preferred Stock Liquidation Amount”). A “Deemed Liquidation Event” is defined as (i) a merger or consolidation, or (ii) (1) the sale, lease, transfer, exclusive license or other disposition in a single transaction or series of related transactions, of all assets of the Company, or (2) the sale or disposition of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries.

Conversion

Each share of the Preferred Stock may convert, at any time, into shares of common stock at the conversion price. The conversion price is equal to the applicable Original Issuance Price, subject to adjustments, resulting in an initial conversion ratio of 1:1. The Preferred Stock will automatically convert into common stock at the then effective conversion price upon (a) a Qualified IPO as defined in the Company’s Fifth Amended and Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), or (b) upon the written consent of the holders of the Preferred Stock.

Redemption

The Preferred Stock does not contain any mandatory redemption features. In accordance with ASC Topic 480, preferred stock issued with redemption provisions that are outside of the control of the Company, including a Deemed Liquidation Event, is required to be presented outside of stockholders’ deficit on the face of the accompanying balance sheets. The Preferred Stock contains redemption provisions that require it to be presented outside of stockholders’ deficit.

Common stock

Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the Company’s stockholders provided, however, that, except as otherwise required by law, holders of common stock are not entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation or pursuant to the General Corporation Law of the State of Delaware. There is no cumulative voting. Common stockholders are entitled to receive dividends, as may be declared by the Board, if any, subject to the preferential dividend rights of the Preferred Stock. Through December 31, 2025, no dividends have been declared or paid on the Common Stock or the Preferred Stock.

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Warrants

The following warrants to purchase common stock of the Company were as follows:

	December 31, 2025
	Shares outstanding	Shares exercisable	Exercise Price	Expiration Date

Common stock warrants	86,700	54,621	$0.26	January 15, 2028
Common stock warrants	14,334	14,334	$12.34	February 8, 2032

	December 31, 2024
	Shares outstanding	Shares exercisable	Exercise Price	Expiration Date

Common stock warrants	86,700	54,621	$0.26	January 15, 2028
Common stock warrants	14,334	14,334	$12.34	February 8, 2032

During the year ended December 31, 2024, warrants to purchase 1,386 shares were exercised for Series A Preferred Stock at an exercise price of $8.52 per share. The warrant holder chose to cancel such number of warrant shares as was necessary to exercise the warrant with respect to the maximum number of warrant shares purchasable pursuant to a cashless exercise procedure set forth in the warrant agreement.

10.	Stock-based compensation

In 2016, the Board approved the Company’s 2016 Equity Incentive Plan (the “2016 Plan”) in order to attract, motivate and retain outstanding individuals for such positions, to align their interests with those of the Company’s stockholders, and to provide them with appropriate compensation and additional incentives to promote the success of the Company. The 2016 Plan, as amended on March 12, 2021, and November 22, 2021, provides for the granting of incentive stock options, non-statutory stock options and restricted stock, to employees, consultants, officers and directors. As of December 31, 2025, a maximum of 2,957,202 shares of common stock are authorized for issuance under the 2016 Plan and 812,622 shares are available for future grant.

The 2016 Plan is administered by the Board. The exercise prices, vesting and other restrictions are determined at the discretion of the Board, except that the exercise price per share of incentive stock options may not be less than 100% of the fair market value of the common stock on the date of grant. Stock options awarded under the 2016 Plan expire ten years after the grant date unless the Board sets a shorter term. Vesting periods for awards under the 2016 Plan are determined at the discretion of the Board. Incentive stock options granted to employees and non-statutory stock option awards granted to employees, officers, members of the Board, advisors, and consultants of the Company typically vest over four or five years. Terms of stock option agreements, including vesting requirements, are determined by the Board, subject to the provisions of the 2016 Plan.

Repricing of stock options

In February 2025, the Company completed an independent appraisal of the fair market value of its common stock as required under Section 409A of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), which determined the fair market value of common stock to be $2.61 per share. On April 29, 2025, the Board approved a repricing of all stock option grants held by then-active employees with an exercise price greater than $2.61 to decrease the exercise price to $2.61 per share, effective May 1, 2025. No other terms or conditions of the stock option awards were modified.

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The Company accounted for the repricing as a Type I (probable-to-probable) modification under ASC 718. The incremental fair value, measured as the excess of the fair value of the modified awards over the fair value of the original awards immediately before modification, totaled approximately $0.9 million. The incremental fair value attributable to vested awards was recognized immediately, and the incremental fair value attributable to unvested awards is recognized over the remaining service period. The Company recognized approximately $0.3 million of incremental stock-based compensation expense during the year ended December 31, 2025, with the remaining approximately $0.6 million to be recognized over the remaining service period.

The following summarizes the activity under the 2016 Plan during the years ended December 31, 2025 and 2024:

	Number of Options	Weighted- Average Exercise Price Per Share	Weighted- Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (in thousands)

Outstanding at December 31, 2024	1,995,526	$8.51	6.6	$3,870
Options granted	349,818	2.61
Options forfeited and expired	(436,540)	7.27
Outstanding at December 31, 2025	1,908,804	$3.49	6.3	$523
Vested and exercisable at December 31, 2025	1,064,950	$4.00	4.3	$523
Unvested at December 31, 2025	843,854	$2.86

The aggregate intrinsic value of common stock options disclosed in the table above is calculated as the difference between the exercise price of the stock options and the fair value of the Company’s common stock for those stock options that had exercise prices lower than the fair value of the Company’s common stock. The weighted average grant date fair value was $0.71 and $7.87 per share during the years ended December 31, 2025 and 2024, respectively.

Total stock-based compensation expense recognized in the statement of operations and comprehensive loss for stock option awards for the years ended December 31, 2025 and 2024 was as follows (in thousands):

	Year Ended December 31,
	2025	2024
Cost of sales	$40	$45
Selling, general and administrative	2,313	2,291
Research and development	93	217
Total	$2,446	$2,553

As of December 31, 2025, total unrecognized compensation expense related to unvested stock options was approximately $5.2 million which is expected to be recognized over a weighted average period of 2.6 years.

The fair value of stock option awards is estimated on the grant date using the Black-Scholes option pricing model with the following assumptions for the years ended December 31, 2025 and 2024:

	December 31,
	2025	2024
Fair value of common stock	$2.61	$8.95
Risk-free interest rate	3.7%-4.2%	3.6%-4.7%
Expected dividend yield	-	-
Expected term (in years)	5.91-6.08	5.50-6.08
Expected volatility	152.3% - 158.6%	75.8% - 146.3%

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11.	Defined contribution plan

The Company maintains a defined contribution plan under Section 401(k) of the Code (the “401(k) Plan”). The 401(k) Plan covers all employees who meet defined minimum age and service requirements and allows participants to defer a portion of their annual compensation on a pretax basis. The Company matches the first 3% of eligible compensation, followed by 50% of the next 2%. For the years ended December 31, 2025 and 2024, the Company contributed $0.2 million and $0.5 million, to the 401(k) Plan, respectively.

12.	Income taxes

The Company’s loss before income taxes and net loss for the years ended December 31, 2025 and 2024 was from its U.S. domestic operations. The Company had no current or deferred federal or state income tax expense due to operating losses incurred for the years ended December 31, 2025 and 2024 and the full valuation allowance is recorded on net deferred tax assets.

The Company’s effective tax rate differs from the federal statutory rate primarily due to the tax expense impact of non-deductible equity compensation and other permanent differences, tax credits, and the valuation allowance:

	Year Ended December 31,
	2025	2024

Federal income tax (benefit)/expense at statutory rate	21.00%	21.00%
State income tax benefit	5.83%	7.87%
Permanent items	(2.20)%	(1.09)%
Tax Credits	0.76%	1.84%
Valuation Allowance	(27.55)%	(30.29)%
Other	2.27%	0.95%
Unrecognized Tax Benefits	(0.11)%	(0.28)%
Effective tax rate	0.00%	0.00%

Deferred tax assets and liabilities reflect the net tax effects of net operating loss (“NOL”) and tax credit carryforwards and temporary differences between the carrying amount of assets and liabilities for financial reporting and the amounts used for tax purposes. Significant components of the Company’s deferred tax assets and liabilities were as follows (in thousands):

	December 31,
	2025	2024
Deferred tax assets:

Federal net operating loss carryforwards	$50,579	$45,767
State net operating loss carryforwards	14,193	11,599
Depreciation and amortization	104	84
Tax credits	3,578	3,554
Capitalized expenses	4,920	5,430
Lease liability	522	878
Stock based compensation	691	515
Accruals and other	348	1,816
Change in fair value of convertible debt	1,806	-
Total deferred tax assets	76,742	69,643
Valuation allowance	(76,246)	(68,813)
Deferred tax assets, net	$495	$830

Deferred tax liabilities:
Right-of-use asset	$(495)	$(830)
Total deferred tax liabilities	$(495)	$(830)
Net deferred tax assets (liability)	$-	$-

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The Company has evaluated the positive and negative evidence bearing upon its ability to realize the deferred tax assets. Management has considered the Company’s history of cumulative net losses incurred since inception and has concluded that it is more likely than not that the Company will not realize the benefits of the deferred tax assets. Accordingly, a full valuation allowance has been established against the net deferred tax assets as of December 31, 2025 and 2024. Management reevaluates the positive and negative evidence at each reporting period.

Changes in the valuation allowance for deferred tax assets during the years ended December 31, 2025 and 2024 related primarily to the increase in NOL carryforwards, and were as follows (in thousands):

	Year Ended December 31,
	2025	2024
Valuation allowance at beginning of year	$68,813	$57,825
Increases recorded	7,433	10,988
Valuation allowance at end of year	$76,246	$68,813

As of December 31, 2025, the Company had federal NOL carryforwards of approximately $240.8 million, including $239.4 million of which may be available to offset future income tax liabilities, while $1.4 million of carryforwards that were in existence as of December 31, 2017 may offset future income tax liabilities up through 2037. The Company had state NOL carryforwards of approximately $249.7 million to offset future state taxable income which will expire at various times through 2045. The Company also had U.S. federal research and development tax credit carryforwards of $3.6 million available to offset future U.S. federal income taxes, which expire at various times through 2045. As of December 31, 2025, the Company had state tax credit carryforwards of $0.8 million which expire at various times through 2040 and may be used to offset future state taxable income.

The NOL and tax credit carryforwards are subject to review and possible adjustment by the Internal Revenue Service and state tax authorities. NOL and tax credit carryforwards may become subject to an annual limitation in the event of certain cumulative changes in the ownership interest of significant shareholders over a three-year period in excess of 50%, as defined under Sections 382 and 383 of the Code, respectively, as well as similar state provisions. This could limit the amount of tax attributes that can be utilized annually to offset future taxable income or tax liabilities. The amount of the annual limitation is determined based on the value of the Company immediately prior to the ownership change. Subsequent ownership changes may further affect the limitation in future years.

ASC Topic 740 requires a valuation allowance to reduce the deferred tax assets reported if, based on the weight of the evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. After consideration of all the evidence, both positive and negative, the Company recorded a valuation allowance against its deferred tax assets at December 31, 2025 and 2024. The increase in the valuation allowance recorded during the year primarily relates to the net loss incurred by the Company.

The Company accounts for uncertainty in income taxes under the provisions of ASC Topic 740, which defines the thresholds for recognizing the benefits of tax return positions in the financial statements as “more likely than not” to be sustained by the taxing authority. The tax benefit is measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. As of December 31, 2025, the Company recorded $0.7 million, and as of December 31, 2024, the Company recorded $0.6 million in unrecognized tax benefits.

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The Company’s policy is to recognize both interest and penalties related to unrecognized tax benefits as a component of income tax expense. As of December 31, 2025 and 2024, there were no interest or penalties associated with unrecognized tax benefits.

The following is a reconciliation of the total amounts of unrecognized tax benefits as of December 31, 2025 and December 31, 2024 (in thousands):

	Year Ended December 31,
	2025	2024
Unrecognized benefit at beginning of year	$627	$500
Additions/reductions related to the current year	44	127
Additions/reductions related to prior years	(13)	-
Lapse of statute of limitations	-	-
Unrecognized benefit at end of year	$658	$627

The federal and state income tax returns are generally subject to examinations. To the extent the Company has tax attribute carryforwards, the tax years in which the attribute was generated may still be adjusted upon examinations by the Internal Revenue Service or state tax authorities to the extent utilized in a future period. The Company files income tax returns in the U.S. federal jurisdiction and various state jurisdictions. There are currently no federal or state audits in process.

The Company did not make any income tax payments during the years ended December 31, 2025 and 2024.

13.	License and collaboration agreements

Pfizer - Service agreement

Prior to January 1, 2024, the Company entered into, and subsequently amended, a services agreement with Pfizer Inc. (“Pfizer”) pursuant to which the Company granted Pfizer an exclusive, non-transferable, non-sublicensable enterprise license to access specific data provided by the Company. The license period was for three years and expired in September 2025.

The Company determined a single performance obligation, the license and the promise to provide updates to the specific data, that were recognized ratably over the term of the agreement. The Company recognized revenues of $1.6 million and $2.3 million during the years ended December 31, 2025 and 2024, respectively in connection with the Pfizer service agreement.

Genentech – Service agreements

In February 2024 and January 2025, the Company entered into service agreements with Genentech USA, Inc. (“Genentech”) pursuant to which the Company provided a fixed weekly number of PrismDirect testing and results data used in conjunction with Genentech’s Actemra therapy. The Company was eligible to receive payments of up to an aggregate of $1.0 million.

The Company determined a single performance obligation, the service, that is recognized ratably over the term of the agreement. The Company recognized revenues of $0.1 million and $0.9 million during the years ended December 31, 2025 and 2024, respectively, in connection with the Genentech service agreements.

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14.	Related party transactions

Licensing and servicing agreements

Sponsored Research Agreement with Northeastern University

The Company entered into the Northeastern SRA (see Note 8), whereby the research activities pursuant to the research agreement were conducted under the direction of Albert-László Barabási, Ph.D. as principal investigator. Dr. Barabási is the Company’s co-founder and a current Board member. The Company recognized research and development costs associated with the Northeastern SRA of $0.5 million and $0.2 million during the years ended December 31, 2025 and 2024, respectively. As of December 31, 2025 and 2024, amounts due to Northeastern University under the agreement were $0 and $45,000, respectively. See Note 8 for additional information related to the Northeastern SRA.

Convertible promissory notes

The majority of the Company’s preferred stock investors participated in the Company’s issuance of convertible promissory notes during the years ended December 31, 2025 and 2024 (see Note 7). Of the total convertible promissory notes outstanding, $26.7 million and $8.2 million in principal was held by related parties as of December 31, 2025 and 2024, respectively, and accrued interest due to related parties was $2.0 million and $0.2 million as of those dates, respectively. See Note 7 for additional information related to the convertible promissory notes.

15.	Segment information

The Company operates as a single operating segment and a single reportable segment. The Company’s revenues are derived from its PrismRA diagnostic test (product revenue) and from data-licensing, analytics, and collaboration arrangements on its Spectra platform (services revenue) (see Note 13). The Company manages its operations as a single operating segment for the purpose of assessing performance, making operating decisions, and allocating resources, resulting in a single reportable segment. The Company has determined that its CODM is its CEO.

The CODM uses the Company’s net loss, as reported on the statements of operations and comprehensive loss, to assess performance and allocate resources, including monitoring actual results against budgeted expectations and evaluating cash burn in deciding how to invest in the Company’s research and development and commercial activities. The measure of segment assets is total assets as reported on the balance sheets, with particular emphasis on available liquidity, including cash, cash equivalents, and restricted cash.

The CODM is regularly provided with information regarding the following significant segment expense categories, which are reviewed against budgeted expectations to assist in resource allocation decision-making:

	Year ended December 31,
	2025	2024
Revenues	$5,071	$10,877
Less:
Costs of diagnostic kits	1,964	6,901
Personnel related costs	12,031	27,275
Professional and consulting fees	4,958	7,302
Facility-related and other	1,549	1,725
Depreciation	231	266
Other segment items*	2,351	3,310
Loss on issuance and change in fair value of convertible promissory notes	6,621	-
Sublease income	(165)	-
Interest income	(165)	(575)
Interest expense	2,458	194
Other income	214	648
Net loss	$(26,976)	$(36,169)

*Other segment items are primarily comprised of software and subscription services, insurance, and sales & marketing expenses as well as other general and administrative expenses.

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16.	Subsequent events

Convertible promissory notes

In March 2026, outstanding principal and accrued interest of $25.4 million under certain of the 2025 Notes were exchanged for new senior unsecured convertible promissory notes (the “2026 Notes”), together with $4.9 million of new cash investment, for total consideration of $30.3 million. The 2026 Notes bear interest at 10% per annum and mature on August 5, 2027. The 2026 Notes automatically convert into qualified securities upon a qualified financing or into publicly traded shares upon a reverse merger and provide for a change of control premium equal to five times the then-outstanding principal amount. In connection with the issuance of the 2026 Notes, the 2025 Notes held by participating noteholders were exchanged and the 2026 Notes were recorded at fair value. The 2025 Notes held by noteholders not participating in the exchange into 2026 Notes remained outstanding and were amended.

In July and August 2026, the Company issued additional senior unsecured convertible promissory notes for $4.2 million of new cash investment. These notes bear interest at 10% per annum, increasing to 13% per annum after August 5, 2027, and are senior in right of payment to the Company’s other indebtedness. Upon the closing of the Merger, the principal amount of these notes and of the notes issued for the $4.9 million of new cash investment in March 2026, together with accrued interest, will be applied toward the holders’ funding obligations under the Concurrent PIPE Investment, and the holders will receive shares of Chemomab Parent common stock and accompanying warrants in satisfaction of the notes rather than cash repayment.

Consistent with the Company’s accounting for its other convertible promissory notes, the Company elected the fair value option for these notes. They are recorded at fair value at issuance, with subsequent changes in fair value, inclusive of accrued interest, recognized in the statements of operations and comprehensive loss, and issuance costs are expensed as incurred.

Merger Agreement

In July 2026, the Company entered into the Merger Agreement with Chemomab, Chemomab Parent, the Merger Sub and the Domestication Merger Sub. Pursuant to the Merger Agreement, following the Domestication Merger, and upon satisfaction of additional closing conditions, the Merger Sub will merge with and into the Company, with the Company being the surviving entity and a wholly owned subsidiary of Chemomab Parent. If the Merger is completed, the business of the Company will combine with the business of Chemomab in Chemomab Parent, and the parties expect the common stock of the Combined Company will be listed on the Nasdaq Capital Market. The Merger is expected to be accounted for as a reverse asset acquisition, with the Company treated as the accounting acquirer and Chemomab treated as the accounting acquiree. Because the acquired set is not expected to meet the definition of a business, the cost of the acquisition will be allocated to the identifiable assets acquired and liabilities assumed based on their relative fair values, no goodwill will be recognized, and the amount allocated to acquired in-process research and development, which has no alternative future use, will be expensed at the acquisition date.

At the closing of the Merger, the Company’s 2026 Notes will convert into shares of Chemomab Parent common stock, and the Company’s 2025 Notes will be cancelled for no consideration. All of the Company’s outstanding capital stock, including common stock and preferred stock, together with its outstanding stock options and warrants, will be cancelled for no consideration, and the holders will not be entitled to receive any shares of Chemomab Parent common stock or other consideration. In addition, holders of Chemomab ordinary shares and vested options will receive contingent value rights entitling them to contingent payments of $40.0 million upon the initiation of a Phase III clinical trial of nebokitug in primary sclerosing cholangitis or a disposition of that program, and $10.0 million upon FDA approval of nebokitug in any indication, in each case if achieved within seven years. The contingent value rights are contingent consideration in the acquisition and are expected to be classified as a liability, measured initially at fair value as part of the cost of the acquisition and remeasured through earnings in subsequent periods.

Concurrently with the closing, investors have agreed to purchase shares of Chemomab Parent common stock, together with warrants to purchase shares of Chemomab Parent common stock, for aggregate gross proceeds of not less than $30.0 million, reflecting a pre-money valuation of the Combined Company of $150.0 million and 100% warrant coverage at 50% of that valuation. The private placement is a separate equity financing and is not part of the consideration in the acquisition; the shares and warrants are expected to be classified within stockholders’ equity, with issuance costs charged against the proceeds. The Merger Agreement provides for a termination fee of $2.0 million payable in specified circumstances, or $0.5 million if the required Chemomab shareholder approval is not obtained. Closing remains subject to customary conditions, including the effectiveness of a registration statement on Form S-4, approval by both companies’ stockholders, regulatory clearances, and consummation of the private placement.

The Company evaluated subsequent events for recognition or disclosure through August 11, 2026, the date the financial statements were issued.

F-77

SCIPHER MEDICINE CORPORATION

FINANCIAL STATEMENTS

AS OF AND FOR THE SIX MONTHS ENDED

JUNE 30, 2026 AND 2025

Unaudited Interim Condensed Financial Statements for the Six Months Ended June 30, 2026 and 2025 and as of June 30, 2026 and December 31, 2025

F-78

SCIPHER MEDICINE CORPORATION

F-79

SCIPHER MEDICINE CORPORATION

UNAUDITED INTERIM CONDENSED BALANCE SHEETS

(in thousands except share and par value data)

	June 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$2,253	$4,531
Restricted cash	264	40
Accounts receivable	195	206
Inventory	-	60
Prepaid expenses and other current assets	256	507
Deferred offering costs	1,763	-
Total current assets	4,731	5,344
Property and equipment, net	-	9
Right-of-use assets	1,564	1,816
Goodwill	426	426
Deposits	108	150
Other assets	47	-
Total assets	$6,876	$7,745
Liabilities, Redeemable Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$4,281	$2,178
Accrued expenses	867	1,310
Deferred revenues	219	233
Convertible promissory notes, current portion	1,000	35,200
Operating lease liabilities, current portion	566	501
Prepayment for private placement	264	-
Total current liabilities	7,197	39,422
Operating lease liabilities, net of current portion	1,119	1,411
Convertible promissory notes, net of current portion	75,200	-
Total liabilities	83,516	40,833
Commitments and contingencies (Note 7)
Redeemable convertible preferred stock, $0.001 par value; 9,318,235 authorized shares; 6,536,125 and 7,673,822 shares issued and outstanding at June 30, 2026 and December 31, 2025, respectively (liquidation preference of $170,556 at June 30, 2026)	169,825	205,578
Stockholders’ deficit:
Common stock, $0.001 par value; 13,500,000 shares authorized; 1,623,155 and 1,424,901 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	2	1
Additional paid-in-capital	81,933	45,060
Accumulated deficit	(328,400)	(283,727)
Total stockholders’ deficit	(246,465)	(238,666)
Total liabilities, redeemable convertible preferred stock and stockholders’ deficit	$6,876	$7,745

The accompanying notes are an integral part of these financial statements.

F-80

SCIPHER MEDICINE CORPORATION

UNAUDITED INTERIM CONDENSED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands except share and per share data)

	Six Months Ended June 30,
	2026	2025
Revenues, net	$732	$3,556
Cost of sales	774	2,283
Gross profit (loss)	(42)	1,273
Operating expenses:
Selling, general and administrative	7,606	8,552
Research and development	1,198	2,005
Total operating expenses	8,804	10,557
Loss from operations	(8,846)	(9,284)
Other income (expense):
Interest income	47	55
Loss on issuance/extinguishment of convertible promissory notes	(27,143)	(1,030)
Loss from change in fair value of convertible promissory notes	(7,362)	(2,810)
Interest expense	(1,537)	(1,146)
Other income (expense)	168	(242)
Total other income (expense), net	(35,827)	(5,173)
Net loss	$(44,673)	$(14,457)

Net loss per share of common stock, basic and diluted	$(29.44)	$(10.73)
Weighted-average shares of common stock outstanding, basic and diluted	1,517,338	1,347,096

Comprehensive loss:
Net loss	$(44,673)	$(14,457)
Other comprehensive loss	-	-
Total comprehensive loss	$(44,673)	$(14,457)

The accompanying notes are an integral part of these financial statements.

F-81

SCIPHER MEDICINE CORPORATION

UNAUDITED INTERIM CONDENSED STATEMENTS OF REDEEMABLE CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

(in thousands except share data)

	Six Months Ended June 30, 2026
	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balances at January 1, 2026	7,673,822	$205,578	1,424,901	$1	$45,060	$(283,727)	$(238,666)

Conversion of Series C and Series D redeemable convertible preferred stock into common stock	(1,137,697)	(35,753)	113,769	1	35,752	-	35,753
Issuance of Common Stock upon exercise of stock options	-	-	84,485	-	-	-	-
Stock-based compensation expense	-	-	-	-	1,121	-	1,121
Net loss	-	-	-	-	-	(44,673)	(44,673)
Balances at June 30, 2026	6,536,125	$169,825	1,623,155	$2	$81,933	$(328,400)	$(246,465)

	Six Months Ended June 30, 2025
	Redeemable Convertible Preferred Stock		Common Stock		Additional Paid in	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit
Balances at January 1, 2025	8,920,209	$225,555	1,300,275	$1	$22,637	$(256,752)	$(234,113)
Conversion of redeemable convertible preferred stock into common stock	(1,246,387)	(19,977)	124,626	-	19,977	-	19,977
Stock-based compensation	-	-	-	-	1,202	-	1,202
Net loss	-	-	-	-	-	(14,457)	(14,457)
Balances at June 30, 2025	7,673,822	$205,578	1,424,901	$1	$43,816	$(271,208)	$(227,391)

The accompanying notes are an integral part of these financial statements.

F-82

SCIPHER MEDICINE CORPORATION

UNAUDITED INTERIM CONDENSED STATEMENTS OF CASH FLOWS

(in thousands)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(44,673)	$(14,457)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation expense	9	128
Non-cash interest	1,534	804
Stock-based compensation expense	1,121	1,202
Loss on issuance/extinguishment of convertible promissory notes	27,143	1,030
Loss from change in fair value of convertible promissory notes	7,362	2,810
Loss (gain) on lease termination	-	(74)
Non-cash operating lease expense	252	381
Changes in operating assets and liabilities:
Accounts receivable	11	(462)
Inventory	60	11
Prepaid expenses and other current assets	251	174
Deposits	42	(29)
Deferred offering costs	(1,763)	-
Other assets	(47)	-
Accounts payable	2,104	(458)
Accrued expenses and other current liabilities	(444)	(1,471)
Operating lease liabilities	(227)	(391)
Deferred revenues	(14)	(836)
Net cash used in operating activities	(7,279)	(11,638)
Cash flows from financing activities:
Proceeds from prepayments for a private placement	264	-
Proceeds from convertible promissory notes	4,961	14,070
Net cash provided by financing activities	5,225	14,070
Net increase (decrease) in cash, cash equivalents and restricted cash	(2,054)	2,432
Cash, cash equivalents and restricted cash at beginning of period	4,571	4,009
Cash, cash equivalents and restricted cash at end of period	$2,517	$6,441

Components of cash and restricted cash
Cash and cash equivalents	$2,253	$6,401
Restricted cash	264	40
Total cash and restricted cash	$2,517	$6,441

Supplemental disclosure of non-cash financing activities:
Conversion of redeemable convertible preferred stock into common stock	$35,753	19,977

The accompanying notes are an integral part of these financial statements.

F-83

SCIPHER MEDICINE CORPORATION

NOTES TO UNAUDITED INTERIM CONDENSED FINANCIAL STATEMENTS

1.	Organization

Nature of business

Scipher Medicine Corporation (the “Company” or “Scipher”), a Delaware corporation, is a precision immunology company focused on advancing the understanding, diagnosis, and treatment of autoimmune diseases through the application of proprietary data analytics and machine learning technologies designed to improve the efficiency and probability of success in drug development. From target identification through commercialization of drug response classifiers, the Company’s technology enables the identification of patients most likely to respond to specific therapies, with the goal of providing patients with effective therapy early on, thereby improving clinical outcomes and reducing overall healthcare costs.

Scipher operates at the intersection of immunology, data science, and clinical medicine. Its platform integrates large-scale molecular data, including transcriptomic and other biological datasets, with clinical and real-world evidence to identify distinct patient subpopulations within heterogeneous autoimmune diseases. The Company uses these insights to inform therapeutic decision-making and to support the development and commercialization of diagnostic products and molecular treatment response signatures.

The Company’s activities since inception have mainly consisted of performing research and development activities, generating revenues and raising capital.

In July 2026, the Company entered into an agreement and plan of merger (the “Merger Agreement”) with Chemomab Therapeutics Ltd. (“Chemomab”), a publicly traded clinical-stage drug development company, Snowdrift Parent Corporation, a Delaware corporation (“Chemomab Parent”), Snowdrift Sub Corp., a Delaware corporation and a wholly owned subsidiary of Chemomab Parent (the “Merger Sub”) and Elderwood Ltd., an Israeli company and a wholly owned subsidiary of Chemomab Parent (the “Domestication Merger Sub”). Pursuant to the Merger Agreement, following the merger of the Domestication Merger Sub with and into Chemomab, with Chemomab being the surviving entity and a wholly owned subsidiary of Chemomab Parent (the “Domestication Merger”), and upon satisfaction of additional closing conditions, the Merger Sub will merge with and into the Company, with the Company being the surviving entity (the “Surviving Corporation”) and a wholly owned subsidiary of Chemomab Parent (the “Merger”, and the time at which the Merger becomes effective). If the Merger is completed, the business of the Company will combine with the business of Chemomab in Chemomab Parent and the parties expect the common stock of the combined company (the “Combined Company”) will be listed on the Nasdaq Capital Market. The combination is expected to give the Company access to the public capital markets to support the continued growth of its business. Completion of the Merger is subject to the satisfaction of certain closing conditions. See Note 12 for additional information.

Liquidity and going concern

The accompanying financial statements are prepared in accordance with generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company has incurred recurring losses from operations and negative cash flows from operating activities since inception and has convertible promissory notes that have matured or mature within twelve months from the date the financial statements are expected to be issued. The Company anticipates that it will continue to incur losses from operations and negative cash flows from operating activities in future periods. As of June 30, 2026, the Company had cash and cash equivalents of $2.3 million, convertible promissory notes with an aggregate principal amount of $33.7 million and accrued interest of $1.4 million, and an accumulated deficit of $328.4 million. Of the outstanding principal of the convertible promissory notes, $3.3 million of 2025 Notes matured on August 28, 2026 and had not been repaid as of the date the unaudited interim condensed financial statements were issued (see Notes 6 and 12), and $30.4 million of 2026 Notes matures on August 5, 2027, which is within twelve months of the date the unaudited interim condensed financial statements are expected to be issued. Since inception, the Company has financed its operations primarily through a combination of equity financings, debt financing arrangements, collaborations with third parties and revenue from sales of the Company’s diagnostic product. The Company anticipates incurring additional losses until such time, if ever, that it can generate significant sales of current products or any future products currently in development. As a result of historical losses from operations, negative cash flows from operations, the maturity of the convertible promissory notes, and the need to raise additional capital to finance its future operations, substantial doubt exists about the Company’s ability to continue as a going concern.

F-84

Substantial additional capital will be necessary to fund the Company’s operations, expand its commercial activities and develop other potential diagnostic-related products. The Company plans to seek additional funding through public or private equity offerings, debt financings, other collaborations, strategic alliances and licensing arrangements. However, these plans have not been finalized and are subject to market conditions and are not within the Company’s control and therefore cannot be deemed probable of occurring. In addition, the terms of any financing may adversely affect the holdings or the rights of the Company’s stockholders. If the Company is unable to obtain funding, the Company could be required to delay, curtail or discontinue research and development programs, product portfolio expansion or future commercialization efforts, which could adversely affect its business prospects. As a result, the Company has concluded that management’s plans do not alleviate substantial doubt about the Company’s ability to continue as a going concern. See Note 12 for additional information.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might result from the outcome of this uncertainty.

The Company is subject to risks and uncertainties common to early-stage companies, including, but not limited to, risks of failure of preclinical studies and clinical trials, dependence on key personnel, protection of proprietary technology, reliance on third-party organizations, risks of obtaining regulatory approval for any product candidate that it may develop, development by competitors of technological innovations, compliance with government regulations and the need to obtain additional financing.

2.	Summary of significant accounting policies

Basis of presentation

The summary of significant accounting policies included in the Company’s annual financial statements for the year ended December 31, 2025, which are included elsewhere in this registration statement, have not materially changed, except as set forth below.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). Any reference in these notes to applicable guidance is meant to refer to the authoritative GAAP as found in the Accounting Standards Codification (“ASC”) and Accounting Standards Updates (“ASU”) of the Financial Accounting Standards Board (“FASB”).

In the opinion of management, the unaudited interim condensed financial statements include all normal and recurring adjustments (which consist primarily of accruals, estimates and assumptions that impact the unaudited interim condensed financial statements) considered necessary to present fairly the Company’s financial position as of June 30, 2026 and its results of operations for the six months ended June 30, 2026 and 2025. Operating results for the six months ended June 30, 2026 are not necessarily indicative of the results that may be expected for the year ending December 31, 2026. The unaudited interim condensed financial statements presented herein do not contain the required disclosures under GAAP for annual financial statements. The unaudited interim condensed financial statements should be read in conjunction with the annual audited financial statements and related notes as of and for the year ended December 31, 2025.

Use of estimates

The preparation of financial statements in accordance with GAAP requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the financial statements, and the amount of expenses during the reported periods. There have been no significant changes in the nature of the Company’s significant estimates from those described in the annual audited financial statements. Actual results could differ from those estimates.

F-85

Fair value measurements

Fair value is defined as the exchange price, or exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

Level 1—Quoted prices in active markets for identical assets or liabilities.

Level 2—Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

Level 3—Unobservable inputs that are supported by little or no market activity and that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

Financial assets and liabilities are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. To the extent that the valuation is based on models or inputs that are less observable or unobservable in the market, the determination of fair value requires more judgment. Accordingly, the degree of judgment exercised by the Company in determining fair value is greatest for instruments categorized in Level 3. A financial instrument’s level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement.

Deferred Offering Costs

Deferred offering costs consist of specific incremental legal, accounting and other direct costs incurred in connection with the Merger Agreement, the Concurrent PIPE Investment and the related registration statement on Form S-4 (see Note 12). These costs are deferred and presented within current assets until the transactions are completed. Upon completion, costs directly attributable to the issuance of equity securities will be charged against the gross proceeds of the Concurrent PIPE Investment within additional paid-in capital, and costs directly attributable to the acquisition of Chemomab will be included in the cost of the acquisition. If the Merger and the Concurrent PIPE Investment are abandoned, the deferred costs will be expensed in the period of abandonment. Deferred offering costs of $1.8 million were recorded as of June 30, 2026; no such costs were deferred as of December 31, 2025.

Revenue

The Company generates revenue from contracts with customers, all of which is within the scope of ASC Topic 606, Revenue from Contracts with Customers (“ASC 606”). The Company recognizes revenue when it satisfies a performance obligation by transferring control of the promised services to a customer in an amount that reflects the consideration that it expects to be entitled to in exchange for those services. During the six months ended June 30, 2026 and 2025, the Company earned revenue related to multiple service agreements and sales of the PrismRA diagnostic test.

The Company sells its PrismRA molecular signature blood test, under which it performs the test analysis and delivers a clinical report for each patient sample. Each test represents a single performance obligation that is distinct, as the customer benefits from each test result on its own and the promise to deliver each test result is separately identifiable from other promises in the contract. The transaction price is generally fixed on a per-test basis; where pricing varies with volume, the Company estimates variable consideration using the most likely amount method, subject to the constraint. Because each test is the only performance obligation in the arrangement, the transaction price is allocated entirely to the test. The Company recognizes revenue at the point in time at which control of the test result transfers to the customer, which occurs upon delivery of the completed clinical report.

Under its service agreements, the Company provides an ongoing data delivery and reporting service over the contract term. The Company identifies a single performance obligation comprising a series of distinct services that are substantially the same and have the same pattern of transfer. The transaction price is fixed and is allocated to the single performance obligation. The Company recognizes revenue over time, because the customer simultaneously receives and consumes the benefits of the Company’s performance as the Company delivers the underlying data and reporting, using a measure of progress which is time based that depicts the transfer of those services to the customer.

F-86

Amounts received before the related performance obligation is satisfied are recorded as deferred revenue in the accompanying balance sheets. If the related performance obligation is expected to be satisfied within the next twelve months, the related deferred revenue will be classified in current liabilities. During the six months ended June 30, 2026, the Company did not recognize any revenue that was deferred at December 31, 2025. During the six months ended June 30, 2025, the Company recognized $0.9 million of revenue that was deferred at December 31, 2024. Deferred revenue classified in current liabilities at June 30, 2026, December 31, 2025 and December 31, 2024 totaled $0.2 million, $0.2 million and $1.1 million, respectively.

Disaggregation of revenue

The Company disaggregates revenue by type (product versus service) and by the timing of transfer (point in time versus over time), as it believes these categories best depict how the nature, amount, timing, and uncertainty of revenue and cash flows are affected by economic factors. Substantially all of the Company’s revenue is derived in the United States.

The following table presents revenue disaggregated by product and service (in thousands):

	Six Months Ended June 30,
	2026	2025
Revenue
Product revenue	$442	$1,806
Service revenue	290	1,750
Total revenue	$732	$3,556

The following table presents revenue disaggregated by the timing of transfer (in thousands):

	Six Months Ended June 30,
	2026	2025
Revenue recognized at a point in time	$442	$1,806
Revenue recognized over time	290	1,750
Total revenue	$732	$3,556

Revenue recognized over time relates to the Company’s ongoing data delivery and reporting service arrangements. Revenue recognized at a point in time relates to sales of the PrismRA diagnostic test. For the six months ended June 30, 2026 and 2025, one customer accounted for approximately 31% and 18% of total revenue, respectively.

Net loss per share

The Company computes net loss per share using the two-class method required for participating securities. The Company’s redeemable convertible preferred stock participates in dividends declared on common stock on an as-converted basis and is therefore a participating security. Net loss is not allocated to the redeemable convertible preferred stock in periods of net loss because the holders have no contractual obligation to share in the Company’s losses; accordingly, the two-class method had no effect on the reported net loss per share for the six months ended June 30, 2026 and 2025.

The following table sets forth the computation of basic and diluted net loss per share (in thousands, except share and per share data):

	Six Months Ended June 30,
	2026	2025
Net loss	$(44,673)	$(14,457)
Less: dividends declared on redeemable convertible preferred stock	—	—
Less: net loss allocated to participating securities	—	—
Net loss applicable to common stockholders	$(44,673)	$(14,457)
Weighted-average shares of common stock outstanding, basic and diluted	1,517,338	1,347,096
Net loss per share, basic and diluted	$(29.44)	$(10.73)

F-87

The following potential dilutive securities, presented based on amounts outstanding at the end of each reporting period, have been excluded from the calculation of diluted net loss per share because including them would have had an anti-dilutive impact:

	Six Months Ended June 30,
	2026	2025
Redeemable convertible preferred stock	6,536,125	7,673,822
Warrants to purchase common stock	101,034	101,034
Options to purchase common stock	1,724,667	1,867,886
Total	8,361,826	9,642,742

The Company’s convertible promissory notes convert into shares only upon the closing of a qualified equity financing, at a conversion price determined by reference to the per-share price of the preferred stock issued in that financing, or in connection with the Merger as described in Notes 6 and 12. Because no such event had occurred as of either reporting date, and the conversion price was determined solely by reference to the price of a future financing that was not fixed or determinable at those dates, the number of common share-equivalents issuable upon conversion was not determinable and the notes have been excluded from the table above. Absent such an event, the notes are settled in cash at maturity or upon a change-in-control event, at a multiple of the notional amount outstanding (see Note 6). The outstanding principal and accrued interest that would be subject to conversion was $35.1 million and $23.3 million as of June 30, 2026 and 2025, respectively.

Subsequent to June 30, 2026, additional convertible promissory notes were issued, and in July 2026, the Company entered into the Merger Agreement, under which the 2026 Notes (as defined below) will automatically convert into shares of Chemomab Parent common stock at the closing of the Merger. See Note 12.

Recently issued accounting pronouncements

From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial statements and disclosures.

In November 2024, the FASB issued ASU No. 2024-03, Income Statement - Reporting Comprehensive Income -Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”). The amendments in ASU 2024-03 require public entities to disclose specified information about certain costs and expenses. ASU 2024-03 is effective for fiscal years beginning after December 15, 2026, and for interim periods within those fiscal years beginning after December 15, 2027. The Company is currently evaluating the impact of this standard on its financial statements.

In December 2025, the FASB issued ASU No. 2025-12, Codification Improvements (“ASU 2025-12”). ASU 2025-12 addresses suggestions received from stakeholders on the ASC and makes other incremental improvements to GAAP. The update represents changes to the ASC that (i) clarify, (ii) correct errors, or (iii) make minor improvements. The amendments make the ASC easier to understand and apply. The guidance is effective for fiscal years beginning after December 15, 2026, including interim periods within those fiscal years. The Company is currently evaluating the impact of this standard on its financial statements.

In 2025, the FASB issued ASU No. 2025-11, Interim Reporting (Topic 270): Narrow-Scope Improvements (“ASU 2025-11”). ASU 2025-11 clarifies the disclosure requirements that apply to interim financial statements, consolidates the interim disclosure requirements of other topics into a single list within Topic 270, and establishes a disclosure principle under which interim financial statements and notes include disclosures sufficient to make the interim information not misleading, including disclosure of significant events and changes since the end of the most recent fiscal year. ASU 2025-11 is effective for public business entities for interim reporting periods within annual reporting periods beginning after December 15, 2027, with early adoption permitted, and may be applied prospectively or retrospectively. The Company is currently evaluating the impact of this standard on its interim financial statement disclosures.

F-88

3.	Fair value measurements

The following table presents information about the Company’s financial assets and liabilities measured at fair value on a recurring basis and indicates the level of the fair value hierarchy utilized to determine such fair values at June 30, 2026 and December 31, 2025 (in thousands):

	Fair Value Measurements at June 30, 2026
	Level 1	Level 2	Level 3	Total
Assets:
Money market funds	$508	$-	$-	$508
Total assets	$508	$-	$-	$508
Liabilities:
Convertible promissory notes	$-	$-	$76,200	$76,200
Total liabilities	$-	$-	$76,200	$76,200

	Fair Value Measurements at December 31, 2025
	Level 1	Level 2	Level 3	Total
Assets:
Money market funds	$731	$-	$-	$731
Total assets	$731	$-	$-	$731
Liabilities:
Convertible promissory notes	$-	$-	$35,200	$35,200
Total liabilities	$-	$-	$35,200	$35,200

There were no transfers between Level 1, Level 2 and Level 3 categories during the six months ended June 30, 2026 or during the year ended December 31, 2025.

The reconciliation of financial instruments measured at fair value on a recurring basis using significant unobservable inputs (Level 3) is as follows (in thousands):

Balance, January 1, 2026	$35,200
Extinguishment of 2025 Notes at fair value	(30,897)
Issuances of 2026 Notes at fair value	63,000
Change in fair value	8,897
Balance, June 30, 2026	$76,200

Balance, January 1, 2025	$8,387
Issuances of 2025 Notes at fair value	15,100
Change in fair value	3,613
Balance, June 30, 2025	$27,100

F-89

The fair value of the convertible promissory notes is estimated using a scenario-based method, which probability-weights the present value of the notes’ payoffs under a next round of financing, a change-in-control, maturity, and an event of default. Significant estimates in the scenario-based method include the probability weighting assigned to each scenario, the credit-adjusted discount rate, the applicable conversion discount to the next-round financing price, the expected timing of each scenario, and the change-in-control payout multiple.

The fair values of the unsecured convertible promissory notes were estimated using a scenario-based method with the following assumptions at each issuance date and as of June 30, 2026 and December 31, 2025:

December 31, 2024	February 28, 2025	June 30, 2025	December 31, 2025	March 5, 2026	June 30, 2026
Credit-adjusted discount rate	32.3%	32.3%	32.8%	32.3%	33.1%	33.4%
Coupon interest rate	10.0%	10.0%	10.0%	10.0%	10.0%	10.0%
Scenario probability - next round of financing	45%	60%	65%	70%	50%	20%
Scenario probability – change-in-control	5%	15%	15%	10%	40%	70%
Scenario probability - maturity	30%	10%	10%	10%	5%	5%
Scenario probability - event of default	20%	15%	10%	10%	5%	5%
Conversion discount to next-round price (tiered by participation)	75%	60-100%	60%–100%	60% – 100%	80%	80%
Expected time to next financing / liquidity event (in years)	0.16	1.5	1.00	0.50 –0.66	0.49–1.42	0.17 – 1.1
Change-in-control payout multiple	3.0	x	3.0	x	3.0	x	3.0	x	5.0	x	5.0	x

The March 5, 2026 and June 30, 2026 assumptions in the table above relate to the 2026 Notes. The 2025 Notes that remain outstanding were valued at those dates using the same scenario probabilities and 38.1% and 38.4% as credit-adjusted discount rates as of March 5, 2026 and June 30, 2026, respectively, and the one time change-in-control payout multiple provided in the 2025 Notes.

The increase in the fair value of the convertible promissory notes during the six months ended June 30, 2026 was attributable primarily to the increase in the probability assigned to the change-in-control scenario, from 10% at December 31, 2025 to 40% at March 5, 2026 and 70% at June 30, 2026, reflecting the anticipated Merger (see Note 12), and to the five times change-in-control payout multiple provided in the 2026 Notes. A further increase in the probability assigned to the change-in-control scenario, or a decrease in the credit-adjusted discount rate, would result in a higher fair value of the notes.

4.	Accrued expenses

Accrued expenses consisted of the following (in thousands):

	June 30, 2026	December 31, 2025
Employee related expenses	$735	$1,161
Research and development expenses	11	40
Professional services and other expenses	55	109
Software and subscription services	66	-
Total	$867	$1,310

F-90

5.	Leases

Other than short-term leases, the Company is party to one lease agreement for office space, the Head Lease described below, which resulted in the recognition of a right of use (“ROU”) asset. During the six months ended June 30, 2025, the Company was also party to a second office lease, which was terminated in February 2025. The Company has elected to apply the short-term lease exception to all leases with a term of one year or less.

In June 2023, the Company entered into a lease agreement for office space in Waltham, Massachusetts (the “Head Lease”). The Head Lease expires in January 2029. In May 2025, the Company entered into a sublease agreement to sublease its office space in Waltham, Massachusetts, commencing in July 2025 and continuing through January 2029, featuring escalating rental income. Because the Company was not relieved of its primary obligation under the Head Lease, the Company continues to account for the Head Lease as it did before the sublease, and the sublease is accounted for as a separate operating lease with no effect on the ROU asset or lease liability of the Head Lease. The sublease term is coterminous with the Head Lease, and no renewal options were granted to the sublessee. Sublease income is recognized on a straight-line basis over the sublease term and is presented as sublease income within other income (expense) in the accompanying statements of operations and comprehensive loss. Sublease income recognized in excess of amounts billed under the escalating rent schedule is presented within other assets and was $47 thousand at June 30, 2026.

The Company also leased office space under an operating lease entered into in 2022 and amended in 2023, which extended the term through February 2029. In February 2025, the Company terminated this operating lease ahead of its expiration, surrendered the premises and agreed to a termination fee of $0.3 million. Upon termination, the Company derecognized the ROU asset of $1.1 million and the related lease liability of $1.1 million, resulting in a gain of $0.1 million on derecognition, which is presented as a non-cash adjustment in the accompanying statements of cash flows. After the termination fee, the Company recognized a net loss on lease termination of $0.2 million within other income (expense) for the six months ended June 30, 2025. There were no lease terminations or modifications during the six months ended June 30, 2026.

Because the rates implicit in its leases are not readily determinable, the Company uses its incremental borrowing rate at the lease commencement date to determine the present value of lease payments; the incremental borrowing rate for the Head Lease is 8.58%, and the weighted average discount rate for all operating leases is presented in the table below. Options to renew were not included in the lease term because the Company is not reasonably certain that it will exercise them.

Additional information about the Company’s leases for the six months ended June 30, 2026 and 2025 and, for the weighted average remaining lease term and discount rate, as of those dates, is as follows (in thousands except years and percentages):

	June 30,
	2026	2025
Operating lease costs	$297	$271
Short-term lease costs	-	302
Sublease income	232	-
Cash paid for amounts included in measuring operating lease liabilities	299	427
Lease assets obtained in exchange for operating lease obligations	$-	$-
Weighted average remaining lease term (in years)	2.73	3.58
Weighted average discount rate	8.1%	8.1%

F-91

6.	Convertible promissory notes

Convertible promissory notes consisted of the following (in thousands):

	June 30, 2026	December 31, 2025
2025 Convertible Promissory Notes	$1,000	$35,200
2026 Convertible Promissory Notes	75,200	-
Total	$76,200	$35,200

2024 convertible promissory notes

In September 2024, the Company entered into a Convertible Promissory Note Purchase Agreement and issued Senior Unsecured Convertible Promissory Notes (the “2024 Notes”) to certain of its existing preferred stockholders in an aggregate authorized principal amount of $12.5 million of which the Company received $8.2 million in 2024 and $1.4 million in 2025, totaling $9.6 million in aggregate proceeds from September 2024 through January 2025.

The 2024 Notes bore interest at an annual rate of 10% and matured on March 4, 2025, if not converted prior to maturity. Upon completion of a qualified convertible preferred financing event with minimum proceeds of $12.5 million, the 2024 Notes would have automatically converted into the preferred equity issued in the qualified financing, at a conversion rate equal to 75% of the subscription price paid in the qualified financing. Upon a change-in-control event that occurred prior to a qualified financing event, the holders of the 2024 Notes would have been entitled to receive consideration equal to three times the notional amount outstanding at the time of the change-in-control event.

The Company elected to account for the 2024 Notes under the fair value option.

In February 2025, outstanding principal and accrued interest of $9.9 million under the 2024 Notes were exchanged for the 2025 Notes as discussed below in more detail.

The exchange was accounted for as a modification of the 2024 Notes. The exchange occurred at fair value, which allocated the 2025 Notes’ fair value between the 2024 Notes consideration and the new cash consideration. The $10.2 million fair value of the 2024 Notes at modification approximates the fair value of consideration received, and no separate loss on modification was recognized. The entire Step 3 fair value catch-up is recognized as change in fair value of convertible promissory notes under ASC Topic 825-10. The Company has elected to present interest expense related to the notes separately from other changes in the fair value of its notes. The Company recognized interest expense of $0.8 million related to the notes during the six months ended June 30, 2025.

2025 convertible promissory notes

In February 2025, the Company entered into a new convertible note purchase agreement and issued Senior Unsecured Convertible Promissory Notes (the “2025 Notes”) in an aggregate authorized principal amount of $39.9 million to certain of its existing preferred stockholders. Pursuant to the terms of the 2025 Notes, the aggregate outstanding principal and accrued interest of $9.9 million related to the 2024 Notes were exchanged in February 2025 for 2025 Notes. The Company received $12.7 million in aggregate cash proceeds from the issuance of 2025 Notes from March through June 2025 and additional cash proceeds during the second half of 2025.

The 2025 Notes bear interest at an annual rate of 10% and will mature, if not converted prior, on August 28, 2026. Following maturity, the 2025 Notes bear interest at an annual rate of 13% until settled. Upon completion of a qualified convertible preferred financing event with minimum proceeds of $25.0 million, the 2025 Notes automatically convert into the preferred equity issued in the qualified financing at a conversion price equal to the lowest price paid per share in the qualified financing event. Upon a change-in-control event that occurs prior to a qualified financing event, the holders of the 2025 Notes are entitled to receive consideration equal to three times the notional amount outstanding at the time of the change-in-control event. In addition, preferred stockholders who participated in the 2025 Notes financing were required to participate in subsequent financings based on the investors’ pro rata amount. Failure to participate results in a mandatory conversion of the preferred stockholders’ outstanding shares of preferred stock into common stock, at a ratio whereby every ten shares of outstanding preferred stock are converted into one share of common stock.

F-92

The Company elected to account for the 2025 Notes under the fair value option. The 2025 Notes issued for cash during the six months ended June 30, 2025 were recorded at their fair value at issuance of $15.1 million, resulting in a loss on issuance of $1.0 million. Changes in the fair value of the 2025 Notes are recognized in the accompanying statements of operations and comprehensive loss. During the six months ended June 30, 2025, the Company recognized a loss from the change in fair value of the 2025 Notes of $2.8 million.

In March 2026 and, for one holder, in April 2026, holders of 2025 Notes representing $23.3 million of principal and $2.1 million of accrued interest exchanged their 2025 Notes for 2026 Notes, as described below. The 2025 Notes held by one holder that did not participate in the 2026 Notes financing remain outstanding, with a principal amount of $3.3 million, and are presented as a current liability at their fair value of $1.0 million at June 30, 2026. In accordance with the terms of the 2025 Notes, the shares of Series C and Series D preferred stock held by that holder were mandatorily converted into common stock at a ratio of ten preferred shares for one share of common stock during the six months ended June 30, 2026 (see the accompanying statements of redeemable convertible preferred stock and stockholders’ deficit). Under the Merger Agreement, the outstanding 2025 Notes will be cancelled for no consideration at the closing of the Merger (see Note 12). During the six months ended June 30, 2026, the Company recognized a gain from the change in fair value of the outstanding 2025 Notes of $3.3 million.

The outstanding 2025 Notes matured on August 28, 2026. The 2025 Notes were not repaid at maturity and remained outstanding as of the date the unaudited interim condensed financial statements were issued, and bear interest at 13% per annum following maturity (see Note 12).

2026 convertible promissory notes

In March and April 2026, the Company entered into a new convertible note purchase agreement and issued Senior Unsecured Convertible Promissory Notes (the “2026 Notes”) to certain of its existing preferred stockholders. The Company received $5.0 million in aggregate cash proceeds from the issuance of 2026 Notes in March and April 2026. Pursuant to the terms of the 2026 Notes, aggregate outstanding principal and accrued interest of $25.5 million related to the 2025 Notes were exchanged for 2026 Notes. Together with the 2026 Notes issued for cash, the aggregate principal amount of 2026 Notes outstanding at June 30, 2026 was $30.5 million.

The 2026 Notes bear interest at an annual rate of 10% and will mature, if not converted prior, on August 5, 2027. Following maturity, the 2026 Notes bear interest at an annual rate of 13% until settled. Upon completion of a qualified convertible preferred financing event with minimum proceeds of $25.0 million, the 2026 Notes will automatically convert into the preferred equity issued in the qualified financing at a conversion price equal to the lowest price paid per share in the qualified financing event. Upon a change-in-control event that occurs prior to a qualified financing event, the holders of the 2026 Notes will be entitled to receive consideration equal to five times the notional amount outstanding at the time of the change-in-control event. In addition, preferred stockholders who participated in the 2026 Notes financing will be required to participate in the qualified financing event based on the investors’ pro rata amount.

The Company elected to account for the 2026 Notes under the fair value option. The 2026 Notes issued for cash were recorded at their fair value at issuance of $10.3 million, resulting in a loss on issuance of $5.3 million, which is presented as loss on issuance of convertible promissory notes in the accompanying statements of operations and comprehensive loss. Changes in the fair value of the 2026 Notes are recognized in the accompanying statements of operations and comprehensive loss. At the closing of the Merger, the 2026 Notes will be settled through the issuance of Chemomab Parent common stock; the 2026 Notes issued in exchange for 2025 Notes will convert into shares of Chemomab Parent common stock pursuant to the Merger Agreement, and the principal and accrued interest of the 2026 Notes issued for cash will be applied toward the holders’ funding obligations under the Concurrent PIPE Investment (see Note 12).

The exchange of the 2025 Notes for 2026 Notes was evaluated under ASC Topic 825-10 and accounted for as a cancellation and extinguishment of the 2025 Notes rather than a modification. The 2025 Notes exchanged for 2026 Notes were derecognized at fair value of $30.9 million and the 2026 Notes issued in exchange for the 2025 Notes were recognized at fair value at issuance of $52.7 million, resulting in a loss on issuance/extinguishment of $21.8 million. The entire Step 3 fair value catch-up is recognized as change in fair value of convertible promissory notes. The 2026 Notes issued for cash were recorded at fair value as described above, and issuance costs were expensed as incurred.

F-93

During the six months ended June 30, 2026, the Company recognized a loss from the change in fair value of the 2026 Notes of $10.7 million, which, net of the $3.3 million gain on the outstanding 2025 Notes described above, is presented as loss from change in fair value of convertible promissory notes of $7.4 million in the accompanying statements of operations and comprehensive loss. The fair value of the 2026 Notes increased during the period primarily as a result of the increase in the probability of a change-in-control scenario following the execution of the Merger Agreement and the five times change-in-control payout multiple in the 2026 Notes (see Note 3).

The Company has elected to present interest expense on its convertible promissory notes, measured at the contractual interest rate, separately from other changes in fair value within interest expense in the statements of operations and comprehensive loss. Interest expense on the notes was $1.5 million and $1.1 million for the six months ended June 30, 2026 and 2025, respectively, and accrued interest of $1.4 million was outstanding at June 30, 2026.

Prepayment for Private Placement

In connection with the Merger Agreement, a syndicate of the Company’s existing investors, including holders of the 2026 Notes, agreed to purchase shares of Chemomab Parent common stock and accompanying warrants for aggregate gross proceeds of not less than $30.0 million concurrently with the closing of the Merger (the “Concurrent PIPE Investment”, see Note 12). The principal and accrued interest of the 2026 Notes issued for $5.0 million of cash in March and April 2026, and of the notes issued in July and August 2026, will be applied toward the investors’ funding obligations under the Concurrent PIPE Investment, with the balance of the commitment to be funded in cash at closing. During the six months ended June 30, 2026, the Company received $0.3 million from participating investors as an advance toward their Concurrent PIPE Investment funding obligations. Because the shares and warrants will be issued by Chemomab Parent upon the closing of the Merger, and the amount is refundable to the investors if the Merger and the Concurrent PIPE Investment are not consummated, the Company has recorded the advance as a current liability, presented as prepayment for private placement, and holds the cash received as restricted cash. The advance bears no interest and will be released to Chemomab Parent and applied against the investors’ funding obligations at the closing of the Merger.

7.	Commitments and contingencies

Legal proceedings

The Company is not aware of any material legal proceedings currently pending or threatened, except as described below:

Quest Diagnostics

The Company served Quest Diagnostics (“Quest”) with a notice of breach in February 2025, stating that Quest failed to obtain approval to perform testing in New York State per agreements the Company previously entered into with Quest (the “Quest Agreements”). In turn, Quest served the Company with a notice of breach for failing to pay under the Quest Agreements. The Quest Agreements have been terminated. Quest has initiated legal proceedings, suing the Company for $10 million, and the Company is actively defending the action. Management has determined that a loss is not estimable.

The matter is currently pending in New York State Court, and it is still in the early stages. Discovery started in late March 2026, with a deadline for substantial completion of document productions on August 7, 2026, the close of fact discovery on November 14, 2026, and summary judgment briefing due by April 13, 2027. Trial is tentatively set for mid-2027. The parties engaged in early mediation in November 2025. No resolution was reached at that time. The parties are not presently engaged in any settlement discussions.

As of June 30, 2026 and December 31, 2025, an accounts payable balance of $0.7 million remains, which relates to work performed under the Quest Agreements. No additional accrual has been recorded as of June 30, 2026 and December 31, 2025.

F-94

8.	Stock-based compensation

The Company grants stock options to employees, consultants, officers and directors under its 2016 Equity Incentive Plan, as amended (the “2016 Plan”). As of June 30, 2026, a maximum of 2,957,202 shares of common stock are authorized for issuance under the 2016 Plan and 912,273 shares are available for future grant. There were no changes to the terms of the 2016 Plan during the six months ended June 30, 2026.

Repricing of stock options

On April 29, 2025, the Company’s Board of Directors (the “Board”) approved a repricing of all stock option grants held by then-active employees with an exercise price greater than $2.61 to decrease the exercise price to $2.61 per share, effective May 1, 2025. No other terms or conditions of the stock option awards were modified.

The repricing was accounted for as a modification under ASC Topic 718, Compensation-Stock Compensation, with total incremental fair value of approximately $0.9 million, of which approximately $0.2 million related to vested options and was recognized during the six months ended June 30, 2025 upon modification and approximately $0.7 million related to unvested options, is being recognized over the remaining requisite service periods through July 2028. Of the $0.7 million, approximately $0.1 million was recognized during the six months ended June 30, 2025, approximately $0.1 million was recognized during the six months ended June 30, 2026, and approximately $0.5 million remains to be recognized as of June 30, 2026.

The following summarizes the activity under the 2016 Plan during the six months ended June 30, 2026:

	Number of Options	Weighted- Average Exercise Price Per Share	Weighted- Average Remaining Contractual Term (in years)	Aggregate Intrinsic Value (in thousands)

Outstanding at January 1, 2026	1,908,804	$3.49	6.3	$523
Forfeited and expired	(99,652)	2.60	-	-
Exercised	(84,485)	0.001	-	-
Outstanding at June 30, 2026	1,724,667	$3.72	5.7	$302
Vested and exercisable at June 30, 2026	1,142,447	$4.21	4.3	$302

No stock options were granted during the six months ended June 30, 2026. The options exercised during the six months ended June 30, 2026 had an exercise price of $0.001 per share, and the aggregate proceeds received were not material.

Total stock-based compensation expense recognized in the statement of operations and comprehensive loss for stock option awards for the six months ended June 30, 2026 and 2025 was as follows (in thousands):

	Six Months Ended June 30,
	2026	2025
Cost of sales	$3	$37
Selling, general and administrative	1,099	1,109
Research and development	19	56
Total	$1,121	$1,202

As of June 30, 2026, total unrecognized compensation expense related to unvested stock options was approximately $3.2 million which is expected to be recognized over a weighted average period of 2.1 years.

F-95

The fair value of stock option awards is estimated on the grant date using the Black-Scholes option pricing model. No stock options were granted during the six months ended June 30, 2026.

9.	Income taxes

The Company computes its provision for income taxes in interim periods by applying an estimate of the annual effective tax rate to year-to-date ordinary loss, in accordance with ASC Topic 740, Income Taxes. The Company’s effective tax rate was 0% for each of the six months ended June 30, 2026 and 2025, which differs from the U.S. federal statutory rate of 21% primarily because the Company has incurred pre-tax losses in each period and maintains a full valuation allowance against its net deferred tax assets, so that no tax benefit is recognized for the losses. The Company recorded no income tax expense or benefit for the six months ended June 30, 2026 or 2025. The Company continues to maintain a full valuation allowance against its net deferred tax assets as of June 30, 2026 and December 31, 2025 because management has determined that it is not more likely than not that these assets will be realized; the change in the valuation allowance during the six months ended June 30, 2026 corresponds to the deferred tax assets generated by the period’s loss. No unusual or infrequently occurring items affected the Company’s income taxes during the periods presented, and there were no changes in tax law that affected the Company’s provision.

10.	Related party transactions

Licensing and servicing agreements

Sponsored Research Agreement with Northeastern University

The Company entered into a sponsored research agreement with Northeastern University (the “Northeastern SRA”), whereby the research activities pursuant to the agreement were conducted under the direction of Albert-László Barabási, Ph.D. as principal investigator. Dr. Barabási is the Company’s co-founder and a current Board member. The Company recognized research and development costs associated with the Northeastern SRA of $0.5 million during the six months ended June 30, 2025. The Company did not recognize any research and development costs associated with the Northeastern SRA during the six months ended June 30, 2026. As of June 30, 2026 and December 31, 2025, no amounts were due to Northeastern University under the agreement.

Convertible promissory notes

The majority of the Company’s preferred stock investors participated in the Company’s issuance of convertible promissory notes during the six months ended June 30, 2026 and 2025 (see Note 6). Of the total convertible promissory notes outstanding, $33.7 million and $26.7 million in principal were held by related parties as of June 30, 2026 and December 31, 2025, respectively, and accrued interest due to related parties was $1.4 million and $2.0 million as of those dates, respectively. See Note 6 for additional information related to the convertible promissory notes.

11.	Segment information

The Company operates as a single operating segment and a single reportable segment. The Company’s revenues are derived from its PrismRA diagnostic test (product revenue) and from data-licensing, analytics, and collaboration arrangements on its Spectra platform (services revenue) (see Note 2). The Company manages its operations as a single operating segment for the purpose of assessing performance, making operating decisions, and allocating resources, resulting in a single reportable segment. The Company has determined that its chief operating decision-maker (“CODM”) is its Chief Executive Officer.

F-96

The CODM uses the Company’s net loss, as reported on the statements of operations and comprehensive loss, to assess performance and allocate resources, including monitoring actual results against budgeted expectations and evaluating cash burn in deciding how to invest in the Company’s research and development and commercial activities. The measure of segment assets is total assets as reported on the balance sheets, with particular emphasis on available liquidity, including cash, cash equivalents, and restricted cash.

The CODM is regularly provided with information regarding the following significant segment expense categories, which are reviewed against budgeted expectations to assist in resource allocation decision-making:

	Six Months Ended June 30,
	2026	2025
Revenues	$732	$3,556
Less:
Costs of diagnostic kits	313	1,194
Personnel related costs	5,318	6,474
Professional and consulting fees	2,542	2,972
Facility-related and other	539	778
Depreciation	9	128
Other segment items*	857	1,294
Loss on issuance and change in fair value of convertible promissory notes	34,505	3,840
Sublease income	(232)	-
Interest income	(47)	(55)
Interest expense	1,537	1,146
Other expense	64	242
Net loss	$(44,673)	$(14,457)

* Other segment items are primarily comprised of software and subscription services, insurance, patent and royalty fees, and sales and marketing expenses, as well as other general and administrative expenses. Interest income, sublease income, interest expense and other expense are presented in the captions of the same names within other income (expense) in the accompanying statements of operations and comprehensive loss.

12.	Subsequent events

Convertible promissory notes

In July and August 2026, the Company issued additional senior unsecured convertible promissory notes for $5.0 million of new cash investment. These 2026 Notes bear interest at 10% per annum, increasing to 13% per annum after August 5, 2027, and are senior in right of payment to the Company’s other indebtedness. Upon the closing of the Merger, the principal amount of these 2026 Notes and of the 2026 Notes issued for the $5.0 million of new cash investment in March 2026, together with accrued interest, will be applied toward the holders’ funding obligations under the Concurrent PIPE Investment (as defined below), and the holders will receive shares of Chemomab Parent common stock and accompanying warrants in satisfaction of the 2026 Notes rather than cash repayment.

The 2025 Notes that remained outstanding at June 30, 2026, with a principal amount of $3.3 million and a fair value of $1.0 million at that date, matured on August 28, 2026. The 2025 Notes were not repaid at maturity and remained outstanding as of the date the unaudited interim condensed financial statements were issued; following maturity, the 2025 Notes bear interest at 13% per annum. Under the Merger Agreement, the outstanding 2025 Notes will be cancelled for no consideration at the closing of the Merger (see below).

Consistent with the Company’s accounting for its 2025 Notes, the Company elected the fair value option for these 2026 Notes. They are recorded at fair value at issuance, with any difference between the fair value at issuance and the cash proceeds recognized as a loss on issuance, and subsequent changes in fair value, inclusive of accrued interest, are recognized in the statements of operations and comprehensive loss; issuance costs are expensed as incurred. The 2026 Notes will be remeasured to fair value through the closing of the Merger, at which date they will be settled through the issuance of Chemomab Parent common stock and warrants under the Concurrent PIPE Investment. The fair value of these 2026 Notes at issuance had not been finalized as of the date the unaudited interim condensed financial statements were issued, and the Company is therefore unable to estimate the loss on issuance to be recognized in the third quarter of 2026.

F-97

Merger Agreement

In July 2026, the Company entered into the Merger Agreement with Chemomab, Chemomab Parent, Merger Sub and Domestication Merger Sub. Pursuant to the Merger Agreement, following the Domestication Merger, and upon satisfaction of additional closing conditions, Merger Sub will merge with and into the Company, with the Company being the Surviving Corporation and a wholly owned subsidiary of Chemomab Parent. If the Merger is completed, the business of the Company will combine with the business of Chemomab in Chemomab Parent, and the parties expect the common stock of the Combined Company will be listed on the Nasdaq Capital Market. The Merger is expected to be accounted for as a reverse asset acquisition, with the Company treated as the accounting acquirer and Chemomab treated as the accounting acquiree. Because the acquired set is not expected to meet the definition of a business, the cost of the acquisition will be allocated to the identifiable assets acquired and liabilities assumed based on their relative fair values, no goodwill will be recognized, and the amount allocated to acquired in-process research and development, which has no alternative future use, will be expensed at the acquisition date.

At the closing of the Merger, the 2026 Notes will be settled through the issuance of Chemomab Parent common stock, with the 2026 Notes issued in exchange for 2025 Notes converting into shares of Chemomab Parent common stock pursuant to the Merger Agreement and the principal and accrued interest of the 2026 Notes issued for cash being applied toward the holders’ funding obligations under the Concurrent PIPE Investment as described above, and the 2025 Notes will be cancelled for no consideration. All of the Company’s outstanding capital stock, including common stock and preferred stock, together with its outstanding stock options and warrants, will be cancelled for no consideration, and the holders will not be entitled to receive any shares of Chemomab Parent common stock or other consideration. In addition, holders of Chemomab ordinary shares and vested options will receive contingent value rights entitling them to contingent payments of $40.0 million upon the initiation of a Phase III clinical trial of nebokitug in primary sclerosing cholangitis or a disposition of that program, and $10.0 million upon FDA approval of nebokitug in any indication, in each case if achieved within seven years. The contingent value rights are contingent consideration in the acquisition and are expected to be classified as a liability, measured initially at fair value as part of the cost of the acquisition and remeasured through earnings in subsequent periods.

The financial effect of the Merger on the Company’s financial statements, including the cost of the acquisition, the amount of acquired in-process research and development to be expensed and the initial fair value of the contingent value rights, will depend on the fair value of Chemomab Parent common stock and of the identifiable assets acquired and liabilities assumed at the closing date and cannot be estimated as of the date the unaudited interim condensed financial statements were issued. The 2026 Notes, which had a fair value of $75.2 million at June 30, 2026, will be remeasured to fair value through the closing date and settled in Chemomab Parent common stock at that date, and the 2025 Notes, which had a fair value of $1.0 million at June 30, 2026, will be derecognized upon their cancellation with the resulting gain recognized in the statements of operations and comprehensive loss.

Concurrently with the closing of the Merger, a syndicate of current Company investors have agreed to purchase shares of Chemomab Parent common stock, together with warrants to purchase shares of Chemomab Parent common stock, for aggregate gross proceeds of not less than $30.0 million, reflecting a pre-money valuation of the Combined Company of $150.0 million and 100% warrant coverage at 50% of that valuation (the “Concurrent PIPE Investment”). The principal and accrued interest of the 2026 Notes issued for cash in March and April 2026 and of the notes issued in July and August 2026 will be applied toward the investors’ funding obligations under the Concurrent PIPE Investment, and the $0.3 million advance received from investors before June 30, 2026, which is presented as prepayment for private placement and restricted cash at that date (see Note 6), will be released to Chemomab Parent and applied against the investors’ funding obligations at closing. The Concurrent PIPE Investment is a separate equity financing and is not part of the consideration in the Merger; the shares and warrants are expected to be classified within stockholders’ equity, with issuance costs, including the deferred offering costs described in Note 2, charged against the proceeds. The Merger Agreement provides for a termination fee of $2.0 million payable in specified circumstances, or $0.5 million if the required Chemomab shareholder approval is not obtained. The closing of the Merger remains subject to customary conditions, including the effectiveness of a registration statement on Form S-4, approval by both companies’ stockholders, regulatory clearances, and consummation of the Concurrent PIPE Investment.

The Company evaluated subsequent events for recognition or disclosure through September 25, 2026, the date the unaudited interim condensed financial statements were issued.

F-98

Annex A

AGREEMENT AND PLAN OF MERGER

among:

CHEMOMAB THERAPEUTICS LTD.;

SNOWDRIFT PARENT CORPORATION;

SNOWDRIFT SUB CORP.;

ELDERWOOD LTD.; and

SCIPHER MEDICINE CORPORATION

Dated as of July 7, 2026

i

ii

iii

Exhibit A	Form of Chemomab Shareholder Support Agreement
Exhibit B	Example Net Cash Calculation Sheet
Exhibit C	Form of Lock-Up Agreement
Exhibit D	Form of CVR Agreement
Exhibit E	Form of Domestication Merger Agreement

iv

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of July 7, 2026 by and among CHEMOMAB THERAPEUTICS LTD., an Israeli company (“Chemomab”), SNOWDRIFT PARENT CORPORATION, a Delaware corporation and a wholly owned subsidiary of Chemomab (“Chemomab Parent”), SNOWDRIFT SUB CORP., a Delaware corporation and wholly owned subsidiary of Chemomab Parent (“Merger Sub”), ELDERWOOD LTD., an Israeli company and a wholly owned subsidiary of Chemomab Parent (“Domestication Merger Sub”), and SCIPHER MEDICINE CORPORATION, a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Article I.

RECITALS

A. Chemomab, Chemomab Parent and Domestication Merger Sub will use reasonable best efforts to effect the Domestication (as described and defined herein), pursuant to which, immediately prior to the Closing (as defined herein), Chemomab would become a wholly owned, direct subsidiary of Chemomab Parent, which is a new corporation duly organized and validly existing under the Laws of the State of Delaware.

B. Chemomab Parent and the Company intend to effect a merger of Merger Sub with and into the Company (the “Merger”) in accordance with this Agreement and the DGCL. Upon consummation of the Merger, Merger Sub will cease to exist and the Company will become a wholly owned subsidiary of Chemomab Parent.

C. The Parties intend, for U.S. federal income tax purposes, that (i) the Merger qualifies as a reorganization under the provisions of Section 368(a) of the Code and the Treasury Regulations promulgated thereunder, (ii) the Domestication Merger and the Merger, taken together, qualify as a contribution governed by Section 351 of the Code and (iii) this Agreement qualify as a “plan of reorganization” within the meaning of Treasury Regulation Section 1.368-2(g) (the treatment described in clauses (i)-(iii), the “Intended Tax Treatment”).

D. The Chemomab Board has (i) determined that the Contemplated Transactions are fair to, advisable and in the best interests of Chemomab and its shareholders, (ii) approved and declared advisable this Agreement and the Contemplated Transactions, (iii) determined that considering the financial position of Chemomab and Domestication Merger Sub, no reasonable concern exists that Chemomab (as the surviving company of the Domestication Merger) will be unable to fulfill Chemomab’s obligations to its creditors as a result of the Domestication Merger and (iv) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the shareholders of Chemomab vote to approve the Chemomab Shareholder Matters and the Contemplated Transactions.

E. The Chemomab Parent Board has (i) determined that the Contemplated Transactions are fair to, advisable and in the best interests of Chemomab Parent and its sole stockholder, (ii) approved and declared advisable this Agreement and the Contemplated Transactions, including the issuance of shares of Chemomab Parent Common Stock to the equityholders of the Company pursuant to the terms of this Agreement and (iii) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the sole stockholder of Chemomab Parent votes to adopt this Agreement and the other Contemplated Transactions.

F. The Domestication Merger Sub Board has (i) determined that the Contemplated Transactions are fair to, advisable, and in the best interests of Domestication Merger Sub and its sole shareholder, (ii) approved and declared advisable this Agreement and the Contemplated Transactions, (iii) determined that considering the financial position of Chemomab and Domestication Merger Sub, no reasonable concern exists that Chemomab (as the surviving company of the Domestication Merger) will be unable to fulfill the obligations of the Domestication Merger Sub to its creditors as a result of the Domestication Merger and (iv) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the sole shareholder of Domestication Merger Sub vote to adopt this Agreement and the other Contemplated Transactions.

G. The Merger Sub Board has (i) determined that the Contemplated Transactions are fair to, advisable, and in the best interests of Merger Sub and its sole stockholder, (ii) approved and declared advisable this Agreement and the Contemplated Transactions and (iii) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the sole stockholder of Merger Sub vote to adopt this Agreement and thereby approve the Contemplated Transactions.

H. The Company’s Board has determined that the Contemplated Transactions are fair to, advisable and in the best interests of the Company and its stockholders, and the Company’s Board and stockholders have approved and declared advisable this Agreement and the Contemplated Transactions.

I. Concurrently with the execution and delivery of this Agreement and as a condition and inducement to the Company’s willingness to enter into this Agreement, the officers, directors and certain shareholders listed on Section A of the Chemomab Disclosure Schedule (solely in their capacity as shareholders of Chemomab) have executed and delivered support agreements in favor of the Company in substantially the form attached hereto as Exhibit A (the “Chemomab Shareholder Support Agreement”), pursuant to which such Persons have, subject to the terms and conditions set forth therein, agreed, among other things, to vote all of their share capital of Chemomab in favor of the approval of this Agreement and thereby approve the Contemplated Transactions and against any competing proposals, in each case, subject to the terms and conditions of the Chemomab Shareholder Support Agreements.

J. Concurrently with the execution and delivery of this Agreement and as a condition and inducement to Chemomab’s willingness to enter into this Agreement, certain officers, directors and stockholders of the Company listed on Section B of the Company Disclosure Schedule have executed and delivered lock-up agreements in substantially the form attached hereto as Exhibit C (collectively, the “Company Lock-Up Agreements”), provided, however, that the Company Lock-Up Agreements shall not apply to any officer or director of the Company who will not serve as an officer or director of Chemomab Parent or the Surviving Corporation or any of their affiliates following the Effective Time, so long as the aggregate shares of Chemomab Parent Common Stock beneficially owned by all such non-continuing officers and directors represent less than two and one-half percent (2.5%) of the outstanding voting stock of Chemomab Parent on a fully diluted and post-Closing basis.

K. Concurrently with the execution and delivery of this Agreement and as a condition and inducement to the Company’s willingness to enter into this Agreement, certain officers, directors and shareholders of Chemomab listed on Section B of the Chemomab Disclosure Schedule have executed and delivered lock-up agreements in substantially the form attached hereto as Exhibit C (collectively, the “Chemomab Lock-Up Agreements”), provided, however, that the Chemomab Lock-Up Agreements shall not apply to any officer or director of Chemomab who will not serve as an officer or director of Chemomab Parent or the Surviving Corporation or any of their affiliates following the Effective Time, so long as the aggregate shares of Chemomab Parent Common Stock beneficially owned by all such non-continuing officers and directors represent less than two and one-half percent (2.5%) of the outstanding voting stock of Chemomab Parent on a fully diluted and post-Closing basis.

L. Immediately prior to the execution and delivery of this Agreement, certain investors (each a “Financing Investor” and collectively the “Financing Investors”) have executed the Commitment Letter with the Company, pursuant to which such investors have agreed to extend certain funds to the Company in the Company Pre-Closing Financing, which shall be credited towards Chemomab Parent Common Stock as part of the Concurrent PIPE Investment (in an amount set forth in the Commitment Letter). For the avoidance of doubt, the aggregate gross proceeds of the Company Pre-Closing Financing shall count toward the Minimum Investment to the extent set forth in the definition of “Company Pre-Closing Financing” and any overlap with the Concurrent PIPE Investment shall be determined in accordance with the terms of the Concurrent PIPE Investment.

M. The Commitment Letter further provides for the investment by the Financing Investors in the Concurrent PIPE Investment, thereby providing for aggregate gross proceeds of not less than the Minimum Investment, which Concurrent PIPE Investment shall be consummated substantially concurrently with the Closing.

2

AGREEMENT

The Parties, intending to be legally bound, agree as follows:

Article I. Definitions and Interpretative Provisions.

Section 1.1 Definitions. For purposes of the Agreement (including this Article I):

“Acceptable Confidentiality Agreement” means a confidentiality agreement containing terms not materially less restrictive in the aggregate to the counterparty thereto than the terms of the Confidentiality Agreement, except such confidentiality agreement (i) need not contain any standstill, non-solicitation or no hire provisions and (ii) shall not prohibit compliance by the Company or Chemomab with any of the provisions of Section 5.4.

“Acquisition Inquiry” means, with respect to a Party, an inquiry, indication of interest or request for information (other than an inquiry, indication of interest or request for information made or submitted by the Company, on the one hand, or Chemomab, on the other hand, to the other Party) that could reasonably be expected to lead to an Acquisition Proposal.

“Acquisition Proposal” means, with respect to a Party, any offer or proposal, whether written or oral (other than an offer or proposal made or submitted by or on behalf of the Company or any of its Affiliates, on the one hand, or by or on behalf of Chemomab or any of its Affiliates, on the other hand, to the other Party) contemplating or otherwise relating to any Acquisition Transaction with such Party.

“Acquisition Transaction” means any transaction or series of related transactions involving: (a) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, reorganization, recapitalization, tender offer, exchange offer or other similar transaction: (i) in which a Party is a constituent Entity, (ii) in which a Person or “group” (as defined in the Exchange Act and the rules promulgated thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than twenty percent (20%) of the outstanding securities of any class of voting securities of a Party or any of its Subsidiaries or (iii) in which a Party or any of its Subsidiaries issues securities representing more than twenty percent (20%) of the outstanding securities of any class of voting securities of such Party or any of its Subsidiaries; provided however, in the case of the Company, neither the Company Pre-Closing Financing nor the Concurrent PIPE Investment shall be an Acquisition Transaction, provided further, in the case of Chemomab, utilizing the Chemomab ATM Facility in accordance with this Agreement shall not be an Acquisition Transaction; or (b) any sale, lease, exchange, transfer, acquisition or disposition of any business or businesses or assets that constitute or account for twenty percent (20%) or more of the consolidated book value or the fair market value of the assets of a Party and its Subsidiaries, taken as a whole.

3

“ADS(s)” means American Depositary Shares issued pursuant to the Deposit Agreement, each representing eighty (80) Chemomab Ordinary Shares.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by Contract or otherwise.

“Affordable Care Act” means the Patient Protection and Affordable Care Act (Pub. L. 111−148), as amended by the Health Care and Education Reconciliation Act of 2010 (Pub. L. 111−152), and the regulations promulgated pursuant to each of the foregoing laws.

“Anticipated Closing Date” means the anticipated Closing Date, as agreed upon by the Parties.

“AI Tools” shall mean artificial intelligence technology, machine learning technology, generative artificial intelligence or similar tools, models and systems capable of automatically producing various types of content (such as source code, text, images, audio, and synthetic data) based on user-supplied prompts.

“Anti-Corruption Laws” means the United States Foreign Corrupt Practices Act of 1977 and any rules or regulations thereunder, the United Kingdom Bribery Act of 2010, any legislation implementing the Organization for Economic Cooperation and Development Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, and any other applicable Law regarding anti-bribery or illegal payments or gratuities.

“Business Day” means any day other than a day on which banks in the State of New York or Israel are authorized or obligated to be closed.

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act or any other corresponding or similar provision of any other applicable Law enacted with COVID-19 (including an Executive Order of the U.S. President pursuant to Section 7508A of the Code).

“Chemomab Associate” means any current employee, independent contractor, officer or director of Chemomab or any of its Subsidiaries.

“Chemomab ATM Facility” means the at-the-market facility pursuant to that certain Sales Agreement, dated July 25, 2025, between Chemomab and LifeSci Capital LLC.

“Chemomab Board” means the board of directors of Chemomab.

“Chemomab Capitalization Representations” means the representations and warranties of Chemomab and Merger Sub set forth in Section 4.6(a), Section 4.6(e) and Section 4.6(f).

4

“Chemomab Contract” means any Contract: (a) to which Chemomab is a party, (b) by which Chemomab is bound or under which Chemomab has any obligation or (c) under which Chemomab has or may acquire any right or interest.

“Chemomab Employee Plan” means any Employee Plan that Chemomab or any of its Subsidiaries sponsors, contributes to, or provides benefits under or through, or has any obligation to contribute to or provide benefits under or through, or if such plan provides benefits to or otherwise covers any current or former employee, officer, director or other service provider of Chemomab or any of its Subsidiaries (or their spouses, dependents, or beneficiaries) or with respect to which Chemomab or any of its Subsidiaries has or may have any liability (contingent or otherwise, including by reason of being an ERISA Affiliate).

“Chemomab Fundamental Representations” means the representations and warranties of Chemomab and Merger Sub set forth in Section 4.1(a), Section 4.1(b), Section 4.3, Section 4.4 and Section 4.22.

“Chemomab IP Rights” means all Intellectual Property owned, licensed to or controlled by Chemomab that is necessary for the operation of the business of Chemomab as presently conducted.

“Chemomab IP Rights Agreement” means any Contract to which Chemomab or any of its Subsidiaries is a party governing, related or pertaining to any Chemomab IP Rights.

“Chemomab IT Systems” means the information technology systems and infrastructure, including software, firmware, hardware, networks, interfaces, platforms and related systems, owned or controlled by Chemomab.

“Chemomab Material Adverse Effect” means any Effect that, considered together with all other Effects that have occurred prior to the date of determination of the occurrence of the Chemomab Material Adverse Effect, has or would reasonably be expected to have a material adverse effect on the business, financial condition, assets, liabilities or results of operations of Chemomab; provided, however, that Effects arising or resulting from the following shall not be taken into account in determining whether there has been a Chemomab Material Adverse Effect: (a) the announcement of the Agreement or the pendency of the Contemplated Transactions, (b) changes in financial, banking or securities markets, including any change in the stock price or trading volume of Chemomab Ordinary Shares (it being understood, however, that any Effect causing or contributing to any change in stock price or trading volume of Chemomab Ordinary Shares may be taken into account in determining whether a Chemomab Material Adverse Effect has occurred, unless such Effects are otherwise excepted from this definition), (c) the taking of any action, or the failure to take any action, by Chemomab that is required to comply with the terms of the Agreement, (d) any natural disaster or epidemics, pandemics or other force majeure events, or any act or threat of terrorism or war, any armed hostilities or terrorist activities (including any escalation or general worsening of any of the foregoing) anywhere in the world, or any governmental or other response or reaction to any of the foregoing, (e) any change in GAAP or applicable Law or the interpretation thereof, (f) general economic or political conditions or conditions generally affecting the industries in which Chemomab operates or in the financial, credit or securities markets in general, including any shutdown of any Governmental Authority, (g) FDA (or similar bodies) and other regulatory actions, enforcement, correspondence requirements or directives solely to the extent arising from or relating to any submission to the FDA or any similar Governmental Authority filed after the date hereof with the Company’s prior written consent pursuant to Section 5.1(b)(xxii), and (h) any other event/non-action or Effect related to any business planned to be discontinued post-Closing.

5

“Chemomab Options” means options or other rights to purchase Chemomab Ordinary Shares and/or ADSs issued by Chemomab.

“Chemomab Ordinary Shares” means the ordinary shares, of no nominal value, of Chemomab.

“Chemomab Parent Board” means the board of directors of Chemomab Parent.

“Chemomab Parent Options” means options to purchase Chemomab Parent Common Stock and/or ADS(s) either assumed by Chemomab Parent as part of the Domestication or issued under a separate equity incentive plan of Chemomab Parent on the same terms.

“Chemomab Registered IP” means all Chemomab IP Rights that are owned or exclusively licensed to Chemomab that are registered, filed or issued under the authority of, with or by any Governmental Authority, including all Patents, registered copyrights and registered trademarks and all applications for any of the foregoing.

“Chemomab Security Incident” means any unauthorized or unlawful access, acquisition, exfiltration, manipulation, loss, use or disclosure that compromises the confidentiality, integrity, availability or security of Personal Information or Chemomab data in the custody or control of Chemomab or any service provider acting on behalf of Chemomab, or of the Chemomab IT Systems, in each case where such incident would result in a notification obligation to any Person under applicable law (including the Israeli Privacy Protection Authority) or pursuant to the terms of any Chemomab Contract.

“Chemomab Stock Plans” means each of the Chemomab 2011 Incentive Plan for Employees, Officers and Consultants, the Chemomab Ltd. 2015 Share Incentive Plan and the Chemomab 2017 Equity-Based Incentive Plan.

“Chemomab Transaction Costs” means with respect to Chemomab, without duplication, the sum of (a) the cash cost of any change of control payments, transaction bonus payments or severance payments that are or become due to any current or former employee, director or officer of Chemomab and its Subsidiaries that are unpaid as of the Closing, (b) the cash cost of any payments (whether absolute, contingent or otherwise) that are or may be due to any former employee of Chemomab pursuant to a consulting agreement with Chemomab that are unpaid as of Closing, (c) any costs, fees and expenses incurred by Chemomab and its Subsidiaries, and for which Chemomab and its Subsidiaries are liable, in connection with the negotiation, preparation and execution of this Agreement and the consummation of the Contemplated Transactions and that are unpaid as of the Closing, including the amount of brokerage fees and commissions, finders’ fees and financial advisory fees, and any fees and expenses of counsel or accountants payable by Chemomab and its Subsidiaries (and, for the sake of clarity, for purposes of this clause (c), together with any Israeli VAT thereon), (d) the fees paid to the SEC in connection with filing the Registration Statement, the Proxy Statement and any amendments and supplements thereto, and any expenses in connection with the printing, mailing and distribution of the Registration Statement, the Proxy Statement and any amendments and supplements thereto, (e) the aggregate costs of printing and distribution of the Registration Statement and the Proxy Statement, (f) the aggregate costs of the engagement of a proxy soliciting firm to solicit proxies in connection with obtaining the Required Chemomab Shareholder Vote, (g) the employer portion of any payroll, employment or similar Israeli Taxes incurred in connection with the payments described in the foregoing clauses (a) and (b), (h) all applicable stamp duty payable in connection with the Contemplated Transactions, (i) all costs, fees or expenses contractually agreed to be paid to CMC Biologics A/S by Chemomab payable until the Closing Date, (j) any and all fees payable to the Depositary under the Deposit Agreement or otherwise in connection with the Contemplated Transactions (including any fees relating to the surrender or cancellation of ADSs or the issuance of shares (solely to the extent any are applicable under the Deposit Agreement)), (k) all legal fees, costs and expenses (together with any Israeli VAT thereon) incurred in connection with the Domestication and the other transactions contemplated by Section 6.6 and (l) stamp taxes and other similar documentary taxes and duties levied in connection with the delivery of any ADSs issued or issuable to a shareholder of Chemomab; provided, however, that Chemomab Transaction Costs shall not include any costs, fees or expenses relating to the Concurrent PIPE Investment or third-party fees required for Investigational New Drug applications and placebo costs.

6

“Chemomab Triggering Event” shall be deemed to have occurred if: (a) Chemomab shall have failed to include in the Proxy Statement the Chemomab Board Recommendation, (b) the Chemomab Board or any committee thereof shall have made a Chemomab Board Adverse Recommendation Change or approved, endorsed or recommended any Acquisition Proposal, (c) Chemomab shall fail to publicly recommend against acceptance by the holders of Chemomab Ordinary Shares of a tender or exchange offer that constitutes an Acquisition Proposal within ten (10) Business Days of commencement thereof pursuant to Rule 14d-2 of the Exchange Act, or publicly recommend in favor of, or publicly state that it takes no position with respect to, or that it is unable to take a position with respect to, any such offer, (d) Chemomab shall, within ten (10) Business Days of the Company’s written request (or, if earlier, by the third (3ʳᵈ) Business Day prior to the Chemomab Shareholder Meeting), fail to make or reaffirm the Chemomab Board Recommendation following the date any Acquisition Proposal or any material modification thereto is first publicly disclosed or distributed to the holders of Chemomab Ordinary Shares or (e) Chemomab shall have entered into any letter of intent or similar document or any Contract relating to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement permitted pursuant to Section 5.4); provided, however, that no Chemomab Triggering Event shall be deemed to have occurred solely as a result of any Chemomab Board Adverse Recommendation Change made in compliance with Section 6.3(c).

“Chemomab Unaudited Interim Balance Sheet” means the unaudited consolidated balance sheet (including balance sheet, profit and loss and income statement and statement of cash flows, including notes thereto) of Chemomab as of March 31, 2026 provided to the Company prior to the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commitment Letter” means the restated investor commitment letter in such form and substance provided by the Company to Chemomab prior to the execution of this Agreement, among the Company and the Persons named therein, pursuant to which such Persons have agreed to invest funds in connection with the Company Pre-Closing Financing and the Concurrent PIPE Investment.

“Company Associate” means any current employee, independent contractor, officer or director of the Company or any of its Subsidiaries.

“Company Board” means the board of directors of the Company.

“Company Capital Stock” means the Company Common Stock and the Company Preferred Stock.

“Company Capitalization Representations” means the representations and warranties of the Company set forth in Section 3.6(a), Section 3.6(c) and Section 3.6(d).

7

“Company Common Stock” means the common stock, $0.001 par value per share, of the Company.

“Company Contract” means any Contract: (a) to which the Company or any of its Subsidiaries is a Party, (b) by which the Company or any of its Subsidiaries is bound or under which the Company or any of its Subsidiaries has any obligation or (c) under which the Company or any of its Subsidiaries has or may acquire any right or interest.

“Company Employee Plan” means any Employee Plan that the Company or any of its Subsidiaries sponsors, contributes to, maintains or provides benefits under or through, or has any obligation to contribute to or provide benefits under or through, or if such plan provides benefits to or otherwise covers any current or former employee, officer, director or other service provider of the Company or any of its Subsidiaries (or their spouses, dependents, or beneficiaries) or with respect to which the Company or any of its Subsidiaries has or may have any liability (contingent or otherwise, including by reason of being an ERISA Affiliate).

“Company Fundamental Representations” means the representations and warranties of the Company set forth in Section 3.1(a), Section 3.1(b), Section 3.1(d), Section 3.2, Section 3.3, Section 3.4 and Section 3.21.

“Company IP Rights” means all Intellectual Property owned, licensed to, or controlled by the Company or its Subsidiaries that is necessary for or used in the operation of the business of the Company and its Subsidiaries as presently conducted.

“Company IP Rights Agreement” means any instrument or agreement governing, related to or pertaining to any Company IP Rights.

“Company IT Systems” means the information technology systems and infrastructure, including software, firmware, hardware, networks, interfaces, platforms and related systems, owned or controlled by the Company.

“Company Material Adverse Effect” means any Effect that, considered together with all other Effects that have occurred prior to the date of determination of the occurrence of a Company Material Adverse Effect, has or would reasonably be expected to have a material adverse effect on the business, financial condition, assets, liabilities or results of operations of the Company or its Subsidiaries, taken as a whole; provided, however, that Effects arising or resulting from the following shall not be taken into account in determining whether there has been a Company Material Adverse Effect: (a) the announcement of the Agreement or the pendency of the Contemplated Transactions, (b) any natural disaster or epidemics, pandemics or other force majeure events, or any act or threat of terrorism or war, any armed hostilities or terrorist activities (including any escalation or general worsening of any of the foregoing) anywhere in the world or any governmental or other response or reaction to any of the foregoing, (c) any change in GAAP or applicable Law or the interpretation thereof, or (d) general economic or political conditions or conditions generally affecting the industries in which the Company and its Subsidiaries operate; except in each case with respect to clauses (b), (c) and (d), to the extent disproportionately affecting the Company and its Subsidiaries, taken as a whole, relative to other similarly situated companies in the industries in which the Company and its Subsidiaries operate.

8

“Company Merger Shares” means a number of Chemomab Parent Common Stock (which will constitute the aggregate shares of consideration issued in exchange for the Fully Diluted Company Securities) equal to, subject to Section 2.5(h), the product determined by multiplying (a) the Post-Closing Chemomab Parent Shares by (b) the Company Allocation Percentage, in which:

●	“Aggregate Valuation” means the sum of (i) the Company Valuation and (ii) the Chemomab Valuation.

●	“Chemomab Allocation Percentage” means the quotient (rounded to four decimal places) determined by dividing (i) the Chemomab Valuation by (ii) the Aggregate Valuation.

●	“Chemomab Parent Outstanding Shares” means, subject to Section 2.5(h), the total number of shares of Chemomab Parent Common Stock outstanding immediately prior to the Effective Time expressed on a fully diluted basis, but assuming, without limitation or duplication, (i) the exercise in full of all Chemomab Parent Options outstanding as of immediately prior to the Effective Time, and (ii) the issuance of shares of Chemomab Parent Common Stock in respect of all other outstanding options, warrants, restricted stock units, restricted stock awards or rights to receive such shares, whether conditional or unconditional and including any outstanding options or rights triggered by or associated with the consummation of the Merger, without taking into consideration any shares reserved under the Company’s incentive plan which is not granted. For the avoidance of doubt, any CVR(s) issued in connection with this Agreement shall not be part of the Chemomab Parent Outstanding Shares.

●	“Chemomab Valuation” means $48,000,000.

●	“Company Allocation Percentage” means the quotient (rounded to four decimal places) determined by dividing (i) the Company Valuation by (ii) the Aggregate Valuation.

●	“Company Valuation” means $102,000,000; provided, that the “Company Valuation” will be decreased for any Indebtedness of the Company that is outstanding at the Effective Time; provided further, that the “Company Valuation” shall exclude the Concurrent PIPE Investment and, for the avoidance of doubt, the Company Pre-Closing Financing.

●	“Post-Closing Chemomab Parent Shares” means the quotient determined by dividing (i) the Chemomab Parent Outstanding Shares by (ii) the Chemomab Allocation Percentage.

Set forth on Section 1.1(a)(i) of the Company Disclosure Schedule is an illustrative example of the calculation of the Company Merger Shares. For the avoidance of doubt, immediately prior to the Concurrent PIPE Investment and assuming there is no Indebtedness of the Company that is outstanding at the Effective Time, the Company Merger Shares shall represent 68% of the outstanding shares of Chemomab Parent Common Stock on a fully diluted as converted basis, and the pre-Closing holders of Chemomab Parent Common Stock shall represent 32% of such outstanding shares on a fully diluted as converted basis.

“Company Options” means options or other rights to purchase shares of Company Capital Stock issued by the Company, without duplication of the Company Warrants.

“Company Pre-Closing Financing” means the issuance by the Company of securities prior to the Closing of up to $10,000,000 in the aggregate, which funding shall be available exclusively to investors that were investors in the Company as of the date hereof, and the aggregate gross proceeds of which shall count toward the Minimum Investment and credited toward the purchase of Chemomab Parent Common Stock; provided that any such proceeds that remain unused by the Company as of immediately prior to the Closing shall be contributed into the Concurrent PIPE Investment.

9

“Company Registered IP” means all Company IP Rights that are owned or exclusively licensed to the Company that are registered, filed or issued under the authority of, with or by any Governmental Authority, including all Patents, registered copyrights and registered trademarks and all applications and registrations for any of the foregoing.

“Company Security Incident” means any unauthorized or unlawful access, acquisition, exfiltration, manipulation, loss, use or disclosure that compromises the confidentiality, integrity, availability or security of Personal Information or Company data in the custody or control of the Company or any service provider acting on behalf of the Company, or of the Company IT Systems, in each case where such incident would result in a notification obligation to any Person under applicable law or pursuant to the terms of any Company Contract.

“Company Unaudited Interim Balance Sheet” means the unaudited consolidated balance sheet (including balance sheet, profit and loss and income statement and statement of cash flows, including notes thereto) of the Company as of March 31, 2026 provided to Chemomab prior to the date of this Agreement.

“Company Warrants” means warrants to purchase shares of Company Capital Stock issued by the Company listed on Section 3.6(d)(i) of the Company Disclosure Schedule, without duplication of the Company Options.

“Concurrent PIPE Investment” means a private placement of equity securities of Chemomab (or Chemomab Parent) consummated at or immediately following the Closing with deemed aggregate gross proceeds of not less than the Minimum Investment.

“Confidentiality Agreement” means the Confidentiality Agreement dated August 4, 2025 between the Company and Chemomab.

“Consent” means any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

“Contemplated Transactions” means the Merger, the Domestication Merger, the Concurrent PIPE Investment and the other transactions contemplated by this Agreement and the PIPE Documents.

“Contract” means, with respect to any Person, any written agreement, contract, subcontract, lease (whether for real or personal property), mortgage, license, or other legally binding commitment or undertaking of any nature to which such Person is a party or by which such Person or any of its assets are bound or affected under applicable Law.

“CVR” means the contingent value right under the CVR Agreement.

“CVR Agreement” means the CVR Agreement in the form attached hereto as Exhibit D.

“Determination Date” means ten (10) days prior to the Anticipated Closing Date.

“DGCL” means the General Corporation Law of the State of Delaware.

“Effect” means any effect, change, event, circumstance, or development.

10

“Deposit Agreement” means the Deposit Agreement, dated as of February 14, 2019, among Chemomab (formerly Anchiano Therapeutics Ltd.), The Bank of New York Mellon as Depositary and the owners and holders of ADSs from time to time, as such agreement may be amended or supplemented.

“Depositary” means The Bank of New York Mellon, as Depositary under the Deposit Agreement.

“Domestication Merger Sub Board” means the board of directors of Domestication Merger Sub.

“Employee Plan” means (A) an “employee benefit plan” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA; and (B) any other policy, plan, agreement, practice, program, Contract (including employment agreements, offer letters and change in control agreements), or other arrangement involving compensation or benefits, including any supplemental income, vacation, fringe benefit, bonus, deferred compensation, incentive compensation, equity and equity-based plan (including phantom rights plans), program, policy, Contract, agreement, or arrangement, regardless of whether the plan, program, policy, Contract, agreement, or arrangement is subject to the provisions of ERISA, whether written, unwritten or otherwise, funded or unfunded not described in (A) above; and (C) plans, programs, policies, Contracts, agreements, or arrangements providing compensation to employee and non-employee directors.

“Encumbrance” means any lien, pledge, hypothecation, charge, mortgage, security interest, lease, license, option, easement, reservation, servitude, adverse title, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction or encumbrance of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

“Enforceability Exceptions” means the (a) Laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

“Entity” means any corporation (including any non-profit corporation), partnership (including any general partnership, limited partnership or limited liability partnership), joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity, and each of its successors.

“Environmental Law” means any federal, state, local or foreign Law relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means, with respect to any Entity, any other entity, trade or business that is, or at any applicable time was, a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes such Entity.

11

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fully Diluted Company Securities” means the Company Capital Stock and any other options, warrants, convertible notes and any other convertible instrument, all on an as converted fully diluted basis (including without limitation, the Company Options, Company Warrants and the Notes), but excluding, for the avoidance of doubt, any securities issued or issuable in connection with the Pre Closing Financing.

“Government Official” means, collectively, any officer, employee, official, representative, or any Person acting for or on behalf of any Governmental Authority or public international organization, any political party or official thereof and any candidate for political office.

“Governmental Authority” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature, (b) federal, state, local, municipal, foreign, supra-national or other government, (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, bureau, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any taxing authority) or (d) self-regulatory organization (including Nasdaq).

“Governmental Authorization” means any: (a) permit, license, certificate, franchise, permission, variance, exception, order, approval, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Authority or pursuant to any Law or (b) right under any Contract with any Governmental Authority.

“Hazardous Materials” means any pollutant, chemical, substance and any toxic, infectious, carcinogenic, reactive, corrosive, ignitable or flammable chemical, or chemical compound, or hazardous substance, material or waste, whether solid, liquid or gas, that is subject to regulation, control or remediation under any Environmental Law, including without limitation, crude oil or any fraction thereof, and petroleum products or by- products.

“Health Care Laws” means any applicable laws, regulations and requirements having the force of law relating to the design, development, testing, manufacturing, processing, storing, importing or exporting, licensing, labeling, packaging, advertising or promotion of pharmaceutical products, interactions with health care professionals and fraud and abuse matters. Health Care Laws includes, but is not limited to: (a) Medicare (Title XVIII of the Social Security Act) and Medicaid (Title XIX of the Social Security Act); (b) the federal Anti-Kickback Statute (42 U.S.C. § 1320a- 7b(b)); (c) the Stark Anti-Self-Referral Law (42 U.S.C. § 1395nn); (d) the Anti-Inducement Law (42 U.S.C. § 1320a-7a(a)(5)); (e) the civil False Claims Act (31 U.S.C. §§ 3729 et seq.); (f) the administrative False Claims Law (42 U.S.C. § 1320a-7b(a)); (g) the exclusion Laws (42 U.S.C. § 1320a-7); (h) the Federal Food, Drug, and Cosmetic Act (21 U.S.C. § 301 et seq.) (“FDCA”); (i) the Public Health Service Act (42 U.S.C. § 201 et seq.) (“PHSA”); (j) the Israeli Pharmacists Ordinance [New Version], 5741-1981 (“IPO”), the Israeli Public Health Ordinance, 1940, and regulations promulgated thereunder; (k) any other applicable federal, state, local or non-U.S. laws, regulations and requirements having the force of law related to the design, development, testing, manufacturing, processing, storing, importing or exporting, licensing, labeling, packaging, advertising or promotion of pharmaceutical products or medical devices, clinical trials, health care services, or that is related to remuneration (including ownership) to or by physicians or other health care providers (including kickbacks) or the disclosure or reporting of the same, patient or program charges, record-keeping, claims processing, documentation requirements, medical necessity, referrals, the hiring of employees or acquisition of services or supplies from those who have been excluded from government health care programs, quality, safety, licensure, accreditation or any other material aspect of providing health care products or services; (l) the Health Insurance Portability and Accountability Act of 1996 (42 U.S.C. §§ 1320d-1329d-9) (“HIPAA”); and (m) all applicable laws, regulations and requirements governing the licensure, accreditation, certification and operation of the Company’s or Chemomab’s business, including related regulations and requirements.

12

“IIA” means the Israel Innovation Authority (formerly known as the Office of the Chief Scientist).

“ICL” means the Israeli Companies Law, 5759-1999, as amended from time to time, including the regulations promulgated thereunder, or any other law which may come in its stead, including all amendments made thereto.

“Income Tax Ordinance” means the Israeli Income Tax Ordinance [New Version] 5721-1961, and the rules and regulations promulgated thereunder.

“Indebtedness” means, with respect to the Company or Chemomab, as applicable, the aggregate amount of all outstanding financial indebtedness for borrowed money of such Person and its Subsidiaries as of immediately prior to the Closing, including principal and accrued and unpaid interest, obligations evidenced by bonds, debentures, notes or similar instruments, drawn letters of credit or similar instruments, guarantees of the foregoing, and liabilities in respect of mandatorily redeemable or purchasable equity securities or securities convertible into equity securities to the extent not fully converted or satisfied prior to the Closing without further liability. For the avoidance of doubt, Indebtedness shall not include Taxes, trade payables, operating lease obligations, ordinary-course accrued expenses, Chemomab Transaction Costs, any payment or repayment Liabilities under any Governmental Grant, including the IIA, expressly listed and described in Section 1.1(a)(ii) of the applicable Company Disclosure Schedule or Chemomab Disclosure Schedule or other non-debt current liabilities.

“Intellectual Property” means (a) United States, foreign and international patents, patent applications, including all provisionals, nonprovisionals, substitutions, divisionals, continuations, continuations-in-part, reissues, extensions, supplementary protection certificates, Inter Partes Review or Post Grant Review Certificates, reexaminations, term extensions, certificates of invention and the equivalents of any of the foregoing, statutory invention registrations, invention disclosures and inventions (collectively, “Patents”), (b) trademarks, service marks, trade names, domain names, corporate names, brand names, URLs, trade dress, logos and other source identifiers, including registrations and applications for registration thereof, (c) copyrights, including registrations and applications for registration thereof, (d) software, including all source code, object code and related documentation, formulae, customer lists, trade secrets, know-how, confidential information and other proprietary rights and intellectual property, whether patentable or not and (e) all United States and foreign rights arising under or associated with any of the foregoing.

“IRS” means the United States Internal Revenue Service.

“ITA” means the Israel Tax Authority.

“Key Employee” means, with respect to the Company or Chemomab, an executive officer of such Party or any employee of such Party that reports directly to the board of directors of such Party or to the Chief Executive Officer or Chief Accounting Officer of such Party.

13

“Knowledge” means, with respect to an individual, that such individual is actually aware of the relevant fact. Any Person that is an Entity shall have Knowledge if any executive officer or director of such Person as of the date such knowledge is imputed has Knowledge of such fact or other matter.

“Law” means any federal, state, national, supra-national, foreign, local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority (including under the authority of Nasdaq or the Financial Industry Regulatory Authority).

“Legal Proceeding” means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Authority or any arbitrator or arbitration panel.

“Legal Requirement” shall mean any federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority (or under the authority of the Nasdaq or the Financial Industry Regulatory Authority).

“Merger Sub Board” means the board of directors of Merger Sub.

“Minimum Investment” means aggregate gross proceeds to be received (or deemed received) by Chemomab Parent pursuant to binding written commitments for the Concurrent PIPE Investment of not less than $30,000,000 in the aggregate, all of which shall be funded by investors that were investors in the Company as of the date of this Agreement (or such other date as the parties agree), including (to the extent so funded and contributed into the Concurrent PIPE Investment) any Company Pre-Closing Financing not to exceed $10,000,000 in the aggregate; provided, however, that it is clarified that any such Company Pre-Closing Financing that remains unused as of the Closing, shall be used by the ultimate Chemomab Parent.

“Multiemployer Plan” means (a) a “multiemployer plan,” as defined in Section 3(37) of ERISA or (b) a plan which if maintained or administered in or otherwise subject to the laws of the United States would be described in paragraph (a) of this definition.

“Multiple Employer Plan” means (a) a “multiple employer plan” within the meaning of Section 413(c) of the Code or Section 210 of ERISA or (b) a plan which if maintained or administered in or otherwise subject to the laws of the United States would be described in paragraph (a) of this definition.

“Multiple Employer Welfare Arrangement” means (a) a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA or (b) a plan which if maintained or administered in or otherwise subject to the laws of the United States would be described in paragraph (a) of this definition.

“Nasdaq” means The Nasdaq Stock Market LLC.

14

“Net Cash” means, without duplication and in any event as of the Cash Determination Time and, as applicable, determined in a manner consistent with the manner in which such items were historically determined and in accordance with Chemomab’s audited financial statements and unaudited interim balance sheet, Chemomab’s (i) the sum of (without duplication) Chemomab’s cash and cash equivalents, marketable securities, and accounts, interest and other receivables and deposits (to the extent refundable to Chemomab) minus (ii) the sum of (without duplication) all accounts payable, accrued expenses and other current liabilities payable in cash or other obligation for borrowed money accrued as of the Closing, excluding any regular operating costs (including manufacturing, supply and related or similar costs arising under operating agreements) and related payables minus (iii) all of the unpaid Chemomab Transaction Costs minus (iv) all payables or obligations, whether absolute, contingent or otherwise, related to Chemomab’s lease obligations (but only to the extent such obligations are in excess of amounts that would be payable in the Ordinary Course of Business during the ninety (90) day period following the Anticipated Closing Date) (net of any rights of Chemomab to receive payments relating to the property subject to such lease obligation under a sublease or otherwise and excluding operating lease liabilities to the extent associated with office space that has agreed to be continued to be used by the Surviving Corporation), plus (v) all prepaid Chemomab expenses, deposits and restricted cash for which Chemomab or the Surviving Corporation will receive the benefit following the Effective Time, and minus (vi) the aggregate costs for obtaining the D&O tail insurance policy under Section 6.8(d); all based on an agreed Example Net Cash Calculation Sheet as of the execution date of this Agreement attached hereto as Exhibit B.

“Order” means any judgment, order, writ, injunction, ruling, decision or decree of (that is binding on a Party), or any plea agreement, or any settlement under the jurisdiction of, any court or Governmental Authority.

“Ordinary Course of Business” means, in the case of each of the Company and Chemomab, such actions taken in the ordinary course of its normal operations and consistent with its past practices.

“Organizational Documents” means, with respect to any Person (other than an individual), (a) the certificate or articles of association or incorporation or organization or limited partnership or limited liability company, and any joint venture, limited liability company, operating or partnership agreement and other similar documents adopted or filed in connection with the creation, formation or organization of such Person and (b) all bylaws, regulations and similar documents or agreements relating to the organization or governance of such Person, in each case, as amended or supplemented.

“Party” or “Parties” means the Company, Merger Sub, Domestication Merger Sub, Chemomab Parent, and Chemomab.

“Permitted Alternative Agreement” means a definitive agreement that contemplates an Acquisition Transaction that constitutes a Superior Offer.

“Permitted Encumbrance” means (a) any liens for current Taxes not yet due and payable or for Taxes that are being contested in good faith and for which adequate reserves have been made on the Company Unaudited Interim Balance Sheet or the Chemomab Unaudited Interim Balance Sheet, as applicable, in accordance with GAAP (b) minor liens that have arisen in the Ordinary Course of Business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company or any of its Subsidiaries or Chemomab, as applicable, (c) statutory liens to secure obligations to landlords, lessors or renters under leases or rental agreements that have arisen in the Ordinary Course of Business and that do not (in any case or in the aggregate) have a Company Material Adverse Effect or Chemomab Material Adverse Effect, as the case may be, (d) deposits or pledges made in connection with, or to secure payment of, workers’ compensation, unemployment insurance or similar programs mandated by Law that have arisen in the Ordinary Course of Business and that do not (in any case or in the aggregate) have a Company Material Adverse Effect or Chemomab Material Adverse Effect, as the case may be, (e) non-exclusive licenses to Intellectual Property granted in the Ordinary Course of Business, and (f) statutory liens in favor of carriers, warehousemen, mechanics and materialmen, to secure claims for labor, materials or supplies that have arisen in the Ordinary Course of Business and that do not (in any case or in the aggregate) have a Company Material Adverse Effect or Chemomab Material Adverse Effect, as the case may be; provided, that Permitted Encumbrances shall not include any payment or repayment Liabilities under any Governmental Grant, including the IIA, if expressly listed and described in Section 1.1(a)(ii) of the applicable Company Disclosure Schedule or Chemomab Disclosure Schedule.

15

“Person” means any individual, Entity or Governmental Authority.

“Personal Information” means information (in any form or media) that identifies or can be used to identify an individual (alone or when combined with other associated information), including: (i) individually identifiable personal health information; (ii) individually identifiable government identifiers, such as Social Security or other tax identification numbers, driver’s license numbers and other government-issued identification numbers; and (iii) user names, email addresses, passwords or other credentials for accessing accounts; or (iv) personally identifiable information as defined under applicable Privacy Laws. For the avoidance of doubt, Personal Information shall include Protected Health Information as defined under HIPAA.

“PIPE Documents” means, collectively, the Commitment Letters, the Stock Purchase Agreement, the Registration Rights Agreement and the Warrant Agreements, in such form and substance provided by the Company to Chemomab on or prior to the date hereof set forth on Section 7.6 of the Company Disclosure Schedule.

“Privacy Laws” means, collectively, (i) all applicable Laws relating to data privacy, data protection, data security, trans-border data flow, data loss, data theft, or breach notification with respect to the collection, handling, use, processing, maintenance, storage, disclosure or transfer of Personal Information enacted, adopted, promulgated or applied by any Governmental Authority, including the applicable legally binding requirements set forth in applicable regulations and agreements containing consent orders published by regulatory authorities of competent jurisdiction such as, as applicable, the U.S. Federal Trade Commission, U.S. Federal Communications Commission, and state data protection authorities, including but not limited to HIPAA; and (ii) any applicable rules of any applicable self-regulatory organizations in which the Company or Chemomab (as applicable) is or has been a member and/or with which the Company or Chemomab (as applicable) is or has been contractually obligated to comply relating to data privacy, data protection, data security, trans-border data flow, data loss, data theft, or breach notification with respect to the collection, handling, use, processing, maintenance, storage, disclosure or transfer of Personal Information.

“Proxy Statement” means a proxy statement relating to the Chemomab Shareholder Meeting to be held in connection with the Merger.

“Registration Rights Agreement” means the Registration Rights Agreement in such form and substance provided by the Company to Chemomab prior to the execution of this Agreement, among the Company and the Persons named therein, to be entered into pursuant the Concurrent PIPE Investment.

“Registration Statement” means a registration statement on Form S-4 (or, if Form S-4 is not available, another appropriate form), with respect to (a) the shares of Chemomab Parent Common Stock to be issued in exchange for shares of Company Capital Stock pursuant to the Merger, and (b) the shares of Chemomab Parent Common Stock to be issued in connection with the Domestication, and all amendments and supplements to such registration statement, in each case including the Proxy Statement and the prospectus contained therein, all exhibits thereto and any document incorporated by reference therein.

16

“Representatives” means directors, officers, employees, agents, attorneys, accountants, investment bankers, advisors and representatives.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“SEC” means the United States Securities and Exchange Commission.

“Section 102 Awards” means awards (including options and restricted share awards) granted and subject to tax under Section 102 of the Income Tax Ordinance.

“Section 102 Shares” means Chemomab Ordinary Shares issued upon the exercise, or vesting, of any Section 102 Awards and held by a trustee pursuant to Section 102 of the Income Tax Ordinance.

“Securities Act” means the Securities Act of 1933, as amended.

“Stock Purchase Agreement” means the Stock Purchase Agreement in such form and substance provided by the Company to Chemomab prior to the execution of this Agreement, among the Chemomab Parent and the Persons named therein, to be entered into pursuant the Concurrent PIPE Investment.

An Entity shall be deemed to be a “Subsidiary” of a Person if such Person directly or indirectly owns or purports to own, beneficially or of record, (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such entity’s board of directors or other governing body or (b) at least fifty percent (50%) of the outstanding equity, voting, beneficial or financial interests in such Entity.

“Superior Offer” means an unsolicited bona fide written Acquisition Proposal (with all references to twenty percent (20%) in the definition of Acquisition Transaction being treated as references to fifty percent (50%) for these purposes) that: (a) was not obtained or made as a direct or indirect result of a breach of (or in violation of) this Agreement, (b) is on terms and conditions that the Chemomab Board determines in good faith, based on such matters that it deems relevant (including the likelihood of consummation thereof and the financing terms thereof), as well as any written offer by the other Party to the Agreement to amend the terms of the Agreement, and following consultation with its outside legal counsel and financial advisors, if any, are more favorable, from a financial point of view, to Chemomab’s shareholders than the terms of the Contemplated Transactions (taking into consideration whether such Acquisition Proposal is reasonably capable of being consummated, and whether any financing required by the Person or Persons making such offer is then fully committed and available).

“Tax” means (i) any federal, state, local, foreign or other tax, including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, estimated tax, unemployment tax, national health insurance tax (including ‘Bituach Leumi’), health tax (including ‘Bituach Briut’), excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax, payroll tax, customs duty, alternative or add-on minimum or other tax or similar charge in the nature of a tax, and together with any fine, penalty, addition to tax, linkage differentials or interest imposed by a Governmental Authority with respect thereto, (ii) any liability for the payment of any amounts of the type described in clause (i) of this sentence as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any taxable period and (iii) any liability for the payment of any amounts of the type described in clause (i) or (ii) of this sentence as a result of being a transferee of or successor to any Person or as a result of any express or implied obligation to assume such amounts or to indemnify any other Person.

17

“Tax Return” means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information, and any amendment or supplement to any of the foregoing, filed or required to be filed with any Governmental Authority in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Law relating to any Tax.

“Transaction Litigation” means any Legal Proceeding (including any class action or derivative litigation) asserted, threatened in writing or commenced by, on behalf of or in the name of, against or otherwise involving the Company, the Company Board, any committee thereof, any of the Company’s directors or officers, Chemomab, the Chemomab Board, any committee thereof or any of Chemomab’s directors or officers, in each case to the extent relating directly or indirectly to this Agreement, the Merger or any of the Contemplated Transactions or disclosures of a party relating to the Contemplated Transactions (including any such Legal Proceeding based on allegations that Chemomab’s entry into this Agreement or the terms and conditions of this Agreement or any of the Contemplated Transactions constituted a breach of the fiduciary duties of any member of the Chemomab Board or any officer of Chemomab).

“Treasury Regulations” means the United States Treasury regulations promulgated under the Code.

“Warrant Agreements” means the Warrant Agreements in such form and substance provided by the Company to Chemomab prior to the execution of this Agreement, among the Company and the Persons named therein, to be entered into pursuant the Concurrent PIPE Investment.

Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
AAA	Section 2.8(e)
Accounting Firm	Section 2.8(e)
Agreement	Preamble
Allocation Certificate	Section 6.16
Capitalization Date	Section 4.6(a)
Cash Determination Time	Section 2.8(a)
Certificate of Merger	Section 2.3
Certifications	Section 4.7(a)
Chemomab	Preamble
Chemomab Board Adverse Recommendation Change	Section 6.3(b)
Chemomab Board Recommendation	Section 6.3(b)
Chemomab Clinical Studies	Section 4.14(e)
Chemomab Disclosure Schedule	Article IV
Chemomab Grant Date	Section 4.6(h)
Chemomab Lock-Up Agreements	Recitals
Chemomab Material Contract	Section 4.13
Chemomab Permits	Section 4.14(b)
Chemomab Product Candidates	Section 4.14(d)
Chemomab Regulatory Permits	Section 4.14(d)
Chemomab Real Estate Leases	Section 4.11
Chemomab SEC Documents	Section 4.7(a)
Chemomab Shareholder Matters	Section 6.3(a)
Chemomab Shareholder Meeting	Section 6.3(a)
Chemomab Shareholder Support Agreement	Recitals
Closing	Section 2.3

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Closing Date	Section 2.3
Company	Preamble
Company Audited Financial Statements	Section 6.1(f)
Company Board Recommendation	Section 6.2(c)
Company Clinical Studies	Section 3.14(e)
Company Disclosure Schedule	Article III
Company Financials	Section 3.7(a)
Company Grant Date	Section 3.6(g)
Company Interim Financial Statements	Section 6.1(f)
Company Lock-Up Agreements	Recitals
Company Material Contract	Section 3.13(a)
Company Plan	Section 3.6(c)
Company Permits	Section 3.14(b)
Company Preferred Stock	Section 3.6(a)
Company Product Candidates	Section 3.14(d)
Company Real Estate Leases	Section 3.11
Company Regulatory Permits	Section 3.14(d)
Company Stock Certificate	Section 2.6
Company Stockholder Written Consents	Section 6.2(a)
Costs	Section 6.8(a)
D&O Indemnified Parties	Section 6.8(a)
Data Security Program	Section 3.26
Delivery Date	Section 2.8(a)
Dispute Notice	Section 2.8(b)
Dissenting Shares	Section 2.9(a)
Domestication Merger Agreement	Section 6.6(a)
Domestication Merger Sub Capital Stock	Section 4.6(c)
Drug/Device Regulatory Agency	Section 3.14(c)
Effective Time	Section 2.3
End Date	Section 10.1(b)
Exchange Agent	Section 2.7(a)
FDA	Section 3.14(b)
GAAP	Section 3.7(a)
Governmental Grant	Section 4.25
IIA Undertaking	Section 6.4(c)
Intended Tax Treatment	Recitals
Investor Agreements	Section 6.14
Israel Competition Law	Section 3.5(a)
Israeli Securities Law	Section 3.6(h)
Liability	Section 3.9
Merger	Recitals
Merger Sub	Preamble
Nasdaq Listing Application	Section 6.10
Net Cash Calculation	Section 2.8(a)
Net Cash Schedule	Section 2.8(a)
Notice Period	Section 6.3(c)
Owned Chemomab IP Rights	Section 4.12(c)
Owned Company IP Rights	Section 3.12(c)
Pre-Closing Period	Section 5.1(a)
Privacy Policies	Section 3.23
R&D Law	Section 3.12(e)
Required Company Stockholder Vote	Section 3.4
Required Chemomab Shareholder Vote	Section 4.4
Response Date	Section 2.8(b)
Stockholder Notice	Section 6.2(b)
Section 14 Arrangement	Section 4.18(p)
Severance Pay Law	Section 4.18(p)
Surviving Corporation	Section 2.1
Termination Fee	Section 10.3(b)
VAT	Section 4.17(g)
WARN Act	Section 3.18(l)

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Section 1.2 Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Sections, Exhibits and Schedules are to Sections, Exhibits and Schedules of this Agreement unless otherwise specified. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular, the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine gender. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. The word “or” is not exclusive. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or Contract are to that agreement or Contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References to any statute are to that statute and to the rules and regulations promulgated thereunder, in each case as amended, modified, re-enacted thereof, substituted, from time to time. References to “$” and “dollars” are to the currency of the United States. Whenever the words “non-U.S. law” or similar expressions are used in this Agreement, they shall be deemed to include the Laws of the State of Israel. All accounting terms used herein will be interpreted, and all accounting determinations hereunder will be made, in accordance with GAAP unless otherwise expressly specified. References from or through any date shall mean, unless otherwise specified, from and including or through and including, respectively. All references to “days” shall be to calendar days unless otherwise indicated as a “Business Day.” Except as otherwise specifically indicated, for purposes of measuring the beginning and ending of time periods in this Agreement (including for purposes of “Business Day” and for hours in a day or Business Day), the time at which a thing, occurrence or event shall begin or end shall be deemed to occur in the Eastern time zone of the United States. The Parties agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting Party shall not be applied in the construction or interpretation of this Agreement. The Parties agree that the Company Disclosure Schedule or Chemomab Disclosure Schedule shall be arranged in sections and subsections corresponding to the numbered and lettered sections and subsections contained in Article III or Article IV, respectively. The disclosures in any section or subsection of the Company Disclosure Schedule or the Chemomab Disclosure Schedule shall qualify other sections and subsections in Article III or Article IV, respectively, to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections. The words “delivered” or “made available” mean, with respect to any documentation, that prior to 5:00 p.m. (New York City time) on the date that is the day prior to the date of this Agreement, a copy of such material has been posted to and made available by a Party to the other Party and its Representatives in the electronic data room maintained by such disclosing Party for the purposes of the Contemplated Transactions.

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Article II. Description of Transaction.

Section 2.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, at the Effective Time, Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the “Surviving Corporation”).

Section 2.2 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL. As a result of the Merger, the Company will become a wholly owned subsidiary of Chemomab Parent.

Section 2.3 Closing; Effective Time. Unless this Agreement is earlier terminated pursuant to the provisions of Section 10.1, and subject to the satisfaction or waiver of the conditions set forth in Article VII, Article VIII and Article IX, the consummation of the Merger (the “Closing”) shall take place remotely, as promptly as practicable (but in no event later than the second Business Day following the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Article VII, Article VIII and Article IX, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of each of such conditions), or at such other time, date and place as Chemomab and the Company may mutually agree in writing. The date on which the Closing actually takes place is referred to as the “Closing Date.” At the Closing, the Parties shall cause the Merger to be consummated by executing and filing with the Secretary of State of the State of Delaware a certificate of merger with respect to the Merger, satisfying the applicable requirements of the DGCL and in form and substance as agreed to by the Parties (the “Certificate of Merger”). The Merger shall become effective at the time of the filing of such Certificate of Merger with the Secretary of State of the State of Delaware or at such later time as may be specified in such Certificate of Merger with the consent of Chemomab and the Company (the time as of which the Merger becomes effective being referred to as the “Effective Time”).

Section 2.4 Certificate of Incorporation and Bylaws; Directors and Officers. At the Effective Time:

(a) the certificate of incorporation of the Surviving Corporation shall be amended and restated in its entirety to be in the form mutually agreed by the Parties prior to the filing of the Registration Statement, until thereafter amended in accordance with the terms of such certificate of incorporation, the certificate of incorporation of the Surviving Corporation and the DGCL, provided however that with effect from the Effective Time, Article I of the certificate of incorporation of the Surviving Corporation shall be amended and restated in its entirety to read as follows: ‘The name of the corporation is Scipher Medicine Corporation’;

(b) the bylaws of the Surviving Corporation shall be amended and restated in their entirety to be in the form mutually agreed by the Parties prior to the filing of the Registration Statement, until thereafter amended in accordance with the terms of such bylaws, the certificate of incorporation of the Surviving Corporation and the DGCL; and

(c) the directors and officers of the Surviving Corporation and of Chemomab Parent shall be the directors and officers identified by the Parties prior to the filing of the Registration Statement in accordance with Section 6.13.

Section 2.5 Conversion of Notes and Shares.

(a) 2026 Notes. At the Effective Time, all outstanding Notes issued under that certain Convertible Note Purchase and Investment Obligation Agreement, by and among the Company and the investor signatories thereto, dated March 5, 2026, as amended by that certain Amendment No. 1 to Convertible Note Purchase and Investment Obligation Agreement, dated as of June 23, 2026 (the “2026 CNPA” and such Notes, the “2026 Notes”), shall, without any further action on the part of any holder thereof, be automatically converted and cancelled in accordance with the terms of the 2026 Notes and the 2026 CNPA into Company Merger Shares, which Company Merger Shares shall be allocated among the holders of the 2026 Notes in accordance with the terms of the 2026 Notes, the 2026 CNPA and the Allocation Certificate. The Company shall take all actions reasonably necessary to effect such conversion.

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(b) 2025 Notes. At the Effective Time, all outstanding notes issued under that certain Convertible Note Purchase Agreement, dated February 28, 2025, which was further amended and restated pursuant to the 2026 CNPA (the “2025 Notes”), shall be cancelled for no consideration, in accordance with the priority provisions of the 2026 CNPA.

(c) Company Capital Stock; Options and Warrants. At the Effective Time, all outstanding shares of Company Capital Stock (other than treasury shares), Company Options and Company Warrants shall be cancelled for no consideration. For the avoidance of doubt, no holder of Company Capital Stock, Company Options or Company Warrants shall be entitled to receive any Company Merger Shares or any other consideration in connection with the Merger.

(d) At the Effective Time, by virtue of the Merger and without any further action on the part of Chemomab Parent, Merger Sub, the Company or any stockholder of the Company or Chemomab:

(i) any shares of Company Capital Stock held as treasury stock immediately prior to the Effective Time shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor; and

(ii) subject to Section 2.5 above, each share of Company Capital Stock (whether vested or not) outstanding immediately prior to the Effective Time (excluding shares to be canceled pursuant to Section 2.5(d)(i) and excluding Dissenting Shares) shall be canceled and extinguished and shall cease to exist, and the holder thereof shall be entitled only to such consideration, if any, as is expressly provided pursuant to this Section 2.5 and the Allocation Certificate.

(e) No fractional shares of Chemomab Parent Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued, and no cash shall be paid for any fractional share eliminated by such rounding.

(f) All Company Options and Company Warrants outstanding immediately prior to the Effective Time under the Company Plan shall be cancelled in accordance with Section 6.5.

(g) Each share of common stock, $1.00 par value per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, $1.00 par value per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall, as of the Effective Time, evidence ownership of such shares of common stock of the Surviving Corporation.

(h) If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Capital Stock or shares of Chemomab Parent Common Stock shall have been changed into, or exchanged for, a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or other like change, the Company Merger Shares shall, to the extent necessary, be equitably adjusted to reflect such change to the extent necessary to provide the holders of 2026 Notes with the same economic effect as contemplated by this Agreement prior to such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or other like change; provided, however, that nothing herein will be construed to permit the Company or Chemomab Parent to take any action with respect to Company Capital Stock or shares of Chemomab Parent Common Stock, respectively, that is prohibited or not expressly permitted by the terms of this Agreement.

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Section 2.6 Closing of the Company’s Transfer Books. At the Effective Time: (a) all shares of Company Capital Stock outstanding immediately prior to the Effective Time shall be treated in accordance with Section 2.5, and all holders of certificates representing shares of Company Capital Stock that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company and (b) the stock transfer books of the Company shall be closed with respect to all shares of Company Capital Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Capital Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of Company Capital Stock outstanding immediately prior to the Effective Time (a “Company Stock Certificate”) is presented to the Exchange Agent or to the Surviving Corporation, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 2.5 and Section 2.7.

Section 2.7 Exchange of Notes and Shares.

(a) On or prior to the Closing Date, Chemomab Parent shall select a reputable bank, transfer agent or trust company, reasonably acceptable to the Company, to act as exchange agent in the Merger (the “Exchange Agent”). At the Effective Time, Chemomab Parent shall deposit with the Exchange Agent evidence of book-entry shares representing the shares of Chemomab Parent Common Stock issuable pursuant to Section 2.5 to the holders of the 2026 Notes.

(b) Promptly after the Effective Time, the Parties shall cause the Exchange Agent to mail to the Persons who were record holders of 2026 Notes that were converted into the right to receive the Company Merger Shares: (i) a letter of transmittal in customary form and containing such provisions as Chemomab Parent may reasonably specify. Upon delivery to the Exchange Agent of a duly executed letter of transmittal and such other documents as may be reasonably required by the Exchange Agent or Chemomab Parent: (A) the holder of such 2026 Notes be entitled to receive in exchange therefor book-entry shares representing the Company Merger Shares (in a number of whole shares of Chemomab Parent Common Stock) that such holder has the right to receive pursuant to the provisions of Section 2.5 and (B) the 2026 Notes so surrendered shall be canceled. Until surrendered as contemplated by this Section 2.7(b), each 2026 Note shall be deemed, from and after the Effective Time, to represent only the right to receive book-entry shares of Chemomab Parent Common Stock representing the Company Merger Shares.

(c) No dividends or other distributions declared or made with respect to shares of Chemomab Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered 2026 Notes with respect to the shares of Chemomab Parent Common Stock that such holder has the right to receive in the Merger until such holder surrenders such 2026 Note or provides an affidavit of loss or destruction in lieu thereof in accordance with this Section 2.7 (at which time such holder shall be entitled, subject to the effect of applicable abandoned property, escheat or similar Laws, to receive all such dividends and distributions, without interest).

(d) Any shares of Chemomab Parent Common Stock deposited with the Exchange Agent that remain undistributed to holders of 2026 Notes as of the date that is 180 days after the Closing Date shall be delivered to Chemomab Parent upon demand, and any holders of 2026 Notes who have not theretofore surrendered their 2026 Note in accordance with this Section 2.7 shall thereafter look only to Chemomab Parent for satisfaction of their claims for shares of Chemomab Parent Common Stock and any dividends or distributions with respect to shares of Chemomab Parent Common Stock.

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(e) Each of the Exchange Agent, Chemomab Parent, Merger Sub and the Surviving Corporation shall be entitled to deduct and withhold from any consideration deliverable pursuant to this Agreement (for the avoidance of doubt, including the transfer of CVRs or any payments thereunder) such amounts as are required to be deducted or withheld from such consideration under the Code or under any other applicable Law; provided however that no Israeli Tax shall be withheld by the Exchange Agent, Chemomab Parent, Merger Sub or the Surviving Corporation with respect to the holder of 2026 Notes entitled to receive Company Merger Shares if the holder of 2026 Notes entitled to receive Company Merger Shares submits a duly executed declaration of non-Israeli residence substantially in the form to be reasonably approved by the Company and Chemomab (which approval shall not be unreasonably withheld, delayed or conditioned). To the extent such amounts are so deducted or withheld, and remitted to the appropriate taxing authority, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid; provided, that notwithstanding the foregoing, the Exchange Agent, Chemomab Parent, Merger Sub, the Surviving Corporation and their respective agents shall reasonably cooperate to reduce or eliminate any deduction or withholding imposed with respect to the Company Merger Shares.

(f) No Party shall be liable to any holder of any 2026 Note or to any other Person with respect to any shares of Chemomab Parent Common Stock (or dividends or distributions with respect thereto) or for any cash amounts delivered to any public official pursuant to any applicable abandoned property Law, escheat Law or similar Law.

Section 2.8 Calculation of Net Cash.

(a) No later than the Determination Date, Chemomab will deliver to the Company a schedule (the “Net Cash Schedule”) setting forth, in reasonable detail, Chemomab’s good faith, estimated calculation of Net Cash (the “Net Cash Calculation” and the date of delivery of such schedule being the “Delivery Date”) as of the close of business on the last Business Day prior to the Anticipated Closing Date (the “Cash Determination Time”) prepared and certified by Chemomab’s Chief Financial Officer. Chemomab shall make available to the Company, as reasonably requested by the Company, the work papers and back-up materials used or useful in preparing the Net Cash Schedule and, if reasonably requested by the Company, Chemomab’s accountants and counsel at reasonable times and upon reasonable notice.

(b) No later than five (5) days after the Delivery Date (the last day of such period, the “Response Date”), the Company shall have the right to dispute any part of the Net Cash Calculation by delivering a written notice to that effect to Chemomab (a “Dispute Notice”). Any Dispute Notice shall identify in reasonable detail and to the extent known the nature and amounts of any proposed revisions to the Net Cash Calculation and will be accompanied by reasonably detailed materials supporting the basis for such revisions.

(c) If, on or prior to the Response Date, the Company notifies Chemomab in writing that it has no objections to the Net Cash Calculation or, if on the Response Date, the Company fails to deliver a Dispute Notice as provided in Section 2.8(b), then the Net Cash Calculation as set forth in the Net Cash Schedule shall be deemed to have been finally determined for purposes of this Agreement and to represent the Net Cash at the Cash Determination Time for purposes of this Agreement.

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(d) If the Company delivers a Dispute Notice on or prior to the Response Date, then Representatives of Chemomab and the Company shall promptly meet and attempt in good faith to resolve the disputed item(s) and negotiate an agreed-upon determination of Net Cash, which agreed upon Net Cash amount shall be deemed to have been finally determined for purposes of this Agreement and to represent the Net Cash at the Cash Determination Time for purposes of this Agreement.

(e) If Representatives of Chemomab and the Company are unable to negotiate an agreed-upon determination of Net Cash as of the Cash Determination Time pursuant to Section 2.8(d) within three days after delivery of the Dispute Notice (or such other period as Chemomab and the Company may mutually agree upon), then any remaining disagreements as to the calculation of Net Cash shall be referred to an independent auditor of recognized national standing jointly selected by Chemomab and the Company. If the parties are unable to select an independent auditor within five days, then either Chemomab or the Company may thereafter request that the Boston, Massachusetts Office of the American Arbitration Association (“AAA”) make such selection either the independent auditor jointly selected by both parties or such independent auditor selected by the AAA (the “Accounting Firm”). Chemomab and the Company shall promptly deliver to the Accounting Firm the work papers and back-up materials used in preparing the Net Cash Schedule and the Dispute Notice, and Chemomab and the Company shall use commercially reasonable efforts to cause the Accounting Firm to make its determination within five (5) Business Days of accepting its selection. Chemomab and the Company shall be afforded the opportunity to present to the Accounting Firm any material related to the unresolved disputes and to discuss the issues with the Accounting Firm; provided, however, that no such presentation or discussion shall occur without the presence of a Representative of each of Chemomab and the Company. The determination of the Accounting Firm shall be limited to the disagreements submitted to the Accounting Firm. The determination of the amount of Net Cash made by the Accounting Firm shall be made in writing delivered to each of Chemomab and the Company, shall be final and binding on Chemomab and the Company and shall (absent manifest error) be deemed to have been finally determined for purposes of this Agreement and to represent the Net Cash at the Cash Determination Time for purposes of this Agreement. The Parties shall delay the Closing until the resolution of the matters described in this Section 2.8(e). The fees and expenses of the Accounting Firm shall be allocated between Chemomab and the Company in the same proportion that the disputed amount of the Net Cash that was unsuccessfully disputed by such Party (as finally determined by the Accounting Firm) bears to the total disputed amount of the Net Cash amount. If this Section 2.8(e) applies as to the determination of the Net Cash at the Cash Determination Time described in Section 2.8(a), upon resolution of the matter in accordance with this Section 2.8(e), the Parties shall not be required to determine Net Cash again even though the Closing Date may occur later than the Anticipated Closing Date, except that either Chemomab and the Company may request a redetermination of Net Cash if the Closing Date is more than 30 days after the Anticipated Closing Date.

(f) No later than the Determination Date, the Company will deliver to Chemomab a schedule (the “Indebtedness Schedule”) setting forth, in reasonable detail, Company’s good faith, estimated calculation of Company’s Indebtedness (the “Indebtedness Calculation” and the date of delivery of such schedule being the “Company Delivery Date”) as of the close of business on the last Business Day prior to the Anticipated Closing Date (the “Indebtedness Determination Time”) prepared and certified by Company’s Chief Financial Officer. Company shall make available to Chemomab, as reasonably requested by the Chemomab, the work papers and back-up materials used or useful in preparing the Indebtedness Schedule and, if reasonably requested by the Chemomab, Company’s accountants and counsel at reasonable times and upon reasonable notice. The procedures set forth in Section 2.8(a) to (e) shall apply mutatis mutandis to the calculation of Indebtedness Calculation.

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Section 2.9 Appraisal Rights.

(a) Notwithstanding any provision of this Agreement to the contrary, shares of Company Capital Stock that are outstanding immediately prior to the Effective Time and which are held by stockholders who have exercised and perfected appraisal rights for such shares of Company Capital Stock in accordance with the DGCL (collectively, the “Dissenting Shares”) shall not be converted into or represent the right to receive the Company Merger Shares (if any) described in Section 2.5 attributable to such Dissenting Shares. Such stockholders shall be entitled to receive payment of the appraised value of such shares of Company Capital Stock held by them in accordance with the DGCL, unless and until such stockholders fail to perfect or effectively withdraw or otherwise lose their appraisal rights under the DGCL. All Dissenting Shares held by stockholders who shall have failed to perfect or who effectively shall have withdrawn or lost their right to appraisal of such shares of Company Capital Stock under the DGCL shall thereupon be deemed to be converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Company Merger Shares (if any) attributable to such Dissenting Shares upon their surrender in the manner provided in Section 2.5.

(b) The Company shall give Chemomab prompt written notice of any demands by dissenting stockholders received by the Company, withdrawals of such demands and any other instruments served on the Company and any material correspondence received by the Company in connection with such demands. The Company shall not, without Chemomab’s prior written consent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

Section 2.10 Further Action. If, at any time after the Effective Time, any further action is determined by the Surviving Corporation to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of the Company, then the officers and directors of the Surviving Corporation shall be fully authorized, and shall use their and its commercially reasonable efforts (in the name of the Company, in the name of Merger Sub, in the name of the Surviving Corporation and otherwise) to take such action.

Section 2.11 Contingent Value Rights.

(a) Holders of Chemomab Ordinary Shares represented by ADSs, of record as of immediately prior to the Domestication and holders of vested options or other vested equity awards of Chemomab as of immediately prior to the consummation of the transactions contemplated by the Domestication Merger, shall be entitled to one CVR issued by Chemomab Parent subject to and in accordance with the terms and conditions of the CVR Agreement, for each Chemomab Ordinary Share held by such holders.

(b) At or prior to the Effective Time, Chemomab Parent shall authorize and duly adopt, execute and deliver, and will ensure that the Rights Agent (as defined in the CVR Agreement) executes and delivers, the CVR Agreement, subject to any reasonable revisions to the CVR Agreement that are requested by such Rights Agent as a part of the consideration in the Domestication Merger.

(c) Chemomab and the Company shall cooperate, prior to Closing, including by making changes to the form of CVR Agreement, as necessary to ensure that the CVRs are not subject to registration under the Securities Act, the Exchange Act or any applicable state securities or “blue sky” laws.

(d) Chemomab Parent, and the Rights Agent shall, at or prior to the Effective Time, duly authorize, execute and deliver the CVR Agreement.

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Article III. Representations and Warranties of the Company.

Subject to Article III, except as set forth in the written disclosure schedule delivered by the Company to Chemomab (the “Company Disclosure Schedule”), the Company represents and warrants to the Chemomab Entities as follows:

Section 3.1 Due Organization; Subsidiaries. For purposes of the representations and warranties in this Article III (other than those in Sections 3.1, 3.2, 3.3, and 3.4 and unless otherwise stated therein), the term “Company” shall be deemed to include or reference (as applicable) any subsidiaries of the Company.

(a) Each of the Company and its Subsidiaries is a corporation or other legal entity duly incorporated or otherwise organized, validly existing and, to the extent such concept is recognized in such jurisdiction, in good standing under the Laws of the jurisdiction of its incorporation or organization and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted, (ii) to own or lease and use its property and assets in the manner in which its property and assets are currently owned or leased and used and (iii) to perform its obligations under all Contracts by which it is bound.

(b) Each of the Company and its Subsidiaries is duly licensed and qualified to do business, and is in good standing (to the extent applicable in such jurisdiction), under the Laws of all jurisdictions where the nature of its business requires such licensing or qualification other than in jurisdictions where the failure to be so qualified individually or in the aggregate would not be reasonably expected to have a Company Material Adverse Effect.

(c) The Company has no Subsidiaries, except for the Entities identified in Section 3.1(c) of the Company Disclosure Schedule; and neither the Company nor any of the Entities identified in Section 3.1(c) of the Company Disclosure Schedule owns any capital stock of, or any equity, ownership or profit sharing interest of any nature in, or controls directly or indirectly, any other Entity other than the Entities identified in Section 3.1(c) of the Company Disclosure Schedule. Neither the Company nor any of its Subsidiaries is or has otherwise been, directly or indirectly, a party to, member of or participant in any partnership, joint venture or similar business entity. Neither the Company nor any of its Subsidiaries has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. Neither the Company nor any of its Subsidiaries has, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

(d) Attached hereto as Section 3.1(d) of the Company Disclosure Schedule is a draft of the Company’s audited consolidated financial statements sheets at December 31, 2025 (including balance sheet, profit and loss and income statement and statement of cash flows, including notes thereto) (the “2025 Financials”), which draft is being delivered to Chemomab concurrently with the execution of this Agreement. The 2025 Financials fairly present, in all material respects, the financial position and operating results of the Company and its consolidated Subsidiaries as of the dates and for the periods indicated therein, and the final audited consolidated financial statements (including balance sheet, profit and loss and income statement and statement of cash flows, including notes thereto) for the fiscal year ended December 31, 2025 shall not differ materially from the 2025 Financials.

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Section 3.2 Organizational Documents. The Company has delivered to Chemomab accurate and complete copies of the Organizational Documents of the Company and each of its Subsidiaries. Neither the Company nor any of its Subsidiaries is in breach or violation of its Organizational Documents in any material respect.

Section 3.3 Authority; Binding Nature of Agreement. The Company and each of its Subsidiaries have all necessary corporate power and authority to enter into and to perform its obligations under this Agreement and to consummate the Contemplated Transactions. The Company Board has (i) determined that the Contemplated Transactions are fair to, advisable and in the best interests of the Company and its stockholders, (ii) approved and declared advisable this Agreement and the Contemplated Transactions and (iii) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the stockholders of the Company vote to adopt this Agreement and thereby approve the Contemplated Transactions. This Agreement has been duly executed and delivered by the Company and assuming the due authorization, execution and delivery by Chemomab, Chemomab Parent, Domestication Merger Sub and Merger Sub, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

Section 3.4 Vote Required. The affirmative vote of (i) holders of a majority of the outstanding shares of Company Common Stock and Company Preferred Stock, voting together as a single class on an as-converted basis, and (ii) holders of at least sixty percent (60%) of the outstanding shares of Company Preferred Stock, voting as a separate class, which shall also include the stockholders listed in Section 3.4 to the Company Disclosure Schedule (the “Required Company Stockholder Vote”), is the only vote of the holders of any class or series of Company Capital Stock necessary to adopt and approve this Agreement, the termination of all current stockholders agreements and side letters and approve the Contemplated Transactions and all such consents and votes have been duly obtained by the Company prior to the execution of this Agreement and are in full force and effect. No warrant holder consent is required in order to approve and consummate this Agreement, the Merger and the other Contemplated Transactions and the treatment of the warrants in accordance with the terms of this Agreement. The affirmative consent of holders of at least sixty percent (60%) of the aggregate outstanding principal amount of the Notes (the “Note Required Approval”) is required to (i) approve and consummate this Agreement, the Merger and the other Contemplated Transactions, (ii) effect the conversion of all convertible notes and other convertible indebtedness as contemplated by this Agreement and the Contemplated Transactions, and (iii) waive any put, repurchase, redemption, prepayment, acceleration, change of control, anti-dilution or similar rights arising in connection therewith. All such consents have been duly obtained by the Company prior to the execution of this Agreement and are in full force and effect.

Section 3.5 Non-Contravention; Consents.

(a) Subject to compliance with any Israeli and foreign antitrust Law, obtaining the Required Company Stockholder Vote and the filing of the Certificate of Merger required by the DGCL, neither (x) the execution, delivery or performance of this Agreement by the Company, nor (y) the consummation of the Contemplated Transactions, will directly or indirectly (with or without notice or lapse of time):

(i) contravene, conflict with or result in a violation of any of the provisions of the Company’s Organizational Documents;

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(ii) contravene, conflict with or result in a material violation of, or give any Governmental Authority or other Person the right to challenge the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Law or any Order by which the Company or its Subsidiaries, or any of the assets owned or used by the Company or its Subsidiaries, is subject;

(iii) contravene, conflict with or result in a material violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or its Subsidiaries;

(iv) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Material Contract, or give any Person the right to: (A) declare a default or exercise any remedy under any Company Material Contract, (B) any material payment, rebate, chargeback, penalty or change in delivery schedule under any Company Material Contract, (C) accelerate the maturity or performance of any Company Material Contract or (D) cancel, terminate or modify any term of any Company Material Contract, except in the case of any non-material breach, default, penalty or modification; or

(v) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by the Company or its Subsidiaries (except for Permitted Encumbrances).

(b) Except for (i) the Required Company Stockholder Vote, (ii) the consents, approvals and waivers of the Note Required Approval, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (iv) any required filings under any Israeli and foreign antitrust Law, and (v) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws, neither the Company nor any of its Subsidiaries was, is, or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution, delivery or performance of this Agreement or the consummation of the Contemplated Transactions.

(c) The Company Board has taken and will take all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and to the consummation of the Contemplated Transactions. No other state takeover statute or similar Law applies or purports to apply to the Merger, this Agreement, or any of the Contemplated Transactions.

Section 3.6 Capitalization.

(a) The authorized Company Capital Stock as of the date of this Agreement consists of (i) 13,500,000 shares of Company Common Stock, par value $0.001 per share, of which 1,623,155 shares have been issued and are outstanding as of the date of this Agreement and (ii) 9,318,235 shares of Company preferred stock, par value $0.001 per share (the “Company Preferred Stock”), of which 6,536,125 shares have been issued and are outstanding as of the date of this Agreement. The Company does not hold any shares of its capital stock in its treasury. A fully diluted capitalization table of all equity securities, warrants, options and notes and other instruments convertible into equity securities of the Company, setting forth such information for each individual shareholder (and not merely on a summary basis) and including the conversion ratio per share so that voting power can be understood; all as of the date of this Agreement, is set forth in Section 3.6(a) of the Company Disclosure Schedule.

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(b) All of the outstanding shares of Company Common Stock and Company Preferred Stock and all outstanding securities of the Subsidiaries as set out in Section 3.6(b) of the Company Disclosure Schedule have been duly authorized and validly issued, and are fully paid and nonassessable and are free of any Encumbrances. None of the outstanding shares of Company Common Stock or Company Preferred Stock is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right and none of the outstanding shares of Company Common Stock or Company Preferred Stock is subject to any right of first refusal in favor of the Company, other than that certain Fifth Amended and Restated Right of First Refusal and Co-Sale Agreement, dated January 31, 2022 (the “ROFR and Co-Sale Agreement”). Except as contemplated herein, there is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock or Company Preferred Stock, other than (i) the ROFR and Co-Sale Agreement, (ii) that certain Fifth Amended and Restated Investors’ Rights Agreement, dated January 31, 2022 (as amended), and (iii) the Fifth Amended and Restated Certificate of Incorporation of the Company, as amended from time to time. The Company is not under any obligation, nor is it bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock or other securities. Section 3.6(b) of the Company Disclosure Schedule accurately and completely lists all repurchase rights held by the Company with respect to shares of Company Common Stock (including shares issued pursuant to the exercise of stock options) and specifies which of those repurchase rights are currently exercisable. Each share of Company Preferred Stock is convertible into one share of Company Common Stock.

(c) Except for the Company’s 2016 Equity Incentive Plan, as amended (the “Company Plan”), the Company does not have any stock option plan or any other Employee Plan providing for any equity-based compensation for any Person. As of the date of this Agreement, the Company has reserved 2,957,202 shares of Company Common Stock for issuance under the Company Plan, of which 1,724,667 shares have been issued and are currently outstanding, and 912,273 shares of Company Common Stock remain available for future issuance pursuant to the Company Plan. Section 3.6(c) of the Company Disclosure Schedule sets forth the following information with respect to each Company Option outstanding as of the date of this Agreement: (i) the name of the optionee, (ii) the number of shares of Company Common Stock subject to such Company Option at the time of grant, (iii) the number of shares of Company Common Stock subject to such Company Option as of the date of this Agreement, (iv) the exercise price of such Company Option, (v) the date on which such Company Option was granted, (vi) the applicable vesting schedule, including any acceleration provisions, and the number of vested and unvested shares as of the date of this Agreement, (vii) the expiration date of such Company Option and (viii) whether such Company Option is intended to be an “incentive stock option” (as defined in the Code) or a non-qualified stock option. The Company has made available to Chemomab an accurate and complete copy of the Company Plan, forms of all award agreements evidencing outstanding equity awards thereunder, any equity award agreements that differ in any material respect from the forms of award agreements and evidence of board and stockholder approval of the Company Plan and any amendments thereto. No vesting of Company Options will accelerate in connection with the closing of the Contemplated Transactions.

(d) Except for the outstanding Company Options or Company Warrants set forth on Section 3.6(d)(i) of the Company Disclosure Schedule, and except for the Notes listed in Section 3.6(d)(ii) of the Company Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of the Company or any of its Subsidiaries, (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of the Company or any of its Subsidiaries, (iii) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which the Company or any of its Subsidiaries is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company or any of its Subsidiaries. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to the Company or any of its Subsidiaries.

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(e) Section 3.6(e) of the Company Disclosure Schedule sets forth a true and complete list of all convertible notes and other convertible indebtedness of the Company outstanding as of the date of this Agreement.

(f) All outstanding and previously issued shares of Company Common Stock, Company Preferred Stock, Company Options, Company Warrants, convertible notes, other convertible indebtedness and other equity, debt or convertible securities or instruments of the Company or any of its Subsidiaries have been duly authorized and validly issued or incurred, as applicable, in compliance in all material respects with (i) all applicable securities laws and other applicable Law, (ii) the Company’s and its Subsidiaries’ Organizational Documents, and (iii) all applicable Contracts and corporate approvals. No such issuance, grant or incurrence was made in violation of any preemptive right, right of first refusal, right of first offer, co-sale right, participation right, registration right, anti-dilution right, approval right or similar right, and there are no outstanding claims or, to the Knowledge of the Company, threatened claims, seeking rescission, damages, adjustment, additional securities or other remedies with respect to any such issuance, grant or incurrence.

(g) With respect to Company Options, (i) each grant was duly authorized no later than the date on which the grant of such Company Option was by its terms to be effective (the “Company Grant Date”) by all necessary corporate action, (ii) each Company Option grant was made in all material respects in accordance with the terms of the Company Plan and (iii) the per share exercise price of each Company Option granted to an individual who is subject to U.S. income tax was not less than the fair market value of a share of Company Common Stock on the applicable Company Grant Date determined in a manner consistent with Section 409A of the Code.

(h) Neither the Company nor to the Company’s Knowledge, any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of the Company, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of the Company.

Section 3.7 Financial Statements.

(a) Section 3.7(a) of the Company Disclosure Schedule includes accurate and complete copies of (i) the Company’s audited consolidated balance sheets at December 31, 2023, December 31, 2024 (including balance sheet, profit and loss and income statement and statement of cash flows, including notes thereto), (ii) a pending draft of the Company’s prospective audited consolidated balance sheets at December 31, 2025 (including balance sheet, profit and loss and income statement and statement of cash flows, including notes thereto), which such draft fairly present, in all material respects, the financial position and operating results of the Company and its consolidated Subsidiaries as of the dates and for the periods indicated therein, and (iii) the Company Unaudited Interim Balance Sheet (collectively, the “Company Financials”). The Company Financials (A) were prepared in accordance with United States generally accepted accounting principles (“GAAP”) (except as may be indicated in the footnotes to such Company Financials and that unaudited financial statements may not have notes thereto and other presentation items that may be required by GAAP and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount) applied on a consistent basis unless otherwise noted therein throughout the periods indicated and (B) fairly present, in all material respects, the financial position and operating results of the Company and its consolidated Subsidiaries as of the dates and for the periods indicated therein.

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(b) Each of the Company and its Subsidiaries maintains a system of internal accounting controls designed to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of the financial statements of the Company and its Subsidiaries in conformity with GAAP and to maintain accountability of the Company’s and its Subsidiaries’ assets, (iii) access to the Company’s and its Subsidiaries’ assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for the Company’s and its Subsidiaries’ assets is compared with the existing assets at regular intervals and appropriate action is taken with respect to any differences. The Company and each of its Subsidiaries maintains internal control over financial reporting that provides reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.

(c) Since January 1, 2023, there have been no formal internal investigations regarding financial reporting or accounting policies and practices discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer or general counsel of the Company, the Company Board or any committee thereof. Since January 1, 2023, neither the Company nor its independent auditors have identified (i) any significant deficiency or material weakness in the design or operation of the system of internal accounting controls utilized by the Company and its Subsidiaries, (ii) any fraud, whether or not material, that involves the Company, any of its Subsidiaries, the Company’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by the Company and its Subsidiaries or (iii) any claim or allegation whether written or oral regarding any of the foregoing.

Section 3.8 Absence of Changes. Except as set forth on Section 3.8 of the Company Disclosure Schedule, between the date of the Company Unaudited Interim Balance Sheet and the date of this Agreement, the Company has conducted its business only in the Ordinary Course of Business (except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto) and there has not been any (a) Company Material Adverse Effect or (b) action, event or occurrence that would have required consent of Chemomab pursuant to Section 5.2(b) of this Agreement had such action, event or occurrence taken place after the execution and delivery of this Agreement.

Section 3.9 Absence of Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liability, indebtedness, obligation, expense, claim, deficiency, guaranty or endorsement of any kind, whether accrued, absolute, contingent, matured, unmatured or otherwise (each a “Liability”), in each case, of a type required to be reflected or reserved for on a balance sheet prepared in accordance with GAAP, except for: (a) Liabilities disclosed, reflected or reserved against in the Company Unaudited Interim Balance Sheet, (b) normal and recurring current Liabilities that have been incurred by the Company or its Subsidiaries since the date of the Company Unaudited Interim Balance Sheet in the Ordinary Course of Business (none of which relates to any breach of contract, breach of warranty, tort, infringement, or violation of Law), (c) Liabilities for performance of obligations of the Company or any of its Subsidiaries under Company Contracts, (d) Liabilities incurred in connection with the Contemplated Transactions and (e) Liabilities listed in Section 3.9 of the Company Disclosure Schedule.

Section 3.10 Title to Assets. Each of the Company and its Subsidiaries owns, and has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all tangible properties or assets and equipment used or held for use in its business or operations or purported to be owned by it, including: (a) all assets reflected on the Company Unaudited Interim Balance Sheet and (b) all other assets reflected in the books and records of the Company or any of its Subsidiaries as being owned by the Company or such Subsidiary. All of such assets are owned or, in the case of leased assets, leased by the Company or any of its Subsidiaries free and clear of any Encumbrances, other than Permitted Encumbrances.

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Section 3.11 Real Property; Leasehold. Neither the Company nor any of its Subsidiaries owns or has ever owned any real property. Section 3.11 of the Company Disclosure Schedule contains an accurate and complete list of all real properties with respect to which the Company directly or indirectly holds a valid leasehold interest as well as any other real estate that is in the possession of or leased by the Company or any of its Subsidiaries. The Company has made available to Chemomab copies of all leases under which any such real property is possessed (the “Company Real Estate Leases”), each of which is in full force and effect, with no existing material default thereunder.

Section 3.12 Intellectual Property.

(a) Section 3.12(a) of the Company Disclosure Schedule is an accurate and complete listing of all Company Registered IP.

(b) Section 3.12(b) of the Company Disclosure Schedule accurately identifies all material Company Contracts pursuant to which Company IP Rights are licensed to the Company or any of its Subsidiaries (other than (A) any non-customized software that (1) is so licensed solely in executable or object code form pursuant to a non-exclusive, internal use software license and other Intellectual Property associated with such software and (2) is not incorporated into, or material to the development, manufacturing, or distribution of, any of the Company’s or any of its Subsidiaries’ products or services, (B) any Intellectual Property licensed on a non-exclusive basis ancillary to the purchase or use of equipment, reagents or other materials, (C) any confidential information provided under confidentiality agreements and (D) agreements between Company and its employees and independent contractors in Company’s standard form thereof).

(c) Section 3.12(c) of the Company Disclosure Schedule accurately identifies each material Company Contract pursuant to which any Person has been granted any license or covenant not to sue under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any Company IP Rights owned or purported to be owned or exclusively licensed to the Company or any of its Subsidiaries (“Owned Company IP Rights”) (other than (i) any confidential information provided under confidentiality agreements and (ii) any Owned Company IP Rights non-exclusively licensed to academic collaborators, suppliers or service providers for the sole purpose of enabling such academic collaborator, supplier or service providers to provide services for the Company’s benefit).

(d) Neither the Company nor any of its Subsidiaries is bound by, and no Owned Company IP Rights are subject to, any Contract containing any covenant or other provision that in any material respect limits or restricts the ability of the Company or any of its Subsidiaries to use, exploit, assert, or enforce any Owned Company IP Rights anywhere in the world.

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(e) The Company or one of its Subsidiaries exclusively owns all right, title, and interest to and in Owned Company IP Rights (other than (i) Owned Company IP Rights exclusively licensed to the Company or one of its Subsidiaries, or co-owned rights each as identified in Section 3.12(c) of the Company Disclosure Schedule), in each case, free and clear of any Encumbrances (other than Permitted Encumbrances and any rights, restrictions, or obligations arising under the Israeli Encouragement of Research, Development and Technological Innovation in the Industry Law, 5744 1984 (the “R&D Law”) or in connection with any Governmental Grant) and have the right to use all other material Company IP Rights in the conduct of the businesses of the Company and its Subsidiaries as currently conducted and, to the Knowledge of the Company, as currently proposed to be conducted. Without limiting the generality of the foregoing:

(i) All documents and instruments necessary to register or apply for or renew registration of Company Registered IP have been validly executed, delivered, and filed in a timely manner with the appropriate Governmental Authority.

(ii) Each Person who is or was an employee or contractor of the Company or any of its Subsidiaries and who is or was involved in the creation or development of any material Owned Company IP Rights has signed a valid, enforceable agreement containing a present assignment of such Intellectual Property to the Company or such Subsidiary and confidentiality provisions protecting trade secrets and confidential information of the Company and its Subsidiaries.

(iii) No current or former stockholder, officer, director, or employee of the Company or any of its Subsidiaries has any claim, right (whether or not currently exercisable), or interest to or in any Owned Company IP Rights. To the Knowledge of the Company, no employee of the Company or any of its Subsidiaries is (a) bound by or otherwise subject to any Contract restricting him or her from performing his or her duties for the Company or such Subsidiary or (b) in breach of any Contract with any former employer or other Person concerning Owned Company IP Rights or confidentiality provisions protecting trade secrets and confidential information comprising Owned Company IP Rights.

(iv) No funding, facilities, or personnel of any Governmental Authority were used, directly or indirectly, to develop or create, in whole or in part, any Owned Company IP Rights.

(v) The Company and each of its Subsidiaries has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all proprietary information that the Company or such Subsidiary holds, or purports to hold, as confidential or a trade secret.

(vi) Neither the Company nor any of its Subsidiaries has assigned or otherwise transferred ownership of, or agreed to assign or otherwise transfer ownership of, any material Owned Company IP Rights to any other Person.

(vii) Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company IP Rights constitute all Intellectual Property necessary for the Company and its Subsidiaries to conduct its business as currently conducted and, to the Knowledge of the Company, as currently proposed to be conducted.

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(f) The Company has delivered or made available to Chemomab, a complete and accurate copy of all material Company IP Rights Agreements. With respect to each of the Company IP Rights Agreements: (i) each such agreement is valid and binding on the Company or its Subsidiaries, as applicable, and in full force and effect, (ii) the Company has not received any written notice of termination or cancellation under such agreement, or received any written notice of breach or default under such agreement, which breach has not been cured or waived and (iii) neither the Company nor its Subsidiaries, and to the Knowledge of the Company, no other party to any such agreement, is in breach or default thereof in any material respect.

(g) The manufacture, marketing, license, sale, offering for sale, importation, use or intended use or other disposal of any product or technology as currently licensed or sold or under development by the Company or any of its Subsidiaries does not violate any license or agreement between the Company or its Subsidiaries and any third party, and, to the Knowledge of the Company, does not infringe or misappropriate or otherwise violate any Intellectual Property right of any other Person. To the Knowledge of the Company, no third party is infringing upon, misappropriating or otherwise violating any Owned Company IP Rights or any license or agreement with the Company or its Subsidiaries relating to any Owned Company IP Rights.

(h) As of the date of this Agreement, the Company is not a party to any Legal Proceeding (including, but not limited to, opposition, interference or other proceeding in any patent or other government office) contesting the validity, enforceability, claim construction, ownership or right to use, sell, offer for sale, license or dispose of any Company IP Rights. Neither the Company nor any of its Subsidiaries has received any written notice asserting that any Company IP Rights or the proposed use, sale, offer for sale, license or disposition of products, methods, or processes claimed or covered thereunder conflicts with or infringes or misappropriates the rights of any other Person or that the Company or any of its Subsidiaries have otherwise infringed, misappropriated or otherwise violated any Intellectual Property of any Person. The Company has not delivered any written notice, claim or threat alleging that any Person has infringed, misappropriated or otherwise violated any Company IP Rights. None of the Company IP Rights is subject to any outstanding order of, judgment of, decree of or agreement with any Governmental Authority that limits the ability of the Company to exploit any Company IP Rights.

(i) Each item of Company Registered IP is and at all times has been filed and maintained in compliance with all applicable Law and all filings, payments, and other actions required to be made or taken to maintain such item of Company Registered IP in full force and effect have been made by the applicable deadline except for such Company Registered IP that the Company elected, in its good faith business judgment, to abandon, cancel or allow to expire or lapse. To the Knowledge of the Company, all Company Registered IP that is issued or granted is valid and enforceable.

(j) Neither the Company nor any of its Subsidiaries is party to any Contract that, as a result of such execution, delivery and performance of this Agreement, will cause the grant of any license or other right to any Company IP Rights, result in breach of, default under or termination of such Contract with respect to any Company IP Rights, or impair the right of the Company or the Surviving Corporation and its Subsidiaries to use, sell or license or enforce any Company IP Rights or portion thereof, except for the occurrence of any such grant or impairment that would not individually or in the aggregate, reasonably be expected to result in a Company Material Adverse Effect.

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(k) The Company and its Subsidiaries have not incorporated, linked or otherwise used any software that is distributed under any “open source”, “copyleft” or similar license in a manner that would require the Company to disclose, distribute or otherwise make available the source code of any software included in the Owned Company IP Rights any products or services of the Company or its Subsidiaries or to license such source code at no charge or for the purpose of making derivative works.

(l) The computers, software, servers, workstations, routers, hubs, switches, circuits, networks, data communication lines and all other information technology equipment of the Company and its Subsidiaries (i) operate and perform in all material respects in accordance with their respective documentation and functional specifications and otherwise as required by the Company and, except as would not reasonably be expected to have a Company Material Adverse Effect, have not materially malfunctioned or failed during the past three (3) years, (ii) are adequate and sufficient for the operations of the Company and its Subsidiaries, and (iii) to the Knowledge of the Company, do not contain any viruses, worms, Trojan horses, ransomware, malware or other malicious code that would reasonably be expected to materially disrupt, damage or interfere with the operation of such systems.

(m) Except as would not reasonably be expected to have a Company Material Adverse Effect, the Company’s development and use of AI Tools is and has been in compliance with all applicable license terms, consents, agreements and Laws. The Company and its Subsidiaries have not included, and do not include, any Personal Information, trade secrets or other material confidential or proprietary information of the Company, except in such cases where such AI Tools do not use such information, prompts or inputs. The Company has not used any AI Tools to develop any Owned Company IP Rights in a manner that would have a Company Material Adverse Effect on the Company’s ownership or rights therein.

Section 3.13 Agreements, Contracts and Commitments.

(a) Section 3.13(a) of the Company Disclosure Schedule lists the following Company Contracts in effect as of the date of this Agreement (each, a “Company Material Contract” and collectively, the “Company Material Contracts”):

(i) each Company Contract requiring payments by the Company after the date of this Agreement in excess of $250,000 pursuant to its express terms relating to the employment of, or the performance of services by, any Person, including any employee, consultant or independent contractor, or Entity providing consulting or independent contractor services, not terminable by the Company or its Subsidiaries on ninety (90) calendar days’ or less notice without liability, except to the extent general principles of wrongful termination Law may limit the Company’s, its Subsidiaries’ or such successor’s ability to terminate employees at will;

(ii) each Company Contract relating to any agreement of indemnification or guaranty not entered into in the Ordinary Course of Business;

(iii) each Company Contract containing (A) any covenant limiting the freedom of the Company, its Subsidiaries or the Surviving Corporation to engage in any line of business or compete with any Person, or limiting the development, manufacture or distribution of the Company’s products or services (B) any most-favored pricing arrangement, (C) any exclusivity provision that binds the Company or (D) any non-solicitation provision that binds the Company;

(iv) each Company Contract relating to capital expenditures and requiring payments after the date of this Agreement in excess of $250,000 pursuant to its express terms and not cancelable without penalty;

(v) each Company Contract relating to the disposition or acquisition of material assets or any ownership interest in any Entity;

(vi) each Company Contract relating to any mortgages, indentures, loans, notes or credit agreements, security agreements or other agreements or instruments relating to the borrowing of money or extension of credit in excess of $250,000 or creating any material Encumbrances with respect to any assets of the Company or any of its Subsidiaries or any loans or debt obligations with officers or directors of the Company;

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(vii) each Company Contract requiring payment by or to the Company after the date of this Agreement in excess of $250,000 pursuant to its express terms relating to: (A) any distribution agreement (identifying any that contain exclusivity provisions), (B) any agreement involving provision of services or products with respect to any pre-clinical or clinical development activities of the Company, (C) any dealer, distributor, joint marketing, alliance, joint venture, cooperation, development or other agreement currently in force under which the Company has continuing obligations to develop or market any product, technology or service, or any agreement pursuant to which the Company has continuing obligations to develop any Intellectual Property that will not be owned, in whole or in part, by the Company or (D) any Contract to license any Intellectual Property to or from any third party to manufacture or produce any product, service or technology of the Company or any Contract to sell, distribute or commercialize any products or service of the Company, in each case, except for Company Contracts entered into in the Ordinary Course of Business;

(viii) each Company Contract with any Person, including any financial advisor, broker, finder, investment banker or other Person, providing advisory services to the Company in connection with the Contemplated Transactions;

(ix) each Company Real Estate Lease;

(x) each Company Contract that is a material contract as defined in Item 601(b)(10) of Regulation S-K as promulgated under the Securities Act;

(xi) each Company Contract to which the Company is a party or by which any of its assets and properties is currently bound, which involves annual obligations of payment by, or annual payments to, the Company in excess of $250,000; or

(xii) any other Company Contract that is not terminable at will (with no penalty or payment) by the Company or its Subsidiaries, as applicable, and (A) which involves payment or receipt by the Company or its Subsidiaries after the date of this Agreement under any such agreement, contract or commitment of more than $250,000 in the aggregate, or obligations after the date of this Agreement in excess of $500,000 in the aggregate or (B) that is material to the business or operations of the Company and its Subsidiaries, taken as a whole.

(b) The Company has delivered or made available to Chemomab accurate and complete copies of all Company Material Contracts, including all amendments thereto. There are no Company Material Contracts that are not in written form. Neither the Company nor any of its Subsidiaries has, nor to the Company’s Knowledge, as of the date of this Agreement has any other party to a Company Material Contract, breached, violated or defaulted under, or received notice that it breached, violated or defaulted under, any of the terms or conditions of any Company Material Contract in such manner as would permit any other party to cancel or terminate any such Company Material Contract, or would permit any other party to seek damages which would reasonably be expected to have a Company Material Adverse Effect. As to the Company and its Subsidiaries, as of the date of this Agreement, each Company Material Contract is valid, binding, enforceable and in full force and effect, subject to the Enforceability Exceptions. No Person is renegotiating, or has a right pursuant to the terms of any Company Material Contract to change, any material amount paid or payable to the Company under any Company Material Contract or any other material term or provision of any Company Material Contract.

Section 3.14 Compliance; Permits; Restrictions.

(a) The Company and each of its Subsidiaries are, and since January 1, 2023 have been, in material compliance with all applicable Laws. No investigation, claim, suit, proceeding, audit, Order, or other Legal Proceeding or action by any Governmental Authority is pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries. There is no agreement or Order binding upon the Company or any of its Subsidiaries which (i) has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its Subsidiaries, any acquisition of material property by the Company or any of its Subsidiaries or the conduct of business by the Company or any of its Subsidiaries as currently conducted, (ii) is reasonably likely to have a material adverse effect on the Company’s ability to comply with or perform any covenant or obligation under this Agreement or (iii) is reasonably likely to have the effect of preventing, delaying, making illegal or otherwise interfering with the Contemplated Transactions.

(b) Except for matters regarding the U.S. Food and Drug Administration (or any successor agency thereto) (“FDA”), the Company and its Subsidiaries hold all required Governmental Authorizations which are material to the operation of the business of the Company and its Subsidiaries as currently conducted (the “Company Permits”). Section 3.14(b) of the Company Disclosure Schedule identifies each Company Permit. Each of the Company and its Subsidiaries is in material compliance with the terms of the Company Permits. No Legal Proceeding is pending or, to the Knowledge of the Company, threatened in writing, which seeks to revoke, substantially limit, suspend, or materially modify any Company Permit. The rights and benefits of each Company Permit will be available to the Surviving Corporation or its Subsidiaries, as applicable, immediately after the Effective Time on terms substantially identical to those enjoyed by the Company and its Subsidiaries as of the date of this Agreement and immediately prior to the Effective Time.

(c) There are no Legal Proceedings pending or, to the Knowledge of the Company, threatened with respect to an actual or alleged material violation by the Company or any of its Subsidiaries of the FDCA, the PHSA, the U.S. FDA regulations promulgated thereunder, the Controlled Substances Act or any other similar applicable Law promulgated by the FDA or other comparable Governmental Authority (including the Israeli Ministry of Health) responsible for regulation of the development, testing, manufacturing, processing, storage, labeling, sale, marketing, advertising, distribution and importation or exportation of drug, biologic or medical device products (“Drug/Device Regulatory Agency”).

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(d) The Company and each of its Subsidiaries holds all required Governmental Authorizations issuable by any Drug/Device Regulatory Agency necessary for the conduct of the business of the Company or such Subsidiary as currently conducted, and, as applicable, the development, testing, manufacturing, processing, storage, labeling, sale, marketing, advertising, distribution and importation or exportation, as currently conducted, of any of its products or product candidates (the “Company Product Candidates”) (collectively, the “Company Regulatory Permits”) and no such Company Regulatory Permit has been (i) revoked, withdrawn, suspended, cancelled or terminated or (ii) modified in any adverse manner, other than immaterial adverse modifications. The Company and each of its Subsidiaries have timely maintained and are in compliance in all material respects with the Company Regulatory Permits and have not, since January 1, 2023 received any written notice or other communication (in writing or otherwise) from any Drug/Device Regulatory Agency regarding (A) any material violation of or failure to comply materially with any term or requirement of any Company Regulatory Permit or (B) any revocation, withdrawal, suspension, cancellation, termination or material modification of any Company Regulatory Permit. The Company has made available to Chemomab all information requested by Chemomab in the Company’s or its Subsidiaries’ possession or control relating to the Company Product Candidates and the development, testing, manufacturing, processing, storage, labeling, sale, marketing, advertising, distribution and importation or exportation of the Company Product Candidates, including but not limited to complete copies of the following (to the extent there are any): (x) adverse event reports; pre-clinical, clinical and other study reports and material study data; inspection reports, notices of adverse findings, untitled letters, warning letters, filings and letters and other written correspondence to and from any Drug/Device Regulatory Agency; and meeting minutes with any Drug/Device Regulatory Agency and (y) similar reports, material study data, notices, letters, filings, correspondence and meeting minutes with any other Governmental Authority. All such information is accurate and complete in all material respects.

(e) All clinical, pre-clinical and other studies and tests conducted by or on behalf of, or sponsored by, the Company or its Subsidiaries, or in which the Company or its Subsidiaries or their respective current products or product candidates, including the Company Product Candidates, have participated, were, if completed, conducted and wound down, and, if still pending, are being conducted in accordance with standard medical and scientific research procedures, in compliance with the applicable protocols, and in compliance with the applicable regulations of the Drug/Device Regulatory Agencies and other applicable Law, including 21 C.F.R. Parts 11, 50, 54, 56, 58, 312, 612 and 812, the applicable requirements of good laboratory practices and good clinical practices, including the applicable regulations that relate to the proper conduct of clinical studies and requirements relating to the protection of human subjects (including “Informed Consent” as such term or similar term is defined under applicable Law) and applicable Law governing the privacy of patient medical records and other personal information, data and biological specimens, and no such informed consent documents would prevent the transfer of such personal information, data and biological specimens to the Company. Neither the Company nor any of its Subsidiaries has received any written notices, correspondence, or other communications from any Drug/Device Regulatory Agency, Governmental Authority, institutional review board (“IRB”), ethics committee or safety monitoring committee requiring, or to the Knowledge of the Company threatening to initiate, any action to place a clinical hold order on, or otherwise terminate, delay, or suspend any clinical studies conducted by or on behalf of, or sponsored by, the Company or any of its Subsidiaries or in which the Company or any of its Subsidiaries or their respective current products or product candidates, including the Company Product Candidates, are participating or have participated (collectively, the “Company Clinical Studies”). Further, no clinical investigator, researcher, or clinical staff participating in any Company Clinical Study has been disqualified from participating in studies involving the Company Product Candidates, and to the Knowledge of the Company, no such administrative action to disqualify such clinical investigators, researchers or clinical staff has been threatened or is pending.

(f) Neither the Company nor any of its Subsidiaries, and to the Knowledge of the Company, no contract manufacturer with respect to any Company Product Candidate, is the subject of any pending or, to the Knowledge of the Company, threatened investigation in respect of its business or products by the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto or by any other Drug/Device Regulatory Agency under a comparable policy. Neither the Company nor any of its Subsidiaries or, to the Knowledge of the Company, any contract manufacturer with respect to any Company Product Candidate has committed any acts, made any statement, or failed to make any statement, in each case in respect of its business or products that would violate the FDA’s “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy, and any amendments thereto or a comparable policy of any other Drug/Device Regulatory Agency. None of the Company, any of its Subsidiaries, or any contract manufacturer with respect to any Company Product Candidate, or any of their respective officers, directors, employees or agents has been convicted of any crime or engaged in any conduct that could result in a material debarment or exclusion under (i) 21 U.S.C. § 335a or (ii) any similar applicable Law, or is or has ever been debarred or excluded. No material debarment or exclusionary claims, actions, proceedings or investigations in respect of their business or products are pending or, to the Knowledge of the Company, threatened against the Company, any of its Subsidiaries, and to the Knowledge of the Company, any contract manufacturer with respect to any Company Product Candidate, or any of their respective officers, employees or agents.

(g) All manufacturing operations conducted by, or to the Knowledge of the Company, for the benefit of, the Company or its Subsidiaries in connection with any Company Product Candidate, since January 1, 2023 have been and are being conducted in compliance in all material respects with applicable Laws, including the FDA’s standards for current good manufacturing practices, including applicable requirements contained in 21 C.F.R. Parts 210, 211, 600-680, 820, and 1271, and the respective counterparts thereof promulgated by Governmental Authorities in countries outside the United States.

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(h) No manufacturing site owned by the Company or its Subsidiaries, and to the Knowledge of the Company, no manufacturing site of a contract manufacturer, with respect to any Company Product Candidate, (i) is subject to a Drug/Device Regulatory Agency shutdown or import or export prohibition or (ii) has received any Form FDA 483, notice of violation, warning letter, untitled letter, or similar correspondence or notice from the FDA or other Governmental Authority alleging or asserting noncompliance with any applicable Law, in each case, that have not been complied with or closed to the satisfaction of the relevant Governmental Authority, and, to the Knowledge of the Company, neither the FDA nor any other Governmental Authority is considering such action.

(i) Since January 1, 2023, the Company or its Subsidiaries has operated in compliance with all Health Care Laws and has timely filed all material reports, applications, statements, documents, registrations, filings, corrections, updates, amendments, supplements, and submissions required to be filed by them under applicable Health Care Laws. Each such filing was true and correct in all material respects as of the date of submission, or was corrected in or supplemented by a subsequent filing, and any material and legally necessary or required updates, changes, corrections, amendments, supplements, or modifications to such filings have been submitted to the applicable governmental authorities.

(j) All payments have been made and there are no remaining payment obligations under any Contract with a third party relating to Company Clinical Studies, including any contract research organization or study site.

(k) There are no Legal Proceedings pending or, to the Knowledge of the Company, threatened with respect to claims arising from (i) any Company Clinical Studies; or (ii) actual or alleged breach by the Company or its Subsidiaries of any Contract with a third party relating to any Company Clinical Studies.

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Section 3.15 Anti-Corruption.

(a) Neither the Company nor any of its Subsidiaries, nor any of their respective directors, officers, employees, or, to the Knowledge of the Company, any of their respective Affiliates or other Person authorized to act on behalf of the Company or any of its Subsidiaries, has in the past five (5) years, directly or indirectly, taken any act that would cause the Company or any of its Subsidiaries to be in violation of Anti-Corruption Laws, including any act in furtherance of an offer, payment, promise to pay, authorization, or ratification of payment, directly or indirectly, of any money or anything of value (including any gift, sample, rebate, travel, meal and lodging expense, entertainment, service, equipment, debt forgiveness, donation, grant, or other thing of value, however characterized) to any Government Official or any Person to secure any improper advantage or to obtain or retain business.

(b) The Company and its Subsidiaries comply, and have at all times complied, with all Anti-Corruption Laws. Without limiting the generality of the foregoing, in the past five (5) years, (a) neither the Company nor any of its Subsidiaries has violated or is in violation in any material respect of the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7(b)), the Federal False Claims Act (31 U.S.C. Sections 3729, et seq.), or any related or similar Law, and (b) there has been no use or authorization of money or anything of value relating to any unlawful payment or secret or unrecorded fund or any false or fictitious entries made in the books and records of the Company or any of its Subsidiaries relating to the same.

(c) None of the Company nor any of its Subsidiaries, nor any of their respective directors, officers, employees, or, to the Knowledge of Company, any of their respective Affiliates or other Person authorized to act on behalf of the Company or any of its Subsidiaries have in the past five (5) years, been the subject of any action, proceeding, litigation, claim, or, to the Company’s Knowledge, investigation, or have received any notice or communication from any Governmental Authority, in each case, with regard to any actual, alleged, or suspected violation of applicable Anti-Corruption Laws.

(d) The Company maintains, and has maintained, policies, procedures, and internal controls designed to promote and ensure compliance with applicable Anti-Corruption Laws.

Section 3.16 Legal Proceedings; Orders.

(a) There is no pending Legal Proceeding and, to the Knowledge of the Company, no Person has threatened in writing to commence any Legal Proceeding: (i) that involves the Company or any of its Subsidiaries, any Company Associate or former employee, independent contractor, officer or director of the Company or any of its Subsidiaries (in his or her capacity as such) or any of the material assets owned or used by the Company or its Subsidiaries or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Contemplated Transactions.

(b) There is no Order to which the Company or any of its Subsidiaries, or any of the material assets owned or used by the Company or any of its Subsidiaries, is subject. To the Knowledge of the Company, no officer or other Key Employee of the Company or any of its Subsidiaries is subject to any Order that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to the business of the Company or any of its Subsidiaries or to any material assets owned or used by the Company or any of its Subsidiaries.

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Section 3.17 Tax Matters.

(a) The Company and each of its Subsidiaries have timely filed (taking into account any applicable extensions of the due date) all material Tax Returns that they are required to file under applicable Law. All such Tax Returns are true, correct and complete and accurate in all material respects and have been prepared in material compliance with all applicable Laws. Subject to exceptions as would not be material, no written claim has ever been made by a Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries does not file Tax Returns that the Company or any such Subsidiary is subject to taxation by that jurisdiction (including by virtue of having a permanent establishment in that jurisdiction).

(b) All material Taxes due and owing by the Company and each of its Subsidiaries (whether or not shown on any Tax Return) have been timely paid (whether or not shown on any Tax Return).

(c) The Company and each of its Subsidiaries have withheld or collected and timely paid all material Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party under any applicable Laws.

(d) There are no Encumbrances for material Taxes (other than Permitted Encumbrances) upon any of the assets of the Company or any of its Subsidiaries.

(e) No deficiencies for material Taxes with respect to the Company or any of its Subsidiaries have been claimed, proposed or assessed by any Governmental Authority in writing. There are no pending (or, based on written notice, threatened) material audits, assessments, disputes or other actions for or relating to any liability in respect of Taxes of the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries (or any of their predecessors) has waived any statute of limitations in respect of material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency (other than any extension of time for the filing of any Tax Return obtained in the Ordinary Course of Business) and neither the Company nor any of its Subsidiaries has received any written request from a Governmental Authority to waive or extend any statute of limitations in respect of Taxes.

(f) Neither the Company nor any of its Subsidiaries is a party to any material Tax allocation, Tax sharing or similar agreement (including indemnity arrangements), other than customary indemnification provisions in commercial contracts entered into in the Ordinary Course of Business with vendors, customers, lenders, or landlords and the principal subject of which is not related to Taxes.

(g) Neither the Company nor any of its Subsidiaries has ever been a member of an affiliated group filing a consolidated U.S. federal income Tax Return (or any analogous combined, unitary or similar income tax group under state, local or non-U.S. Law) (other than, in each case, a group the common parent of which is the Company). Neither the Company nor any of its Subsidiaries has any material Liability for the Taxes of any Person (other than the Company and any of its Subsidiaries) under Treasury Regulations Section 1.1502—6 (or any similar provision of state, local, or non-U.S. law) or as a transferee or successor.

(h) In the last two years, neither the Company nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code.

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(i) Neither the Company nor any of its Subsidiaries has entered into any transaction identified as a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

(j) Section 3.17(j) of the Company Disclosure Schedule sets forth the entity classification of the Company and each of its Subsidiaries for U.S. federal income tax purposes.

(k) There is no outstanding power of attorney from the Company or any of its Subsidiaries authorizing anyone to act on behalf of the Company or any of its Subsidiaries in connection with any Tax, Tax Return or action relating to any Tax or Tax Return of the Company (other than power of attorney granted in the Ordinary Course of Business consistent with past practice to the Company’s accountants).

(l) Neither the Company nor any of its Subsidiaries will be required to include any item of income or exclude any item of deduction for any taxable period (or a portion thereof) ending after the Closing Date as a result of any of the following that occurred or existed on or prior to the Closing Date: (i) a “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), (ii) an installment sale or open transaction, (iii) a prepaid amount, (iv) an intercompany item under Treasury Regulations Section 1.1502-13 or an excess loss account under Treasury Regulations Section 1.1502-19 (or any corresponding or similar provision of state, local or non-U.S. Law), or (v) a change in the accounting method of the Company or its subsidiaries pursuant to Section 481 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) or the use of a method of accounting with respect to any transaction that occurred on or before the Closing Date.

(m) Neither the Company nor any of its Subsidiaries is subject to Tax in any country other than its country of incorporation, organization or formation by virtue of having employees, a permanent establishment (within the meaning of an applicable Tax treaty) or an office or fixed place of business in that country or otherwise.

(n) Neither the Company nor any of its Subsidiaries is aware of the existence of any fact, or has taken or agreed to take any action, that could reasonably be expected to prevent or impede the Domestication Merger or the Merger from qualifying for the Intended Tax Treatment.

Section 3.18 Employee and Labor Matters; Benefit Plans.

(a) The employment of each of the Company’s and any of its Subsidiaries’ employees is terminable by the Company or the applicable Subsidiary at-will. The Company has made available to Chemomab accurate and complete copies of all employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of Company Associates to the extent currently effective and material.

(b) Neither the Company nor any of its Subsidiaries is a party to, bound by, or has a duty to bargain under, any collective bargaining agreement or other Contract with a labor organization representing any of its employees, and there are no labor organizations representing or, to the Knowledge of the Company, purporting to represent or seeking to represent any employees of the Company or its Subsidiaries.

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(c) Section 3.18(c) of the Company Disclosure Schedule lists all material Company Employee Plans. of the Company Disclosure Schedule sets forth a true, correct and complete list of all change of control, transaction bonus, retention, severance, deferred compensation, acceleration, tax gross-up, tax make-whole or similar payments or benefits that are or may become payable, due, accelerated, vested, funded, increased or provided to any current or former employee, officer, director, consultant, independent contractor or other service provider of the Company or any of its Subsidiaries, whether alone or in combination with any other event, as a result of the execution and delivery of this Agreement, the approval of this Agreement by the Company’s stockholders or noteholders, or the consummation of the Merger or any of the other Contemplated Transactions, including the name of the recipient, the amount or value of the payment or benefit, the triggering event or events, the applicable agreement or plan, the timing of payment, and whether any such amount constitutes or may constitute a “parachute payment” within the meaning of Section 280G(b)(2) of the Code.

(d) Each Company Employee Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination or approval letter with respect to such qualified status from the IRS. To the Knowledge of the Company, no event or omission has occurred that would cause any Company Employee Plan to lose such qualification or require corrective action to the IRS or Employee Plan Compliance Resolution System to maintain such qualification.

(e) Except as would not reasonably be expected to result in material liability to the Company or any of its Subsidiaries, each Company Employee Plan has been established, operated and administered in compliance with its terms and all applicable Law, including without limitation, the Code, ERISA, and the Affordable Care Act. No Company Employee Plan is, or within the past six years has been, the subject of an application or filing under a government sponsored amnesty, voluntary compliance, or similar program, or been the subject of any self-correction under any such program. No Legal Proceeding (other than those relating to routine claims for benefits) is pending or, to the Knowledge of the Company, threatened with respect to any Company Employee Plan. All payments and contributions required to have been made with respect to all Company Employee Plans either have been made or have been accrued in accordance with the terms of the applicable Company Employee Plan and applicable Law. The Company Employee Plans satisfy in all material respects the minimum coverage, affordability and non-discrimination requirements under the Code.

(f) Neither the Company nor any of its ERISA Affiliates has within the last six (6) years maintained, contributed to, or been required to contribute to or had any liability or obligation (including on account of any ERISA Affiliate and whether contingent or otherwise) with respect to (i) any employee benefit plan that is or was subject to Title IV or Section 302 of ERISA or Section 412 of the Code, (ii) a Multiemployer Plan, (iii) any Multiple Employer Plan, or (iv) any Multiple Employer Welfare Arrangement. Neither the Company nor any of its ERISA Affiliates has ever incurred any liability under Title IV of ERISA that has not been paid in full.

(g) No Company Employee Plan provides health care or any other non-pension benefits to any service provider beyond termination of service or retirement (other than as required by Part 6 of Subtitle B of Title I of ERISA or similar state Law). No Company Employee Plan provides major medical health or long-term disability benefits that are not fully insured through an insurance contract.

(h) No Company Employee Plan is subject to any Law of a foreign jurisdiction outside of the United States.

(i) Each Company Employee Plan that constitutes in any part a “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Code and the guidance thereunder) has been operated and maintained in all material respects in operational and documentary compliance with the requirements of Section 409A of the Code and the applicable guidance thereunder.

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(j) Any transfer of property by the Company or any of its Subsidiaries which was subject to a substantial risk of forfeiture and which would otherwise have been subject to taxation under Section 83(a) of the Code is covered by a valid and timely filed election under Section 83(b) of the Code, and a copy of such election has been provided to the Company.

(k) The Company and each of its Subsidiaries is, and since January 1, 2023 have been, in material compliance with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment, worker classification, tax withholding, prohibited discrimination, equal employment, fair employment practices, meal and rest periods, immigration status, employee safety and health, wages (including overtime wages), compensation, and hours of work, and in each case, with respect to the employees of the Company and its Subsidiaries: (i) has withheld and reported all material amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to employees, (ii) is not liable for any arrears of wages, severance pay or any Taxes or any penalty for failure to comply with any of the foregoing and (iii) is not liable for any material payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the Ordinary Course of Business). There are no actions, suits, claims or administrative matters pending or, to the Knowledge of the Company, threatened or reasonably anticipated against the Company or any of its Subsidiaries relating to any employee, employment agreement or Company Employee Plan (other than routine claims for benefits). To the Knowledge of the Company, there are no pending or threatened or reasonably anticipated claims or actions against the Company, any of its Subsidiaries, any Company trustee or any trustee of any Subsidiary under any workers’ compensation policy or long-term disability policy. Neither the Company nor any Subsidiary thereof is a party to a conciliation agreement, consent decree or other agreement or Order with any federal, state, or local agency or Governmental Authority with respect to employment practices.

(l) Neither the Company nor any of its Subsidiaries has any material liability with respect to any misclassification within the past three years of: (i) any Person as an independent contractor rather than as an employee, (ii) any employee leased from another employer or (iii) any employee currently or formerly classified as exempt from overtime wages. Neither the Company nor any of its Subsidiaries has taken any action which would constitute a “plant closing” or “mass layoff” within the meaning of the Worker Adjustment and Retraining Notification Act of 1988, as amended or any similar Law (the “WARN Act”) or similar state or local law, issued any notification of a plant closing or mass layoff required by the WARN Act or similar state or local law, or incurred any liability or obligation under the WARN Act or any similar state or local law that remains unsatisfied.

(m) There has never been, nor has there been any threat of, any strike, slowdown, work stoppage, lockout, job action, union, organizing activity, question concerning representation or any similar activity or dispute, affecting the Company or any of its Subsidiaries. No event has occurred, and no condition or circumstance exists, that might directly or indirectly be likely to give rise to or provide a basis for the commencement of any such strike, slowdown, work stoppage, lockout, job action, union organizing activity, question concerning representation or any similar activity or dispute.

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(n) Neither the Company nor any of its Subsidiaries is, nor has the Company or any of its Subsidiaries been, engaged in any unfair labor practice within the meaning of the National Labor Relations Act or similar Law. There is no material Legal Proceeding, claim, labor dispute or grievance pending or, to the Knowledge of the Company, threatened or reasonably anticipated relating to any employment contract, privacy right, labor dispute, wages and hours, overtime and overtime payment, working during rest days, leave of absence, plant closing notification, workers’ compensation policy, long-term disability policy, harassment, retaliation, immigration, employment statute or regulation, collective bargaining, civil rights, fringe benefits, employment practices, workers’ compensation and the collection, payment of withholding or social security taxes and any similar tax, safety, health or discrimination matter involving any Company Associate or former employee, independent contractor, officer or director of the Company or any of its Subsidiaries, including charges of unfair labor practices or discrimination complaints.

(o) No Company Employee Plan provides for any tax “gross-up” or similar “make-whole” payments.

(p) Except as set forth on Section 3.18(c)(ii) of the Company Disclosure Schedule, none of the execution and delivery of this Agreement, the stockholder or noteholder approval of this Agreement, or the consummation of the transactions contemplated hereby could (either alone or in conjunction with any other event) (i) result in, or cause the accelerated vesting payment, funding or delivery of, or materially increase the amount or value of, any payment or benefit to any employee, officer, director or other service provider of the Company or any of its Subsidiaries; (ii) further restrict any rights of the Company to amend or terminate any Company Employee Plan; (iii) result in the forgiveness of any indebtedness of any employee, officer, director or other service provider of the Company or any of its Subsidiaries to the Company or its Subsidiaries or (iv) result in any “parachute payment” as defined in Section 280G(b)(2) of the Code (whether or not such payment is considered to be reasonable compensation for services rendered).

Section 3.19 Environmental Matters. Since January 1, 2023, the Company and each of its Subsidiaries has complied with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof, except for any failure to be in compliance that, individually or in the aggregate, would not result in a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received since January 1, 2023, any written notice or other communication (in writing or otherwise), whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that the Company or any of its Subsidiaries is not in compliance with any Environmental Law and, to the Knowledge of the Company, there are no circumstances that may prevent or interfere with the Company’s or any of its Subsidiaries’ compliance with any Environmental Law in the future, except where such failure to comply would not reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company: (i) no current or prior owner of any property leased or controlled by the Company or any of its Subsidiaries has received since January 1, 2023, any written notice or other communication relating to property owned or leased at any time by the Company or any of its Subsidiaries, whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that such current or prior owner or the Company or any of its Subsidiaries is not in compliance with or violated any Environmental Law relating to such property and (ii) neither the Company nor any of its Subsidiaries has any material liability under any Environmental Law.

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Section 3.20 Insurance. The Company has delivered to Chemomab accurate and complete copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets, liabilities and operations of the Company and each of its Subsidiaries. Each of such insurance policies is in full force and effect and enforceable in accordance with their terms and have not been subject to any lapse in coverage and the Company and each of its Subsidiaries are in compliance in all material respects with the terms thereof. Such insurance policies are of the type and in the amounts customarily carried by Entities conducting a business similar to Company and are sufficient for compliance with all applicable Laws and Contracts to which Company or any of its Subsidiaries is a party or by which it is bound. Other than customary end of policy notifications from insurance carriers, since January 1, 2023, neither the Company nor any of its Subsidiaries has received any notice or other communication regarding any actual or possible: (i) cancellation or invalidation of any insurance policy or (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy. The Company and each of its Subsidiaries have provided timely written notice to the appropriate insurance carrier(s) of each Legal Proceeding pending against the Company or any of its Subsidiaries for which the Company or such Subsidiary has insurance coverage, and no such carrier has issued a denial of coverage or a reservation of rights with respect to any such Legal Proceeding, or informed the Company or any of its Subsidiaries of its intent to do so.

Section 3.21 No Financial Advisors. Except as set forth on Section 3.21 of the Company Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

Section 3.22 Transactions with Affiliates. Section 3.22 of the Company Disclosure Schedule describes any material transactions or relationships, since January 1, 2023, between, on one hand, the Company or any of its Subsidiaries and, on the other hand, any (a) executive officer or director of the Company or any of its Subsidiaries or any of such executive officer’s or director’s immediate family members, (b) owner of more than five percent (5%) of the voting power of the outstanding Company Capital Stock or (c) to the Knowledge of the Company, any “related person” (within the meaning of Item 404 of Regulation S-K under the Securities Act) of any such officer, director or owner (other than the Company or its Subsidiaries) in the case of each of (a), (b) or (c) that is of the type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

Section 3.23 Privacy and Data Security. The Company has complied with all applicable Privacy Laws and the applicable terms of any Company Contracts relating to privacy, security, collection or use of Personal Information of any individuals (including clinical trial participants, patients, patient family members, caregivers or advocates, physicians and other health care professionals, clinical trial investigators, researchers, pharmacists) that interact with the Company in connection with the operation of the Company’s business, except for such non-compliance as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has implemented and maintains reasonable written policies and procedures, satisfying the requirements of applicable Privacy Laws, concerning the privacy, security, collection and use of Personal Information, including without limitation HIPAA notices of privacy practices (the “Privacy Policies”) and has complied with the same, except for such non-compliance as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Company has obtained and maintained at all times all rights, consents, licenses, and permits necessary with respect to all Personal Information (as well as any clinical trial data and aggregate or anonymous information collected, accessed, used, processed, or received from any individuals) as currently used (including, without limitation, any uses related to the provision of treatments, as well as for research and development). The Company has implemented commercially reasonable administrative, technical and physical safeguards to (i) identify and address risks to the Company IT Systems and to Personal Information in the Company’s custody or control and (ii) prevent Company Security Incidents. As of the date hereof, no claims have been asserted or threatened against the Company by any Person alleging a violation of Privacy Laws, Privacy Policies and/or the applicable terms of any Company Contracts relating to privacy, security, collection or use of Personal Information of any individuals. The Company has not received any communications from data subjects, government authorities, or any other individual regarding the Company’s access or processing of Personal Information. There have been no material Company Security Incidents.

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Section 3.24 Commitment Letter. The Commitment Letter has not been amended or modified in any manner prior to the date of this Agreement. Neither the Company nor, to the Knowledge of the Company, any of its Affiliates has entered into any agreement, side letter or other arrangement relating to the Company Pre-Closing Financing other than as set forth in the Commitment Letter. The respective obligations and agreements contained in the Commitment Letter have not been withdrawn or rescinded in any respect. The Commitment Letter is in full force and effect and represents a valid, binding and enforceable obligation of the Company and, to the Knowledge of the Company, of each party thereto, subject to the Enforceability Exceptions. No event has occurred which, with or without notice, lapse of time or both, would constitute a breach or default on the part of the Company or, to the Knowledge of the Company, any other party thereto, under the Commitment Letter. To the Knowledge of the Company, no party thereto will be unable to satisfy on a timely basis any term of the Commitment Letter. There are no conditions precedent related to the consummation of the Company Pre-Closing Financing contemplated by the Commitment Letter, other than as set forth in the Commitment Letter. The proceeds of the Company Pre-Closing Financing have been, or will be, made available to the Company prior to the consummation of the Merger.

Section 3.25 Grant and Subsidies. Section 3.25 of the Company Disclosure Schedule sets forth a complete and correct list of all pending and outstanding grants from any Governmental Authority to the Company. No prior approval of any Governmental Authority is required in order to consummate the transactions contemplated under this Agreement or to preserve entitlement of the Company to any such incentive, subsidy, or benefit. Section 3.25 of the Company Disclosure Schedule includes the aggregate amounts of each grant, the aggregate outstanding obligations of the Company thereunder, including royalty payments, and a description setting out the product, technology or know-how developed with each grant. The Company is in compliance with all terms, conditions and requirements of its grants and has duly fulfilled in all respects all the undertakings relating thereto.

Section 3.26 Data Security Program. The Company is not a “covered person” as defined in Executive Order 14117 and rules and regulations issued thereunder, including 28 C.F.R. Part 202, as implemented or amended from time to time (the “Data Security Program”). Since April 8, 2025, the Company has not knowingly engaged in or directed any “covered data transaction” as that term is defined in the Data Security Program, except in compliance with the Data Security Program. The Company maintains policies and procedures reasonably designed to promote compliance with the Data Security Program.

Section 3.27 No Other Representations or Warranties. The Company hereby acknowledges and agrees that, except for the representations and warranties contained in this Agreement, neither Chemomab nor any other person on behalf of Chemomab makes any express or implied representation or warranty with respect to Chemomab or with respect to any other information provided to the Company, any of its Subsidiaries or stockholders or any of their respective Affiliates in connection with the Contemplated Transactions, and (subject to the express representations and warranties of Chemomab set forth in Article IV (in each case as qualified and limited by the Chemomab Disclosure Schedule)) none of the Company, its Subsidiaries or any of their respective Representatives or stockholders, has relied on any such information (including the accuracy or completeness thereof).

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Article IV. Representations and Warranties of the Chemomab Entities.

Subject to Section 10.1(g), except (i) as set forth in the written disclosure schedule delivered by Chemomab to the Company (the “Chemomab Disclosure Schedule”) or (ii) other than with respect to any matters required to be disclosed for purposes of Sections 4.1 through 4.6 (which matters shall be specifically disclosed in Sections 4.1 through 4.6 of the Chemomab Disclosure Schedule), as disclosed in the Chemomab SEC Documents filed with the SEC prior to the date hereof and publicly available on the SEC’s Electronic Data Gathering Analysis and Retrieval system (but (A) without giving effect to any amendment thereof filed with, or furnished to the SEC on or after the date hereof and (B) excluding any disclosures contained under the heading “Risk Factors” and any disclosure of risks included in any “forward-looking statements” disclaimer or in any other section to the extent they are forward-looking statements or cautionary, predictive or forward-looking in nature), the Chemomab Entities represent and warrant to the Company as follows:

Section 4.1 Due Organization; Subsidiaries.

(a) Each of Chemomab, Chemomab Parent, Merger Sub, Domestication Merger Sub, and each of their respective Subsidiaries (individually and/or collectively, as the context may require, the “Chemomab Entities”), is a corporation duly incorporated, validly existing and, to the extent such concept is recognized in such jurisdiction, in good standing under the Laws of the jurisdiction of its incorporation or organization and has all necessary corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted, and (ii) to own or lease and use its property and assets in the manner in which its property and assets are currently owned or leased and used. Chemomab is not a “breaching company” (within the meaning of Section 362.A of the ICL). Since the date of its incorporation, neither Chemomab Parent, Merger Sub nor Domestication Merger Sub has engaged in any activities other than in connection with or as contemplated by this Agreement and, except for obligations and liabilities incurred in connection with their respective incorporations, the Domestication and this Agreement, none of them has, and will not have, incurred, directly or indirectly, any obligations or liabilities of any kind whatsoever or entered into any agreements or arrangements with any Person. Each of Chemomab’s Subsidiaries is wholly owned by Chemomab and Merger Sub is wholly owned by Chemomab Parent.

(b) Each of Chemomab, Chemomab Parent, and their Subsidiaries is licensed and qualified to do business, and is in good standing (to the extent applicable in such jurisdiction), under the Laws of all jurisdictions where the nature of its business requires such licensing or qualification other than in jurisdictions where the failure to be so qualified individually or in the aggregate would not be reasonably expected to have a Chemomab Material Adverse Effect.

(c) Except as set forth on Section 4.1(c) of the Chemomab Disclosure Schedule, Chemomab has no Subsidiaries other than Chemomab Parent and Domestication Merger Sub, Chemomab Parent has no Subsidiaries other than Merger Sub, Chemomab does not own any capital stock of, or any equity ownership or profit sharing interest of any nature in, or control directly or indirectly, any other Entity other than Domestication Merger Sub, and Chemomab Parent does not own any capital stock of, or any equity ownership or profit sharing interest of any nature in, or control directly or indirectly, any other Entity other than Merger Sub. No Chemomab Entity is or has otherwise been, directly or indirectly, a party to, member of or participant in any partnership, joint venture or similar business entity. No Chemomab Entity has agreed or is obligated to make, nor is any Chemomab Entity bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. No Chemomab Entity has, at any time, been a general partner of, and has not otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity.

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Section 4.2 Organizational Documents. Chemomab has delivered to the Company accurate and complete copies of the Organizational Documents of each of the Chemomab Entities. None of the Chemomab Entities are in breach or violation of their Organizational Documents in any material respect.

Section 4.3 Authority; Binding Nature of Agreement. Each Chemomab Entity has all necessary corporate power and authority to enter into and to perform its obligations under this Agreement and to consummate the Contemplated Transactions. The Chemomab Board (at meetings duly called and held) has unanimously: (a) determined that the Contemplated Transactions are fair to, advisable and in the best interests of Chemomab and its shareholders, (b) approved and declared advisable this Agreement and the Contemplated Transactions, (c) determined that considering the financial position of Chemomab and Domestication Merger Sub, no reasonable concern exists that Chemomab (as the surviving company of the Domestication Merger) will be unable to fulfill Chemomab obligations to its creditors as a result of the Domestication Merger and (d) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the shareholders of Chemomab vote to approve this Agreement and the Contemplated Transactions. The Merger Sub Board (by unanimous written consent) has: (x) determined that the Contemplated Transactions are fair to, advisable, and in the best interests of Merger Sub and its sole stockholder, (y) deemed advisable and approved this Agreement and the Contemplated Transactions and (z) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the sole stockholder of Merger Sub vote to adopt this Agreement and thereby approve the Contemplated Transactions. The Chemomab Parent Board (by unanimous written consent) has: (a) determined that the Contemplated Transactions are fair to, advisable and in the best interests of Chemomab Parent and its sole stockholder, (b) approved and declared advisable this Agreement and the Contemplated Transactions and (c) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the sole stockholder of Chemomab Parent approve this Agreement and the Contemplated Transactions. The Domestication Merger Sub Board (by unanimous written consent) has (i) determined that the Contemplated Transactions are fair to, advisable, and in the best interests of Domestication Merger Sub and its sole shareholder, (ii) approved and declared advisable this Agreement and the Contemplated Transactions, (iii) determined that considering the financial position of Chemomab and Domestication Merger Sub, no reasonable concern exists that Chemomab (as the surviving company of the Domestication Merger) will be unable to fulfill the obligations of the Domestication Merger Sub to its creditors as a result of the Domestication Merger and (iv) determined to recommend, upon the terms and subject to the conditions set forth in this Agreement, that the sole shareholder of Domestication Merger Sub vote to adopt this Agreement and the other Contemplated Transactions. This Agreement has been duly executed and delivered by each Chemomab Entity and, assuming the due authorization, execution and delivery by the Company, constitutes the legal, valid and binding obligation of each Chemomab Entity, enforceable against each Chemomab Entity in accordance with its terms, subject to the Enforceability Exceptions.

Section 4.4 Vote Required. The affirmative vote of (a) a majority of the votes cast at the Chemomab Shareholder Meeting is the only vote of the holders of any class or series of Chemomab’s capital shares necessary to approve this Agreement and the applicable Contemplated Transactions, including the Domestication Merger (the “Required Chemomab Shareholder Vote”), (b) Chemomab Parent, being the sole stockholder of Merger Sub, is the only vote of the holders of any class or series of Merger Sub Capital Stock necessary to adopt this Agreement and approve the Merger and the applicable Contemplated Transactions (the “Required Merger Sub Stockholder Vote”), and (c) Chemomab, being the sole stockholder of Chemomab Parent, is the only vote of the holders of any class or series of Chemomab Parent Common Stock necessary to adopt this Agreement and approve the Merger and the applicable Contemplated Transactions, including the Domestication Merger (collectively with the Required Chemomab Shareholder Vote and the Required Merger Sub Stockholder Vote, the “Required Chemomab Entity Shareholder Votes”). On or prior to the date of this Agreement, Chemomab has delivered, or has caused to be delivered, Chemomab Shareholder Support Agreements duly executed by the officers, directors and certain shareholders listed on Section A of the Chemomab Disclosure Schedule (solely in their capacity as shareholders of Chemomab) representing, in the aggregate, not less than twenty (20%) of the voting power of the outstanding share capital of Chemomab as of the record date of the Chemomab Shareholder Meeting.

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Section 4.5 Non-Contravention; Consents.

(a) Subject to compliance with any Israeli and foreign antitrust Law, including the Israeli Economic Competition Law 1988 (the “Israel Competition Law”), obtaining the Required Chemomab Entity Shareholder Votes and the filing of the Certificate of Merger required by the DGCL, neither (x) the execution, delivery or performance of this Agreement by the Chemomab Entities, nor (y) the consummation of the Contemplated Transactions, will directly or indirectly (with or without notice or lapse of time):

(i) contravene, conflict with or result in a violation of any of the provisions of the Organizational Documents of the Chemomab Entities and their Subsidiaries;

(ii) contravene, conflict with or result in a material violation of, or give any Governmental Authority or other Person the right to challenge the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Law or any Order to which the Chemomab Entities or their Subsidiaries or any of the assets owned or used by the Chemomab Entities or their Subsidiaries, is subject;

(iii) contravene, conflict with or result in a material violation of any of the terms or requirements of, or give any Governmental Authority the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Chemomab Entities or their Subsidiaries;

(iv) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Chemomab Material Contract, or give any Person the right to: (A) declare a default or exercise any remedy under any Chemomab Material Contract, (B) any material payment, rebate, chargeback, penalty or change in delivery schedule under any such Chemomab Material Contract, (C) accelerate the maturity or performance of any Chemomab Material Contract or (D) cancel, terminate or modify any term of any Chemomab Material Contract, except in the case of any non-material breach, default, penalty or modification; or

(v) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by the Chemomab Entities or their Subsidiaries (except for Permitted Encumbrances).

(b) Except for (i) any Consent set forth on Section 4.5 of the Chemomab Disclosure Schedule under any Chemomab Contract, (ii) the Required Chemomab Entity Shareholder Votes, (iii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL, (iv) notice to the IIA contemplated hereunder, (v) such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable U.S. federal and state securities laws, and (vi) notices or filings required under the ICL with respect to the Domestication Merger, neither any of the Chemomab Entities nor any of their Subsidiaries was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or (y) the consummation of the Contemplated Transactions.

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(c) The Chemomab Board, the Merger Sub Board, the Domestication Merger Sub Board and the Chemomab Parent Board have taken and will take all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement and to the consummation of the Contemplated Transactions. No other state takeover statute or similar Law applies or purports to apply to the Merger, this Agreement or any of the other Contemplated Transactions.

Section 4.6 Capitalization.

(a) The authorized capital shares of Chemomab consists of 8,000,000,000 Chemomab Ordinary Shares of which 586,212,800 shares have been issued and are outstanding as of July 2, 2026, which were represented by 7,327,660 outstanding ADSs as of such date (the “Capitalization Date”). Chemomab does not hold any of its capital shares in its treasury.

(b) The authorized capital stock of Chemomab Parent consists of 100,000 shares of common stock, par value US$1,00 each (“Chemomab Parent Common Stock”), of which 100 are shares are issued and outstanding as of the date of this Agreement and held of record by Chemomab. The issued and outstanding shares of Chemomab Parent Common Stock as of the date hereof are duly authorized, validly issued, fully paid and nonassessable. Chemomab Parent has not at any time granted any stock options, restricted stock, phantom stock, profit participation, restricted stock units, equity-based awards or other similar rights.

(c) The authorized capital of Merger Sub consists of 10,000 shares of common stock, par value $0.01 per share (“Merger Sub Capital Stock”), of which 100 are, and at the Effective Time will be, issued and outstanding and held of record by Chemomab Parent. The issued and outstanding shares of Merger Sub Capital Stock are duly authorized, validly issued, fully paid and nonassessable. Merger Sub has not at any time granted any stock options, restricted stock, phantom stock, profit participation, restricted stock units, equity-based awards or other similar rights. The authorized capital of Domestication Merger Sub consists of 100,000,000 ordinary shares, no par value (“Domestication Merger Sub Capital Stock”), of which 1,000,000 are, and at the Effective Time will be, issued and outstanding and held of record by Chemomab Parent. The issued and outstanding shares of Domestication Merger Sub’s capital stock are duly authorized, validly issued, fully paid and nonassessable. Domestication Merger Sub has not at any time granted any stock options, restricted stock, phantom stock, profit participation, restricted stock units, equity-based awards or other similar rights.

(d) All of the outstanding Chemomab Ordinary Shares have been duly authorized and validly issued, and are fully paid and nonassessable and are free of any Encumbrances. None of the outstanding Chemomab Ordinary Shares is entitled or subject to any preemptive right, right of participation, right of maintenance or any similar right. None of the outstanding Chemomab Ordinary Shares is subject to any right of first refusal in favor of Chemomab. Except as contemplated herein, there is no Chemomab Contract relating to the voting or registration. Chemomab is not under any obligation, nor is Chemomab bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding Chemomab Ordinary Shares or other securities. Section 4.6(d) of the Chemomab Disclosure Schedule accurately and completely describes all repurchase rights held by Chemomab with respect to Chemomab Ordinary Shares (including shares issued pursuant to the exercise of stock options) and specifies which of those repurchase rights are currently exercisable.

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(e) Except for the Chemomab Stock Plans or as set forth on Section 4.6(e) of the Chemomab Disclosure Schedule, Chemomab does not have any stock option plan or any other Employee Plan providing for any equity-based compensation for any Person. As of the Capitalization Date, Chemomab has reserved 79,087,126 Chemomab Ordinary Shares for issuance under the Chemomab Stock Plans, of which 6,440,000 shares have been issued and are currently outstanding, 41,653,040 shares have been reserved for issuance upon exercise of Chemomab Options granted under the Chemomab Stock Plans, and 30,994,086 shares remain available for future issuance pursuant to the Chemomab Stock Plans. Section 4.6(e) of the Chemomab Disclosure Schedule sets forth the following information with respect to each Chemomab Option outstanding as of the date of this Agreement, as applicable: (i) the name of the holder, (ii) the number of Chemomab Ordinary Shares subject to such Chemomab Option at the time of grant, (iii) the number of Chemomab Ordinary Shares subject to such Chemomab Option and as of the date of this Agreement, (iv) the exercise price of any Chemomab Option, (v) the date on which such Chemomab Option was granted, (vi) the applicable vesting schedule, including any acceleration provisions, and the number of vested and unvested shares as of the date of this Agreement, (vii) the expiration date of such Chemomab Option, and (viii) whether such Chemomab Option is intended to be an “incentive stock option” (as defined in the Code) or a non-qualified stock option or whether such Chemomab Option was granted under Section 3(i) or Section 102 of the Israeli Tax Ordinance (and under which subsection thereof). Chemomab has made available to the Company accurate and complete copies of the Chemomab Stock Plans, the forms of all award agreements evidencing outstanding equity awards thereunder, any equity award agreements that differ in any material respect from the forms of award agreements and evidence of board and stockholder approval of the Chemomab Stock Plans and any amendments thereto. No vesting of Chemomab Options will accelerate in connection with the closing of the Contemplated Transactions.

(f) Except for the outstanding Chemomab Options or as set forth on Section 4.6(f) of the Chemomab Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Chemomab, (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Chemomab, (iii) stockholder rights plan (or similar plan commonly referred to as a “poison pill”) or Contract under which Chemomab is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities or (iv) condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Chemomab. There are no outstanding or authorized stock appreciation, phantom stock, profit participation or other similar rights with respect to Chemomab.

(g) All outstanding Chemomab Ordinary Shares, ADSs, Chemomab Options and other securities of Chemomab have been issued and granted in material compliance with (i) all applicable securities laws and other applicable Law and (ii) all requirements set forth in applicable Contracts.

(h) With respect to Chemomab Options, (i) each grant was duly authorized no later than the date on which the grant of such Chemomab Option was by its terms to be effective (the “Chemomab Grant Date”) by all necessary corporate action, (ii) each grant was made in all material respects in accordance with the terms of the Chemomab Stock Plan pursuant to which it was granted, and (iii) the per share exercise price of each Chemomab Option granted to an individual who is subject to U.S. income tax was not less than the fair market value of Chemomab Ordinary Shares on the applicable Chemomab Grant Date determined in a manner consistent with Section 409A of the Code.

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(i) Neither Chemomab nor to the Knowledge of Chemomab, any of its officers, directors or affiliates has taken or will take, directly or indirectly, any action designed or intended to stabilize or manipulate the price of any security of Chemomab, or which caused or resulted in, or which might in the future reasonably be expected to cause or result in, stabilization or manipulation of the price of any security of Chemomab. In addition, Chemomab has not engaged in any form of solicitation, advertising or other action constituting an offer or a sale under the Israeli Securities Law in connection with the transactions contemplated hereby which would require Chemomab to publish a prospectus in the State of Israel under the laws of the State of Israel. All grants and issuances of Chemomab securities were made in compliance with the Israeli Securities Law and the ICL.

Section 4.7 SEC Filings; Financial Statements.

(a) Chemomab has filed or furnished, as applicable, on a timely basis all forms, statements, certifications, reports and documents required to be filed or furnished by it with the SEC under the Exchange Act or the Securities Act since January 1, 2023 (the “Chemomab SEC Documents”). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the Chemomab SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be) and, to the Knowledge of Chemomab, as of the time they were filed, none of the Chemomab SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The certifications and statements required by (i) Rule 13a-14 under the Exchange Act and (ii) 18 U.S.C. §1350 (Section 906 of the Sarbanes-Oxley Act) relating to the Chemomab SEC Documents (collectively, the “Certifications”) are accurate and complete and comply as to form and content with all applicable Laws and no current or former principal executive officer or principal financial officer of Chemomab has failed to make the Certifications required of him or her. As used in this Section 4.7, the term “file” and variations thereof shall be broadly construed to include any manner in which a document or information is provided, supplied or otherwise made available to the SEC.

(b) The financial statements (including any related notes) contained or incorporated by reference in the Chemomab SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto, (ii) were prepared in accordance with GAAP (except as may be indicated in the notes to such financial statements or, in the case of unaudited financial statements, as permitted by Form 20-F of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that are not reasonably expected to be material in amount) applied on a consistent basis unless otherwise noted therein throughout the periods indicated and (iii) fairly present, in all material respects, the financial position of Chemomab as of the respective dates thereof and the results of operations and cash flows of Chemomab for the periods covered thereby. Other than as expressly disclosed in the Chemomab SEC Documents filed prior to the date hereof, there has been no material change in Chemomab’s accounting methods or principles that would be required to be disclosed in Chemomab’s financial statements in accordance with GAAP. The books of account and other financial records of Chemomab and each of its Subsidiaries are accurate and complete in all material respects.

(c) Chemomab’s auditor has at all times since January 1, 2023 been: (i) a registered public accounting firm (as defined in Section 2(a)(12) of the Sarbanes-Oxley Act), (ii) to the Knowledge of Chemomab, “independent” with respect to Chemomab within the meaning of Regulation S-X under the Exchange Act and (iii) to the Knowledge of Chemomab, in compliance with subsections (g) through (l) of Section 10A of the Exchange Act and the rules and regulations promulgated by the SEC and the Public Company Accounting Oversight Board thereunder.

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(d) Except as set forth on Section 4.7(d) of the Chemomab Disclosure Schedule or as otherwise set forth in Chemomab SEC Documents, Chemomab has not received (i) any comment letter from the SEC or the staff thereof or (ii) any correspondence from Nasdaq or the staff thereof relating to the delisting or maintenance of listing of the Chemomab Ordinary Shares on Nasdaq. Chemomab has not disclosed any unresolved comments in the Chemomab SEC Documents.

(e) Since January 1, 2023, there have been no formal internal investigations regarding financial reporting or accounting policies and practices discussed with, reviewed by or initiated at the direction of the chief executive officer, chief financial officer, or general counsel of Chemomab, the Chemomab Board or any committee thereof, other than ordinary course audits or reviews of accounting policies and practices or internal controls required by the Sarbanes-Oxley Act.

(f) Except as set forth on Section 4.7(f) of the Chemomab Disclosure Schedule, Chemomab is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and the applicable listing and governance rules and regulations of Nasdaq.

(g) Chemomab maintains a system of internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) of the Exchange Act) that is sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including policies and procedures sufficient to provide reasonable assurance (i) that Chemomab maintains records that in reasonable detail accurately and fairly reflect Chemomab’s transactions and dispositions of assets, (ii) that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, (iii) that receipts and expenditures are made only in accordance with authorizations of management and the Chemomab Board and (iv) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of Chemomab’s assets that could have a material effect on Chemomab’s financial statements. Chemomab has evaluated the effectiveness of Chemomab’s internal control over financial reporting and, to the extent required by applicable Law, presented in any Form 20-F of the SEC filed by Chemomab (or any amendment thereto) its conclusions about the effectiveness of the internal control over financial reporting as of the end of the period covered by such report or amendment based on such evaluation. Chemomab has disclosed to Chemomab’s auditors and the Audit Committee of the Chemomab Board (and made available to the Company a summary of the significant aspects of such disclosure) (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect Chemomab’s ability to record, process, summarize and report financial information and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Chemomab’s or its Subsidiaries’ internal control over financial reporting. Except as disclosed in the Chemomab SEC Documents filed prior to the date hereof, Chemomab has not identified any material weaknesses in the design or operation of Chemomab’s internal control over financial reporting.

(h) Chemomab’s “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) of the Exchange Act) are reasonably designed to ensure that all information (both financial and non-financial) required to be disclosed by Chemomab in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information is accumulated and communicated to Chemomab’s management as appropriate to allow timely decisions regarding required disclosure and to make the Certifications.

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(i) To the Knowledge of Chemomab, Chemomab has implemented policies and procedures reasonably designed to ensure compliance by its directors and officers with the reporting requirements of Section 16(a) of the Exchange Act, including the identification of persons subject to such reporting requirements and the timely filing of applicable Forms 3, 4 and 5.

Section 4.8 Absence of Changes. Except as set forth on Section 4.8 of the Chemomab Disclosure Schedule, between December 31, 2025 and the date of this Agreement, Chemomab has conducted its business only in the Ordinary Course of Business (except for the execution and performance of this Agreement and the discussions, negotiations and transactions related thereto) and there has not been any (a) Chemomab Material Adverse Effect or (b) action, event or occurrence that would have required consent of the Company pursuant to Section 5.1(b) of this Agreement had such action, event or occurrence taken place after the execution and delivery of this Agreement.

Section 4.9 Absence of Undisclosed Liabilities. Neither Chemomab nor any of its Subsidiaries has any Liability of a type required to be reflected or reserved for on a balance sheet prepared in accordance with GAAP, except for: (a) Liabilities disclosed, reflected or reserved against in the Chemomab Unaudited Interim Balance Sheet, (b) normal and recurring current Liabilities that have been incurred by Chemomab or its Subsidiaries since the date of the Chemomab Unaudited Interim Balance Sheet in the Ordinary Course of Business (none of which relates to any breach of contract, breach of warranty, tort, infringement, or violation of Law), (c) Liabilities for performance of obligations of Chemomab or any of its Subsidiaries under Chemomab Contracts, (d) Liabilities incurred in connection with the Contemplated Transactions and (e) Liabilities described in Section 4.9 of the Chemomab Disclosure Schedule.

Section 4.10 Title to Assets. Each of Chemomab and its Subsidiaries owns, and has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all tangible properties or assets and equipment used or held for use in its business or operations or purported to be owned by it, including: (a) all assets reflected on the Chemomab Unaudited Interim Balance Sheet and (b) all other assets reflected in the books and records of Chemomab as being owned by Chemomab. All of such assets are owned or, in the case of leased assets, leased by Chemomab or any of its Subsidiaries free and clear of any Encumbrances, other than Permitted Encumbrances.

Section 4.11 Real Property; Leasehold. Neither Chemomab nor any of its Subsidiaries owns or has ever owned any real property. Chemomab has made available to the Company (a) an accurate and complete list of all real properties with respect to which Chemomab directly or indirectly holds a valid leasehold interest as well as any other real estate that is in the possession of or leased by Chemomab or any of its Subsidiaries and (b) copies of all leases under which any such real property is possessed (the “Chemomab Real Estate Leases”), each of which is in full force and effect, with no existing material default thereunder.

Section 4.12 Intellectual Property.

(a) Section 4.12(a) of the Chemomab Disclosure Schedule is an accurate and complete listing of all Chemomab Registered IP.

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(b) Section 4.12(b) of the Chemomab Disclosure Schedule accurately identifies all material Chemomab Contracts pursuant to which Chemomab IP Rights are licensed to Chemomab (other than (A) any non-customized software that (1) is so licensed solely in executable or object code form pursuant to a non-exclusive, internal use software license and other Intellectual Property associated with such software and (2) is not incorporated into, or material to the development, manufacturing, or distribution of, any of Chemomab products or services, (B) any Intellectual Property licensed on a non-exclusive basis ancillary to the purchase or use of equipment, reagents or other materials, (C) any confidential information provided under confidentiality agreements and (D) agreements between Chemomab and its employees and independent contractors in Chemomab’s standard form thereof).

(c) Section 4.12(c) of the Chemomab Disclosure Schedule accurately identifies each Chemomab Contract pursuant to which any Person has been granted any license under, or otherwise has received or acquired any right (whether or not currently exercisable) or interest in, any Chemomab IP Rights owned or purported to be owned or exclusively licensed to Chemomab or any of its Subsidiaries (“Owned Chemomab IP Rights”) (other than (i) any confidential information provided under confidentiality agreements and (ii) any Owned Chemomab IP Rights non-exclusively licensed to academic collaborators, suppliers or service providers for the sole purpose of enabling such academic collaborator, supplier or service providers to provide services for Chemomab’s benefit).

(d) Neither Chemomab nor any of its Subsidiaries is bound by, and no Owned Chemomab IP Rights are subject to, any Contract containing any covenant or other provision that in any material respect limits or restricts the ability of Chemomab or any of its Subsidiaries to use, exploit, assert or enforce any Owned Chemomab IP Rights anywhere in the world.

(e) Chemomab or one of its Subsidiaries exclusively owns all right, title, and interest to and in Owned Chemomab IP Rights (other than (i) Owned Chemomab IP Rights exclusively licensed to Chemomab or one of its Subsidiaries, or co-owned rights each as identified in Section 4.12(c) of the Chemomab Disclosure Schedule), in each case, free and clear of any Encumbrances (other than Permitted Encumbrances and any rights, restrictions, or obligations arising under the R&D Law or any Governmental Grant) and have the right to use all other material Chemomab IP Rights in the conduct of the business of Chemomab and its Subsidiaries as currently conducted and, to the Knowledge of Chemomab, as currently proposed to be conducted. Without limiting the generality of the foregoing:

(i) All documents and instruments necessary to register or apply for or renew registration of Chemomab Registered IP have been validly executed, delivered, and filed in a timely manner with the appropriate Governmental Authority.

(ii) Each Person who is or was an employee or contractor of Chemomab or any of its Subsidiaries and who is or was involved in the creation or development of any material Owned Chemomab IP Rights has signed a valid, enforceable agreement containing a present assignment of such Intellectual Property to Chemomab or such Subsidiary and confidentiality provisions protecting trade secrets and confidential information of Chemomab and its Subsidiaries.

(iii) No current or former stockholder, officer, director, or employee of Chemomab or any of its Subsidiaries has any claim, right (whether or not currently exercisable), or interest to or in any Owned Chemomab IP Rights. To the Knowledge of Chemomab, no employee of Chemomab or any of its Subsidiaries is (a) bound by or otherwise subject to any Contract restricting him or her from performing his or her duties for Chemomab or such Subsidiary or (b) in breach of any Contract with any former employer or other Person concerning Owned Chemomab IP Rights or confidentiality provisions protecting trade secrets and confidential information comprising Owned Chemomab IP Rights.

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(iv) No funding, facilities, or personnel of any Governmental Authority were used, directly or indirectly, to develop or create, in whole or in part, any Owned Chemomab IP Rights.

(v) Chemomab and each of its Subsidiaries has taken reasonable steps to maintain the confidentiality of and otherwise protect and enforce its rights in all proprietary information that Chemomab or such Subsidiary holds, or purports to hold, as confidential or a trade secret.

(vi) Neither Chemomab nor any of its Subsidiaries has assigned or otherwise transferred ownership of, or agreed to assign or otherwise transfer ownership of, any material Owned Chemomab IP Rights to any other Person.

(vii) Except as would not reasonably be expected to have a Chemomab Material Adverse Effect, the Chemomab IP Rights constitute all Intellectual Property necessary for Chemomab and its Subsidiaries to conduct its business as currently conducted and, to the Knowledge of Chemomab, as currently proposed to be conducted.

(f) Chemomab has delivered, or made available to the Company, a complete and accurate copy of all material Chemomab IP Rights Agreements. With respect to each of the Chemomab IP Rights Agreements: (i) each such agreement is valid and binding on Chemomab or its Subsidiaries, as applicable, and in full force and effect, (ii) Chemomab has not received any written notice of termination or cancellation under such agreement, or received any written notice of breach or default under such agreement, which breach has not been cured or waived and (iii) neither Chemomab nor its Subsidiaries, and to the Knowledge of Chemomab, no other party to any such agreement, is in breach or default thereof in any material respect.

(g) The manufacture, marketing, license, offering for sale, sale, importation, use or intended use or other disposal of any product or technology as currently licensed or sold or under development by Chemomab or any of its Subsidiaries does not violate any license or agreement between Chemomab or its Subsidiaries and any third party, and, to the Knowledge of Chemomab, does not infringe or misappropriate any Intellectual Property right of any other Person. To the Knowledge of Chemomab, no third party is infringing upon, misappropriating or otherwise violating any Owned Chemomab IP Rights or any license or agreement with Chemomab or its Subsidiaries relating to any Owned Chemomab IP Rights.

(h) As of the date of this Agreement, Chemomab is not a party to any Legal Proceeding (including, but not limited to, opposition, interference or other proceeding in any patent or other government office) contesting the validity, ownership or right to use, sell, offer for sale, license or dispose of any Chemomab Registered IP. Chemomab has not received any written notice asserting that any Chemomab Registered IP or the proposed use, sale, offer for sale, license or disposition of any products, methods, or processes claimed or covered thereunder conflicts with or infringes or misappropriates the rights of any other Person or that Chemomab or any of its Subsidiaries have otherwise infringed, misappropriated or otherwise violated any Intellectual Property of any Person. Chemomab has not delivered any written notice, claim or threat alleging that any Person has infringed, misappropriated or otherwise violated any Chemomab IP Rights. None of the Chemomab IP Rights is subject to any outstanding order of, judgment of, decree of or agreement with any Governmental Authority that limits the ability of Chemomab to exploit any Chemomab IP Rights.

(i) Each item of Chemomab Registered IP is and at all times has been filed and maintained in compliance with all applicable Law and all filings, payments, and other actions required to be made or taken to maintain such item of Chemomab Registered IP in full force and effect have been made by the applicable deadline except for such Chemomab Registered IP that Chemomab elected, in its good faith business judgment, to abandon, cancel or allow to expire or lapse. To the Knowledge of Chemomab, all Chemomab Registered IP that is issued or granted is valid and enforceable.

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(j) Neither Chemomab nor any of its Subsidiaries is party to any Contract that, as a result of such execution, delivery and performance of this Agreement, will cause the grant of any license or other right to any Chemomab IP Rights, result in breach of, default under or termination of such Contract with respect to any Chemomab IP Rights, or impair the right of Chemomab or the Surviving Corporation and its Subsidiaries to use, sell or license or enforce any Chemomab IP Rights or portion thereof, or require any consent, notice, or approval from any Governmental Authority (including the IIA), except (i) as disclosed in Section 4.25 of the Chemomab Disclosure Schedule with respect to IIA obligations and (ii) for the occurrence of any such grant, impairment or requirement that would not individually or in the aggregate, reasonably be expected to result in a Chemomab Material Adverse Effect.

(k) Chemomab and its Subsidiaries have not incorporated, linked or otherwise used any software that is distributed under any “open source”, “copyleft” or similar license in a manner that would require Chemomab to disclose, distribute or otherwise make available the source code of any software included in the Owned Chemomab IP Rights any products or services of Chemomab or its Subsidiaries or to license such source code at no charge or for the purpose of making derivative works.

(l) The computers, software, servers, workstations, routers, hubs, switches, circuits, networks, data communication lines and all other information technology equipment of Chemomab and its Subsidiaries (i) operate and perform in all material respects in accordance with their respective documentation and functional specifications and otherwise as required by Chemomab and, except as would not reasonably be expected to have a Chemomab Material Adverse Effect, have not materially malfunctioned or failed during the past three (3) years, (ii) are adequate and sufficient for the operations of Chemomab and its Subsidiaries, and (iii) to the Knowledge of Chemomab, do not contain any viruses, worms, Trojan horses, ransomware, malware or other malicious code that would reasonably be expected to materially disrupt, damage or interfere with the operation of such systems.

(m) Except as would not reasonably be expected to have a Chemomab Material Adverse Effect, Chemomab’s development and use of AI Tools is and has been in compliance with all applicable license terms, consents, agreements and Laws. Chemomab and its Subsidiaries have not included, and do not include, any Personal Information, trade secrets or other material confidential or proprietary information of Chemomab, except in such cases where such AI Tools do not use such information, prompts or inputs. Chemomab has not used any AI Tools to develop any Owned Chemomab IP Rights in a manner that would have a Chemomab Material Adverse Effect on Chemomab’s ownership or rights therein.

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Section 4.13 Agreements, Contracts and Commitments. Section 4.13 of the Chemomab Disclosure Schedule identifies each Chemomab Contract that is in effect as of the date of this Agreement and is (a) a material contract as defined in Item 601(b)(10) of Regulation S-K as promulgated under the Securities Act, (b) a Contract to which Chemomab is a party or by which any of its assets and properties is currently bound, which, pursuant to the express terms thereof, require annual obligations of payment by, or annual payments to, Chemomab in excess of $250,000, (c) a Contract disclosed in or required to be disclosed in Section 4.12(b) or Section 4.12(c) of the Chemomab Disclosure Schedule, or (d) the Change of Scope agreement between Patheon UK and Chemomab Ltd., entered into prior to the date of this Agreement. Chemomab has delivered or made available to the Company accurate and complete copies of all Contracts to which Chemomab or any of its Subsidiaries is a party or by which it is bound of the type described in clauses (a)-(c) of the immediately preceding sentence (any such Contract, a “Chemomab Material Contract”), including all amendments thereto. Chemomab has not nor, to the Knowledge of Chemomab as of the date of this Agreement, has any other party to a Chemomab Material Contract, breached, violated or defaulted under, or received notice that it breached, violated or defaulted under, any of the terms or conditions of any Chemomab Material Contract in such manner as would permit any other party to cancel or terminate any such Chemomab Material Contract, or would permit any other party to seek damages which would reasonably be expected to have a Chemomab Material Adverse Effect. As to Chemomab, as of the date of this Agreement, each Chemomab Material Contract is valid, binding, enforceable and in full force and effect, subject to the Enforceability Exceptions. No Person is renegotiating, or has a right pursuant to the terms of any Chemomab Material Contract to change, any material amount paid or payable to Chemomab under any Chemomab Material Contract or any other material term or provision of any Chemomab Material Contract.

Section 4.14 Compliance; Permits; Restrictions.

(a) Chemomab and each of its Subsidiaries are, and since January 1, 2023, have been in material compliance with all applicable Laws. No investigation, claim, suit, proceeding, audit, Order, or other Legal Proceeding or action by any Governmental Authority is pending or, to the Knowledge of Chemomab, threatened against Chemomab or any of its Subsidiaries. There is no agreement or Order binding upon Chemomab or any of its Subsidiaries which (i) has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Chemomab, any acquisition of material property by Chemomab or any of its Subsidiaries or the conduct of business by Chemomab or any of its Subsidiaries as currently conducted, (ii) is reasonably likely to have a material adverse effect on Chemomab’s ability to comply with or perform any covenant or obligation under this Agreement or (iii) is reasonably likely to have the effect of preventing, delaying, making illegal or otherwise interfering with the Contemplated Transactions.

(b) Except for matters regarding the FDA, each of Chemomab and its Subsidiaries holds all required Governmental Authorizations which are material to the operation of the business of Chemomab and Merger Sub as currently conducted (collectively, the “Chemomab Permits”). Section 4.14(b) of the Chemomab Disclosure Schedule identifies each Chemomab Permit. Each of Chemomab and its Subsidiaries is in material compliance with the terms of the Chemomab Permits. No Legal Proceeding is pending or, to the Knowledge of Chemomab, threatened in writing, which seeks to revoke, substantially limit, suspend, or materially modify any Chemomab Permit. The rights and benefits of each Chemomab Permit will be available to Chemomab and Surviving Corporation immediately after the Effective Time on terms substantially identical to those enjoyed by Chemomab and its Subsidiaries as of the date of this Agreement and immediately prior to the Effective Time.

(c) There are no Legal Proceedings pending or, to the Knowledge of Chemomab, threatened with respect to an actual or alleged material violation by Chemomab or any of its Subsidiaries of the FDCA, PHSA, FDA regulations promulgated thereunder, the Controlled Substances Act or any other similar applicable Law promulgated by a Drug/Device Regulatory Agency.

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(d) Each of Chemomab and its Subsidiaries holds all required Governmental Authorizations issuable by any Drug/Device Regulatory Agency necessary for the conduct of the business of Chemomab and Merger Sub as currently conducted, and, as applicable, the development, testing, manufacturing, processing, storage, labeling, distribution and importation or exportation, as currently conducted, of any of its product candidates (the “Chemomab Product Candidates”) (the “Chemomab Regulatory Permits”) and no such Chemomab Regulatory Permit has been (i) revoked, withdrawn, suspended, cancelled or terminated or (ii) modified in any adverse manner other than immaterial adverse modifications. Chemomab has timely maintained and is in compliance in all material respects with the Chemomab Regulatory Permits and neither Chemomab nor any of its Subsidiaries has, since January 1, 2023, received any written notice or other communication (in writing or otherwise) from any Drug/Device Regulatory Agency regarding (A) any material violation of or failure to comply materially with any term or requirement of any Chemomab Regulatory Permit or (B) any revocation, withdrawal, suspension, cancellation, termination or material modification of any Chemomab Regulatory Permit. Except for the information and files identified in Section 4.14(d) of the Chemomab Disclosure Schedule, Chemomab has made available to the Company all information requested by the Company in Chemomab’s or its Subsidiaries’ possession or control relating to the Chemomab Product Candidates and the development, testing, manufacturing, processing, storage, labeling, distribution and importation or exportation of the Chemomab Product Candidates, including, but not limited to, complete copies of the following (to the extent there are any): (x) adverse event reports; pre-clinical, clinical and other study reports and material study data; inspection reports, notices of adverse findings, untitled letters, warning letters, filings and letters and other written correspondence to and from any Drug/Device Regulatory Agency; and meeting minutes with any Drug/Device Regulatory Agency and (y) similar reports, material study data, notices, letters, filings, correspondence and meeting minutes with any other Governmental Authority, including the Israeli Ministry of Health (to the extent applicable). All such information is accurate and complete in all material respects.

(e) All clinical, pre-clinical and other studies and tests conducted by or on behalf of, or sponsored by, Chemomab or its Subsidiaries, in which Chemomab or its Subsidiaries or their respective product candidates, including the Chemomab Product Candidates, have participated were, if completed, conducted and wound down, and, if still pending, are being conducted in accordance with standard medical and scientific research procedures, in compliance with the applicable protocols, and in compliance with the applicable regulations of the Drug/Device Regulatory Agencies and other applicable Law, including, without limitation, 21 C.F.R. Parts 11, 50, 54, 56, 58 and 312, the Israeli Public Health Ordinance (Medical Experiments in Humans) (to the extent applicable), 1980, the applicable requirements of good laboratory practices and good clinical practices, including the applicable regulations that relate to the proper conduct of clinical studies and requirements relating to the protection of human subjects (including “Informed Consent” as such term or similar term is defined under applicable Law) and applicable Law governing the privacy of patient medical records and other personal information, data and biological specimens, and no such informed consent documents would prevent the transfer of such personal information, data and biological specimens to the Company. All Chemomab Clinical Studies conducted in Israel have received all required approvals from the applicable Helsinki Committee(s) and the Israeli Ministry of Health, and all such approvals remain in full force and effect. Other than as set forth on Section 4.14(e) of the Chemomab Disclosure Schedule, neither Chemomab nor any of its Subsidiaries has received any written notices, correspondence, or other communications from any Drug/Device Regulatory Agency, Governmental Authority, IRB, ethics committee (including any Helsinki Committee) or safety monitoring committee requiring or, to the Knowledge of Chemomab, threatening any action to place a clinical hold order on, or otherwise terminate, delay, or suspend any clinical studies conducted by or on behalf of, or sponsored by, Chemomab or any of its Subsidiaries or in which Chemomab or any of its Subsidiaries or its current product candidates, including the Chemomab Product Candidates, are participating or have participated (collectively, the “Chemomab Clinical Studies”). For all completed Chemomab Clinical Studies, no study subjects remain on any study drug comprising any product candidates of Chemomab or its Subsidiaries, including the Chemomab Product Candidates, and no study subjects have requested ongoing administration of any such study drug. Further, no clinical investigator, researcher, or clinical staff participating in any Chemomab Clinical Study has been disqualified from participating in studies involving the Chemomab Product Candidates, and to the Knowledge of Chemomab, no such administrative action to disqualify such clinical investigators, researchers or clinical staff has been threatened or is pending.

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(f) Neither Chemomab nor any of its Subsidiaries, nor, to the Knowledge of Chemomab, any contract manufacturer with respect to any Chemomab Product Candidate is the subject of any pending or, to the Knowledge of Chemomab, threatened investigation in respect of its business or products by the FDA pursuant to its “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy set forth in 56 Fed. Reg. 46191 (September 10, 1991) and any amendments thereto. Neither Chemomab, nor any of its Subsidiaries, or, to the Knowledge of Chemomab, any contract manufacturer with respect to any Chemomab Product Candidate has committed any acts, made any statement, or failed to make any statement, in each case in respect of its business or products that would violate FDA’s “Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities” Final Policy, and any amendments thereto. None of Chemomab, any of its Subsidiaries or any contract manufacturer with respect to any Chemomab Product Candidate, or any of their respective officers, directors, employees or agents has been convicted of any crime or engaged in any conduct that could result in a material debarment or exclusion under (i) 21 U.S.C. § 335a or (ii) any similar applicable Law, or is or has ever been debarred or excluded. No material debarment or exclusionary claims, actions, proceedings or investigations in respect of their business or products are pending or, to the Knowledge of Chemomab, threatened against Chemomab, any of its Subsidiaries or, to the Knowledge of Chemomab, any contract manufacturer with respect to any Chemomab Product Candidate, or any of their respective officers, directors, employees or agents.

(g) All manufacturing operations conducted by, or to the Knowledge of Chemomab, for the benefit of, Chemomab or its Subsidiaries in connection with any Chemomab Product Candidate, since January 1, 2023, have been and are being conducted in compliance in all material respects with applicable Laws, including the FDA’s standards for current good manufacturing practices, including applicable requirements contained in 21 C.F.R. Parts 210 and 211, and the respective counterparts thereof promulgated by Governmental Authorities in countries outside the United States, including the Israeli Ministry of Health’s GMP requirements and any applicable requirements under the IPO (to the extent applicable).

(h) No manufacturing site owned by Chemomab or its Subsidiaries, and to the Knowledge of Chemomab, no manufacturing site of a contract manufacturer, with respect to any Chemomab Product Candidate, (i) is subject to a Drug/Device Regulatory Agency shutdown or import or export prohibition or (ii) has received any Form FDA 483, notice of violation, warning letter, untitled letter, or similar correspondence or notice from the FDA or other Governmental Authority alleging or asserting noncompliance with any applicable Law, in each case, that have not been complied with or closed to the satisfaction of the relevant Governmental Authority, and, to the Knowledge of Chemomab, neither the FDA nor any other Governmental Authority is considering such action.

(i) Since January 1, 2023, Chemomab has operated in compliance with all Health Care Laws and has timely filed all material reports, applications, statements, documents, registrations, filings, corrections, updates, amendments, supplements, and submissions required to be filed by them under applicable Health Care Laws. Each such filing was true and correct in all material respects as of the date of submission, or was corrected in or supplemented by a subsequent filing, and any material and legally necessary or required updates, changes, corrections, amendments, supplements, or modifications to such filings have been submitted to the applicable governmental authorities.

(j) Except as set forth on Section 4.14(j) of the Chemomab Disclosure Schedule, all payments have been made and there are no remaining payment obligations under any Contract with a third party relating to Chemomab Clinical Studies, including any contract research organization or study site.

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(k) There are no Legal Proceedings pending or, to the Knowledge of Chemomab, threatened with respect to claims arising from (i) any Chemomab Clinical Studies; or (ii) actual or alleged breach by Chemomab or its Subsidiaries of any Contract with a third party relating to any Chemomab Clinical Studies.

Section 4.15 Anti-Corruption.

(a) Neither Chemomab nor any of its Subsidiaries, nor any of their respective directors, officers, employees, or, to the Knowledge of Chemomab, any of their respective Affiliates or other Person authorized to act on behalf of Chemomab or any of its Subsidiaries, has in the past five (5) years, directly or indirectly, taken any act that would cause Chemomab or any of its Subsidiaries to be in violation of Anti-Corruption Laws, including any act in furtherance of an offer, payment, promise to pay, authorization, or ratification of payment, directly or indirectly, of any money or anything of value (including any gift, sample, rebate, travel, meal and lodging expense, entertainment, service, equipment, debt forgiveness, donation, grant, or other thing of value, however characterized) to any Government Official or any Person to secure any improper advantage or to obtain or retain business.

(b) Chemomab and its Subsidiaries comply, and have at all times complied, with all Anti-Corruption Laws. Without limiting the generality of the foregoing, in the past five (5) years, (a) neither Chemomab nor any of its Subsidiaries has violated or is in violation in any material respect of the U.S. Anti-Kickback Statute (42 U.S.C. Section 1320a-7(b)), the Federal False Claims Act (31 U.S.C. Sections 3729, et seq.), or any related or similar Law, and (b) there has been no use or authorization of money or anything of value relating to any unlawful payment or secret or unrecorded fund or any false or fictitious entries made in the books and records of Chemomab or any of its Subsidiaries relating to the same.

(c) None of Chemomab nor any of its Subsidiaries, nor any of their respective directors, officers, employees, or, to the Knowledge of Chemomab, any of their respective Affiliates or other Person authorized to act on behalf of Chemomab or any of its Subsidiaries have in the past five (5) years, been the subject of any action, proceeding, litigation, claim, or, to Chemomab’s Knowledge, investigation, or have received any notice or communication from any Governmental Authority, in each case, with regard to any actual, alleged, or suspected violation of applicable Anti-Corruption Laws.

(d) Chemomab and its Subsidiaries maintain, and have maintained, or are subject to, policies, procedures, and internal controls designed to promote and ensure compliance with applicable Anti-Corruption Laws.

Section 4.16 Legal Proceedings; Orders.

(a) Except as set forth in Section 4.16 of the Chemomab Disclosure Schedule, there is no pending Legal Proceeding and, to the Knowledge of Chemomab, no Person has threatened in writing to commence any Legal Proceeding: (i) that involves Chemomab or any of its Subsidiaries or any Chemomab Associate or former employee, independent contractor, officer or director of Chemomab or any of its Subsidiaries (in his or her capacity as such) or any of the material assets owned or used by Chemomab or any of its Subsidiaries or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Contemplated Transactions.

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(b) There is no Order to which Chemomab or any of its Subsidiaries, or any of the material assets owned or used by Chemomab or any of its Subsidiaries is subject. To the Knowledge of Chemomab, no officer or other Key Employee of Chemomab or any of its Subsidiaries is subject to any Order that prohibits such officer or employee from engaging in or continuing any conduct, activity or practice relating to the business of Chemomab or any of its Subsidiaries or to any material assets owned or used by Chemomab or any of its Subsidiaries.

Section 4.17 Tax Matters.

(a) Each of Chemomab and its Subsidiaries has timely filed (taking into account any applicable extensions of the due date) all material Tax Returns that they are required to file under applicable Law. All such Tax Returns are true, correct and complete and accurate in all material respects and have been prepared in material compliance with all applicable Laws. Subject to exceptions as would not be material, no written claim has ever been made by a Governmental Authority in a jurisdiction where Chemomab or any of its Subsidiaries does not file Tax Returns that Chemomab or any of its Subsidiaries is subject to taxation by that jurisdiction (including by virtue of having a permanent establishment in that jurisdiction).

(b) All material Taxes due and owing by Chemomab and each of its Subsidiaries (whether or not shown on any Tax Return) have been timely paid (whether or not shown on any Tax Return).

(c) Each of Chemomab and its Subsidiaries has withheld or collected and timely paid all material Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party under any applicable Laws.

(d) There are no Encumbrances for material Taxes (other than Permitted Encumbrances) upon any of the equity, assets of Chemomab or any of its Subsidiaries.

(e) No deficiencies for material Taxes with respect to Chemomab or any of its Subsidiaries have been claimed, proposed or assessed by any Governmental Authority in writing. There are no pending (or, based on written notice, threatened) material audits, assessments, disputes or other actions for or relating to any liability in respect of Taxes of Chemomab or any of its Subsidiaries. Neither Chemomab nor any of its Subsidiaries (or any of their predecessors) has waived any statute of limitations in respect of material Taxes or agreed to any extension of time with respect to a material Tax assessment or deficiency (other than any extension of time for the filing of any Tax Return obtained in the Ordinary Course of Business) and neither Chemomab nor any of its Subsidiaries has received any written request from a Governmental Authority to waive or extend any statute of limitations in respect of Taxes.

(f) Chemomab and each of its Subsidiaries is not, nor has it ever been, a real property corporation (Igud Mekarke’in) within the meaning of this term under Section 1 of the Israeli Land Taxation Law (Appreciation and Acquisition), 5723-1963.

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(g) Chemomab and each of its Israeli Subsidiaries is duly registered for the purposes of Israeli value added Taxes (“VAT”) and has complied in all material respects with all requirements concerning VAT including with respect to the timely filing of complete and correct value VAT returns. Chemomab and each of its relevant Subsidiaries (i) have not made any material exempt transactions (as defined in the Israel Value Added Tax Law of 1975) and there are no circumstances by reason of which there might not be entitled to full credit of all VAT chargeable or paid on inputs, supplies, and other transactions and imports made by it, (ii) have collected and timely remitted in all material aspects to the relevant Tax authority all output VAT which it is required to collect and remit under any applicable Laws, and (iii) have not received a material refund for input VAT for which it is not entitled under any applicable Laws. Each Subsidiary of Chemomab that is not an Israeli tax resident is not required (and has never been required) to effect registration for VAT in Israel.

(h) Chemomab and each of its Subsidiaries has never made any election to be treated or claimed any benefits as an “Approved Enterprise”, “Benefited Enterprise”, “Preferred Enterprise” (Mifaal Muadaf) or “Preferred Technological Enterprise” or otherwise under the Law for Encouragement of Capital Investments, 1959.

(i) Neither Chemomab any each of its Subsidiaries owns any interest in any controlled foreign corporation pursuant to Section 75B of the Income Tax Ordinance, or other entity the income of which is required to be included in the income of Chemomab or any of its Subsidiaries.

(j) Neither Chemomab nor any of its Subsidiaries is subject to any restrictions or limitations pursuant to Part E2 of the Income Tax Ordinance or pursuant to any Tax ruling made with reference to the provisions of Part E2 of the Income Tax Ordinance (other than, if and when obtained, the Domestication Ruling).

(k) Neither Chemomab nor any of its Subsidiaries is a party to any material Tax allocation, Tax sharing or similar agreement (including indemnity arrangements), other than customary indemnification provisions in commercial contracts entered into in the Ordinary Course of Business with vendors, customers, lenders and landlords and the principal subject of which is not related to Taxes.

(l) Chemomab and each of its Subsidiaries does not and has never participated or engaged in any transaction listed in Section 131(g) of the Income Tax Ordinance and the Israeli Income Tax Laws (Reportable Tax Planning), 5767-2006 promulgated thereunder nor is it subject to reporting obligations under Section 131D or Section 131E of the Income Tax Ordinance or similar provisions under the Israel Value Added Tax law of 1975, Israel Customs Ordinance [New Version], 1957, and the Israel Fuel Excise Law, 1958, and has never obtained a legal or tax opinion that is subject to reporting under Section 131D of the Income Tax Ordinance or similar provisions under the Israel Value Added Tax Law of 1975.

(m) Neither Chemomab nor any of its Subsidiaries has ever been a member of an affiliated group filing a consolidated U.S. federal income Tax Return (or any analogous combined, unitary or similar income tax group under state, local or non-U.S. Law) (other than, in each case, a group the common parent of which is Chemomab). Neither Chemomab nor any of its Subsidiaries has any material Liability for the Taxes of any Person (other than Chemomab and Merger Sub) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law) or as a transferee or successor.

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(n) In the last two years, neither Chemomab nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 of the Code.

(o) Neither Chemomab nor any of its Subsidiaries has entered into any transaction identified as a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).

(p) Section 4.17(p) of the Chemomab Disclosure Schedule sets forth the entity classification of Chemomab and each of its Subsidiaries for U.S. federal income tax purposes.

(q) There is no outstanding power of attorney from Chemomab or any of its Subsidiaries authorizing anyone to act on behalf of Chemomab or any of its Subsidiaries in connection with any Tax, Tax Return or action relating to any Tax or Tax Return of Chemomab (other than power of attorney granted in the Ordinary Course of Business consistent with past practice to Chemomab’s accountants).

(r) Neither Chemomab nor any of its Subsidiaries will be required to include any item of income or exclude any item of deduction for any taxable period (or a portion thereof) ending after the Closing Date as a result of any of the following that occurred or existed on or prior to the Closing Date: (i) a “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), (ii) an installment sale or open transaction, (iii) a prepaid amount, (iv) an intercompany item under Treasury Regulations Section 1.1502-13 or an excess loss account under Treasury Regulations Section 1.1502-19 (or any corresponding or similar provision of state, local or non-U.S. Law), or (v) a change in the accounting method of Chemomab or any of its subsidiaries pursuant to Section 481 of the Code (or any corresponding or similar provision of state, local or non-U.S. Law) or the use of a method of accounting with respect to any transaction that occurred on or before the Closing Date.

(s) Neither Chemomab nor any of its Subsidiaries is subject to Tax in any country other than its country of incorporation, organization or formation by virtue of having employees, a permanent establishment (within the meaning of an applicable Tax treaty) or an office or fixed place of business in that country or otherwise.

(t) Neither Chemomab nor any of its Subsidiaries is aware of the existence of any fact, or has taken or agreed to take any action, that could reasonably be expected to prevent or impede the Domestication Merger or the Merger from qualifying for the Intended Tax Treatment.

(u) Chemomab and its Subsidiaries are in compliance in all material respects with the requirements for any applicable Tax holidays or incentives.

(v) Any Chemomab Stock Plan maintained by Chemomab and its Subsidiaries that is intended to qualify as a capital gains route plan under Section 102 of the Income Tax Ordinance has received a favorable determination or approval letter from, or is otherwise approved by, or deemed approved by passage of time without objection by, the ITA. All Section 102 Awards and Section 102 Shares have been granted and/or issued, as applicable, and are currently in compliance with the applicable requirements of Section 102 of the Income Tax Ordinance (including the relevant sub-section of Section 102) and the written requirements and guidance of the ITA, including, without limitation, the adoption of the applicable board and shareholders resolutions, the timely filing of the necessary documents with the ITA, the appointment of an authorized trustee to hold the Section 102 Awards and Section 102 Shares, the receipt of all tax rulings from the ITA if required, the execution by each holder of Section 102 Awards and Section 102 Shares of an undertaking to comply with the provisions of Section 102 of the Income Tax Ordinance, and the due deposit of such Section 102 Awards and Section 102 Shares with the trustee pursuant to the terms of Section 102 of the Income Tax Ordinance and the guidance published by the ITA on July 24, 2012 and on November 6, 2012.

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(w) Chemomab and its Subsidiaries are in compliance in all material respects with all applicable transfer pricing laws and regulations, including the execution of contemporaneous documentation substantiating the transfer pricing practices and methodology of Chemomab and its Subsidiaries.

Section 4.18 Employee and Labor Matters; Benefit Plans.

(a) The employment of Chemomab’s employees is terminable by Chemomab at-will, or with respect to employees employed outside the United States, such employment is terminable subject to local applicable law but with a termination notice period of not more than 30 days. Chemomab has made available to the Company accurate and complete copies of all material employee manuals and handbooks, disclosure materials, policy statements and other materials relating to the employment of Chemomab Associates to the extent currently effective and material.

(b) Chemomab is not a party to, bound by, and does not have a duty to bargain under, any collective bargaining agreement or other Contract with a labor organization representing any of its employees, and there are no labor organizations representing or, to the Knowledge of Chemomab, purporting to represent or seeking to represent any employees of Chemomab.

(c) Section 4.18(c) of the Chemomab Disclosure Schedule lists all material Chemomab Employee Plans which are not contractual obligations that arise solely from the employee’s employment agreements provided to the Company. With respect to each Chemomab Employee Plan, Chemomab has made available to the Company true, correct and complete copies, to the extent applicable and to the extent prepared, of (i) the most recent financial statements and actuarial or other valuation reports prepared with respect thereto, (ii) all registration statements and prospectuses prepared in connection with such Chemomab Employee Plan; and (iii) all material correspondence within the past three (3) years to or from any Governmental Authority relating to such Chemomab Employee Plan.

(d) Each Chemomab Employee Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination or approval letter with respect to such qualified status from the IRS. To the Knowledge of Chemomab, no event or omission has occurred that would cause any Chemomab Employee Plan to lose such qualification or require corrective action to the IRS or Employee Plan Compliance Resolution System to maintain such qualification.

(e) Each Chemomab Employee Plan has been established, operated and administered in compliance, in all material respects, with its terms and all applicable Law, including, without limitation, the Code, ERISA and the Affordable Care Act. No Chemomab Employee Plan is, or within the past six years has been, the subject of an application or filing under a government sponsored amnesty, voluntary compliance or similar program, or been the subject of any self-correction under any such program. No Legal Proceeding (other than those relating to routine claims for benefits) is pending or, to the Knowledge of Chemomab, threatened with respect to any Chemomab Employee Plan. All payments and/or contributions required to have been made with respect to all Chemomab Employee Plans either have been made or have been accrued in accordance with the terms of the applicable Chemomab Employee Plan and applicable Law. The Chemomab Employee Plans satisfy in all material respects the minimum coverage, affordability and non-discrimination requirements under the Code.

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(f) Neither Chemomab nor any of its ERISA Affiliates has within the last six (6) years maintained, contributed to, or been required to contribute to or had any liability or obligation (including on account of any ERISA Affiliate and whether contingent or otherwise) with respect to (i) any “employee benefit plan” that is or was subject to Title IV or Section 302 of ERISA or Section 412 of the Code, (ii) a Multiemployer Plan, (iii) any Multiple Employer Plan, or (iv) any Multiple Employer Welfare Arrangement. Neither Chemomab nor any of its ERISA Affiliates has ever incurred any liability under Title IV of ERISA that has not been paid in full.

(g) No Chemomab Employee Plan provides for health care or any other non-pension benefits to any service provider beyond termination of service or retirement (other than as required by Part 6 of Subtitle B of Title I of ERISA or similar state Law). No Chemomab Employee Plan provides major medical health or long-term disability benefits that are not fully insured through an insurance contract.

(h) Each Chemomab Employee Plan that constitutes in any part a “nonqualified deferred compensation plan” (as such term is defined under Section 409A(d)(1) of the Code and the guidance thereunder) has been operated and maintained in all material respects in operational and documentary compliance with the requirements of Section 409A of the Code and the applicable guidance thereunder.

(i) Chemomab and each of its Subsidiaries is, and since January 1, 2023 has been, in material compliance with all applicable federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment, worker classification, tax withholding, prohibited discrimination, equal employment, fair employment practices, meal and rest periods, immigration status, employee safety and health, wages (including overtime wages), compensation, and hours of work, and in each case, with respect to the employees of Chemomab and its Subsidiaries: (i) has withheld and reported all material amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to employees, (ii) is not liable for any arrears of wages, severance pay or any Taxes or any penalty for failure to comply with any of the foregoing and (iii) is not liable for any material payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for employees (other than routine payments to be made in the Ordinary Course of Business). There are no actions, suits, claims or administrative matters pending or, to the Knowledge of Chemomab, threatened or reasonably anticipated against Chemomab or any of its Subsidiaries relating to any employee, employment agreement or Chemomab Employee Plan (other than routine claims for benefits). To the Knowledge of Chemomab, there are no pending or threatened or reasonably anticipated claims or actions against Chemomab, any of its Subsidiaries, any Chemomab trustee or any trustee of any Subsidiary under any workers’ compensation policy or long-term disability policy. Chemomab is not a party to a conciliation agreement, consent decree or other agreement or Order with any federal, state, or local agency or Governmental Authority with respect to employment practices.

(j) Any transfer of property by Chemomab which was subject to a substantial risk of forfeiture and which would otherwise have been subject to taxation under Section 83(a) of the Code is covered by a valid and timely filed election under Section 83(b) of the Code, and a copy of such election has been provided to the Chemomab.

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(k) Neither Chemomab nor any of its Subsidiaries has any material liability with respect to any misclassification within the past three years of: (i) any Person as an independent contractor rather than as an employee, (ii) any employee leased from another employer or (iii) any employee currently or formerly classified as exempt from overtime wages. Neither Chemomab nor any of its Subsidiaries has taken any action which would constitute a “plant closing” or “mass layoff” within the meaning of the WARN Act or similar state or local law, issued any notification of a plant closing or mass layoff required by the WARN Act or similar state or local law, or incurred any liability or obligation under the WARN Act or any similar state or local law that remains unsatisfied.

(l) There has never been, nor has there been any threat of, any strike, slowdown, work stoppage, lockout, job action, union, organizing activity, question concerning representation or any similar activity or dispute, affecting Chemomab or any of its Subsidiaries. No event has occurred, and no condition or circumstance exists, that might directly or indirectly be likely to give rise to or provide a basis for the commencement of any such strike, slowdown, work stoppage, lockout, job action, union organizing activity, question concerning representation or any similar activity or dispute.

(m) Neither Chemomab nor any of its Subsidiaries is, nor has Chemomab or any of its Subsidiaries been, engaged in any unfair labor practice or within the meaning of the National Labor Relations Act. Except as set forth in Section 4.18(m) of the Chemomab Disclosure Schedule, there is no Legal Proceeding, claim, labor dispute or grievance pending or, to the Knowledge of Chemomab, threatened or reasonably anticipated relating to any employment contract, privacy right, labor dispute, wages and hours, overtime and overtime payment, working during rest days, leave of absence, plant closing notification, workers’ compensation policy, long-term disability policy, harassment, retaliation, immigration, employment statute or regulation, engaging employees through service providers in accordance with the Israeli Law for Strengthening the Enforcement of Labor Laws-2011, collective bargaining, extension orders, civil rights, fringe benefits, employment practices, workers’ compensation and the collection, payment of withholding or social security taxes and any similar tax, safety, health or discrimination matter involving any Chemomab Associate or former employee, independent contractor, officer or director of Chemomab or any of its Subsidiaries, including charges of unfair labor practices or discrimination complaints.

(n) No Chemomab Employee Plan provides for any tax “gross-up” or similar “make-whole” payments.

(o) None of the execution and delivery of this Agreement, the shareholder approval of this Agreement, or the consummation of the transactions contemplated hereby could (either alone or in conjunction with any other event) (i) result in, or cause the accelerated vesting payment, funding or delivery of, or materially increase the amount or value of, any payment or benefit to any employee, officer, director or other service provider of Chemomab or any of its Subsidiaries; (ii) further restrict any rights of Chemomab to amend or terminate any Chemomab Employee Plan; (iii) result in the forgiveness of any indebtedness of any employee, officer, director or other service provider of Chemomab or any of its Subsidiaries to Chemomab or its Subsidiaries or (iv) result in any “parachute payment” as defined in Section 280G(b)(2) of the Code (whether or not such payment is considered to be reasonable compensation for services rendered).

(p) Chemomab’s obligations to provide statutory severance pay to its employees in Israel, pursuant to the Israel Severance Pay Law, 5723 1963 (the “Severance Pay Law”) are fully funded in accordance with Section 14 of the Severance Pay Law (the “Section 14 Arrangement”) and it is and was implemented properly from the commencement date of each employee’s employment and on the basis of each employee’s entire salary, including all salary components required to be included in the calculation of severance pay under the Severance Pay Law, and upon the termination of employment of each employee Chemomab will not have to make any payment under the Severance Pay Law, except for the release of the funds accumulated in accordance with the Section 14 Arrangement.

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Section 4.19 Environmental Matters. Since January 1, 2023, Chemomab has complied with all applicable Environmental Laws, which compliance includes the possession by Chemomab of all permits and other Governmental Authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof, except for any failure to be in compliance that, individually or in the aggregate, would not result in a Chemomab Material Adverse Effect. Chemomab has not received since January 1, 2023, any written notice or other communication (in writing or otherwise), whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that Chemomab is not in compliance with any Environmental Law, and, to the Knowledge of Chemomab, there are no circumstances that may prevent or interfere with Chemomab’s compliance with any Environmental Law in the future, except where such failure to comply would not reasonably be expected to have a Chemomab Material Adverse Effect. To the Knowledge of Chemomab: (i) no current or prior owner of any property leased or controlled by Chemomab has received since January 1, 2023, any written notice or other communication relating to property owned or leased at any time by Chemomab, whether from a Governmental Authority, citizens group, employee or otherwise, that alleges that such current or prior owner or Chemomab is not in compliance with or violated any Environmental Law relating to such property and (ii) Chemomab has no material liability under any Environmental Law.

Section 4.20 Insurance. Chemomab has made available to the Company accurate and complete copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets, liabilities and operations of Chemomab and Merger Sub, including coverage for products liability and clinical trials. Each of such insurance policies is in full force and effect and enforceable in accordance with their terms and have not been subject to any lapse in coverage, and Chemomab and Merger Sub are in compliance in all material respects with the terms thereof. Such insurance policies are of the type and in the amounts customarily carried by Entities conducting a business similar to Chemomab and are sufficient for compliance with all applicable Laws and Contracts to which Chemomab or any of its Subsidiaries is a party or by which it is bound. Other than customary end of policy notifications from insurance carriers, since January 1, 2023, Chemomab has not received any notice or other communication regarding any actual or possible: (i) cancellation or invalidation of any insurance policy or (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy. Each of Chemomab and Merger Sub has provided timely written notice to the appropriate insurance carrier(s) of each Legal Proceeding pending against Chemomab for which Chemomab has insurance coverage, and no such carrier has issued a denial of coverage or a reservation of rights with respect to any such Legal Proceeding, or informed Chemomab of its intent to do so.

Section 4.21 Transactions with Affiliates. Except as set forth in the Chemomab SEC Documents filed prior to the date of this Agreement, since the date of Chemomab’s annual report on Form 20-F for the year ended December 31, 2025 with the SEC, no event has occurred that would be required to be reported by Chemomab pursuant to Item 7B of Form 20-F promulgated by the SEC. Section 4.21 of the Chemomab Disclosure Schedule describes any material transactions or relationships, since January 1, 2026, between, on one hand, Chemomab or any of its Subsidiaries and, on the other hand, any (a) executive officer or director of Chemomab or any of its Subsidiaries or any of such executive officer’s or director’s immediate family members, (b) owner of more than five percent (5%) of the voting power of the outstanding shares or (c) to the Knowledge of Chemomab, any “related person” (within the meaning of Item 404 of Regulation S-K under the Securities Act) of any such officer, director or owner (other than Chemomab or its Subsidiaries) in the case of each of (a), (b) or (c) that is of the type that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act.

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Section 4.22 No Financial Advisors. Except as set forth on Section 4.22 of the Chemomab Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee or other fee or commission in connection with the Contemplated Transactions based upon arrangements made by or on behalf of Chemomab.

Section 4.23 Valid Issuance. The shares of Chemomab Parent Common Stock to be issued in the Merger will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

Section 4.24 Privacy and Data Security. Chemomab has complied with all applicable Privacy Laws (including the Israeli Protection of Privacy Law, 5741-1981, the Protection of Privacy Regulations (Data Security), 5777-2017, and the Protection of Privacy Regulations (Transfer of Data to Databases Abroad), 5761-2001) and the applicable terms of any Chemomab Contracts relating to privacy, security, collection or use of Personal Information of any individuals (including clinical trial participants, patients, patient family members, caregivers or advocates, physicians and other health care professionals, clinical trial investigators, researchers, pharmacists) that interact with Chemomab in connection with the operation of Chemomab’s business, except for such non-compliance as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Chemomab Material Adverse Effect. Chemomab has complied in all material respects with all applicable requirements under Israeli law regarding cross-border transfers of Personal Information, including any required consents, contractual protections, or regulatory approvals for the transfer of Personal Information outside of Israel. Chemomab has implemented and maintains reasonable Privacy Policies and has complied with its Privacy Policies, except for such non-compliance as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Chemomab Material Adverse Effect. Chemomab has implemented commercially reasonable administrative, technical and physical safeguards to (i) identify and address risks to the Chemomab IT Systems and to Personal Information in the Chemomab’s custody or control and (ii) prevent Chemomab Security Incidents. As of the date hereof, no claims have been asserted or threatened against Chemomab by any Person (including the Israeli Privacy Protection Authority) alleging a violation of Privacy Laws, Privacy Policies and/or the applicable terms of any Chemomab Contracts relating to privacy, security, collection or use of Personal Information of any individuals. There have been no material Chemomab Security Incidents.

Section 4.25 Grant and Subsidies. Section 4.25 of the Chemomab Disclosure Schedule sets forth a complete and correct list of all pending and outstanding (including all those received) grants from any Governmental Authority to Chemomab and/or any of its Subsidiaries (each such grant, a “Governmental Grant”). No prior approval of any Governmental Authority is required in order to consummate the transactions contemplated under this Agreement or to preserve entitlement of Chemomab to any such grant, incentive, subsidy, or benefit. Section 4.25 of the Chemomab Disclosure Schedule includes the aggregate amounts of each grant, the aggregate outstanding obligations of Chemomab thereunder, including royalty payments, and a description setting out the product, technology or know-how developed with each Governmental Grant. Chemomab and its Subsidiaries are in compliance with all terms, conditions and requirements of its Governmental Grants (including any reporting requirements) and has duly fulfilled in all material respects all the conditions, undertakings, and other obligations relating thereto. Chemomab has delivered to the Company accurate and complete copies of (i) all certificates of approval and letters of approval (and supplements thereto) granted to Chemomab and/or its Subsidiaries by any Governmental Authority in connection with any Governmental Grant or application therefor, and any undertakings of Chemomab and/or its Subsidiaries in connection with any Governmental Grant and (ii) any other material documents and information (other than generally available information such as laws and regulations), such as material correspondence with applicable governmental authorities in connection with any Governmental Grant. In each application submitted by or on behalf of Chemomab and/or its Subsidiaries in connection with any Governmental Grant, Chemomab has disclosed all information required by such application in a materially accurate and complete manner. Chemomab is in compliance with all material terms, conditions, requirements and criteria of all Governmental Grants (including any reporting requirements), and has duly fulfilled in all material respects all conditions, undertakings and other obligations relating thereto. No event has occurred, and no circumstance or condition exists prior to Closing (other than potential changes to applicable law), that following the Closing would give rise to: a requirement that Chemomab and/or its Subsidiaries return or refund any benefits provided under any Governmental Grant (other than payments in accordance with the provisions of the applicable Governmental Grant and applicable Law). No written claim or challenge have been submitted to Chemomab and/or its Subsidiaries by any Governmental Authority with respect to any of the Governmental Grants or the compliance by Chemomab and/or its Subsidiaries with the terms, conditions, obligations or laws relating to the Governmental Grants. To the Knowledge of Chemomab it is not currently under an audit regarding any Governmental Grant other than customary review by the IIA of the Chemomab’s periodic reports submitted in connection with the Governmental Grants provided by the IIA. Except as set forth on Section 4.25 of the Chemomab Disclosure Schedule, no Governmental Authority is entitled to receive any royalties or other payments with respect to any Governmental Grant.

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Section 4.26 Code of Ethics. Chemomab has adopted a code of ethics, as defined by Item 16B of Form 20-F of the SEC, for senior financial officers, applicable to its principal executive officer, principal financial officer, controller or principal accounting officer, or persons performing similar functions. Chemomab has disclosed any change in or waiver of Chemomab’s code of ethics with respect to any such persons, as required by Item 16B of Form 20-F. To the Knowledge of Chemomab, there have been no violations of provisions of Chemomab’s code of ethics by any such persons.

Section 4.27 Opinion of Financial Advisor. The Chemomab Parent Board has received an opinion of Oppenheimer & Co. Inc. to the effect that as of the date of such opinion and subject to the assumptions, qualifications, limitations and other matters set forth therein and such other factors deemed relevant by Oppenheimer & Co. Inc., the Company Merger Shares to be paid by Chemomab Parent is fair, from a financial point of view, to Chemomab Parent. It is agreed and understood that such opinion is furnished solely for the use of the Chemomab Parent Board and may not be relied upon by the Company or any other party. A copy of such written opinion shall be provided to the Company solely for informational purposes after receipt thereof by the Chemomab Parent Board.

Section 4.28 Shell Company Status. Chemomab is not an issuer identified in Rule 144(i)(1) or of the Securities Act or a shell company as defined in Rule 12b-2 of the Exchange Act.

Section 4.29 Foreign Private Issuer. Chemomab is and at all times since June 30, 2023 has been a “foreign private issuer” as such term is defined in the Exchange Act. Chemomab has made available to the Company a true, correct and complete copy of the deposit agreement governing the American Depositary Shares representing Chemomab Ordinary Shares. Such deposit agreement is in full force and effect and Chemomab is not in default thereunder.

Section 4.30 Data Security Program. Chemomab is not a “covered person” as defined in the Data Security Program. Since April 8, 2025, Chemomab has not knowingly engaged in or directed any “covered data transaction” as that term is defined in the Data Security Program, except in compliance with the Data Security Program. Chemomab maintains policies and procedures reasonably designed to promote compliance with the Data Security Program.

Section 4.31 No Other Representations or Warranties. Each of the Chemomab Entities hereby acknowledge and agree that, except for the representations and warranties contained in this Agreement, neither the Company nor any of its Subsidiaries nor any other person on behalf of the Company or its Subsidiaries makes any express or implied representation or warranty with respect to the Company or its Subsidiaries or with respect to any other information provided to the Chemomab Entities or stockholders (including ADS holders) or any of their respective Affiliates in connection with the Contemplated Transactions, and (subject to the express representations and warranties of the Company set forth in Article III (in each case as qualified and limited by the Company Disclosure Schedule)) none of the Chemomab Entities or any of their respective Representatives or stockholders (including the ADS holders), has relied on any such information (including the accuracy or completeness thereof).

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Article V. Certain Covenants of the Parties.

Section 5.1 Operation of Chemomab’s Business.

(a) Except as expressly contemplated or permitted by this Agreement, as required by applicable Law or unless the Company shall otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), during the period commencing on the date of this Agreement and continuing until the earlier to occur of the termination of this Agreement pursuant to Article X and the Effective Time (the “Pre-Closing Period”), Chemomab shall use commercially reasonable efforts to conduct its business and operations in the Ordinary Course of Business and in material compliance with all applicable Law and the requirements of all Contracts that constitute Chemomab Material Contracts.

(b) Except (i) as expressly contemplated or permitted by this Agreement, (ii) as set forth in Section 5.1(a) of the Chemomab Disclosure Schedule, (iii) as required by applicable Law or (iv) with the prior written consent of the Company (which consent shall not be unreasonably withheld, delayed or conditioned), at all times during the Pre-Closing Period, Chemomab shall not, nor shall it cause or permit any of its Subsidiaries to:

(i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of its capital stock or repurchase, redeem or otherwise reacquire any shares of its capital stock or other securities (except for CVRs in accordance with the CVR Agreement and Chemomab Ordinary Shares from terminated employees, directors or consultants of Chemomab);

(ii) other than as issuances (for any purpose) pursuant to the Chemomab ATM Facility in the Ordinary Course of Business and in an aggregate amount not to exceed $1,100,000, any Chemomab Employee Plan in effect as of the date of this Agreement or applicable Law, sell, issue, grant, pledge or otherwise dispose of or encumber or authorize the issuance of: (A) any capital stock or other security (except for Chemomab Ordinary Shares or ADSs issued upon the valid exercise or settlement of outstanding Chemomab Options, as applicable), (B) any option, warrant or right to acquire any capital stock or any other security or (C) any instrument convertible into or exchangeable for any capital stock or other security;

(iii) except as required to give effect to anything in this Agreement or in contemplation of the Closing, amend any of its Organizational Documents, or effect or be a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split, ADS ratio change or similar transaction except, for the avoidance of doubt, the Contemplated Transactions;

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(iv) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of Chemomab or any of its Subsidiaries, or elect or appoint any new directors or executive officers of Chemomab, except for the transactions contemplated by this Agreement and actions and resolutions adopted in the course of its implementation;

(v) form any Subsidiary or acquire any equity interest or other interest in any other Entity or enter into a joint venture with any other Entity;

(vi) acquire or agree to acquire (by merger, consolidation or acquisition of stock or assets or by any other manner) (1) any business or other Person or (2) any assets that are material, individually or in the aggregate, to Chemomab and Chemomab’s Subsidiaries, taken as a whole; or (3) sell, lease (as lessor), license or otherwise dispose of or subject to any Encumbrance any properties or assets of Chemomab or its Subsidiaries, which are material to Chemomab and its Subsidiaries, taken as a whole;

(vii) (A) lend money to any Person, (B) incur or guarantee any indebtedness for borrowed money, other than in the Ordinary Course of Business, (C) guarantee any debt securities of others or (D) make any capital expenditure or commitment in excess of $100,000;

(viii) other than in the Ordinary Course of Business or as may be required by the existing terms of the Chemomab Employee Plans: (A) adopt, establish or enter into any Chemomab Employee Plan, (B) cause or permit any Chemomab Employee Plan to be amended, modified or terminated other than in order to make amendments for the purposes of Section 409A of the Code, (C) pay any bonus or make any profit-sharing or similar payment to (except with respect to obligations pursuant to any Chemomab Employee Plan or existing arrangements approved by Chemomab’s Board of Directors (and, if necessary, Chemomab’s shareholders) prior to the date hereof and set forth in Section 5.1(a)(viii) of the Chemomab Disclosure Schedule), or materially increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its employees, directors or consultants, (D) increase the severance or change of control benefits offered to any current or new employees, directors or consultants, (E) hire any employee with annual compensation that could exceed $100,000 or engage any person as an independent contractor with annual payments greater than or equal to $100,000, or (F) terminate the employment of any employee with an annual compensation that could exceed $100,000 other than due to death or disability, or for cause, except that Chemomab may terminate any such employee to the extent the Company has not already notified no later than the date of the Agreement of its intention to retain such employee in the combined company following the Effective Time;

(ix) enter into any Contract with a labor union or collective bargaining agreement;

(x) enter into any material transaction outside the Ordinary Course of Business;

(xi) acquire any material asset or sell, lease or otherwise irrevocably dispose of any of its material assets or properties, or grant any Encumbrance with respect to such assets or properties, except in the Ordinary Course of Business;

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(xii) sell, assign, transfer, license, sublicense or otherwise dispose of any material Chemomab IP Rights (other than pursuant to non-exclusive licenses in the Ordinary Course of Business);

(xiii) make (other than consistent with past practice), change or revoke any material Tax election; file any material amendment to any Tax Return or adopt or change any material accounting method in respect of Taxes; settle or compromise any claim, notice, audit report or assessment in respect of a material amount of Taxes;

(xiv) enter into, amend or terminate any Chemomab Material Contract;

(xv) (A) except in the Ordinary Course of Business, make any expenditures, incur any Liabilities, settle or discharge or satisfy any claims, litigation, obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) or Liabilities, or (B) cancel any material indebtedness for borrowed money (individually or in the aggregate) or waive any claims or rights with a value in excess of $50,000, or (C) give any material discount, accommodation or other concession (other than in the Ordinary Course of Business consistent with past practice) in order to accelerate or induce the collection of any receivable;

(xvi) (A) materially change pricing or royalties or other payments set or charged by Chemomab or any of its Subsidiaries to its customers or licensees or (B) agree to materially change pricing or royalties or other payments set or charged by Persons who have licensed Intellectual Property to Chemomab or any of its Subsidiaries;

(xvii) other than as required by Law or GAAP, take any action to change accounting policies or procedures;

(xviii) cancel or fail to in good faith seek to renew any material insurance policies;

(xix) apply for or accept (x) any new Governmental Grant from the IIA or any other Israeli Governmental Authority, or (y) any material Governmental Grants from any other Governmental Authority;

(xx) initiate, settle, compromise, or agree to or settle any claims or Legal Proceeding;

(xxi) start, suspend or terminate any clinical trials conducted by or on behalf of Chemomab; provided, that Chemomab may continue, modify, or expand any ongoing clinical trial to the extent reasonably necessary to preserve or enhance the value of Chemomab’s legacy assets, including the CVR milestones, upon prior written notice to the Company;

(xxii) submit any application, filing or other submission to the FDA or any similar Governmental Authority in connection with any new matter, except with the Company’s prior written consent, such consent not to be unreasonably withheld, conditioned or delayed; or

(xxiii) agree, resolve or commit to do any of the foregoing.

Nothing contained in this Agreement shall give the Company, directly or indirectly, the right to control or direct the operations of Chemomab prior to the Effective Time. Prior to the Effective Time, Chemomab shall exercise, consistent with the terms and conditions of this Agreement, complete unilateral control and supervision over its business operations.

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Section 5.2 Operation of the Company’s Business.

(a) Except as expressly contemplated or permitted by this Agreement, as required by applicable Law or unless Chemomab shall otherwise consent in writing (which consent shall not be unreasonably withheld, delayed or conditioned), during the Pre-Closing Period each of the Company and its Subsidiaries shall use commercially reasonable efforts to conduct its business and operations in the Ordinary Course of Business and in material compliance with all applicable Law and the requirements of all Contracts that constitute Company Material Contracts.

(b) Except (i) as expressly contemplated or permitted by this Agreement (including in connection with the Company Pre-Closing Financing), (ii) as set forth in Section 5.2(b) of the Company Disclosure Schedule, (iii) as required by applicable Law or (iv) with the prior written consent of Chemomab (which consent shall not be unreasonably withheld, delayed or conditioned), at all times during the Pre-Closing Period, the Company shall not, nor shall it cause or permit any of its Subsidiaries to, do any of the following:

(i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock; or repurchase, redeem or otherwise reacquire any shares of Company Capital Stock or other securities (except for shares of Company Capital Stock from terminated employees, directors or consultants of the Company);

(ii) except as expressly required by this Agreement in contemplation of the Closing, amend any of its or its Subsidiaries’ Organizational Documents, or effect or be a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction except, for the avoidance of doubt, the Contemplated Transactions;

(iii) other than as required pursuant to the terms of any Company Employee Plan in effect as of the date of this Agreement or applicable Law, sell, issue, grant, pledge or otherwise dispose of or encumber or authorize any of the foregoing actions with respect to: (A) any capital stock or other security of the Company or any of its Subsidiaries, (B) any option, warrant or right to acquire any capital stock or any other security or (C) any instrument convertible into or exchangeable for any capital stock or other security of the Company or any of its Subsidiaries (except for convertible instruments issued, issuable, converted or exchanged in connection with the Company Pre-Closing Financing or pursuant to the Stock Purchase Agreement);

(iv) propose or adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries, or elect or appoint any new directors or executive officers of the Company, except for the transactions contemplated by this Agreement and actions and resolutions adopted in the course of its implementation;

(v) form any Subsidiary or acquire any equity interest or other interest in any other Entity or enter into a joint venture with any other Entity;

(vi) acquire or agree to acquire (by merger, consolidation or acquisition of stock or assets or by any other manner) (1) any business or other Person or (2) any assets that are material, individually or in the aggregate, to the Company and the Company’s Subsidiaries, taken as a whole; or (3) sell, lease (as lessor), license or otherwise dispose of or subject to any Encumbrance any properties or assets of the Company or its Subsidiaries, which are material to the Company and its Subsidiaries, taken as a whole;

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(vii) (A) lend money to any Person, (B) incur or guarantee any indebtedness for borrowed money, other than in the Ordinary Course of Business, (C) guarantee any debt securities of others or (D) make any capital expenditure or commitment in excess of $100,000;

(viii) other than in the Ordinary Course of Business or as may be required by the existing terms of the Company Employee Plans: (A) adopt, establish or enter into any Company Employee Plan, (B) cause or permit any Company Employee Plan to be amended, modified or terminated other in order to make amendments for the purposes of Section 409A of the Code, (C) pay any bonus or make any profit-sharing or similar payment to (except with respect to obligations pursuant to any Company Employee Plan), or materially increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees or (D) increase the severance or change of control benefits offered to any current or new employees, directors or consultants, (E) hire any employee with annual compensation that could exceed $100,000 or engage any person as an independent contractor with annual payments greater than or equal to $100,000, or (F) terminate the employment of any employee with an annual compensation that could exceed $100,000 other than due to death or disability, or for cause;

(ix) enter into any Contract with a labor union or collective bargaining agreement;

(x) enter into any material transaction outside the Ordinary Course of Business;

(xi) acquire any material asset or sell, lease or otherwise irrevocably dispose of any of its material assets or properties, or grant any Encumbrance with respect to such assets or properties, except in the Ordinary Course of Business;

(xii) sell, assign, transfer, license, sublicense or otherwise dispose of any material Company IP Rights (other than pursuant to non-exclusive licenses in the Ordinary Course of Business);

(xiii) make (other than consistent with past practice), change or revoke any material Tax election; file any material amendment to any Tax Return or adopt or change any material accounting method in respect of Taxes; settle or compromise any claim, notice, audit report or assessment in respect of a material amount of Taxes;

(xiv) enter into, amend or terminate any Company Material Contract;

(xv) (A) except in the Ordinary Course of Business, make any expenditures, incur any Liabilities, settle or discharge or satisfy any claims, litigation, obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) or Liabilities, or (B) cancel any material indebtedness for borrowed money (individually or in the aggregate) or waive any claims or rights with a value in excess of $50,000, or (C) give any material discount, accommodation or other concession (other than in the Ordinary Course of Business consistent with past practice) in order to accelerate or induce the collection of any receivable;

(xvi) (A) materially change pricing or royalties or other payments set or charged by the Company or any of its Subsidiaries to its customers or licensees or (B) agree to materially change pricing or royalties or other payments set or charged by Persons who have licensed Intellectual Property to the Company or any of its Subsidiaries;

(xvii) other than as required by Law or GAAP, take any action to change accounting policies or procedures;

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(xviii) cancel or fail to in good faith seek to renew any material insurance policies;

(xix) apply for or accept (x) any Governmental Grant from the IIA or any other Israeli Governmental Authority, or (y) any material Governmental Grants from any other Governmental Authority;

(xx) initiate, settle, compromise, or agree to or settle any claims or Legal Proceeding;

(xxi) amend, revise, waive or terminate in any material manner any of the PIPE Documents; or

(xxii) agree, resolve or commit to do any of the foregoing.

Nothing contained in this Agreement shall give Chemomab, directly or indirectly, the right to control or direct the operations of the Company prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete unilateral control and supervision over its business operations.

Section 5.3 Access and Investigation.

(a) Subject to the terms of the Confidentiality Agreement, which the Parties agree will continue in full force following the date of this Agreement, during the Pre-Closing Period, upon reasonable notice, Chemomab, on the one hand, and the Company, on the other hand, shall and shall use commercially reasonable efforts to cause such Party’s Representatives to: (a) provide the other Party and such other Party’s Representatives with reasonable access during normal business hours to such Party’s Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to such Party and its Subsidiaries, (b) provide the other Party and such other Party’s Representatives with such copies of the existing books, records, Tax Returns, work papers, product data, and other documents and information relating to such Party and its Subsidiaries, and with such additional financial, operating and other data and information regarding such Party and its Subsidiaries as the other Party may reasonably request and (c) permit the other Party’s officers and other employees to meet, upon reasonable notice and during normal business hours, with the chief executive officer and other officers and managers of such Party responsible for such Party’s financial statements and the internal controls of such Party to discuss such matters as the other Party may deem necessary. Any investigation conducted by either Chemomab or the Company pursuant to this Section 5.3 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the other Party.

(b) Notwithstanding anything herein to the contrary in this Section 5.3, no access or examination contemplated by this Section 5.3 shall be permitted to the extent that it would require any Party or its Subsidiaries to waive the attorney-client privilege or attorney work product privilege, or violate any applicable Law; provided, that such Party or its Subsidiary (i) shall be entitled to withhold only such information that may not be provided without causing such violation or waiver, (ii) shall provide to the other Party all related information that may be provided without causing such violation or waiver (including, to the extent permitted, redacted versions of any such information) and (iii) shall enter into such effective and appropriate joint-defense agreements or other protective arrangements as may be reasonably requested by the other Party in order that all such information may be provided to the other Party without causing such violation or waiver.

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Section 5.4 No Solicitation.

(a) Each of Chemomab and the Company agrees that, during the Pre-Closing Period, neither it nor any of its Subsidiaries shall, nor shall it or any of its Subsidiaries authorize any of its Representatives to, directly or indirectly: (i) solicit, initiate or knowingly encourage, induce or facilitate the communication, making, submission or announcement of any Acquisition Proposal or Acquisition Inquiry or take any action that could reasonably be expected to lead to an Acquisition Proposal or Acquisition Inquiry, (ii) furnish any non-public information regarding such Party to any Person in connection with or in response to an Acquisition Proposal or Acquisition Inquiry, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal or Acquisition Inquiry, (iv) approve, endorse or recommend any Acquisition Proposal (subject to Section 6.2 and Section 6.3) or (v) execute or enter into any letter of intent or any Contract contemplating or otherwise relating to any Acquisition Transaction; provided, however, that, notwithstanding anything contained in this Section 5.4 and subject to compliance with this Section 5.4, prior to the approval of this Agreement by the Required Chemomab Entity Shareholder Votes in the case of the Chemomab Entities, Chemomab may furnish non-public information regarding Chemomab and its Subsidiaries to, and enter into discussions or negotiations with, any Person in response to a bona fide written Acquisition Proposal by Chemomab which Chemomab’s board of directors determines in good faith, after consultation with such Party’s financial advisors and outside legal counsel, constitutes, or is reasonably likely to result in, a Superior Offer (and is not withdrawn) if: (A) neither Chemomab nor any Representative of Chemomab shall have breached this Section 5.4 in any material respect, (B) the board of directors of Chemomab concludes in good faith based on the advice of outside legal counsel, that the failure to take such action would violate the board of directors’ fiduciary duties under applicable Legal Requirement, (C) at least two (2) Business Days prior to initially furnishing any such nonpublic information to, or entering into discussions with, Chemomab, Chemomab gives the other Party written notice and of Chemomab’s intention to furnish nonpublic information to, or enter into discussions with, such Person, (D) Chemomab receives from such Person an executed Acceptable Confidentiality Agreement and (E) at least two (2) Business Days prior to furnishing any such nonpublic information to such Person, Chemomab furnishes such nonpublic information to the other Party (to the extent such information has not been previously furnished by Chemomab to the other Party). Without limiting the generality of the foregoing, each Party acknowledges and agrees that, in the event any Representative of such Party takes any action that, if taken by such Party, would constitute a breach of this Section 5.4 by such Party, the taking of such action by such Representative shall be deemed to constitute a breach of this Section 5.4 by such Party for purposes of this Agreement.

(b) If any Party or any Representative of such Party receives an Acquisition Proposal or Acquisition Inquiry at any time during the Pre-Closing Period, then such Party shall promptly (and in no event later than twenty-four (24) hours after such Party becomes aware of such Acquisition Proposal or Acquisition Inquiry) advise the other Party orally and in writing of such Acquisition Proposal or Acquisition Inquiry (including the identity of the Person making or submitting such Acquisition Proposal or Acquisition Inquiry, and the terms thereof). Such Party shall keep the other Party reasonably informed with respect to the status and terms of any such Acquisition Proposal or Acquisition Inquiry and any material modification or material proposed modification thereto.

(c) Each Party shall immediately cease and cause to be terminated any existing discussions, negotiations and communications with any Person that relate to any Acquisition Proposal or Acquisition Inquiry as of the date of this Agreement and request the destruction or return of any nonpublic information provided to such Person.

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Section 5.5 Notification of Certain Matters. During the Pre-Closing Period, each of the Company, on the one hand, and Chemomab, on the other hand, shall promptly notify the other (and, if in writing, furnish copies of) if any of the following occurs: (a) any notice or other communication is received from any Person alleging that the Consent of such Person is or may be required in connection with any of the Contemplated Transactions, (b) any Legal Proceeding against or involving or otherwise affecting such Party or its Subsidiaries is commenced, or, to the Knowledge of such Party, threatened against such Party or, to the Knowledge of such Party, any director, officer or Key Employee of such Party, (c) such Party becomes aware of any inaccuracy in any representation or warranty made by such Party in this Agreement or (d) the failure of such Party to comply with any covenant or obligation of such Party; in each case that could reasonably be expected to make the timely satisfaction of any of the conditions set forth in Article VII, Article VIII and Article IX, as applicable, impossible or materially less likely. No such notice shall be deemed to supplement or amend the Company Disclosure Schedule or the Chemomab Disclosure Schedule for the purpose of (x) determining the accuracy of any of the representations and warranties made by the Company in this Agreement or (y) determining whether any condition set forth in Article VII, Article VIII or Article IX has been satisfied. Any failure by either Party to provide notice pursuant to this Section 5.5 shall not be deemed to be a breach for purposes of Section 8.2 or Section 9.2, as applicable, unless such failure to provide such notice was knowing and intentional.

Section 5.6 Chemomab Financing; Right of First Offer. In the event that, during the Pre-Closing Period, Chemomab determines that it requires additional financing (whether debt or equity) prior to the Closing, Chemomab shall, prior to soliciting, offering or accepting any such financing from any other Person, first deliver to the Company a written notice setting forth the amount and the material terms of the proposed financing (a “Financing Notice”), and the Company shall be obligated to provide all of such financing on the terms set forth in the Financing Notice up to $1,100,000 (the “Company Financing Obligation”). If Chemomab requires additional financing above the amount of $1,100,000 prior to the Closing, the Company shall have a right of first offer to provide all or any portion of such additional financing on the terms set forth in the Financing Notice. The Company may exercise such right of first offer by delivering written notice to Chemomab within five (5) Business Days after its receipt of the Financing Notice. If the Company does not exercise such right of first offer in full within such period, Chemomab may obtain the unsubscribed portion of such financing from one or more other Persons on terms, taken as a whole, no more favorable to such other Persons than those set forth in the Financing Notice; provided that any such financing shall remain subject to the other terms and conditions of this Agreement, including Section 5.1. For the avoidance of doubt, (a) the Company shall only be obligated to provide $1,100,000 of any such financing, and (b) nothing in this Section 5.6 shall modify or waive Section 9.11, and any financing obtained pursuant to this Section 5.6 shall be reflected in the Pro Forma Capitalization Table delivered pursuant to Section 6.16 such that any shares issued pursuant to this Section 5.6 shall be part of the Chemomab Parent Outstanding Shares.

Article VI. Additional Agreements of the Parties.

Section 6.1 Registration Statement; Proxy Statement.

(a) As promptly as practicable after the date of this Agreement, and subject to and conditioned upon the Company’s compliance with its obligations under Section 6.1(f) below, Chemomab and Chemomab Parent, as co-filers, shall, in cooperation and consultation with the Company, prepare and file the Registration Statement with the SEC, which shall include the Proxy Statement. Each of Chemomab, Chemomab Parent and the Company shall use their commercially reasonable efforts to (i) cause the Registration Statement to comply with applicable rules and regulations promulgated by the SEC and (ii) cause the Registration Statement to become effective as promptly as practicable and remain effective through the Closing Date, and shall take all or any action reasonably required under any applicable federal, state, securities and other Laws in order to effect the issuance of shares of Chemomab Parent Common Stock pursuant to the Merger. Each of the Parties shall furnish all information concerning itself and their Affiliates, as applicable, to the other Parties as the other Parties may reasonably request in connection with such actions and the preparation of the Registration Statement. The Registration Statement shall include, among other things, subject to Section 6.3, (i) the Chemomab Board Recommendation, and (ii) the opinion referred to in Section 4.27. For the avoidance of doubt, Chemomab shall not file the Registration Statement or any amendment thereto without: (i) providing the Company and its legal counsel a reasonable opportunity to review and comment, and Chemomab shall consider such comments in good faith, and (ii) obtaining the Company’s written consent, which consent shall not be unreasonably withheld, conditioned or delayed.

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(b) Chemomab covenants and agrees that the Registration Statement (and the letter to stockholders, notice of meeting and form of proxy included therewith) will not, at the time that such Registration Statement or any amendment or supplement thereto is filed with or submitted to the SEC or is first mailed to Chemomab’s shareholders (as applicable), or at the time of the Chemomab Shareholder Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The Company covenants and agrees that the information supplied by or on behalf of the Company or its Subsidiaries to Chemomab for inclusion in the Registration Statement (including the Company Financials) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make such information, in light of the circumstances under which they were made, not misleading. Notwithstanding the foregoing, Chemomab makes no covenant, representation or warranty with respect to statements made in the Registration Statement (and the letter to stockholders, notice of meeting and form of proxy included therewith), if any, based on information provided by the Company or its Subsidiaries or any of their Representatives for inclusion therein. Notwithstanding the foregoing, the Company makes no covenant, representation or warranty with respect to statements made in the Registration Statement (and the letter to stockholders, notice of meeting and form of proxy included therewith), if any, based on information provided by Chemomab or its Subsidiaries or any of their Representatives for inclusion therein.

(c) Chemomab shall use commercially reasonable efforts to cause, and the Company shall reasonably cooperate with Chemomab in causing, the Proxy Statement to be mailed to Chemomab’s shareholders as promptly as practicable after the Registration Statement is declared effective under the Securities Act. If Chemomab, Merger Sub or the Company become aware of any event or information that, pursuant to the Securities Act or the Exchange Act, should be disclosed in an amendment or supplement to the Registration Statement, as the case may be, then such Party, as the case may be, shall promptly inform the other Parties thereof and shall cooperate with such other Parties in filing such amendment or supplement with the SEC and, if appropriate, in mailing such amendment or supplement to the Chemomab shareholders; provided, that Chemomab shall not file any such amendment or supplement without providing the Company a reasonable opportunity to review, comment, and reasonably approve such amendment or supplement, which approval shall not be unreasonably withheld, conditioned or delayed.

(d) Chemomab shall notify the Company promptly of: (i) the issuance of any stop order or suspension of the qualification or registration of the Chemomab Parent Common Stock issuable in connection with the Contemplated Transactions for offering or sale in any jurisdiction, (ii) the receipt of any comments from the SEC or the staff of the SEC, if any, and of any request by the SEC or the staff of the SEC, if any, for amendments or supplements to the Registration Statement or for additional information and shall supply the Company with copies of all correspondence between Chemomab or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Registration Statement or the Contemplated Transactions. Chemomab shall use its commercially reasonable efforts to respond as promptly as reasonably practicable to any comments of the SEC or the staff of the SEC with respect to Registration Statement, and shall give the Company and its counsel a reasonable opportunity to participate in the formulation of any response to any such comments of the SEC or its staff.

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(e) Chemomab shall make, and the Company shall cooperate in, all necessary filings with respect to the Merger and the transactions contemplated thereby under all applicable U.S. and Israeli securities laws, and regulations, including, United States state securities and “blue sky” laws.

(f) As promptly as reasonably practicable following the date of this Agreement, and in any event no later than ten (10) Business Days following the date of this Agreement (the “Financial Statement Delivery Date”), the Company shall furnish to Chemomab accurate and complete copies of (w) all audited and unaudited financial statements of the Company and its Subsidiaries required to be included in the Registration Statement or otherwise required by Regulation S-X or the Securities Act in connection with the Registration Statement, including all related notes and auditor reports, (x) unaudited interim financial statements for each interim period completed prior to Closing that are required to be included in the Registration Statement and not otherwise delivered pursuant to Section 3.7(a) (the “Company Interim Financial Statements”), (y) the Company’s audited consolidated statements of income, cash flows and stockholders’ equity for each fiscal year required to be included in the Registration Statement, audited by an independent registered public accounting firm in compliance with the standards of the Public Company Accounting Oversight Board (the “Company Audited Financial Statements”) and (z) all pro forma financial information required to be included in the Registration Statement pursuant to Article 11 of Regulation S-X. Each of the Company Audited Financial Statements and the Company Interim Financial Statements will be suitable for inclusion in the Registration Statement and prepared in accordance with GAAP as applied on a consistent basis during the periods involved (except in each case as described in the notes thereto) and on that basis will present fairly, in all material respects, the financial position and the results of operations, changes in stockholders’ equity, and cash flows of the Company as of the dates of and for the periods referred to in the Company Audited Financial Statements or the Company Interim Financial Statements, as the case may be.

Section 6.2 Company Stockholder Written Consent.

(a) Prior to or concurrently with the execution of this Agreement, the Company shall obtain all corporate resolutions sufficient to approve this Agreement and the Contemplated Transactions, including unanimous board of directors approval and the approval by written consent of Company stockholders sufficient for the Required Company Stockholder Vote in lieu of a meeting pursuant to Section 228 of the DGCL (the “Company Stockholder Written Consent”), for purposes of (i) adopting and approving this Agreement and the Contemplated Transactions, (ii) acknowledging that the approval given thereby is irrevocable and that each such stockholder is aware of its rights to demand appraisal for its shares pursuant to Section 262 of the DGCL, a copy of which will be attached thereto, and that such stockholder has received and read a copy of Section 262 of the DGCL and (iii) acknowledging that by its approval of the Merger it is not entitled to appraisal rights with respect to its shares in connection with the Merger and thereby waives any rights to receive payment of the fair value of its capital stock under the DGCL. Prior to or concurrently with the execution of this Agreement, the Company shall obtain and deliver to Chemomab true, correct and complete copies of (A) the Company Stockholder Written Consent, (B) all required written consents, approvals and waivers of the Company’s stockholders, noteholders, warrant holders and other securityholders necessary to approve, adopt and consummate this Agreement, the Merger and the other Contemplated Transactions, (C) all required written consents, approvals and waivers necessary to effect the conversion of all Convertible Indebtedness immediately prior to the Closing, and (D) all required written consents, approvals and waivers necessary to waive any put, repurchase, redemption, prepayment, acceleration, change of control, anti-dilution, preemptive, participation, notice, approval, or similar rights that would otherwise be triggered by the execution and delivery of this Agreement or the consummation of the Merger or any of the other Contemplated Transactions.

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(b) Within five (5) Business Days following receipt of the Company Stockholder Written Consent, the Company shall prepare and mail a notice (the “Stockholder Notice”) to every stockholder of the Company. The Stockholder Notice shall (i) be a statement to the effect that the Company Board determined that the Merger is advisable in accordance with Section 251(b) of the DGCL and in the best interests of the stockholders of the Company and approved and adopted this Agreement, the Merger and the other Contemplated Transactions, (ii) provide the stockholders of the Company with notice of the actions taken in the Company Stockholder Written Consent, including the adoption and approval of this Agreement, the Merger and the other Contemplated Transactions in accordance with Section 228(e) of the DGCL and the certificate of incorporation and bylaws of the Company and (iii) include a description of the appraisal rights of the Company’s stockholders available under the DGCL, along with such other information as is required thereunder and pursuant to applicable Law. All materials (including any amendments thereto) submitted to the stockholders of the Company in accordance with this Section 6.2(b) shall be subject to Chemomab’s advance review and reasonable approval.

(c) The Company agrees that: (i) the Company Board shall recommend that the Company’s stockholders vote to adopt and approve this Agreement and the Contemplated Transactions and shall use commercially reasonable efforts to solicit such approval within the time set forth in Section 6.2(a) (the recommendation of the Company Board that the Company’s stockholders vote to adopt and approve this Agreement being referred to as the “Company Board Recommendation”) and (ii) the Company Board Recommendation shall not be withdrawn or modified (and the Company Board shall not publicly propose to withdraw or modify the Company Board Recommendation) in a manner adverse to Chemomab, and no resolution by the Company Board or any committee thereof to withdraw or modify the Company Board Recommendation in a manner adverse to Chemomab or to adopt, approve or recommend (or publicly propose to adopt, approve or recommend) any Acquisition Proposal shall be adopted or proposed.

(d) The Company’s obligation to solicit the consent of its stockholders to sign the Company Stockholder Written Consent in accordance with Section 6.2(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Acquisition Proposal.

(e) Notwithstanding anything to the contrary in this Agreement, the Company shall not be entitled to any “fiduciary out” or similar right, and in no event shall the Company Board withhold, withdraw, amend, qualify or modify (or publicly propose to withhold, withdraw, amend, qualify or modify) the Company Board Recommendation, or fail to deliver, obtain or maintain the Company Stockholder Written Consent, in each case whether in response to any Acquisition Proposal, Acquisition Inquiry, Superior Offer or otherwise.

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Section 6.3 Chemomab Shareholder Meeting.

(a) Without derogation from the obligations of the Company under Section 6.1, Chemomab shall take all action reasonably necessary under applicable Law to establish a record date for, call, give notice of and hold a meeting of the holders of Chemomab Ordinary Shares (including, for the avoidance of doubt, holders of Chemomab Ordinary Shares represented by ADSs, who shall be entitled to direct the vote of the Chemomab Ordinary Shares underlying their ADSs in accordance with the Deposit Agreement) to consider and vote to approve this Agreement and the Contemplated Transactions, including (i) the Domestication (and matters ancillary thereto) (ii) the appointment of additional directors of Chemomab Parent (in addition to the directors of Chemomab, who as a consequence of the Domestication shall be appointed as directors of Chemomab Parent), and (iii) an increase in the number of Chemomab Ordinary Shares reserved for issuance under the Chemomab Stock Plans (collectively, the “Chemomab Shareholder Matters” and such meeting, the “Chemomab Shareholder Meeting”). The Chemomab Shareholder Meeting shall be held as promptly as practicable after the Registration Statement is declared effective under the Securities Act, and in any event no later than forty-five (45) days after the effective date of the Registration Statement. Chemomab shall use its reasonable best efforts to obtain approval of the Chemomab Shareholder Matters. Chemomab shall provide the Company with reasonably detailed periodic updates concerning proxy solicitation and voting results upon the Company’s reasonable request. Chemomab shall take reasonable measures to ensure that all proxies solicited in connection with the Chemomab Shareholder Meeting are solicited in compliance with all applicable Law. Notwithstanding anything to the contrary contained herein, if on the date of the Chemomab Shareholder Meeting, or a date preceding the date on which the Chemomab Shareholder Meeting is scheduled, Chemomab reasonably believes that (i) it will not receive proxies sufficient to obtain the Required Chemomab Shareholder Vote, whether or not a quorum would be present or (ii) it will not have sufficient Chemomab Ordinary Shares (including Chemomab Ordinary Shares represented by ADSs) represented (whether in person or by proxy) to constitute a quorum necessary to conduct the business of the Chemomab Shareholder Meeting, Chemomab may postpone or adjourn, or make up to two successive postponements or adjournments of, the Chemomab Shareholder Meeting as long as the date of the Chemomab Shareholder Meeting is not postponed or adjourned (i) more than an aggregate of thirty (30) days and (ii) for any purpose other than obtaining the Required Chemomab Shareholder Vote. Chemomab will not establish or change the record date for the Chemomab Shareholder Meeting without the prior written consent of the Company, such consent not to be unreasonably withheld, conditioned or delayed. Without limiting the foregoing, promptly following receipt of a written request from any holder of a prefunded warrant to purchase Chemomab Ordinary Shares or ADSs outstanding as of the date of this Agreement, Chemomab shall take all actions reasonably necessary to permit the exercise in full of such prefunded warrant prior to the record date for the Chemomab Shareholder Meeting.

(b) Chemomab agrees that, subject to Section 6.3(c): (i) the Chemomab Board shall recommend that the holders of Chemomab Ordinary Shares vote to approve the Chemomab Shareholder Matters and shall use commercially reasonable efforts to solicit such approval within the timeframe set forth in Section 6.3(a) above, (ii) the Proxy Statement shall include a statement to the effect that the Chemomab Board recommends that Chemomab’s shareholders vote to approve the Chemomab Shareholder Matters (the recommendation of the Chemomab Board being referred to as the “Chemomab Board Recommendation”) and (iii) the Chemomab Board Recommendation shall not be withheld, amended, withdrawn or modified (and the Chemomab Board shall not publicly propose to withhold, amend, withdraw or modify the Chemomab Board Recommendation) in a manner adverse to the Company, and no resolution by the Chemomab Board or any committee thereof to withdraw or modify the Chemomab Board Recommendation in a manner adverse to the Company or to adopt, approve or recommend (or publicly propose to adopt, approve or recommend) any Acquisition Proposal shall be adopted or proposed (the actions set forth in the foregoing clause (iii), collectively, a “Chemomab Board Adverse Recommendation Change”).

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(c) Notwithstanding anything to the contrary contained in Section 6.3(b), and subject to compliance with Section 5.4 and Section 6.3, if at any time prior to the approval of Chemomab Shareholder Matters by the Required Chemomab Shareholder Vote, Chemomab receives a bona fide written Superior Offer, the Chemomab Board may make a Chemomab Board Adverse Recommendation Change if, but only if, in the receipt of and on account of such Superior Offer, the Chemomab Board determines in good faith, based on the advice of its outside legal counsel, that the failure to make a Chemomab Board Adverse Recommendation Change would constitute a breach of its fiduciary duties under applicable Legal Requirements; provided that (i) the Company receives written notice from Chemomab confirming that the Chemomab Board has determined to change its recommendation at least three (3) Business Days in advance of the Chemomab Board Adverse Recommendation Change (the “Notice Period”) during the Notice Period, which notice shall include a description in reasonable detail of the reasons for such Chemomab Board Adverse Recommendation Change, and written copies of any relevant proposed transaction agreements with any party making a potential Superior Offer, (ii) during any Notice Period, the Company shall be entitled to deliver to Chemomab one or more counterproposals to such Acquisition Proposal and Chemomab will, and cause its Representatives to, negotiate with the Company and its Representatives in good faith (to the extent the Company desires to negotiate) to make such adjustments in the terms and conditions of this Agreement so that the applicable Acquisition Proposal ceases to constitute a Superior Offer and (iii) in the event of any material amendment to any Superior Offer (including any revision in price or percentage of the combined company that Chemomab’s shareholders would receive as a result of such potential Superior Offer), Chemomab shall be required to provide the Company with notice of such material amendment and the Notice Period shall be extended, if applicable, to ensure that at least two (2) Business Days remain in the Notice Period following such notification during which the parties shall comply again with the requirements of this Section 6.3(c) and the Chemomab Board shall not make a Chemomab Board Adverse Recommendation Change prior to the end of such Notice Period as so extended (it being understood that there may be multiple extensions).

(d) Chemomab’s obligation to call, give notice of and hold the Chemomab Shareholder Meeting in accordance with Section 6.3(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Offer or Acquisition Proposal, or by any withdrawal or modification of the Chemomab Board Recommendation.

(e) Nothing contained in this Agreement shall prohibit Chemomab or the Chemomab Board from complying with Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided however, that any disclosure made by Chemomab or the Chemomab Board pursuant to Rules 14d-9 and 14e-2(a) shall be limited to a statement that Chemomab is unable to take a position with respect to the bidder’s tender offer unless the Chemomab Board determines in good faith, after consultation with its outside legal counsel, that such statement would violate its fiduciary duties under applicable Law.

Section 6.4 Efforts; Regulatory Approvals.

(a) The Parties shall use reasonable best efforts to consummate the Contemplated Transactions. Without limiting the generality of the foregoing, each Party: (i) shall make all filings and other submissions (if any) and give all notices (if any) required to be made and given by such Party in connection with the Contemplated Transactions, (ii) shall use reasonable best efforts to obtain each Consent (if any) reasonably required to be obtained (pursuant to any applicable Law or Contract, or otherwise) by such Party in connection with the Contemplated Transactions or for such Contract to remain in full force and effect, (iii) shall use reasonable best efforts to lift any injunction prohibiting, or any other legal bar to, the Contemplated Transactions and (iv) shall use reasonable best efforts to satisfy the conditions precedent to the consummation of this Agreement.

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(b) Notwithstanding the generality of the foregoing, each Party shall use reasonable best efforts to file or otherwise submit, as soon as practicable after the date of this Agreement, all applications, notices, reports and other documents reasonably required to be filed by such Party with or otherwise submitted by such Party to any Governmental Authority with respect to the Contemplated Transactions, and to submit promptly any additional information requested by any such Governmental Authority. Without limiting the generality of the foregoing, the Parties shall, promptly and no later than ten (10) Business Days after the date of this Agreement, prepare and file, if any, any notification or other document required to be filed in connection with the Merger under any applicable Israeli or foreign Law relating to antitrust or competition matters including the Israel Competition Law. The Company and Chemomab shall respond as promptly as is practicable to respond in compliance with: (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (ii) any inquiries or requests received from any state attorney general, foreign antitrust or competition authority or other Governmental Authority in connection with antitrust or competition matters.

(c) Chemomab shall file a written notice with the IIA pursuant to the R&D Law and the rules and regulations related thereto reporting on the change in the shareholdings in Chemomab, as recipient of the IIA Governmental Grants, as contemplated and resulting from the Domestication and the Merger. Chemomab Parent, as required by the IIA, shall execute an undertaking, in the form attached hereto as Schedule 6.4(c), towards the IIA (the “IIA Undertaking”).

Section 6.5 Company Options; Company Warrants.

(a) At the Effective Time, each Company Option that is outstanding and unexercised immediately prior to the Effective Time shall be cancelled for no consideration and shall cease to represent any right to acquire shares of Company Capital Stock or Chemomab Parent Common Stock. The Company shall take all actions reasonably necessary under the Company Plan and applicable Law to effect such cancellation.

(b) At the Effective Time, each Company Warrant that is outstanding and unexercised immediately prior to the Effective Time shall be cancelled for no consideration and shall cease to represent any right to acquire shares of Company Capital Stock or Chemomab Parent Common Stock, in accordance with the applicable warrant agreement and this Agreement. The Company shall take all actions reasonably necessary under the Company Warrant and applicable Law to effect such cancellation.

(c) Prior to the Effective Time, the Company shall take all actions reasonably necessary (under the Company Plan, the applicable warrant agreements and otherwise) to effectuate this Section 6.5 and to ensure that, from and after the Effective Time, holders of Company Options and Company Warrants have no rights with respect thereto.

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Section 6.6 Redomicile to the U.S.

(a) The Chemomab Entities will use reasonable best efforts to replace the holding corporate entity of its group with a corporation incorporated in the State of Delaware, such that prior to the Effective Time, Chemomab would become a wholly owned, direct, subsidiary of Chemomab Parent (the “Domestication”). The Domestication shall be effected through the merger of Domestication Merger Sub into Chemomab subject to and in accordance with the ICL, with Chemomab becoming the surviving entity and a wholly owned subsidiary of Chemomab Parent (“Domestication Merger”) in accordance with an agreement and plan of merger in substantially the form attached hereto as Exhibit E (the “Domestication Merger Agreement”) to be entered into on or about the date hereof. Chemomab shall use reasonable best efforts to ensure the Domestication does not result in any increase (other than de minimis) of the Liabilities of the Chemomab Entities, taken as a whole, other than such Liabilities as are either settled prior to the Determination Date or that otherwise are accounted for in the Net Cash Calculation. Chemomab shall be entitled to effect such changes in the foregoing process with the prior written consent of the Company (not to be unreasonably withheld, conditioned or delayed) and to the extent that at the end of the aggregate process Chemomab Parent would be a Delaware corporation, and Chemomab would be a direct or indirect, wholly owned subsidiary of Chemomab Parent immediately prior to the Closing, there shall not be any material increase of the Liabilities of the Chemomab Entities, taken as a whole (other than such Liabilities as are either settled prior to the Determination Date or that otherwise are accounted for in the Net Cash Calculation), as a result thereof. The holders of any outstanding securities of Chemomab immediately prior to the Domestication Merger (including the holders of Chemomab Options) shall by virtue of the Domestication become security holders of Chemomab Parent (solely by virtue of the respective securities and in the same holding proportions each of them held in Chemomab as of immediately prior to such Domestication), provided that any Chemomab Option or Chemomab Ordinary Share issued under or which is subject to the Chemomab Stock Plans, shall be assumed or exchanged for equity which either continues to be subject to the Chemomab Stock Plans following their assumption by Chemomab Parent or which is subject to a separate equity incentive plan of Chemomab Parent.

(b) Chemomab shall prior to Closing receive a tax ruling from the ITA according to which the assumption within the scope of the Domestication of Chemomab Options and Chemomab Ordinary Shares issued under or which are subject to the Chemomab Stock Plans, and which are subject to tax under the Israeli Income Tax Ordinance, shall not constitute a taxable event, shall not constitute a violation of the requirements of Section 102 of the Income Tax Ordinance and tax continuity shall apply to the Chemomab Parent Options, CVRs and shares of Chemomab Parent Common Stock issued in their place (the “Option Tax Ruling”) provided that the Option Tax Ruling shall not impose any restrictions, costs or obligations on the Company. The application for the Option Tax Ruling and the final ruling shall be approved by the Company or its Israeli counsel prior to its submission, which approval shall not be unreasonably withheld, conditioned or delayed.

(c) Chemomab shall prior to Closing receive a tax ruling from the ITA (the application with respect to which and the final ruling shall be approved by the Company or its Israeli counsel prior to its submission and which approval shall not be unreasonably withheld, conditioned or delayed), which ruling may be subject to customary conditions regularly associated with such a ruling (i) with respect to holders of Chemomab Ordinary Shares that are non-Israeli residents (as defined in the Income Tax Ordinance or as will be determined by the ITA), (exempting Chemomab Parent, Chemomab and their respective agents from any obligation to withhold Israeli Tax from any consideration payable or otherwise deliverable pursuant to the Domestication Merger and the CVR’s or clarifying that no such obligation exists and permitting deferral of any applicable Israeli Tax with respect to the consideration included in and covered by such ruling and pursuant to this Agreement); and (ii) with respect to holders of Chemomab Ordinary Shares that are Israeli residents (as defined in the Income Tax Ordinance or as will be determined by the ITA) (other than Chemomab Ordinary Shares subject to Section 102 of the Income Tax Ordinance) exempting Chemomab Parent, Chemomab and their respective agents from any obligation to withhold Israeli Tax from any consideration payable or otherwise deliverable pursuant to the Domestication Merger and the CVRs, or clarifying that no such obligation exists and permitting deferral of any applicable Israeli Tax with respect to the consideration included in and covered by such ruling and pursuant to this Agreement, which ruling may be subject to customary conditions regularly associated with such a ruling. The tax ruling shall also include the issuance of the CVRs as part of such received consideration (the “Domestication Ruling”). With respect to holders of Chemomab Ordinary Shares not covered under the Domestication Ruling (if any), Chemomab, Chemomab Parent and their respective agents will withhold tax at source according to applicable law, unless such shareholder presents a valid certificate or ruling issued by the ITA which is sufficient to enable that no withholding (or reduced withholding) of Israeli Tax is required with respect to the payment to such shareholder. To the extent that any tax withholding is required from any consideration payable or otherwise deliverable pursuant to the Domestication Merger and the CVRs to such shareholder, the consideration shall be held by Chemomab Parent until the shareholder transfers the required withholding amount to Chemomab or Chemomab Parent or presents a certificate confirming that all taxes due have been paid.

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(d) Chemomab shall bear all legal fees, costs and expenses incurred in connection with the Domestication and the other transactions contemplated by this Section 6.6.

(e) Chemomab shall pay any and all fees payable to the Depositary under the Deposit Agreement or otherwise in connection with the Contemplated Transactions (including any fees relating to the surrender or cancellation of ADSs or the issuance of shares (solely to the extent any such fees are applicable under the Deposit Agreement)).

Section 6.7 Employee Benefits. Chemomab Parent shall cause Chemomab to comply with the terms of any employment, severance, retention, change of control, or similar agreement specified on Section 4.18(c) of the Chemomab Disclosure Schedule, subject to the provisions of such agreements. No later than one (1) day prior to the Closing Date, the board of directors of Chemomab shall adopt written resolutions (the form and substance of which shall be subject to reasonable review and approval by the Company) to be effective no later than the day immediately prior to the Closing (and take any other necessary and appropriate action) to (i) fully vest all participants in their accounts under the Chemomab Employee Plan qualified under Section 401(a) of the Code and (ii) terminate such Chemomab Employee Plan applicable to the U.S employees, in accordance with its terms and conditions and applicable Law. All costs, fees, expenses and liabilities incurred in connection with the vesting, termination, administration or wind-down of the Chemomab Employee Plan qualified under Section 401(k) of the Code shall be borne solely by Chemomab and shall be satisfied in full prior to the Effective Time, except to the extent otherwise expressly agreed in writing by the Parties.

Section 6.8 Indemnification of Officers and Directors.

(a) From the Effective Time through the seventh (7th) anniversary of the date on which the Effective Time occurs, each of Chemomab and the Surviving Corporation shall indemnify and hold harmless each person who is now, or has been at any time prior to the date hereof, or who becomes prior to the Effective Time, a director or officer of Chemomab or the Company, respectively (the “D&O Indemnified Parties”), against all claims, losses, liabilities, damages, judgments, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements (collectively, “Costs”), incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to the fact that the D&O Indemnified Party is or was a director or officer of Chemomab or of the Company, whether asserted or claimed prior to, at or after the Effective Time, in each case, to the fullest extent permitted under the DGCL. Each D&O Indemnified Party will be entitled to advancement of expenses incurred in the defense of any such claim, action, suit, proceeding or investigation from each of Chemomab and the Surviving Corporation, jointly and severally, upon receipt by Chemomab or the Surviving Corporation from the D&O Indemnified Party of a request therefor; provided that any such person to whom expenses are advanced provides an undertaking to Chemomab, to the extent then required by the DGCL, to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

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(b) The provisions of the articles of association of Chemomab with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers of Chemomab that are presently set forth in the articles of association of Chemomab shall not be amended, modified or repealed for a period of six years from the Effective Time in a manner that would adversely affect the rights thereunder of individuals who, at or prior to the Effective Time, were officers or directors of Chemomab, unless such modification is required by applicable Law. The certificate of incorporation and bylaws of the Surviving Corporation shall contain, and Chemomab Parent shall cause the certificate of incorporation and bylaws of the Surviving Corporation to so contain, to the extent permitted by applicable Law, provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of present and former directors and officers as those presently set forth in the articles of association of Chemomab.

(c) From and after the Effective Time, (i) the Surviving Corporation shall fulfill and honor in all respects the obligations of the Company to its D&O Indemnified Parties as of immediately prior to the Closing pursuant to any indemnification provisions under the Company’s Organizational Documents and pursuant to any indemnification agreements between the Company and such D&O Indemnified Parties, with respect to claims arising out of matters occurring at or prior to the Effective Time and (ii) Chemomab shall fulfill and honor in all respects the obligations of Chemomab to its D&O Indemnified Parties as of immediately prior to the Closing pursuant to any indemnification provisions under Chemomab’s Organizational Documents and pursuant to any indemnification agreements between Chemomab and such D&O Indemnified Parties, with respect to claims arising out of matters occurring at or prior to the Effective Time.

(d) From and after the Effective Time, Chemomab shall maintain directors’ and officers’ liability insurance policies, with an effective date as of the Closing Date, on commercially available terms and conditions and with coverage limits customary for U.S. public companies similarly situated to Chemomab. In addition, Chemomab shall purchase, prior to the Effective Time, in consultation with the Company and at a cost reasonably acceptable to both Parties, a six-year prepaid “D&O tail policy” for the non- cancellable extension of the directors’ and officers’ liability coverage of Chemomab’s existing directors’ and officers’ insurance policies for a claims reporting or discovery period of at least six (6) years from and after the Effective Time with respect to any claim related to any period of time at or prior to the Effective Time with terms, conditions, retentions and limits of liability that are no less favorable than the coverage provided under Chemomab’s existing policies as of the date of this Agreement with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a director or officer of Chemomab by reason of him or her serving in such capacity that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the Contemplated Transactions or in connection with Chemomab’s initial public offering of Chemomab Ordinary Shares).

(e) From and after the Effective Time, Chemomab shall pay all expenses, including reasonable attorneys’ fees, that are incurred by the persons referred to in this Section 6.8 in connection with their enforcement of the rights provided to such persons in this Section 6.8.

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(f) The provisions of this Section 6.8 are intended to be in addition to the rights otherwise available to the current and former officers and directors of Chemomab and the Company by Law, charter, statute, bylaw or agreement, and shall operate for the benefit of, and shall be enforceable by, each of the D&O Indemnified Parties, their heirs and their Representatives.

(g) In the event Chemomab or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Chemomab or the Surviving Corporation, as the case may be, shall succeed to the obligations set forth in this Section 6.8. Chemomab shall cause the Surviving Corporation to perform all of the obligations of the Surviving Corporation under this Section 6.8.

Section 6.9 Disclosure. Without limiting any Party’s obligations under the Confidentiality Agreement, no Party shall, and no Party shall permit any of its Subsidiaries or any of its Representative to, issue any press release or make any disclosure (to any customers or employees of such Party, to the public or otherwise) regarding the Contemplated Transactions unless: (a) the other Party shall have approved such press release or disclosure in writing, such approval not to be unreasonably conditioned, withheld or delayed; or (b) such Party shall have determined in good faith, upon the advice of outside legal counsel, that such disclosure is required by applicable Law and, to the extent practicable, before such press release or disclosure is issued or made, such Party advises the other Party of, and consults with the other Party regarding, the text of such press release or disclosure; provided, however, that each of the Company and Chemomab may make any public statement in response to specific questions by the press, analysts, investors or those attending industry conferences or financial analyst conference calls, so long as any such statements are consistent with previous press releases, public disclosures or public statements made by the Company or Chemomab in compliance with this Section 6.9 Notwithstanding the foregoing, a Party need not consult with any other Parties in connection with such portion of any press release, public statement or filing to be issued or made pursuant to Section 6.3(d) or with respect to any Acquisition Proposal or Chemomab Board Adverse Recommendation Change, or with respect to Chemomab only, pursuant to Section 6.3(e).

Section 6.10 Listing. At or prior to the Effective Time, the Company, in cooperation with Chemomab, shall use its commercially reasonable efforts to: (a) to prepare and submit to Nasdaq a notification form for the listing of the shares of Chemomab Parent Common Stock to be issued in the Merger, and to cause such shares to be approved for listing (subject to notice of issuance) on Nasdaq at or prior to the Effective Time; and (b) to file an initial listing application for the shares of Chemomab Parent Common Stock on Nasdaq (the “Nasdaq Listing Application”) and to cause such Nasdaq Listing Application to be approved prior to the Effective Time subject to official notice of issuance. Chemomab Parent will reasonably promptly inform the Company of all verbal or written communications between Nasdaq and Chemomab Parent or its Representatives. The Company will cooperate with Chemomab Parent as reasonably requested by Chemomab Parent with respect to the Nasdaq Listing Application and promptly furnish to Chemomab Parent all information concerning the Company and its stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 6.10. Chemomab Parent agrees to pay all Nasdaq fees associated with the Nasdaq Listing Application and any other action contemplated by this Section 6.10.

Section 6.11 Tax Matters.

(a) For U.S. federal income tax purposes, the Parties intend that the Domestication Merger and the Merger qualify for the Intended Tax Treatment.

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(b) Each of the Parties shall use reasonable best efforts to cause the Domestication Merger and the Merger to qualify for the Intended Tax Treatment, and no Party shall take or knowingly fail to take any action which action or inaction would reasonably be expected to prevent or impede the Intended Tax Treatment. Each of the Parties shall report the Domestication Merger and the Merger on their Tax Returns consistent with the Intended Tax Treatment and shall not take any position inconsistent with the Intended Tax Treatment unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code. Chemomab shall reasonably promptly notify the Company, and the Company shall reasonably promptly notify Chemomab, in each case if such party becomes aware of any non-public fact or circumstance that would reasonably be likely to prevent or impede the Domestication Merger and the Merger from qualifying for the Intended Tax Treatment.

(c) Chemomab and the Company shall reasonably cooperate with each other and their respective tax counsel to document and support the Intended Tax Treatment, including by executing and delivering officer’s certificates containing appropriate representations at such time or times as may be reasonably requested by their respective outside counsel for purposes of rendering opinions with respect to the Intended Tax Treatment.

(d) Prior to the Closing, the Company shall deliver an original certificate, dated as of the Closing Date, duly executed by the Company, prepared in a manner consistent and in accordance with the requirements of Treasury Regulations Sections 1.897-2(g), 1.897-2(h) and 1.1445-2(c)(3), certifying that no interest in the Company is, or has been during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code, a “U.S. real property interest” within the meaning of Section 897(c) of the Code, and the notice to the IRS in accordance with Treasury Regulations Section 1.897-2(h)(2).

(e) Prior to the Closing, Domestication Merger Sub shall file with the appropriate IRS office an IRS Form 8832 electing to be treated as an entity disregarded as separate from Chemomab Parent for U.S. federal income tax purposes, effective as of the day before the Closing Date.

Section 6.12 Legends. Chemomab shall be entitled to place appropriate legends on the book entries and/or certificates evidencing any shares of Chemomab Parent Common Stock to be received in the Merger by equity holders of the Company who may be considered “affiliates” of Chemomab for purposes of Rules 144 and 145 under the Securities Act reflecting the restrictions set forth in Rules 144 and 145 and to issue appropriate stop transfer instructions to the transfer agent for Chemomab Parent Common Stock.

Section 6.13 Officers and Directors. Prior to the filing of the Registration Statement, the designation of the directors of Chemomab Parent and the Surviving Corporation immediately following the Closing shall be made in accordance with the following: (x) the requirements of Nasdaq and applicable Law and (y) with respect to the directors of each of Chemomab Parent and the Surviving Corporation, the total number of directors shall be five (5) (or such other number as is mutually agreed by the Parties), of which one (1) shall be designated by Chemomab and not less than four (4) shall be designated by the Company. Prior to the filing of the Registration Statement the officers of Chemomab Parent and the Surviving Corporation immediately following the Closing shall be as designated by the Company. The Parties shall use reasonable best efforts and take all necessary action so that such directors and officers set forth in the Registration Statement are elected or appointed, as applicable, to the positions of officers and directors of Chemomab Parent and the Surviving Corporation, as set forth therein, to serve in such positions effective as of the Effective Time. If any such Person is unable or unwilling to serve as officer or director of Chemomab Parent or the Surviving Corporation, as set forth in the Registration Statement, the Party appointing such Person shall designate a successor to fill such position.

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Section 6.14 Termination of Certain Agreements and Rights. The Company shall cause any stockholders agreements, voting agreements, registration rights agreements, co-sale agreements and any other similar Contracts between the Company and any holders of Company Capital Stock, respectively, including any such Contract granting any Person investor rights, rights of first refusal, rights of first offer, preemptive rights, drag-along or tag-along rights, information or inspection rights, registration rights or director registration, designation or nomination rights (collectively, the “Investor Agreements”), to be terminated immediately prior to the Effective Time, without any liability being imposed on the part of the Surviving Corporation.

Section 6.15 Section 16 Matters. Prior to the Effective Time, Chemomab Parent shall take all such steps as may be required to cause any acquisitions of Chemomab Parent Common Stock and any options to purchase Chemomab Parent Common Stock in connection with the Contemplated Transactions, by each individual who is reasonably expected to become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Chemomab Parent, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

Section 6.16 Allocation Certificate. The Company will prepare and deliver to Chemomab at least five (5) Business Days prior to the Closing Date a certificate signed by the Chief Financial Officer of the Company in a form reasonably acceptable to Chemomab setting forth (as of immediately prior to the Effective Time) (a) each holder of Company Capital Stock (both on an issued and as converted basis), Company Warrants, Company Options and Notes, (b) such holder’s name and address, (c) the number and type (or aggregate value, if applicable) of Company Capital Stock held and/or underlying the Company Options, Company Warrants and Note as of the Closing Date for each such holder, (d) the number Company Merger Shares to be issued to such holder, if any, pursuant to this Agreement and the Allocation Certificate, and (e) the aggregate Company Merger Shares and Company Valuation (in each case, calculated in accordance with the terms of this Agreement) (the “Allocation Certificate”). No later than five (5) Business Days prior to the filing of the Registration Statement, the Company shall prepare and deliver to Chemomab, and Chemomab shall not unreasonably withhold, condition or delay its approval thereof, a pro forma capitalization table of Chemomab Parent as of immediately following the Effective Time and the consummation of the Concurrent PIPE Investment, in a form reasonably acceptable to Chemomab and based on the terms of this Agreement and Schedule 6.16 and the calculations set forth on Section 1.1(a)(i) of the Company Disclosure Schedule (the “Pro Forma Capitalization Table”). The Company may update, revise or supplement the Pro Forma Capitalization Table from time to time prior to the delivery of the Allocation Certificate in accordance with the first sentence of this Section 6.16 to reflect issuances, conversions, exercises and other capitalization changes expressly permitted by this Agreement, including the Company Pre-Closing Financing and any other capitalization changes expressly permitted by this Agreement, and no such update, revision or supplement, as long as it is expressly permitted by this Agreement, shall constitute a breach of this Agreement or give rise to any termination right of Chemomab as long as such changes reflect actions permitted by the Parties under this Agreement. The Pro Forma Capitalization Table shall set forth, on an issued and outstanding and fully diluted basis, and with reasonable supporting detail, (i) the number and percentage of shares of Chemomab Parent Common Stock held by the pre-Closing securityholders of Chemomab Parent, (ii) the number and percentage of shares of Chemomab Parent Common Stock to be issued to the holders of the 2026 Notes pursuant to the Merger, (iii) the number and percentage of shares of Chemomab Parent Common Stock issued or issuable in connection with the Company Pre-Closing Financing, (iv) the number and percentage of shares of Chemomab Parent Common Stock issued or issuable in connection with the Concurrent PIPE Investment, (v) all Chemomab Parent options, warrants, restricted stock units, convertible securities or other rights to acquire Chemomab Parent Common Stock outstanding immediately following the Closing and (vi) the fully diluted ownership percentages of the foregoing holders after giving effect to the Merger, the Domestication, the issuance of Company Merger Shares to the holders of the 2026 Notes, the cancellation of the 2025 Notes, Company Options and Company Warrants, and the Concurrent PIPE Investment.

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Section 6.17 Shareholder Litigation. Chemomab shall control any Transaction Litigation; provided, that Chemomab shall as promptly as reasonably practicable notify the Company in writing of, shall keep the Company informed on a reasonably prompt basis regarding any such Transaction Litigation, and shall give the Company the opportunity to participate in the defense and settlement of, any Transaction Litigation (including by allowing the Company to offer comments or suggestions with respect to such Transaction Litigation, which Chemomab shall consider in good faith). Chemomab shall give the Company the opportunity to consult with counsel to Chemomab regarding the defense and settlement of any such Transaction Litigation, and in any event Chemomab shall not settle or compromise or agree to settle or compromise any Transaction Litigation without the Company’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). Without otherwise limiting the D&O Indemnified Parties’ rights with regard to the right to counsel, and notwithstanding anything to the contrary in any indemnification agreements Chemomab has entered into, following the Effective Time, the D&O Indemnified Parties shall be entitled to continue to retain such counsel selected by such D&O Indemnified Parties prior to the Effective Time to defend any Transaction Litigation on behalf of, and to the extent such Transaction Litigation is against, the D&O Indemnified Parties. In the event any Transaction Litigation involves the Company, the Company Board, or any of the Company’s directors or officers, the Company shall control such Transaction Litigation; provided, that the Company shall as promptly as reasonably practicable notify Chemomab in writing of, shall keep Chemomab informed on a reasonably prompt basis regarding any such Transaction Litigation, and shall give Chemomab the opportunity to participate in the defense and settlement thereof. The Company shall not settle or compromise any such Transaction Litigation without Chemomab’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

Section 6.18 Conversion of Convertible Indebtedness. The Company has delivered, or shall cause to be delivered concurrently with the execution of this Agreement to Chemomab, evidence reasonably satisfactory to Chemomab of all consents, approvals and waivers required under the terms of the Company’s outstanding convertible notes and other convertible indebtedness to (i) approve and consummate the Merger and the other Contemplated Transactions, (ii) effect the conversion and/or cancellation contemplated by this Section 6.18 and the terms of this Agreement, including Section 2.5, and (iii) waive any put, repurchase, redemption, prepayment, acceleration, change of control or similar rights arising as a result of the Merger or any of the Contemplated Transactions. Immediately prior to or at the Effective Time the Company shall cause all outstanding convertible notes or other convertible indebtedness of the Company (including any accrued interest, if any) outstanding immediately prior to the Closing to be converted and/or cancelled into the portion of the Company Merger Shares (if any) allocated thereto pursuant to this Agreement and the Allocation Certificate, in accordance with their respective terms and without any further liability to the Company.

Section 6.19 Chemomab Shareholder Support Agreements. Chemomab shall use reasonable best efforts to cause such Chemomab Shareholder Support Agreements to remain in full force and effect through the Effective Time and Chemomab shall not amend, modify, waive or terminate any Chemomab Shareholder Support Agreement (other than termination in accordance with such agreements terms) without the Company’s prior written consent.

Section 6.20 Chemomab Net Cash. Chemomab shall use commercially reasonable efforts to have Net Cash of not less than $0 as of immediately prior to Closing. Without limiting the foregoing, if at any time Chemomab reasonably determines that its Net Cash as of the anticipated Closing Date would be less than $0, Chemomab shall take such actions as are reasonably necessary to cause its Net Cash to be at least $0 as of immediately prior to the Closing, including in accordance with Section 5.6; provided, however, that if the Company fails to satisfy all or any portion of the Company Financing Obligation in accordance with Section 5.6, then the minimum Net Cash required pursuant to this Section 6.20 shall be reduced, dollar-for-dollar, by the amount of such unsatisfied Company Financing Obligation (up to a maximum reduction of $1,100,000).

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Article VII. Conditions Precedent to Obligations of Each Party.

The obligations of each Party to effect the Merger and otherwise consummate the Contemplated Transactions to be consummated at the Closing are subject to the satisfaction or, to the extent permitted by applicable law, the written waiver by each of the Parties, at or prior to the Closing, of each of the following conditions:

Section 7.1 Effectiveness of Registration Statement. The Registration Statement shall have become effective in accordance with the provisions of the Securities Act, and shall not be subject to any stop order or proceeding (or proceeding threatened in writing by the SEC) seeking a stop order with respect to the Registration Statement that has not been withdrawn.

Section 7.2 No Restraints. No temporary restraining order, preliminary or permanent injunction or other Order preventing the consummation of the Contemplated Transactions shall have been issued by any court of competent jurisdiction or other Governmental Authority of competent jurisdiction and remain in effect and there shall not be any Law which has the effect of making the consummation of the Contemplated Transactions illegal.

Section 7.3 Stockholder Approval. (a) The Chemomab Entities shall have obtained the Required Chemomab Entity Shareholder Votes and (b) the Company shall have obtained the Company Stockholder Written Consent.

Section 7.4 Regulatory Matters. Any waiting period applicable to the consummation of the Merger under, if applicable, Antitrust Laws shall have expired or been terminated.

Section 7.5 Domestication. (a) At least 50 days shall have elapsed after the filing of the merger proposal in respect of the Domestication Merger with the Israeli Registrar of Companies, and at least 30 days shall have elapsed since the approval of the Domestication Merger by Chemomab’s shareholders and (b) the Israeli Registrar of Companies issued a certificate evidencing the Domestication Merger in accordance with Section 323(5) of the ICL immediately prior to the Effective Time.

Section 7.6 Concurrent PIPE Investment. The PIPE Documents for the Concurrent PIPE Investment shall be in full force and effect, and the Concurrent PIPE Investment shall be consummated prior to or substantially concurrently with the Closing in accordance with the terms of the applicable definitive agreements relating thereto.

Section 7.7 Domestication Ruling. The Domestication Ruling shall have been obtained from the ITA and shall be in full force and effect.

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Article VIII. Additional Conditions Precedent to Obligations of the Chemomab Entities.

The obligations of the Chemomab Entities to effect the Merger and otherwise consummate the transactions to be consummated at the Closing are subject to the satisfaction or the written waiver by Chemomab, at or prior to the Closing, of each of the following conditions:

Section 8.1 Accuracy of Representations. The Company Fundamental Representations shall have been accurate and complete in all respects as of the date of this Agreement and shall be accurate and complete on and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be accurate and complete as of such date). The Company Capitalization Representations shall have been accurate and complete in all respects as of the date of this Agreement and shall be accurate and complete on and as of the Closing Date with the same force and effect as if made on and as of such date, except, in each case, (x) for such inaccuracies which are de minimis, individually or in the aggregate or (y) for those representations and warranties which address matters only as of a particular date (which representations and warranties shall have been accurate and complete, subject to the qualifications as set forth in the preceding clause (x), as of such particular date). The representations and warranties of the Company contained in this Agreement (other than the Company Fundamental Representations and the Company Capitalization Representations) shall have been accurate and complete as of the date of this Agreement and shall be accurate and complete on and as of the Closing Date with the same force and effect as if made on the Closing Date except (a) in each case, or in the aggregate, where the failure to be so accurate and complete would not reasonably be expected to have a Company Material Adverse Effect (without giving effect to any references therein to any Company Material Adverse Effect or other materiality qualifications) or (b) for those representations and warranties which address matters only as of a particular date (which representations shall have been accurate and complete, subject to the qualifications as set forth in the preceding clause (a), as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

Section 8.2 Performance of Covenants. The Company shall have performed or complied with in all material respects all agreements and covenants required to be performed or complied with by it under this Agreement at or prior to the Effective Time.

Section 8.3 Closing Certificate. Chemomab shall have received a certificate executed by the Chief Executive Officer or Chief Financial Officer of the Company certifying (a) that the conditions set forth in Section 8.1, Section 8.2, and Section 8.5 have been duly satisfied and (b) that the information set forth in the Allocation Certificate delivered by the Company in accordance with Section 6.16 is true and accurate in all respects as of the Closing Date.

Section 8.4 FIRPTA Certificate. On or no more than thirty (30) days prior to the Closing Date, Chemomab Parent shall have received from each of the Company and Chemomab a certificate in the form and substance required under Treasury Regulations Section 1.1445-2(c) and Section1.897-2(h) together with a form of notice to the IRS in accordance with the requirements of Treasury Regulations Section 1.897-2(h), in each case, in form and substance reasonably acceptable to Chemomab Parent.

Section 8.5 No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect that is continuing.

Section 8.6 Company Lock-Up Agreements. The Company Lock-Up Agreements will continue to be in full force and effect as of immediately following the Effective Time.

Section 8.7 Termination of Investor Agreements. The Investor Agreements shall have been terminated, and Chemomab shall have received documentation, in form and substance reasonably satisfactory to Chemomab, evidencing the termination of the Investor Agreements effective no later than immediately prior to the Effective Time.

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Section 8.8 CVR Agreement. The CVR Agreement shall be fully executed by Chemomab Parent, the Rights Agent and the CVR Holders’ Representative (as defined in the CVR Agreement) and shall be in full force and effect.

Section 8.9 Convertible Notes. Prior to or at the Closing, (a) the Company shall have obtained all consents, approvals and waivers required under the terms of the Company’s outstanding convertible notes and other convertible indebtedness to approve and consummate the Merger and the other Contemplated Transactions and to effect the conversion and/or cancellation contemplated by Section 6.18 and the terms of this Agreement, including Section 2.5, (b) all such convertible notes and other convertible indebtedness, including all accrued and unpaid interest thereon, shall have been converted and/or cancelled into Company Merger Shares (if any) in accordance with Section 6.18 and the applicable conversion documentation, (c) all put, repurchase, redemption, prepayment, acceleration, change of control and similar rights arising as a result of the Merger or any of the Contemplated Transactions shall have been irrevocably waived or otherwise terminated in accordance with the terms of the applicable instruments, (d) no convertible note or other convertible indebtedness of the Company shall remain outstanding following the Closing other than the issuance of the Company Merger Shares in respect thereof (if any), and (e) Chemomab shall have received documentation, in form and substance reasonably satisfactory to Chemomab, evidencing the foregoing.

Section 8.10 Pro Forma Capitalization Table. Chemomab shall have received the Pro Forma Capitalization Table, in form and substance reasonably satisfactory to Chemomab, and the Chief Executive Officer or Chief Financial Officer of the Company shall have certified that the information provided by the Company for inclusion in the Pro Forma Capitalization Table is true, complete and accurate in all respects as of the Closing Date.

Section 8.11 Securityholder Consents. All consents, approvals and waivers delivered pursuant to Section 6.2(a) shall remain in full force and effect, shall not have been amended, modified, withdrawn, revoked or rescinded, and Chemomab shall have received evidence thereof in form and substance reasonably satisfactory to Chemomab.

Section 8.12 Indebtedness. The Company shall have delivered to Chemomab an Indebtedness Schedule, calculated in accordance with Section 2.8.

Article IX. Additional Conditions Precedent to Obligation of the Company.

The obligations of the Company to effect the Merger and otherwise consummate the transactions to be consummated at the Closing are subject to the satisfaction or the written waiver by the Company, at or prior to the Closing, of each of the following conditions:

Section 9.1 Accuracy of Representations. Each of the Chemomab Fundamental Representations shall have been accurate and complete in all respects as of the date of this Agreement and shall be accurate and complete on and as of the Closing Date with the same force and effect as if made on and as of such date (except to the extent such representations and warranties are specifically made as of a particular date, in which case such representations and warranties shall be accurate and complete as of such date). The Chemomab Capitalization Representations shall have been accurate and complete in all respects as of the date of this Agreement and shall be accurate and complete on and as of the Closing Date with the same force and effect as if made on and as of such date, except, in each case, (x) for such inaccuracies which are de minimis, individually or in the aggregate or (y) for those representations and warranties which address matters only as of a particular date (which representations and warranties shall have been accurate and complete, subject to the qualifications as set forth in the preceding clause (x), as of such particular date). The representations and warranties of Chemomab Entities contained in this Agreement (other than the Chemomab Fundamental Representations and the Chemomab Capitalization Representations) shall have been accurate and complete as of the date of this Agreement and shall be accurate and complete on and as of the Closing Date with the same force and effect as if made on the Closing Date except (a) in each case, or in the aggregate, where the failure to be accurate and complete would not reasonably be expected to have a Chemomab Material Adverse Effect (without giving effect to any references therein to any Chemomab Material Adverse Effect or other materiality qualifications) or (b) for those representations and warranties which address matters only as of a particular date (which representations shall have been accurate and complete, subject to the qualifications as set forth in the preceding clause (a), as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, any update of or modification to the Chemomab Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded).

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Section 9.2 Performance of Covenants. The Chemomab Entities shall have performed or complied with in all material respects all of their agreements and covenants required to be performed or complied with by each of them under this Agreement at or prior to the Effective Time.

Section 9.3 Documents. The Company shall have received the following documents, each of which shall be in full force and effect:

(a) a certificate executed by the Chief Executive Officer of Chemomab confirming that the conditions set forth in Section 9.1, Section 9.2, and Section 9.4 have been duly satisfied; and

(b) written resignations in forms reasonably satisfactory to the Company, dated as of the Closing Date and effective as of the Closing, executed by the officers and directors of Chemomab who are not to continue as officers or directors of Chemomab pursuant to Section 6.13.

Section 9.4 No Chemomab Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Chemomab Material Adverse Effect that is continuing.

Section 9.5 Chemomab Lock-Up Agreements. The Chemomab Lock-Up Agreements will continue to be in full force and effect as of immediately following the Effective Time.

Section 9.6 Termination of Employees and Contractors. Chemomab shall, consistent with applicable Law, take all actions necessary, prior to the Closing, to (A) terminate the employment of each of the employees of Chemomab (other than those employees listed on Section 9.6 of the Chemomab Disclosure Schedule) effective no later than Closing Date by delivery of termination letters according to which, their employment with Chemomab shall terminate and after duly performing an employment termination process (including hearings prior to termination) consistent with applicable Law, however, if an approval is legally required to be obtained with respect to the termination of employment of the employees, such terminations will be postponed until such governmental termination permits will be obtained, and (B) terminate the consulting relationship with each of the independent contractors of Chemomab (other than those independent contractors listed on Section 9.6 of the Chemomab Disclosure Schedule), which termination shall become effective no later than the Closing. Upon such termination, Chemomab shall settle all accounts and payment to such employees or independent contractors of all of their rights relating to their employment or engagement and termination thereof consistent with applicable Law and their respective employment or consulting agreements with Chemomab, including payment of severance and payment in lieu of their contractual notice period.

Section 9.7 Termination of 401(k) Plan. The Company shall have received documentation, in form and substance reasonably satisfactory to the Company, evidencing the termination of the Chemomab Employee Plan qualified under Section 401(k) of the Code.

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Section 9.8 Termination of Certain Real Estate Leases. The Chemomab Real Estate Leases listed on Section 9.8 of the Chemomab Disclosure Schedule shall have been terminated without liability as of immediately prior to the Effective Time.

Section 9.9 No Chemomab Indebtedness. Chemomab shall have no outstanding Indebtedness as of immediately prior to the Effective Time.

Section 9.10 Listing. The approval of the listing of the additional Chemomab Parent Common Stock on Nasdaq shall have been obtained and the Chemomab Parent Common Stock to be issued in the Merger pursuant to this Agreement shall have been approved for listing (subject to official notice of issuance) on Nasdaq.

Section 9.11 Net Cash. Chemomab shall have delivered to the Company a Net Cash Schedule, calculated in accordance with Section 2.8, certifying that Chemomab’s Net Cash is at least $0 and will be at least $0 as of immediately prior to the Closing; provided, however, that if the Company fails to satisfy all or any portion of the Company Financing Obligation in accordance with Section 5.6, then the Net Cash required by this Section 9.11 shall be reduced, dollar-for-dollar, by the amount of such unsatisfied Company Financing Obligation (up to a maximum reduction of US$1,100,000).

Article X. Termination.

Section 10.1 Termination. This Agreement may be terminated prior to the Effective Time (whether before or after adoption of this Agreement by the Company’s stockholders and whether before or after approval of the Chemomab Shareholder Matters by Chemomab’s shareholders, unless otherwise specified below):

(a) by mutual written consent of Chemomab and the Company;

(b) by either Chemomab or the Company if the Merger shall not have been consummated by 11:59 p.m. (New York City time) March 31, 2027 (subject to possible extension as provided in this Section 10.1(b), the “End Date”); provided, however, that the right to terminate this Agreement under this Section 10.1(b) shall not be available to the Company or Chemomab if such Party’s action or failure to act has been a principal cause of the failure of the Merger to occur on or before the End Date and such action or failure to act constitutes a breach of this Agreement; provided, further, however, that, in the event that the condition set forth in Section 7.2 (solely if the injunction or other order relates to antitrust Laws) or Section 7.4 shall not have been satisfied by the initial End Date, but all other conditions to Closing set forth in Article VII shall have been satisfied or waived or by their terms cannot be satisfied until immediately prior to the Closing (but which conditions would be satisfied if the Closing Date were the initial End Date), or in the event that the SEC has not declared the Registration Statement effective under the Securities Act by the date which is ten (10) Business Days prior to the End Date, then absent written notice to the contrary of (i) the Company to Chemomab or (ii) Chemomab to the Company, in each case, before 11:59 p.m. (New York City time), on the initial End Date, such date shall be automatically extended by sixty (60) days;

(c) by either Chemomab or the Company if a court of competent jurisdiction or other Governmental Authority shall have issued a final and nonappealable Order, or shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Contemplated Transactions;

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(d) by Chemomab if the Company Stockholder Written Consent shall not have been obtained and delivered to Chemomab at or concurrently with the execution of this Agreement as required by Section 6.2(a); provided, however, that once the Company Stockholder Written Consent has been obtained and delivered to Chemomab, Chemomab may not terminate this Agreement pursuant to this Section 10.1(d);

(e) by either Chemomab or the Company if (i) the Chemomab Shareholder Meeting (including any adjournments and postponements thereof) shall have been held and completed and Chemomab’s shareholders shall have taken a final vote on the Chemomab Shareholder Matters and (ii) the Chemomab Shareholder Matters shall not have been approved at the Chemomab Shareholder Meeting (or at any adjournment or postponement thereof) by the Required Chemomab Shareholder Vote; provided, however, that the right to terminate this Agreement under this Section 10.1(e) shall not be available to Chemomab where the failure to obtain the Required Chemomab Shareholder Vote shall have been caused by the action or failure to act of Chemomab and such action or failure to act constitutes a material breach by Chemomab of this Agreement;

(f) by the Company (at any time prior to the approval of the Chemomab Shareholder Matters by the Required Chemomab Shareholder Vote) if a Chemomab Triggering Event shall have occurred;

(g) by the Company, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement by Chemomab or Merger Sub or if any representation or warranty of Chemomab or Merger Sub shall have become inaccurate, in either case, such that the conditions set forth in Section 9.1 or Section 9.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate; provided that the Company is not then in material breach of any representation, warranty, covenant or agreement under this Agreement; provided, further, that if such inaccuracy in Chemomab’s or Merger Sub’s representations and warranties or breach by Chemomab or Merger Sub is curable by Chemomab or Merger Sub, then this Agreement shall not terminate pursuant to this Section 10.1(g) as a result of such particular breach or inaccuracy until the earlier of (i) the expiration of a 30-day period commencing upon delivery of written notice from the Company to Chemomab or Merger Sub of such breach or inaccuracy and its intention to terminate pursuant to this Section 10.1(g) and (ii) Chemomab or Merger Sub (as applicable) ceasing to exercise commercially reasonable efforts to cure such breach following delivery of written notice from the Company to Chemomab or Merger Sub of such breach or inaccuracy and its intention to terminate pursuant to this Section 10.1(g) (it being understood that this Agreement shall not terminate pursuant to this Section 10.1(g) as a result of such particular breach or inaccuracy if such breach by Chemomab or Merger Sub is cured prior to such termination becoming effective);

(h) by Chemomab, upon a breach of any representation, warranty, covenant or agreement set forth in this Agreement by the Company or if any representation or warranty of the Company shall have become inaccurate, in either case, such that the conditions set forth in Section 8.1 or Section 8.2 would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become inaccurate; provided that Chemomab is not then in material breach of any representation, warranty, covenant or agreement under this Agreement; provided, further, that if such inaccuracy in the Company’s representations and warranties or breach by the Company is curable by the Company then this Agreement shall not terminate pursuant to this Section 10.1(h) as a result of such particular breach or inaccuracy until the earlier of (i) the expiration of a 30-day period commencing upon delivery of written notice from Chemomab to the Company of such breach or inaccuracy and its intention to terminate pursuant to this Section 10.1(h) and (ii) the Company ceasing to exercise commercially reasonable efforts to cure such breach following delivery of written notice from Chemomab to the Company of such breach or inaccuracy and its intention to terminate pursuant to this Section 10.1(h) (it being understood that this Agreement shall not terminate pursuant to this Section 10.1(h) as a result of such particular breach or inaccuracy if such breach by the Company is cured prior to such termination becoming effective); or

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(i) by Chemomab (at any time prior to the approval of the Chemomab Shareholder Matters by the Required Chemomab Shareholder Vote) and following compliance with all of the requirements set forth in the proviso to this Section 10.1(i), upon the Chemomab Board authorizing Chemomab to enter into a Permitted Alternative Agreement; provided, however, that Chemomab shall not enter into any Permitted Alternative Agreement unless: (i) the Company shall have received written notice from Chemomab of Chemomab’s intention to enter into such Permitted Alternative Agreement at least five (5) Business Days in advance, with such notice describing in reasonable detail the reasons for such intention as well as the material terms and conditions of such Permitted Alternative Agreement, including the identity of the counterparty together with copies of the then current draft of such Permitted Alternative Agreement and any other related principal transaction documents, (ii) Chemomab shall have complied in all material respects with its obligations under Section 5.4 and Section 6.3, (iii) the Chemomab Board shall have determined in good faith, after consultation with its outside legal counsel, that the failure to enter into such Permitted Alternative Agreement would violate its fiduciary obligations under applicable Law and (iv) Chemomab shall concurrently pay to the Company the Termination Fee in accordance with Section 10.3(b).

The Party desiring to terminate this Agreement pursuant to this Section 10.1 (other than pursuant to Section 10.1(a)) shall give a notice of such termination to the other Party specifying the provisions hereof pursuant to which such termination is made and the basis therefor described in reasonable detail.

Notwithstanding anything to the contrary in this Agreement, the Company shall not be entitled to terminate this Agreement, and no Termination Fee, Alternative Termination Fee or other amount shall be payable by Chemomab, in each case solely as a result of Chemomab’s inability to obtain or consummate any financing described in Section 5.6 prior to the Closing; provided, however, that nothing in this sentence shall limit or impair the Company’s right to terminate this Agreement pursuant to any provision of Section 10.1 arising from Chemomab’s failure to satisfy any condition to Closing.

Section 10.2 Effect of Termination. In the event of the termination of this Agreement as provided in Section 10.1, this Agreement shall be of no further force or effect; provided, however, that (a) this Section 10.2, Section 10.3, and Article XI shall survive the termination of this Agreement and shall remain in full force and effect and (b) the termination of this Agreement and the provisions of Section 10.3 shall not relieve any Party of any liability for fraud or for any willful material breach of any representation, warranty, covenant, obligation or other provision contained in this Agreement, including the condition set forth in Section 9.11.

Section 10.3 Expenses; Termination Fees.

(a) Except as set forth in this Section 10.3 and Section 6.10, all fees and expenses incurred in connection with this Agreement and the Contemplated Transactions shall be paid by the Party incurring such expenses, whether or not the Merger is consummated; provided, however, that Chemomab shall (i) solely be responsible for the expenses that Chemomab incurs in connection with the Contemplated Transactions (provided, however, that with respect to the Registration Statement and Chemomab Proxy Statement, each Party shall bear its own expenses in connection with the drafting of the sections relating to its respective businesses, risk factors, management discussion and analysis, and related sections and financial statements, pertaining to such respective Party), and (ii) pay all fees and expenses incurred in relation to (A) the printing and filing with the SEC of the Registration Statement (including any financial statements and exhibits) and any amendments or supplements thereto and paid to a financial printer or the SEC, and (B) the proxy solicitation firm engaged in connection with obtaining the Required Chemomab Shareholder Vote, and (C) Depositary fees (including, without limitation, any fees required for same day processing of any instruction letter delivered by Chemomab and any exercise notice delivered to Chemomab), stamp taxes and other similar documentary taxes and duties levied in connection with the delivery of any ADSs issued or issuable to a shareholder of Chemomab, and (iii) any costs, fees and expenses relating to the Concurrent PIPE Investment shall be borne by the post-Closing Chemomab Parent and shall not be included as indebtedness for either Party.

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(b) If this Agreement is terminated (x) by Chemomab pursuant to Section 10.1(i) or (y) by the Company pursuant to Section 10.1(f) then Chemomab shall pay to the Company, concurrent with such termination, a nonrefundable fee in an amount equal to $2,000,000 (the “Termination Fee”).

(c) If this Agreement is terminated by either the Company or Chemomab pursuant to Section 10.1(e), then Chemomab shall pay to the Company, concurrently with such termination, a nonrefundable termination fee in an amount equal to $500,000 (“Alternative Termination Fee”). For the avoidance of doubt, with respect to a termination described in Section 10.1(b) or Section 10.1(c), no other termination fee, similar payment, or reimbursement of expenses shall be payable under this Agreement. In addition, there shall be no double payment of any termination fee or similar amount under this Agreement, and if any termination event could give rise to payment obligations under two or more provisions of this Agreement, only the single highest such amount shall be payable.

(d) If either Party fails to pay when due any amount payable by it under this Section 10.3, then (i) such Party shall reimburse the other Party for reasonable costs and expenses (including reasonable fees and disbursements of counsel) incurred in connection with the collection of such overdue amount and the enforcement by the other Party of its rights under this Section 10.3 and (ii) such Party shall pay to the other Party interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to the other Party in full) at a rate per annum equal to the “prime rate” (as announced by Bank of America or any successor thereto) in effect on the date such overdue amount was originally required to be paid plus three percent (3%).

(e) The Parties agree that, the payment of the Termination Fee or Alternative Termination Fee, as the case may be, set forth in this Section 10.3 shall be the sole and exclusive remedy of each Party following a termination of this Agreement under the circumstances described in this Section 10.3, it being understood that in no event shall either Chemomab or the Company be required to pay the individual fees or damages payable pursuant to this Section 10.3 on more than one occasion. Subject to Section 10.2, following the payment of the Termination Fee or Alternative Termination Fee set forth in this Section 10.3 by a Party, (i) such Party shall have no further liability to the other Party in connection with or arising out of this Agreement or the termination thereof, any breach of this Agreement by the other Party giving rise to such termination, or the failure of the Contemplated Transactions to be consummated, (ii) no other Party or their respective Affiliates shall be entitled to bring or maintain any other claim, action or proceeding against such Party or seek to obtain any recovery, judgment or damages of any kind against such Party (or any partner, member, stockholder, director, officer, employee, Subsidiary, Affiliate, agent or other Representative of such Party) in connection with or arising out of this Agreement or the termination thereof, any breach by such Party giving rise to such termination or the failure of the Contemplated Transactions to be consummated and (iii) all other Parties and their respective Affiliates shall be precluded from any other remedy against such Party and its Affiliates, at law or in equity or otherwise, in connection with or arising out of this Agreement or the termination thereof, any breach by such Party giving rise to such termination or the failure of the Contemplated Transactions to be consummated. Each of the Parties acknowledges that (x) the agreements contained in this Section 10.3 are an integral part of the Contemplated Transactions, (y) without these agreements, the Parties would not enter into this Agreement and (z) any amount payable pursuant to this Section 10.3 is not a penalty, but rather is liquidated damages in a reasonable amount that will compensate the Parties in the circumstances in which such amount is payable.

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Article XI. Miscellaneous Provisions.

Section 11.1 Non-Survival of Representations and Warranties. The representations and warranties of the Company and the Chemomab Entities contained in this Agreement or any certificate or instrument delivered pursuant to this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time and this Article XI shall survive the Effective Time.

Section 11.2 Amendment. This Agreement may be amended with the approval of the respective boards of directors of the Company, Merger Sub, Chemomab Parent, Domestication Merger Sub and Chemomab at any time (whether before or after the adoption and approval of this Agreement by the Company’s stockholders or before or after obtaining the Required Chemomab Shareholder Vote); provided, however, that after any such approval of this Agreement by a Party’s stockholders, no amendment shall be made which by Law requires further approval of such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Company, Merger Sub, Chemomab Parent, Domestication Merger Sub and Chemomab.

Section 11.3 Waiver.

(a) Any provision hereof may be waived by the waiving Party solely on such Party’s own behalf, without the consent of any other Party. No failure on the part of any Party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

(b) No Party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Party and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

Section 11.4 Entire Agreement; Counterparts. This Agreement and the other agreements referred to in this Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the Parties with respect to the subject matter hereof and thereof; provided, however, that the Confidentiality Agreement shall not be superseded and shall remain in full force and effect in accordance with its terms. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Agreement (in counterparts or otherwise) by all Parties by facsimile or electronic transmission in .PDF format shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

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Section 11.5 Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws; provided that the matters relating to Chemomab internal corporate matters (including fiduciary duties of directors of Chemomab) shall be governed by the ICL. In any action or proceeding between any of the Parties arising out of or relating to this Agreement or any of the Contemplated Transactions, each of the Parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 11.5, (c) waives any objection to laying venue in any such action or proceeding in such courts, (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any Party, (e) agrees that service of process upon such Party in any such action or proceeding shall be effective if notice is given in accordance with Section 11.7 of this Agreement and (f) irrevocably waives the right to trial by jury. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each Party irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 11.5 in the manner provided for notices in Section 11.7. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by applicable Law.

Section 11.6 Assignability. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Parties and their respective successors and assigns; provided, however, that neither this Agreement nor any of a Party’s rights or obligations hereunder may be assigned or delegated by such Party without the prior written consent of the other Party, and any attempted assignment or delegation of this Agreement or any of such rights or obligations by such Party without the other Party’s prior written consent shall be void and of no effect.

Section 11.7 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) two Business Days after being sent for next Business Day delivery, fees prepaid, via a reputable international overnight courier service, (b) upon delivery in the case of delivery by hand, or (c) on the date delivered if sent by email (to the extent that no “bounce back” or similar message indicating non-delivery is received with respect thereto) prior to 5:00 p.m. Eastern time, otherwise on the next succeeding Business Day, in each case to the intended recipient as set forth below:

if to Chemomab, Chemomab Parent, Merger Sub or Domestication Merger Sub:

Chemomab Therapeutics Ltd.

10 Habarzel St.,

Tel Aviv 6971014, Israel

Attention: Adi Mor

Email: [...***...]

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with a copy to (which shall not constitute notice):

Meitar Law Offices

16 Abba Hillel Silver Road

Ramat Gan, 5250608, Israel

Attention: Ronen Bezalel; David S. Glatt; Matthew Rudolph; Mouna Totry

Email: [...***...]; [...***...]; [...***...]; [...***...]

if to the Company:

Scipher Medicine Corporation

1500 District Avenue

Burlington, MA 01803

Attention: Ronda Gomez

Email: [...***...]

with a copy to (which shall not constitute notice):

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, CA 94304

Attention: Jeff Hartlin; Andrew Goodman

Email: [...***...]; [...***...]

Section 11.8 Cooperation. Each Party agrees to cooperate fully with the other Party and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by the other Party to evidence or reflect the Contemplated Transactions and to carry out the intent and purposes of this Agreement.

Section 11.9 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the Parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

Section 11.10 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity, and each of the Parties waives any bond, surety or other security that might be required of any other Party with respect thereto.

Section 11.11 No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the Parties and the D&O Indemnified Parties to the extent of their respective rights pursuant to Section 6.8) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

[Remainder of page intentionally left blank]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first above written.

CHEMOMAB THERAPEUTICS LTD.

By:	/s/ Adi Mor
Name:	Adi Mor
Title:	CEO

SNOWDRIFT PARENT CORPORATION

By:	/s/ Adi Mor
Name:	Adi Mor
Title:	CEO

SNOWDRIFT SUB CORP.

By:	/s/ Adi Mor
Name:	Adi Mor
Title:	CEO

ELDERWOOD LTD.

By:	/s/ Adi Mor
Name:	Adi Mor
Title:	CEO

SCIPHER MEDICINE CORPORATION

By:	/s/ Reginald Seeto
Name:	Reginald Seeto
Title:	President and Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

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Annex B

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of July 7, 2026, by and between Chemomab Therapeutics Ltd., an Israeli company (“Chemomab”), Snowdrift Parent Corporation, a Delaware corporation and a wholly-owned subsidiary of Chemomab (“Chemomab Parent”), and Elderwood Ltd., an Israeli company and a wholly-owned subsidiary of Chemomab Parent (“Domestication Merger Sub”). Chemomab, Chemomab Parent and Domestication Merger Sub are each referred to herein as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Chemomab and Domestication Merger Sub are companies duly organized and validly existing under the laws of the State of Israel;

WHEREAS, Chemomab Parent is a corporation duly organized and validly existing under the laws of the State of Delaware;

WHEREAS, concurrently with or prior to the execution of this Agreement, Chemomab, Chemomab Parent, Domestication Merger Sub, Snowdrift Sub Corp., a Delaware corporation and wholly owned subsidiary of Chemomab Parent (“Merger Sub”), and Scipher Medicine Corporation, a Delaware corporation (the “Company”), have entered into that certain Agreement and Plan of Merger, dated as of July 7, 2026 (the “Merger Agreement”), pursuant to which, among other things, (i) immediately prior to the closing of the transactions contemplated thereby, Chemomab will effect a domestication transaction pursuant to which Chemomab will become a wholly-owned subsidiary of Chemomab Parent by way of Domestication Merger Sub (as the target company (“Chevrat Ha’Ya’ad”)) merging with and into Chemomab (as the absorbing company (“HaChevra Ha’Koletet”)), by way and upon the terms and conditions set forth in this Agreement and in accordance with the provisions of Sections 314-327 of the Israeli Companies Law 5759 - 1999 (the “Companies Law”) (the “Domestication Merger”), and (ii) upon satisfaction of additional closing conditions, the Merger Sub will merge with and into the Company, with the Company being the surviving entity and a wholly-owned subsidiary of Chemomab Parent (the “Merger”);

WHEREAS, as set forth in the Merger Agreement, prior to the closing date of Merger, Chemomab shall effect the Domestication Merger, pursuant to which (i) Chemomab is surviving the Domestication Merger and becoming a wholly-owned subsidiary of Chemomab Parent and (ii) all activity, assets and liabilities of Domestication Merger Sub will be transferred to Chemomab, Domestication Merger Sub will cease to exist and Chemomab shall continue as the surviving company becoming a wholly-owned subsidiary of Chemomab Parent;

WHEREAS, in connection with the Domestication Merger, each ordinary share, of no nominal value, of Chemomab (“Chemomab Ordinary Share”) outstanding immediately prior to the Domestication Merger (including Chemomab Ordinary Shares represented by American Depositary Shares (“ADS(s)”) will be exchanged for, or otherwise converted into, a corresponding share of common stock, par value US$1.00 per share of Chemomab Parent (“Chemomab Parent Common Stock”), and outstanding equity awards of Chemomab (including options) will be assumed or exchanged for economically equivalent awards of Chemomab Parent, in each case, as further set forth herein;

WHEREAS, the board of directors of Chemomab and of Domestication Merger Sub have each (i) determined that, considering the financial position of Chemomab and Domestication Merger Sub, no reasonable concern exists that Chemomab, as the surviving company, will be unable to fulfill its obligations to its creditors, (ii) determined that the Domestication Merger is fair to, and in the best interests of, such Party and its respective equityholders, (iii) approved this Agreement and the Domestication Merger, in each case, subject to the terms and conditions of this Agreement and applicable law, and (iv) determined to recommend that its respective shareholders vote to approve this Agreement, the Domestication Merger, and the other actions contemplated by this Agreement;

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, and intending to be legally bound, the Parties agree as follows:

1.	The Merger

1.1. The Domestication Merger shall be effected in accordance with Sections 314-327 of the Companies Law and the Companies Regulations (Merger), 2000 promulgated thereunder, and shall be subject to the fulfillment (or waiver, to the extent permitted by applicable law) of the Closing Conditions set forth in Section 4 below.

1.2. As soon as reasonably practicable following the execution of this Agreement, the Parties shall use reasonable best efforts to timely take all actions and obtain all documents, approvals, consents and/or certificates required to consummate the Domestication Merger, including: (i) taking all requisite action in accordance with Sections 314-327 of the Companies Law and the Companies Regulations (Merger), 2000; (ii) fulfilling the Closing Conditions; and (iii) preparing, executing and filing with the Registrar of Companies of the State of Israel (the “Companies Registrar”) the merger proposal required under Section 316 of the Companies Law, substantially in the form previously exchanged between the Parties (the “Merger Proposal”), and such other reports, notices and certificates required in connection with the Domestication Merger.

1.3. As soon as reasonably practicable following the execution of this Agreement, the Parties shall prepare and submit applications to the Israeli Tax Authority (the “ITA”) for the Tax Rulings (as defined in Section 3).

1.4. Subject to the fulfillment (or waiver, to the extent permitted by applicable law) of the Closing Conditions, the Domestication Merger shall be deemed consummated on and effective as of the date on which the Companies Registrar issues the merger certificate in respect of the Domestication Merger in accordance with Section 323(5) of the Companies Law (the time at which the Domestication Merger becomes effective is referred to herein as the “Domestication Merger Effective Date”). The Parties shall coordinate the filing of all required documents with the Companies Registrar and the timing of such effectiveness so that the Domestication Merger Effective Date occurs prior to the closing of the Merger pursuant to the Merger Agreement.

1.5. The Domestication Merger shall have the effects set forth in the Companies Law and this Agreement, including:

1.5.1.	Without derogating from Section 323 of the Companies Law, as of the Domestication Merger Effective Date, (i) all assets, liabilities, licenses, permissions and agreements, including any tangible and intangible properties, rights, privileges, immunities and franchises, and (ii) all debts and liabilities, and (iii) all and every other interest or asset of any kind (including any intellectual property and goodwill), of or belonging to or due to Domestication Merger Sub shall be deemed to have been transferred to and vested in Chemomab without further act or deed;

1.5.2.	as of the Domestication Merger Effective Date, Domestication Merger Sub shall cease to exist in accordance with Section 323(4) of the Companies Law, and Chemomab shall continue as the surviving company.

1.6. The Parties shall take all actions necessary so that (i) Adi Mor shall be appointed to serve as the sole director of the board of directors of Chemomab immediately following the Domestication Merger Effective Date, until the earlier of their resignation or removal or until their respective successors are duly elected or appointed, as the case may be, in accordance with Chemomab’s organizational documents and applicable law, and (ii) the articles of association of Chemomab shall be amended immediately following the Domestication Merger Effective Date, in a form reasonably acceptable to the Parties.

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2.	Consideration; Exchange Procedures

At the Domestication Merger Effective Date, by virtue of the Domestication Merger and without any action on the part of any of the Parties or holders of any securities of Chemomab, Chemomab Parent or of Domestication Merger Sub, other than Chemomab Ordinary Shares held by Chemomab in treasury or owned by Chemomab Parent (which shall be cancelled and retired as set forth in Section 2.5), (i) all Chemomab Ordinary Shares outstanding immediately prior to the Domestication Merger (including those underlying any ADS(s)) will be exchanged, on a one-for-one basis, for shares of Chemomab Parent Common Stock (the “Per Share Merger Consideration”) without interest and less applicable Taxes (if any) required to be withheld, and each ADS outstanding immediately prior to the Domestication Merger Effective Date shall represent only the right to receive the number of shares of Chemomab Parent Common Stock equal to the number of Chemomab Ordinary Shares (including Chemomab Ordinary Shares represented by ADS(s)) previously represented thereby, in each case, payable as provided below, and (ii) all options to purchase Chemomab Ordinary Shares (including Chemomab Ordinary Shares represented by ADS(s)) outstanding immediately prior to the Domestication Merger will be exchanged for equivalent securities of Chemomab Parent without interest and less applicable Taxes (if any) required to be withheld, in each case, payable as provided below. For the sake of clarity, from and after the Domestication Merger Effective Date, (a) the holders of all Chemomab Ordinary Shares (including Chemomab Ordinary Shares represented by ADS(s)) issued and outstanding immediately prior thereto shall cease to have any rights with respect thereto, except the right to receive the Per Share Merger Consideration applicable to such Chemomab Ordinary Shares (including Chemomab Ordinary Shares represented by ADS(s)) without interest and less applicable Taxes (if any) required to be withheld and (b) the share transfer books of Chemomab shall be closed with respect to all Chemomab Ordinary Shares (including Chemomab Ordinary Shares represented by ADS(s)) outstanding and no further transfer of any such shares shall be made on such share transfer books after the Domestication Merger Effective Date. The aforesaid exchange of shares and equity securities shall occur as follows:

2.1. [●] shall act as exchange agent in connection with the Domestication Merger (the “Exchange Agent”). If [●] is unable or unwilling to serve as Exchange Agent, or upon mutual agreement of Chemomab and Chemomab Parent, on or prior to the Domestication Merger Effective Date, Chemomab and Chemomab Parent shall select a reputable bank, transfer agent or trust company to act as Exchange Agent. At the Domestication Merger Effective Date, Chemomab Parent shall deposit with the Exchange Agent evidence of book-entry shares of Chemomab Parent Common Stock to be issued in connection with the Domestication Merger, together with irrevocable instructions to deliver such securities as promptly as reasonably practicable upon receipt of the required documents described herein. The securities so deposited with the Exchange Agent, together with any dividends or distributions received by the Exchange Agent with respect thereto, are referred to collectively as the “Exchange Fund”.

2.2. Promptly after the Domestication Merger Effective Date, Chemomab Parent shall cause the Exchange Agent to mail to the Persons who were record holders of Chemomab Ordinary Shares (and/or ADSs representing such shares) immediately prior to the Domestication Merger Effective Date: (i) a letter of transmittal in customary form; and (ii) instructions for effecting the surrender and exchange of certificates (if any), book-entry positions and/or ADS positions, as applicable, in exchange for book-entry shares of Chemomab Parent Common Stock. Upon surrender and exchange in accordance with the Exchange Agent’s instructions, together with a duly executed letter of transmittal and such other documents as may reasonably be required by the Exchange Agent: (A) the holder shall be entitled to receive the Per Share Merger Consideration, and (B) any surrendered certificates shall be canceled. Until surrendered as contemplated hereby, each security evidencing ownership of Chemomab Ordinary Shares (and/or ADSs representing such shares) immediately prior to the Domestication Merger Effective Date shall be deemed, from and after the Domestication Merger Effective Date, to represent only the right to receive the Per Share Merger Consideration. If any certificate shall have been lost, stolen or destroyed, Chemomab Parent may, in its discretion and as a condition precedent to the delivery of any securities of Chemomab Parent, require the owner to provide an applicable affidavit with respect thereto and provide such other customary documentation as the Exchange Agent may reasonably require.

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2.3. No dividends or other distributions declared or made with respect to Chemomab Parent Common Stock with a record date after the Domestication Merger Effective Date shall be paid to the holder of any un-surrendered certificates or positions with respect to the Per Share Merger Consideration such holder has the right to receive until such holder surrenders such certificates or provides an affidavit of loss or destruction in lieu thereof in accordance with this Agreement (at which time such holder shall be entitled, subject to the effect of applicable abandoned property, escheat or similar laws, to receive all such dividends and distributions, without interest).

2.4. Any portion of the Exchange Fund that remains undistributed to holders twelve (12) months after the Domestication Merger Effective Date shall be delivered to Chemomab Parent upon demand, and any holders who have not theretofore complied with the exchange procedures shall thereafter look only to Chemomab Parent for satisfaction of their claims for securities of Chemomab Parent and any dividends or distributions with respect thereto.

2.5. Any Chemomab Ordinary Shares held by Chemomab in treasury, if any, and any Chemomab Ordinary Shares (or ADSs) owned by Chemomab Parent immediately prior to the Domestication Merger Effective Date, if any, shall be canceled and retired at the Domestication Merger Effective Date without any conversion or consideration paid in respect thereof and shall cease to exist.

2.6. At the Domestication Merger Effective Date, each share of Domestication Merger Sub issued and outstanding immediately prior to the Domestication Merger Effective Date shall be automatically and without further action converted into one (1) validly issued, fully paid and nonassessable share of Chemomab (as the surviving company), and all such shares shall constitute the only outstanding share capital of Chemomab immediately following the Domestication Merger.

2.7. Promptly following the date hereof, Chemomab Parent shall adopt a new Equity Incentive Option Plan (the “New ESOP”) that includes both US and Israeli tax provisions and that shall comply with and qualify under the capital gain tax route of Section 102 of the Israeli Income Tax Ordinance [New Version], 1961 (including the regulations promulgated thereunder, the “Income Tax Ordinance”). All options previously granted and outstanding to purchase Chemomab Ordinary Shares (or ADSs representing such shares) under the current equity incentive plans of Chemomab (the “Existing Awards”), shall be substituted with options to purchase shares of Chemomab Parent Common Stock (the “Substituted Awards”), on a one-for-one basis, in a manner intended to comply with the requirements of Section 102 of the Income Tax Ordinance and in accordance with the provisions of the Option Tax Ruling (as defined below). The New ESOP shall be filed for approval under the capital gain tax route of Section 102 of the Income Tax Ordinance prior to the Domestication Merger Effective Date. The per share exercise price of each Substituted Award (for stock options) shall be equal to the per share exercise price of each Existing Award (for stock options). The term and vesting provisions of the Existing Awards shall remain unchanged, and except as otherwise provided herein the terms of the Substituted Awards shall be as specified in the New ESOP.

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2.8. CVR Issuance. Following the Domestication Merger Effective Date, Chemomab Parent shall cause to be issued to each holder of (i) Chemomab Parent Common Stock (including holders of Chemomab Parent Common Stock (including shares of Chemomab Parent Common Stock issued in exchange for Chemomab Ordinary Shares (including Chemomab Ordinary Shares represented by ADS(s)) in connection with the Domestication Merger) as of the Domestication Merger Effective Date and (ii) vested options or other vested equity awards of Chemomab Parent (including Substituted Awards) as of the Domestication Merger Effective Date one (1) CVR (as defined in the Merger Agreement) for each share of Chemomab Parent Common Stock held by, or underlying the vested equity awards of, such securityholders, in accordance with the terms and conditions of the Contingent Value Rights Agreement (as defined in the Merger Agreement). For the avoidance of doubt, the terms and conditions governing the CVRs, including the events triggering any payments thereunder and the amounts payable, shall be as set forth in the Contingent Value Rights Agreement.

3.	Tax Matters

3.1. As promptly as practicable following the date hereof, Chemomab shall prepare and, in coordination in good faith with the Company (as defined in the Merger Agreement), file with the ITA an application for the Domestication Ruling (as defined in the Merger Agreement). The application for the Domestication Ruling and the final text of the Domestication Ruling shall be subject to Chemomab Parent’s approval, such approval not to be unreasonably withheld, conditioned or delayed.

3.2. In addition to the Domestication Ruling, to the extent not otherwise covered under the Domestication Ruling, Chemomab shall use reasonable best efforts to obtain any tax ruling required in connection with the assumption or exchange of equity awards subject to Section 102 and 3(i) of the Income Tax Ordinance, including the issuance of the CVRs in connection thereof (if applicable), consistent with the Merger Agreement (the “Option Tax Ruling”, and together with the Domestication Ruling, the “Tax Rulings”). Chemomab shall inform the Company (as defined in the Merger Agreement) of material correspondence, meetings, discussions and calls with the ITA with respect to the Option Tax Ruling. The application for the Option Tax Ruling and the final text of the Option Tax Ruling shall be subject to the Company’s (as defined in the Merger Agreement) approval, such approval not to be unreasonably withheld, conditioned or delayed.

3.3. Without derogating from the Closing Conditions (or the right to waive any of those), if the Tax Rulings are not obtained, each of Chemomab, Chemomab Parent, the Exchange Agent and their respective agents (each, a “Payor”) shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any consideration payable pursuant to this Agreement such amounts as are required to be deducted and withheld, if any, under applicable tax law. To the extent amounts are so withheld and timely remitted to the applicable governmental authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. The Parties shall cooperate in good faith to eliminate or reduce any such deduction or withholding (including through the request and provision of any statements, forms or other documents to reduce or eliminate such deduction or withholding). To the extent that the Payor is obliged to withhold Israeli taxes, each Chemomab interest holder (including, inter alia, holders of shares (or ADS) and options) (each, a “Payee”) shall provide the Payor with the amount in cash due with regards to such Israeli taxes prior to the Domestication Merger Effective Date. In the event that the Payee fails to provide the Payor with the full cash amount necessary to satisfy such Israeli taxes (as determined in the sole discretion of the applicable Payor) prior to the Domestication Merger Effective Date, with respect to shareholders, (i) the Payor shall be entitled to sell the Payee’s shares of Chemomab Parent Common Stock to the extent necessary to satisfy the full amount due with regards to such Israeli taxes (after taking into account any taxes due, if any, with respect to the sale of such shares of Chemomab Parent Common Stock), and (ii) each Payee hereby waives, releases and absolutely and forever discharges the Payor from and against any and all claims for any losses in connection with the forfeiture or sale of any portion of the shares of Chemomab Parent Common Stock otherwise deliverable to such Payee in compliance with the withholding requirements under this section. Each Payee shall indemnify and hold harmless the Payor for any Taxes, penalties and additions thereto required to be withheld by the Payor.

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4.	Closing Conditions

4.1. The obligations of each Party to effect the Domestication Merger and otherwise consummate it are subject to the satisfaction or, to the extent permitted by applicable law, the written waiver by each of the Parties, of each of the following (the “Closing Conditions”):

4.1.1.	The conditions set forth in Section 7.2 (No Restraints), Section 7.3 (Shareholder Approval), Section 7.4 (Regulatory Matters) (to the extent required to be satisfied prior to the Domestication Merger), 7.6 (Concurrent PIPE Investment), Section 7.7 (Domestication Ruling), Section 8.1 (Accuracy of Representations), Section 8.2 (Performance of Covenants), and Section 8.5 (No Company Material Adverse Effect) of the Merger Agreement shall have been satisfied or waived by the applicable party entitled to waive such condition;

4.1.2.	The shareholders of Chemomab shall have approved this Agreement and the Domestication Merger, as required by the Companies Law (“Chemomab Shareholder Approval”); and

4.1.3.	At least fifty (50) days shall have elapsed after the filing of the Merger Proposal with the Companies Registrar, and at least thirty (30) days shall have elapsed after receipt of the shareholder approval referenced above.

4.2. The Parties shall use reasonable best efforts and cooperate as required to satisfy the Closing Conditions as promptly as practicable after the date of this Agreement, including by contacting relevant Governmental Authorities and providing information and executing undertakings customarily requested as a condition to approvals, including (to the extent applicable) filing a notice with the Israel Innovation Authority (the “IIA”) and have Chemomab Parent execute and submit the standard undertaking required by the IIA.

5.	Miscellaneous

5.1. The preamble of this Agreement constitutes an inseparable part hereof. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word “include,” “includes,” or “including” appears in this Agreement, it shall be deemed in each instance to be followed by the words “without limitation”.

5.2. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof, and supersedes all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement; provided however that the Merger Agreement is not superseded and shall continue to govern the broader transaction structure and the parties’ obligations thereunder, and in the event of any inconsistency or conflict between the Merger Agreement and this Agreement, the Merger Agreement shall prevail.

5.3. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each Party to this Agreement, whether before or after receipt of the Chemomab Shareholder Approval. For the avoidance of doubt, the Parties may by mutual written consent advance or extend the time for the performance of any of the obligations or other acts stipulated under this Agreement.

5.4. No delay or omission to exercise any right, power, or remedy accruing to any Party upon any breach or default under this Agreement shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any Party of any breach or default under this Agreement or any waiver on the part of any Party of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing.

5.5. All Taxes, tariffs, fees and other expenses levied by law in connection with this Agreement and/or its execution shall be paid by the Party upon which such Taxes, tariffs, fees or other expenses are imposed under applicable law.

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5.6. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws; provided that the matters relating to Chemomab internal corporate matters shall be governed by the Companies Law. In any action or proceeding between any of the Parties arising out of or relating to this Agreement, each of the Parties: (a) irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware or, to the extent such court does not have subject matter jurisdiction, the Superior Court of the State of Delaware or the United States District Court for the District of Delaware, (b) agrees that all claims in respect of such action or proceeding shall be heard and determined exclusively in accordance with clause (a) of this Section 5.6 waives any objection to laying venue in any such action or proceeding in such courts, (d) waives any objection that such courts are an inconvenient forum or do not have jurisdiction over any Party, (e) agrees that service of process upon such Party in any such action or proceeding shall be effective if notice is given in accordance with Section 5.10 of this Agreement and (f) irrevocably waives the right to trial by jury. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. Each Party irrevocably consents to service of process inside or outside the territorial jurisdiction of the courts referred to in this Section 5.6 in the manner provided for notices in Section 5.10. Nothing in this Agreement will affect the right of any Party to serve process in any other manner permitted by applicable law.

5.7. This Agreement is not intended to and shall not confer upon any person or entity other than the Parties hereto any rights or remedies hereunder. Notwithstanding the foregoing, the Company is an express third-party beneficiary of this Agreement and shall be entitled to enforce this Agreement and the obligations of the Parties hereunder to the same extent as if it were a party hereto.

5.8. If any term or other provision of this Agreement or the application hereof is declared invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Domestication Merger is not affected in any manner materially adverse to any Party. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the Parties agree that they shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the Domestication Merger be consummated as originally contemplated to the fullest extent possible.

5.9. The Parties hereto undertake to take any supplementary action and/or execute any other instrument reasonably required of them for the purpose of implementing this Agreement.

5.10. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly delivered and received hereunder (a) two Business Days after being sent for next Business Day delivery, fees prepaid, via a reputable international overnight courier service, (b) upon delivery in the case of delivery by hand, or (c) on the date delivered if sent by email (to the extent that no “bounce back” or similar message indicating non-delivery is received with respect thereto) prior to 5:00 p.m. Eastern time, otherwise on the next succeeding Business Day, in each case to the intended recipient as set forth below:

if to Chemomab, Chemomab Parent or Domestication Merger Sub:

Chemomab Therapeutics Ltd.

Kiryat Atidim Building 7

Tel Aviv 6158002, Israel

Attention: Adi Mor, CEO

Email: […***…]

with a copy to (which shall not constitute notice):

Meitar Law Offices

16 Abba Hillel Silver Road

Ramat Gan, 5250608, Israel

Attention: Ronen Bezalel; David S. Glatt; Matthew Rudolph; Mouna Totry

Email: […***…]

if to the Company:

Scipher Medicine Corporation

1500 District Avenue

Burlington, MA 01803

Attention: Ronda Gomez

Email: […***…]

with a copy to (which shall not constitute notice):

Paul Hastings LLP

1117 S. California Avenue

Palo Alto, CA 94304

Attention: Jeff Hartlin; Andrew Goodman

Email: […***…]; […***…]

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement and Plan of Merger to be executed as of the date first above written.

Chemomab Therapeutics Ltd.

By:	/s/ Adi Mor
Name:	Adi Mor
Title:	CEO

Snowdrift Parent Corporation

By:	/s/ Adi Mor
Name:	Adi Mor
Title:	CEO

Elderwood Ltd.

By:	/s/ Adi Mor
Name:	Adi Mor
Title:	CEO

8

Amendment No. 1 TO Agreement and Plan of Merger

This Amendment No. 1 to Agreement and Plan of Merger (this “Amendment”), is made and entered into as of September 23, 2026, by and among Chemomab Therapeutics Ltd., an Israeli company (“Chemomab”), Snowdrift Parent Corporation, a Delaware corporation and a wholly-owned subsidiary of Chemomab (“Chemomab Parent”), and Elderwood Ltd., an Israeli company and a wholly-owned subsidiary of Chemomab Parent (“Domestication Merger Sub”). Chemomab, Chemomab Parent and Domestication Merger Sub are each referred to herein as a “Party” and collectively as the “Parties”. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in that certain Agreement and Plan of Merger, dated as of July 7, 2026, by and among the Parties (the “Agreement”).

Recitals

WHEREAS, Section 5.5 of the Agreement provides that the Agreement may be amended only by a written instrument duly executed by or on behalf of each Party, whether before or after receipt of the Chemomab Shareholder Approval.

WHEREAS, the Parties wish to amend the Agreement as set forth in this Amendment, such amendment to be effective as of the date hereof.

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, and intending to be legally bound, the Parties agree as follows:

1. Amendments to the Agreement.

1.1 The Fifth Recital of the Agreement is hereby amended and restated in its entirety to read as follows:

“WHEREAS, in connection with the Domestication Merger, each ordinary share, of no nominal value, of Chemomab (“Chemomab Ordinary Share”) outstanding immediately prior to the Domestication Merger (including Chemomab Ordinary Shares represented by American Depositary Shares (“ADS(s)”) will be exchanged for, or otherwise converted into, shares of common stock, par value US$1.00 per share of Chemomab Parent (“Chemomab Parent Common Stock”), and outstanding equity awards of Chemomab (including options) will be assumed or exchanged for economically equivalent awards of Chemomab Parent, in each case, as further set forth herein;”

1.2 The first sentence of the first paragraph of Section 2 of the Agreement is hereby amended and restated in its entirety to read as follows:

“At the Domestication Merger Effective Date, by virtue of the Domestication Merger and without any action on the part of any of the Parties or holders of any securities of Chemomab, Chemomab Parent or of Domestication Merger Sub, other than Chemomab Ordinary Shares held by Chemomab in treasury or owned by Chemomab Parent (which shall be cancelled and retired as set forth in Section 2.5), (i) each Chemomab Ordinary Share outstanding immediately prior to the Domestication Merger (including those underlying any ADS(s)) will be exchanged for such number of shares of Chemomab Parent Common Stock as is equal to the Domestication Exchange Ratio (as defined below) (the “Per Share Merger Consideration”) without interest and less applicable Taxes (if any) required to be withheld, and each ADS outstanding immediately prior to the Domestication Merger Effective Date shall represent only the right to receive the number of shares of Chemomab Parent Common Stock equal to the number of Chemomab Ordinary Shares (including Chemomab Ordinary Shares represented by ADS(s)) previously represented thereby multiplied by the Domestication Exchange Ratio, in each case, payable as provided below, and (ii) each option to purchase Chemomab Ordinary Shares (including Chemomab Ordinary Shares represented by ADS(s)) outstanding immediately prior to the Domestication Merger will be exchanged for an option to purchase such number of shares of Chemomab Parent Common Stock as is equal to the Domestication Exchange Ratio, without interest and less applicable Taxes (if any) required to be withheld, in each case, payable as provided below. For purposes of this Agreement, “Domestication Exchange Ratio” means the quotient obtained by dividing (a) the Chemomab Allocation (as defined below) by (b) the sum of (i) the Chemomab Ordinary Shares outstanding immediately prior to the Domestication Merger (including those underlying any ADS(s)) and (ii) the number of options to purchase Chemomab Ordinary Shares (including Chemomab Ordinary Shares represented by ADS(s)), in each case outstanding as of immediately prior to the Domestication Merger. For purposes of this Agreement, “Chemomab Allocation” means 10,000,000 multiplied by the Chemomab Allocation Percentage (as defined in the Merger Agreement).”

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1.3 The following is hereby added to the end of Section 2.2 of the Agreement:

“No fractional shares of Chemomab Parent Common Stock shall be issued in connection with the Domestication Merger, and no certificates or scrip for any such fractional shares shall be issued, and no cash shall be paid for any fractional share eliminated by such rounding.”

1.4 Section 2.7 of the Agreement is hereby amended and restated in its entirety as follows:

“Promptly following the date hereof, Chemomab Parent shall adopt a new Equity Incentive Option Plan (the “New ESOP”) that includes both US and Israeli tax provisions and that shall comply with and qualify under the capital gain tax route of Section 102 of the Israeli Income Tax Ordinance [New Version], 1961 (including the regulations promulgated thereunder, the “Income Tax Ordinance”). Each option previously granted and outstanding to purchase Chemomab Ordinary Shares (or ADSs representing such shares) under the current equity incentive plans of Chemomab (the “Existing Awards”), shall be substituted with options to purchase such number of shares of Chemomab Parent Common Stock as is equal to the Domestication Exchange Ratio (the “Substituted Awards”), with the aggregate number of shares subject to each option rounded down to the nearest whole share, in a manner intended to comply with the requirements of Section 102 of the Income Tax Ordinance and in accordance with the provisions of the Option Tax Ruling (as defined below). The New ESOP shall be filed for approval under the capital gain tax route of Section 102 of the Income Tax Ordinance prior to the Domestication Merger Effective Date. The per share exercise price of each Substituted Award (for stock options) shall be equal to the per share exercise price of each Existing Award (for stock options) divided by the Domestication Exchange Ratio and rounded up to the nearest whole cent. The term and vesting provisions of the Existing Awards shall remain unchanged, and except as otherwise provided herein the terms of the Substituted Awards shall be as specified in the New ESOP.”

1.5 Section 2.8 of the Agreement is hereby amended and restated in its entirety as follows:

“CVR Issuance. Following the Domestication Merger Effective Date, Chemomab Parent shall cause to be issued to each holder of (i) Chemomab Ordinary Shares (including Chemomab Ordinary Shares represented by ADS(s)) in connection with the Domestication Merger) as of immediately prior to the Domestication Merger Effective Date and (ii) vested options or other vested equity awards to purchase Chemomab Ordinary Shares (including Chemomab Ordinary Shares represented by ADS(s)) as of immediately prior to the Domestication Merger Effective Date one (1) CVR (as defined in the Merger Agreement) for each Chemomab Ordinary Share held by, or underlying the vested equity awards of, such securityholders, in accordance with the terms and conditions of the Contingent Value Rights Agreement (as defined in the Merger Agreement). For the avoidance of doubt, the terms and conditions governing the CVRs, including the events triggering any payments thereunder and the amounts payable, shall be as set forth in the Contingent Value Rights Agreement.”

2. Continuing Effectiveness. Except as expressly modified by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms. This Amendment shall be deemed an amendment to the Agreement and shall become effective when executed and delivered by the Parties. Upon the effectiveness of this Amendment, all references in the Agreement to “the Agreement” or “this Agreement,” as applicable, shall refer to the Agreement, as modified by this Amendment.

3. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws; provided that the matters relating to Chemomab internal corporate matters shall be governed by the Companies Law.

4. Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Amendment (in counterparts or otherwise) by all Parties by facsimile or electronic transmission in .PDF format shall be sufficient to bind the Parties to the terms and conditions of this Amendment.

(Remainder of page intentionally left blank)

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In Witness Whereof, the Parties have caused this Amendment to be executed as of the date first above written.

Chemomab Therapeutics Ltd.

By:	/s/ Adi Mor
Name:	Adi Mor
Title:	CEO

Snowdrift Parent Corporation

By:	/s/ Adi Mor
Name:	Adi Mor
Title:	CEO

Elderwood Ltd.

By:	/s/ Adi Mor
Name:	Adi Mor
Title:	CEO

Signature Page to Amendment No. 1 to Merger Agreement

11

Amendment No. 2 TO Agreement and Plan of Merger

This Amendment No. 2 to Agreement and Plan of Merger (this “Amendment”), is made and entered into as of October 16, 2026, by and among Chemomab Therapeutics Ltd., an Israeli company (“Chemomab”), Snowdrift Parent Corporation, a Delaware corporation and a wholly-owned subsidiary of Chemomab (“Chemomab Parent”), and Elderwood Ltd., an Israeli company and a wholly-owned subsidiary of Chemomab Parent (“Domestication Merger Sub”). Chemomab, Chemomab Parent and Domestication Merger Sub are each referred to herein as a “Party” and collectively as the “Parties”. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in that certain Agreement and Plan of Merger, dated as of July 7, 2026, by and among the Parties as amended by that certain Amendment No. 1 to Agreement and Plan of Merger, dated as of September 23, 2026, by and among the Parties (“Amendment No. 1”) (as so amended, the “Agreement”).

Recitals

WHEREAS, Section 5.5 of the Agreement provides that the Agreement may be amended only by a written instrument duly executed by or on behalf of each Party, whether before or after receipt of the Chemomab Shareholder Approval.

WHEREAS, the Parties wish to amend the Agreement as set forth in this Amendment, such amendment to be effective as of the date hereof.

NOW, THEREFORE, in consideration of the mutual promises and agreements set forth herein, and intending to be legally bound, the Parties agree as follows:

1. Amendments to the Agreement.

1.1 The first sentence of the first paragraph of Section 2 of the Agreement, as previously amended and restated by Section 1.2 of Amendment No. 1, is hereby amended and restated in its entirety to read as follows:

“At the Domestication Merger Effective Date, by virtue of the Domestication Merger and without any action on the part of any of the Parties or holders of any securities of Chemomab, Chemomab Parent or of Domestication Merger Sub, other than Chemomab Ordinary Shares held by Chemomab in treasury or owned by Chemomab Parent (which shall be cancelled and retired as set forth in Section 2.5), (i) each Chemomab Ordinary Share outstanding immediately prior to the Domestication Merger (including those underlying any ADS(s)) will be exchanged for such number of shares of Chemomab Parent Common Stock as is equal to the Domestication Exchange Ratio (as defined below) (the “Per Share Merger Consideration”) without interest and less applicable Taxes (if any) required to be withheld, and each ADS outstanding immediately prior to the Domestication Merger Effective Date shall represent only the right to receive the number of shares of Chemomab Parent Common Stock equal to the number of Chemomab Ordinary Shares (including Chemomab Ordinary Shares represented by ADS(s)) previously represented thereby multiplied by the Domestication Exchange Ratio, in each case, payable as provided below, and (ii) each option to purchase Chemomab Ordinary Shares (including Chemomab Ordinary Shares represented by ADS(s)) outstanding immediately prior to the Domestication Merger will be exchanged for an option to purchase such number of shares of Chemomab Parent Common Stock as is equal to the Domestication Exchange Ratio, without interest and less applicable Taxes (if any) required to be withheld, in each case, payable as provided below. For purposes of this Agreement, “Domestication Exchange Ratio” means the quotient obtained by dividing (a) the Chemomab Allocation (as defined below) by (b) the sum of (i) the Chemomab Ordinary Shares outstanding immediately prior to the Domestication Merger (including those underlying any ADS(s)) and (ii) the number of options to purchase Chemomab Ordinary Shares (including Chemomab Ordinary Shares represented by ADS(s)), in each case outstanding as of immediately prior to the Domestication Merger. For purposes of this Agreement, “Chemomab Allocation” means 5,000,000 multiplied by the Chemomab Allocation Percentage (as defined in the Merger Agreement).”

2. Continuing Effectiveness. Except as expressly modified by this Amendment, the Agreement shall remain in full force and effect in accordance with its terms. This Amendment shall be deemed an amendment to the Agreement and shall become effective when executed and delivered by the Parties. Upon the effectiveness of this Amendment, all references in the Agreement to “the Agreement” or “this Agreement,” as applicable, shall refer to the Agreement, as modified by this Amendment.

3. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws; provided that the matters relating to Chemomab internal corporate matters shall be governed by the Companies Law.

4. Counterparts. This Amendment may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument. The exchange of a fully executed Amendment (in counterparts or otherwise) by all Parties by facsimile or electronic transmission in .PDF format shall be sufficient to bind the Parties to the terms and conditions of this Amendment.

(Remainder of page intentionally left blank)

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In Witness Whereof, the Parties have caused this Amendment to be executed as of the date first above written.

Chemomab Therapeutics Ltd.

By:	/s/ Adi Mor
Name:	Adi Mor
Title:	CEO

Snowdrift Parent Corporation

By:	/s/ Adi Mor
Name:	Adi Mor
Title:	CEO

Elderwood Ltd.

By:	/s/ Adi Mor
Name:	Adi Mor
Title:	CEO

Signature Page to Amendment No. 2 to Merger Agreement

13

Annex C

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

SNOWDRIFT PARENT CORPORATION

(Pursuant to Sections 242 and 245 of the

General Corporation Law of the State of Delaware)

Snowdrift Parent Corporation, a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),

DOES HEREBY CERTIFY:

1. That the name of this corporation is Snowdrift Parent Corporation. This corporation was originally incorporated pursuant to the General Corporation Law on June 30, 2026 under the name Snowdrift Parent Corporation.

2. That the Board of Directors of this corporation duly adopted resolutions proposing to amend and restate the existing Certificate of Incorporation of this corporation, declaring said amendment and restatement to be advisable and in the best interests of this corporation and its stockholders, and authorizing the appropriate officers of this corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment and restatement is as follows:

RESOLVED, that the existing Certificate of Incorporation of this corporation, be amended and restated in its entirety hereby to read as follows:

Article I

The name of the corporation is Scipher Medicine Corporation (the “Corporation”).

Article II

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”) as the same may be amended and supplemented from time to time.

Article III

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, in the City of Wilmington, County of New Castle, Delaware 19808. The name of the registered agent at such address is Corporation Service Company.

Article IV

The Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares of capital stock which the Corporation shall have authority to issue is 750,000,000. The total number of shares of Common Stock that the Corporation is authorized to issue is 740,000,000, having a par value of $0.00001 per share, and the total number of shares of Preferred Stock that the Corporation is authorized to issue is 10,000,000, having a par value of $0.00001 per share.

Article V

The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of each class of capital stock of the Corporation are as follows:

A.	COMMON STOCK.

1. General. The voting, dividend, liquidation and other rights and powers of the Common Stock are subject to and qualified by the rights, powers and preferences of any series of Preferred Stock as may be designated by the Board of Directors of the Corporation (the “Board of Directors”) and outstanding from time to time.

2. Voting. Except as otherwise provided herein or required by law, each holder of Common Stock, as such, shall be entitled to vote on each matter submitted to a vote of stockholders and shall be entitled to one (1) vote for each share of Common Stock held of record by such holder as of the record date for determining stockholders entitled to vote on such matter. Except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to the Certificate of Incorporation of the Corporation (as amended from time to time, the “Restated Certificate”) (including any Certificate of Designation (as defined below)) that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Restated Certificate (including any Certificate of Designation) or pursuant to the DGCL.

Subject to the rights of any holders of any outstanding series of Preferred Stock, the number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto). For the avoidance of doubt, but subject to the rights of any holders of any outstanding series of Preferred Stock, Section 242(d) of the DGCL shall apply to amendments to this Restated Certificate.

3. Dividends. Subject to applicable law and the rights of any holders of any outstanding series of Preferred Stock, the holders of Common Stock, as such, shall be entitled to the payment of dividends on the Common Stock when, as and if declared by the Board of Directors in accordance with applicable law.

4. Liquidation. Subject to the rights of any holders of any outstanding series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation’s stockholders shall be distributed among the holders of the then-outstanding Common Stock pro rata in accordance with the number of shares of Common Stock held by each such holder.

B.	PREFERRED STOCK

Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the creation and issuance of such series adopted by the Board of Directors as hereinafter provided.

Authority is hereby expressly granted to the Board of Directors, from time to time, to issue the Preferred Stock in one or more series and, in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designation relating thereto in accordance with the DGCL (a “Certificate of Designation”), to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, powers, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the creation and issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law and this Restated Certificate (including any Certificate of Designation). Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Restated Certificate (including any Certificate of Designation).

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The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of the then-outstanding shares of capital stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto). For the avoidance of doubt, but subject to the rights of any holders of any outstanding series of Preferred Stock, Section 242(d) of the DGCL shall apply to amendments to this Restated Certificate.

Article VI

For the management of the business and for the conduct of the affairs of the Corporation, it is further provided that:

A. Subject to the rights of any holders of any outstanding series of Preferred Stock to elect directors, if any, the directors of the Corporation shall be classified with respect to the time for which they severally hold office into three classes, designated as Class I, Class II and Class III. The initial Class I directors shall serve for a term expiring at the first annual meeting of the stockholders following the initial registration of the Corporation’s Common Stock pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”); the initial Class II directors shall serve for a term expiring at the second annual meeting of the stockholders following such registration; and the initial Class III directors shall serve for a term expiring at the third annual meeting following such registration. At each annual meeting of stockholders of the Corporation, beginning with the first annual meeting of stockholders following such registration under the Exchange Act, subject to the rights of any holders of any outstanding series of Preferred Stock to elect directors, if any, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Each director shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification or removal. No decrease in the number of directors shall shorten the term of any incumbent director. The Board of Directors is authorized to assign members of the Board of Directors already in office to Class I, Class II and Class III.

B. Except as otherwise expressly provided by the DGCL or this Restated Certificate, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. Subject to the provisions of paragraph E of this Article VI, the number of directors that shall constitute the whole Board of Directors shall be fixed exclusively from time to time by the Board of Directors.

C. Subject to the rights of any holders of any outstanding series of Preferred Stock to elect directors, if any, the Board of Directors or any individual director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of voting stock of the Corporation entitled to vote at an election of directors, voting together as a single class.

D. Subject to the rights of any holders of any outstanding series of Preferred Stock to elect directors, if any, except as otherwise required by law, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes, and any newly created directorships resulting from any increase in the number of directors, shall be filled exclusively by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders. Any director appointed in accordance with the preceding sentence shall hold office until the expiration of the term of the class to which such director shall have been appointed or until his or her earlier death, resignation, disqualification or removal.

E. Whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal and other features of such directorships shall be governed by the terms of this Restated Certificate (including any Certificate of Designation). Notwithstanding anything to the contrary in this Article VI, the number of directors that may be elected by the holders of any such series of Preferred Stock shall be in addition to the number fixed pursuant to paragraph B of this Article VI, and the total number of directors constituting the whole Board of Directors shall be automatically adjusted accordingly. Except as otherwise provided in any Certificate(s) of Designation in respect of one or more series of Preferred Stock, whenever the holders of any series of Preferred Stock having such right to elect additional directors are divested of such right pursuant to the provisions of such Certificate(s) of Designation, the terms of office of all such additional directors elected by the holders of such series of Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate (in which case each such director thereupon shall cease to be qualified as, and shall cease to be, a director) and the total authorized number of directors of the Corporation shall automatically be reduced accordingly to the fullest extent permitted by law.

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F. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal Bylaws of the Corporation. In addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Restated Certificate (including any Certificate of Designation in respect of one or more series of Preferred Stock) or the Bylaws of the Corporation, the adoption, amendment or repeal of the Bylaws of the Corporation by the stockholders of the Corporation shall require the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of voting stock of the Corporation entitled to vote thereon, voting together as a single class.

G. The directors of the Corporation need not be elected by written ballot unless the Bylaws of the Corporation so provide.

Article VII

A. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at an annual or special meeting of the stockholders of the Corporation, and shall not be taken by consent in lieu of a meeting. Notwithstanding the foregoing, any action required or permitted to be taken by the holders of any series of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided by the applicable Certificate of Designation relating to such series of Preferred Stock, if a consent or consents, setting forth the action so taken, shall be signed by the holders of outstanding shares of the relevant series of Preferred Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation in accordance with the applicable provisions of the DGCL.

B. Subject to the rights of any holders of any outstanding series of Preferred Stock, special meetings of the stockholders of the Corporation may be called for any purpose or purposes at any time, only by or at the direction of the Board of Directors, the Chairperson of the Board of Directors, the Chief Executive Officer or President, and shall not be called by any other person or persons.

C. Advance notice of stockholder nominations for the election of directors and of other business proposed to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

Article VIII

No director or officer of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director or officer, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. Any amendment, repeal or modification of this Article VIII, or the adoption of any provision of the Restated Certificate inconsistent with this Article VIII, shall not adversely affect any right or protection of a director or officer of the Corporation with respect to any act or omission occurring prior to such amendment, repeal, modification or adoption. If the DGCL is amended after approval by the stockholders of this Article VIII to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director or officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.

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Article IX

The Corporation shall have the power to provide rights to indemnification and advancement of expenses to its current and former officers, directors, employees and agents and to any person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Article X

Unless the Corporation consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Bylaws of the Corporation or this Restated Certificate (as each may be amended from time to time), or (iv) any action, suit or proceeding asserting a claim against the Corporation governed by the internal affairs doctrine; and (b) subject to the preceding provisions of this Article X, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act of 1933, as amended, including all causes of action asserted against any defendant to such complaint. To the fullest extent permitted by law, if any action, the subject matter of which is within the scope of clause (a) of the immediately preceding sentence, is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence, and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

For the avoidance of doubt, the provisions of this Article X are intended to benefit and may be enforced by the Corporation, its officers and directors, the underwriters of, or any financial advisors in connection with, any offering of securities giving rise to such complaint, and any other professional or entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering of securities.

Any person or entity purchasing, or otherwise acquiring any interest in, any security of the Corporation shall be deemed to have notice of and consented to this Article X. Notwithstanding the foregoing, the provisions of this Article X shall not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction.

If any provision or provisions of this Article X shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article X (including, without limitation, each portion of any paragraph of this Article X containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (b) the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

Article XI

A. Notwithstanding anything contained in this Restated Certificate to the contrary, in addition to any vote required by applicable law, the following provisions in this Restated Certificate may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith or herewith may be adopted, only by the affirmative vote of the holders of at least two-thirds of the voting power of all of the then-outstanding shares of voting stock of the Corporation entitled to vote thereon, voting together as a single class: Part B of Article V, Article VI, Article VII, Article VIII, Article IX, Article X and this Article XI.

B. If any provision or provisions of this Restated Certificate shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Restated Certificate (including, without limitation, each portion of any paragraph of this Restated Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby; and (ii) to the fullest extent permitted by applicable law, the provisions of this Restated Certificate (including, without limitation, each such portion of any paragraph of this Restated Certificate containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation.

* * *

3. That the foregoing amendment and restatement was approved by the holders of the requisite number of shares of this corporation in accordance with Section 228 of the General Corporation Law,

4. That this Amended and Restated Certificate of Incorporation, which restates and integrates and further amends the provisions of this corporation’s existing Certificate of Incorporation, has been duly adopted in accordance with Sections 242 and 245 of the General Corporation Law.

[Signature Page Follows]

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IN WITNESS WHEREOF, this Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of this corporation on this ________ day of ________, 2026.

Scipher Medicine Corporation

By:
Name:	Reginald Seeto
Title:	Chief Executive Officer

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Annex D

Bylaws of

Scipher Medicine Corporation

(a Delaware corporation)

i

TABLE OF CONTENTS

(continued)

ii

Bylaws of

Scipher Medicine Corporation

Article I — Corporate Offices

1.1 Registered Office.

The address of the registered office of Scipher Medicine Corporation (the “Corporation”) in the State of Delaware, and the name of its registered agent at such address, shall be as set forth in the Corporation’s certificate of incorporation, as the same may be amended and/or restated from time to time (the “Certificate of Incorporation”).

1.2 Other Offices.

The Corporation may have additional offices at any place or places, within or outside the State of Delaware, as the Corporation’s board of directors (the “Board”) may, from time to time, establish, or as the business of the Corporation may require.

Article II — Meetings of Stockholders

2.1 Place of Meetings.

Meetings of stockholders shall be held at such place, if any, either within or outside the State of Delaware, as may be designated by the Board. The Board may, in its sole discretion, determine that a meeting of stockholders shall not be held at any place, but may instead be held solely by means of remote communication, as authorized by Section 211(a) of the General Corporation Law of the State of Delaware (the “DGCL”). In the absence of any such designation or determination, stockholders’ meetings shall be held at the Corporation’s principal executive office.

2.2 Annual Meeting.

The date and time of the annual meeting shall be designated by or in the manner determined by the Board. At the annual meeting, directors shall be elected, and other proper business properly brought before the meeting in accordance with Section 2.4 of these bylaws may be transacted. The Board may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders.

2.3 Special Meeting.

Special meetings of the stockholders may be called only by such persons and only in such manner as set forth in the Certificate of Incorporation.

No business may be transacted at any special meeting of stockholders other than the business specified in the notice of such meeting. The Board may postpone, reschedule or cancel any previously scheduled special meeting of stockholders.

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2.4 Notice of Business to be Brought before a Meeting.

(a) At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in a notice of meeting given by or at the direction of the Board, (ii) if not specified in a notice of meeting, otherwise brought before the meeting by the Board or the Chairperson of the Board or (iii) otherwise properly brought before the meeting by a stockholder present in person who (A) (1) was a record owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.4 and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with this Section 2.4 in all applicable respects; or (B) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”). The foregoing clause (iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual meeting of the stockholders. The only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting pursuant to the Certificate of Incorporation and Section 2.3 of these bylaws, and stockholders shall not be permitted to propose business to be brought before a special meeting of the stockholders. For purposes of this Section 2.4, “present in person” shall mean that the stockholder proposing that the business be brought before the annual meeting of the Corporation, or a qualified representative of such proposing stockholder, appears at such annual meeting. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Stockholders seeking to nominate persons for election to the Board must comply with Section 2.5 and Section 2.6, and this Section 2.4 shall not be applicable to nominations except as expressly provided in Section 2.5 and Section 2.6.

(b) Without qualification, for business to be properly brought before an annual meeting by a stockholder, (i) the stockholder must provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation, (ii) the stockholder must provide any updates or supplements to such notice at the times and in the forms required by this Section 2.4 and (iii) any such proposed business must constitute a proper matter for stockholder action under Delaware law. To be timely, a stockholder’s notice must be delivered to, or mailed to and received at, the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred and twentieth (120th) day prior to the one-year anniversary of the preceding year’s annual meeting, which, in the case of the first annual meeting of stockholders following the closing of the initial listing of the Corporation’s common stock of The Nasdaq Stock Market, LLC (the “Initial Listing”), the date of the preceding year’s annual meeting shall be deemed to be June 15, 2026; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, or, following the first annual meeting after the Initial Listing, if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered, or mailed and received, not earlier than the close of business on the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on (i) the ninetieth (90th) day prior to such annual meeting or (ii) if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made by the Corporation (such notice within such time periods, “Timely Notice”). In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of Timely Notice as described above.

(c) To be in proper form for purposes of this Section 2.4, a stockholder’s notice to the Secretary shall set forth:

(i) As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records), (B) the class, series (if applicable) and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future, (C) the date or dates such shares were acquired, (D) the investment intent of such acquisition, (E) any pledge by such Proposing Person with respect to any of such shares and (F) a statement whether the record stockholder (or a qualified representative thereof) intends to appear at the annual meeting to introduce the proposed business (the disclosures to be made pursuant to the foregoing clauses (A) through (F) are referred to as “Stockholder Information”);

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(ii) As to each Proposing Person, (A) the material terms and conditions of any “derivative security” (as such term is defined in Rule 16a-1(c) under the Exchange Act) that constitutes a “call equivalent position” (as such term is defined in Rule 16a-1(b) under the Exchange Act) or a “put equivalent position” (as such term is defined in Rule 16a-1(h) under the Exchange Act) or other derivative or synthetic arrangement in respect of any class or series of shares of the Corporation (“Synthetic Equity Position”) that is, directly or indirectly, held or maintained by, or held for the benefit of, such Proposing Person, including, without limitation, (i) any option, warrant, convertible security, stock appreciation right, future or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, (ii) any derivative or synthetic arrangement having the characteristics of a long position or a short position in any class or series of shares of the Corporation, including, without limitation, a stock loan transaction, a stock borrow transaction, or a share repurchase transaction or (iii) any contract, derivative, swap or other transaction or series of transactions designed to (x) produce economic benefits that correspond substantially to the ownership of any class or series of shares of the Corporation, (y) mitigate any loss relating to, reduce the economic risk (of ownership or otherwise) of, or manage the risk of share price decrease in, any class or series of shares of the Corporation or (z) increase or decrease the voting power in respect of any class or series of shares of the Corporation of such Proposing Person, including, without limitation, due to the fact that the value of such contract, derivative, swap or other transaction or series of transactions is determined by reference to the price, value or volatility of any class or series of shares of the Corporation, whether or not such instrument, contract or right shall be subject to settlement in the underlying class or series of shares of the Corporation, through the delivery of cash or other property, or otherwise, and without regard to whether the holder thereof may have entered into transactions that hedge or mitigate the economic effect of such instrument, contract or right, or any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the price or value of any class or series of shares of the Corporation, including through performance-related fees; provided that, for the purposes of the definition of “Synthetic Equity Position,” the term “derivative security” shall also include any security or instrument that would not otherwise constitute a “derivative security” as a result of any feature that would make any conversion, exercise or similar right or privilege of such security or instrument becoming determinable only at some future date or upon the happening of a future occurrence, in which case the determination of the amount of securities into which such security or instrument would be convertible or exercisable shall be made assuming that such security or instrument is immediately convertible or exercisable at the time of such determination; and, provided further, that any Proposing Person satisfying the requirements of Rule 13d-1(b)(1) under the Exchange Act (other than a Proposing Person that so satisfies Rule 13d-1(b)(1) under the Exchange Act solely by reason of Rule 13d-1(b)(1)(ii)(E)) shall not be required to disclose any Synthetic Equity Position that is, directly or indirectly, held or maintained by, or held for the benefit of, such Proposing Person as a hedge with respect to a bona fide derivatives trade or position of such Proposing Person arising in the ordinary course of such Proposing Person’s business as a derivatives dealer, (B) any rights to dividends on the shares of any class or series of shares of the Corporation owned beneficially by such Proposing Person that are separated or separable from the underlying shares of the Corporation, (C) any material pending or threatened legal proceeding in which such Proposing Person is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, (D) any other material relationship between such Proposing Person, on the one hand, and the Corporation or any affiliate of the Corporation, on the other hand, (E) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation or any affiliate of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (F) any proportionate interest in shares of the Corporation or a Synthetic Equity Position held, directly or indirectly, by a general or limited partnership, limited liability company or similar entity in which any such Proposing Person, (1) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner of such general or limited partnership, or (2) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of such limited liability company or similar entity, (G) a representation that such Proposing Person intends or is part of a group which intends to (1) deliver a proxy statement or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or otherwise solicit proxies from stockholders in support of such proposal, or (2) otherwise solicit proxies from stockholders in support of such proposal, (H) a representation whether any Proposing Person will engage in a solicitation within the meaning of Rule 14a-1(1) under the Exchange Act with respect to the proposal, and if so, the name of each participant (as defined in Exchange Act Schedule 14A) in such solicitation and the amount of the cost of the solicitation that has been and will be borne, directly or indirectly, by each participant in such solicitation, (I) a certification regarding whether such Proposing Person has complied with all applicable federal, state and other legal requirements in connection with such Proposing Person’s acquisition of shares of capital stock or other securities of the Corporation and/or such Proposing Person’s acts or omissions as a stockholder or beneficial owner of the Corporation and (J) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (J) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner; and

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(iii) As to each item of business that the stockholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend the bylaws of the Corporation, the language of the proposed amendment), (C) a reasonably detailed description of all agreements, arrangements and understandings, existing presently or existing during the prior twenty-four (24) months, (x) between or among any of the Proposing Persons, or (y) between or among any Proposing Person and any other record or beneficial holder(s) or persons(s) who have a right to acquire beneficial ownership at any time in the future of the shares of any class or series of the Corporation or any other person or entity, including, without limitation, any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable) in connection with the proposal of such business by such stockholder, including the names of such other persons party to such agreements, arrangements or understandings and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the stockholder directed to prepare and submit the notice required by these bylaws on behalf of a beneficial owner.

For purposes of this Section 2.4, the term “Proposing Person” shall mean (i) the stockholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, (iii) any affiliate who controls either of the foregoing stockholder or beneficial owner, directly or indirectly (a “control person”) and (iv) any participant (as defined in paragraphs (a)(ii)–(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.

(d) The Corporation may request that any Proposing Person furnish such additional information as may be reasonably required by the Corporation. Such Proposing Person shall provide such additional information within ten (10) days after it has been requested by the Corporation.

(e) A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.4 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed to and received by, the Secretary at the principal executive offices of the Corporation not later than the close of business on the fifth (5th) business day after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than the close of business on the eighth (8th) business day prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any proposal or to submit any new proposal, including by changing or adding matters, business or resolutions proposed to be brought before a meeting of the stockholders.

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(f) Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 2.4. The chairperson of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 2.4, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted and shall be disregarded. Notwithstanding the provisions of this Section 2.4, unless otherwise required by law or otherwise determined by the chairperson of the meeting, if the Proposing Person (or a qualified representative thereof) does not appear at the annual meeting of stockholders to present the proposed business, such business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation.

(g) This Section 2.4 is expressly intended to apply to any business proposed to be brought before an annual meeting of stockholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. In addition to the requirements of this Section 2.4 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. If a Proposing Person fails to comply with any applicable requirements of the Exchange Act, such business shall be deemed to have not been made in compliance with these bylaws and shall be disregarded. Nothing in this Section 2.4 shall be deemed to affect the rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(h) For purposes of these bylaws, (i) “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act or by such other means as is reasonably designed to inform the public or securityholders of the Corporation in general of such information including, without limitation, posting on the Corporation’s investor relations website and (ii) “close of business” shall mean 5:00 p.m. local time at the principal executive offices of the Corporation on any calendar day, whether or not such day is a business day.

2.5 Notice of Nominations for Election to the Board of Directors.

(a) Nominations of any person for election to the Board at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board, including by any committee or persons authorized to do so by the Board or these bylaws or (ii) by a stockholder present in person who (A) was a record owner of shares of the Corporation both at the time of giving the notice provided for in this Section 2.5 and at the time of the meeting, (B) is entitled to vote at the meeting and (C) has complied with this Section 2.5 and Section 2.6 as to such notice and nomination. For purposes of this Section 2.5, “present in person” shall mean that the stockholder nominating any person for election to the Board at the meeting of the Corporation, or a qualified representative of such stockholder, appears at such meeting. A “qualified representative” of such proposing stockholder shall be a duly authorized officer, manager or partner of such stockholder or any other person authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders, and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. The foregoing clause (ii) shall be the exclusive means for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting or special meeting.

(b) (i) Without qualification, for a stockholder to make any nomination of a person or persons for election to the Board at an annual meeting, the stockholder must (1) provide “Timely Notice” (as defined in Section 2.4) thereof in writing and in proper form to the Secretary of the Corporation, (2) provide the information, agreements and questionnaires with respect to such stockholder and its candidate(s) for nomination as required to be set forth by this Section 2.5 and Section 2.6 and otherwise comply with the requirements and provisions of such sections and (3) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5 and Section 2.6.

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(ii) Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting, then for a stockholder to make any nomination of a person or persons for election to the Board at a special meeting, the stockholder must (i) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, (ii) provide the information with respect to such stockholder and its candidate for nomination as required by this Section 2.5 and Section 2.6 and otherwise comply with the requirements and provisions of such sections and (iii) provide any updates or supplements to such notice at the times and in the forms required by this Section 2.5. To be timely, a stockholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed to and received at, the principal executive offices of the Corporation not earlier than the close of business on the one hundred and twentieth (120th) day prior to such special meeting and not later than the close of business on the ninetieth (90th) day prior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 2.4) of the date of such special meeting was first made.

(iii) In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(iv) In no event may a Nominating Person (as defined below) provide Timely Notice with respect to a greater number of director candidates than are subject to election by stockholders at the applicable meeting. If the Corporation shall, subsequent to such notice, increase the number of directors subject to election at the meeting, such notice as to any additional nominees shall be due on the later of (i) the conclusion of the time period for Timely Notice, (ii) the close of business on the date set forth in Section 2.5(b)(ii) or (iii) the close of business on the tenth (10th) day following the date of public disclosure (as defined in Section 2.4) of such increase.

(c) To be in proper form for purposes of this Section 2.5, a stockholder’s notice to the Secretary shall set forth:

(i) As to each Nominating Person (as defined below), the Stockholder Information (as defined in Section 2.4(c)(i), except that for purposes of this Section 2.5 the term “Nominating Person” shall be substituted for the term “Proposing Person” and the term “nomination” shall be substituted for the term “proposed business” in all places such terms appear in Section 2.4(c)(i));

(ii) As to each Nominating Person, any Disclosable Interests (as defined in Section 2.4(c)(ii), except that for purposes of this Section 2.5 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 2.4(c)(ii) and any disclosures with respect to the business to be brought before the meeting in Section 2.4(c)(ii) shall be made with respect to the election of directors at the meeting); and provided that, in lieu of including the information set forth in Section 2.4(c)(ii)(G), the Nominating Person’s notice for purposes of this Section 2.5 shall include a representation as to whether the Nominating Person intends or is part of a group which intends to deliver a proxy statement and solicit the holders of shares representing at least sixty-seven percent (67%) of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19 promulgated under the Exchange Act or otherwise solicit proxies from stockholders in support of such nominees; and

(iii) As to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in a proxy statement and accompanying proxy card relating to the Corporation’s next meeting of stockholders at which directors are to be elected and to serving as a director for a full term if elected), (B) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Nominee Information”), and (C) a completed and signed questionnaire, representation and agreement as provided in Section 2.6(a).

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For purposes of this Section 2.5, the term “Nominating Person” shall mean (i) the stockholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, (iii) any control person, and (iv) any participant (as defined in paragraphs (a)(ii)–(vi) of Instruction 3 to Item 4 of Schedule 14A) with such stockholder in such solicitation.

(d) The Corporation may request that any Nominating Person furnish such additional information as may be reasonably required by the Corporation to determine whether the proposed nominee is qualified to serve as a director of the Corporation under the Certificate of Incorporation, these bylaws and any rule, regulation or listing standard that may be applicable to the Corporation. Such Nominating Person shall provide such additional information within ten (10) days after it has been requested by the Corporation.

(e) A Nominating Person shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 2.5 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed to and received by, the Secretary at the principal executive offices of the Corporation not later than the close of business on the fifth (5th) business day after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than the close of business on the eighth (8th) business day prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new nomination.

(f) In addition to the requirements of this Section 2.5 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations. If a Nominating Person fails to comply with any applicable requirements of the Exchange Act, including, but not limited to, Rule 14a-19 promulgated thereunder, such nomination shall be deemed to have not been made in compliance with these bylaws and shall be disregarded. Notwithstanding the foregoing provisions of this Section 2.5, unless otherwise required by law, if any Nominating Person (1) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act and (2) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) promulgated under the Exchange Act, including the provision to the Corporation of notices required thereunder in a timely manner, or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such Nominating Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence, then the nomination of each such proposed nominee shall be disregarded (and such nominee shall be disqualified from standing for election or re-election), notwithstanding that the nominee is included as a nominee in the Corporation’s proxy statement, notice of meeting or other proxy materials for any annual meeting (or any supplement thereto) and notwithstanding that proxies or votes in respect of the election of such proposed nominee may have been received by the Corporation (which proxies and votes shall be disregarded). If any Nominating Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such Nominating Person shall deliver to the Corporation, no later than the close of business on the seventh (7th) business day prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.

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2.6 Additional Requirements for Valid Nomination of Candidates to Serve as Director and, if Elected, to be Seated as Directors.

(a) To be eligible to be a candidate for election as a director of the Corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in Section 2.5 and the candidate for nomination, whether nominated by the Board or by a stockholder of record, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board), to the Secretary at the principal executive offices of the Corporation, (i) a completed written questionnaire (in the form provided by the Corporation upon written request of any stockholder of record therefor within five (5) business days of such request) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (ii) a written representation and agreement (in the form provided by the Corporation upon written request of any stockholder of record therefor within five (5) business days of such request) that such candidate for nomination (A) is not and, if elected as a director during his or her term of office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation in the questionnaire or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification for service as a director that has not been disclosed to the Corporation in the questionnaire, (C) if elected as a director of the Corporation, would be in compliance and will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect) and (D) if elected as director of the Corporation, intends to serve the entire term until the next meeting at which such candidate would face re-election, or until such candidate’s earlier death, resignation, disqualification or removal.

(b) The Board may also require any proposed candidate for nomination as a director to furnish such other information as may reasonably be requested by the Board in writing prior to the meeting of stockholders at which such candidate’s nomination is to be acted upon. Without limiting the generality of the foregoing, the Board may request such other information in order for the Board to determine the eligibility of such candidate for nomination to be an independent director of the Corporation or to comply with the director qualification standards and additional selection criteria in accordance with the Corporation’s Corporate Governance Guidelines. Such other information shall be delivered to, or mailed to and received by, the Secretary at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public announcement) not later than the close of business on the fifth (5th) business day after the request by the Board has been delivered to, or mailed to and received by, the Nominating Person.

(c) A candidate for nomination as a director shall further update and supplement the materials delivered pursuant to this Section 2.6, if necessary, so that the information provided or required to be provided pursuant to this Section 2.6 shall be true and correct as of the record date for stockholders entitled to vote at the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation (or any other office specified by the Corporation in any public announcement) not later than the close of business on the fifth (5th) business day after the record date for stockholders entitled to vote at the meeting (in the case of the update and supplement required to be made as of such record date), and not later than the close of business on the eighth (8th) business day prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof). For the avoidance of doubt, the obligation to update and supplement as set forth in this paragraph or any other Section of these bylaws shall not limit the Corporation’s rights with respect to any deficiencies in any notice provided by a stockholder, extend any applicable deadlines hereunder or enable or be deemed to permit a stockholder who has previously submitted notice hereunder to amend or update any nomination or to submit any new proposal, including by changing or adding nominees, matters, business or resolutions proposed to be brought before a meeting of the stockholders.

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(d) No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with Section 2.5 and this Section 2.6, as applicable. The chairperson of the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 2.5 and this Section 2.6, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded (and any such nominee shall be disqualified from standing for election or re-election) and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots cast for the nominee in question) shall be void and of no force or effect. Notwithstanding the provisions of Section 2.5 and this Section 2.6, unless otherwise required by law or otherwise determined by the chairperson of the meeting, if the Nominating Person (or a qualified representative thereof) does not appear at the meeting of stockholders to present the nomination, such nomination shall be disregarded (and such nominee shall be disqualified from standing for election or re-election), notwithstanding that proxies in respect of such vote may have been received by the Corporation. Without limiting any remedy available to the Corporation, a Nominating Person may not present nominations for director at a meeting of stockholders (and any such nominee shall be disqualified from standing for election or re-election), notwithstanding that proxies in respect of such vote may have been received by the Corporation, if such Nominating Person or any nominee for director (as applicable) acted contrary to any representation, certification or agreement required by Section 2.5 and this Section 2.6, otherwise failed to comply with such Sections (or with any applicable law, rule or regulation identified in such Sections, including, without limitation, Rule 14a-19 promulgated under the Exchange Act) or provided false or misleading information to the Corporation.

(e) Notwithstanding anything in these bylaws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the Corporation unless nominated and elected in accordance with Section 2.5 and this Section 2.6; provided, however, that nothing in Section 2.5 or this Section 2.6 shall be deemed to affect any rights of the holders of any series of preferred stock of the Corporation to make nominations of persons for election to the Board if and to the extent provided for under law, the Certificate of Incorporation or these bylaws.

2.7 Notice of Stockholders’ Meetings.

Unless otherwise required by law, the Certificate of Incorporation or these bylaws, the notice of any meeting of stockholders shall be sent or otherwise given in accordance with Section 8.1 of these bylaws not less than ten (10) days nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting. The notice shall specify the place, if any, date and time of the meeting, the means of remote communication by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, if any, and, in the case of a special meeting, the purpose or purposes for which the meeting is called.

2.8 Quorum.

Unless otherwise required by law, the Certificate of Incorporation or these bylaws, the holders of a majority in voting power of the stock issued and outstanding and entitled to vote, present in person, by remote communication, if applicable, or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders. A quorum, once established at a meeting, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, a quorum is not present or represented at any meeting of the stockholders, then either (i) the chairperson of the meeting or (ii) the stockholders, by the affirmative vote of a majority of the voting power at the meeting, present in person, or by remote communication, if applicable, or represented by proxy, shall have power to recess the meeting or adjourn the meeting from time to time in the manner provided in Section 2.9 of these bylaws until a quorum is present or represented. At any recessed or adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

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2.9 Adjourned Meeting; Notice.

When a meeting is adjourned to another time or place, if any (including an adjournment taken to address a technical failure to convene or continue a meeting using remote communication), unless otherwise required by these bylaws, notice need not be given of the adjourned meeting if the time, place, if any, and the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken or are provided in any other manner permitted by the DGCL. At any adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such meeting as of the record date so fixed for notice of such adjourned meeting.

2.10 Conduct of Business.

The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairperson of the meeting. The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board, and subject to the supervision of the Board, the chairperson of any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures (which need not be in writing) and to do all such acts as, in the judgment of such chairperson, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by or at the direction of the Board or prescribed by the chairperson of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present (including, without limitation, rules and procedures for removal of disruptive persons from the meeting); (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairperson of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof and (v) limitations on the time allotted to questions or comments by participants. To the fullest extent permitted by the law, the chairperson of any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting (including, without limitation, determinations with respect to the administration and/or interpretation of any of the rules, regulations or procedures of the meeting, whether adopted by or at the direction of the Board or prescribed by the chairperson of the meeting), shall, if the facts warrant, determine and declare to the meeting that a matter of business was not properly brought before the meeting and, if such chairperson should so determine, such chairperson shall so declare to the meeting, and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board or the chairperson of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Such person as the Board may have designated or, in the absence of such a person, the Chairperson of the Board or, in the Chairperson’s absence, the President of the Corporation or, in the President’s absence, such person as may be chosen by the holders of a majority of the voting power of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairperson of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairperson of the meeting appoints.

2.11 Voting.

Except as may be otherwise required in the Certificate of Incorporation, these bylaws or the DGCL, each stockholder shall be entitled to one (1) vote for each share of capital stock held by such stockholder.

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Except as otherwise required by the Certificate of Incorporation, at all duly called or convened meetings of stockholders at which a quorum is present, for the election of directors, a plurality of the votes cast shall be sufficient to elect a director. Except as otherwise required by the Certificate of Incorporation, these bylaws, the rules or regulations of any stock exchange applicable to the Corporation, or applicable law or pursuant to any regulation applicable to the Corporation or its securities, each other matter presented to the stockholders at a duly called or convened meeting at which a quorum is present shall be decided by the affirmative vote of the holders of a majority in voting power of the votes cast (excluding abstentions and broker non-votes) on such matter.

2.12 Record Date for Stockholder Meetings and Other Purposes.

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall, unless otherwise required by law, not be more than sixty (60) days nor less than ten (10) days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be the close of business on the day preceding the day on which notice is first given, or, if notice is waived, at the close of business on the day preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting; and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of capital stock, or for the purposes of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

2.13 Proxies.

Each stockholder entitled to vote at a meeting of stockholders may authorize another person or persons to act for such stockholder by proxy authorized by an instrument in writing or by a transmission permitted by law, including Rule 14a-19 promulgated under the Exchange Act, filed in accordance with the procedure established for the meeting, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period. The revocability of a proxy that states on its face that it is irrevocable shall be governed by the provisions of Section 212 of the DGCL. A proxy may be in the form of an electronic transmission that sets forth or is submitted with information from which it can be determined that the transmission was authorized by the stockholder.

Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board.

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2.14 List of Stockholders Entitled to Vote.

The Corporation shall prepare, no later than the tenth (10th) day before each meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, that if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. The Corporation shall not be required to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, for a period of ten (10) days ending on the day before the meeting date: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the Corporation’s principal executive office. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Such list shall presumptively determine the identity of the stockholders entitled to vote at the meeting and the number of shares held by each of them. Except as otherwise required by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.14 or to vote in person or by proxy at any meeting of stockholders.

2.15 Inspectors of Election.

Before any meeting of stockholders, the Corporation shall appoint an inspector or inspectors of election to act at the meeting or its adjournment and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If any person appointed as inspector or any alternate fails to appear or fails or refuses to act, then the chairperson of the meeting shall appoint a person to fill that vacancy.

Such inspectors shall:

(a) determine the number of shares outstanding and the voting power of each, the number of shares represented at the meeting and the validity of any proxies and ballots;

(b) count all votes or ballots;

(c) count and tabulate all votes;

(d) determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspector(s); and

(e) certify its or their determination of the number of shares represented at the meeting and its or their count of all votes and ballots.

Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspection with strict impartiality and according to the best of such inspector’s ability. Any report or certificate made by the inspector(s) of election is prima facie evidence of the facts stated therein. The inspector(s) of election may appoint such persons to assist them in performing their duties as they determine.

2.16 Delivery to the Corporation.

Whenever this Article II requires one or more persons (including a record or beneficial owner of stock) to deliver a document or information to the Corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the Corporation shall not be required to accept delivery of any document not in such written form or so delivered. For the avoidance of doubt, the Corporation expressly opts out of Section 116 of the DGCL with respect to the delivery of information and documents to the Corporation required by this Article II.

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Article III — Directors

3.1 Powers.

Except as otherwise provided by the Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board.

3.2 Number of Directors.

Subject to the Certificate of Incorporation, the total number of directors constituting the whole Board shall be determined by the Board. No reduction of the authorized number of directors shall have the effect of removing any director before that director’s term of office expires.

3.3 Election, Qualification and Term of Office of Directors.

Except as provided in Section 3.4 of these bylaws, and subject to the Certificate of Incorporation, each director, including a director elected to fill a vacancy or newly created directorship, shall hold office until the expiration of the term of the class, if any, for which elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation, disqualification or removal. Directors need not be stockholders. The Certificate of Incorporation or these bylaws may prescribe qualifications for directors.

3.4 Resignation and Vacancies.

Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. The resignation shall take effect at the time specified therein or upon the happening of an event specified therein and, if no time or event is specified, at the time of its receipt. When one or more directors so resigns and the resignation is effective at a future date or upon the happening of an event to occur on a future date, the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies by the affirmative vote of a majority of such directors, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in Section 3.3.

Unless otherwise provided in the Certificate of Incorporation or these bylaws, vacancies resulting from the death, resignation, disqualification or removal of any director, and newly created directorships resulting from any increase in the authorized number of directors, shall be filled only by the affirmative vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director.

3.5 Place of Meetings; Meetings by Telephone.

The Board may hold meetings, both regular and special, either within or outside the State of Delaware.

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board, or any committee, by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting pursuant to this bylaw shall constitute presence in person at the meeting.

3.6 Regular Meetings.

Regular meetings of the Board may be held within or outside the State of Delaware and at such time and at such place, if any, as has been designated by the Board and publicized among all directors, either orally or in writing, by telephone, including a voice-messaging system or other system designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other means of electronic transmission. No further notice shall be required for regular meetings of the Board.

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3.7 Special Meetings; Notice.

Special meetings of the Board for any purpose or purposes may be called at any time by the Chairperson of the Board, Chief Executive Officer, President, Secretary or a majority of the total authorized number of directors constituting the Board.

Notice of the time and place of special meetings shall be:

(a) delivered personally by hand, by courier or by telephone;

(b) sent by United States first-class mail, postage prepaid;

(c) sent by facsimile or electronic mail; or

(d) sent by other means of electronic transmission.

Such notice shall be directed to each director at that director’s address, telephone number, facsimile number or electronic mail address, or other address for electronic transmission, as the case may be, as shown on the Corporation’s records.

If the notice is (i) delivered personally by hand, by courier or by telephone, (ii) sent by facsimile or electronic mail or (iii) sent by other means of electronic transmission, it shall be delivered or sent at least twenty-four (24) hours before the time of the holding of the meeting. If the notice is sent by U.S. mail, it shall be deposited in the U.S. mail at least four (4) days before the time of the holding of the meeting. To the fullest extent permitted by law, the notice need not specify the place of the meeting (if the meeting is to be held at the Corporation’s principal executive office) nor the purpose of the meeting.

3.8 Quorum.

At all meetings of the Board, unless otherwise required by the Certificate of Incorporation, a majority of the total authorized number of directors shall constitute a quorum for the transaction of business. The affirmative vote of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board, except as may be otherwise specifically required by statute, the Certificate of Incorporation or these bylaws. If a quorum is not present at any meeting of the Board, then the directors present thereat may adjourn the meeting by affirmative vote of a majority of directors present, from time to time, without notice other than announcement at the meeting, until a quorum is present.

3.9 Board Action without a Meeting.

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board, or of any committee thereof, may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board, or the committee thereof, in the same paper or electronic form as the minutes are maintained. Such action by written consent or consent by electronic transmission shall have the same force and effect as a unanimous vote of the Board.

3.10 Fees and Compensation of Directors.

Unless otherwise restricted by the Certificate of Incorporation or these bylaws, the Board shall have the authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

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Article IV — Committees

4.1 Committees of Directors.

The Board may designate one (1) or more committees. Each committee is to consist of one (1) or more of the directors of the Corporation. The Board may designate one (1) or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting, and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board or in these bylaws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it; but no such committee shall have the power or authority to (i) approve or adopt, or recommend to the stockholders, any action or matter (other than the election or removal of directors) expressly required by the DGCL to be submitted to stockholders for approval; or (ii) adopt, amend or repeal any bylaw of the Corporation.

4.2 Committee Minutes.

Each committee shall keep regular minutes of its meetings and report the same to the Board when required.

4.3 Meetings and Actions of Committees.

Meetings and actions of committees shall be governed by, and held and taken in accordance with, the provisions of:

(a) Section 3.5 (Place of Meetings; Meetings by Telephone);

(b) Section 3.6 (Regular Meetings);

(c) Section 3.7 (Special Meetings; Notice);

(d) Section 3.9 (Board Action Without a Meeting); and

(e) Section 7.13 (Waiver of Notice).

Such changes will be made in the context of those bylaws as are necessary to substitute the committee and its members for the Board and its members. However:

(i) the time of regular meetings of committees may be determined either by resolution of the Board or by resolution of the committee;

(ii) special meetings of committees may also be called by resolution of the Board or the chairperson of the applicable committee; and

(iii) the Board may adopt rules for the governance of any committee to override the provisions that would otherwise apply to the committee pursuant to this Section 4.3, provided that such rules do not violate the provisions of the Certificate of Incorporation or applicable law.

4.4 Subcommittees.

Unless otherwise restricted by the Certificate of Incorporation, these bylaws or the resolutions of the Board designating the committee, a committee may create one (1) or more subcommittees, each subcommittee to consist of one (1) or more members of the committee, and delegate to a subcommittee any or all of the powers and authority of the committee.

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Article V — Officers

5.1 Officers.

The officers of the Corporation shall include a Chief Executive Officer, President and Secretary. The Corporation may also have, at the discretion of the Board, a Chairperson and Vice Chairperson of the Board, a Chief Financial Officer, a Treasurer, one (1) or more Vice Presidents, one (1) or more Assistant Vice Presidents, one (1) or more Assistant Treasurers, one (1) or more Assistant Secretaries and any such other officers as may be appointed in accordance with the provisions of these bylaws. Any number of offices may be held by the same person. No officer need be a stockholder or director of the Corporation. The Board of Directors may, from time to time, delegate the powers or duties of any officer to any other officer or agent notwithstanding any provision hereof.

5.2 Appointment of Officers.

The Board may appoint, or empower the Chief Executive Officer or other officers to appoint, such officers and agents as the business of the Corporation may require. Each of such officers and agents shall hold office for such period, have such authority, and perform such duties as are provided in these bylaws or as the Board (or its designee) may from time to time determine.

5.3 Removal and Resignation of Officers.

Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Board or by any officer upon whom such power of removal may be conferred by the Board.

Any officer may resign at any time by giving notice in writing or by electronic transmission to the Corporation. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Corporation under any contract to which the officer is a party.

5.4 Vacancies in Offices.

Any vacancy occurring in any office of the Corporation shall be filled by the Board or as provided in Section 5.2.

5.5 Representation of Securities of Other Persons.

The Chairperson of the Board, the Chief Executive Officer, or the President of this Corporation, or any other person authorized by the Board, the Chief Executive Officer or the President, is authorized to vote, represent and exercise on behalf of this Corporation all rights incident to any and all shares or voting securities or interests of any other corporation or other person standing in the name of this Corporation. The authority granted herein may be exercised either by such person directly or by any other person authorized to do so by proxy or power of attorney duly executed by such person having the authority.

5.6 Authority and Duties of Officers.

All officers of the Corporation shall respectively have such authority and perform such duties in the management of the business of the Corporation as may be provided herein or designated from time to time by the Board (or its designee) and, to the extent not so provided, as generally pertain to their respective offices, subject to the control of the Board.

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5.7 Compensation.

The compensation of the officers of the Corporation for their services as such shall be fixed from time to time by or at the direction of the Board. An officer of the Corporation shall not be prevented from receiving compensation by reason of the fact that he or she is also a director of the Corporation.

Article VI — Records

A stock ledger consisting of one or more records in which the names of all of the Corporation’s stockholders of record, the address and number of shares registered in the name of each such stockholder, and all issuances and transfers of stock of the Corporation are recorded in accordance with Section 224 of the DGCL shall be administered by or on behalf of the Corporation. Any records administered by or on behalf of the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of, or be in the form of, any information storage device, or method, or one or more electronic networks or databases (including one or more distributed electronic networks or databases), provided that the records so kept can be converted into clearly legible paper form within a reasonable time and, with respect to the stock ledger, that the records so kept (i) can be used to prepare the list of stockholders specified in Sections 219 and 220 of the DGCL, (ii) record the information specified in Sections 156, 159, 217(a) and 218 of the DGCL and (iii) record transfers of stock as governed by Article 8 of the Uniform Commercial Code as adopted in the State of Delaware.

Article VII — General Matters

7.1 Execution of Corporate Contracts and Instruments.

The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Corporation; such authority may be general or confined to specific instances.

7.2 Stock Certificates.

The shares of the Corporation shall be represented by certificates, provided that the Board by resolution may provide that some or all of the shares of any class or series of stock of the Corporation shall be uncertificated. Certificates for the shares of stock, if any, shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock represented by a certificate shall be entitled to have a certificate signed by, or in the name of the Corporation by, any two officers authorized to sign stock certificates representing the number of shares registered in certificate form. The Chairperson or Vice Chairperson of the Board, Chief Executive Officer, the President, Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Corporation shall be specifically authorized to sign stock certificates. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate has ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

The Corporation may issue the whole or any part of its shares as partly paid and subject to call for the remainder of the consideration to be paid therefor. Upon the face or back of each stock certificate issued to represent any such partly paid shares, or upon the books and records of the Corporation in the case of uncertificated partly paid shares, the total amount of the consideration to be paid therefor and the amount paid thereon shall be stated. Upon the declaration of any dividend on fully paid shares, the Corporation shall declare a dividend upon partly paid shares of the same class, but only upon the basis of the percentage of the consideration actually paid thereon.

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7.3 Special Designation of Certificates.

If the Corporation is authorized to issue more than one class of stock or more than one series of any class, then the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or on the back of the certificate that the Corporation shall issue to represent such class or series of stock (or, in the case of uncertificated shares, set forth in a notice provided pursuant to Section 151 of the DGCL); provided, however, that except as otherwise provided in Section 202 of the DGCL, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the Corporation shall issue to represent such class or series of stock (or, in the case of any uncertificated shares, included in the aforementioned notice) a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, the designations, the preferences and the relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

7.4 Lost Certificates.

Except as provided in this Section 7.4, no new certificates for shares shall be issued to replace a previously issued certificate unless the latter is surrendered to the Corporation and cancelled at the same time. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

7.5 Shares Without Certificates.

The Corporation may adopt a system of issuance, recordation and transfer of its shares of stock by electronic or other means not involving the issuance of certificates, provided the use of such system by the Corporation is permitted in accordance with applicable law.

7.6 Construction; Definitions.

Unless the context requires otherwise, the general provisions, rules of construction and definitions in the DGCL shall govern the construction of these bylaws. Without limiting the generality of this provision, the singular number includes the plural and the plural number includes the singular.

7.7 Dividends.

The Board, subject to any restrictions contained in either (i) the DGCL or (ii) the Certificate of Incorporation, may declare and pay dividends upon the shares of its capital stock. Dividends may be paid in cash, in property or in shares of the Corporation’s capital stock.

The Board may set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve. Such purposes shall include but not be limited to equalizing dividends, repairing or maintaining any property of the Corporation, and meeting contingencies.

7.8 Fiscal Year.

The fiscal year of the Corporation shall be fixed by resolution of the Board and may be changed by the Board.

7.9 Seal.

The Corporation may adopt a corporate seal, which shall be adopted and which may be altered by the Board. The Corporation may use the corporate seal by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

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7.10 Transfer of Stock.

Shares of the Corporation shall be transferable in the manner prescribed by law and in these bylaws. Shares of stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the Corporation of the certificate or certificates representing such shares endorsed by the appropriate person or persons (or by delivery of duly executed instructions with respect to uncertificated shares), with such evidence of the authenticity of such endorsement or execution, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer stamps. No transfer of stock shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing the names of the persons from and to whom it was transferred.

7.11 Stock Transfer Agreements.

The Corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes or series of stock of the Corporation to restrict the transfer of shares of stock of the Corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL.

7.12 Registered Stockholders.

The Corporation:

(a) shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner and

(b) shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of another person, whether or not it shall have express or other notice thereof, except as otherwise required by the laws of the State of Delaware.

7.13 Waiver of Notice.

Whenever notice is required to be given under any provision of the DGCL, the Certificate of Incorporation or these bylaws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders, directors or members of a committee of directors need be specified in any written waiver of notice or any waiver by electronic transmission unless so required by the Certificate of Incorporation or these bylaws.

Article VIII — Notice

8.1 Delivery of Notice; Notice by Electronic Transmission.

Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provisions of the DGCL, the Certificate of Incorporation or these bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the Corporation and shall be given (1) if mailed, when the notice is deposited in the U.S. mail, postage prepaid, (2) if delivered by courier service, the earlier of when the notice is received or left at such stockholder’s address or (3) if given by electronic mail, when directed to such stockholder’s electronic mail address unless the stockholder has notified the Corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail. A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the Corporation.

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Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these bylaws shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the Corporation. Notwithstanding the provisions of this paragraph, the Corporation may give a notice by electronic mail in accordance with the first paragraph of this Section 8.1 without obtaining the consent required by this paragraph.

Any notice given pursuant to the preceding paragraph shall be deemed given:

(a) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice;

(b) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice and

(c) if by any other form of electronic transmission, when directed to the stockholder.

Notwithstanding the foregoing, a notice may not be given by an electronic transmission from and after the time that (1) the Corporation is unable to deliver by such electronic transmission two (2) consecutive notices given by the Corporation and (2) such inability becomes known to the Secretary or an Assistant Secretary of the Corporation or to the transfer agent, or other person responsible for the giving of notice, provided, however, the inadvertent failure to discover such inability shall not invalidate any meeting or other action.

An affidavit of the Secretary or an Assistant Secretary or of the transfer agent or other agent of the Corporation that the notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

Article IX — Indemnification

9.1 Indemnification of Directors and Officers.

The Corporation shall indemnify and hold harmless, to the fullest extent permitted by the DGCL as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was a director or officer of the Corporation or, while serving as a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership (a “covered person”), joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred by such person in connection with any such Proceeding. Notwithstanding the preceding sentence, except as otherwise provided in Section 9.4, the Corporation shall be required to indemnify a person in connection with a Proceeding initiated by such person only if the Proceeding was authorized in the specific case by the Board.

9.2 Indemnification of Others.

The Corporation shall have the power to indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may hereafter be amended, any employee or agent of the Corporation who was or is made or is threatened to be made a party or is otherwise involved in any Proceeding by reason of the fact that he or she, or a person for whom he or she is the legal representative, is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or non-profit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such Proceeding.

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9.3 Prepayment of Expenses.

The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by any covered person, and may pay the expenses incurred by any employee or agent of the Corporation, in defending any Proceeding in advance of its final disposition; provided, however, that such payment of expenses in advance of the final disposition of the Proceeding shall be made only upon receipt of an undertaking by the person to repay all amounts advanced if it should be ultimately determined that the person is not entitled to be indemnified under this Article IX or otherwise.

9.4 Determination; Claim.

If a claim for indemnification (following the final disposition of such Proceeding) under this Article IX is not paid in full within sixty (60) days, or a claim for advancement of expenses under this Article IX is not paid in full within thirty (30) days, after a written claim therefor has been received by the Corporation, the claimant may thereafter (but not before) file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim to the fullest extent permitted by law. In any such action, the Corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

9.5 Non-Exclusivity of Rights.

The rights conferred on any person by this Article IX shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

9.6 Insurance.

The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the Corporation would have the power to indemnify him or her against such liability under the provisions of the DGCL.

9.7 Other Indemnification.

The Corporation’s obligation, if any, to indemnify or advance expenses to any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or non-profit entity shall be reduced by any amount such person may collect as indemnification or advancement of expenses from such other corporation, partnership, joint venture, trust, enterprise or non-profit enterprise.

9.8 Continuation of Indemnification.

The rights to indemnification and to prepayment of expenses provided by, or granted pursuant to, this Article IX shall continue notwithstanding that the person has ceased to be a director or officer of the Corporation and shall inure to the benefit of the estate, heirs, executors, administrators, legatees and distributees of such person.

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9.9 Amendment or Repeal; Interpretation.

The provisions of this Article IX shall constitute a contract between the Corporation, on the one hand, and, on the other hand, each individual who serves or has served as a director or officer of the Corporation (whether before or after the adoption of these bylaws), in consideration of such person’s performance of such services, and pursuant to this Article IX, the Corporation intends to be legally bound to each such current or former director or officer of the Corporation. With respect to current and former directors and officers of the Corporation, the rights conferred under this Article IX are present contractual rights and such rights are fully vested, and shall be deemed to have vested fully, immediately upon adoption of these bylaws. With respect to any directors or officers of the Corporation who commence service following adoption of these bylaws, the rights conferred under this provision shall be present contractual rights and such rights shall fully vest, and be deemed to have vested fully, immediately upon such director or officer commencing service as a director or officer of the Corporation. Any repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection (i) hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification or (ii) under any agreement providing for indemnification or advancement of expenses to an officer or director of the Corporation in effect prior to the time of such repeal or modification.

Any reference to an officer of the Corporation in this Article IX shall be deemed to refer exclusively to the Chief Executive Officer, President and Secretary, or other officer of the Corporation appointed by (x) the Board pursuant to Article V of these bylaws or (y) an officer to whom the Board has delegated the power to appoint officers pursuant to Article V of these bylaws, and any reference to an officer of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be deemed to refer exclusively to an officer appointed by the board of directors (or equivalent governing body) of such other entity pursuant to the certificate of incorporation and bylaws (or equivalent organizational documents) of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The fact that any person who is or was an employee of the Corporation or an employee of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise has been given or has used the title of “Vice President” or any other title that could be construed to suggest or imply that such person is or may be an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall not result in such person being constituted as, or being deemed to be, an officer of the Corporation or of such other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise for purposes of this Article IX.

Article X — Amendments

The Board is expressly empowered to adopt, amend or repeal the bylaws of the Corporation. The stockholders also shall have power to adopt, amend or repeal the bylaws of the Corporation; provided, however, that such action by stockholders shall require, in addition to any other vote required by the Certificate of Incorporation or applicable law, the affirmative vote of the holders of at least two-thirds of the voting power of all the then-outstanding shares of voting stock of the Corporation entitled to vote thereon, voting together as a single class.

Article XI — Forum Selection

Unless the Corporation consents in writing to the selection of an alternative forum, (a) the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Certificate of Incorporation or these bylaws (as each may be amended from time to time) or (iv) any action, suit or proceeding asserting a claim against the Corporation governed by the internal affairs doctrine; and (b) subject to the preceding provisions of this Article XI, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause or causes of action arising under the Securities Act of 1933, as amended, including all causes of action asserted against any defendant to such complaint. To the fullest extent permitted by law, if any action the subject matter of which is within the scope of clause (a) of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of clause (a) of the immediately preceding sentence and (y) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

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For the avoidance of doubt, the provisions of this Article XI are intended to benefit and may be enforced by the Corporation, its officers and directors, the underwriters of, or any financial advisors in connection with, any offering of securities giving rise to such complaint, and any other professional or entity whose profession gives authority to a statement made by that person or entity and who has prepared or certified any part of the documents underlying the offering of securities.

Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article XI. Notwithstanding the foregoing, the provisions of this Article XI shall not apply to suits brought to enforce any liability or duty created by the Exchange Act, or any other claim for which the federal courts of the United States have exclusive jurisdiction.

If any provision or provisions of this Article XI shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever, (a) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Article XI (including, without limitation, each portion of any paragraph of this Article XI containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby.

Article XII — Definitions

As used in these bylaws, unless the context otherwise requires, the following terms shall have the following meanings:

An “electronic transmission” means any form of communication not directly involving the physical transmission of paper, including the use of, or participation in, one or more electronic networks or databases (including one or more distributed electronic networks or databases), that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

An “electronic mail” means an electronic transmission directed to a unique electronic mail address (which electronic mail shall be deemed to include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the Corporation who is available to assist with accessing such files and information).

An “electronic mail address” means a destination, commonly expressed as a string of characters, consisting of a unique user name or mailbox (commonly referred to as the “local part” of the address) and a reference to an internet domain (commonly referred to as the “domain part” of the address), whether or not displayed, to which electronic mail can be sent or delivered.

The term “person” means any individual, general partnership, limited partnership, limited liability company, corporation, trust, business trust, joint stock company, joint venture, unincorporated association, cooperative or association or any other legal entity or organization of whatever nature, and shall include any successor (by merger or otherwise) of such entity.

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Annex E

July 6, 2026

The Board of Directors

Snowdrift Parent Corporation c/o

Chemomab Therapeutics Ltd.

10 Habarzel Street, Building C, 10th Floor

Tel Aviv, Israel 6971010

Dear Board of Directors:

You have asked Oppenheimer & Co. Inc. (“Oppenheimer”) to render a written opinion (“Opinion”) to the Board of Directors (the “Board”) of Snowdrift Parent Corporation (“Parent”), a Delaware corporation and a wholly owned subsidiary of Chemomab Therapeutics Ltd. (“Chemomab”), as to the fairness, from a financial point of view, to Parent, of the Merger Consideration (as defined below) to be paid by Parent as provided for in the Agreement and Plan of Merger (the “Agreement”) proposed to be entered into by and among Chemomab, Scipher Medicine Corporation, a Delaware corporation (the “Company”), Parent, Snowdrift Sub Corp., a Delaware corporation and wholly-owned subsidiary of Parent (“Merger Sub”), and Elderwood Ltd., an Israeli company and a wholly owned subsidiary of Parent (“Domestication Merger Sub”). The Agreement provides, among other things, that (a) immediately prior to closing, Chemomab, Parent, and Domestication Merger Sub will use reasonable best efforts to effect the domestication, whereby Chemomab will become a wholly owned, direct subsidiary of Parent (the “Domestication”), (b) Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation and a direct wholly-owned subsidiary of Parent (the “Merger”), (c) holders of Chemomab ordinary shares, of record, immediately prior to the Domestication, shall be entitled to one contingent value right (“CVR”) issued by Parent subject to and in accordance with the terms and conditions of the CVR agreement (the “CVR Agreement”), (d) immediately prior to the execution and delivery of the Agreement, the Company and certain investors have executed a stock purchase agreement, pursuant to which such investors have agreed to extend funds to the Company which shall be converted into shares of Parent common stock (the “Parent Shares”) prior to the closing (“Pre-Closing Financing”), and (e) concurrently with the execution and delivery of the Agreement and conditioned solely on the closing, Parent will have received binding written commitments for the concurrent private investment in public equity financing (collectively with the Domestication, the Merger, the transactions pursuant to the CVR Agreement, and the Pre-Closing Financing, the “Transaction”). At the effective time of the Merger, the holders of common stock of the Company (collectively, “Company Shareholders”) will have the right to receive, for all issued and outstanding shares of Company common shares (collectively, the “Company Shares”), Parent Shares representing 68% of the combined company and the current holders of ordinary shares of Chemomab will have the right to receive Parent Shares representing 32% of the combined company (the “Merger Consideration”), no fractional shares of Parent common stock or cash shall be issued or paid in connection with the Merger.

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For purposes of this Opinion and our financial analyses underlying this Opinion, we have relied upon and assumed, at the direction of management of Chemomab (“Management”) and with the Board’s consent, without independent verification, that (i) upon consummation of the Transaction (without giving effect to private placement which will occur concurrently with the merger between Chemomab and the Company), the current Chemomab shareholders will own 32.00% of the combined company and the current Company Shareholders will own 68.00% of the combined company, (ii) Chemomab has an implied equity value of $48 million and the Company has an implied equity value of $102 million, and (iii) any adjustments to the Merger Consideration pursuant to the Agreement will not be material to our analyses or this Opinion.

In arriving at our Opinion, we:

a)	reviewed a draft dated July 2, 2026 of the Agreement;

b)	reviewed (1) the Company’s audited financial statements for the fiscal year ended December 31, 2024, (2) the Company’s unaudited financial statements for the fiscal year ended December 31, 2025 and for the 3-month period ended March 31, 2026, and (3) the estimated cash balance of the Company at June 30, 2026;

c)	reviewed financial forecasts and estimates relating to the Company, prepared by the senior management of the Company as adjusted by Management and approved for our use by the Board (the “Company Projections”);

d)	held discussions with the senior management and advisors of each of the Company and Chemomab with respect to the Transaction and the business and prospects of the Company and Chemomab, respectively, including the liquidity needs of, and capital resources available to, the Company and Chemomab;

e)	reviewed and analyzed certain publicly available financial data for companies that we deemed relevant in evaluating the Company;

f)	reviewed and analyzed the publicly available financial terms of certain transactions that we deemed relevant in evaluating the Company;

g)	considered the financial terms of certain initial public offerings that we deemed relevant in evaluating the Company;

h)	reviewed other public information concerning each of the Company and Chemomab;

i)	reviewed a certificate addressed to us from senior management of Chemomab which contains, among other things, representations regarding the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, us by or on behalf of Chemomab; and

j)	performed such other analyses, reviewed such other information and considered such other factors as we deemed appropriate.

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In rendering our Opinion, we relied upon and assumed, without independent verification or investigation, the accuracy and completeness of all of the financial and other information provided to or discussed with us by Chemomab and its employees, representatives and affiliates or publicly available to or otherwise reviewed by us. With respect to the Company Projections, we have assumed, at the direction of Management and with the Board’s consent, without independent verification or investigation, that the Company Projections were reasonably prepared on bases reflecting the best available information, estimates and judgments of the management of the Company, as adjusted by Management, as to the future financial condition and operating results of the Company. At the direction of representatives of Chemomab, we also assumed that the final terms of the Agreement will not vary materially from those set forth in the draft reviewed by us. We also have assumed, with the consent of Chemomab, that the Transaction will be consummated in accordance with its terms without waiver, modification or amendment of any material term, condition or agreement and in compliance with all applicable laws and other requirements and that, in the course of obtaining the necessary regulatory or third party approvals, consents and releases with respect to the Transaction, no delay, limitation, restriction or condition will be imposed that would result in the disposition of any assets of Parent, Chemomab or the Company or otherwise have an adverse effect on Parent, Chemomab, the Company or the Transaction. We have also assumed, with the consent of the Board, that the Transaction will qualify as a tax-free transaction. We have also assumed that there were no material changes in the assets, liabilities, financial conditions, results of operations, business or prospects of the Company since the date of the last financial statements of each of Chemomab and the Company, respectively, that were made available to us, and that there is no information or any facts that would make any of the information reviewed by us incomplete or misleading. We have neither made nor obtained any independent evaluations or appraisals of the assets or liabilities, contingent or otherwise, of the Company, Parent or Chemomab.

We are not expressing any opinion as to the underlying valuation, future performance or long-term viability of Parent, Chemomab or the Company or the price at which the ordinary shares of Chemomab, the Parent Shares or the Company Shares will trade at any time. We express no view as to, and our Opinion does not address, any terms or other aspects or implications of the Transaction (other than the Merger Consideration to the extent expressly specified herein) or any aspect or implication of any other agreement, arrangement or understanding entered into in connection with the Transaction or otherwise, or the fairness of the amount or nature of the compensation resulting from the Transaction to any individual officers, directors or employees of Parent or Chemomab, or class of such persons, relative to the Merger Consideration or otherwise. In addition, we express no view as to, and our Opinion does not address, the underlying business decision of Chemomab, Parent or the Board to proceed with or effect the Transaction nor does our Opinion address the relative merits of the Transaction as compared to any alternative business strategies that might exist for Chemomab or Parent or the effect of any other transaction in which Parent or Chemomab might engage. We have not been requested to, and did not, (a) initiate or participate in any discussions or negotiations with, or solicit any indications of interest from, third parties with respect to the Transaction, the securities, assets, business or operations of Chemomab, Parent or any other party, or any alternatives to the Transaction, (b) negotiate the terms of the Transaction, or (c) advise the Board or any other party with respect to alternatives to the Transaction. We express no view or opinion as to any such matters, including the terms that could have been obtained if any of the foregoing had been undertaken. Our Opinion is necessarily based on the information available to us and general economic, financial and stock market conditions and circumstances as they exist and can be evaluated by us on the date hereof. Although subsequent developments may affect this Opinion, we do not have any obligation to update, revise or reaffirm this Opinion.

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We are not legal, tax, regulatory or accounting advisors and have relied on the assessments made by Chemomab and its advisors with respect to such issues. This Opinion does not address any legal, tax, regulatory or accounting matters. In addition, this Opinion does not constitute a solvency opinion or a fair value opinion, and we have not evaluated the solvency or fair value of the Company, Parent or Chemomab under any federal or state laws relating to bankruptcy, insolvency, similar matters or otherwise.

The issuance of this Opinion was approved by an authorized committee of Oppenheimer. As part of our investment banking business, we are regularly engaged in valuations of businesses and securities in connection with acquisitions and mergers, underwritings, secondary distributions of securities, private placements and valuations for other purposes.

We have acted as financial advisor in rendering this Opinion to Parent in connection with the Transaction and will receive a fee for our services, all of which will be payable upon delivery of this Opinion and none of which is contingent upon consummation of the Transaction. Chemomab has agreed to reimburse certain of our expenses and to indemnify us and certain related parties for certain potential liabilities arising out of our engagement. In the ordinary course of business, we and our affiliates may actively trade securities of Chemomab for our and our affiliates’ own accounts and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities. Oppenheimer in the past has provided investment banking, financial advisory and/or other financial services to Chemomab, for which Oppenheimer has received compensation, including, among other things, acting as Chemomab’s capital markets advisor in its $10 million private investment in public equity in July 2024.

Oppenheimer consents to the inclusion of this Opinion in its entirety and reference to this Opinion in any proxy statement required to be distributed to Chemomab shareholders in connection with the Transaction so long as such inclusion and reference is in form and substance acceptable to Oppenheimer and its counsel. This Opinion is issued in the English language and reliance may only be placed on this Opinion as issued in the English language. If any translations of this Opinion are delivered, they are provided only for ease of reference, have no legal effect and Oppenheimer makes no representation as to (and accepts no liability in respect of) the accuracy or completeness of any such translations.

Based upon and subject to the foregoing, and such other factors as we deemed relevant, it is our opinion that, as of the date hereof, the Merger Consideration to be paid by Parent as provided for in the Agreement is fair, from a financial point of view, to Parent. This Opinion is for the use of the Board (in its capacity as such) in its evaluation of the Transaction and does not constitute a recommendation to the Board or any equity holder as to how such person should vote or act with respect to any matters relating to the Transaction, or whether to enter into a support agreement with either Chemomab or the Company.

Very truly yours,

/s/ Oppenheimer & Co. Inc.

OPPENHEIMER & CO. INC.

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Annex F

Scipher Medicine Corporation

2026 Equity Incentive Plan

Adopted by the Board of Directors: October 28, 2026

Approved by the Stockholders: [Date], 2026

Effective Date: [Date], 2026

1. General.

(a) Plan Purpose. The Company, by means of the Plan, seeks to secure and retain the services of Employees, Directors and Consultants, to provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and to provide a means by which such persons may be given an opportunity to benefit from increases in value of the Common Stock through the granting of Awards.

(b) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options; (ii) Nonstatutory Stock Options; (iii) SARs; (iv) Restricted Stock Awards; (v) RSU Awards; and (vi) Other Awards.

(c) Adoption Date; Effective Date. The Plan will come into existence on the Adoption Date, but no Award may be granted prior to the Effective Date.

2. Shares Subject to the Plan.

(a) Share Reserve. Subject to adjustment in accordance with Section 2(c) and any adjustments as necessary to implement any Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards will not exceed 2,800,000 shares, plus a number of shares of Common Stock equal to the number of Returning Shares, if any, as such shares become available from time to time. In addition, subject to any adjustments as necessary to implement any Capitalization Adjustments, such aggregate number of shares of Common Stock will automatically increase on January 1 of each year for a period of ten years commencing on January 1, 2027 and ending on (and including) January 1, 2036, in an amount equal to 5.0% of the total number of shares of Common Stock outstanding on December 31 of the immediately preceding calendar year; provided, however, that the Board may act prior to January 1st of a given year to provide that the increase for such year will be a lesser number of shares of Common Stock.

(b) Aggregate Incentive Stock Option Limit. Notwithstanding anything to the contrary in Section 2(a) and subject to any adjustments as necessary to implement any Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is 4,200,000 shares.

(c) Share Reserve Operation.

(i) Limit Applies to Common Stock Issued Pursuant to Awards. For clarity, the Share Reserve is a limit on the number of shares of Common Stock that may be issued pursuant to Awards and does not limit the granting of Awards, except that the Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy its obligations to issue shares pursuant to such Awards. Shares may be issued in connection with a merger or acquisition as permitted by, as applicable, Nasdaq Listing Rule 5635(c), NYSE Listed Company Manual Section 303A.08, NYSE American Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(ii) Actions that Do Not Constitute Issuance of Common Stock and Do Not Reduce Share Reserve. The following actions do not result in an issuance of shares under the Plan and accordingly do not reduce the number of shares subject to the Share Reserve and available for issuance under the Plan: (1) the expiration or termination of any portion of an Award without the shares covered by such portion of the Award having been issued, (2) the settlement of any portion of an Award in cash (i.e., the Participant receives cash rather than Common Stock), (3) the withholding of shares that would otherwise be issued by the Company to satisfy the exercise, strike or purchase price of an Award; or (4) the withholding of shares that would otherwise be issued by the Company to satisfy a tax withholding obligation in connection with an Award. For the avoidance of doubt, with respect to a SAR, only shares of Common Stock which are issued upon settlement of the SAR shall count towards reducing the number of shares available for issuance under the Plan.

(iii) Reversion of Previously Issued Shares of Common Stock to Share Reserve. The following shares of Common Stock previously issued pursuant to an Award and accordingly initially deducted from the Share Reserve will be added back to the Share Reserve and again become available for issuance under the Plan: (1) any shares that are forfeited back to or repurchased by the Company because of a failure to meet a contingency or condition required for the vesting of such shares; (2) any shares that are reacquired by the Company to satisfy the exercise, strike or purchase price of an Award; and (3) any shares that are reacquired by the Company to satisfy a tax withholding obligation in connection with an Award.

3. Eligibility and Limitations.

(a) Eligible Award Recipients. Subject to the terms of the Plan, Employees, Directors and Consultants are eligible to receive Awards.

(b) Specific Award Limitations.

(i) Limitations on Incentive Stock Option Recipients. Incentive Stock Options may be granted only to Employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and (f) of the Code).

(ii) Incentive Stock Option $100,000 Limitation. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Award Agreement(s).

(iii) Limitations on Incentive Stock Options Granted to Ten Percent Stockholders. A Ten Percent Stockholder may not be granted an Incentive Stock Option unless (i) the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant of such Option and (ii) the Option is not exercisable after the expiration of five years from the date of grant of such Option.

(iv) Limitations on Nonstatutory Stock Options and SARs. Nonstatutory Stock Options and SARs may not be granted to Employees, Directors and Consultants who are providing Continuous Service unless the stock underlying such Awards is treated as “service recipient stock” under Section 409A or unless such Awards otherwise comply with the distribution requirements of Section 409A or is not subject to Section 409A.

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(c) Aggregate Incentive Stock Option Limit. The aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options is the number of shares specified in Section 2(b).

(d) Non-Employee Director Compensation Limit. The aggregate value of all compensation granted or paid, as applicable, in each case following the Closing Date, to any individual for service as a Non-Employee Director with respect to any fiscal year, including Awards granted and cash fees paid by the Company to such Non-Employee Director for his or her service as a Non-Employee Director, will not exceed (i) $750,000 in total value or (ii) in the event such Non-Employee Director is first appointed or elected to the Board during such fiscal year, $1,000,000 in total value, in each case calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.

(e) Minimum Vesting. Notwithstanding the Board’s discretion to determine the vesting schedule applicable to an Award, all Awards, and all portions of Awards, shall be subject to a vesting schedule that provides that the Award shall not vest with respect to any of the covered shares of Common Stock prior to the one year anniversary of the date of grant of the Award (or the date of commencement of employment or service, in the case of a grant made in connection with a Participant’s commencement of employment or service); provided, however, that (i) Awards with respect to 5% of the aggregate number of shares subject to the Share Reserve may be granted under the Plan to any one or more Participants (other than Officers) without respect to such minimum vesting provisions, (ii) vesting of any Award may accelerate pursuant to Section 6(c)(ii), and (iii) Awards that vest on the earlier of the one-year anniversary of the date on which the Award was granted and the next annual meeting of stockholders (so long as such next annual meeting of stockholders is at least 50 weeks after the immediately preceding year’s annual meeting of stockholders) may be granted to Non-Employee Directors without respect to such minimum vesting provisions.

4. Options and Stock Appreciation Rights.

Each Option and SAR will have such terms and conditions as determined by the Board. Each Option will be designated in writing as an Incentive Stock Option or Nonstatutory Stock Option at the time of grant; provided, however, that if an Option is not so designated or if an Option designated as an Incentive Stock Option fails to qualify as an Incentive Stock Option, then such Option will be a Nonstatutory Stock Option, and the shares purchased upon exercise of each type of Option will be separately accounted for. Each SAR will be denominated in shares of Common Stock equivalents. The terms and conditions of separate Options and SARs need not be identical; provided, however, that each Award Agreement will conform (through incorporation of provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:

(a) Term. Subject to Section 3(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of grant of such Award or such shorter period specified in the Award Agreement.

(b) Exercise or Strike Price. Subject to Section 3(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will not be less than 100% of the Fair Market Value on the date of grant of such Award. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value on the date of grant of such Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a corporate transaction and in a manner consistent with the provisions of Sections 409A and, if applicable, 424(a) of the Code.

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(c) Exercise Procedure and Payment of Exercise Price for Options. In order to exercise an Option, the Participant must provide notice of exercise to the Plan Administrator in accordance with the procedures specified in the Award Agreement or otherwise provided by the Company. The Board has the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The exercise price of an Option may be paid, to the extent permitted by Applicable Law and as determined by the Board, by one or more of the following methods of payment to the extent set forth in the Award Agreement:

(i) by cash or check, bank draft or money order payable to the Company;

(ii) pursuant to a “cashless exercise” program developed under Regulation T as promulgated by the U.S. Federal Reserve Board that, prior to the issuance of the Common Stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock that are already owned by the Participant free and clear of any liens, claims, encumbrances or security interests, with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) at the time of exercise the Common Stock is publicly traded, (2) any remaining balance of the exercise price not satisfied by such delivery is paid by the Participant in cash or other permitted form of payment, (3) such delivery would not violate any Applicable Law or agreement restricting the redemption of the Common Stock, (4) any certificated shares are endorsed or accompanied by an executed assignment separate from certificate and (5) such shares have been held by the Participant for any minimum period necessary to avoid adverse accounting treatment as a result of such delivery;

(iv) if the Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value on the date of exercise that does not exceed the exercise price, provided that (1) such shares used to pay the exercise price will not be exercisable thereafter and (2) any remaining balance of the exercise price not satisfied by such net exercise is paid by the Participant in cash or other permitted form of payment; or

(v) in any other form of consideration that may be acceptable to the Board and permissible under Applicable Law.

(d) Exercise Procedure and Payment of Appreciation Distribution for SARs. In order to exercise any SAR, the Participant must provide notice of exercise to the Plan Administrator in accordance with the Award Agreement. The appreciation distribution payable to a Participant upon the exercise of a SAR will not be greater than an amount equal to the excess of (i) the aggregate Fair Market Value on the date of exercise of a number of shares of Common Stock equal to the number of Common Stock equivalents that are vested and being exercised under such SAR, over (ii) the strike price of such SAR. Such appreciation distribution may be paid to the Participant in the form of Common Stock or cash (or any combination of Common Stock and cash) or in any other form of payment, as determined by the Board and specified in the Award Agreement.

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(e) Transferability. Options and SARs may not be transferred to third-party financial institutions for value. The Board may impose such additional limitations on the transferability of an Option or SAR as it determines. In the absence of any such determination by the Board, the following restrictions on the transferability of Options and SARs will apply, provided that except as explicitly provided herein, neither an Option nor a SAR may be transferred for consideration and provided, further, that if an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer:

(i) Restrictions on Transfer. An Option or SAR will not be transferable, except by will or by the laws of descent and distribution, and will be exercisable during the lifetime of the Participant only by the Participant; provided, however, that the Board may permit transfer of an Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request, including to a trust if the Participant is considered to be the sole beneficial owner of such trust (as determined under Section 671 of the Code and applicable U.S. state law) while such Option or SAR is held in such trust, provided that the Participant and the trustee enter into a transfer and other agreements required by the Company.

(ii) Domestic Relations Orders. Notwithstanding the foregoing, subject to the execution of transfer documentation in a format acceptable to the Company and subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to a domestic relations order.

(f) Vesting. The Board may impose such restrictions on or conditions to the vesting and/or exercisability of an Option or SAR as determined by the Board and vesting conditions may include achievement of one or more Performance Goals. Except as otherwise provided in the applicable Award Agreement or other written agreement between a Participant and the Company, vesting of Options and SARs will cease upon termination of the Participant’s Continuous Service.

(g) Termination of Continuous Service for Cause. Except as explicitly otherwise provided in the Award Agreement or other written agreement between a Participant and the Company, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Options and SARs will terminate and be forfeited immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising any portion (including any vested portion) of such Awards on and after the date of such termination of Continuous Service and the Participant will have no further right, title or interest in such forfeited Award, the shares of Common Stock subject to the forfeited Award, or any consideration in respect of the forfeited Award. If a Participant is suspended pending investigation of whether his or her Continuous Service shall be terminated for Cause, the Participant’s rights to exercise an Option or SAR shall be suspended during the investigation period.

(h) Post-Termination Exercise Period Following Termination of Continuous Service for Reasons Other than Cause. Subject to Section 4(i), if a Participant’s Continuous Service terminates for any reason other than for Cause, the Participant may exercise his or her Option or SAR to the extent vested, but only within the following period of time or, if applicable, such other period of time provided in the Award Agreement or other written agreement between a Participant and the Company; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)):

(i) three months following the date of such termination if such termination is a termination without Cause (other than any termination due to the Participant’s Disability or death);

(ii) 12 months following the date of such termination if such termination is due to the Participant’s Disability;

(iii) 18 months following the date of such termination if such termination is due to the Participant’s death; or

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(iv) 18 months following the date of the Participant’s death if such death occurs following the date of such termination but during the period such Award is otherwise exercisable (as provided in (i) or (ii) above).

Following the date of such termination, to the extent the Participant does not exercise such Award within the applicable Post-Termination Exercise Period (or, if earlier, prior to the expiration of the maximum term of such Award), such unexercised portion of the Award will terminate, and the Participant will have no further right, title or interest in terminated Award, the shares of Common Stock subject to the terminated Award, or any consideration in respect of the terminated Award.

(i) Restrictions on Exercise; Extension of Exercisability. A Participant may not exercise an Option or SAR at any time that the issuance of shares of Common Stock upon such exercise would violate Applicable Law. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company, if a Participant’s Continuous Service terminates for any reason other than for Cause and, at any time during the last thirty days of the applicable Post-Termination Exercise Period: (i) the exercise of the Participant’s Option or SAR would be prohibited solely because the issuance of shares of Common Stock upon such exercise would violate Applicable Law, (ii) the immediate sale of any shares of Common Stock issued upon such exercise would violate the Company’s Trading Policy or (iii) the Board has suspended exercisability under Section 7(b), then the applicable Post-Termination Exercise Period will be extended to the last day of the calendar month that commences following the date the Award would otherwise expire, with an additional extension of the exercise period to the last day of the next calendar month to apply if any of the foregoing restrictions apply at any time during such extended exercise period, generally without limitation as to the maximum permitted number of extensions; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 4(a)).

(j) Non-Exempt Employees. No Option or SAR, whether or not vested, granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, will be first exercisable for any shares of Common Stock until at least six months following the date of grant of such Award. Notwithstanding the foregoing, in accordance with the provisions of the Worker Economic Opportunity Act, any vested portion of such Award may be exercised earlier than six months following the date of grant of such Award in the event of (i) such Participant’s death or Disability, (ii) a corporate transaction in which such Award is not assumed, continued or substituted, (iii) a Change in Control, or (iv) such Participant’s retirement (as such term may be defined in the Award Agreement or another applicable agreement between the Employee and the Company or one of its Affiliates or, in the absence of any such definition, in accordance with the Company’s then current employment policies and guidelines). This Section 4(j) is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.

(k) Whole Shares. Options and SARs may be exercised only with respect to whole shares of Common Stock or their equivalents.

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5. Awards Other Than Options and Stock Appreciation Rights.

(a) Restricted Stock Awards and RSU Awards. Each Restricted Stock Award and RSU Award will have such terms and conditions as determined by the Board; provided, however, that each Restricted Stock Award Agreement and RSU Award Agreement will conform (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) to the substance of each of the following provisions:

(i) Form of Award.

(1) RSAs: To the extent consistent with the Company’s Bylaws, at the Board’s election, shares of Common Stock subject to a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until such shares become vested or any other restrictions lapse, or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. Unless otherwise determined by the Board, a Participant will have voting and other rights as a stockholder of the Company with respect to any shares subject to a Restricted Stock Award.

(2) RSUs: A RSU Award represents a Participant’s right to be issued on a future date the number of shares of Common Stock that is equal to the number of restricted stock units subject to the RSU Award. As a holder of a RSU Award, a Participant is an unsecured creditor of the Company with respect to the Company’s unfunded obligation, if any, to issue shares of Common Stock in settlement of such Award and nothing contained in the Plan or any Award Agreement, and no action taken pursuant to its provisions, will create or be construed to create a trust of any kind or a fiduciary relationship between a Participant and the Company or an Affiliate or any other person. A Participant will not have voting or any other rights as a stockholder of the Company with respect to any RSU Award (unless and until shares are actually issued in settlement of a vested RSU Award).

(ii) Consideration.

(1) RSA: A Restricted Stock Award may be granted in consideration for (A) cash or check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of consideration as the Board may determine and permissible under Applicable Law.

(2) RSU: Unless otherwise determined by the Board at the time of grant, a RSU Award will be granted in consideration for the Participant’s services to the Company or an Affiliate, such that the Participant will not be required to make any payment to the Company (other than such services) with respect to the grant or vesting of the RSU Award, or the issuance of any shares of Common Stock pursuant to the RSU Award. If, at the time of grant, the Board determines that any consideration must be paid by the Participant (in a form other than the Participant’s services to the Company or an Affiliate) upon the issuance of any shares of Common Stock in settlement of the RSU Award, such consideration may be paid in any form of consideration as the Board may determine and permissible under Applicable Law.

(iii) Vesting. The Board may impose such restrictions on or conditions to the vesting of a Restricted Stock Award or RSU Award as determined by the Board, which may include achievement of one or more Performance Goals. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company or an Affiliate, vesting of Restricted Stock Awards and RSU Awards will cease upon termination of the Participant’s Continuous Service.

(iv) Termination of Continuous Service. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company, if a Participant’s Continuous Service terminates for any reason, (i) the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant under his or her Restricted Stock Award that have not vested as of the date of such termination as set forth in the Restricted Stock Award Agreement and (ii) any portion of his or her RSU Award that has not vested will be forfeited upon such termination and the Participant will have no further right, title or interest in the RSU Award, the shares of Common Stock issuable pursuant to the RSU Award, or any consideration in respect of the RSU Award; provided, however, that if the Company has a contingent contractual obligation to provide for accelerated vesting of a Participant’s Restricted Stock Award or RSU Award after termination of the Participant’s Continuous Service, the unvested portion of such Award subject to potential acceleration shall remain outstanding until the maximum contractual time for determining whether such contingency will occur, and terminate at such time if the contingency has not then occurred.

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(v) Dividends and Dividend Equivalents. Dividends or dividend equivalents may be paid or credited, as applicable, with respect to any shares of Common Stock subject to a Restricted Stock Award or RSU Award, subject to the same restrictions on transferability and forfeitability as the underlying Award with respect to which such dividends or dividend equivalents are granted and subject to such other terms and conditions as determined by the Board and specified in the Award Agreement.

(vi) Settlement of RSU Awards. A RSU Award may be settled by the issuance of shares of Common Stock or cash (or any combination thereof) or in any other form of payment, as determined by the Board and specified in the RSU Award Agreement. At the time of grant, the Board may determine to impose such restrictions or conditions that delay such delivery to a date following the vesting of the RSU Award in a manner intended to comply with Section 409A, as applicable.

(b) Other Awards. Other Awards may be granted either alone or in addition to Awards provided for under Section 4 and the preceding provisions of this Section 5. Subject to the provisions of the Plan, the Board will have sole and complete discretion to determine the persons to whom and the time or times at which such Other Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Awards and all other terms and conditions of such Other Awards.

6. Adjustments Upon Changes in Common Stock; Other Corporate Events.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board shall appropriately and proportionately adjust: (i) the class(es) and maximum number of shares of Common Stock subject to the Plan and the maximum number of shares by which the Share Reserve may annually increase pursuant to Section 2(a), (ii) the class(es) and maximum number of shares that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 2(b), and (iii) the class(es) and number of securities and exercise price, strike price or purchase price of Common Stock subject to outstanding Awards. The Board shall make such adjustments, and its determination shall be final, binding and conclusive. Notwithstanding the foregoing, no fractional shares or rights for fractional shares of Common Stock shall be created in order to implement any Capitalization Adjustment. The Board shall determine an appropriate equivalent benefit, if any, for any fractional shares or rights to fractional shares that might be created by the adjustments referred to in the preceding provisions of this Section.

(b) Dissolution or Liquidation. Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Award is providing Continuous Service, provided, however, that the Board may determine to cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

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(c) Change in Control. All Awards outstanding on the effective date of a Change in Control shall be treated in the manner described in the definitive agreement evidencing the Change in Control (or, in the event that the Change in Control is not effected pursuant to a definitive agreement to which the Company is party, in the manner determined by the Board, with such determination having final and binding effect on all parties), which agreement or determination need not treat all Awards (or portions thereof) in an identical manner. Unless an Award Agreement provides otherwise, without limiting the prior sentence, the treatment specified in the transaction agreement or by the Board may include (without limitation) one or more of the following with respect to each outstanding Award:

(i) Awards May Be Assumed. In the event of a Change in Control, any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue any or all Awards outstanding under the Plan or may substitute similar awards for Awards outstanding under the Plan (including but not limited to, awards to acquire the same consideration paid to the stockholders of the Company pursuant to the Change in Control), and any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to Awards may be assigned by the Company to the successor of the Company (or the successor’s parent company, if any), in connection with such Change in Control. A surviving corporation or acquiring corporation (or its parent) may choose to assume or continue only a portion of an Award or substitute a similar award for only a portion of an Award, or may choose to assume or continue the Awards held by some, but not all Participants. The terms of any assumption, continuation or substitution will be set by the Board.

(ii) Awards Held by Current Participants. In the event of a Change in Control in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Change in Control (referred to as the “Current Participants”), the vesting of such Awards (and, with respect to Options and Stock Appreciation Rights, the time when such Awards may be exercised) will be accelerated in full to a date prior to the effective time of such Change in Control (contingent upon the effectiveness of the Change in Control) as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective time of the Change in Control), and such Awards will terminate if not exercised (if applicable) at or prior to the effective time of the Change in Control, and any reacquisition or repurchase rights held by the Company with respect to such Awards will lapse (contingent upon the effectiveness of the Change in Control). With respect to the vesting of Awards with performance-based vesting that will accelerate upon the occurrence of a Change in Control pursuant to this subsection (ii) and that have multiple vesting levels depending on the level of performance, unless otherwise provided in the Award Agreement, the vesting of such Awards will accelerate at 100% of the target level upon the occurrence of the Change in Control. With respect to the vesting of Awards that will accelerate upon the occurrence of a Change in Control pursuant to this subsection (ii) and are settled in the form of a cash payment, such cash payment will be made no later than 30 days following the occurrence of the Change in Control or such later date as required to comply with Section 409A.

(iii) Awards Held by Persons other than Current Participants. In the event of a Change in Control in which the surviving corporation or acquiring corporation (or its parent company) does not assume or continue such outstanding Awards or substitute similar awards for such outstanding Awards, then with respect to Awards that have not been assumed, continued or substituted and that are held by persons other than Current Participants, such Awards will terminate if not exercised (if applicable) prior to the occurrence of the Change in Control; provided, however, that any reacquisition or repurchase rights held by the Company with respect to such Awards will not terminate and may continue to be exercised notwithstanding the Change in Control.

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(iv) Payment for Awards in Lieu of Exercise. Notwithstanding the foregoing, in the event an Award will terminate if not exercised prior to the effective time of a Change in Control, the Board may provide, in its sole discretion, that the holder of such Award may not exercise such Award but will receive a payment, in such form as may be determined by the Board, equal in value, at the effective time, to the excess, if any, of (1) the value of the property the Participant would have received upon the exercise of the Award (including, at the discretion of the Board, any unvested portion of such Award), over (2) any exercise price payable by such holder in connection with such exercise; for clarity, an Award may be cancelled without payment of any consideration if the value of such property is equal to or less than the exercise price.

(d) Appointment of Stockholder Representative. As a condition to the receipt of an Award under this Plan, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Change in Control involving the Company, including, without limitation, a provision for the appointment of a stockholder representative that is authorized to act on the Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.

(e) No Restriction on Right to Undertake Transactions. The grant of any Award under the Plan and the issuance of shares pursuant to any Award does not affect or restrict in any way the right or power of the Company or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, rights or options to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

7. Administration.

(a) Administration by Board. The Board will administer the Plan unless and until the Board delegates administration of the Plan to a Committee or Committees, as provided in subsection (c) below.

(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine from time to time: (1) which of the persons eligible under the Plan will be granted Awards; (2) when and how each Award will be granted; (3) what type or combination of types of Award will be granted; (4) the provisions of each Award granted (which need not be identical), including the time or times when a person will be permitted to receive an issuance of Common Stock or other payment pursuant to an Award (and whether and to what degree any applicable Performance Goals have been attained); (5) the number of shares of Common Stock or cash equivalent with respect to which an Award will be granted to each such person; (6) the Fair Market Value applicable to an Award; and (7) the terms of any Award with performance-based vesting that is not valued in whole or in part by reference to, or otherwise based on, the Common Stock, including the amount of cash payment or other property that may be earned and the timing of payment.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it deems necessary or expedient to make the Plan or Award fully effective.

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(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate the time at which an Award may first be exercised or the time during which an Award or any part thereof will vest, notwithstanding the provisions in the Award Agreement stating the time at which it may first be exercised or the time during which it will vest.

(v) To prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to 30 days prior to the consummation of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other change affecting the shares of Common Stock or the share price of the Common Stock including any Change in Control, for reasons of administrative convenience or in connection with any other event pursuant to which the Board determines prohibition of exercise is necessary or reasonable.

(vi) To suspend or terminate the Plan at any time. Suspension or termination of the Plan will not Materially Impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant.

(vii) To amend the Plan in any respect the Board deems necessary or advisable; provided, however, that stockholder approval will be required for any amendment to the extent required by Applicable Law. Except as provided above, rights under any Award granted before amendment of the Plan will not be Materially Impaired by any amendment of the Plan unless (1) the Company requests the consent of the affected Participant, and (2) such Participant consents in writing.

(viii) To submit any amendment to the Plan for stockholder approval.

(ix) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that, (1) the Board shall not, without stockholder approval, reduce the exercise or strike price of an Option or SAR (other than in connection with a Capitalization Adjustment) and, at any time when the exercise or strike price of an Option or SAR is above the Fair Market Value of a share of Common Stock, the Board shall not, without stockholder approval, cancel and re-grant or exchange such Option or SAR for a new Award with a lower (or no) purchase price or for cash, and (2) a Participant’s rights under any Award will not be Materially Impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing.

(x) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(xi) To adopt such procedures and sub-plans as are necessary or appropriate to permit and facilitate participation in the Plan by, or take advantage of specific tax treatment for Awards granted to, Employees, Directors or Consultants who are non-U.S. nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement to ensure or facilitate compliance with the laws of the relevant non-U.S. jurisdiction).

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(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to another Committee or a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Each Committee may retain the authority to concurrently administer the Plan with the Committee or subcommittee to which it has delegated its authority hereunder and may, at any time, revest in such Committee some or all of the powers previously delegated. The Board may retain the authority to concurrently administer the Plan with any Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Rule 16b-3 Compliance. To the extent an Award is intended to qualify for the exemption from Section 16(b) of the Exchange Act that is available under Rule 16b-3 of the Exchange Act, the Award will be granted by the Board or a Committee that consists solely of two or more Non-Employee Directors, as determined under Rule 16b-3(b)(3) of the Exchange Act, and, thereafter, any action establishing or modifying the terms of the Award will be approved by the Board or a Committee meeting such requirements to the extent necessary for such exemption to remain available.

(d) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board or any Committee in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

(e) Delegation to an Officer. The Board or any Committee may delegate to one or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by Applicable Law, other types of Awards) and, to the extent permitted by Applicable Law, the terms thereof, and (ii) determine the number of shares of Common Stock to be subject to such Awards granted to such Employees; provided, however, that the resolutions or charter adopted by the Board or any Committee evidencing such delegation will specify the total number of shares of Common Stock that may be subject to the Awards granted by such Officer and that such Officer may not grant an Award to himself or herself. Any such Awards will be granted on the applicable form of Award Agreement most recently approved for use by the Board or the Committee, unless otherwise provided in the resolutions approving the delegation of authority. Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) the authority to determine the Fair Market Value.

8. Tax Withholding

(a) Withholding Authorization. As a condition to acceptance of any Award under the Plan, a Participant authorizes withholding from payroll and any other amounts payable to such Participant, and otherwise agrees to make adequate provision for (including), any sums required to satisfy any U.S. and/or non-U.S. federal, state, or local tax or social insurance contribution withholding obligations of the Company or an Affiliate, if any, which arise in connection with the exercise, vesting or settlement of such Award, as applicable. Accordingly, a Participant may not be able to exercise an Award even though the Award is vested, and the Company shall have no obligation to issue shares of Common Stock subject to an Award, unless and until such obligations are satisfied.

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(b) Satisfaction of Withholding Obligation. To the extent permitted by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any U.S. and/or non-U.S. federal, state or local tax or social insurance withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; (v) by allowing a Participant to effectuate a “cashless exercise” pursuant to a program developed under Regulation T as promulgated by the U.S. Federal Reserve Board or (vi) by such other method as may be set forth in the Award Agreement.

(c) No Obligation to Notify or Minimize Taxes; No Liability to Claims. Except as required by Applicable Law, the Company has no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Award. Furthermore, the Company has no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award and will not be liable to any holder of an Award for any adverse tax consequences to such holder in connection with an Award. As a condition to accepting an Award under the Plan, each Participant (i) agrees to not make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates related to tax liabilities arising from such Award or other Company compensation and (ii) acknowledges that such Participant was advised to consult with his or her own personal tax, financial and other legal advisors regarding the tax consequences of the Award and has either done so or knowingly and voluntarily declined to do so. Additionally, each Participant acknowledges any Option or SAR granted under the Plan is exempt from Section 409A only if the exercise or strike price is at least equal to the “fair market value” of the Common Stock on the date of grant as determined by the U.S. Internal Revenue Service and there is no other impermissible deferral of compensation associated with the Award. Additionally, as a condition to accepting an Option or SAR granted under the Plan, each Participant agrees not to make any claim against the Company, or any of its Officers, Directors, Employees or Affiliates in the event that the U.S. Internal Revenue Service asserts that such exercise price or strike price is less than the “fair market value” of the Common Stock on the date of grant as subsequently determined by the U.S. Internal Revenue Service.

(d) Withholding Indemnification. As a condition to accepting an Award under the Plan, in the event that the amount of the Company’s and/or its Affiliate’s withholding obligation in connection with such Award was greater than the amount actually withheld by the Company and/or its Affiliates, each Participant agrees to indemnify and hold the Company and/or its Affiliates harmless from any failure by the Company and/or its Affiliates to withhold the proper amount.

9. Miscellaneous.

(a) Source of Shares; Fractional Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise. No fractional shares of Common Stock will be issued or delivered pursuant to this Plan or any Award. The Board or the Committee may determine whether cash, other Awards or other securities or property will be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto will be forfeited or otherwise eliminated.

(b) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.

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(c) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action approving the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(d) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to such Award unless and until (i) such Participant has satisfied all requirements for exercise of the Award pursuant to its terms, if applicable, and (ii) the issuance of the Common Stock subject to such Award is reflected in the records of the Company.

(e) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or affect the right of the Company or an Affiliate to terminate at will and without regard to any future vesting opportunity that a Participant may have with respect to any Award (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate or (iii) the service of a Director pursuant to the Bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the U.S. state or non-U.S. jurisdiction in which the Company or the Affiliate is incorporated, as the case may be. Further, nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award will constitute any promise or commitment by the Company or an Affiliate regarding the fact or nature of future positions, future work assignments, future compensation or any other term or condition of employment or service or confer any right or benefit under the Award or the Plan unless such right or benefit has specifically accrued under the terms of the Award Agreement and/or Plan.

(f) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board may determine, to the extent permitted by Applicable Law and without the affected Participant’s consent, to (i) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(g) Execution of Additional Documents. As a condition to accepting an Award under the Plan, the Participant agrees to execute any additional documents or instruments necessary or desirable, as determined in the Plan Administrator’s sole discretion, to carry out the purposes or intent of the Award, or facilitate compliance with securities and/or other regulatory requirements, in each case at the Plan Administrator’s request.

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(h) Electronic Delivery and Participation. Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access). By accepting any Award the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Plan Administrator or another third party selected by the Plan Administrator. The form of delivery of any Common Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.

(i) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Law and any clawback policy that the Company otherwise adopts, to the extent applicable and permissible under Applicable Law.

(j) Securities Law Compliance. A Participant will not be issued any shares in respect of an Award unless either (i) the shares are registered under the Securities Act; or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Each Award also must comply with other Applicable Law governing the Award, and a Participant will not receive such shares if the Company determines that such receipt would not be in material compliance with Applicable Law.

(k) Transfer or Assignment of Awards; Issued Shares. Except as expressly provided in the Plan or the form of Award Agreement, Awards granted under the Plan may not be transferred or assigned by the Participant. After the vested shares subject to an Award have been issued, or in the case of Restricted Stock Awards and similar awards, after the issued shares have vested, the holder of such shares is free to assign, hypothecate, donate, encumber or otherwise dispose of any interest in such shares provided that any such actions are in compliance with the provisions herein, the terms of the Trading Policy and Applicable Law.

(l) Effect on Other Employee Benefit Plans. The value of any Award granted under the Plan, as determined upon grant, vesting or settlement, shall not be included as compensation, earnings, salaries, or other similar terms used when calculating any Participant’s benefits under any employee benefit plan sponsored by the Company or any Affiliate, except as such plan otherwise expressly provides. The Company expressly reserves its rights to amend, modify, or terminate any of the Company’s or any Affiliate’s employee benefit plans.

(m) Deferrals. To the extent permitted by Applicable Law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals will be made in accordance with the requirements of Section 409A.

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(n) Section 409A. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A, and, to the extent not so exempt, in compliance with the requirements of Section 409A. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A is a “specified employee” for purposes of Section 409A, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A without regard to alternative definitions thereunder) will be issued or paid before the date that is six months and one day following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

(o) Choice of Law. This Plan and any controversy arising out of or relating to this Plan shall be governed by, and construed in accordance with, the internal laws of the State of Delaware, without regard to conflict of law principles that would result in any application of any law other than the law of the State of Delaware.

(p) Data Privacy. As a condition of receipt of any Award, each Participant explicitly and unambiguously acknowledges that the Company and its Affiliates will process certain personal information about the Participant in accordance with the provisions of the Company’s privacy notice, a copy of which can be obtained by the Participant by contacting his or her local human resources representative. Such personal information may include, but is not limited to, the Participant’s name, home address, email address and telephone number, date of birth, social security or insurance number, passport number or other identification number, salary, nationality, job title, any shares or directorships held in the Company, and details of all Awards or any other entitlement to shares of Common Stock awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor (“Data”), for the exclusive purpose of implementing, administering and managing the Plan. In certain jurisdictions, the Participant’s consent is required in order for the parties to process Participant’s personal information for the purpose of implementing, administering and managing Participant’s participation in the Plan pursuant to and in accordance with his or her Award Agreement. Where such consent is required and without limiting any other specific consent provided by the Participant, including in any consent provided in a separate document, the Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described herein and any other applicable Award grant materials by and among, as applicable, the Company or any of its Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Participant understands that Data will be transferred to a stock plan service provider as may be selected by the Company from time to time (the “Designated Broker”), which is assisting the Company with the implementation, administration and management of the Plan. The Participant understands that the recipients of the Data may be located in the United States or elsewhere, and that the recipient’s country of operation may have different data privacy laws and protections than the Participant’s country. The Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant authorizes (where such authorization is required) the Company, the Designated Broker and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Participant understands that if he or she resides outside the United States, he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or, where applicable, refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, the Participant understands that where his or her consent is required by applicable law, he or she is providing the consents on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, his or her status as an Employee, Consultant or Director and career with the Company and its Affiliates will not be adversely affected; the only adverse consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant Awards to the Participant or administer or maintain such Awards. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.

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10. Covenants of the Company.

(a) Compliance with Law. The Company will seek to obtain from each regulatory commission or agency, as may be deemed necessary, having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Common Stock issued or issuable pursuant to any such Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise or vesting of such Awards unless and until such authority is obtained. A Participant is not eligible for the grant of an Award or the subsequent issuance of Common Stock pursuant to the Award if such grant or issuance would be in violation of any Applicable Law.

11. Severability.

If all or any part of the Plan or any Award Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan or such Award Agreement not declared to be unlawful or invalid. Any Section of the Plan or any Award Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

12. Termination of the Plan.

The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of: (i) the Adoption Date, or (ii) the date the Plan is approved by the Company’s stockholders. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

13. Definitions.

As used in the Plan, the following definitions apply to the capitalized terms indicated below:

(a) “Adoption Date” means the date the Plan is first approved by the Board or Compensation Committee.

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(b) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board may determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(c) “Applicable Law” means the Code and any applicable U.S. or non-U.S. securities, federal, state, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of any applicable self-regulating organization such as The Nasdaq Stock Market LLC, the New York Stock Exchange or the Financial Industry Regulatory Authority, Inc.).

(d) “Award” means any right to receive Common Stock, cash or other property granted under the Plan (including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a RSU Award, a SAR or any Other Award).

(e) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award. The Award Agreement generally consists of the Grant Notice and the agreement containing the written summary of the general terms and conditions applicable to the Award and which is provided to a Participant along with the Grant Notice.

(f) “Board” means the board of directors of the Company (or its designee). Any decision or determination made by the Board shall be a decision or determination that is made in the sole discretion of the Board (or its designee), and such decision or determination shall be final and binding on all Participants.

(g) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(h) “Cause” has the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or intentional falsification of any Company or Affiliate documents or records; (ii) the Participant’s material failure to abide by the Company’s Code of Conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct and policies of any Affiliate, as applicable); (iii) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of the Company or any of its Affiliates (including, without limitation, the Participant’s improper use or disclosure of Company or Affiliate confidential or proprietary information); (iv) any intentional act by the Participant which has a material detrimental effect on the Company’s or its Affiliate’s reputation or business; (v) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from the Company (or its Affiliate, as applicable) of, and a reasonable opportunity to cure, such failure or inability; (vi) any material breach by the Participant of any employment or service agreement between the Participant and the Company (or its Affiliate, as applicable), which breach is not cured pursuant to the terms of such agreement; or (vii) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with the Company (or its Affiliate, as applicable). The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Board with respect to Participants who are executive officers of the Company or members of the Board and by the Company’s Chief Executive Officer or his or her designee with respect to all other Participants. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

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(i) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events; provided, however, to the extent necessary to avoid adverse personal income tax consequences to the Participant in connection with an Award, also constitutes a Section 409A Change in Control:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control shall be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;

(iii) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company shall otherwise occur, except for a liquidation into a parent corporation;

(iv) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, at least 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or

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(v) during any period of 12 consecutive months, individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member shall, for purposes of this Plan, be considered as a member of the Incumbent Board and that no individual initially elected or nominated as a member of the Board as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board (a “Proxy Contest”), including by reason of any agreement intended to avoid or settle any Proxy Contest, shall be considered to be a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant shall supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition shall apply.

(j) “Closing Date” means the date of the closing of the merger contemplated pursuant to that certain Agreement and Plan of Merger, dated July 7, 2026, and among Chemomab Therapeutics Ltd. (“Chemomab Israel”), Snowdrift Parent Corporation, a Delaware corporation and a wholly owned subsidiary of Chemomab Israel (“Chemomab Parent”), Snowdrift Sub Corp., a Delaware corporation and a wholly owned subsidiary of Chemomab Parent, Elderwood Ltd., an Israeli company and a wholly owned subsidiary of Chemomab Parent, and Scipher Medicine Corporation, a Delaware corporation.

(k) “Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(l) “Committee” means the Compensation Committee and any other committee of one or more Directors to whom authority has been delegated by the Board or Compensation Committee in accordance with the Plan.

(m) “Common Stock” means the common stock of the Company.

(n) “Company” means Scipher Medicine Corporation, a Delaware corporation, and any successor corporation thereto.

(o) “Compensation Committee” means the Compensation Committee of the Board.

(p) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Registration Statement on Form S-8 under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

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(q) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law. In addition, to the extent required for exemption from or compliance with Section 409A, the determination of whether there has been a termination of Continuous Service will be made, and such term will be construed, in a manner that is consistent with the definition of “separation from service” as defined under U.S. Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).

(r) “determine” or “determined” means as determined by the Board or the Committee (or its designee) in its sole discretion.

(s) “Director” means a member of the Board.

(t) “Disability” means, with respect to a Participant, such Participant is unable to engage in any substantial gainful activity after accounting for reasonable accommodations (if applicable and required by Applicable Law) by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Section 22(e)(3) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(u) “Effective Date” means the date the Common Stock is approved for listing on The Nasdaq Stock Market LLC; provided this Plan is approved by the Company’s stockholders prior such date.

(v) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(w) “Employer” means the Company or the Affiliate that employs the Participant.

(x) “Entity” means a corporation, partnership, limited liability company or other entity.

(y) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

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(z) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(aa) “Fair Market Value” means, as of any date, unless otherwise determined by the Board, the value of the Common Stock (as determined on a per share or aggregate basis, as applicable) determined as follows:

(i) if the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable;

(ii) if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists; or

(iii) in the absence of such markets for the Common Stock, or if otherwise determined by the Board, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(bb) “Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) U.S. or non-U.S. federal, state, local, municipal, or other government; (c) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal, and for the avoidance of doubt, any tax authority) or other body exercising similar powers or authority; or (d) self-regulatory organization (including The Nasdaq Stock Market LLC, the New York Stock Exchange, and the Financial Industry Regulatory Authority, Inc.).

(cc) “Grant Notice” means the notice provided to a Participant that he or she has been granted an Award under the Plan and which includes the name of the Participant, the type of Award, the date of grant of the Award, number of shares of Common Stock subject to the Award or potential cash payment right, (if any), the vesting schedule for the Award (if any) and other key terms applicable to the Award.

(dd) “Incentive Stock Option” means an option granted pursuant to Section 4 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

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(ee) “Materially Impair” means any amendment to the terms of the Award that materially adversely affects the Participant’s rights under the Award. A Participant’s rights under an Award will not be deemed to have been Materially Impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights. For example, the following types of amendments to the terms of an Award do not Materially Impair the Participant’s rights under the Award: (i) imposition of reasonable restrictions on the minimum number of shares subject to an Option that may be exercised, (ii) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iii) to change the terms of an Incentive Stock Option in a manner that disqualifies, impairs or otherwise affects the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (iv) to clarify the manner of exemption from, or to bring the Award into compliance with or qualify it for an exemption from, Section 409A; or (v) to comply with other Applicable Laws.

(ff) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(gg) “Nonstatutory Stock Option” means any option granted pursuant to Section 4 of the Plan that does not qualify as an Incentive Stock Option.

(hh) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(ii) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(jj) “Other Award” means an award valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value at the time of grant) that is not an Incentive Stock Options, Nonstatutory Stock Option, SAR, Restricted Stock Award or RSU Award.

(kk) “Other Award Agreement” means a written agreement between the Company and a holder of an Other Award evidencing the terms and conditions of an Other Award grant. Each Other Award Agreement will be subject to the terms and conditions of the Plan.

(ll) “Own,” “Owned,” “Owner,” “Ownership” means that a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(mm) “Participant” means an Employee, Director or Consultant to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

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(nn) “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: earnings (including earnings per share and net earnings); earnings before interest, taxes and depreciation; earnings before interest, taxes, depreciation and amortization; total stockholder return; return on equity or average stockholder’s equity; return on assets, investment, or capital employed; stock price; margin (including gross margin); income (before or after taxes); operating income; operating income after taxes; pre-tax profit; operating cash flow; sales or revenue targets; increases in revenue or product revenue; expenses and cost reduction goals; improvement in or attainment of working capital levels; economic value added (or an equivalent metric); market share; cash flow; cash flow per share; share price performance; debt reduction; customer satisfaction; stockholders’ equity; capital expenditures; debt levels; operating profit or net operating profit; workforce diversity; growth of net income or operating income; billings; pre-clinical development related compound goals; financing; regulatory milestones, including approval of a compound; stockholder liquidity; corporate governance and compliance; product commercialization; intellectual property; personnel matters; progress of internal research or clinical programs; progress of partnered programs; partner satisfaction; budget management; clinical achievements; completing phases of a clinical study (including the treatment phase); announcing or presenting preliminary or final data from clinical studies; in each case, whether on particular timelines or generally; timely completion of clinical trials; submission of INDs and NDAs and other regulatory achievements; partner or collaborator achievements; internal controls, including those related to the Sarbanes-Oxley Act of 2002; research progress, including the development of programs; investor relations, analysts and communication; manufacturing achievements (including obtaining particular yields from manufacturing runs and other measurable objectives related to process development activities); strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company’s products (including with group purchasing organizations, distributors and other vendors)); supply chain achievements (including establishing relationships with manufacturers or suppliers of active pharmaceutical ingredients and other component materials and manufacturers of the Company’s products); co-development, co-marketing, profit sharing, joint venture or other similar arrangements; individual performance goals; corporate development and planning goals; and other measures of performance selected by the Board or Committee.

(oo) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of Common Stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

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(pp) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to vesting or exercise of an Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(qq) “Plan” means this Scipher Medicine Corporation 2026 Equity Incentive Plan, as amended from time to time.

(rr) “Plan Administrator” means the person, persons, and/or third-party administrator designated by the Company to administer the day-to-day operations of the Plan and the Company’s other equity incentive programs.

(ss) “Post-Termination Exercise Period” means the period following termination of a Participant’s Continuous Service within which an Option or SAR is exercisable, as specified in Section 4(h).

(tt) “Prior Plan” means the Company’s 2017 Equity Incentive Plan, as amended.

(uu) “Restricted Stock Award” or “RSA” means an Award of shares of Common Stock granted pursuant to the terms and conditions of Section 5(a).

(vv) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. The Restricted Stock Award Agreement includes the Grant Notice for the Restricted Stock Award and the agreement containing the written summary of the general terms and conditions applicable to the Restricted Stock Award and which is provided to a Participant along with the Grant Notice. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ww) “Returning Shares” means shares of Common Stock subject to outstanding stock awards granted under the Prior Plan and that following the Effective Date: (i) are not issued because such stock award or any portion thereof expires or otherwise terminates without all of the shares covered by such stock award having been issued; (ii) are not issued because such stock award or any portion thereof is settled in cash; (iii) are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required for the vesting of such shares; (iv) are withheld or reacquired to satisfy the exercise, strike or purchase price; or (v) are withheld or reacquired to satisfy a tax withholding obligation.

(xx) “RSU Award” or “RSU” means an Award of restricted stock units representing the right to receive an issuance of shares of Common Stock which is granted pursuant to the terms and conditions of Section 5(a).

(yy) “RSU Award Agreement” means a written agreement between the Company and a holder of a RSU Award evidencing the terms and conditions of a RSU Award. The RSU Award Agreement includes the Grant Notice for the RSU Award and the agreement containing the written summary of the general terms and conditions applicable to the RSU Award and which is provided to a Participant along with the Grant Notice. Each RSU Award Agreement will be subject to the terms and conditions of the Plan.

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(zz) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(aaa) “Rule 405” means Rule 405 promulgated under the Securities Act.

(bbb) “Section 409A” means Section 409A of the Code and the regulations and other guidance thereunder.

(ccc) “Section 409A Change in Control” means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as provided in Section 409A(a)(2)(A)(v) of the Code and Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(ddd) “Securities Act” means the U.S. Securities Act of 1933, as amended.

(eee) “Share Reserve” means the number of shares available for issuance under the Plan as set forth in Section 2(a).

(fff) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 4.

(ggg) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding Common Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(hhh) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

(iii) “Trading Policy” means the Company’s policy permitting certain individuals to sell Company shares only during certain “window” periods and/or otherwise restricts the ability of certain individuals to transfer or encumber Company shares, as in effect from time to time.

[Remainder of Page Intentionally Left Blank]

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Annex G

Scipher Medicine Corporation

2026 Employee Stock Purchase Plan

Adopted by the Board of Directors: October 28, 2026

Approved by the Stockholders: [Date], 2026

Effective Date: [Date], 2026

1. General; Purpose.

(a) The Plan provides a means by which Eligible Employees of the Company and certain Designated Companies may be given an opportunity to purchase shares of Common Stock. The Plan permits the Company to grant a series of Purchase Rights to Eligible Employees under an Employee Stock Purchase Plan. In addition, the Plan permits the Company to grant a series of Purchase Rights to Eligible Employees that do not meet the requirements of an Employee Stock Purchase Plan.

(b) The Plan includes two components: a 423 Component and a Non-423 Component. The Company intends (but makes no undertaking or representation to maintain) the 423 Component to qualify as an Employee Stock Purchase Plan. The provisions of the 423 Component, accordingly, will be construed in a manner that is consistent with the requirements of Section 423 of the Code. Except as otherwise provided in the Plan or determined by the Board, the Non-423 Component will operate and be administered in the same manner as the 423 Component.

(c) The Company, by means of the Plan, seeks to retain the services of such Eligible Employees, to secure and retain the services of new Employees and to provide incentives for such persons to exert maximum efforts for the success of the Company and its Related Corporations.

2. Administration.

(a) The Board or, to the extent set forth in Section 2(c), the Committee, will administer the Plan. References herein to the Board shall be deemed to refer to the Committee except where context dictates otherwise.

(b) The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine how and when Purchase Rights will be granted and the provisions of each Offering (which need not be identical).

(ii) To designate from time to time (A) which Related Corporations will be eligible to participate in the Plan as Designated 423 Corporations, (B) which Related Corporations or Affiliates will be eligible to participate in the Plan as Designated Non-423 Corporations, or (C) which Designated Companies will participate in each separate Offering (to the extent that the Company makes separate Offerings).

(iii) To construe and interpret the Plan and Purchase Rights, and to establish, amend and revoke rules and regulations for its administration. The Board, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it deems necessary or expedient to make the Plan fully effective.

(iv) To settle all controversies regarding the Plan and Purchase Rights granted under the Plan.

(v) To suspend or terminate the Plan at any time as provided in Section 12.

(vi) To amend the Plan at any time as provided in Section 12.

(vii) Generally, to exercise such powers and to perform such acts as it deems necessary or expedient to promote the best interests of the Company and its Related Corporations and to carry out the intent that the Plan be treated as an Employee Stock Purchase Plan with respect to the 423 Component.

(viii) To adopt such rules, procedures and sub-plans as are necessary or appropriate to permit or facilitate participation in the Plan by Employees who are foreign nationals or employed or located outside the United States. Without limiting the generality of, and consistent with, the foregoing, the Board specifically is authorized to adopt rules, procedures, and sub-plans regarding, without limitation, eligibility to participate in the Plan, the definition of eligible “earnings,” handling and making of Contributions, establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, determination of beneficiary designation requirements, withholding procedures and handling of share issuances, any of which may vary according to applicable requirements, and which, if applicable to a Designated Non-423 Corporation, do not have to comply with the requirements of Section 423 of the Code.

(c) The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Further, to the extent not prohibited by Applicable Law, the Board or Committee may, from time to time, delegate some or all of its authority under the Plan to one or more officers of the Company or other persons or groups of persons as it deems necessary, appropriate or advisable under conditions or limitations that it may set at or after the time of the delegation. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated. Whether or not the Board has delegated administration of the Plan to a Committee or either of them have delegated authority to other persons or groups of persons, the Board will have the final power to determine all questions of policy and expediency that may arise in the administration of the Plan.

(d) All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3. Shares of Common Stock Subject to the Plan.

(a) Subject to the provisions of Section 11(a) relating to Capitalization Adjustments, the maximum number of shares of Common Stock that may be issued under the Plan will not exceed 280,000 shares of Common Stock, plus the number of shares of Common Stock that are automatically added on January 1st of each year for a period of up to ten years, beginning on January 1, 2027 and ending on (and including) January 1, 2036, in an amount equal to the lesser of (i) 1.0% of the total number of shares of Common Stock outstanding on December 31st of the immediately preceding calendar year, and (ii) 420,000 shares of Common Stock. Notwithstanding the foregoing, the Board may act prior to the first day of any calendar year to provide that there will be no January 1st increase in the share reserve for such year or that the increase in the share reserve for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence. For the avoidance of doubt, up to the maximum number of shares of Common Stock reserved under this Section 3(a) (after accounting for any adjustment that complies with Section 423 of the Code) may be used to satisfy purchases of Common Stock under the 423 Component and any remaining portion of such maximum number of shares may be used to satisfy purchases of Common Stock under the Non-423 Component.

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(b) If any Purchase Right granted under the Plan terminates without having been exercised in full, the shares of Common Stock not purchased under such Purchase Right will again become available for issuance under the Plan.

(c) The stock purchasable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market.

4. Grant of Purchase Rights; Offering.

(a) The Board may, from time to time, grant or provide for the grant of Purchase Rights to Eligible Employees under an Offering (consisting of one or more Purchase Periods) on an Offering Date or Offering Dates selected by the Board. Each Offering will be in such form and will contain such terms and conditions as the Board will deem appropriate, and, with respect to the 423 Component, will comply with the requirement of Section 423(b)(5) of the Code that all Employees granted Purchase Rights will have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering will include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering will be effective, which period will not exceed 27 months beginning with the Offering Date, and the substance of the provisions contained in Sections 5 through 8, inclusive.

(b) If a Participant has more than one Purchase Right outstanding under the Plan, unless he or she otherwise indicates in forms delivered to the Company or a third party designated by the Company (each, a “Company Designee”): (i) each form will apply to all of his or her Purchase Rights under the Plan, and (ii) a Purchase Right with a lower exercise price (or an earlier-granted Purchase Right, if different Purchase Rights have identical exercise prices) will be exercised to the fullest possible extent before a Purchase Right with a higher exercise price (or a later-granted Purchase Right if different Purchase Rights have identical exercise prices) will be exercised.

(c) The Board will have the discretion to structure an Offering so that if the Fair Market Value of a share of Common Stock on the first Trading Day of a new Purchase Period within that Offering is less than or equal to the Fair Market Value of a share of Common Stock on the Offering Date for that Offering, then (i) that Offering will terminate immediately as of that first Trading Day, and (ii) the Participants in such terminated Offering will be automatically enrolled in a new Offering beginning on the first Trading Day of such new Purchase Period.

5. Eligibility.

(a) Purchase Rights may be granted only to Employees of the Company or, as the Board may designate in accordance with Section 2(b), to Employees of a Related Corporation or an Affiliate. Except as provided in Section 5(b) or as required by Applicable Law, an Employee will not be eligible to be granted Purchase Rights unless, on the Offering Date, the Employee has been employed by the Company or the Related Corporation or an Affiliate, as the case may be, for such continuous period preceding such Offering Date as the Board may require, but in no event will the required period of continuous employment be equal to or greater than two years with respect to the 423 Component. In addition, the Board may (unless prohibited by Applicable Law) provide that no Employee will be eligible to be granted Purchase Rights under the Plan unless, on the Offering Date, such Employee’s customary employment with the Company, the Related Corporation, or the Affiliate is more than 20 hours per week and more than five months per calendar year or such other criteria as the Board may determine consistent with Section 423 of the Code with respect to the 423 Component. The Board may also exclude from participation in the Plan or any Offering Employees who are “highly compensated employees” (within the meaning of Section 423(b)(4)(D) of the Code) of the Company or a Related Corporation or a subset of such highly compensated employees.

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(b) The Board may provide that each person who, during the course of an Offering, first becomes an Eligible Employee will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an Eligible Employee or which occurs thereafter, receive a Purchase Right under that Offering, which Purchase Right will thereafter be deemed to be a part of that Offering. Such Purchase Right will have the same characteristics as any Purchase Rights originally granted under that Offering, as described herein, except that:

(i) the date on which such Purchase Right is granted will be the “Offering Date” of such Purchase Right for all purposes, including determination of the exercise price of such Purchase Right;

(ii) the period of the Offering with respect to such Purchase Right will begin on its Offering Date and end coincident with the end of such Offering; and

(iii) the Board may provide that if such person first becomes an Eligible Employee within a specified period of time before the end of the Offering, he or she will not receive any Purchase Right under that Offering.

(c) With respect to the 423 Component, no Employee will be eligible for the grant of any Purchase Rights if, immediately after any such Purchase Rights are granted, such Employee owns stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this Section 5(c), the rules of Section 424(d) of the Code will apply in determining the stock ownership of any Employee, and stock that such Employee may purchase under all outstanding Purchase Rights and options will be treated as stock owned by such Employee.

(d) With respect to the 423 Component, as specified by Section 423(b)(8) of the Code, an Eligible Employee may be granted Purchase Rights only if such Purchase Rights, together with any other rights granted under all Employee Stock Purchase Plans of the Company and any Related Corporations, do not permit such Eligible Employee’s rights to purchase stock of the Company or any Related Corporation to accrue at a rate which, when aggregated, exceeds US$25,000 of Fair Market Value of such stock (determined at the time such rights are granted, and which, with respect to the Plan, will be determined as of their respective Offering Dates) for each calendar year in which such rights are outstanding at any time.

(e) Officers of the Company and any Designated Company, if they are otherwise Eligible Employees, will be eligible to participate in Offerings under the Plan. Notwithstanding the foregoing, the Board may (unless prohibited by Applicable Law) provide in an Offering that Employees who are highly compensated Employees within the meaning of Section 423(b)(4)(D) of the Code will not be eligible to participate.

(f) Notwithstanding anything in this Section 5 to the contrary, in the case of an Offering under the Non-423 Component, an Eligible Employee (or group of Eligible Employees) may be excluded from participation in the Plan or an Offering if the Board has determined, in its sole discretion, that participation of such Eligible Employee(s) is not advisable or practical for any reason.

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6. Purchase Rights; Purchase Price.

(a) On each Offering Date, each Eligible Employee, pursuant to an Offering made under the Plan, will be granted a Purchase Right to purchase up to that number of shares of Common Stock purchasable either with a percentage or with a maximum dollar amount, as designated by the Board, but in either case not exceeding 15% (or such other amount as the Board may determine prior to the start of the applicable Offering) of such Employee’s earnings (as defined by the Board in each Offering) during the period that begins on the Offering Date (or such later date as the Board determines for a particular Offering) and ends on the date stated in the Offering, which date will be no later than the end of the Offering.

(b) The Board will establish one or more Purchase Dates during an Offering on which Purchase Rights granted for that Offering will be exercised and shares of Common Stock will be purchased in accordance with such Offering.

(c) In connection with each Offering made under the Plan, each Eligible Employee may purchase up to the number of shares of Common determined by the Board prior to the commencement of the Offering and the Board may specify (i) a maximum number of shares of Common Stock that may be purchased by any Participant on any Purchase Date during such Offering, (ii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants pursuant to such Offering and/or (iii) a maximum aggregate number of shares of Common Stock that may be purchased by all Participants on any Purchase Date under the Offering. If the aggregate purchase of shares of Common Stock issuable upon exercise of Purchase Rights granted under the Offering would exceed any such maximum aggregate number, then, in the absence of any Board action otherwise, a pro rata (based on each Participant’s accumulated Contributions) allocation of the shares of Common Stock (rounded down to the nearest whole share) available will be made in as nearly a uniform manner as will be practicable and equitable.

(d) The purchase price of shares of Common Stock acquired pursuant to Purchase Rights will be not less than the lesser of:

(i) an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the Offering Date; or

(ii) an amount equal to 85% of the Fair Market Value of the shares of Common Stock on the applicable Purchase Date.

7. Participation; Withdrawal; Termination.

(a) An Eligible Employee may elect to participate in an Offering and authorize payroll deductions as the means of making Contributions by completing and delivering to the Company or a Company Designee, within the time specified in the Offering, an enrollment form provided by the Company or Company Designee. The enrollment form will specify the amount of Contributions not to exceed the maximum amount specified by the Board. Each Participant’s Contributions will be credited to a bookkeeping account for such Participant under the Plan and will be deposited with the general funds of the Company except where Applicable Law requires that Contributions be deposited with a third party. If permitted in the Offering, a Participant may begin such Contributions with the first payroll occurring on or after the Offering Date (or, in the case of a payroll date that occurs after the end of the prior Offering but before the Offering Date of the next new Offering, Contributions from such payroll will be included in the new Offering). If permitted in the Offering, a Participant may thereafter reduce (including to zero) or increase his or her Contributions. If required under Applicable Law or if specifically provided in the Offering, in addition to or instead of making Contributions by payroll deductions, a Participant may make Contributions through payment by cash, check or wire transfer prior to a Purchase Date.

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(b) During an Offering, a Participant may cease making Contributions and withdraw from the Offering by delivering to the Company or a Company Designee a withdrawal form provided by the Company. The Company may impose a deadline before a Purchase Date for withdrawing. Upon such withdrawal, such Participant’s Purchase Right in that Offering will immediately terminate and the Company will distribute as soon as practicable to such Participant all of his or her accumulated but unused Contributions and such Participant’s Purchase Right in that Offering shall thereupon terminate. A Participant’s withdrawal from that Offering will have no effect upon his or her eligibility to participate in any other Offerings under the Plan, but such Participant will be required to deliver a new enrollment form to participate in subsequent Offerings.

(c) Unless otherwise required by Applicable Law, Purchase Rights granted pursuant to any Offering under the Plan will terminate immediately if the Participant either (i) is no longer an Employee for any reason or for no reason (subject to any post-employment participation period required by Applicable Law) or (ii) is otherwise no longer eligible to participate. The Company will distribute as soon as practicable to such individual all of his or her accumulated but unused Contributions.

(d) Unless otherwise determined by the Board, a Participant whose employment transfers or whose employment terminates with an immediate rehire (with no break in service) by or between the Company and a Designated Company or between Designated Companies will not be treated as having terminated employment for purposes of participating in the Plan or an Offering; however, if a Participant transfers from an Offering under the 423 Component to an Offering under the Non-423 Component, the exercise of the Participant’s Purchase Right will be qualified under the 423 Component only to the extent such exercise complies with Section 423 of the Code. If a Participant transfers from an Offering under the Non-423 Component to an Offering under the 423 Component, the exercise of the Purchase Right will remain non-qualified under the Non-423 Component. The Board may establish different and additional rules governing transfers between separate Offerings within the 423 Component and between Offerings under the 423 Component and Offerings under the Non-423 Component.

(e) During a Participant’s lifetime, Purchase Rights will be exercisable only by such Participant. Purchase Rights are not transferable by a Participant, except by will, by the laws of descent and distribution, or, if permitted by the Company, by a beneficiary designation as described in Section 10.

(f) Unless otherwise specified in the Offering or as required by Applicable Law, the Company will have no obligation to pay interest on Contributions.

8. Exercise of Purchase Rights.

(a) On each Purchase Date, each Participant’s accumulated Contributions will be applied to the purchase of shares of Common Stock, up to the maximum number of shares of Common Stock permitted by the Plan and the applicable Offering, at the purchase price specified in the Offering. No fractional shares will be issued unless specifically provided for in the Offering.

(b) Unless otherwise provided in the Offering, if any amount of accumulated Contributions remains in a Participant’s account after the purchase of shares of Common Stock on the final Purchase Date of an Offering, then such remaining amount will not roll over to the next Offering and will instead be distributed in full to such Participant after the final Purchase Date of such Offering without interest (unless otherwise required by Applicable Law).

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(c) No Purchase Rights may be exercised to any extent unless the shares of Common Stock to be issued upon such exercise under the Plan are covered by an effective registration statement pursuant to the Securities Act and the Plan is in material compliance with all applicable U.S. federal and state, foreign and other securities, exchange control and other laws applicable to the Plan. If on a Purchase Date the shares of Common Stock are not so registered or the Plan is not in such compliance, no Purchase Rights will be exercised on such Purchase Date, and the Purchase Date will be delayed until the shares of Common Stock are subject to such an effective registration statement and the Plan is in material compliance, except that the Purchase Date will in no event be more than 27 months from the Offering Date. If, on the Purchase Date, as delayed to the maximum extent permissible, the shares of Common Stock are not registered and the Plan is not in material compliance with all Applicable Laws, as determined by the Company in its sole discretion, no Purchase Rights will be exercised and all accumulated but unused Contributions will be distributed to the Participants without interest (unless the payment of interest is otherwise required by Applicable Law).

9. Covenants of the Company.

The Company will seek to obtain from each U.S. federal or state, foreign or other regulatory commission, agency or other Governmental Body having jurisdiction over the Plan such authority as may be required to grant Purchase Rights and issue and sell shares of Common Stock thereunder unless the Company determines, in its sole discretion, that doing so is not practical or would cause the Company to incur costs that are unreasonable. If, after commercially reasonable efforts, the Company is unable to obtain the authority that counsel for the Company deems necessary for the grant of Purchase Rights or the lawful issuance and sale of Common Stock under the Plan, and at a commercially reasonable cost, the Company will be relieved from any liability for failure to grant Purchase Rights and/or to issue and sell Common Stock upon exercise of such Purchase Rights.

10. Designation of Beneficiary.

(a) The Company may, but is not obligated to, permit a Participant to submit a form designating a beneficiary who will receive any shares of Common Stock and/or Contributions from the Participant’s account under the Plan if the Participant dies before such shares and/or Contributions are delivered to the Participant. The Company may, but is not obligated to, permit the Participant to change such designation of beneficiary. Any such designation and/or change must be on a form approved by the Company.

(b) If a Participant dies, and in the absence of a valid beneficiary designation, the Company will deliver any shares of Common Stock and/or Contributions to the executor or administrator of the estate of the Participant. If no executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares of Common Stock and/or Contributions, without interest (unless the payment of interest is otherwise required by Applicable Law), to the Participant’s spouse, dependents or relatives, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

11. Adjustments Upon Changes in Common Stock; Corporate Transactions.

(a) In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities by which the share reserve is to increase automatically each year pursuant to Section 3(a), (iii) the class(es) and number of securities subject to, and the purchase price applicable to outstanding Offerings and Purchase Rights and (iv) the class(es) and number of securities that are the subject of the purchase limits under each ongoing Offering. The Board will make these adjustments, and its determination will be final, binding and conclusive.

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(b) In the event of a Corporate Transaction, then: (i) any surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) may assume or continue outstanding Purchase Rights or may substitute similar rights (including a right to acquire the same consideration paid to the stockholders in the Corporate Transaction) for outstanding Purchase Rights, or (ii) if any surviving or acquiring corporation (or its parent company) does not assume or continue such Purchase Rights or does not substitute similar rights for such Purchase Rights, then (A) the Participants’ accumulated Contributions will be used to purchase shares of Common Stock (rounded down to the nearest whole share) within ten business days (or such other period specified by the Board) prior to the Corporate Transaction under the outstanding Purchase Rights, and the Purchase Rights will terminate immediately after such purchase, or (B) the Board, in its discretion, may terminate any outstanding Offerings, cancel the outstanding Purchase Rights and refund the Participants’ accumulated Contributions.

12. Amendment, Termination or Suspension of the Plan.

(a) The Board may amend the Plan at any time in any respect the Board deems necessary or advisable. However, except as provided in Section 11(a) relating to Capitalization Adjustments, stockholder approval will be required for any amendment of the Plan for which stockholder approval is required by Applicable Law.

(b) The Board may suspend or terminate the Plan at any time. No Purchase Rights may be granted under the Plan while the Plan is suspended or after it is terminated.

Any benefits, privileges, entitlements and obligations under any outstanding Purchase Rights granted before an amendment, suspension or termination of the Plan will not be materially impaired by any such amendment, suspension or termination except (i) with the consent of the person to whom such Purchase Rights were granted, (ii) as necessary to facilitate compliance with any laws, listing requirements, or governmental regulations (including, without limitation, the provisions of Section 423 of the Code and the regulations and other interpretive guidance issued thereunder relating to Employee Stock Purchase Plans) including without limitation any such regulations or other guidance that may be issued or amended after the date the Plan is adopted by the Board, or (iii) as necessary to obtain or maintain favorable tax, listing, or regulatory treatment. To be clear, the Board may amend outstanding Purchase Rights without a Participant’s consent if such amendment is necessary to ensure that the Purchase Right and/or the Plan complies with the requirements of Section 423 of the Code with respect to the 423 Component or with respect to other Applicable Laws. Notwithstanding anything in the Plan or any Offering Document to the contrary, the Board will be entitled to: (i) establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars; (ii) permit Contributions in excess of the amount designated by a Participant in order to adjust for mistakes in the Company’s processing of properly completed Contribution elections; (iii) establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Contributions; (iv) amend any outstanding Purchase Rights or clarify any ambiguities regarding the terms of any Offering to enable the Purchase Rights to qualify under and/or comply with Section 423 of the Code with respect to the 423 Component; and (v) establish other limitations or procedures as the Board determines in its sole discretion advisable that are consistent with the Plan. The actions of the Board pursuant to this paragraph will not be considered to alter or impair any Purchase Rights granted under an Offering as they are part of the initial terms of each Offering and the Purchase Rights granted under each Offering.

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13. Tax Qualification; Tax Withholding.

(a) Although the Company may endeavor to (i) qualify a Purchase Right for special tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment, the Company makes no representation to that effect and expressly disavows any covenant to maintain special or to avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan. The Company will be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants.

(b) Each Participant will make arrangements, satisfactory to the Company and any applicable Related Corporation, to enable the Company or the Related Corporation to fulfill any withholding obligation for Tax-Related Items. Without limitation to the foregoing, in the Company’s sole discretion and subject to Applicable Law, such withholding obligation may be satisfied in whole or in part by (i) withholding from the Participant’s salary or any other cash payment due to the Participant from the Company or a Related Corporation; (ii) withholding from the proceeds of the sale of shares of Common Stock acquired under the Plan, either through a voluntary sale or a mandatory sale arranged by the Company; or (iii) any other method deemed acceptable by the Board. The Company shall not be required to issue any shares of Common Stock under the Plan until such obligations are satisfied.

14. Effective Date of Plan.

The Plan will become effective on the date immediately preceding the Effective Date. No Purchase Rights will be exercised unless and until the Plan has been approved by the stockholders of the Company, which approval must be within 12 months before or after the date the Plan is adopted (or if required under Section 12(a) above, materially amended) by the Board.

15. Miscellaneous Provisions.

(a) Proceeds from the sale of shares of Common Stock pursuant to Purchase Rights will constitute general funds of the Company.

(b) A Participant will not be deemed to be the holder of, or to have any of the rights of a holder with respect to, shares of Common Stock subject to Purchase Rights unless and until the Participant’s shares of Common Stock acquired upon exercise of Purchase Rights are recorded in the books of the Company (or its transfer agent).

(c) The Plan and Offering do not constitute an employment contract. Nothing in the Plan or in the Offering will in any way alter the at will nature of a Participant’s employment or amend a Participant’s employment contract, if applicable, or be deemed to create in any way whatsoever any obligation on the part of any Participant to continue in the employ of the Company or a Related Corporation or an Affiliate, or on the part of the Company, a Related Corporation or an Affiliate to continue the employment of a Participant.

(d) The provisions of the Plan will be governed by the laws of the State of Delaware without resort to that state’s conflicts of laws rules.

(e) If any particular provision of the Plan is found to be invalid or otherwise unenforceable, such provision will not affect the other provisions of the Plan, but the Plan will be construed in all respects as if such invalid provision were omitted.

(f) If any provision of the Plan does not comply with Applicable Law, such provision shall be construed in such a manner as to comply with Applicable Law.

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16. Definitions.

As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “423 Component” means the part of the Plan, which excludes the Non-423 Component, pursuant to which Purchase Rights that satisfy the requirements for an Employee Stock Purchase Plan may be granted to Eligible Employees.

(b) “Affiliate” means any entity, other than a Related Corporation, whether now or subsequently established, which is at the time of determination, a “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 promulgated under the Securities Act. The Board may determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(c) “Applicable Law” means the Code and any applicable U.S. or non-U.S. securities, federal, state, foreign, material local or municipal or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, listing rule, regulation, judicial decision, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including under the authority of any applicable self-regulating organization such as The Nasdaq Stock Market LLC, the New York Stock Exchange or the Financial Industry Regulatory Authority, Inc.).

(d) “Board” means the board of directors of the Company.

(e) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Purchase Right after the date the Plan is adopted by the Board without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other similar equity restructuring transaction, as that term is used in Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(f) “Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(g) “Committee” means a committee of one or more members of the Board to whom authority has been delegated by the Board in accordance with Section 2(c).

(h) “Common Stock” means the common stock of the Company.

(i) “Company” means Scipher Medicine Corporation, a Delaware corporation.

(j) “Contributions” means the payroll deductions and other additional payments specifically provided for in the Offering that a Participant contributes to fund the exercise of a Purchase Right. A Participant may make additional payments into his or her account if specifically provided for in the Offering, and then, only if the Participant has not already had the maximum permitted amount withheld during the Offering through payroll deductions.

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(k) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board in its sole discretion, of the consolidated assets of the Company and its subsidiaries;

(ii) a sale or other disposition of more than 50% of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(l) “Designated 423 Corporation” means any Related Corporation selected by the Board to participate in the 423 Component.

(m) “Designated Company” means any Designated Non-423 Corporation or Designated 423 Corporation, provided, however, that at any given time, a Related Corporation participating in the 423 Component shall not be a Related Corporation participating in the Non-423 Component.

(n) “Designated Non-423 Corporation” means any Related Corporation or Affiliate selected by the Board to participate in the Non-423 Component.

(o) “Director” means a member of the Board.

(p) “Effective Date” means the date upon which the Common Stock is approved for listing in The Nasdaq Stock Market LLC.

(q) “Eligible Employee” means an Employee who meets the requirements set forth in the document(s) governing the Offering for eligibility to participate in the Offering, provided that such Employee also meets the requirements for eligibility to participate set forth in the Plan.

(r) “Employee” means any person, including an Officer or Director, who is “employed” for purposes of Section 423(b)(4) of the Code by the Company or a Related Corporation, or solely with respect to the Non-423 Component, an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(s) “Employee Stock Purchase Plan” means a plan that grants Purchase Rights intended to be options issued under an “employee stock purchase plan,” as that term is defined in Section 423(b) of the Code.

(t) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder.

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(u) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in such source as the Board deems reliable. Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing sales price on the last preceding date for which such quotation exists.

(ii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith in compliance with Applicable Laws and regulations and, to the extent applicable as determined in the sole discretion of the Board, in a manner that complies with Sections 409A of the Code.

(v) “Governmental Body” means any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; (c) governmental or regulatory body, or quasi-governmental body of any nature (including any governmental division, department, administrative agency or bureau, commission, authority, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or entity and any court or other tribunal, and for the avoidance of doubt, any tax authority) or other body exercising similar powers or authority; or (d) self-regulatory organization (including The Nasdaq Stock Market LLC, the New York Stock Exchange and the Financial Industry Regulatory Authority, Inc.).

(w) “Non-423 Component” means the part of the Plan, which excludes the 423 Component, pursuant to which Purchase Rights that are not intended to satisfy the requirements for an Employee Stock Purchase Plan may be granted to Eligible Employees.

(x) “Offering” means the grant to Eligible Employees of Purchase Rights, with the exercise of those Purchase Rights automatically occurring at the end of one or more Purchase Periods. The terms and conditions of an Offering will generally be set forth in the “Offering Document” approved by the Board for that Offering.

(y) “Offering Date” means a date selected by the Board for an Offering to commence.

(z) “Officer” means a person who is an officer of the Company or a Related Corporation within the meaning of Section 16 of the Exchange Act.

(aa) “Participant” means an Eligible Employee who holds an outstanding Purchase Right.

(bb) “Plan” means this Scipher Medicine Corporation 2026 Employee Stock Purchase Plan, as amended from time to time, including both the 423 Component and the Non-423 Component.

(cc) “Purchase Date” means one or more dates during an Offering selected by the Board on which Purchase Rights will be exercised and on which purchases of shares of Common Stock will be carried out in accordance with such Offering.

(dd) “Purchase Period” means a period of time specified within an Offering, generally beginning on the Offering Date or on the first Trading Day following a Purchase Date, and ending on a Purchase Date. An Offering may consist of one or more Purchase Periods.

(ee) “Purchase Right” means an option to purchase shares of Common Stock granted pursuant to the Plan.

(ff) “Related Corporation” means any “parent corporation” or “subsidiary corporation” of the Company whether now or subsequently established, as those terms are defined in Sections 424(e) and (f), respectively, of the Code.

(gg) “Securities Act” means the U.S. Securities Act of 1933, as amended.

(hh) “Tax-Related Items” means any income tax, social insurance, payroll tax, fringe benefit tax, payment on account or other tax-related items arising out of or in relation to a Participant’s participation in the Plan, including, but not limited to, the exercise of a Purchase Right and the receipt of shares of Common Stock or the sale or other disposition of shares of Common Stock acquired under the Plan.

(ii) “Trading Day” means any day on which the exchange(s) or market(s) on which shares of Common Stock are listed, including but not limited to the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market, the Nasdaq Capital Market or any successors thereto, is open for trading.

[Remainder of Page Intentionally Left Blank]

12

Annex H

Special Meeting

of Chemomab Therapeutics Ltd.

Date:	December 4, 2026
See Voting Instruction On Reverse Side.

Please make your marks like this: ☒ Use dark black pencil or pen only
		For	Against	Abstain
1.	To approve and adopt the Agreement and Plan of Merger, dated as of July 7, 2026, by and among Chemomab Therapeutics Ltd. (“Chemomab Israel”), Snowdrift Parent Corporation (“Chemomab Parent”), Snowdrift Sub Corp. (“Merger Sub”), Elderwood Ltd. (“Domestication Merger Sub”) and Scipher Medicine Corporation (“Scipher”), including the merger and the other transactions contemplated thereby (the “Merger Proposal”);	☐	☐	☐

2.	To approve the domestication of Chemomab Israel by way of a merger of Domestication Merger Sub with and into Chemomab Israel, including the Domestication Merger Agreement, and certain matters related thereto (the “Domestication Merger Proposal”);	☐	☐	☐

2a.	The undersigned confirms that he, she or it is NOT (a) Chemomab Parent, Domestication Merger Sub or any person or entity holding, directly or indirectly, (i) 25% or more of the voting power of Chemomab Parent or Domestication Merger Sub or (ii) the right to appoint the chief executive officer or 25% or more of the directors of Chemomab Parent or Domestication Merger Sub, (b) a person or entity acting on behalf of Chemomab Parent, Domestication Merger Sub or a person or entity described in clause (a) above, or (c) a family member of, or an entity controlled by Chemomab Parent, Domestication Merger Sub or any of the foregoing (each, a “Parent Affiliate”). Check this box “YES” to confirm that you are NOT a Parent Affiliate. Otherwise, check the box “NO” if you are a Parent Affiliate.	Yes ☐	No ☐

3.	To approve, for purposes of Nasdaq Listing Rules 5635(d) and 5635(c), the issuance of shares of Chemomab Parent Common Stock and accompanying warrants in the Concurrent PIPE Investment, in an amount that would yield aggregate gross proceeds of at least $30,000,000 and up to $50,000,000 (the “Nasdaq Stock Issuance Proposal”);	☐	☐	☐

4.	To elect, effective as of the closing of the Merger, the following persons to the Chemomab Parent board of directors (the “Directors Proposal”):	☐	☐	☐

4a.	Brett Blackman, Ph.D.	☐	☐	☐

4b.	Stefan Krieglstein, MS	☐	☐	☐

4c.	Joseph Loscalzo, Ph.D., M.D.	☐	☐	☐

4d.	Reginald Seeto, M.B.B.S.	☐	☐	☐

4e.	Adi Mor, Ph.D.	☐	☐	☐

5.	To approve the Scipher Medicine Corporation 2026 Equity Incentive Plan (the “Equity Incentive Plan Proposal”).	☐	☐	☐

6.	To approve the Scipher Medicine Corporation 2026 Equity Incentive Plan (the “Equity Incentive Plan Proposal”).	☐	☐	☐

Authorized Signatures - This section must be

completed for your instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

↑ Please separate carefully at the perforation and return just this portion in the envelope provided. ↑

Special Meeting of Chemomab Therapeutics Ltd.

to be held on December 4, 2026

For Holders as of October 29, 2026

MAIL

●	Mark, sign and date your Voting Instruction Form.
●	Detach your Voting Instruction Form.
●	Return your Voting Instruction Form in the postage-paid envelope provided.

All votes must be received no later than 11:59 p.m. (EDT) on December 3, 2026.

PROXY TABULATOR FOR
CHEMOMAB THERAPEUTICS LTD.
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

Copyright © 2025 Mediant Communications Inc. All Rights Reserved

Chemomab Therapeutics Ltd.

Instructions to The Bank of New York Mellon, as Depositary

Must be received no later than 11:59 p.m. (EDT) on December 3, 2026

The undersigned registered owner of American Depositary Shares hereby requests and instructs The Bank of New York Mellon, as Depositary, to endeavor, insofar as practicable, to vote or cause to be voted the amount of Ordinary Shares or other Deposited Securities represented by such American Depositary Shares of Chemomab Therapeutics Ltd. registered in the name of the undersigned on the books of the Depositary as of the close of business on October 29, 2026 at the Special Meeting of the Shareholders of Chemomab Therapeutics Ltd. to be held on December 4, 2026, or any postponement or adjournment thereof in respect of the resolutions specified on the reverse.

NOTES:

1.	Please direct the Depositary how it is to vote by placing an “X” in the appropriate box opposite each agenda item.

PROXY TABULATOR FOR CHEMOMAB THERAPEUTICS LTD. P.O. BOX 8016 CARY, NC 27512-9903